As filed with the Securities and Exchange Commission on June 24, 2005

Registration No. 333-[_________]

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

ACE SECURITIES CORP.

(Exact name of registrant as specified in its charter)

Delaware	56-2088493
(State or Other Jurisdiction of Incorporation or Organization	(I.R.S. Employer Identification No.)

6525 Morrison Boulevard - Suite 318

Charlotte, North Carolina 28211

(704) 365-0569

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Evelyn Echevarria

ACE Securities Corp.

6525 Morrison Boulevard - Suite 318

Charlotte, North Carolina 28211

(704) 365-0569

(Name, address, including zip code and telephone number,

including area code, of agent for service)

Copy to:

Reed D. Auerbach

McKee Nelson LLP

5 Times Square, 35th Floor

New York, New York 10036

(917) 777-4200

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Aggregate Price Per Unit (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Notes and Certificates	$1,000,000	100%	$1,000,000	$117.70

(1) The securities are also being registered for the purpose of market making.

(2) Estimated solely for the purpose of calculating the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains eight base Prospectuses (each, a “Prospectus”) relating to the offering of one or more series of securities each of which will include one or more classes of certificates and/or one or more classes of notes.

The first Prospectus (the “Automobile and Boat Prospectus”) contemplates the securitization of assets which may include (1) (a) certain new and used boat, boat motor, jet ski and wave runner receivables or (b) asset backed certificates or notes, each representing an interest in a trust fund consisting of a pool of such receivables and (2) (a) certain new and used automobile, recreational vehicle, including motor homes, campers, motorcycles, all terrain vehicles, and snow mobiles, van, truck, bus and trailer receivables or (b) asset backed certificates or notes, each representing an interest in a trust fund consisting of a pool of such receivables.

The second Prospectus (the “Automobile Prospectus”) contemplates the securitization of assets which may include (1) certain new and used automobile, recreational vehicle, including motor homes, campers, motorcycles, all terrain vehicles, and snow mobiles, van, truck, bus and trailer receivables or (2) asset backed certificates or notes, each representing an interest in a trust fund consisting of a pool of such receivables.

The third Prospectus (the “Boat Prospectus”) contemplates the securitization of assets which may include (1) certain new and used boat, boat motor, jet ski and wave runner receivables or (2) asset backed certificates or notes, each representing an interest in a trust fund consisting of a pool of such receivables.

The fourth Prospectus (the “Mortgage Prospectus #1”) contemplates the securitization of assets which may include (1) one or more mortgage pools, containing (A) mortgage loans secured by residential, cooperative and multifamily properties and (B) certain conventional mortgage pass-through notes or certificates issued by one or more trusts established by one or more private entities or (2) one or more contract pools containing manufactured housing conditional sales contracts and installment loan agreements or participation certificates representing participation interests in such contracts.

The fifth Prospectus (the “Mortgage Prospectus #2”) contemplates the securitization of assets which may include one or more mortgage pools, containing (A) mortgage loans secured by residential, cooperative and multifamily properties and (B) certain conventional mortgage pass-through notes or certificates issued by one or more trusts established by one or more private entities.

The sixth Prospectus (the “Mortgage Prospectus #3”) contemplates the securitization of assets which may include one or more mortgage pools, containing (A) manufactured housing conditional sales contracts and installment loan agreements or participation certificates representing participation interests in such contracts and (B) certain conventional mortgage pass-through notes or certificates issued by one or more trusts established by one or more private entities.

The seventh Prospectus (the “Mortgage Prospectus #4”) contemplates the securitization of assets which may include one or more mortgage pools, containing (A) mortgage loans secured by commercial properties, multifamily properties, mixed-use residential and commercial properties or unimproved land and (B) certain conventional mortgage pass-through notes or certificates issued by one or more trusts established by one or more private entities.

The eighth Prospectus (the “Equipment Prospectus”) contemplates the securitization of assets that may include a pool of receivables arising from time to time in the ordinary course of business in one or more designated portfolios of equipment receivables.

This Registration Statement also contains three forms of prospectus supplement with respect to the Automobile and Boat Prospectus, three forms of prospectus supplement with respect to the Automobile Prospectus, three forms of prospectus supplement with respect to the Boat Prospectus, two forms of prospectus supplement with respect to the Mortgage Prospectus #1, two forms of prospectus supplement with respect to Mortgage Prospectus #2, two forms of prospectus supplement with respect to Mortgage Prospectus #3, two forms of prospectus supplement with respect to Mortgage Prospectus #4 and one form of prospectus supplement with respect to the Equipment Prospectus.

SUBJECT TO COMPLETION, DATED JUNE 24, 2005

PROSPECTUS SUPPLEMENT (to prospectus dated [            ])

$[                  ] (Approximate)

ACE SECURITIES CORP.

[                ] Trust

[            ] AUTO AND BOAT RECEIVABLES OWNER TRUST [     ]-[  ]

$[        ] [  ]% ASSET BACKED NOTES, CLASS A-1

$[        ] [  ]% ASSET BACKED NOTES, CLASS A-2

[               ]

Consider carefully the risk factors beginning on page S-[      ] of this prospectus supplement and on page [  ] of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the index of defined terms beginning on page S-[     ] of this prospectus supplement and on page [      ] of the prospectus.

The notes will represent interests in the trust fund only and will not represent interests in or obligations of any other entity.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

Seller and Servicer

The notes will be issued by a trust.  The sources for payment of the notes are a pool of non-prime auto and boat loans held by the issuing trust, cash held by the issuing trust and, in the case of the class A-1 notes and class A-2 notes, a financial guaranty insurance policy issued by [           ].

We are only offering to you the class A-1 notes and class A-2 notes.  The class B notes are subordinated to the class A notes to the extent described in this prospectus supplement.  Interest and principal on the notes are scheduled to be paid monthly, on the [  ]th day of the month.  The first scheduled payment date is [                        ].

Deutsche Bank Securities Inc. is purchasing the class A-1 notes from the issuing trust at approximately [   ]% of the principal amount of the class A-1 notes plus accrued interest from [     ], [      ] and the class A-2 notes at approximately [     ]% of the principal amount of the class A-2 notes plus accrued interest from [                ].  Deutsche Bank Securities Inc. is offering the class A-1 notes and class A-2 notes from time to time in negotiated transactions or at varying prices which will be determined at the time of sale.  The aggregate proceeds to the issuing trust, before deducting expenses payable by or on behalf of the issuing trust estimated at $[     ], will be $[     ].

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is accurate or complete. Any representation to the contrary is a criminal offense.

Underwriter: Deutsche Bank Securities Inc. The date of this prospectus supplement is [ ]

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Important Notice About Information Presented in this

Prospectus Supplement and the Accompanying Prospectus:

We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes, and (2) this prospectus supplement, which describes the specific terms of your notes.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

____________________________

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

____________________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

Prospectus Supplement	Prospectus

Summary of Terms

40

Risk Factors

40

The Seller and the Servicer

40

The Trust

40

Trust Property

40

The Seller’s Automobile

and Boat Financing

Program

40

The Backup Servicer

40

The Receivables

40

Yield Considerations

40

Use of Proceeds

40

The Insurer

40

Incorporation of Certain

Documents by

Reference

40

The Notes

40

Description of the Transaction

Documents

40

The Policy

40

Material Federal Income Tax

Consequences

40

Certain State Tax

Consequences

40

ERISA Considerations

75

Ratings

76

Underwriting

77

Experts

77

Legal Matters

77

Glossary

79

Index of Terms

83

Risk Factors

34

The Trusts

34

The Trustee

34

The Receivables Pools

34

The Collateral Certificates

34

The Government Securities

34

Weighed Average Life of the Securities

34

Pool Factors and Trading Information

34

The Seller and the Servicer

34

Use of Proceeds

34

Description of the Notes

34

Description of the Certificates

Certain Information Regarding the

Securities

Description of the Transfer and Servicing Agreements

Certain Matters Regarding the Servicer

Certain Legal Aspects of the

Receivables

Material Federal Income Tax

Consequences

State and local Tax Consequences

ERISA Considerations

Plan of Distribution

Legal Matters

Prospectus Supplement

Reports to Securityholders

Available Information

Incorporation of Certain Documents
by Reference

Index of Terms

Annex I - Global Clearance, Settlement and Documentation Procedures

Summary of Terms

*

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the notes, it is necessary that you read carefully this entire prospectus supplement and accompanying prospectus.

*

While this summary contains an overview of certain calculations, cash flow priorities, and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

Parties

The Trust

[   ] Auto and Boat Receivables Owner Trust [    ]-[  ] is a Delaware business trust.  The trust will issue the notes and be liable for their payment.  The issuing trust’s principal asset will be a pool of auto and boat loans.

Seller and Servicer

[            ] is a [          ] corporation.  It will sell the auto and boat loans to ACE Securities Corp. [          ] will also service the auto and boat loans held by the issuing trust.

Company

ACE Securities Corp. is a special purpose Delaware corporation.  Neither Deutsche Bank Securities Inc. nor any of its affiliates has guaranteed, will guarantee or is or will be otherwise obligated with respect to any notes.

The Insurer

[          ] is a [          ] financial guaranty insurance company. [          ] will issue a policy, which will guarantee the payment of timely interest and principal due on the class A-1 notes and class A-2 notes but only as set forth in the section of this prospectus supplement titled “The Policy.”

The Owner Trustee

[          ] is a [          ]. [          ] will be the owner trustee.

The Indenture Trustee

[          ] is a [          ]. [          ] will be the indenture trustee and the backup servicer.

Dates

Initial Cutoff Date

*

[          ].  The issuing trust will receive payments due on, or received with respect to, the auto and boat loans after this date.

Closing Date

*

On or about [          ].

Description of the Securities

The issuing trust will issue three classes of asset backed notes.  The class A-1 notes will be designated as the “Class A-1 Notes” and the class A-2 notes will be designated as the “Class A-2 Notes”.  The Class A-1 Notes together with the Class A-2 Notes will be designated as the “Class A Notes”. The class B notes will be designated as the “Class B Notes.” Only the Class A Notes are offered to you pursuant to this prospectus supplement.  Any information in this prospectus supplement relating to the Class B Notes is presented solely to provide you with a better understanding of the Class A Notes.

Each of the Class A-1 Notes and Class A-2 Notes will have the initial principal amount and the interest rate set forth in the following table. The dates on which the final payment of principal and interest on each of the Class A-1 Notes and Class A-2 Notes is scheduled to be made are also set forth in the following table.

Class	Initial Note Principal Balance	Interest Rate	Final Schedule Payment Date

A-1	$ [ ]	[ ]%	[ ]
A-2	$ [ ]	[ ]%	[ ]

The Class A Notes will initially be issued in book-entry form only. The Class A Notes will be issued in minimum denominations of $1,000 and multiples of $1,000 in excess of $1,000.

You may hold your Class A Notes through The Depository Trust Company in the United States.

The notes will be secured solely by the pool of non-prime auto and boat loans and the other assets of the issuing trust which are described under the section entitled “The Trust Property.”

A collection period means, with respect to a payment date, the calendar month prior to the month in which the payment date occurs.

The Class A-2 Notes will not receive any payment of principal on a payment date until the full amount of the Class A-1 Notes principal has been paid in full.  On each payment date, the Class B Notes will not receive any payment of interest or principal until all amounts due the Class A Notes on the payment date have been paid in full.

Payment Dates

*

The payment date will be the [  ]th day of each month, or, if that day is not a business day, on the next succeeding business day. The first payment date will be [          ].

*

The record date for all payment dates is the [   ]th day of each month, or, if that day is not a business day, on the prior business day.

Interest

*

In the case of the first payment date, interest will accrue from [          ] through and excluding the first payment date of [          ]. For any subsequent payment interest will accrue on the Class A Notes during the month preceding each payment date. Interest on the notes will be calculated on a “30/360” basis.

Principal

*

Prior to achieving a required level of overcollateralization, the amount of principal available to be distributed to the Class A Notes is generally equal to (1) the amount of collections on the auto and boat loan pool allocable to principal during the prior calendar month plus any losses recognized on the auto and boat loan pool during the prior calendar month and (2) a specified amount of excess interest received on the auto and boat loan pool during the prior calendar month, after paying specific expenses of the trust, interest on the Class A Notes and funding the reserve account to the required level, necessary to achieve the required level of overcollateralization.

*

Once the required level of overcollateralization has been reached, the amount of principal available to be distributed to the Class A Notes will be equal to (1) the amount of collections on the auto and boat loan pool allocable to principal during the prior calendar month plus any losses recognized on the auto and boat loan pool during the prior calendar month less (2) the excess of (a) the amount of overcollateralization on the payment date less (b) the required level of overcollateralization on the payment date.  Additionally, once the required level of overcollateralization has been reached, excess interest will no longer be used to create any further overcollateralization.

*

Principal distributable to the Class A Notes will be distributed first to the Class A-1 Notes until its principal balance is reduced to zero and then will be distributed to the Class A-2 Notes until its principal balance has been reduced to zero.

*

In addition, the outstanding principal amount of the Class A-1 Notes and the Class A-2 Notes, to the extent not previously paid, will be payable on the final scheduled payment date of the related class of notes.

The Trust Assets

The issuing trust’s assets will include:

*

non-prime motor vehicle and boat retail installment sale contracts secured by:  1) new and used automobiles and light-duty trucks; and 2) new and used boats, boat motors, jet skis and/or waverunners;

*

monies due on, or received under the receivables, after [          ];

*

an assignment of the security interests in the vehicles securing the auto and boat loan pool;

*

the related files;

*

all rights to proceeds from claims on physical damage, credit life and disability insurance policies covering the vehicles or the obligors;

*

all rights to liquidation proceeds with respect to the auto and boat loan pool;

*

an assignment of the rights of ACE Securities Corp. under a receivables purchase agreement with [          ];

*

an assignment of the rights of [          ] against dealers under agreements between [          ] and these dealers;

*

specific bank accounts;

*

all proceeds of the foregoing; and

*

particular rights under the principal transaction documents for this offering.

The Auto Loan Pool

The auto and boat loans consist of non-prime motor vehicle and boat retail installment sale contracts originated by dealers and then acquired by [          ] pursuant to its contract acquisition program. [The motor vehicle and boat retail installment sale contracts consist primarily of contracts with individuals with less than perfect credit due to various factors. These factors include the manner in which the individuals have handled previous credit, the limited extent of their prior credit history and/or their limited financial resources.]

Statistical Information

The statistical information in this prospectus supplement is based on the auto and boat loans in the pool as of [          ].  It is expected that the composition and characteristics of the pool of auto and boat loans on the closing date will be similar to the information set forth in this prospectus supplement. However, some auto and boat loans in the pool may be excluded on the closing date as a result of administrative considerations. [          ] does not believe that the characteristics of the auto and boat loans included in the trust on the closing date in the aggregate will differ materially from the information set forth in this prospectus supplement.

*

As of [          ] the auto and boat loans in the pool have:

*

an aggregate principal balance of $[          ];

*

a weighted average annual percentage rate of approximately [          ]%;

*

a weighted average original term to scheduled maturity of approximately 60 months;

*

a weighted average remaining term to scheduled maturity of approximately [  ] months; and

*

a remaining term to scheduled maturity of not more than 72 months and not less than [          ] months.

Pre-Funding Feature

Approximately $[          ] of the proceeds of the notes will be held by [          ]in an account which is formed solely to hold this money, and used to purchase additional auto and boat loans with the prior written consent of [          ] in each case. The issuing trust will purchase from ACE Securities Corp. additional non-prime auto and boat loans from time to time on or before [          ], [          ], from funds on deposit in this account. The obligation of ACE Securities Corp. to sell additional auto and boat loans to the trust is conditioned on these loans having been sold to ACE Securities Corp. from [          ].

The auto and boat loans acquired by the issuing trust during the period between the day of the closing and [          ], will also be originated or acquired by [          ]. The characteristics of the subsequently-acquired auto and boat loans are not expected to differ to any great extent from the auto and boat loans acquired by the issuing trust on the day of the closing.

The Insurance Policy

On the day of the closing, [          ] will issue a financial guaranty insurance policy for the benefit of the Class A noteholders. Pursuant to this policy, [          ] will unconditionally and irrevocably guarantee the payments of interest and principal for each payment date with respect to the Class A Notes required to be made during the term of the policy, subject to the further provisions of the policy as described in this prospectus supplement. The Class B Notes do not have the benefit of the policy.

Optional Redemption

The notes, if still outstanding, may be redeemed in whole, but not in part, on any payment date on which [          ] exercises its “clean-up call” option to purchase the auto and boat loan pool. This can only occur after the pool balance declines to 10% or less of the original pool balance. [          ]’s exercise of the “clean-up call” is also subject to the satisfaction of particular conditions, including obtaining the prior written consent, in some circumstances, of [          ] The redemption price is equal to the unpaid principal amount of the notes plus accrued and unpaid interest on the notes.

Mandatory Redemption

If Pre-Funding Account Is Not Depleted

Each of the Class A-1 Notes and Class A-2 Notes will be redeemed in part on a pro rata basis if any portion of the $[          ] deposited in a segregated pre-funding account with [          ]remains on deposit in that account on [          ], or prior to this date if the amount remaining in the account is less than $100,000, provided, however if the amount remaining in the pre-funding account is less than $100,000, only the Class A-1 Notes will be redeemed.

Upon Event Of Default

The notes may be accelerated and subject to immediate payment at par upon the occurrence of an event of default under the indenture. So long as [          ] is not in default, the power to declare an event of default will be held by [          ].  In the case of an event of default, the notes will automatically be accelerated and subject to immediate payment at par. The policy issued by [          ] does not guarantee payment of any amounts that become due on an accelerated basis, unless [          ] elects, in its sole discretion, to pay the amounts in whole or in part.

Rating Of The Notes

The Class A Notes must receive at least the following ratings from [          ] and [          ] in order to be issued.

Rating
Class	___	______

A-1
A-2

Tax Status

McKee Nelson LLP, special federal tax counsel, will deliver an opinion of counsel that, for federal income tax purposes, the Class A Notes will be treated as indebtedness and the trust will not be an association, or publicly traded partnership, taxable as a corporation. Each noteholder, by accepting a Class A Note, will agree to treat the notes as indebtedness.

ERISA Consideration

Subject to particular considerations discussed in this prospectus supplement under “ERISA Considerations,” the Class A Notes are eligible for purchase by employee benefit plans.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates.

The information relating to the auto and boat loans may not reflect actual experience.

There can be no assurance that the net loss experience calculated and presented in this prospectus supplement by [       ] with respect to its portfolio of serviced contracts will reflect actual experience with respect to the auto and boat loans included in the issuing trust. In addition, there can be no assurance that the future delinquency or loan loss experience of the servicer with respect to the auto and boat loans will be better or worse than that set forth in this prospectus supplement with respect to [       ]’s servicing portfolio.

The [ ] finance program and the nature of obligors may increase the risk of delinquencies and losses.

[       ]generally originated by automobile and boat dealers for sale and assignment to [       ]. [       ] purchases retail automobile and boat installment sale contracts which may not meet the credit standards of traditional primary lenders. As a result, the underwriting standards applied by [       ] are not as stringent as those of the finance companies of motor vehicle and boat manufacturers or other financial institutions. The [       ] finance program focuses on the non-prime market, including borrowers with sub-standard credit profiles who may not be able to receive financing from more traditional sources. The borrowers may have had credit problems in the past, including prior delinquencies, repossessions, bankruptcy filings or charge-offs by other credit companies. Accordingly, borrowers may have greater difficulty or be less likely to make their scheduled payments. The number of delinquencies and losses on the auto and boat loans is expected to be higher than would be the case with lower risk borrowers. Due to the credit quality of these borrowers, the auto and boat loans have been originated with higher annual percentage interest rates than more traditional lenders charge lower risk borrowers. Any increase in losses on the auto and boat loans will result in accelerated prepayments on the Class A Notes. Any reinvestment risks associated with prepayment will be borne by the noteholders. Additionally, if [       ], as the security insurer, defaults under the policy, you will bear the risk of loss on the auto and boat loans. You are urged to consider the credit quality of the auto and boat loans when analyzing an investment in the notes.

A change in servicer may adversely affect collections on the auto and boat loans.

[       ] believes that its credit loss and delinquency experience reflect in part its trained staff and collection procedures. If a servicer termination event occurs under the sale and servicing agreement and [       ] is removed as servicer, or if [       ] resigns or is terminated as servicer, the backup servicer has agreed to assume the obligations of successor servicer. Typically, a change in servicers results in a temporary disruption of servicing. There can be no assurance, however, that collections with respect to the auto and boat loans will not be adversely affected by any change in servicer.

The issuing trust has only limited assets.

The sole sources for repayment of the notes are payments on the auto and boat loans, amounts on deposit in the pre-funding account, other cash accounts held by [       ], proceeds from the repossession and sale of related financed vehicles that secure defaulted auto and boat loans and payments made under the insurance policy.  The receivables are not insured or guaranteed by any person.  The notes represent obligations of the trust and will not be insured or guaranteed by any entity.  The money in the pre-funding account will be used solely to purchase additional auto and boat loans or, in limited circumstances, redeem a portion of the Class A Notes and is not available to cover losses on the auto and boat loan pool. The capitalized interest account is designed to cover obligations of the issuing trust relating to the portion of its assets not invested in auto and boat loans and is not designed to provide protection against losses on the auto and boat loan pool. Although the insurance policy will be available to cover shortfalls in distributions of the payments due on the Class A Notes, pursuant to, and in accordance with, the insurance policy, the issuing trust will depend on current distributions on the auto and boat loan pool, including amounts otherwise payable to the Class B Notes, and amounts, if any, available in specific collateral accounts maintained for the benefit of [       ] to make payments on the Class A Notes. The Class A Notes represent limited obligations of the issuing trust, and the Class A Notes will not be insured or guaranteed by [       ], ACE Securities Corp., [       ]or any other person or entity. If [       ] has not perfected security interests in the related financed vehicles, its ability to realize on the collateral securing the auto and boat loans may be affected and the proceeds to be distributed to the noteholders on a current basis may be reduced.

Geographic concentration of auto and boat loans may increase concentration risks.

Obligors with respect to approximately [       ]% of the auto and boat loans were located in [       ] as of [       ], [       ], based on current principal balance as of the Initial Cutoff Date and the address of the Obligor. Adverse economic conditions or other factors affecting [       ] could increase the delinquency, loan loss or repossession experience of the issuing trust with respect to the auto and boat loans.

Limited ability to resell Class A Notes.

The underwriter may assist in resales of the Class A Notes, but they are not required to do so. A secondary market for the Class A Notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Class A Notes.

The rate at which the Class A Notes will amortize cannot be predicted.

Interest on the auto and boat loans will be payable to the holders of the Class A-1 Notes and Class A-2 Notes on each payment date. This amount will equal one-twelfth of the interest rate on the note balance of the class as of the close of business on the last day of the month immediately preceding the payment date. The auto and boat loans have different APRs.

All of the auto and boat loans are prepayable at any time. The rate of prepayments on the auto and boat loans may be influenced by a variety of economic, social and other factors. These factors include the fact that a consumer obligor generally may not sell or transfer the related financed vehicle securing an auto and boat loan without the consent of [       ] unless the loan is repaid by the Obligor at the time of the sale or transfer. The rate of prepayment on the auto and boat loans may also may be influenced by the structure of the loan, the nature of the consumer obligors and the related financed vehicles and servicing decisions. In addition, under some circumstances, [       ] is obligated to purchase auto and boat loans as a result of breaches of particular representations and warranties, pursuant to the sale and servicing agreement and the receivables purchase agreement. Under some circumstances, the servicer is obligated to purchase auto and boat loans pursuant to the sale and servicing agreement as a result of specified uncured breaches of covenants by it. The servicer may also purchase all the auto and boat loans if the pool balance has declined to less than 10% of the original pool balance, subject to specified limitations in the sale and servicing agreement.

[       ] is not aware of publicly available industry statistics that set forth principal prepayment experience for motor vehicle and boat retail installment contracts similar to the auto and boat loans. None of the issuing trust, ACE Securities Corp. or [       ] make any representation as to the actual prepayment rates on the auto and boat loans. [       ], however, believes that the actual rate of prepayments will result in the Class A Notes being repaid prior to their respective final scheduled payment date. The amounts paid to noteholders will include prepayments on the auto and boat loans. The noteholders will bear all reinvestment risk resulting from the timing of payments on the notes.

Effect of litigation on [ ]’s financial condition.

Due to the consumer-oriented nature of [       ]’s industry and the application of particular laws and regulations, industry participants are regularly named as defendants in litigation alleging violations of federal and state laws and regulations and consumer law torts, including fraud. Many of these actions involve alleged violations of consumer protection laws. A significant judgment against [       ] or others within the industry could have a material adverse effect on [       ]. It could affect [       ]’s financial condition, results of operations and/or its ability to perform its obligations under the receivables purchase agreement, the sale and servicing agreement and the trust agreement.

Ratings of the Class A Notes are not guaranteed to remain in place.

A rating is not a recommendation to purchase, hold or sell notes. The ratings of the Class A Notes address the likelihood of the payment of principal and interest on the Class A Notes pursuant to their terms. There is no assurance that a rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. In the event that any ratings initially assigned to the Class A Notes are subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of [       ], no person or entity will be obligated to provide any additional credit enhancement with respect to the Class A Notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Class A Notes.

Events of default under the indenture may result in an acceleration.

Upon the occurrence of an event of default under the indenture, so long as _[       ] shall not have defaulted and the default is not continuing, [       ] as indenture trustee, will continue to submit claims under the insurance policy as necessary in accordance with the terms of the insurance policy to enable the issuing trust to continue to make payments due with respect to the Class A Notes on each payment date. However, following the occurrence of an event of default, [       ] may, at its option, elect to cause the liquidation of the assets of the issuing trust, in whole or in part, and pay all or any portion of the outstanding amount of the Class A Notes, plus accrued interest on the Class A Notes.

If the issuing trust does not use all of the money in the pre-funding account a mandatory redemption of a portion of the Class A Notes could result.

If the issuing trust has not used all of the money deposited in the pre-funding account to purchase additional auto and boat loans by [       ], [       ], then the holders of each of the Class A-1 Notes and the Class A-2 Notes will receive a pro rata prepayment of principal in an amount equal to the unused amount or if the amount remaining in the pre-funding account is less than $100,000, only the Class A-1 Notes will be redeemed. Any reinvestment risk from the mandatory redemption of a portion of the Class A Notes from the unused amount will be borne by the holders of the Class A Notes.

[ ] may not be able to originate sufficient auto and boat loans to use all moneys in the pre-funding account.

The ability of [       ] to acquire or originate sufficient additional auto and boat loans may be affected by a variety of social and economic factors including: interest rates; unemployment levels; the rate of inflation and consumer perception of economic conditions generally. If [       ] does not originate sufficient additional auto and boat loans then the money deposited in the pre-funding account will not be completely used and a mandatory redemption of a portion of the Class A Notes will result.

The Seller and the Servicer

[To be inserted]

The Trust

The issuing trust, [       ]Auto and Boat Receivables Owner Trust [       ]- [   ] (the “Trust” or the “Issuer”), is a business trust formed under the laws of the State of Delaware pursuant to the trust agreement for the transactions described in this prospectus supplement. On or about [       ] (the “Closing Date”), the Trust will issue Class A-1 [       ]% Asset Backed Notes (the “Class A-1 Notes”), Class A-2 [       ]% Asset Backed Notes (the “Class A-2 Notes”, and together with the Class A-1 Notes, the “Class A Notes”) and Class B [       ]% Asset Backed Notes (the “Class B Notes” and, together with the Class A Notes, the “Notes.”) The Class A-1 Notes will have an aggregate original principal amount of $[       ], the Class A-2 Notes will have an aggregate original principal amount of $[       ] and the Class B Notes will have an aggregate original principal amount of $[       ]. Only the Class A Notes are offered to you pursuant to this prospectus supplement. Any information in this prospectus supplement relating to the Class B Notes is presented solely to provide you with a better understanding of the Class A Notes. On the Closing Date, the Trust will also issue an Asset Backed Certificate (the “Certificate”) which represents the equity ownership in the trust and is subordinate in right of payment to the Notes. The Certificate is not being offered by this prospectus supplement.

After its formation, the Trust will not engage in any activity other than

*

acquiring, holding and managing motor vehicle and boat retail installment sales contracts secured by new and used automobiles, recreational vehicles, including motor homes, campers, boats, boat motors, motorcycles, jet skis, waverunners, all-terrain-vehicles and snowmobiles, vans trucks, buses and trailers financed by  these motor vehicle retail installment sales contracts (the “Receivables”) and the other assets of the Trust and proceeds from the Trust,

*

issuing the Notes and the Certificate,

*

making payments on the Notes, and

*

engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to the foregoing or connected with the foregoing.

The proceeds from the initial sale of the Notes will be used by the Trust to purchase the Initial Receivables from the Company pursuant to the Sale and Servicing Agreement and to fund deposits in the Pre-Funding Account and the Capitalized Interest Account. The Servicer will service the Receivables pursuant to the Sale and Servicing Agreement and will be compensated for acting as Servicer. See “Description of the Transaction Documents—Servicing Compensation” in this prospectus supplement.

The Trust’s principal offices are located in Wilmington, Delaware, in care of [       ], as Owner Trustee, at the address listed below under “—The Owner Trustee.”

Capitalization of the Trust

The following table illustrates the capitalization of the Trust as of the Initial Cutoff Date, as if the issuance and sale of the Notes had taken place on this date:

Class A-1 Notes	$[ ]
Class A-2 Notes	$[ ]
Class B Notes	$[ ]
Total	$[ ]

The Owner Trustee

[       ], the Owner Trustee (the “Owner Trustee”) under the Trust Agreement dated as of [       ], as amended as of [       ] among the Seller, the Company and the Owner Trustee (the “Trust Agreement”) is a [       ] and its principal offices are located at [       ]. The Owner Trustee will perform limited administrative functions under the Trust Agreement. The Owner Trustee’s liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Sale and Servicing Agreement.

The Indenture Trustee

[       ] will be the Indenture Trustee under the Indenture dated as of [       ]among the Trust and the Indenture Trustee (the “Indenture”). [       ] is a [       ], the corporate trust office of which is located at [       ].

Trust Property

Each Note represents a limited obligation of the Trust secured by the property of the Trust (the “Trust Property”). The Trust Property will include, among other things, the following:

*

non-prime motor vehicle and boat retail installment sale contracts (the “Initial Receivables”) secured by:  1) new and used automobiles and light-duty trucks (the “Initial Financed Automobiles”); and 2) new and used boats, boat motors, jet skis and waverunners (the “Initial Financed Boats”, and together with the Initial Financed Automobiles, the “Initial Financed Vehicles”);

*

monies due or received under the Initial Receivables (a) with respect to the Initial Receivables, after [       ] (the “Initial Cutoff Date”), or (b) with respect to the Subsequent Receivables after the related cutoff date (each a “Subsequent Cutoff Date”);

*

amounts as from time to time may be held in one or more separate trust accounts established and maintained by the Indenture Trustee, including the Collection Account, the Pre-Funding Account and the Capitalized Interest Account, and the proceeds of these accounts, as described below (see “Description of the Transaction Documents—Accounts”);

*

security interests in the Financed Vehicles granted by the obligors (the “Obligors”) pursuant to the Receivables and any accessions;

*

the interest of the Seller in any proceeds from claims on any credit life, credit disability, and physical damage insurance policies or other insurance policies covering the Financed Vehicles or Obligors;

*

specific rights under the Sale and Servicing Agreement and the Receivables Purchase Agreement;

*

amounts payable to the Seller under all Dealer Recourse obligations;

*

all items contained in the related receivable files and any and all other documents that the Seller keeps on file in accordance with its customary procedures relating to the Receivables;

*

property, including the right to receive future Liquidation Proceeds, that secures any of the Receivables and that has been acquired pursuant to the liquidation of any Receivable; and

*

any and all payments on and proceeds of the foregoing.

Additional non-prime motor vehicle retail installment sale contracts (the “Subsequent Receivables”) secured by:  1) new and used automobiles and light-duty trucks (the “Subsequent Financed Automobiles); and 2) new and used boats, boat motors, jet skis and waverunners (the “Subsequent Financed Boats”, and together with the Subsequent Financed Automobiles, the “Subsequent Financed Vehicles”) and related property are intended to be purchased by the Trust from the Seller from time to time on or before [       ], from funds on deposit in the Pre-Funding Account. The Subsequent Receivables will be purchased by the Company from the Seller pursuant to one or more subsequent purchase agreements (each, a “Subsequent Purchase Agreement”) between the Company and the Seller, and from the Company by the Trust pursuant to one or more subsequent transfer agreements. The purchase by the Trust of the Initial Receivables and the Subsequent Receivables are in this prospectus supplement referred to as the “Receivables,” and the Initial Financed Vehicles and the Subsequent Financed Vehicles are in this prospectus supplement referred to as the “Financed Vehicles.”

Pursuant to the dealer agreement between the Dealer and the Seller, a Dealer generally is obligated to pay the Seller for the unpaid balance of those Receivables which do not meet limited representations made by the Dealers (these obligations referred to in this prospectus supplement as “Dealer Recourse”). These representations and warranties relate primarily to the origination of the contracts and the perfection of the security interests in the related Financed Vehicles, and do not typically relate to the creditworthiness of the related Obligors or the collectability of the relevant contracts. Although the Dealer Agreements with respect to the Receivables will not be assigned to the Trust or Indenture Trustee, the Receivables Purchase Agreement and the Sale and Servicing Agreement will require the Seller to cause the amount of any recovery in respect to any Receivable pursuant to any Dealer Recourse to be deposited in the Collection Account in satisfaction of the Seller’s obligations under the Sale and Servicing Agreement. The sales by the Dealers of installment sale contracts to the Seller do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by an Obligor under the installment sales contract, other than in connection with the breach of the foregoing representations and warranties. There can be no assurance that the Seller will pursue all claims under the Dealer Agreements nor that the Seller will prevail if any claim is made.

The Receivables were generally originated by Dealers in accordance with the Seller’s requirements under agreements with Dealers for assignment to the Seller and were so assigned. All the Initial Receivables will be sold and assigned by the Seller to the Company pursuant to the Receivables Purchase Agreement and by the Company to the Trust pursuant to the Sale and Servicing Agreement on or prior to the Closing Date. The Subsequent Receivables will be sold and assigned on one or more future dates occurring no later than [       ] (each, a “Subsequent Transfer Date”). The Indenture Trustee, as custodian, will hold the original installment sales contract or promissory note as well as copies of documents and instruments relating to each Receivable (the “Receivables File”).

Pursuant to the Indenture, the Trust will grant a security interest in the Trust Property in favor of the Indenture Trustee on behalf of the Noteholders and for the benefit of the [       ] (the “Insurer”) in support of the obligations owing to it under the Insurance and Indemnity Agreement, dated as of [       ], between the Seller, the Trust, the Certificateholder and the Insurer. Any proceeds of the security interest in the Trust Property would be distributed according to the Indenture as described under “The Notes—Priority of Distribution Amounts.” The Insurer would be entitled to the distributions only after payment of amounts owing to, among others, Noteholders.

The Seller’s Automobile and Boat Financing Program

[To Be Inserted]

Delinquency and Loss Experience

The following tables set forth information relating to the delinquency and loss experience of the Seller for the periods indicated.  The data presented in the delinquency and loss tables below are for illustrative purposes only. There is no assurance that the delinquency and credit loss experience with respect to the Seller’s automobile, light-duty truck, sports utility vehicle, boat, boat motor, jet ski and waverunner installment contracts in the future, or that the experience of the Trust Property with respect to the Receivables pledged to the Indenture Trustee for the benefit of the Noteholders, will be similar to that set forth below. Losses and delinquencies are affected by, among other things, general and regional economic conditions and the supply of and demand for automobiles, light-duty trucks, sports utility vehicles, boats, boat motors, jet skis and waverunners.  The delinquency and loss percentages may be affected by the increase in size of, and the relative lack of seasoning of, a substantial portion of the portfolio. The information in the table below is not intended to indicate or predict the expected delinquency experience on past, current or future pools of automobile and boat loans for which the servicer is the primary servicer. See “Risk Factors—The information relating to the auto and boat loans may not reflect actual experience.”

Historical Delinquency Experience

	As of ______________			As of ____________			As of ______________
	No. of Receivables	Principal Balance	% of Principal Balance	No. of Receivables	Principal Balance	% of Principal Balance	No. of Receivables	Principal Balance	% of Principal Balance
Aggregate Principal Balance at Period End(1), (2)
Delinquencies
31-60 Days
61-90 Days
91+ Days
Total Delinquencies
Amount in Repossession(3)

	As of ______________			As of ______________
	No. of Receivables	Principal Balance	% of Principal Balance	No. of Receivables	Principal Balance	% of Principal Balance
Aggregate Principal Balance at Period End(1), (2)
Delinquencies
31-60 Days
61-90 Days
91+ Days
Total Delinquencies
Amount in Repossession(3)
Total Delinquencies and Amount in Repossession

________________________

(1)  The aggregate principal balance is equal to the gross receivable less unearned finance charges on Precomputed Receivables plus the principal balance on Simple Interest Receivables.

(2)  Represents the aggregate principal balance of all contracts purchased and serviced by the Seller.

(3)  Represents the aggregate principal balance as of the repossession date.

Historical Net Loss Experience

During the Period Ended
	_______	_______	_______	_______	_______	________
Average Aggregate Principal Balance(1)
Gross Charge-Offs(2)
Recoveries(3)
Net Losses
Net Losses as a Percentage of Average Aggregate Principal Balance

____________________

(1)

The aggregate principal balance is equal to the gross receivable less unearned finance charges on Precomputed Receivables plus the principal balance on Simple Interest Receivables.

(2)

Gross Charge-Offs are defined as the remaining principal balance of the charged-off contract less the net proceeds of the liquidation of the related vehicle.

(3)

Recoveries include post-liquidation amounts received on previously charged-off contracts, including deficiency payments, rebates on related extended service contracts and insurance policies.

The Backup Servicer

If a Servicer Termination Event occurs and remains unremedied and the Seller is terminated as Servicer or resigns as Servicer, in each case in accordance with the Sale and Servicing Agreement, [       ], a [       ], will serve as Backup Servicer.

The Backup Servicer will receive a fee on each Payment Date equal to one-twelfth the product of [       ] basis points and the then outstanding Note Balance as compensation for, among other things, (1) standing by to act as successor Servicer and (2) confirming particular calculations made by the Servicer on the monthly statement to Noteholders, including but not limited to (a) interest and principal payments due to the Noteholders and (b) some of the Receivables performance ratios.

The Receivables

Pursuant to the Receivables Purchase Agreement, the Seller will sell and assign to the Company all of its right, title and interest in and to the Receivables and the other Trust Property, and the Company, pursuant to the Sale and Servicing Agreement, will sell and assign to the Trust all of its right, title and interest in and to the Receivables and any other Trust Property. The Trust will then pledge all of its right, title and interest in and to the Receivables to the Indenture Trustee for the benefit of the Noteholders and the Insurer pursuant to the Indenture. The Receivables consist of non-prime motor vehicle and boat retail installment sales contracts. The Receivables were purchased by the Seller in the ordinary course of its business pursuant to its finance programs and underwriting standards. As detailed in this prospectus supplement, credit guidelines may be less stringent than those applied in the origination of other automobile and boat loans by other lenders. See “The Seller’s Automobile and Boat Financing Program.”

No selection procedures adverse to the Noteholders or the Insurer were utilized in selecting the Initial Receivables sold and assigned to the Company and then sold and assigned to the Trust. The Receivables existing as of the Initial Cutoff Date were selected from the Seller’s portfolio according to several criteria. Among the criteria, each Receivable:

(1)

arises from the delivery and acceptance of a Financed Vehicle and which delivery and acceptance has been fully performed by the Obligor and the Dealer party to the transaction,

(2)

arises from the normal course of the Dealer’s business,

(3)

is not in default,

(4)

the Obligor of which is a natural person residing in any state or the District of Columbia,

(5)

the Obligor of which is not a government or a governmental subdivision or agency,

(6)

met the Seller’s underwriting criteria at the time of purchase,

(7)

is denominated and payable in Dollars in the United States,

(8)

is in full force and effect and constitutes the legal, valid and binding obligation of the

Obligor in accordance with its terms,

(9)

is not subject to any dispute, litigation, counterclaim or defense, or any offset or right of offset at the time of purchase by the Seller, any exercisable right of rescission,

(10)

is not more than [       ] days past due,

(11)

has an original term to scheduled maturity of not less than [       ] or more than 72 months,

(12)

has a remaining term to scheduled maturity of not less than [       ] months or greater than 72

months,

(13)

provides for equal monthly payments which will cause the Receivable to fully amortize [       ] during its term,

(14)

has a remaining principal balance of not less than $[       ] or more than $[       ],

(15)

has an APR of not less than [       ]% and

(16)

the model year of the related Financed Vehicle is not earlier than [       ].

Payments on the Receivables

All of the Receivables provide for the payment by the related Obligor of a specific total amount of payments, payable in substantially equal monthly installments on each scheduled payment date, which total represents the amount financed plus interest charges on the amount financed for the term of the Receivable. Each Receivable provides for repayment of the Amount Financed by an Obligor according to:

*

the Rule of 78’s (a “Rule of 78’s Receivables”),

*

the actuarial method (an “Actuarial Receivable” and together with Rule of 78’s Receivables, the “Precomputed Receivables”) or

*

the simple interest method (a “Simple Interest Receivable”).

Under a Rule of 78’s Receivable, the rate at which the amount of finance charges is earned and, correspondingly, the amount of each scheduled monthly payment allocated to reduction of the outstanding principal balance of the related Receivable are calculated in accordance with the “Rule of 78’s”. Under the Rule of 78’s, the portion of a payment allocable to interest earned during that month is determined by multiplying the total amount of interest payable over the term of the Receivable by a fraction, the denominator of which is equal to the sum of a series of numbers beginning with one and ending with the number of scheduled monthly payments due under the related Receivable, and the numerator of which is the number of payments remaining under the Receivable before giving effect to the payment to which the fraction is being applied. The difference between the amount of the scheduled monthly payment made by the Obligor and the amount of earned interest calculated for the month is applied to principal reduction.

An Actuarial Receivable provides for amortization of the loan over a series of fixed level monthly installments. Each scheduled monthly payment is deemed to consist of an amount of interest equal to one-twelfth of the stated APR of the Receivable multiplied by the outstanding principal balance of the Receivable and an amount of principal equal to the remainder of the scheduled monthly payment.

All payments received by the Servicer on or in respect of Precomputed Receivables, including the final scheduled payment, will be allocated pursuant to the Sale and Servicing Agreement on an actuarial basis. No adjustment will be made in the event of early or late payments, although in the latter case, the Obligor may be subject to a late charge.

“Simple Interest Receivables” provide for the amortization of the amount financed under the Receivable over a series of fixed level monthly payments. However, unlike the monthly payment under Rule of 78s Receivables, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date immediately preceding the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

In the event of a prepayment in full, voluntarily or by acceleration, of a Precomputed Receivable, a “rebate” in the loan accounting records of the Servicer may be made to the Obligor of that portion of the total amount of payments under the relevant Receivable allocable to “unearned” finance charges. In the event of the prepayment in full, voluntarily or by acceleration, of a Simple Interest Receivable, a “rebate” will not be made to the Obligor, but the Obligor will be required to pay interest only to the date immediately preceding the date of prepayment. The amount of a rebate under a Precomputed Receivable generally will be less than or equal to the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all remaining payments were made on schedule.

The amount of a rebate under a Rule of 78’s Receivable calculated in accordance with the Rule of 78’s generally will be less than the amount of a rebate on an Actuarial Receivable calculated in accordance with the actuarial method. Distributions to Noteholders will not be affected by Rule of 78’s rebates under the Rule of 78’s Receivables because pursuant to the Sale and Servicing Agreements distributions will be determined using the actuarial method. Amounts received upon prepayment in full of a Rule of 78’s Receivable in excess of the then outstanding principal balance of the Receivable and accrued interest on the then outstanding principal balance of the Receivable, calculated pursuant to the actuarial method, will not be passed through to Noteholders.

Purchase or Replacement Obligations

Pursuant to the Receivables Purchase Agreement and the Sale and Servicing Agreement, the Seller will be obligated to repurchase or replace, subject to limits on replacement set forth in the Sale and Servicing Agreement, any Receivable sold and assigned to the Trust as to which a breach has occurred as to particular representations or warranties made by the Seller with respect to the Receivable, if the breach has not been cured by the last day of the first full calendar month following the discovery by or notice to the Seller of the breach, if the breach will materially and adversely affect the interests of the Noteholders, the Insurer or the Trust in the relevant Receivable. The Indenture Trustee will also have rights to enforce the obligations of the Seller under the Receivables Purchase Agreement. See “Description of the Transaction Documents—Sale and Assignment of Receivables” and “Trust Property” in this prospectus supplement.

The Sale and Servicing Agreement also provides that if the Servicer breaches certain of its servicing obligations under the Sale and Servicing Agreement, including but not limited to its obligation to maintain perfection of the first priority security interest of the Seller created by each Receivable in the related Financed Vehicle, or other covenants with regard to the Servicer, in each case only in a manner that materially and adversely affects the interests of the Noteholders, the Insurer or the Trust in any Receivable, the Servicer will purchase or replace the relevant Receivable from the Trust, unless the breach has been cured by the last day of the first full calendar month following the discovery by or notice to the Servicer of the breach.

Composition of the Pool of Initial Receivables

The tables below set forth information regarding the composition and characteristics of the pool of Receivables as of the Initial Cutoff Date. It is expected that the composition and characteristics of the Receivables on the Closing Date will be similar to the information set forth below. However, some Receivables may be excluded on the Closing Date as of a result of particular administrative considerations. The Seller does not believe that the characteristics of the Receivables included in the Trust on the Closing Date in the aggregate will differ materially from the information set forth in this prospectus supplement.

Composition of the Initial Receivables

Aggregate Principal Balance	$[ ]
Number of Receivables	[ ]
Average Amount Financed	$[ ]
Range of Amounts Financed	$[ ] to $[ ]
Average Current Principal Balance	$[ ]
Range of Current Principal Balances	$[ ] to $[ ]
Weighted Average APR	[ ]%
Range of APRs	[ ]% to [ ]%
Weighted Average Original Term to Scheduled Maturity(1)	[ ] months
Range of Original Terms to Scheduled Maturity	[ ] to [ ] months
Weighted Average Remaining Term to Scheduled Maturity(1)	[ ] months
	Range of Remaining Terms to Scheduled Maturity	[ ] to 72 months

(1)  Rounded to the nearest month.

Distribution by Loan Type as of the Cutoff Date

Percentage
	Number of	Aggregate	of Initial
Loan Type	Receivables	Principal Balance	Pool balance

Motor Vehicle Loan	[ ]	$ [ ]	[ ]%
Boat Loan	[ ]	[ ]	[ ]
Total	[ ]	$[ ]	100.00%

Distribution of Receivables by Current Principal Balance
(as of the Initial Cutoff Date)

		Percentage of		Percentage of
		Total Number	Current	Aggregate
Current Principal	Number of	of	Principal	Principal
Balance	Receivables	Receivables(1)	Balance	Balance(1)

$ 5,000.00 to 9,999.99
10,000.00 to 14,999.99
15,000.00 to 19,999.99
20,000.00 to 24,999.99
25,000.00 to 29,999.99
30,000.00 to 34,999.99
TOTAL		100.00%	$ ___________	100.00%

Distribution of Receivables by Amount Financed

(as of the Initial Cutoff Date)

		Percentage of		Percentage of
		Total Number	Current	Aggregate
Amount	Number of	of	Principal	Principal
Financed	Receivables	Receivables(1)	Balance	Balance(1)

$ 5,000.00 to 9,999.99
10,000.00 to 14,999.99
15,000.00 to 19,999.99
20,000.00 to 24,999.99
25,000.00 to 29,999.99
30,000.00 to 34,999.99
35,000.00 to 39,999.99
TOTAL		100.00%	$ ___________	100.00%

(1)  Percentages may not add to 100.00% due to rounding.

Distribution of Receivables by APR

(as of the Initial Cutoff Date)

		Percentage of		Percentage of
		Total Number	Current	Aggregate
	Number of	of	Principal	Principal
Range of APRs (%)	Receivables	Receivables(1)	Balance	Balance(1)

10.00 to 10.99
11.00 to 11.99
12.00 to 12.99
13.00 to 13.99
14.00 to 14.99
15.00 to 15.99
16.00 to 16.99
17.00 to 17.99
18.00 to 18.99
19.00 to 19.99
20.99 to 20.99
21.00 to 21.99
22.00 to 22.99
23.00 to 23.99
24.00 to 24.99
25.00 to 25.99
TOTAL		100.00%	$ ___________	100.00%

Distribution of Receivables by Model Year of Financed Vehicle

(as of the Initial Cutoff Date)

		Percentage of		Percentage of
		Total Number	Current	Aggregate
	Number of	of	Principal	Principal
Model Year	Receivables	Receivables(1)	Balance	Balance(1)

1999
1998
1997
1996
1995
1994
1993
1992
1991
TOTAL		100.00%	$ ___________	100.00%

(1)  Percentages may not add up to 100.00% due to rounding.

Distribution of Receivables by Remaining Term to Scheduled Maturity

(as of the Initial Cutoff Date)

		Percentage of		Percentage of
		Total Number	Current	Aggregate
Range of Remaining	Number of	of	Principal	Principal
Terms	Receivables	Receivables(1)	Balance	Balance(1)

24 to 29 months
30 to 35 months
36 to 41 months
42 to 47 months
48 to 53 months
54 to 59 months
60 to 65 months
66 to 71 months
72 months
TOTAL		100.00%	$ ___________	100.00%

Distribution of Receivables by Original Term to Scheduled Maturity

(as of the Initial Cutoff Date)

		Percentage of		Percentage of
		Total Number	Current	Aggregate
Range or Original	Number of	of	Principal	Principal
Terms	Receivables	Receivables(1)	Balance	Balance(1)

30 to 35 months
36 to 41 months
42 to 47 months
48 to 53 months
54 to 59 months
60 to 65 months
66 to 71 months
72 months
TOTAL		100.00%	$ ___________	100.00%

(1)  Percentages may not add up to 100.00% due to rounding.

Distribution of Receivables by Address of Obligor

(as of the Initial Cutoff Date)

		Percentage of		Percentage of
		Total Number	Current	Aggregate
	Number of	of	Principal	Principal
State	Receivables	Receivables(1)	Balance	Balance(1)

________
_________
_________
____________
__________
___________
____________
_________
___________
___________
_________
__________
__________
_________
__________
_________
___________
___________
_________
___________
__________
__________
________
__________
___________
___________
_________
_______
__________
TOTAL		100.00%	$ ___________	100.00%

(1) Percentages may not add up to 100.00% due to rounding.

Maturity and Prepayment Considerations

All the Receivables are prepayable at any time. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Seller unless the loan is repaid by the Obligor at the time of the sale or transfer.  For this purpose the term “prepayments” includes prepayments in full, or in part, including, without limitation, some partial prepayments related to refunds of extended service contract costs and unearned insurance premiums, liquidations due to default, as well as receipts of proceeds from physical damage, credit life and credit accident and health insurance policies and other Receivables repurchased for administrative reasons.  The rate of prepayment on the Receivables may also be influenced by the structure of the loan, the nature of the Obligors and the Financed Vehicles and servicing decisions as discussed above. In addition, under some circumstances, the Seller is obligated to repurchase or replace Receivables as a result of breaches of representations and warranties pursuant to the Sale and Servicing Agreement and the Receivables Purchase Agreement, and under some circumstances, the Servicer is obligated to purchase Receivables pursuant to the Sale and Servicing Agreement as a result of breaches of specific covenants. Subject to particular conditions, the Servicer has the option to purchase the Receivables when the aggregate principal balance of the Receivables is 10% or less of the Original Pool Balance.

If prepayments are received on the Receivables, the actual weighted average life of the Receivables may be shorter than the scheduled weighted average life, i.e., the weighted average life assuming that payments will be made as scheduled and that no prepayments will be made. “Weighted Average Life” means the average amount of time during which each dollar of principal on a Receivable is outstanding.

Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne by the Noteholders. See also “The Notes—Optional Purchase of Receivables” regarding the Servicer’s right to purchase the Receivables and the other Trust Property on any Determination Date as of which the Aggregate Principal Balance has declined to less than 10% of the Original Pool Balance.

Prepayments on automobile and boat receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model (“ABS”), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the Receivables are the same size and amortize at the same rate and that each Receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

The tables captioned “Percent of Initial Note Principal Balance at Various ABS Percentages” (“ABS Tables”) have been prepared on the basis of the following assumptions:

*

the Trust includes two pools of Receivables with the characteristics set forth in the following table;

*

the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,

*

each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days;

*

the initial principal amount of each of the Class A-1 Notes and Class A-2 Notes are as set forth on the cover page of this prospectus supplement;

*

interest accrues during each Interest Period at the following assuming coupon rates; Class A-1 Notes, [       ]% and Class A-2 Notes, [       ]%;

*

payments on the notes are made on the [       ](th) of each month whether or not a Business Day;

*

the Class A Notes are purchased on [       ];

*

the scheduled monthly payment for each Receivable has been calculated on the basis of the assumed characteristics in the following table so that each Receivable will amortize in amounts sufficient to repay the Principal Balance of the Receivable by its indicated remaining term to maturity;

*

the first due date for each Receivable is the last day of the month of the assumed cutoff date for each Receivable as set forth in the following table;

*

the entire Pre-Funded Amount is used to purchase Subsequent Receivables;

*

the Servicer does exercise its option to purchase the Receivables; and

*

the difference between the gross APR and the net APR is equal to the Servicer Fee, and the net APR is further reduced by the fees due to the Indenture Trustee, the Backup Servicer and the Insurer.

Pool	Aggregate Principal Balance	Gross APR(%)	Assumed Cutoff Date	Original Term to Maturity (in Months)	Remaining Term to Scheduled Maturity (in Months)

1	$ [ ]	[ ]	[ ]	[ ]	[ ]
2	[ ]	[ ]	[ ]	[ ]	[ ]

Total	$ [ ]

The ABS Tables indicate, based on the assumptions set forth above, the percentages of the initial principal amount of the Class A-1 Notes and Class A-2 Notes that would be outstanding after each of the Payment Dates shown at various percentages of ABS and the corresponding weighted average lives of the Notes. The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under the varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity, that all of the Receivables will prepay at the same level of ABS or that the coupon rates on the Notes will remain constant. Moreover, the diverse terms of Receivables could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentage of ABS specified, even if the original and remaining terms of maturity of the Receivables are as assumed. Any difference between the assumptions and the actual characteristics and performance of the Receivables, including actual prepayment experience or losses, will affect the percentages of initial balances outstanding over time and the weighted average lives of the Class A-1 Notes and Class A-2 Notes.

Percent of Initial Note Balance

at Various ABS Percentages(1)

PAYMENT	CLASS A-1 NOTES				CLASS A-2 NOTES
DATE	___%	___%	___%	___%	___%	___%	___%	___%
INITIAL
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
Weighted Average Life in Years(2)

(1)

The percentages in this table have been rounded to nearest whole number.

(2)

The weighted average life of a note is determined by (1) multiplying the amount of each principal payment on a note by the number of years from the date of the Issuance of the note to the related Payment Date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

Yield Considerations

Other than on the first Payment Date, on each Payment Date, interest on the Receivables will be passed through to the Class A-1 and Class A-2 Noteholders in an amount equal to one-twelfth of the Interest Rate multiplied by the Note Balance of the applicable Class on the last day of the immediately preceding Collection Period. In the event of prepayments on Receivables, Noteholders will nonetheless be entitled to receive interest for the full month on the Notes. See also “The Receivables—Payments on the Receivables” in this prospectus supplement.

Use of Proceeds

The Trust will use the net proceeds from the sale of the Notes to purchase Receivables from the Company and to make the initial deposit into the Capitalized Interest Account and the Pre-Funding Account. The Company will use the net proceeds paid to the Company by the Trust to purchase Receivables from the Seller, which in turn will use the proceeds to pay related expenses and repay specific warehouse loans and any additional proceeds will be added to the Seller’s general funds and used for its general corporate purposes.

The Insurer

The following information has been obtained from the Insurer and has not been verified by the Seller, the Company or the Underwriter. No representations or warranty is made by the Seller, the Company or the Underwriter with respect to this information.

Incorporation of Certain Documents by Reference

In addition to the documents described in the prospectus under “Incorporation of Certain Documents by Reference,” the consolidated financial statements of the Insurer and its subsidiaries included in, or as exhibits to, the following documents which have been filed with the Commission by Holdings, are incorporated by reference in this prospectus supplement:

*

Annual Report on Form 10-K for the year ended [       ],

*

Quarterly Report on Form 10-Q for the period ended [       ],

*

Quarterly Report on Form 10-Q for the period ended [       ], and

*

Quarterly Report on Form 10-Q for the period ended [       ].

All financial statements of the Insurer included in documents filed by the Insurer pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Class A Notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing of these documents.

The Seller will provide without charge to any person to whom this prospectus supplement is delivered, upon their oral or written request, a copy of any or all of the foregoing financial statements incorporated in this prospectus supplement by reference. Requests for copies should be directed to: [       ]

The Seller on behalf of the Trust undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Trust’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act and each filing of the financial statements of the Insurer included in or as an exhibit to the annual report the Insurer of filed pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the Class A Notes offered by this prospectus supplement, and the offering of the Class A Notes at that time shall be deemed to be the initial bona fide offering of the Class A Notes.

All documents filed by the Company with respect to the Registration Statement, either on its own behalf or on behalf of the Trust, relating to the Class A Notes, with the Securities and Exchange pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus supplement and prior to the termination of any offering of the Class A Notes offered by this prospectus supplement, shall be deemed to be incorporated by reference in this prospectus supplement and to be a part of this prospectus supplement from the date of the filing of these documents. Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement, modifies or replaces the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

The Notes

The Notes will be issued pursuant to the Indenture, a form of which has been filed as an exhibit to the Registration Statement. The following summary describes some of the terms of the Class A Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The following summary supplements the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the accompanying prospectus, to which description reference is made by this prospectus supplement.

The Class A Notes initially will be represented by notes registered in the name of Cede & Co., as the nominee of The Depository Trust Company (“DTC”), and will only be available in the form of book-entries on the records of DTC and participating members of DTC in denominations of $1,000. All references to “Holders” or “Noteholders” and to authorized denominations, when used with respect to the Notes, shall reflect the rights of Note Owners, and limitations of Note Owners, as they may be indirectly exercised through DTC and its participating members, except as otherwise specified in this prospectus supplement. See “Certain Information Regarding the Securities—Book-Entry Regulation” in the prospectus supplement and Annex I to the prospectus.

In general, the Class A-1 Noteholders will be entitled to receive, on each Payment Date, the Class A-1 Principal Payment Amount and the Class A-1 Interest Payment Amount and the Class A-2 Noteholders will be entitled to receive, on each Payment Date, the Class A-2 Principal Payment Amount and the Class A-2 Interest Payment Amount, subject to the priority of payments as described in “—Priority of Distribution Amounts.” Payments on the Notes will be made from the Note Distribution Account.

Mandatory Redemption

The Class A Notes will be redeemed in part on the Mandatory Redemption Date in the event that any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Funding Period. The aggregate principal amount of the Class A Notes to be redeemed will be an amount equal to the remaining Pre-Funded Amount on that date (the “Class A Mandatory Redemption Amount”). The Class A Mandatory Redemption Amount will be distributed pro rata to each of the Class A-1 Notes and the Class A-2 Notes, based on the current principal balance of each Class, provided, however, that if the amount remaining in the Pre-Funding Account is less than $100,000, only the Class A-1 Notes will be redeemed.

Optional Purchase of Receivables

As an administrative convenience, the Servicer may purchase all the Receivables and other Trust Property on any Payment Date if, as of the last day of the related Collection Period, the Aggregate Principal Balance has declined to less than 10% of the sum of (1) the Aggregate Principal Balance as of the Initial Cutoff Date plus (2) the aggregate principal balances of the Subsequent Receivables added to the Trust as of their respective Cutoff Dates (the “Original Pool Balance”). To exercise this option, the Servicer must pay the aggregate Purchase Amounts for the Receivables and obtain the prior written consent of the Insurer, or if the redemption would result in a claim under the Policy or if the redemption would result in any amount owing to the Insurer remaining unpaid. Upon exercising the option, the Servicer will succeed to all interests in and to the Trust Property. The purchase price paid by the Servicer will be deposited into the Collection Account and distributed pursuant to “—Priority of Distribution Amounts” below. See “Certain Matters Regarding the Servicer—Termination” in the accompanying prospectus.

This purchase will cause a redemption of the Notes; provided, however, that the Servicer will provide the Indenture Trustee, the Backup Servicer, the Insurer and the Rating Agencies at least 10 days’ prior written notice of any redemption. The Indenture Trustee will give notice to each Noteholder at least five days prior to any redemption. The redemption price for each Note will be no less than the outstanding principal balance of the relevant Note on the date of redemption plus accrued and unpaid interest on the outstanding principal balance (the “Redemption Price”). The Servicer will deposit the Redemption Price into the Collection Account, and the Indenture Trustee will distribute the amounts so deposited in accordance with the “Priority of Distribution Amounts” below.

Distributions from the Trust

No later than 12:00 p.m. New York City time on each Determination Date, the Servicer will inform the Indenture Trustee of the amount of aggregate collections on the Receivables and the aggregate Purchase Amount of Receivables to be purchased by the Servicer with respect to the related Collection Period. The Servicer will determine prior to the Determination Date, the Class A-1 Interest Payment Amount, the Class A-1 Principal Payment Amount, the Class A-2 Interest Payment Amount, the Class A-2 Principal Payment Amount, the Payment Amount, the amounts, if any, required to be deposited in the Class A Reserve Account, the Class A Overcollateralization Amount and the Class A Target Overcollateralization Amount.

For purposes of this prospectus supplement, the following terms shall have the following meanings:

“Additional Funds Available” means, with respect to any Payment Date the sum of (1) the Deficiency Claim Amount, if any, received by the Indenture Trustee with respect to the Payment Date plus (2) the Insurer Optional Deposit, if any, received by the Indenture Trustee with respect to the Payment Date.

“Class A Interest Carryover Shortfall” means, as of the close of business on any Payment Date, the sum of (1) the Class A-1 Interest Carryover Shortfall and (2) the Class A-2 Interest Carryover Shortfall.

“Class A Interest Payment Amount” means, with respect to any Payment Date, the sum of (1) the Class A-1 Interest Payment Amount and (2) the Class A-2 Interest Payment Amount.

“Class A Mandatory Redemption Amount” means the amount, if any, remaining of the Pre-Funded Amount on the Mandatory Redemption Date.

“Class A Overcollateralization Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of:

(1) the sum of,

(a) the remaining Aggregate Principal Balance as of the last day of the related Collection Period and

(b) all amounts, if any, in the Pre-Funding Account, over

(2) the remaining Class A Note Balance, after giving effect to the amounts payable on the Payment Date pursuant to clauses (1) through (5) under “—Priority of Distribution Amounts” on the Payment Date.

“Class A Principal Payment Amount” means, with respect to any Payment Date, the sum of the Class A-1 Principal Payment Amount and the Class A-2 Principal Payment Amount.

“Class A Target Overcollateralization Amount” means, with respect to any Payment Date, an amount equal to the product of (1) [       ]%, or any lesser percentage as the Insurer may decide in its sole discretion, and (2) the sum of (a) the remaining Aggregate Principal Balance, and (b) amounts, if any, in the Pre-Funded Account, each determined as of the last day of the related Collection Period.

“Class A-1 Interest Carryover Shortfall” means, as of the close of business on any Payment Date, the excess of (a) the Class A-1 Interest Payment Amount for the Payment Date and any outstanding Class A-1 Interest Carryover Shortfall from the immediately preceding Payment Date plus interest on this outstanding Class A-1 Interest Carryover Shortfall, to the extent permitted by law, at the Class A-1 Interest Rate from the preceding Payment Date through the current Payment Date, calculated on the basis of a 360-day year consisting of twelve 30-day months, over (b) the amount of interest that the Holders of the Class A-1 Notes actually received on the current Payment Date.

“Class A-1 Interest Payment Amount” means, with respect to any Payment Date, 30 days’ interest, calculated on the basis of a 360-day year consisting of twelve 30-day months or, in the case of the first Payment Date, the number of days (on a “30/360” basis) from and including [       ], to but excluding [       ], at the Class A-1 Interest Rate on the Class A-1 Note Balance as of the close of business on the last day of the related Collection Period.

“Class A-1 Mandatory Redemption Amount” means, (1) with respect to the Mandatory Redemption Date on which the Class A Mandatory Redemption Amount is less than $100,000, the Class A Mandatory Redemption Amount, and (2) with respect to any Payment Date on which the Class A Mandatory Redemption Amount is greater than $100,000, the product of (A) the Class A Mandatory Redemption Amount and (B) a fraction, the numerator of which is the Class A-1 Note Balance as of the class of business on the date prior to the related Payment Date and the denominator of which is the Class A Note Balance as of the class of business on the date prior to the related Payment Date.

“Class A-1 Principal Carryover Shortfall” means, as of the close of business on any Payment Date, the excess of (a) the Class A-1 Principal Payment Amount and any outstanding Class A-1 Principal Carryover Shortfall from the immediately preceding Payment Date, over (b) the amount of principal that the Holders of the Class A-1 Notes actually received on the current Payment Date.

“Class A-2 Interest Payment Amount” means, with respect to any Payment Date, 30 days’ interest, calculated on the basis of a 360-day year consisting of twelve 30-day months or, in the case of the first Payment Date, the number of days (on a “30/360” basis) from and including [       ], to but excluding [       ], at the Class A-2 Interest Rate on the Class A-2 Note Balance as of the close of business on the last day of the related Collection Period.

“Class A-1 Principal Payment Amount” means:

(a) with respect to any Payment Date other than the Class A-1 Final Scheduled Payment Date: the lesser of,

(1) the Class A-1 Note Balance immediately prior to the Payment Date and

(2) the sum of

(A) the Principal Payment Amount and

(B) the Class A-1 Mandatory Redemption Amount and

(b) with respect to the Class A-1 Final Scheduled Payment Date, the then outstanding Class A-1 Note Balance.

“Class A-2 Interest Carryover Shortfall” means, as of the close of business on any Payment Date, the excess of (a) the Class A-2 Interest Payment Amount for the Payment Date and any outstanding Class A-2 Interest Carryover Shortfall from the immediately preceding Payment Date plus interest on the outstanding Class A-2 Interest Carryover Shortfall, to the extent permitted by law, at the Class A-2 Interest Rate from the preceding Payment Date through the current Payment Date, calculated on the basis of a 360-day year consisting of twelve 30-day months, over (b) the amount of interest that the Holders of the Class A-2 Notes actually received on the current Payment Date.

“Class A-2 Mandatory Redemption Amount” means, with respect to the Mandatory Redemption Payment Date, the positive difference, if any, between the Class A Mandatory Redemption Amount and the Class A-1 Mandatory Redemption Amount.

“Class A-2 Principal Carryover Shortfall” means, as of the close of business on any Payment Date, the excess of (a) the Class A-2 Principal Payment Amount and any outstanding Class A-2 Principal Carryover Shortfall from the immediately preceding Payment Date, over (b) the amount of principal that the Holders of the Class A-2 Notes actually received on the current Payment Date.

“Class A-2 Principal Payment Amount” means:

(a) with respect to any Payment Date other than the Class A-2 Final Scheduled Payment Date: the lesser of,

(1) the Class A-2 Note Balance immediately prior to the Payment Date, and

(2) the difference between

(A) the sum of the Principal Payment Amount and the Class A-2 Mandatory Redemption Amount and

(B) the Class A-1 Principal Payment Amount and

(b) with respect to the Class A-2 Final Scheduled Payment Date, the then outstanding Class A-2 Note Balance.

“Class B Interest Carryover Shortfall” means, as of the close of business on any Payment Date, the excess of (a) the Class B Interest Payment Amount for the Payment Date and any outstanding Class B Interest Carryover Shortfall from the immediately preceding Payment Date plus interest on the outstanding Class B Interest Carryover Shortfall, to the extent permitted by law, at the Class B Interest Rate from the preceding Payment Date through the current Payment Date, calculated on the basis of a 360-day year consisting of twelve 30-day months, over (b) the amount of interest that the Holders of the Class B Notes actually received on the current Payment Date.

“Class B Interest Payment Amount” means, with respect to any Payment Date, 30 days’ interest, calculated on the basis of a 360-day year consisting of twelve 30-day months or, in the case of the first Payment Date, the number of days (on a “30/360” basis) from and including [       ] to but excluding [       ], at the Class B Interest Rate on the Class B Note Balance as of the close of business on the last day of the related Collection Period.

“Class B Principal Payment Amount” means:

(a) with respect to any Payment Date other than the Class B Final Scheduled Payment Date: the lesser of,

(x) the Class B Note Balance immediately prior to the Payment Date, and

(y) amounts remaining from the sum of,

(A) Available Funds and

(B) amounts available from the Class A Reserve Account in accordance with the terms of the Sale and Servicing Agreement, after application of priorities First through Ninth under “—Priority of Distribution Amounts,” and

(b) with respect to the Class B Final Scheduled Payment Date, the then outstanding Class B Note Balance.

“Contract Scheduled Payment” means, for any Collection Period for any Receivable, the amount indicated in the Receivable as required to be paid by the Obligor in the relevant Collection Period, without giving effect to deferments of payments granted to Obligors by the Servicer pursuant to the Sale and Servicing Agreement or any rescheduling of payments in an insolvency or similar proceeding.

“Defaulted Receivable” means any Receivable with respect to which any of the following shall have occurred:

*

for which the related Financed Vehicle has been repossessed by the Servicer;

*

for which all or more than 10% of any payment is 120 days or more past due; or

*

a Contract with respect to which the Servicer has determined in good faith that all amounts expected to be recovered have been received.

“Draw Date” means, with respect to any Payment Date the third business Day (as defined in the Policy) immediately preceeding the Payment Date.

“Excess Overcollateralization Amount” means, with respect to any Payment Date, the excess, if any, of

(1) the Class A Overcollateralization Amount calculated for this purpose only without deduction for any Excess Overcollateralization Amount (i.e., assuming that the entire amount described in clause (x) of the definition of “Principal Payment Amount” is distributed as principal on the Class A Notes) over

(2) the Class A Target Overcollateralization Amount on the Payment Date.

“Insurer Optional Deposit” means, with respect to any Payment Date, an amount delivered by the Insurer, at its sole option, other than amounts in respect of a Policy Claim Amount, for deposit into the Collection Account for any of the following purposes:

(1) to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to the Payment Date; or

(2) to include this amount as part of the Additional Funds Available for the Payment Date to the extent that without this amount a draw would be required to be made on the Policy.

“Liquidated Receivable” means any Receivable with respect to which any of the following shall have occurred with respect to any Collection Period:

*

the sale of the Financed Vehicle;

*

for which all or more than 10% of any Contract Scheduled Payment is 120 days or more past due, except in the case of repossessed Financed Vehicles,

*

the Servicer has determined in good faith that all amounts it expects to be recovered have been received, or

*

90 days have elapsed since the Servicer repossessed the Financed Vehicle.

“OC Stabilization Date” means the first Payment Date on which the Class A Overcollateralization Amount equals the Class A Target Overcollateralization Amount.

“Policy Claim Amount” means, for any Payment Date, the excess, if any, of

(1) the sum of the Class A Interest Payment Amount and the Class A Principal Payment Amount for the Payment Date over

(2) the sum of

(a) the amounts actually deposited into the Class A Note Distribution Account on the related Payment Date and

(b) the Additional Funds Available to pay the Class A Interest Payment Amount or the Class A Principal Payment Amount if any, for the Payment Date.

“Principal Balance” of a Receivable:

*

as of the Cutoff Date, means the Amount Financed minus

(1)

in the case of a Precomputed Receivable, that portion of all payments, including all Contract Scheduled Payments and any prepayments in full or partial prepayments, actually received on or prior to that date and allocable to principal in accordance with the actuarial method and

(2)

in the case of a Simple Interest Receivable, that portion of all payments, including all Contract Scheduled Payments and any prepayments in full or partial prepayments, actually received on or prior to that date and allocable to principal in accordance with the simple interest method, and

*

as of any date after the Cutoff Date, means the Principal Balance as of the Cutoff Date minus

(1)

in the case of a Precomputed Receivable, that portion of all payments, including all Contract Scheduled Payments and any prepayments in full or partial prepayments, actually received on or prior to that date, but after the Cutoff Date, and allocable to principal in accordance with the actuarial method,

(2)

in the case of a Simple Interest Receivable, that portion of all payments, including all Contract Scheduled Payments and any prepayments in full or partial prepayments, actually received on or prior to that date, but after the Cutoff Date, and allocable to principal in accordance with the simple interest method and

(3)

any Cram Down Loss in respect of the Receivable. The Principal Balance of a Liquidated Receivable for purposes other than the definition of Principal Payment Amount shall be equal to $0.

“Principal Payment Amount” means the amount equal to the excess, if any, of (x) the sum of the following amounts, without duplication:

*

the principal portion of all Contract Scheduled Payments received during the Collection Period on Precomputed Receivables, calculated in accordance with the actuarial method, and all payments of principal received on Simple Interest Receivables, calculated in accordance with the simple interest method, during the Collection Period;

*

the principal portion of all prepayments received during the related Collection Period;

*

the portion of the Purchase Amount allocable to principal of each Receivable that became a Purchased Receivable as of the last day of the related Collection Period and, at the option of the Insurer, the Principal Balance of each Receivable that was required to be but was not so purchased or repurchased;

*

the Principal Balance of each Receivable that first became a Liquidated Receivable during the related Collection Period; and

*

the aggregate amount of Cram Down Losses with respect to the Receivables that have occurred during the related Collection Period, over

(y) the Excess Overcollateralization Amount, if any, for the Payment Date.

“Purchase Amount” means, with respect to a Receivable, the Principal Balance plus interest on the Principal Balance at the respective APR from the last day through which interest has been paid to the last day of the immediately preceding Collection Period if purchased prior to the Determination Date immediately following the end of the Collection Period, and otherwise through the last day of the month of repurchase.

Calculation of Payment Amounts.  The Class A-1 Noteholders will be entitled to receive, to the extent funds are available, the Class A-1 Principal Payment Amount and the Class A-1 Interest Payment Amount with respect to each Payment Date. The Class A-2 Noteholders will be entitled to receive to the extent funds are available, the Class A-2 Principal Payment Amount and the Class A-2 Interest Payment Amount with respect to each Payment Date, subject to the priority of payments as described in “—Priority of Distribution Amounts”. The “Class A-1 Note Balance” will initially represent $[       ], and afterward, an amount equal to the initial Class A-1 Note Balance reduced by all amounts distributed to the Noteholders that are allocable to principal. The “Class A-2 Note Balance” will initially represent $[       ], and afterward, an amount equal to the initial Class A-2 Note Balance reduced by all amounts distributed to the Class A-2 Noteholders that are allocable to principal.

Priority of Distribution Amounts

On each Payment Date, the Indenture Trustee will, based on the information contained in the Servicer’s Certificate delivered on the related Determination Date, distribute the following amounts in the following order of priority:

()

first, from the Available Funds, to the Servicer, the Servicer Fee (as defined in this prospectus supplement) for the related Collection Period, and any Servicer Expenses for the related or any prior Collection Period and other amounts mistakenly deposited in the Collection Account belonging to the Servicer, if any, or otherwise required to be distributed to the Servicer in accordance with the Sale and Servicing Agreement;

()

second, from the remaining Available Funds, to the Lockbox Bank, the Indenture Trustee, the Owner Trustee and the Backup Servicer, any accrued and unpaid fees and in the case of the Backup Servicer, Servicer Transition Expenses, if any, up to an amount specified in the Sale and Servicing Agreement, in each case, to the extent the Person (as defined in this prospectus supplement) has not previously received this amount from the Servicer;

()

third, from the remaining Available Funds, pro rata in respect of the amounts due, (a) to the Class A-1 Noteholders, the Class A-1 Interest Payment Amount for the Payment Date and the Class A-1 Interest Carryover Shortfall, if any, and (b) to the Class A-2 Noteholders, the Class A-2 Interest Payment Amount for the Payment Date and the Class A-2 Interest Carryover Shortfall, if any;

()

fourth, from the remaining Available Funds, to the Class A-1 Noteholders, the Class A-1 Principal Payment Amount for the Payment Date, and the Class A-1 Principal Carryover Shortfall, if any;

()

fifth, from the remaining Available Funds, to the Class A-2 Noteholders, the Class A-2 Principal Payment Amount for the Payment Date, and the Class A-2 Principal Carryover Shortfall, if any;

()

sixth, from the remaining Available Funds, to the Insurer to the extent of any amounts owing the Insurer under the Insurance Agreement;

()

seventh, from the remaining Available Funds, to the Class A Reserve Account to the extent necessary to increase the amount on deposit tin this prospectus supplement to its then required level;

()

eighth, on or prior to the OC Stabilization Date, from the remaining Available Funds, and together with amounts, if any, available in accordance with the terms of the Class A Reserve Account Agreement, sequentially, to the Class A-1 Noteholders and to the Class A-2 Noteholders, as principal, until the Class A Target Overcollateralization Amount is achieved;

()

ninth, from the remaining Available Funds, to the Class B Noteholders, the Class B Interest Payment Amount for the Payment Date and the Class B Interest Carryover Shortfall, if any;

()

tenth, from the remaining Available Funds, and together with amounts, if any, available from the Class A Reserve Account in accordance with the terms of the Sale and Servicing Agreement, to the Class B Noteholders, the Class B Principal Payment Amount; and

()

eleventh, from the remaining Available Funds, to the Class A Reserve Account, or as otherwise specified in the Trust Documents, any remaining funds.

Payment Date Calculations and Payments

In the event that any Servicer’s Certificate delivered by the Servicer indicates that the Available Funds with respect to a Payment Date are insufficient to fund in full the related Scheduled Payments plus the amounts described in clauses (1), (2) and (6) above in “—Priority of Distribution Amounts”, the Indenture Trustee shall request the Deficiency Claim Amount from the Class A Reserve Account, at the time required by and pursuant to, the Class A Reserve Account Agreement. Any funds received by the Indenture Trustee pursuant to this request will be deposited in the Collection Account and paid on the related Payment Date to the persons entitled to the funds, in the amounts described in clauses (1) through (6) of “—Priority of Distributions” in accordance with the priority of payment. Further, in the event that any Servicer’s Certificate delivered by the Servicer indicates that the sum of (1) the Available Funds with respect to a Payment Date, plus (2) any related Deficiency Claim Amount funds deposited in the Collection Account or otherwise received by the Indenture Trustee is insufficient to fund in full the related Scheduled Payments, the Indenture Trustee shall furnish to the Insurer no later than 12:00 noon New York City time on the related Draw Date a completed notice of claim in the amount of the Policy Claim Amount. Amounts paid by the Insurer pursuant to any notice of claim shall be deposited by the Insurer into the Note Distribution Account for payment to Noteholders on the Payment Date.

Statements to Noteholders

On each Payment Date, the Indenture Trustee must provide to each Class A Noteholder, the Insurer and the Rating Agencies a statement prepared by the Servicer based on the information in the related Servicer’s Certificate, which statement sets forth the information required under the Sale and Servicing Agreement. Each statement will include the following information with respect to the Payment Date or the immediately preceding Collection Period, as applicable:

()

the amount of the payment allocable to interest with respect to the Class A-1 Notes, the Class A-2 Notes and the Class B Notes, as applicable;

()

the amount of the payment allocable to principal on or with respect to the Class A-1 Notes, the Class A-2 Notes and the Class B Notes;

()

the amount of the payment pursuant to a claim on the Policy;

()

the amount of fees paid by the Trust with respect to the related Collection Period, including any Servicer Fee and Servicer Expenses;

()

the Class A-1 Note Balance, the Class A-2 Note Balance and the Class B Note Balance;

()

the Class A-1 Interest Carryover Shortfall, the Class A-2 Interest Carryover Shortfall and the Class B Interest Carryover Shortfall, if any, and the Class A-1 Principal Carryover Shortfall, the Class A-2 Principal Carryover Shortfall and the Class B Principal Carryover Shortfall, if any;

()

the Class A-1 Note Factor, the Class A-2 Note Factor and the Class B Note Factor;

()

for each date during the Pre-Funding Period, the remaining Pre-Funded Amount, the amount in the Pre-Funding Account and the amount remaining the Capitalized Interest Account;

()

the number of Receivables and the aggregate Principal Balance due of the Receivables, for which the related Obligors are delinquent in making Contract Scheduled Payments (A) between 31 and 60 days, (B) between 61 and 90 Days, (C) between 91 and 120 days and (D) more than 120 days;

()

the number of Receivables which became Liquidated Receivables, and the aggregate principal amount of the Receivables which became Liquidated Receivables net of Recoveries;

()

the number of Receivables which became Defaulted Receivables, and the aggregate principal amount of these Receivables;

()

the number and the aggregate Purchase Amount of Receivables that became Purchased Receivables during the related Collection Period and the number and aggregate Purchase Amount of Receivables that were required to be repurchased during the related Collection Period but were not so repurchased;

()

the Principal Balance, APR and model year of each Receivable that was replaced and the Principal Balance, APR and model year of the corresponding Replacement Receivable;

()

the number and the aggregate Principal Balance of Receivables with respect to which, to the knowledge of the Servicer, Obligors became the subject of bankruptcy proceedings during the Collection Period, or during a prior Collection Period, if the Servicer first became aware of the proceeding during the current Collection Period;

()

the amount of any Deficiency Claim Amounts deposited in the Collection Account from the Class A Reserve Account;

()

the Class A Overcollateralization Amount and the Class A Target Overcollateralization Amount; and

()

the beginning balance, amount of claims paid, amount of deposits made, and ending balance of the applicable collateral self-insurance fund, if any.

Each amount set forth pursuant to subclauses (1), (2) and (5) will be expressed as a dollar amount per $1,000 of the initial principal amount of a Note.

Unless and until Definitive Notes are issued, the reports will be sent on behalf of the Trust to Cede & Co., as registered holder of the Class A Notes and the nominee of DTC. See “Reports to Securityholders” and “Description of the Notes” in the prospectus. Within the required period of time after the end of each calendar year, the Indenture Trustee will furnish to each person who at any time during the calendar year was a Noteholder, a statement as to the aggregate amounts of interest and principal paid to that Noteholder and any other information as the Servicer deems necessary to enable the Noteholder to prepare its tax returns. See “Certain Federal Income Tax Consequences.”

Credit Support

The Class A Overcollaterization Amount and the Class A Reserve Account (a funded cash reserve account (the “Class A Reserve Account”)), result in credit support for the Class A Notes. This credit support is required to be increased to, and subsequently maintained at, a level established by the Insurer. This level changes over time. The Insurer may permit the required level of credit support provided by the Class A Reserve Account and the Class A Overcollateralization Amount to be reduced, or “step down”, over time without the consent of Noteholders.

Overcollaterization.

Overcollaterization for the Class A Notes is created as a result of the application of “excess interest” and “excess principal” to the payment of principal on the Class A Notes. The “excess interest” is interest which is collected on the Receivables in excess of the amount of interest that is paid on the Class A Notes, used to pay specific fees, or, under some circumstances, deposited to the Class A Reserve Account. This application of excess interest results in the outstanding principal balance of the Class A Notes amortizing more quickly than the Pool Balance. The “excess principal” is the principal allocated to the Class A Notes which is in excess of the principal the Class A Notes would receive if the principal collected on the Receivables were distributed pro rata to the Class A Notes and Class B Notes based on their relative outstanding principal balances. This application of the “excess principal” results in the outstanding principal balance on the Class A Notes amortizing more quickly than the Aggregate Principal Balance on a percentage basis.

If the Insurer permits the required level of overcollaterization to step down, principal collections which would otherwise be paid through to the Class A Noteholders as part of the Class A Principal Payment Amount may be instead released to the Class B Noteholders or the Certificateholder.

Subordination.

As of the Closing Date, the principal balance of the Class B Notes equals ____% of the Note Balance. The transaction is structured so that until the OC Stabilization Date, the Class B Note Balance will grow as a percentage of the Note Balance. The Class B Notes are subordinated in right of payment to the payment of the Class A Notes. No payments of principal will be made to the Class B Notes until the OC Stabilization Date. Payment of interest on the Class B Notes is subordinated to payment of interest and principal on the Class A Notes, the funding of the Class A Reserve Account and, until the OC Stabilization Date, the payment of excess interest as additional principal to the Class A Notes. If there are losses on the Receivables, those losses will be borne entirely by the Certificateholder and by the Class B Notes before there are any losses on the Class A Notes.

Class A Reserve Account.

The Class A Reserve Account will be funded with an initial cash deposit on the Closing Date. On each subsequent Payment Date, the Indenture Trustee will be required to deposit additional amounts into the Class A Reserve Account from payments on the Receivables as described under “The Notes—Priority of Distribution Amounts” above to the extent that the balance on deposit tin this prospectus supplement is below the then required level. Amounts, if any, on deposit in the Class A Reserve Account on a Payment Date will be available to the extent provided in the Class A Reserve Account Agreement to fund any Deficiency Claim Amount with respect to the Payment Date. Amounts on deposit in the Class A Reserve Account on any Payment Date on or prior to the OC Stabilization Date, after giving effect to all distributions made on the Payment Date, in excess of the specified Class A Reserve Account Requirements for the Payment Date shall be distributed to Class A Noteholders as a prepayment of principal on the Class A Notes. On any Payment Date after the OC Stabilization Date, the excess funds may be released to the Class B Noteholders or the Certificateholder without the consent of the Class A Noteholders.

In addition, the Certificateholder, the Insurer and the Collateral Agent under the Class A Reserve Account Agreement may amend the Class A Reserve Account Agreement, and any provisions in the Insurance Agreement relating to the Class A Reserve Account, in any respect, including, without limitation, reducing or eliminating the funding requirements of the Class A Reserve Account or permitting these funds to be used for the benefit of persons other than Class A Noteholders, without the consent of, or notice to, the Trustee, the Owner Trustee or the Noteholders. The Collateral Agent shall not withhold or delay its consent with respect to any amendment that does not adversely affect the Collateral Agent in its individual capacity. Notwithstanding any reduction in or elimination of the funding requirements of the Class A Reserve Account or the depletion of the Class A Reserve Account, the Insurer will be obligated on each Payment Date to fund the full amount of each Scheduled Payment required to be paid by the Payment Date, and which would not be in the absence of a payment under the Policy. If the Insurer breaches its obligations, any losses on the Receivables will be borne first by the Class B Noteholders and then by the Noteholders.

The Indenture

The Indenture Trustee. [       ] is the Indenture Trustee under the Indenture. For the purpose of meeting the legal requirements of some jurisdictions, the Indenture Trustee may appoint co-trustees or separate trustees of all or any part of the trust estate and confer upon this party any powers, duties, obligations, rights and trusts as the Indenture Trustee deems necessary, or desirable. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee by the Indenture will be conferred or imposed upon the Indenture Trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the Indenture Trustee shall be incompetent or unqualified to perform particular acts, singly upon the separate trustee or co-trustee who will exercise and perform these rights, powers, duties, and obligations solely at the direction of the Indenture Trustee.

The Indenture Trustee may resign at any time after 60 days’ written notice to the Issuer, the Insurer and Noteholders in which event the Controlling Party will be obligated to appoint a successor trustee. The Controlling Party may remove the Indenture Trustee if, among other reasons, the Indenture Trustee ceases to be eligible to continue as the Indenture Trustee under the Indenture, becomes legally unable to act or becomes insolvent. In these circumstances, the Controlling Party will be obligated to appoint a successor trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment of a successor trustee.

The Sale and Servicing Agreement will provide that the Indenture Trustee will be entitled to indemnification by the Servicer for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by the Indenture Trustee not resulting from the Indenture Trustee’s own willful misfeasance, bad faith or negligence and other than by reason of a breach of any of the Indenture Trustee’s representations or warranties set forth in the Sale and Servicing Agreement. The Sale and Servicing Agreement will further provide that the Servicer will indemnify the Indenture Trustee for some of the taxes that may be asserted in connection with the transaction.

The Indenture Trustee makes no representations as to the validity or sufficiency of the Sale and Servicing Agreement, the Notes, other than the authentication of the Notes, or any Receivables or the Related Documents and is not accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the Notes or the Receivables, or the investment of any monies received by the Servicer before the monies are deposited in the Collection Account. The Indenture Trustee has not independently verified the Receivables. The Indenture Trustee is required to perform only those duties specifically required of it under the Sale and Servicing Agreement and the Indenture. The Indenture Trustee shall determine whether the certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Sale and Servicing Agreement and the Indenture conform to the requirements of the Sale and Servicing Agreement and the Indenture, respectively.

Modification of Indenture Without Noteholder Consent.  The Trust and Indenture Trustee may, with the prior written consent of the Insurer, prior to the occurrence and continuance of an Insurer Default, but without consent of the Noteholders, enter into one or more supplemental indentures for any of the following purposes:

*

to correct or amplify the description of the property subject to the lien of the Indenture or add additional property to it;

*

to evidence the succession of another Person to the Trust and the assumption by the successor of the covenants of the Trust;

*

to add additional covenants for the benefit of the Noteholders or to surrender any right or power conferred on the Trust;

*

to convey, transfer, assign, mortgage or pledge any additional property to or with the Indenture Trustee;

*

to cure any ambiguity, or to correct or supplement any provision in the Indenture or in any supplemental indenture that may be inconsistent with any other provision of the Indenture or any supplemental indenture;

*

to add to or change any of the provisions of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; and

*

to add any provisions to, change in any manner or eliminate any of the provisions of the Indenture or modify in any manner the rights of Noteholders under the Indenture; provided that any action must not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Noteholder.

Modification of Indenture With Noteholder Consent.  With the prior written consent of the Insurer, prior to the occurrence and continuance of an Insurer Default, and the Note Majority, the Trust and the Indenture Trustee may execute one or more supplemental indentures to add, change or eliminate any other provisions of the Indenture, modify in any manner the rights of the Noteholders or provide for the acceptance of the appointment of a successor Indenture Trustee. Without the prior written consent of the Insurer, prior to the occurrence and continuance of an Insurer Default, and the Holder of each outstanding related Note affected, however, no supplemental indenture will:

*

change the due date of any installment of principal of or interest on any Note or reduce the principal amount of any Note, the interest rate on the Note or the redemption price with respect to the Note, change the provisions of the Indenture relating to the application of collections on, or the proceeds of the sale of, the collateral to the payment of principal of or interest on the Notes, change any place of payment where or the coin or currency in which any Note or any interest on the Note is payable;

*

impair the right to institute suit for the enforcement of particular provisions of the Indenture regarding payment;

*

reduce the percentage of the aggregate amount of the outstanding Notes the consent of the Holders of which is required for any supplemental indenture or the consent of the Holders of which is required for any waiver of compliance with particular provisions of the Indenture or of some of the defaults under the Indenture and their consequences as provided for in the Indenture;

*

modify or alter the provisions of the Indenture regarding particular aspects of what constitutes an “Outstanding” Note;

*

reduce the percentage of the aggregate outstanding amount of the Notes the consent of the Holders of which is required to direct the Indenture Trustee to sell or liquidate the Receivables if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes;

*

modify the provision of the Indenture requiring consent of Noteholders except to increase the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture or to provide additional provisions requiring the consent of each Noteholder prior to modification or waiver;

*

modify any of the provisions of the Indenture affecting the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date;

*

permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any collateral or deprive the Holder of any Note of the security afforded by the lien of the Indenture; or

*

become effective if the Rating Agency Condition has not been satisfied with respect to it.

Events of Default; Rights Upon Event of Default.  Unless an Insurer Default shall have occurred and be continuing, “Events of Default” under the Indenture will consist of those events defined in the Insurance Agreement as Insurance Agreement Indenture Cross Defaults, and will constitute an Event of Default under the Indenture only if the Insurer shall have delivered to the Indenture Trustee, and not rescinded, a written notice specifying that any Insurance Agreement Indenture Cross Default constitutes an Event of Default under the Indenture. “Insurance Agreement Indenture Cross Defaults” consist of:

()

any payment being made under the Policy;

()

some events of bankruptcy, insolvency, receivership or liquidation of the Trust, the Seller or the Certificateholder;

()

the Trust becoming taxable as an association, or publicly traded partnership, taxable as a corporation for federal or state income tax purposes;

()

the Class A Notes not being treated as indebtedness for federal or applicable state income tax purposes and the characterization’s having a material adverse effect on the Trust and the Noteholders or the Insurer;

()

the sum of the Available Funds with respect to any Payment Date plus the amount, if any, available from particular collateral accounts maintained for the benefit of the Insurer is less than the sum of the amounts described in clauses (1)-(6) under “The Notes—Priority of Distribution Amounts” in this prospectus supplement; and

()

any failure to perform in any material respect any other covenants or agreements in the Indenture, or any representation or warranty of the Trust made in the Indenture or in any certificate or other writing delivered pursuant to the Indenture or in connection with the Indenture proving to have been incorrect in any material respect when made, and the failure continuing or not being cured, or the circumstances or condition in respect of which the misrepresentation or warranty was incorrect not having been eliminated or otherwise cured, for 30 days after the giving of written notice of the failure or incorrect representation or warranty to the Trust and the Indenture Trustee by the Insurer.

Upon the occurrence of an Event of Default, so long as an Insurer Default shall not have occurred and be continuing, the Insurer will have the right, but not the obligation, to cause the Indenture Trustee to liquidate the Trust Property in whole or in part, on any date or dates following the acceleration of the Class A Notes due to the Event of Default as the Insurer, in its sole discretion, shall elect, and to deliver the proceeds of the liquidation to the Indenture Trustee for distribution to the Class A-1 Noteholders and Class A-2 Noteholders on a pro rata basis based on the Class A-1 Note Balance and the Class A-2 Note Balance then outstanding, in accordance with the terms of the Indenture. The Insurer may not, however, cause the Indenture Trustee to liquidate the Trust Property in whole or in part if the proceeds of the liquidation would not be sufficient to pay all outstanding principal of and accrued interest on the Notes, unless the Event of Default arose from an event specified in (1), (2), (3), or (4) in the immediately preceding paragraph. Following the occurrence of any Event of Default, the Indenture Trustee will continue to submit claims under the Policy for any shortfalls in the Scheduled Payments on the Class A Notes in accordance with the terms of the Policy. Following any Event of Default under the Indenture, the Insurer, in its sole discretion, may elect to pay all or any portion of the outstanding amount of the Class A Notes, plus accrued interest on the Class A Notes. See “The Policy” in this prospectus supplement.

If an Insurer Default has occurred and is continuing, “Events of Default” under the Indenture will consist of the Events of Default described in the accompanying prospectus under “Description of the Notes—Provisions of the Indenture” and “—Events of Default; Rights Upon Events of Default”; and the Indenture Trustee and the Noteholders have the rights under the Indenture described tin this prospectus supplement.

Note Factors; Statement to Noteholders; Servicer Reports to the Indenture Trustee

The “Class A-1 Note Factor” will be a seven-digit decimal number that the Servicer will compute each month indicating the Class A-1 Note Balance as of the close of business on the last day of the related Collection Period in that month as a fraction of the respective original outstanding principal balance of the Class A-1 Notes. The Class A-1 Note Factor will be 1.0000000 as of the Cutoff Date; and afterward, the Class A-1 Note Factor will decline to reflect reductions in the Class A-1 Note Balance as a result of scheduled payments collected, partial prepayments, prepayments and liquidations of the Receivables. The amount of a Class A-1 Noteholder’s pro rata share of the Class A-1 Note Balance can be determined on any date by multiplying the original denomination of the Holder’s Note by the Class A-1 Note Factor as of the close of business on the most recent Payment Date.

The “Class A-2 Note Factor” will be a seven-digit decimal number that the Servicer will compute each month indicating the Class A-2 Note Balance as of the close of business on the last day of the related Collection Period in that month as a fraction of the respective original outstanding principal balance of the Class A-2 Notes. The Class A-2 Note Factor will be 1.0000000 as of the Cutoff Date; and afterward, the Class A-2 Note Factor will decline to reflect reductions in the Class A-2 Note Balance as a result of scheduled payments collected, partial prepayments, prepayments and liquidations of the Receivables. The amount of a Class A-2 Noteholder’s pro rata share of the Class A-2 Note Balance can be determined on any date by multiplying the original denomination of the Holder’s Note by the Class A-2 Note Factor as of the close of business on the most recent Payment Date.

Under the Sale and Servicing Agreement, the Servicer will perform some monitoring and reporting functions for the Trust, including the preparation and delivery of the Servicer’s Certificate on each Determination Date to the Indenture Trustee, the Backup Servicer, the Insurer, and the Rating Agencies setting forth specified information with respect to the preceding Collection Period.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Sale and Servicing Agreement, the Indenture Trustee will be required to mail to each person who at any time during the relevant calendar year will have been a Noteholder, a statement containing information related to the Noteholder’s preparation of federal income tax returns.

Description of the Transaction Documents

The following summary describes some of the terms of the Transaction Documents. Forms of the Transaction Documents have been filed as exhibits to the Registration Statement. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions in the Transaction Documents. The following summary supplements the description of the general terms and provisions of the Transfer and Servicing Agreements (as this term is used in the prospectus) set forth in the prospectus, to which description reference is made by this prospectus supplement.

Sale and Assignment of Receivables

Some information with respect to the sale of the Receivables by the Seller and the Company is set forth under “Description of the Transfer and Servicing Agreements—Sale and Assignment of Primary Assets” in the prospectus. See also “The Receivables” in this prospectus supplement and “The Receivables Pools” in the prospectus for additional information regarding the Receivables and some of the obligations of the Seller and the Servicer with respect to the Receivables.

At the time of issuance of the Notes, the Seller will sell and assign to the Company, the Seller’s entire interest in the Receivables, including its security interests in the Financed Vehicles, and the Company will sell and assign to the Trust the Company’s entire interest in the Receivables, including the security interests in the Financed Vehicles. On or before the Closing Date, the Trust will pledge the Receivables to the Indenture Trustee for the benefit of the Noteholders and the Insurer pursuant to the Indenture. Each Receivable will be identified in a schedule to the Sale and Servicing Agreement. The Indenture Trustee will, concurrently with the pledge, authenticate and deliver the Notes, which have been executed on behalf of the Trust.

Any conveyance of Subsequent Receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions, among others:

()

each Subsequent Receivable satisfies the eligibility criteria specified in the Sale and Servicing Agreement;

()

the Insurer, so long as no Insurer Default shall have occurred and be continuing, shall in its absolute and sole discretion have approved the transfer of the Subsequent Receivables to the Trust;

()

the Seller will not have selected the Subsequent Receivable in a manner that it believes is adverse to the interests of the Noteholders or the Insurer;

()

as of each applicable Subsequent Cutoff Date, the Receivables in the Trust together with the Subsequent Receivables to be conveyed by the Seller as of the Subsequent Cutoff Date, meet the following criteria, computed based on the characteristics of the Initial Receivables on the Initial Cutoff Date and any Subsequent Receivables on the related Subsequent Cutoff Date:

()

the weighted average APR of the Receivables will not be less than one percent less than the weighted average APR of the Initial Receivables on the Initial Cutoff Date;

()

the remaining term of the Receivables will not be greater than 72 months nor less than [       ] months;

()

not more than [       ]% of the Principal Balances of the Receivables will be attributable to Loans for the purchase of used Financed Vehicles;

()

the APR is not less than [       ]% nor more than [       ]%; and

()

no vehicle is older than a [       ] model year, and the Trust, the Indenture Trustee, the Owner Trustee

()

and the Insurer shall have received written confirmation from a firm of certified independent public accountants as to the satisfaction of the criteria in clauses (a) through (e) above;

()

the Seller shall have executed and delivered to the Trust, with a copy to the Indenture Trustee, a Subsequent Transfer Agreement conveying the Subsequent Receivable to the Trust, including a schedule identifying the Subsequent Receivables;

()

the Seller shall have delivered certain opinions of counsel to the Indenture Trustee, the Insurer, the Owner Trustee and the Rating Agencies with respect to the validity of the conveyance of the Subsequent Receivables; and

(7)

the Rating Agencies shall have each notified the Seller, the Owner Trustee, the Indenture Trustee and the Insurer in writing that, following the addition of all of the Subsequent Receivables, each of the Class A-1 Notes and the Class A-2 Notes will be rated [       ] by [       ] and [       ] by [       ].

Pursuant to the Receivables Purchase Agreement and the Sale and Servicing Agreement, the Seller will represent and warrant that, among other things:

*

as of each Cutoff Date, the information provided in the schedule to the Sale and Servicing Agreement with respect to the Receivables is correct in all material respects;

*

at the date of issuance of the Notes and any Subsequent Transfer Date, the Receivables are free and clear of all liens or claims and no right of setoff, counterclaim or rescission has been asserted or, to the best of its knowledge, threatened with respect to the Receivables;

*

at the date of issuance of the Notes and any Subsequent Transfer Date, each of the Receivables is secured by, or will be when all necessary steps have been taken to result in, a first priority perfected security interest in the Financed Vehicle in favor of the Seller and this security interest has been validly assigned to the Seller, the Trust and the Indenture Trustee; and

*

each Receivable, at the time it was originated, complied, and at the date of issuance of the Notes and any Subsequent Transfer Data, complies in all material respects with applicable federal, state and local laws, including consumer credit, truth in lending, equal credit opportunity and disclosure laws.

Pursuant to the Receivables Purchase Agreement and the Sale and Servicing Agreement, the Seller will be obligated to repurchase or replace subject to limits on replacement set forth in the Sale and Servicing Agreement a Receivable from the Trust, if the interests of the Noteholders, the Insurer or the Trust in the Receivable are materially adversely affected by a breach of any representation or warranty made by the Seller, with respect to the Receivable, if the breach has not been cured following discovery by or notice to the Seller of the breach. Pursuant to the Sale and Servicing Agreement, the Servicer will be obligated to purchase or replace a Receivable from the Trust if the interests of the Noteholders, the Insurer or the Trust in the Receivables are materially adversely affected by a breach of some of its servicing obligations under the Sale and Servicing Agreement, including its obligation to maintain perfection of the first priority security interest created by each Receivable in the related Financed Vehicle or other covenants with respect to the Servicer, if the breach has not been cured following the discovery or notice to the Servicer of the breach. Each Receivable will be purchased from the Trust or replaced by the Seller or the Servicer, as the case may be, at a price equal to the Purchase Amount. The purchase or replacement obligations will constitute the sole remedy available to the Noteholders or the Indenture Trustee for any uncured breaches.

Pursuant to the Sale and Servicing Agreement, the Servicer will service and administer the Receivables. The documents evidencing the Initial Receivables and Subsequent Receivables will be delivered to the Indenture Trustee on the Closing Date and Subsequent Transfer Date. In addition, the Seller’s accounting records and computer systems will be marked to reflect the sale and assignment, and UCC financing statements reflecting the sale and assignment will be filed. See “Certain Legal Aspects of the Receivables—Security Interests in Financed Vehicles” in the accompanying prospectus.

Accounts

Each Obligor has been instructed to make payments with respect to the Receivables after the applicable Cutoff Date to a Lockbox which has been established and will be maintained by [                  ] (the “Lockbox Bank”). Upon receipt of payments in the Lockbox, the Lockbox Bank will deposit funds into an account maintained by the Lockbox Bank at a depository institution (the “Lockbox Account”) acceptable to the Insurer. The Indenture Trustee will establish the Collection Account (the “Collection Account”) in the name of the Indenture Trustee for the benefit of the Noteholders and the Insurer. All payments made on or with respect to the Receivables previously deposited in the Lockbox Account will be transferred to the Collection Account within two Business Days of the receipt of available funds tin this prospectus supplement. Upon receipt, but in no event later than two Business Days after the receipt of amounts in respect of Receivables, each of the Servicer and the Seller will remit all amounts received by it in respect of the Receivables in the form of checks with payment coupons directly to the Lockbox. Other payments received by each of the Servicer and the Seller will be deposited into a local servicing account for processing, and then transferred to the Collection Account within two Business Days of the receipt of available funds tin this prospectus supplement. The Collection Account will be maintained with the Indenture Trustee as long as the Indenture Trustee’s deposits have a rating acceptable to the Insurer and the Rating Agencies. If the deposits of the Indenture Trustee no longer have an acceptable rating, the Indenture Trustee shall cause the accounts to be moved to a bank or trust company having acceptable ratings.

The Indenture Trustee will also establish and maintain an account, in its name, on behalf of Noteholders and the Insurer, in which amounts released from the Collection Account for distribution to Noteholders will be deposited and from which all distributions to Noteholders will be made (the “Note Distribution Account”).

On the Closing Date, a cash amount equal to approximately $[       ] (the “Initial Pre-Funded Amount”) will be deposited in an account (the “Pre-Funding Account”) which will be established with the Indenture Trustee. The “Funding Period” is the period from the Closing Date until the earliest of the date on which:

(1) the amount on deposit in the Pre-Funding Account is less than $100,000,

(2) a Servicer Termination Event occurs under the Sale and Servicing Agreement or an Insurance Agreement Event of Default occurs, or

(3) the Payment Date in [       ].

The Initial Pre-Funded Amount, as reduced from time to time during the Funding Period by the amount used to purchase Subsequent Receivables in accordance with the Sale and Servicing Agreement, is referred to in this prospectus supplement as the “Pre-Funded Amount.” The Seller expects that the Pre-Funded Amount will be reduced to less than $100,000 on or before the Payment Date in [       ]. Any Pre-Funded Amount remaining at the end of the Funding Period will be payable to the Noteholders as described in this prospectus supplement. The “Mandatory Redemption Date” is the earlier of (1) the Payment Date in [       ] and (2) if the last day of the Funding Period occurs on or prior to the Determination Date in [       ], then the [       ] Payment Date.

On the Closing Date, a cash amount shall be deposited in an account (the “Capitalized Interest Account”) which will be established with the Indenture Trustee. The amount, if any, deposited in the Capitalized Interest Account will be applied on the Payment Dates occurring in [       ], [       ] and [       ], and to fund an amount (the “Monthly Capitalized Interest Amount”) equal to the amount of interest accrued for each Payment Date at the excess of (1) the weighted average interest rate on the Class A Notes over (2) [       ]%, on the portion of the Class A Notes having a principal balance in excess of the Aggregate Principal Balances of the Receivables. Any amounts remaining in the Capitalized Interest Account on the Mandatory Redemption Date and not used for these purposes are required to be paid to the Class A Noteholders on the relevant date. See “Description of the Transaction Documents—Accounts.”

All of these Accounts shall be Eligible Deposit Accounts (as defined in the prospectus) acceptable to the Insurer, so long as no Insurer Default has occurred and is continuing.

Consistent with the Sale and Servicing Agreement and its normal collection practices and procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule, subject to particular limitations. No extension or modification in accordance with the Sale and Servicing Agreement will result in a repurchase obligation for the Servicer.

Servicing Procedures

The Servicer will make all reasonable efforts to collect all payments due with respect to the Receivables and will continue these collection procedures as it follows with respect to all comparable motor vehicle and boat receivables that it services for itself or others, in a manner consistent with the Sale and Servicing Agreement. If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its normal collection practices and procedures, including the repossession and disposition of the Financed Vehicle securing the Receivable at a public or private auction, or the taking of any other action permitted by applicable law.

The Servicer will not be required under the Sale and Servicing Agreement to make any advances of principal or interest due on any Receivable.

Collections

The Servicer or the Seller, as the case may be, will remit or cause to be remitted the aggregate Purchase Amount of any Receivables required to be purchased by it from the Trust to the Collection Account. Under the Sale and Servicing Agreement, the amounts of any recoveries in respect of any Receivables repurchased by Dealers pursuant to any Dealer Recourse constitute collections on the Receivables.

For purposes of the Sale and Servicing Agreement, collections on a Receivable, other than a Receivable purchased by the Servicer or the Seller, which are not late fees or other administrative fees and expenses collected during a Collection Period are required to be applied first to the Contract Scheduled Payment. To the extent that the collections on a Receivable during a Collection Period exceed the Contract Scheduled Payment on the Receivable, the collections are required to be applied to prepay the Receivable in full. If the collections are insufficient to prepay the Receivable in full, any partial prepayment of principal during a Collection Period will be immediately applied to reduce the principal balance of the Receivable during that Collection Period.

Servicing Compensation

The Servicer is entitled under the Sale and Servicing Agreement to receive on each Payment Date a fee (the “Servicer Fee”) equal to the sum of (a) the product of one-twelfth and [       ]% (the “Servicing Fee Rate”) and the Principal Balance outstanding at the beginning of the calendar month immediately preceding the month in which the Payment Date occurs and (b) any late fees. If the Backup Servicer, or any other entity becomes the successor Servicer, it will receive compensation at the Servicing Fee Rate. The Servicer will also be reimbursed for particular expenses related to the repossession of Financed Vehicles (the “Servicer Expenses”). The Servicer Fee and Servicer Expenses will be paid out of collections from the Receivables pursuant to the distribution described under “The Notes—Priority of Distribution Amounts”.

The Servicer Fee and the Servicer Expenses will compensate the Servicer for performing the functions of a third-party servicer of the Receivables as an agent for the Trust, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, reporting any required tax information to Obligors, paying costs of collections and monitoring the collateral. In addition, the Servicer Fee will (a) compensate the Servicer for administering the Receivables, including accounting for collections, furnishing monthly and annual statements with respect to payments and generating federal income tax information, if any, and (b) reimburse the Servicer for some of the taxes, independent accountants’ fees and other costs incurred in connection with administering the Receivables.

Backup Servicing and Backup Servicing Compensation

Pursuant to the Sale and Servicing Agreement, [       ] will perform particular duties as the Backup Servicer. In addition, following the resignation or removal of the Servicer, the Backup Servicer has agreed to serve as the successor Servicer under the Sale and Servicing Agreement. The Backup Servicer will be required to carry out its duties in accordance with the customary and usual procedures of institutions which perform similar functions. On each Payment Date, the Backup Servicer will be entitled to receive a fee for acting as Backup Servicer (the “Backup Servicer Fee”) equal to one-twelfth the product of [       ] basis points and the outstanding Note Balance. In addition, following the resignation or removal of the Servicer, the Backup Servicer will be reimbursed for particular costs and expenses associated with the transition of the Backup Servicer to Servicer (the “Servicer Transition Expenses”).

The Sale and Servicing Agreement will provide that the Backup Servicer may not resign from its obligations and duties as Backup Servicer under the Sale and Servicing Agreement, except upon determination that, by reason of a change in legal requirements, the Backup Servicer’s performance of these duties would be in violation of particular legal requirements and the Controlling Party does not elect to waive the obligations of the Backup Servicer to perform the duties that render it legally unable to act or to delegate those duties to another Person. No resignation will become effective until a successor backup servicer has assumed the Backup Servicer’s servicing obligations and duties under the Sale and Servicing Agreement. Notwithstanding the foregoing, the Backup Servicer may resign for any reason, provided an entity acceptable to the Controlling Party has assumed the Backup Servicer’s obligations and duties under the Sale and Servicing Agreement prior to the effectiveness of any resignation and the Rating Agency Condition is also satisfied with respect to the resignation and assumption of the Backup Servicer’s obligations.

Evidence as to Compliance

The Sale and Servicing Agreement will provide that the Servicer will cause a firm of nationally recognized independent certified public accountants to deliver to the Servicer, on or before [       ] of each year, commencing [       ], a statement to the effect that the firm has audited the books and records of the Servicer and issued its report on the books and records from the fiscal year ended on the immediately preceding [       ]. The Servicer will deliver a copy of the report to the Indenture Trustee, the Insurer, the Backup Servicer and the Rating Agencies.

The Sale and Servicing Agreement will also provide for delivery to the Indenture Trustee, the Insurer, the Backup Servicer and the Rating Agencies, on or before [       ] of each year, commencing [       ], of a certificate signed by an officer of the Servicer stating that, to the officer’s knowledge, the Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding 12 months, or, for the initial report, for a longer period as will have elapsed from the date of issuance of the Notes, or, if there has been a default in the fulfillment of any obligation, describing each default. A copy of the certificate may be obtained by any Noteholder by a request in writing to the Indenture Trustee addressed to the Corporate Trust Office.

Certain Matters Regarding the Servicer

The Sale and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer under the Sale and Servicing Agreement, except (1) upon determination that, by reason of a change in legal requirements, the Servicer’s performance of these duties would be in violation of particular legal requirements and (2) the Insurer, or, if an Insurer Default has occurred and is continuing, a Note Majority, does not elect to waive the obligations of the Servicer to perform the duties that render it legally unable to act or to delegate those duties to another Person. No resignation will become effective until the Backup Servicer or a successor servicer has assumed the Servicer’s servicing obligations and duties under the Sale and Servicing Agreement.

The Sale and Servicing Agreement will further provide that neither the Servicer nor any of its stockholders, directors, officers, employees or agents, will be liable to the Trust or the Indenture Trustee for taking any action or for refraining from taking any action pursuant to the Sale and Servicing Agreement; provided, however, that neither the Servicer nor any Person will be protected against any liability that would otherwise be imposed by reason of the Servicer’s material breach of the Sale and Servicing Agreement, willful misfeasance, bad faith or negligence, other than errors in judgment, in the performance of its duties.

Subject to the provisions of the Sale and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, resulting from any merger, conversion or consolidation to which the Servicer is a party, which acquires all or substantially all of the assets of the Servicer, or succeeding to the business of the Servicer, which in any case assumes the obligations of the Servicer, will be the successor of the Servicer, under the Sale and Servicing Agreement. The Servicer may at any time perform specific duties as Servicer through other subcontractors with the prior written consent of the Insurer.

Servicer Termination Events; Rights Upon Servicer Termination Event

A “Servicer Termination Event” under the Sale and Servicing Agreement will include:

*

the Servicer’s failure to make deposits into the Collection Account or to deliver to the Indenture Trustee any proceeds or payments payable to the Noteholders or the Insurer required to be so deposited or delivered in accordance with the Sale and Servicing Agreement, which failure continues unremedied for a period of two Business Days, one Business Day with respect to payment of Purchase Amounts, after the earlier of (x) discovery of the failure by the Servicer and (y) notice of the failure is given by the Indenture Trustee to the Servicer;

*

the Servicer’s failure or failures to satisfy any other covenant or agreement set forth in the Sale and Servicing Agreement, which failure or failures, individually or in the aggregate, materially and adversely affect the rights of Noteholders or the Insurer and remains uncured for a period of 60 days after the earlier of the date on which (a) it obtains actual knowledge of the failure or (b) it receives written notice of the failure from (1) the Insurer or the Indenture Trustee or (2) if an Insurer Default has occurred and is continuing, the Note Majority;

*

particular events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to the Servicer indicating its insolvency;

*

so long as an Insurer Default shall not have occurred and be continuing, the Insurer shall not have delivered an extension notice,

*

so long as an Insurer Default shall not have occurred and be continuing, an Insurance Agreement Event of Default shall have occurred or an event of default under any other Insurance Agreement relating to any series of securities shall have occurred;

*

a claim is made under the Policy; or

*

any representation or warranty shall prove to be incorrect in any material respect and this incorrectness shall have a material adverse effect on the interest of the Trust, the Noteholders or the Insurer in the Receivables, which has not been cured within 30 days.

“Insurer Default” shall mean the occurrence and continuance of any of the following events:

()

the Insurer shall have failed to make a payment required under the Policy in accordance with its terms;

()

the Insurer shall have

*

filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any similar federal or state law relating to the insolvency, bankruptcy, rehabilitation, liquidation or reorganization,

*

made a general assignment for the benefit of its creditors, or

*

had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

()

a court of competent jurisdiction, the New York Department of Justice or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (1) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (2) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer, or the taking of possession of all or any material portion of the property of the Insurer.

As long as a Servicer Termination Event under the Sale and Servicing Agreement remains unremedied, (x) provided that no Insurer Default shall have occurred and be continuing, the Insurer in its sole and absolute discretion, or (y) if an Insurer Default shall have occurred and be continuing, then the Note Majority may terminate all of the rights and obligations of the Servicer under the Sale and Servicing Agreement. Upon termination, all authority, power, obligations and responsibilities of the Servicer under the Sale and Servicing Agreement, other than obligations and responsibilities arising prior to the termination, will automatically pass to the Backup Servicer, or other successor servicer appointed by the Insurer, provided that no Insurer Default shall have occurred and be continuing.

Waiver of Past Defaults

As set forth under “Certain Matters Regarding Servicer—Waiver of Past Defaults” in the prospectus, the Insurer may, so long as no Insurer Default shall have occurred and be continuing, on behalf of the Noteholders, waive any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences. No waiver will impair the Noteholders’ rights with respect to subsequent defaults.

Amendment

The Sale and Servicing Agreement may be amended by the Issuer, the Seller, the Servicer, the Company, the Indenture Trustee and the Backup Servicer, with the prior written consent of the Insurer, so long as no Insurer Default has occurred and is continuing, but without the consent of any of the Certificateholders or the Noteholders, to cure any ambiguity, to correct or supplement any provision in this prospectus supplement or for the purpose of adding any provision to or changing in any manner or eliminating any provision of this prospectus supplement or modifying in any manner the rights of the Noteholders; provided, however, that the action must not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Noteholders. The Seller, the Issuer, the Servicer, the Company, the Backup Servicer and the Indenture Trustee may also amend the Sale and Servicing Agreement with the prior written consent of the Insurer, so long as no Insurer Default has occurred and is continuing, and a Note Majority to add, change or eliminate any provisions of the Sale and Servicing Agreement or to modify the rights of the Noteholders; provided, however, that the action will not:

*

increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Noteholders or Certificateholders;

*

reduce the aforesaid percentage of the Noteholders or Certificateholders which is required to consent to any amendment, without, in either case, the consent of the Holders of all Notes and Certificates outstanding; provided, further, that if an Insurer Default has occurred and is continuing, the action shall not materially adversely affect the interest of the Insurer; or

*

result in a downgrade or withdrawal of the then current rating of the Notes by the Rating Agencies without the consent of each Noteholder.

The above should in no way be construed to require the consent of the Noteholders or Certificateholders to a reduction in the Target Overcollateralization Amount or the required level of the Class A Reserve Account.

List of Noteholders; Voting of Notes

Upon written request by three or more Noteholders or any one or more Noteholders with an aggregate principal balance evidencing not less than 25% of the Note Balance and upon compliance by these Noteholders with other provisions of the Sale and Servicing Agreement, the Indenture Trustee will afford the Noteholders, within five Business Days after receipt of the request, access during business hours to the current list of Noteholders for purposes of communicating with other Noteholders with respect to their rights under the Sale and Servicing Agreement and the Notes.

If the Seller, the Seller or any of their affiliates owns any Notes, the Note will not have voting rights under the Sale and Servicing Agreement or the other Related Documents.

The Sale and Servicing Agreement will not provide for the holding of any annual or other meetings of Noteholders.

Termination

The respective obligations of the Issuer, the Seller, the Servicer, the Company, the Backup Servicer and the Indenture Trustee pursuant to the Sale and Servicing Agreement will terminate upon the latest of:

*

the maturity or other liquidation of the last Receivable and the payment to Noteholders and the Insurer of amounts required to be paid under the Notes, the Indenture and the Insurance Agreement;

*

the expiration of the Policy in accordance with its terms; or

*

the payment to Noteholders of all amounts required to be paid to them pursuant to the Indenture and the expiration of any related preference period.

In order to avoid excessive administrative expense, the Servicer has the option to purchase from the Trust, as of the last day of any month as of which the Aggregate Principal Balance with respect to the Receivables is less than or equal to 10% of the Original Pool Balance, all remaining Receivables at a price equal to the aggregate of the Purchase Amounts of the Receivables as of that last day, plus the appraised value of any other property held by the Trust, with the prior written consent of the Insurer, if the redemption would result in a claim under the Policy or if the redemption would result in any amount owing to the Insurer remaining unpaid. The Indenture Trustee will give written notice of termination to each Noteholder of record. The final distribution to any Noteholder will be made only upon surrender and cancellation of that Holder’s Note at the office or agency of the Indenture Trustee specified in the notice of termination; provided, however, that if on the Payment Date upon which final payment of the Notes is to be made, there are five or fewer Noteholders of record, the final payment to that Noteholder will be made by check or wire transfer as described above and each Noteholder shall present and surrender its Note at the office or agency designated in the notice of final distribution referred to above within 30 days after the Payment Date.

The Policy

The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy.

Simultaneously with the issuance of the Class A Notes, the Insurer will deliver the Policy to the Indenture Trustee for the benefit of each Class A Noteholder. Under the Policy, the Insurer will unconditionally and irrevocably guarantee to the Indenture Trustee, on each Payment Date, for the benefit of each Class A Noteholder the full and complete payment of (1) Scheduled Payments on the Class A Notes and (2) the amount of any Scheduled Payment which subsequently is avoided in whole or in part as a preference payment under applicable law. In the event the Indenture Trustee fails to make a claim under the Policy, Class A Noteholders do not have the right to make a claim directly under the Policy, but may sue to compel the Indenture Trustee to do so.

“Scheduled Payments” means payments which are scheduled to be made on the Class A Notes during the term of the Policy in accordance with the original terms of the Class A Notes when issued and without regard to any subsequent amendment or modification of the Class A Notes, the Sale and Servicing Agreement or the Indenture that has not been consented to by the Insurer, which “Scheduled Payments”, are

(1)

the Class A Interest Payment Amount, with respect to a Payment Date and

(2)

the Class A Principal Payment Amount with respect to a Payment Date. Scheduled Payments do not include payments which become due on an accelerated basis as a result of

*

a default by the Trust,

*

an election by the Trust to pay principal on an accelerated basis,

*

the occurrence of an Event of Default under the Indenture or

*

any other cause,

unless the Insurer elects, in its sole discretion, to pay in whole or in part the principal due upon acceleration, together with any accrued interest to the date of acceleration.

In the event the Insurer does not so elect, the Policy will continue to guarantee Scheduled Payments due on the Class A Notes in accordance with their original terms. Scheduled Payments shall not include

(1)

any portion of a Class A Interest Payment Amount due to the Class A Noteholders because the appropriate notice and certificate for payment in proper form was not timely Received by the Insurer,

(2)

any portion of a Class A Interest Payment Amount due to Class A Noteholders representing interest on any Class A Interest Carryover Shortfall or

(3)

any Class A Mandatory Redemption Amounts,

unless the Insurer elects, in its sole discretion, to pay the amount in whole or in part. Scheduled Payments shall not include, any amounts due in respect of the Class A Notes attributable to any increase in interest rate, penalty or other sum payable by the Trust by reason of any default or event of default in respect of the Class A Notes or by reason of any deterioration of the creditworthiness of the Trust nor shall coverage be provided under the Policy in respect of any taxes, withholding or other charge imposed with respect to any Noteholder by any governmental authority due in connection with the payment of any Scheduled Payment to a Class A Noteholder.

Payment of claims on the Policy made in respect of Scheduled Payments will be made by the Insurer following Receipt by the Insurer of the appropriate notice for payment on the later to occur of (1) 12:00 noon, New York City time, on the third Business Day following Receipt of notice for payment, and (2) 12:00 noon, New York City time, on the date on which the payment was due on the Class A Notes.

If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Policy, the Insurer shall cause the payment to be made on the later of

(a) the date when due to be paid pursuant to the Order referred to below or

(b) the first to occur of

(1) the fourth Business Day following Receipt by the Insurer from the Indenture Trustee of

*

a certified copy of the order (the “Order”) of the court or other governmental body that exercised jurisdiction to the effect that the Class A Noteholder is required to return Scheduled Payments made with respect to the Class A Notes during the term of the Policy because the payments were avoidable as preference payments under applicable bankruptcy law,

*

a certificate of the Class A Noteholder that the Order has been entered and is not subject to any stay and

*

an assignment duly executed and delivered by the Class A Noteholder, in a form as is reasonably required by the Insurer and provided to the Class A Noteholder by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Class A Noteholder relating to or arising under the Class A Notes against the Trust or otherwise with respect to the preference payment, or

(2)

the date of Receipt by the Insurer from the Indenture Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to the date of Receipt, the Insurer shall have Received written notice from the Indenture Trustee that these items were to be delivered on that date and the date was specified in the notice.

This payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Indenture Trustee or any Class A Noteholder directly, unless a Class A Noteholder has previously paid the amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the payment shall be disbursed to the Indenture Trustee for distribution to the Class A Noteholder upon proof of the payment reasonably satisfactory to the Insurer. In connection with the foregoing, the Insurer shall have the rights provided pursuant to the Sale and Servicing Agreement including, without limitation, the right to direct all matters relating to any preference claim and subrogation to the rights of the Indenture Trustee and each Class A Noteholder in the conduct of any proceeding with respect to a preference claim.

Other Provisions of the Policy

The terms “Receipt” and “Received” with respect to the Policy shall mean actual delivery to the Insurer and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given under the Policy by the Indenture Trustee is not in proper form or is not properly completed, executed or delivered, it shall be denied not to have been Received, and the Insurer or its fiscal agent shall promptly so advise the Indenture Trustee, and the Indenture Trustee may submit an amended notice.

Under the Policy, “Business Day” means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in Wilmington, Delaware, the City of New York or any other location of any successor Servicer, successor Owner Trustee or successor Indenture Trustee are authorized or obligated by law, executive order or governmental decree to be closed.

The Insurer’s obligations under the Policy in respect of Scheduled Payments shall be discharged to the extent funds are transferred to the Indenture Trustee as provided in the Policy whether or not the funds are properly applied by the Indenture Trustee.

The Insurer shall be subrogated to the rights of each Class A Noteholder to receive payments of principal and interest to the extent of any payment by the Insurer under the Policy.

Claims under the Policy constitute direct, unsecured and unsubordinated obligations of the Insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the Insurer for borrowed money. Claims against the Insurer under the Policy and each other financial guaranty insurance policy issued by the Policy constitute pari passu claims against the general assets of the Insurer. The terms of the Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Trust. The Policy may not be canceled or revoked prior to distribution in full of all Scheduled Payments with respect to the Notes. The Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. The Policy is governed by the laws of the State of New York.

It is a condition to issuance that the Class A Notes be rated [       ] by [       ] and [       ] by [       ]. The ratings by the Rating Agencies of the Class A Notes will be based on the issuance of the Policy. A rating is not a recommendation to purchase, hold or sell Class A Notes. In the event that the rating initially assigned to any of the Class A Notes is subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of the Insurer, no person or entity will be obligated to provide any additional credit enhancement with respect to the Class A Notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Notes. See “Ratings” in this prospectus supplement.

Material Federal Income Tax Consequences

The following is a general summary of some of the related Federal income tax consequences of the purchase, ownership and disposition of the Class A Notes. This discussion does not address every aspect of the Federal income tax laws that may be relevant to holders of Class A Notes in light of their personal investment circumstances or to particular types of Class A Noteholders subject to special treatment under the Federal income tax laws, including, without limitation, banks and thrifts, insurance companies, dealers in securities, foreign investors, regulated investment companies, individuals, trusts and estates and pass-through entities, the equity holders of which are any of the foregoing. This discussion is directed to prospective purchasers who purchase Class A Notes in the initial distribution of the Class A Notes and who hold the Class A Notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). Prospective purchasers are urged to consult their own tax advisors in determining the Federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Class A Notes.

The following summary is based upon current provisions of the Code, the Treasury regulations promulgated under the Code, judicial authority, and ruling authority, all of which are subject to change, which change may be retroactive. The Issuer will be provided with an opinion of Federal Tax Counsel regarding some of the related Federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the Internal Revenue Service (the “IRS”) or the courts. Moreover, there are no cases or IRS rulings on similar transactions with terms similar to those of the Class A Notes. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS.

Tax Characterization of the Issuer

McKee Nelson LLP will deliver its opinion that the Issuer will not be classified as an association, or publicly traded partnership taxable as a corporation for Federal income tax purposes. This opinion will be based on the assumption of compliance by all parties with the terms of the Trust Agreement and related documents.

If the Issuer were taxable as a corporation for Federal income tax purposes, the Issuer would be subject to corporate income tax on its taxable income. The Issuer’s taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Class A Notes. Any corporate income tax could materially reduce cash available to make payments on the Class A Notes and distributions on the Certificates, and Certificateholders, and possibly Class A Noteholders, could be liable for any tax that is not paid by the Trust.

Tax Consequences to Holders of the Class A Notes

Treatment of the Class A Notes as Indebtedness.  The Issuer will agree, and the Class A Noteholders will agree by their purchase of Class A Notes, to treat the Class A Notes as debt for Federal, state and local income and franchise tax purposes. Federal Tax Counsel will advise the Issuer that in its opinion the Class A Notes will be classified as debt for Federal income tax purposes.

The prepayment assumption that is used in determining the accrual of original issue discount, market discount or premium with respect to the Notes is [100% Prepayment Assumption], as defined below.  However, no representation is made that the loans will prepay in accordance with this assumption or in accordance with any other assumption.  The [100% Prepayment Assumption] assumes a [constant prepayment rate of ___%].

Alternatively, if, contrary to the opinion of Federal Tax Counsel, the Class A Notes were not properly classified as debt and Issuer were treated as a publicly traded partnership taxable as a corporation, it would be subject to Federal income tax, and any similar state or local taxes, at corporate tax rates on its taxable income generated by ownership of the Receivables.  This tax could result in reduced distributions to Class A Noteholders. Distributions to Class A Noteholders generally would not be deductible in computing the taxable income of the publicly traded partnership. In addition, all or a portion of any distributions would, to the extent of the current and accumulated earnings and profits of the corporation, be treated as dividend income to the Class A Noteholders, and in the case of Class A Noteholders that are foreign persons would be subject to withholding tax.

Interest Income and OID on the Class A Notes.

It is not anticipated that the Class A Notes will be issued with original issue discount (“OID”) within the meaning of Section 1273 of the Code. The stated interest on the Class A Notes will be taxable to a Class A Noteholder as ordinary interest income when received or accrued in accordance with the Class A Noteholder’s method of tax accounting. If the Class A Notes were treated as being issued with OID, the excess of the “stated redemption price at maturity” of the Class A Notes over their issue price would constitute OID. Under the OID Regulations, a holder of a Class A Note issued with a de minimis amount of OID must include this OID in income, on a pro rata basis, as principal payments are made on the Class A Note. A subsequent purchaser who buys a Class A Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

Sale or Other Disposition.

If a Class A Noteholder sells a Class A Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the Class A Note. The adjusted tax basis of a Class A Note to a particular Class A Noteholder will equal the holder’s cost for the Class A Note, increased by any market discount, and gain previously included by the Class A Noteholder in income with respect to the Class A Note and decreased by the amount of premium, if any, previously amortized and by the amount of principal payments previously received by the Class A Noteholder with respect to the related Class A Note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest, including OID, and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Foreign Holders.

Except as discussed below, a Class A Noteholder that is not a “United States person” (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a Class A Note provided that (i) the holder complies to the extent necessary with certain certification requirements, which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a United States person (as defined below), (ii) the holder is not a “10-percent shareholder” within the meaning of Section 871(h)(3)(B) of the Code, which could be interpreted to include a person that directly or indirectly owns 10% or more of the certificates in the Trust or the equity in the Seller or the Company, (iii) the holder is not a “controlled foreign corporation” (as defined in the Code) related to the Trust or related to a 10 percent holder of certificates in the Trust or equity in the Seller or the Company, and (iv) the holder is not engaged in a United States trade or business, or otherwise subject to Federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a Class A Note.  For these purposes, the term “United States person” means (i) a citizen or resident of the United States, (ii) a corporation or partnership (or other entity properly treated as a corporation or partnership for Federal income tax purposes) created or organized in or under the laws of the United States or any State thereof or the District of Coulumbia, (iii) an estate whose income is includable in gross income for United States Federal income taxation regardless of its source, and (iv) a trust for which one or more United States persons have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust’s administration and certain eligible trusts that elect to be treated as United States persons.  A “Foreign Person” is any person that is not a United States person.  Each Class A Noteholder should consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Class A Note by a Foreign Person generally will be exempt from United States Federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a Class A Note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States Federal income tax on the interest, gain or income at regular Federal income tax rates.  In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits,” within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

If the IRS were to contend successfully that the Class A Notes are interests in a partnership, not taxable as a corporation, a Class A Noteholder that is a foreign person might be required to file a United States. Federal income tax return and pay tax on its share of partnership income at regular United States tax rates, including the branch profits tax, and could be subject to withholding tax on its share of partnership income. If the Class A Notes were recharacterized as interests in a “publicly traded partnership” taxable as a corporation, distributions on the Class A Notes treated as dividends would generally be subject to withholding tax on the gross amount of the dividends at the rate of 30% unless the rate were reduced by an applicable treaty. If the Class A Notes are recharacterized as equity interests in a partnership, or, contrary to the opinion of Federal Tax Counsel, in a publicly traded partnership taxable as a corporation, any taxes required to be so withheld will be treated for all purposes of the Class A Notes as having been paid to the related Class A Noteholder.

Backup Withholding. Distributions made on the Class A Notes and proceeds from the sale of Class A Notes to or through certain brokers may be subject to a “backup” withholding tax on “reportable payments” (including interest accruals, original issue discount, and, under certain circumstances, distributions in reduction of principal amount) if the holder of the Class A Notes fails to comply with certain identification procedures, unless the Class A Noteholder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status.  Any amounts so withheld from distributions on the Class A Notes would be refunded by the IRS or allowable as a credit against the Class A Noteholder’s Federal income tax.

Certain State Tax Consequences

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” above, potential purchasers should consider the state income tax consequences of the acquisition, ownership and disposition of the Class A Notes. State income tax law may vary substantially from state to state, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential purchasers should consult their own tax advisors with respect to the various tax consequences of an investment in the Class A Notes.

ERISA Considerations

Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing, or other employee benefit plan, as well as individual retirement accounts and particular types of Keogh Plans subject to those provisions, and entities deemed to hold plan assets of these plans (each, a “Benefit Plan”), from engaging in particular transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Benefit Plan. A violation of these “prohibited transaction” rules may generate excise tax and other penalties and liabilities under ERISA and the Code for these persons. ERISA also imposes particular duties on persons who are fiduciaries of Benefit Plans subject to ERISA. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of the Benefit Plan, subject to exceptions not here relevant.

Some transactions involving the Issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchases Class A Notes if assets of the Issuer were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the “Plan Assets Regulation”), the assets of the Issuer would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an equity interest in the Issuer and none of the exceptions contained in the Plan Assets Regulation was applicable. An “equity interest” is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the Issuer believes that, at the time of their issuance the Class A Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. The debt status of the Class A Notes could be affected subsequent to their issuance by particular types of changes in the financial condition of the Issuer.

Without regard to whether Class A Notes are treated as an equity interest under the Plan Assets Regulation, the acquisition or holding of the Class A Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Issuer, the Seller, the Servicer, the Backup Servicer, the Indenture Trustee or the Owner Trustee is or becomes a party in interest or a disqualified person with respect to a Benefit Plan or in the event that a subsequent transfer of a Class A Note occurs between a Benefit Plan and a party in interest or disqualified person with respect to the Plan. Some exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Class A Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the Class A Notes. Included among these exemptions, each of which contains several conditions which must be satisfied before the exemption applies, are: PTCE 90-1, regarding particular transactions entered into by insurance company pooled separate accounts; PTCE 95-60, regarding particular transactions entered into by insurance company general accounts; PTCE 96-23, regarding particular transactions effected by “in-house asset managers”; PTCE 91-38 regarding particular types of transactions entered into by bank collective investment funds; and PTCE 84-14, regarding particular transactions effected by “qualified professional asset managers.” By acquiring a Class A Note, each purchaser and each transferee of a Class A Note shall be deemed to represent and warrant that either (1) it is not acquiring a Class A Note with the assets of a Benefit Plan; or (2) its purchase and holding of the Class A Notes will qualify for prohibited transaction exemptive relief under PTCE 95-60, PTCE 96-23, PTCE 91-38, PTCE 90-1, PTCE 84-14 or some other applicable exemption.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and some church plans (as defined in Section 3(33) of ERISA) may not be subject to ERISA requirements. However, governmental plans can be subject, under federal, fiduciary, state or local law, to restrictions which are similar to ERISA and church plans may be subject to other types of prohibited transaction restrictions under the Code.

A Benefit Plan fiduciary considering the purchase of Class A Notes should consult its tax and/or legal advisors regarding whether the assets of the Issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Ratings

It is a condition to issuance that each of the Class A-1 Notes and the Class A-2 Notes be rated [       ] by [       ] and [       ] by [       ]. The ratings by the Rating Agencies of the Class A Notes will be based on the issuance of the Policy. A rating is not a recommendation to purchase, hold or sell Class A Notes. In the event that the rating initially assigned to any of the Class A Notes is subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of the Insurer, no person or entity will be obligated to provide any additional credit enhancement with respect to the Class A Notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Class A Notes.

Underwriting

Subject to the terms and conditions set forth in an underwriting agreement dated [             ] (the “Underwriting Agreement”), the Company has agreed to cause the Trust to sell to Deutsche Bank Securities Inc. (the “Underwriter”), and the Underwriter has agreed to purchase, all of the Class A Notes.

Under the terms and conditions of the Underwriting Agreement, the Underwriter is committed to take and pay for all the Class A Notes offered by this prospectus supplement, if any are taken.

The Seller has been advised by the Underwriter that the Underwriter proposes to offer the Class A Notes from time to time for sale in negotiated transactions or otherwise, at prices determined at the time of sale. The Underwriter may effect these transactions by selling Class A Notes to or through dealers and these dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter and any purchasers of Class A Notes for whom they may act as agents. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Class A Notes may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Class A Notes by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended (the “Securities Act”).

The Class A Notes are a new issue of securities with no established trading market. The Trust has been advised by the Underwriter that it intends to make a market in the Class A Notes, but the Underwriter is not obligated to make a market and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Class A Notes.

An affiliate of the underwriter provides a warehouse facility to the Seller.

The Seller has agreed to indemnify the Underwriter against particular types of liabilities, including liabilities under the Securities Act.

Experts

The consolidated balance sheets of Financial Security and Subsidiaries as of December 31, [       ] and [       ] and the related consolidated statements of income, changes in shareholder’s equity and cash flows for each of the three years in the period ended December 31, [       ], incorporated by reference in this prospectus supplement, have been incorporated in this prospectus supplement in reliance on the report of [       ], independent accountants, given on the authority of that firm as experts in accounting and auditing.

Legal Matters

Some legal matters relating to the Class A Notes and some related federal income tax and other matters will be passed upon for the Seller by [       ].  Some legal matters relating to the Class A Notes will be passed upon for the Underwriter and the Company by McKee Nelson LLP, New York, New York.

Glossary

Aggregate Principal Balance: With respect to the Closing Date, the Cutoff Date Principal Balance, and with respect to any Determination Date, the sum of the Principal Balances, computed as of the last day of the related Collection Period end date, for all Receivables, other than Liquidated Receivables and Purchased Receivables.

Amount Financed: With respect to a Receivable, the aggregate amount advanced extended under the Receivable toward the purchase price of the Financed Vehicle and related costs, including amounts of credit extended in respect of accessories, insurance premiums, service and warranty policies or contracts and other items customarily financed as part of motor vehicle and boat retail installment contracts or promissory notes, and related costs.

Available Funds: With respect to any Determination Date, the sum of

()

the “Collected Funds” received by the Servicer during the related Collection Period,

()

all Purchase Amounts deposited in the Collection Account for the related Collection Period,

()

all income received from investments of funds in the Collection Account during the related Collection Period,

()

the Monthly Capitalized Interest Amount with respect to the Payment Date,

()

the Insurer Optional Deposit, if any, and

()

any remaining Pre-Funded Amount applied to the mandatory redemption of Notes.

Certificateholder: The holder of a Certificate

Class: A class of Notes.

Class A Note Balance: The sum of (1) the Class A-1 Note Balance and (2) the Class A-2 Note Balance.

Class A-1 Final Scheduled Payment Date: [       ] or, if this day is not a Business Day, the next succeeding Business Day.

Class A-2 Final Scheduled Payment Date: [       ], or, if this day is not a Business Day, the next succeeding Business Day.

Class B Note Balance: An amount equal to $[       ] on the Closing Date and after, an amount equal to the initial Class B Note Balance reduced by all amounts distributed to the Class B Noteholders that are allocable to principal.

Collected Funds: With respect to any Determination Date, the amount of funds in the Collection Account representing collections on the Receivables received by the Servicer during the related Collection Period, including all Liquidation Proceeds collected during the related Collection Period, but excluding any Purchase Amounts, and all amounts paid by Dealers under Dealer Agreements or Dealer Assignments with respect to the Receivables during the related Collection Period.

Collection Period: With respect to any Payment Date or Determination Date, the calendar month preceding the month in which the Payment Date or Determination Date occurs.

Controlling Party: The Insurer, so long as an Insurer Default shall not have occurred and be continuing, otherwise, the Indenture Trustee for the benefit of the Noteholders; provided, however, that the Owner Trustee for the benefit of the Certificateholder will be the Controlling Party after all unpaid principal and interest on the Notes shall have been paid in full and all amounts due to the Insurer have been paid and the Policy has expired in accordance with its terms.

Corporate Trust Office: The office of the Indenture Trustee at which its corporate trust business shall be principally administered, which office as of the date of this prospectus supplement is located at [       ].

Cram Down Loss: With respect to a Receivable, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on a Receivable or otherwise modifying or restructuring the Contract Scheduled Payments to be made on a Receivable, an amount equal to (1) the excess of the Principal Balance of the Receivable immediately prior to the order over the Principal Balance of the Receivable as so reduced and/or (2) if the court shall have issued an order reducing the effective rate of interest on the Receivable, the net present value, using as the discount rate the higher of the APR on the Receivable or the rate of interest, if any, specified by the court in the order, of the Contract Scheduled Payments as so modified or restructured. A Cram Down Loss shall be deemed to have occurred on the date of issuance of the order.

Cutoff Date: With respect to the Initial Receivables, the Initial Cutoff Date, and with respect to the Subsequent Receivables, the Subsequent Cutoff Date.

Dealer Agreement: An agreement generally between the Seller and a Dealer relating to the sale of retail installment contracts to the Seller and all documents and instruments relating to that agreement.

Dealer Assignment: With respect to a Receivable, the executed assignment conveying a Receivable to the Seller.

Deficiency Claim Amount: With respect to any Determination Date, the positive difference, if any, of (1) the sum of the related Scheduled Payments plus the amounts described in clauses (1), (2) and (3) under the heading “The Notes—Priority of Distribution Amounts” minus (2) the amount of Available Funds with respect to the Determination Date, which amount will be withdrawn from the Class A Reserve Account to the extent funds are on deposit tin this prospectus supplement in accordance with the terms of the Class A Reserve Account Agreement and deposited into the Collection Account on the related Payment Date.

Determination Date: With respect to a Collection Period, the 5th Business Day preceding the Payment Date in the next calendar month; provided, however that the first Determination Date will be the Closing Date.

Holder or Noteholder: The Person in whose name a Note is registered in the Note Register.

Liquidation Proceeds: With respect to a Liquidated Receivable,

*

proceeds from the disposition of Financed Vehicles securing the Liquidated Receivables,

*

any insurance proceeds or rebates, or

*

other monies received from the Obligor or otherwise, less amounts required to be refunded to the Obligor.

Managed Receivable: Any retail installment contract, including any related promissory note, for a Financed Vehicle, and all rights and obligations under the retail installment contract, generally originated by and currently serviced by the Seller for Obligors.

Note Balance: The sum of the Class A Note Balance and Class B Note Balance.

Note Majority: As of any date of determination, Holders of Class A-1 Notes and Class A-2 Notes and Class B Notes representing more than 50% of the Note Balance.

Payment Amount: With respect to a Payment Date, the sum of (1) the Available Funds as of the last day of a Collection Period, plus (2) the Deficiency Claim Amount, if any, with respect to the Payment Date.

Person: Any legal person, including any individual, corporation, limited liability company, partnership, joint venture, estate, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision of these or any other entity.

Purchased Receivable: A Receivable that was purchased as of the close of business on the last day of a Collection Period by the Seller or the Servicer as the result of the violation of particular representations or warranties of the Seller under the Sale and Servicing Agreement or a breach by the Servicer of some of the Servicer’s obligations.

Rating Agency Condition: With respect to any action, that the Rating Agency has been given prior notice of and that the Rating Agency has notified the Seller, the Seller, the Servicer and the Indenture Trustee in writing that the action will not result in a reduction or withdrawal of the then current rating of the Notes.

Sale and Servicing Agreement: The Sale and Servicing Agreement between the Seller, in its individual capacity and as Servicer, ACE Securities Corp., as Company, [       ] Auto and Boat Receivables Owner Trust [       ]- [  ] as purchaser, and [       ], as Indenture Trustee and Backup Servicer.

Servicer’s Certificate: With respect to each Collection Period, a certificate, completed by and executed on behalf of the Servicer, in accordance with the applicable Sale and Servicing Agreement provisions.

Servicer Receivables Files: The following documents or instruments in the Servicer’s possession with respect to each Receivable: (1) documents evidencing or relating to any Insurance Policy; and (2) any and all other documents, in original or electronic form, that the Servicer keeps on file in accordance with its customary procedures relating to the individual Receivable, Obligor or Financed Vehicle.

State: Any state of the United States or the District of Columbia.

Transaction Documents: The Sale and Servicing Agreement, the Indenture, the Trust Agreement, the Notes, the Receivables Purchase Agreement, the Underwriting Agreement and the other agreements executed in connection with the closing of the transactions described in this prospectus supplement.

Trust Agreement: The Trust Agreement between ACE Securities Corp., the Certificateholder, the Seller, and [       ], as Owner Trustee.

Index of Terms

Set forth below is a list of the defined terms used in this prospectus supplement and the pages on which the definitions of these terms may be found.

10 percent shareholder

S-65

ABS

S-29

ABS Tables

S-29

Actuarial Receivable

S-23

Additional Funds Available

S-35

Aggregate Principal Balance

S-70

Amount Financed

S-70

Available Funds

S-70

Backup Servicer Fee

S-55

Benefit Plan

S-66

Business Day

S-62

capital assets

S-63

Capitalized Interest Account

S-54

Certificate

S-15

Certificateholder

S-70

Class

S-70

Class A Interest Carryover Shortfall

S-35

Class A Interest Payment Amount

S-35

Class A Mandatory Redemption Amount

S-35

Class A Note Balance

S-70

Class A Notes

S-15

Class A Overcollateralization Amount

S-35

Class A Principal Payment Amount

S-36

Class A Reserve Account

S-44

Class A Target Overcollateralization Amount

S-36

Class A-1 Final Scheduled Payment Date

S-70

Class A-1 Interest Carryover Shortfall

S-36

Class A-1 Interest Payment Amount

S-36

Class A-1 Mandatory Redemption Amount

S-36

Class A-1 Note Balance

S-41

Class A-1 Note Factor

S-49

Class A-1 Notes

S-15

Class A-1 Principal Carryover Shortfall

S-36

Class A-1 Principal Payment Amount

S-37

Class A-2 Final Scheduled Payment Date

S-70

Class A-2 Interest Carryover Shortfall

S-37

Class A-2 Interest Payment Amount

S-37

Class A-2 Mandatory Redemption Amount

S-37

Class A-2 Note Balance

S-41

Class A-2 Note Factor

S-50

Class A-2 Notes

S-15

Class A-2 Principal Carryover Shortfall

S-37

Class A-2 Principal Payment Amount

S-37

Class B Interest Carryover Shortfall

S-38

Class B Interest Payment Amount

S-38

Class B Note Balance

S-70

Class B Notes

S-15

Class B Principal Payment Amount

S-38

Closing Date

S-15

Code

S-63

Collected Funds

S-70

Collection Account

S-53

Collection Period

S-71

Contract Scheduled Payment

S-38

controlled foreign corporation

S-65

Controlling Party

S-71

Corporate Trust Office

S-71

Cram Down Loss

S-71

Cutoff Date

S-71

Dealer Agreement

S-71

Dealer Assignment

S-71

Dealer Recourse

S-17

Defaulted Receivable

S-38

Deficiency Claim Amount

S-71

Determination Date

S-71

disqualified persons

S-66

Draw Date

S-39

DTC

S-34

equity interest

S-67

Events of Default

S-48

excess interest

S-44

Excess Overcollateralization Amount

S-39

excess principal

S-44

Exchange Act

S-33

Final Regulations

S-65

Financed Vehicles

S-17

Foreign Person

S-65

Funding Period

S-53

Holder

S-72

Holders

S-34

Indenture

S-16

in-house asset managers

S-67

Initial Cutoff Date

S-16

Initial Financed Vehicles

S-16

Initial Pre-Funded Amount

S-53

Initial Receivables

S-16

Insurance Agreement Indenture Cross Defaults

S-48

Insurer

S-18

Insurer Default

S-57

Insurer Optional Deposit

S-39

IRS

S-63

Issuer

S-15

Liquidated Receivable

S-39

Liquidation Proceeds

S-72

Lockbox Account

S-53

Lockbox Bank

S-53

Managed Receivable

S-72

Mandatory Redemption Date

S-54

Monthly Capitalized Interest Amount

S-54

Note Balance

S-72

Note Distribution Account

S-53

Note Majority

S-72

Noteholder

S-72

Noteholders

S-34

Notes

S-15

Obligors

S-16

OC Stabilization Date

S-39

OID

S-64

Order

S-61

Original Pool Balance

S-34

Owner Trustee

S-16

parties in interest

S-66

Payment Amount

S-72

Person

S-72

plan assets

S-66

Plan Assets Regulation

S-66

Policy Claim Amount

S-39

portfolio interest

S-65

Precomputed Receivables

S-22

Pre-Funded Amount

S-54

Pre-Funding Account

S-53

Principal Balance

S-40

Principal Payment Amount

S-39

publicly traded partnership

S-66

Purchase Amount

S-41

Purchased Receivable

S-72

qualified professional asset managers

S-67

Rating Agency Condition

S-72

Receipt

S-62

Receivables

S-15

Receivables File

S-18

Received

S-62

Redemption Price

S-35

related person

S-65

Rule of 78’s Receivables

S-22

Sale and Servicing Agreement

S-72

Scheduled Payments

S-60

Securities Act

S-68

Servicer Expenses

S-55

Servicer Fee

S-55

Servicer Receivables Files

S-72

Servicer Termination Event

S-57

Servicer Transition Expenses

S-55

Servicer’s Certificate

S-72

Servicing Fee Rate

S-55

Simple Interest Receivable

S-22

State

S-73

stated redemption price at maturity

S-64

Subsequent Cutoff Date

S-16

Subsequent Financed Vehicles

S-17

Subsequent Purchase Agreement

S-17

Subsequent Receivables

S-17

Subsequent Transfer Date

S-18

Transaction Documents

S-73

Trust

S-15

Trust Agreement

S-16, 73

Trust Property

S-16

Underwriter

S-68

Underwriting Agreement

S-68

Weighted Average Life

S-29

SUBJECT TO COMPLETION, DATED JUNE 24, 2005
PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED [  ])

$[                           ]
[      ] AUTO AND BOAT TRUST [      ]-[      ]
Issuer

ACE SECURITIES CORP.
Depositor
[      ]
Servicer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the attached prospectus is accurate or complete.   Making any contrary representation is a criminal offense.

Subject to the satisfaction of certain conditions, the underwriter named below is offering the notes and certificates at the price to public shown.  The securities will be delivered in book entry form only on or about [        ].

Securities Offered

•

$[            ], [   ]% asset backed notes

•

$[            ], [   ]% asset backed certificates

Assets

•

Retail automobile and boat receivables

Credit Enhancement

•

Subordination of the certificates

•

Reserve account

Expected Ratings

•

[     ] or equivalent for the notes

•

[     ] or equivalent for the certificates

Consider carefully the risk factors beginning on page S-[  ] of this prospectus supplement and on page [  ] of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the index of defined terms beginning on page S-[  ] of this prospectus supplement and on page [  ] of the prospectus.

The notes will represent interests in the trust fund only and will not represent interests in or obligations of any other entity.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

•

RED HERRING

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities And Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Underwriting
	Price to	Discounts and	Proceeds to the
	Public	Commissions	Depositor(1)
Per Note	[ ]%	[ ]%	[ ]%
Per Certificate	[ ]%	[ ]%	[ ]%
Total	$[ ]	$[ ]	$[ ]
_________________________
(1) Before deducting expenses, estimated to be $ [ ].

Deutsche Bank Securities Inc.

The date of this prospectus supplement is [         ].

Important Notice About Information Presented In This
Prospectus Supplement And The Accompanying Prospectus:

We provide information to you about the securities offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your securities, and (2) this prospectus supplement, which describes the specific terms of your securities.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the securities in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the securities and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the securities will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

Prospectus Supplement	Prospectus

Caption Page	Caption Page

Risk Factors

Formation of the Trust

The Trust Property

The Receivables Pool

The Servicer

[Weighted Average Life of the

Securities]

Use of Proceeds

Description of the Notes

Description of the Certificates

Description of the Transfer and Servicing

Agreements

Federal Income Tax Consequences

State and Local Tax Consequences

ERISA Considerations

Underwriting

Legal Matters

Risk Factors

The Trusts

The Trustee

The Receivables Pools

The Collateral Certificates

The Government Securities

Weighted Average Life of the Securities

Pool Factors and Trading Information

The Seller and the Servicer

Use of Proceeds

Description of Notes

Description of the Certificates

Certain information Regarding

the Securities

Description of the Transfer and Servicing

Agreements

Certain Matters Regarding the Servicer

Certain Legal Aspects of the Receivables

Material Federal Income Tax

Consequences

State and Local Tax Consequences

ERISA Considerations

Plan of Distribution

Legal Matters

Prospectus Supplement

Reports to Securityholders

Available Information

Incorporation of Certain Documents

by Reference

Index of Terms

Annex 1 - Global Clearance, Settlement

and Tax Documentation Procedures

Summary of Terms

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the securities, it is necessary that you read carefully this entire prospectus supplement and accompanying prospectus.

While this summary contains an overview of certain calculations, cash flow priorities, and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

Issuer	[ ] Auto and Boat Trust [ ]-[ ], a limited purpose Delaware business trust.
Depositor	Ace Securities Corp.
Servicer	[ ].
Seller	[ ].
Owner Trustee	[ ].
Indenture Trustee	[ ].
Closing Date	On or about [ ].
Cut-off Date	The [close] [opening] of business on [ ].
Distribution Dates	[ ] of each month or the next business day if the [ ] day is not a business day, beginning in [ ].
Record Dates	Last day of the month prior to a distribution date.
Minimum Denominations	$25,000.
Form	Book-entry.
Interest Accrual Method	30/360.
Final Scheduled Distribution Date	[ ] for the notes and [ ] for the certificates.

The Receivables

The receivables are amounts owed by individuals under retail installment sale contracts to purchase or refinance:  1) new or used automobiles, recreational vehicles, including motor homes, campers, motorcycles, all-terrain-vehicles and snowmobiles, vans trucks, buses and trailers; and 2) new or used boats, boat motors, jet skis and waverunners.

The depositor expects that the receivables will have the following

Interest Distributions

On each distribution date, if the trust has sufficient cash, it will pay you the interest accrued on your securities during the related interest period.  Interest periods begin on the prior distribution date and run through the day before the current distribution date.  The first interest period, however, begins on the closing date and runs through the day before the first distribution date.  We will assume that each year has 360 days.

characteristics as of [      ].  As of the closing date, no more than 5% of the receivables will have characteristics that differ from those described in this prospectus supplement as of [      ].

Number of contracts                            [      ]

Principal Amount                               $[      ]

Principal Distributions

The trust will pay all principal collections to the noteholders until the notes are paid in full.  The trust will not pay any principal collections to the certificateholders until the notes are paid in full.

Annual Percentage Rates    [      ]% to [     ]%

Weighted Average Annual

Percentage Rate                                   [      ]%

Original term

[      ] months to [      ] months

Weighted Average

original term                              [      ] months

Remaining term                         [      ] months

to [      ] months

Weighted Average

remaining term                          [      ] months

New                                                    [      ]%

Used                                                   [      ]%

States                                         [     ] [      ]%

[        ][      ]%

Balloon Loans                                    [      ]%

Reserve Account

There will be a reserve account to help cover cash flow shortfalls.  Initially, the account will be $[      ].  On each distribution date amounts remaining after distribution of the total servicing fee and amounts to be paid to the noteholders and certificateholders will be deposited in the reserve account until the amount equals a specified amount.

Optional Termination

When the principal amount of the receivables is 10% or less than it was on the cut-off date, the servicer may buy the receivables.  If the

[For approximately [ ]% of the principal amount of the receivables, the amount of the receivable was more than the value of the financed vehicle or boat at the time the loan was made.]

servicer does not do so, the indenture trustee will try to sell the receivables to another buyer.  In either case, you must receive the principal amount of your securities and all accrued but unpaid interest or the receivables will not be sold.

Tax Consequences

McKee Nelson LLP, special federal tax counsel to the trust, is of the opinion that, for federal income tax purposes the notes will constitute indebtedness and the certificates will constitute interests in a trust fund that will not be treated as an association taxable as a corporation or publicly traded partnership taxable as a corporation. The trust and holders of the certificates will agree by their purchase of certificates, if there is more than one holder of the certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the holders of the certificates as partners of the partnership and the notes as debt of the partnership, and if there is one holder of certificates, to treat that holder as the owner of the assets of the trust and to treat the trust as a disregarded entity.

The tax code is complex, and we recommend that you and your tax advisors review the information under the caption “Federal Income Tax Consequences” in this prospectus supplement and under the caption “Material Federal Income Tax Consequences” in the prospectus.

ERISA Considerations

The notes may be purchased by ERISA and other retirement plans if one or more administrative exemptions apply. The certificates may not be purchased by ERISA or other retirement plans.  See “ERISA Considerations” in this prospectus supplement and the prospectus.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the securities.

You may have difficulty selling your securities

The securities will not be listed on any securities exchange.  As a result, if you want to sell your securities you must locate a purchaser that is willing to purchase those securities.  The underwriter intends to make a secondary market for the securities.  The underwriter will do so by offering to buy the securities from investors that wish to sell.  However, the underwriter will not be obligated to make offers to buy the securities and may stop making offers at any time.  In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay.  There have been times in the past where there have been very few buyers of asset backed securities, and there may be such times in the future.  As a result, you may not be able to sell your securities when you want to do so or you may not be able to obtain the price that you wish to receive.

Certain features of the receivables pool may result in losses.	There are a number of features of the receivables in the pool that create additional risk of loss, including the following:

Certain obligors have little equity in their financed vehicles or boats which may result in more severe losses.

For approximately [      ]% of the principal amount of the receivables, the original principal amount of the loan exceeded the cost of the related vehicle or boat.  Although each such obligor was required to make a downpayment from the obligor’s own funds, those obligors have no equity in their vehicles or boats.  While those borrowers had excellent credit histories at the time, the lack of any equity in the vehicle or boat may make it more likely that those obligors will default if their personal financial conditions change.  In addition, if such an obligor defaults and the vehicle or boat is repossessed, the trust is likely to suffer a loss.

The concentration of the receivables in specific geographic areas may increase the risk of loss.

Economic conditions in the states where obligors reside may affect the delinquency, loan loss and repossession experience of the trust with respect to the receivables.  As of the cut-off date, the billing addresses of the obligors with respect to approximately [      ]%, [      ]%, and [      ]% of the principal amount of the receivables were located in [      ],  [      ]  and [      ], respectively.  Economic conditions in any state or region may decline over time and from time to time.  Because of the concentration of the obligors in certain states, any adverse economic conditions in those states may have a greater effect on the performance of the securities than if the concentration did not exist.

Newly originated loans may be more likely to default which may cause losses.

Defaults on automobile and boat loans tend to occur at higher rates during the early years of the automobile and boat loans.  Substantially all of the automobile and boat loans will have been originated within [      ] months prior to the sale to the trust.  As a result, the trust may experience higher rates of default than if the automobile and boat loans had been outstanding for a longer period of time.

Balloon loans may have a higher rates of default which may cause losses.

A balloon loan has monthly payments that will not fully pay off the loan balance by the maturity date.  As a result the borrower usually will have to refinance the balloon loan in order to pay the amount due.  The borrower may not be able to refinance the balloon loan for any number of reasons, including the level of available interest rates, the age or condition of the vehicle or boat, or the borrower’s payment or credit history.  The trust will not have any funds to refinance a balloon loan, and the seller is not obligated to do so.

Certificates will absorb cash shortfalls and losses before the notes.

The certificateholders will not receive any distribution of interest until the full amount of interest on the notes has been paid on each distribution date.  The certificateholders will not receive any distributions of principal until the notes have been repaid in full.  Holders of the certificates must rely for repayment upon payments on the receivables, and, if and to the extent available, amounts on deposit in the reserve account.  If funds in the reserve account are exhausted, the trust will depend solely on current distributions on the receivables to make payments on the securities.  Delinquent payments on the receivables may result in a shortfall in the distributions on the certificates on any distribution date due to the priority of payments on the notes.  Although on each distribution date distributions of interest on the certificates ranks senior to payments of principal of the notes, after an event of default or an acceleration of the notes, the principal amount of the notes must be paid in full prior to the distribution of any amounts on the certificates.

Your yield to maturity may be reduced by prepayments	The pre-tax yield to maturity is uncertain and will depend on a number of factors including the following:

The rate of return of principal is uncertain.

The amount of distributions of principal of the securities and the time when you receive those distributions depends on the amount and the times at which borrowers make principal payments on the receivables.  Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the receivables.

You may be unable to reinvest distributions in comparable investments.

Asset backed securities, like the securities, usually produce more returns of principal to investors when market interest rates fall below the interest rates on the receivables and produce less returns of principal when market interest rates are above the interest rates on the receivables.  As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the securities, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the securities.  You will bear the risk that the timing and amount of distributions on your securities will prevent you from attaining your desired yield.

An early termination will shorten the life of your investment which may reduce your yield to maturity.

If the receivables are sold upon exercise of the servicer’s optional termination or the auction call, you will receive the principal amount of your securities plus accrued interest through the related interest period.  Because your securities will no longer be outstanding, you will not receive the additional interest payments that you would have received had the securities remained outstanding.  If you bought your securities at par or at a premium, your yield to maturity will be lower than it would have been if the optional termination or auction call had not been exercised.

Withdrawal or downgrading of initial ratings will reduce the prices for securities

A security rating is not a recommendation to buy, sell or hold securities.  Similar ratings on different types of securities do not necessarily mean the same thing.  You are encouraged to analyze the significance of each rating independently from any other rating.  Any rating agency may change its rating of the securities after those securities are issued if that rating agency believes that circumstances have changed.  Any subsequent change in rating will likely reduce the price that a subsequent purchaser will be willing to pay for the securities.

The securities are not suitable investments for all investors

The securities are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on any specific date.  The securities are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

Formation of the Trust

The Trust

[      ] Auto and Boat Trust [    ]-[    ] is a business trust to be formed by the Depositor under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in the Prospectus.  After its formation, the Trust will not engage in any activity other than

(1)

acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom,

(2)

issuing the Certificates and the Notes,

(3)

making payments on the Certificates and the Notes and

(4)

engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

The Trust will initially be capitalized with equity of $[      ], excluding amounts deposited in the Reserve Account, representing the initial principal balance of the Certificates.  The Notes and Certificates will be transferred by the Trust to the Depositor in exchange for the Receivables.  The Certificates and the Notes will be sold to the Underwriter for cash.  The Servicer will initially service the Receivables pursuant to a sale and servicing agreement, to be dated as of [      ] (the “Sale and Servicing Agreement”), among the Seller, the Depositor, the Trust and the Servicer, and will be compensated for acting as the Servicer.  See “Description of the Transfer and Servicing Agreements--Servicing Compensation” in this prospectus supplement and “--Servicing Compensation and Payment of Expenses” in the Prospectus.  To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian for the Receivables by the Trust, but will not stamp the Receivables to reflect the sale and assignment of the Receivables to the Trust, nor amend the certificates of title of the:  1) new and used automobiles (the “Financed Automobiles”); and 2) new and used boats (the “Financed Boats”, and together with the Financed Automobiles, the “Financed Vehicles”) securing the Receivables.

If the protection provided to the investment of the Securityholders in the Trust by the Reserve Account is insufficient, the Trust will look to the Obligors on the Receivables, and the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables.  In such event, there may not be sufficient funds to make distributions with respect to the Securities.

The Trust’s principal offices are in [      ], in care of [      ], as Owner Trustee, at the address listed below under “--The Owner Trustee.”

Capitalization of the Trust

The following table illustrates the capitalization of the Trust as of the Cut-off Date, as if the issuance and sale of the Notes and the Certificates had taken place on such date:

Notes	$ [ ]
Certificates	$ [ ]
Total	$ [ ]

The Owner Trustee

[      ] is the Owner Trustee under the Trust Agreement. [      ] is a [      ] and its principal offices are located at [      ], [      ].  The Owner Trustee will perform limited administrative functions under the Trust Agreement, including making distributions from the Certificate Distribution Account. The Owner Trustee’s liability in connection with the issuance and sale of the Certificates and the Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement.

The Trust Property

The Notes will be collateralized by the Trust Property (other than the Certificate Distribution Account). Each Certificate represents a fractional undivided interest in the Trust. The “Trust Property” will include the Receivables, which were originated indirectly by Dealers and purchased indirectly by the Seller pursuant to agreements with Dealers (“Dealer Agreements”).  On the Closing Date, the Depositor will buy the Receivables from the Seller and the Depositor will sell the Receivables to the Trust.  The Servicer will, directly or through subservicers, service the Receivables.  The Trust Property also includes:

•

all monies received under the Receivables on and after the Cut-off Date and, with respect to Receivables which are Actuarial Receivables, monies received thereunder prior to the Cut-off Date that are due on or after the Cut-off Date;

•

such amounts as from time to time may be held in the Collection Account, the Reserve Account, the Payahead Account, the Note Distribution Account and the Certificate Distribution Account, established and maintained by the Servicer pursuant to the Sale and Servicing Agreement as described below;

•

security interests in the Financed Vehicles;

•

the rights of the Seller to receive proceeds from claims under certain insurance policies;

•

the rights of the Trust under the Sale and Servicing Agreement;

•

the rights of the Seller to refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering the Financed Vehicles or the retail purchasers of, or other persons owing payments on, the Financed Vehicles (the “Obligors”);

•

all right, title and interest of the Seller (other than with respect to any Dealer commission) with respect to the Receivables under the related Dealer Agreements;

•

rights with respect to any repossessed Financed Vehicles; and

•

all proceeds (within the meaning of the UCC) of the foregoing.

The Reserve Account will be maintained in the name of the Indenture Trustee for the benefit of the Noteholders and the Certificateholders.

The Receivables Pool

Pool Composition

The Receivables were selected from the Seller’s portfolio by several criteria, including, as of the Cut-off Date, the following:

(1)

each Receivable has a scheduled maturity of not later than the Final Scheduled Maturity Date;

(2)

each Receivable was originated in the United States of America;

(3)

each Receivable has an original term to maturity of not more than [      ] months and a remaining term to maturity of [      ] months or less as of the Cut-off Date;

(4)

approximately [      ]% of the Initial Pool Balance was secured by new Financed Vehicles, and approximately [      ]% of the Initial Pool Balance was secured by used Financed Vehicles;

(5)

each Receivable provides for level monthly payments which fully amortize the amount financed except, in the case of Simple Interest Receivables, for the last payment, which may be different from the level payment;

(6)

each Receivable is not more than [      ] days contractually past due as of the Cut-off Date and is not more than [      ] months paid ahead;

(7)

each Receivable has an outstanding principal balance between $[      ] and $[      ];

(8)

and each Receivable has an APR of no less than [      ]%.

As of the Cut-off Date, no Obligor on any Receivable was noted in the related records of the Servicer as being the subject of any pending bankruptcy or insolvency proceeding.  The latest scheduled maturity of any Receivable is not later than [      ].  No selection procedures believed by the Depositor to be adverse to Certificateholders or the Noteholders were used in selecting the Receivables.

The Depositor considers an account past due if any portion of the payment due on a due date is not received by the succeeding due date for that account.

The composition, distribution by remaining term, distribution by APR, geographic distribution and distribution by remaining principal of the Receivables, in each case,  as of the Cut-off Date are set forth in the tables below.  The percentages in the following tables may not add to 100% due to rounding.

Composition of the Receivables as of the Cut-off Date

	New Financed	Used Financed
	Vehicles	Vehicles	Total

Aggregate Principal Balance	$	$	$
Number of Receivables
Average Principal Balance	$	$	$
Average Original Balance	$	$	$
Weighted Average Contract Rate	%
Contract Rate (Range)	%- %	%- %	%- %
Weighted Average Original Term	months	months	months
Original Term (Range)	to months	to months	to months
Weighted Average Remaining Term	months	months	months
Remaining Term (Range)	to months	to months	to months

Distribution by Loan Type as of the Cutoff Date

Percentage
		Aggregate	of Intitial
	Number of	Principal	Pool
Loan Type	Receivables	Balance	Balance
Motor Vehicle Loan	[ ]	$ [ ]	[ ]%
Boat Loan	[ ]	[ ]	[ ]
Total	[ ]	$[ ]	100.00%

Distribution by Remaining Term of the Receivables as of the Cut-off Date

	Number	Aggregate	Percentage of
Remaining	of	Principal	Original
Term (Range)	Receivables	Balance	Pool Balance
Less than 30 months		$	%
30 to 35 months
36 to 41 months
42 to 47 months
48 to 53 months
54 to 59 months
60 to 65 months
66 to 71 months
72 to 77 months
78 t o 89 months			%

Total			$100.00%

Distribution by Annual Percentage Rate of the Receivables as of the Cut-off Date

Annual	Number	Aggregate	Percentage of
Percentage	of	Principal	Original
Rate Range	Receivables	Balance	Pool Balance

8.00% to below		$	%
8.00% to 8.99%
9.00% to 9.99%
10.00% to 10.99%
11.00% to 11.99%
12.00% to 12.99%
13.00% to 13.99%
14.00% to 14.99%
15.00% to 15.99%
16.00% to 16.99%
17.00% to 17.99%
18.00% to 18.99%
19.00% to 19.99%
20.00% to 20.99%
21.00% to 21.99%
22.00% and above

Total			$100.00%

Geographic Distribution of the Receivables as of the Cut-off Date

	Number	Aggregate	Percentage of
	of	Principal	Original
State(1)	Receivables	Balance	Pool Balance

[ ]		$	%
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
Others (2)

Total			$100.00%

(1)

Based on billing addresses of the Obligors as of the Cut-off Date, which may differ from the state of origination of the Receivable.

(2)

Includes [    ] other states and [    ] none of which have a concentration of Receivables in excess of [    ]% of the aggregate principal balance.

Distribution by Remaining Principal Balance of the Receivables as of the Cut-off  Date

Percentage of
Remaining Principal	Number of	Aggregate Principal	Original
Balance (Range)	Receivables	Balance	Balance

$ 2,500 to $ 4,999		$	%
$ 5,000 to $ 7,499
$ 7,500 to $ 9,999
$10,000 to $12,499
$12,500 to $14,999
$15,000 to $17,499
$17,500 to $19,999
$20,000 to $22,499
$22,500 to $24,999
$25,000 to $27,499
$27,500 to $29,999
$30,000 to $32,499
$32,500 to $34,999
$35,000 to $37,499
$37,500 to $39,999
$40,000 to $41,499
$42,500 to $44,999
$45,000 to $47,499
$47,500 to $49,999
$50,000 to $52,499
$52,500 to $54,999

Total			$100.00%

As of the Cut-off Date, approximately [     ]% of the aggregate principal balance of the Receivables, constituting [     ]% of the number of Receivables, were between 1 payment and [    ] payments paid-ahead.

As of the Cut-off Date, approximately [   ]% of the aggregate principal balance of the Receivables, constituting [     ]% of the number of Receivables, are Actuarial Receivables.  ”Actuarial Receivables” are receivables that provide for amortization of the amount financed over a series of fixed, level-payment monthly installments.  Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of an amount of interest equal to 1/12 of the Annual Percentage Rate (“APR”) of the amount financed multiplied by the unpaid principal balance of the amount financed, and an amount of principal equal to the remainder of the monthly payment.

As of the Cut-off Date, approximately [   ]% of the aggregate principal balance of the Receivables, constituting [   ]% of the number of Receivables, are Simple Interest Receivables.  ”Simple Interest Receivables” are receivables that provide for the amortization of the amount financed under the receivable over a series of fixed level monthly payments. However, unlike the monthly payment under an Actuarial Receivable, each monthly payment includes an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, under the terms of the motor vehicle and boat retail installment sale contract or loan agreement, as the case may be, a “refund” or “rebate” will be made to the borrower of the portion of the total amount of payments then due and payable under such contract or agreement allocable to “unearned” interest, calculated on the basis of a constant interest rate.  If a Simple Interest Receivable is prepaid, rather than receive a rebate, the borrower is required to pay interest only to the date of prepayment.  The amount of a rebate under an Actuarial Receivable generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

The Servicer may accede to an Obligor’s request to pay scheduled payments in advance, in which event the Obligor will not be required to make another regularly scheduled payment until the time a scheduled payment not paid in advance is due.  The amount of any payment (which are not amounts representing Payaheads) made in advance will be treated as a principal prepayment and will be distributed as part of the Principal Distribution Amount in the month following the Collection Period in which the prepayment was made.  See “Maturity and Prepayment Considerations” in the Prospectus.

The Servicer

The Servicer is [    ].  [Insert description of the Servicer.]

Delinquency Experience
(Dollars in Thousands)

At December 31,
	[ ]			[ ]			[ ]
	Number			Number			Number
	of			of			of
	Loans	Dollars	Percent	Loans	Dollars	Percent	Loans	Dollars	Percent
Principal Amount Outstanding (1)

Delinquencies (2)
30-59 Days
60-89 Days
90-119 Days
over 120 days

Total Delinquencies as a Percentage of the Total Amount Outstanding

At December 31,
	Number			Number
	of			of
	Loans	Dollars	Percent	Loans	Dollars	Percent
Principal Amount Outstanding (1)

Delinquencies (2)
30-59 Days
60-89 Days
90-119 Days
over 120 days

Total Delinquencies as a Percentage of the Total Amount Outstanding

(1)

Principal Amount Outstanding is the aggregate remaining principal balance of all Receivables serviced, net of unearned interest.

(2)

The period of delinquency is based on the number of days scheduled payments are contractually past due.  Includes repossessions on hand which have not been charged-off.  A receivable is 30 days contractually past due if a scheduled payment has not been received by the subsequent calendar month’s scheduled payment date.

[Weighted Average Life of the Securities]

[Prepayments on automotive and boat receivables can be measured relative to a prepayment standard or model.  The model used in this Prospectus, the Absolute Prepayment Model (“ABS”), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables.   ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full.   For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month.   ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

As the rate of payment of principal of the Notes and in respect of the Certificate Balance will depend on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of  the Notes could occur significantly earlier than the Final Scheduled Maturity Date for the Notes.  The final distribution in respect of the Certificates also could occur prior to the Final Scheduled Distribution Date for the Certificates.  Reinvestment risk associated with early payment of the Notes and the Certificates will be borne exclusively by the Noteholders and the Certificateholders, respectively.

The table captioned “Percent of Initial Note Principal Balance or Initial Certificate Balance at Various ABS Percentages” (the “ABS Table”) has been prepared on the basis of the characteristics of the Receivables.   The ABS Table assumes that

(1)

the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,

(2)

each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days,

(3)

payments on the Notes and distributions on the Certificates are made on each Distribution Date (and each such date is assumed to be the [   ] day of each applicable month),

(4)

the balance in the Reserve Account on each Distribution Date is equal to the Specified Reserve Account Balance, and

(5)

the Servicer does not exercise its option to purchase the Receivables.   The first two pools have an assumed cut-off date of [   ] and the remaining pools have an assumed cut-off date of [   ].

The ABS Table sets forth the percent of the initial principal amount of the Notes and the percent of the initial Certificate Balance that would be outstanding after each of the Distribution Dates shown and the corresponding weighted average lives thereof at various constant ABS percentages.

The ABS Table also assumes that the Receivables have been aggregated into four hypothetical pools with all of the Receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the four pools (which is based on its aggregate principal balance, APR, original term to maturity as of the Cut-off Date) will be such that each pool will fully amortize by the end of its remaining term to maturity.

	Remaining Term		Weighted	Weighted Average	Weighted Average
	to Maturity	Aggregate	Average	Original Term	Remaining Term to
	Range	Principal	Contract	to Maturity	Maturity
Pool	(in months)	Balance	Rate	(in Months)	(in Months)

1		$	%
2		$	%
3		$	%
4		$	%

The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table.  The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.   For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS.   Moreover, the diverse terms of Receivables within each of the four hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed.  Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the Notes and the Certificates.]

Percent of Initial Note Principal Balance at Various ABS Percentages

	Notes
	Assumed ABS Percentage(2)
Distribution Dates	[ ]%	[ ]%	[ ]%	[ ]%
Closing Date	100	100	100	100
[ ]
[ ]
[ ]
_____________
Weighted Average Life (years)(1)

______________________

(1)

The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment of such Note by the number of years from the date of the issuance of such Note to the Distribution Date on which such principal payment is made, (ii) adding the results and (iii) dividing the sum by the initial principal balance of such Note.

(2)

An asterisk “*” means a percent of initial Note principal balance of more than zero and less than 0.5%.

The ABS Tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percent of Initial Certificate Balance at Various ABS Percentages

	Certificates
	Assumed ABS Percentage
Distribution Dates	[ ]%	[ ]%	[ ]%	[ ]%
Closing Date	100	100	100	100
_______________
_______________
_______________
_______________

_____________________

The ABS Tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Use of Proceeds

The net proceeds from the sale of the Securities will be applied by the Depositor first, to deposit approximately $[    ] into the Reserve Account and second, the balance to purchase the Receivables and the other Trust Property from the Seller.

Description of the Notes

The Notes will be issued pursuant to the terms of the Indenture, substantially in the form filed as an exhibit to the Registration Statement.  The following information summarizes all material provisions of the Notes and the Indenture.  The following summary supplements the description of the general terms and provisions of the Notes of any given Series and the related Indenture set forth in the Prospectus, to which description reference is hereby made.

The Notes

Payments of Interest.  The Notes will constitute [Fixed Rate] Securities, as such term is defined under “Certain Information Regarding the Securities--Fixed Rate Securities” in the Prospectus.  Interest on the outstanding principal amount of the Notes will accrue at the Interest Rate and will be payable to the Noteholders monthly on each Distribution Date, commencing [    ].  Interest will accrue from and including the Closing Date (in the case of the first Distribution Date), or from and including the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date (each representing an “Interest Period”).  Interest on the Notes will be calculated on the basis of a 360 day year consisting of twelve 30 day months.  Interest payments on the Notes will generally be derived from the Total Distribution Amount remaining after the payment of the Servicing Fee for the related Collection Period and all accrued and unpaid Servicing Fees for prior Collection Periods (the “Total Servicing Fee”).  See “Description of the Transfer and Servicing Agreements--Distributions” and “--Credit Enhancement--Reserve Account” in this prospectus supplement.  Interest payments to the Noteholders will have the same priority.  Under certain circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Distribution Date.  Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with interest on such amount at the Interest Rate.

Payments of Principal.   Principal payments will be made to the Noteholders on each Distribution Date in an amount equal to the Noteholders’ Percentage of the Principal Distribution Amount in respect of such Collection Period, subject to certain limitations.  Principal payments on the Notes will be generally derived from the Total Distribution Amount remaining after the payment of the Total Servicing Fee, the Noteholders’ Interest Distributable Amount and the Certificateholders’ Interest Distributable Amount; provided, however, that following the occurrence and during the continuation of certain Events of Default or an acceleration of the Notes, the Noteholders will be entitled to be paid in full before the distributions may be made on the Certificates.  See “Description of the Transfer and Servicing Agreements--Distributions” and “--Credit Enhancement--Reserve Account” in this prospectus supplement.

The principal balance of the Notes, to the extent not previously paid, will be due on the Note Final Scheduled Distribution Date.  The actual date on which the aggregate outstanding principal amount of the Notes is paid may be earlier than the Note Final Scheduled Distribution Date based on a variety of factors.

Optional Redemption.   The Notes will be redeemed in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables.   The Servicer may purchase the Receivables when the Pool Balance has declined to 5% or less of the Initial Pool Balance.  The redemption price will be equal to the unpaid principal amount of the Notes and the Certificates plus accrued and unpaid interest thereon.  See “Description of the Transfer and Servicing Agreements--Termination” in the Prospectus.

Auction Sale.  In the event of an Auction Sale, the Notes will be redeemed in an amount equal to the unpaid principal amount of the then outstanding Notes plus accrued and unpaid interest thereon at the Interest Rate.  See “Description of the Transfer and Servicing Agreements--Termination” in the Prospectus.

The Indenture Trustee.  [          ] will be the Indenture Trustee under the Indenture.  The Depositor maintains normal commercial banking relations with the Indenture Trustee.

Description of the Certificates

The Certificates will be issued pursuant to the terms of the Trust Agreement, substantially in the form filed as an exhibit to the Registration Statement.  The following information summarizes all material provisions of the Certificates and the Trust Agreement.  The following summary supplements the description of the general terms and provisions of the Certificates of any given Series and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

The Certificates

Distributions of Interest.  Certificateholders will be entitled to distributions of interest in an amount equal to accrued interest on the Certificate Balance at the Pass-Through Rate.  Such amounts will be distributable monthly on each Distribution Date commencing [          ].  [The Certificates will constitute Fixed Rate Securities, as such term is defined under “Certain Information Regarding the Securities--Fixed Rate Securities”] in the Prospectus.  That interest entitlement will accrue from and including the Closing Date (in the case of the first such Distribution Date) or from the most recent Distribution Date on which interest distributions have been made to but excluding such Distribution Date and will be calculated on the basis of a 360-day year of twelve 30-day months. Interest distributions with respect to the Certificates will be funded from the portion of the Total Distribution Amount remaining after the distribution of the Total Servicing Fee and the Noteholders’ Interest Distributable Amount.  On any Distribution Date, the Certificateholders’ Interest Distributable Amount will equal 30 days’ interest at the Pass-Through Rate on the Certificate Balance (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding the first Distribution Date) plus any amounts due but not paid on previous Distribution Dates with interest thereon at the Pass-Through Rate.  See “Description of the Transfer and Servicing Agreements--Distributions” and “--Credit Enhancement--Reserve Account” herein.

Distributions of Principal Payments.   Certificateholders will be entitled to distributions of principal on each Distribution Date commencing on the Distribution Date on which the Notes have been paid in full, in an amount equal to the Certificateholders’ Percentage of the Principal Distribution Amount in respect of the related Collection Period, subject to certain limitations.  Distributions with respect to principal payments will generally be funded from the portion of the Total Distribution Amount remaining after the distribution of the Total Servicing Fee, the Noteholders’ Distributable Amount, if any, and the Certificateholders’ Interest Distributable Amount.  See “Description of the Transfer and Servicing Agreement--Distributions” and “--Credit Enhancement--Reserve Account” in this prospectus supplement.

On and after any Distribution Date on which the Notes have been paid in full, funds in the Reserve Account will be applied to reduce the Certificate Balance to zero if, after giving effect to all distributions to the Servicer, the Noteholders and the Certificateholders on such Distribution Date, the amount on deposit in the Reserve Account is equal to or greater than the Certificate Balance.

Subordination of Certificates.   The rights of Certificateholders to receive distributions of interest are subordinated to the rights of Noteholders to receive payments of interest.  In addition, the Certificateholders have no right to receive distributions of principal until the principal amount of the Notes has been paid in full.   Consequently, funds on deposit in the Collection Account (including amounts deposited therein from the Reserve Account) will be applied to the payment of interest on the Notes before distributions of interest on the Certificates and will be applied to the payment of principal on the Notes before distributions of principal on the Certificates.   In addition, following the occurrence of certain Events of Default or an acceleration of the Notes, the Noteholders will be entitled to be paid in full before the Certificateholders are entitled to any distributions.

Optional Prepayment.  If the Servicer exercises its option to purchase the Receivables when the Pool Balance declines to 5% or less of the Initial Pool Balance, Certificateholders will receive an amount in respect of the Certificates equal to the Certificate Balance together with accrued and unpaid interest thereon, which distribution will effect early retirement of the Certificates.   See “Description of the Transfer and Servicing Agreements--Termination” in the Prospectus.

Auction Sale.  In the event of an Auction Sale, the Certificates will be prepaid at a price equal to the Certificate Balance plus accrued and unpaid interest thereon at the Pass-Through Rate.  See “Description of the Transfer and Servicing Agreements--Termination” in the Prospectus.

Description of the Transfer and Servicing Agreements

The following information summarizes all material provisions of the Sale and Servicing Agreement, substantially in the form filed as an exhibit to the Registration Statement, pursuant to which the Trust is purchasing and the Servicer is undertaking to service the Receivables and the Trust Agreement pursuant to which the Trust will be created and the Certificates will be issued (collectively the “Transfer and Servicing Agreements”).  The following summary supplements the description of the general terms and provisions of the Transfer and Servicing Agreements set forth in the Prospectus, to which description reference is hereby made.

Sale and Assignment of Receivables

Certain information regarding the conveyance of the Receivables by the Seller to the Depositor and by the Depositor to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement is set forth in the Prospectus under “Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables.”

Accounts

[The assets of the Trust will not include a Pre-Funding Account.]  All other Accounts referred to under “Description of the Transfer and Servicing Agreements--Accounts” in the Prospectus, as well as a Reserve Account, will be established by the Servicer and maintained  with the Indenture Trustee in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders.

Servicing Compensation

The Servicer will be entitled to receive a fee (the “Servicing Fee”) for each Collection Period in an amount equal to the product of one-twelfth of [    ]% per annum for so long as [               ] or an affiliate thereof is the Servicer, and [    ]% per annum if [               ] or an affiliate thereof is no longer the Servicer (the “Servicing Fee Rate”) and the Pool Balance as of the first day of the Collection Period.  The “Servicing Fee” will also include such other amounts to be paid to the Servicer as described in the Prospectus.  The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates (the “Total Servicing Fee”), will be paid from the Total Distribution Amount.  The Total Servicing Fee will be paid prior to the distribution of any portion of the Interest Distribution Amount to the Noteholders or the Certificateholders.  See “Description of the Transfer and Servicing Agreement--Servicing Compensation and Payment of Expenses” in the Prospectus.

Distributions

Deposits to the Collection Account.  On or before the earlier of the eighth business day of the month in which a Distribution Date occurs and the fourth business day preceding such Distribution Date (the “Determination Date”), the Servicer will calculate the Total Distribution Amount, the Interest Distribution Amount, the Available Principal, the Principal Distribution Amount, the Total Servicing Fee, the Noteholders’ Interest Distributable Amount, the Noteholders’ Principal Distributable Amount, the Certificateholders’ Interest Distributable Amount, the Certificateholders’ Principal Distributable Amount, the Advances, if any, to be made by the Servicer of interest and principal due on the Actuarial Receivables, the amount, if any, to be withdrawn from the Payahead Account and deposited in the Collection Account, the amount, if any, to be withdrawn from the Reserve Account and deposited in the Collection Account and the amount, if any, to be withdrawn from the Reserve Account and paid to the Depositor, in each case, with respect to such Distribution Date.

On or before each Distribution Date, the Servicer will cause the Indenture Trustee to withdraw from the Payahead Account and

(1)

deposit into the Collection Account in immediately available funds, the portion of Payaheads constituting scheduled payments on Actuarial Receivables or that are to be applied to prepay Actuarial Receivable in full and

(2)

distribute to the Depositor, in immediately available funds, all investment earnings on funds in the Payahead Account with respect to the preceding Collection Period.  On or before each Distribution Date the Servicer will deposit any advances for such Distribution Date into the Collection Account.

On or before the business day preceding each Distribution Date, the Servicer will cause the Interest Distribution Amount and the Available Principal for such Distribution Date to be deposited into the Collection Account.  On or before each Distribution Date, the Servicer shall cause the Indenture Trustee to withdraw from the Reserve Account and deposit in the Collection Account an amount (the “Reserve Account Transfer Amount”) equal to the lesser of

(x)

the amount of cash or other immediately available funds in the Reserve Account on such Distribution Date (before giving effect to any withdrawals therefrom relating to such Distribution Date) or

(y)

the amount, if any, by which

(A)

the sum of the Total Servicing Fee, the Noteholders’ Interest Distributable Amount, the Certificateholders’ Interest Distributable Amount, the Noteholders’ Principal Distributable Amount and the Certificateholders’ Principal Distributable Amount for such Distribution Date exceeds

(B)

the sum of the Interest Distribution Amount and the Available Principal for such Distribution Date.

The “Interest Distribution Amount” for a Distribution Date will be the sum of the following amounts with respect to any Distribution Date, computed, with respect to Simple Interest Receivables, in accordance with the simple interest method, and with respect to Actuarial Receivables, in accordance with the actuarial method:

•

that portion of all collections on the Receivables allocable to interest in respect of the preceding Collection Period (including, with respect to Actuarial Receivables, amounts withdrawn from the Payahead Account and allocable to interest and excluding amounts deposited into the Payahead Account and allocable to interest, in each case, in respect of the preceding Collection Period);

•

all proceeds (other than any proceeds from any Dealer commission) (“Liquidation Proceeds”) of the liquidation of Liquidated Receivables, net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivables, to the extent attributable to interest due thereon, which became Liquidated Receivables during such Collection Period in accordance with the Servicer’s customary servicing procedures;

•

all advances made by the Servicer of interest due on the Actuarial Receivables in respect of the preceding Collection Period;

•

the Purchase Amount of each Receivable that was repurchased by the Seller or purchased by the Servicer during the preceding Collection Period to the extent attributable to accrued interest thereon;

•

all monies collected, from whatever source (other than any proceeds from any Dealer commission), in respect to Liquidated Receivables during any Collection Period following the Collection Period in which such Receivable was written off, net of the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law to be remitted to the Obligor (“Recoveries”); and

•

investment earnings for such Distribution Date;

In calculating the Interest Distribution Amount, the following shall be excluded:  all payments and proceeds (including Liquidation Proceeds) of any Receivables

(1)

repurchased by the Seller or purchased by the Servicer, the Purchase Amount of which has been included in the Interest Distribution Amount on a prior Distribution Date and

(2)

received on Actuarial Receivables and distributed to the Servicer, with respect to such Distribution Date, as reimbursement for any unreimbursed advances in accordance with the Sale and Servicing Agreement.

The “Available Principal” for a Distribution Date will be the sum of the following amounts with respect to any Distribution Date, computed, with respect to Simple Interest Receivables, in accordance with the simple interest method, and, with respect to Actuarial Receivables, in accordance with the actuarial method:

•

that portion of all collections on the Receivables allocable to principal in respect of the preceding Collection Period (including, with respect to Actuarial Receivables, amounts withdrawn from the Payahead Account and allocable to principal and excluding amounts deposited into the Payahead Account and allocable to principal, in each case, in respect of the preceding Collection Period);

•

Liquidation Proceeds attributable to the principal amount of Receivables which became Liquidated Receivables during the preceding Collection Period in accordance with the Servicer’s customary servicing procedures with respect to such Liquidated Receivables;

•

all advances made by the Servicer of principal due on the Actuarial Receivables in respect of the preceding Collection Period;

•

to the extent attributable to principal, the Purchase Amount of each Receivable repurchased by the Seller or purchased by the Servicer during the preceding Collection Period; and

•

partial prepayments on Receivables in respect of the preceding Collection Period relating to refunds of extended service contracts, or of physical damage, credit life, credit accident or health insurance premium, disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor and only to the extent not included in the first bullet point above.

In calculating the Available Principal, the following shall be excluded:  all payments and proceeds (including Liquidation Proceeds) of any Receivables

(1)

repurchased by the Seller or purchased by the Servicer the Purchase Amount of which has been included in the Available Principal on a prior Distribution Date, and

(2)

received on Actuarial Receivables and distributed to the Servicer, with respect to such Distribution Date, as reimbursement for any unreimbursed advances in accordance with the Sale and Servicing Agreement.

The “Principal Distribution Amount” for a Distribution Date will be the sum of the following amounts with respect to the preceding Collection Period:

(1)

(a) with respect to Simple Interest Receivables, that portion of all collections on the Receivable allocable to principal in respect of the preceding Collection Period and (b) with respect to Actuarial Receivables the sum of

(x)

the amount of all scheduled payments allocable to principal due during the preceding Collection Period and

(y)

the portion of all prepayments in full allocable to principal received during the preceding Collection Period,

in the case of both (a) and (b) without regard to any extensions or modifications thereof effected after the Cut-off Date, other than with respect to any extensions or modifications in connection with Cram Down Losses during such Collection Period;

(2)

the principal balance of each Receivable that was repurchased by the Seller or purchased by the Servicer in each case during the preceding Collection Period (except to the extent included in (1) above);

(3)

the principal balance of each Liquidated Receivable which became such during the preceding Collection Period (except to the extent included in (1) above);

(4)

partial prepayments on Receivables in respect of the preceding Collection Period relating to refunds of extended service contracts, or of physical damage, credit life, credit accident or health insurance premium, disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor and only to the extent not included in clause (1) above; and

(5)

the aggregate amount of Cram Down Losses during such Collection Period.

Monthly Withdrawals from Collection Account.  On each Distribution Date, the Servicer shall instruct the Indenture Trustee to withdraw from the Collection Account and deposit in the Payahead Account in immediately available funds, the aggregate Payaheads collected during the preceding Collection Period.  On each Distribution Date, the Servicer shall instruct the Indenture Trustee to make the following withdrawals, based upon the calculations set forth in “Deposits to the Collection Account” above, deposits and distributions, in the amounts and in the order of priority specified below, to the extent of the sum of the Interest Distribution Amount and the Available Principal in respect of such Distribution Date and the Reserve Account Transfer Amount in respect of such Distribution Date (the “Total Distribution Amount”):

(1)

from the Collection Account to the Servicer, from the Total Distribution Amount, the Total Servicing Fee;

(2)

from the Collection Account to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clause (1), the Noteholders’ Interest Distributable Amount;

(3)

from the Collection Account to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (1) and (2), the Certificateholders’ Interest Distributable Amount;

(4)

from the Collection Account to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clauses (1) through (3), the Noteholders’ Principal Distributable Amount;

(5)

from the Collection Account to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (1) through (4), the Certificateholders’ Principal Distributable Amount; and

(6)

from the Collection Account to the Reserve Account, any amounts remaining after the application of clauses (1) through (5).

Notwithstanding the foregoing, following the occurrence and during the continuation of certain Events of Default or an acceleration of the Notes, the Total Distribution Amount remaining after the application of clauses (1) and (2) above will be deposited in the Note Distribution Account to the extent necessary to reduce the principal balance of the Notes to zero.

On each Distribution Date, all amounts on deposit in the Note Distribution Account will be paid in the following order of priority:

(a)

to the Noteholders, accrued and unpaid interest on the outstanding principal balance of the Notes at the Interest Rate; and

(b)

to the Noteholders in reduction of principal until the principal balance of the Notes has been reduced to zero;

On each Distribution Date, all amounts on deposit in the Certificate Distribution Account will be distributed to the Certificateholders in the following order of priority:

(a)

to the Certificateholders, accrued and unpaid interest on the Certificate Balance at the Pass-Through Rate; and

(b)

to the Certificateholders in reduction of principal until the principal balance of the Certificates has been reduced to zero.

Related Definitions

For purposes hereof, the following terms have the following meanings:

“Collection Period” means, with respect to a Distribution Date, (x) in the case of the initial Distribution Date, the period from and including the Cut-off Date through and including [    ] and (y) thereafter, the calendar month preceding the related Distribution Date.

“Cram Down Loss” means, with respect to a Receivable if a court of appropriate jurisdiction in a bankruptcy or insolvency proceeding shall have issued an order reducing the amount owed on such Receivable or otherwise modifying or restructuring the scheduled payments to be made on such Receivable, an amount equal to

(1)

the excess of the principal balance of such Receivable immediately prior to such order over the principal balance of such Receivable as so reduced and/or

(2)

if such court shall have issued an order reducing the effective rate of interest on such Receivable, the net present value (using as the discount rate the higher of the APR on such Receivable or the rate of interest, if any, specified by the court in such order) of the scheduled payments as so modified or restructured.

A “Cram Down Loss” shall be deemed to have occurred on the date of issuance of such order.

The “Pool Balance” at any time will represent the aggregate principal balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments (other than Payaheads) received from Obligors, Purchase Amounts and advances to be remitted by the Depositor, the Servicer and the Seller, as the case may be, all for such Collection Period, all losses realized on Receivables that became Liquidated Receivables during such Collection Period and all Cram Down Losses for such Collection Period.

“Realized Losses” means the excess of the principal balance of a Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

“Liquidated Receivables” means, Receivables (1) which have been liquidated by the Servicer through the sale of the related Financed Vehicle, (2) as to which all or a portion representing 10% or more of a scheduled payment due is [150] or more days delinquent or (3) with respect to which proceeds have been received which, in the Servicer’s judgment, constitute the final amounts recoverable in respect of such Receivable.

“Noteholders’ Distributable Amount” means, with respect to any Distribution Date, the sum of the Noteholders’ Principal Distributable Amount and the Noteholders’ Interest Distributable Amount.

“Noteholders’ Interest Distributable Amount” means, with respect to any Distribution Date, the sum of the Noteholders’ Monthly Interest Distributable Amount for such Distribution Date and the Noteholders’ Interest Carryover Shortfall for such Distribution Date.

“Noteholders’ Monthly Interest Distributable Amount” means, with respect to any Distribution Date, the product of (x) one-twelfth of the Interest Rate (or, in the case of the first Distribution Date, the Interest Rate multiplied by a fraction, the numerator of which is the number of days elapsed from and including the Closing Date to but excluding such Distribution Date and the denominator of which is 360) and (y) the outstanding principal balance of the Notes on the immediately preceding Distribution Date, after giving effect to all distributions of principal to the Noteholders on such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

“Noteholders’ Interest Carryover Shortfall” means, with respect to any Distribution Date, the excess of the Noteholders’ Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Noteholders’ Interest Carryover Shortfall on such preceding Distribution Date over the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding Distribution Date, to the extent permitted by law, at the Interest Rate borne by the Notes from such preceding Distribution Date through the current Distribution Date.

“Noteholders’ Principal Distributable Amount” means, with respect to any Distribution Date, the sum of the Noteholders’ Monthly Principal Distributable Amount for such Distribution Date and the Noteholders’ Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Noteholders’ Principal Distributable Amount shall not exceed the outstanding principal balance of the Notes.  In addition, on the Note Final Scheduled Distribution Date, the principal required to be deposited in the Note Distribution Account will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balance of the Notes to zero.

“Noteholders” Monthly Principal Distributable Amount” means, with respect to any Distribution Date, the Noteholders’ Percentage of the Principal Distribution Amount.

“Noteholders’ Percentage” means (a) for each Distribution Date until the principal balance of the Notes is reduced to zero, 100%, and (b) zero for each Distribution Date thereafter.

“Noteholders’ Principal Carryover Shortfall” means, as of the close of any Distribution Date, the excess of the Noteholders’ Monthly Principal Distributable Amount and any outstanding Noteholders’ Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Distribution Account.

“Certificateholders’ Distributable Amount” means, with respect to any Distribution Date, the sum of the Certificateholders’ Principal Distributable Amount and the Certificateholders’ Interest Distributable Amount.

“Certificateholders’ Interest Distributable Amount” means, with respect to any Distribution Date, the sum of the Certificateholders’ Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders’ Interest Carryover Shortfall for such Distribution Date.

“Certificateholders’ Monthly Interest Distributable Amount” means, with respect to any Distribution Date, the product of (x) one-twelfth of the Pass-Through Rate (or, in the case of the first Distribution Date, the Pass-Through Rate multiplied by a fraction, the numerator of which is the number of days elapsed from and including the Closing Date to but excluding such Distribution Date) and the denominator of which is 360) and (y) the Certificate Balance on the immediately preceding Distribution Date, after giving effect to all payments of principal to the Certificateholders on or prior to such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

“Certificateholders’ Interest Carryover Shortfall” means, with respect to any Distribution Date, the excess of the Certificateholders’ Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Certificateholders’ Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest at the Pass-Through Rate that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Pass-Through Rate from and including such preceding Distribution Date to but excluding the current Distribution Date.

“Certificateholders’ Principal Distributable Amount” means, with respect to any Distribution Date, the sum of the Certificateholders’ Monthly Principal Distributable Amount for such Distribution Date and the Certificateholders’ Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Certificateholders’ Principal Distributable Amount shall not exceed the Certificate Balance.  In addition, on the Certificate Final Scheduled Distribution Date, the principal required to be distributed to Certificateholders will include the lesser of

(a)

any payments of principal due and remaining unpaid on each Receivable in the Trust as of the Final Scheduled Maturity Date or

(b)

the portion of the amount that is necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on such Distribution Date and allocable to principal) to reduce the Certificate Balance to zero, in either case after giving effect to any required distribution of the Noteholders’ Principal Distributable Amount to the Note Distribution Account.  In addition, on any Distribution Date on which, after giving effect to all distributions to the Servicer, the Noteholders and the Certificateholders on such Distribution Date,

(1)

the outstanding principal balance of the Notes is zero and

(2)

the amount on deposit in the Reserve Account is equal to or greater than the Certificate Balance, the Certificateholders’ Principal Distributable Amount shall include an amount equal to such Certificate Balance.

“Certificateholders’ Monthly Principal Distributable Amount” means, with respect to any Distribution Date, the Certificateholders’ Percentage of the Principal Distribution Amount or, with respect to any Distribution Date on or after the Distribution Date on which the outstanding principal balance of the Notes is reduced to zero, 100% of the Principal Distribution Amount (less any amount required on the first such Distribution Date to reduce the outstanding principal balance of the Notes to zero, which shall be deposited into the Note Distribution Account).

“Certificateholders’ Percentage” means 100% minus the Noteholders’ Percentage.

“Certificateholders’ Principal Carryover Shortfall” means, as of the close of any Distribution Date, the excess of the Certificateholders’ Monthly Principal Distributable Amount and any outstanding Certificateholders’ Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution Account on such Distribution Date.

“Certificate Balance” equals, initially, $[          ] and, thereafter, equals the initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders.

“Pass-Through Rate” means, with respect to the Certificates, [    ]% per annum.

Credit Enhancement

Reserve Account.  Pursuant to the Sale and Servicing Agreement, the Reserve Account will be created and maintained with the Indenture Trustee.  On the Closing Date, the Depositor will deposit $[    ] ([    ]% of aggregate initial principal balance of the Notes plus the initial Certificate Balance) (the “Reserve Account Initial Deposit”) in the Reserve Account.  The Reserve Account Initial Deposit will be augmented on each Distribution Date by the deposit in the Reserve Account of amounts remaining after distribution of the Total Servicing Fee and amounts to be paid to the Noteholders and Certificateholders.  If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, the Servicer will instruct the Indenture Trustee to distribute the amount of the excess to the Depositor.  Upon any distribution to the Depositor of amounts from the Reserve Account, neither the Noteholders nor the Certificateholders will have any rights in, or claims to, such amounts.  In certain circumstances, funds in the Reserve Account will be used to reduce the Certificate Balance to zero.

“Specified Reserve Account Balance” with respect to any Distribution Date generally means the greater of

(a)

[    ]% of the sum of the aggregate outstanding principal amount of the Notes and the outstanding Certificate Balance on such Distribution Date (after giving effect to all payments on the Notes and distributions with respect to the Certificates to be made on such Distribution Date) or

(b)

[    ]% of the aggregate initial principal balance of the Notes plus the initial Certificate Balance.  In no circumstances will the Depositor be required to deposit any amounts in the Reserve Account other than the Reserve Account Initial Deposit to be made on the Closing Date.

Subordination of the Certificates.  The rights of the Certificateholders to receive distributions will be subordinated to the rights of the Noteholders following the occurrence of certain Events of Default or an acceleration of the Notes.  The subordination of the Certificates is intended to enhance the likelihood of receipt by Noteholders of amounts due them and to decrease the likelihood that the Noteholders will experience losses.  In addition, the Reserve Account is intended to enhance the likelihood of receipt by Noteholders and Certificateholders of amounts due them and to decrease the likelihood that the Noteholders and Certificateholders will experience losses.  However, in certain circumstances, the Reserve Account could be depleted.  If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount on deposit in the Reserve Account a temporary shortfall in the amounts distributed to the Noteholders or the Certificateholders could result.  In addition, depletion of the Reserve Account ultimately could result in losses to Noteholders and Certificateholders.

Federal Income Tax Consequences

McKee Nelson LLP is of the opinion that,

(x)

based on the terms of the Notes and the transactions relating to the Receivables as set forth herein, the Notes will be treated as debt for federal income tax purposes and

(y)

based on the applicable provisions of the Trust Agreement and Related Documents, for federal income tax purposes, the Trust will not be classified as an association taxable as a corporation and the Trust will not be treated as a publicly traded partnership taxable as a corporation. The Trust and Certificateholders will agree by their purchase of Certificates, if there is more than one Certificateholders, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the Certificateholders as partners of the partnership and the Notes as debt of the partnership, and if there is one Certificateholder, to treat that holder as the owner of the assets of the Trust and to treat the Trust as a disregarded entity. It is not anticipated that the Notes will be treated as issued will original issue discount (“OID”).  See “Material Federal Income Tax Consequences” in the Prospectus.

State and Local Tax Consequences

The discussion above does not address the tax consequences of purchase, ownership or disposition of the Securities under any state or local tax law.  We recommend that investors consult their own tax advisors regarding state and local tax consequences.

ERISA Considerations

The Notes

Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing, or other employee benefit plan, as well as individual retirement accounts and particular types of Keogh Plans subject to those provisions, and entities deemed to hold plan assets of these plans (each, a “Benefit Plan”), from engaging in particular transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Benefit Plan. A violation of these “prohibited transaction” rules may generate excise tax and other penalties and liabilities under ERISA and the Code for these persons. ERISA also imposes particular duties on persons who are fiduciaries of Benefit Plans subject to ERISA. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of the Benefit Plan, subject to exceptions not here relevant.

Some transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchases [     ] Notes if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the “Plan Assets Regulation”), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an equity interest in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An “equity interest” is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the Trust believes that, at the time of their issuance the [     ] Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. The debt status of the [     ] Notes could be affected subsequent to their issuance by particular types of changes in the financial condition of the Trust.

Without regard to whether [     ] Notes are treated as an equity interest under the Plan Assets Regulation, the acquisition or holding of the [     ] Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Seller, the Servicer, the Indenture Trustee or the Owner Trustee is or becomes a party in interest or a disqualified person with respect to a Benefit Plan or in the event that a subsequent transfer of a [     ] Note occurs between a Benefit Plan and a party in interest or disqualified person with respect to the Plan. Some exemptions from the prohibited transaction rules could be applicable to the purchase and holding of [     ] Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the [     ] Notes. Included among these exemptions, each of which contains several conditions which must be satisfied before the exemption applies, are: PTCE 90-1, regarding partiuclar transactions entered into by insurance company pooled separate accounts; PTCE 95-60, regarding particular transactions entered into by insurance company general accounts; PTCE 96-23, regarding particular transactions effected by “in-house asset managers”; PTCE 91-38 regarding particular types of transactions entered into by bank collective investment funds; and PTCE 84-14, regarding particular transactions effected by “qualified professional asset managers.” By acquiring a [     ] Note, each purchaser and each transferee of a [     ] Note shall be deemed to represent and warrant that either (1) it is not acquiring a [     ] Note with the assets of a Benefit Plan; or (2) its purchase and holding of the [     ] Notes will qualify for prohibited transaction exemptive relief under PTCE 95-60, PTCE 96-23, PTCE 91-38, PTCE 90-1, PTCE 84-14 or some other applicable exemption.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and some church plans (as defined in Section 3(33) of ERISA) may not be subject to ERISA requirements. However, governmental plans can be subject, under federal, fiduciary, state or local law, to restrictions which are similar to ERISA and church plans may be subject to other types of prohibited transaction restrictions under the Code.

A Benefit Plan fiduciary considering the purchase of [     ] Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

The Certificates

The Certificates may not be acquired (directly or indirectly) by or on behalf of any Benefit Plan or any entity (including an insurance company general account) whose underlying assets include plan assets of the Benefit Plan by reason of a plan’s investment in the entity.  By acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not a Benefit Plan.

Underwriting

Subject to the terms and conditions set forth in the Underwriting agreement relating to the Notes and the Certificates (the “Underwriting Agreement”), the Depositor has agreed to sell to Deutsche Bank Securities Inc. (the “Underwriter”), and the Underwriter has agreed to purchase, the Notes and the Certificates, subject to the satisfaction of certain conditions precedent.

The Depositor has been advised by the Underwriter that the Underwriter proposes to offer the Notes to the public initially at the public offering prices set forth on the cover page of this prospectus supplement, and to certain dealers at such prices less a concession of [   ]% per Note, that the Underwriter and such dealers may allow a discount of [   ]% per Note on the sale to certain other dealers; and that after the initial public offering of the Notes, the public offering prices and the concessions and discounts to dealers may be changed by the Underwriter.

The Depositor has been advised by the Underwriter that the Underwriter proposes to offer the Certificates to the public initially at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at such price less a concession of [   ]% per Certificate; that the Underwriter and such dealers may allow a discount of [   ]% per Certificate on the sale to certain other dealers; and that after the initial public offering of the Certificates, the public offering price and the concession and discount to dealers may be changed by the Underwriter.

Until the distribution of the Securities is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Securities.  As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the prices of the Securities.  Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such Securities.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither the Depositor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Securities.  In addition, neither the Depositor nor the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The Depositor has agreed to indemnify the Underwriter against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriter may be required to make in respect thereof.  In the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and, may, therefore, be unenforceable.

The Trust may, from time to time, invest the funds in the Trust Accounts and the Certificate Distribution Account in Eligible Investments acquired from the Underwriter.

The closing of the sale of the Notes is conditioned on the closing of the sale of the Certificates, and the closing of the sale of the Certificates is conditioned on the closing of the sale of the Notes.

Legal Matters

Certain legal matters with respect to the Notes and the Certificates will be passed upon for the Depositor by [        ].  Certain legal matters with respect to the Notes and the Certificates will be passed upon for the Underwriter by McKee Nelson LLP, New York, New York.  McKee Nelson LLP also will pass upon the material federal income tax consequences related to the Notes and the Certificates.  Certain legal matters under the laws of the State of Delaware will  be passed upon for the Depositor by [        ], [        ].

SUBJECT TO COMPLETION, DATED JUNE 24, 2005

PROSPECTUS SUPPLEMENT (to prospectus dated [  ])

$[                 ] (Approximate)

[                 ] Auto and Boat Grantor Trust [  ]-[  ]

Issuer

ACE SECURITIES CORP.

Depositor

[                 ]

Servicer

Consider carefully the risk factors beginning on page S-[]	Certificates Offered • $[ ], [ ]% Class A certificates
in this prospectus supplement	• $[ ],[ ]% Class B certificates
and on page [ ] of the
prospectus.	Assets
For a list of capitalized	• Retail automobile and boat receivables
terms used in this prospectus
supplement and the prospectus	Credit Enhancement
see the index of defined terms	• Class A certificates
beginning on page S-[ ] of this	• subordination of Class B certificates
prospectus supplement and on	• reserve account
page [ ] of the prospectus.
The certificates will represent	• Class B certificates
interests in the trust fund only	• reserve account
and will not represent interests
in or obligations of any other	Expected Ratings
entity. This prospectus supplement	• AAA from S&P and Aaa from Moody’s for the Class A certificates may be used to offer and sell
the certificates only if	• AA from S&P and A3 from Moody’s for the
accompanied by the prospectus	Class B certificates

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the attached prospectus is accurate or complete.  Making any contrary representation is a criminal offense.

	Price to Public(1)	Underwriting Discounts and Commissions	Proceeds to the Depositor(1)(2)
Per Class A Certificates	%	%	%
Per Class B Certificates	%	%	%
Total	$	$	$

_____________

(1) Plus accrued interest from [                 ].

(2) Before deducting expenses, estimated to be $[                 ].

Deutsche Bank Securities Inc.

The date of this prospectus supplement is [                 ]

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted

Important Notice About Information Presented in this

Prospectus Supplement and the Accompanying Prospectus:

We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

Prospectus Supplement

Caption

Page

Summary of Terms

S-

Risk Factors

S-

Formation of the Trust

S-

The Trust Property

S-

The Receivables Pool

S-

The Servicer

S-

Weighted Average Life of the Certificates

S-

Use of Proceeds

S-

Description of the Certificates

S-

Federal Income Tax Consequences

S-

State and Local Tax Consequences

S-

ERISA Considerations

S-

Underwriting

S-

Ratings

S-

Legal Matters

S

Prospectus

Caption

Page

Risk Factors

The Trusts

The Trustee

The Receivables Pools

The Collateral Certificates

The Government Securities

Weighted Average Life of the Securities

Pool Factors and Trading Information

The Seller and the Servicer

Use of Proceeds

Description of the Notes

Description of the Certificates

Certain Information Regarding the Securities

Description of the Transfer and Servicing Agreements

Certain Legal Aspects of the Receivables

Material Federal Income Tax Consequences

State and Local Tax Consequences

ERISA Considerations

Plan of Distribution

Legal Matters

Prospectus Supplement

Reports to Securityholders

Available Information

Incorporation of Certain Documents by Reference

Index of Terms

Annex I - Global Clearance, Settlement and Tax Documentation Procedures

Summary of Terms

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the notes, it is necessary that you read carefully this entire prospectus supplement and accompanying prospectus.

While this summary contains an overview of certain calculations, cash flow priorities, and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

Issuer	[ ] Auto and Boat Grantor Trust [ ]-[ ].
Depositor	Ace Securities Corp.
Servicer	[ ]
Seller	[ ]
Trustee	[ ]
Collateral Agent	[ ]
Closing Date	On or about [ ].
Cutoff Date	The opening of business on [ ]
Distribution Dates	The [ ]th day of each month or the next business day if the [ ]th day is not a business day, beginning in [ ].
Record Dates	The business day immediately prior to a distribution date or, if definitive certificates are issued, the last day of the month prior to a distribution date.
Minimum Denominations	$25,000 except for one Class B certificate.
Form	Book-entry.
Interest Accrual Method	30/360.
Final Scheduled Distribution Date	[ ].

The Receivables

The receivables are amounts owed by individuals under fixed rate simple interest or actuarial retail installment sale contracts to purchase or refinance: 1) new or used automobiles, including passenger cars, minivans, sport utility vehicles and light trucks; and 2) new or used boats, boat motors, jet skis and waverunners; substantially all of which were purchased from motor vehicle dealers.

The receivables had the following characteristics as of [                 ]. As of the closing date, no more than [ ]% of the receivables will have characteristics that differ from those described in this prospectus supplement as of [                 ].

Number of receivables
Principal amount	$
Annual percentage rates	% to %
Weighted average annual percentage rate	%
Original term	months to months
Weighted average original term	Months
Remaining term	months to months
Weighted average remaining term	Months
New by principal	%
Used by principal	%
Simple interest by principal	%
Actuarial by principal	%
States
PA by principal	%
DE by principal	%
NJ by principal	%

Interest Distributions

On each distribution date, if the trust has sufficient cash, it will pay you the interest accrued on your certificates during the related interest period.  The trust will not pay interest on the Class B certificates on any distribution date until the Class A certificateholders have received their full payment of interest on that distribution date. Interest periods begin on the prior distribution date and run through the day before the current distribution date.  The first interest period begins on [                 ] and runs through the day before the first distribution date. We will assume that each year has 360 days consisting of twelve 30 day months.

Principal Distributions

The Class A certificates and Class B certificates will be entitled to a pro rata share of the principal collections.  However, the trust will make principal distributions to the Class A certificates before making principal distributions to the Class B certificates on each distribution date.

Reserve Account

There will be a reserve account to help cover cash flow shortfalls. Initially, the account will be $[                 ]. On each distribution date the trustee will deposit amounts remaining after distribution of the servicing fee and amounts to be paid to the certificateholders in the reserve account until the amount equals a specified amount.

Optional Termination

When the principal amount of the receivables is 10% or less than it was on the cutoff date, the servicer may buy the receivables.  You must receive the principal amount of your certificates and all accrued but unpaid interest or the receivables will not be sold.

Federal Tax Consequences

McKee Nelson LLP, special federal tax counsel to the trust, is of the opinion that the trust will be classified, for federal income tax purposes, as a grantor trust and not as an association taxable as a corporation.  Certificateholders must report their respective allocable shares of income earned on trust assets excluding certain amounts retained by the depositor as described in this prospectus supplement and, subject to the limitations applicable to individuals, estates, trusts and partnerships, may deduct their respective allocable shares of reasonable servicing and other fees.  However, the tax code is complex, and we recommend that you and your tax advisors review the information under the caption “Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences -- Grantor Trusts” in the prospectus.

Erisa Considerations

The certificates may be purchased by ERISA and other retirement plans if one or more administrative exemptions apply.  See “ERISA Considerations” in this prospectus supplement and the prospectus.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates.

You May Have Difficulty Selling Your Certificates

The certificates will not be listed on any securities exchange.  As a result, if you want to sell your certificates you must locate a purchaser that is willing to purchase those certificates.  Each underwriter intends to make a secondary market for the certificates purchased by it.  The underwriters will do so by offering to buy the certificates from investors that wish to sell.  However, neither underwriter will be obligated to make offers to buy the certificates and may stop making offers at any time.  In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay.  There have been times in the past where there have been very few buyers of asset backed securities, and there may be times in the future where there will be very few buyers of asset backed securities.  As a result, you may not be able to sell your certificates when you want to do so or you may not be able to obtain the price that you wish to receive.

Certain Features Of The Receivables Pool May Result In Losses Or Cash Flow Shortfalls	There are a number of features of the receivables in the pool that create additional risk of loss, including the following:
[The Concentration of Receivables in specific geographic areas may increase the risk of loss.

Economic conditions in the states where obligors reside may affect the delinquency, loan loss and repossession experience of the trust with respect to the receivables.  As of the cutoff date, with respect to approximately [  ]%, [  ]% and [  ]% of the principal amount of the receivables, obligors took initial title to the motor vehicles or boats relating to the receivables in [                 ], [                 ] and [                     ], respectively. Economic conditions in any state or region may decline over time and from time to time.  Because of the concentration of the obligors in certain states, any adverse economic conditions in those states may have a greater effect on the performance of the certificates than if the concentration did not exist.  We are not aware of any adverse economic conditions that are peculiar to [                 ], [                 ] or [                 ] as of the date of this prospectus supplement. In addition, we do not believe that the laws of those states relating to motor vehicle or boat financing and the rights of lenders are more burdensome than those in other states.]

Newly originated loans may be more likely to default which may cause losses.

Defaults on automobile and boat loans tend to occur at higher rates during the early years of the loans. A substantial majority of the automobile and boat loans will have been originated within 12 months prior to the sale to the trust.  As a result, the trust may experience higher rates of default than if the automobile and boat loans had been outstanding for a longer period of  time.

Class B certificates will absorb cash shortfalls before the Class A certificates

The Class B certificateholders will not receive any distribution of interest until the full amount of interest on the Class A certificates has been paid on each distribution date.  The Class B certificateholders will not receive any distributions of principal until the full amount of principal of the Class A certificates has been paid on that distribution date.  Holders of the certificates must rely for repayment upon payments on the receivables, and, if and to the extent available, amounts on deposit in the reserve account.  If funds in the reserve account are exhausted, the trust will depend solely on current distributions on the receivables to make payments on the certificates.  Delinquent payments on the receivables may result in a shortfall in the distributions on the Class B certificates on any distribution date due to the priority of payments on the Class A certificates.

Your yield to maturity may be reduced by prepayments, delinquencies and defaults	The pre-tax yield to maturity on your investment is uncertain and will depend on a number of factors including the following:
The rate of return of principal is uncertain.

The amount of distributions of principal of the certificates and the time when you receive those distributions depends on the amount and the times at which borrowers make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the receivables.

You may be unable to reinvest distributions in comparable investments.

Asset backed securities, like the certificates, usually produce more returns of principal to investors when market interest rates fall below the interest rates on the receivables and produce less returns of principal when market interest rates are above the interest rates on the receivables. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the certificates, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the certificates. You will bear the risk that the timing and amount of distributions on your certificates will prevent you from attaining your desired yield.

An early termination will shorten the life of your investment which may reduce your yield to maturity.

If the receivables are sold upon exercise of the servicer’s optional termination, you will receive the principal amount of your certificates plus accrued interest through the related interest period. Because your certificates will no longer be outstanding, you will not receive the additional interest payments that you would have received had the certificates remained outstanding. If you bought your securities at a premium, your yield to maturity will be lower than it would have been if the optional termination had not been exercised.

Withdrawal or downgrading of initial ratings will reduce the prices for certificates

A security rating is not a recommendation to buy, sell or hold securities.  Similar ratings on different types of securities do not necessarily mean the same thing.  We recommend that you analyze the significance of each rating independently from any other rating.  Any rating agency may change its rating of the certificates after those certificates are issued if that rating agency believes that circumstances have changed.  Any subsequent withdrawal or downgrade in rating will likely reduce the price that a subsequent purchaser will be willing to pay for the certificates.

Class B certificateholders may have to pay taxes on amounts not actually received

For federal income tax purposes, amounts otherwise payable to the owners of the Class B certificates that are paid to the owners of the Class A certificates will be deemed to have been received by the owners of the Class B certificates and then paid by them to the owners of the Class A certificates pursuant to a guaranty.  Accordingly, the owners of the Class B certificates could be liable for taxes on amounts not actually received. See “Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences -- Grantor Trusts” in the prospectus.

The certificates are not suitable investments for all investors

The certificates are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on any specific date.  The certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

Formation of the Trust

Pursuant to a pooling and servicing agreement (as amended and supplemented, the “Agreement”), to be dated as of [                 ] (the “Cutoff Date”), among Ace Securities Corp., as depositor (the “Depositor”), [        ], as seller (in this capacity, the “Seller”) and as servicer (in this capacity, the “Servicer”), [        ], as trustee (the “Trustee”), and [        ], as collateral agent (the “Collateral Agent”), the Depositor will establish [        ] Auto and Boat Grantor Trust [   ] (the “Trust”).  Pursuant to the Agreement, the Depositor will establish the Trust by selling and assigning a pool of fixed rate simple interest and actuarial motor vehicle and boat retail installment sales contracts and other motor vehicle and boat installment chattel paper (the “Receivables”) secured by: 1) new and used automobiles, recreational vehicles, including motor homes, campers, motorcycles, all-terrain vehicles and snowmobiles, vans trucks, buses and trailers (the “Financed Automobiles”); and 2) new and used boats, boat motors, jet skis and waverunners (the “Financed Boats,” and together with the Financed Automobiles, the “Financed Vehicles”); and the other Trust Property, as described below under “The Trust Property” to the Trust in exchange for the $[   ], [   ]% Class A certificates (the “Class A Certificates”) and the $[   ], [   ]% Class B certificates (the “Class B Certificates,” and, together with the Class A Certificates, the “Certificates”).  The Depositor will sell the Certificates to [                 ] and Deutsche Bank Securities Inc., (the “Underwriters”) in exchange for cash. All references in this prospectus supplement to sales, assignments and transfers to the Trust refer to sales, assignments and transfers to the Trustee on behalf of the Trust for the benefit of the holders of the Certificates (the “Certificateholders”).

The Servicer will, directly or through subservicers, hold the Receivables and the certificates of title or ownership or other documents evidencing the notation of the Seller’s lien on the certificates of title or ownership relating to the Financed Vehicles as custodian for the Trustee. However, the Receivables will not be marked or stamped to indicate that they have been sold to the Trust, and the certificates of title for the Financed Vehicles will not be endorsed or otherwise amended to identify the Trustee as the new secured party. Under the foregoing circumstances and in certain jurisdictions, the Trust’s interest in the Receivables and the Financed Vehicles may be defeated.  See “Certain Legal Aspects of the Receivables” in the Prospectus.

The Trust will not acquire any contracts or assets other than the Trust Property, and it is not anticipated that the Trust will have any need for additional capital resources. Because the Trust will have no operating history upon its establishment and will not engage in any business activity other than acquiring and holding the Trust Property, issuing the Certificates and distributing payments on these Certificates, no historical or pro forma financial statements or ratios of earnings to fixed charges with respect to the Trust have been included in this prospectus supplement.

The Trust Property

Each Certificate represents a fractional undivided interest in the Trust.  The “Trust Property” will include the Receivables, which, except as provided below, were originated by motor vehicle and boat dealers (the “Dealers”) and purchased by the Seller pursuant to agreements with Dealers (“Dealer Agreements”).   Approximately [   ]% of the aggregate Principal Balance of the Receivables as of the Cutoff Date (the “Initial Pool Balance”) were directly originated by the Seller in connection with referrals from an insurance company.  On the date of the issuance of the Certificates (the “Closing Date”), the Depositor will buy the Receivables from the Seller and the Depositor will sell the Receivables to the Trust.  The Trust Property also includes:

•

all monies received under the Receivables on and after the Cutoff Date and, with respect to Actuarial Receivables, monies received under the Actuarial Receivables prior to the Cutoff Date that are due on or after the Cutoff Date;

•

amounts as from time to time may be held in the Collection Account, the Payahead Account, the Class A Distribution Account and the Class B Distribution Account, established and maintained by the Servicer pursuant to the Agreement as described below;

•

security interests in the Financed Vehicles;

•

the rights of the Seller to receive proceeds from claims under particular insurance policies;

•

the rights of the Trustee on behalf of the Certificateholders under the Agreement;

•

the rights of the Seller to refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering the Financed Vehicles or the retail purchasers of, or other persons owing payments on, the Financed Vehicles (the “Obligors”);

•

all right, title and interest of the Seller, other than with respect to any Dealer commission, with respect to the Receivables under the related Dealer Agreements;

•

rights with respect to any repossessed Financed Vehicles; and

•

all proceeds (within the meaning of the Uniform Commercial Code) of the foregoing.

The Reserve Account will be maintained in the name of the Collateral Agent for the benefit of the Certificateholders, but will not be part of the Trust.

The Receivables Pool

Pool Composition

The Receivables were selected from the Seller’s portfolio by several criteria, including, as of the Cutoff Date, the following:

1.

each Receivable was originated in the United States of America;

2.

each Receivable was originated by a Dealer and purchased by the Seller pursuant to a Dealer Agreement; provided, that approximately [   ]% of the Initial Pool Balance was comprised of Receivables originated directly by the Seller in connection with referrals from an insurance company;

3.

each Receivable is either a Simple Interest Receivable or an Actuarial Receivable;

4.

each Receivable has an original term to maturity of not more than [   ] months and a remaining term to maturity of [   ] months or less as of the Cutoff Date;

5.

each Receivable provides for level monthly payments which fully amortize the amount financed except for the last payment, which may be different from the level payment;

6.

each Receivable is not more than [   ] days contractually past due as of the Cutoff Date and is not more than [   ] months paid ahead; and

7.

each Receivable has an APR of no less than [   ]%.

As of the Cutoff Date, no Obligor on any Receivable was noted in the records of the Servicer as being the subject of any pending bankruptcy or insolvency proceeding.  The latest scheduled maturity of any Receivable is not later than [   ] (the “Final Scheduled Maturity Date”).  The Receivables were selected from the motor vehicle and boat retail installment sales contracts and other installment chattel paper secured by Financed Vehicles (“Motor Vehicle and Boat Loans”) in the portfolio of the Seller that met the above criteria.  The Depositor and the Seller believe that these selection procedures are not materially adverse to Certificateholders.

The Depositor considers an account past due if any portion of the payment due on a due date is not received by the succeeding due date for that account.

The composition, distribution by remaining term, distribution by APR, geographic distribution and distribution by remaining principal of the Receivables, in each case, as of the Cutoff Date are set forth in the tables below.  The percentages in the following tables may not add to 100% due to rounding.

Composition of the Receivables as of the Cutoff Date

	New Financed Vehicles	Used Financed Vehicles	Total

Aggregate Principal Balance	$[ ]	$[ ]	$[ ]
Number of Receivables	[ ]	[ ]	[ ]
Average Principal Balance	$[ ]	$[ ]	$[ ]
Average Original Balance	$[ ]	$[ ]	$[ ]
Weighted Average APR	[ ]%	[ ]%	[ ]%
APR (Range)	[ ]%- [ ]%	[ ]%- [ ]%	[ ]%- [ ]%
Weighted Average Original Term	[ ] months	[ ] months	[ ] months
Original Term (Range)	[ ] to [ ] months	[ ] to [ ] months	[ ] to [ ]months
Weighted Average Remaining Term	[ ] months	[ ] months	[ ] months
Remaining Term (Range)	[ ] to [ ] months	[ ] to [ ] months	[ ] to [ ] months

Distribution by Loan Type as of the Cutoff Date

Percentage
	Number of	Aggregate	of Initial
Loan Type	Receivables	Principal Balance	Pool balance

Motor Vehicle Loan	[ ]	$ [ ]	[ ]%
Boat Loan	[ ]	[ ]	[ ]
Total	[ ]	$[ ]	100.00%

Distribution by Remaining Term of the Receivables as of the Cutoff Date

Percentage
Remaining	Number of	Aggregate	of Initial
Term (range)	Receivables	Principal Balance	Pool balance

1 - 12 months	[ ]	$ [ ]	[ ]%
13 - 24 months	[ ]	[ ]	[ ]
25 - 36 months	[ ]	[ ]	[ ]
37 - 48 months	[ ]	[ ]	[ ]
49 - 60 months	[ ]	[ ]	[ ]
61 - 72 months	[ ]	[ ]	[ ]
Total	[ ]	$[ ]	100.00%

Distribution by Annual Percentage Rate of the Receivables as of the Cutoff Date

Percentage
Annual	Number of	Aggregate	of Initial
Percentage Rate (Range)	Receivables	Principal Balance	Pool balance

7.75% - 7.99%	[ ]	$ [ ]	[ ]%
8.00% - 8.99%	[ ]	[ ]	[ ]
9.00% - 9.99%	[ ]	[ ]	[ ]
10.00% - 10.99%	[ ]	[ ]	[ ]
11.00% - 11.99%	[ ]	[ ]	[ ]
12.00% - 12.99%	[ ]	[ ]	[ ]
13.00% - 13.99%	[ ]	[ ]	[ ]
14.00% - 14.99%	[ ]	[ ]	[ ]
15.00% - 15.99%	[ ]	[ ]	[ ]
16.00%	[ ]	[ ]	[ ]
Total	[ ]	$[ ]	100.00%

Geographic Distribution of the Receivables as of the Cutoff Date

Percentage
	Number of	Aggregate	of Initial
State(1)	Receivables	Principal Balance	Pool balance

Pennsylvania	[ ]	$[ ]	[ ]%
Delaware	[ ]	[ ]	[ ]
New Jersey	[ ]	[ ]	[ ]
Maryland	[ ]	[ ]	[ ]
New York	[ ]	[ ]	[ ]
West Virginia	[ ]	[ ]	[ ]
Others(2)	[ ]	[ ]	[ ]
Total	[ ]	$[ ]	100.00%

_______________

(1)

Based on the state where the Obligors took initial title to the motor vehicles and boats, which may differ from the state of origination of the Receivable and/or the billing addresses of the Obligors.

(2)

Includes [   ] other states and the District of Columbia, none of which have a concentration of Receivables in excess of [   ]% of the Initial Pool Balance.

Distribution by Remaining Principal Balance of the Receivables as of the Cutoff Date

Percentage
Remaining Principal	Number of	Aggregate	of Initial
Balance (Range)	Receivables	Principal Balance	Pool balance

Below $1,000	[ ]	[ ]	[ ]%
$1,000 to below $5,000	[ ]	[ ]	[ ]
$5,000 to below $10,000	[ ]	[ ]	[ ]
$10,000 to below $15,000	[ ]	[ ]	[ ]
$15,000 to below $20,000	[ ]	[ ]	[ ]
$20,000 to below $25,000	[ ]	[ ]	[ ]
$25,000 to below $30,000	[ ]	[ ]	[ ]
$30,000 to below $35,000	[ ]	[ ]	[ ]
$35,000 to below $40,000	[ ]	[ ]	[ ]
$40,000 to below $45,000	[ ]	[ ]	[ ]
$45,000 to below $50,000	[ ]	[ ]	[ ]
$50,000 to below $55,000	[ ]	[ ]	[ ]
Total	[ ]	$[ ]	100.00%

As of the Cutoff Date, approximately [   ]% of the aggregate principal balance of the Simple Interest Receivables, constituting [   ]% of the number of Simple Interest Receivables, were between [   ] payment and [   ] payments paid-ahead.  See “Maturity and Prepayment Assumptions -- Paid-Ahead Receivables” in the Prospectus.

As of the Cutoff Date, approximately [   ]% of the aggregate principal balance of the Receivables are Simple Interest Receivables.  ”Simple Interest Receivables” are receivables that provide for the amortization of the amount financed under the receivable over a series of fixed level monthly payments.  Each monthly payment includes an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated Annual Percentage Rate (“APR”) and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made.  As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance.  Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.  Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.  In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

As of the Cutoff Date, approximately [   ]% of the aggregate principal balance of the Receivables are Actuarial Receivables.  ”Actuarial Receivables” are receivables that provide for amortization of the amount financed over a series of fixed, level-payment monthly installments.  Each monthly installment, including the monthly installment representing the final payment on a Receivable, consists of an amount of interest equal to 1/12 of the APR of the amount financed multiplied by the unpaid principal balance of the amount financed, and an amount of principal equal to the remainder of the monthly payment.

If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, under the terms of the motor vehicle or boat retail installment sale contract or loan agreement, as the case may be, a “refund” or “rebate” (which may be netted from the prepayment) will be made to the borrower of the portion of the total amount of payments then due and payable under this contract or agreement allocable to “unearned” interest, calculated on the basis of a constant interest rate.  If a Simple Interest Receivable is prepaid, rather than receive a rebate, the borrower is required to pay interest only to the date of prepayment.  The amount of a rebate under an Actuarial Receivable generally may be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

The Servicer may accede to an Obligor’s request to pay scheduled payments in advance, in which event the Obligor will not be required to make another regularly scheduled payment until the time a scheduled payment not paid in advance is due.  The amount of any payment made, which are not amounts representing Payaheads, in advance will be treated as a principal prepayment and will be distributed as part of the Principal Distribution Amount in the month following the Collection Period in which the prepayment was made.  The “Collection Period” with respect to a Distribution Date will be the calendar month preceding the calendar month in which that Distribution Date occurs.  See “Maturity and Prepayment Assumptions” in the Prospectus.

The Servicer

The Servicer is [     ].  [Insert description of the Servicer.]

Delinquency Experience

The Seller and the Servicer

(Dollars in Thousands)

At December 31,
	[ ]		[ ]		[ ]		[ ]		[ ]
	NUMBER		NUMBER		NUMBER		NUMBER		NUMBER
	OF		OF		OF		OF		OF
	LOANS	DOLLARS	LOANS	DOLLARS	LOANS	DOLLARS	LOANS	DOLLARS	LOANS	DOLLARS
Principal Amount
Outstanding (1)	[ ]	$ [ ]	[ ]	$ [ ]	[ ]	$ [ ]	[ ]	$ [ ]	[ ]	$ [ ]
Delinquencies (2)
30-59 Days	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
60-89 Days	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
90-119 Days	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
over 120 days	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Total Delinquencies	[ ]	$ [ ]	[ ]	$ [ ]	[ ]	$ [ ]	[ ]	$ [ ]	[ ]	$ [ ]

____________

(1)

Principal Amount Outstanding is the aggregate remaining principal balance of all Receivables serviced, net of unearned interest.

(2)

The period of delinquency is based on the number of days scheduled payments are contractually past due. Includes repossessions on hand which have not been charged-off. A receivable is 30 days contractually past due if any portion of a scheduled payment has not been received by the subsequent calendar month’s scheduled payment date.

(3)

As a percent of Principal Amount Outstanding in dollars

(4)

Percentages representing Total Delinquencies may not equal the sum of the components thereof due to rounding.

Historical Loss Experience

(Dollars in Thousands)

For Year Ended December 31,
	[ ]	[ ]	[ ]	[ ]	[ ]
Period End Principal Amount Outstanding (1)	$[ ]	$[ ]	$[ ]	$[ ]	$[ ]
Average Principal Amount Outstanding (2)	$[ ]	$[ ]	$[ ]	$[ ]	$[ ]
Number of Loans Outstanding (as of period end)	[ ]	[ ]	[ ]	[ ]	[ ]
Average Number of Loans Outstanding (2)	[ ]	[ ]	[ ]	[ ]	[ ]
Gross Losses (3)	$[ ]	$[ ]	$[ ]	$[ ]	$[ ]
Recoveries (4)	[ ]	[ ]	[ ]	[ ]	[ ]
Net Losses (Gains) (5)	[ ]	[ ]	[ ]	[ ]	[ ]
Gross Losses as a Percentage of Principal Amount
Outstanding	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Gross Losses as a Percentage of Average Principal
Amount Outstanding	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Net Losses (Gains) as a Percentage of Principal Amount
Outstanding	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Net Losses (Gains) as a Percentage of Average Principal
Amount Outstanding	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%

(1)

Principal Amount Outstanding is the aggregate remaining principal balance of all Receivables serviced, net of unearned interest.

(2)

Average of the month-end balances for each of the twelve months in the applicable calendar year.

(3)

Gross Losses is the aggregate remaining principal balance charged-off after the sale of the related vehicle, other than sales reflected in footnote (4), adjusted for all costs of repossession and sale.

(4)

Recoveries generally include amounts received on contracts following the time at which the contract is charged off.

(5)

Net Losses (Gains) is equal to Gross Losses less Recoveries. Net Losses (Gains) may not equal the difference of the components thereof due to rounding.

Weighted Average Life of the Certificates

Prepayments on automotive and boat receivables can be measured relative to a prepayment standard or model.  The model used in this Prospectus Supplement, the Absolute Prepayment Model (“ABS”), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables.  ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full.  For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

All the Receivables are prepayable at any time.  For this purpose the term “prepayments” includes prepayments by Obligors in full or in part, certain partial prepayments related to liquidations due to default, including rebates of extended warranty contract costs and insurance premiums, as well as receipts of proceeds from physical damage, credit life, theft and disability insurance policies and certain other Receivables, purchased or repurchased pursuant to the terms of the Agreement.  The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including changes in interest rates and the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the secured party, which generally results in the repayment of the remaining principal balance of the Receivable.  In addition, under some circumstances, the Seller is obligated to repurchase and the Servicer is obligated to purchase, Receivables pursuant to the Agreement as a result of uncured breaches of representations and warranties in the case of the Seller and uncured breaches of covenants in the case of the Servicer.  In addition, the Servicer has the option to purchase the Receivables when the aggregate principal balance of the Receivables is 10% or less of the Initial Pool Balance, at a purchase price equal to the sum of the Class A Principal Balance and the Class B Principal Balance plus accrued and unpaid interest.  Accordingly, under some circumstances it is likely that the Certificates will be repaid before the Final Scheduled Distribution Date set forth in this prospectus supplement under “Summary of Terms -- Final Scheduled Distribution Date.” Reinvestment risk associated with early payment of the Certificates will be borne exclusively by the Certificateholders.

The table captioned “Percent of Initial Class A and Class B Principal Balance at Various ABS Percentages” (the “ABS Table”) has been prepared on the basis of the characteristics of the Receivables.  The ABS Table assumes that:

(1)

the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,

(2)

each scheduled monthly payment on the Receivables is due and made on the last day of each month and each month has 30 days,

(3)

distributions on the Certificates are made on each Distribution Date, and each Distribution Date is assumed to be the fifteenth day of each applicable month,

(4)

the balance in the Reserve Account on each Distribution Date is equal to the Specified Reserve Account Balance, and

(5)

the Servicer does not exercise its option to purchase the Receivables.

The ABS Table sets forth the percent of the Initial Class A Principal Balance and the percent of the Initial Class B Principal Balance that would be outstanding after each of the Distribution Dates shown and the corresponding weighted average lives at various constant ABS percentages.

The ABS Table also assumes that the Receivables have been aggregated into six hypothetical pools with all of the Receivables within each pool having the following characteristics and that the level scheduled monthly payment for each of the six pools, which is based on its aggregate principal balance, weighted average APR, weighted average original term to maturity and weighted average remaining term to maturity as of the cutoff date, will be such that each pool will fully amortize by the end of its remaining term to maturity.

			Weighted Average	Weighted Average
		Weighted Average	Original Term	Remaining Term
	Aggregate	Annual	To Maturity	To Maturity
Pool	Principal Balance	Percentage Rate	(in Months)	(in Months)
1	$ [ ]	[ ]%	[ ]	[ ]
2	[ ]	[ ]	[ ]	[ ]
3	[ ]	[ ]	[ ]	[ ]1
4	[ ]	[ ]	[ ]	[ ]
5	[ ]	[ ]	[ ]	[ ]
6	[ ]	[ ]	[ ]	[ ]

The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Tables.  The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS.  Moreover, the diverse terms of Receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed.  Any difference between assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the Class A Certificates and the Class B Certificates.

Certificates
Assumed ABS Percentage
Distribution Dates	[ ]	[ ]	[ ]	[ ]

Closing Date
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
Weighted Average Life
(years) (1)
Weighted Average Life to Optional Clean-Up Call
(years) (1)
Optional Clean-Up Call
Date	[ ]	[ ]	[ ]	[ ]

(1)

The weighted average life of a Certificate is determined by (a) multiplying the amount of each principal payment of the Certificate by the number of years from the date of the issuance of the Certificate to the Distribution Date on which the principal payment is made, (b) adding the results and (c) dividing the sum by the initial principal balance of the Certificate.

*

Less than 0.5% but greater than 0.0%.

The ABS table has been prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the Receivables which will differ from the actual characteristics and performance of the receivables, and should be read in conjunction with these assumptions.

Use of Proceeds

The net proceeds from the sale of the Certificates will be applied by the Depositor first, to deposit $[                 ] into the Reserve Account and second, to purchase the Receivables and the other Trust Property from the Seller.

Description of the Certificates

The Certificates will be issued pursuant to the Agreement, substantially in the form filed as an exhibit to the Registration Statement.  The following information summarizes all material provisions of the Certificates and the Agreement.  The following summary supplements the description of the general terms and provisions of the Certificates of any given Series and the related Agreement set forth in the Prospectus, to which description reference is made by this prospectus supplement.

Overview of the Certificates

The Class A Certificates will be issued in an initial aggregate principal amount of $[                 ] (the “Initial Class A Principal Balance”) and the Class B Certificates will be issued in an initial aggregate principal amount of $[                 ] (the “Initial Class B Principal Balance”).  The Certificates will evidence fractional undivided interests in the assets of the Trust to be created pursuant to the Agreement.  The Class A Certificates will evidence in the aggregate an undivided ownership interest of approximately [                 ]% of the Trust (the “Class A Percentage”) and the Class B Certificates will evidence in the aggregate an undivided ownership interest of approximately [                 ]% of the Trust (the “Class B Percentage”).

The Certificates will constitute Fixed Rate Securities, as this term is defined under “Certain Information Regarding the Securities — Fixed Rate Securities” in the Prospectus.  Interest on the outstanding principal amount of each class of Certificates will accrue at the fixed rate per annum specified for that class on the cover page of this prospectus supplement (each rate, a “Pass-Through Rate”).  Interest on the outstanding principal amount of each class of Certificates will accrue at the related Pass-Through Rate from and including [                 ], in the case of the first Distribution Date, or from and including the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date (each representing an “Interest Period”).  Interest on the Certificates will be calculated on the basis of a 360 day year consisting of twelve 30 day months.  Distributions of principal and interest will be made on the [  ]th day of each month, or if the 15th day is not a business day on the next succeeding Business Day (each, a “Distribution Date”), commencing [                 ].  Distributions on a Distribution Date will be made to Certificateholders of record on the Business Day prior to the applicable Distribution Date, or if definitive Certificates have been issued, the last day of the month prior to a Distribution Date (each date, a “Record Date”).  A “Business Day” is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York, [                 ] or [                 ] are authorized by law, regulation, executive order or governmental decree to be closed.

The Certificates will be available in book-entry form through the facilities of The Depository Trust Company in the United States and Clearstream, Luxembourg and the Euroclear System in Europe.  See “Certain Information Regarding the Securities—Book-Entry Registration” and “—Definitive Securities” in the Prospectus and Annex I to the Prospectus.

The Pooling and Servicing Agreement

Sale and Assignment of the Receivables

Information regarding the conveyance of the Receivables by the Seller to the Depositor and by the Depositor to the Trust on the Closing Date pursuant to the Agreement is set forth in the Prospectus under “Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables.”

Accounts

The Servicer will establish one or more segregated accounts (the “Collection Account”), in the name of the Trustee on behalf of the Trust and the Certificateholders, into which all payments made on or with respect to the Receivables will be deposited.  The Servicer will also establish a segregated account (the “Class A Distribution Account”), in the name of the Trustee on behalf of the Trust and the Class A Certificateholders, and a segregated account (the “Class B Distribution Account”), in the name of the Trustee on behalf of the Trust and the Class B Certificateholders, from which all distributions with respect to the Class A Certificates and the Class B Certificates, respectively, will be made.  The Servicer will establish a segregated account (the “Reserve Account”), in the name of [        ], as collateral agent, on behalf of the Certificateholders.  The Servicer will establish an additional account (the “Payahead Account”), in the name of the Trustee on behalf of the Trust and the Certificateholders, into which early payments by or on behalf of Obligors on Actuarial Receivables will be deposited until the time the payment becomes due.  Until the time payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to the Certificateholders.  The Collection Account, the Class A Distribution Account, the Class B Distribution Account, the Payahead Account and the Reserve Account are sometimes referred to as the “Trust Accounts.”  The Reserve Account will be maintained for the benefit of the Certificateholders, but will not be an asset of the Trust.

Servicing Compensation

The Servicer will be entitled to receive a fee (the “Base Servicing Fee”) for each Collection Period in an amount equal to the product of one-twelfth of 0.50% per annum (the “Servicing Fee Rate”) and the Pool Balance as of the first day of the Collection Period.  The “Base Servicing Fee” will also include any late fees, other administrative fees or similar charges allowed by applicable law with respect to the Receivables.  The Base Servicing Fee, together with any portion of the Base Servicing Fee that remains unpaid from prior Distribution Dates (collectively, the “Servicing Fee”), will be paid on each Distribution Date out of Interest Collections from the Receivables prior to distributions to the Certificateholders.  If [        ] or an affiliate of [        ] is no longer the Servicer, a non-affiliated Servicer will also be entitled to receive an additional fee (the “Non-Affiliated Servicing Fee”) for each Collection Period in an amount equal to the product of one-twelfth of 0.50% per annum and the Pool Balance as of the first day of the Collection Period.  The Non-Affiliated Servicing Fee, together with any portion of the Non-Affiliated Servicing Fee that remains unpaid from prior Distribution Dates, will be paid in the order of priority described herein.  See “Description of the Transfer and Servicing Agreement -- Servicing Compensation and Payment of Expenses” in the Prospectus.

Distributions on Certificates

Deposits to the Collection Account.  On or before the earlier of the tenth Business Day of the month in which a Distribution Date occurs and the fourth Business Day preceding that Distribution Date (the “Determination Date”), the Servicer will provide the Trustee with information with respect to the preceding Collection Period, including the aggregate amounts of the following:

•

Collections on the Receivables

•

Advances to be remitted by the Servicer

•

Liquidated Receivables, if any

•

Purchase Amounts of the Receivables to be repurchased by the Seller or purchased by the Servicer with respect to the Distribution Date

On or before the Business Day preceding each Distribution Date, the Servicer will cause the Interest Collections and the Principal Collections for the Distribution Date to be deposited into the Collection Account.

“Collections” for any Distribution Date will equal the sum of Interest Collections and Principal Collections for the related Distribution Date.

“Interest Collections” for any Distribution Date will equal the sum of the following amounts with respect to any Distribution Date, computed, with respect to Simple Interest Receivables, in accordance with the simple interest method, and, with respect to Actuarial Receivables, in accordance with the actuarial method:

•

that portion of all collections on the Receivables allocable to interest in respect of the preceding Collection Period, including with respect to Actuarial Receivables, amounts withdrawn from the Payahead Account and allocable to interest and excluding amounts deposited into the Payahead Account and allocable to interest, in each case in respect of the related Collection Period;

•

all proceeds, other than any proceeds from any Dealer commission (“Liquidation Proceeds”) of the liquidation of Liquidated Receivables, net of expenses incurred by the Servicer in connection with the liquidation and any amounts required by law to be remitted to the Obligor on the Liquidated Receivables, to the extent attributable to interest due on the Liquidated Receivables, which became Liquidated Receivables during the Collection Period in accordance with the Servicer’s customary servicing procedures;

•

the Purchase Amount of each Receivable that was repurchased by the Seller or purchased by the Servicer during the preceding Collection Period to the extent attributable to accrued interest on that Receivable;

•

all monies collected, from whatever source, other than any proceeds from any Dealer commission, in respect to Liquidated Receivables during any Collection Period following the Collection Period in which the Receivable was written off, net of the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law to be remitted to the Obligor (“Recoveries”); and

•

all Advances with respect to interest for the related Distribution Date.

In calculating the Interest Collections, all payments and proceeds, including Liquidation Proceeds, of any Receivables repurchased by the Seller or purchased by the Servicer the Purchase Amount of which has been included in the Interest Collections on a prior Distribution Date shall be excluded.

“Principal Collections” for any Distribution Date will equal the sum of the following amounts with respect to any Distribution Date, computed, with respect to Simple Interest Receivables, in accordance with the simple interest method, and with respect to Actuarial Receivables, in accordance with the actuarial method:

•

that portion of all collections on the Receivables allocable to principal in respect of the preceding Collection Period, without regard to any extensions or modifications effected after the Cutoff Date, other than with respect to any extensions or modifications in connection with Cram Down Losses during the related Collection Period, including with respect to Actuarial Receivables, amounts withdrawn from the Payahead Account and allocable to principal and excluding amounts deposited into the Payahead Account and allocable to principal, in each case in respect of the related Collection Period;

•

Liquidation Proceeds attributable to the principal amount of Receivables which became Liquidated Receivables during the preceding Collection Period in accordance with the Servicer’s customary servicing procedures with respect to the Liquidated Receivables;

•

all Advances made by the Servicer of principal due on the Actuarial Receivables in respect of the preceding Collection Period;

•

to the extent attributable to principal, the Purchase Amount of each Receivable repurchased by the Seller or purchased by the Servicer during the preceding Collection Period; and

•

partial prepayments on Receivables in respect of the preceding Collection Period relating to refunds of extended service contracts, or of physical damage, credit life, credit accident or health insurance premium, disability insurance policy premiums, but only if these costs or premiums were financed by the respective Obligor and only to the extent not included in the first bullet point above.

In calculating the Principal Collections, all payments and proceeds, including Liquidation Proceeds, of any Receivables repurchased by the Seller or purchased by the Servicer the Purchase Amount of which has been included in the Principal Collections on a prior Distribution Date shall be excluded.

Withdrawals from the Payahead Account.  On or before the Business Day preceding each Distribution Date, the Servicer will or will cause the Trustee to (x) deposit into the Collection Account in immediately available funds, the portion of Payaheads constituting scheduled payments on Actuarial Receivables or that are to be applied to prepay Actuarial Receivables in full and (y) distribute to the Depositor, in immediately available funds, all investment earnings on funds in the Payahead Account with respect to the preceding Collection Period.  Monthly Withdrawals from the Collection Account.  Except as set forth under

“—Collections on Actuarial Receivables” below, on each Distribution Date, the Servicer shall instruct the Trustee to withdraw from the Collection Account and deposit in the Payahead Account in immediately available funds, the aggregate Payaheads collected during the preceding Collection Period.  On each Distribution Date, the Servicer shall calculate the amounts set forth below and shall instruct the Trustee to make the following deposits and distributions, after payment to the Servicer from the Collection Account of amounts in reimbursement of Advances previously made by the Servicer (as described below under “—Advances”), to the extent of Interest Collections (and, in the case of shortfalls occurring under clause (2) below in the Class A Interest Distribution, the Class B Percentage of Principal Collections to the extent of such shortfalls):

(1)

to the Servicer, the Servicing Fee and if the Servicer is an entity other than [        ], or [        ] or one of their affiliates, the Non-Affiliated Servicing Fee;

(2)

to the Class A Distribution Account, after the application of clause (1), the Class A Interest Distribution; and

(3)

to the Class B Distribution Account, after the application of clauses (1) and (2), the Class B Interest Distribution.

On each Distribution Date, the Servicer shall calculate the amounts set forth below and shall instruct the Trustee to make the following deposits and distributions, to the extent of Principal Collections and Interest Collections remaining after the application of clauses (1), (2) and (3) above:

(4)

to the Class A Distribution Account, the Class A Principal Distribution;

(5)

to the Class B Distribution Account, after the application of clause (4), the Class B Principal Distribution; and

(6)

to the Reserve Account, any amounts remaining after the application of clauses (1) through (5); these amounts to be distributed as described below under “Credit Enhancement—Reserve Account.”

To the extent necessary to satisfy the distributions described in clauses (1) through (5) above, the Servicer shall calculate the amounts set forth below and shall instruct the Trustee to withdraw from the Reserve Account and deposit in the Class A Distribution Account or the Class B Distribution Account as described below in the following order of priority on each Distribution Date:

(1)

an amount equal to the excess of the Class A Interest Distribution over the sum of Interest Collections (net of amounts paid to the Servicer pursuant to clause (1) of the preceding paragraph) and the Class B Percentage of Principal Collections will be deposited into the Class A Distribution Account;

(2)

an amount equal to the excess of the Class B Interest Distribution over the portion of Interest Collections (net of amounts paid to the Servicer pursuant to clause (1) of the preceding paragraph) remaining after the distribution of the Class A Interest Distribution will be deposited into the Class B Distribution Account;

(3)

an amount equal to the excess of the Class A Principal Distribution over the portion of Principal Collections and Interest Collections (net of amounts paid to the Servicer pursuant to clause (1) of the preceding paragraph) remaining after the distribution of the Class A Interest Distribution and the Class B Interest Distribution will be deposited into the Class A Distribution Account; and

(4)

an amount equal to the excess of the Class B Principal Distribution over the portion of Principal Collections and Interest Collections remaining (net of amounts paid to the Servicer pursuant to clause (1) of the preceding paragraph) after the distribution of the Class A Interest Distribution, the Class B Interest Distribution and the Class A Principal Distribution will be deposited into the Class B Distribution Account.

On each Distribution Date, all amounts on deposit in the Class A Distribution Account will be distributed to the Class A Certificateholders and all amounts on deposit in the Class B Distribution Account will be distributed to the Class B Certificateholders.

Related Definitions

For purposes of this prospectus supplement, the following terms have the following meanings:

“Cram Down Loss” means, with respect to a Receivable if a court of appropriate jurisdiction in a bankruptcy or insolvency proceeding shall have issued an order reducing the amount owed on the Receivable or otherwise modifying or restructuring the scheduled payments to be made on the Receivable, an amount equal to:

(1)

the excess of the principal balance of the Receivable immediately prior to the court order over the principal balance of the Receivable as so reduced; and

(2)

if the issuing court shall have issued an order reducing the effective rate of interest on the Receivable, the net present value, using as the discount rate the higher of the APR on the Receivable or the rate of interest, if any, specified by the court in the order, of the scheduled payments as so modified or restructured.

A “Cram Down Loss” shall be deemed to have occurred on the date of issuance of the court order.

“Class A Interest Carryover Shortfall” means, with respect to any Distribution Date, the excess of Class A Monthly Interest for the preceding Distribution Date and any outstanding Class A Interest Carryover Shortfall on the preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Class A Distribution Account on the preceding Distribution Date, plus 30 days of interest on that excess, to the extent permitted by law, at the Class A Pass-Through Rate.

“Class A Interest Distribution” means, with respect to any Distribution Date, the sum of Class A Monthly Interest for the Distribution Date and the Class A Interest Carryover Shortfall for the Distribution Date.

“Class A Monthly Interest” means, with respect to any Distribution Date, the product of (x) one-twelfth of the Class A Pass-Through Rate and (y) the Class A Principal Balance as of the immediately preceding Distribution Date, after giving effect to any payments made on that Distribution Date, or, in the case of the first Distribution Date, the Initial Class A Principal Balance.

“Class A Monthly Principal” means, with respect to any Distribution Date, the Class A Percentage of Principal Collections for the Distribution Date plus the sum of (1) the Class A Percentage of Realized Losses with respect to Receivables which became Liquidated Receivables during the related Collection Period and (2) the Class A Percentage of the aggregate amount of Cram Down Losses during the related Collection Period.

“Class A Pass-Through Rate” means, with respect to the Class A Certificates,       % per annum.

“Class A Principal Balance” equals the Initial Class A Principal Balance, as reduced by all amounts allocable to principal on the Class A Certificates previously distributed to Class A Certificateholders.

“Class A Principal Carryover Shortfall” means, with respect to any Distribution Date, the excess of Class A Monthly Principal for the preceding Distribution Date and any outstanding Class A Principal Carryover Shortfall on the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Class A Distribution Account on the preceding Distribution Date.

“Class A Principal Distribution” means, with respect to any Distribution Date, the sum of Class A Monthly Principal for that Distribution Date and the Class A Principal Carryover Shortfall for that Distribution Date; provided, however, that the Class A Principal Distribution shall not exceed the Class A Principal Balance immediately prior to that Distribution Date.  In addition, on the Final Scheduled Distribution Date, the principal required to be deposited in the Class A Distribution Account will include the lesser of:

(a)

any principal due and remaining unpaid on each Receivable in the Trust as of the Final Scheduled Maturity Date; or

(b)

the portion of the amount required to be deposited under clause (a) above that is necessary, after giving effect to the other amounts to be deposited in the Class A Distribution Account on the applicable Distribution Date and allocable to principal, to reduce the Class A Principal Balance to zero.

“Class B Interest Carryover Shortfall” means, with respect to any Distribution Date, the excess of Class B Monthly Interest for the preceding Distribution Date and any outstanding Class B Interest Carryover Shortfall on the preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Class B Distribution Account on the preceding Distribution Date, plus 30 days of interest on this excess, to the extent permitted by law, at the Class B Pass-Through Rate.

“Class B Interest Distribution” means, with respect to any Distribution Date, the sum of Class B Monthly Interest for that Distribution Date and the Class B Interest Carryover Shortfall for that Distribution Date.

“Class B Monthly Interest” means, with respect to any Distribution Date, the product of (x) one-twelfth of the Class B Pass-Through Rate and (y) the Class B Principal Balance as of the immediately preceding Distribution Date, after giving effect to any payments made on that Distribution Date, or, in the case of the first Distribution Date, the Initial Class B Principal Balance.

“Class B Monthly Principal” means, with respect to any Distribution Date, the Class B Percentage of Principal Collections for that Distribution Date plus the sum of (1) the Class B Percentage of Realized Losses with respect to Receivables which became Liquidated Receivables during the related Collection Period and (2) the Class B Percentage of the aggregate amount of Cram Down Losses during the related Collection Period.

“Class B Pass-Through Rate” means, with respect to the Class B Certificates, [                 ] % per annum.

“Class B Principal Balance” equals the Initial Class B Principal Balance, as reduced by all amounts allocable to principal on the Class B Certificates previously distributed to Class B Certificateholders.

“Class B Principal Carryover Shortfall” means, with respect to any Distribution Date, the excess of Class B Monthly Principal for the preceding Distribution Date and any outstanding Class B Principal Carryover Shortfall on the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Class B Distribution Account on the preceding Distribution Date.

“Class B Principal Distribution” means, with respect to any Distribution Date, the sum of Class B Monthly Principal for that Distribution Date and the Class B Principal Carryover Shortfall for that Distribution Date; provided, however, that the Class B Principal Distribution shall not exceed the Class B Principal Balance immediately prior to that Distribution Date.  In addition, on the Final Scheduled Distribution Date, the principal required to be distributed to Class B Certificateholders will include the lesser of:

(a)

any principal due and remaining unpaid on each Receivable in the Trust as of the Final Scheduled Maturity Date; or

(b)

the portion of the amount required to be deposited under clause (a) above that is necessary, after giving effect to the other amounts to be deposited in the Class B Distribution Account on the Distribution Date and allocable to principal, to reduce the Class B Principal Balance to zero, and, in the case of clauses (a) and (b), remaining after any required distribution of the amount described in clause (a) to the Class A Distribution Account.

“Liquidated Receivables” means, Receivables (x) which have been liquidated by the Servicer through the sale of the related Financed Vehicle, (y) as to which all or a portion representing 10% or more of a scheduled payment due is 120 or more days delinquent or (z) with respect to which proceeds have been received which, in the Servicer’s judgment, constitute the final amounts recoverable in respect of such Receivable.  A Receivable first becomes a Liquidated Receivable upon the earliest to occur of (x), (y) or (z) above.

The “Pool Balance” at any time will represent the aggregate principal balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments, other than Payaheads, received from Obligors and Purchase Amounts to be remitted by the Servicer and the Seller, as the case may be, all for the related Collection Period, all losses realized on Receivables that became Liquidated Receivables during the related Collection Period and all Cram Down Losses for the related Collection Period.

“Realized Losses” means, for any period, the excess of the principal balance of a Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

Advances

With respect to any Distribution Date, the Servicer may, in its sole discretion, make a payment (an “Advance”) with respect to each Receivable, other than a Liquidated Receivable, equal to (A) with respect to Simple Interest Receivables, the excess, if any, of (x) the product of the principal balance of such Receivable as of the last day of the related Collection Period and one-twelfth of its APR, over (y) the interest actually received by the Servicer with respect to such Receivable from the Obligor or from the payment of the Repurchase Amount during or with respect to such Collection Period and (B) with respect to Actuarial Receivables, the scheduled payment of principal and interest due during the related Collection Period but not received.  The Servicer may elect not to make any Advance with respect to a Receivable to the extent that the Servicer, in its sole discretion, determines that such Advance is not recoverable from subsequent payments on such Receivable or from funds in the Reserve Account.

With respect to Simple Interest Receivables, to the extent that the amount set forth in clause (y) above plus amounts withdrawn from the Reserve Account during or with respect to the related Collection Period and allocable to interest with respect to a Simple Interest Receivable is greater than the amount set forth in clause (x) above with respect to a Simple Interest Receivable, this amount shall be distributed to the Servicer on the related Distribution Date to reimburse the Servicer for previous unreimbursed Advances with respect to that Simple Interest Receivable.  Before a Simple Interest Receivable becomes a Liquidated Receivable, this reimbursement will only be from accrued interest due from the Obligor under that Receivable.  Collections on an Actuarial Receivable made during a Collection Period shall be applied first to repay any unreimbursed Advances on that Actuarial Receivable.

In addition, on the Business Day before each Distribution Date the Trustee shall withdraw from the Reserve Account an amount equal to the amount of any outstanding Advances on Liquidated Receivables to the extent not recovered from Liquidation Proceeds.

The Servicer will deposit all Advances with respect to any Distribution Date into the Collection Account on the Business Day before each Distribution Date.

Collections on Actuarial Receivables

To the extent that collections on an Actuarial Receivable during a Collection Period exceed the outstanding Advances on the Actuarial Receivable, the collections shall then first be applied to the scheduled payment on that Receivable.  If any collections remaining after the scheduled payment is made are insufficient to prepay the Actuarial Receivable in full, then, the remaining collections (the “Payaheads”) shall be transferred to and kept in the Payahead Account, until a later Collection Period where the collections may be transferred to the Collection Account and applied either to the scheduled payment or to prepay the Actuarial Receivable in full.  The scheduled payment with respect to an Actuarial Receivable is that portion of the payment required to be made by the related Obligor during each calendar month sufficient to amortize the principal balance of that Actuarial Receivable under the actuarial method over the term of the Actuarial Receivable and to provide interest at the APR of that Actuarial Receivable.  Notwithstanding the foregoing, so long as the Servicer is not required to remit collections to the Collection Account within two Business Days of receipt, the Servicer will not be required to deposit Payaheads to the Payahead Account but shall be required to deposit Payaheads to the Collection Account as described above.

Credit Enhancement

Subordination of the Class B Certificates.  The rights of the Class B Certificateholders to receive distributions with respect to the Receivables will be subordinated to the rights of the Class A Certificateholders to the extent described below.  This subordination is intended to enhance the likelihood of timely receipt by Class A Certificateholders of the full amount of interest and principal required to be paid to them, and to afford such Class A Certificateholders limited protection against losses in respect of the Receivables.

No distribution will be made to the Class B Certificateholders on any Distribution Date in respect of interest until the full amount of interest on the Class A Certificates payable on such Distribution Date has been distributed to the Class A Certificateholders.  No distribution will be made to the Class B Certificateholders on any Distribution Date in respect of principal until the full amount of interest on and principal of the Class A Certificates and interest on the Class B Certificates payable on such Distribution Date has been distributed to the Class A Certificateholders and the Class B Certificateholders, respectively.  Distributions of interest on the Class B Certificates, however, to the extent of collections on or in respect of the Receivables allocable to interest and certain available amounts on deposit in the Reserve Account, will not be subordinated to the payment of principal of the Class A Certificates.

Reserve Account.  In the event of delinquencies or losses on the Receivables, the protection afforded to the Class A Certificateholders will be effected both by the preferential right of the Class A Certificateholders to receive current distributions with respect to the Receivables, to the extent described above under “-- Subordination of the Class B Certificates,” prior to any distribution being made on a Distribution Date to the Class B Certificateholders, and to receive amounts on deposit in the Reserve Account.  Amounts on deposit in the Reserve Account will also be generally available to cover shortfalls in required distributions to the Class B Certificateholders, in respect of interest, after payment of interest on the Class A Certificates and, in respect of principal, after payment of interest on and principal of the Class A Certificates and interest on the Class B Certificates.  The Reserve Account will not be a part of or otherwise includible in the Trust and will be a segregated trust account held by the Collateral Agent for the benefit of the Certificateholders.

On the Closing Date, the Depositor will deposit $[                 ] ([                 ]% of the Initial Pool Balance) (the “Reserve Account Initial Deposit”) into the Reserve Account.  The Reserve Account Initial Deposit will be augmented on each Distribution Date by deposit in the Reserve Account of Collections remaining after distribution of the Servicing Fee and amounts to be paid to Class A Certificateholders and Class B Certificateholders as described above under “—Distributions on Certificates.”  To the extent that amounts on deposit in the Reserve Account after distributions on a Distribution Date exceed the Specified Reserve Account Balance, such excess will be released first, to the Servicer (if the Servicer is [        ]), in an amount equal to the Non-Affiliated Servicing Fee, together with any portion of the Non-Affiliated Servicing Fee that remains unpaid from prior Distribution Dates, and second, to the Depositor.  Upon any such release to the Depositor of amounts from the Reserve Account, neither the Class A Certificateholders nor the Class B Certificateholders will have any further rights in, or claims to, such amounts.

“Specified Reserve Account Balance” with respect to any Distribution Date will equal [                 ]% of the Pool Balance as of the last day of the related Collection Period, but in any event will not be less than the lesser of:

(1)

[                 ] ([                 ]% of the Initial Pool Balance), and

(2)

the Pool Balance;

provided, that if the Average Net Loss Ratio exceeds [                 ]% or the Average Delinquency Percentage exceeds [                 ]% on a Distribution Date, beginning with the [                 ] Distribution Date, the Specified Reserve Account Balance for the Distribution Date shall be calculated using a percentage of [                 ]%.

“Aggregate Net Losses” means, for any Distribution Date, the amount equal to (1) the aggregate Principal Balance of all Receivables that became Liquidated Receivables during the related Collection Period minus (2) the Liquidation Proceeds allocable to principal collected during the related Collection Period with respect to any Liquidated Receivables.

“Average Delinquency Percentage” means, for any Distribution Date, the average of the Delinquency Percentages for the Distribution Date and the preceding two Distribution Dates.

“Average Net Loss Ratio” means, for any Distribution Date, the average of the Net Loss Ratios for the Distribution Date and the preceding two Distribution Dates.

“Delinquency Percentage” means, for any Distribution Date, the sum of the outstanding Principal Balances of all Receivables which are 60 days or more delinquent, including Receivables relating to Financed Vehicles that have been repossessed, as of the close of business on the last day of the Collection Period immediately preceding the Distribution Date, determined in accordance with the Servicer’s normal practices, this sum expressed as a percentage of the Pool Balance as of the close of business on the last day of the related Collection Period.

“Liquidation Proceeds” means with respect to any Receivable,

(1)

insurance proceeds,

(2)

the monies collected during a Collection Period from whatever source on a Liquidated Receivable and

(3)

proceeds of a Financed Vehicle sold after repossession, in each case, net of any liquidation expenses and payments required by law to be remitted to the Obligor.

“Net Loss Ratio” means, for any Distribution Date, an amount expressed as a percentage, equal to the product of (A) twelve and (B) (1) the Aggregate Net Losses for the Distribution Date, divided by (2) the average of the Pool Balances on each of the first day of the related Collection Period and the last day of the related Collection Period.

The Specified Reserve Account Balance may be reduced to a lesser amount; provided, that the reduction may not adversely affect any rating of the Certificates by a Rating Agency.

In no circumstances will the Depositor be required to deposit any amounts in the Reserve Account other than the Reserve Account Initial Deposit to be made on the Closing Date.

Amounts held from time to time in the Reserve Account will continue to be held for the benefit of the Certificateholders and may be invested in Eligible Investments.  Any loss on an investment will be charged to the Reserve Account.  Any investment earnings, net of losses, will be paid to the Depositor.

The time necessary for the Reserve Account to reach and maintain the Specified Reserve Account Balance at any time after the date of issuance of the Certificates will be affected by the delinquency, credit loss and repossession and prepayment experience of the Receivables and, therefore, cannot be accurately predicted.

If on any Distribution Date the protection afforded the Class A Certificates by the Class B Certificates and by the Reserve Account is exhausted, the Class A Certificateholders will directly bear the risks associated with ownership of the Receivables.  If on any Distribution Date amounts on deposit in the Reserve Account have been depleted, the protection afforded the Class B Certificates by the Reserve Account will be exhausted and the Class B Certificateholders will directly bear the risks associated with ownership of the Receivables.

None of the Class B Certificateholders, the Trustee, the Servicer, the Seller or the Depositor will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the Class A Certificateholders.

Termination

The Servicer will be permitted, at its option, in the event that the Pool Balance as of the last day of a Collection Period has declined to 10% or less of the Initial Pool Balance, to purchase from the Trust, on any Distribution Date occurring in a subsequent Collection Period, all remaining Receivables in the Trust at a purchase price equal to the sum of the Class A Principal Balance and the Class B Principal Balance plus accrued and unpaid interest at the applicable Pass-Through Rates.  The exercise of this right will effect an early retirement of the Certificates.  See “Description of the Transfer and Servicing Agreements -- Termination” in the Prospectus.

Duties of the Trustee

The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates, other than the execution and authentication of the Certificates, the Receivables or any related documents, and will not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Certificates or the Receivables, or the investment of any monies by the Servicer before the monies are deposited into the Collection Account.  The Trustee will not independently verify the Receivables.  If no Event of Servicing Termination (as described in the Prospectus) has occurred and is continuing, the Trustee will be required to perform only those duties specifically required of it under the Agreement.  Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Trustee under the Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Agreement.  The Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Agreement which failure constitutes an Event of Servicing Termination unless a responsible officer of the Trustee obtains actual knowledge of the failure as specified in the Agreement.

The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Agreement or to make any investigation of matters arising under the Agreement or to institute, conduct or defend any litigation under the Agreement or in relation to the Agreement at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred in or by an exercise of the Trustee’s rights or powers or an investigation.  No Class A Certificateholder or Class B Certificateholder will have any right under the Agreement to institute any proceeding with respect to the Agreement, unless the holder has given the Trustee written notice of default and unless, with respect to the Class A Certificates, the holders of Class A Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates or, with respect to the Class B Certificates, the holders of Class B Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class B Certificates, have made a written request to the Trustee to institute a proceeding in its own name as Trustee under the Agreement and have offered to the Trustee reasonable indemnity, and the Trustee for 30 days has neglected or refused to institute any proceedings.

The Trustee

[        ], a national banking association, will act as Trustee under the Agreement.  The Trustee, in its individual capacity or otherwise, and any of its affiliates, may hold Certificates in their own names or as pledgee.  In addition, for the purpose of meeting the legal requirements of some jurisdictions, the Servicer and the Trustee, acting jointly, or in some instances, the Trustee, acting alone, will have the power to appoint co-trustees or separate trustees of all or any part of the Trust.  In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement will be conferred or imposed upon the Trustee and the co-trustee or separate trustee jointly, or, in any jurisdiction where the Trustee is incompetent or unqualified to perform certain acts, singly upon the co-trustee or separate trustee who shall exercise and perform these rights, powers, duties and obligations solely at the direction of the Trustee.

The Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor trustee.  The Servicer may also remove the Trustee if the Trustee ceases to be eligible to serve, becomes legally unable to act, is adjudged insolvent or is placed in receivership or similar proceedings.  In these circumstances, the Servicer will be obligated to appoint a successor trustee.  However, any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

The Agreement will provide that the Servicer will pay the Trustee’s fees.  The Agreement will also provide that the Trustee will be entitled to indemnification by the Depositor for, and will be held harmless against, any loss, liability or expense incurred by the Trustee not resulting from the Trustee’s own willful misfeasance, bad faith or negligence.  Indemnification will be unavailable to the Trustee to the extent that any loss, liability or expense results from a breach of any of the Trustee’s representations or warranties set forth in the Agreement, and for any tax, other than those for which the Depositor or the Servicer is required to indemnify the Trustee.

The Trustee’s Corporate Trust Office is located at [                 ].  The Depositor, the Servicer, the Seller and their respective affiliates may have other banking relationships with the Trustee and its affiliates in the ordinary course of their business.

In the Agreement, [        ] will agree to perform certain bond administration, distribution obligations and custodial functions on behalf of the Trustee and to act as successor servicer if [        ] is removed as servicer.  In performing these functions, [        ] will be entitled to all of the rights, powers and indemnities afforded to the Trustee under the Agreement.

Federal Income Tax Consequences

Upon the issuance of the Certificates, McKee Nelson LLP, special tax counsel (“Federal Tax Counsel”), will deliver its opinion to the effect that, under then current law, assuming compliance with the Agreement, the Trust will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation.  Accordingly, each Certificateholder will be subject to federal income taxation as if it owned directly its interest in each asset owned by the Trust and paid directly its share of expenses paid by the Trust.  Certain individuals, estates, trusts and partnerships may be limited in their ability to fully deduct the expenses of the Trust.  See “Material Federal Income Tax Consequences” in the Prospectus for a discussion of those limits.

For federal income tax purposes, the Depositor will be deemed to have retained a fixed portion of the interest due on each Receivable (the “Spread”).  The Spread will be treated as “stripped coupons” within the meaning of Section 1286 of the Internal Revenue Code of 1986, as amended (the “Code”).  The Servicer may also be deemed to have retained a “stripped coupon” if and to the extent that the Servicing Fee is determined to be unreasonable.  In addition, because the Class B Pass-Through Rate exceeds the Class A Pass-Through Rate, a portion of the interest accrued on each Receivable will be treated as a “stripped coupon” purchased by the Class B Certificateholders.  Accordingly, each Class A Certificateholder will be treated as owning its pro rata percentage interest in the principal of, and interest payable on, each Receivable (minus the portion of the interest payable on such Receivable that is treated as Spread, as a stripped coupon retained by the Servicer or as a stripped coupon purchased by the Class B Certificateholders), and such interest in each Receivable will be treated as a “stripped bond” within the meaning of Section 1286 of the Code.  Similarly, each Class B Certificateholder will be treated as owning its pro rata percentage interest in the principal of each Receivable, plus a disproportionate share of the interest payable on each Receivable.

Class A Certificateholders

Because the Class A Certificates represent stripped bonds, they will be subject to the original issue discount (“OID”) rules of the Code.  Accordingly, the tax treatment of a Class A Certificateholder will depend upon whether the amount of OID on a Class A Certificate is less than a statutorily defined de minimis amount.  See “Material Federal Income Tax Consequences -- Grantor Trusts – Stripped Certificates” for a discussion regarding the calculation of OID, if any, on stripped bonds.

If the amount of OID is de minimis under the OID provisions of the Code, the Class A Certificates would not be treated as having OID.  Each Class A Certificateholder would be required to report on its federal income tax return its share of the gross income of the Trust, including interest and certain other charges accrued on the Receivables and any gain upon collection or disposition of the Receivables (but not including any portion of the Receivables treated as “stripped coupons” as described above that are treated as owned by other parties).  Such gross income attributable to interest on the Receivable would exceed the Class A Pass-Through Rate by an amount equal to the Class A Certificateholder’s share of the expenses of the Trust for the period during which it owns a Class A Certificate.  As indicated above, a Class A Certificateholder generally would be entitled to deduct its share of expenses of the Trust, subject to certain limitations that apply in the case of Certificateholders that are individuals, trusts, estates or partnerships.  Any amounts received by a Class A Certificateholder from the Reserve Account or from the subordination of the Class B Certificates will be treated for federal income tax purposes as having the same character as the payments they replace.  A Class A Certificateholder would report its share of the income of the Trust under its usual method of accounting.  Accordingly, interest would be includable in a Certificateholder’s gross income when it accrues on the Receivables, or, in the case of Certificateholders who are cash basis taxpayers, when received by the Servicer on behalf of Certificateholders.  The actual amount of discount on a Receivable would be includable in income as principal payments are received on the Receivables.

If OID relating to a Class A Certificate is not de minimis, a Class A Certificateholder will be required to include in income, in addition to the amounts described above, any OID as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield on the Receivables.

Although the Trustee intends to account for OID, if any, reportable by holders of Class A Certificates by reference to the price paid for a Class A Certificate by an initial purchaser, the amount of OID will differ for subsequent purchasers.  Such subsequent purchasers should consult their tax advisers regarding the proper calculation of OID on the interest in the Receivables represented by a Class A Certificate.

Class B Certificateholders

In General.  Except as described below, it is believed that the Class B Certificateholders will be subject to tax in the same manner as Class A Certificateholders.  However, no federal income tax authorities address the precise method of taxation of an instrument such as the Class B Certificates and Federal Tax Counsel cannot opine on this issue.  In the absence of applicable authorities, the Trustee intends to report income to Class B Certificateholders in the manner described below.

Each Class B Certificateholder will be treated as owning (x) the Class B Percentage of each Receivable plus (y) a disproportionate portion of the interest on each Receivable (not including the Spread).  Income will be reported to a Class B Certificateholder based on the assumption that all amounts payable to the Class B Certificateholders are taxable under the coupon stripping provisions of the Code and treated as a single obligation.  In applying those provisions, the Trustee will take the position that a Class B Certificateholder’s entire share of the interest on a Receivable will qualify as “qualified stated interest.” Thus, except to the extent modified by the effects of subordination of the Class B Certificates, as described below, income will be reported to Class B Certificateholders in the manner described above for holders of the Class A Certificates.

Effect Of Subordination

If the Certificateholders of one Class of Certificates receive distributions of less than their share of the Trust’s receipts of principal or interest (the “Shortfall Amount”) because of the subordination of the Certificates, it is believed that such Certificateholders would probably be treated for federal income tax purposes as if they had:

(1)

received as distributions their full share of such receipts,

(2)

paid over to the Certificateholders of the other Class of Certificates an amount equal to such Shortfall Amount, and

(3)

retained the right to reimbursement of such amounts to the extent of future collections otherwise available for deposit in the Reserve Account.

However, Federal Tax Counsel cannot opine to such treatment.

Under this treatment,

(x)

Class B Certificateholders would be required to accrue as current income any interest, OID income, or (to the extent paid on the Receivables) accrued market discount of the Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the Class A Certificateholders,

(y)

a loss would only be allowed to the Class B Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it became clear that that amount would not be available from any source to reimburse such loss), and

(a)

reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Class B Certificateholders because such amount was previously included in income.

Those results should not significantly affect the inclusion of income for Class B Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Class B Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.  Moreover, the character and timing of loss deductions are unclear and all Class B Certificateholders are encouraged to consult their tax advisors regarding such character and timing.

All Certificateholders should see “Material Federal Income Tax Consequences” in the Prospectus for a more detailed discussion of the material federal income tax consequences of the purchase, ownership and disposition of the Certificates.

State and Local Tax Consequences

The discussion under “Federal Income Tax Consequences” above does not address the tax consequences of purchase, ownership or disposition of the Certificates under any state or local tax law.  We recommend that investors consult their own tax advisors regarding state and local tax consequences.

ERISA Considerations

A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards under ERISA in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the Certificates.  Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors:

(1)

whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

(2)

whether the investment satisfies the applicable diversification requirements;

(3)

whether the investment is in accordance with the documents and instruments governing the plan; and

(4)

whether the investment is prudent, considering the nature of the investment.  Fiduciaries of plans also should consider ERISA’s prohibition on improper delegation of control over, or responsibility for, plan assets.

In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code and any entity whose source of funds for the purchase of Certificates includes plan assets by reason of a plan or account investing in such entity (each, a “Plan”), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan (“Parties in Interest” and “Disqualified Persons”).  Such transactions are treated as “prohibited transactions” under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code.

An investment in Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan assets, which in turn might mean that certain aspects of such investment, including the operation of the Trust, might be prohibited transactions under ERISA and the Code.  Neither ERISA nor the Code defines the term “plan assets.”  Under Section 2510.3-101 of the United States Department of Labor (“DOL”) regulations (the “Regulation”), a Plan’s assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an “equity interest” in such entity, unless certain exceptions apply.  The Depositor believes that the Certificates will give Certificateholders an equity interest in the Trust for purposes of the Regulation and can give no assurance that the Certificates will qualify for any of the exceptions under the Regulation.

As a result, the assets of the Trust may be considered the assets of any Plan which acquires a Certificate.

The DOL has issued an individual exemption, Prohibited Transaction Exemption (“PTE”) [                      ]  which was amended by PTE 97-34 and was recently further amended by PTE 2000-58 to [        ] and its affiliates, including [          ] (the “Exemption”).  The Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code and Section 502(i) of ERISA certain transactions relating to the initial purchase, holding and subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements set forth in the Exemption.  The receivables covered by the Exemption include motor vehicle and boat installment obligations such as the Receivables.  The Depositor believes that the Exemption will apply to the acquisition, holding and resale of the Certificates by a Plan and that all conditions of the Exemption other than those within the control of the investors have been or will be met.

All Certificateholders should refer to “ERISA Considerations” in the Prospectus for a detailed discussion of the general and specific conditions of the Exemption.

If the general conditions of the Exemption are satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA as well as the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer or holding of the Certificates by a Plan.  However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan.  For purposes of the Certificates an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(l) and (b)(2) and 407(a) of ERISA and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with the direct or indirect sale, exchange, transfer or holding of Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan other than an Excluded Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Certificates is (a) an Obligor with respect to 5% or less of the fair market value of the Receivables or (b) an affiliate of such person.

The Exemption also may provide relief from the restriction imposed by Sections 406(a) and 407(a) of ERISA and the taxes imposed by Section 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or a disqualified person with respect to an investing Plan by virtue of providing services to a Plan (or by virtue of having certain specified relationships to such a person) solely as a result of such Plan’s ownership of Certificates.

Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute “certificates” for purposes of the Exemption and (b) that the specific conditions set forth in Section II of the Exemption and the other requirements set forth in the Exemption will be satisfied.

Any Plan fiduciary considering whether to purchase a Certificate on behalf of a Plan are encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

Underwriting

Subject to the terms and conditions set forth in the Underwriting agreement relating to the Certificates (the “Underwriting Agreement”), the Depositor has agreed to sell to [                 ] and Deutsche Bank Securities Inc. (together, the “Underwriters”), and each of the Underwriters has severally agreed to purchase, the principal amount of Class A Certificates and Class B Certificates set forth opposite its name below, subject to the satisfaction of certain conditions precedent.

Underwriter	Principal Amount of Class A Certificates	Principal Amount of Class B Certificates
[ ]	$[ ]	$ [ ]
Deutsche Bank Securities Inc.	$[ ]	$ [ ]
Total	$[ ]	$[ ]

The Depositor has been advised by the Underwriters that the Underwriters propose to offer the Certificates to the public initially at the public offering prices set forth on the cover page of this Prospectus, and to certain dealers at these prices less a concession of [                 ]% per Class A Certificate and [                 ]% per Class B Certificate; that the Underwriters and these dealers may allow a discount of [                 ]% per Class A Certificate and [                 ]% per Class B Certificate on the sale to certain other dealers; and that after the initial public offering of the Certificates, the public offering prices and the concessions and discounts to dealers may be changed by the Underwriters.

Until the distribution of the Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Certificates.  As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the prices of the Certificates.  These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such Certificates.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of purchases for these purposes.

Neither the Depositor nor either Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Certificates.  In addition, neither the Depositor nor either Underwriter makes any representation that either Underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Deutsche Bank Securities Inc. is an affiliate of the Depositor and the Seller.

This Prospectus Supplement may be used by Deutsche Bank Securities Inc., an affiliate of the Depositor, in connection with offers and sales relating to market-making transactions in the Certificates in which Deutsche Bank Securities Inc. acts as principal. Deutsche Bank Securities Inc. may also act as agent in such transactions.  Sales will be made at prices related to the prevailing prices at the time of sale.

The Depositor has agreed to indemnify the Underwriters against particular liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect of these liabilities.  In the opinion of the Commission, this indemnification is against public policy as expressed in the Securities Act and, may, therefore, be unenforceable.

The Trustee or the Collateral Agent, as applicable, may, from time to time, invest the funds in the Trust Accounts in Eligible Investments acquired from either of the Underwriters.

Ratings

It is a condition to the issuance of the Class A Certificates that the Class A Certificates be rated “AAA” by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) and “Aaa” by Moody’s Investors Service, Inc. (“Moody’s”) (each, a “Rating Agency”).  It is a condition to the issuance of the Class B Certificates that the Class B Certificates be rated at least “AA” by S&P and “A3” by Moody’s.  The ratings of the Class A Certificates will be based primarily on the Receivables, the Reserve Account, and the terms of the Certificates, including the subordination provided by the Class B Certificates.  The ratings of the Class B Certificates will be based primarily on the Receivables and the Reserve Account.  The ratings of the Certificates should be evaluated independently from similar ratings on other types of securities.  The ratings do not address the possibility that Certificateholders may suffer a lower than anticipated yield.

There can be no assurance that any rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn by the assigning Rating Agency if, in its judgment, circumstances so warrant.  In the event that the rating initially assigned to any of the Certificates is subsequently lowered or withdrawn for any reason, no person or entity will be obligated to provide any additional credit enhancement with respect to these certificates.  There can be no assurance whether any other rating agency will rate any of the Certificates, or if one does, what rating would be assigned by any other rating agency.  A security rating is not a recommendation to buy, sell or hold securities.

Legal Matters

Some legal matters relating to the Certificates and some related federal income tax and other matters will be passed upon for the Seller by [       ].  Some legal matters relating to the Certificates will be passed upon for the Underwriter and the Company by McKee Nelson LLP, New York, New York.

PROSPECTUS

ACE SECURITIES CORP.

Company

Asset Backed Certificates

Asset Backed Notes

(Issuable in Series)

Auto and Boat Receivables and Receivables Securities Trusts

____________________

The Trust:

Each trust will be established to hold assets transferred to it by ACE Securities Corp.  The assets in each trust will generally consist of one or more of the following:

1.A.

One or more pools of

•

boat installment loan agreements or boat retail installment sale contracts secured by new and used boats, boat motors, jet skis and waverunners, and security interests in the boat products financed by the boat installment loan agreements or retail installment sale contracts, or

•

private securities evidencing ownership interests in or secured by loans similar to the types of loans described above; and

B.

One or more pools of

•

motor vehicle installment loan agreements or motor vehicle retail installment sale contracts secured by new and used automobiles, recreational vehicles, including motor homes, campers, motorcycles, all-terrain-vehicles, and snowmobiles, vans, trucks, buses and/or trailers, and security interests in the vehicles financed by the motor vehicle installment loan agreements or retail installment sale contracts, or

•

private securities evidencing ownership interests in or secured by loans similar to the types of loans described above;

2.

Government Securities;

3.

All monies due under the above assets, which may be net of amounts payable to the servicer; and

4.

Funds or accounts established for the related trust, or one or more forms of enhancement.

The assets in your trust are specified in the prospectus supplement for that particular trust, while the types of assets that may be included in a trust, whether or not in your trust, are described in greater detail in this prospectus.

The Securities:

ACE Securities Corp. will sell the securities pursuant to a prospectus supplement.  The securities will be grouped into one or more series, each having its own distinct designation.  Each series will be issued in one or more classes and will evidence beneficial ownership of, or be secured by, the assets in the trust that the series relates to.  A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Neither the SEC nor any state securities commission has approved or disapproved the offered securities or determined if this prospectus is accurate or complete. Making any contrary representation is a criminal offense.

The date of this prospectus is June 24, 2005

Risk Factors

4

The Company

9

The Trusts

9

The Trustee

10

The Receivables Pools

11

The Collateral Certificates

12

The Government Securities

14

Weighted Average Life of the Securities

22

Pool Factors and Trading Information

23

The Seller and the Servicer

24

Use of Proceeds

24

Description of the Notes

24

Description of the Certificates

30

Certain Information Regarding the Securities

32

Description of the Transfer and Servicing Agreements

36

Certain Matters Regarding the Servicer

45

Certain Legal Aspects of the Receivables

48

Material Federal Income Tax Consequences

52

State and Local Tax Considerations

72

ERISA Considerations

73

Plan of Distribution

79

Legal Matters

80

Prospectus Supplement

80

Reports to Securityholders

80

Available Information

80

Incorporation of Certain Documents by Reference

83

INDEX OF TERMS

83

Annex I  Global Clearance, Settlement and Tax Documentation Procedures

I-1

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates and the notes.  You should also carefully consider the information set forth under “Risk Factors” in the prospectus supplement.

Limited Liquidity May Result in Delays in your Ability to Sell Securities or Lower Returns

There will be no market for the securities of any series prior to their issuance, and there can be no assurance that a secondary market will develop.  If a secondary market does develop, there can be no assurance that it will provide holders with liquidity of investment or that the market will continue for the life of the securities of the related series.  Deutsche Bank Securities Inc. presently expects to make a secondary market in the securities, but has no obligation to do so.  Absent a secondary market for the securities you may experience a delay if you choose to sell your securities or the price you receive may be less than you would receive for a comparable liquid security.

Limited Assets for Payments - No Recourse to Company, Seller or Servicer

The securities of a series will be payable solely from the assets of the trust fund for that series.  Except for any related insurance policies or credit support, there will be no recourse to the company or any other person for any default on the notes or any failure to receive distributions on the certificates with respect to any series.  Consequently, holders of securities of each series must rely solely upon payments with respect to the assets constituting the trust fund for a series of securities, including, if applicable, any amounts available pursuant to any enhancement for that series, for the payment of principal of and interest on the securities of that series.

The only obligations, if any, of the company with respect to the securities of any series will be with respect to its breach of specific representations and warranties.  The company does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase assets with respect to which there has been a breach of any representation or warranty.  If, for example, the company were required to repurchase a receivable, its only sources of funds to make the repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the receivable, or the seller, as the case may be, or from a reserve fund established to provide funds for repurchases.  If the company does not have sufficient assets and no other party is obligated to repurchase defective assets, you may experience a loss.

Limits on Enhancement May Result in Losses to You

Although we intend the enhancement for the securities to reduce the risk of delinquent payments or losses to holders of a series of securities entitled to the benefit of the enhancement, the amount of the enhancement will be limited, as set forth in the related prospectus supplement.  In addition, the amount available will decline and could be depleted prior to the payment in full of the related series of securities, and losses on the primary assets could result in losses to holders of those securities.

Timing and Rate of Prepayments May Result in Lower Yield

The yield to maturity experienced by a holder of securities may be affected by the rate and timing of payments of principal of the receivables or of the underlying receivables relating to the private securities.  The rate and timing of principal payments of the securities of a series will be affected by a number of factors, including the following:

·

the extent of prepayments, which may be influenced by a variety of factors,

·

the manner of allocating principal payments among the classes of securities of a series as specified in the related prospectus supplement, and

·

the exercise of any right of optional termination.

Prepayments may also result from repurchases of receivables or underlying receivables, as applicable, due to material breaches of representations or warranties.

Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement.  In the event interest accrues during the calendar month prior to a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding each distribution date, and the effective yield at par to holders will be less than the indicated coupon rate.

Risks of Subordinated Securities

To the extent specified in the applicable prospectus supplement, distributions of interest on and principal of one or more classes of securities of a series may be subordinated in priority of payment to interest and principal due on one or more other classes of securities of the related series.  Any subordinated securities will be affected to a greater degree by any losses on the receivables or of the underlying receivables relating to the private securities.

Potential Lack of Security

The company will assign security interests in the financed vehicles securing the receivables to the related trust. Due to administrative burden and expense, however, we will not cause the certificates of title to the financed vehicles to be amended to reflect the assignment to the trust unless otherwise specified in the prospectus supplement. In the absence of amendment, a trust may not have a perfected security interest in the financed vehicles securing the receivables in some states. If a trust does not have a perfected security interest in a financed vehicle, its ability to realize in the event of a default on that financed vehicle may be adversely affected.

To the extent that the trust’s security interest in a financed boat is perfected, the trust will have a prior claim over subsequent purchasers of such financed boat and holders of subsequently perfected security interests in such financed boat.  Under the laws of many states, certain possessory liens for repairs on a boat and storage, as well as certain rights in favor of federal and state governmental authorities arising from the use of a boat in connection with illegal activities, may take priority even over a perfected security interest.  Under the Ship Mortgage Statutes, certain preferred maritime liens will have priority over security interests in financed boats perfected under federal law.  Certain federal tax liens may have priority over the lien of a secured party. In addition, through fraud or negligence, the trust could lose its security interest or the priority of its security interest in a financed boat.  If a security interest in a financed boat is initially perfected (by titling or UCC filing) under applicable state law and the financed boat subsequently is federally documented, the trust could lose the priority of its security interest in such financed boat to a purchaser thereof or to the holder of a subsequently perfected Preferred Mortgage covering such financed boat.  See “Certain Legal Aspects of the Receivables--Security Interests in the Financed Vehicles.”  ACE Securities Corp. shall not have an obligation to repurchase a contract as to which any of the aforementioned occurrences result in the trust’s losing the priority of its security interest or its security interest in such financed boat after the date such security interest was conveyed to the trust.

Risk of Commingling

We will require the servicer to deposit all payments on the receivables collected during each collection period into the related collection account within two business days of receipt of the payments.  However, if a servicer satisfies particular requirements for less frequent remittances we will not require the servicer to deposit the amounts into the collection account until the business day preceding each distribution date.

Pending deposit into the collection account, collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from funds of the servicer. If the servicer were unable to remit the funds, the applicable securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections on the receivables.

Removal of a Servicer after a Servicer Default

The related prospectus supplement may provide that with respect to a series of securities issued by an owner trust, upon the occurrence of a servicer default, the related indenture trustee or noteholders may remove the servicer without the consent of the related trustee or any certificateholders. The trustee or the certificateholders with respect to a series may not have the ability to remove the servicer if a servicer default occurs. In addition, the noteholders with respect to a series have the ability, with specified exceptions, to waive defaults by the servicer, including defaults that could materially adversely affect the certificateholders of the series.

Book-Entry Registration--Beneficial Owners Not Recognized by Trust

Issuance of the securities in book-entry form may reduce the liquidity of these securities in the secondary trading market since investors may be unwilling to purchase securities for which they cannot obtain physical certificates.  Since transactions in the securities can be effected only through The Depository Trust Company and any other entities set forth in the related prospectus supplement, your ability to pledge a security to persons or entities that do not participate in The Depository Trust Company or any other entities or otherwise to take actions in respect of the related securities may be limited due to lack of a physical certificate representing the securities.

You may experience some delay in the receipt of distributions of interest and principal on the securities since the distributions will be forwarded by the trustee to The Depository Trust Company and The Depository Trust Company will credit the distributions to the accounts of its participants which will subsequently credit them to your account either directly or indirectly through indirect participants.

The Securities May Not be a Suitable Investment for You

The securities are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date.  The securities are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

The Ratings for the Securities are Limited in Scope, May Not Continue to be Issued and Do Not Consider the Suitability of the securities for You

We will issue a class of securities under this prospectus only if that class receives the rating specified in the prospectus supplement.  The rating considers only the likelihood that the issuer will pay interest on time and will ultimately pay principal in full or make full distributions of certificate balance.  A security rating is not a recommendation to buy, sell or hold the securities.  The rating agencies may revise or withdraw the ratings at any time.  Ratings on the securities do not address the timing of distributions of principal on the securities prior to the applicable final scheduled payment date.  The ratings do not consider the prices of the securities or their suitability to a particular investor.  If a rating agency changes its rating or withdraws a rating, no one has an obligation to provide additional credit enhancement or to restore the original rating.

The Company

ACE Securities Corp., the company, is special purpose corporation incorporated in the State of Delaware on June 3, 1998.  The principal executive offices of the company are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211.  Its telephone number is (704) 365-0569.  The company does not have, nor is it expected in the future to have, any significant assets.

The limited purposes of the company are, in general, to acquire, own and sell loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in loans and other financial assets, collections on the loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

All of the shares of capital stock of the company are held by Altamond Holdings Corp., a Delaware corporation.

The Trusts

With respect to each series of securities, ACE Securities Corp. will establish a separate trust (each, a “Trust”) pursuant to a trust agreement (a “Trust Agreement”) between the company and the related trustee or pooling and servicing agreement (a “Pooling and Servicing Agreement”) among the company, the servicer and the trustee for the related Trust, as applicable, for the transactions described in this prospectus and in the related prospectus supplement. The property of each Trust will include Primary Assets and all payments due under the Primary Assets on and after the applicable cutoff date in the case of Precomputed Receivables and all payments received under the Precomputed Receivables on and after the applicable cutoff date or closing date, as specified in the related prospectus supplement, in the case of Simple Interest Receivables, Collateral Certificates, Government Securities and Private Label Custody Receipt Securities. On the applicable closing date, after the issuance of the notes and/or certificates of a given series, the company will transfer or sell Primary Assets to the Trust in the outstanding principal amount specified in the related prospectus supplement. The property of each Trust may also include:

•

amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Trust Agreement, sale and servicing agreement (a “Sale and Servicing Agreement”) among the company, the servicer and the related Trust or Pooling and Servicing Agreement, as applicable, and the proceeds of these accounts, as described in this prospectus and in the related prospectus supplement;

•

security interests in vehicles or other products financed by the Receivables (the “Financed Vehicles”) and any other interest of the originator in the Financed Vehicles;

•

the rights to proceed from claims on physical damage, credit life and disability insurance policies covering Financed Vehicles or the obligors, as the case may be;

•

any property that has secured a Receivable and that has been acquired by the applicable Trust; and

•

any and all proceeds of the Primary Assets or the foregoing.

To the extent specified in the related prospectus supplement, a Reserve Account or other form of credit enhancement may be a part of the property of a given Trust or may be held by the trustee for the benefit of holders of the related securities.

The servicer specified in the related prospectus supplement, as servicer under the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, will service the Receivables held by each Trust and will receive fees for these services. See “Description of the Transfer and Servicing Agreements—Servicing Compensation and Payment of Expenses” in this prospectus and “Description of the Transfer and Sale and Servicing Agreement—Servicing Compensation” in the related prospectus supplement. To facilitate the servicing of Receivables and unless otherwise specified in the related prospectus supplement, the servicer may retain physical possession of the Receivables held by each Trust and other documents relating to possession of the Receivables as custodian for each Trust. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to a Trust. In the absence of an amendment, a Trust may not have a perfected security interest in some of the Financed Vehicles in some states. See “Certain Legal Aspects of the Receivables” and “Description of the Transfer and Servicing Agreements—Sale and Assignment of Primary Assets”. In the case of Primary Assets consisting of Collateral Certificates, Government Securities and/or Private Label Custody Receipt Securities, the trustee specified in the related prospectus supplement will manage the Collateral Certificates, Government Securities and/or Private Label Custody Receipt Securities.

If the protection provided to (1) holders of notes issued by an owner trust by the subordination of the related certificates and by the Reserve Account, if any, or any other available form of credit enhancement for the series or (2) certificateholders by any Reserve Account or other form of credit enhancement is insufficient, the noteholders or certificateholders, as the case may be, will have to look to payments by or on behalf of obligors on Receivables or on the Collateral Certificates, the Government Securities, and the Private Label Custody Receipt Securities, as applicable, and the proceeds from the repossession and sale of Financed Vehicles that secure defaulted Receivables for distributions of principal and interest on the securities. In this event, some factors, such as the applicable Trust’s not having perfected security interests in all of the Financed Vehicles, may limit the ability of a Trust to realize on the collateral securing the related Primary Assets, or may limit the amount realized to less than the amount due under Receivables. Securityholders may be subject to delays in payment on, or may incur losses on their investment in, the securities as a result of defaults or delinquencies by obligors and depreciation in the value of the related Financed Vehicles. See “Description of the Transfer and Servicing Agreements—Credit and Cash Flow Enhancement” and “Certain Legal Aspects of the Receivables”.

The principal offices of each Trust and the related trustee will be specified in the applicable prospectus supplement.

The Trustee

The trustee for each Trust will be specified in the related prospectus supplement. The trustee’s liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee set forth in the related Trust Agreement and Sale and Servicing Agreement or the related Pooling and Servicing Agreement, as applicable. A trustee may resign at any time, in which event the servicer will be obligated to appoint a successor trustee. The servicer may also remove the related trustee if the trustee ceases to be eligible to continue as trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, and will be obligated to appoint a successor trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the acceptance of the appointment by the successor trustee.

The Receivables Pools

The motor vehicle installment loan agreements or motor vehicle retail installment sale contracts secured by:  (1)  new and used automobiles, recreational vehicles, including motor homes, campers, motorcycles, all-terrain-vehicles and snowmobiles, vans, trucks, buses and/or trailers (the “Automobile Receivables”) and (2) new and used boats, boat motors, jet skis and/or waverunners (the “Boat Receivables”, and together with the Automobile Receivables, the “Receivables”) in a Receivables Pool have been or will be originated or acquired by an originator in the ordinary course of business, in accordance with its credit and underwriting standards as described in the related prospectus supplement.

The Receivables to be sold to each Trust will be selected for inclusion in a Receivables Pool based on several criteria, which criteria include that, subject to particular limitations which, if applicable, will be specified in the related prospectus supplement, each Receivable

•

is secured by a new or used vehicle,

•

was originated or acquired, either from a motor vehicle dealer or a financial institution, by the originator,

•

provides for level monthly payments, except for the last payment, which may be different from the level payments, that, unless otherwise provided in the related prospectus supplement, amortize the amount financed over the original term to maturity of the related Receivable,

•

is a Precomputed Receivable or a Simple Interest Receivable and

•

satisfies the other criteria, if any, set forth in the related prospectus supplement. No selection procedures believed to be adverse to Securityholders were or will be used in selecting the Receivables.

“Precomputed Receivables” consist of either (1) monthly actuarial receivables (“Actuarial Receivables”) or (2) receivables that provide for allocation of payments according to the “sum of periodic balances” or “sum of monthly payments” method, similar to the “Rule of 78s” (“Rule of 78s Receivables”). An Actuarial Receivable provides for amortization of the loan over a series of fixed level monthly installment payments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of (x) an amount of interest equal to 1/12 of the stated contract interest rate under the related Receivable multiplied by the unpaid principal balance of the loan, plus (y) an amount allocable to principal equal to the remainder of the monthly payment. A Rule of 78s Receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed plus add-on interest in an amount calculated at the stated contract interest rate under the related Receivable for the term of the receivable. The rate at which the amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal amount are calculated in accordance with the Rule of 78s.

“Simple Interest Receivables” are receivables that provide for the amortization of the amount financed under them over a series of fixed level monthly payments. However, unlike the monthly payment under an Actuarial Receivable, each monthly payment consists of an installment of interest that is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated contract interest rate under the related Receivable and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received generally is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance.  Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor is obligated to pay a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment may be increased or decreased as necessary to repay the then outstanding principal balance.

In the event of the prepayment in full, voluntarily or by acceleration, of a Rule of 78s Receivable, under the terms of the contract a “refund” or “rebate” will be made to the obligor of the portion of the total amount of payments then due and payable allocable to “unearned” add-on interest, calculated in accordance with a method equivalent to the Rule of 78s. If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, the Actuarial Receivable requires that the rebate be calculated on the basis of a constant interest rate. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78s Receivable generally will be less than the amount of a rebate on an Actuarial Receivable and generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

To the extent provided in the related prospectus supplement, each Trust will account for the Rule of 78s Receivables as if the Receivables were Actuarial Receivables. Amounts received upon prepayment in full of a Rule of 78s Receivable in excess of the then outstanding principal balance of the Receivable and accrued interest on the Receivable, calculated pursuant to the actuarial method, will not be paid to noteholders or passed through to certificateholders of the applicable series, but will be paid to the servicer as additional servicing compensation.

Information with respect to each Receivables Pool will be set forth in the related prospectus supplement, including, to the extent appropriate, the composition and distribution by annual percentage rate and by states of origination of the Receivables, the portion of each Receivables Pool consisting of Precomputed Receivables and of Simple Interest Receivables, and the portion of each Receivables Pool secured by new vehicles and by used vehicles.

Delinquencies, Repossessions and Net Losses

Information concerning the experience of the servicer pertaining to delinquencies, repossessions and net losses with respect to loans it services will be set forth in each prospectus supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to the information.

The Collateral Certificates

The primary assets (“Primary Assets”) for a series will include Receivables or Collateral Certificates, which include certificates evidencing an undivided interest in, or notes or loans secured by, Receivables. These Collateral Certificates will have previously been offered and distributed to the public pursuant to an effective registration statement or are being registered under the securities Act in connection with the offering of a series of securities, which offering, distribution and registration may have been undertaken, or may be undertaken, by the company and/or one or more affiliates of the company, in each case, subject to exceptions which, if applicable, will be described in the related prospectus supplement. Collateral Certificates will have been issued pursuant to a pooling and servicing agreement, a sale and servicing agreement, a trust agreement, an indenture or similar agreement (an “Underlying Trust Agreement”). The servicer (the “Underlying Servicer”) of the underlying motor vehicle installment loans or sale contracts will have entered into the Underlying Trust Agreement with a trustee (the “Underlying Trustee”).

The issuer of the Collateral Certificates (the “Underlying Issuer”) will be

•

a financial institution, corporation or other entity engaged generally in the business of purchasing or originating motor vehicle installment loan agreements and motor vehicle retail installment sale contracts,

•

a limited purpose corporation organized for the purpose of, among other things, establishing trusts, acquiring and selling receivables to the trusts and selling beneficial interests in these trusts, or

•

one of the trusts.

If so specified in the related prospectus supplement, the Underlying Issuer may be the company and/or one or more affiliates of the company.  The obligations of the Underlying Issuer will generally be limited to specific representations and warranties with respect to the assets conveyed by it to the related trust. The related prospectus supplement will, subject to exceptions which, if applicable, will be described in the related prospectus supplement, provide that the Underlying Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Collateral Certificates issued under the Underlying Trust Agreement.

Distributions of principal and interest will be made on the Collateral Certificates on the dates specified in the related prospectus supplement. The Collateral Certificates may be entitled to receive nominal or no principal distribution or nominal or no interest distributions. Principal and interest distributions will be made on the Collateral Certificates by the Underlying Trustee or the Underlying Servicer. The Underlying Issuer or the Underlying Servicer may have the right to repurchase assets underlying the Collateral Certificates after a specific date or under other circumstances specified in the related prospectus supplement.

Enhancement Relating to Collateral Certificates

Enhancement in the form of reserve funds, subordination of other securities issued in connection with the Collateral Certificates, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of enhancement may be provided with respect to the Receivables underlying the Collateral Certificates or with respect to the Collateral Certificates themselves. The type, characteristics and amount of enhancement will be a function of particular characteristics of the Receivables and other factors and will have been established for the Collateral Certificates on the basis of requirements of rating agencies.

Additional Information

The related prospectus supplement for a series for which the Primary Assets include Collateral Certificates will specify, to the extent relevant and to the extent the information is reasonably available to the company and the company reasonably believes the information to be reliable:

•

the aggregate approximate principal amount and type of the Collateral Certificates to be included in the Primary Assets;

•

the characteristics of the receivables which comprise the underlying assets for the Collateral Certificates;

•

the expected and final maturity of the Collateral Certificates;

•

the interest rate of the Collateral Certificates;

•

the Underlying Issuer, the Underlying Servicer, if other than the Underlying Issuer, and the Underlying Trustee for the Collateral Certificates;

•

characteristics of the enhancement, if any, such as reserve funds, insurance funds, insurance policies, letters of credit or guarantees relating to the receivables underlying the Collateral Certificates or to the Collateral Certificates themselves;

•

the terms on which the underlying receivables for the Collateral Certificates may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Collateral Certificates; and

•

the terms on which receivables may be substituted for those originally underlying the Collateral Certificates.

The Government Securities

Primary Assets for a series may include, but will not consist entirely of, any combination of

•

receipts or other instruments created under the Department of the Treasury’s Separate Trading of Registered Interest and Principal of securities, or STRIPS, program (“Treasury Strips”), which interest and/or principal strips evidence ownership of specific interest and/or principal payments to be made on particular United States Treasury Bonds (“Treasury Bonds”),

•

Treasury Bonds and

•

other debt securities (“GSEs Bonds”) of United States government sponsored enterprises (“GSEs”; and together with Treasury Strips and Treasury Bonds, collectively, “Government Securities”).

The Government Securities, if any, included in a Trust are intended to assure investors that funds are available to make specified payments of principal and/or interest due on the related securities. Accordingly, the Government Securities, if any, included in a Trust are intended both to (1) support the ratings assigned to these securities, and (2) perform a function similar to that described in this prospectus under “Description of the Transfer and Servicing Agreements—Credit and Cash Flow Enhancement”. A description of the respective general features of Treasury Bonds, Treasury Strips and GSE Bonds is set forth below.

The prospectus supplement for each series of securities the Trust with respect to which contains Government Securities will contain information as to:

(1)

the title and series of each Government Security, the aggregate principal amount, denomination and form of each Government Security;

(2)

the limit, if any, upon the aggregate principal amount of the Government Security;

(3)

the dates on which, or the range of dates within which, the principal of, and premium, if any, on, the Government Security will be payable;

(4)

the rate or rates, or the method of determination of the rate or rates, at which the Government Security will bear interest, if any, the date or dates from which the interest will accrue, and the dates on which the interest will be payable;

(5)

whether the Government Security was issued at a price lower than the principal amount of that Government Security;

(6)

material events of default or restrictive covenants provided for with respect to the Government Security;

(7)

the rating of the Government Security, if any;

(8)

the issuer of each Government Security;

(9)

the material risks, if any, posed by any Government Securities and issuers of the Government Securities (which risks, if appropriate, will be described in the “Risk Factors” section of the related prospectus supplement); and

(10)

any other material terms of the Government Security.

With respect to a Trust which includes a pool of Government Securities, the related prospectus supplement will, to the extent applicable, describe the composition of the Government Securities’ pool, particular material events of default or restrictive covenants common to the Government Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (3), (4) and (5) of the preceding sentence and any other material terms regarding the pool. The Government Securities included in a Trust will be senior, unsecured, nonredeemable obligations of the issuer of the Government Securities, will be denominated in United States dollars and, if rated, will be rated at least investment grade by at least one nationally recognized rating agency. In addition, the inclusion of Government Securities in a Trust with respect to a series of securities is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related series of securities.

Treasury Bonds

Treasury Bonds are issued by and are the obligations of the United States of America. Accordingly, the payment of principal and interest on each Treasury Bond will be guaranteed by the full faith and credit of the United States of America. Interest is typically payable on the Bonds semiannually. Treasury Bonds are issued in registered form in denominations of $1,000, $5,000, $10,000, $100,000 and $1,000,000 and in book-entry form in integral multiples of these amounts.

Treasury Strips

In general, Treasury Strips are created by separating, or stripping, the principal and interest components of Treasury Bonds that have an original maturity of 10 or more years from the date of issue. A particular Treasury Strip evidences ownership of the principal payment or one of the periodic interest payments, generally semiannual, due on the Treasury Bond to which the Treasury Strip relates.

In 1985 the Department of the Treasury announced that all new issues of Treasury Bonds with maturities of 10 years or more would be transferable in their component pieces on the Federal Reserve wire system. In so doing, the Treasury created a generic, book-entry Treasury Strip named STRIPS (Separate Trading of Registered Interest and Principal of Securities) which, unlike private label Treasury Strips, can be issued without the need for a custodial arrangement. The STRIPS program has eclipsed the private sector programs (which are described below under “—Private Label Custody Receipt Securities”), and investment banks no longer sponsor new issues of custodial receipts.

Treasury Strips may be either “serial” or “callable”. A serial Treasury Strip evidences ownership of one of the periodic interest payments to be made on a Treasury Bond. No payments are made on the Treasury Strip, nor is it redeemable, prior to its maturity, at which time the holder becomes entitled to receive a single payment of the face amount of the Treasury Strip. Callable Treasury Strips relate to payments scheduled to be made after the related Treasury Bonds have become subject to redemption. These Treasury Strips evidence ownership of both principal of the related Treasury Bonds and each of the related interest payments commencing, typically, on the first interest payment date following the first optional redemption date. If the underlying Treasury Bonds are actually redeemed, holders of callable Treasury Strips generally receive a payment equal to the principal portion of the total face amount of the Treasury Strips plus the interest payment represented by the Treasury Strips maturing on the redemption date. No callable Treasury Strips will be included in a Trust. The face amount of any Treasury Strip is the aggregate of all payments scheduled to be received on the Treasury Strip. Treasury Strips are available in registered form and generally may be transferred and exchanged by the holders of the Treasury Strips in accordance with procedures applicable to the particular issue of the Treasury Strips.

A holder of a private label Treasury Strip, as opposed to a STRIP, cannot enforce payment on that Treasury Strip against the Treasury. Instead, the holder must look to the custodian for payment. The custodian, and the holder of a Treasury Strip that obtains ownership of the underlying Treasury Bond, can enforce payment of the underlying Treasury Bond against the Treasury. If any private label Treasury Strips are included in a Trust with respect to any series of securities, the prospectus supplement for the series will include the identity and a brief description of each custodian that issued the Treasury Strips. If the company knows that the company of the Treasury Bonds underlying the Treasury Strips is the company or any of its affiliates, the company will disclose that fact in the related prospectus supplement.

GSE Bonds

As specified in the applicable prospectus supplement, the obligations of one or more of the following GSEs may be included in a Trust: Federal National Mortgage Association (“Fannie Mae”), Federal Home Loan Mortgage Association (“Freddie Mac”), Student Loan Marketing Association (“Sallie Mae”), REFCO, Tennessee Valley Authority (“TVA”), Federal Home Loan Banks (“FHLB”), to the extent the obligations represent the joint and several obligations of the twelve Federal Home Loan Banks, and Federal Farm Credit Banks (“FFCB”). GSE debt securities are exempt from registration under the securities Act pursuant to Section 3(a)(2) of the securities Act, or are deemed by statute to be so exempt, and are not required to be registered under the Exchange Act. The securities of any GSE, including a GSE Guaranteed Bond, will be included in a Trust only to the extent that (1) its obligations are supported by the full faith and credit of the United States government or (2) the organization makes publicly available its annual report which shall include financial statements or similar financial information with respect to the organization (a “GSE Issuer”). Unless otherwise specified in the related prospectus supplement, the GSE Bonds will not be guaranteed by the United States and do not constitute a debt or obligation of the United States or of any agency or instrumentality of the United States other than the related GSE.

Unless otherwise specified in the related prospectus supplement, none of the GSE Bonds will have been issued pursuant to an indenture, and no trustee is provided for with respect to any GSE Bonds. There will generally be a fiscal agent (“Fiscal Agent”) for an issuer of GSE Bonds whose actions will be governed by a fiscal agency agreement. A Fiscal Agent is not a trustee for the holders of the GSE Bonds and does not have the same responsibilities or duties to act for the holders as would a trustee.

GSE Bonds may be subject to particular contractual and statutory restrictions which may provide some protection to securityholders against the occurrence or effects of specified events. Unless otherwise specified in the related prospectus supplement, each GSE is limited to activities as will promote its statutory purposes as set forth in the publicly available information with respect to the issuer. A GSE’s promotion of its statutory purposes, as well as its statutory, structural and regulatory relationships with the federal government, may cause or require the GSE to conduct its business in a manner that differs from what an enterprise which is not a GSE might employ.

The Federal National Mortgage Association

Fannie Mae is a federally chartered and stockholder owned corporation organized and existing under the Federal National Mortgage Association Charter Act. It is the largest investor in home mortgage loans in the United States. Fannie Mae originally was established in 1938 as a corporation wholly owned by the United States government to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately managed corporation by legislation enacted in 1968 and 1970. Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders, thus replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from many capital market investors that ordinarily may not invest in mortgage loans, therefore expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. Fannie Mae also issues mortgage-backed securities (“MBS”). Fannie Mae receives guaranty fees for its guaranty of timely payment of principal of and interest on MBS. Fannie Mae issues MBS primarily in exchange for pools of mortgage loans from lenders. The issuance of MBS enables Fannie Mae to further its statutory purpose of increasing the liquidity of residential mortgage loans.

Fannie Mae prepares an Information Statement annually which describes Fannie Mae, its business and operations and contains Fannie Mae’s audited financial statements. From time to time Fannie Mae prepares supplements to its Information Statement which include specific unaudited financial data and other information concerning the business and operations of Fannie Mae. Unless otherwise specified in the applicable prospectus supplement, these documents can be obtained without charge from the Office of Investor Relations, Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016, telephone (202) 752-7115. Fannie Mae is not subject to the periodic reporting requirements of the Exchange Act.

The Federal Home Loan Mortgage Corporation

Freddie Mac is a publicly held government-sponsored enterprise created on July 24, 1970 pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended (the “FHLMC Act”). Freddie Mac’s statutory mission is to provide stability in the secondary market for home mortgages, to respond appropriately to the private capital market and to provide ongoing assistance to the secondary market for home mortgages, including mortgages secured by housing for low- and moderate-income families involving a reasonable economic return to Freddie Mac, by increasing the liquidity of mortgage investments and improving the distribution of investment capital available for home mortgage financing. The principal activity of Freddie Mac consists of the purchase of conventional residential mortgages and participation interests in those mortgages from mortgage lending institutions and the sale of guaranteed mortgage securities backed by the mortgages so purchased. Freddie Mac generally matches and finances its purchases of mortgages with sales of guaranteed securities. Mortgages retained by Freddie Mac are financed with short- and long-term debt, cash temporarily held pending disbursement to security holders, and equity capital.

Freddie Mac prepares an Information Statement annually which describes Freddie Mac, its business and operations and contains Freddie Mac’s audited financial statements. From time to time Freddie Mac prepares supplements to its Information Statement which include specific unaudited financial data and other information concerning the business and operations of Freddie Mac. Unless otherwise specified in the applicable prospectus supplement, these documents can be obtained from Freddie Mac by writing or calling Freddie Mac’s Investor Inquiry Department at 8200 Jones Branch Drive, McLean, Virginia, 22102; outside Washington, D.C. metropolitan area, telephone (800) 336-3672; within Washington, D.C. metropolitan area, telephone (703) 759-8160. Freddie Mac is not subject to the periodic reporting requirements of the Exchange Act.

The Student Loan Marketing Association

Sallie Mae is a stockholder-owned corporation established by the 1972 amendments to the Higher Education Act of 1965, as amended, to provide liquidity, primarily through secondary market and warehousing activities, for lenders participating in federally sponsored student loan programs, primarily the Federal Family Education Loan (“FFEL”) program and the Health Education Assistance Loan Program. Under the Higher Education Act, Sallie Mae is authorized to purchase, warehouse, sell and offer participations or pooled interests in, or otherwise deal in, student loans, including, but not limited to, loans insured under the FFEL program, and to make commitments for any of the foregoing. Sallie Mae is also authorized to buy, sell, hold, underwrite and otherwise deal in obligations of eligible lenders, if the obligations are issued by the eligible lenders for the purpose of making or purchasing federally guaranteed student loans under the Higher Education Act. As a federally chartered corporation, Sallie Mae’s structure and operational authorities are subject to revision by amendments to the Higher Education Act or other federal enactments.

Sallie Mae prepares an Information Statement annually which describes Sallie Mae, its business and operations and contains Sallie Mae’s audited financial statements. From time to time Sallie Mae prepares supplements to its Information Statement which include specific unaudited financial data and other information concerning the business and operations of Sallie Mae. Unless otherwise specified in the applicable prospectus supplement, these documents can be obtained without charge upon written request to the Corporate and Investor Relations Division of Sallie Mae at 1050 Thomas Jefferson Street, N.W., Washington, D.C. 20007, telephone (202) 298-3010. Sallie Mae is not subject to the periodic reporting requirements of the Exchange Act.

The Resolution Funding Corporation

REFCO is a mixed-ownership government corporation established by Title V of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The sole purpose of REFCO is to provide financing for the Resolution Trust Corporation (the “RTC”). REFCO is to be dissolved, as soon as practicable, after the maturity and full payment of all obligations issued by it. REFCO is subject to the general oversight and direction of the Oversight Board, which is comprised of the Secretary of the Treasury, the Chairman of the Board of Governors of the Federal Reserve System, the Secretary of Housing and Urban Development and two independent members to be appointed by the President with the advice and consent of the Senate. The day-to-day operations of REFCO are under the management of a three-member Directorate comprised of the Director of the Office of Finance of the FHLB and two members selected by the Oversight Board from among the presidents of the twelve FHLB.

The RTC was established by FIRREA to manage and resolve cases involving failed savings and loan institutions pursuant to policies established by the Oversight Board. The RTC was granted authority to issue nonvoting capital certificates to REFCO in exchange for the funds transferred from REFCO to the RTC. Pursuant to FIRREA, the net proceeds of these obligations are used to purchase nonvoting capital certificates issued by the RTC or to retire previously issued REFCO obligations.

Information concerning REFCO may be obtained from the Secretary/Treasurer, Resolution Funding Corporation, Suite 1000, 11921 Freedom Drive, Reston, Virginia 22090; telephone (703) 487-9517. REFCO is not subject to the periodic reporting requirements of the Exchange Act.

The Federal Home Loan Banks

The Federal Home Loan Banks constitute a system of twelve federally chartered corporations (collectively, the “FHLB”), each wholly owned by its member institutions. The mission of the FHLB is to enhance the availability of residential mortgage credit by providing a readily available, low-cost source of funds to their member institutions. A primary source of funds for the FHLB is the proceeds from the sale to the public of debt instruments issued as consolidated obligations, which are the joint and several obligations of all the FHLB. The FHLB are supervised and regulated by the Federal Housing Finance Board, which is an independent federal agency in the executive branch of the United States government, but obligations of the FHLB are not obligations of the United States government.

The Federal Home Loan Bank System produces annual and quarterly financial reports in connection with the original offering and issuance by the Federal Housing Finance Board of consolidated bonds and consolidated notes of the FHLB. Unless otherwise specified in the applicable prospectus supplement, questions regarding financial reports should be directed to the Deputy Director, Financial Reporting and Operations Division, Federal Housing Finance Board, 1777 F Street, N.W., Washington, D.C. 20006; telephone (202) 408-2901. Unless otherwise specified in the applicable prospectus supplement, copies of financial reports may be obtained by written request to Capital Markets Division, Office of Finance, Federal Home Loan Banks, Suite 1000, 11921 Freedom Drive, Reston, Virginia 22090, telephone (703) 487-9500. The FHLB are not subject to the periodic reporting requirements of the Exchange Act.

Tennessee Valley Authority

TVA is a wholly owned corporate agency and instrumentality of the United States of America established pursuant to the Tennessee Valley Authority Act of 1933, as amended (the “TVA Act”). TVA’s objective is to develop the resources of the Tennessee Valley region in order to strengthen the regional and national economy and the national defense. The programs of TVA consist of power and nonpower programs. For the fiscal year ending September 30, 1995, TVA received $139 million in congressional appropriations from the federal government for the nonpower programs. The power program is required to be self-supporting from revenues it produces. The TVA Act authorizes TVA to issue evidences of indebtedness that may be serviced only from proceeds of its power program. TVA bonds are not obligations of or guaranteed by the United States government.

TVA prepares an Information Statement annually which describes TVA, its business and operations and contains TVA’s audited financial statements. From time to time TVA prepares supplements to its Information Statement which include specific unaudited financial data and other information concerning the business and operations of TVA. Unless otherwise specified in the applicable prospectus supplement, these documents can be obtained by writing or calling Tennessee Valley Authority, 400 West Summit Hill Drive, Knoxville, Tennessee 37902-1499, Attention: Vice President and Treasurer, telephone (423) 632-3366. TVA is not subject to the periodic reporting requirements of the Exchange Act.

Federal Farm Credit Banks

The Farm Credit System is a nationwide system of lending institutions and affiliated service and other entities (the “System”). Through its Banks (“FCBs”) and related associations, the System provides credit and related services to farmers, ranchers, producers and harvesters of aquatic products, rural homeowners, some farm-related businesses, agricultural and aquatic cooperatives and rural utilities. System institutions are federally chartered under the Farm Credit Act of 1971, as amended (the “Farm Credit Act”), and are subject to regulation by a Federal agency, the Farm Credit Administration (the “FCA”). The FCBs and associations are not commonly owned or controlled. They are cooperatively owned, directly or indirectly, by their respective borrowers. Unlike commercial banks and other financial institutions that lend to the agricultural sector in addition to other sectors of the economy, under the Farm Credit Act the System institutions are restricted solely to making loans to qualified borrowers in the agricultural sector, to some related businesses and to rural homeowners. Moreover, the System is required to make credit and other services available in all areas of the nation. In order to fulfill its broad statutory mandate, the System maintains lending units in all 50 states and the Commonwealth of Puerto Rico.

The System obtains funds for its lending operations primarily from the sale of debt securities issued under Section 4.2(d) of the Farm Credit Act (“Systemwide Debt Securities”). The FCBs are jointly and severally liable on all Systemwide Debt Securities. Systemwide Debt Securities are issued by the FCBs through the Federal Farm Credit Banks Funding Corporation, as agent for the FCBs (the “Funding Corporation”).

Information regarding the FCBs and the Farm Credit System, including combined financial information, is contained in disclosure information made available by the Funding Corporation. This information consists of the most recent Farm Credit System Annual Information Statement and any Quarterly Information Statements issued subsequent to the Farm Credit System Annual Information Statement and particular press releases issued from time to time by the Funding Corporation. Unless otherwise specified in the applicable prospectus supplement, this information and the Farm Credit System Annual Report to Investors for the current and two preceding fiscal years are available for inspection at the Federal Farm Credit Banks Funding Corporation, Investment Banking Services Department, 10 Exchange Place, Suite 1401, Jersey City, New Jersey 07302, telephone (201) 200-8000. Upon request, the Funding Corporation will furnish, without charge, copies of the above information. The FCBs are not subject to the periodic reporting requirements of the Exchange Act.

Private Label Custody Receipt Securities

If so specified in the applicable prospectus supplement, the Trust for a series may include, but will not consist entirely of, any combination of (1) receipts or other instruments, other than Treasury Strips, evidencing ownership of specific interest and/or principal payments to be made on particular Treasury Bonds held by a custodian (“Private Label Custody Strips”) and (2) receipts or other instruments evidencing ownership of specific interest and/or principal payments to be made on specific Resolution Funding Corporation (“REFCO”) bonds (“REFCO Strips”; and together with Private Label Custody Strips, “Private Label Custody Receipt Securities”). The Private Label Custody Receipt Securities, if any, included in a Trust are intended to assure investors that funds are available to make specified payments of principal and/or interest due on the related securities. Accordingly, the Private Label Custody Receipt Securities, if any, included in a Trust are intended both to (1) support the ratings assigned to the securities, and (2) perform a function similar to that described in this prospectus under “Description of the Transfer and Servicing Agreements—Credit and Cash Flow Enhancement”. A description of the respective general features of Private Label Custody Strips and REFCO Strips is set forth below.

The prospectus supplement for each series of securities the Trust with respect to which contains Private Label Custody Receipt Securities will contain information as to:

(1)

the title and series of each Private Label Custody Receipt Security, the aggregate principal amount, denomination and form of each Private Label Custody Receipt Security;

(2)

the limit, if any, upon the aggregate principal amount of each Private Label Custody Receipt Security;

(3)

the dates on which, or the range of dates within which, the principal of, and premium, if any, on, each Private Label Custody Receipt Security will be payable;

(4)

the rate or rates, or the method of determination of the rate or rates, at which each Private Label Custody Receipt Security will bear interest, if any, the date or dates from which the interest will accrue, and the dates on which the interest will be payable;

(5)

whether each Private Label Custody Receipt Security was issued at a price lower than the principal amount of that Private Label Custody Receipt Security;

(6)

material events of default or restrictive covenants provided for with respect to each Private Label Custody Receipt Security;

(7)

the rating of each Private Label Custody Receipt Security, if any;

(8)

the issuer of each Private Label Custody Receipt Security;

(9)

the material risks, if any, posed by each Private Label Custody Receipt Security and the issuer of each Private Label Custody Receipt Security, which risks, if appropriate, will be described in the “Risk Factors” section of the related prospectus supplement; and

(10)

any other material terms of each Private Label Custody Receipt Security.

With respect to a Trust which includes a pool of Private Label Custody Receipt Securities, the related prospectus supplement will, to the extent applicable, describe the composition of the Private Label Custody Receipt Securities’ pool, particular material events of default or restrictive covenants common to the Private Label Custody Receipt Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (3), (4) and (5) of the preceding sentence and any other material terms regarding the pool.

The Private Label Custody Receipt Securities included in a Trust will be senior, unsecured, nonredeemable obligations of the issuers of the Private Label Custody Receipt Securities, will be denominated in United States dollars and, if rated, will be rated at least investment grade by at least one nationally recognized rating agency. In addition, the inclusion of Private Label Custody Receipt Securities in a Trust with respect to a series of securities is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related series of securities. Each Trust will be provided with an opinion of counsel to the Trust to the effect that the Private Label Custody Receipt Securities included in the Trust are exempt from the registration requirements of the securities Act. A copy of the opinion will be filed with the SEC in a Current Report on Form 8-K or in a post-effective amendment to the Registration Statement.

Private Label Custody Strips

The first “stripping” of Treasury Bonds occurred in the 1970s when government securities dealers physically separated coupons from definitive certificates and offered them to investors as tax-deferred investments. Investors were able to purchase the “strip” at a deep discount and pay no federal income tax until resale or maturity. This tax treatment was limited in 1982 by the Tax Equity and Fiscal Responsibility Act (“TEFRA”) which required holders of strips to accrue a portion of the discount toward par annually and report this accrual, even though unrealized, as taxable income. TEFRA also required that all new Treasury issues be made available only in book-entry form.

The shift to “book-entry only” Treasury Bonds created a shortage of the physical certificates needed for stripping. In response, various dealers created custodial receipt programs in which Treasury Bonds in book-entry form were deposited with custodians who would then issue certificates evidencing rights in principal and interest payments. Some of the better known programs first came to market in 1982 and 1983. Although available eventually in denominations as small as $1,000, these custodial receipts lacked the liquidity of the physical strips. While physical strips had multiple market-makers, custodial receipts were proprietary and, as such, the sole market-maker would usually be an affiliate of the program’s sponsor. As a result, the market that developed for the receipts was segmented.

In early 1984, a group of dealers sought to enhance the liquidity of custodial receipts by developing a generic, multiple market-maker security known as a TR (Treasury Receipt). A large secondary market quickly developed in these generic Treasury Strips.

Treasury Receipts, physical strips and the proprietary receipts trade at varying discounts from STRIPS which reflect, among other things, lower levels of liquidity and the structuring difference discussed above.

A holder of a Private Label Custody Strip, as opposed to a STRIP, cannot enforce payment on a Treasury Strip against the Treasury, instead, the holder must look to the custodian for payment. The custodian, and the holder of a Private Label Custody Strip that obtains ownership of the underlying Treasury Bond, can enforce payment of the underlying Treasury Bond against the Treasury. If any Private Label Custody Strips are included in a Trust with respect to any series of securities, the prospectus supplement for the series will include the identity and a brief description of each custodian that issued the Private Label Custody Strips. If the company knows that the company of the Treasury Bonds underlying the Private Label Custody Strips is the company or any of its affiliates, the company will disclose this fact in the related prospectus supplement.

REFCO Strips

A REFCO Bond may be divided into its separate components, consisting of: (1) each future semiannual interest distribution (an “Interest Component”); and (2) the principal payment (the “Principal Component”) (each component individually referred to in this prospectus as a “REFCO Strip”). REFCO Strips are not created by REFCO. Instead, third parties such as investment banking firms create them. Each REFCO Strip has an identifying designation and CUSIP number. REFCO Strips generally trade in the market for Treasury Strips at yields of a few basis points over Treasury Strips of similar maturities. REFCO Strips are viewed generally by the market as liquid investments.

For a REFCO Bond to be separated into its components, the par amount of the REFCO Bond must be in an amount which, based on the stated interest rate of the REFCO Bond, will produce a semiannual interest payment of $1,000 or an integral multiple of $1,000. REFCO Bonds may be separated into their components at any time from the issue date until maturity. Once created, REFCO Strips are maintained and transferred in integral multiples of $1,000.

A holder of a REFCO Strip cannot enforce payment on the REFCO Strip against REFCO. Instead, the holder must look to the custodian for payment. The custodian, and the holder of a REFCO Strip that obtains ownership of the underlying REFCO Bond, can enforce payment of the underlying REFCO Bond against REFCO. The identity and a brief description of each custodian that has issued any REFCO Strip included in a Trust will be set forth in the related prospectus supplement. If the company knows that the company of the REFCO Bonds underlying the REFCO Strips included in the Trust is the company or any of its affiliates, the company will disclose this fact in the related prospectus supplement.

Weighted Average Life of the Securities

The weighted average life of the notes, if any, and the certificates of any series generally will be influenced by the rate at which the principal balances of the related Primary Assets are paid, which payment may be in the form of scheduled amortization or prepayments. With respect to securities backed by Receivables and to receivables underlying Collateral Certificates, the term “prepayments” includes prepayments in full, partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums, liquidations due to defaults, as well as receipts of proceeds from physical damage, credit life and disability insurance policies, or the Repurchase Amount of Receivables and/or Collateral Certificates repurchased by the company, an originator or a seller or purchased by a servicer for administrative reasons. With respect to securities backed by Government Securities and/or Private Label Custody Receipt Securities, as applicable, the term “prepayments” means the Repurchase Amount of Government Securities and/or Private Label Custody Receipt Securities repurchased by the company or purchased by a servicer for administrative reasons. Substantially all of the Receivables and receivables underlying Collateral Certificates are prepayable at any time without penalty to the obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the Financed Vehicle securing a receivable without the consent of the related originator. The rate of prepayment on receivables may also be influenced by the structure of the loan. In addition, under some circumstances, the company, an originator or the seller will be obligated to repurchase Receivables from a given Trust as a result of breaches of representations and warranties, and the servicer will be obligated to purchase Receivables from the Trust pursuant to the Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of specific covenants. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Primary Assets” and “Servicing Procedures”. See also “Certain Matters Regarding the Servicer—Termination” regarding the servicer’s option to purchase Primary Assets from a given Trust.

In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the notes and/or certificates of a series on each Distribution Date since the amount will depend, in part, on the amount of principal collected on the related Primary Assets during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of payment of Primary Assets will be borne entirely by the noteholders and certificateholders. The related prospectus supplement may set forth some additional information with respect to the maturity and prepayment considerations applicable to particular Primary Assets and the related series of securities.

Pool Factors and Trading Information

The “Note Pool Factor” for each class of notes will be a seven-digit decimal which the servicer or trustee will compute prior to each distribution with respect to the class of notes indicating the remaining outstanding principal balance of that class of notes, as of the applicable Distribution Date, after giving effect to payments to be made on the applicable Distribution Date, as a fraction of the initial outstanding principal balance of the class of notes. The “Certificate Pool Factor” for each class of certificates will be a seven-digit decimal which the servicer or trustee will compute prior to each distribution with respect to the class of certificates indicating the remaining certificate balance of the class of certificates, as of the applicable Distribution Date, after giving effect to distributions to be made on the applicable Distribution Date, as a fraction of the initial certificate balance of the class of certificates. Each Note Pool Factor and each Certificate Pool Factor will be 1.0000000 as of the related closing date, and after will decline to reflect reductions in the outstanding principal balance of the applicable class of notes or the reduction of the certificate balance of the applicable class of certificates. A noteholder’s portion of the aggregate outstanding principal balance of the related class of notes will be the product of (1) the original denomination of the noteholder’s Note and (2) the applicable Note Pool Factor at the time of determination. A certificateholder’s portion of the aggregate outstanding certificate balance for the related class of certificates will be the product of (a) the original denomination of the certificateholder’s Certificate and (b) the applicable Certificate Pool Factor at the time of determination.

As provided in the related prospectus supplement, the noteholders, if any, and the certificateholders will receive reports on or about each Distribution Date concerning payments received on the Receivables, the Pool Balance and each Note Pool Factor or Certificate Pool Factor, as applicable. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See “Certain Information Regarding the Securities— Statements to Securityholders”.

The Seller and the Servicer

Information with respect to the originator, the seller and the servicer will be set forth in the related prospectus supplement.

Use of Proceeds

If so provided in the related prospectus supplement, the net proceeds from the sale of the securities of a series will be applied by the applicable Trust to the purchase of the Primary Assets from the company or the seller, as applicable. The company will use the portion of the net proceeds paid to it to purchase the Primary Assets.

Description of the Notes

Each owner trust will issue one or more classes of notes pursuant to an indenture (an “Indenture”) between the related owner trust and the indenture trustee, a form of which has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The following summary describes the material provisions of each Indenture which are anticipated to be common to any notes included in a series of securities. The following summary does not purport to be a complete description of all terms of the related notes or Indenture and therefore is subject to, and is qualified in its entirely by reference to, the provisions of the related notes and Indenture.

If so specified in the related prospectus supplement, each class of notes will initially be represented by one or more certificates registered in the name of the nominee of DTC (together with any successor company selected by the Trust, the “Depository”). The notes will be available for purchase in minimum denominations of $1,000 or any other minimum denomination as shall be specified in the related prospectus supplement and integral multiples of $1,000 or any other minimum denomination so specified in the related prospectus supplement in book-entry form or any other form as shall be specified in the related prospectus supplement. If the notes are available in book-entry form only, the company has been informed by DTC that DTC’s nominee will be Cede unless another nominee is specified in the related prospectus supplement. Accordingly, the nominee is expected to be the holder of record of the notes of each class. If the notes are available in book-entry form only, unless and until Definitive notes are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no noteholder will be entitled to receive a physical certificate representing a Note. If the notes are available in book-entry form only, all references in this prospectus and in the related prospectus supplement to actions by noteholders refer to action taken by DTC upon instructions from it participating organizations, and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as registered holder of the notes, for distribution to noteholders in accordance with DTC’s procedures with respect to distributions. See “Certain Information Regarding the Securities—Book-Entry Registration” and”—Definitive Securities”.

Distribution of Principal and Interest

The timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal and interest on each class of notes of a series will be described in the related prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of one or more other class or classes of notes of the series, as described in the related prospectus supplement. The related prospectus supplement may provide that payments of interest on the notes will be made prior to payments of principal on the notes. If so provided in the related prospectus supplement, a series of notes may include one or more classes of strip notes entitled to (1) principal payments with disproportionate, nominal or no interest payments or (2) interest payments with disproportionate, nominal or no principal payments. Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for some classes of strip notes, or any combination of the foregoing. The related prospectus supplement will specify the interest rate for each class of notes of a series or the method for determining the interest rate. One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement, including as a result of the exercise by the servicer of its option to purchase the related Receivable Pool. See “Certain Matters Regarding the Servicer—Termination”.

To the extent specified in any prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules, as set forth in the prospectus supplement.  Holders of any notes will be entitled to receive payments of principal on any given Distribution Date in the applicable amount set forth on the schedule with respect to the notes, in the manner and to the extent set forth in the related prospectus supplement.

The related prospectus supplement may also provide that payment of interest to noteholders of all classes within a series will have the same priority. Under some circumstances, the amount available for payments could be less than the amount of interest payable on the notes on a Distribution Date, in which case each class of notes will receive its ratable share, based upon the aggregate amount of interest due to the class of notes, of the aggregate amount available to be distributed on the date as interest on the notes of the series. See “Description of the Transfer and Servicing Agreements—Distributions” and”—Credit and Cash Flow Enhancement”.

In the case of a series of securities issued by an owner trust that includes two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of the sequential order and priority of payment in respect of principal and interest, of each class will be set forth in the related prospectus supplement. Payments in respect of principal of and interest on any class of notes will be made on a pro rata basis among all the noteholders of the class or by any other method as is specified in the prospectus supplement.

If specified in the related prospectus supplement, the Trust may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to a series.

Revolving Period

The applicable prospectus supplement may provide that all or a portion of the principal collections may be applied by the Trust to the acquisition of subsequent Receivables or Collateral Certificates during a specified period rather than used to distribute payments of principal to holders of securities during that period.  These securities would then possess an interest only period, also commonly referred to as a “revolving period”, which will be followed by an “amortization period”, during which principal will be paid.  Any interest only or revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the securities.

Provisions of the Indenture

Events of Default; Rights upon Event of Default. Unless otherwise provided in the related prospectus supplement, “Events of Default” in respect of a series of notes under the related Indenture will consist of:

(1)

a default for five days or more in the payment of any interest on any Note;

(2)

a default in the payment of the principal of, or any installment of the principal of, any Note when the same becomes due and payable;

(3)

a default in the observance or performance of any material covenant or agreement of the related Trust made in the related Indenture and the continuation of any default for a period of 30 days, or for a longer period, not in excess of 90 days, as may be reasonably necessary to remedy the default; provided that the default is capable of remedy within 90 days or less and servicer on behalf of the related trustee delivers an Officer’s Certificate to the related indenture trustee to the effect that the trustee has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the default, after notice of the default is given to the related Trust by the applicable indenture trustee or to the Trust and the related indenture trustee by the holders of 25% of the aggregate outstanding principal amount of the notes;

(4)

any representation or warranty made by the Trust in the related Indenture or in any certificate delivered pursuant to the related Indenture or in connection with the related Indenture having been incorrect in a material respect as of the time made, if the breach is not cured with 30 days, or for a longer period, not in excess of 90 days, as may be reasonably necessary to remedy the default; provided that the default is capable of remedy within 90 days or less and servicer on behalf of the related trustee delivers an Officer’s Certificate to the related indenture trustee to the effect that the trustee has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the default, after notice of the breach is given to the Trust by the applicable indenture trustee or to the Trust and the indenture trustee by the holder of 25% of the aggregate outstanding principal amount of the notes;

(5)

particular events of bankruptcy, insolvency, receivership or liquidation with respect to the Trust or a substantial part of the property of the Trust and

(6)

any other events as may be specified in the prospectus supplement.

The amount of principal required to be paid to noteholders of each series under the related Indenture on any Distribution Date generally will be limited to amounts available to be deposited in the applicable Note Distribution Account. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the applicable final scheduled Distribution Date for the class of notes.

If an Event of Default should occur and be continuing with respect to the notes of any series, the related indenture trustee or holders of a majority in principal amount of the notes may declare the principal of the notes to be immediately due and payable. This declaration may, under some circumstances, be rescinded by the holders of a majority in principal amount of the notes then outstanding.

If the notes of any series are declared due and payable following an Event of Default, the related indenture trustee may institute proceedings to collect amounts due on the notes, foreclose on the property of the Trust, exercise remedies as a secured party, sell the related Primary Assets or elect to have the applicable Trust maintain possession of the Primary Assets and continue to apply collections on these Primary Assets as if there had been no declaration of acceleration. Subject to particular limitations that, if applicable, will be specified in the related prospectus supplement, the indenture trustee will be prohibited from selling the Primary Assets following an Event of Default, other than a default in the payment of any principal of, or a default for five days or more in the payment of any interest on, any Note of the series, unless

•

the holders of all outstanding notes consent to the sale,

•

the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of sale or

•

the indenture trustee determines that the proceeds of the Primary Assets would not be sufficient on an ongoing basis to make all payments on the notes as these payments would have become due if these obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding principal amount of the notes.

Subject to the provisions of the applicable Indenture relating to the duties of the related indenture trustee, if an Event of Default occurs and is continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the notes if it reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with the request. Subject to the provisions for indemnification and particular limitations contained in the related Indenture, the holders of a majority of the aggregate outstanding principal amount of the notes of a series will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the related indenture trustee. In addition, the holders of notes representing a majority of the aggregate outstanding principal amount of the notes may, in some cases, waive any default with respect to the notes, except a default in the payment of principal of or interest on any Note or a default in respect of a covenant or provision of the Indenture that cannot be modified or amended without the waiver or consent of the holders of all the outstanding notes of the series.

Except to the extent provided in the related prospectus supplement, no holder of a Note will have the right to institute any proceeding with respect to the related Indenture, unless:

•

the holder previously has given to the applicable indenture trustee written notice of a continuing Event of Default;

•

the holders of not less than 25% of the outstanding principal amount of the notes have made written request to the indenture trustee to institute a proceeding in its own name as indenture trustee;

•

the holder or holders have offered the indenture trustee reasonable indemnity;

•

the indenture trustee has for 60 days failed to institute a proceeding; and

•

no direction inconsistent with a written request has been given to the indenture trustee during the 60-day period by the holders of a majority of the outstanding principal amount of the notes of the series.

With respect to any owner trust, none of the related indenture trustee in its individual capacity, the related trustee in its individual capacity, any holder of a Certificate representing an ownership interest in the Trust, or any of their respective beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related notes or for the agreements of the Trust contained in the applicable Indenture.

No Trust may engage in any activity other than as described in this prospectus or in the related prospectus supplement. No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes and the related Indenture, pursuant to any Advances made to it by the servicer or otherwise in accordance with the Related Documents.

Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless

•

the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

•

the entity expressly assumes the Trust’s obligation to make due and punctual payments upon the notes of the related series and to perform or observe every agreement and covenant of the Trust under the Indenture;

•

no Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

•

the Trust has been advised by each Rating Agency that the merger or consolidation will not result in the qualification, reduction or withdrawal of its then-current rating of any class of the notes or certificates of the series;

•

the Trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the Trust or to any related noteholder or certificateholder;

•

any action as is necessary to maintain the lien and security interest created by the Indenture has been taken; and

•

the Trust has delivered to the related indenture trustee an Officer’s Certificate and an opinion of counsel that the merger complies with the requirements and conditions precedent of the Indenture.

No owner trust will:

•

except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or other documents with respect to the Trust (the “Related Documents”), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust;

•

claim any credit on or make any deduction from the principal and interest payment in respect to the related notes, other than amounts withheld under the Code or applicable state tax laws, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the Trust;

•

dissolve or liquidate in whole or in part;

•

permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related notes under the Indenture except as may be expressly permitted by the related Indenture;

•

permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extent to or otherwise arise upon or burden the assets of the Trust or any part of the Trust, or any interest in the Trust or the proceeds of the Trust; or

•

permit the lien of the related Indenture not to constitute a valid first priority security interest, other than with respect to a tax, mechanics’ or similar lien, in the asset of the Trust.

Each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Modification of Indenture. Each trustee and the related indenture trustee may, with the consent of the holders of a majority of the aggregate outstanding principal amount of the notes of the related series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related noteholders. Except as otherwise provided in the related Indenture, without the consent of the holder of each outstanding Note affected by the related supplemental indenture, no supplemental indenture will:

•

change the due date of any installment of principal of or interest on any Note or reduce the principal amount of any Note, the interest rate specified on any Note or the redemption price with respect to any Note, change the provisions of the related Indenture relating to the application of collections on, or the proceeds of the sale of, the property of the related Trust to payment of principal or interest on the notes of the series, or change any place of payment where or the coin or currency in which any Note or any interest on any Note is payable;

•

impair the right to institute suit for the enforcement of specific provisions of the related Indenture;

•

reduce the percentage of the aggregate amount of the outstanding notes of the series, the consent of the holders of which is required for any supplemental indenture or for any waiver of compliance with specific provisions of the related Indenture or of particular defaults under the related Indenture and their consequences as provided for in the related Indenture;

•

modify or alter the provisions of the related Indenture regarding the voting of notes held by the applicable owner trust, any other obligor on the notes, the seller or an affiliate of any of them;

•

reduce the percentage of the aggregate outstanding amount of the notes, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the Primary Assets if the proceeds of the sale would be insufficient to pay the principal amount and accrued and unpaid interest on the outstanding notes of the series;

•

decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the related Indenture that specify the percentage of the aggregate principal amount of the notes of the series necessary to amend the related Indenture or other related agreements; or

•

permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the related Indenture on any of the collateral or deprive the holder of any Note of the security afforded by the lien of the related Indenture.

An owner trust and the related indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related series,

(1)

to cure any ambiguity;

(2)

to correct or supplement any provisions in the Indenture; or

(3)

for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture;

provided that the action referred to in clause (3) above will not materially and adversely affect the interest of any noteholder.

Annual Compliance Statement. Each owner trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the Indenture.

Indenture Trustee’s Annual Report. If required by the Trust Indenture Act, the indenture trustee for each owner trust will mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of particular indebtedness, if any, owing by the owner trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee as indenture trustee and any action taken by it that materially affects the related notes that has not been previously reported.

Satisfaction and Discharge of Indenture. Each Indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all of the notes or, with limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

The Indenture Trustee

The indenture trustee for a series of notes will be specified in the related prospectus supplement. The indenture trustee for any series may resign at any time, in which event the related owner trust will be obligated to appoint a successor indenture trustee for the series. Additionally, the holders of a majority of the outstanding amount of the notes of a series may remove the related indenture trustee and appoint a successor indenture trustee. An owner trust may also remove the related indenture trustee if the indenture trustee ceases to be eligible to continue in that capacity under the related Indenture, if particular insolvency events occur with respect to the indenture trustee or if the indenture trustee otherwise becomes incapable of acting as indenture trustee. In these circumstances, the owner trust will be obligated to appoint a successor indenture trustee for the applicable series of notes. No resignation or removal of the indenture trustee and appointment of a successor indenture trustee for a series of notes will become effective until the acceptance of the appointment by the successor indenture trustee for the series and payment of all fees and expenses owed to the outgoing indenture trustee.

Description of the Certificates

Each Trust will issue one or more classes of certificates pursuant to a Trust Agreement or Pooling and Servicing Agreement, as applicable. A form of each of the Trust Agreement and the Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The following summary describes the material provisions of the Trust Agreement and the Pooling and Servicing Agreement, in each case, which are anticipated to be common to any certificates included in a series of securities. The following summary does not purport to be a complete description of all terms of the related certificates, Trust Agreement or Pooling and Servicing Agreement and therefore is subject to, and is qualified in its entirety by reference to, the provisions of the related certificates and Trust Agreement or Pooling and Servicing Agreement, as applicable.

If so specified in the related prospectus supplement and except for the certificates, if any, of a series purchased by the company, a seller or any of their respective affiliates, each class of certificates will initially be represented by one or more certificates registered in the name of the Depository. The certificates will be available for purchase in minimum denominations of $10,000 or any other minimum denomination as shall be specified in the related prospectus supplement and integral multiples of $1,000 in excess of $10,000 or any other minimum denomination so specified in the related prospectus supplement in book-entry form only, or any other form as shall be specified in the related prospectus supplement. If the certificates are available in book-entry form only, the company has been informed by DTC that DTC’s nominee will be Cede. Accordingly, the nominee is expected to be the holder of record of the certificates of any series. If the certificates are available in book-entry form only, unless and until Definitive certificates are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no certificateholder, other than the company, a seller or any of their respective affiliates, will be entitled to receive a physical certificate representing a Certificate. If the certificates are available in book-entry form only, all references in this prospectus and in the related prospectus supplement to actions by certificateholders refer to actions taken by DTC upon instructions from the Participants, and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the certificates, for distribution to certificateholders in accordance with DTC’s procedures with respect to distributions. See “Certain Information Regarding the Securities—Book-Entry Registration” and”—Definitive Securities”. Any Certificate of a series owned by the company, a seller or any of their respective affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement or Pooling and Servicing Agreement, as applicable, except that, unless otherwise provided in the related Trust Agreement, the certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of certificateholders has given any request, demand, authorization, direction, notice, or consent or taken any other action under the Related Documents.

Distributions of Principal and Interest

The timing and priority of distributions, seniority, allocations of losses, certificate pass-through rate and amount of or method of determining distributions with respect to principal and interest on each class of certificates of a series will be described in the related prospectus supplement. Distributions of interest on these certificates will be made on the dates specified in the related prospectus supplement (the “Distribution Date”) and will be made prior to distributions with respect to principal of the certificates. To the extent provided in the related prospectus supplement, a series of certificates may include one or more classes of strip certificates entitled to (1) principal distributions with disproportionate, nominal or no interest distributions or (2) interest distributions with disproportionate, nominal or no principal distributions. Each class of certificates may have a different certificate pass-through rate, which may be a fixed, variable or adjustable certificate pass-through rate, and which may be zero for some classes of strip certificates, or any combination of the foregoing. The related prospectus supplement will specify the certificate pass-through rate for each class of certificates of a series or the method for determining the certificate pass-through rate.

In the case of a series of securities that includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination of the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, of each class will be as set forth in the related prospectus supplement. In the case of certificates issued by an owner trust, distributions in respect of these certificates will be subordinated to payments in respect of the notes of the related series and to the extent described in the related prospectus supplement. Distributions in respect of interest on and principal of any class of certificates will be made on a pro rata basis among all holders of certificates of the class.

Certain Information Regarding the Securities

Book-Entry Registration

If so specified in the related prospectus supplement, DTC will act as securities company for each class of securities offered by this prospectus. Each class of securities initially will be represented by one or more certificates registered in the name of Cede, the nominee of DTC. As the nominee of DTC, it is anticipated that the only “noteholder” and/or “certificateholder” with respect to a series of securities will be Cede. Beneficial owners of the securities (“Security Owners”) will not be recognized as “noteholders” by the related indenture trustee, as the term is used in each Indenture, or as “certificateholders” by the related trustee, as the term is used in each Trust Agreement or Pooling and Servicing Agreement, as applicable, and Security Owners will be permitted to exercise the rights of noteholders or certificateholders only indirectly through DTC and its participating members (“Participants”).

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code (the “UCC”) in effect in the State of New York, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for the Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the “Indirect Participants”).

Security Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or an interest in, the securities may do so only through Participants and Indirect Participants. In addition, all Security Owners will receive all distributions of principal and interest from the related indenture trustee or the related trustee, as applicable, through Participants or Indirect Participants. Under a book-entry format, Security Owners may experience some delay in their receipt of payments, since these payments will be forwarded by the applicable trustee or indenture trustee to DTC’s nominee. DTC will then forward the payments to the Participants, which will then forward them to Indirect Participants or Security Owners.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities and to receive and transmit distributions of principal of and interest on the securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the securities similarly are required to make book-entry transfers and to receive and transmit the payments on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess physical certificates representing the securities, the Rules provide a mechanism by which Participants and Indirect Participants will receive payments and transfer or exchange interests, directly or indirectly, on behalf of Security Owners.

Because DTC can act only on behalf of Participants, who in turn may act on behalf of Indirect Participants, the ability of a Security Owner to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to the securities, may be limited due to the lack of a physical certificate representing the securities.

DTC has advised the company that it will take any action permitted to be taken by a Security Owner under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, only at the direction of one or more Participants to whose account with DTC the securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that these actions are taken on behalf of Participants whose holdings include the undivided interests.

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Cedel S.A.”, a company with limited liability under Luxembourg law (a société anonyme).  Cedel S.A. subsequently changed its name to Cedelbank.  On January 10, 2000, Cedelbank’s parent company, Cedel International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Börse Clearing AG (“DBC”).  The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Börse AG.  The shareholders of these two entities are banks, securities dealers and financial institutions.  Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries.  No single entity may own more than 5 percent of Cedel International’s stock.

Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name.  The new brand name that was chosen is “Clearstream”.  With effect from January 14, 2000 New CI has been renamed “Clearstream International, société anonyme”.  On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme”, and Cedel Global Services was renamed “Clearstream Services, société anonyme”.

On January 17, 2000 DBC was renamed “Clearstream Banking AG”.  This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking”, the entity previously named “Cedelbank” and the entity previously named “Deutsche Borse Clearing AG”.

Clearstream, Luxembourg holds securities for its customers (“Clearstream, Luxembourg Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates.  Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars.  Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships.  Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF”, which supervises Luxembourg banks.  Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks.  Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States.  Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.  Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

Except as required by law, none of Deutsche Bank Securities Inc., the company, the related seller, the related servicer, or related indenture trustee, if any, or the related trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of securities of any series held by DTC’s nominee, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Definitive Securities

If so stated in the related prospectus supplement, the notes and/or certificates of a given series will be issued in fully registered, certificated form (“Definitive notes” and “Definitive certificates”, respectively, and, collectively, “Definitive Securities”) to noteholders or certificateholders or their respective nominees, rather than to DTC or its nominee, only if

•

the related trustee of a grantor trust or the related indenture trustee in the case of an owner trust, as applicable, determines that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the related securities and the indenture trustee or trustee, as applicable, is unable to locate a qualified successor,

•

the indenture trustee or trustee, as applicable, elects, at its option, to terminate the book-entry system through DTC or

•

after the occurrence of an Event of Default or Servicer Default, Security Owners representing at least a majority of the outstanding principal amount of the notes or certificates, as applicable, of the series, advise the related trustee through DTC that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of the related Security Owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the related trustee or indenture trustee, as applicable, will be required to notify the related Security Owners, through Participants, of the availability of Definitive Securities. Upon surrender by DTC of the certificates representing all securities of any affected class and the receipt of instructions for re-registration, the trustee will issue Definitive Securities to the related Security Owners. Distributions on the related Definitive Securities will subsequently be made by the related trustee or indenture trustee, as applicable, directly to the holders in whose name the related Definitive Securities are registered at the close of business on the applicable record date, in accordance with the procedures set forth in this prospectus and in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable. Distributions will be made by check mailed to the address of the holders as they appear on the register specified in the related Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable; however, the final payment on any securities, whether Definitive Securities or securities registered in the name of a Depository or its nominee, will be made only upon presentation and surrender of the securities at the office or agency as specified in the notice of final distribution to Securityholders.

Definitive Securities will be transferable and exchangeable at the offices of the related trustee or indenture trustee, or any security registrar appointed by the related trustee or the indenture trustee, as applicable. No service charge will be imposed for any registration of transfer or exchange, but the trustee or indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with a registration of transfer or exchange.

Statements to Securityholders

With respect to each series of securities, on or prior to each Distribution Date, the related servicer will prepare and forward to the related indenture trustee or trustee to be included with the distribution to each Securityholder of record a statement setting forth for the related Collection Period the following information, and any other information specified in the related prospectus supplement:

(1)

the amount of the distribution allocable to principal of each class of securities of the series;

(2)

the amount of the distribution allocable to interest on each class of securities of the series;

(3)

if applicable, the amount of the Servicing Fee paid to the related servicer with respect to the related Collection Period;

(4)

the outstanding principal balance and Note Pool Factor for each class of notes, if any, and the certificate balance and Certificate Pool Factor for each class of certificates of the series as of the related record date;

(5)

the balance of any Reserve Account or other form of credit enhancement, after giving effect to any additions to the balance of the Reserve Account or withdrawals from the Reserve Account or reductions to the Reserve Account to be made on the following Distribution Date; and

(6)

the aggregate amount of realized losses, if any, in respect of Receivables and any other loss, delinquency or other ratios set forth in the related prospectus supplement for the related Collection Period.

Items (1), (2) and (4) above with respect to the notes or certificates of a series will be expressed as a dollar amount per $1,000 of initial principal balance of the notes or the initial certificate balance of the certificates, as applicable.

In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the related trustee or indenture trustee, as applicable, will mail to each person who at any time during the related calendar year shall have been a registered Securityholder a statement containing information for the purposes of the Securityholder’s preparation of federal income tax returns. See “Material Federal Income Tax Consequences”.

List of Securityholders

Three or more holders of the notes of any series or one or more holders of the notes evidencing not less than 25% of the aggregate outstanding principal balance of the notes of the series may, by written request to the related indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related Indenture or under the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of the series.

Three or more holders of the certificates of any series or one or more holders of the certificates evidencing not less than 25% of the certificate balance of the certificates may, by written request to the related trustee, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or under the certificates.

Description of the Transfer and Servicing Agreements

The following summary describes the material provisions, in each case, to the extent anticipated to be common to any series of securities, of:

•

each Receivables Purchase Agreement pursuant to which the seller will transfer Receivables to the company,

•

each Trust Agreement or Pooling and Servicing Agreement pursuant to which a Trust will be created, Collateral Certificates, Government Securities and/or Private Label Custody Receipt Securities, as applicable, may be sold or transferred to the Trust, certificates will be issued, and the servicer will service Receivables and the trustee will manage Government Securities, if any and Private Label Custody Receipt Securities, if any, in the case of a grantor trust,

•

each Sale and Servicing Agreement pursuant to which the company will transfer Receivables to a Trust and the servicer will service Receivables, in the case of an owner trust, or

•

in the case of securities backed by Collateral Certificates, each Trust Agreement pursuant to which a Trust will be created, Collateral Certificates will be sold or transferred to the Trust, Government Securities and Private Label Custody Receipt Securities may be sold or transferred to the Trust and a trustee will manage Collateral Certificates, Government Securities, if any, and Private Label Custody Receipt Securities, if any (collectively, the “Transfer and Servicing Agreements”).

Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this prospectus forms a part. The following summary does not purport to be a complete description of all of the terms of the Transfer and Servicing Agreements and therefore is subject to, and is qualified in its entirety by reference to, the provisions of the related Transfer and Servicing Agreement.

Sale and Assignment of Primary Assets

In the case of Primary Assets consisting of Receivables, on or prior to the related closing date, the entity specified in the related prospectus supplement will transfer and assign to the company, pursuant to a Receivables Purchase Agreement, without recourse, all of its right, title and interest in and to Receivables in the outstanding principal amount specified in the related prospectus supplement, including its security interests in the related Financed Vehicles. Each Receivable will be identified in a schedule appearing as an exhibit to the related Receivables Purchase Agreement (the “Schedule of Receivables”).

In each Receivables Purchase Agreement one or more entities will represent and warrant to the company, among other things, that

•

the information set forth in the Schedule of Receivables is correct in all material respects as of the applicable cutoff date;

•

the obligor on each Receivable is contractually required to maintain physical damage insurance covering the related Financed Vehicle;

•

on the closing date, the Receivables are free and clear of all security interests, liens, charges and encumbrances, and no offsets, defenses or counterclaims have been asserted or threatened;

•

at the closing date, each of the Receivables is secured by a perfected, first-priority security interest in the related Financed Vehicle in favor of the originator;

•

each Receivable, at the time it was originated, complied and, in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws; and

•

any other representations and warranties that may be set forth in the related prospectus supplement.

To the extent specified in the related prospectus supplement, as of the last day of the second Collection Period, or, if the company so elects, the last day of the first Collection Period, following the discovery by or notice to the company of any breach of a representation and warranty that materially and adversely affects the interests of the related Trust in any Receivable, the company will be obligated to repurchase the Receivable or cause the related entity to repurchase the Receivables or cause the related entity to repurchase the Receivables, unless the breach is cured in a timely fashion. The purchase price for any of these Receivables will be equal to the unpaid principal balance owed by the obligor on the Receivable, plus accrued and unpaid interest on the unpaid principal balance at the applicable APR to the last day of the month of repurchase (the “Repurchase Amount”). This repurchase obligation will constitute the sole remedy available to the Securityholders, the related trustee and any related indenture trustee for any uncured breach.

On the related closing date, the company will transfer and assign to the related Trust, pursuant to a Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, without recourse, all of its right, title and interest in and to Primary Assets in the outstanding principal amount specified in the related prospectus supplement. Concurrently with the transfer and assignment of Primary Assets to the related Trust, the related trustee or indenture trustee, as applicable, will execute, authenticate and deliver the related securities.

Pursuant to the terms of the Sale and Servicing Agreement or the Pooling and Servicing Agreement, as applicable, the company will assign to the related Trust the representations and warranties made by the related seller or originator under the related Receivables Purchase Agreement for the benefit of the related Securityholders and will make limited representations and warranties with respect to the other Primary Assets included in the Trust. To the extent that the applicable entity does not repurchase a Primary Asset in the event of a breach of its representations and warranties with respect to the Primary Asset, the company will not be required to repurchase the Primary Asset unless the breach also constitutes a breach of one of the company’s representations and warranties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, with respect to that Primary Asset, if any, and the breach materially and adversely affects the interests of the Securityholders in any Primary Asset. Neither the seller nor the company nor any other entity will have any other obligation with respect to the Primary Assets or the securities.

Trust Accounts

With respect to each owner trust, the servicer will establish and maintain with the related indenture trustee, or the trustee will establish and maintain, (a) one or more accounts, on behalf of the related Securityholders, into which all payments made on or in respect of the related Primary Assets will be deposited (the “Collection Account”) and (b) an account, in the name of the indenture trustee on behalf of the noteholders, into which amounts released from the Collection Account and any Reserve Account or other form of credit enhancement for payment to the noteholders will be deposited and from which all distributions to the noteholders will be made (the “Note Distribution Account”). With respect to each owner trust and grantor trust, the servicer or the related trustee will establish and maintain an account, in the name of the trustee on behalf of the certificateholders, into which amounts released from the Collection Account and any Reserve Account or other form of credit enhancement for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made (the “Certificate Distribution Account”). With respect to any grantor trust, the servicer or the related trustee will also establish and maintain the Collection Account and any other Trust Account in the name of the related trustee on behalf of the related certificateholders.

If so provided in the related prospectus supplement, the servicer will establish for each series of securities an additional account (the “Payahead Account”), in the name of the related indenture trustee, in the case of an owner trust, or trustee, in the case of a grantor trust, into which, to the extent required in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, early payments made by or on behalf of obligors on Precomputed Receivables will be deposited until the time these payments become due. Until the time payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to noteholders or certificateholders. Any other accounts to be established with respect to a Trust will be described in the related prospectus supplement.

For each series of securities, funds in the Collection Account, Note Distribution Account, Certificate Distribution Account and any Reserve Account or other accounts identified in the related prospectus supplement (collectively, the “Trust Accounts”) will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, in Eligible Investments. “Eligible Investments” will generally be limited to investments acceptable to the Rating Agencies as being consistent with the rating of the related securities. Eligible Investments will generally be limited to obligations or securities that mature on or before the date of the next scheduled distribution to Securityholders of the series. However, to the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in securities that will not mature prior to the date of the next scheduled distribution with respect to the notes or certificates and will not be sold prior to maturity to meet any shortfalls. Thus, the amount of available funds on deposit in a Reserve Account at any time may be less than the balance of that Reserve Account. If the amount required to be withdrawn from a Reserve Account to cover shortfalls in collections on the related Receivables (as provided in the related prospectus supplement) exceeds the amount of available funds on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the related notes or certificates. Unless otherwise and to the extent provided in the related prospectus supplement, investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, “Investment Earnings”), will be deposited in the applicable Collection Account on each Distribution Date and will be treated as collections of interest on the related Receivables.

The Trust Accounts will be maintained as Eligible Deposit Accounts. “Eligible Deposit Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a company institution organized under the laws of the United States of America or any one of the states of the United States of America or the District of Columbia, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in the account, so long as any of the securities of the company institution have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade. “Eligible Institution” means, with respect to a Trust, (a) the corporate trust department of the related indenture trustee or trustee, as applicable, or (b) a company institution organized under the laws of the United States of America or any one of the states of the United States of America or the District of Columbia, or any domestic branch of a foreign bank, (1) that has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (2) whose deposits are insured by the FDIC.

Pre-Funding

If so specified in the related prospectus supplement, a portion of the issuance proceeds of the securities of a particular series (this amount, the “Pre-Funded Amount”) will be deposited in an account (the “Pre-Funding Account”) to be established with the trustee, which will be used to acquire additional Receivables from time to time during the time period specified in the related prospectus supplement (the “Pre-Funding Period”). Prior to the investment of the Pre-Funded Amount in additional Receivables, the Pre-Funded Amount may be invested in one or more Eligible Investments. Except as otherwise provided in the applicable Agreement, an “Eligible Investment” is any of the following, in each case as determined at the time of the investment or contractual commitment to invest in the relevant Eligible Investment, to the extent these investments would not require registration of the Trust Fund as an investment company pursuant to the Investment Company Act of 1940:

(a)

negotiable instruments or securities represented by instruments in bearer or registered or book-entry form which evidence

(1)

obligations which have the benefit of the full faith and credit of the United States of America, including company receipts issued by a bank as custodian with respect to any instrument or security held by the custodian for the benefit of the holder of the company receipt,

(2)

demand deposits or time deposits in, or bankers’ acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state of the United States of America and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the trustee’s investment or contractual commitment to invest in the relevant Eligible Investment, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations, other than the obligations whose rating is based on collateral or on the credit of a Person other than the institution or trust company, of the depositary institution or trust company has a credit rating in the highest rating category from each Rating Agency,

(3)

certificates of deposit having a rating in the highest rating category from each Rating Agency or

(4)

investments in money market funds which are, or which are composed of instruments or other investments which are, rated in the highest rating category from each Rating Agency;

(b)

demand deposits in the name of the trustee in any depositary institution or trust company referred to in clause (a)(2) above;

(c)

commercial paper, having original or remaining maturities of no more than 270 days, having a credit rating in the highest rating category from each Rating Agency;

(d)

Eurodollar time deposits that are obligations of institutions whose time deposits carry a credit rating in the highest rating category from each Rating Agency;

(e)

repurchase agreements involving any Eligible Investment described in any of clauses (a)(1), (a)(3) or (d) above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category from each Rating Agency; and

(f)

any other investment with respect to which each Rating Agency rating the securities indicates will not result in the reduction or withdrawal of its then existing rating of the securities. Except as otherwise provided in the applicable Agreement, any Eligible Investment must mature no later than the Business Day prior to the next Distribution Date.

During any Pre-Funding Period, the seller or any other party specified in the related prospectus supplement will be obligated, subject only to the availability of additional Receivables, to transfer to the related Trust Fund additional Receivables from time to time during the related Pre-Funding Period. Additional Receivables will be required to satisfy specific eligibility criteria more fully set forth in the related prospectus supplement, which eligibility criteria will be consistent with the eligibility criteria of the Receivables included in the Trust Fund as of the closing date subject to exceptions as are expressly stated in the related prospectus supplement.

Although the specific parameters of the Pre-Funding Account with respect to any issuance of securities will be specified in the related prospectus supplement, it is anticipated that:

•

the Pre-Funding Period will not exceed 90 days from the related closing date;

•

that the additional loans to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Receivables included in the related Trust Fund on the closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement; and

•

the Pre-Funded Amount will not exceed 25% of the principal amount of the securities issued pursuant to a particular offering.

Servicing Procedures

To assure uniform quality in servicing the Receivables and to reduce administrative costs, the company and each Trust will designate the servicer as custodian to maintain possession, as the Trust’s agent, of the related Receivables and any other documents relating to the Receivables. The seller’s and the servicer’s accounting records and computer systems will be marked to reflect the sale and assignment of the related Receivables to each Trust, and UCC financing statements reflecting the sale and assignment will be filed.

The servicer will make reasonable efforts to collect all payments due with respect to the Receivables and will, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, follow the collection procedures as it follows with respect to comparable Receivables it services for itself and others. The prospectus supplement will specify that the servicer may, in its discretion, arrange with the obligor on a Receivable to extend or modify the payment schedule, but no arrangement will, if inconsistent with its normal procedures, for purposes of any Sale and Servicing Agreement or Pooling and Servicing Agreement, reduce the contract rate of, the amount of the scheduled payments under, or extend the final payment date of, any Receivable beyond the “Final Scheduled Maturity Date” (as the term is defined with respect to any Receivables Pool in the related prospectus supplement). Some arrangements may result in the servicer purchasing the Receivables for the Repurchase Amount, while others may result in the servicer making Advances. The servicer may sell the related Financed Vehicle securing any Receivable at a public or private sale, or take any other action permitted by applicable law. See “Certain Legal Aspects of the Receivables”.

Collections

With respect to each Trust, the servicer or the trustee will deposit all payments on the related Primary Assets, from whatever source, and all proceeds of the related Primary Assets, collected during the period specified in the related prospectus supplement (a “Collection Period”) into the related Collection Account not later than two business days after receipt of payments and proceeds of the related Primary Assets or any other period as specified in the related prospectus supplement. However, notwithstanding the foregoing, unless otherwise provided in the related prospectus supplement, these amounts may be remitted to the Collection Account by the servicer on a monthly basis on or prior to the applicable Distribution Date if no Servicer Default exists and each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related prospectus supplement is satisfied. Pending deposit into the Collection Account, the collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the servicer were unable to remit the funds to the Collection Account on any Distribution Date, Securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Primary Assets and payment of the aggregate Repurchase Amount with respect to Receivables repurchased by the servicer.

Collections on a Precomputed Receivable during any Collection Period will be applied first to the repayment of any outstanding Precomputed Advances made by the servicer with respect to the Receivable, as described below, and then to the scheduled monthly payment due on the Receivable. Any portion of the collections remaining after the scheduled monthly payment has been made (these excess amounts, the “Payaheads”) will, unless the remaining amount is sufficient to prepay the Precomputed Receivable in full, and subject to limitations which, if applicable, will be specified in the related prospectus supplement, be transferred to and kept in the Payahead Account until a later Distribution Date on which the Payaheads may be applied either to the scheduled monthly payment due during the related Collection Period or to prepay the Receivable in full.

Advances

If specified in the related prospectus supplement, to the extent the collections of interest and principal on a Precomputed Receivable for a Collection Period fall short of the related scheduled payment, the servicer generally will advance the shortfall (a “Precomputed Advance”). The servicer will be obligated to make a Precomputed Advance on a Precomputed Receivable only to the extent that the servicer, in its sole discretion, expects to recoup the Advance from subsequent collections or recoveries on the Receivable or other Precomputed Receivables in the related Receivables Pool. The servicer will deposit the Precomputed Advance in the applicable Collection Account on or before the business day preceding the applicable Distribution Date. The servicer will recoup its Precomputed Advance from subsequent payments by or on behalf of the related obligor or from insurance or liquidation proceeds with respect to the related Receivable and will release its right to reimbursement in conjunction with its purchase of the Receivable as servicer or, upon determining that reimbursement from the preceding sources is unlikely, will recoup its Precomputed Advance from any collections made on other Precomputed Receivables in the related Receivables Pool.

If specified in the related prospectus supplement, on or before the business day prior to each Distribution Date, the servicer will deposit into the related Collection Account an amount equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective annual percentage rates for the related Collection Period, assuming that the Simple Interest Receivables are paid on their respective due dates, minus the amount of interest actually received on the Simple Interest Receivables during the applicable Collection Period (a “Simple Interest Advance”, and together with Precomputed Advances, “Advances”). If the calculation results in a negative number, an amount equal to the amount shall be paid to the servicer in reimbursement of outstanding Simple Interest Advances. In addition, if specified in the related prospectus supplement, if a Simple Interest Receivable becomes a Liquidated Receivable (as the term is defined in the related prospectus supplement), the amount of accrued and unpaid interest on the Simple Interest Receivable that became a Liquidated Receivable, but not including interest for the then current collection Period, will be withdrawn from the Collection Account and paid to the servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables.

Net Deposits

For administrative convenience, unless the servicer or the trustee is required to remit collections to the Collection Account on a daily basis as described under “Collections” above, the servicer or the trustee will be permitted to make deposits of collections, aggregate Advances and Repurchase Amounts for any Trust for or in respect of each Collection Period net of distributions to be made to the servicer with respect to the Collection Period. The servicer also may cause a single, net transfer to be made from the Collection Account to the Payahead Account, or vice versa.

Servicing Compensation and Payment of Expenses

To the extent provided in the related prospectus supplement, with respect to each Trust the related servicer will be entitled to receive, out of interest collected on or in respect of the related Primary Assets serviced by the servicer, a fee for each Collection Period (the “Servicing Fee”) in an amount equal to the percentage per annum specified in the related prospectus supplement (the “Servicing Fee Rate”) of the Pool Balance related to the Primary Assets as of the first day of the related Collection Period. Unless otherwise provided in the related prospectus supplement, the Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates, will be paid solely to the extent of the Interest Distribution Amount; however, the Servicing Fee will be paid prior to the distribution of any portion of the Interest Distribution Amount to the holders of the notes or certificates of any series.

To the extent provided in the related prospectus supplement, the servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to Receivables and will be entitled to reimbursement from each Trust for some liabilities. Payments by or on behalf of obligors will be allocated to scheduled payments under the related Receivable and late fees and other charges in accordance with the servicer’s normal practices and procedures.

If applicable, the Servicing Fee will compensate the servicer for performing the functions of a third party servicer of motor vehicle receivables as an agent for the related Trust, including collecting and posting all payments, responding to inquiries of obligors on the Receivables, investigating delinquencies, sending payment statements and reporting the collateral. The Servicing Fee will also compensate the servicer for administering the Receivables, including making Advances, accounting for collection, furnishing monthly and annual statements to the related Indenture Trust and/or trustee, and generating federal income tax information for the Trust and for the related noteholders and/or certificateholders as well as the Trust’s compliance with the reporting provisions under the Exchange Act. The Servicing Fee may also reimburse the servicer for particular taxes, the fees of the related indenture trustee and/or trustee, accounting fees, outside auditor fees, date processing cost and other costs incurred in connection with administering the Primary Assets.

Distributions

With respect to each series of securities, beginning on the Distribution Date specified in the related prospectus supplement, distributions of principal and interest, or, where applicable, principal only or interest only, on each class of securities entitled to these distributions will be made by the related trustee or indenture trustee, as applicable, to the certificateholders and noteholders of the series. The timing, calculation, allocation, order, source and priorities of, and requirements for, all payments to the holders of each class of notes and/or distributions to holders of each class of certificates will be set forth in the related prospectus supplement.

With respect to each Trust, on each Distribution Date collections on or in respect of the related Primary Assets will be transferred from the Collection Account to the Note Distribution Account or Certificate Distribution Account, as applicable, for distribution to the noteholders and certificateholders to the extent provided in the related prospectus supplement. Credit enhancement, such as a Reserve Account, will be available to cover shortfalls in the amount available for distribution on the date to the extent specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions in respect of principal of a class of securities of a series may be subordinate to distributions in respect of interests on the class, and distributions in respect of one or more classes of certificates of the series may be subordinate to payments in respect of the notes, if any, of the series or other classes of certificates. Distributions of principal on the securities of a series may be based on the amount of principal collected or due, or the amount of realized losses incurred, in a Collection Period.

Credit and Cash Flow Enhancement

The amounts and types of any credit and cash flow enhancement arrangements and the provider of the credit and cash flow enhancement arrangements, if applicable, with respect to each class of securities of a series will be set forth in the related prospectus supplement. To the extent provided in the related prospectus supplement, credit or cash flow enhancement may be in the form of subordination of one or more classes of securities, Reserve Accounts, spread accounts, letters of credit, surety bonds, insurance policies, over-collateralization, credit or liquidity facilities, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits, or any other arrangements that are incidental to or related to the Primary Assets included in a Trust as may be described in the related prospectus supplement, or any combination of the foregoing. If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit enhancement for a series of securities may cover one or more other series of securities.

The existence of a Reserve Account or other form of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the Securityholders of the class or series of the full amount of principal and interest due on the applicable class or series and to decrease the likelihood that the Securityholders will experience losses. The credit enhancement for a class or series of securities will not, as a general rule, provide protection against all types of loss and will not guarantee repayment of all principal and interest on a class or series of securities. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Securityholders will bear their allocable share of these losses, as described in the prospectus supplement. In addition, if a form of credit enhancement covers more than one series of securities, Securityholders of any series will be subject to the risk that credit enhancement may be exhausted by the claims of Securityholders of other series.

Reserve Account. If so provided in the related prospectus supplement, pursuant to the related Transfer and Servicing Agreement, the company or the seller will establish for a series or class or classes of securities an account (the “Reserve Account”), which will be maintained with the related indenture trustee or trustee, as applicable. A Reserve Account will be funded by an initial deposit by the company or the seller, as applicable, on the closing date in the amount set forth in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the Reserve Account may be increased or reinstated on each Distribution Date, to the extent described in the related prospectus supplement, by the deposit there of amounts from collections on the Primary Assets. The related prospectus supplement will describe the circumstances under which and the manner in which distributions may be made out of the Reserve Account, either to holders of the securities covered by the Reserve Account or to the company, the seller or to any other entity.

Evidence as to Compliance

Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will provide that a firm of independent public accountants will furnish annually to the related Trust and indenture trustee and/or trustee a statement as to compliance by the Sale and servicer during the preceding twelve months, or, in the case of the first statement, during a shorter period that shall have elapsed since the applicable closing date, with particular standards relating to the servicing of the Receivables, the servicer’s accounting records and computer files with respect to the servicer’s compliance and other matters.

Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will also provide for delivery to the related Trust and indenture trustee and/or trustee each year of a certificate signed by an officer of the servicer stating that the servicer has fulfilled it obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months, or, in the case of the first certificate, during a shorter period that shall have elapsed since the applicable closing date, or, if there has been a default in the fulfillment of any obligation, describing each default. The servicer will agree to give each indenture trustee and/or trustee, as applicable, notice of particular Servicer Defaults under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

Copies of the foregoing statements and certificates may be obtained by Securityholders by a request in writing addressed to the related trustee or indenture trustee, as applicable, at the Corporate Trust Office for the trustee or indenture trustee specified in the related prospectus supplement.

Statements to trustees and the Trust

Prior to each Distribution Date with respect to each series of securities, the servicer will provide to the applicable indenture trustee, if any, and the applicable trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of the series as described under “Certain Information Regarding the Securities—Statements to Securityholders”.

Certain Matters Regarding the Servicer

Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the servicer may not resign from its obligations and duties as servicer under the applicable Agreement, except upon determination that the servicer’s performance of his duties is no longer permissible under applicable law or if resignation is required by regulatory authorities. No resignation will become effective until the related indenture trustee or trustee, as applicable, or a successor servicer has assumed the servicing obligations and duties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.
Each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or Securityholders for taking any action or for refraining from taking any action pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, or for errors in judgment; provided, that neither the servicer nor any person will be protected against any liability that would otherwise be imposed by reason of wilful misfeasance, bad faith or gross negligence in the performance of the servicer’s duties or by reason of reckless disregard of its obligations and duties under the applicable Agreement. In addition, each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and that, in its opinion, may cause it to incur any expense or liability.

Under the circumstances specified in each Sale and Servicing Agreement and Pooling and Servicing Agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to all or substantially all of the business of the servicer, or any corporation which assumes the obligations of the servicer, will be the successor to the servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

Servicer Defaults

A “Servicer Default” under each Sale and Servicing Agreement and Pooling and Servicing Agreement will consist of:

(1)

any failure by the servicer to deliver to the related trustee or indenture trustee, as applicable, for deposit in any of the Trust Accounts any required payment or to direct the related trustee or Indenture Trust, as applicable, to make any required distributions from the Trust Accounts, which failure continues unremedied for five business days after discovery by an officer of the servicer or written notice of failure is given by the applicable entity;

(2)

any failure by the servicer duly to observe or perform in any material respect any covenant or agreement in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, which failure materially and adversely affects the rights of the related Securityholders and which continues unremedied for 60 days after written notice of failure is given to the servicer by the applicable entity;

(3)

specific events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and particular actions by the servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations; and

(4)

any other events as may be set forth in the related prospectus supplement.

Rights Upon Servicer Default

Unless otherwise set forth in the related prospectus supplement, in the case of an owner trust, as long as a Servicer Default under the related Sale and Servicing Agreement remains unremedied, the related indenture trustee or holders of notes of the related series evidencing not less than 50% of the aggregate principal amount of the notes then outstanding may terminate all the rights and obligations of the servicer under the related Sale and Servicing Agreement, and upon this termination the indenture trustee or a successor servicer appointed by the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the related Sale and Servicing Agreement and will be entitled to similar compensation arrangements. Generally, in the case of any grantor trust, as long as a Servicer Default under the related Pooling and Servicing Agreement remains unremedied, the related trustee or holders of certificates of the related series evidencing not less than 25% of the certificate balance may terminate all the rights and obligations of the servicer under the related Pooling and Servicing Agreement, and upon this termination the trustee or a successor servicer appointed by the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the related Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no Servicer Default other than the appointment has occurred, the trustee or official may have the power to prevent any indenture trustee or the related noteholders or the trustee or the related certificateholders from effecting a transfer of servicing. If the related indenture trustee, if any, or the related trustee is unwilling or unable to act as successor to the servicer, the indenture trustee or trustee, as applicable, may appoint, or may petition a court of competent jurisdiction to appoint, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of motor vehicle receivables. The indenture trustee, if any, or the trustee may arrange for compensation to be paid to the successor servicer, which in no event may be greater than the compensation payable to the servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

Waiver of Past Defaults

To the extent provided in the related prospectus supplement, (1) in the case of each owner trust, holders of the related notes evidencing not less than a majority of the aggregate outstanding principal amount of the notes, or of certificates evidencing not less than a majority of the outstanding certificate balance, in the case of any default that does not adversely affect the indenture trustee or noteholders, and (2) in the case of each grantor trust, holders of certificates evidencing not less than a majority of the certificate balance, may, on behalf of all the noteholders and certificateholders, waive any default by the servicer in the performance of its obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and its consequences, except a default in making any required deposits to or payments from any Trust Account or in respect of a covenant or provision in the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, that cannot be modified or amended without the consent of each Securityholder, in which event the related waiver will require the approval of holders of all of the securities of the series. No waiver will impair the Securityholders’ right with respect to any subsequent Servicer Default.

Amendment

Unless otherwise provided in the related prospectus supplement, each of the Transfer and Servicing Agreements may be amended by the parties to the Transfer and Servicing Agreements without the consent of the related noteholders or certificateholders:

(1)

to cure any ambiguity,

(2)

to correct or supplement any provisions in the related Transfer and Servicing Agreement, or

(3)

for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the related Transfer and Servicing Agreement;

provided, that any action in this clause (3) will not, in the opinion of counsel satisfactory to the related trustee or indenture trustee, as applicable, adversely affect in any material respect the interests of the company or any noteholder.

The Transfer and Servicing Agreements may also be amended from time to time by the parties to the Transfer and Servicing Agreements with the consent of the holders of notes evidencing at least a majority of the aggregate principal amount of the then outstanding notes, if any, and with the consent of the holders of certificates evidencing at least a majority of the aggregate principal amount of the then outstanding certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related Transfer and Servicing Agreement or of modifying in any manner the rights of the noteholders or certificateholders, as applicable; provided that no amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the related Primary Assets or distributions that are required to be made for the benefit of the noteholders or certificateholders or (2) reduce the aforesaid percentage of the notes or certificates of the series the holders of which are required to consent to any amendment, without the consent of the holders of all of the outstanding notes or certificates, as the case may be, of the series.

Payment in Full of the Notes

Upon the payment in full of all outstanding notes of a given series and the satisfaction and discharge of the related Indenture, the related trustee will succeed to all the rights of the indenture trustee, and the certificateholders of the series generally will succeed to the rights of the noteholders of the series under the related Sale and Servicing Agreement.

Termination

The obligations of the related servicer, the related trustee and the related indenture trustee, if any, with respect to a Trust pursuant to the related Transfer and Servicing Agreement will terminate upon the latest to occur of

•

the maturity or other liquidation of the last Primary Asset and the disposition of any amounts received upon liquidation of any remaining Primary Asset,

•

the payment to noteholders, if any, and certificateholders of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and

•

the occurrence of either event described below.

The entity specified in the related prospectus supplement will be permitted, at its option, to purchase from a Trust all remaining Primary Assets as of the end of any Collection Period, if the then outstanding Pool Balance is 10%, or, if entity specified in the related prospectus supplement is a bank, 5%, or less of the Pool Balance as of the related cutoff date, at a purchase price equal to the price specified in the related prospectus supplement.

If and to the extent provided in the related prospectus supplement, the indenture trustee or trustee, as applicable, will, within ten days following a Distribution Date as of which the Pool Balance is equal to or less than the percentage of the original Pool Balance specified in the related prospectus supplement, solicit bids for the purchase of the Primary Assets remaining in the Trust, in the manner and subject to the terms and conditions set forth in the related prospectus supplement. If the indenture trustee or trustee receives satisfactory bids as described in the related prospectus supplement, then the Primary Assets remaining in the Trust will be sold to the highest bidder.

Certain Legal Aspects of the Receivables

Security Interests in Financed Vehicles

In states in which retail installment contracts such as the Receivables evidence the credit sale of automobiles, recreational vehicles, vans, trucks, buses and trailers by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC as in effect in these states. Perfection of security interests in the automobiles, recreational vehicles, vans, trucks, buses and trailers financed, directly or indirectly, by a seller is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In general, a security interest in automobiles, recreational vehicles, vans, trucks, buses and trailers is perfected by obtaining the certificate of title to the Financed Vehicle or notation of the secured party’s lien on the vehicles’ certificate of title. However, security interests in boats may be perfected in one of three ways: in certificate of title states, a security interest is perfected as described above; in other states, a security interest may be perfected by filing a UCC-1 financing statement, however, a purchase money lien in consumer goods is perfected without any filing requirement and if a boat is required to be documented under Federal law, a preferred mortgage may be obtained under the Ship Mortgage Act by filing the mortgage with the Coast Guard, which is the exclusive method for perfecting security interests in documented boats.

The contracts may represent marine retail installment sale contracts purchased  from Dealers or direct loans to Obligors secured by boats (the “Financed Boats”).  When originated, each contract may have granted a security interest in the Financed Boat financed thereby.  Each such security interest would be required to be perfected under applicable state law and, in the case of certain Financed Boats described below, under applicable federal law.  Generally, security interests in boats may be perfected in one of three ways:  (i) in “title” states, by notation of the secured party’s lien on the certificate of title issued by an applicable state motor vehicle or wildlife department or other appropriate state agency; (ii) in non-title states, by filing a UCC-1 financing statement; and (iii) in respect of a boat eligible for documentation under federal law, by filing all documents necessary to create a first preferred ship mortgage (a  ”Preferred  Mortgage”) under the Ship Mortgage Act of 1920 (1988 Recodification) ss. 30101 et seq. (the “Ship Mortgage  Statutes”).  Vessels that meet the federal five net ton standard (determined in a manner  prescribed by 46 CFR Part 69  (Measurement of Vessels)) qualify  for  documentation  under  federal  law  (“U.S.  Documentable  Boats”).  However, federal documentation of vessels used exclusively for  recreational purposes is discretionary.

In the event that the originator of a contract failed to perfect the security interest in a Financed  Boat (for example, by complying with the UCC rather than the applicable certificate of title statute, or by failing to comply with applicable state title law, or the Ship Mortgage Statutes or applicable United States Coast Guard (the “Coast  Guard”) regulations), such originator would not have a perfected first priority security interest in such Financed Boat.  In this event, if third party liens equal or exceed the value of the Financed Boat, the only recourse of the Trust would be against the Obligor on an unsecured basis, or, if applicable, against a Dealer or financial intermediary pursuant to its repurchase obligation or against the Originator or Seller.

Under the Ship Mortgage Statutes, in the absence of an assignment of record of a Preferred Mortgage, the assignment of the related contract by itself will not convey the perfected preferred mortgage lien on the Financed Boat subject to such Preferred Mortgage and the Trust will not have a perfected security interest in such Financed Boat.  However, to the extent specified in the related prospectus supplement, pursuant to the Sale and Servicing Agreement, the Company will agree to cause filings of the assignments to the Trust of certain specified Preferred Mortgages (each a “Designated Preferred Mortgage”) showing the chain of ownership of each such Preferred Mortgage from the originator of each such contract to the Trust, within the time period specified in the related Sale and Services Agreement.  However, due to administrative burden and expense, assignments may not be made of all Preferred Mortgages relating to the contracts.  Under the Ship Mortgage Statutes, in the absence of an assignment of a Preferred Mortgage, or in the event an assignment of a Preferred Mortgage is not effective, the Trust will not have a perfected security interest in the related Financed Boat as against third parties without knowledge of the transfer.  In such case, if third party liens equal or exceed the value of such Financed Boat, the only recourse of the Trust would be against the related Obligor on an unsecured basis.

Under the laws of many states, certain possessory liens for repairs performed on a Financed Boat and storage, as well as certain rights in favor of federal and state governmental authorities arising from the use of a boat in connection with illegal activities, may take priority over a security interest perfected under state  law.  Certain U.S. federal tax liens may also have  priority over the security interest of a secured  party.  Under the Ship Mortgage Statutes, a Preferred Mortgage supersedes a perfected state law security interest, a state or federally created lien or forfeiture rights (so long as the secured party is innocent of wrongdoing) other than preferred maritime liens such as those arising under federal statutory or common-law for captain’s or crew’s wages, tort claims (so-called “general average” claims) and salvage claims.  Maritime liens arising under federal law or state laws for repair, storage or supplies which are subordinate to a preferred ship mortgage lien typically have priority over state security interests under federal law or under applicable law of the state where the contract was originated or under  applicable law of the state to which the related  Financed  Boats may have been  relocated.  Preferred federal maritime liens are, of course, also prior to all state created security interests or liens.  Such liens could arise at any time during the term of a contract.  No notice will be given to the Owner Trustee or the Indenture Trustee in the event such a lien arises.

Generally all of the Receivables name the originator as obligee or assignee and as the secured party. The originator will take all actions necessary under the laws of the state in which the Financed Vehicle is located to perfect the originator’s security interest in the Financed Vehicle, including, where applicable, having a notation of its lien recorded on the vehicle’s certificate of title or file a UCC-1 Financing Statement. If the originator, because of clerical error or otherwise, has failed to take action with respect to the Financed Vehicle, it will not have a perfected security interest and its security interest may be subordinate to the interest of, originator among others, subsequent purchasers of the Financed Vehicle that give value without notice of the originator’s security interest and to whom a certificate of ownership is issued in the purchaser’s name, holders of perfected security interests in the Financed Vehicle and the trustee in bankruptcy of the obligor. The originator’s security interest may also be subordinate to third parties in the event of fraud or forgery by the obligor or administrative error by state recording officials or in the circumstances noted below.

Pursuant to each Sale and Servicing Agreement and Pooling and Servicing Agreement, the company will assign its interests in the Financed Vehicles securing the related Receivables to the related Trust. However, because of administrative burden and expense, the certificate of title will not be amended to identify the Trust as the new secured party on the certificates of title relating to the Financed Vehicles. Unless otherwise specified in the related prospectus supplement, the servicer will hold certificates of title relating to the Financed Vehicles in its possession as custodian for the Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Primary Assets”.

In most states, assignments such as those under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, are effective conveyances of a security interest in the related Financed Vehicle without amendment of any lien noted on the vehicle’s certificate of title, and the assignee succeeds by assignment to the assignor’s rights as secured party. Although re-registration of the motor vehicle is not necessary in these states to convey a perfected security interest in the Financed Vehicles to a Trust, because the related Trust will not be listed as legal owner on the certificates of title to the Financed Vehicles, a Trust’s security interest could be defeated through fraud or negligence. However, in the absence of fraud or forgery by the vehicle owner or the servicer or administrative error by state of local agencies, the notation of the originator’s lien on a certificate of title will be sufficient to protect a Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent creditors who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which the seller fails to obtain a first-priority perfected security interest, the Trust’s security interest would be subordinate to, among others, subsequent purchasers of Financed Vehicles and holders of perfected security interests in Financed Vehicles.  A failure, however, would constitute a breach of the originator’s representations and warranties under the related Receivables Purchase Agreement and the company will be required to repurchase (or cause the repurchase) the Receivable from the Trust unless the breach is cured in a timely manner. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Primary Assets” and “Risk Factors—Potential Lack of Security”.

Under the laws of most states in which a perfected security interest is governed by a certificate of title statute, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and after until the owner re-registers the motor vehicle in the new state. A majority of these states require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title of the vehicle or, in the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to reperfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, an obligor somehow procures a new certificate of title that does not list the secured party’s lien. Additionally, in states that do not require a certificate of title for registration of a vehicle, re-registration could defeat perfection. In the ordinary course of servicing the Receivables, the servicer will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a Financed Vehicle and the purchaser of that Financed Vehicle attempts to re-register the vehicle, the originator must surrender possession of the certificate of title or will receive notice as a result of having its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related Receivable before its lien is released. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the related Financed Vehicles and is obligated to purchase the related Receivable if it fails to do so.

In states which the perfection of a security interest is governed by the filing of a UCC-1 financing statement, or the obligor moves from a title state to a non-title state, the servicer will file a UCC-1 financing statement in the new state of the obligor as soon as possible after receiving notice of the obligor’s change of residence. UCC-1 financing statements expire after five years. When the term of a loan exceeds five years, the filing must be continued in order to maintain the servicer’s perfected security interest. The servicer takes steps to effect continuation. In the event that an obligor moves to a state other than the state in which the UCC-1 financing statement is filed or in some states to a different county in the state, under the laws of most states the perfection of the security interest in the boat would continue for four months after relocation, unless the perfection in the original jurisdiction would have expired earlier. A new financing statement must be filed in the state of relocation or, if the state is a title state, a notation on the certificate of title must be made in order to continue the security interest. The servicer generally takes steps to effect re-perfection upon notification of an address change. Generally, in both title states and in non-title states, the servicer will not re-perfect a state law security interest which has expired or where the obligor has moved if the Receivable has a small balance, a short remaining term and the obligor has a good payment record.

Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected, first-priority security interest in the vehicle. The Code also grants priority to particular federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated motor vehicle. In each Receivables Purchase Agreement, the originator or seller will represent and warrant that, as of the date any Receivable is sold to the Trust, the security interest in the related Financed Vehicle is or will be prior to all other present liens, other than tax liens and other liens that arise by operation of law, upon and security interests in the Financed Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the related trustee, the related indenture trustee, if any, or related Securityholders in the event a lien arises or confiscation occurs. Any lien or confiscation arising or occurring after the closing date will not give rise to a repurchase obligation of the originator or seller under the related Receivables Purchase Agreement.

Repossession

In the event of default by an obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless these means would constitute a breach of the peace. Self-help repossession is the method employed by the servicer in most cases and is accomplished simply by taking possession of the related motor vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify an obligor debtor of the default and the intent to repossess the collateral and to give the obligor a period of time within which to cure the default prior to repossession. Generally, the right to cure may only be exercised on a limited number of occasions during the term of the related contract.

Notice of Sale; Redemption Rights

The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the unpaid principal balance of the obligation, plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees or, in some states, by payment of delinquent installments or the unpaid principal balance of the related obligation.

Deficiency Judgments and Excess Proceeds

The proceeds of the resale of any Financed Vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the related indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from any resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in other states that do not prohibit or limit deficiency judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession; in many cases, therefore, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable”. Generally, courts have held that when a sale is not “commercially reasonable”, the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to restrain the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC.

Occasionally, after the resale of a motor vehicle and payment of all related expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the related vehicle or, if no subordinate lienholder exists, to the former owner of the vehicle.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Soldiers’ and Sailors’ Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Also, the laws of some states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee, such as a Trust, to enforce consumer finance contracts such as Receivables.

The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission (the “FTC Rule”), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction, and some related creditors and their assignees, to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due under the contract from the obligor. Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchasers of the related Financed Vehicles may assert against the sellers of those Financed Vehicles.  See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Primary Assets”.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the Fourteenth Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditors’ repossession and resale do not involve sufficient state action to afford constitutional protection to borrowers.

Under each Receivables Purchase Agreement the seller or originator will represent and warrant that each Receivable complies in all material respects with all applicable federal and state laws. Accordingly, if an obligor has a claim against a Trust for a violation of any law and that claim materially and adversely affects the interests of the Trust in a Receivable, the violation would constitute a breach of the seller’s or originator’s representation and warranty and would create an obligation of the company to repurchase (or cause the repurchase) the Receivable unless the breach is cured. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Primary Assets”.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle and, as part of the rehabilitation plan, may reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under the related contract or change the rate of interest and time of repayment of the indebtedness.

Material Federal Income Tax Consequences

The following is a general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of securities.  The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules.  For example, it does not discuss the tax treatment of beneficial owners of notes (“Note Owners”) or certificates (“Certificate Owners”) that are insurance companies, regulated investment companies or dealers in securities.  Moreover, there are no cases or Internal Revenue Service (“IRS”) rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates.  As a result, the IRS might disagree with all or part of the discussion below.  Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates.

The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive.  Each Trust will be provided with an opinion of tax counsel specified in the related prospectus supplement (“Federal Tax Counsel”) regarding some related federal income tax matters discussed below.  An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts.  No ruling on any of the issues discussed below will be sought from the IRS.  The opinion of Federal Tax Counsel specifically addresses only those issues specifically identified below as being covered by that opinion; however, the opinion also states that the additional discussion set forth below accurately sets forth the advice of Federal Tax Counsel with respect to material federal income tax issues.  For purposes of the following summary, references to the Trust, the notes, the certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified in this prospectus, to each Trust and the notes, certificates and related terms, parties and documents applicable to the Trust.

Trusts That Issue Notes

Tax Characterization of the Trusts.

In the case of a Trust that issues one or more classes of notes, Federal Tax Counsel will deliver its opinion that the Trust will not be an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes.  The opinion of Federal Tax Counsel will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the Trust, or restrictions, if any, on transfers of the certificates, will exempt the Trust from the rule that some publicly traded partnerships are taxable as corporations.

If a Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income.  The Trust’s taxable income would include all of its income on the related Primary Assets, which might be reduced by its interest expense on the notes.  Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and Certificate Owners, and possibly Note Owners, could be liable for any resulting corporate income tax that is unpaid by the Trust.

Tax Consequences to Note Owners.

Treatment of the Notes as Indebtedness.  The Trust will agree, and the Note Owners will agree by their purchase of notes, to treat the notes as debt for federal tax purposes.  Federal Tax Counsel will, subject to exceptions which, if applicable, will be specified in the related prospectus supplement, advise the owner trust that the notes will be classified as debt for federal income tax purposes, or classified in any other manner as shall be provided in the related prospectus supplement.  If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the classes of notes did not represent debt for federal income tax purposes, the notes would be treated as equity interests in the Trust.  If so treated, the Trust might be treated as a publicly traded partnership that would be taxable as a corporation unless it met particular qualifying income tests, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity.  Treatment of the notes as equity interests in a partnership could have adverse tax consequences to some holders, even if the Trust were not treated as a publicly traded partnership taxable as a corporation.  For example, income allocable to foreign holders on such recharacterized notes might be subject to United States tax and United States tax return filing and withholding requirements, income allocable to tax-exempt holders on a recharacterized note would constitute “unrelated business taxable income” if some, but not all, of the notes were recharacterized as equity in a partnership, individual holders might be subject to limitations on their ability to deduct their share of Trust expenses, and income from the Trust’s assets would be taxable to Note Owners without regard to whether cash distributions are made to such Note Owners and without regard to the Note Owners’ method of tax accounting.  The discussion below assumes that the notes will be characterized as debt for federal income tax purposes.

Interest Income on the Notes-General.  Except as discussed below, interest on a note generally is includable in a Note Owner’s income as ordinary interest income when actually or constructively received, if the Note Owner uses the cash method of accounting for federal income tax purposes, or when accrued, if the Note Owner uses an accrual method of accounting for federal income tax purposes.

Original Issue Discount.  Notes of certain series may be issued with “original issue discount” within the meaning of Section 1273(a) of the Code.  Holders of notes issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income, under a method that takes account of the compounding of interest.  The Code requires that information with respect to the original issue discount accruing on any note be reported periodically to the IRS and to certain categories of Note Owners.

Each Trust will report original issue discount, if any, to the Note Owners based on the Treasury regulations relating to original issue discount (the “OID Regulations”).  The OID Regulations concerning contingent payment debt instruments and other provisions of the OID Regulations either do not apply as to prepayable securities such as the notes or do not address the unique issues prepayable securities present.

The OID Regulations provide that, in the case of debt instruments such as the notes, (i) the amount and rate of accrual of original issue discount will be calculated based on a reasonable assumed prepayment rate (the “Prepayment Assumption”), and (ii) adjustments will be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption.  The method for determining the appropriate assumed prepayment rate will eventually be set forth in Treasury regulations, but those regulations have not yet been issued.  The applicable legislative history indicates, however, that such regulations will provide that the assumed prepayment rate for securities such as the notes will be the rate used in pricing the initial offering of those securities.  If the notes of a series are issued with original issue discount, the Prospectus Supplement for that series of notes will specify the Prepayment Assumption.  However, no representation is made that the notes of that series will, in fact, prepay at a rate based on the Prepayment Assumption or at any other rate.

In general, a note will be considered to be issued with original issue discount if its stated redemption price at maturity exceeds its issue price.  Except as discussed below under”—Payment Lag Notes; Initial Period Considerations,” and”—Qualified Stated Interest,” and in the case of certain Variable Rate Notes (as defined below) and accrual notes, the stated redemption price at maturity of a note is its principal amount.  The issue price of a note is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the class of notes is sold.  Notwithstanding the general definition of original issue discount, such discount will be considered to be zero for any note on which such discount is less than 0.25% of its stated redemption price at maturity multiplied by its weighted average life.  For purposes of this rule, we will compute the weighted average life of a note as the sum, for all distributions included in the stated redemption price at maturity of the note (that is, all payments except payments of qualified stated interest), of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the applicable closing date to the date on which each such distribution is expected to be made, determined under the Prepayment Assumption, by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the note’s stated redemption price at maturity.  The OID Regulations provide that holders will include any de minimis original issue discount ratably as payments of stated principal are made on the notes.

The Note Owner of a note issued with original issue discount must include in gross income the sum of the “daily portions” of such original issue discount for each day during its taxable year on which it held such note.  In the case of an original Note Owner, the daily portions of original issue discount are determined first by calculating the portion of the original issue discount that accrued during each period (an “accrual period”) that begins on the day following a Distribution Date (or in the case of the first such period, begins on the applicable closing date) and ends on the next succeeding Distribution Date.  The original issue discount accruing during each accrual period is then allocated ratably to each day during such period to determine the daily portion of original issue discount for that day.

The portion of the original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions to be made on the note, if any, in future periods (taking into account events that have occurred during the accrual period such as prepayments or actual losses) and (B) the distributions made on the note during the accrual period that are included in such note’s stated redemption price at maturity, over (ii) the adjusted issue price of such note at the beginning of the accrual period.  The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that the notes will be prepaid in future periods at a rate computed in accordance with the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the notes.  For these purposes, the original yield to maturity of the notes will be calculated based on their issue price and assuming that the notes will be prepaid in accordance with the Prepayment Assumption.  The adjusted issue price of a note at the beginning of any accrual period will equal the issue price of such note, increased by the portion of the original issue discount that has accrued during prior accrual periods, and reduced by the amount of any distributions made on such note in prior accrual periods that were included in such note’s stated redemption price at maturity.

The daily portions of original issue discount may increase or decrease depending on the extent to which the actual rate of prepayments diverges from the Prepayment Assumption.  If original issue discount accruing during any accrual period computed as described above is negative, a Note Owner may only be entitled to offset such amount against positive original issue discount accruing on such note in future accrual periods.

A subsequent Note Owner that purchases a note issued with original issue discount at a cost that is less than its remaining stated redemption price at maturity will also generally be required to include in gross income, for each day on which it holds such note, the daily portions of original issue discount with respect to the note, calculated as described above.  However, if (i) the excess of the remaining stated redemption price at maturity over such cost is less than (ii) the aggregate amount of such daily portions for all days after the date of purchase until final retirement of such note, then such daily portions will be reduced proportionately in determining the income of such Note Owner.

Qualified Stated Interest.  Interest payable on a note which qualifies as “qualified stated interest” for purposes of the OID Regulations will not be includable in the stated redemption price at maturity of the note.  Conversely, if the interest on a note does not constitute “qualified stated interest,” such interest will be includable in the stated redemption price at maturity of the note and the note, consequently, will have original issue discount.  Interest payments will not qualify as qualified stated interest unless the interest payments are “unconditionally payable.” The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Regulations.  Subordinate classes of notes may lack the right to enforce payment until they are the Senior Class.  However, absent guidance to the contrary and unless disclosed in the related prospectus supplement, the trustee will, for information reporting purposes, treat all stated interest on all classes of notes as qualified stated interest.  Any terms or conditions that do not reflect arm’s length dealing or that the Note Owner does not intend to enforce are not considered.

Premium.  A purchaser of a note that purchases such note at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such note at a premium, and may, under Section 171 of the Code, elect to amortize such premium under a constant yield method over the life of the note.  The Prepayment Assumption is probably taken into account in determining the life of the note for this purpose.  Except as provided in regulations, amortizable premium will be treated as an offset to interest income on the note.

Payment Lag Notes; Initial Period Considerations.  Certain notes may provide for distributions of interest based on a period that is the same length as the interval between Distribution Dates but ends prior to each Distribution Date.  Any interest that accrues prior to the applicable closing date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the notes or (ii) as not included in the issue price or the stated redemption price.  The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods.  In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument’s issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument’s stated principal amount over its issue price.

Variable Rate Notes.  Under the OID Regulations, notes paying interest at a variable rate (each, a “Variable Rate Note”) are subject to special rules.  A Variable Rate Note will qualify as a “variable rate debt instrument” if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate Note by more than a specified de minimis amount; (ii) it provides for stated interest, paid or compounded at least annually, at a current value of (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and (iii) it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in (i), above.  The OID Regulations relating to contingent payment debt instruments do not apply to prepayable debt instruments, such as the notes.  In general, the regulations addressing the treatment of contingent payment obligations require accruing income as a yield comparable to what the issuer would pay on non-contingent debt and then making appropriate adjustments as the contingencies become fixed.  In addition, losses on sale are ordinary to the extent of prior accruals and all gains on sale are ordinary.  As similar approach may ultimately be applied to prepayable obligations such as the notes.

A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate Note is denominated.  A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations.  However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations.  In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate Note will be treated as a single qualified floating rate (a “Presumed Single Qualified Floating Rate”).  Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate Note’s issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate.  Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate, but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate Note or the restriction is not reasonably expected as of the issue date to significantly affect the yield of the Variable Rate Note.

An “objective rate” is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information.  The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the IRS in the future.  Despite the foregoing, a variable rate of interest on a Variable Rate Note will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate Note’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate Note’s term.  Further, an objective rate does not include a rate that is based on information that is within the control of the issuer (or a party related to the issuer) or that is unique to the circumstances of the issuer (or a party related to the issuer).  An objective rate will qualify as a “qualified inverse floating rate” if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.  The OID Regulations also provide that if a Variable Rate Note provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate Note’s issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a “Presumed Single Variable Rate”).  If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate Note’s issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

For Variable Rate Notes that qualify as “variable rate debt instruments” under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a “Single Variable Rate Note”), original issue discount is computed as described above in”—Interest Income on the Notes—Original Issue Discount” based on the following: (i) stated interest on the Single Variable Rate Note which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest; (ii) by assuming that the variable rate on the Single Variable Rate Note is a fixed rate equal to: (a) in the case of a Single Variable Rate Note with a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate Note with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Rate Note; and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii), above.

In general, any Variable Rate Note other than a Single Variable Rate Note (a “Multiple Variable Rate Note”) that qualifies as a “variable rate debt instrument” will be converted into an “equivalent” fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate Note.  The OID Regulations generally require that such a Multiple Variable Rate Note be converted into an “equivalent” fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate Note’s issue date.  Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate Note.  (A Multiple Variable Rate Note may not bear more than one objective rate.) In the case of a Multiple Variable Rate Note that qualifies as a “variable rate debt instrument” and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate Note provides for a qualified inverse floating rate).  Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate Note as of the Multiple Variable Rate Note’s issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate.  Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate Note is then converted into an “equivalent” fixed rate debt instrument in the manner described above.

Once the Multiple Variable Rate Note is converted into an “equivalent” fixed rate debt instrument pursuant to the foregoing rules, the amounts of original issue discount and qualified stated interest, if any, are determined for the “equivalent” fixed rate debt instrument by applying the original issue discount rules to the “equivalent” fixed rate debt instrument in the manner described above in”—Interest Income on the Notes—Original Issue Discount.” A holder of the Multiple Variable Rate Note will account for such original issue discount and qualified stated interest as if the holder held the “equivalent” fixed rate debt instrument.  In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Multiple Variable Rate Note during the accrual period.

If a Variable Rate Note does not qualify as a “variable rate debt instrument” under the OID Regulations, then the Variable Rate Note would be treated as a contingent payment debt obligation.  The manner in which a Variable Rate Note would be taxed if such note were treated as a contingent payment debt obligation is not governed by the OID Regulations relating to contingent payment debt obligations which do not apply to prepayable debt instruments, such as the notes, and Treasury regulations do not otherwise address this point and it is unclear how such instruments should be treated.

Market Discount.  A Note Owner that acquires a note at a market discount (that is, a discount that exceeds any unaccrued original issue discount) will recognize gain upon receipt of a principal distribution, regardless of whether the distribution is scheduled or is a prepayment.  In particular, the Note Owner will be required to allocate that principal distribution first to the portion of the market discount on such note that has accrued but has not previously been includable in income, and will recognize ordinary income to that extent.  In general terms, unless Treasury regulations when issued provide otherwise, market discount on a note may be treated, at the election of the holder of the note, as accruing either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to stated interest on the note).

In addition, a Note Owner may be required to defer deductions for a portion of the Note Owner’s interest expense on any debt incurred or continued to purchase or carry a note purchased with market discount.  The deferred portion of any interest deduction would not exceed the portion of the market discount on the note that accrues during the taxable year in which such interest would otherwise be deductible and, in general, would be deductible when such market discount is included in income upon receipt of a principal distribution on, or upon the sale of, the note.  The Code requires that information necessary to compute accruals of market discount be reported periodically to the IRS and to certain categories of Note Owners.

Notwithstanding the above rules, market discount on a note will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such note multiplied by its weighted average remaining life.  Weighted average remaining life presumably is calculated in a manner similar to weighted average life (described above under”—Interest Income on the Notes—Original Issue Discount”), taking into account distributions (including prepayments) prior to the date of acquisition of such note by the subsequent purchaser.  If market discount on a note is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on such note in proportion to the amounts of such principal distributions, and when each such distribution is made, gain equal to the discount, if any, allocated to the distribution will be recognized.

Election to Treat All Interest Under the Constant Yield Rules.  The OID Regulations provide that the holder of a debt instrument issued after April 4, 1994 may elect to include in gross income all interest that accrues on such debt instrument using the constant yield method.  For purposes of this election, interest includes stated interest, original issue discount, and market discount, as adjusted to account for any premium.  Note Owners should consult their own tax advisors regarding the availability or advisability of such an election.

Sales of Notes.  If a note is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the note.  A holder’s adjusted basis in a note generally equals the cost of the note to the holder, increased by income reported by the holder with respect to the note and reduced (but not below zero) by distributions on the note (other than qualified stated interest) received by the holder and by amortized premium.  Subject to the discussion of the rules applicable to contingent payment debt obligations above, any such gain or loss generally will be capital gain or loss provided the Note is held as a capital asset, except for gain recognized on the sale of a note by a seller who purchased the note at a market discount would be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the note was held by such seller, reduced by any market discount includable in income under the rules described above under”—Interest Income on the Notes—Market Discount.”  Further, the notes will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of a note by a bank or other financial institution to which such section applies would be ordinary income or loss.

Allocations of Realized Losses.  The manner losses are claimed on the notes as a result of defaults by the underlying obligors is complex and differs depending on the characterization of the person considered the issuer of the notes for federal tax purposes.  Whether the notes are governed by the loss rules for bad debts under Code Section 166 or for worthless securities under Code Section 165 depends on whether the notes are considered issued by a corporation.  If there is a single corporate holder of the certificates constituting all of the equity interests in the issuing Trust Fund, then the issuing Trust will be a disregarded entity and the notes will be considered issued by a corporation subject to the loss rules of Code Section 165 (which affects both timing and character of loss for corporate taxpayers, and character and possibly timing for other taxpayers).  If the notes are considered issued by a grantor trust, then the notes may be treated as issued in proportion to the nature of the certificateholders (e.g, if some certificateholders are natural persons or partnerships and some are corporations, losses on the notes would be governed in part by Code Section 166 and in part by Code Section 165).  If the notes are considered issued by a partnership then they would be governed by the rules under Code Section 166.  Investors should consult their tax advisors as to the character and timing of any loss that can be claimed with respect to a Note.

Short-Term Notes.  In the case of a note with a maturity of one year or less from its issue date (a “Short-Term Note”), no interest is treated as qualified stated interest, and therefore all interest is included in original issue discount.  Note Owners that report income for federal income tax purposes on an accrual method and some other Note Owners, including banks and certain dealers in securities, (collectively, “Short-Term Accruers”) are required to include original issue discount in income on Short-Term Notes on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield method based on daily compounding.

Any other Note Owner of a Short-Term Note is not required to accrue original issue discount for federal income tax purposes, unless it elects to do so.  In the case of a Note Owner that is not required, and does not elect, to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of a Short-Term Note is ordinary income to the extent of the original issue discount accrued on a straight-line basis, or, if elected, according to a constant yield method based on daily compounding, through the date of sale, exchange or retirement.  In addition, Note Owners that are not required, and do not elect, to include original issue discount in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a Short-Term Note in an amount not exceeding the deferred interest income with respect to the Short-Term Note, which includes both the accrued original issue discount and accrued interest that are payable but that have not been included in gross income, until the deferred interest income is realized.  A Note Owner may elect to apply the foregoing rules, except for the rule characterizing gain on sale, exchange or retirement as ordinary, with respect to “acquisition discount” rather than original issue discount.  Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the Note Owner’s basis in the Short-Term Note.  This election applies to all obligations acquired by the taxpayer on or after the first day of the first taxable year to which the election applies, unless revoked with the consent of the IRS.  A Note Owner’s tax basis in a Short-Term Note is increased by the amount included in the Note Owner’s income with respect to the Note.

Foreign Investors in Notes.  Except as discussed below, a Note Owner that is not a “United States person” (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a note provided that (i) the holder complies to the extent necessary with certain certification requirements, which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a United States person (as defined below), (ii) the holder is not a “10-percent shareholder” within the meaning of Section 871(h)(3)(B) of the Code, which could be interpreted to include a person that directly or indirectly owns 10% or more of the certificates in the Trust, (iii) the holder is not a “controlled foreign corporation” (as defined in the Code) related to the Trust or related to a 10 percent holder of certificates in the Trust, and (iv) the holder is not engaged in a United States trade or business, or otherwise subject to federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a note.  For these purposes, the term “United States person” means (i) a citizen or resident of the United States, (ii) a corporation or partnership (or other entity properly treated as a corporation or partnership for federal income tax purposes) created or organized in or under the laws of the United States or any State thereof or the District of Columbia, (iii) an estate whose income is includable in gross income for United States federal income taxation regardless of its source, and (iv) a trust for which one or more United States persons have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust’s administration and certain eligible trusts that have elected to be treated as United States persons.  A “Foreign Person” is any person that is not a United States person.  Each Note Owner should consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates.  In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits,” within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

Backup Withholding on Notes.  Distributions made on the notes and proceeds from the sale of notes to or through certain brokers may be subject to a “backup” withholding tax on “reportable payments” (including interest accruals, original issue discount, and, under certain circumstances, distributions in reduction of principal amount) if the holder of the notes fails to comply with certain identification procedures, unless the Note Owner is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status.  Any amounts so withheld from distributions on the notes would be refunded by the IRS or allowable as a credit against the Note Owner’s federal income tax.

Tax Consequences to Certificate Owners of Owner Trust

Treatment of the Trust as a Partnership.  The correct characterization of a Trust Fund that has issued debt and is not otherwise taxed as a corporation is uncertain.  If the Trust Fund has only a single class of equity and the trustee does not have the authority to accept any additional assets after the initial acquisition of receivables (except within a certain prescribed pre-funding period not exceeding three months) and has very limited powers of investment (for example does not hold any reserve fund that could ultimately flow to the certificateholders if not needed to pay the noteholders) the Trust Fund could qualify as a grantor trust with interest expense.  As a consequence, each certificateholder would be treated as owning a pro rata share of the Trust Fund’s assets, earning income thereon and incurring the expenses of the Trust Fund (including the interest expense on the notes).  See “Grantor Trusts.”  If a Trust Fund that issues notes intends to take the position that certificateholders hold interests in a grantor trust it will be disclosed in the related prospectus supplement.  In addition, it is possible that a Trust Fund that issued notes could qualify as a partnership eligible to make an election under Section 761 to not be taxed under the main partnership provisions of the Code (although certain ancillary provisions, including the rules relating to audits of partnerships, would continue to apply).  Such an election would cause certificateholders to be treated as essentially the same as holding an interest in a grantor trust.  However, the IRS has recently taken a narrow interpretation of the type of entities that qualify for this election, which may not include a Trust Fund.  If a Trust Fund that is treated as a partnership intends to report in accordance with having made an election under Section 761 to be excluded from the main partnership provisions of the Code the consequences of such reporting will be disclosed in the related prospectus supplement along with a description of the consequences of making such an election.  If there is only one certificateholder in a Trust Fund that represents all of the equity of the Trust Fund for federal income tax purposes, the separate existence of the Trust Fund is disregarded, and the certificateholder is treated as the owner of all of the assets of the Trust Fund and as the issuer of the notes of the Trust Fund for federal income tax purposes.  For all other Trust Funds that issue notes, the Trust will agree, and the related Certificate Owners will agree by their purchase of certificates, if there is more than one Certificate Owner, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificate Owners, including, to the extent relevant, the seller in its capacity as recipient of distributions from any reserve fund, and the notes being debt of the partnership, and if there is one Certificate Owner, to treat the Certificate Owner as the owner of the assets of the Trust and to treat the Trust as a disregarded entity.  However, the proper characterization of the arrangement involving the Trust, the certificates, the notes, the seller, the company and the servicer is not certain because there is no authority on transactions closely comparable to that contemplated in this prospectus.

A variety of alternative characterizations are possible.  For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the Trust.  Generally, provided such certificates are issued at or close to face value, any such characterization would not result in materially adverse tax consequences to holders of certificates as compared to the consequences from treatment of the certificates as equity in a partnership, described below.  The following discussion assumes that the certificates represent equity interests in a partnership.

Partnership Taxation.  As a partnership, the Trust will not be subject to federal income tax.  Rather, each Certificate Owner will be required to take into account separately the Certificate Owner’s allocable share of income, gains, losses, deductions and credits of the Trust, whether or not there is a corresponding cash distribution.  The Trust will generally be required to use an accrual method of accounting and a tax year based on the tax year of its certificateholders.  Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and Certificate Owners may become liable for taxes on Trust income even if they have not received cash from the Trust to pay the taxes.  The Trust’s income will consist primarily of interest and finance charges earned on the related Primary Assets, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of the Primary Assets.

The Trust’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of Primary Assets.

The federal income tax treatment of any Collateral Certificates held by the Trust will depend on the terms of the Collateral Certificates and their characterization (for example, as indebtedness) for federal income tax purposes.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Trust Agreement and related documents).  To the extent that there is more than one class of equity (or potentially more than one class of equity) the related prospectus supplement will describe the manner in which income from the assets of the Trust Fund will be allocated.

Assuming notes are also issued, all or substantially all of the taxable income allocated to a Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to the holder under the Code.

An individual taxpayer’s share of expenses of the Trust, including fees to the servicer, but not interest expense, would be miscellaneous itemized deductions and thus deductible only to the extent such expenses plus all other miscellaneous itemized deductions exceeds two percent of the individual’s adjusted gross income.  An individual taxpayer will be allowed no deduction for his share of expenses of the Trust, other than interest, in determining his liability for alternative minimum tax.  In addition, Section 68 of the Code, subject to a phased elimination that is scheduled to expire after 2010, provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount (which is adjusted annually for inflation) will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year.  Accordingly, deductions might be disallowed to the individual in whole or in part and might result in the Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Trust.  In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of that partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

The Trust intends to make all tax calculations relating to income and allocations to Certificate Owners on an aggregate basis to the extent relevant.  If the IRS were to require that the calculations be made separately for each Primary Asset, the calculations may result in some timing and character differences under some circumstances.

Discount and Premium.  The purchase price paid by the Trust for the related Primary Assets may be greater or less than the remaining principal balance of the Primary Assets at the time of purchase.  If so, the Primary Assets will have been acquired at a premium or market discount, as the case may be.  See “Tax Consequences to Note Owners—Premium” and”— Market Discount” above.  If the Primary Assets are debt instruments, the yield on which may be affected by prepayments, the trust will be required to use a prepayment assumption for purposes of calculating accruals of original issue discount and market discount and amortization of premium.  As indicated above, the Trust will make this calculation on an aggregate basis, but it is possible that the IRS might require that it be recomputed on a Primary Asset-by-Primary Asset basis.  Further, to the extent a Primary Asset is a Treasury Strip, Private Label Custody Strip, REFCO Strip or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount (in lieu of the rules relating to market discount).  See “ Tax Consequences to Note Owners—Original Issue Discount” above.

If the Trust acquires the Primary Assets at a market discount or premium, the Trust will elect to include any market discount in income currently as it accrues over the life of the Primary Assets or to offset any premium against interest income on the Primary Assets.  As indicated above, a portion of the market discount income or premium deduction may be allocated to Certificate Owners.

Section 708 Termination.  Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period.  If a termination occurs under Section 708 of the Code, the Trust will be considered to contribute its assets to a new Trust, which would be treated as a new partnership, in exchange for certificates in the new Trust.  The original Trust will then be deemed to distribute the certificates in the new Trust to each of the owners of certificates in the original Trust in liquidation of the original Trust.  The Trust will not comply with particular technical requirements that might apply when a constructive termination occurs.  As a result, the Trust may be subject to some tax penalties and may incur additional expenses if it is required to comply with those requirements.  Furthermore, the Trust might not be able to comply with these requirements due to lack of data.

Disposition of Certificates.  Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold.  Any gain or loss would be long-term capital gain or loss if the Certificate Owner’s holding period exceeded one year.  A Certificate Owner’s tax basis in a Certificate will generally equal its cost, increased by its share of Trust income allocable to the Certificate Owner and decreased by any distributions received or losses allocated with respect to the certificate.  In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the Certificate Owner’s share, determined under Treasury Regulations, of the notes and other liabilities of the Trust.  A Certificate Owner acquiring certificates at different prices will generally be required to maintain a single aggregate adjusted tax basis in the certificates and, upon a sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.  A portion holding rule is applied, however, if a certificateholder has held some of its interest in the Partnership Trust Fund for one year or less and some of its interest for more than one year and a “by lot” identification is not permitted.

If a Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect to the certificates, the excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations Between Transferors and Transferees.  In general, the Trust’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificate Owners in proportion to the principal amount of certificates owned by them as of the close of the last day of the applicable month.  As a result, a Certificate Owner purchasing certificates may be allocated tax items, which will affect the purchaser’s tax liability and tax basis, attributable to periods before the actual transaction.

The use of a monthly convention may not be permitted by existing Treasury regulations.  If a monthly convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses of the Trust might be reallocated among the Certificate Owners.  The Trust’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future laws, regulations or other IRS guidance.

Section 731 Distributions.  In the case of any distribution to a Certificate Owner, no gain will be recognized to that Certificate Owner to the extent that the amount of any money distributed for that Certificate does not exceed the adjusted basis of that Certificate Owner’s interest in the Certificate.  To the extent that the amount of money distributed exceeds that Certificate Owner’s adjusted basis, gain will be currently recognized.  In the case of any distribution to a Certificate Owner, no loss will be recognized except upon a distribution in liquidation of a Certificate Owner’s interest.  Any gain or loss recognized by a Certificate Owner generally will be capital gain or loss.

Section 754 Election.  In the event that a Certificate Owner sells its certificates at a profit (or loss), the purchasing Certificate Owner will have a higher (or lower) basis in the certificates than the selling Certificate Owner had.  The tax basis of the Trust’s assets will not be adjusted to reflect that higher (or lower) basis unless there is a “substantial basis reduction” within the meaning of Section 734 of the Code or unless the Trust were to file an election under Section 754 of the Code.  Because the trust will most likely qualify as a “securitization partnership” within the meaning of Section 734(f) of the Code, there will not be a substantial basis reduction with respect to the sale of the certificates.  With respect to the election under 754 of the Code, in order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust current does not intend to make an election under Section 754 of the Code.  As a result, Certificate Owners might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for certificates.

Administrative Matters.  The trustee is required to keep or cause to be kept complete and accurate books of the Trust.  For each trust which is not a fixed pool of assets or that has multiple classes of equity ownership, the trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificate Owner’s allocable share of items of Trust income and expense to Certificate Owners and the IRS on Schedule K-1.  The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the certificates.  Generally, holders must timely file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all the inconsistencies.

Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing specific information on the nominee, the beneficial owners and the certificates so held.  The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner

•

the name, address and identification number of such person,

•

whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

•

particular information on certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of certificates.  A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Trust.  The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31.  Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

The company ordinarily will be designated as the tax matters partner for each Trust in the related Trust Agreement and, as the tax matters partner, will be responsible for representing the Certificate Owners in some specific disputes with the IRS.  The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.  Generally, the statute of limitations for partnership items does not expire before the later of three years after the date on which the partnership information return is filed or the last day for filing the return for the applicable year, determined without regard to extensions.  Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificate Owners, and, under some circumstances, a Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Trust.  An adjustment could also result in an audit of a Certificate Owner’s returns and adjustments of items not related to the income and losses of the Trust.

A special audit system exists for qualifying large partnerships that have elected to apply a simplified flow-through reporting system under Sections 771 through 777 of the Code.  Unless otherwise specified in the applicable Prospectus Supplement, a Trust will not elect to apply the simplified flow-through reporting system.

Taxation of Tax Exempt Owners.  Certificate Owners that are tax-exempt will be subject to the tax on unrelated business taxable income (also known as UBTI), if the trust has issued other securities that are debt, or treated as debt, for federal income tax purposes.

Taxation of Certain Foreign Certificate Owners.  As used below, the term “Non-United States Owner” means a Certificate Owner that is not a United States person, as defined under “Tax Consequences to Note Owners—Foreign Investors in Notes,” above.

It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-United States Owners because there is no clear authority dealing with that issue under facts substantially similar to those described in this Prospectus.  Although it is not expected that the Trust would be engaged in a trade or business in the United States for these purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold.  The Trust expects to withhold on the portion of its taxable income that is allocable to Non-United States Owners pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business, at a rate equal to the highest income tax rate applicable to corporations for Non-United States Owners that are taxable as corporations and at a rate equal to the highest income tax rate applicable to individuals for all other Non-United States Owners.

Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures.

Each Non-United States Owner might be required to file a U.S. individual or corporate income tax return on its share of the Trust’s income including, in the case of a corporation, a return in respect of the branch profits tax.  Assuming the Trust is not engaged in a U.S. trade or business, a Non-United States Owner would be entitled to a refund with respect to all or a portion of taxes withheld by the Trust if, in particular, the Owner’s allocable share of interest from the Trust constituted “portfolio interest” under the Code.

The interest, however, may not constitute “portfolio interest” if, among other reasons, the underlying obligation is not in registered form or if the interest is determined without regard to the income of the Trust, in the later case, the interest being properly characterized as a guaranteed payment under Section 707(c) of the Code.  If this were the case, Non-United States Owners would be subject to a United States federal income and withholding tax at a rate of 30 percent on the Trust’s gross income, without any deductions or other allowances for costs and expenses incurred in producing the income, unless reduced or eliminated pursuant to an applicable treaty.  In this case, a Non-United States Owner would only be entitled to a refund for that portion of the taxes, if any, in excess of the taxes that should have been withheld with respect to the interest.

Backup Withholding.  Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a “backup” withholding tax if, in general, the Certificate Owner fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status.  Any amounts so withheld would be refunded by the IRS or allowable as a credit against the Certificate Owner’s federal income tax.

Reportable Transactions. Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex, but generally include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer’s tax treatment of an item and book treatment of the same item. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

Grantor Trusts

Characterization.  In the case of a grantor trust, Federal Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that the Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of chapter 1 of subtitle A of the Code.  In this case, beneficial owners of certificates (referred to in this Prospectus as “grantor trust certificateholders”) will be treated for federal income tax purposes as owners of a portion of the Trust’s assets as described below.  The certificates issued by a Trust that is treated as a grantor trust are referred to in this Prospectus as “grantor trust certificates”.

Taxation of Grantor Trust Certificateholders.  Subject to the discussion below under “Stripped Certificates” and “Subordinated Certificates,” each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the Primary Assets and other assets of the Trust.  Accordingly, and subject to the discussion below of the recharacterization of the Servicing Fee, each grantor trust certificateholder must include in income its pro rata share of the interest and other income from the Primary Assets, including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to the assets, and, subject to limitations discussed below, may deduct its pro rata share of the fees and other deductible expenses paid by the Trust, at the same time and to the same extent as these items would be included or deducted by the grantor trust certificateholder if the grantor trust certificateholder held directly a pro rata interest in the assets of the Trust and received and paid directly the amounts received and paid by the Trust.  Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any Primary Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

Each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that these amounts are reasonable compensation for services rendered to the Trust.  Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other miscellaneous itemized deductions exceed two percent of the grantor trust certificateholder’s adjusted gross income, and will be allowed no deduction for these expenses in determining their liabilities for alternative minimum tax.  In addition, Section 68 of the Code subject to a phased elimination that is scheduled to expire after 2010, provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount (adjusted annually for inflation) or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year.  In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of the partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

The servicing compensation to be received by the servicer may be questioned by the IRS as exceeding a reasonable fee for the services being performed in exchange for the servicing compensation, and a portion of the servicing compensation could be recharacterized as an ownership interest retained by the servicer or other party in a portion of the interest payments to be made with respect to the Trust’s assets.  In this event, a certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules.  See the discussion below under “—Stripped Certificates”.  Except as discussed below under “Stripped Certificates” or “—Subordinated Certificates,” this discussion assumes that the servicing fees paid to the servicer do not exceed reasonable servicing compensation.

A purchaser of a grantor trust certificate will be treated as purchasing an interest in each Primary Asset in the Trust at a price determined by allocating the purchase price paid for the certificate among all Primary Assets in proportion to their fair market values at the time of the purchase of the certificate.  To the extent that the portion of the purchase price of a grantor trust certificate allocated to a Primary Asset is less than or greater than the portion of the stated redemption price at maturity of the Primary Asset, the interest in the Primary Asset will have been acquired at a discount or premium.  See “—Market Discount” and “—Premium,” below.

The treatment of any discount on a Primary Asset will depend on whether the discount represents original issue discount or market discount.  Except as indicated otherwise in the applicable Prospectus Supplement, it is not expected that any Primary Asset (other than a Primary Asset that is a Treasury Strip, Private Label Custody Strip, REFCO Strip or other instrument evidencing ownership of specific interest and/or principal of a particular bond) will have original issue discount (except as discussed below under “Stripped Certificates” or “Subordinated Certificates”).  For the rules governing original issue discount, see “Trusts That Issue Notes—Tax Consequences to Note Owners—Original Issue Discount” above.  However, in the case of Primary Assets that constitute short-term Government Securities the rules set out above dealing with short-term obligations (see “Trusts That Issue Notes—Tax Consequences to Note Owners— Short-Term Notes” above) are applied with reference to acquisition discount rather than original issue discount, if the obligations constitute “short-term Government obligations” within the meaning of Section 1271(a)(3)(B) of the Code.  Further, if 20 percent or more of the grantor trust certificateholders are Short-Term Accruers, all holders of grantor trust certificates may be required to accrue acquisition discount or original issue discount, as the case may be, with respect to short-term obligations held by the Trust in the same manner as a Short-Term Accruer would accrue such discount.  See “Trusts That Issue Notes —Tax Consequences to Note Owners— Short-Term Notes” above.

The information provided to grantor trust certificateholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each Primary Asset is acquired.

Market Discount.  A grantor trust certificateholder that acquires an undivided interest in Primary Assets may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Primary Asset is considered to have been purchased at a “market discount”.  For a discussion of the market discount rules under the Code, see “Trusts That Issue Notes —Tax Consequences to Note Owners—Market Discount” above.  As discussed above, to the extent a Primary Asset is a Treasury Strip, Private Label Custody Strip, REFCO Strip or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount (in lieu of the rules relating to market discount).  See “ Tax Consequences to Note Owners—Original Issue Discount” above.

Premium.  To the extent a grantor trust certificateholder is considered to have purchased an undivided interest in a Primary Asset for an amount that is greater than the stated redemption price at maturity of the interest, the grantor trust certificateholder will be considered to have purchased the interest in the Primary Asset with “amortizable bond premium” equal in amount to the excess.  For a discussion of the rules applicable to amortizable bond premium, see “Trusts That Issue Notes —Tax Consequences to Note Owners—Premium” above.

Stripped Certificates.  Some classes of certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as “Stripped Certificates.” In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Primary Asset from ownership of the right to receive some or all of the related interest payments.  In general, where a separation has occurred, under the stripped bond rules of Section 1286 of the Code, the holder of a right to receive a principal or interest payment on the bond is required to accrue into income, on a constant yield basis under rules governing original issue discount (see “Trusts That Issue Notes —Tax Consequences to Note Owners—Original Issue Discount”), the difference between the holder’s initial purchase price for the right to receive and the principal or interest payment to be received with respect to that right.

Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following:

•

if any servicing compensation is deemed to exceed a reasonable amount (see “Taxation of Grantor Trust Certificateholders,” above);

•

if the company or any other party retains a retained yield with respect to the Primary Assets held by the Trust;

•

if two or more classes of certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Trust’s assets; or

•

if certificates are issued which represent the right to interest-only payments or principal-only payments.

The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear.  However, the trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount.  Original issue discount with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest and this accrual of income may be in advance of the receipt of any cash attributable to that income.  See “Trusts That Issue Notes —Tax Consequences to Note Owners—Original Issue Discount” above.  For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest.  The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above.

The precise tax treatment of Stripped Coupon Certificates is substantially uncertain.  The Code could read literally to require that OID computations be made for each payment from each receivable.  However, based on IRS guidance, it appears that all payments from a receivable underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the receivable would be included in the receivable’s stated redemption price at maturity for purposes of calculating income on the Stripped Coupon Certificate under the OID rules of the Code.

Based on current authority it is unclear under what circumstances, if any, the prepayment of receivables will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate.  The Code provides that a prepayment assumption must be used to accrue income on any pool of debt instruments the yield on which can be affected by prepayments.  There is no guidance as to whether a Stripped Coupon Certificate or Stripped Bond Certificate would represent an interest in a pool of debt instruments for purposes of this Code provision.  In addition, the manner in which to take prepayments into account is uncertain.  It is possible that no loss may be available as a result of any particular prepayment, except perhaps to the extent that even if no further prepayments were received a certificateholder would be unable to recover its basis.  In addition, amounts received in redemption for debt instruments issued by natural persons purchased or issued after June 8, 1997 are treated as received in exchange therefor (that is treated the same as obligations issued by corporations).  This change could affect the character of any loss.

Holders of Stripped Bond Certificates and Stripped Coupon Certificates are encouraged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

Subordinated Certificates.  In the event the Trust issues two classes of grantor trust certificates that are identical except that one class is a subordinate class, with a relatively high certificate pass-through rate, and the other is a senior class, with a relatively low certificate pass-through rate (referred to in this Prospectus as the “Subordinate Certificates” and “Senior Certificates”, respectively), the grantor trust certificateholders in the aggregate will be deemed to have acquired the following assets: (1) the principal portion of each Primary Asset plus a portion of the interest due on each Primary Asset (the “Trust Stripped Bond”), and (2) a portion of the interest due on each Primary Asset equal to the difference between the certificate pass-through rate on the Subordinate Certificates and the certificate pass-through rate on the Senior Certificates, if any, which difference is then multiplied by the Subordinate Class Percentage (the “Trust Stripped Coupon”).  The “Subordinate Class Percentage” equals the initial aggregate principal amount of the Subordinate Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.  The “Senior Class Percentage” equals the initial aggregate principal amount of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.

The Senior Certificateholders in the aggregate will own the Senior Class Percentage of the Trust Stripped Bond and accordingly each Senior Certificateholder will be treated as owning its pro rata share of such asset.  The Senior Certificateholders will not own any portion of the Trust Stripped Coupon.  The Subordinate Certificateholders in the aggregate own both the Subordinate Class Percentage of the Trust Stripped Bond plus 100% of the Trust Stripped Coupon, if any, and accordingly each Subordinate Certificateholder will be treated as owning its pro rata share in both assets.  The Trust Stripped Bond will be treated as a “stripped bond” and the Trust Stripped Coupon will be treated as “stripped coupons” within the meaning of Section 1286 of the Code.

Although not entirely clear, the interest income on the Subordinate Certificates and the portion of the Servicing Fee allocable to such certificates that does not constitute excess servicing will be treated by the Trust as qualified stated interest, assuming the interest with respect to the Primary Assets would otherwise qualify as qualified stated interest.  Accordingly, except to the extent modified below, the income of the Subordinate Certificates will be reported in the same manner as described generally above for holders of Senior Certificates.

If the Subordinate Certificateholders receive distribution of less than their share of the Trust’s receipts of principal or interest (the “Shortfall Amount”) because of the subordination of the Subordinate Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had

•

received as distributions their full share of receipts;

•

paid over to the Senior Certificateholders an amount equal to the Shortfall Amount; and

•

retained the right to reimbursement of the relevant amounts to the extent these amounts are otherwise available as a result of collections on the Primary Assets or amounts available from a reserve account or other form of credit enhancement, if any.

Under this analysis,

•

Subordinate Certificateholders would be required to accrue as current income any interest income, original issue discount, or (to the extent paid on assets of the Trust) accrued market discount of the Trust that was a component of the Shortfall Amount, even though that amount was in fact paid to the Senior Certificateholders;

•

a loss would only be allowed to the Subordinate Certificateholders when their right to receive reimbursement of the Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse the loss); and

•

reimbursement of the Shortfall Amount prior to a claim of worthlessness would not be taxable income to Subordinate Certificateholders because the amount was previously included in income.

Those results should not significantly affect the inclusion of income for Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.  Moreover, the character and timing of loss deductions are unclear.  Subordinate Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate Certificates including any loss resulting from the failure to recover previously accrued interest or discount income.

Election to Treat All Interest as Original Issue Discount.  The Treasury Regulations relating to original issue discount permit a grantor trust certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method.  If an election were to be made with respect to an interest in a Primary Asset with market discount, the Certificate Owner would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the grantor trust certificateholder acquires during the year of the election or afterward.  See”—Market Discount” above.  Similarly, a grantor trust certificateholder that makes this election for an interest in a Primary Asset that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the grantor trust certificateholder owns at the beginning of the first taxable year to which the election applies or acquires afterward.  See “—Premium” above.  The election to accrue interest, discount and premium on a constant yield method with respect to a grantor trust certificate is irrevocable.

Sale or Exchange of a Grantor Trust Certificate.  Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount realized, exclusive of amounts attributable to accrued and unpaid interest, which will be treated as ordinary income, allocable to the Primary Asset and the owner’s adjusted basis in the grantor trust certificate.  The adjusted basis generally will equal the seller’s cost for the grantor trust certificate, increased by the original issue discount and any market discount included in the seller’s gross income with respect to the grantor trust certificate, and reduced, but not below zero, by any premium amortized by the seller and by principal payments on the grantor trust certificate previously received by the seller.  The gain or loss will, except as discussed below, be capital gain or loss to an owner for which the Primary Assets represented by a grantor trust certificate are “capital assets” within the meaning of Section 1221.  A capital gain or loss will be long-term or short-term depending on whether or not the grantor trust certificate has been owned for the long-term capital gain holding period, currently more than one year.

Notwithstanding the foregoing, any gain realized on the sale or exchange of a grantor trust certificate will be ordinary income to the extent of the seller’s interest in accrued market discount on Primary Assets not previously taken into income.  See “—Market Discount,” above.  Further, grantor trust certificates will represent “evidences of indebtedness” within the meaning of Section 582(c)(1) to the extent these assets of the grantor trust would be so treated.  Accordingly, gain or loss recognized from the sale of a grantor trust certificate by a bank or thrift institution to which such section applied will be treated as ordinary gain or loss to the extent selling the assets of the grantor trust directly would be so treated.

Foreign Investors in Grantor Trust Certificates.  A holder of grantor trust certificate who is not a “United States person” (as defined above at “Trusts That Issue Notes —Tax Consequences to Note Owners—Foreign Investors in Notes”) and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a grantor trust certificate generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on its grantor trust certificate to the extent attributable to debt obligations held by the Trust that were originated after July 18, 1984, provided that the grantor trust certificateholder complies to the extent necessary with certain certification requirements which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a United States person.  Interest or original issue discount on a grantor trust certificate attributable to debt obligations held by the Trust that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty).  All holders of grantor trust certificates should consult their tax advisors regarding the tax documentation and certifications that must be provided to secure any applicable exemptions from United States withholding taxes.

Any capital gain realized on the sale or other taxable disposition of a grantor trust certificate by a Foreign Person (as defined above at “Trusts That Issue Notes —Tax Consequences to Note Owners—Foreign Investors in Notes”) generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income with respect to a grantor trust certificate held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates.  In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits,” within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

Backup Withholding.  Distributions made on the grantor trust certificates and proceeds from the sale of the grantor trust certificates will be subject to a “backup” withholding tax if, in general, the grantor trust certificateholder fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status.  Any amounts so withheld would be refunded by the IRS or allowable as a credit against the grantor trust certificateholder’s federal income tax.

State and Local Tax Considerations

The discussion above does not address the tax consequences of purchase, ownership or disposition of certificates or notes under any state or local tax laws.  We recommend that investors consult their own tax advisors regarding state and local tax consequences.  In particular, individuals should consider the deductibility of the expenses (including interest expense) of the partnership.

* * *

THE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTE OWNER’S OR CERTIFICATE OWNER’S PARTICULAR TAX SITUATION.  PROSPECTIVE PURCHASERS OF NOTES OR CERTIFICATES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

ERISA Considerations

General

A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA should consider the fiduciary standards under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the Securities.  Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment.  Fiduciaries of plans also should consider ERISA’s prohibition on improper delegation of control over, or responsibility for, plan assets.

In addition, employee benefit plans or other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code, or any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a “Plan”) are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan (“parties in interest” and “disqualified persons”).  Such transactions are treated as “prohibited transactions” under Sections 406 of ERISA and excise taxes and/or other penalties are imposed upon such persons under ERISA and/or Section 4975 of the Code unless an exemption applies.  The company, underwriter of the Securities, the servicer, the trustee, the indenture trustee and certain of their affiliates might be considered “parties in interest” or “disqualified persons” with respect to a Plan.  If so, the acquisition, holding or disposition of Securities by or on behalf of such Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and the Code unless a statutory, regulatory or administrative exception or exemption is available.

ERISA Considerations Relating to Certificates

Plan Assets.  In 29 C.R.F §2510.3-101 (the “Plan Asset Regulations”), the U.S. Department of Labor (“DOL”) has defined what constitutes “plan assets” for purposes of ERISA and Section 4975 of the Code.  The Plan Asset Regulations provide that if a Plan makes an investment in an “equity interest” in an entity, an undivided portion of the assets of the entity will be considered the assets of such Plan unless certain exceptions set forth in such Regulations apply.  The certificates will be deemed an equity interest for purposes of the Plan Asset Regulations, and the company can give no assurance that the certificates will qualify for any of the exceptions under the Plan Asset Regulations.  As a result, (i) a Plan may be deemed to have acquired an interest in the assets of the Trust and not merely an interest in the certificates, (ii) the fiduciary investment standards of ERISA could apply to such assets and (iii) transactions occurring in the course of managing, operating and servicing the Trust and its assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

Underwriter Exemption

General Discussion.  The DOL has granted to Deutsche Bank Securities Inc. (f/k/a Deutsche Banc Alex. Brown Inc.) an individual exemption, Prohibited Transaction Exemption 94-84, and to Deutsche Morgan Grenfell/C.J. Lawrence Inc., similar approval (FAN 97-03E), which were both amended and restated pursuant to Prohibited Transaction Exemption 2002-41 (“PTE 2002-41”) (collectively, the “Exemption”) which is applicable to certificates which meet its requirements whenever Deutsche Bank Securities Inc. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent.  The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied.  These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving pools) of enumerated categories of assets which include (i) the Receivables (ii) a subset of the Government Securities considered “governmental guaranteed mortgage pool certificates” and (iii) securities previously issued under the Exemption and the purchase, sale and holding of certificates which represent beneficial ownership interests in the assets of such trusts.

General Conditions of Exemption.  The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the certificates to be eligible for exemptive relief thereunder.  First, the acquisition of certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.  Second, the receivables held by the Trust must be secured.  Third, unless the certificates are issued in “designated transactions” (as described below) and are backed by fully-secured Receivables, they may not be subordinated.  Fourth, the certificates at the time of acquisition by the Plan must be rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Services, Inc. or Fitch, Inc. (each, a “Rating Agency”).  Fifth, the trustee and the indenture trustee generally cannot be affiliates of any member of the “Restricted Group” other than the underwriter.  The “Restricted Group” consists of any (i) underwriter as defined in the Exemption, (ii) the company, (iii) the servicer, (iv) the counterparty of any “interest swap” (as described below) held as an asset of the Trust and (v) any obligor with respect to Receivables constituting more than 5% of the aggregate unamortized principal balance of the Receivables held in the Trust as of the date of initial issuance of the certificates.  Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to, and retained by, the company pursuant to the assignment of the Receivables to the related Trust must represent not more than the fair market value of such Receivables; and the sum of all payments made to, and retained by, the servicer must represent not more than reasonable compensation for such person’s services under the Agreement and reimbursement of such person’s reasonable expenses in connection therewith.  Seventh, (i) the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan’s acquisition of certificates; and (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan’s acquisition of certificates.  Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.  The company assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the certificates.

Types of Trusts.  The types of Trusts permitted under the Exemption include owner-trusts, as well as grantor trusts.  Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by the creditors of the company in the event of bankruptcy or other insolvency and must provide certain legal opinions.

Designated Transactions.  In the case where the certificates are backed by Trust assets such as the Receivables which are secured motor vehicle receivables, credit instruments or obligations that bear interest or are purchased a discount as described and defined in the Exemption as designated transactions (“Designated Transactions”), the Exemption permits the certificates issued by the Trust in such transactions to be rated in one of the highest four generic rating categories by a Rating Agency and/or to be subordinated.  The Receivables are the type of assets which qualify for Designated Transaction treatment unless otherwise specified in the Prospectus Supplement.

Insurance Company General Accounts.  In the event that certificates do not meet the requirements of the Exemption solely because they are Subordinate Certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

Permitted Assets.  The Exemption permits an interest-rate swap to be an asset of a Trust which issues certificates acquired by Plans in an initial offering or in the secondary market.  An interest-rate swap (or if purchased by or on behalf of the Trust) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted Trust asset if it:  (a) is an “eligible Swap;” (b) is with an “eligible counterparty;” (c) is purchased by a “qualified plan investor;” (d) meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap” and (e) permits the Trust to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or company.

An “eligible Swap” is one which:  (a) is denominated in U.S. dollars; (b) pursuant to which the Trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the Trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”); (c) has a notional amount that does not exceed either:  (i) the principal balance of the class of certificates to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“Allowable Notional Amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) to (d) above.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

A “qualified plan investor” is a Plan or Plans where the decision to buy such class of certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the certificates and such fiduciary is either (a) a “qualified professional asset manager” (“QPAM”) under Prohibited Transaction Class Exemption 84-14 (“PTCE 84-14”) (see below), (b) an “in-house asset manager” under Prohibited Transaction Class Exemption 96-23 (“PTCE 96-23”) (see below) or (c) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the certificates are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the Pooling and Servicing Agreement:  (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of certificates with a term of more than one year).  In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure.  Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of certificates held by a Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the Trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the Trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the Trust (“EYS Agreement”).  If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the Trust if it meets the following conditions:  (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the Trust and an eligible counterparty and (f) it has an Allowable Notional Amount.

Pre-Funding Accounts.  The Exemption extends exemptive relief to certificates issued in transactions using pre-funding accounts whereby a portion of the Receivables backing the certificates are transferred to the Trust within a specified period following the Closing Date (“DOL Pre-Funding Period”) (see below) instead of requiring that all such Receivables be either identified or transferred on or before the Closing Date, provided that the following conditions are met.  First, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the certificates being offered (“Pre-Funding Limit”) must not exceed twenty-five percent (25%).  Second, all Receivables transferred after the Closing Date (referred to here as “Additional Receivables”) must meet the same terms and conditions for eligibility as the original Receivables used to create the Trust, which terms and conditions have been approved by the Rating Agency.  Third, the transfer of such Additional Receivables to the Trust during the DOL Pre-Funding Period must not result in the certificates receiving a lower credit rating from the Rating Agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the Trust.  Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the “average interest rate”) for all of the Receivables in the Trust at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Receivables which were transferred to the Trust on the Closing Date.  Fifth, either: (i) the characteristics of the Additional Receivables must be monitored by an insurer or other credit support provider which is independent of the company; or (ii) an independent accountant retained by the company must provide the company with a letter (with copies provided to the Rating Agency, the underwriter and the trustee) stating whether or not the characteristics of the Additional Receivables conform to the characteristics described in the Prospectus, Prospectus Supplement, Private Placement Memorandum (“Offering Documents”) and/or the Agreement.  In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Receivables which were transferred as of the Closing Date.  Sixth, the DOL Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement.  Seventh, amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agency and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the Rating Agency (“Acceptable Investments”).  Eighth, certain disclosure requirements must be met.

Limitations on Scope of the Exemption.  If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the certificates by Plans.  However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a certificates on behalf of an “Excluded Plan” by any person who is a fiduciary with respect to the assets of such Excluded Plan.  For those purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.  Exemptive relief may also be provided for the acquisition, holding and disposition of certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the Receivables in the Trust provided that:  (i) the Plan is not an Excluded Plan, (ii) each Plan’s investment in each class of certificates does not exceed 25% of the outstanding certificates in the class, (iii) after the Plan’s acquisition of the certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in certificates of a trust containing assets which are sold or serviced by the same entity and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of certificates and at least 50% of the aggregate interests in the Trust are acquired by persons independent of the Restricted Group.

ERISA Considerations Relating to Notes

Under the Plan Asset Regulations, the assets of the Trust would be treated as “plan assets” of a Plan for the purposes of ERISA and the Code only if the Plan acquires an “equity interest” in the Trust and none of the exceptions contained in the Plan Asset Regulations is applicable.  An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.  Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such notes will be eligible for purchase by Plans.  However, without regard to whether the notes are treated as an “equity interest” for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a Note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan.  There can be no assurance that the Trust or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

The Exemption permits Trusts which are grantor trusts, owner-trusts, or FASITs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the Trust’s assets.  The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the Trust and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the Trust.  However, for the acquisition, holding or transfer of notes between a Plan and a party in interest, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes.  The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein in “Limitations on Scope of the Exemption.”

In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made.  These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by “qualified professional asset managers”), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by “in-house asset managers”) (collectively, the “Investor-Based Exemptions”).  However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES.  BEFORE PURCHASING SECURITIES IN RELIANCE ON THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

ANY PLAN INVESTOR WHO PROPOSES TO USE “PLAN ASSETS” OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, although they may elect to be qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Code.  In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or a Code Section 4975 (“Similar Law”).  A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in Securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.

Plan of Distribution

On the terms and conditions set forth in an underwriting agreement with respect to the notes, if any, of a given series and an underwriting agreement with respect to the certificates of the series (collectively, the “Underwriting Agreements”), the company will agree to cause the related Trust to sell to the underwriters named in the Underwriting Agreement and in the related prospectus supplement, and each of these underwriters will severally agree to purchase, the principal amount of each class of notes and certificates, as the case may be, of the related series set forth in the related Underwriting Agreement and in the related prospectus supplement.

In the Underwriting Agreements with respect to any given series of securities, the several underwriters will agree, subject to the terms and conditions set forth in the related Underwriting Agreement, to purchase all of the notes and certificates, as the case may be, described in the related Underwriting Agreement that are offered by this prospectus and by the related prospectus supplement if any of the notes and certificates, as the case may be, are purchased.

Each prospectus supplement will either (1) set forth the price at which each class of notes and certificates, as the case may be, being offered by the related prospectus supplement will be offered to the public and any concessions that may be offered to particular dealers participating in the offering of the notes and certificates, as the case may be, or (2) specify that the related notes and certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of sale. After the initial public offering of any notes and certificates, as the case may be, public offering prices and concessions may be changed.

Pursuant to the Underwriting Agreement, the entities specified in the related prospectus supplement will indemnify the related Underwriters against specific civil liabilities, including liabilities under the Securities Act.

Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from the underwriters.

Pursuant to each of the Underwriting Agreements with respect to a given series of securities, the closing of the sale of any class of securities will be conditioned on the closing of the sale of all other classes under the related Underwriting Agreement.

The place and time of delivery for the notes and certificates, as the case may be, in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

If and to the extent required by applicable law or regulation, this prospectus and the prospectus supplement will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered securities in which the Underwriter acts as principal. The Underwriter may also act as agent in these transactions. Sales will be made at negotiated prices determined at the time of sale.

Legal Matters

Some legal matters relating to the securities of any series will be passed upon by the law firms specified in the related prospectus supplement. Some related federal income tax and other matters will be passed upon for the Trust and the company, by the law firms specified in the related prospectus supplement.

Prospectus Supplement

The prospectus supplement relating to a series of securities to be offered under this prospectus will, among other things, set forth with respect to each class of securities:

•

the interest rate and authorized denominations, as applicable, of each class of securities;

•

specific information concerning the Primary Assets and the related seller and servicer, as applicable;

•

the terms of any Credit or Cash Flow Enhancement applicable to any class or classes of securities;

•

information concerning any other assets in the related Trust;

•

the expected date or dates on which the principal amount, if any, of each class of securities will be paid to holders of the securities;

•

the extent to which any class within a series is subordinated to any other class of the same series; and

•

additional information with respect to the plan of distribution of the securities.

Reports to Securityholders

With respect to each series of securities, the servicer of the related Primary Assets will prepare for distribution to the related Securityholders monthly and annual reports concerning the securities and the related Trust. See “Certain Information Regarding the Securities--Statements to Securityholders.”

Available Information

The company, as originator of the Trusts, has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 (together with all amendments and exhibits to the Registration Statement, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, some parts of which have been omitted in accordance with the rules and regulations of the Commission. In addition, company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance with the Exchange Act files reports and other information with the Commission. The Registration Statement, reports and other information are available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Citicorp Center. 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 233 Broadway, New York, New York 10279. Copies of this information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov.

Upon receipt of a request by an investor who has received an electronic prospectus supplement and prospectus from the Underwriter or a request by the investor’s representative within the period during which there is an obligation to deliver a prospectus supplement and Prospectus, the Underwriter will promptly deliver, or cause to be delivered, without charge, to the investor a paper copy of the prospectus supplement and prospectus.

Incorporation of Certain Documents by Reference

All documents filed by the company on behalf of the Trust referred to in the accompanying prospectus supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the securities offered by the Trust shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the dates of filing of the documents. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in the accompanying prospectus supplement, or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The company on behalf of any Trust will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of the person, a copy of any or all of the documents incorporated in this prospectus by reference, except the exhibits to these documents. Requests for copies should be directed to: Secretary, ACE Securities Corp., 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211, telephone, (704)365-0569.

INDEX OF TERMS

Page

Actuarial Receivables

10

Advances

40

Cede

1

Certificate Distribution Account

36

Certificate Owners

51

Certificate Pool Factor

22

Code

52

Collection Account

36

Collection Period

39

Definitive certificates

32

Definitive notes

32

Definitive Securities

32

Depository

23

Distribution Date

30

DTC

1

Eligible Deposit Account

37

Eligible Institution

37

Eligible Investment

37

Eligible Investments

36

Events of Default

24

Exchange Act

79

Fannie Mae

15

Farm Credit Act

18

FCA

18

FCBs

18

Federal Tax Counsel

52

FFCB

15

FFEL

16

FHLB

15

FHLMC Act

16

Final Scheduled Maturity Date

39

Financed Vehicles

8

FIRREA

17

Fiscal Agent

15

Freddie Mac

15

FTC Rule

51

Funding Corporation

18

Government Securities

13

grantor trust certificateholders

65

grantor trust certificates

65

GSE Issuer

15

GSEs

13

GSEs Bonds

13

Indenture

23

Indirect Participants

31

Interest Component

21

Investment Earnings

37

IRS

51

MBS

16

Multiple Variable Rate Note

56

Non-United States Owner

64

Note Distribution Account

36

Note Owners

51

Note Pool Factor

22

Participants

30

Payahead Account

36

Payaheads

39

Pooling and Servicing Agreement

8

Precomputed Advance

40

Precomputed Receivables

10

Pre-Funded Amount

37

Pre-Funding Account

37

Pre-Funding Period

37

Prepayment Assumption

53

Presumed Single Qualified Floating Rate

56

Presumed Single Variable Rate

56

Primary Assets

11

Principal Component

21

Private Label Custody Receipt Securities

19

Private Label Custody Strips

19

Receivables

9

REFCO

19

REFCO Strip

21

Registration Statement

79

Related Documents

27

Repurchase Amount

35

Reserve Account

42

RTC

17

Rule of 78s Receivables

10

Rules

31

Sale and Servicing Agreement

8

Sallie Mae

15

Schedule of Receivables

35

Securities Act

79

Security Owners

30

Senior Certificates

68

Senior Class Percentage

69

Servicer Default

43

Servicing Fee

40

Servicing Fee Rate

40

Shortfall Amount

69

Short-Term Note

59

Simple Interest Advance

40

Simple Interest Receivables

10

Single Variable Rate Note

56

Stripped Certificates

67

Subordinate Certificates

68

Subordinate Class Percentage

69

System

18

Systemwide Debt Securities

18

TEFRA

20

Transfer and Servicing Agreements

34

Treasury Bonds

13

Treasury Strips

13

Trust

8

Trust Accounts

36

Trust Agreement

8

Trust Stripped Bond

68

Trust Stripped Coupon

69

TVA

15

TVA Act

18

UCC

30

Underlying Issuer

12

Underlying Servicer

11

Underlying Trust Agreement

11

Underlying Trustee

11

Underwriting Agreements

78

United States person

59

Variable Rate Note

55

Annex I

Global Clearance, Settlement and Tax Documentation Procedures

Except in some limited circumstances, the globally offered securities (the “Global securities”) will be available only in book-entry form. Unless otherwise specified in the related prospectus supplement, investors in the Global securities may hold Global securities through any of The Depository Trust company (“DTC”), Clearstream, Luxembourg or Euroclear. Unless otherwise specified in the related prospectus supplement, Global securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Unless otherwise specified in the related prospectus supplement, Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear, in this capacity, and as DTC Participants.

Non-U.S. holders of Global securities will be subject to U.S. withholding taxes unless the holders meet particular requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global securities will be held in book-entry form by The Depository Trust Company (“DTC”) in the name of Cede & Co. (“Cede”) as nominee of DTC. Securityholders’ interests in the Global securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold these positions in accounts as DTC Participants.

Securityholders electing to hold their Global securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Securityholder securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Securityholders electing to hold their Global securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When Global securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global securities against payment. Payment will include interest accrued on the Global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant’s account against delivery of the Global securities. After settlement has been completed, the Global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account. The Global securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global securities were credited to their accounts. However, interest on the Global securities would accrue from the value date. Therefore, in many cases the investment income on the Global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global securities to the respective Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream, Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant’s account against payment. Payment will include interest accrued on the Global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.  Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)

borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system’s customary procedures;

(b)

borrowing the Global securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c)

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global securities holding securities through Clearstream, Luxembourg or Euroclear, or through DTC will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons or to 31% backup withholding at a rate of up to 31%, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of the change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners of securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN (including Part II thereof). If the treaty provides only for a reduced rate, the beneficial owner may still be entitled to complete exemption from withholding under the first exemption discussed above.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI are generally effective for three calendar years from the close of the calendar year in which it is collected.

The term “U.S. Person” means (1) a citizen or resident of the United States, (2) a corporation or partnership (or other entity properly classified as a corporation or partnership for U.S. Federal income tax purposes) organized in or under the laws of the United States or any state or the District of Columbia,  (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4)  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.  Notwithstanding the preceding sentence, to the extent provided in regulations, trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also will be considered U.S. Persons. Treasury regulations provide certain presumptions regarding the entity classification and foreign or U.S. status of a holder that a payor generally must apply in the absence of appropriate documentation from the holder, and provide detailed documentation and procedures for holders claiming withholding tax exemptions through intermediaries.  Prospective investors are urged to consult their tax advisors regarding the effect of these regulations on their ability to claim and the means for claiming exemptions from or reduced rates of U.S. withholding taxes.

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global securities. Investors are advised to consult their own tax  advisers for specific tax advice concerning their holding and disposing of the Global securities.

SUBJECT TO COMPLETION, DATED JUNE 24, 2005

PROSPECTUS SUPPLEMENT (to prospectus dated [  ])

$[                  ] (Approximate)

ACE SECURITIES CORP.

[                ] Trust

[            ] AUTO RECEIVABLES OWNER TRUST [     ]-[  ]

$[        ] [  ]% ASSET BACKED NOTES, CLASS A-1

$[        ] [  ]% ASSET BACKED NOTES, CLASS A-2

[               ]

Consider carefully the risk factors beginning on page S-[      ] of this prospectus supplement and on page [  ] of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the index of defined terms beginning on page S-[     ] of this prospectus supplement and on page [      ] of the prospectus.

The notes will represent interests in the trust fund only and will not represent interests in or obligations of any other entity.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

Seller and Servicer

The notes will be issued by a trust.  The sources for payment of the notes are a pool of non-prime auto loans held by the issuing trust, cash held by the issuing trust and, in the case of the class A-1 notes and class A-2 notes, a financial guaranty insurance policy issued by [         ].

We are only offering to you the class A-1 notes and class A-2 notes.  The class B notes are subordinated to the class A notes to the extent described in this prospectus supplement.  Interest and principal on the notes are scheduled to be paid monthly, on the [  ]th day of the month.  The first scheduled payment date is [                        ].

Deutsche Bank Securities Inc. is purchasing the class A-1 notes from the issuing trust at approximately [   ]% of the principal amount of the class A-1 notes plus accrued interest from [     ], [      ] and the class A-2 notes at approximately [     ]% of the principal amount of the class A-2 notes plus accrued interest from [                ].  Deutsche Bank Securities Inc. is offering the class A-1 notes and class A-2 notes from time to time in negotiated transactions or at varying prices which will be determined at the time of sale.  The aggregate proceeds to the issuing trust, before deducting expenses payable by or on behalf of the issuing trust estimated at $[     ], will be $[     ].

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is accurate or complete. Any representation to the contrary is a criminal offense.

Underwriter:

Deutsche Bank Securities Inc.

The date of this prospectus supplement is [             ]

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Important Notice About Information Presented in this

Prospectus Supplement and the Accompanying Prospectus:

We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes, and (2) this prospectus supplement, which describes the specific terms of your notes.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

Prospectus Supplement	Prospectus

Summary of Terms

Risk Factors

The Seller and the Servicer

The Trust

Trust Property

The Seller’s Automobile Financing Program

The Backup Servicer

The Receivables

Yield Considerations

Use of Proceeds

The Insurer

33

Incorporation of Certain Documents by Reference

33

The Notes

33

Description of the Transaction Documents

33

The Policy

33

Material Federal Income Tax Consequences

33

Certain State Tax Consequences

33

ERISA Considerations

68

Ratings

70

Underwriting

70

Experts

71

Legal Matters

71

Glossary

72

Index of Terms

76

Risk Factors

The Trusts

The Trustee

The Receivables Pools

The Collateral Certificates

The Government Securities

Weighed Average Life of the Securities

Pool Factors and Trading Information

The Seller and the Servicer

Use of Proceeds

Description of the Notes

Description of the Certificates

Certain Information Regarding the

Securities

Description of the Transfer and Servicing Agreements

Certain Matters Regarding the Servicer

Certain Legal Aspects of the

Receivables

Material Federal Income Tax

Consequences

State and local Tax Consequences

ERISA Considerations

Plan of Distribution

Legal Matters

Prospectus Supplement

Reports to Securityholders

Available Information

Incorporation of Certain Documents
by Reference

Index of Terms

Annex I - Global Clearance, Settlement and Documentation Procedures

Summary of Terms

•

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the notes, it is necessary that you read carefully this entire prospectus supplement and accompanying prospectus.

•

While this summary contains an overview of certain calculations, cash flow priorities, and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

Parties

The Trust

[   ] Auto Receivables Owner Trust [    ]-[  ] is a Delaware business trust.  The trust will issue the notes and be liable for their payment.  The issuing trust’s principal asset will be a pool of auto loans.

Seller and Servicer

[            ] is a [          ] corporation.  It will sell the auto loans to ACE Securities Corp. [          ] will also service the auto loans held by the issuing trust.

Company

ACE Securities Corp. is a special purpose Delaware corporation.  Neither Deutsche Bank Securities Inc. nor any of its affiliates has guaranteed, will guarantee or is or will be otherwise obligated with respect to any notes.

The Insurer

[          ] is a [          ] financial guaranty insurance company. [          ] will issue a policy, which will guarantee the payment of timely interest and principal due on the class A-1 notes and class A-2 notes but only as set forth in the section of this prospectus supplement titled “The Policy.”

The Owner Trustee

[          ] is a [          ]. [          ] will be the owner trustee.

The Indenture Trustee

[          ] is a [          ]. [          ] will be the indenture trustee and the backup servicer.

Dates

Initial Cutoff Date

•

[          ].  The issuing trust will receive payments due on, or received with respect to, the auto loans after this date.

Closing Date

•

On or about [          ].

Description of the Securities

The issuing trust will issue three classes of asset backed notes.  The class A-1 notes will be designated as the “Class A-1 Notes” and the class A-2 notes will be designated as the “Class A-2 Notes”.  The Class A-1 Notes together with the Class A-2 Notes will be designated as the “Class A Notes”. The class B notes will be designated as the “Class B Notes.” Only the Class A Notes are offered to you pursuant to this prospectus supplement.  Any information in this prospectus supplement relating to the Class B Notes is presented solely to provide you with a better understanding of the Class A Notes.

Each of the Class A-1 Notes and Class A-2 Notes will have the initial principal amount and the interest rate set forth in the following table. The dates on which the final payment of principal and interest on each of the Class A-1 Notes and Class A-2 Notes is scheduled to be made are also set forth in the following table.

Class	Initial Note Principal Balance	Interest Rate	Final Schedule Payment Date

A-1	$ [ ]	[ ]%	[ ]
A-2	$ [ ]	[ ]%	[ ]

The Class A Notes will initially be issued in book-entry form only. The Class A Notes will be issued in minimum denominations of $1,000 and multiples of $1,000 in excess of $1,000.

You may hold your Class A Notes through The Depository Trust Company in the United States.

The notes will be secured solely by the pool of non-prime auto loans and the other assets of the issuing trust which are described under the section entitled “The Trust Property.”

A collection period means, with respect to a payment date, the calendar month prior to the month in which the payment date occurs.

The Class A-2 Notes will not receive any payment of principal on a payment date until the full amount of the Class A-1 Notes principal has been paid in full.  On each payment date, the Class B Notes will not receive any payment of interest or principal until all amounts due the Class A Notes on the payment date have been paid in full.

Payment Dates

•

The payment date will be the [  ]th day of each month, or, if that day is not a business day, on the next succeeding business day. The first payment date will be [          ].

•

The record date for all payment dates is the [   ]th day of each month, or, if that day is not a business day, on the prior business day.

Interest

I•

n the case of the first payment date, interest will accrue from [          ] through and excluding the first payment date of [          ]. For any subsequent payment interest will accrue on the Class A Notes during the month preceding each payment date. Interest on the notes will be calculated on a “30/360” basis.

Principal

•

Prior to achieving a required level of overcollateralization, the amount of principal available to be distributed to the Class A Notes is generally equal to (1) the amount of collections on the auto loan pool allocable to principal during the prior calendar month plus any losses recognized on the auto loan pool during the prior calendar month and (2) a specified amount of excess interest received on the auto loan pool during the prior calendar month, after paying specific expenses of the trust, interest on the Class A Notes and funding the reserve account to the required level, necessary to achieve the required level of overcollateralization.

•

Once the required level of overcollateralization has been reached, the amount of principal available to be distributed to the Class A Notes will be equal to (1) the amount of collections on the auto loan pool allocable to principal during the prior calendar month plus any losses recognized on the auto loan pool during the prior calendar month less (2) the excess of (a) the amount of overcollateralization on the payment date less (b) the required level of overcollateralization on the payment date.  Additionally, once the required level of overcollateralization has been reached, excess interest will no longer be used to create any further overcollateralization.

•

Principal distributable to the Class A Notes will be distributed first to the Class A-1 Notes until its principal balance is reduced to zero and then will be distributed to the Class A-2 Notes until its principal balance has been reduced to zero.

•

In addition, the outstanding principal amount of the Class A-1 Notes and the Class A-2 Notes, to the extent not previously paid, will be payable on the final scheduled payment date of the related class of notes.

The Trust Assets

The issuing trust’s assets will include:

•

non-prime motor vehicle retail installment sale contracts secured by new and used automobiles and light-duty trucks;

•

monies due on, or received under the receivables, after [          ];

•

an assignment of the security interests in the vehicles securing the auto loan pool;

•

the related files;

•

all rights to proceeds from claims on physical damage, credit life and disability insurance policies covering the vehicles or the obligors;

•

all rights to liquidation proceeds with respect to the auto loan pool;

•

an assignment of the rights of ACE Securities Corp. under a receivables purchase agreement with [          ];

•

an assignment of the rights of [          ] against dealers under agreements between [          ] and these dealers;

•

specific bank accounts;

•

all proceeds of the foregoing; and

•

particular rights under the principal transaction documents for this offering.

The Auto Loan Pool

The auto loans consist of non-prime motor vehicle retail installment sale contracts originated by dealers and then acquired by [          ] pursuant to its contract acquisition program. [The motor vehicle retail installment sale contracts consist primarily of contracts with individuals with less than perfect credit due to various factors. These factors include the manner in which the individuals have handled previous credit, the limited extent of their prior credit history and/or their limited financial resources.]

Statistical Information

The statistical information in this prospectus supplement is based on the auto loans in the pool as of [          ].  It is expected that the composition and characteristics of the pool of auto loans on the closing date will be similar to the information set forth in this prospectus supplement. However, some auto loans in the pool may be excluded on the closing date as a result of administrative considerations. [          ] does not believe that the characteristics of the auto loans included in the trust on the closing date in the aggregate will differ materially from the information set forth in this prospectus supplement.

•

As of [          ] the auto loans in the pool have:

*

an aggregate principal balance of $[          ];

*

a weighted average annual percentage rate of approximately [          ]%;

*

a weighted average original term to scheduled maturity of approximately 60 months;

*

a weighted average remaining term to scheduled maturity of approximately [  ] months; and

*

a remaining term to scheduled maturity of not more than 72 months and not less than [          ] months.

Pre-Funding Feature

Approximately $[          ] of the proceeds of the notes will be held by [          ]in an account which is formed solely to hold this money, and used to purchase additional auto loans with the prior written consent of [          ] in each case. The issuing trust will purchase from ACE Securities Corp. additional non-prime auto loans from time to time on or before [          ], [          ], from funds on deposit in this account. The obligation of ACE Securities Corp. to sell additional auto loans to the trust is conditioned on these loans having been sold to ACE Securities Corp. from [          ].

The auto loans acquired by the issuing trust during the period between the day of the closing and [          ], will also be originated or acquired by [          ]. The characteristics of the subsequently-acquired auto loans are not expected to differ to any great extent from the auto loans acquired by the issuing trust on the day of the closing.

The Insurance Policy

On the day of the closing, [          ] will issue a financial guaranty insurance policy for the benefit of the Class A noteholders. Pursuant to this policy, [          ] will unconditionally and irrevocably guarantee the payments of interest and principal for each payment date with respect to the Class A Notes required to be made during the term of the policy, subject to the further provisions of the policy as described in this prospectus supplement. The Class B Notes do not have the benefit of the policy.

Optional Redemption

The notes, if still outstanding, may be redeemed in whole, but not in part, on any payment date on which [          ] exercises its “clean-up call” option to purchase the auto loan pool. This can only occur after the pool balance declines to 10% or less of the original pool balance. [          ]’s exercise of the “clean-up call” is also subject to the satisfaction of particular conditions, including obtaining the prior written consent, in some circumstances, of [          ] The redemption price is equal to the unpaid principal amount of the notes plus accrued and unpaid interest on the notes.

Mandatory Redemption

If Pre-Funding Account Is Not Depleted

Each of the Class A-1 Notes and Class A-2 Notes will be redeemed in part on a pro rata basis if any portion of the $[          ] deposited in a segregated pre-funding account with [          ]remains on deposit in that account on [          ], or prior to this date if the amount remaining in the account is less than $100,000, provided, however if the amount remaining in the pre-funding account is less than $100,000, only the Class A-1 Notes will be redeemed.

Upon Event Of Default

The notes may be accelerated and subject to immediate payment at par upon the occurrence of an event of default under the indenture. So long as [          ] is not in default, the power to declare an event of default will be held by [          ].  In the case of an event of default, the notes will automatically be accelerated and subject to immediate payment at par. The policy issued by [          ] does not guarantee payment of any amounts that become due on an accelerated basis, unless [          ] elects, in its sole discretion, to pay the amounts in whole or in part.

Rating Of The Notes

The Class A Notes must receive at least the following ratings from [          ] and [          ] in order to be issued.

Rating
Class	___	______

A-1
A-2

Tax Status

McKee Nelson LLP, special federal tax counsel, will deliver an opinion of counsel that, for federal income tax purposes, the Class A Notes will be treated as indebtedness and the trust will not be an association, or publicly traded partnership, taxable as a corporation. Each noteholder, by accepting a Class A Note, will agree to treat the notes as indebtedness.

ERISA Consideration

Subject to particular considerations discussed in this prospectus supplement under “ERISA Considerations,” the Class A Notes are eligible for purchase by employee benefit plans.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates.

The information relating to the auto loans may not reflect actual experience.

There can be no assurance that the net loss experience calculated and presented in this prospectus supplement by [       ] with respect to its portfolio of serviced contracts will reflect actual experience with respect to the auto loans included in the issuing trust. In addition, there can be no assurance that the future delinquency or loan loss experience of the servicer with respect to the auto loans will be better or worse than that set forth in this prospectus supplement with respect to [       ]’s servicing portfolio.

The [ ] finance program and the nature of obligors may increase the risk of delinquencies and losses.

[       ]generally originated by automobile dealers for sale and assignment to [       ]. [       ] purchases retail automobile installment sale contracts which may not meet the credit standards of traditional primary lenders. As a result, the underwriting standards applied by [       ] are not as stringent as those of the finance companies of motor vehicle manufacturers or other financial institutions. The [       ] finance program focuses on the non-prime market, including borrowers with sub-standard credit profiles who may not be able to receive financing from more traditional sources. The borrowers may have had credit problems in the past, including prior delinquencies, repossessions, bankruptcy filings or charge-offs by other credit companies. Accordingly, borrowers may have greater difficulty or be less likely to make their scheduled payments. The number of delinquencies and losses on the auto loans is expected to be higher than would be the case with lower risk borrowers. Due to the credit quality of these borrowers, the auto loans have been originated with higher annual percentage interest rates than more traditional lenders charge lower risk borrowers. Any increase in losses on the auto loans will result in accelerated prepayments on the Class A Notes. Any reinvestment risks associated with prepayment will be borne by the noteholders. Additionally, if [       ], as the security insurer, defaults under the policy, you will bear the risk of loss on the auto loans. You are urged to consider the credit quality of the auto loans when analyzing an investment in the notes.

A change in servicer may adversely affect collections on the auto loans.

[       ] believes that its credit loss and delinquency experience reflect in part its trained staff and collection procedures. If a servicer termination event occurs under the sale and servicing agreement and [       ] is removed as servicer, or if [       ] resigns or is terminated as servicer, the backup servicer has agreed to assume the obligations of successor servicer. Typically, a change in servicers results in a temporary disruption of servicing. There can be no assurance, however, that collections with respect to the auto loans will not be adversely affected by any change in servicer.

The issuing trust has only limited assets.

The sole sources for repayment of the notes are payments on the auto loans, amounts on deposit in the pre-funding account, other cash accounts held by [       ], proceeds from the repossession and sale of related financed vehicles that secure defaulted auto loans and payments made under the insurance policy.  The receivables are not insured or guaranteed by any person.  The notes represent obligations of the trust and will not be insured or guaranteed by any entity.  The money in the pre-funding account will be used solely to purchase additional auto loans or, in limited circumstances, redeem a portion of the Class A Notes and is not available to cover losses on the auto loan pool. The capitalized interest account is designed to cover obligations of the issuing trust relating to the portion of its assets not invested in auto loans and is not designed to provide protection against losses on the auto loan pool. Although the insurance policy will be available to cover shortfalls in distributions of the payments due on the Class A Notes, pursuant to, and in accordance with, the insurance policy, the issuing trust will depend on current distributions on the auto loan pool, including amounts otherwise payable to the Class B Notes, and amounts, if any, available in specific collateral accounts maintained for the benefit of [       ] to make payments on the Class A Notes. The Class A Notes represent limited obligations of the issuing trust, and the Class A Notes will not be insured or guaranteed by [       ], ACE Securities Corp., [       ]or any other person or entity. If [       ] has not perfected security interests in the related financed vehicles, its ability to realize on the collateral securing the auto loans may be affected and the proceeds to be distributed to the noteholders on a current basis may be reduced.

Geographic concentration of auto loans may increase concentration risks.

Obligors with respect to approximately [       ]% of the auto loans were located in [       ] as of [       ], [       ], based on current principal balance as of the Initial Cutoff Date and the address of the Obligor. Adverse economic conditions or other factors affecting [       ] could increase the delinquency, loan loss or repossession experience of the issuing trust with respect to the auto loans.

Limited ability to resell Class A Notes.

The underwriter may assist in resales of the Class A Notes, but they are not required to do so. A secondary market for the Class A Notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Class A Notes.

The rate at which the Class A Notes will amortize cannot be predicted.

Interest on the auto loans will be payable to the holders of the Class A-1 Notes and Class A-2 Notes on each payment date. This amount will equal one-twelfth of the interest rate on the note balance of the class as of the close of business on the last day of the month immediately preceding the payment date. The auto loans have different APRs.

All of the auto loans are prepayable at any time. The rate of prepayments on the auto loans may be influenced by a variety of economic, social and other factors. These factors include the fact that a consumer obligor generally may not sell or transfer the related financed vehicle securing an auto loan without the consent of [       ] unless the loan is repaid by the Obligor at the time of the sale or transfer. The rate of prepayment on the auto loans may also may be influenced by the structure of the loan, the nature of the consumer obligors and the related financed vehicles and servicing decisions. In addition, under some circumstances, [       ] is obligated to purchase auto loans as a result of breaches of particular representations and warranties, pursuant to the sale and servicing agreement and the receivables purchase agreement. Under some circumstances, the servicer is obligated to purchase auto loans pursuant to the sale and servicing agreement as a result of specified uncured breaches of covenants by it. The servicer may also purchase all the auto loans if the pool balance has declined to less than 10% of the original pool balance, subject to specified limitations in the sale and servicing agreement.

[       ] is not aware of publicly available industry statistics that set forth principal prepayment experience for motor vehicle retail installment contracts similar to the auto loans. None of the issuing trust, ACE Securities Corp. or [       ] make any representation as to the actual prepayment rates on the auto loans. [       ], however, believes that the actual rate of prepayments will result in the Class A Notes being repaid prior to their respective final scheduled payment date. The amounts paid to noteholders will include prepayments on the auto loans. The noteholders will bear all reinvestment risk resulting from the timing of payments on the notes.

Effect of litigation on [ ]’s financial condition.

Due to the consumer-oriented nature of [       ]’s industry and the application of particular laws and regulations, industry participants are regularly named as defendants in litigation alleging violations of federal and state laws and regulations and consumer law torts, including fraud. Many of these actions involve alleged violations of consumer protection laws. A significant judgment against [       ] or others within the industry could have a material adverse effect on [       ]. It could affect [       ]’s financial condition, results of operations and/or its ability to perform its obligations under the receivables purchase agreement, the sale and servicing agreement and the trust agreement.

Ratings of the Class A Notes are not guaranteed to remain in place.

A rating is not a recommendation to purchase, hold or sell notes. The ratings of the Class A Notes address the likelihood of the payment of principal and interest on the Class A Notes pursuant to their terms. There is no assurance that a rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. In the event that any ratings initially assigned to the Class A Notes are subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of [       ], no person or entity will be obligated to provide any additional credit enhancement with respect to the Class A Notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Class A Notes.

Events of default under the indenture may result in an acceleration.

Upon the occurrence of an event of default under the indenture, so long as _[       ] shall not have defaulted and the default is not continuing, [       ] as indenture trustee, will continue to submit claims under the insurance policy as necessary in accordance with the terms of the insurance policy to enable the issuing trust to continue to make payments due with respect to the Class A Notes on each payment date. However, following the occurrence of an event of default, [       ] may, at its option, elect to cause the liquidation of the assets of the issuing trust, in whole or in part, and pay all or any portion of the outstanding amount of the Class A Notes, plus accrued interest on the Class A Notes.

If the issuing trust does not use all of the money in the pre-funding account a mandatory redemption of a portion of the Class A Notes could result.

If the issuing trust has not used all of the money deposited in the pre-funding account to purchase additional auto loans by [       ], [       ], then the holders of each of the Class A-1 Notes and the Class A-2 Notes will receive a pro rata prepayment of principal in an amount equal to the unused amount or if the amount remaining in the pre-funding account is less than $100,000, only the Class A-1 Notes will be redeemed. Any reinvestment risk from the mandatory redemption of a portion of the Class A Notes from the unused amount will be borne by the holders of the Class A Notes.

[ ] may not be able to originate sufficient auto loans to use all moneys in the pre-funding account.

The ability of [       ] to acquire or originate sufficient additional auto loans may be affected by a variety of social and economic factors including: interest rates; unemployment levels; the rate of inflation and consumer perception of economic conditions generally. If [       ] does not originate sufficient additional auto loans then the money deposited in the pre-funding account will not be completely used and a mandatory redemption of a portion of the Class A Notes will result.

The Seller and the Servicer

[To be inserted]

The Trust

The issuing trust, [       ]Auto Receivables Owner Trust [       ]- [   ] (the “Trust” or the “Issuer”), is a business trust formed under the laws of the State of Delaware pursuant to the trust agreement for the transactions described in this prospectus supplement. On or about [       ] (the “Closing Date”), the Trust will issue Class A-1 [       ]% Asset Backed Notes (the “Class A-1 Notes”), Class A-2 [       ]% Asset Backed Notes (the “Class A-2 Notes”, and together with the Class A-1 Notes, the “Class A Notes”) and Class B [       ]% Asset Backed Notes (the “Class B Notes” and, together with the Class A Notes, the “Notes.”) The Class A-1 Notes will have an aggregate original principal amount of $[       ], the Class A-2 Notes will have an aggregate original principal amount of $[       ] and the Class B Notes will have an aggregate original principal amount of $[       ]. Only the Class A Notes are offered to you pursuant to this prospectus supplement. Any information in this prospectus supplement relating to the Class B Notes is presented solely to provide you with a better understanding of the Class A Notes. On the Closing Date, the Trust will also issue an Asset Backed Certificate (the “Certificate”) which represents the equity ownership in the trust and is subordinate in right of payment to the Notes. The Certificate is not being offered by this prospectus supplement.

After its formation, the Trust will not engage in any activity other than

•

acquiring, holding and managing motor vehicle retail installment sales contracts secured by new and used automobiles, recreational vehicles, including motor homes, campers, motorcycles, all-terrain-vehicles and snowmobiles, vans trucks, buses and trailers financed by  these motor vehicle retail installment sales contracts (the “Receivables”) and the other assets of the Trust and proceeds from the Trust,

•

issuing the Notes and the Certificate,

•

making payments on the Notes, and

•

engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to the foregoing or connected with the foregoing.

The proceeds from the initial sale of the Notes will be used by the Trust to purchase the Initial Receivables from the Company pursuant to the Sale and Servicing Agreement and to fund deposits in the Pre-Funding Account and the Capitalized Interest Account. The Servicer will service the Receivables pursuant to the Sale and Servicing Agreement and will be compensated for acting as Servicer. See “Description of the Transaction Documents—Servicing Compensation” in this prospectus supplement.

The Trust’s principal offices are located in Wilmington, Delaware, in care of [       ], as Owner Trustee, at the address listed below under “—The Owner Trustee.”

Capitalization of the Trust

The following table illustrates the capitalization of the Trust as of the Initial Cutoff Date, as if the issuance and sale of the Notes had taken place on this date:

Class A-1 Notes	$[ ]
Class A-2 Notes	$[ ]
Class B Notes	$[ ]
Total	$[ ]

The Owner Trustee

[       ], the Owner Trustee (the “Owner Trustee”) under the Trust Agreement dated as of [       ], as amended as of [       ] among the Seller, the Company and the Owner Trustee (the “Trust Agreement”) is a [       ] and its principal offices are located at [       ]. The Owner Trustee will perform limited administrative functions under the Trust Agreement. The Owner Trustee’s liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Sale and Servicing Agreement.

The Indenture Trustee

[       ] will be the Indenture Trustee under the Indenture dated as of [       ]among the Trust and the Indenture Trustee (the “Indenture”). [       ] is a [       ], the corporate trust office of which is located at [       ].

Trust Property

Each Note represents a limited obligation of the Trust secured by the property of the Trust (the “Trust Property”). The Trust Property will include, among other things, the following:

•

non-prime motor vehicle retail installment sale contracts (the “Initial Receivables”) secured by new and used automobiles and light-duty trucks (the “Initial Financed Vehicles”);

•

monies due or received under the Initial Receivables (a) with respect to the Initial Receivables, after [       ] (the “Initial Cutoff Date”), or (b) with respect to the Subsequent Receivables after the related cutoff date (each a “Subsequent Cutoff Date”);

•

amounts as from time to time may be held in one or more separate trust accounts established and maintained by the Indenture Trustee, including the Collection Account, the Pre-Funding Account and the Capitalized Interest Account, and the proceeds of these accounts, as described below (see “Description of the Transaction Documents—Accounts”);

•

security interests in the Financed Vehicles granted by the obligors (the “Obligors”) pursuant to the Receivables and any accessions;

•

the interest of the Seller in any proceeds from claims on any credit life, credit disability, and physical damage insurance policies or other insurance policies covering the Financed Vehicles or Obligors;

•

specific rights under the Sale and Servicing Agreement and the Receivables Purchase Agreement;

•

amounts payable to the Seller under all Dealer Recourse obligations;

•

all items contained in the related receivable files and any and all other documents that the Seller keeps on file in accordance with its customary procedures relating to the Receivables;

•

property, including the right to receive future Liquidation Proceeds, that secures any of the Receivables and that has been acquired pursuant to the liquidation of any Receivable; and

•

any and all payments on and proceeds of the foregoing.

Additional non-prime motor vehicle retail installment sale contracts (the “Subsequent Receivables”) secured by new and used automobiles and light-duty trucks (the “Subsequent Financed Vehicles”) and related property are intended to be purchased by the Trust from the Seller from time to time on or before [       ], from funds on deposit in the Pre-Funding Account. The Subsequent Receivables will be purchased by the Company from the Seller pursuant to one or more subsequent purchase agreements (each, a “Subsequent Purchase Agreement”) between the Company and the Seller, and from the Company by the Trust pursuant to one or more subsequent transfer agreements. The purchase by the Trust of the Initial Receivables and the Subsequent Receivables are in this prospectus supplement referred to as the “Receivables,” and the Initial Financed Vehicles and the Subsequent Financed Vehicles are in this prospectus supplement referred to as the “Financed Vehicles.”

Pursuant to the dealer agreement between the Dealer and the Seller, a Dealer generally is obligated to pay the Seller for the unpaid balance of those Receivables which do not meet limited representations made by the Dealers (these obligations referred to in this prospectus supplement as “Dealer Recourse”). These representations and warranties relate primarily to the origination of the contracts and the perfection of the security interests in the related Financed Vehicles, and do not typically relate to the creditworthiness of the related Obligors or the collectability of the relevant contracts. Although the Dealer Agreements with respect to the Receivables will not be assigned to the Trust or Indenture Trustee, the Receivables Purchase Agreement and the Sale and Servicing Agreement will require the Seller to cause the amount of any recovery in respect to any Receivable pursuant to any Dealer Recourse to be deposited in the Collection Account in satisfaction of the Seller’s obligations under the Sale and Servicing Agreement. The sales by the Dealers of installment sale contracts to the Seller do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by an Obligor under the installment sales contract, other than in connection with the breach of the foregoing representations and warranties. There can be no assurance that the Seller will pursue all claims under the Dealer Agreements nor that the Seller will prevail if any claim is made.

The Receivables were generally originated by Dealers in accordance with the Seller’s requirements under agreements with Dealers for assignment to the Seller and were so assigned. All the Initial Receivables will be sold and assigned by the Seller to the Company pursuant to the Receivables Purchase Agreement and by the Company to the Trust pursuant to the Sale and Servicing Agreement on or prior to the Closing Date. The Subsequent Receivables will be sold and assigned on one or more future dates occurring no later than [       ] (each, a “Subsequent Transfer Date”). The Indenture Trustee, as custodian, will hold the original installment sales contract or promissory note as well as copies of documents and instruments relating to each Receivable (the “Receivables File”).

Pursuant to the Indenture, the Trust will grant a security interest in the Trust Property in favor of the Indenture Trustee on behalf of the Noteholders and for the benefit of the [       ] (the “Insurer”) in support of the obligations owing to it under the Insurance and Indemnity Agreement, dated as of [       ], between the Seller, the Trust, the Certificateholder and the Insurer. Any proceeds of the security interest in the Trust Property would be distributed according to the Indenture as described under “The Notes—Priority of Distribution Amounts.” The Insurer would be entitled to the distributions only after payment of amounts owing to, among others, Noteholders.

The Seller’s Automobile Financing Program

[To Be Inserted]

Delinquency and Loss Experience

The following tables set forth information relating to the delinquency and loss experience of the Seller for the periods indicated.  The data presented in the delinquency and loss tables below are for illustrative purposes only. There is no assurance that the delinquency and credit loss experience with respect to the Seller’s automobile, light-duty truck and sports utility vehicle installment contracts in the future, or that the experience of the Trust Property with respect to the Receivables pledged to the Indenture Trustee for the benefit of the Noteholders, will be similar to that set forth below. Losses and delinquencies are affected by, among other things, general and regional economic conditions and the supply of and demand for automobiles, light-duty trucks and sports utility vehicles.  The delinquency and loss percentages may be affected by the increase in size of, and the relative lack of seasoning of, a substantial portion of the portfolio. The information in the table below is not intended to indicate or predict the expected delinquency experience on past, current or future pools of automobile loans for which the servicer is the primary servicer. See “Risk Factors—The information relating to the auto loans may not reflect actual experience.”

Historical Delinquency Experience

As of __________
	No. of Receivables	Principal Balance	% of Principal Balance
Aggregate Principal Balance at Period End(1), (2)
Delinquencies
31-60 Days
61-90 Days
91+ Days
Total Delinquencies
Amount in Repossession(3)
Total Delinquencies and Amount in Repossession

As of __________
	No. of Receivables	Principal Balance	% of Principal Balance
Aggregate Principal Balance at Period End(1), (2)
Delinquencies
31-60 Days
61-90 Days
91+ Days
Total Delinquencies
Amount in Repossession(3)
Total Delinquencies and Amount in Repossession

As of __________
	No. of Receivables	Principal Balance	% of Principal Balance
Aggregate Principal Balance at Period End(1), (2)
Delinquencies
31-60 Days
61-90 Days
91+ Days
Total Delinquencies
Amount in Repossession(3)
Total Delinquencies and Amount in Repossession

As of __________
	No. of Receivables	Principal Balance	% of Principal Balance
Aggregate Principal Balance at Period End(1), (2)
Delinquencies
31-60 Days
61-90 Days
91+ Days
Total Delinquencies
Amount in Repossession(3)
Total Delinquencies and Amount in Repossession

As of __________
	No. of Receivables	Principal Balance	% of Principal Balance
Aggregate Principal Balance at Period End(1), (2)
Delinquencies
31-60 Days
61-90 Days
91+ Days
Total Delinquencies
Amount in Repossession(3)
Total Delinquencies and Amount in Repossession

(1)  The aggregate principal balance is equal to the gross receivable less unearned finance charges on Precomputed Receivables plus the principal balance on Simple Interest Receivables.

(2)  Represents the aggregate principal balance of all contracts purchased and serviced by the Seller.

(3)  Represents the aggregate principal balance as of the repossession date.

Historical Net Loss Experience

During the Period Ended

Average Aggregate Principal Balance(1)
Gross Charge-Offs(2)
Recoveries(3)
Net Losses
Net Losses as a Percentage of Average Aggregate Principal Balance

(1)

The aggregate principal balance is equal to the gross receivable less unearned finance charges on Precomputed Receivables plus the principal balance on Simple Interest Receivables.

(2)

Gross Charge-Offs are defined as the remaining principal balance of the charged-off contract less the net proceeds of the liquidation of the related vehicle.

(3)

Recoveries include post-liquidation amounts received on previously charged-off contracts, including deficiency payments, rebates on related extended service contracts and insurance policies.

The Backup Servicer

If a Servicer Termination Event occurs and remains unremedied and the Seller is terminated as Servicer or resigns as Servicer, in each case in accordance with the Sale and Servicing Agreement, [       ], a [       ], will serve as Backup Servicer.

The Backup Servicer will receive a fee on each Payment Date equal to one-twelfth the product of [       ] basis points and the then outstanding Note Balance as compensation for, among other things, (1) standing by to act as successor Servicer and (2) confirming particular calculations made by the Servicer on the monthly statement to Noteholders, including but not limited to (a) interest and principal payments due to the Noteholders and (b) some of the Receivables performance ratios.

The Receivables

Pursuant to the Receivables Purchase Agreement, the Seller will sell and assign to the Company all of its right, title and interest in and to the Receivables and the other Trust Property, and the Company, pursuant to the Sale and Servicing Agreement, will sell and assign to the Trust all of its right, title and interest in and to the Receivables and any other Trust Property. The Trust will then pledge all of its right, title and interest in and to the Receivables to the Indenture Trustee for the benefit of the Noteholders and the Insurer pursuant to the Indenture. The Receivables consist of non-prime motor vehicle retail installment sales contracts. The Receivables were purchased by the Seller in the ordinary course of its business pursuant to its finance programs and underwriting standards. As detailed in this prospectus supplement, credit guidelines may be less stringent than those applied in the origination of other automobile loans by other lenders. See “The Seller’s Automobile Financing Program.”

No selection procedures adverse to the Noteholders or the Insurer were utilized in selecting the Initial Receivables sold and assigned to the Company and then sold and assigned to the Trust. The Receivables existing as of the Initial Cutoff Date were selected from the Seller’s portfolio according to several criteria. Among the criteria, each Receivable:

(1)

arises from the delivery and acceptance of a Financed Vehicle and which delivery and acceptance has been fully performed by the Obligor and the Dealer party to the transaction,

(2)

arises from the normal course of the Dealer’s business,

(3)

is not in default,

(4)

the Obligor of which is a natural person residing in any state or the District of Columbia,

(5)

the Obligor of which is not a government or a governmental subdivision or agency,

(6)

met the Seller’s underwriting criteria at the time of purchase,

(7)

is denominated and payable in Dollars in the United States,

(8)

is in full force and effect and constitutes the legal, valid and binding obligation of the

Obligor in accordance with its terms,

(9)

is not subject to any dispute, litigation, counterclaim or defense, or any offset or right of offset at the time of purchase by the Seller, any exercisable right of rescission,

(10)

is not more than [       ] days past due,

(11)

has an original term to scheduled maturity of not less than [       ] or more than 72 months,

(12)

has a remaining term to scheduled maturity of not less than [       ] months or greater than 72

months,

(13)

provides for equal monthly payments which will cause the Receivable to fully amortize [       ] during its term,

(14)

has a remaining principal balance of not less than $[       ] or more than $[       ],

(15)

has an APR of not less than [       ]% and

(16)

the model year of the related Financed Vehicle is not earlier than [       ].

Payments on the Receivables

All of the Receivables provide for the payment by the related Obligor of a specific total amount of payments, payable in substantially equal monthly installments on each scheduled payment date, which total represents the amount financed plus interest charges on the amount financed for the term of the Receivable. Each Receivable provides for repayment of the Amount Financed by an Obligor according to:

•

the Rule of 78’s (a “Rule of 78’s Receivables”),

•

the actuarial method (an “Actuarial Receivable” and together with Rule of 78’s Receivables, the “Precomputed Receivables”) or

•

the simple interest method (a “Simple Interest Receivable”).

Under a Rule of 78’s Receivable, the rate at which the amount of finance charges is earned and, correspondingly, the amount of each scheduled monthly payment allocated to reduction of the outstanding principal balance of the related Receivable are calculated in accordance with the “Rule of 78’s”. Under the Rule of 78’s, the portion of a payment allocable to interest earned during that month is determined by multiplying the total amount of interest payable over the term of the Receivable by a fraction, the denominator of which is equal to the sum of a series of numbers beginning with one and ending with the number of scheduled monthly payments due under the related Receivable, and the numerator of which is the number of payments remaining under the Receivable before giving effect to the payment to which the fraction is being applied. The difference between the amount of the scheduled monthly payment made by the Obligor and the amount of earned interest calculated for the month is applied to principal reduction.

An Actuarial Receivable provides for amortization of the loan over a series of fixed level monthly installments. Each scheduled monthly payment is deemed to consist of an amount of interest equal to one-twelfth of the stated APR of the Receivable multiplied by the outstanding principal balance of the Receivable and an amount of principal equal to the remainder of the scheduled monthly payment.

All payments received by the Servicer on or in respect of Precomputed Receivables, including the final scheduled payment, will be allocated pursuant to the Sale and Servicing Agreement on an actuarial basis. No adjustment will be made in the event of early or late payments, although in the latter case, the Obligor may be subject to a late charge.

“Simple Interest Receivables” provide for the amortization of the amount financed under the Receivable over a series of fixed level monthly payments. However, unlike the monthly payment under Rule of 78s Receivables, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date immediately preceding the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

In the event of a prepayment in full, voluntarily or by acceleration, of a Precomputed Receivable, a “rebate” in the loan accounting records of the Servicer may be made to the Obligor of that portion of the total amount of payments under the relevant Receivable allocable to “unearned” finance charges. In the event of the prepayment in full, voluntarily or by acceleration, of a Simple Interest Receivable, a “rebate” will not be made to the Obligor, but the Obligor will be required to pay interest only to the date immediately preceding the date of prepayment. The amount of a rebate under a Precomputed Receivable generally will be less than or equal to the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all remaining payments were made on schedule.

The amount of a rebate under a Rule of 78’s Receivable calculated in accordance with the Rule of 78’s generally will be less than the amount of a rebate on an Actuarial Receivable calculated in accordance with the actuarial method. Distributions to Noteholders will not be affected by Rule of 78’s rebates under the Rule of 78’s Receivables because pursuant to the Sale and Servicing Agreements distributions will be determined using the actuarial method. Amounts received upon prepayment in full of a Rule of 78’s Receivable in excess of the then outstanding principal balance of the Receivable and accrued interest on the then outstanding principal balance of the Receivable, calculated pursuant to the actuarial method, will not be passed through to Noteholders.

Purchase or Replacement Obligations

Pursuant to the Receivables Purchase Agreement and the Sale and Servicing Agreement, the Seller will be obligated to repurchase or replace, subject to limits on replacement set forth in the Sale and Servicing Agreement, any Receivable sold and assigned to the Trust as to which a breach has occurred as to particular representations or warranties made by the Seller with respect to the Receivable, if the breach has not been cured by the last day of the first full calendar month following the discovery by or notice to the Seller of the breach, if the breach will materially and adversely affect the interests of the Noteholders, the Insurer or the Trust in the relevant Receivable. The Indenture Trustee will also have rights to enforce the obligations of the Seller under the Receivables Purchase Agreement. See “Description of the Transaction Documents—Sale and Assignment of Receivables” and “Trust Property” in this prospectus supplement.

The Sale and Servicing Agreement also provides that if the Servicer breaches certain of its servicing obligations under the Sale and Servicing Agreement, including but not limited to its obligation to maintain perfection of the first priority security interest of the Seller created by each Receivable in the related Financed Vehicle, or other covenants with regard to the Servicer, in each case only in a manner that materially and adversely affects the interests of the Noteholders, the Insurer or the Trust in any Receivable, the Servicer will purchase or replace the relevant Receivable from the Trust, unless the breach has been cured by the last day of the first full calendar month following the discovery by or notice to the Servicer of the breach.

Composition of the Pool of Initial Receivables

The tables below set forth information regarding the composition and characteristics of the pool of Receivables as of the Initial Cutoff Date. It is expected that the composition and characteristics of the Receivables on the Closing Date will be similar to the information set forth below. However, some Receivables may be excluded on the Closing Date as of a result of particular administrative considerations. The Seller does not believe that the characteristics of the Receivables included in the Trust on the Closing Date in the aggregate will differ materially from the information set forth in this prospectus supplement.

Composition of the Initial Receivables

Aggregate Principal Balance	$[ ]
Number of Receivables	[ ]
Average Amount Financed	$[ ]
Range of Amounts Financed	$[ ] to $[ ]
Average Current Principal Balance	$[ ]
Range of Current Principal Balances	$[ ] to $[ ]
Weighted Average APR	[ ]%
Range of APRs	[ ]% to [ ]%
Weighted Average Original Term to Scheduled Maturity(1)	[ ] months
Range of Original Terms to Scheduled Maturity	[ ] to [ ] months
Weighted Average Remaining Term to Scheduled Maturity(1)	[ ] months
Range of Remaining Terms to Scheduled Maturity	[ ] to 72 months

(1)  Rounded to the nearest month.

Distribution of Receivables by Current Principal Balance
(as of the Initial Cutoff Date)

Percentage of
		Total Number	Current	Aggregate
Current Principal	Number of	of	Principal	Principal
Balance	Receivables	Receivables(1)	Balance	Balance(1)

$ 5,000.00 to 9,999.99
10,000.00 to 14,999.99
15,000.00 to 19,999.99
20,000.00 to 24,999.99
25,000.00 to 29,999.99
30,000.00 to 34,999.99
TOTAL		100.00%	$ ___________	100.00%

Distribution of Receivables by Amount Financed

(as of the Initial Cutoff Date)

Percentage of
		Total Number	Current	Aggregate
Amount	Number of	of	Principal	Principal
Financed	Receivables	Receivables(1)	Balance	Balance(1)

$ 5,000.00 to 9,999.99
10,000.00 to 14,999.99
15,000.00 to 19,999.99
20,000.00 to 24,999.99
25,000.00 to 29,999.99
30,000.00 to 34,999.99
35,000.00 to 39,999.99
TOTAL		100.00%	$ ___________	100.00%

(1)  Percentages may not add to 100.00% due to rounding.

Distribution of Receivables by APR

(as of the Initial Cutoff Date)

Percentage of
		Total Number	Current	Aggregate
	Number of	of	Principal	Principal
Range of APRs (%)	Receivables	Receivables(1)	Balance	Balance(1)

10.00 to 10.99
11.00 to 11.99
12.00 to 12.99
13.00 to 13.99
14.00 to 14.99
15.00 to 15.99
16.00 to 16.99
17.00 to 17.99
18.00 to 18.99
19.00 to 19.99
20.99 to 20.99
21.00 to 21.99
22.00 to 22.99
23.00 to 23.99
24.00 to 24.99
25.00 to 25.99
TOTAL		100.00%	$ ___________	100.00%

Distribution of Receivables by Model Year of Financed Vehicle

(as of the Initial Cutoff Date)

Percentage of
		Total Number	Current	Aggregate
	Number of	of	Principal	Principal
Model Year	Receivables	Receivables(1)	Balance	Balance(1)

1999
1998
1997
1996
1995
1994
1993
1992
1991
TOTAL		100.00%	$ ___________	100.00%

(1)  Percentages may not add up to 100.00% due to rounding.

Distribution of Receivables by Remaining Term to Scheduled Maturity

(as of the Initial Cutoff Date)

Percentage of
		Total Number	Current	Aggregate
Range of Remaining	Number of	of	Principal	Principal
Terms	Receivables	Receivables(1)	Balance	Balance(1)

24 to 29 months
30 to 35 months
36 to 41 months
42 to 47 months
48 to 53 months
54 to 59 months
60 to 65 months
66 to 71 months
72 months
TOTAL		100.00%	$ ___________	100.00%

Distribution of Receivables by Original Term to Scheduled Maturity

(as of the Initial Cutoff Date)

Percentage of
		Total Number	Current	Aggregate
Range or Original	Number of	of	Principal	Principal
Terms	Receivables	Receivables(1)	Balance	Balance(1)

30 to 35 months
36 to 41 months
42 to 47 months
48 to 53 months
54 to 59 months
60 to 65 months
66 to 71 months
72 months
TOTAL		100.00%	$ ___________	100.00%

(1)  Percentages may not add up to 100.00% due to rounding.

Distribution of Receivables by Address of Obligor

(as of the Initial Cutoff Date)

Percentage of
		Total Number	Current	Aggregate
	Number of	of	Principal	Principal
State	Receivables	Receivables(1)	Balance	Balance(1)

________
_________
_________
____________
__________
___________
____________
_________
___________
___________
_________
__________
__________
_________
__________
_________
___________
___________
_________
___________
__________
__________
________
__________
___________
___________
_________
_______
__________
TOTAL		100.00%	$ ___________	100.00%

(1) Percentages may not add up to 100.00% due to rounding.

Maturity and Prepayment Considerations

All the Receivables are prepayable at any time. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Seller unless the loan is repaid by the Obligor at the time of the sale or transfer.  For this purpose the term “prepayments” includes prepayments in full, or in part, including, without limitation, some partial prepayments related to refunds of extended service contract costs and unearned insurance premiums, liquidations due to default, as well as receipts of proceeds from physical damage, credit life and credit accident and health insurance policies and other Receivables repurchased for administrative reasons.  The rate of prepayment on the Receivables may also be influenced by the structure of the loan, the nature of the Obligors and the Financed Vehicles and servicing decisions as discussed above. In addition, under some circumstances, the Seller is obligated to repurchase or replace Receivables as a result of breaches of representations and warranties pursuant to the Sale and Servicing Agreement and the Receivables Purchase Agreement, and under some circumstances, the Servicer is obligated to purchase Receivables pursuant to the Sale and Servicing Agreement as a result of breaches of specific covenants. Subject to particular conditions, the Servicer has the option to purchase the Receivables when the aggregate principal balance of the Receivables is 10% or less of the Original Pool Balance.

If prepayments are received on the Receivables, the actual weighted average life of the Receivables may be shorter than the scheduled weighted average life, i.e., the weighted average life assuming that payments will be made as scheduled and that no prepayments will be made. “Weighted Average Life” means the average amount of time during which each dollar of principal on a Receivable is outstanding.

Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne by the Noteholders. See also “The Notes—Optional Purchase of Receivables” regarding the Servicer’s right to purchase the Receivables and the other Trust Property on any Determination Date as of which the Aggregate Principal Balance has declined to less than 10% of the Original Pool Balance.

Prepayments on automobile receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model (“ABS”), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the Receivables are the same size and amortize at the same rate and that each Receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

The tables captioned “Percent of Initial Note Principal Balance at Various ABS Percentages” (“ABS Tables”) have been prepared on the basis of the following assumptions:

•

the Trust includes two pools of Receivables with the characteristics set forth in the following table;

•

the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,

•

each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days;

•

the initial principal amount of each of the Class A-1 Notes and Class A-2 Notes are as set forth on the cover page of this prospectus supplement;

•

interest accrues during each Interest Period at the following assuming coupon rates; Class A-1 Notes, [       ]% and Class A-2 Notes, [       ]%;

•

payments on the notes are made on the [       ](th) of each month whether or not a Business Day;

•

the Class A Notes are purchased on [       ];

•

the scheduled monthly payment for each Receivable has been calculated on the basis of the assumed characteristics in the following table so that each Receivable will amortize in amounts sufficient to repay the Principal Balance of the Receivable by its indicated remaining term to maturity;

•

the first due date for each Receivable is the last day of the month of the assumed cutoff date for each Receivable as set forth in the following table;

•

the entire Pre-Funded Amount is used to purchase Subsequent Receivables;

•

the Servicer does exercise its option to purchase the Receivables; and

•

the difference between the gross APR and the net APR is equal to the Servicer Fee, and the net APR is further reduced by the fees due to the Indenture Trustee, the Backup Servicer and the Insurer.

Pool	Aggregate Principal Balance	Gross APR(%)	Assumed Cutoff Date	Original Term to Maturity (in Months)	Remaining Term to Scheduled Maturity (in Months)

1	$ [ ]	[ ]	[ ]	[ ]	[ ]
2	[ ]	[ ]	[ ]	[ ]	[ ]

Total	$ [ ]

The ABS Tables indicate, based on the assumptions set forth above, the percentages of the initial principal amount of the Class A-1 Notes and Class A-2 Notes that would be outstanding after each of the Payment Dates shown at various percentages of ABS and the corresponding weighted average lives of the Notes. The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under the varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity, that all of the Receivables will prepay at the same level of ABS or that the coupon rates on the Notes will remain constant. Moreover, the diverse terms of Receivables could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentage of ABS specified, even if the original and remaining terms of maturity of the Receivables are as assumed. Any difference between the assumptions and the actual characteristics and performance of the Receivables, including actual prepayment experience or losses, will affect the percentages of initial balances outstanding over time and the weighted average lives of the Class A-1 Notes and Class A-2 Notes.

Percent of Initial Note Balance

at Various ABS Percentages(1)

PAYMENT	CLASS A-1 NOTES				CLASS A-2 NOTES
DATE	___%	___%	___%	___%	___%	___%	___%	___%
INITIAL
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
Weighted Average Life in Years(2)

(1)

The percentages in this table have been rounded to nearest whole number.

(2)

The weighted average life of a note is determined by (1) multiplying the amount of each principal payment on a note by the number of years from the date of the Issuance of the note to the related Payment Date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

Yield Considerations

Other than on the first Payment Date, on each Payment Date, interest on the Receivables will be passed through to the Class A-1 and Class A-2 Noteholders in an amount equal to one-twelfth of the Interest Rate multiplied by the Note Balance of the applicable Class on the last day of the immediately preceding Collection Period. In the event of prepayments on Receivables, Noteholders will nonetheless be entitled to receive interest for the full month on the Notes. See also “The Receivables—Payments on the Receivables” in this prospectus supplement.

Use of Proceeds

The Trust will use the net proceeds from the sale of the Notes to purchase Receivables from the Company and to make the initial deposit into the Capitalized Interest Account and the Pre-Funding Account. The Company will use the net proceeds paid to the Company by the Trust to purchase Receivables from the Seller, which in turn will use the proceeds to pay related expenses and repay specific warehouse loans and any additional proceeds will be added to the Seller’s general funds and used for its general corporate purposes.

The Insurer

The following information has been obtained from the Insurer and has not been verified by the Seller, the Company or the Underwriter. No representations or warranty is made by the Seller, the Company or the Underwriter with respect to this information.

Incorporation of Certain Documents by Reference

In addition to the documents described in the prospectus under “Incorporation of Certain Documents by Reference,” the consolidated financial statements of the Insurer and its subsidiaries included in, or as exhibits to, the following documents which have been filed with the Commission by Holdings, are incorporated by reference in this prospectus supplement:

•

Annual Report on Form 10-K for the year ended [       ],

•

Quarterly Report on Form 10-Q for the period ended [       ],

•

Quarterly Report on Form 10-Q for the period ended [       ], and

•

Quarterly Report on Form 10-Q for the period ended [       ].

All financial statements of the Insurer included in documents filed by the Insurer pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Class A Notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing of these documents.

The Seller will provide without charge to any person to whom this prospectus supplement is delivered, upon their oral or written request, a copy of any or all of the foregoing financial statements incorporated in this prospectus supplement by reference. Requests for copies should be directed to: [       ]

The Seller on behalf of the Trust undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Trust’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act and each filing of the financial statements of the Insurer included in or as an exhibit to the annual report the Insurer of filed pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the Class A Notes offered by this prospectus supplement, and the offering of the Class A Notes at that time shall be deemed to be the initial bona fide offering of the Class A Notes.

All documents filed by the Company with respect to the Registration Statement, either on its own behalf or on behalf of the Trust, relating to the Class A Notes, with the Securities and Exchange pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus supplement and prior to the termination of any offering of the Class A Notes offered by this prospectus supplement, shall be deemed to be incorporated by reference in this prospectus supplement and to be a part of this prospectus supplement from the date of the filing of these documents. Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement, modifies or replaces the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

The Notes

The Notes will be issued pursuant to the Indenture, a form of which has been filed as an exhibit to the Registration Statement. The following summary describes some of the terms of the Class A Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The following summary supplements the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the accompanying prospectus, to which description reference is made by this prospectus supplement.

The Class A Notes initially will be represented by notes registered in the name of Cede & Co., as the nominee of The Depository Trust Company (“DTC”), and will only be available in the form of book-entries on the records of DTC and participating members of DTC in denominations of $1,000. All references to “Holders” or “Noteholders” and to authorized denominations, when used with respect to the Notes, shall reflect the rights of Note Owners, and limitations of Note Owners, as they may be indirectly exercised through DTC and its participating members, except as otherwise specified in this prospectus supplement. See “Certain Information Regarding the Securities—Book-Entry Regulation” in the prospectus supplement and Annex I to the prospectus.

In general, the Class A-1 Noteholders will be entitled to receive, on each Payment Date, the Class A-1 Principal Payment Amount and the Class A-1 Interest Payment Amount and the Class A-2 Noteholders will be entitled to receive, on each Payment Date, the Class A-2 Principal Payment Amount and the Class A-2 Interest Payment Amount, subject to the priority of payments as described in “—Priority of Distribution Amounts.” Payments on the Notes will be made from the Note Distribution Account.

Mandatory Redemption

The Class A Notes will be redeemed in part on the Mandatory Redemption Date in the event that any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Funding Period. The aggregate principal amount of the Class A Notes to be redeemed will be an amount equal to the remaining Pre-Funded Amount on that date (the “Class A Mandatory Redemption Amount”). The Class A Mandatory Redemption Amount will be distributed pro rata to each of the Class A-1 Notes and the Class A-2 Notes, based on the current principal balance of each Class, provided, however, that if the amount remaining in the Pre-Funding Account is less than $100,000, only the Class A-1 Notes will be redeemed.

Optional Purchase of Receivables

As an administrative convenience, the Servicer may purchase all the Receivables and other Trust Property on any Payment Date if, as of the last day of the related Collection Period, the Aggregate Principal Balance has declined to less than 10% of the sum of (1) the Aggregate Principal Balance as of the Initial Cutoff Date plus (2) the aggregate principal balances of the Subsequent Receivables added to the Trust as of their respective Cutoff Dates (the “Original Pool Balance”). To exercise this option, the Servicer must pay the aggregate Purchase Amounts for the Receivables and obtain the prior written consent of the Insurer, or if the redemption would result in a claim under the Policy or if the redemption would result in any amount owing to the Insurer remaining unpaid. Upon exercising the option, the Servicer will succeed to all interests in and to the Trust Property. The purchase price paid by the Servicer will be deposited into the Collection Account and distributed pursuant to “—Priority of Distribution Amounts” below. See “Certain Matters Regarding the Servicer—Termination” in the accompanying prospectus.

This purchase will cause a redemption of the Notes; provided, however, that the Servicer will provide the Indenture Trustee, the Backup Servicer, the Insurer and the Rating Agencies at least 10 days’ prior written notice of any redemption. The Indenture Trustee will give notice to each Noteholder at least five days prior to any redemption. The redemption price for each Note will be no less than the outstanding principal balance of the relevant Note on the date of redemption plus accrued and unpaid interest on the outstanding principal balance (the “Redemption Price”). The Servicer will deposit the Redemption Price into the Collection Account, and the Indenture Trustee will distribute the amounts so deposited in accordance with the “Priority of Distribution Amounts” below.

Distributions from the Trust

No later than 12:00 p.m. New York City time on each Determination Date, the Servicer will inform the Indenture Trustee of the amount of aggregate collections on the Receivables and the aggregate Purchase Amount of Receivables to be purchased by the Servicer with respect to the related Collection Period. The Servicer will determine prior to the Determination Date, the Class A-1 Interest Payment Amount, the Class A-1 Principal Payment Amount, the Class A-2 Interest Payment Amount, the Class A-2 Principal Payment Amount, the Payment Amount, the amounts, if any, required to be deposited in the Class A Reserve Account, the Class A Overcollateralization Amount and the Class A Target Overcollateralization Amount.

For purposes of this prospectus supplement, the following terms shall have the following meanings:

“Additional Funds Available” means, with respect to any Payment Date the sum of (1) the Deficiency Claim Amount, if any, received by the Indenture Trustee with respect to the Payment Date plus (2) the Insurer Optional Deposit, if any, received by the Indenture Trustee with respect to the Payment Date.

“Class A Interest Carryover Shortfall” means, as of the close of business on any Payment Date, the sum of (1) the Class A-1 Interest Carryover Shortfall and (2) the Class A-2 Interest Carryover Shortfall.

“Class A Interest Payment Amount” means, with respect to any Payment Date, the sum of (1) the Class A-1 Interest Payment Amount and (2) the Class A-2 Interest Payment Amount.

“Class A Mandatory Redemption Amount” means the amount, if any, remaining of the Pre-Funded Amount on the Mandatory Redemption Date.

“Class A Overcollateralization Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of:

(1) the sum of,

(a) the remaining Aggregate Principal Balance as of the last day of the related Collection Period and

(b) all amounts, if any, in the Pre-Funding Account, over

(2) the remaining Class A Note Balance, after giving effect to the amounts payable on the Payment Date pursuant to clauses (1) through (5) under “—Priority of Distribution Amounts” on the Payment Date.

“Class A Principal Payment Amount” means, with respect to any Payment Date, the sum of the Class A-1 Principal Payment Amount and the Class A-2 Principal Payment Amount.

“Class A Target Overcollateralization Amount” means, with respect to any Payment Date, an amount equal to the product of (1) [       ]%, or any lesser percentage as the Insurer may decide in its sole discretion, and (2) the sum of (a) the remaining Aggregate Principal Balance, and (b) amounts, if any, in the Pre-Funded Account, each determined as of the last day of the related Collection Period.

“Class A-1 Interest Carryover Shortfall” means, as of the close of business on any Payment Date, the excess of (a) the Class A-1 Interest Payment Amount for the Payment Date and any outstanding Class A-1 Interest Carryover Shortfall from the immediately preceding Payment Date plus interest on this outstanding Class A-1 Interest Carryover Shortfall, to the extent permitted by law, at the Class A-1 Interest Rate from the preceding Payment Date through the current Payment Date, calculated on the basis of a 360-day year consisting of twelve 30-day months, over (b) the amount of interest that the Holders of the Class A-1 Notes actually received on the current Payment Date.

“Class A-1 Interest Payment Amount” means, with respect to any Payment Date, 30 days’ interest, calculated on the basis of a 360-day year consisting of twelve 30-day months or, in the case of the first Payment Date, the number of days (on a “30/360” basis) from and including [       ], to but excluding [       ], at the Class A-1 Interest Rate on the Class A-1 Note Balance as of the close of business on the last day of the related Collection Period.

“Class A-1 Mandatory Redemption Amount” means, (1) with respect to the Mandatory Redemption Date on which the Class A Mandatory Redemption Amount is less than $100,000, the Class A Mandatory Redemption Amount, and (2) with respect to any Payment Date on which the Class A Mandatory Redemption Amount is greater than $100,000, the product of (A) the Class A Mandatory Redemption Amount and (B) a fraction, the numerator of which is the Class A-1 Note Balance as of the class of business on the date prior to the related Payment Date and the denominator of which is the Class A Note Balance as of the class of business on the date prior to the related Payment Date.

“Class A-1 Principal Carryover Shortfall” means, as of the close of business on any Payment Date, the excess of (a) the Class A-1 Principal Payment Amount and any outstanding Class A-1 Principal Carryover Shortfall from the immediately preceding Payment Date, over (b) the amount of principal that the Holders of the Class A-1 Notes actually received on the current Payment Date.

“Class A-2 Interest Payment Amount” means, with respect to any Payment Date, 30 days’ interest, calculated on the basis of a 360-day year consisting of twelve 30-day months or, in the case of the first Payment Date, the number of days (on a “30/360” basis) from and including [       ], to but excluding [       ], at the Class A-2 Interest Rate on the Class A-2 Note Balance as of the close of business on the last day of the related Collection Period.

“Class A-1 Principal Payment Amount” means:

(a) with respect to any Payment Date other than the Class A-1 Final Scheduled Payment Date: the lesser of,

(1) the Class A-1 Note Balance immediately prior to the Payment Date and

(2) the sum of

(A) the Principal Payment Amount and

(B) the Class A-1 Mandatory Redemption Amount and

(b) with respect to the Class A-1 Final Scheduled Payment Date, the then outstanding Class A-1 Note Balance.

“Class A-2 Interest Carryover Shortfall” means, as of the close of business on any Payment Date, the excess of (a) the Class A-2 Interest Payment Amount for the Payment Date and any outstanding Class A-2 Interest Carryover Shortfall from the immediately preceding Payment Date plus interest on the outstanding Class A-2 Interest Carryover Shortfall, to the extent permitted by law, at the Class A-2 Interest Rate from the preceding Payment Date through the current Payment Date, calculated on the basis of a 360-day year consisting of twelve 30-day months, over (b) the amount of interest that the Holders of the Class A-2 Notes actually received on the current Payment Date.

“Class A-2 Mandatory Redemption Amount” means, with respect to the Mandatory Redemption Payment Date, the positive difference, if any, between the Class A Mandatory Redemption Amount and the Class A-1 Mandatory Redemption Amount.

“Class A-2 Principal Carryover Shortfall” means, as of the close of business on any Payment Date, the excess of (a) the Class A-2 Principal Payment Amount and any outstanding Class A-2 Principal Carryover Shortfall from the immediately preceding Payment Date, over (b) the amount of principal that the Holders of the Class A-2 Notes actually received on the current Payment Date.

“Class A-2 Principal Payment Amount” means:

(a) with respect to any Payment Date other than the Class A-2 Final Scheduled Payment Date: the lesser of,

(1) the Class A-2 Note Balance immediately prior to the Payment Date, and

(2) the difference between

(A) the sum of the Principal Payment Amount and the Class A-2 Mandatory Redemption Amount and

(B) the Class A-1 Principal Payment Amount and

(b) with respect to the Class A-2 Final Scheduled Payment Date, the then outstanding Class A-2 Note Balance.

“Class B Interest Carryover Shortfall” means, as of the close of business on any Payment Date, the excess of (a) the Class B Interest Payment Amount for the Payment Date and any outstanding Class B Interest Carryover Shortfall from the immediately preceding Payment Date plus interest on the outstanding Class B Interest Carryover Shortfall, to the extent permitted by law, at the Class B Interest Rate from the preceding Payment Date through the current Payment Date, calculated on the basis of a 360-day year consisting of twelve 30-day months, over (b) the amount of interest that the Holders of the Class B Notes actually received on the current Payment Date.

“Class B Interest Payment Amount” means, with respect to any Payment Date, 30 days’ interest, calculated on the basis of a 360-day year consisting of twelve 30-day months or, in the case of the first Payment Date, the number of days (on a “30/360” basis) from and including [       ] to but excluding [       ], at the Class B Interest Rate on the Class B Note Balance as of the close of business on the last day of the related Collection Period.

“Class B Principal Payment Amount” means:

(a) with respect to any Payment Date other than the Class B Final Scheduled Payment Date: the lesser of,

(x) the Class B Note Balance immediately prior to the Payment Date, and

(y) amounts remaining from the sum of,

(A) Available Funds and

(B) amounts available from the Class A Reserve Account in accordance with the terms of the Sale and Servicing Agreement, after application of priorities First through Ninth under “—Priority of Distribution Amounts,” and

(b) with respect to the Class B Final Scheduled Payment Date, the then outstanding Class B Note Balance.

“Contract Scheduled Payment” means, for any Collection Period for any Receivable, the amount indicated in the Receivable as required to be paid by the Obligor in the relevant Collection Period, without giving effect to deferments of payments granted to Obligors by the Servicer pursuant to the Sale and Servicing Agreement or any rescheduling of payments in an insolvency or similar proceeding.

“Defaulted Receivable” means any Receivable with respect to which any of the following shall have occurred:

•

for which the related Financed Vehicle has been repossessed by the Servicer;

•

for which all or more than 10% of any payment is 120 days or more past due; or

•

a Contract with respect to which the Servicer has determined in good faith that all amounts expected to be recovered have been received.

“Draw Date” means, with respect to any Payment Date the third business Day (as defined in the Policy) immediately preceeding the Payment Date.

“Excess Overcollateralization Amount” means, with respect to any Payment Date, the excess, if any, of

(1) the Class A Overcollateralization Amount calculated for this purpose only without deduction for any Excess Overcollateralization Amount (i.e., assuming that the entire amount described in clause (x) of the definition of “Principal Payment Amount” is distributed as principal on the Class A Notes) over

(2) the Class A Target Overcollateralization Amount on the Payment Date.

“Insurer Optional Deposit” means, with respect to any Payment Date, an amount delivered by the Insurer, at its sole option, other than amounts in respect of a Policy Claim Amount, for deposit into the Collection Account for any of the following purposes:

(1) to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to the Payment Date; or

(2) to include this amount as part of the Additional Funds Available for the Payment Date to the extent that without this amount a draw would be required to be made on the Policy.

“Liquidated Receivable” means any Receivable with respect to which any of the following shall have occurred with respect to any Collection Period:

•

the sale of the Financed Vehicle;

•

for which all or more than 10% of any Contract Scheduled Payment is 120 days or more past due, except in the case of repossessed Financed Vehicles,

•

the Servicer has determined in good faith that all amounts it expects to be recovered have been received, or

•

90 days have elapsed since the Servicer repossessed the Financed Vehicle.

“OC Stabilization Date” means the first Payment Date on which the Class A Overcollateralization Amount equals the Class A Target Overcollateralization Amount.

“Policy Claim Amount” means, for any Payment Date, the excess, if any, of

(1) the sum of the Class A Interest Payment Amount and the Class A Principal Payment Amount for the Payment Date over

(2) the sum of

(a) the amounts actually deposited into the Class A Note Distribution Account on the related Payment Date and

(b) the Additional Funds Available to pay the Class A Interest Payment Amount or the Class A Principal Payment Amount if any, for the Payment Date.

“Principal Balance” of a Receivable:

•

as of the Cutoff Date, means the Amount Financed minus

(1)

in the case of a Precomputed Receivable, that portion of all payments, including all Contract Scheduled Payments and any prepayments in full or partial prepayments, actually received on or prior to that date and allocable to principal in accordance with the actuarial method and

(2)

in the case of a Simple Interest Receivable, that portion of all payments, including all Contract Scheduled Payments and any prepayments in full or partial prepayments, actually received on or prior to that date and allocable to principal in accordance with the simple interest method, and

•

as of any date after the Cutoff Date, means the Principal Balance as of the Cutoff Date minus

(1)

in the case of a Precomputed Receivable, that portion of all payments, including all Contract Scheduled Payments and any prepayments in full or partial prepayments, actually received on or prior to that date, but after the Cutoff Date, and allocable to principal in accordance with the actuarial method,

(2)

in the case of a Simple Interest Receivable, that portion of all payments, including all Contract Scheduled Payments and any prepayments in full or partial prepayments, actually received on or prior to that date, but after the Cutoff Date, and allocable to principal in accordance with the simple interest method and

(3)

any Cram Down Loss in respect of the Receivable. The Principal Balance of a Liquidated Receivable for purposes other than the definition of Principal Payment Amount shall be equal to $0.

“Principal Payment Amount” means the amount equal to the excess, if any, of (x) the sum of the following amounts, without duplication:

•

the principal portion of all Contract Scheduled Payments received during the Collection Period on Precomputed Receivables, calculated in accordance with the actuarial method, and all payments of principal received on Simple Interest Receivables, calculated in accordance with the simple interest method, during the Collection Period;

•

the principal portion of all prepayments received during the related Collection Period;

•

the portion of the Purchase Amount allocable to principal of each Receivable that became a Purchased Receivable as of the last day of the related Collection Period and, at the option of the Insurer, the Principal Balance of each Receivable that was required to be but was not so purchased or repurchased;

•

the Principal Balance of each Receivable that first became a Liquidated Receivable during the related Collection Period; and

•

the aggregate amount of Cram Down Losses with respect to the Receivables that have occurred during the related Collection Period, over

(y) the Excess Overcollateralization Amount, if any, for the Payment Date.

“Purchase Amount” means, with respect to a Receivable, the Principal Balance plus interest on the Principal Balance at the respective APR from the last day through which interest has been paid to the last day of the immediately preceding Collection Period if purchased prior to the Determination Date immediately following the end of the Collection Period, and otherwise through the last day of the month of repurchase.

Calculation of Payment Amounts.  The Class A-1 Noteholders will be entitled to receive, to the extent funds are available, the Class A-1 Principal Payment Amount and the Class A-1 Interest Payment Amount with respect to each Payment Date. The Class A-2 Noteholders will be entitled to receive to the extent funds are available, the Class A-2 Principal Payment Amount and the Class A-2 Interest Payment Amount with respect to each Payment Date, subject to the priority of payments as described in “—Priority of Distribution Amounts”. The “Class A-1 Note Balance” will initially represent $[       ], and afterward, an amount equal to the initial Class A-1 Note Balance reduced by all amounts distributed to the Noteholders that are allocable to principal. The “Class A-2 Note Balance” will initially represent $[       ], and afterward, an amount equal to the initial Class A-2 Note Balance reduced by all amounts distributed to the Class A-2 Noteholders that are allocable to principal.

Priority of Distribution Amounts

On each Payment Date, the Indenture Trustee will, based on the information contained in the Servicer’s Certificate delivered on the related Determination Date, distribute the following amounts in the following order of priority:

(1)

first, from the Available Funds, to the Servicer, the Servicer Fee (as defined in this prospectus supplement) for the related Collection Period, and any Servicer Expenses for the related or any prior Collection Period and other amounts mistakenly deposited in the Collection Account belonging to the Servicer, if any, or otherwise required to be distributed to the Servicer in accordance with the Sale and Servicing Agreement;

(2)

second, from the remaining Available Funds, to the Lockbox Bank, the Indenture Trustee, the Owner Trustee and the Backup Servicer, any accrued and unpaid fees and in the case of the Backup Servicer, Servicer Transition Expenses, if any, up to an amount specified in the Sale and Servicing Agreement, in each case, to the extent the Person (as defined in this prospectus supplement) has not previously received this amount from the Servicer;

(3)

third, from the remaining Available Funds, pro rata in respect of the amounts due, (a) to the Class A-1 Noteholders, the Class A-1 Interest Payment Amount for the Payment Date and the Class A-1 Interest Carryover Shortfall, if any, and (b) to the Class A-2 Noteholders, the Class A-2 Interest Payment Amount for the Payment Date and the Class A-2 Interest Carryover Shortfall, if any;

(4)

fourth, from the remaining Available Funds, to the Class A-1 Noteholders, the Class A-1 Principal Payment Amount for the Payment Date, and the Class A-1 Principal Carryover Shortfall, if any;

(5)

fifth, from the remaining Available Funds, to the Class A-2 Noteholders, the Class A-2 Principal Payment Amount for the Payment Date, and the Class A-2 Principal Carryover Shortfall, if any;

(6)

sixth, from the remaining Available Funds, to the Insurer to the extent of any amounts owing the Insurer under the Insurance Agreement;

(7)

seventh, from the remaining Available Funds, to the Class A Reserve Account to the extent necessary to increase the amount on deposit tin this prospectus supplement to its then required level;

(8)

eighth, on or prior to the OC Stabilization Date, from the remaining Available Funds, and together with amounts, if any, available in accordance with the terms of the Class A Reserve Account Agreement, sequentially, to the Class A-1 Noteholders and to the Class A-2 Noteholders, as principal, until the Class A Target Overcollateralization Amount is achieved;

(9)

ninth, from the remaining Available Funds, to the Class B Noteholders, the Class B Interest Payment Amount for the Payment Date and the Class B Interest Carryover Shortfall, if any;

(10)

tenth, from the remaining Available Funds, and together with amounts, if any, available from the Class A Reserve Account in accordance with the terms of the Sale and Servicing Agreement, to the Class B Noteholders, the Class B Principal Payment Amount; and

(11)

eleventh, from the remaining Available Funds, to the Class A Reserve Account, or as otherwise specified in the Trust Documents, any remaining funds.

Payment Date Calculations and Payments

In the event that any Servicer’s Certificate delivered by the Servicer indicates that the Available Funds with respect to a Payment Date are insufficient to fund in full the related Scheduled Payments plus the amounts described in clauses (1), (2) and (6) above in “—Priority of Distribution Amounts”, the Indenture Trustee shall request the Deficiency Claim Amount from the Class A Reserve Account, at the time required by and pursuant to, the Class A Reserve Account Agreement. Any funds received by the Indenture Trustee pursuant to this request will be deposited in the Collection Account and paid on the related Payment Date to the persons entitled to the funds, in the amounts described in clauses (1) through (6) of “—Priority of Distributions” in accordance with the priority of payment. Further, in the event that any Servicer’s Certificate delivered by the Servicer indicates that the sum of (1) the Available Funds with respect to a Payment Date, plus (2) any related Deficiency Claim Amount funds deposited in the Collection Account or otherwise received by the Indenture Trustee is insufficient to fund in full the related Scheduled Payments, the Indenture Trustee shall furnish to the Insurer no later than 12:00 noon New York City time on the related Draw Date a completed notice of claim in the amount of the Policy Claim Amount. Amounts paid by the Insurer pursuant to any notice of claim shall be deposited by the Insurer into the Note Distribution Account for payment to Noteholders on the Payment Date.

Statements to Noteholders

On each Payment Date, the Indenture Trustee must provide to each Class A Noteholder, the Insurer and the Rating Agencies a statement prepared by the Servicer based on the information in the related Servicer’s Certificate, which statement sets forth the information required under the Sale and Servicing Agreement. Each statement will include the following information with respect to the Payment Date or the immediately preceding Collection Period, as applicable:

(1)

the amount of the payment allocable to interest with respect to the Class A-1 Notes, the Class A-2 Notes and the Class B Notes, as applicable;

(2)

the amount of the payment allocable to principal on or with respect to the Class A-1 Notes, the Class A-2 Notes and the Class B Notes;

(3)

the amount of the payment pursuant to a claim on the Policy;

(4)

the amount of fees paid by the Trust with respect to the related Collection Period, including any Servicer Fee and Servicer Expenses;

(5)

the Class A-1 Note Balance, the Class A-2 Note Balance and the Class B Note Balance;

(6)

the Class A-1 Interest Carryover Shortfall, the Class A-2 Interest Carryover Shortfall and the Class B Interest Carryover Shortfall, if any, and the Class A-1 Principal Carryover Shortfall, the Class A-2 Principal Carryover Shortfall and the Class B Principal Carryover Shortfall, if any;

(7)

the Class A-1 Note Factor, the Class A-2 Note Factor and the Class B Note Factor;

(8)

for each date during the Pre-Funding Period, the remaining Pre-Funded Amount, the amount in the Pre-Funding Account and the amount remaining the Capitalized Interest Account;

(9)

the number of Receivables and the aggregate Principal Balance due of the Receivables, for which the related Obligors are delinquent in making Contract Scheduled Payments (A) between 31 and 60 days, (B) between 61 and 90 Days, (C) between 91 and 120 days and (D) more than 120 days;

(10)

the number of Receivables which became Liquidated Receivables, and the aggregate principal amount of the Receivables which became Liquidated Receivables net of Recoveries;

(11)

the number of Receivables which became Defaulted Receivables, and the aggregate principal amount of these Receivables;

(12)

the number and the aggregate Purchase Amount of Receivables that became Purchased Receivables during the related Collection Period and the number and aggregate Purchase Amount of Receivables that were required to be repurchased during the related Collection Period but were not so repurchased;

(13)

the Principal Balance, APR and model year of each Receivable that was replaced and the Principal Balance, APR and model year of the corresponding Replacement Receivable;

(14)

the number and the aggregate Principal Balance of Receivables with respect to which, to the knowledge of the Servicer, Obligors became the subject of bankruptcy proceedings during the Collection Period, or during a prior Collection Period, if the Servicer first became aware of the proceeding during the current Collection Period;

(15)

the amount of any Deficiency Claim Amounts deposited in the Collection Account from the Class A Reserve Account;

(16)

the Class A Overcollateralization Amount and the Class A Target Overcollateralization Amount; and

(17)

the beginning balance, amount of claims paid, amount of deposits made, and ending balance of the applicable collateral self-insurance fund, if any.

Each amount set forth pursuant to subclauses (1), (2) and (5) will be expressed as a dollar amount per $1,000 of the initial principal amount of a Note.

Unless and until Definitive Notes are issued, the reports will be sent on behalf of the Trust to Cede & Co., as registered holder of the Class A Notes and the nominee of DTC. See “Reports to Securityholders” and “Description of the Notes” in the prospectus. Within the required period of time after the end of each calendar year, the Indenture Trustee will furnish to each person who at any time during the calendar year was a Noteholder, a statement as to the aggregate amounts of interest and principal paid to that Noteholder and any other information as the Servicer deems necessary to enable the Noteholder to prepare its tax returns. See “Certain Federal Income Tax Consequences.”

Credit Support

The Class A Overcollaterization Amount and the Class A Reserve Account (a funded cash reserve account (the “Class A Reserve Account”)), result in credit support for the Class A Notes. This credit support is required to be increased to, and subsequently maintained at, a level established by the Insurer. This level changes over time. The Insurer may permit the required level of credit support provided by the Class A Reserve Account and the Class A Overcollateralization Amount to be reduced, or “step down”, over time without the consent of Noteholders.

Overcollaterization.

Overcollaterization for the Class A Notes is created as a result of the application of “excess interest” and “excess principal” to the payment of principal on the Class A Notes. The “excess interest” is interest which is collected on the Receivables in excess of the amount of interest that is paid on the Class A Notes, used to pay specific fees, or, under some circumstances, deposited to the Class A Reserve Account. This application of excess interest results in the outstanding principal balance of the Class A Notes amortizing more quickly than the Pool Balance. The “excess principal” is the principal allocated to the Class A Notes which is in excess of the principal the Class A Notes would receive if the principal collected on the Receivables were distributed pro rata to the Class A Notes and Class B Notes based on their relative outstanding principal balances. This application of the “excess principal” results in the outstanding principal balance on the Class A Notes amortizing more quickly than the Aggregate Principal Balance on a percentage basis.

If the Insurer permits the required level of overcollaterization to step down, principal collections which would otherwise be paid through to the Class A Noteholders as part of the Class A Principal Payment Amount may be instead released to the Class B Noteholders or the Certificateholder.

Subordination.

As of the Closing Date, the principal balance of the Class B Notes equals ____% of the Note Balance. The transaction is structured so that until the OC Stabilization Date, the Class B Note Balance will grow as a percentage of the Note Balance. The Class B Notes are subordinated in right of payment to the payment of the Class A Notes. No payments of principal will be made to the Class B Notes until the OC Stabilization Date. Payment of interest on the Class B Notes is subordinated to payment of interest and principal on the Class A Notes, the funding of the Class A Reserve Account and, until the OC Stabilization Date, the payment of excess interest as additional principal to the Class A Notes. If there are losses on the Receivables, those losses will be borne entirely by the Certificateholder and by the Class B Notes before there are any losses on the Class A Notes.

Class A Reserve Account.

The Class A Reserve Account will be funded with an initial cash deposit on the Closing Date. On each subsequent Payment Date, the Indenture Trustee will be required to deposit additional amounts into the Class A Reserve Account from payments on the Receivables as described under “The Notes—Priority of Distribution Amounts” above to the extent that the balance on deposit tin this prospectus supplement is below the then required level. Amounts, if any, on deposit in the Class A Reserve Account on a Payment Date will be available to the extent provided in the Class A Reserve Account Agreement to fund any Deficiency Claim Amount with respect to the Payment Date. Amounts on deposit in the Class A Reserve Account on any Payment Date on or prior to the OC Stabilization Date, after giving effect to all distributions made on the Payment Date, in excess of the specified Class A Reserve Account Requirements for the Payment Date shall be distributed to Class A Noteholders as a prepayment of principal on the Class A Notes. On any Payment Date after the OC Stabilization Date, the excess funds may be released to the Class B Noteholders or the Certificateholder without the consent of the Class A Noteholders.

In addition, the Certificateholder, the Insurer and the Collateral Agent under the Class A Reserve Account Agreement may amend the Class A Reserve Account Agreement, and any provisions in the Insurance Agreement relating to the Class A Reserve Account, in any respect, including, without limitation, reducing or eliminating the funding requirements of the Class A Reserve Account or permitting these funds to be used for the benefit of persons other than Class A Noteholders, without the consent of, or notice to, the Trustee, the Owner Trustee or the Noteholders. The Collateral Agent shall not withhold or delay its consent with respect to any amendment that does not adversely affect the Collateral Agent in its individual capacity. Notwithstanding any reduction in or elimination of the funding requirements of the Class A Reserve Account or the depletion of the Class A Reserve Account, the Insurer will be obligated on each Payment Date to fund the full amount of each Scheduled Payment required to be paid by the Payment Date, and which would not be in the absence of a payment under the Policy. If the Insurer breaches its obligations, any losses on the Receivables will be borne first by the Class B Noteholders and then by the Noteholders.

The Indenture

The Indenture Trustee. [       ] is the Indenture Trustee under the Indenture. For the purpose of meeting the legal requirements of some jurisdictions, the Indenture Trustee may appoint co-trustees or separate trustees of all or any part of the trust estate and confer upon this party any powers, duties, obligations, rights and trusts as the Indenture Trustee deems necessary, or desirable. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee by the Indenture will be conferred or imposed upon the Indenture Trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the Indenture Trustee shall be incompetent or unqualified to perform particular acts, singly upon the separate trustee or co-trustee who will exercise and perform these rights, powers, duties, and obligations solely at the direction of the Indenture Trustee.

The Indenture Trustee may resign at any time after 60 days’ written notice to the Issuer, the Insurer and Noteholders in which event the Controlling Party will be obligated to appoint a successor trustee. The Controlling Party may remove the Indenture Trustee if, among other reasons, the Indenture Trustee ceases to be eligible to continue as the Indenture Trustee under the Indenture, becomes legally unable to act or becomes insolvent. In these circumstances, the Controlling Party will be obligated to appoint a successor trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment of a successor trustee.

The Sale and Servicing Agreement will provide that the Indenture Trustee will be entitled to indemnification by the Servicer for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by the Indenture Trustee not resulting from the Indenture Trustee’s own willful misfeasance, bad faith or negligence and other than by reason of a breach of any of the Indenture Trustee’s representations or warranties set forth in the Sale and Servicing Agreement. The Sale and Servicing Agreement will further provide that the Servicer will indemnify the Indenture Trustee for some of the taxes that may be asserted in connection with the transaction.

The Indenture Trustee makes no representations as to the validity or sufficiency of the Sale and Servicing Agreement, the Notes, other than the authentication of the Notes, or any Receivables or the Related Documents and is not accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the Notes or the Receivables, or the investment of any monies received by the Servicer before the monies are deposited in the Collection Account. The Indenture Trustee has not independently verified the Receivables. The Indenture Trustee is required to perform only those duties specifically required of it under the Sale and Servicing Agreement and the Indenture. The Indenture Trustee shall determine whether the certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Sale and Servicing Agreement and the Indenture conform to the requirements of the Sale and Servicing Agreement and the Indenture, respectively.

Modification of Indenture Without Noteholder Consent.  The Trust and Indenture Trustee may, with the prior written consent of the Insurer, prior to the occurrence and continuance of an Insurer Default, but without consent of the Noteholders, enter into one or more supplemental indentures for any of the following purposes:

•

to correct or amplify the description of the property subject to the lien of the Indenture or add additional property to it;

•

to evidence the succession of another Person to the Trust and the assumption by the successor of the covenants of the Trust;

•

to add additional covenants for the benefit of the Noteholders or to surrender any right or power conferred on the Trust;

•

to convey, transfer, assign, mortgage or pledge any additional property to or with the Indenture Trustee;

•

to cure any ambiguity, or to correct or supplement any provision in the Indenture or in any supplemental indenture that may be inconsistent with any other provision of the Indenture or any supplemental indenture;

•

to add to or change any of the provisions of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; and

•

to add any provisions to, change in any manner or eliminate any of the provisions of the Indenture or modify in any manner the rights of Noteholders under the Indenture; provided that any action must not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Noteholder.

Modification of Indenture With Noteholder Consent.  With the prior written consent of the Insurer, prior to the occurrence and continuance of an Insurer Default, and the Note Majority, the Trust and the Indenture Trustee may execute one or more supplemental indentures to add, change or eliminate any other provisions of the Indenture, modify in any manner the rights of the Noteholders or provide for the acceptance of the appointment of a successor Indenture Trustee. Without the prior written consent of the Insurer, prior to the occurrence and continuance of an Insurer Default, and the Holder of each outstanding related Note affected, however, no supplemental indenture will:

•

change the due date of any installment of principal of or interest on any Note or reduce the principal amount of any Note, the interest rate on the Note or the redemption price with respect to the Note, change the provisions of the Indenture relating to the application of collections on, or the proceeds of the sale of, the collateral to the payment of principal of or interest on the Notes, change any place of payment where or the coin or currency in which any Note or any interest on the Note is payable;

•

impair the right to institute suit for the enforcement of particular provisions of the Indenture regarding payment;

•

reduce the percentage of the aggregate amount of the outstanding Notes the consent of the Holders of which is required for any supplemental indenture or the consent of the Holders of which is required for any waiver of compliance with particular provisions of the Indenture or of some of the defaults under the Indenture and their consequences as provided for in the Indenture;

•

modify or alter the provisions of the Indenture regarding particular aspects of what constitutes an “Outstanding” Note;

•

reduce the percentage of the aggregate outstanding amount of the Notes the consent of the Holders of which is required to direct the Indenture Trustee to sell or liquidate the Receivables if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes;

•

modify the provision of the Indenture requiring consent of Noteholders except to increase the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture or to provide additional provisions requiring the consent of each Noteholder prior to modification or waiver;

•

modify any of the provisions of the Indenture affecting the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date;

•

permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any collateral or deprive the Holder of any Note of the security afforded by the lien of the Indenture; or

•

become effective if the Rating Agency Condition has not been satisfied with respect to it.

Events of Default; Rights Upon Event of Default.  Unless an Insurer Default shall have occurred and be continuing, “Events of Default” under the Indenture will consist of those events defined in the Insurance Agreement as Insurance Agreement Indenture Cross Defaults, and will constitute an Event of Default under the Indenture only if the Insurer shall have delivered to the Indenture Trustee, and not rescinded, a written notice specifying that any Insurance Agreement Indenture Cross Default constitutes an Event of Default under the Indenture. “Insurance Agreement Indenture Cross Defaults” consist of:

(1)

any payment being made under the Policy;

(2)

some events of bankruptcy, insolvency, receivership or liquidation of the Trust, the Seller or the Certificateholder;

(3)

the Trust becoming taxable as an association, or publicly traded partnership, taxable as a corporation for federal or state income tax purposes;

(4)

the Class A Notes not being treated as indebtedness for federal or applicable state income tax purposes and the characterization’s having a material adverse effect on the Trust and the Noteholders or the Insurer;

(5)

the sum of the Available Funds with respect to any Payment Date plus the amount, if any, available from particular collateral accounts maintained for the benefit of the Insurer is less than the sum of the amounts described in clauses (1)-(6) under “The Notes—Priority of Distribution Amounts” in this prospectus supplement; and

(6)

any failure to perform in any material respect any other covenants or agreements in the Indenture, or any representation or warranty of the Trust made in the Indenture or in any certificate or other writing delivered pursuant to the Indenture or in connection with the Indenture proving to have been incorrect in any material respect when made, and the failure continuing or not being cured, or the circumstances or condition in respect of which the misrepresentation or warranty was incorrect not having been eliminated or otherwise cured, for 30 days after the giving of written notice of the failure or incorrect representation or warranty to the Trust and the Indenture Trustee by the Insurer.

Upon the occurrence of an Event of Default, so long as an Insurer Default shall not have occurred and be continuing, the Insurer will have the right, but not the obligation, to cause the Indenture Trustee to liquidate the Trust Property in whole or in part, on any date or dates following the acceleration of the Class A Notes due to the Event of Default as the Insurer, in its sole discretion, shall elect, and to deliver the proceeds of the liquidation to the Indenture Trustee for distribution to the Class A-1 Noteholders and Class A-2 Noteholders on a pro rata basis based on the Class A-1 Note Balance and the Class A-2 Note Balance then outstanding, in accordance with the terms of the Indenture. The Insurer may not, however, cause the Indenture Trustee to liquidate the Trust Property in whole or in part if the proceeds of the liquidation would not be sufficient to pay all outstanding principal of and accrued interest on the Notes, unless the Event of Default arose from an event specified in (1), (2), (3), or (4) in the immediately preceding paragraph. Following the occurrence of any Event of Default, the Indenture Trustee will continue to submit claims under the Policy for any shortfalls in the Scheduled Payments on the Class A Notes in accordance with the terms of the Policy. Following any Event of Default under the Indenture, the Insurer, in its sole discretion, may elect to pay all or any portion of the outstanding amount of the Class A Notes, plus accrued interest on the Class A Notes. See “The Policy” in this prospectus supplement.

If an Insurer Default has occurred and is continuing, “Events of Default” under the Indenture will consist of the Events of Default described in the accompanying prospectus under “Description of the Notes—Provisions of the Indenture” and “—Events of Default; Rights Upon Events of Default”; and the Indenture Trustee and the Noteholders have the rights under the Indenture described tin this prospectus supplement.

Note Factors; Statement to Noteholders; Servicer Reports to the Indenture Trustee

The “Class A-1 Note Factor” will be a seven-digit decimal number that the Servicer will compute each month indicating the Class A-1 Note Balance as of the close of business on the last day of the related Collection Period in that month as a fraction of the respective original outstanding principal balance of the Class A-1 Notes. The Class A-1 Note Factor will be 1.0000000 as of the Cutoff Date; and afterward, the Class A-1 Note Factor will decline to reflect reductions in the Class A-1 Note Balance as a result of scheduled payments collected, partial prepayments, prepayments and liquidations of the Receivables. The amount of a Class A-1 Noteholder’s pro rata share of the Class A-1 Note Balance can be determined on any date by multiplying the original denomination of the Holder’s Note by the Class A-1 Note Factor as of the close of business on the most recent Payment Date.

The “Class A-2 Note Factor” will be a seven-digit decimal number that the Servicer will compute each month indicating the Class A-2 Note Balance as of the close of business on the last day of the related Collection Period in that month as a fraction of the respective original outstanding principal balance of the Class A-2 Notes. The Class A-2 Note Factor will be 1.0000000 as of the Cutoff Date; and afterward, the Class A-2 Note Factor will decline to reflect reductions in the Class A-2 Note Balance as a result of scheduled payments collected, partial prepayments, prepayments and liquidations of the Receivables. The amount of a Class A-2 Noteholder’s pro rata share of the Class A-2 Note Balance can be determined on any date by multiplying the original denomination of the Holder’s Note by the Class A-2 Note Factor as of the close of business on the most recent Payment Date.

Under the Sale and Servicing Agreement, the Servicer will perform some monitoring and reporting functions for the Trust, including the preparation and delivery of the Servicer’s Certificate on each Determination Date to the Indenture Trustee, the Backup Servicer, the Insurer, and the Rating Agencies setting forth specified information with respect to the preceding Collection Period.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Sale and Servicing Agreement, the Indenture Trustee will be required to mail to each person who at any time during the relevant calendar year will have been a Noteholder, a statement containing information related to the Noteholder’s preparation of federal income tax returns.

Description of the Transaction Documents

The following summary describes some of the terms of the Transaction Documents. Forms of the Transaction Documents have been filed as exhibits to the Registration Statement. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions in the Transaction Documents. The following summary supplements the description of the general terms and provisions of the Transfer and Servicing Agreements (as this term is used in the prospectus) set forth in the prospectus, to which description reference is made by this prospectus supplement.

Sale and Assignment of Receivables

Some information with respect to the sale of the Receivables by the Seller and the Company is set forth under “Description of the Transfer and Servicing Agreements—Sale and Assignment of Primary Assets” in the prospectus. See also “The Receivables” in this prospectus supplement and “The Receivables Pools” in the prospectus for additional information regarding the Receivables and some of the obligations of the Seller and the Servicer with respect to the Receivables.

At the time of issuance of the Notes, the Seller will sell and assign to the Company, the Seller’s entire interest in the Receivables, including its security interests in the Financed Vehicles, and the Company will sell and assign to the Trust the Company’s entire interest in the Receivables, including the security interests in the Financed Vehicles. On or before the Closing Date, the Trust will pledge the Receivables to the Indenture Trustee for the benefit of the Noteholders and the Insurer pursuant to the Indenture. Each Receivable will be identified in a schedule to the Sale and Servicing Agreement. The Indenture Trustee will, concurrently with the pledge, authenticate and deliver the Notes, which have been executed on behalf of the Trust.

Any conveyance of Subsequent Receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions, among others:

(1)

each Subsequent Receivable satisfies the eligibility criteria specified in the Sale and Servicing Agreement;

(2)

the Insurer, so long as no Insurer Default shall have occurred and be continuing, shall in its absolute and sole discretion have approved the transfer of the Subsequent Receivables to the Trust;

(3)

the Seller will not have selected the Subsequent Receivable in a manner that it believes is adverse to the interests of the Noteholders or the Insurer;

(4)

as of each applicable Subsequent Cutoff Date, the Receivables in the Trust together with the Subsequent Receivables to be conveyed by the Seller as of the Subsequent Cutoff Date, meet the following criteria, computed based on the characteristics of the Initial Receivables on the Initial Cutoff Date and any Subsequent Receivables on the related Subsequent Cutoff Date:

(a)

the weighted average APR of the Receivables will not be less than one percent less than the weighted average APR of the Initial Receivables on the Initial Cutoff Date;

(b)

the remaining term of the Receivables will not be greater than 72 months nor less than [       ] months;

(c)

not more than [       ]% of the Principal Balances of the Receivables will be attributable to Loans for the purchase of used Financed Vehicles;

(d)

the APR is not less than [       ]% nor more than [       ]%; and

(e)

no vehicle is older than a [       ] model year, and the Trust, the Indenture Trustee, the Owner Trustee

(f)

and the Insurer shall have received written confirmation from a firm of certified independent public accountants as to the satisfaction of the criteria in clauses (a) through (e) above;

(5)

the Seller shall have executed and delivered to the Trust, with a copy to the Indenture Trustee, a Subsequent Transfer Agreement conveying the Subsequent Receivable to the Trust, including a schedule identifying the Subsequent Receivables;

(6)

the Seller shall have delivered certain opinions of counsel to the Indenture Trustee, the Insurer, the Owner Trustee and the Rating Agencies with respect to the validity of the conveyance of the Subsequent Receivables; and

(7)

the Rating Agencies shall have each notified the Seller, the Owner Trustee, the Indenture Trustee and the Insurer in writing that, following the addition of all of the Subsequent Receivables, each of the Class A-1 Notes and the Class A-2 Notes will be rated [       ] by [       ] and [       ] by [       ].

Pursuant to the Receivables Purchase Agreement and the Sale and Servicing Agreement, the Seller will represent and warrant that, among other things:

•

as of each Cutoff Date, the information provided in the schedule to the Sale and Servicing Agreement with respect to the Receivables is correct in all material respects;

•

at the date of issuance of the Notes and any Subsequent Transfer Date, the Receivables are free and clear of all liens or claims and no right of setoff, counterclaim or rescission has been asserted or, to the best of its knowledge, threatened with respect to the Receivables;

•

at the date of issuance of the Notes and any Subsequent Transfer Date, each of the Receivables is secured by, or will be when all necessary steps have been taken to result in, a first priority perfected security interest in the Financed Vehicle in favor of the Seller and this security interest has been validly assigned to the Seller, the Trust and the Indenture Trustee; and

•

each Receivable, at the time it was originated, complied, and at the date of issuance of the Notes and any Subsequent Transfer Data, complies in all material respects with applicable federal, state and local laws, including consumer credit, truth in lending, equal credit opportunity and disclosure laws.

Pursuant to the Receivables Purchase Agreement and the Sale and Servicing Agreement, the Seller will be obligated to repurchase or replace subject to limits on replacement set forth in the Sale and Servicing Agreement a Receivable from the Trust, if the interests of the Noteholders, the Insurer or the Trust in the Receivable are materially adversely affected by a breach of any representation or warranty made by the Seller, with respect to the Receivable, if the breach has not been cured following discovery by or notice to the Seller of the breach. Pursuant to the Sale and Servicing Agreement, the Servicer will be obligated to purchase or replace a Receivable from the Trust if the interests of the Noteholders, the Insurer or the Trust in the Receivables are materially adversely affected by a breach of some of its servicing obligations under the Sale and Servicing Agreement, including its obligation to maintain perfection of the first priority security interest created by each Receivable in the related Financed Vehicle or other covenants with respect to the Servicer, if the breach has not been cured following the discovery or notice to the Servicer of the breach. Each Receivable will be purchased from the Trust or replaced by the Seller or the Servicer, as the case may be, at a price equal to the Purchase Amount. The purchase or replacement obligations will constitute the sole remedy available to the Noteholders or the Indenture Trustee for any uncured breaches.

Pursuant to the Sale and Servicing Agreement, the Servicer will service and administer the Receivables. The documents evidencing the Initial Receivables and Subsequent Receivables will be delivered to the Indenture Trustee on the Closing Date and Subsequent Transfer Date. In addition, the Seller’s accounting records and computer systems will be marked to reflect the sale and assignment, and UCC financing statements reflecting the sale and assignment will be filed. See “Certain Legal Aspects of the Receivables—Security Interests in Financed Vehicles” in the accompanying prospectus.

Accounts

Each Obligor has been instructed to make payments with respect to the Receivables after the applicable Cutoff Date to a Lockbox which has been established and will be maintained by [                  ] (the “Lockbox Bank”). Upon receipt of payments in the Lockbox, the Lockbox Bank will deposit funds into an account maintained by the Lockbox Bank at a depository institution (the “Lockbox Account”) acceptable to the Insurer. The Indenture Trustee will establish the Collection Account (the “Collection Account”) in the name of the Indenture Trustee for the benefit of the Noteholders and the Insurer. All payments made on or with respect to the Receivables previously deposited in the Lockbox Account will be transferred to the Collection Account within two Business Days of the receipt of available funds tin this prospectus supplement. Upon receipt, but in no event later than two Business Days after the receipt of amounts in respect of Receivables, each of the Servicer and the Seller will remit all amounts received by it in respect of the Receivables in the form of checks with payment coupons directly to the Lockbox. Other payments received by each of the Servicer and the Seller will be deposited into a local servicing account for processing, and then transferred to the Collection Account within two Business Days of the receipt of available funds tin this prospectus supplement. The Collection Account will be maintained with the Indenture Trustee as long as the Indenture Trustee’s deposits have a rating acceptable to the Insurer and the Rating Agencies. If the deposits of the Indenture Trustee no longer have an acceptable rating, the Indenture Trustee shall cause the accounts to be moved to a bank or trust company having acceptable ratings.

The Indenture Trustee will also establish and maintain an account, in its name, on behalf of Noteholders and the Insurer, in which amounts released from the Collection Account for distribution to Noteholders will be deposited and from which all distributions to Noteholders will be made (the “Note Distribution Account”).

On the Closing Date, a cash amount equal to approximately $[       ] (the “Initial Pre-Funded Amount”) will be deposited in an account (the “Pre-Funding Account”) which will be established with the Indenture Trustee. The “Funding Period” is the period from the Closing Date until the earliest of the date on which:

(1) the amount on deposit in the Pre-Funding Account is less than $100,000,

(2) a Servicer Termination Event occurs under the Sale and Servicing Agreement or an Insurance Agreement Event of Default occurs, or

(3) the Payment Date in [       ].

The Initial Pre-Funded Amount, as reduced from time to time during the Funding Period by the amount used to purchase Subsequent Receivables in accordance with the Sale and Servicing Agreement, is referred to in this prospectus supplement as the “Pre-Funded Amount.” The Seller expects that the Pre-Funded Amount will be reduced to less than $100,000 on or before the Payment Date in [       ]. Any Pre-Funded Amount remaining at the end of the Funding Period will be payable to the Noteholders as described in this prospectus supplement. The “Mandatory Redemption Date” is the earlier of (1) the Payment Date in [       ] and (2) if the last day of the Funding Period occurs on or prior to the Determination Date in [       ], then the [       ] Payment Date.

On the Closing Date, a cash amount shall be deposited in an account (the “Capitalized Interest Account”) which will be established with the Indenture Trustee. The amount, if any, deposited in the Capitalized Interest Account will be applied on the Payment Dates occurring in [       ], [       ] and [       ], and to fund an amount (the “Monthly Capitalized Interest Amount”) equal to the amount of interest accrued for each Payment Date at the excess of (1) the weighted average interest rate on the Class A Notes over (2) [       ]%, on the portion of the Class A Notes having a principal balance in excess of the Aggregate Principal Balances of the Receivables. Any amounts remaining in the Capitalized Interest Account on the Mandatory Redemption Date and not used for these purposes are required to be paid to the Class A Noteholders on the relevant date. See “Description of the Transaction Documents—Accounts.”

All of these Accounts shall be Eligible Deposit Accounts (as defined in the prospectus) acceptable to the Insurer, so long as no Insurer Default has occurred and is continuing.

Consistent with the Sale and Servicing Agreement and its normal collection practices and procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule, subject to particular limitations. No extension or modification in accordance with the Sale and Servicing Agreement will result in a repurchase obligation for the Servicer.

Servicing Procedures

The Servicer will make all reasonable efforts to collect all payments due with respect to the Receivables and will continue these collection procedures as it follows with respect to all comparable motor vehicle receivables that it services for itself or others, in a manner consistent with the Sale and Servicing Agreement. If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its normal collection practices and procedures, including the repossession and disposition of the Financed Vehicle securing the Receivable at a public or private auction, or the taking of any other action permitted by applicable law.

The Servicer will not be required under the Sale and Servicing Agreement to make any advances of principal or interest due on any Receivable.

Collections

The Servicer or the Seller, as the case may be, will remit or cause to be remitted the aggregate Purchase Amount of any Receivables required to be purchased by it from the Trust to the Collection Account. Under the Sale and Servicing Agreement, the amounts of any recoveries in respect of any Receivables repurchased by Dealers pursuant to any Dealer Recourse constitute collections on the Receivables.

For purposes of the Sale and Servicing Agreement, collections on a Receivable, other than a Receivable purchased by the Servicer or the Seller, which are not late fees or other administrative fees and expenses collected during a Collection Period are required to be applied first to the Contract Scheduled Payment. To the extent that the collections on a Receivable during a Collection Period exceed the Contract Scheduled Payment on the Receivable, the collections are required to be applied to prepay the Receivable in full. If the collections are insufficient to prepay the Receivable in full, any partial prepayment of principal during a Collection Period will be immediately applied to reduce the principal balance of the Receivable during that Collection Period.

Servicing Compensation

The Servicer is entitled under the Sale and Servicing Agreement to receive on each Payment Date a fee (the “Servicer Fee”) equal to the sum of (a) the product of one-twelfth and [       ]% (the “Servicing Fee Rate”) and the Principal Balance outstanding at the beginning of the calendar month immediately preceding the month in which the Payment Date occurs and (b) any late fees. If the Backup Servicer, or any other entity becomes the successor Servicer, it will receive compensation at the Servicing Fee Rate. The Servicer will also be reimbursed for particular expenses related to the repossession of Financed Vehicles (the “Servicer Expenses”). The Servicer Fee and Servicer Expenses will be paid out of collections from the Receivables pursuant to the distribution described under “The Notes—Priority of Distribution Amounts”.

The Servicer Fee and the Servicer Expenses will compensate the Servicer for performing the functions of a third-party servicer of the Receivables as an agent for the Trust, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, reporting any required tax information to Obligors, paying costs of collections and monitoring the collateral. In addition, the Servicer Fee will (a) compensate the Servicer for administering the Receivables, including accounting for collections, furnishing monthly and annual statements with respect to payments and generating federal income tax information, if any, and (b) reimburse the Servicer for some of the taxes, independent accountants’ fees and other costs incurred in connection with administering the Receivables.

Backup Servicing and Backup Servicing Compensation

Pursuant to the Sale and Servicing Agreement, [       ] will perform particular duties as the Backup Servicer. In addition, following the resignation or removal of the Servicer, the Backup Servicer has agreed to serve as the successor Servicer under the Sale and Servicing Agreement. The Backup Servicer will be required to carry out its duties in accordance with the customary and usual procedures of institutions which perform similar functions. On each Payment Date, the Backup Servicer will be entitled to receive a fee for acting as Backup Servicer (the “Backup Servicer Fee”) equal to one-twelfth the product of [       ] basis points and the outstanding Note Balance. In addition, following the resignation or removal of the Servicer, the Backup Servicer will be reimbursed for particular costs and expenses associated with the transition of the Backup Servicer to Servicer (the “Servicer Transition Expenses”).

The Sale and Servicing Agreement will provide that the Backup Servicer may not resign from its obligations and duties as Backup Servicer under the Sale and Servicing Agreement, except upon determination that, by reason of a change in legal requirements, the Backup Servicer’s performance of these duties would be in violation of particular legal requirements and the Controlling Party does not elect to waive the obligations of the Backup Servicer to perform the duties that render it legally unable to act or to delegate those duties to another Person. No resignation will become effective until a successor backup servicer has assumed the Backup Servicer’s servicing obligations and duties under the Sale and Servicing Agreement. Notwithstanding the foregoing, the Backup Servicer may resign for any reason, provided an entity acceptable to the Controlling Party has assumed the Backup Servicer’s obligations and duties under the Sale and Servicing Agreement prior to the effectiveness of any resignation and the Rating Agency Condition is also satisfied with respect to the resignation and assumption of the Backup Servicer’s obligations.

Evidence as to Compliance

The Sale and Servicing Agreement will provide that the Servicer will cause a firm of nationally recognized independent certified public accountants to deliver to the Servicer, on or before [       ] of each year, commencing [       ], a statement to the effect that the firm has audited the books and records of the Servicer and issued its report on the books and records from the fiscal year ended on the immediately preceding [       ]. The Servicer will deliver a copy of the report to the Indenture Trustee, the Insurer, the Backup Servicer and the Rating Agencies.

The Sale and Servicing Agreement will also provide for delivery to the Indenture Trustee, the Insurer, the Backup Servicer and the Rating Agencies, on or before [       ] of each year, commencing [       ], of a certificate signed by an officer of the Servicer stating that, to the officer’s knowledge, the Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding 12 months, or, for the initial report, for a longer period as will have elapsed from the date of issuance of the Notes, or, if there has been a default in the fulfillment of any obligation, describing each default. A copy of the certificate may be obtained by any Noteholder by a request in writing to the Indenture Trustee addressed to the Corporate Trust Office.

Certain Matters Regarding the Servicer

The Sale and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer under the Sale and Servicing Agreement, except (1) upon determination that, by reason of a change in legal requirements, the Servicer’s performance of these duties would be in violation of particular legal requirements and (2) the Insurer, or, if an Insurer Default has occurred and is continuing, a Note Majority, does not elect to waive the obligations of the Servicer to perform the duties that render it legally unable to act or to delegate those duties to another Person. No resignation will become effective until the Backup Servicer or a successor servicer has assumed the Servicer’s servicing obligations and duties under the Sale and Servicing Agreement.

The Sale and Servicing Agreement will further provide that neither the Servicer nor any of its stockholders, directors, officers, employees or agents, will be liable to the Trust or the Indenture Trustee for taking any action or for refraining from taking any action pursuant to the Sale and Servicing Agreement; provided, however, that neither the Servicer nor any Person will be protected against any liability that would otherwise be imposed by reason of the Servicer’s material breach of the Sale and Servicing Agreement, willful misfeasance, bad faith or negligence, other than errors in judgment, in the performance of its duties.

Subject to the provisions of the Sale and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, resulting from any merger, conversion or consolidation to which the Servicer is a party, which acquires all or substantially all of the assets of the Servicer, or succeeding to the business of the Servicer, which in any case assumes the obligations of the Servicer, will be the successor of the Servicer, under the Sale and Servicing Agreement. The Servicer may at any time perform specific duties as Servicer through other subcontractors with the prior written consent of the Insurer.

Servicer Termination Events; Rights Upon Servicer Termination Event

A “Servicer Termination Event” under the Sale and Servicing Agreement will include:

•

the Servicer’s failure to make deposits into the Collection Account or to deliver to the Indenture Trustee any proceeds or payments payable to the Noteholders or the Insurer required to be so deposited or delivered in accordance with the Sale and Servicing Agreement, which failure continues unremedied for a period of two Business Days, one Business Day with respect to payment of Purchase Amounts, after the earlier of (x) discovery of the failure by the Servicer and (y) notice of the failure is given by the Indenture Trustee to the Servicer;

•

the Servicer’s failure or failures to satisfy any other covenant or agreement set forth in the Sale and Servicing Agreement, which failure or failures, individually or in the aggregate, materially and adversely affect the rights of Noteholders or the Insurer and remains uncured for a period of 60 days after the earlier of the date on which (a) it obtains actual knowledge of the failure or (b) it receives written notice of the failure from (1) the Insurer or the Indenture Trustee or (2) if an Insurer Default has occurred and is continuing, the Note Majority;

•

partiuclar events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to the Servicer indicating its insolvency;

•

so long as an Insurer Default shall not have occurred and be continuing, the Insurer shall not have delivered an extension notice,

•

so long as an Insurer Default shall not have occurred and be continuing, an Insurance Agreement Event of Default shall have occurred or an event of default under any other Insurance Agreement relating to any series of securities shall have occurred;

•

a claim is made under the Policy; or

•

any representation or warranty shall prove to be incorrect in any material respect and this incorrectness shall have a material adverse effect on the interest of the Trust, the Noteholders or the Insurer in the Receivables, which has not been cured within 30 days.

“Insurer Default” shall mean the occurrence and continuance of any of the following events:

(a)

the Insurer shall have failed to make a payment required under the Policy in accordance with its terms;

(b)

the Insurer shall have

*

filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any similar federal or state law relating to the insolvency, bankruptcy, rehabilitation, liquidation or reorganization,

*

made a general assignment for the benefit of its creditors, or

*

had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

(c)

a court of competent jurisdiction, the New York Department of Justice or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (1) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (2) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer, or the taking of possession of all or any material portion of the property of the Insurer.

As long as a Servicer Termination Event under the Sale and Servicing Agreement remains unremedied, (x) provided that no Insurer Default shall have occurred and be continuing, the Insurer in its sole and absolute discretion, or (y) if an Insurer Default shall have occurred and be continuing, then the Note Majority may terminate all of the rights and obligations of the Servicer under the Sale and Servicing Agreement. Upon termination, all authority, power, obligations and responsibilities of the Servicer under the Sale and Servicing Agreement, other than obligations and responsibilities arising prior to the termination, will automatically pass to the Backup Servicer, or other successor servicer appointed by the Insurer, provided that no Insurer Default shall have occurred and be continuing.

Waiver of Past Defaults

As set forth under “Certain Matters Regarding Servicer—Waiver of Past Defaults” in the prospectus, the Insurer may, so long as no Insurer Default shall have occurred and be continuing, on behalf of the Noteholders, waive any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences. No waiver will impair the Noteholders’ rights with respect to subsequent defaults.

Amendment

The Sale and Servicing Agreement may be amended by the Issuer, the Seller, the Servicer, the Company, the Indenture Trustee and the Backup Servicer, with the prior written consent of the Insurer, so long as no Insurer Default has occurred and is continuing, but without the consent of any of the Certificateholders or the Noteholders, to cure any ambiguity, to correct or supplement any provision in this prospectus supplement or for the purpose of adding any provision to or changing in any manner or eliminating any provision of this prospectus supplement or modifying in any manner the rights of the Noteholders; provided, however, that the action must not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Noteholders. The Seller, the Issuer, the Servicer, the Company, the Backup Servicer and the Indenture Trustee may also amend the Sale and Servicing Agreement with the prior written consent of the Insurer, so long as no Insurer Default has occurred and is continuing, and a Note Majority to add, change or eliminate any provisions of the Sale and Servicing Agreement or to modify the rights of the Noteholders; provided, however, that the action will not:

•

increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Noteholders or Certificateholders;

•

reduce the aforesaid percentage of the Noteholders or Certificateholders which is required to consent to any amendment, without, in either case, the consent of the Holders of all Notes and Certificates outstanding; provided, further, that if an Insurer Default has occurred and is continuing, the action shall not materially adversely affect the interest of the Insurer; or

•

result in a downgrade or withdrawal of the then current rating of the Notes by the Rating Agencies without the consent of each Noteholder.

The above should in no way be construed to require the consent of the Noteholders or Certificateholders to a reduction in the Target Overcollateralization Amount or the required level of the Class A Reserve Account.

List of Noteholders; Voting of Notes

Upon written request by three or more Noteholders or any one or more Noteholders with an aggregate principal balance evidencing not less than 25% of the Note Balance and upon compliance by these Noteholders with other provisions of the Sale and Servicing Agreement, the Indenture Trustee will afford the Noteholders, within five Business Days after receipt of the request, access during business hours to the current list of Noteholders for purposes of communicating with other Noteholders with respect to their rights under the Sale and Servicing Agreement and the Notes.

If the Seller, the Seller or any of their affiliates owns any Notes, the Note will not have voting rights under the Sale and Servicing Agreement or the other Related Documents.

The Sale and Servicing Agreement will not provide for the holding of any annual or other meetings of Noteholders.

Termination

The respective obligations of the Issuer, the Seller, the Servicer, the Company, the Backup Servicer and the Indenture Trustee pursuant to the Sale and Servicing Agreement will terminate upon the latest of:

•

the maturity or other liquidation of the last Receivable and the payment to Noteholders and the Insurer of amounts required to be paid under the Notes, the Indenture and the Insurance Agreement;

•

the expiration of the Policy in accordance with its terms; or

•

the payment to Noteholders of all amounts required to be paid to them pursuant to the Indenture and the expiration of any related preference period.

In order to avoid excessive administrative expense, the Servicer has the option to purchase from the Trust, as of the last day of any month as of which the Aggregate Principal Balance with respect to the Receivables is less than or equal to 10% of the Original Pool Balance, all remaining Receivables at a price equal to the aggregate of the Purchase Amounts of the Receivables as of that last day, plus the appraised value of any other property held by the Trust, with the prior written consent of the Insurer, if the redemption would result in a claim under the Policy or if the redemption would result in any amount owing to the Insurer remaining unpaid. The Indenture Trustee will give written notice of termination to each Noteholder of record. The final distribution to any Noteholder will be made only upon surrender and cancellation of that Holder’s Note at the office or agency of the Indenture Trustee specified in the notice of termination; provided, however, that if on the Payment Date upon which final payment of the Notes is to be made, there are five or fewer Noteholders of record, the final payment to that Noteholder will be made by check or wire transfer as described above and each Noteholder shall present and surrender its Note at the office or agency designated in the notice of final distribution referred to above within 30 days after the Payment Date.

The Policy

The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy.

Simultaneously with the issuance of the Class A Notes, the Insurer will deliver the Policy to the Indenture Trustee for the benefit of each Class A Noteholder. Under the Policy, the Insurer will unconditionally and irrevocably guarantee to the Indenture Trustee, on each Payment Date, for the benefit of each Class A Noteholder the full and complete payment of (1) Scheduled Payments on the Class A Notes and (2) the amount of any Scheduled Payment which subsequently is avoided in whole or in part as a preference payment under applicable law. In the event the Indenture Trustee fails to make a claim under the Policy, Class A Noteholders do not have the right to make a claim directly under the Policy, but may sue to compel the Indenture Trustee to do so.

“Scheduled Payments” means payments which are scheduled to be made on the Class A Notes during the term of the Policy in accordance with the original terms of the Class A Notes when issued and without regard to any subsequent amendment or modification of the Class A Notes, the Sale and Servicing Agreement or the Indenture that has not been consented to by the Insurer, which “Scheduled Payments”, are

(1)

the Class A Interest Payment Amount, with respect to a Payment Date and

(2)

the Class A Principal Payment Amount with respect to a Payment Date. Scheduled Payments do not include payments which become due on an accelerated basis as a result of

•

a default by the Trust,

•

an election by the Trust to pay principal on an accelerated basis,

•

the occurrence of an Event of Default under the Indenture or

•

any other cause,

unless the Insurer elects, in its sole discretion, to pay in whole or in part the principal due upon acceleration, together with any accrued interest to the date of acceleration.

In the event the Insurer does not so elect, the Policy will continue to guarantee Scheduled Payments due on the Class A Notes in accordance with their original terms. Scheduled Payments shall not include

(1)

any portion of a Class A Interest Payment Amount due to the Class A Noteholders because the appropriate notice and certificate for payment in proper form was not timely Received by the Insurer,

(2)

any portion of a Class A Interest Payment Amount due to Class A Noteholders representing interest on any Class A Interest Carryover Shortfall or

(3)

any Class A Mandatory Redemption Amounts,

unless the Insurer elects, in its sole discretion, to pay the amount in whole or in part. Scheduled Payments shall not include, any amounts due in respect of the Class A Notes attributable to any increase in interest rate, penalty or other sum payable by the Trust by reason of any default or event of default in respect of the Class A Notes or by reason of any deterioration of the creditworthiness of the Trust nor shall coverage be provided under the Policy in respect of any taxes, withholding or other charge imposed with respect to any Noteholder by any governmental authority due in connection with the payment of any Scheduled Payment to a Class A Noteholder.

Payment of claims on the Policy made in respect of Scheduled Payments will be made by the Insurer following Receipt by the Insurer of the appropriate notice for payment on the later to occur of (1) 12:00 noon, New York City time, on the third Business Day following Receipt of notice for payment, and (2) 12:00 noon, New York City time, on the date on which the payment was due on the Class A Notes.

If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Policy, the Insurer shall cause the payment to be made on the later of

(a) the date when due to be paid pursuant to the Order referred to below or

(b) the first to occur of

(1) the fourth Business Day following Receipt by the Insurer from the Indenture Trustee of

•

a certified copy of the order (the “Order”) of the court or other governmental body that exercised jurisdiction to the effect that the Class A Noteholder is required to return Scheduled Payments made with respect to the Class A Notes during the term of the Policy because the payments were avoidable as preference payments under applicable bankruptcy law,

•

a certificate of the Class A Noteholder that the Order has been entered and is not subject to any stay and

•

an assignment duly executed and delivered by the Class A Noteholder, in a form as is reasonably required by the Insurer and provided to the Class A Noteholder by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Class A Noteholder relating to or arising under the Class A Notes against the Trust or otherwise with respect to the preference payment, or

(2)

the date of Receipt by the Insurer from the Indenture Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to the date of Receipt, the Insurer shall have Received written notice from the Indenture Trustee that these items were to be delivered on that date and the date was specified in the notice.

This payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Indenture Trustee or any Class A Noteholder directly, unless a Class A Noteholder has previously paid the amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the payment shall be disbursed to the Indenture Trustee for distribution to the Class A Noteholder upon proof of the payment reasonably satisfactory to the Insurer. In connection with the foregoing, the Insurer shall have the rights provided pursuant to the Sale and Servicing Agreement including, without limitation, the right to direct all matters relating to any preference claim and subrogation to the rights of the Indenture Trustee and each Class A Noteholder in the conduct of any proceeding with respect to a preference claim.

Other Provisions of the Policy

The terms “Receipt” and “Received” with respect to the Policy shall mean actual delivery to the Insurer and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given under the Policy by the Indenture Trustee is not in proper form or is not properly completed, executed or delivered, it shall be denied not to have been Received, and the Insurer or its fiscal agent shall promptly so advise the Indenture Trustee, and the Indenture Trustee may submit an amended notice.

Under the Policy, “Business Day” means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in Wilmington, Delaware, the City of New York or any other location of any successor Servicer, successor Owner Trustee or successor Indenture Trustee are authorized or obligated by law, executive order or governmental decree to be closed.

The Insurer’s obligations under the Policy in respect of Scheduled Payments shall be discharged to the extent funds are transferred to the Indenture Trustee as provided in the Policy whether or not the funds are properly applied by the Indenture Trustee.

The Insurer shall be subrogated to the rights of each Class A Noteholder to receive payments of principal and interest to the extent of any payment by the Insurer under the Policy.

Claims under the Policy constitute direct, unsecured and unsubordinated obligations of the Insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the Insurer for borrowed money. Claims against the Insurer under the Policy and each other financial guaranty insurance policy issued by the Policy constitute pari passu claims against the general assets of the Insurer. The terms of the Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Trust. The Policy may not be canceled or revoked prior to distribution in full of all Scheduled Payments with respect to the Notes. The Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. The Policy is governed by the laws of the State of New York.

It is a condition to issuance that the Class A Notes be rated [       ] by [       ] and [       ] by [       ]. The ratings by the Rating Agencies of the Class A Notes will be based on the issuance of the Policy. A rating is not a recommendation to purchase, hold or sell Class A Notes. In the event that the rating initially assigned to any of the Class A Notes is subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of the Insurer, no person or entity will be obligated to provide any additional credit enhancement with respect to the Class A Notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Notes. See “Ratings” in this prospectus supplement.

Material Federal Income Tax Consequences

The following is a general summary of some of the related Federal income tax consequences of the purchase, ownership and disposition of the Class A Notes. This discussion does not address every aspect of the Federal income tax laws that may be relevant to holders of Class A Notes in light of their personal investment circumstances or to particular types of Class A Noteholders subject to special treatment under the Federal income tax laws, including, without limitation, banks and thrifts, insurance companies, dealers in securities, foreign investors, regulated investment companies, individuals, trusts and estates and pass-through entities, the equity holders of which are any of the foregoing. This discussion is directed to prospective purchasers who purchase Class A Notes in the initial distribution of the Class A Notes and who hold the Class A Notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). Prospective purchasers are urged to consult their own tax advisors in determining the Federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Class A Notes.

The following summary is based upon current provisions of the Code, the Treasury regulations promulgated under the Code, judicial authority, and ruling authority, all of which are subject to change, which change may be retroactive. The Issuer will be provided with an opinion of Federal Tax Counsel regarding some of the related Federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the Internal Revenue Service (the “IRS”) or the courts. Moreover, there are no cases or IRS rulings on similar transactions with terms similar to those of the Class A Notes. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS.

Tax Characterization of the Issuer

McKee Nelson LLP will deliver its opinion that the Issuer will not be classified as an association, or publicly traded partnership taxable as a corporation for Federal income tax purposes. This opinion will be based on the assumption of compliance by all parties with the terms of the Trust Agreement and related documents.

If the Issuer were taxable as a corporation for Federal income tax purposes, the Issuer would be subject to corporate income tax on its taxable income. The Issuer’s taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Class A Notes. Any corporate income tax could materially reduce cash available to make payments on the Class A Notes and distributions on the Certificates, and Certificateholders, and possibly Class A Noteholders, could be liable for any tax that is not paid by the Trust.

Tax Consequences to Holders of the Class A Notes

Treatment of the Class A Notes as Indebtedness.  The Issuer will agree, and the Class A Noteholders will agree by their purchase of Class A Notes, to treat the Class A Notes as debt for Federal, state and local income and franchise tax purposes. Federal Tax Counsel will advise the Issuer that in its opinion the Class A Notes will be classified as debt for Federal income tax purposes.

The prepayment assumption that is used in determining the accrual of original issue discount, market discount or premium with respect to the Notes is [100% Prepayment Assumption], as defined below.  However, no representation is made that the loans will prepay in accordance with this assumption or in accordance with any other assumption.  The [100% Prepayment Assumption] assumes a [constant prepayment rate of ___%].

Alternatively, if, contrary to the opinion of Federal Tax Counsel, the Class A Notes were not properly classified as debt and Issuer were treated as a publicly traded partnership taxable as a corporation, it would be subject to Federal income tax, and any similar state or local taxes, at corporate tax rates on its taxable income generated by ownership of the Receivables.  This tax could result in reduced distributions to Class A Noteholders. Distributions to Class A Noteholders generally would not be deductible in computing the taxable income of the publicly traded partnership. In addition, all or a portion of any distributions would, to the extent of the current and accumulated earnings and profits of the corporation, be treated as dividend income to the Class A Noteholders, and in the case of Class A Noteholders that are foreign persons would be subject to withholding tax.

Interest Income and OID on the Class A Notes.

It is not anticipated that the Class A Notes will be issued with original issue discount (“OID”) within the meaning of Section 1273 of the Code. The stated interest on the Class A Notes will be taxable to a Class A Noteholder as ordinary interest income when received or accrued in accordance with the Class A Noteholder’s method of tax accounting. If the Class A Notes were treated as being issued with OID, the excess of the “stated redemption price at maturity” of the Class A Notes over their issue price would constitute OID. Under the OID Regulations, a holder of a Class A Note issued with a de minimis amount of OID must include this OID in income, on a pro rata basis, as principal payments are made on the Class A Note. A subsequent purchaser who buys a Class A Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

Sale or Other Disposition.

If a Class A Noteholder sells a Class A Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the Class A Note. The adjusted tax basis of a Class A Note to a particular Class A Noteholder will equal the holder’s cost for the Class A Note, increased by any market discount, and gain previously included by the Class A Noteholder in income with respect to the Class A Note and decreased by the amount of premium, if any, previously amortized and by the amount of principal payments previously received by the Class A Noteholder with respect to the related Class A Note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest, including OID, and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Foreign Holders.

Except as discussed below, a Class A Noteholder that is not a “United States person” (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a Class A Note provided that (i) the holder complies to the extent necessary with certain certification requirements, which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a United States person (as defined below), (ii) the holder is not a “10-percent shareholder” within the meaning of Section 871(h)(3)(B) of the Code, which could be interpreted to include a person that directly or indirectly owns 10% or more of the certificates in the Trust or the equity in the Seller or the Company, (iii) the holder is not a “controlled foreign corporation” (as defined in the Code) related to the Trust or related to a 10 percent holder of certificates in the Trust or equity in the Seller or the Company, and (iv) the holder is not engaged in a United States trade or business, or otherwise subject to Federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a Class A Note.  For these purposes, the term “United States person” means (i) a citizen or resident of the United States, (ii) a corporation or partnership (or other entity properly treated as a corporation or partnership for Federal income tax purposes) created or organized in or under the laws of the United States or any State thereof or the District of Columbia, (iii) an estate whose income is includable in gross income for United States Federal income taxation regardless of its source, and (iv) a trust for which one or more United States persons have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust’s administration and certain eligible trusts that elect to be treated as United States persons.  A “Foreign Person” is any person that is not a United States person.  Each Class A Noteholder should consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Class A Note by a Foreign Person generally will be exempt from United States Federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a Class A Note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States Federal income tax on the interest, gain or income at regular Federal income tax rates.  In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits,” within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

If the IRS were to contend successfully that the Class A Notes are interests in a partnership, not taxable as a corporation, a Class A Noteholder that is a foreign person might be required to file a United States. Federal income tax return and pay tax on its share of partnership income at regular United States tax rates, including the branch profits tax, and could be subject to withholding tax on its share of partnership income. If the Class A Notes were recharacterized as interests in a “publicly traded partnership” taxable as a corporation, distributions on the Class A Notes treated as dividends would generally be subject to withholding tax on the gross amount of the dividends at the rate of 30% unless the rate were reduced by an applicable treaty. If the Class A Notes are recharacterized as equity interests in a partnership, or, contrary to the opinion of Federal Tax Counsel, in a publicly traded partnership taxable as a corporation, any taxes required to be so withheld will be treated for all purposes of the Class A Notes as having been paid to the related Class A Noteholder.

Backup Withholding. Distributions made on the Class A Notes and proceeds from the sale of Class A Notes to or through certain brokers may be subject to a “backup” withholding tax on “reportable payments” (including interest accruals, original issue discount, and, under certain circumstances, distributions in reduction of principal amount) if the holder of the Class A Notes fails to comply with certain identification procedures, unless the Class A Noteholder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status.  Any amounts so withheld from distributions on the Class A Notes would be refunded by the IRS or allowable as a credit against the Class A Noteholder’s Federal income tax.

Certain State Tax Consequences

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” above, potential purchasers should consider the state income tax consequences of the acquisition, ownership and disposition of the Class A Notes. State income tax law may vary substantially from state to state, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential purchasers should consult their own tax advisors with respect to the various tax consequences of an investment in the Class A Notes.

ERISA Considerations

Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing, or other employee benefit plan, as well as individual retirement accounts and particular types of Keogh Plans subject to those provisions, and entities deemed to hold plan assets of these plans (each, a “Benefit Plan”), from engaging in particular transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Benefit Plan. A violation of these “prohibited transaction” rules may generate excise tax and other penalties and liabilities under ERISA and the Code for these persons. ERISA also imposes particular duties on persons who are fiduciaries of Benefit Plans subject to ERISA. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of the Benefit Plan, subject to exceptions not here relevant.

Some transactions involving the Issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchases Class A Notes if assets of the Issuer were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the “Plan Assets Regulation”), the assets of the Issuer would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an equity interest in the Issuer and none of the exceptions contained in the Plan Assets Regulation was applicable. An “equity interest” is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the Issuer believes that, at the time of their issuance the Class A Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. The debt status of the Class A Notes could be affected subsequent to their issuance by particular types of changes in the financial condition of the Issuer.

Without regard to whether Class A Notes are treated as an equity interest under the Plan Assets Regulation, the acquisition or holding of the Class A Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Issuer, the Seller, the Servicer, the Backup Servicer, the Indenture Trustee or the Owner Trustee is or becomes a party in interest or a disqualified person with respect to a Benefit Plan or in the event that a subsequent transfer of a Class A Note occurs between a Benefit Plan and a party in interest or disqualified person with respect to the Plan. Some exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Class A Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the Class A Notes. Included among these exemptions, each of which contains several conditions which must be satisfied before the exemption applies, are: PTCE 90-1, regarding partiuclar transactions entered into by insurance company pooled separate accounts; PTCE 95-60, regarding particular transactions entered into by insurance company general accounts; PTCE 96-23, regarding particular transactions effected by “in-house asset managers”; PTCE 91-38 regarding particular types of transactions entered into by bank collective investment funds; and PTCE 84-14, regarding particular transactions effected by “qualified professional asset managers.” By acquiring a Class A Note, each purchaser and each transferee of a Class A Note shall be deemed to represent and warrant that either (1) it is not acquiring a Class A Note with the assets of a Benefit Plan; or (2) its purchase and holding of the Class A Notes will qualify for prohibited transaction exemptive relief under PTCE 95-60, PTCE 96-23, PTCE 91-38, PTCE 90-1, PTCE 84-14 or some other applicable exemption.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and some church plans (as defined in Section 3(33) of ERISA) may not be subject to ERISA requirements. However, governmental plans can be subject, under federal, fiduciary, state or local law, to restrictions which are similar to ERISA and church plans may be subject to other types of prohibited transaction restrictions under the Code.

A Benefit Plan fiduciary considering the purchase of Class A Notes should consult its tax and/or legal advisors regarding whether the assets of the Issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Ratings

It is a condition to issuance that each of the Class A-1 Notes and the Class A-2 Notes be rated [       ] by [       ] and [       ] by [       ]. The ratings by the Rating Agencies of the Class A Notes will be based on the issuance of the Policy. A rating is not a recommendation to purchase, hold or sell Class A Notes. In the event that the rating initially assigned to any of the Class A Notes is subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of the Insurer, no person or entity will be obligated to provide any additional credit enhancement with respect to the Class A Notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Class A Notes.

Underwriting

Subject to the terms and conditions set forth in an underwriting agreement dated [                  ] (the “Underwriting Agreement”), the Company has agreed to cause the Trust to sell to Deutsche Bank Securities Inc. (the “Underwriter”), and the Underwriter has agreed to purchase, all of the Class A Notes.

Under the terms and conditions of the Underwriting Agreement, the Underwriter is committed to take and pay for all the Class A Notes offered by this prospectus supplement, if any are taken.

The Seller has been advised by the Underwriter that the Underwriter proposes to offer the Class A Notes from time to time for sale in negotiated transactions or otherwise, at prices determined at the time of sale. The Underwriter may effect these transactions by selling Class A Notes to or through dealers and these dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter and any purchasers of Class A Notes for whom they may act as agents. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Class A Notes may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Class A Notes by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended (the “Securities Act”).

The Class A Notes are a new issue of securities with no established trading market. The Trust has been advised by the Underwriter that it intends to make a market in the Class A Notes, but the Underwriter is not obligated to make a market and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Class A Notes.

An affiliate of the underwriter provides a warehouse facility to the Seller.

The Seller has agreed to indemnify the Underwriter against particular types of liabilities, including liabilities under the Securities Act.

Experts

The consolidated balance sheets of Financial Security and Subsidiaries as of December 31, [       ] and [       ] and the related consolidated statements of income, changes in shareholder’s equity and cash flows for each of the three years in the period ended December 31, [       ], incorporated by reference in this prospectus supplement, have been incorporated in this prospectus supplement in reliance on the report of [       ], independent accountants, given on the authority of that firm as experts in accounting and auditing.

Legal Matters

Some legal matters relating to the Class A Notes and some related federal income tax and other matters will be passed upon for the Seller by [       ].  Some legal matters relating to the Class A Notes will be passed upon for the Underwriter and the Company by McKee Nelson LLP, New York, New York.

Glossary

Aggregate Principal Balance: With respect to the Closing Date, the Cutoff Date Principal Balance, and with respect to any Determination Date, the sum of the Principal Balances, computed as of the last day of the related Collection Period end date, for all Receivables, other than Liquidated Receivables and Purchased Receivables.

Amount Financed: With respect to a Receivable, the aggregate amount advanced extended under the Receivable toward the purchase price of the Financed Vehicle and related costs, including amounts of credit extended in respect of accessories, insurance premiums, service and warranty policies or contracts and other items customarily financed as part of motor vehicle retail installment contracts or promissory notes, and related costs.

Available Funds: With respect to any Determination Date, the sum of

(1)

the “Collected Funds” received by the Servicer during the related Collection Period,

(2)

all Purchase Amounts deposited in the Collection Account for the related Collection Period,

(3)

all income received from investments of funds in the Collection Account during the related Collection Period,

(4)

the Monthly Capitalized Interest Amount with respect to the Payment Date,

(5)

the Insurer Optional Deposit, if any, and

(6)

any remaining Pre-Funded Amount applied to the mandatory redemption of Notes.

Certificateholder: The holder of a Certificate

Class: A class of Notes.

Class A Note Balance: The sum of (1) the Class A-1 Note Balance and (2) the Class A-2 Note Balance.

Class A-1 Final Scheduled Payment Date: [       ] or, if this day is not a Business Day, the next succeeding Business Day.

Class A-2 Final Scheduled Payment Date: [       ], or, if this day is not a Business Day, the next succeeding Business Day.

Class B Note Balance: An amount equal to $[       ] on the Closing Date and after, an amount equal to the initial Class B Note Balance reduced by all amounts distributed to the Class B Noteholders that are allocable to principal.

Collected Funds: With respect to any Determination Date, the amount of funds in the Collection Account representing collections on the Receivables received by the Servicer during the related Collection Period, including all Liquidation Proceeds collected during the related Collection Period, but excluding any Purchase Amounts, and all amounts paid by Dealers under Dealer Agreements or Dealer Assignments with respect to the Receivables during the related Collection Period.

Collection Period: With respect to any Payment Date or Determination Date, the calendar month preceding the month in which the Payment Date or Determination Date occurs.

Controlling Party: The Insurer, so long as an Insurer Default shall not have occurred and be continuing, otherwise, the Indenture Trustee for the benefit of the Noteholders; provided, however, that the Owner Trustee for the benefit of the Certificateholder will be the Controlling Party after all unpaid principal and interest on the Notes shall have been paid in full and all amounts due to the Insurer have been paid and the Policy has expired in accordance with its terms.

Corporate Trust Office: The office of the Indenture Trustee at which its corporate trust business shall be principally administered, which office as of the date of this prospectus supplement is located at [       ].

Cram Down Loss: With respect to a Receivable, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on a Receivable or otherwise modifying or restructuring the Contract Scheduled Payments to be made on a Receivable, an amount equal to (1) the excess of the Principal Balance of the Receivable immediately prior to the order over the Principal Balance of the Receivable as so reduced and/or (2) if the court shall have issued an order reducing the effective rate of interest on the Receivable, the net present value, using as the discount rate the higher of the APR on the Receivable or the rate of interest, if any, specified by the court in the order, of the Contract Scheduled Payments as so modified or restructured. A Cram Down Loss shall be deemed to have occurred on the date of issuance of the order.

Cutoff Date: With respect to the Initial Receivables, the Initial Cutoff Date, and with respect to the Subsequent Receivables, the Subsequent Cutoff Date.

Dealer Agreement: An agreement generally between the Seller and a Dealer relating to the sale of retail installment contracts to the Seller and all documents and instruments relating to that agreement.

Dealer Assignment: With respect to a Receivable, the executed assignment conveying a Receivable to the Seller.

Deficiency Claim Amount: With respect to any Determination Date, the positive difference, if any, of (1) the sum of the related Scheduled Payments plus the amounts described in clauses (1), (2) and (3) under the heading “The Notes—Priority of Distribution Amounts” minus (2) the amount of Available Funds with respect to the Determination Date, which amount will be withdrawn from the Class A Reserve Account to the extent funds are on deposit tin this prospectus supplement in accordance with the terms of the Class A Reserve Account Agreement and deposited into the Collection Account on the related Payment Date.

Determination Date: With respect to a Collection Period, the 5th Business Day preceding the Payment Date in the next calendar month; provided, however that the first Determination Date will be the Closing Date.

Holder or Noteholder: The Person in whose name a Note is registered in the Note Register.

Liquidation Proceeds: With respect to a Liquidated Receivable,

•

proceeds from the disposition of Financed Vehicles securing the Liquidated Receivables,

•

any insurance proceeds or rebates, or

•

other monies received from the Obligor or otherwise, less amounts required to be refunded to the Obligor.

Managed Receivable: Any retail installment contract, including any related promissory note, for a Financed Vehicle, and all rights and obligations under the retail installment contract, generally originated by and currently serviced by the Seller for Obligors.

Note Balance: The sum of the Class A Note Balance and Class B Note Balance.

Note Majority: As of any date of determination, Holders of Class A-1 Notes and Class A-2 Notes and Class B Notes representing more than 50% of the Note Balance.

Payment Amount: With respect to a Payment Date, the sum of (1) the Available Funds as of the last day of a Collection Period, plus (2) the Deficiency Claim Amount, if any, with respect to the Payment Date.

Person: Any legal person, including any individual, corporation, limited liability company, partnership, joint venture, estate, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision of these or any other entity.

Purchased Receivable: A Receivable that was purchased as of the close of business on the last day of a Collection Period by the Seller or the Servicer as the result of the violation of particular representations or warranties of the Seller under the Sale and Servicing Agreement or a breach by the Servicer of some of the Servicer’s obligations.

Rating Agency Condition: With respect to any action, that the Rating Agency has been given prior notice of and that the Rating Agency has notified the Seller, the Seller, the Servicer and the Indenture Trustee in writing that the action will not result in a reduction or withdrawal of the then current rating of the Notes.

Sale and Servicing Agreement: The Sale and Servicing Agreement between the Seller, in its individual capacity and as Servicer, ACE Securities Corp., as Company, [       ] Auto Receivables Owner Trust [       ]- [  ] as purchaser, and [       ], as Indenture Trustee and Backup Servicer.

Servicer’s Certificate: With respect to each Collection Period, a certificate, completed by and executed on behalf of the Servicer, in accordance with the applicable Sale and Servicing Agreement provisions.

Servicer Receivables Files: The following documents or instruments in the Servicer’s possession with respect to each Receivable: (1) documents evidencing or relating to any Insurance Policy; and (2) any and all other documents, in original or electronic form, that the Servicer keeps on file in accordance with its customary procedures relating to the individual Receivable, Obligor or Financed Vehicle.

State: Any state of the United States or the District of Columbia.

Transaction Documents: The Sale and Servicing Agreement, the Indenture, the Trust Agreement, the Notes, the Receivables Purchase Agreement, the Underwriting Agreement and the other agreements executed in connection with the closing of the transactions described in this prospectus supplement.

Trust Agreement: The Trust Agreement between ACE Securities Corp., the Certificateholder, the Seller, and [       ], as Owner Trustee.

Index of Terms

Set forth below is a list of the defined terms used in this prospectus supplement and the pages on which the definitions of these terms may be found.

10 percent shareholder

S-65

ABS

S-29

ABS Tables

S-29

Actuarial Receivable

S-23

Additional Funds Available

S-35

Aggregate Principal Balance

S-70

Amount Financed

S-70

Available Funds

S-70

Backup Servicer Fee

S-55

Benefit Plan

S-66

Business Day

S-62

capital assets

S-63

Capitalized Interest Account

S-54

Certificate

S-15

Certificateholder

S-70

Class

S-70

Class A Interest Carryover Shortfall

S-35

Class A Interest Payment Amount

S-35

Class A Mandatory Redemption Amount

S-35

Class A Note Balance

S-70

Class A Notes

S-15

Class A Overcollateralization Amount

S-35

Class A Principal Payment Amount

S-36

Class A Reserve Account

S-44

Class A Target Overcollateralization Amount

S-36

Class A-1 Final Scheduled Payment Date

S-70

Class A-1 Interest Carryover Shortfall

S-36

Class A-1 Interest Payment Amount

S-36

Class A-1 Mandatory Redemption Amount

S-36

Class A-1 Note Balance

S-41

Class A-1 Note Factor

S-49

Class A-1 Notes

S-15

Class A-1 Principal Carryover Shortfall

S-36

Class A-1 Principal Payment Amount

S-37

Class A-2 Final Scheduled Payment Date

S-70

Class A-2 Interest Carryover Shortfall

S-37

Class A-2 Interest Payment Amount

S-37

Class A-2 Mandatory Redemption Amount

S-37

Class A-2 Note Balance

S-41

Class A-2 Note Factor

S-50

Class A-2 Notes

S-15

Class A-2 Principal Carryover Shortfall

S-37

Class A-2 Principal Payment Amount

S-37

Class B Interest Carryover Shortfall

S-38

Class B Interest Payment Amount

S-38

Class B Note Balance

S-70

Class B Notes

S-15

Class B Principal Payment Amount

S-38

Closing Date

S-15

Code

S-63

Collected Funds

S-70

Collection Account

S-53

Collection Period

S-71

Contract Scheduled Payment

S-38

controlled foreign corporation

S-65

Controlling Party

S-71

Corporate Trust Office

S-71

Cram Down Loss

S-71

Cutoff Date

S-71

Dealer Agreement

S-71

Dealer Assignment

S-71

Dealer Recourse

S-17

Defaulted Receivable

S-38

Deficiency Claim Amount

S-71

Determination Date

S-71

disqualified persons

S-66

Draw Date

S-39

DTC

S-34

equity interest

S-67

Events of Default

S-48

excess interest

S-44

Excess Overcollateralization Amount

S-39

excess principal

S-44

Exchange Act

S-33

Final Regulations

S-65

Financed Vehicles

S-17

Foreign Person

S-65

Funding Period

S-53

Holder

S-72

Holders

S-34

Indenture

S-16

in-house asset managers

S-67

Initial Cutoff Date

S-16

Initial Financed Vehicles

S-16

Initial Pre-Funded Amount

S-53

Initial Receivables

S-16

Insurance Agreement Indenture Cross Defaults

S-48

Insurer

S-18

Insurer Default

S-57

Insurer Optional Deposit

S-39

IRS

S-63

Issuer

S-15

Liquidated Receivable

S-39

Liquidation Proceeds

S-72

Lockbox Account

S-53

Lockbox Bank

S-53

Managed Receivable

S-72

Mandatory Redemption Date

S-54

Monthly Capitalized Interest Amount

S-54

Note Balance

S-72

Note Distribution Account

S-53

Note Majority

S-72

Noteholder

S-72

Noteholders

S-34

Notes

S-15

Obligors

S-16

OC Stabilization Date

S-39

OID

S-64

Order

S-61

Original Pool Balance

S-34

Owner Trustee

S-16

parties in interest

S-66

Payment Amount

S-72

Person

S-72

plan assets

S-66

Plan Assets Regulation

S-66

Policy Claim Amount

S-39

portfolio interest

S-65

Precomputed Receivables

S-22

Pre-Funded Amount

S-54

Pre-Funding Account

S-53

Principal Balance

S-40

Principal Payment Amount

S-39

publicly traded partnership

S-66

Purchase Amount

S-41

Purchased Receivable

S-72

qualified professional asset managers

S-67

Rating Agency Condition

S-72

Receipt

S-62

Receivables

S-15

Receivables File

S-18

Received

S-62

Redemption Price

S-35

related person

S-65

Rule of 78’s Receivables

S-22

Sale and Servicing Agreement

S-72

Scheduled Payments

S-60

Securities Act

S-68

Servicer Expenses

S-55

Servicer Fee

S-55

Servicer Receivables Files

S-72

Servicer Termination Event

S-57

Servicer Transition Expenses

S-55

Servicer’s Certificate

S-72

Servicing Fee Rate

S-55

Simple Interest Receivable

S-22

State

S-73

stated redemption price at maturity

S-64

Subsequent Cutoff Date

S-16

Subsequent Financed Vehicles

S-17

Subsequent Purchase Agreement

S-17

Subsequent Receivables

S-17

Subsequent Transfer Date

S-18

Transaction Documents

S-73

Trust

S-15

Trust Agreement

S-16, 73

Trust Property

S-16

Underwriter

S-68

Underwriting Agreement

S-68

Weighted Average Life

S-29

SUBJECT TO COMPLETION, DATED JUNE 24, 2005

PROSPECTUS SUPPLEMENT (to prospectus dated [            ])

$[               ]

[      ] Auto Trust [      ]-[      ]

Issuer

ACE SECURITIES CORP.

Depositor

[      ]

Servicer

Securities Offered • $[ ], [ ]% asset backed notes • $[ ], [ ]% asset backed notes • $[ ], [ ]% asset backed certificates

Consider carefully the risk factors beginning on page S-[  ] of this prospectus supplement and on page [  ] of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the index of defined terms beginning on page S-[  ] of this prospectus supplement and on page [  ] of the prospectus.

The notes will represent interests in the trust fund only and will not represent interests in or obligations of any other entity.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

Assets • Retail automobile receivables
Credit Enhancement • Subordination of the certificates • Reserve account
Expected Ratings • [ ] or equivalent for the notes • [ ] or equivalent for the certificates

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the attached prospectus is accurate or complete.  Making any contrary representation is a criminal offense.

Subject to the satisfaction of certain conditions, the underwriter named below is offering the notes and certificates at the price to public shown.  The securities will be delivered in book entry form only on or about [        ].

Underwriting
	Price to	Discounts and	Proceeds to
	Public	Commissions	the Depositor(1)
Per Note ……………………………...	[ ]%	[ ]%	[ ]%
Per Certificate ………………………..	[ ]%	[ ]%	[ ]%
Total …………………………………..	$[ ]	$[ ]	$[ ]

(1) Before deducting expenses, estimated to be $ [ ].

Deutsche Bank Securities Inc.

The date of this prospectus supplement is [         ].

RED HERRING:

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Important Notice About Information Presented in this

Prospectus Supplement and the Accompanying Prospectus:

We provide information to you about the securities offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your securities, and (2) this prospectus supplement, which describes the specific terms of your securities.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the securities in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the securities and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the securities will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

Prospectus Supplement	Prospectus

Caption Page	Caption Page

Summary of Terms

S-

Risk Factors

S-

Formation of the Trust

S-

The Trust Property

S-

The Receivables Pool

S-

The Servicer

S-

Weighted Average Life of the Securities

S-

Use of Proceeds

S-

Description of the Notes

S-

Description of the Certificates

S-

Description of the Transfer and Servicing

Agreements

S-

Federal Income Tax Consequences

S-

State and Local Tax Consequences

S-

Erisa Considerations

S-

Underwriting

S-

Legal Matters

S-

Risk Factors

The Trusts

The Trustee

The Receivables Pools

The Collateral Certificates

The Government Securities

Weighted Average Life of the Securities

Pool Factors and Trading Information

The Seller and the Servicer

Use of Proceeds

Description of Notes

Description of the Certificates

Certain information Regarding

the Securities

Description of the Transfer and Servicing

Agreements

Certain Matters Regarding the Servicer

Certain Legal Aspects of the Receivables

Material Federal Income Tax

Consequences

State and Local Tax Consequences

ERISA Considerations

Plan of Distribution

Legal Matters

Prospectus Supplement

Reports to Securityholders

Available Information

Incorporation of Certain Documents

by Reference

Index of Terms

Annex 1 - Global Clearance, Settlement

and Tax Documentation Procedures

Summary of Terms

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the securities, it is necessary that you read carefully this entire prospectus supplement and accompanying prospectus.

While this summary contains an overview of certain calculations, cash flow priorities, and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

Issuer                                          [      ] Auto Trust [      ]-[      ], a limited purpose

Delaware business trust.

Depositor                                   Ace Securities Corp.

Servicer                                      [      ].

Seller                                          [      ].

Owner Trustee                           [      ].

Indenture Trustee                      [      ].

Closing Date                             On or about [      ].

Cut-off Date                              The [close] [opening] of business on [      ].

Distribution Dates                    [      ] of each month or the next business day if the

[      ] day is not a business day, beginning in [      ].

Record Dates                            Last day of the month prior to a distribution date.

Minimum Denominations         $25,000.

Form                                          Book-entry.

Interest Accrual Method          30/360.

Final Scheduled

Distribution Date            [      ] for the notes and [      ] for the certificates.

The Receivables	Interest Distributions

The receivables are amounts owed by individuals under retail installment sale contracts to purchase or refinance new or used automobiles, recreational vehicles, including motor homes, campers, motorcycles, all-terrain-vehicles and snowmobiles, vans trucks, buses and trailers.

The depositor expects that the receivables will have the following characteristics as of [   ].  As of the closing date, no more than 5% of the receivables will have characteristics that differ from those described in this prospectus supplement as of [   ].

Number of contracts

[   ]

Principal Amount

$[   ]

Annual Percentage Rates

[   ]% to

On each distribution date, if the trust has sufficient cash, it will pay you the interest accrued on your securities during the related interest period.  Interest periods begin on the prior distribution date and run through the day before the current distribution date.  The first interest period, however, begins on the closing date and runs through the day before the first distribution date.  We will assume that each year has 360 days.

Principal Distributions

The trust will pay all principal collections to the noteholders until the notes are paid in full.  The trust will not pay any principal collections to the certificateholders until the notes are paid in full.

[ ]% Weighted Average Annual Percentage Rate [ ]% to Original term [ ] months to [ ] months Weighted Average original term [ ] months to Remaining term [ ] months Weighted Average remaining term [ ]%

Reserve Account

There will be a reserve account to help cover cash flow shortfalls.  Initially, the account will be $[      ].  On each distribution date amounts remaining after distribution of the total servicing fee and amounts to be paid to the noteholders and certificateholders will be deposited in the reserve account until the amount equals a specified amount.

New                                                           [   ]

Used                                                          [   ]

States                                                        [   ]

[   ]

[   ]

Balloon Loans                                           [   ]

[For approximately [      ]% of the principal amount of the receivables, the amount of the receivable was more than the value of the financed vehicle at the time the loan was made.]

Optional Termination

When the principal amount of the receivables is 10% or less than it was on the cut-off date, the servicer may buy the receivables.  If the servicer does not do so, the indenture trustee will try to sell the receivables to another buyer.  In either case, you must receive the principal amount of your securities and all accrued but unpaid interest or the receivables will not be sold.

Tax Consequences	ERISA Considerations

McKee Nelson LLP, special federal tax counsel to the trust, is of the opinion that, for federal income tax purposes the notes will constitute indebtedness and the certificates will constitute interests in a trust fund that will not be treated as an association taxable as a corporation or publicly traded partnership taxable as a corporation. The trust and holders of the certificates will agree by their purchase of certificates, if there is more than one holder of the certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the holders of the certificates as partners of the partnership and the notes as debt of the partnership, and if there is one holder of certificates, to treat that holder as the owner of the assets of the trust and to treat the trust as a disregarded entity.

The notes may be purchased by ERISA and other retirement plans if one or more administrative exemptions apply. The certificates may not be purchased by ERISA or other retirement plans.  See "ERISA Considerations" in this prospectus supplement and the prospectus.

The tax code is complex, and we recommend that you and your tax advisors review the information under the caption "Federal Income Tax Consequences" in this prospectus supplement and under the caption "Material Federal Income Tax Consequences" in the prospectus.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the securities.

You may have difficulty selling your securities

The securities will not be listed on any securities exchange.  As a result, if you want to sell your securities you must locate a purchaser that is willing to purchase those securities.  The underwriter intends to make a secondary market for the securities.  The underwriter will do so by offering to buy the securities from investors that wish to sell.  However, the underwriter will not be obligated to make offers to buy the securities and may stop making offers at any time.  In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay.  There have been times in the past where there have been very few buyers of asset backed securities, and there may be such times in the future.  As a result, you may not be able to sell your securities when you want to do so or you may not be able to obtain the price that you wish to receive.

Certain features of the receivables pool may result in losses.	There are a number of features of the receivables in the pool that create additional risk of loss, including the following:

Certain obligors have little equity in their financed vehicles which may result in more severe losses.

For approximately [      ]% of the principal amount of the receivables, the original principal amount of the loan exceeded the cost of the related vehicle.  Although each such obligor was required to make a downpayment from the obligor's own funds, those obligors have no equity in their vehicles.  While those borrowers had excellent credit histories at the time, the lack of any equity in the vehicle may make it more likely that those obligors will default if their personal financial conditions change.  In addition, if such an obligor defaults and the vehicle is repossessed, the trust is likely to suffer a loss.

The concentration of the receivables in specific geographic areas may increase the risk of loss.

Economic conditions in the states where obligors reside may affect the delinquency, loan loss and repossession experience of the trust with respect to the receivables.  As of the cut-off date, the billing addresses of the obligors with respect to approximately [      ]%, [      ]%, and [      ]% of the principal amount of the receivables were located in [      ],  [      ]  and [      ], respectively.  Economic conditions in any state or region may decline over time and from time to time.  Because of the concentration of the obligors in certain states, any adverse economic conditions in those states may have a greater effect on the performance of the securities than if the concentration did not exist.

Newly originated loans may be more likely to default which may cause losses.

Defaults on automobile loans tend to occur at higher rates during the early years of the automobile loans.  Substantially all of the automobile loans will have been originated within [      ] months prior to the sale to the trust.  As a result, the trust may experience higher rates of default than if the automobile loans had been outstanding for a longer period of time.

Balloon loans may have a higher rates of default which may cause losses.

A balloon loan has monthly payments that will not fully pay off the loan balance by the maturity date.  As a result the borrower usually will have to refinance the balloon loan in order to pay the amount due.  The borrower may not be able to refinance the balloon loan for any number of reasons, including the level of available interest rates, the age or condition of the vehicle, or the borrower's payment or credit history.  The trust will not have any funds to refinance a balloon loan, and the seller is not obligated to do so.

Certificates will absorb cash shortfalls and losses before the notes.

The certificateholders will not receive any distribution of interest until the full amount of interest on the notes has been paid on each distribution date.  The certificateholders will not receive any distributions of principal until the notes have been repaid in full.  Holders of the certificates must rely for repayment upon payments on the receivables, and, if and to the extent available, amounts on deposit in the reserve account.  If funds in the reserve account are exhausted, the trust will depend solely on current distributions on the receivables to make payments on the securities.  Delinquent payments on the receivables may result in a shortfall in the distributions on the certificates on any distribution date due to the priority of payments on the notes.  Although on each distribution date distributions of interest on the certificates ranks senior to payments of principal of the notes, after an event of default or an acceleration of the notes, the principal amount of the notes must be paid in full prior to the distribution of any amounts on the certificates.

Your yield to maturity may be reduced by prepayments	The pre-tax yield to maturity is uncertain and will depend on a number of factors including the following:

The rate of return of principal is uncertain.

The amount of distributions of principal of the securities and the time when you receive those distributions depends on the amount and the times at which borrowers make principal payments on the receivables.  Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the receivables.

You may be unable to reinvest distributions in comparable investments.

Asset backed securities, like the securities, usually produce more returns of principal to investors when market interest rates fall below the interest rates on the receivables and produce less returns of principal when market interest rates are above the interest rates on the receivables.  As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the securities, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the securities.  You will bear the risk that the timing and amount of distributions on your securities will prevent you from attaining your desired yield.

An early termination will shorten the life of your investment which may reduce your yield to maturity.

If the receivables are sold upon exercise of the servicer's optional termination or the auction call, you will receive the principal amount of your securities plus accrued interest through the related interest period.  Because your securities will no longer be outstanding, you will not receive the additional interest payments that you would have received had the securities remained outstanding.  If you bought your securities at par or at a premium, your yield to maturity will be lower than it would have been if the optional termination or auction call had not been exercised.

Withdrawal or downgrading of initial ratings will reduce the prices for securities

A security rating is not a recommendation to buy, sell or hold securities.  Similar ratings on different types of securities do not necessarily mean the same thing.  You are encouraged to analyze the significance of each rating independently from any other rating.  Any rating agency may change its rating of the securities after those securities are issued if that rating agency believes that circumstances have changed.  Any subsequent change in rating will likely reduce the price that a subsequent purchaser will be willing to pay for the securities.

The securities are not suitable investments for all investors

The securities are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on any specific date.  The securities are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

Formation of the Trust

The Trust

[      ] Auto Trust [    ]-[    ] is a business trust to be formed by the Depositor under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in the Prospectus.  After its formation, the Trust will not engage in any activity other than

(1)

acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom,

(2)

issuing the Certificates and the Notes,

(3)

making payments on the Certificates and the Notes and

(4)

engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

The Trust will initially be capitalized with equity of $[      ], excluding amounts deposited in the Reserve Account, representing the initial principal balance of the Certificates.  The Notes and Certificates will be transferred by the Trust to the Depositor in exchange for the Receivables.  The Certificates and the Notes will be sold to the Underwriter for cash.  The Servicer will initially service the Receivables pursuant to a sale and servicing agreement, to be dated as of [      ] (the "Sale and Servicing Agreement"), among the Seller, the Depositor, the Trust and the Servicer, and will be compensated for acting as the Servicer.  See "Description of the Transfer and Servicing Agreements--Servicing Compensation" in this prospectus supplement and "--Servicing Compensation and Payment of Expenses" in the Prospectus.  To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian for the Receivables by the Trust, but will not stamp the Receivables to reflect the sale and assignment of the Receivables to the Trust, nor amend the certificates of title of the Financed Vehicles.

If the protection provided to the investment of the Securityholders in the Trust by the Reserve Account is insufficient, the Trust will look to the Obligors on the Receivables, and the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables.  In such event, there may not be sufficient funds to make distributions with respect to the Securities.

The Trust's principal offices are in [      ], in care of [      ], as Owner Trustee, at the address listed below under "--The Owner Trustee."

Capitalization of the Trust

The following table illustrates the capitalization of the Trust as of the Cut-off Date, as if the issuance and sale of the Notes and the Certificates had taken place on such date:

Notes $[ ]
Certificates $[ ]
Total $[ ]

The Owner Trustee

[      ] is the Owner Trustee under the Trust Agreement. [      ] is a [      ] and its principal offices are located at [      ], [      ].  The Owner Trustee will perform limited administrative functions under the Trust Agreement, including making distributions from the Certificate Distribution Account. The Owner Trustee's liability in connection with the issuance and sale of the Certificates and the Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement.

The Trust Property

The Notes will be collateralized by the Trust Property (other than the Certificate Distribution Account). Each Certificate represents a fractional undivided interest in the Trust. The "Trust Property" will include the Receivables, which were originated indirectly by Dealers and purchased indirectly by the Seller pursuant to agreements with Dealers ("Dealer Agreements").  On the Closing Date, the Depositor will buy the Receivables from the Seller and the Depositor will sell the Receivables to the Trust.  The Servicer will, directly or through subservicers, service the Receivables.  The Trust Property also includes:

•  all monies received under the Receivables on and after the Cut-off Date and, with respect to Receivables which are Actuarial Receivables, monies received thereunder prior to the Cut-off Date that are due on or after the Cut-off Date;

•  such amounts as from time to time may be held in the Collection Account, the Reserve Account, the Payahead Account, the Note Distribution Account and the Certificate Distribution Account, established and maintained by the Servicer pursuant to the Sale and Servicing Agreement as described below;

•   security interests in the Financed Vehicles;

•   the rights of the Seller to receive proceeds from claims under certain insurance policies;

•   the rights of the Trust under the Sale and Servicing Agreement;

•   the rights of the Seller to refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering the Financed Vehicles or the retail purchasers of, or other persons owing payments on, the Financed Vehicles (the "Obligors");

•   all right, title and interest of the Seller (other than with respect to any Dealer commission) with respect to the Receivables under the related Dealer Agreements;

•   rights with respect to any repossessed Financed Vehicles; and

•   all proceeds (within the meaning of the UCC) of the foregoing.

The Reserve Account will be maintained in the name of the Indenture Trustee for the benefit of the Noteholders and the Certificateholders.

The Receivables Pool

Pool Composition

The Receivables were selected from the Seller's portfolio by several criteria, including, as of the Cut-off Date, the following:

1.

each Receivable has a scheduled maturity of not later than the Final Scheduled Maturity Date;

2.

each Receivable was originated in the United States of America;

3.

each Receivable has an original term to maturity of not more than [      ] months and a remaining term to maturity of [      ] months or less as of the Cut-off Date;

4.

approximately [      ]% of the Initial Pool Balance was secured by new Financed Vehicles, and approximately [      ]% of the Initial Pool Balance was secured by used Financed Vehicles;

5.

each Receivable provides for level monthly payments which fully amortize the amount financed except, in the case of Simple Interest Receivables, for the last payment, which may be different from the level payment;

6.

each Receivable is not more than [      ] days contractually past due as of the Cut-off Date and is not more than [      ] months paid ahead;

7.

each Receivable has an outstanding principal balance between $[      ] and $[      ];

8.

and each Receivable has an APR of no less than [      ]%.

As of the Cut-off Date, no Obligor on any Receivable was noted in the related records of the Servicer as being the subject of any pending bankruptcy or insolvency proceeding.  The latest scheduled maturity of any Receivable is not later than [      ].  No selection procedures believed by the Depositor to be adverse to Certificateholders or the Noteholders were used in selecting the Receivables.

The Depositor considers an account past due if any portion of the payment due on a due date is not received by the succeeding due date for that account.

The composition, distribution by remaining term, distribution by APR, geographic distribution and distribution by remaining principal of the Receivables, in each case,  as of the Cut-off Date are set forth in the tables below.  The percentages in the following tables may not add to 100% due to rounding.

Composition of the Receivables as of the Cut-off Date

	New Financed	Used Financed
	Vehicles	Vehicles	Total

Aggregate Principal Balance	$	$	$
Number of Receivables
Average Principal Balance	$	$	$
Average Original Balance	$	$	$
Weighted Average Contract Rate	%
Contract Rate (Range)	%- %	%- %	%- %
Weighted Average Original Term	months	months	months
Original Term (Range)	to months	to months	to months
Weighted Average Remaining Term	months	months	months
Remaining Term (Range)	to months	to months	to months

Distribution by Remaining Term of the Receivables as of the Cut-off Date

	Number	Aggregate	Percentage
Remaining Term	of	Principal	of Original
(Range)	Receivables	Balance	Pool Balance
Less than 30 months		$	%
30 to 35 months
36 to 41 months
42 to 47 months
48 to 53 months
54 to 59 months
60 to 65 months
66 to 71 months
72 to 77 months
78 t o 89 months			%

Total			$100.00%

Distribution by Annual Percentage Rate of the Receivables as of the Cut-off Date

		Aggregate	Percentage
Annual Percentage	Number of	Principal	of Original
Rate Range	Receivables	Balance	Pool Balance
8.00% to below		$	%
8.00% to 8.99%
9.00% to 9.99%
10.00% to 10.99%
11.00% to 11.99%
12.00% to 12.99%
13.00% to 13.99%
14.00% to 14.99%
15.00% to 15.99%
16.00% to 16.99%
17.00% to 17.99%
18.00% to 18.99%
19.00% to 19.99%
20.00% to 20.99%
21.00% to 21.99%
22.00% and above

Total			$100.00%

Geographic Distribution of the Receivables as of the Cut-off Date

		Aggregate	Percentage of
	Number of	Principal	Original
State(1)	Receivables	Balance	Pool Balance

[ ]		$	%
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
Others (2)
$100.00%
Total

(1)

Based on billing addresses of the Obligors as of the Cut-off Date, which may differ from the state of origination of the Receivable.

(2)

Includes [    ] other states and [    ] none of which have a concentration of Receivables in excess of [    ]% of the aggregate principal balance.

Distribution by Remaining Principal Balance of the Receivables as of the Cut-off  Date

		Aggregate	Percentage
Remaining Principal	Number of	Principal	of Original
Balance (Range)	Receivables	Balance	Balance

$ 2,500 to $ 4,999		$	%
$ 5,000 to $ 7,499
$ 7,500 to $ 9,999
$10,000 to $12,499
$12,500 to $14,999
$15,000 to $17,499
$17,500 to $19,999
$20,000 to $22,499
$22,500 to $24,999
$25,000 to $27,499
$27,500 to $29,999
$30,000 to $32,499
$32,500 to $34,999
$35,000 to $37,499
$37,500 to $39,999
$40,000 to $41,499
$42,500 to $44,999
$45,000 to $47,499
$47,500 to $49,999
$50,000 to $52,499
$52,500 to $54,999

Total			$100.00%

As of the Cut-off Date, approximately [     ]% of the aggregate principal balance of the Receivables, constituting [     ]% of the number of Receivables, were between 1 payment and [    ] payments paid-ahead.

As of the Cut-off Date, approximately [   ]% of the aggregate principal balance of the Receivables, constituting [     ]% of the number of Receivables, are Actuarial Receivables.  "Actuarial Receivables" are receivables that provide for amortization of the amount financed over a series of fixed, level-payment monthly installments.  Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of an amount of interest equal to 1/12 of the Annual Percentage Rate ("APR") of the amount financed multiplied by the unpaid principal balance of the amount financed, and an amount of principal equal to the remainder of the monthly payment.

As of the Cut-off Date, approximately [   ]% of the aggregate principal balance of the Receivables, constituting [   ]% of the number of Receivables, are Simple Interest Receivables.  "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed under the receivable over a series of fixed level monthly payments. However, unlike the monthly payment under an Actuarial Receivable, each monthly payment includes an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, under the terms of the motor vehicle retail installment sale contract or loan agreement, as the case may be, a "refund" or "rebate" will be made to the borrower of the portion of the total amount of payments then due and payable under such contract or agreement allocable to "unearned" interest, calculated on the basis of a constant interest rate.  If a Simple Interest Receivable is prepaid, rather than receive a rebate, the borrower is required to pay interest only to the date of prepayment.  The amount of a rebate under an Actuarial Receivable generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

The Servicer may accede to an Obligor's request to pay scheduled payments in advance, in which event the Obligor will not be required to make another regularly scheduled payment until the time a scheduled payment not paid in advance is due.  The amount of any payment (which are not amounts representing Payaheads) made in advance will be treated as a principal prepayment and will be distributed as part of the Principal Distribution Amount in the month following the Collection Period in which the prepayment was made.  See "Maturity and Prepayment Considerations" in the Prospectus.

The Servicer

The Servicer is [    ].  [Insert description of the Servicer.]

Delinquency Experience

(Dollars in Thousands)

At December 31,
[ ]	[ ]	[ ]

	Number			Number			Number
	of			of			of
	Loans	Dollars	Percent	Loans	Dollars	Percent	Loans	Dollars	Percent

Principal Amount Outstanding (1)

Delinquencies (2)
30-59 Days
60-89 Days
90-119 Days
over 120 days

Total Delinquencies as a Percentage of the Total Amount Outstanding

At December 31,
	[ ]			[ ]
	Number			Number
	of			of
	Loans	Dollars	Percent	Loans	Dollars	Percent

Principal Amount Outstanding (1)

Delinquencies (2)
30-59 Days
60-89 Days
90-119 Days
over 120 days

Total Delinquencies as a Percentage of the Total Amount Outstanding

(1)

Principal Amount Outstanding is the aggregate remaining principal balance of all Receivables serviced, net of unearned interest.

(2)

The period of delinquency is based on the number of days scheduled payments are contractually past due.  Includes repossessions on hand which have not been charged-off.  A receivable is 30 days contractually past due if a scheduled payment has not been received by the subsequent calendar month's scheduled payment date.

[Weighted Average Life of the Securities]

[Prepayments on automotive receivables can be measured relative to a prepayment standard or model.  The model used in this Prospectus, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables.   ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full.   For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month.   ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

As the rate of payment of principal of the Notes and in respect of the Certificate Balance will depend on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of  the Notes could occur significantly earlier than the Final Scheduled Maturity Date for the Notes.  The final distribution in respect of the Certificates also could occur prior to the Final Scheduled Distribution Date for the Certificates.  Reinvestment risk associated with early payment of the Notes and the Certificates will be borne exclusively by the Noteholders and the Certificateholders, respectively.

The table captioned "Percent of Initial Note Principal Balance or Initial Certificate Balance at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of the characteristics of the Receivables.   The ABS Table assumes that

(1)

the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,

(2)

each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days,

(3)

payments on the Notes and distributions on the Certificates are made on each Distribution Date (and each such date is assumed to be the [   ] day of each applicable month),

(4)

the balance in the Reserve Account on each Distribution Date is equal to the Specified Reserve Account Balance, and

(5)

the Servicer does not exercise its option to purchase the Receivables.   The first two pools have an assumed cut-off date of [   ] and the remaining pools have an assumed cut-off date of [   ].

The ABS Table sets forth the percent of the initial principal amount of the Notes and the percent of the initial Certificate Balance that would be outstanding after each of the Distribution Dates shown and the corresponding weighted average lives thereof at various constant ABS percentages.

The ABS Table also assumes that the Receivables have been aggregated into four hypothetical pools with all of the Receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the four pools (which is based on its aggregate principal balance, APR, original term to maturity as of the Cut-off Date) will be such that each pool will fully amortize by the end of its remaining term to maturity.

Weighted
	Remaining			Weighted	Average
	Term		Weighted	Average	Remaining
	to Maturity	Aggregate	Average	Original Term	Term
	Range	Principal	Contract	to Maturity	to Maturity
Pool	(in months)	Balance	Rate	(in Months)	(in Months)
1		$	%
2		$	%
3		$	%
4		$	%

The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table.   The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.   For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS.   Moreover, the diverse terms of Receivables within each of the four hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed.  Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the Notes and the Certificates.]

Percent of Initial Note Principal Balance at Various ABS Percentages

	Notes
	Assumed ABS Percentage(2)
Distribution Dates	[ ]%	[ ]%	[ ]%	[ ]%
Closing Date	100	100	100	100
[ ]
[ ]
[ ]
_________________
Weighted Average Life (years)(1)

______________________

(1)

The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment of such Note by the number of years from the date of the issuance of such Note to the Distribution Date on which such principal payment is made, (ii) adding the results and (iii) dividing the sum by the initial principal balance of such Note.

(2)

An asterisk "*" means a percent of initial Note principal balance of more than zero and less than 0.5%.

The ABS Tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percent of Initial Certificate Balance at Various ABS Percentages

	Certificates
	Assumed ABS Percentage
Distribution Dates	[ ]%	[ ]%	[ ]%	[ ]%
Closing Date	100	100	100	100
_______________
_______________
_______________
_______________

_____________________

The ABS Tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Use of Proceeds

The net proceeds from the sale of the Securities will be applied by the Depositor first, to deposit approximately $[    ] into the Reserve Account and second, the balance to purchase the Receivables and the other Trust Property from the Seller.

Description of the Notes

The Notes will be issued pursuant to the terms of the Indenture, substantially in the form filed as an exhibit to the Registration Statement.  The following information summarizes all material provisions of the Notes and the Indenture.  The following summary supplements the description of the general terms and provisions of the Notes of any given Series and the related Indenture set forth in the Prospectus, to which description reference is hereby made.

The Notes

Payments of Interest.  The Notes will constitute [Fixed Rate] Securities, as such term is defined under "Certain Information Regarding the Securities--Fixed Rate Securities" in the Prospectus.  Interest on the outstanding principal amount of the Notes will accrue at the Interest Rate and will be payable to the Noteholders monthly on each Distribution Date, commencing [    ].  Interest will accrue from and including the Closing Date (in the case of the first Distribution Date), or from and including the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date (each representing an "Interest Period").  Interest on the Notes will be calculated on the basis of a 360 day year consisting of twelve 30 day months.  Interest payments on the Notes will generally be derived from the Total Distribution Amount remaining after the payment of the Servicing Fee for the related Collection Period and all accrued and unpaid Servicing Fees for prior Collection Periods (the "Total Servicing Fee").  See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement--Reserve Account" in this prospectus supplement.  Interest payments to the Noteholders will have the same priority.  Under certain circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Distribution Date.  Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with interest on such amount at the Interest Rate.

Payments of Principal.   Principal payments will be made to the Noteholders on each Distribution Date in an amount equal to the Noteholders' Percentage of the Principal Distribution Amount in respect of such Collection Period, subject to certain limitations.  Principal payments on the Notes will be generally derived from the Total Distribution Amount remaining after the payment of the Total Servicing Fee, the Noteholders' Interest Distributable Amount and the Certificateholders' Interest Distributable Amount; provided, however, that following the occurrence and during the continuation of certain Events of Default or an acceleration of the Notes, the Noteholders will be entitled to be paid in full before the distributions may be made on the Certificates.  See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement--Reserve Account" in this prospectus supplement.

The principal balance of the Notes, to the extent not previously paid, will be due on the Note Final Scheduled Distribution Date.  The actual date on which the aggregate outstanding principal amount of the Notes is paid may be earlier than the Note Final Scheduled Distribution Date based on a variety of factors.

Optional Redemption.   The Notes will be redeemed in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables.   The Servicer may purchase the Receivables when the Pool Balance has declined to 5% or less of the Initial Pool Balance.  The redemption price will be equal to the unpaid principal amount of the Notes and the Certificates plus accrued and unpaid interest thereon.  See "Description of the Transfer and Servicing Agreements--Termination" in the Prospectus.

Auction Sale.  In the event of an Auction Sale, the Notes will be redeemed in an amount equal to the unpaid principal amount of the then outstanding Notes plus accrued and unpaid interest thereon at the Interest Rate.  See "Description of the Transfer and Servicing Agreements--Termination" in the Prospectus.

The Indenture Trustee.  [          ] will be the Indenture Trustee under the Indenture.  The Depositor maintains normal commercial banking relations with the Indenture Trustee.

Description of the Certificates

The Certificates will be issued pursuant to the terms of the Trust Agreement, substantially in the form filed as an exhibit to the Registration Statement.  The following information summarizes all material provisions of the Certificates and the Trust Agreement.  The following summary supplements the description of the general terms and provisions of the Certificates of any given Series and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

The Certificates

Distributions of Interest.  Certificateholders will be entitled to distributions of interest in an amount equal to accrued interest on the Certificate Balance at the Pass-Through Rate.  Such amounts will be distributable monthly on each Distribution Date commencing [          ].  [The Certificates will constitute Fixed Rate Securities, as such term is defined under "Certain Information Regarding the Securities--Fixed Rate Securities"] in the Prospectus.  That interest entitlement will accrue from and including the Closing Date (in the case of the first such Distribution Date) or from the most recent Distribution Date on which interest distributions have been made to but excluding such Distribution Date and will be calculated on the basis of a 360-day year of twelve 30-day months. Interest distributions with respect to the Certificates will be funded from the portion of the Total Distribution Amount remaining after the distribution of the Total Servicing Fee and the Noteholders' Interest Distributable Amount.  On any Distribution Date, the Certificateholders' Interest Distributable Amount will equal 30 days' interest at the Pass-Through Rate on the Certificate Balance (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding the first Distribution Date) plus any amounts due but not paid on previous Distribution Dates with interest thereon at the Pass-Through Rate.  See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement--Reserve Account" herein.

Distributions of Principal Payments.   Certificateholders will be entitled to distributions of principal on each Distribution Date commencing on the Distribution Date on which the Notes have been paid in full, in an amount equal to the Certificateholders' Percentage of the Principal Distribution Amount in respect of the related Collection Period, subject to certain limitations.  Distributions with respect to principal payments will generally be funded from the portion of the Total Distribution Amount remaining after the distribution of the Total Servicing Fee, the Noteholders' Distributable Amount, if any, and the Certificateholders' Interest Distributable Amount.  See "Description of the Transfer and Servicing Agreement--Distributions" and "--Credit Enhancement--Reserve Account" in this prospectus supplement.

On and after any Distribution Date on which the Notes have been paid in full, funds in the Reserve Account will be applied to reduce the Certificate Balance to zero if, after giving effect to all distributions to the Servicer, the Noteholders and the Certificateholders on such Distribution Date, the amount on deposit in the Reserve Account is equal to or greater than the Certificate Balance.

Subordination of Certificates.   The rights of Certificateholders to receive distributions of interest are subordinated to the rights of Noteholders to receive payments of interest.  In addition, the Certificateholders have no right to receive distributions of principal until the principal amount of the Notes has been paid in full.   Consequently, funds on deposit in the Collection Account (including amounts deposited therein from the Reserve Account) will be applied to the payment of interest on the Notes before distributions of interest on the Certificates and will be applied to the payment of principal on the Notes before distributions of principal on the Certificates.   In addition, following the occurrence of certain Events of Default or an acceleration of the Notes, the Noteholders will be entitled to be paid in full before the Certificateholders are entitled to any distributions.

Optional Prepayment.  If the Servicer exercises its option to purchase the Receivables when the Pool Balance declines to 5% or less of the Initial Pool Balance, Certificateholders will receive an amount in respect of the Certificates equal to the Certificate Balance together with accrued and unpaid interest thereon, which distribution will effect early retirement of the Certificates.   See "Description of the Transfer and Servicing Agreements--Termination" in the Prospectus.

Auction Sale.  In the event of an Auction Sale, the Certificates will be prepaid at a price equal to the Certificate Balance plus accrued and unpaid interest thereon at the Pass-Through Rate.  See "Description of the Transfer and Servicing Agreements--Termination" in the Prospectus.

Description of the Transfer and Servicing Agreements

The following information summarizes all material provisions of the Sale and Servicing Agreement, substantially in the form filed as an exhibit to the Registration Statement, pursuant to which the Trust is purchasing and the Servicer is undertaking to service the Receivables and the Trust Agreement pursuant to which the Trust will be created and the Certificates will be issued (collectively the "Transfer and Servicing Agreements").  The following summary supplements the description of the general terms and provisions of the Transfer and Servicing Agreements set forth in the Prospectus, to which description reference is hereby made.

Sale and Assignment of Receivables

Certain information regarding the conveyance of the Receivables by the Seller to the Depositor and by the Depositor to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement is set forth in the Prospectus under "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

Accounts

[The assets of the Trust will not include a Pre-Funding Account.]  All other Accounts referred to under "Description of the Transfer and Servicing Agreements--Accounts" in the Prospectus, as well as a Reserve Account, will be established by the Servicer and maintained  with the Indenture Trustee in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders.

Servicing Compensation

The Servicer will be entitled to receive a fee (the "Servicing Fee") for each Collection Period in an amount equal to the product of one-twelfth of [    ]% per annum for so long as [               ] or an affiliate thereof is the Servicer, and [    ]% per annum if [               ] or an affiliate thereof is no longer the Servicer (the "Servicing Fee Rate") and the Pool Balance as of the first day of the Collection Period.  The "Servicing Fee" will also include such other amounts to be paid to the Servicer as described in the Prospectus.  The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates (the "Total Servicing Fee"), will be paid from the Total Distribution Amount.  The Total Servicing Fee will be paid prior to the distribution of any portion of the Interest Distribution Amount to the Noteholders or the Certificateholders.  See "Description of the Transfer and Servicing Agreement--Servicing Compensation and Payment of Expenses" in the Prospectus.

Distributions

Deposits to the Collection Account.  On or before the earlier of the eighth business day of the month in which a Distribution Date occurs and the fourth business day preceding such Distribution Date (the "Determination Date"), the Servicer will calculate the Total Distribution Amount, the Interest Distribution Amount, the Available Principal, the Principal Distribution Amount, the Total Servicing Fee, the Noteholders' Interest Distributable Amount, the Noteholders' Principal Distributable Amount, the Certificateholders' Interest Distributable Amount, the Certificateholders' Principal Distributable Amount, the Advances, if any, to be made by the Servicer of interest and principal due on the Actuarial Receivables, the amount, if any, to be withdrawn from the Payahead Account and deposited in the Collection Account, the amount, if any, to be withdrawn from the Reserve Account and deposited in the Collection Account and the amount, if any, to be withdrawn from the Reserve Account and paid to the Depositor, in each case, with respect to such Distribution Date.

On or before each Distribution Date, the Servicer will cause the Indenture Trustee to withdraw from the Payahead Account and

(1)

deposit into the Collection Account in immediately available funds, the portion of Payaheads constituting scheduled payments on Actuarial Receivables or that are to be applied to prepay Actuarial Receivable in full and

(2)

distribute to the Depositor, in immediately available funds, all investment earnings on funds in the Payahead Account with respect to the preceding Collection Period.  On or before each Distribution Date the Servicer will deposit any advances for such Distribution Date into the Collection Account.

On or before the business day preceding each Distribution Date, the Servicer will cause the Interest Distribution Amount and the Available Principal for such Distribution Date to be deposited into the Collection Account.  On or before each Distribution Date, the Servicer shall cause the Indenture Trustee to withdraw from the Reserve Account and deposit in the Collection Account an amount (the "Reserve Account Transfer Amount") equal to the lesser of

(x)

the amount of cash or other immediately available funds in the Reserve Account on such Distribution Date (before giving effect to any withdrawals therefrom relating to such Distribution Date) or

(y)

the amount, if any, by which

(A)

the sum of the Total Servicing Fee, the Noteholders' Interest Distributable Amount, the Certificateholders' Interest Distributable Amount, the Noteholders' Principal Distributable Amount and the Certificateholders' Principal Distributable Amount for such Distribution Date exceeds

(B)

the sum of the Interest Distribution Amount and the Available Principal for such Distribution Date.

The "Interest Distribution Amount" for a Distribution Date will be the sum of the following amounts with respect to any Distribution Date, computed, with respect to Simple Interest Receivables, in accordance with the simple interest method, and with respect to Actuarial Receivables, in accordance with the actuarial method:

•

that portion of all collections on the Receivables allocable to interest in respect of the preceding Collection Period (including, with respect to Actuarial Receivables, amounts withdrawn from the Payahead Account and allocable to interest and excluding amounts deposited into the Payahead Account and allocable to interest, in each case, in respect of the preceding Collection Period);

•

all proceeds (other than any proceeds from any Dealer commission) ("Liquidation Proceeds") of the liquidation of Liquidated Receivables, net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivables, to the extent attributable to interest due thereon, which became Liquidated Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures;

•

all advances made by the Servicer of interest due on the Actuarial Receivables in respect of the preceding Collection Period;

•

the Purchase Amount of each Receivable that was repurchased by the Seller or purchased by the Servicer during the preceding Collection Period to the extent attributable to accrued interest thereon;

•

all monies collected, from whatever source (other than any proceeds from any Dealer commission), in respect to Liquidated Receivables during any Collection Period following the Collection Period in which such Receivable was written off, net of the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law to be remitted to the Obligor ("Recoveries"); and

•

investment earnings for such Distribution Date;

In calculating the Interest Distribution Amount, the following shall be excluded:  all payments and proceeds (including Liquidation Proceeds) of any Receivables

(1)

repurchased by the Seller or purchased by the Servicer, the Purchase Amount of which has been included in the Interest Distribution Amount on a prior Distribution Date and

(2)

received on Actuarial Receivables and distributed to the Servicer, with respect to such Distribution Date, as reimbursement for any unreimbursed advances in accordance with the Sale and Servicing Agreement.

The "Available Principal" for a Distribution Date will be the sum of the following amounts with respect to any Distribution Date, computed, with respect to Simple Interest Receivables, in accordance with the simple interest method, and, with respect to Actuarial Receivables, in accordance with the actuarial method:

•

that portion of all collections on the Receivables allocable to principal in respect of the preceding Collection Period (including, with respect to Actuarial Receivables, amounts withdrawn from the Payahead Account and allocable to principal and excluding amounts deposited into the Payahead Account and allocable to principal, in each case, in respect of the preceding Collection Period);

•

Liquidation Proceeds attributable to the principal amount of Receivables which became Liquidated Receivables during the preceding Collection Period in accordance with the Servicer's customary servicing procedures with respect to such Liquidated Receivables;

•

all advances made by the Servicer of principal due on the Actuarial Receivables in respect of the preceding Collection Period;

•

to the extent attributable to principal, the Purchase Amount of each Receivable repurchased by the Seller or purchased by the Servicer during the preceding Collection Period; and

•

partial prepayments on Receivables in respect of the preceding Collection Period relating to refunds of extended service contracts, or of physical damage, credit life, credit accident or health insurance premium, disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor and only to the extent not included in the first bullet point above.

In calculating the Available Principal, the following shall be excluded:  all payments and proceeds (including Liquidation Proceeds) of any Receivables

(1)

repurchased by the Seller or purchased by the Servicer the Purchase Amount of which has been included in the Available Principal on a prior Distribution Date, and

(2)

received on Actuarial Receivables and distributed to the Servicer, with respect to such Distribution Date, as reimbursement for any unreimbursed advances in accordance with the Sale and Servicing Agreement.

The "Principal Distribution Amount" for a Distribution Date will be the sum of the following amounts with respect to the preceding Collection Period:

(1)

(a) with respect to Simple Interest Receivables, that portion of all collections on the Receivable allocable to principal in respect of the preceding Collection Period and (b) with respect to Actuarial Receivables the sum of

(x)

the amount of all scheduled payments allocable to principal due during the preceding Collection Period and

(y)

the portion of all prepayments in full allocable to principal received during the preceding Collection Period,

in the case of both (a) and (b) without regard to any extensions or modifications thereof effected after the Cut-off Date, other than with respect to any extensions or modifications in connection with Cram Down Losses during such Collection Period;

(2)

the principal balance of each Receivable that was repurchased by the Seller or purchased by the Servicer in each case during the preceding Collection Period (except to the extent included in (1) above);

(3)

the principal balance of each Liquidated Receivable which became such during the preceding Collection Period (except to the extent included in (1) above);

(4)

partial prepayments on Receivables in respect of the preceding Collection Period relating to refunds of extended service contracts, or of physical damage, credit life, credit accident or health insurance premium, disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor and only to the extent not included in clause (1) above; and

(5)

the aggregate amount of Cram Down Losses during such Collection Period.

Monthly Withdrawals from Collection Account.  On each Distribution Date, the Servicer shall instruct the Indenture Trustee to withdraw from the Collection Account and deposit in the Payahead Account in immediately available funds, the aggregate Payaheads collected during the preceding Collection Period.  On each Distribution Date, the Servicer shall instruct the Indenture Trustee to make the following withdrawals, based upon the calculations set forth in "Deposits to the Collection Account" above, deposits and distributions, in the amounts and in the order of priority specified below, to the extent of the sum of the Interest Distribution Amount and the Available Principal in respect of such Distribution Date and the Reserve Account Transfer Amount in respect of such Distribution Date (the "Total Distribution Amount"):

(1)

from the Collection Account to the Servicer, from the Total Distribution Amount, the Total Servicing Fee;

(2)

from the Collection Account to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clause (1), the Noteholders' Interest Distributable Amount;

(3)

from the Collection Account to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (1) and (2), the Certificateholders' Interest Distributable Amount;

(4)

from the Collection Account to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clauses (1) through (3), the Noteholders' Principal Distributable Amount;

(5)

from the Collection Account to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (1) through (4), the Certificateholders' Principal Distributable Amount; and

(6)

from the Collection Account to the Reserve Account, any amounts remaining after the application of clauses (1) through (5).

Notwithstanding the foregoing, following the occurrence and during the continuation of certain Events of Default or an acceleration of the Notes, the Total Distribution Amount remaining after the application of clauses (1) and (2) above will be deposited in the Note Distribution Account to the extent necessary to reduce the principal balance of the Notes to zero.

On each Distribution Date, all amounts on deposit in the Note Distribution Account will be paid in the following order of priority:

(a)

to the Noteholders, accrued and unpaid interest on the outstanding principal balance of the Notes at the Interest Rate; and

(b)

to the Noteholders in reduction of principal until the principal balance of the Notes has been reduced to zero;

On each Distribution Date, all amounts on deposit in the Certificate Distribution Account will be distributed to the Certificateholders in the following order of priority:

(a)

to the Certificateholders, accrued and unpaid interest on the Certificate Balance at the Pass-Through Rate; and

(b)

to the Certificateholders in reduction of principal until the principal balance of the Certificates has been reduced to zero.

Related Definitions

For purposes hereof, the following terms have the following meanings:

"Collection Period" means, with respect to a Distribution Date, (x) in the case of the initial Distribution Date, the period from and including the Cut-off Date through and including [    ] and (y) thereafter, the calendar month preceding the related Distribution Date.

"Cram Down Loss" means, with respect to a Receivable if a court of appropriate jurisdiction in a bankruptcy or insolvency proceeding shall have issued an order reducing the amount owed on such Receivable or otherwise modifying or restructuring the scheduled payments to be made on such Receivable, an amount equal to

(1)

the excess of the principal balance of such Receivable immediately prior to such order over the principal balance of such Receivable as so reduced and/or

(2)

if such court shall have issued an order reducing the effective rate of interest on such Receivable, the net present value (using as the discount rate the higher of the APR on such Receivable or the rate of interest, if any, specified by the court in such order) of the scheduled payments as so modified or restructured.

A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

The "Pool Balance" at any time will represent the aggregate principal balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments (other than Payaheads) received from Obligors, Purchase Amounts and advances to be remitted by the Depositor, the Servicer and the Seller, as the case may be, all for such Collection Period, all losses realized on Receivables that became Liquidated Receivables during such Collection Period and all Cram Down Losses for such Collection Period.

"Realized Losses" means the excess of the principal balance of a Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

"Liquidated Receivables" means, Receivables (1) which have been liquidated by the Servicer through the sale of the related Financed Vehicle, (2) as to which all or a portion representing 10% or more of a scheduled payment due is [150] or more days delinquent or (3) with respect to which proceeds have been received which, in the Servicer's judgment, constitute the final amounts recoverable in respect of such Receivable.

"Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

"Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date.

"Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, the product of (x) one-twelfth of the Interest Rate (or, in the case of the first Distribution Date, the Interest Rate multiplied by a fraction, the numerator of which is the number of days elapsed from and including the Closing Date to but excluding such Distribution Date and the denominator of which is 360) and (y) the outstanding principal balance of the Notes on the immediately preceding Distribution Date, after giving effect to all distributions of principal to the Noteholders on such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

"Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Noteholders' Interest Carryover Shortfall on such preceding Distribution Date over the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding Distribution Date, to the extent permitted by law, at the Interest Rate borne by the Notes from such preceding Distribution Date through the current Distribution Date.

"Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the Notes.  In addition, on the Note Final Scheduled Distribution Date, the principal required to be deposited in the Note Distribution Account will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balance of the Notes to zero.

"Noteholders" Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Noteholders' Percentage of the Principal Distribution Amount.

"Noteholders' Percentage" means (a) for each Distribution Date until the principal balance of the Notes is reduced to zero, 100%, and (b) zero for each Distribution Date thereafter.

"Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Noteholders' Monthly Principal Distributable Amount and any outstanding Noteholders' Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Distribution Account.

"Certificateholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Principal Distributable Amount and the Certificateholders' Interest Distributable Amount.

"Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date.

"Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, the product of (x) one-twelfth of the Pass-Through Rate (or, in the case of the first Distribution Date, the Pass-Through Rate multiplied by a fraction, the numerator of which is the number of days elapsed from and including the Closing Date to but excluding such Distribution Date) and the denominator of which is 360) and (y) the Certificate Balance on the immediately preceding Distribution Date, after giving effect to all payments of principal to the Certificateholders on or prior to such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

"Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Certificateholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest at the Pass-Through Rate that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Pass-Through Rate from and including such preceding Distribution Date to but excluding the current Distribution Date.

"Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Principal Distributable Amount for such Distribution Date and the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Certificateholders' Principal Distributable Amount shall not exceed the Certificate Balance.  In addition, on the Certificate Final Scheduled Distribution Date, the principal required to be distributed to Certificateholders will include the lesser of

(a)

any payments of principal due and remaining unpaid on each Receivable in the Trust as of the Final Scheduled Maturity Date or

(b)

the portion of the amount that is necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on such Distribution Date and allocable to principal) to reduce the Certificate Balance to zero, in either case after giving effect to any required distribution of the Noteholders' Principal Distributable Amount to the Note Distribution Account.  In addition, on any Distribution Date on which, after giving effect to all distributions to the Servicer, the Noteholders and the Certificateholders on such Distribution Date,

(1)

the outstanding principal balance of the Notes is zero and

(2)

the amount on deposit in the Reserve Account is equal to or greater than the Certificate Balance, the Certificateholders' Principal Distributable Amount shall include an amount equal to such Certificate Balance.

"Certificateholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Certificateholders' Percentage of the Principal Distribution Amount or, with respect to any Distribution Date on or after the Distribution Date on which the outstanding principal balance of the Notes is reduced to zero, 100% of the Principal Distribution Amount (less any amount required on the first such Distribution Date to reduce the outstanding principal balance of the Notes to zero, which shall be deposited into the Note Distribution Account).

"Certificateholders' Percentage" means 100% minus the Noteholders' Percentage.

"Certificateholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Certificateholders' Monthly Principal Distributable Amount and any outstanding Certificateholders' Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution Account on such Distribution Date.

"Certificate Balance" equals, initially, $[          ] and, thereafter, equals the initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders.

"Pass-Through Rate" means, with respect to the Certificates, [    ]% per annum.

Credit Enhancement

Reserve Account.  Pursuant to the Sale and Servicing Agreement, the Reserve Account will be created and maintained with the Indenture Trustee.  On the Closing Date, the Depositor will deposit $[    ] ([    ]% of aggregate initial principal balance of the Notes plus the initial Certificate Balance) (the "Reserve Account Initial Deposit") in the Reserve Account.  The Reserve Account Initial Deposit will be augmented on each Distribution Date by the deposit in the Reserve Account of amounts remaining after distribution of the Total Servicing Fee and amounts to be paid to the Noteholders and Certificateholders.  If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, the Servicer will instruct the Indenture Trustee to distribute the amount of the excess to the Depositor.  Upon any distribution to the Depositor of amounts from the Reserve Account, neither the Noteholders nor the Certificateholders will have any rights in, or claims to, such amounts.  In certain circumstances, funds in the Reserve Account will be used to reduce the Certificate Balance to zero.

"Specified Reserve Account Balance" with respect to any Distribution Date generally means the greater of

(a)

[    ]% of the sum of the aggregate outstanding principal amount of the Notes and the outstanding Certificate Balance on such Distribution Date (after giving effect to all payments on the Notes and distributions with respect to the Certificates to be made on such Distribution Date) or

(b)

[    ]% of the aggregate initial principal balance of the Notes plus the initial Certificate Balance.  In no circumstances will the Depositor be required to deposit any amounts in the Reserve Account other than the Reserve Account Initial Deposit to be made on the Closing Date.

Subordination of the Certificates.  The rights of the Certificateholders to receive distributions will be subordinated to the rights of the Noteholders following the occurrence of certain Events of Default or an acceleration of the Notes.  The subordination of the Certificates is intended to enhance the likelihood of receipt by Noteholders of amounts due them and to decrease the likelihood that the Noteholders will experience losses.  In addition, the Reserve Account is intended to enhance the likelihood of receipt by Noteholders and Certificateholders of amounts due them and to decrease the likelihood that the Noteholders and Certificateholders will experience losses.  However, in certain circumstances, the Reserve Account could be depleted.  If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount on deposit in the Reserve Account a temporary shortfall in the amounts distributed to the Noteholders or the Certificateholders could result.  In addition, depletion of the Reserve Account ultimately could result in losses to Noteholders and Certificateholders.

Federal Income Tax Consequences

McKee Nelson LLP is of the opinion that,

(x)

based on the terms of the Notes and the transactions relating to the Receivables as set forth herein, the Notes will be treated as debt for federal income tax purposes and

(y)

based on the applicable provisions of the Trust Agreement and Related Documents, for federal income tax purposes, the Trust will not be classified as an association taxable as a corporation and the Trust will not be treated as a publicly traded partnership taxable as a corporation.

The Trust and Certificateholders will agree by their purchase of Certificates, if there is more than one Certificateholders, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the Certificateholders as partners of the partnership and the Notes as debt of the partnership, and if there is one Certificateholder, to treat that holder as the owner of the assets of the Trust and to treat the Trust as a disregarded entity. It is not anticipated that the Notes will be treated as issued will original issue discount ("OID").  See "Material Federal Income Tax Consequences" in the Prospectus.

State and Local Tax Consequences

The discussion above does not address the tax consequences of purchase, ownership or disposition of the Securities under any state or local tax law.  We recommend that investors consult their own tax advisors regarding state and local tax consequences.

ERISA Considerations

The Notes

Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing, or other employee benefit plan, as well as individual retirement accounts and particular types of Keogh Plans subject to those provisions, and entities deemed to hold plan assets of these plans (each, a "Benefit Plan"), from engaging in particular transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Benefit Plan. A violation of these "prohibited transaction" rules may generate excise tax and other penalties and liabilities under ERISA and the Code for these persons. ERISA also imposes particular duties on persons who are fiduciaries of Benefit Plans subject to ERISA. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of the Benefit Plan, subject to exceptions not here relevant.

Some transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchases [     ] Notes if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an equity interest in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An "equity interest" is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the Trust believes that, at the time of their issuance the [     ] Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. The debt status of the [     ] Notes could be affected subsequent to their issuance by particular types of changes in the financial condition of the Trust.

Without regard to whether [     ] Notes are treated as an equity interest under the Plan Assets Regulation, the acquisition or holding of the [     ] Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Seller, the Servicer, the Indenture Trustee or the Owner Trustee is or becomes a party in interest or a disqualified person with respect to a Benefit Plan or in the event that a subsequent transfer of a [     ] Note occurs between a Benefit Plan and a party in interest or disqualified person with respect to the Plan. Some exemptions from the prohibited transaction rules could be applicable to the purchase and holding of [     ] Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the [     ] Notes. Included among these exemptions, each of which contains several conditions which must be satisfied before the exemption applies, are: PTCE 90-1, regarding particular transactions entered into by insurance company pooled separate accounts; PTCE 95-60, regarding particular transactions entered into by insurance company general accounts; PTCE 96-23, regarding particular transactions effected by "in-house asset managers"; PTCE 91-38 regarding particular types of transactions entered into by bank collective investment funds; and PTCE 84-14, regarding particular transactions effected by "qualified professional asset managers." By acquiring a [     ] Note, each purchaser and each transferee of a [     ] Note shall be deemed to represent and warrant that either (1) it is not acquiring a [     ] Note with the assets of a Benefit Plan; or (2) its purchase and holding of the [     ] Notes will qualify for prohibited transaction exemptive relief under PTCE 95-60, PTCE 96-23, PTCE 91-38, PTCE 90-1, PTCE 84-14 or some other applicable exemption.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and some church plans (as defined in Section 3(33) of ERISA) may not be subject to ERISA requirements. However, governmental plans can be subject, under federal, fiduciary, state or local law, to restrictions which are similar to ERISA and church plans may be subject to other types of prohibited transaction restrictions under the Code.

A Benefit Plan fiduciary considering the purchase of [     ] Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

The Certificates

The Certificates may not be acquired (directly or indirectly) by or on behalf of any Benefit Plan or any entity (including an insurance company general account) whose underlying assets include plan assets of the Benefit Plan by reason of a plan's investment in the entity.  By acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not a Benefit Plan.

Underwriting

Subject to the terms and conditions set forth in the Underwriting agreement relating to the Notes and the Certificates (the "Underwriting Agreement"), the Depositor has agreed to sell to Deutsche Bank Securities Inc. (the "Underwriter"), and the Underwriter has agreed to purchase, the Notes and the Certificates, subject to the satisfaction of certain conditions precedent.

The Depositor has been advised by the Underwriter that the Underwriter proposes to offer the Notes to the public initially at the public offering prices set forth on the cover page of this prospectus supplement, and to certain dealers at such prices less a concession of [   ]% per Note, that the Underwriter and such dealers may allow a discount of [   ]% per Note on the sale to certain other dealers; and that after the initial public offering of the Notes, the public offering prices and the concessions and discounts to dealers may be changed by the Underwriter.

The Depositor has been advised by the Underwriter that the Underwriter proposes to offer the Certificates to the public initially at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at such price less a concession of [   ]% per Certificate; that the Underwriter and such dealers may allow a discount of [   ]% per Certificate on the sale to certain other dealers; and that after the initial public offering of the Certificates, the public offering price and the concession and discount to dealers may be changed by the Underwriter.

Until the distribution of the Securities is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Securities.  As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the prices of the Securities.  Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such Securities.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither the Depositor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Securities.  In addition, neither the Depositor nor the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The Depositor has agreed to indemnify the Underwriter against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriter may be required to make in respect thereof.  In the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and, may, therefore, be unenforceable.

The Trust may, from time to time, invest the funds in the Trust Accounts and the Certificate Distribution Account in Eligible Investments acquired from the Underwriter.

The closing of the sale of the Notes is conditioned on the closing of the sale of the Certificates, and the closing of the sale of the Certificates is conditioned on the closing of the sale of the Notes.

Legal Matters

Certain legal matters with respect to the Notes and the Certificates will be passed upon for the Depositor by [        ].  Certain legal matters with respect to the Notes and the Certificates will be passed upon for the Underwriter by McKee Nelson LLP, New York, New York.  McKee Nelson LLP also will pass upon the material federal income tax consequences related to the Notes and the Certificates.  Certain legal matters under the laws of the State of Delaware will  be passed upon for the Depositor by [        ], [        ].

SUBJECT TO COMPLETION, DATED JUNE 24, 2005

PROSPECTUS SUPPLEMENT (to prospectus dated [                 ])

$[                 ] (Approximate)

[                 ] Auto Grantor Trust [  ]-[  ]

Issuer

ACE SECURITIES CORP.

Depositor

[                 ]

Servicer

Consider carefully the risk factors beginning on page S-[]	Certificates Offered • $[ ], [ ]% Class A certificates
in this prospectus supplement	• $[ ],[ ]% Class B certificates
and on page [ ] of the
prospectus.	Assets
For a list of capitalized	• Retail automobile receivables
terms used in this prospectus
supplement and the prospectus	Credit Enhancement
see the index of defined terms	• Class A certificates
beginning on page S-[ ] of this	• subordination of Class B certificates
prospectus supplement and on	• reserve account
page [ ] of the prospectus.
The certificates will represent	• Class B certificates
interests in the trust fund only	• reserve account
and will not represent interests
in or obligations of any other	Expected Ratings
entity. This prospectus supplement	• AAA from S&P and Aaa from Moody’s for the Class A certificates may be used to offer and sell
the certificates only if	• AA from S&P and A3 from Moody’s for the
accompanied by the prospectus	Class B certificates

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the attached prospectus is accurate or complete.  Making any contrary representation is a criminal offense.

	Price to Public(1)	Underwriting Discounts and Commissions	Proceeds to the Depositor(1)(2)
Per Class A Certificates	%	%	%
Per Class B Certificates	%	%	%
Total	$	$	$

_____________

(1) Plus accrued interest from [                 ].

(2) Before deducting expenses, estimated to be $[                 ].

Deutsche Bank Securities Inc.

The date of this prospectus supplement is [                 ]

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted

Important Notice About Information Presented in this

Prospectus Supplement and the Accompanying Prospectus:

We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

Prospectus Supplement

Prospectus Supplement

Caption

Page

Summary of Terms

S-

Risk Factors

S-

Formation of the Trust

S-

The Trust Property

S-

The Receivables Pool

S-

The Servicer

S-

Weighted Average Life of the
  Certificates

S-

Use of Proceeds

S-

Description of the Certificates

S-

Federal Income Tax Consequences

S-

State and Local Tax Consequences

S-

ERISA Considerations

S-

Underwriting

S-

Ratings

S-

Caption

Page

Legal Matters

S-

Prospectus

Caption

Page

Risk Factors

The Trusts

The Trustee

The Receivables Pools

The Collateral Certificates

The Government Securities

Weighted Average Life of the Securities

Pool Factors and Trading Information

The Seller and the Servicer

Use of Proceeds

Description of the Notes

Description of the Certificates

Certain Information Regarding

the Securities

Description of the Transfer and Servicing Agreements

Certain Legal Aspects of the Receivables

Material Federal Income Tax Consequences

State and Local Tax Consequences

ERISA Considerations

Plan of Distribution

Legal Matters

Prospectus Supplement

Reports to Securityholders

Available Information

Incorporation of Certain Documents by Reference

Index of Terms

Annex I - Global Clearance, Settlement and Tax Documentation Procedures

Summary of Terms

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the notes, it is necessary that you read carefully this entire prospectus supplement and accompanying prospectus.

While this summary contains an overview of certain calculations, cash flow priorities, and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

Issuer	[ ] Auto Grantor Trust [ ]-[ ].
Depositor	Ace Securities Corp.
Servicer	[ ]
Seller	[ ]
Trustee	[ ]
Collateral Agent	[ ]
Closing Date	On or about [ ].
Cutoff Date	The opening of business on [ ]
Distribution Dates	The [ ]th day of each month or the next business day if the [ ]th day is not a business day, beginning in [ ].
Record Dates	The business day immediately prior to a distribution date or, if definitive certificates are issued, the last day of the month prior to a distribution date.
Minimum Denominations	$25,000 except for one Class B certificate.
Form	Book-entry.
Interest Accrual Method	30/360.
Final Scheduled Distribution Date	[ ].

The Receivables

The receivables are amounts owed by individuals under fixed rate simple interest or actuarial retail installment sale contracts to purchase or refinance new or used automobiles, including passenger cars, minivans, sport utility vehicles and light trucks, substantially all of which were purchased from motor vehicle dealers.

The receivables had the following characteristics as of [                 ]. As of the closing date, no more than [ ]% of the receivables will have characteristics that differ from those described in this prospectus supplement as of [                 ].

Number of receivables
Principal amount	$
Annual percentage rates	% to %
Weighted average annual percentage rate	%
Original term	months to months
Weighted average original term	months
Remaining term	months to months
Weighted average remaining term	months
New by principal	%
Used by principal	%
Simple interest by principal	%
Actuarial by principal	%
States
PA by principal	%
DE by principal	%
NJ by principal	%

Interest Distributions

On each distribution date, if the trust has sufficient cash, it will pay you the interest accrued on your certificates during the related interest period.  The trust will not pay interest on the Class B certificates on any distribution date until the Class A certificateholders have received their full payment of interest on that distribution date. Interest periods begin on the prior distribution date and run through the day before the current distribution date.  The first interest period begins on [                 ] and runs through the day before the first distribution date. We will assume that each year has 360 days consisting of twelve 30 day months.

Principal Distributions

The Class A certificates and Class B certificates will be entitled to a pro rata share of the principal collections.  However, the trust will make principal distributions to the Class A certificates before making principal distributions to the Class B certificates on each distribution date.

Reserve Account

There will be a reserve account to help cover cash flow shortfalls. Initially,

the account will be $[                 ]. On each distribution date the trustee will

deposit amounts remaining after distribution of the servicing fee and amounts to be paid to the certificateholders in the reserve account until the amount equals a specified amount.

Optional Termination

When the principal amount of the receivables is 10% or less than it was on the cutoff date, the servicer may buy the receivables.  You must receive the principal amount of your certificates and all accrued but unpaid interest or the receivables will not be sold.

Federal Tax Consequences

McKee Nelson LLP, special federal tax counsel to the trust, is of the opinion that the trust will be classified, for federal income tax purposes, as a grantor trust and not as an association taxable as a corporation.  Certificateholders must report their respective allocable shares of income earned on trust assets excluding certain amounts retained by the depositor as described in this prospectus supplement and, subject to the limitations applicable to individuals, estates, trusts and partnerships, may deduct their respective allocable shares of reasonable servicing and other fees.  However, the tax code is complex, and we recommend that you and your tax advisors review the information under the caption “Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences -- Grantor Trusts” in the prospectus.

Erisa Considerations

The certificates may be purchased by ERISA and other retirement plans if one or more administrative exemptions apply.  See “ERISA Considerations” in this prospectus supplement and the prospectus.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates.

You May Have Difficulty Selling Your Certificates

The certificates will not be listed on any securities exchange.  As a result, if you want to sell your certificates you must locate a purchaser that is willing to purchase those certificates.  Each underwriter intends to make a secondary market for the certificates purchased by it.  The underwriters will do so by offering to buy the certificates from investors that wish to sell.  However, neither underwriter will be obligated to make offers to buy the certificates and may stop making offers at any time.  In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay.  There have been times in the past where there have been very few buyers of asset backed securities, and there may be times in the future where there will be very few buyers of asset backed securities.  As a result, you may not be able to sell your certificates when you want to do so or you may not be able to obtain the price that you wish to receive.

Certain Features Of The Receivables Pool May Result In Losses Or Cash Flow Shortfalls	There are a number of features of the receivables in the pool that create additional risk of loss, including the following:
[The Concentration of Receivables in specific geographic areas may increase the risk of loss.

Economic conditions in the states where obligors reside may affect the delinquency, loan loss and repossession experience of the trust with respect to the receivables.  As of the cutoff date, with respect to approximately [  ]%, [  ]% and [  ]% of the principal amount of the receivables, obligors took initial title to the motor vehicles relating to the receivables in [                 ], [                 ] and [                 ], respectively. Economic conditions in any state or region may decline over time and from time to time.  Because of the concentration of the obligors in certain states, any adverse economic conditions in those states may have a greater effect on the performance of the certificates than if the concentration did not exist.  We are not aware of any adverse economic conditions that are peculiar to [                 ], [                 ] or [                 ] as of the date of this prospectus supplement. In addition, we do not believe that the laws of those states relating to motor vehicle financing and the rights of lenders are more burdensome than those in other states.]

Newly originated loans may be more likely to default which may cause losses.

Defaults on automobile loans tend to occur at higher rates during the early years of the automobile loans. A substantial majority of the automobile loans will have been originated within 12 months prior to the sale to the trust.  As a result, the trust may experience higher rates of default than if the automobile loans had been outstanding for a longer period of  time.

Class B certificates will absorb cash shortfalls before the Class A certificates

The Class B certificateholders will not receive any distribution of interest until the full amount of interest on the Class A certificates has been paid on each distribution date.  The Class B certificateholders will not receive any distributions of principal until the full amount of principal of the Class A certificates has been paid on that distribution date.  Holders of the certificates must rely for repayment upon payments on the receivables, and, if and to the extent available, amounts on deposit in the reserve account.  If funds in the reserve account are exhausted, the trust will depend solely on current distributions on the receivables to make payments on the certificates.  Delinquent payments on the receivables may result in a shortfall in the distributions on the Class B certificates on any distribution date due to the priority of payments on the Class A certificates.

Your yield to maturity may be reduced by prepayments, delinquencies and defaults	The pre-tax yield to maturity on your investment is uncertain and will depend on a number of factors including the following:
The rate of return of principal is uncertain.

The amount of distributions of principal of the certificates and the time when you receive those distributions depends on the amount and the times at which borrowers make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the receivables.

You may be unable to reinvest distributions in comparable investments.

Asset backed securities, like the certificates, usually produce more returns of principal to investors when market interest rates fall below the interest rates on the receivables and produce less returns of principal when market interest rates are above the interest rates on the receivables. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the certificates, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the certificates. You will bear the risk that the timing and amount of distributions on your certificates will prevent you from attaining your desired yield.

An early termination will shorten the life of your investment which may reduce your yield to maturity.

If the receivables are sold upon exercise of the servicer’s optional termination, you will receive the principal amount of your certificates plus accrued interest through the related interest period. Because your certificates will no longer be outstanding, you will not receive the additional interest payments that you would have received had the certificates remained outstanding. If you bought your securities at a premium, your yield to maturity will be lower than it would have been if the optional termination had not been exercised.

Withdrawal or downgrading of initial ratings will reduce the prices for certificates

A security rating is not a recommendation to buy, sell or hold securities.  Similar ratings on different types of securities do not necessarily mean the same thing.  We recommend that you analyze the significance of each rating independently from any other rating.  Any rating agency may change its rating of the certificates after those certificates are issued if that rating agency believes that circumstances have changed.  Any subsequent withdrawal or downgrade in rating will likely reduce the price that a subsequent purchaser will be willing to pay for the certificates.

Class B certificateholders may have to pay taxes on amounts not actually received

For federal income tax purposes, amounts otherwise payable to the owners of the Class B certificates that are paid to the owners of the Class A certificates will be deemed to have been received by the owners of the Class B certificates and then paid by them to the owners of the Class A certificates pursuant to a guaranty.  Accordingly, the owners of the Class B certificates could be liable for taxes on amounts not actually received. See “Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences -- Grantor Trusts” in the prospectus.

The certificates are not suitable investments for all investors

The certificates are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on any specific date.  The certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

Formation of the Trust

Pursuant to a pooling and servicing agreement (as amended and supplemented, the “Agreement”), to be dated as of [                 ] (the “Cutoff Date”), among Ace Securities Corp., as depositor (the “Depositor”), [        ], as seller (in this capacity, the “Seller”) and as servicer (in this capacity, the “Servicer”), [        ], as trustee (the “Trustee”), and [        ], as collateral agent (the “Collateral Agent”), the Depositor will establish [        ] Auto Grantor Trust [   ] (the “Trust”).  Pursuant to the Agreement, the Depositor will establish the Trust by selling and assigning a pool of fixed rate simple interest and actuarial motor vehicle retail installment sales contracts and other motor vehicle installment chattel paper (the “Receivables”) secured by new and used automobiles, recreational vehicles, including motor homes, campers, motorcycles, all-terrain vehicles and snowmobiles, vans trucks, buses and trailers (the “Financed Vehicles”) and the other Trust Property, as described below under “The Trust Property” to the Trust in exchange for the $[   ], [   ]% Class A certificates (the “Class A Certificates”) and the $[   ], [   ]% Class B certificates (the “Class B Certificates,” and, together with the Class A Certificates, the “Certificates”).  The Depositor will sell the Certificates to [                 ] and Deutsche Bank Securities Inc., (the “Underwriters”) in exchange for cash. All references in this prospectus supplement to sales, assignments and transfers to the Trust refer to sales, assignments and transfers to the Trustee on behalf of the Trust for the benefit of the holders of the Certificates (the “Certificateholders”).

The Servicer will, directly or through subservicers, hold the Receivables and the certificates of title or ownership or other documents evidencing the notation of the Seller’s lien on the certificates of title or ownership relating to the Financed Vehicles as custodian for the Trustee. However, the Receivables will not be marked or stamped to indicate that they have been sold to the Trust, and the certificates of title for the Financed Vehicles will not be endorsed or otherwise amended to identify the Trustee as the new secured party. Under the foregoing circumstances and in certain jurisdictions, the Trust’s interest in the Receivables and the Financed Vehicles may be defeated.  See  ”Risk Factors – The trust’s security interest in the financed vehicles will not be noted on the certificates of title which may cause losses” and “Certain Legal Aspects of the Receivables” in the Prospectus.

The Trust will not acquire any contracts or assets other than the Trust Property, and it is not anticipated that the Trust will have any need for additional capital resources. Because the Trust will have no operating history upon its establishment and will not engage in any business activity other than acquiring and holding the Trust Property, issuing the Certificates and distributing payments on these Certificates, no historical or pro forma financial statements or ratios of earnings to fixed charges with respect to the Trust have been included in this prospectus supplement.

The Trust Property

Each Certificate represents a fractional undivided interest in the Trust.  The “Trust Property” will include the Receivables, which, except as provided below, were originated by motor vehicle dealers (the “Dealers”) and purchased by the Seller pursuant to agreements with Dealers (“Dealer Agreements”).   Approximately [   ]% of the aggregate Principal Balance of the Receivables as of the Cutoff Date (the “Initial Pool Balance”) were directly originated by the Seller in connection with referrals from an insurance company.  On the date of the issuance of the Certificates (the “Closing Date”), the Depositor will buy the Receivables from the Seller and the Depositor will sell the Receivables to the Trust.  The Trust Property also includes:

*

all monies received under the Receivables on and after the Cutoff Date and, with respect to Actuarial Receivables, monies received under the Actuarial Receivables prior to the Cutoff Date that are due on or after the Cutoff Date;

*

amounts as from time to time may be held in the Collection Account, the Payahead Account, the Class A Distribution Account and the Class B Distribution Account, established and maintained by the Servicer pursuant to the Agreement as described below;

*

security interests in the Financed Vehicles;

*

the rights of the Seller to receive proceeds from claims under particular insurance policies;

*

the rights of the Trustee on behalf of the Certificateholders under the Agreement;

*

the rights of the Seller to refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering the Financed Vehicles or the retail purchasers of, or other persons owing payments on, the Financed Vehicles (the “Obligors”);

*

all right, title and interest of the Seller, other than with respect to any Dealer commission, with respect to the Receivables under the related Dealer Agreements;

*

rights with respect to any repossessed Financed Vehicles; and

*

all proceeds (within the meaning of the Uniform Commercial Code) of the foregoing.

The Reserve Account will be maintained in the name of the Collateral Agent for the benefit of the Certificateholders, but will not be part of the Trust.

The Receivables Pool

Pool Composition

The Receivables were selected from the Seller’s portfolio by several criteria, including, as of the Cutoff Date, the following:

1.

each Receivable was originated in the United States of America;

2.

each Receivable was originated by a Dealer and purchased by the Seller pursuant to a Dealer Agreement; provided, that approximately [   ]% of the Initial Pool Balance was comprised of Receivables originated directly by the Seller in connection with referrals from an insurance company;

3.

each Receivable is either a Simple Interest Receivable or an Actuarial Receivable;

4.

each Receivable has an original term to maturity of not more than [   ] months and a remaining term to maturity of [   ] months or less as of the Cutoff Date;

5.

each Receivable provides for level monthly payments which fully amortize the amount financed except for the last payment, which may be different from the level payment;

6.

each Receivable is not more than [   ] days contractually past due as of the Cutoff Date and is not more than [   ] months paid ahead; and

7.

each Receivable has an APR of no less than [   ]%.

As of the Cutoff Date, no Obligor on any Receivable was noted in the records of the Servicer as being the subject of any pending bankruptcy or insolvency proceeding.  The latest scheduled maturity of any Receivable is not later than [   ] (the “Final Scheduled Maturity Date”).  The Receivables were selected from the motor vehicle retail installment sales contracts and other installment chattel paper secured by Financed Vehicles (“Motor Vehicle Loans”) in the portfolio of the Seller that met the above criteria.  The Depositor and the Seller believe that these selection procedures are not materially adverse to Certificateholders.

The Depositor considers an account past due if any portion of the payment due on a due date is not received by the succeeding due date for that account.

The composition, distribution by remaining term, distribution by APR, geographic distribution and distribution by remaining principal of the Receivables, in each case, as of the Cutoff Date are set forth in the tables below.  The percentages in the following tables may not add to 100% due to rounding.

Composition of the Receivables as of the Cutoff Date

	New Financed Vehicles	Used Financed Vehicles	Total

Aggregate Principal Balance	$[ ]	$[ ]	$[ ]
Number of Receivables	[ ]	[ ]	[ ]
Average Principal Balance	$[ ]	$[ ]	$[ ]
Average Original Balance	$[ ]	$[ ]	$[ ]
Weighted Average APR	[ ]%	[ ]%	[ ]%
APR (Range)	[ ]%- [ ]%	[ ]%- [ ]%	[ ]%- [ ]%
Weighted Average Original Term	[ ] months	[ ] months	[ ] months
Original Term (Range)	[ ] to [ ] months	[ ] to [ ] months	[ ] to [ ]months
Weighted Average Remaining Term	[ ] months	[ ] months	[ ] months
Remaining Term (Range)	[ ] to [ ] months	[ ] to [ ] months	[ ] to [ ] months

Distribution by Remaining Term of the Receivables as of the Cutoff Date

Percentage
Remaining	Number of	Aggregate	of Initial
Term (range)	Receivables	Principal Balance	Pool balance

1 - 12 months	[ ]	$ [ ]	[ ]%
13 - 24 months	[ ]	[ ]	[ ]
25 - 36 months	[ ]	[ ]	[ ]
37 - 48 months	[ ]	[ ]	[ ]
49 - 60 months	[ ]	[ ]	[ ]
61 - 72 months	[ ]	[ ]	[ ]
Total	[ ]	$[ ]	100.00%

Distribution by Annual Percentage Rate of the Receivables as of the Cutoff Date

Percentage
Annual	Number of	Aggregate	of Initial
Percentage Rate (Range)	Receivables	Principal Balance	Pool balance

7.75% - 7.99%	[ ]	$ [ ]	[ ]%
8.00% - 8.99%	[ ]	[ ]	[ ]
9.00% - 9.99%	[ ]	[ ]	[ ]
10.00% - 10.99%	[ ]	[ ]	[ ]
11.00% - 11.99%	[ ]	[ ]	[ ]
12.00% - 12.99%	[ ]	[ ]	[ ]
13.00% - 13.99%	[ ]	[ ]	[ ]
14.00% - 14.99%	[ ]	[ ]	[ ]
15.00% - 15.99%	[ ]	[ ]	[ ]
16.00%	[ ]	[ ]	[ ]
Total	[ ]	$[ ]	100.00%

Geographic Distribution of the Receivables as of the Cutoff Date

Percentage
	Number of	Aggregate	of Initial
State(1)	Receivables	Principal Balance	Pool balance

Pennsylvania	[ ]	$[ ]	[ ]%
Delaware	[ ]	[ ]	[ ]
New Jersey	[ ]	[ ]	[ ]
Maryland	[ ]	[ ]	[ ]
New York	[ ]	[ ]	[ ]
West Virginia	[ ]	[ ]	[ ]
Others(2)	[ ]	[ ]	[ ]
Total	[ ]	$[ ]	100.00%

_______________

(1)

Based on the state where the Obligors took initial title to the motor vehicles, which may differ from the state of origination of the Receivable and/or the billing addresses of the Obligors.

(2)

Includes [   ] other states and the District of Columbia, none of which have a concentration of Receivables in excess of [   ]% of the Initial Pool Balance.

Distribution by Remaining Principal Balance of the Receivables as of the Cutoff Date

Percentage
Remaining Principal	Number of	Aggregate	of Initial
Balance (Range)	Receivables	Principal Balance	Pool balance

Below $1,000	[ ]	[ ]	[ ]%
$1,000 to below $5,000	[ ]	[ ]	[ ]
$5,000 to below $10,000	[ ]	[ ]	[ ]
$10,000 to below $15,000	[ ]	[ ]	[ ]
$15,000 to below $20,000	[ ]	[ ]	[ ]
$20,000 to below $25,000	[ ]	[ ]	[ ]
$25,000 to below $30,000	[ ]	[ ]	[ ]
$30,000 to below $35,000	[ ]	[ ]	[ ]
$35,000 to below $40,000	[ ]	[ ]	[ ]
$40,000 to below $45,000	[ ]	[ ]	[ ]
$45,000 to below $50,000	[ ]	[ ]	[ ]
$50,000 to below $55,000	[ ]	[ ]	[ ]
Total	[ ]	$[ ]	100.00%

As of the Cutoff Date, approximately [   ]% of the aggregate principal balance of the Simple Interest Receivables, constituting [   ]% of the number of Simple Interest Receivables, were between [   ] payment and [   ] payments paid-ahead.  See “Maturity and Prepayment Assumptions -- Paid-Ahead Receivables” in the Prospectus.

As of the Cutoff Date, approximately [   ]% of the aggregate principal balance of the Receivables are Simple Interest Receivables.  ”Simple Interest Receivables” are receivables that provide for the amortization of the amount financed under the receivable over a series of fixed level monthly payments.  Each monthly payment includes an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated Annual Percentage Rate (“APR”) and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made.  As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance.  Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.  Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.  In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

As of the Cutoff Date, approximately [   ]% of the aggregate principal balance of the Receivables are Actuarial Receivables.  ”Actuarial Receivables” are receivables that provide for amortization of the amount financed over a series of fixed, level-payment monthly installments.  Each monthly installment, including the monthly installment representing the final payment on a Receivable, consists of an amount of interest equal to 1/12 of the APR of the amount financed multiplied by the unpaid principal balance of the amount financed, and an amount of principal equal to the remainder of the monthly payment.

If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, under the terms of the motor vehicle retail installment sale contract or loan agreement, as the case may be, a “refund” or “rebate” (which may be netted from the prepayment) will be made to the borrower of the portion of the total amount of payments then due and payable under this contract or agreement allocable to “unearned” interest, calculated on the basis of a constant interest rate.  If a Simple Interest Receivable is prepaid, rather than receive a rebate, the borrower is required to pay interest only to the date of prepayment.  The amount of a rebate under an Actuarial Receivable generally may be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

The Servicer may accede to an Obligor’s request to pay scheduled payments in advance, in which event the Obligor will not be required to make another regularly scheduled payment until the time a scheduled payment not paid in advance is due.  The amount of any payment made, which are not amounts representing Payaheads, in advance will be treated as a principal prepayment and will be distributed as part of the Principal Distribution Amount in the month following the Collection Period in which the prepayment was made.  The “Collection Period” with respect to a Distribution Date will be the calendar month preceding the calendar month in which that Distribution Date occurs.  See “Maturity and Prepayment Assumptions” in the Prospectus.

The Servicer

The Servicer is [     ].  [Insert description of the Servicer.]

Delinquency Experience

(Dollars in Thousands)

At December 31,
	[ ]		[ ]		[ ]		[ ]		[ ]
	NUMBER		NUMBER		NUMBER		NUMBER		NUMBER
	OF		OF		OF		OF		OF
	LOANS	DOLLARS	LOANS	DOLLARS	LOANS	DOLLARS	LOANS	DOLLARS	LOANS	DOLLARS
Principal Amount
Outstanding (1)	[ ]	$ [ ]	[ ]	$ [ ]	[ ]	$ [ ]	[ ]	$ [ ]	[ ]	$ [ ]
Delinquencies (2)
30-59 Days	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
60-89 Days	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
90-119 Days	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
over 120 days	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Total Delinquencies	[ ]	$ [ ]	[ ]	$ [ ]	[ ]	$ [ ]	[ ]	$ [ ]	[ ]	$ [ ]

____________

(1)

Principal Amount Outstanding is the aggregate remaining principal balance of all Receivables serviced, net of unearned interest.

(2)

The period of delinquency is based on the number of days scheduled payments are contractually past due. Includes repossessions on hand which have not been charged-off. A receivable is 30 days contractually past due if any portion of a scheduled payment has not been received by the subsequent calendar month’s scheduled payment date.

(3)

As a percent of Principal Amount Outstanding in dollars

(4)

Percentages representing Total Delinquencies may not equal the sum of the components thereof due to rounding.

Historical Loss Experience

(Dollars in Thousands)

For Year Ended December 31,
	[ ]	[ ]	[ ]	[ ]	[ ]
Period End Principal Amount Outstanding (1)	$[ ]	$[ ]	$[ ]	$[ ]	$[ ]
Average Principal Amount Outstanding (2)	$[ ]	$[ ]	$[ ]	$[ ]	$[ ]
Number of Loans Outstanding (as of period end)	[ ]	[ ]	[ ]	[ ]	[ ]
Average Number of Loans Outstanding (2)	[ ]	[ ]	[ ]	[ ]	[ ]
Gross Losses (3)	$[ ]	$[ ]	$[ ]	$[ ]	$[ ]
Recoveries (4)	[ ]	[ ]	[ ]	[ ]	[ ]
Net Losses (Gains) (5)	[ ]	[ ]	[ ]	[ ]	[ ]
Gross Losses as a Percentage of Principal Amount
Outstanding	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Gross Losses as a Percentage of Average Principal
Amount Outstanding	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Net Losses (Gains) as a Percentage of Principal Amount
Outstanding	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Net Losses (Gains) as a Percentage of Average Principal
Amount Outstanding	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%

(1)

Principal Amount Outstanding is the aggregate remaining principal balance of all Receivables serviced, net of unearned interest.

(2)

Average of the month-end balances for each of the twelve months in the applicable calendar year.

(3)

Gross Losses is the aggregate remaining principal balance charged-off after the sale of the related vehicle, other than sales reflected in footnote (4), adjusted for all costs of repossession and sale.

(4)

Recoveries generally include amounts received on contracts following the time at which the contract is charged off.

(5)

Net Losses (Gains) is equal to Gross Losses less Recoveries. Net Losses (Gains) may not equal the difference of the components thereof due to rounding.

Weighted Average Life of the Certificates

Prepayments on automotive receivables can be measured relative to a prepayment standard or model.  The model used in this Prospectus Supplement, the Absolute Prepayment Model (“ABS”), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables.  ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full.  For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

All the Receivables are prepayable at any time.  For this purpose the term “prepayments” includes prepayments by Obligors in full or in part, certain partial prepayments related to liquidations due to default, including rebates of extended warranty contract costs and insurance premiums, as well as receipts of proceeds from physical damage, credit life, theft and disability insurance policies and certain other Receivables, purchased or repurchased pursuant to the terms of the Agreement.  The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including changes in interest rates and the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the secured party, which generally results in the repayment of the remaining principal balance of the Receivable.  In addition, under some circumstances, the Seller is obligated to repurchase and the Servicer is obligated to purchase, Receivables pursuant to the Agreement as a result of uncured breaches of representations and warranties in the case of the Seller and uncured breaches of covenants in the case of the Servicer.  In addition, the Servicer has the option to purchase the Receivables when the aggregate principal balance of the Receivables is 10% or less of the Initial Pool Balance, at a purchase price equal to the sum of the Class A Principal Balance and the Class B Principal Balance plus accrued and unpaid interest.  Accordingly, under some circumstances it is likely that the Certificates will be repaid before the Final Scheduled Distribution Date set forth in this prospectus supplement under “Summary of Terms -- Final Scheduled Distribution Date.” Reinvestment risk associated with early payment of the Certificates will be borne exclusively by the Certificateholders.

The table captioned “Percent of Initial Class A and Class B Principal Balance at Various ABS Percentages” (the “ABS Table”) has been prepared on the basis of the characteristics of the Receivables.  The ABS Table assumes that:

(1)

the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,

(2)

each scheduled monthly payment on the Receivables is due and made on the last day of each month and each month has 30 days,

(3)

distributions on the Certificates are made on each Distribution Date, and each Distribution Date is assumed to be the fifteenth day of each applicable month,

(4)

the balance in the Reserve Account on each Distribution Date is equal to the Specified Reserve Account Balance, and

(5)

the Servicer does not exercise its option to purchase the Receivables.

The ABS Table sets forth the percent of the Initial Class A Principal Balance and the percent of the Initial Class B Principal Balance that would be outstanding after each of the Distribution Dates shown and the corresponding weighted average lives at various constant ABS percentages.

The ABS Table also assumes that the Receivables have been aggregated into six hypothetical pools with all of the Receivables within each pool having the following characteristics and that the level scheduled monthly payment for each of the six pools, which is based on its aggregate principal balance, weighted average APR, weighted average original term to maturity and weighted average remaining term to maturity as of the cutoff date, will be such that each pool will fully amortize by the end of its remaining term to maturity.

			Weighted Average	Weighted Average
		Weighted Average	Original Term	Remaining Term
	Aggregate	Annual	To Maturity	To Maturity
Pool	Principal Balance	Percentage Rate	(in Months)	(in Months)
1	$ [ ]	[ ]%	[ ]	[ ]
2	[ ]	[ ]	[ ]	[ ]
3	[ ]	[ ]	[ ]	[ ]1
4	[ ]	[ ]	[ ]	[ ]
5	[ ]	[ ]	[ ]	[ ]
6	[ ]	[ ]	[ ]	[ ]

The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Tables.  The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS.  Moreover, the diverse terms of Receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed.  Any difference between assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the Class A Certificates and the Class B Certificates.

Certificates
Assumed ABS Percentage
Distribution Dates	[ ]	[ ]	[ ]	[ ]

Closing Date
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
Weighted Average Life
(years) (1)
Weighted Average Life to Optional Clean-Up Call
(years) (1)
Optional Clean-Up Call
Date	[ ]	[ ]	[ ]	[ ]

(1)

The weighted average life of a Certificate is determined by (a) multiplying the amount of each principal payment of the Certificate by the number of years from the date of the issuance of the Certificate to the Distribution Date on which the principal payment is made, (b) adding the results and (c) dividing the sum by the initial principal balance of the Certificate.

*

Less than 0.5% but greater than 0.0%.

The ABS table has been prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the Receivables which will differ from the actual characteristics and performance of the receivables, and should be read in conjunction with these assumptions.

Use of Proceeds

The net proceeds from the sale of the Certificates will be applied by the Depositor first, to deposit $[                 ] into the Reserve Account and second, to purchase the Receivables and the other Trust Property from the Seller.

Description of the Certificates

The Certificates will be issued pursuant to the Agreement, substantially in the form filed as an exhibit to the Registration Statement.  The following information summarizes all material provisions of the Certificates and the Agreement.  The following summary supplements the description of the general terms and provisions of the Certificates of any given Series and the related Agreement set forth in the Prospectus, to which description reference is made by this prospectus supplement.

Overview of the Certificates

The Class A Certificates will be issued in an initial aggregate principal amount of $[                 ] (the “Initial Class A Principal Balance”) and the Class B Certificates will be issued in an initial aggregate principal amount of $[                 ] (the “Initial Class B Principal Balance”).  The Certificates will evidence fractional undivided interests in the assets of the Trust to be created pursuant to the Agreement.  The Class A Certificates will evidence in the aggregate an undivided ownership interest of approximately [       ]% of the Trust (the “Class A Percentage”) and the Class B Certificates will evidence in the aggregate an undivided ownership interest of approximately [         ]% of the Trust (the “Class B Percentage”).

The Certificates will constitute Fixed Rate Securities, as this term is defined under “Certain Information Regarding the Securities — Fixed Rate Securities” in the Prospectus.  Interest on the outstanding principal amount of each class of Certificates will accrue at the fixed rate per annum specified for that class on the cover page of this prospectus supplement (each rate, a “Pass-Through Rate”).  Interest on the outstanding principal amount of each class of Certificates will accrue at the related Pass-Through Rate from and including [                 ], in the case of the first Distribution Date, or from and including the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date (each representing an “Interest Period”).  Interest on the Certificates will be calculated on the basis of a 360 day year consisting of twelve 30 day months.  Distributions of principal and interest will be made on the [  ]th day of each month, or if the 15th day is not a business day on the next succeeding Business Day (each, a “Distribution Date”), commencing [                 ].  Distributions on a Distribution Date will be made to Certificateholders of record on the Business Day prior to the applicable Distribution Date, or if definitive Certificates have been issued, the last day of the month prior to a Distribution Date (each date, a “Record Date”).  A “Business Day” is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York, [              ] or [              ] are authorized by law, regulation, executive order or governmental decree to be closed.

The Certificates will be available in book-entry form through the facilities of The Depository Trust Company in the United States and Clearstream, Luxembourg and the Euroclear System in Europe.  See “Certain Information Regarding the Securities—Book-Entry Registration” and “—Definitive Securities” in the Prospectus and Annex I to the Prospectus.

The Pooling and Servicing Agreement

Sale and Assignment of the Receivables

Information regarding the conveyance of the Receivables by the Seller to the Depositor and by the Depositor to the Trust on the Closing Date pursuant to the Agreement is set forth in the Prospectus under “Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables.”

Accounts

The Servicer will establish one or more segregated accounts (the “Collection Account”), in the name of the Trustee on behalf of the Trust and the Certificateholders, into which all payments made on or with respect to the Receivables will be deposited.  The Servicer will also establish a segregated account (the “Class A Distribution Account”), in the name of the Trustee on behalf of the Trust and the Class A Certificateholders, and a segregated account (the “Class B Distribution Account”), in the name of the Trustee on behalf of the Trust and the Class B Certificateholders, from which all distributions with respect to the Class A Certificates and the Class B Certificates, respectively, will be made.  The Servicer will establish a segregated account (the “Reserve Account”), in the name of [        ], as collateral agent, on behalf of the Certificateholders.  The Servicer will establish an additional account (the “Payahead Account”), in the name of the Trustee on behalf of the Trust and the Certificateholders, into which early payments by or on behalf of Obligors on Actuarial Receivables will be deposited until the time the payment becomes due.  Until the time payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to the Certificateholders.  The Collection Account, the Class A Distribution Account, the Class B Distribution Account, the Payahead Account and the Reserve Account are sometimes referred to as the “Trust Accounts.”  The Reserve Account will be maintained for the benefit of the Certificateholders, but will not be an asset of the Trust.

Servicing Compensation

The Servicer will be entitled to receive a fee (the “Base Servicing Fee”) for each Collection Period in an amount equal to the product of one-twelfth of 0.50% per annum (the “Servicing Fee Rate”) and the Pool Balance as of the first day of the Collection Period.  The “Base Servicing Fee” will also include any late fees, other administrative fees or similar charges allowed by applicable law with respect to the Receivables.  The Base Servicing Fee, together with any portion of the Base Servicing Fee that remains unpaid from prior Distribution Dates (collectively, the “Servicing Fee”), will be paid on each Distribution Date out of Interest Collections from the Receivables prior to distributions to the Certificateholders.  If [        ] or an affiliate of [        ] is no longer the Servicer, a non-affiliated Servicer will also be entitled to receive an additional fee (the “Non-Affiliated Servicing Fee”) for each Collection Period in an amount equal to the product of one-twelfth of 0.50% per annum and the Pool Balance as of the first day of the Collection Period.  The Non-Affiliated Servicing Fee, together with any portion of the Non-Affiliated Servicing Fee that remains unpaid from prior Distribution Dates, will be paid in the order of priority described herein.  See “Description of the Transfer and Servicing Agreement -- Servicing Compensation and Payment of Expenses” in the Prospectus.

Distributions on Certificates

Deposits to the Collection Account.  On or before the earlier of the tenth Business Day of the month in which a Distribution Date occurs and the fourth Business Day preceding that Distribution Date (the “Determination Date”), the Servicer will provide the Trustee with information with respect to the preceding Collection Period, including the aggregate amounts of the following:

•

Collections on the Receivables

•

Advances to be remitted by the Servicer

•

Liquidated Receivables, if any

•

Purchase Amounts of the Receivables to be repurchased by the Seller or purchased by the Servicer with respect to the Distribution Date

On or before the Business Day preceding each Distribution Date, the Servicer will cause the Interest Collections and the Principal Collections for the Distribution Date to be deposited into the Collection Account.

“Collections” for any Distribution Date will equal the sum of Interest Collections and Principal Collections for the related Distribution Date.

“Interest Collections” for any Distribution Date will equal the sum of the following amounts with respect to any Distribution Date, computed, with respect to Simple Interest Receivables, in accordance with the simple interest method, and, with respect to Actuarial Receivables, in accordance with the actuarial method:

•

that portion of all collections on the Receivables allocable to interest in respect of the preceding Collection Period, including with respect to Actuarial Receivables, amounts withdrawn from the Payahead Account and allocable to interest and excluding amounts deposited into the Payahead Account and allocable to interest, in each case in respect of the related Collection Period;

•

all proceeds, other than any proceeds from any Dealer commission (“Liquidation Proceeds”) of the liquidation of Liquidated Receivables, net of expenses incurred by the Servicer in connection with the liquidation and any amounts required by law to be remitted to the Obligor on the Liquidated Receivables, to the extent attributable to interest due on the Liquidated Receivables, which became Liquidated Receivables during the Collection Period in accordance with the Servicer’s customary servicing procedures;

•

the Purchase Amount of each Receivable that was repurchased by the Seller or purchased by the Servicer during the preceding Collection Period to the extent attributable to accrued interest on that Receivable;

•

all monies collected, from whatever source, other than any proceeds from any Dealer commission, in respect to Liquidated Receivables during any Collection Period following the Collection Period in which the Receivable was written off, net of the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law to be remitted to the Obligor (“Recoveries”); and

•

all Advances with respect to interest for the related Distribution Date.

In calculating the Interest Collections, all payments and proceeds, including Liquidation Proceeds, of any Receivables repurchased by the Seller or purchased by the Servicer the Purchase Amount of which has been included in the Interest Collections on a prior Distribution Date shall be excluded.

“Principal Collections” for any Distribution Date will equal the sum of the following amounts with respect to any Distribution Date, computed, with respect to Simple Interest Receivables, in accordance with the simple interest method, and with respect to Actuarial Receivables, in accordance with the actuarial method:

•

that portion of all collections on the Receivables allocable to principal in respect of the preceding Collection Period, without regard to any extensions or modifications effected after the Cutoff Date, other than with respect to any extensions or modifications in connection with Cram Down Losses during the related Collection Period, including with respect to Actuarial Receivables, amounts withdrawn from the Payahead Account and allocable to principal and excluding amounts deposited into the Payahead Account and allocable to principal, in each case in respect of the related Collection Period;

•

Liquidation Proceeds attributable to the principal amount of Receivables which became Liquidated Receivables during the preceding Collection Period in accordance with the Servicer’s customary servicing procedures with respect to the Liquidated Receivables;

•

all Advances made by the Servicer of principal due on the Actuarial Receivables in respect of the preceding Collection Period;

•

to the extent attributable to principal, the Purchase Amount of each Receivable repurchased by the Seller or purchased by the Servicer during the preceding Collection Period; and

•

partial prepayments on Receivables in respect of the preceding Collection Period relating to refunds of extended service contracts, or of physical damage, credit life, credit accident or health insurance premium, disability insurance policy premiums, but only if these costs or premiums were financed by the respective Obligor and only to the extent not included in the first bullet point above.

In calculating the Principal Collections, all payments and proceeds, including Liquidation Proceeds, of any Receivables repurchased by the Seller or purchased by the Servicer the Purchase Amount of which has been included in the Principal Collections on a prior Distribution Date shall be excluded.

Withdrawals from the Payahead Account.  On or before the Business Day preceding each Distribution Date, the Servicer will or will cause the Trustee to (x) deposit into the Collection Account in immediately available funds, the portion of Payaheads constituting scheduled payments on Actuarial Receivables or that are to be applied to prepay Actuarial Receivables in full and (y) distribute to the Depositor, in immediately available funds, all investment earnings on funds in the Payahead Account with respect to the preceding Collection Period.  Monthly Withdrawals from the Collection Account.  Except as set forth under

“—Collections on Actuarial Receivables” below, on each Distribution Date, the Servicer shall instruct the Trustee to withdraw from the Collection Account and deposit in the Payahead Account in immediately available funds, the aggregate Payaheads collected during the preceding Collection Period.  On each Distribution Date, the Servicer shall calculate the amounts set forth below and shall instruct the Trustee to make the following deposits and distributions, after payment to the Servicer from the Collection Account of amounts in reimbursement of Advances previously made by the Servicer (as described below under “—Advances”), to the extent of Interest Collections (and, in the case of shortfalls occurring under clause (2) below in the Class A Interest Distribution, the Class B Percentage of Principal Collections to the extent of such shortfalls):

(1)

to the Servicer, the Servicing Fee and if the Servicer is an entity other than [        ], or [        ] or one of their affiliates, the Non-Affiliated Servicing Fee;

(2)

to the Class A Distribution Account, after the application of clause (1), the Class A Interest Distribution; and

(3)

to the Class B Distribution Account, after the application of clauses (1) and (2), the Class B Interest Distribution.

On each Distribution Date, the Servicer shall calculate the amounts set forth below and shall instruct the Trustee to make the following deposits and distributions, to the extent of Principal Collections and Interest Collections remaining after the application of clauses (1), (2) and (3) above:

(4)

to the Class A Distribution Account, the Class A Principal Distribution;

(5)

to the Class B Distribution Account, after the application of clause (4), the Class B Principal Distribution; and

(6)

to the Reserve Account, any amounts remaining after the application of clauses (1) through (5); these amounts to be distributed as described below under “Credit Enhancement—Reserve Account.”

To the extent necessary to satisfy the distributions described in clauses (1) through (5) above, the Servicer shall calculate the amounts set forth below and shall instruct the Trustee to withdraw from the Reserve Account and deposit in the Class A Distribution Account or the Class B Distribution Account as described below in the following order of priority on each Distribution Date:

(1)

an amount equal to the excess of the Class A Interest Distribution over the sum of Interest Collections (net of amounts paid to the Servicer pursuant to clause (1) of the preceding paragraph) and the Class B Percentage of Principal Collections will be deposited into the Class A Distribution Account;

(2)

an amount equal to the excess of the Class B Interest Distribution over the portion of Interest Collections (net of amounts paid to the Servicer pursuant to clause (1) of the preceding paragraph) remaining after the distribution of the Class A Interest Distribution will be deposited into the Class B Distribution Account;

(3)

an amount equal to the excess of the Class A Principal Distribution over the portion of Principal Collections and Interest Collections (net of amounts paid to the Servicer pursuant to clause (1) of the preceding paragraph) remaining after the distribution of the Class A Interest Distribution and the Class B Interest Distribution will be deposited into the Class A Distribution Account; and

(4)

an amount equal to the excess of the Class B Principal Distribution over the portion of Principal Collections and Interest Collections remaining (net of amounts paid to the Servicer pursuant to clause (1) of the preceding paragraph) after the distribution of the Class A Interest Distribution, the Class B Interest Distribution and the Class A Principal Distribution will be deposited into the Class B Distribution Account.

On each Distribution Date, all amounts on deposit in the Class A Distribution Account will be distributed to the Class A Certificateholders and all amounts on deposit in the Class B Distribution Account will be distributed to the Class B Certificateholders.

Related Definitions

For purposes of this prospectus supplement, the following terms have the following meanings:

“Cram Down Loss” means, with respect to a Receivable if a court of appropriate jurisdiction in a bankruptcy or insolvency proceeding shall have issued an order reducing the amount owed on the Receivable or otherwise modifying or restructuring the scheduled payments to be made on the Receivable, an amount equal to:

(1)

the excess of the principal balance of the Receivable immediately prior to the court order over the principal balance of the Receivable as so reduced; and

(2)

if the issuing court shall have issued an order reducing the effective rate of interest on the Receivable, the net present value, using as the discount rate the higher of the APR on the Receivable or the rate of interest, if any, specified by the court in the order, of the scheduled payments as so modified or restructured.

A “Cram Down Loss” shall be deemed to have occurred on the date of issuance of the court order.

“Class A Interest Carryover Shortfall” means, with respect to any Distribution Date, the excess of Class A Monthly Interest for the preceding Distribution Date and any outstanding Class A Interest Carryover Shortfall on the preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Class A Distribution Account on the preceding Distribution Date, plus 30 days of interest on that excess, to the extent permitted by law, at the Class A Pass-Through Rate.

“Class A Interest Distribution” means, with respect to any Distribution Date, the sum of Class A Monthly Interest for the Distribution Date and the Class A Interest Carryover Shortfall for the Distribution Date.

“Class A Monthly Interest” means, with respect to any Distribution Date, the product of (x) one-twelfth of the Class A Pass-Through Rate and (y) the Class A Principal Balance as of the immediately preceding Distribution Date, after giving effect to any payments made on that Distribution Date, or, in the case of the first Distribution Date, the Initial Class A Principal Balance.

“Class A Monthly Principal” means, with respect to any Distribution Date, the Class A Percentage of Principal Collections for the Distribution Date plus the sum of (1) the Class A Percentage of Realized Losses with respect to Receivables which became Liquidated Receivables during the related Collection Period and (2) the Class A Percentage of the aggregate amount of Cram Down Losses during the related Collection Period.

“Class A Pass-Through Rate” means, with respect to the Class A Certificates,       % per annum.

“Class A Principal Balance” equals the Initial Class A Principal Balance, as reduced by all amounts allocable to principal on the Class A Certificates previously distributed to Class A Certificateholders.

“Class A Principal Carryover Shortfall” means, with respect to any Distribution Date, the excess of Class A Monthly Principal for the preceding Distribution Date and any outstanding Class A Principal Carryover Shortfall on the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Class A Distribution Account on the preceding Distribution Date.

“Class A Principal Distribution” means, with respect to any Distribution Date, the sum of Class A Monthly Principal for that Distribution Date and the Class A Principal Carryover Shortfall for that Distribution Date; provided, however, that the Class A Principal Distribution shall not exceed the Class A Principal Balance immediately prior to that Distribution Date.  In addition, on the Final Scheduled Distribution Date, the principal required to be deposited in the Class A Distribution Account will include the lesser of:

(a)

any principal due and remaining unpaid on each Receivable in the Trust as of the Final Scheduled Maturity Date; or

(b)

the portion of the amount required to be deposited under clause (a) above that is necessary, after giving effect to the other amounts to be deposited in the Class A Distribution Account on the applicable Distribution Date and allocable to principal, to reduce the Class A Principal Balance to zero.

“Class B Interest Carryover Shortfall” means, with respect to any Distribution Date, the excess of Class B Monthly Interest for the preceding Distribution Date and any outstanding Class B Interest Carryover Shortfall on the preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Class B Distribution Account on the preceding Distribution Date, plus 30 days of interest on this excess, to the extent permitted by law, at the Class B Pass-Through Rate.

“Class B Interest Distribution” means, with respect to any Distribution Date, the sum of Class B Monthly Interest for that Distribution Date and the Class B Interest Carryover Shortfall for that Distribution Date.

“Class B Monthly Interest” means, with respect to any Distribution Date, the product of (x) one-twelfth of the Class B Pass-Through Rate and (y) the Class B Principal Balance as of the immediately preceding Distribution Date, after giving effect to any payments made on that Distribution Date, or, in the case of the first Distribution Date, the Initial Class B Principal Balance.

“Class B Monthly Principal” means, with respect to any Distribution Date, the Class B Percentage of Principal Collections for that Distribution Date plus the sum of (1) the Class B Percentage of Realized Losses with respect to Receivables which became Liquidated Receivables during the related Collection Period and (2) the Class B Percentage of the aggregate amount of Cram Down Losses during the related Collection Period.

“Class B Pass-Through Rate” means, with respect to the Class B Certificates, [                 ] % per annum.

“Class B Principal Balance” equals the Initial Class B Principal Balance, as reduced by all amounts allocable to principal on the Class B Certificates previously distributed to Class B Certificateholders.

“Class B Principal Carryover Shortfall” means, with respect to any Distribution Date, the excess of Class B Monthly Principal for the preceding Distribution Date and any outstanding Class B Principal Carryover Shortfall on the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Class B Distribution Account on the preceding Distribution Date.

“Class B Principal Distribution” means, with respect to any Distribution Date, the sum of Class B Monthly Principal for that Distribution Date and the Class B Principal Carryover Shortfall for that Distribution Date; provided, however, that the Class B Principal Distribution shall not exceed the Class B Principal Balance immediately prior to that Distribution Date.  In addition, on the Final Scheduled Distribution Date, the principal required to be distributed to Class B Certificateholders will include the lesser of:

(a)

any principal due and remaining unpaid on each Receivable in the Trust as of the Final Scheduled Maturity Date; or

(b)

the portion of the amount required to be deposited under clause (a) above that is necessary, after giving effect to the other amounts to be deposited in the Class B Distribution Account on the Distribution Date and allocable to principal, to reduce the Class B Principal Balance to zero, and, in the case of clauses (a) and (b), remaining after any required distribution of the amount described in clause (a) to the Class A Distribution Account.

“Liquidated Receivables” means, Receivables (x) which have been liquidated by the Servicer through the sale of the related Financed Vehicle, (y) as to which all or a portion representing 10% or more of a scheduled payment due is 120 or more days delinquent or (z) with respect to which proceeds have been received which, in the Servicer’s judgment, constitute the final amounts recoverable in respect of such Receivable.  A Receivable first becomes a Liquidated Receivable upon the earliest to occur of (x), (y) or (z) above.

The “Pool Balance” at any time will represent the aggregate principal balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments, other than Payaheads, received from Obligors and Purchase Amounts to be remitted by the Servicer and the Seller, as the case may be, all for the related Collection Period, all losses realized on Receivables that became Liquidated Receivables during the related Collection Period and all Cram Down Losses for the related Collection Period.

“Realized Losses” means, for any period, the excess of the principal balance of a Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

Advances

With respect to any Distribution Date, the Servicer may, in its sole discretion, make a payment (an “Advance”) with respect to each Receivable, other than a Liquidated Receivable, equal to (A) with respect to Simple Interest Receivables, the excess, if any, of (x) the product of the principal balance of such Receivable as of the last day of the related Collection Period and one-twelfth of its APR, over (y) the interest actually received by the Servicer with respect to such Receivable from the Obligor or from the payment of the Repurchase Amount during or with respect to such Collection Period and (B) with respect to Actuarial Receivables, the scheduled payment of principal and interest due during the related Collection Period but not received.  The Servicer may elect not to make any Advance with respect to a Receivable to the extent that the Servicer, in its sole discretion, determines that such Advance is not recoverable from subsequent payments on such Receivable or from funds in the Reserve Account.

With respect to Simple Interest Receivables, to the extent that the amount set forth in clause (y) above plus amounts withdrawn from the Reserve Account during or with respect to the related Collection Period and allocable to interest with respect to a Simple Interest Receivable is greater than the amount set forth in clause (x) above with respect to a Simple Interest Receivable, this amount shall be distributed to the Servicer on the related Distribution Date to reimburse the Servicer for previous unreimbursed Advances with respect to that Simple Interest Receivable.  Before a Simple Interest Receivable becomes a Liquidated Receivable, this reimbursement will only be from accrued interest due from the Obligor under that Receivable.  Collections on an Actuarial Receivable made during a Collection Period shall be applied first to repay any unreimbursed Advances on that Actuarial Receivable.

In addition, on the Business Day before each Distribution Date the Trustee shall withdraw from the Reserve Account an amount equal to the amount of any outstanding Advances on Liquidated Receivables to the extent not recovered from Liquidation Proceeds.

The Servicer will deposit all Advances with respect to any Distribution Date into the Collection Account on the Business Day before each Distribution Date.

Collections on Actuarial Receivables

To the extent that collections on an Actuarial Receivable during a Collection Period exceed the outstanding Advances on the Actuarial Receivable, the collections shall then first be applied to the scheduled payment on that Receivable.  If any collections remaining after the scheduled payment is made are insufficient to prepay the Actuarial Receivable in full, then, the remaining collections (the “Payaheads”) shall be transferred to and kept in the Payahead Account, until a later Collection Period where the collections may be transferred to the Collection Account and applied either to the scheduled payment or to prepay the Actuarial Receivable in full.  The scheduled payment with respect to an Actuarial Receivable is that portion of the payment required to be made by the related Obligor during each calendar month sufficient to amortize the principal balance of that Actuarial Receivable under the actuarial method over the term of the Actuarial Receivable and to provide interest at the APR of that Actuarial Receivable.  Notwithstanding the foregoing, so long as the Servicer is not required to remit collections to the Collection Account within two Business Days of receipt, the Servicer will not be required to deposit Payaheads to the Payahead Account but shall be required to deposit Payaheads to the Collection Account as described above.

Credit Enhancement

Subordination of the Class B Certificates.  The rights of the Class B Certificateholders to receive distributions with respect to the Receivables will be subordinated to the rights of the Class A Certificateholders to the extent described below.  This subordination is intended to enhance the likelihood of timely receipt by Class A Certificateholders of the full amount of interest and principal required to be paid to them, and to afford such Class A Certificateholders limited protection against losses in respect of the Receivables.

No distribution will be made to the Class B Certificateholders on any Distribution Date in respect of interest until the full amount of interest on the Class A Certificates payable on such Distribution Date has been distributed to the Class A Certificateholders.  No distribution will be made to the Class B Certificateholders on any Distribution Date in respect of principal until the full amount of interest on and principal of the Class A Certificates and interest on the Class B Certificates payable on such Distribution Date has been distributed to the Class A Certificateholders and the Class B Certificateholders, respectively.  Distributions of interest on the Class B Certificates, however, to the extent of collections on or in respect of the Receivables allocable to interest and certain available amounts on deposit in the Reserve Account, will not be subordinated to the payment of principal of the Class A Certificates.

Reserve Account.  In the event of delinquencies or losses on the Receivables, the protection afforded to the Class A Certificateholders will be effected both by the preferential right of the Class A Certificateholders to receive current distributions with respect to the Receivables, to the extent described above under “-- Subordination of the Class B Certificates,” prior to any distribution being made on a Distribution Date to the Class B Certificateholders, and to receive amounts on deposit in the Reserve Account.  Amounts on deposit in the Reserve Account will also be generally available to cover shortfalls in required distributions to the Class B Certificateholders, in respect of interest, after payment of interest on the Class A Certificates and, in respect of principal, after payment of interest on and principal of the Class A Certificates and interest on the Class B Certificates.  The Reserve Account will not be a part of or otherwise includible in the Trust and will be a segregated trust account held by the Collateral Agent for the benefit of the Certificateholders.

On the Closing Date, the Depositor will deposit $[                 ] ([                 ]% of the Initial Pool Balance) (the “Reserve Account Initial Deposit”) into the Reserve Account.  The Reserve Account Initial Deposit will be augmented on each Distribution Date by deposit in the Reserve Account of Collections remaining after distribution of the Servicing Fee and amounts to be paid to Class A Certificateholders and Class B Certificateholders as described above under “—Distributions on Certificates.”  To the extent that amounts on deposit in the Reserve Account after distributions on a Distribution Date exceed the Specified Reserve Account Balance, such excess will be released first, to the Servicer (if the Servicer is [        ]), in an amount equal to the Non-Affiliated Servicing Fee, together with any portion of the Non-Affiliated Servicing Fee that remains unpaid from prior Distribution Dates, and second, to the Depositor.  Upon any such release to the Depositor of amounts from the Reserve Account, neither the Class A Certificateholders nor the Class B Certificateholders will have any further rights in, or claims to, such amounts.

“Specified Reserve Account Balance” with respect to any Distribution Date will equal [                 ]% of the Pool Balance as of the last day of the related Collection Period, but in any event will not be less than the lesser of:

(1)

[                 ] ([                 ]% of the Initial Pool Balance), and

(2)

the Pool Balance;

provided, that if the Average Net Loss Ratio exceeds [                 ]% or the Average Delinquency Percentage exceeds [                 ]% on a Distribution Date, beginning with the [                 ] Distribution Date, the Specified Reserve Account Balance for the Distribution Date shall be calculated using a percentage of [                 ]%.

“Aggregate Net Losses” means, for any Distribution Date, the amount equal to (1) the aggregate Principal Balance of all Receivables that became Liquidated Receivables during the related Collection Period minus (2) the Liquidation Proceeds allocable to principal collected during the related Collection Period with respect to any Liquidated Receivables.

“Average Delinquency Percentage” means, for any Distribution Date, the average of the Delinquency Percentages for the Distribution Date and the preceding two Distribution Dates.

“Average Net Loss Ratio” means, for any Distribution Date, the average of the Net Loss Ratios for the Distribution Date and the preceding two Distribution Dates.

“Delinquency Percentage” means, for any Distribution Date, the sum of the outstanding Principal Balances of all Receivables which are 60 days or more delinquent, including Receivables relating to Financed Vehicles that have been repossessed, as of the close of business on the last day of the Collection Period immediately preceding the Distribution Date, determined in accordance with the Servicer’s normal practices, this sum expressed as a percentage of the Pool Balance as of the close of business on the last day of the related Collection Period.

“Liquidation Proceeds” means with respect to any Receivable,

(1)

insurance proceeds,

(2)

the monies collected during a Collection Period from whatever source on a Liquidated Receivable and

(3)

proceeds of a Financed Vehicle sold after repossession, in each case, net of any liquidation expenses and payments required by law to be remitted to the Obligor.

“Net Loss Ratio” means, for any Distribution Date, an amount expressed as a percentage, equal to the product of (A) twelve and (B) (1) the Aggregate Net Losses for the Distribution Date, divided by (2) the average of the Pool Balances on each of the first day of the related Collection Period and the last day of the related Collection Period.

The Specified Reserve Account Balance may be reduced to a lesser amount; provided, that the reduction may not adversely affect any rating of the Certificates by a Rating Agency.

In no circumstances will the Depositor be required to deposit any amounts in the Reserve Account other than the Reserve Account Initial Deposit to be made on the Closing Date.

Amounts held from time to time in the Reserve Account will continue to be held for the benefit of the Certificateholders and may be invested in Eligible Investments.  Any loss on an investment will be charged to the Reserve Account.  Any investment earnings, net of losses, will be paid to the Depositor.

The time necessary for the Reserve Account to reach and maintain the Specified Reserve Account Balance at any time after the date of issuance of the Certificates will be affected by the delinquency, credit loss and repossession and prepayment experience of the Receivables and, therefore, cannot be accurately predicted.

If on any Distribution Date the protection afforded the Class A Certificates by the Class B Certificates and by the Reserve Account is exhausted, the Class A Certificateholders will directly bear the risks associated with ownership of the Receivables.  If on any Distribution Date amounts on deposit in the Reserve Account have been depleted, the protection afforded the Class B Certificates by the Reserve Account will be exhausted and the Class B Certificateholders will directly bear the risks associated with ownership of the Receivables.

None of the Class B Certificateholders, the Trustee, the Servicer, the Seller or the Depositor will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the Class A Certificateholders.

Termination

The Servicer will be permitted, at its option, in the event that the Pool Balance as of the last day of a Collection Period has declined to 10% or less of the Initial Pool Balance, to purchase from the Trust, on any Distribution Date occurring in a subsequent Collection Period, all remaining Receivables in the Trust at a purchase price equal to the sum of the Class A Principal Balance and the Class B Principal Balance plus accrued and unpaid interest at the applicable Pass-Through Rates.  The exercise of this right will effect an early retirement of the Certificates.  See “Description of the Transfer and Servicing Agreements -- Termination” in the Prospectus.

Duties of the Trustee

The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates, other than the execution and authentication of the Certificates, the Receivables or any related documents, and will not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Certificates or the Receivables, or the investment of any monies by the Servicer before the monies are deposited into the Collection Account.  The Trustee will not independently verify the Receivables.  If no Event of Servicing Termination (as described in the Prospectus) has occurred and is continuing, the Trustee will be required to perform only those duties specifically required of it under the Agreement.  Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Trustee under the Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Agreement.  The Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Agreement which failure constitutes an Event of Servicing Termination unless a responsible officer of the Trustee obtains actual knowledge of the failure as specified in the Agreement.

The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Agreement or to make any investigation of matters arising under the Agreement or to institute, conduct or defend any litigation under the Agreement or in relation to the Agreement at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred in or by an exercise of the Trustee’s rights or powers or an investigation.  No Class A Certificateholder or Class B Certificateholder will have any right under the Agreement to institute any proceeding with respect to the Agreement, unless the holder has given the Trustee written notice of default and unless, with respect to the Class A Certificates, the holders of Class A Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates or, with respect to the Class B Certificates, the holders of Class B Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class B Certificates, have made a written request to the Trustee to institute a proceeding in its own name as Trustee under the Agreement and have offered to the Trustee reasonable indemnity, and the Trustee for 30 days has neglected or refused to institute any proceedings.

The Trustee

[        ], a national banking association, will act as Trustee under the Agreement.  The Trustee, in its individual capacity or otherwise, and any of its affiliates, may hold Certificates in their own names or as pledgee.  In addition, for the purpose of meeting the legal requirements of some jurisdictions, the Servicer and the Trustee, acting jointly, or in some instances, the Trustee, acting alone, will have the power to appoint co-trustees or separate trustees of all or any part of the Trust.  In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement will be conferred or imposed upon the Trustee and the co-trustee or separate trustee jointly, or, in any jurisdiction where the Trustee is incompetent or unqualified to perform certain acts, singly upon the co-trustee or separate trustee who shall exercise and perform these rights, powers, duties and obligations solely at the direction of the Trustee.

The Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor trustee.  The Servicer may also remove the Trustee if the Trustee ceases to be eligible to serve, becomes legally unable to act, is adjudged insolvent or is placed in receivership or similar proceedings.  In these circumstances, the Servicer will be obligated to appoint a successor trustee.  However, any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

The Agreement will provide that the Servicer will pay the Trustee’s fees.  The Agreement will also provide that the Trustee will be entitled to indemnification by the Depositor for, and will be held harmless against, any loss, liability or expense incurred by the Trustee not resulting from the Trustee’s own willful misfeasance, bad faith or negligence.  Indemnification will be unavailable to the Trustee to the extent that any loss, liability or expense results from a breach of any of the Trustee’s representations or warranties set forth in the Agreement, and for any tax, other than those for which the Depositor or the Servicer is required to indemnify the Trustee.

The Trustee’s Corporate Trust Office is located at [                 ].  The Depositor, the Servicer, the Seller and their respective affiliates may have other banking relationships with the Trustee and its affiliates in the ordinary course of their business.

In the Agreement, [        ] will agree to perform certain bond administration, distribution obligations and custodial functions on behalf of the Trustee and to act as successor servicer if [        ] is removed as servicer.  In performing these functions, [        ] will be entitled to all of the rights, powers and indemnities afforded to the Trustee under the Agreement.

Federal Income Tax Consequences

Upon the issuance of the Certificates, McKee Nelson LLP, special tax counsel (“Federal Tax Counsel”), will deliver its opinion to the effect that, under then current law, assuming compliance with the Agreement, the Trust will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation.  Accordingly, each Certificateholder will be subject to federal income taxation as if it owned directly its interest in each asset owned by the Trust and paid directly its share of expenses paid by the Trust.  Certain individuals, estates, trusts and partnerships may be limited in their ability to fully deduct the expenses of the Trust.  See “Material Federal Income Tax Consequences” in the Prospectus for a discussion of those limits.

For federal income tax purposes, the Depositor will be deemed to have retained a fixed portion of the interest due on each Receivable (the “Spread”).  The Spread will be treated as “stripped coupons” within the meaning of Section 1286 of the Internal Revenue Code of 1986, as amended (the “Code”).  The Servicer may also be deemed to have retained a “stripped coupon” if and to the extent that the Servicing Fee is determined to be unreasonable.  In addition, because the Class B Pass-Through Rate exceeds the Class A Pass-Through Rate, a portion of the interest accrued on each Receivable will be treated as a “stripped coupon” purchased by the Class B Certificateholders.  Accordingly, each Class A Certificateholder will be treated as owning its pro rata percentage interest in the principal of, and interest payable on, each Receivable (minus the portion of the interest payable on such Receivable that is treated as Spread, as a stripped coupon retained by the Servicer or as a stripped coupon purchased by the Class B Certificateholders), and such interest in each Receivable will be treated as a “stripped bond” within the meaning of Section 1286 of the Code.  Similarly, each Class B Certificateholder will be treated as owning its pro rata percentage interest in the principal of each Receivable, plus a disproportionate share of the interest payable on each Receivable.

Class A Certificateholders

Because the Class A Certificates represent stripped bonds, they will be subject to the original issue discount (“OID”) rules of the Code.  Accordingly, the tax treatment of a Class A Certificateholder will depend upon whether the amount of OID on a Class A Certificate is less than a statutorily defined de minimis amount.  See “Material Federal Income Tax Consequences -- Grantor Trusts – Stripped Certificates” for a discussion regarding the calculation of OID, if any, on stripped bonds.

If the amount of OID is de minimis under the OID provisions of the Code, the Class A Certificates would not be treated as having OID.  Each Class A Certificateholder would be required to report on its federal income tax return its share of the gross income of the Trust, including interest and certain other charges accrued on the Receivables and any gain upon collection or disposition of the Receivables (but not including any portion of the Receivables treated as “stripped coupons” as described above that are treated as owned by other parties).  Such gross income attributable to interest on the Receivable would exceed the Class A Pass-Through Rate by an amount equal to the Class A Certificateholder’s share of the expenses of the Trust for the period during which it owns a Class A Certificate.  As indicated above, a Class A Certificateholder generally would be entitled to deduct its share of expenses of the Trust, subject to certain limitations that apply in the case of Certificateholders that are individuals, trusts, estates or partnerships.  Any amounts received by a Class A Certificateholder from the Reserve Account or from the subordination of the Class B Certificates will be treated for federal income tax purposes as having the same character as the payments they replace.  A Class A Certificateholder would report its share of the income of the Trust under its usual method of accounting.  Accordingly, interest would be includable in a Certificateholder’s gross income when it accrues on the Receivables, or, in the case of Certificateholders who are cash basis taxpayers, when received by the Servicer on behalf of Certificateholders.  The actual amount of discount on a Receivable would be includable in income as principal payments are received on the Receivables.

If OID relating to a Class A Certificate is not de minimis, a Class A Certificateholder will be required to include in income, in addition to the amounts described above, any OID as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield on the Receivables.

Although the Trustee intends to account for OID, if any, reportable by holders of Class A Certificates by reference to the price paid for a Class A Certificate by an initial purchaser, the amount of OID will differ for subsequent purchasers.  Such subsequent purchasers should consult their tax advisers regarding the proper calculation of OID on the interest in the Receivables represented by a Class A Certificate.

Class B Certificateholders

In General.  Except as described below, it is believed that the Class B Certificateholders will be subject to tax in the same manner as Class A Certificateholders.  However, no federal income tax authorities address the precise method of taxation of an instrument such as the Class B Certificates and Federal Tax Counsel cannot opine on this issue.  In the absence of applicable authorities, the Trustee intends to report income to Class B Certificateholders in the manner described below.

Each Class B Certificateholder will be treated as owning (x) the Class B Percentage of each Receivable plus (y) a disproportionate portion of the interest on each Receivable (not including the Spread).  Income will be reported to a Class B Certificateholder based on the assumption that all amounts payable to the Class B Certificateholders are taxable under the coupon stripping provisions of the Code and treated as a single obligation.  In applying those provisions, the Trustee will take the position that a Class B Certificateholder’s entire share of the interest on a Receivable will qualify as “qualified stated interest.” Thus, except to the extent modified by the effects of subordination of the Class B Certificates, as described below, income will be reported to Class B Certificateholders in the manner described above for holders of the Class A Certificates.

Effect Of Subordination

If the Certificateholders of one Class of Certificates receive distributions of less than their share of the Trust’s receipts of principal or interest (the “Shortfall Amount”) because of the subordination of the Certificates, it is believed that such Certificateholders would probably be treated for federal income tax purposes as if they had:

(1)

received as distributions their full share of such receipts,

(2)

paid over to the Certificateholders of the other Class of Certificates an amount equal to such Shortfall Amount, and

(3)

retained the right to reimbursement of such amounts to the extent of future collections otherwise available for deposit in the Reserve Account.

However, Federal Tax Counsel cannot opine to such treatment.

Under this treatment,

(x)

Class B Certificateholders would be required to accrue as current income any interest, OID income, or (to the extent paid on the Receivables) accrued market discount of the Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the Class A Certificateholders,

(y)

a loss would only be allowed to the Class B Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it became clear that that amount would not be available from any source to reimburse such loss), and

(a)

reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Class B Certificateholders because such amount was previously included in income.

Those results should not significantly affect the inclusion of income for Class B Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Class B Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.  Moreover, the character and timing of loss deductions are unclear and all Class B Certificateholders are encouraged to consult their tax advisors regarding such character and timing.

All Certificateholders should see “Material Federal Income Tax Consequences” in the Prospectus for a more detailed discussion of the material federal income tax consequences of the purchase, ownership and disposition of the Certificates.

State and Local Tax Consequences

The discussion under “Federal Income Tax Consequences” above does not address the tax consequences of purchase, ownership or disposition of the Certificates under any state or local tax law.  We recommend that investors consult their own tax advisors regarding state and local tax consequences.

ERISA Considerations

A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards under ERISA in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the Certificates.  Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors:

(1)

whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

(2)

whether the investment satisfies the applicable diversification requirements;

(3)

whether the investment is in accordance with the documents and instruments governing the plan; and

(4)

whether the investment is prudent, considering the nature of the investment.  Fiduciaries of plans also should consider ERISA’s prohibition on improper delegation of control over, or responsibility for, plan assets.

In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code and any entity whose source of funds for the purchase of Certificates includes plan assets by reason of a plan or account investing in such entity (each, a “Plan”), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan (“Parties in Interest” and “Disqualified Persons”).  Such transactions are treated as “prohibited transactions” under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code.

An investment in Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan assets, which in turn might mean that certain aspects of such investment, including the operation of the Trust, might be prohibited transactions under ERISA and the Code.  Neither ERISA nor the Code defines the term “plan assets.”  Under Section 2510.3-101 of the United States Department of Labor (“DOL”) regulations (the “Regulation”), a Plan’s assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an “equity interest” in such entity, unless certain exceptions apply.  The Depositor believes that the Certificates will give Certificateholders an equity interest in the Trust for purposes of the Regulation and can give no assurance that the Certificates will qualify for any of the exceptions under the Regulation.

As a result, the assets of the Trust may be considered the assets of any Plan which acquires a Certificate.

The DOL has issued an individual exemption, Prohibited Transaction Exemption (“PTE”) [                      ]  which was amended by PTE 97-34 and was recently further amended by PTE 2000-58 to [        ] and its affiliates, including [          ] (the “Exemption”).  The Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code and Section 502(i) of ERISA certain transactions relating to the initial purchase, holding and subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements set forth in the Exemption.  The receivables covered by the Exemption include motor vehicle installment obligations such as the Receivables.  The Depositor believes that the Exemption will apply to the acquisition, holding and resale of the Certificates by a Plan and that all conditions of the Exemption other than those within the control of the investors have been or will be met.
All Certificateholders should refer to “ERISA Considerations” in the Prospectus for a detailed discussion of the general and specific conditions of the Exemption.

If the general conditions of the Exemption are satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA as well as the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer or holding of the Certificates by a Plan.  However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan.  For purposes of the Certificates an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(l) and (b)(2) and 407(a) of ERISA and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with the direct or indirect sale, exchange, transfer or holding of Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan other than an Excluded Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Certificates is (a) an Obligor with respect to 5% or less of the fair market value of the Receivables or (b) an affiliate of such person.

The Exemption also may provide relief from the restriction imposed by Sections 406(a) and 407(a) of ERISA and the taxes imposed by Section 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or a disqualified person with respect to an investing Plan by virtue of providing services to a Plan (or by virtue of having certain specified relationships to such a person) solely as a result of such Plan’s ownership of Certificates.

Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute “certificates” for purposes of the Exemption and (b) that the specific conditions set forth in Section II of the Exemption and the other requirements set forth in the Exemption will be satisfied.

Any Plan fiduciary considering whether to purchase a Certificate on behalf of a Plan are encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

Underwriting

Subject to the terms and conditions set forth in the Underwriting agreement relating to the Certificates (the “Underwriting Agreement”), the Depositor has agreed to sell to [                 ] and Deutsche Bank Securities Inc. (together, the “Underwriters”), and each of the Underwriters has severally agreed to purchase, the principal amount of Class A Certificates and Class B Certificates set forth opposite its name below, subject to the satisfaction of certain conditions precedent.

Underwriter	Principal Amount of Class A Certificates	Principal Amount of Class B Certificates
[ ]	$[ ]	$[ ]
Deutsche Bank Securities Inc.	$[ ]	$[ ]
Total	$[ ]	$[ ]

The Depositor has been advised by the Underwriters that the Underwriters propose to offer the Certificates to the public initially at the public offering prices set forth on the cover page of this Prospectus, and to certain dealers at these prices less a concession of [                 ]% per Class A Certificate and [                 ]% per Class B Certificate; that the Underwriters and these dealers may allow a discount of [                 ]% per Class A Certificate and [                 ]% per Class B Certificate on the sale to certain other dealers; and that after the initial public offering of the Certificates, the public offering prices and the concessions and discounts to dealers may be changed by the Underwriters.

Until the distribution of the Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Certificates.  As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the prices of the Certificates.  These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such Certificates.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of purchases for these purposes.

Neither the Depositor nor either Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Certificates.  In addition, neither the Depositor nor either Underwriter makes any representation that either Underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Deutsche Bank Securities Inc. is an affiliate of the Depositor and the Seller.

This Prospectus Supplement may be used by Deutsche Bank Securities Inc., an affiliate of the Depositor, in connection with offers and sales relating to market-making transactions in the Certificates in which Deutsche Bank Securities Inc. acts as principal. Deutsche Bank Securities Inc. may also act as agent in such transactions.  Sales will be made at prices related to the prevailing prices at the time of sale.

The Depositor has agreed to indemnify the Underwriters against particular liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect of these liabilities.  In the opinion of the Commission, this indemnification is against public policy as expressed in the Securities Act and, may, therefore, be unenforceable.

The Trustee or the Collateral Agent, as applicable, may, from time to time, invest the funds in the Trust Accounts in Eligible Investments acquired from either of the Underwriters.

Ratings

It is a condition to the issuance of the Class A Certificates that the Class A Certificates be rated “AAA” by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) and “Aaa” by Moody’s Investors Service, Inc. (“Moody’s”) (each, a “Rating Agency”).  It is a condition to the issuance of the Class B Certificates that the Class B Certificates be rated at least “AA” by S&P and “A3” by Moody’s.  The ratings of the Class A Certificates will be based primarily on the Receivables, the Reserve Account, and the terms of the Certificates, including the subordination provided by the Class B Certificates.  The ratings of the Class B Certificates will be based primarily on the Receivables and the Reserve Account.  The ratings of the Certificates should be evaluated independently from similar ratings on other types of securities.  The ratings do not address the possibility that Certificateholders may suffer a lower than anticipated yield.

There can be no assurance that any rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn by the assigning Rating Agency if, in its judgment, circumstances so warrant.  In the event that the rating initially assigned to any of the Certificates is subsequently lowered or withdrawn for any reason, no person or entity will be obligated to provide any additional credit enhancement with respect to these certificates.  There can be no assurance whether any other rating agency will rate any of the Certificates, or if one does, what rating would be assigned by any other rating agency.  A security rating is not a recommendation to buy, sell or hold securities.

Legal Matters

Some legal matters relating to the Certificates and some related federal income tax and other matters will be passed upon for the Seller by [       ].  Some legal matters relating to the Certificates will be passed upon for the Underwriter and the Company by McKee Nelson LLP, New York, New York.

PROSPECTUS

ACE SECURITIES CORP.

Company

Asset Backed Certificates

Asset Backed Notes

(Issuable in Series)

Auto Receivables and Receivables Securities Trusts

____________________

The Trust:

Each trust will be established to hold assets transferred to it by ACE Securities Corp.  The assets in each trust will generally consist of one or more of the following:

1.  One or more pools of

·

motor vehicle installment loan agreements or motor vehicle retail installment sale contracts secured by new and used automobiles, recreational vehicles, including motor homes, campers, motorcycles, all-terrain-vehicles, and snowmobiles, vans, trucks, buses and/or trailers, and security interests in the vehicles financed by the motor vehicle installment loan agreements or retail installment sale contracts,

·

private securities evidencing ownership interests in or secured by loans similar to the types of loans described above;

2.  Government Securities;

3.  All monies due under the above assets, which may be net of amounts payable to the servicer; and

4.  Funds or accounts established for the related trust, or one or more forms of enhancement.

The assets in your trust are specified in the prospectus supplement for that particular trust, while the types of assets that may be included in a trust, whether or not in your trust, are described in greater detail in this prospectus.

The Securities:

ACE Securities Corp. will sell the securities pursuant to a prospectus supplement.  The securities will be grouped into one or more series, each having its own distinct designation.  Each series will be issued in one or more classes and will evidence beneficial ownership of, or be secured by, the assets in the trust that the series relates to.  A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Neither the SEC nor any state securities commission has approved or disapproved the offered securities or determined if this prospectus is accurate or complete. Making any contrary representation is a criminal offense.

The date of this prospectus is June 24, 2005

Risk Factors

3

The Trusts

7

The Trustee

8

The Receivables Pools

8

The Collateral Certificates

10

The Government Securities

12

Weighted Average Life of the Securities

20

Pool Factors and Trading Information

21

The Seller and the Servicer

22

Use of Proceeds

22

Description of the Notes

22

Description of the Certificates

28

Certain Information Regarding the Securities

29

Description of the Transfer and Servicing Agreements

34

Certain Matters Regarding the Servicer

42

Certain Legal Aspects of the Receivables

46

Material Federal Income Tax Consequences

50

State and Local Tax Considerations

69

ERISA Considerations

70

Plan of Distribution

76

Legal Matters

77

Prospectus Supplement

77

Reports to Securityholders

77

Available Information

77

Incorporation of Certain Documents by Reference

78

Index of Terms

79

Annex I - Global Clearance, Settlement and Tax Documentation Procedures

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates and the notes.  You should also carefully consider the information set forth under “Risk Factors” in the prospectus supplement.

Limited Liquidity May Result in Delays in your Ability to Sell securities or Lower Returns

There will be no market for the securities of any series prior to their issuance, and there can be no assurance that a secondary market will develop.  If a secondary market does develop, there can be no assurance that it will provide holders with liquidity of investment or that the market will continue for the life of the securities of the related series.  Deutsche Bank Securities Inc. presently expects to make a secondary market in the securities, but has no obligation to do so.  Absent a secondary market for the securities you may experience a delay if you choose to sell your securities or the price you receive may be less than you would receive for a comparable liquid security.

Limited Assets for Payments - No Recourse to Company, Seller or Servicer

The company does not have, nor is it expected to have, any significant assets.  The securities of a series will be payable solely from the assets of the trust fund for that series.  Except for any related insurance policies or credit support, there will be no recourse to the company or any other person for any default on the notes or any failure to receive distributions on the certificates with respect to any series.  Consequently, holders of securities of each series must rely solely upon payments with respect to the assets constituting the trust fund for a series of securities, including, if applicable, any amounts available pursuant to any enhancement for that series, for the payment of principal of and interest on the securities of that series.

The only obligations, if any, of the company with respect to the securities of any series will be with respect to its breach of specific representations and warranties.  The company does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase assets with respect to which there has been a breach of any representation or warranty.  If, for example, the company were required to repurchase a receivable, its only sources of funds to make the repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the receivable, or the seller, as the case may be, or from a reserve fund established to provide funds for repurchases.  If the company does not have sufficient assets and no other party is obligated to repurchase defective assets, you may experience a loss.

Limits on Enhancement May Result in Losses to You

Although we intend the enhancement for the securities to reduce the risk of delinquent payments or losses to holders of a series of securities entitled to the benefit of the enhancement, the amount of the enhancement will be limited, as set forth in the related prospectus supplement.  In addition, the amount available will decline and could be depleted prior to the payment in full of the related series of securities, and losses on the primary assets could result in losses to holders of those securities.

Timing and Rate of Prepayments May Result in Lower Yield

The yield to maturity experienced by a holder of securities may be affected by the rate and timing of payments of principal of the receivables or of the underlying receivables relating to the private securities.  The rate and timing of principal payments of the securities of a series will be affected by a number of factors, including the following:

·

the extent of prepayments, which may be influenced by a variety of factors,

·

the manner of allocating principal payments among the classes of securities of a series as specified in the related prospectus supplement, and

·

the exercise of any right of optional termination.

Prepayments may also result from repurchases of receivables or underlying receivables, as applicable, due to material breaches of the seller’s or the company’s representations or warranties.

Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement.  In the event interest accrues during the calendar month prior to a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding each distribution date, and the effective yield at par to holders will be less than the indicated coupon rate.

Risks of Subordinated Securities

To the extent specified in the applicable prospectus supplement, distributions of interest on and principal of one or more classes of securities of a series may be subordinated in priority of payment to interest and principal due on one or more other classes of securities of the related series.  Any subordinated securities will be affected to a greater degree by any losses on the receivables or of the underlying receivables relating to the private securities.

Potential Lack of Security

The company will assign security interests in the financed vehicles securing the receivables to the related trust. Due to administrative burden and expense, however, we will not cause the certificates of title to the financed vehicles to be amended to reflect the assignment to the trust unless otherwise specified in the prospectus supplement. In the absence of amendment, a trust may not have a perfected security interest in the financed vehicles securing the receivables in some states. If a trust does not have a perfected security interest in a financed vehicle, its ability to realize in the event of a default on that financed vehicle may be adversely affected.

Risk of Commingling

We will require the servicer to deposit all payments on the receivables collected during each collection period into the related collection account within two business days of receipt of the payments.  However, if a servicer satisfies particular requirements for less frequent remittances we will not require the servicer to deposit the amounts into the collection account until the business day preceding each distribution date.

Pending deposit into the collection account, collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from funds of the servicer. If the servicer were unable to remit the funds, the applicable securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections on the receivables.

Removal of a Servicer After a Servicer Default

The related prospectus supplement may provide that with respect to a series of securities issued by an owner trust, upon the occurrence of a servicer default, the related indenture trustee or noteholders may remove the servicer without the consent of the related trustee or any certificateholders. The trustee or the certificateholders with respect to a series may not have the ability to remove the servicer if a servicer default occurs. In addition, the noteholders with respect to a series have the ability, with specified exceptions, to waive defaults by the servicer, including defaults that could materially adversely affect the certificateholders of the series.

Book-Entry Registration--Beneficial Owners Not Recognized by Trust

Issuance of the securities in book-entry form may reduce the liquidity of these securities in the secondary trading market since investors may be unwilling to purchase securities for which they cannot obtain physical certificates.  Since transactions in the securities can be effected only through The Depository Trust Company and any other entities set forth in the related prospectus supplement, your ability to pledge a security to persons or entities that do not participate in The Depository Trust Company or any other entities or otherwise to take actions in respect of the related securities may be limited due to lack of a physical certificate representing the securities.

You may experience some delay in the receipt of distributions of interest and principal on the securities since the distributions will be forwarded by the trustee to The Depository Trust Company and The Depository Trust Company will credit the distributions to the accounts of its participants which will subsequently credit them to your account either directly or indirectly through indirect participants.

The Trusts

With respect to each series of securities, ACE Securities Corp. will establish a separate trust (each, a “Trust”) pursuant to a trust agreement (a “Trust Agreement”) between the company and the related trustee or pooling and servicing agreement (a “Pooling and Servicing Agreement”) among the company, the servicer and the trustee for the related Trust, as applicable, for the transactions described in this prospectus and in the related prospectus supplement. The property of each Trust will include Primary Assets and all payments due under the Primary Assets on and after the applicable cutoff date in the case of Precomputed Receivables and all payments received under the Precomputed Receivables on and after the applicable cutoff date or closing date, as specified in the related prospectus supplement, in the case of Simple Interest Receivables, Collateral Certificates, Government Securities and Private Label Custody Receipt Securities. On the applicable closing date, after the issuance of the notes and/or certificates of a given series, the company will transfer or sell Primary Assets to the Trust in the outstanding principal amount specified in the related prospectus supplement. The property of each Trust may also include:

·

amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Trust Agreement, sale and servicing agreement (a “Sale and Servicing Agreement”) among the company, the servicer and the related Trust or Pooling and Servicing Agreement, as applicable, and the proceeds of these accounts, as described in this prospectus and in the related prospectus supplement;

·

security interests in vehicles financed by the Receivables (the “Financed Vehicles”) and any other interest of a seller in the Financed Vehicles;

·

the rights to proceed from claims on physical damage, credit life and disability insurance policies covering Financed Vehicles or the obligors, as the case may be;

·

any property that has secured a Receivable and that has been acquired by the applicable Trust; and

·

any and all proceeds of the Primary Assets or the foregoing.

To the extent specified in the related prospectus supplement, a Reserve Account or other form of credit enhancement may be a part of the property of a given Trust or may be held by the trustee for the benefit of holders of the related securities.

The servicer specified in the related prospectus supplement, as servicer under the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, will service the Receivables held by each Trust and will receive fees for these services. See “Description of the Transfer and Servicing Agreements—Servicing Compensation and Payment of Expenses” in this prospectus and “Description of the Transfer and Sale and Servicing Agreement—Servicing Compensation” in the related prospectus supplement. To facilitate the servicing of Receivables and unless otherwise specified in the related prospectus supplement, each seller and each trustee will authorize the servicer to retain physical possession of the Receivables held by each Trust and other documents relating to possession of the Receivables as custodian for each Trust. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to a Trust. In the absence of an amendment, a Trust may not have a perfected security interest in some of the Financed Vehicles in some states. See “Certain Legal Aspects of the Receivables” and “Description of the Transfer and Servicing Agreements—Sale and Assignment of Primary Assets”. In the case of Primary Assets consisting of Collateral Certificates, Government Securities and/or Private Label Custody Receipt Securities, the trustee specified in the related prospectus supplement will manage the Collateral Certificates, Government Securities and/or Private Label Custody Receipt Securities.

If the protection provided to (1) holders of notes issued by an owner trust by the subordination of the related certificates and by the Reserve Account, if any, or any other available form of credit enhancement for the series or (2) certificateholders by any Reserve Account or other form of credit enhancement is insufficient, the noteholders or certificateholders, as the case may be, will have to look to payments by or on behalf of obligors on Receivables or on the Collateral Certificates, the Government Securities, and the Private Label Custody Receipt Securities, as applicable, and the proceeds from the repossession and sale of Financed Vehicles that secure defaulted Receivables for distributions of principal and interest on the securities. In this event, some factors, such as the applicable Trust’s not having perfected security interests in all of the Financed Vehicles, may limit the ability of a Trust to realize on the collateral securing the related Primary Assets, or may limit the amount realized to less than the amount due under Receivables. Securityholders may be subject to delays in payment on, or may incur losses on their investment in, the securities as a result of defaults or delinquencies by obligors and depreciation in the value of the related Financed Vehicles. See “Description of the Transfer and Servicing Agreements—Credit and Cash Flow Enhancement” and “Certain Legal Aspects of the Receivables”.

The principal offices of each Trust and the related trustee will be specified in the applicable prospectus supplement.

The Trustee

The trustee for each Trust will be specified in the related prospectus supplement. The trustee’s liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee set forth in the related Trust Agreement and Sale and Servicing Agreement or the related Pooling and Servicing Agreement, as applicable. A trustee may resign at any time, in which event the servicer will be obligated to appoint a successor trustee. The servicer may also remove the related trustee if the trustee ceases to be eligible to continue as trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, and will be obligated to appoint a successor trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the acceptance of the appointment by the successor trustee.

The Receivables Pools

The motor vehicle installment loan agreements or motor vehicle retail installment sale contracts secured by new and used automobiles, recreational vehicles, including motor homes, campers, motorcycles, all-terrain-vehicles and snowmobiles, vans, trucks, buses and/or trailers (the “Receivables”) in a Receivables Pool have been or will be originated or acquired by a seller in the ordinary course of business, in accordance with its credit and underwriting standards as described in the related prospectus supplement.

The Receivables to be sold to each Trust will be selected from a seller’s portfolio for inclusion in a Receivables Pool based on several criteria, which criteria include that, subject to particular limitations which, if applicable, will be specified in the related prospectus supplement, each Receivable

·

is secured by a new or used vehicle,

·

was originated or acquired, either from a motor vehicle dealer or a financial institution, by the seller,

·

provides for level monthly payments, except for the last payment, which may be different from the level payments, that, unless otherwise provided in the related prospectus supplement, amortize the amount financed over the original term to maturity of the related Receivable,

·

is a Precomputed Receivable or a Simple Interest Receivable and

·

satisfies the other criteria, if any, set forth in the related prospectus supplement. No selection procedures believed by the seller to be adverse to Securityholders were or will be used in selecting the Receivables.

“Precomputed Receivables” consist of either (1) monthly actuarial receivables (“Actuarial Receivables”) or (2) receivables that provide for allocation of payments according to the “sum of periodic balances” or “sum of monthly payments” method, similar to the “Rule of 78s” (“Rule of 78S Receivables”). An Actuarial Receivable provides for amortization of the loan over a series of fixed level monthly installment payments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of (x) an amount of interest equal to 1/12 of the stated contract interest rate under the related Receivable multiplied by the unpaid principal balance of the loan, plus (y) an amount allocable to principal equal to the remainder of the monthly payment. A Rule of 78s Receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed plus add-on interest in an amount calculated at the stated contract interest rate under the related Receivable for the term of the receivable. The rate at which the amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal amount are calculated in accordance with the Rule of 78s.

“Simple Interest Receivables” are receivables that provide for the amortization of the amount financed under them over a series of fixed level monthly payments. However, unlike the monthly payment under an Actuarial Receivable, each monthly payment consists of an installment of interest that is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated contract interest rate under the related Receivable and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received generally is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance.  Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor is obligated to pay a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment may be increased or decreased as necessary to repay the then outstanding principal balance.

In the event of the prepayment in full, voluntarily or by acceleration, of a Rule of 78s Receivable, under the terms of the contract a “refund” or “rebate” will be made to the obligor of the portion of the total amount of payments then due and payable allocable to “unearned” add-on interest, calculated in accordance with a method equivalent to the Rule of 78s. If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, the Actuarial Receivable requires that the rebate be calculated on the basis of a constant interest rate. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78s Receivable generally will be less than the amount of a rebate on an Actuarial Receivable and generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

To the extent provided in the related prospectus supplement, each Trust will account for the Rule of 78s Receivables as if the Receivables were Actuarial Receivables. Amounts received upon prepayment in full of a Rule of 78s Receivable in excess of the then outstanding principal balance of the Receivable and accrued interest on the Receivable, calculated pursuant to the actuarial method, will not be paid to noteholders or passed through to certificateholders of the applicable series, but will be paid to the servicer as additional servicing compensation.

Information with respect to each Receivables Pool will be set forth in the related prospectus supplement, including, to the extent appropriate, the composition and distribution by annual percentage rate and by states of origination of the Receivables, the portion of each Receivables Pool consisting of Precomputed Receivables and of Simple Interest Receivables, and the portion of each Receivables Pool secured by new vehicles and by used vehicles.

Delinquencies, Repossessions and Net Losses

Information concerning the experience of a seller pertaining to delinquencies, repossessions and net losses with respect to Receivables will be set forth in each prospectus supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to the information.

New and Used Financed Vehicles

The extension of credit to an obligor on a Receivable is based on an assessment of an applicant’s ability to repay the amounts due on the Receivable and the adequacy of the related Financed Vehicle. An assessment generally does not distinguish between new or used vehicles. Rather, the amount advanced under a motor vehicle loan generally will not exceed 100% of the value of the collateral unless otherwise specified in the related prospectus supplement. For new motor vehicles, the value equals the dealer invoice for the motor vehicle that serves as collateral, plus sales tax, license fee, title fee, the cost of service and warranty contracts, and any premium for credit life and disability insurance obtained in connection with the loan. For used motor vehicles, the value equals the wholesale price reported in the most recent edition of the National Automotive dealers Association Used Car Guide, the National Auto Research Division Black Book or any other industry guide as specified in the related prospectus supplement, plus sales tax, license fee, title fee, the cost of service and warranty contracts, and any premium for credit life and disability insurance obtained in connection with the loan. The maximum age of any used motor vehicle acceptable as collateral generally is ten model years. Additional information with respect to delinquencies, repossessions and net losses with respect to Receivables secured by new or used Financed Vehicles will be set forth in each prospectus supplement.

The Collateral Certificates

The primary assets (“Primary Assets”) for a series will include Receivables or Collateral Certificates, which include certificates evidencing an undivided interest in, or notes or loans secured by, Receivables. These Collateral Certificates will have previously been offered and distributed to the public pursuant to an effective registration statement or are being registered under the securities Act in connection with the offering of a series of securities, which offering, distribution and registration may have been undertaken, or may be undertaken, by the company and/or one or more affiliates of the company, in each case, subject to exceptions which, if applicable, will be described in the related prospectus supplement. Collateral Certificates will have been issued pursuant to a pooling and servicing agreement, a sale and servicing agreement, a trust agreement, an indenture or similar agreement (an “Underlying Trust Agreement”).  The servicer (the “Underlying Servicer”) of the underlying motor vehicle installment loans or sale contracts will have entered into the Underlying Trust Agreement with a trustee (the “Underlying Trustee”).

The issuer of the Collateral Certificates (the “Underlying Issuer”) will be

·

a financial institution, corporation or other entity engaged generally in the business of purchasing or originating motor vehicle installment loan agreements and motor vehicle retail installment sale contracts,

·

a limited purpose corporation organized for the purpose of, among other things, establishing trusts, acquiring and selling receivables to the trusts and selling beneficial interests in these trusts, or

·

one of the trusts.

If so specified in the related prospectus supplement, the Underlying Issuer may be the company and/or one or more affiliates of the company.  The obligations of the Underlying Issuer will generally be limited to specific representations and warranties with respect to the assets conveyed by it to the related trust. The related prospectus supplement will, subject to exceptions which, if applicable, will be described in the related prospectus supplement, provide that the Underlying Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Collateral Certificates issued under the Underlying Trust Agreement.

Distributions of principal and interest will be made on the Collateral Certificates on the dates specified in the related prospectus supplement. The Collateral Certificates may be entitled to receive nominal or no principal distribution or nominal or no interest distributions. Principal and interest distributions will be made on the Collateral Certificates by the Underlying Trustee or the Underlying Servicer. The Underlying Issuer or the Underlying Servicer may have the right to repurchase assets underlying the Collateral Certificates after a specific date or under other circumstances specified in the related prospectus supplement.

Enhancement Relating to Collateral Certificates

Enhancement in the form of reserve funds, subordination of other securities issued in connection with the Collateral Certificates, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of enhancement may be provided with respect to the Receivables underlying the Collateral Certificates or with respect to the Collateral Certificates themselves. The type, characteristics and amount of enhancement will be a function of particular characteristics of the Receivables and other factors and will have been established for the Collateral Certificates on the basis of requirements of rating agencies.

Additional Information

The related prospectus supplement for a series for which the Primary Assets include Collateral Certificates will specify, to the extent relevant and to the extent the information is reasonably available to the company and the company reasonably believes the information to be reliable:

·

the aggregate approximate principal amount and type of the Collateral Certificates to be included in the Primary Assets;

·

the characteristics of the receivables which comprise the underlying assets for the Collateral Certificates;

·

the expected and final maturity of the Collateral Certificates;

·

the interest rate of the Collateral Certificates;

·

the Underlying Issuer, the Underlying Servicer, if other than the Underlying Issuer, and the Underlying Trustee for the Collateral Certificates;

·

characteristics of the enhancement, if any, such as reserve funds, insurance funds, insurance policies, letters of credit or guarantees relating to the receivables underlying the Collateral Certificates or to the Collateral Certificates themselves;

·

the terms on which the underlying receivables for the Collateral Certificates may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Collateral Certificates; and

·

the terms on which receivables may be substituted for those originally underlying the Collateral Certificates.

The Government Securities

Primary Assets for a series may include, but will not consist entirely of, any combination of

·

receipts or other instruments created under the Department of the Treasury’s Separate Trading of Registered Interest and Principal of securities, or STRIPS, program (“Treasury Strips”), which interest and/or principal strips evidence ownership of specific interest and/or principal payments to be made on particular United States Treasury Bonds (“Treasury Bonds”),

·

Treasury Bonds and

·

other debt securities (“GSEs Bonds”) of United States government sponsored enterprises (“GSEs”; and together with Treasury Strips and Treasury Bonds, collectively, “Government Securities”).

The Government Securities, if any, included in a Trust are intended to assure investors that funds are available to make specified payments of principal and/or interest due on the related securities. Accordingly, the Government Securities, if any, included in a Trust are intended both to (1) support the ratings assigned to these securities, and (2) perform a function similar to that described in this prospectus under “Description of the Transfer and Servicing Agreements—Credit and Cash Flow Enhancement”. A description of the respective general features of Treasury Bonds, Treasury Strips and GSE Bonds is set forth below.

The prospectus supplement for each series of securities the Trust with respect to which contains Government Securities will contain information as to:

(1)

the title and series of each Government Security, the aggregate principal amount, denomination and form of each Government Security;

(2)

the limit, if any, upon the aggregate principal amount of the Government Security;

(3)

the dates on which, or the range of dates within which, the principal of, and premium, if any, on, the Government Security will be payable;

(4)

the rate or rates, or the method of determination of the rate or rates, at which the Government Security will bear interest, if any, the date or dates from which the interest will accrue, and the dates on which the interest will be payable;

(5)

whether the Government Security was issued at a price lower than the principal amount of that Government Security;

(6)

material events of default or restrictive covenants provided for with respect to the Government Security;

(7)

the rating of the Government Security, if any;

(8)

the issuer of each Government Security;

(9)

the material risks, if any, posed by any Government Securities and issuers of the Government Securities (which risks, if appropriate, will be described in the “Risk Factors” section of the related prospectus supplement); and

(10)

any other material terms of the Government Security.

With respect to a Trust which includes a pool of Government Securities, the related prospectus supplement will, to the extent applicable, describe the composition of the Government Securities’ pool, particular material events of default or restrictive covenants common to the Government Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (3), (4) and (5) of the preceding sentence and any other material terms regarding the pool. The Government Securities included in a Trust will be senior, unsecured, nonredeemable obligations of the issuer of the Government Securities, will be denominated in United States dollars and, if rated, will be rated at least investment grade by at least one nationally recognized rating agency. In addition, the inclusion of Government Securities in a Trust with respect to a series of securities is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related series of securities.

Treasury Bonds

Treasury Bonds are issued by and are the obligations of the United States of America. Accordingly, the payment of principal and interest on each Treasury Bond will be guaranteed by the full faith and credit of the United States of America. Interest is typically payable on the Bonds semiannually. Treasury Bonds are issued in registered form in denominations of $1,000, $5,000, $10,000, $100,000 and $1,000,000 and in book-entry form in integral multiples of these amounts.

Treasury Strips

In general, Treasury Strips are created by separating, or stripping, the principal and interest components of Treasury Bonds that have an original maturity of 10 or more years from the date of issue. A particular Treasury Strip evidences ownership of the principal payment or one of the periodic interest payments, generally semiannual, due on the Treasury Bond to which the Treasury Strip relates.

In 1985 the Department of the Treasury announced that all new issues of Treasury Bonds with maturities of 10 years or more would be transferable in their component pieces on the Federal Reserve wire system. In so doing, the Treasury created a generic, book-entry Treasury Strip named STRIPS (Separate Trading of Registered Interest and Principal of Securities) which, unlike private label Treasury Strips, can be issued without the need for a custodial arrangement. The STRIPS program has eclipsed the private sector programs (which are described below under “—Private Label Custody Receipt Securities”), and investment banks no longer sponsor new issues of custodial receipts.

Treasury Strips may be either “serial” or “callable”. A serial Treasury Strip evidences ownership of one of the periodic interest payments to be made on a Treasury Bond. No payments are made on the Treasury Strip, nor is it redeemable, prior to its maturity, at which time the holder becomes entitled to receive a single payment of the face amount of the Treasury Strip. Callable Treasury Strips relate to payments scheduled to be made after the related Treasury Bonds have become subject to redemption. These Treasury Strips evidence ownership of both principal of the related Treasury Bonds and each of the related interest payments commencing, typically, on the first interest payment date following the first optional redemption date. If the underlying Treasury Bonds are actually redeemed, holders of callable Treasury Strips generally receive a payment equal to the principal portion of the total face amount of the Treasury Strips plus the interest payment represented by the Treasury Strips maturing on the redemption date. No callable Treasury Strips will be included in a Trust. The face amount of any Treasury Strip is the aggregate of all payments scheduled to be received on the Treasury Strip. Treasury Strips are available in registered form and generally may be transferred and exchanged by the holders of the Treasury Strips in accordance with procedures applicable to the particular issue of the Treasury Strips.

A holder of a private label Treasury Strip, as opposed to a STRIP, cannot enforce payment on that Treasury Strip against the Treasury. Instead, the holder must look to the custodian for payment. The custodian, and the holder of a Treasury Strip that obtains ownership of the underlying Treasury Bond, can enforce payment of the underlying Treasury Bond against the Treasury. If any private label Treasury Strips are included in a Trust with respect to any series of securities, the prospectus supplement for the series will include the identity and a brief description of each custodian that issued the Treasury Strips. If the company knows that the company of the Treasury Bonds underlying the Treasury Strips is the company or any of its affiliates, the company will disclose that fact in the related prospectus supplement.

GSE Bonds

As specified in the applicable prospectus supplement, the obligations of one or more of the following GSEs may be included in a Trust: Federal National Mortgage Association (“Fannie Mae”), Federal Home Loan Mortgage Association (“Freddie Mac”), Student Loan Marketing Association (“Sallie Mae”), REFCO, Tennessee Valley Authority (“TVA”), Federal Home Loan Banks (“FHLB”), to the extent the obligations represent the joint and several obligations of the twelve Federal Home Loan Banks, and Federal Farm Credit Banks (“FFCB”). GSE debt securities are exempt from registration under the securities Act pursuant to Section 3(a)(2) of the securities Act, or are deemed by statute to be so exempt, and are not required to be registered under the Exchange Act. The securities of any GSE, including a GSE Guaranteed Bond, will be included in a Trust only to the extent that (1) its obligations are supported by the full faith and credit of the United States government or (2) the organization makes publicly available its annual report which shall include financial statements or similar financial information with respect to the organization (a “GSE Issuer”). Unless otherwise specified in the related prospectus supplement, the GSE Bonds will not be guaranteed by the United States and do not constitute a debt or obligation of the United States or of any agency or instrumentality of the United States other than the related GSE.

Unless otherwise specified in the related prospectus supplement, none of the GSE Bonds will have been issued pursuant to an indenture, and no trustee is provided for with respect to any GSE Bonds. There will generally be a fiscal agent (“Fiscal Agent”) for an issuer of GSE Bonds whose actions will be governed by a fiscal agency agreement. A Fiscal Agent is not a trustee for the holders of the GSE Bonds and does not have the same responsibilities or duties to act for the holders as would a trustee.

GSE Bonds may be subject to particular contractual and statutory restrictions which may provide some protection to securityholders against the occurrence or effects of specified events. Unless otherwise specified in the related prospectus supplement, each GSE is limited to activities as will promote its statutory purposes as set forth in the publicly available information with respect to the issuer. A GSE’s promotion of its statutory purposes, as well as its statutory, structural and regulatory relationships with the federal government, may cause or require the GSE to conduct its business in a manner that differs from what an enterprise which is not a GSE might employ.

The Federal National Mortgage Association

Fannie Mae is a federally chartered and stockholder owned corporation organized and existing under the Federal National Mortgage Association Charter Act. It is the largest investor in home mortgage loans in the United States. Fannie Mae originally was established in 1938 as a corporation wholly owned by the United States government to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately managed corporation by legislation enacted in 1968 and 1970. Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders, thus replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from many capital market investors that ordinarily may not invest in mortgage loans, therefore expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. Fannie Mae also issues mortgage-backed securities (“MBS”). Fannie Mae receives guaranty fees for its guaranty of timely payment of principal of and interest on MBS. Fannie Mae issues MBS primarily in exchange for pools of mortgage loans from lenders. The issuance of MBS enables Fannie Mae to further its statutory purpose of increasing the liquidity of residential mortgage loans.

Fannie Mae prepares an Information Statement annually which describes Fannie Mae, its business and operations and contains Fannie Mae’s audited financial statements. From time to time Fannie Mae prepares supplements to its Information Statement which include specific unaudited financial data and other information concerning the business and operations of Fannie Mae. Unless otherwise specified in the applicable prospectus supplement, these documents can be obtained without charge from the Office of Investor Relations, Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016, telephone (202) 752-7115. Fannie Mae is not subject to the periodic reporting requirements of the Exchange Act.

The Federal Home Loan Mortgage Corporation

Freddie Mac is a publicly held government-sponsored enterprise created on July 24, 1970 pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended (the “FHLMC Act”). Freddie Mac’s statutory mission is to provide stability in the secondary market for home mortgages, to respond appropriately to the private capital market and to provide ongoing assistance to the secondary market for home mortgages, including mortgages secured by housing for low- and moderate-income families involving a reasonable economic return to Freddie Mac, by increasing the liquidity of mortgage investments and improving the distribution of investment capital available for home mortgage financing. The principal activity of Freddie Mac consists of the purchase of conventional residential mortgages and participation interests in those mortgages from mortgage lending institutions and the sale of guaranteed mortgage securities backed by the mortgages so purchased. Freddie Mac generally matches and finances its purchases of mortgages with sales of guaranteed securities. Mortgages retained by Freddie Mac are financed with short- and long-term debt, cash temporarily held pending disbursement to security holders, and equity capital.

Freddie Mac prepares an Information Statement annually which describes Freddie Mac, its business and operations and contains Freddie Mac’s audited financial statements. From time to time Freddie Mac prepares supplements to its Information Statement which include specific unaudited financial data and other information concerning the business and operations of Freddie Mac. Unless otherwise specified in the applicable prospectus supplement, these documents can be obtained from Freddie Mac by writing or calling Freddie Mac’s Investor Inquiry Department at 8200 Jones Branch Drive, McLean, Virginia, 22102; outside Washington, D.C. metropolitan area, telephone (800) 336-3672; within Washington, D.C. metropolitan area, telephone (703) 759-8160. Freddie Mac is not subject to the periodic reporting requirements of the Exchange Act.

The Student Loan Marketing Association

Sallie Mae is a stockholder-owned corporation established by the 1972 amendments to the Higher Education Act of 1965, as amended, to provide liquidity, primarily through secondary market and warehousing activities, for lenders participating in federally sponsored student loan programs, primarily the Federal Family Education Loan (“FFEL”) program and the Health Education Assistance Loan Program. Under the Higher Education Act, Sallie Mae is authorized to purchase, warehouse, sell and offer participations or pooled interests in, or otherwise deal in, student loans, including, but not limited to, loans insured under the FFEL program, and to make commitments for any of the foregoing. Sallie Mae is also authorized to buy, sell, hold, underwrite and otherwise deal in obligations of eligible lenders, if the obligations are issued by the eligible lenders for the purpose of making or purchasing federally guaranteed student loans under the Higher Education Act. As a federally chartered corporation, Sallie Mae’s structure and operational authorities are subject to revision by amendments to the Higher Education Act or other federal enactments.

Sallie Mae prepares an Information Statement annually which describes Sallie Mae, its business and operations and contains Sallie Mae’s audited financial statements. From time to time Sallie Mae prepares supplements to its Information Statement which include specific unaudited financial data and other information concerning the business and operations of Sallie Mae. Unless otherwise specified in the applicable prospectus supplement, these documents can be obtained without charge upon written request to the Corporate and Investor Relations Division of Sallie Mae at 1050 Thomas Jefferson Street, N.W., Washington, D.C. 20007, telephone (202) 298-3010. Sallie Mae is not subject to the periodic reporting requirements of the Exchange Act.

The Resolution Funding Corporation

REFCO is a mixed-ownership government corporation established by Title V of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The sole purpose of REFCO is to provide financing for the Resolution Trust Corporation (the “RTC”). REFCO is to be dissolved, as soon as practicable, after the maturity and full payment of all obligations issued by it. REFCO is subject to the general oversight and direction of the Oversight Board, which is comprised of the Secretary of the Treasury, the Chairman of the Board of Governors of the Federal Reserve System, the Secretary of Housing and Urban Development and two independent members to be appointed by the President with the advice and consent of the Senate. The day-to-day operations of REFCO are under the management of a three-member Directorate comprised of the Director of the Office of Finance of the FHLB and two members selected by the Oversight Board from among the presidents of the twelve FHLB.

The RTC was established by FIRREA to manage and resolve cases involving failed savings and loan institutions pursuant to policies established by the Oversight Board. The RTC was granted authority to issue nonvoting capital certificates to REFCO in exchange for the funds transferred from REFCO to the RTC. Pursuant to FIRREA, the net proceeds of these obligations are used to purchase nonvoting capital certificates issued by the RTC or to retire previously issued REFCO obligations.

Information concerning REFCO may be obtained from the Secretary/Treasurer, Resolution Funding Corporation, Suite 1000, 11921 Freedom Drive, Reston, Virginia 22090; telephone (703) 487-9517. REFCO is not subject to the periodic reporting requirements of the Exchange Act.

The Federal Home Loan Banks

The Federal Home Loan Banks constitute a system of twelve federally chartered corporations (collectively, the “FHLB”), each wholly owned by its member institutions. The mission of the FHLB is to enhance the availability of residential mortgage credit by providing a readily available, low-cost source of funds to their member institutions. A primary source of funds for the FHLB is the proceeds from the sale to the public of debt instruments issued as consolidated obligations, which are the joint and several obligations of all the FHLB. The FHLB are supervised and regulated by the Federal Housing Finance Board, which is an independent federal agency in the executive branch of the United States government, but obligations of the FHLB are not obligations of the United States government.

The Federal Home Loan Bank System produces annual and quarterly financial reports in connection with the original offering and issuance by the Federal Housing Finance Board of consolidated bonds and consolidated notes of the FHLB. Unless otherwise specified in the applicable prospectus supplement, questions regarding financial reports should be directed to the Deputy Director, Financial Reporting and Operations Division, Federal Housing Finance Board, 1777 F Street, N.W., Washington, D.C. 20006; telephone (202) 408-2901. Unless otherwise specified in the applicable prospectus supplement, copies of financial reports may be obtained by written request to Capital Markets Division, Office of Finance, Federal Home Loan Banks, Suite 1000, 11921 Freedom Drive, Reston, Virginia 22090, telephone (703) 487-9500. The FHLB are not subject to the periodic reporting requirements of the Exchange Act.

Tennessee Valley Authority

TVA is a wholly owned corporate agency and instrumentality of the United States of America established pursuant to the Tennessee Valley Authority Act of 1933, as amended (the “TVA Act”). TVA’s objective is to develop the resources of the Tennessee Valley region in order to strengthen the regional and national economy and the national defense. The programs of TVA consist of power and nonpower programs. For the fiscal year ending September 30, 1995, TVA received $139 million in congressional appropriations from the federal government for the nonpower programs. The power program is required to be self-supporting from revenues it produces. The TVA Act authorizes TVA to issue evidences of indebtedness that may be serviced only from proceeds of its power program. TVA bonds are not obligations of or guaranteed by the United States government.

TVA prepares an Information Statement annually which describes TVA, its business and operations and contains TVA’s audited financial statements. From time to time TVA prepares supplements to its Information Statement which include specific unaudited financial data and other information concerning the business and operations of TVA. Unless otherwise specified in the applicable prospectus supplement, these documents can be obtained by writing or calling Tennessee Valley Authority, 400 West Summit Hill Drive, Knoxville, Tennessee 37902-1499, Attention: Vice President and Treasurer, telephone (423) 632-3366. TVA is not subject to the periodic reporting requirements of the Exchange Act.

Federal Farm Credit Banks

The Farm Credit System is a nationwide system of lending institutions and affiliated service and other entities (the “System”). Through its Banks (“FCBs”) and related associations, the System provides credit and related services to farmers, ranchers, producers and harvesters of aquatic products, rural homeowners, some farm-related businesses, agricultural and aquatic cooperatives and rural utilities. System institutions are federally chartered under the Farm Credit Act of 1971, as amended (the “Farm Credit Act”), and are subject to regulation by a Federal agency, the Farm Credit Administration (the “FCA”). The FCBs and associations are not commonly owned or controlled. They are cooperatively owned, directly or indirectly, by their respective borrowers. Unlike commercial banks and other financial institutions that lend to the agricultural sector in addition to other sectors of the economy, under the Farm Credit Act the System institutions are restricted solely to making loans to qualified borrowers in the agricultural sector, to some related businesses and to rural homeowners. Moreover, the System is required to make credit and other services available in all areas of the nation. In order to fulfill its broad statutory mandate, the System maintains lending units in all 50 states and the Commonwealth of Puerto Rico.

The System obtains funds for its lending operations primarily from the sale of debt securities issued under Section 4.2(d) of the Farm Credit Act (“Systemwide Debt Securities”). The FCBs are jointly and severally liable on all Systemwide Debt Securities. Systemwide Debt Securities are issued by the FCBs through the Federal Farm Credit Banks Funding Corporation, as agent for the FCBs (the “Funding Corporation”).

Information regarding the FCBs and the Farm Credit System, including combined financial information, is contained in disclosure information made available by the Funding Corporation. This information consists of the most recent Farm Credit System Annual Information Statement and any Quarterly Information Statements issued subsequent to the Farm Credit System Annual Information Statement and particular press releases issued from time to time by the Funding Corporation. Unless otherwise specified in the applicable prospectus supplement, this information and the Farm Credit System Annual Report to Investors for the current and two preceding fiscal years are available for inspection at the Federal Farm Credit Banks Funding Corporation, Investment Banking Services Department, 10 Exchange Place, Suite 1401, Jersey City, New Jersey 07302, telephone (201) 200-8000. Upon request, the Funding Corporation will furnish, without charge, copies of the above information. The FCBs are not subject to the periodic reporting requirements of the Exchange Act.

Private Label Custody Receipt Securities

If so specified in the applicable prospectus supplement, the Trust for a series may include, but will not consist entirely of, any combination of (1) receipts or other instruments, other than Treasury Strips, evidencing ownership of specific interest and/or principal payments to be made on particular Treasury Bonds held by a custodian (“Private Label Custody Strips”) and (2) receipts or other instruments evidencing ownership of specific interest and/or principal payments to be made on specific Resolution Funding Corporation (“REFCO”) bonds (“REFCO Strips”; and together with Private Label Custody Strips, “Private Label Custody Receipt Securities”). The Private Label Custody Receipt Securities, if any, included in a Trust are intended to assure investors that funds are available to make specified payments of principal and/or interest due on the related securities. Accordingly, the Private Label Custody Receipt Securities, if any, included in a Trust are intended both to (1) support the ratings assigned to the securities, and (2) perform a function similar to that described in this prospectus under “Description of the Transfer and Servicing Agreements—Credit and Cash Flow Enhancement”. A description of the respective general features of Private Label Custody Strips and REFCO Strips is set forth below.

The prospectus supplement for each series of securities the Trust with respect to which contains Private Label Custody Receipt Securities will contain information as to:

(1)

the title and series of each Private Label Custody Receipt Security, the aggregate principal amount, denomination and form of each Private Label Custody Receipt Security;

(2)

the limit, if any, upon the aggregate principal amount of each Private Label Custody Receipt Security;

(3)

the dates on which, or the range of dates within which, the principal of, and premium, if any, on, each Private Label Custody Receipt Security will be payable;

(4)

the rate or rates, or the method of determination of the rate or rates, at which each Private Label Custody Receipt Security will bear interest, if any, the date or dates from which the interest will accrue, and the dates on which the interest will be payable;

(5)

whether each Private Label Custody Receipt Security was issued at a price lower than the principal amount of that Private Label Custody Receipt Security;

(6)

material events of default or restrictive covenants provided for with respect to each Private Label Custody Receipt Security;

(7)

the rating of each Private Label Custody Receipt Security, if any;

(8)

the issuer of each Private Label Custody Receipt Security;

(9)

the material risks, if any, posed by each Private Label Custody Receipt Security and the issuer of each Private Label Custody Receipt Security, which risks, if appropriate, will be described in the “Risk Factors” section of the related prospectus supplement; and

(10)

any other material terms of each Private Label Custody Receipt Security.

With respect to a Trust which includes a pool of Private Label Custody Receipt Securities, the related prospectus supplement will, to the extent applicable, describe the composition of the Private Label Custody Receipt Securities’ pool, particular material events of default or restrictive covenants common to the Private Label Custody Receipt Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (3), (4) and (5) of the preceding sentence and any other material terms regarding the pool.

The Private Label Custody Receipt Securities included in a Trust will be senior, unsecured, nonredeemable obligations of the issuers of the Private Label Custody Receipt Securities, will be denominated in United States dollars and, if rated, will be rated at least investment grade by at least one nationally recognized rating agency. In addition, the inclusion of Private Label Custody Receipt Securities in a Trust with respect to a series of securities is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related series of securities. Each Trust will be provided with an opinion of counsel to the Trust to the effect that the Private Label Custody Receipt Securities included in the Trust are exempt from the registration requirements of the securities Act. A copy of the opinion will be filed with the SEC in a Current Report on Form 8-K or in a post-effective amendment to the Registration Statement.

Private Label Custody Strips

The first “stripping” of Treasury Bonds occurred in the 1970s when government securities dealers physically separated coupons from definitive certificates and offered them to investors as tax-deferred investments. Investors were able to purchase the “strip” at a deep discount and pay no federal income tax until resale or maturity. This tax treatment was limited in 1982 by the Tax Equity and Fiscal Responsibility Act (“TEFRA”) which required holders of strips to accrue a portion of the discount toward par annually and report this accrual, even though unrealized, as taxable income. TEFRA also required that all new Treasury issues be made available only in book-entry form.

The shift to “book-entry only” Treasury Bonds created a shortage of the physical certificates needed for stripping. In response, various dealers created custodial receipt programs in which Treasury Bonds in book-entry form were deposited with custodians who would then issue certificates evidencing rights in principal and interest payments. Some of the better known programs first came to market in 1982 and 1983. Although available eventually in denominations as small as $1,000, these custodial receipts lacked the liquidity of the physical strips. While physical strips had multiple market-makers, custodial receipts were proprietary and, as such, the sole market-maker would usually be an affiliate of the program’s sponsor. As a result, the market that developed for the receipts was segmented.

In early 1984, a group of dealers sought to enhance the liquidity of custodial receipts by developing a generic, multiple market-maker security known as a TR (Treasury Receipt). A large secondary market quickly developed in these generic Treasury Strips.

Treasury Receipts, physical strips and the proprietary receipts trade at varying discounts from STRIPS which reflect, among other things, lower levels of liquidity and the structuring difference discussed above.

A holder of a Private Label Custody Strip, as opposed to a STRIP, cannot enforce payment on a Treasury Strip against the Treasury, instead, the holder must look to the custodian for payment. The custodian, and the holder of a Private Label Custody Strip that obtains ownership of the underlying Treasury Bond, can enforce payment of the underlying Treasury Bond against the Treasury. If any Private Label Custody Strips are included in a Trust with respect to any series of securities, the prospectus supplement for the series will include the identity and a brief description of each custodian that issued the Private Label Custody Strips. If the company knows that the company of the Treasury Bonds underlying the Private Label Custody Strips is the company or any of its affiliates, the company will disclose this fact in the related prospectus supplement.

REFCO Strips

A REFCO Bond may be divided into its separate components, consisting of: (1) each future semiannual interest distribution (an “Interest Component”); and (2) the principal payment (the “Principal Component”) (each component individually referred to in this prospectus as a “REFCO Strip”). REFCO Strips are not created by REFCO. Instead, third parties such as investment banking firms create them. Each REFCO Strip has an identifying designation and CUSIP number. REFCO Strips generally trade in the market for Treasury Strips at yields of a few basis points over Treasury Strips of similar maturities. REFCO Strips are viewed generally by the market as liquid investments.

For a REFCO Bond to be separated into its components, the par amount of the REFCO Bond must be in an amount which, based on the stated interest rate of the REFCO Bond, will produce a semiannual interest payment of $1,000 or an integral multiple of $1,000. REFCO Bonds may be separated into their components at any time from the issue date until maturity. Once created, REFCO Strips are maintained and transferred in integral multiples of $1,000.

A holder of a REFCO Strip cannot enforce payment on the REFCO Strip against REFCO. Instead, the holder must look to the custodian for payment. The custodian, and the holder of a REFCO Strip that obtains ownership of the underlying REFCO Bond, can enforce payment of the underlying REFCO Bond against REFCO. The identity and a brief description of each custodian that has issued any REFCO Strip included in a Trust will be set forth in the related prospectus supplement. If the company knows that the company of the REFCO Bonds underlying the REFCO Strips included in the Trust is the company or any of its affiliates, the company will disclose this fact in the related prospectus supplement.

Weighted Average Life of the Securities

The weighted average life of the notes, if any, and the certificates of any series generally will be influenced by the rate at which the principal balances of the related Primary Assets are paid, which payment may be in the form of scheduled amortization or prepayments. With respect to securities backed by Receivables and to receivables underlying Collateral Certificates, the term “prepayments” includes prepayments in full, partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums, liquidations due to defaults, as well as receipts of proceeds from physical damage, credit life and disability insurance policies, or the Repurchase Amount of Receivables and/or Collateral Certificates repurchased by the company or a seller or purchased by a servicer for administrative reasons. With respect to securities backed by Government Securities and/or Private Label Custody Receipt Securities, as applicable, the term “prepayments” means the Repurchase Amount of Government Securities and/or Private Label Custody Receipt Securities repurchased by the company or purchased by a servicer for administrative reasons. Substantially all of the Receivables and receivables underlying Collateral Certificates are prepayable at any time without penalty to the obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the Financed Vehicle securing a receivable without the consent of the related seller. The rate of prepayment on receivables may also be influenced by the structure of the loan. In addition, under some circumstances, the related seller will be obligated to repurchase Receivables from a given Trust pursuant to the related Receivables Purchase Agreement as a result of breaches of representations and warranties, and the servicer will be obligated to purchase Receivables from the Trust pursuant to the Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of specific covenants. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Primary Assets” and “Servicing Procedures”. See also “Certain Matters Regarding the Servicer—Termination” regarding the servicer’s option to purchase Primary Assets from a given Trust.

In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the notes and/or certificates of a series on each Distribution Date since the amount will depend, in part, on the amount of principal collected on the related Primary Assets during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of payment of Primary Assets will be borne entirely by the noteholders and certificateholders. The related prospectus supplement may set forth some additional information with respect to the maturity and prepayment considerations applicable to particular Primary Assets and the related series of securities.

Pool Factors and Trading Information

The “Note Pool Factor” for each class of notes will be a seven-digit decimal which the servicer or trustee will compute prior to each distribution with respect to the class of notes indicating the remaining outstanding principal balance of that class of notes, as of the applicable Distribution Date, after giving effect to payments to be made on the applicable Distribution Date, as a fraction of the initial outstanding principal balance of the class of notes. The “Certificate Pool Factor” for each class of certificates will be a seven-digit decimal which the servicer or trustee will compute prior to each distribution with respect to the class of certificates indicating the remaining certificate balance of the class of certificates, as of the applicable Distribution Date, after giving effect to distributions to be made on the applicable Distribution Date, as a fraction of the initial certificate balance of the class of certificates. Each Note Pool Factor and each Certificate Pool Factor will be 1.0000000 as of the related closing date, and after will decline to reflect reductions in the outstanding principal balance of the applicable class of notes or the reduction of the certificate balance of the applicable class of certificates. A noteholder’s portion of the aggregate outstanding principal balance of the related class of notes will be the product of (1) the original denomination of the noteholder’s note and (2) the applicable Note Pool Factor at the time of determination. A certificateholder’s portion of the aggregate outstanding certificate balance for the related class of certificates will be the product of (a) the original denomination of the certificateholder’s certificate and (b) the applicable Certificate Pool Factor at the time of determination.

As provided in the related prospectus supplement, the noteholders, if any, and the certificateholders will receive reports on or about each Distribution Date concerning payments received on the Receivables, the Pool Balance and each Note Pool Factor or Certificate Pool Factor, as applicable. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See “Certain Information Regarding the Securities— Statements to Securityholders”.

The Seller and the Servicer

Information with respect to the seller and the servicer will be set forth in the related prospectus supplement.

Use of Proceeds

If so provided in the related prospectus supplement, the net proceeds from the sale of the securities of a series will be applied by the applicable Trust to the purchase of the Primary Assets from the company or the seller, as applicable. The company will use the portion of the net proceeds paid to it to purchase the Primary Assets.

Description of the Notes

Each owner trust will issue one or more classes of notes pursuant to an indenture (an “Indenture”) between the related owner trust and the indenture trustee, a form of which has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The following summary describes the material provisions of each Indenture which are anticipated to be common to any notes included in a series of securities. The following summary does not purport to be a complete description of all terms of the related notes or Indenture and therefore is subject to, and is qualified in its entirely by reference to, the provisions of the related notes and Indenture.

If so specified in the related prospectus supplement, each class of notes will initially be represented by one or more certificates registered in the name of the nominee of DTC (together with any successor company selected by the Trust, the “Depository”). The notes will be available for purchase in minimum denominations of $1,000 or any other minimum denomination as shall be specified in the related prospectus supplement and integral multiples of $1,000 or any other minimum denomination so specified in the related prospectus supplement in book-entry form or any other form as shall be specified in the related prospectus supplement. If the notes are available in book-entry form only, the company has been informed by DTC that DTC’s nominee will be Cede unless another nominee is specified in the related prospectus supplement. Accordingly, the nominee is expected to be the holder of record of the notes of each class. If the notes are available in book-entry form only, unless and until Definitive notes are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no noteholder will be entitled to receive a physical certificate representing a note. If the notes are available in book-entry form only, all references in this prospectus and in the related prospectus supplement to actions by noteholders refer to action taken by DTC upon instructions from it participating organizations, and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as registered holder of the notes, for distribution to noteholders in accordance with DTC’s procedures with respect to distributions. See “Certain Information Regarding the Securities—Book-Entry Registration” and “—Definitive Securities”.

Distribution of Principal and Interest

The timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal and interest on each class of notes of a series will be described in the related prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of one or more other class or classes of notes of the series, as described in the related prospectus supplement. The related prospectus supplement may provide that payments of interest on the notes will be made prior to payments of principal on the notes. If so provided in the related prospectus supplement, a series of notes may include one or more classes of strip notes entitled to (1) principal payments with disproportionate, nominal or no interest payments or (2) interest payments with disproportionate, nominal or no principal payments. Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for some classes of strip notes, or any combination of the foregoing. The related prospectus supplement will specify the interest rate for each class of notes of a series or the method for determining the interest rate. One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement, including as a result of the exercise by the servicer of its option to purchase the related Receivable Pool. See “Certain Matters Regarding the Servicer—Termination”.

To the extent specified in any prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules, as set forth in the prospectus supplement. Holders of any notes will be entitled to receive payments of principal on any given Distribution Date in the applicable amount set forth on the schedule with respect to the notes, in the manner and to the extent set forth in the related prospectus supplement.

The related prospectus supplement may also provide that payment of interest to noteholders of all classes within a series will have the same priority. Under some circumstances, the amount available for payments could be less than the amount of interest payable on the notes on a Distribution Date, in which case each class of notes will receive its ratable share, based upon the aggregate amount of interest due to the class of notes, of the aggregate amount available to be distributed on the date as interest on the notes of the series. See “Description of the Transfer and Servicing Agreements—Distributions” and “—Credit and Cash Flow Enhancement”.

In the case of a series of securities issued by an owner trust that includes two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of the sequential order and priority of payment in respect of principal and interest, of each class will be set forth in the related prospectus supplement. Payments in respect of principal of and interest on any class of notes will be made on a pro rata basis among all the noteholders of the class or by any other method as is specified in the prospectus supplement.

If specified in the related prospectus supplement, the Trust may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to a series.

Revolving Period

The applicable prospectus supplement may provide that all or a portion of the principal collections may be applied by the Trust to the acquisition of subsequent Receivables or Collateral Certificates during a specified period rather than used to distribute payments of principal to holders of securities during that period.  These securities would then possess an interest only period, also commonly referred to as a “revolving period”, which will be followed by an “amortization period”, during which principal will be paid.  Any interest only or revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the securities.

Provisions of the Indenture

Events of Default; Rights upon Event of Default. “Events of Default” in respect of a series of notes under the related Indenture will consist of:

(1)

a default for five days or more in the payment of any interest on any note;

(2)

a default in the payment of the principal of, or any installment of the principal of, any note when the same becomes due and payable;

(3)

a default in the observance or performance of any material covenant or agreement of the related Trust made in the related Indenture and the continuation of any default for a period of 30 days, or for a longer period, not in excess of 90 days, as may be reasonably necessary to remedy the default; provided that the default is capable of remedy within 90 days or less and servicer on behalf of the related trustee delivers an Officer’s Certificate to the related indenture trustee to the effect that the trustee has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the default, after notice of the default is given to the related Trust by the applicable indenture trustee or to the Trust and the related indenture trustee by the holders of 25% of the aggregate outstanding principal amount of the notes;

(4)

any representation or warranty made by the Trust in the related Indenture or in any certificate delivered pursuant to the related Indenture or in connection with the related Indenture having been incorrect in a material respect as of the time made, if the breach is not cured with 30 days, or for a longer period, not in excess of 90 days, as may be reasonably necessary to remedy the default; provided that the default is capable of remedy within 90 days or less and servicer on behalf of the related trustee delivers an Officer’s Certificate to the related indenture trustee to the effect that the trustee has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the default, after notice of the breach is given to the Trust by the applicable indenture trustee or to the Trust and the indenture trustee by the holder of 25% of the aggregate outstanding principal amount of the notes;

(5)

particular events of bankruptcy, insolvency, receivership or liquidation with respect to the Trust or a substantial part of the property of the Trust and

(6)

any other events as may be specified in the prospectus supplement.

The amount of principal required to be paid to noteholders of each series under the related Indenture on any Distribution Date generally will be limited to amounts available to be deposited in the applicable Note Distribution Account. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the applicable final scheduled Distribution Date for the class of notes.

If an Event of Default should occur and be continuing with respect to the notes of any series, the related indenture trustee or holders of a majority in principal amount of the notes may declare the principal of the notes to be immediately due and payable. This declaration may, under some circumstances, be rescinded by the holders of a majority in principal amount of the notes then outstanding.

If the notes of any series are declared due and payable following an Event of Default, the related indenture trustee may institute proceedings to collect amounts due on the notes, foreclose on the property of the Trust, exercise remedies as a secured party, sell the related Primary Assets or elect to have the applicable Trust maintain possession of the Primary Assets and continue to apply collections on these Primary Assets as if there had been no declaration of acceleration. Subject to particular limitations that, if applicable, will be specified in the related prospectus supplement, the indenture trustee will be prohibited from selling the Primary Assets following an Event of Default, other than a default in the payment of any principal of, or a default for five days or more in the payment of any interest on, any note of the series, unless

·

the holders of all outstanding notes consent to the sale,

·

the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of sale or

·

the indenture trustee determines that the proceeds of the Primary Assets would not be sufficient on an ongoing basis to make all payments on the notes as these payments would have become due if these obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding principal amount of the notes.

Subject to the provisions of the applicable Indenture relating to the duties of the related indenture trustee, if an Event of Default occurs and is continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the notes if it reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with the request. Subject to the provisions for indemnification and particular limitations contained in the related Indenture, the holders of a majority of the aggregate outstanding principal amount of the notes of a series will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the related indenture trustee. In addition, the holders of notes representing a majority of the aggregate outstanding principal amount of the notes may, in some cases, waive any default with respect to the notes, except a default in the payment of principal of or interest on any note or a default in respect of a covenant or provision of the Indenture that cannot be modified or amended without the waiver or consent of the holders of all the outstanding notes of the series.

Except to the extent provided in the related prospectus supplement, no holder of a note will have the right to institute any proceeding with respect to the related Indenture, unless:

·

the holder previously has given to the applicable indenture trustee written notice of a continuing Event of Default;

·

the holders of not less than 25% of the outstanding principal amount of the notes have made written request to the indenture trustee to institute a proceeding in its own name as indenture trustee;

·

the holder or holders have offered the indenture trustee reasonable indemnity;

·

the indenture trustee has for 60 days failed to institute a proceeding; and

·

no direction inconsistent with a written request has been given to the indenture trustee during the 60-day period by the holders of a majority of the outstanding principal amount of the notes of the series.

With respect to any owner trust, none of the related indenture trustee in its individual capacity, the related trustee in its individual capacity, any holder of a certificate representing an ownership interest in the Trust, or any of their respective beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related notes or for the agreements of the Trust contained in the applicable Indenture.

No Trust may engage in any activity other than as described in this prospectus or in the related prospectus supplement. No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes and the related Indenture, pursuant to any Advances made to it by the servicer or otherwise in accordance with the Related Documents.

Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless

·

the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

·

the entity expressly assumes the Trust’s obligation to make due and punctual payments upon the notes of the related series and to perform or observe every agreement and covenant of the Trust under the Indenture;

·

no Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

·

the Trust has been advised by each Rating Agency that the merger or consolidation will not result in the qualification, reduction or withdrawal of its then-current rating of any class of the notes or certificates of the series;

·

the Trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the Trust or to any related noteholder or certificateholder;

·

any action as is necessary to maintain the lien and security interest created by the Indenture has been taken; and

·

the Trust has delivered to the related indenture trustee an Officer’s Certificate and an opinion of counsel that the merger complies with the requirements and conditions precedent of the Indenture.

No owner trust will:

·

except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or other documents with respect to the Trust (the “Related Documents”), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust;

·

claim any credit on or make any deduction from the principal and interest payment in respect to the related notes, other than amounts withheld under the Code or applicable state tax laws, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the Trust;

·

dissolve or liquidate in whole or in part;

·

permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related notes under the Indenture except as may be expressly permitted by the related Indenture;

·

permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extent to or otherwise arise upon or burden the assets of the Trust or any part of the Trust, or any interest in the Trust or the proceeds of the Trust; or

·

permit the lien of the related Indenture not to constitute a valid first priority security interest, other than with respect to a tax, mechanics’ or similar lien, in the asset of the Trust.

Each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Modification of Indenture. Each trustee and the related indenture trustee may, with the consent of the holders of a majority of the aggregate outstanding principal amount of the notes of the related series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related noteholders. Except as otherwise provided in the related Indenture, without the consent of the holder of each outstanding note affected by the related supplemental indenture, no supplemental indenture will:

·

change the due date of any installment of principal of or interest on any note or reduce the principal amount of any note, the interest rate specified on any note or the redemption price with respect to any note, change the provisions of the related Indenture relating to the application of collections on, or the proceeds of the sale of, the property of the related Trust to payment of principal or interest on the notes of the series, or change any place of payment where or the coin or currency in which any note or any interest on any note is payable;

·

impair the right to institute suit for the enforcement of specific provisions of the related Indenture;

·

reduce the percentage of the aggregate amount of the outstanding notes of the series, the consent of the holders of which is required for any supplemental indenture or for any waiver of compliance with specific provisions of the related Indenture or of particular defaults under the related Indenture and their consequences as provided for in the related Indenture;

·

modify or alter the provisions of the related Indenture regarding the voting of notes held by the applicable owner trust, any other obligor on the notes, the seller or an affiliate of any of them;

·

reduce the percentage of the aggregate outstanding amount of the notes, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the Primary Assets if the proceeds of the sale would be insufficient to pay the principal amount and accrued and unpaid interest on the outstanding notes of the series;

·

decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the related Indenture that specify the percentage of the aggregate principal amount of the notes of the series necessary to amend the related Indenture or other related agreements; or

·

permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the related Indenture on any of the collateral or deprive the holder of any note of the security afforded by the lien of the related Indenture.

An owner trust and the related indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related series,

(1)

to cure any ambiguity;

(2)

to correct or supplement any provisions in the Indenture; or

(3)

for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture;

provided that the action referred to in clause (3) above will not materially and adversely affect the interest of any noteholder.

Annual Compliance Statement. Each owner trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the Indenture.

Indenture Trustee’s Annual Report. If required by the Trust Indenture Act, the indenture trustee for each owner trust will mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of particular indebtedness, if any, owing by the owner trust to the applicable indenture trust in its individual capacity, the property and funds physically held by the indenture trustee as indenture trustee and any action taken by it that materially affects the related notes that has not been previously reported.

Satisfaction and Discharge of Indenture. Each Indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all of the notes or, with limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

The Indenture Trustee

The indenture trustee for a series of notes will be specified in the related prospectus supplement. The indenture trustee for any series may resign at any time, in which event the related owner trust will be obligated to appoint a successor indenture trustee for the series. Additionally, the holders of a majority of the outstanding amount of the notes of a series may remove the related indenture trustee and appoint a successor indenture trustee. An owner trust may also remove the related indenture trustee if the indenture trustee ceases to be eligible to continue in that capacity under the related Indenture, if particular insolvency events occur with respect to the indenture trustee or if the indenture trustee otherwise becomes incapable of acting as indenture trustee. In these circumstances, the owner trust will be obligated to appoint a successor indenture trustee for the applicable series of notes. No resignation or removal of the indenture trustee and appointment of a successor indenture trustee for a series of notes will become effective until the acceptance of the appointment by the successor indenture trustee for the series and payment of all fees and expenses owed to the outgoing indenture trustee.

Description of the Certificates

Each Trust will issue one or more classes of certificates pursuant to a Trust Agreement or Pooling and Servicing Agreement, as applicable. A form of each of the Trust Agreement and the Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The following summary describes the material provisions of the Trust Agreement and the Pooling and Servicing Agreement, in each case, which are anticipated to be common to any certificates included in a series of securities. The following summary does not purport to be a complete description of all terms of the related certificates, Trust Agreement or Pooling and Servicing Agreement and therefore is subject to, and is qualified in its entirety by reference to, the provisions of the related certificates and Trust Agreement or Pooling and Servicing Agreement, as applicable.

If so specified in the related prospectus supplement and except for the certificates, if any, of a series purchased by the company, a seller or any of their respective affiliates, each class of certificates will initially be represented by one or more certificates registered in the name of the Depository. The certificates will be available for purchase in minimum denominations of $10,000 or any other minimum denomination as shall be specified in the related prospectus supplement and integral multiples of $1,000 in excess of $10,000 or any other minimum denomination so specified in the related prospectus supplement in book-entry form only, or any other form as shall be specified in the related prospectus supplement. If the certificates are available in book-entry form only, the company has been informed by DTC that DTC’s nominee will be Cede. Accordingly, the nominee is expected to be the holder of record of the certificates of any series. If the certificates are available in book-entry form only, unless and until Definitive certificates are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no certificateholder, other than the company, a seller or any of their respective affiliates, will be entitled to receive a physical certificate representing a certificate. If the certificates are available in book-entry form only, all references in this prospectus and in the related prospectus supplement to actions by certificateholders refer to actions taken by DTC upon instructions from the Participants, and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the certificates, for distribution to certificateholders in accordance with DTC’s procedures with respect to distributions. See “Certain Information Regarding the Securities—Book-Entry Registration” and “—Definitive Securities”. Any certificate of a series owned by the company, a seller or any of their respective affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement or Pooling and Servicing Agreement, as applicable, except that, unless otherwise provided in the related Trust Agreement, the certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of certificateholders has given any request, demand, authorization, direction, notice, or consent or taken any other action under the Related Documents.

Distributions of Principal and Interest

The timing and priority of distributions, seniority, allocations of losses, certificate pass-through rate and amount of or method of determining distributions with respect to principal and interest on each class of certificates of a series will be described in the related prospectus supplement. Distributions of interest on these certificates will be made on the dates specified in the related prospectus supplement (the “Distribution Date”) and will be made prior to distributions with respect to principal of the certificates. To the extent provided in the related prospectus supplement, a series of certificates may include one or more classes of strip certificates entitled to (1) principal distributions with disproportionate, nominal or no interest distributions or (2) interest distributions with disproportionate, nominal or no principal distributions. Each class of certificates may have a different certificate pass-through rate, which may be a fixed, variable or adjustable certificate pass-through rate, and which may be zero for some classes of strip certificates, or any combination of the foregoing. The related prospectus supplement will specify the certificate pass-through rate for each class of certificates of a series or the method for determining the certificate pass-through rate.

In the case of a series of securities that includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination of the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, of each class will be as set forth in the related prospectus supplement. In the case of certificates issued by an owner trust, distributions in respect of these certificates will be subordinated to payments in respect of the notes of the related series and to the extent described in the related prospectus supplement. Distributions in respect of interest on and principal of any class of certificates will be made on a pro rata basis among all holders of certificates of the class.

Certain Information Regarding the Securities

Book-Entry Registration

If so specified in the related prospectus supplement, DTC will act as securities company for each class of securities offered by this prospectus. Each class of securities initially will be represented by one or more certificates registered in the name of Cede, the nominee of DTC. As the nominee of DTC, it is anticipated that the only “noteholder” and/or “certificateholder” with respect to a series of securities will be Cede. Beneficial owners of the securities (“Security Owners”) will not be recognized as “noteholders” by the related indenture trustee, as the term is used in each Indenture, or as “certificateholders” by the related trustee, as the term is used in each Trust Agreement or Pooling and Servicing Agreement, as applicable, and Security Owners will be permitted to exercise the rights of noteholders or certificateholders only indirectly through DTC and its participating members (“Participants”).

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code (the “UCC”) in effect in the State of New York, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for the Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the “Indirect Participants”).

Security Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or an interest in, the securities may do so only through Participants and Indirect Participants. In addition, all Security Owners will receive all distributions of principal and interest from the related indenture trustee or the related trustee, as applicable, through Participants or Indirect Participants. Under a book-entry format, Security Owners may experience some delay in their receipt of payments, since these payments will be forwarded by the applicable trustee or indenture trustee to DTC’s nominee. DTC will then forward the payments to the Participants, which will then forward them to Indirect Participants or Security Owners.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities and to receive and transmit distributions of principal of and interest on the securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the securities similarly are required to make book-entry transfers and to receive and transmit the payments on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess physical certificates representing the securities, the Rules provide a mechanism by which Participants and Indirect Participants will receive payments and transfer or exchange interests, directly or indirectly, on behalf of Security Owners.

Because DTC can act only on behalf of Participants, who in turn may act on behalf of Indirect Participants, the ability of a Security Owner to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to the securities, may be limited due to the lack of a physical certificate representing the securities.

DTC has advised the company that it will take any action permitted to be taken by a Security Owner under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, only at the direction of one or more Participants to whose account with DTC the securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that these actions are taken on behalf of Participants whose holdings include the undivided interests.

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Cedel S.A.”, a company with limited liability under Luxembourg law (a société anonyme).  Cedel S.A. subsequently changed its name to Cedelbank.  On January 10, 2000, Cedelbank’s parent company, Cedel International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Börse Clearing AG (“DBC”).  The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Börse AG.  The shareholders of these two entities are banks, securities dealers and financial institutions.  Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries.  No single entity may own more than 5 percent of Cedel International’s stock.

Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name.  The new brand name that was chosen is “Clearstream”.  With effect from January 14, 2000 New CI has been renamed “Clearstream International, société anonyme”.  On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme”, and Cedel Global Services was renamed “Clearstream Services, société anonyme”.

On January 17, 2000 DBC was renamed “Clearstream Banking AG”.  This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking”, the entity previously named “Cedelbank” and the entity previously named “Deutsche Borse Clearing AG”.

Clearstream, Luxembourg holds securities for its customers (“Clearstream, Luxembourg Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates.  Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars.  Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships.  Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF”, which supervises Luxembourg banks.  Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks.  Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States.  Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.  Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

Except as required by law, none of Deutsche Bank Securities Inc., the company, the related seller, the related servicer, or related indenture trustee, if any, or the related trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of securities of any series held by DTC’s nominee, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Definitive Securities

If so stated in the related prospectus supplement, the notes and/or certificates of a given series will be issued in fully registered, certificated form (“Definitive notes” and “Definitive certificates”, respectively, and, collectively, “Definitive Securities”) to noteholders or certificateholders or their respective nominees, rather than to DTC or its nominee, only if

·

the related trustee of a grantor trust or the related indenture trustee in the case of an owner trust, as applicable, determines that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the related securities and the indenture trustee or trustee, as applicable, is unable to locate a qualified successor,

·

the indenture trustee or trustee, as applicable, elects, at its option, to terminate the book-entry system through DTC or

·

after the occurrence of an Event of Default or Servicer Default, Security Owners representing at least a majority of the outstanding principal amount of the notes or certificates, as applicable, of the series, advise the related trustee through DTC that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of the related Security Owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the related trustee or indenture trustee, as applicable, will be required to notify the related Security Owners, through Participants, of the availability of Definitive Securities. Upon surrender by DTC of the certificates representing all securities of any affected class and the receipt of instructions for re-registration, the trustee will issue Definitive Securities to the related Security Owners. Distributions on the related Definitive Securities will subsequently be made by the related trustee or indenture trustee, as applicable, directly to the holders in whose name the related Definitive Securities are registered at the close of business on the applicable record date, in accordance with the procedures set forth in this prospectus and in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable. Distributions will be made by check mailed to the address of the holders as they appear on the register specified in the related Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable; however, the final payment on any securities, whether Definitive Securities or securities registered in the name of a Depository or its nominee, will be made only upon presentation and surrender of the securities at the office or agency as specified in the notice of final distribution to Securityholders.

Definitive Securities will be transferable and exchangeable at the offices of the related trustee or indenture trustee, or any security registrar appointed by the related trustee or the indenture trustee, as applicable. No service charge will be imposed for any registration of transfer or exchange, but the trustee or indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with a registration of transfer or exchange.

Statements to Securityholders

With respect to each series of securities, on or prior to each Distribution Date, the related servicer will prepare and forward to the related indenture trustee or trustee to be included with the distribution to each Securityholder of record a statement setting forth for the related Collection Period the following information, and any other information specified in the related prospectus supplement:

(1)

the amount of the distribution allocable to principal of each class of securities of the series;

(2)

the amount of the distribution allocable to interest on each class of securities of the series;

(3)

if applicable, the amount of the Servicing Fee paid to the related servicer with respect to the related Collection Period;

(4)

the outstanding principal balance and Note Pool Factor for each class of notes, if any, and the certificate balance and Certificate Pool Factor for each class of certificates of the series as of the related record date;

(5)

the balance of any Reserve Account or other form of credit enhancement, after giving effect to any additions to the balance of the Reserve Account or withdrawals from the Reserve Account or reductions to the Reserve Account to be made on the following Distribution Date; and

(6)

the aggregate amount of realized losses, if any, in respect of Receivables and any other loss, delinquency or other ratios set forth in the related prospectus supplement for the related Collection Period.

Items (1), (2) and (4) above with respect to the notes or certificates of a series will be expressed as a dollar amount per $1,000 of initial principal balance of the notes or the initial certificate balance of the certificates, as applicable.

In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the related trustee or indenture trustee, as applicable, will mail to each person who at any time during the related calendar year shall have been a registered Securityholder a statement containing information for the purposes of the Securityholder’s preparation of federal income tax returns. See “Material Federal Income Tax Consequences”.

List of Securityholders

Three or more holders of the notes of any series or one or more holders of the notes evidencing not less than 25% of the aggregate outstanding principal balance of the notes of the series may, by written request to the related indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related Indenture or under the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of the series.

Three or more holders of the certificates of any series or one or more holders of the certificates evidencing not less than 25% of the certificate balance of the certificates may, by written request to the related trustee, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or under the certificates.

Description of the Transfer and Servicing Agreements

The following summary describes the material provisions, in each case, to the extent anticipated to be common to any series of securities, of:

·

each Receivables Purchase Agreement pursuant to which the seller will transfer Receivables to the company,

·

each Trust Agreement or Pooling and Servicing Agreement pursuant to which a Trust will be created, Collateral Certificates, Government Securities and/or Private Label Custody Receipt Securities, as applicable, may be sold or transferred to the Trust, certificates will be issued, and the servicer will service Receivables and the trustee will manage Government Securities, if any and Private Label Custody Receipt Securities, if any, in the case of a grantor trust,

·

each Sale and Servicing Agreement pursuant to which the company will transfer Receivables to a Trust and the servicer will service Receivables, in the case of an owner trust, or

·

in the case of securities backed by Collateral Certificates, each Trust Agreement pursuant to which a Trust will be created, Collateral Certificates will be sold or transferred to the Trust, Government Securities and Private Label Custody Receipt Securities may be sold or transferred to the Trust and a trustee will manage Collateral Certificates, Government Securities, if any, and Private Label Custody Receipt Securities, if any (collectively, the “Transfer and Servicing Agreements”).

Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this prospectus forms a part. The following summary does not purport to be a complete description of all of the terms of the Transfer and Servicing Agreements and therefore is subject to, and is qualified in its entirety by reference to, the provisions of the related Transfer and Servicing Agreement.

Sale and Assignment of Primary Assets

In the case of Primary Assets consisting of Receivables, on or prior to the related closing date, a seller will transfer and assign to the company, pursuant to a Receivables Purchase Agreement, without recourse, all of its right, title and interest in and to Receivables in the outstanding principal amount specified in the related prospectus supplement, including its security interests in the related Financed Vehicles. Each Receivable will be identified in a schedule appearing as an exhibit to the related Receivables Purchase Agreement (the “Schedule of Receivables”).

In each Receivables Purchase Agreement the seller will represent and warrant to the company, among other things, that

·

the information set forth in the Schedule of Receivables is correct in all material respects as of the applicable cutoff date;

·

the obligor on each Receivable is contractually required to maintain physical damage insurance covering the related Financed Vehicle in accordance with the seller’s normal requirements;

·

on the closing date, the Receivables are free and clear of all security interests, liens, charges and encumbrances, and no offsets, defenses or counterclaims have been asserted or threatened;

·

at the closing date, each of the Receivables is secured by a perfected, first-priority security interest in the related Financed Vehicle in favor of the seller;

·

each Receivable, at the time it was originated, complied and, on the closing date complies, in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws; and

·

any other representations and warranties that may be set forth in the related prospectus supplement.

To the extent specified in the related prospectus supplement, as of the last day of the second Collection Period, or, if the seller so elects, the last day of the first Collection Period, following the discovery by or notice to the seller of any breach of a representation and warranty of the seller that materially and adversely affects the interests of the related Trust in any Receivable, the seller will be obligated to repurchase the Receivable, unless the seller cures the breach in a timely fashion. The purchase price for any of these Receivables will be equal to the unpaid principal balance owed by the obligor on the Receivable, plus accrued and unpaid interest on the unpaid principal balance at the applicable APR to the last day of the month of repurchase (the “Repurchase Amount”). This repurchase obligation will constitute the sole remedy available to the Securityholders, the related trustee and any related indenture trustee for any uncured breach.

On the related closing date, the company will transfer and assign to the related Trust, pursuant to a Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, without recourse, all of its right, title and interest in and to Primary Assets in the outstanding principal amount specified in the related prospectus supplement. Concurrently with the transfer and assignment of Primary Assets to the related Trust, the related trustee or indenture trustee, as applicable, will execute, authenticate and deliver the related securities.

Pursuant to the terms of the Sale and Servicing Agreement or the Pooling and Servicing Agreement, as applicable, the company will assign to the related Trust the representations and warranties made by the related seller under the related Receivables Purchase Agreement for the benefit of the related Securityholders and will make limited representations and warranties with respect to the other Primary Assets included in the Trust. To the extent that the related seller does not repurchase a Primary Asset in the event of a breach of its representations and warranties with respect to the Primary Asset, the company will not be required to repurchase the Primary Asset unless the breach also constitutes a breach of one of the company’s representations and warranties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, with respect to that Primary Asset, if any, and the breach materially and adversely affects the interests of the Securityholders in any Primary Asset. Neither the seller nor the company will have any other obligation with respect to the Primary Assets or the securities.

Trust Accounts

With respect to each owner trust, the servicer will establish and maintain with the related indenture trustee, or the trustee will establish and maintain, (a) one or more accounts, on behalf of the related Securityholders, into which all payments made on or in respect of the related Primary Assets will be deposited (the “Collection Account”) and (b) an account, in the name of the indenture trustee on behalf of the noteholders, into which amounts released from the Collection Account and any Reserve Account or other form of credit enhancement for payment to the noteholders will be deposited and from which all distributions to the noteholders will be made (the “Note Distribution Account”). With respect to each owner trust and grantor trust, the servicer or the related trustee will establish and maintain an account, in the name of the trustee on behalf of the certificateholders, into which amounts released from the Collection Account and any Reserve Account or other form of credit enhancement for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made (the “Certificate Distribution Account”). With respect to any grantor trust, the servicer or the related trustee will also establish and maintain the Collection Account and any other Trust Account in the name of the related trustee on behalf of the related certificateholders.

If so provided in the related prospectus supplement, the servicer will establish for each series of securities an additional account (the “Payahead Account”), in the name of the related indenture trustee, in the case of an owner trust, or trustee, in the case of a grantor trust, into which, to the extent required in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, early payments made by or on behalf of obligors on Precomputed Receivables will be deposited until the time these payments become due. Until the time payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to noteholders or certificateholders. Any other accounts to be established with respect to a Trust will be described in the related prospectus supplement.

For each series of securities, funds in the Collection Account, Note Distribution Account, Certificate Distribution Account and any Reserve Account or other accounts identified in the related prospectus supplement (collectively, the “Trust Accounts”) will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, in Eligible Investments. “Eligible Investments” will generally be limited to investments acceptable to the Rating Agencies as being consistent with the rating of the related securities. Eligible Investments will generally be limited to obligations or securities that mature on or before the date of the next scheduled distribution to Securityholders of the series. However, to the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in securities that will not mature prior to the date of the next scheduled distribution with respect to the notes or certificates and will not be sold prior to maturity to meet any shortfalls. Thus, the amount of available funds on deposit in a Reserve Account at any time may be less than the balance of that Reserve Account. If the amount required to be withdrawn from a Reserve Account to cover shortfalls in collections on the related Receivables (as provided in the related prospectus supplement) exceeds the amount of available funds on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the related notes or certificates. Unless otherwise and to the extent provided in the related prospectus supplement, investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, “Investment Earnings”), will be deposited in the applicable Collection Account on each Distribution Date and will be treated as collections of interest on the related Receivables.

The Trust Accounts will be maintained as Eligible Deposit Accounts. “Eligible Deposit Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a company institution organized under the laws of the United States of America or any one of the states of the United States of America or the District of Columbia, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in the account, so long as any of the securities of the company institution have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade. “Eligible Institution” means, with respect to a Trust, (a) the corporate trust department of the related indenture trustee or trustee, as applicable, or (b) a company institution organized under the laws of the United States of America or any one of the states of the United States of America or the District of Columbia, or any domestic branch of a foreign bank, (1) that has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (2) whose deposits are insured by the FDIC.

Pre-Funding

If so specified in the related prospectus supplement, a portion of the issuance proceeds of the securities of a particular series (this amount, the “Pre-Funded Amount”) will be deposited in an account (the “Pre-Funding Account”) to be established with the trustee, which will be used to acquire additional Receivables from time to time during the time period specified in the related prospectus supplement (the “Pre-Funding Period”). Prior to the investment of the Pre-Funded Amount in additional Receivables, the Pre-Funded Amount may be invested in one or more Eligible Investments. Except as otherwise provided in the applicable Agreement, an “Eligible Investment” is any of the following, in each case as determined at the time of the investment or contractual commitment to invest in the relevant Eligible Investment, to the extent these investments would not require registration of the Trust Fund as an investment company pursuant to the Investment Company Act of 1940:

(a)

negotiable instruments or securities represented by instruments in bearer or registered or book-entry form which evidence

(1)

obligations which have the benefit of the full faith and credit of the United States of America, including company receipts issued by a bank as custodian with respect to any instrument or security held by the custodian for the benefit of the holder of the company receipt,

(2)

demand deposits or time deposits in, or bankers’ acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state of the United States of America and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the trustee’s investment or contractual commitment to invest in the relevant Eligible Investment, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations, other than the obligations whose rating is based on collateral or on the credit of a Person other than the institution or trust company, of the depositary institution or trust company has a credit rating in the highest rating category from each Rating Agency,

(3)

certificates of deposit having a rating in the highest rating category from each Rating Agency or

(4)

investments in money market funds which are, or which are composed of instruments or other investments which are, rated in the highest rating category from each Rating Agency;

(b)

demand deposits in the name of the trustee in any depositary institution or trust company referred to in clause (a)(2) above;

(c)

commercial paper, having original or remaining maturities of no more than 270 days, having a credit rating in the highest rating category from each Rating Agency;

(d)

Eurodollar time deposits that are obligations of institutions whose time deposits carry a credit rating in the highest rating category from each Rating Agency;

(e)

repurchase agreements involving any Eligible Investment described in any of clauses (a)(1), (a)(3) or (d) above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category from each Rating Agency; and

(f)

any other investment with respect to which each Rating Agency rating the securities indicates will not result in the reduction or withdrawal of its then existing rating of the securities. Except as otherwise provided in the applicable Agreement, any Eligible Investment must mature no later than the Business Day prior to the next Distribution Date.

During any Pre-Funding Period, the seller or any other party specified in the related prospectus supplement will be obligated, subject only to the availability of additional Receivables, to transfer to the related Trust Fund additional Receivables from time to time during the related Pre-Funding Period. Additional Receivables will be required to satisfy specific eligibility criteria more fully set forth in the related prospectus supplement, which eligibility criteria will be consistent with the eligibility criteria of the Receivables included in the Trust Fund as of the closing date subject to exceptions as are expressly stated in the related prospectus supplement.

Although the specific parameters of the Pre-Funding Account with respect to any issuance of securities will be specified in the related prospectus supplement, it is anticipated that:

·

the Pre-Funding Period will not exceed 90 days from the related closing date;

·

that the additional loans to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Receivables included in the related Trust Fund on the closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement; and

·

the Pre-Funded Amount will not exceed 25% of the principal amount of the securities issued pursuant to a particular offering.

Servicing Procedures

To assure uniform quality in servicing the Receivables and to reduce administrative costs, the company and each Trust will designate the servicer as custodian to maintain possession, as the Trust’s agent, of the related Receivables and any other documents relating to the Receivables. The seller’s and the servicer’s accounting records and computer systems will be marked to reflect the sale and assignment of the related Receivables to each Trust, and UCC financing statements reflecting the sale and assignment will be filed.

The servicer will make reasonable efforts to collect all payments due with respect to the Receivables and will, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, follow the collection procedures as it follows with respect to comparable Receivables it services for itself and others. The prospectus supplement will specify that the servicer may, in its discretion, arrange with the obligor on a Receivable to extend or modify the payment schedule, but no arrangement will, if inconsistent with its normal procedures, for purposes of any Sale and Servicing Agreement or Pooling and Servicing Agreement, reduce the contract rate of, the amount of the scheduled payments under, or extend the final payment date of, any Receivable beyond the “Final Scheduled Maturity Date” (as the term is defined with respect to any Receivables Pool in the related prospectus supplement). Some arrangements may result in the servicer purchasing the Receivables for the Repurchase Amount, while others may result in the servicer making Advances. The servicer may sell the related Financed Vehicle securing any Receivable at a public or private sale, or take any other action permitted by applicable law. See “Certain Legal Aspects of the Receivables”.

Collections

With respect to each Trust, the servicer or the trustee will deposit all payments on the related Primary Assets, from whatever source, and all proceeds of the related Primary Assets, collected during the period specified in the related prospectus supplement (a “Collection Period”) into the related Collection Account not later than two business days after receipt of payments and proceeds of the related Primary Assets or any other period as specified in the related prospectus supplement. However, notwithstanding the foregoing, these amounts may be remitted to the Collection Account by the servicer on a monthly basis on or prior to the applicable Distribution Date if no Servicer Default exists and each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related prospectus supplement is satisfied. Pending deposit into the Collection Account, the collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the servicer were unable to remit the funds to the Collection Account on any Distribution Date, Securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Primary Assets and payment of the aggregate Repurchase Amount with respect to Receivables repurchased by the servicer.

Collections on a Precomputed Receivable during any Collection Period will be applied first to the repayment of any outstanding Precomputed Advances made by the servicer with respect to the Receivable, as described below, and then to the scheduled monthly payment due on the Receivable. Any portion of the collections remaining after the scheduled monthly payment has been made (these excess amounts, the “Payaheads”) will, unless the remaining amount is sufficient to prepay the Precomputed Receivable in full, and subject to limitations which, if applicable, will be specified in the related prospectus supplement, be transferred to and kept in the Payahead Account until a later Distribution Date on which the Payaheads may be applied either to the scheduled monthly payment due during the related Collection Period or to prepay the Receivable in full.

Advances

If specified in the related prospectus supplement, to the extent the collections of interest and principal on a Precomputed Receivable for a Collection Period fall short of the related scheduled payment, the servicer generally will advance the shortfall (a “Precomputed Advance”). The servicer will be obligated to make a Precomputed Advance on a Precomputed Receivable only to the extent that the servicer, in its sole discretion, expects to recoup the Advance from subsequent collections or recoveries on the Receivable or other Precomputed Receivables in the related Receivables Pool. The servicer will deposit the Precomputed Advance in the applicable Collection Account on or before the business day preceding the applicable Distribution Date. The servicer will recoup its Precomputed Advance from subsequent payments by or on behalf of the related obligor or from insurance or liquidation proceeds with respect to the related Receivable and will release its right to reimbursement in conjunction with its purchase of the Receivable as servicer or, upon determining that reimbursement from the preceding sources is unlikely, will recoup its Precomputed Advance from any collections made on other Precomputed Receivables in the related Receivables Pool.

If specified in the related prospectus supplement, on or before the business day prior to each Distribution Date, the servicer will deposit into the related Collection Account an amount equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective annual percentage rates for the related Collection Period, assuming that the Simple Interest Receivables are paid on their respective due dates, minus the amount of interest actually received on the Simple Interest Receivables during the applicable Collection Period (a “Simple Interest Advance”, and together with Precomputed Advances, “Advances”). If the calculation results in a negative number, an amount equal to the amount shall be paid to the servicer in reimbursement of outstanding Simple Interest Advances. In addition, if specified in the related prospectus supplement, if a Simple Interest Receivable becomes a Liquidated Receivable (as the term is defined in the related prospectus supplement), the amount of accrued and unpaid interest on the Simple Interest Receivable that became a Liquidated Receivable, but not including interest for the then current collection Period, will be withdrawn from the Collection Account and paid to the servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables.

Net Deposits

For administrative convenience, unless the servicer or the trustee is required to remit collections to the Collection Account on a daily basis as described under “Collections” above, the servicer or the trustee will be permitted to make deposits of collections, aggregate Advances and Repurchase Amounts for any Trust for or in respect of each Collection Period net of distributions to be made to the servicer with respect to the Collection Period. The servicer also may cause a single, net transfer to be made from the Collection Account to the Payahead Account, or vice versa.

Servicing Compensation and Payment Of Expenses

To the extent provided in the related prospectus supplement, with respect to each Trust the related servicer will be entitled to receive, out of interest collected on or in respect of the related Primary Assets serviced by the servicer, a fee for each Collection Period (the “Servicing Fee”) in an amount equal to the percentage per annum specified in the related prospectus supplement (the “Servicing Fee Rate”) of the Pool Balance related to the Primary Assets as of the first day of the related Collection Period. Unless otherwise provided in the related prospectus supplement, the Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates, will be paid solely to the extent of the Interest Distribution Amount; however, the Servicing Fee will be paid prior to the distribution of any portion of the Interest Distribution Amount to the holders of the notes or certificates of any series.

To the extent provided in the related prospectus supplement, the servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to Receivables and will be entitled to reimbursement from each Trust for some liabilities. Payments by or on behalf of obligors will be allocated to scheduled payments under the related Receivable and late fees and other charges in accordance with the servicer’s normal practices and procedures.

If applicable, the Servicing Fee will compensate the servicer for performing the functions of a third party servicer of motor vehicle receivables as an agent for the related Trust, including collecting and posting all payments, responding to inquiries of obligors on the Receivables, investigating delinquencies, sending payment statements and reporting the collateral. The Servicing Fee will also compensate the servicer for administering the Receivables, including making Advances, accounting for collection, furnishing monthly and annual statements to the related Indenture Trust and/or trustee, and generating federal income tax information for the Trust and for the related noteholders and/or certificateholders as well as the Trust’s compliance with the reporting provisions under the Exchange Act. The Servicing Fee may also reimburse the servicer for particular taxes, the fees of the related indenture trustee and/or trustee, accounting fees, outside auditor fees, date processing cost and other costs incurred in connection with administering the Primary Assets.

Distributions

With respect to each series of securities, beginning on the Distribution Date specified in the related prospectus supplement, distributions of principal and interest, or, where applicable, principal only or interest only, on each class of securities entitled to these distributions will be made by the related trustee or indenture trustee, as applicable, to the certificateholders and noteholders of the series. The timing, calculation, allocation, order, source and priorities of, and requirements for, all payments to the holders of each class of notes and/or distributions to holders of each class of certificates will be set forth in the related prospectus supplement.

With respect to each Trust, on each Distribution Date collections on or in respect of the related Primary Assets will be transferred from the Collection Account to the Note Distribution Account or Certificate Distribution Account, as applicable, for distribution to the noteholders and certificateholders to the extent provided in the related prospectus supplement. Credit enhancement, such as a Reserve Account, will be available to cover shortfalls in the amount available for distribution on the date to the extent specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions in respect of principal of a class of securities of a series may be subordinate to distributions in respect of interests on the class, and distributions in respect of one or more classes of certificates of the series may be subordinate to payments in respect of the notes, if any, of the series or other classes of certificates. Distributions of principal on the securities of a series may be based on the amount of principal collected or due, or the amount of realized losses incurred, in a Collection Period.

Credit and Cash Flow Enhancement

The amounts and types of any credit and cash flow enhancement arrangements and the provider of the credit and cash flow enhancement arrangements, if applicable, with respect to each class of securities of a series will be set forth in the related prospectus supplement. To the extent provided in the related prospectus supplement, credit or cash flow enhancement may be in the form of subordination of one or more classes of securities, Reserve Accounts, spread accounts, letters of credit, surety bonds, insurance policies, over-collateralization, credit or liquidity facilities, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits, or any other arrangements that are incidental to or related to the Primary Assets included in a Trust as may be described in the related prospectus supplement, or any combination of the foregoing. If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit enhancement for a series of securities may cover one or more other series of securities.

The existence of a Reserve Account or other form of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the Securityholders of the class or series of the full amount of principal and interest due on the applicable class or series and to decrease the likelihood that the Securityholders will experience losses. The credit enhancement for a class or series of securities will not, as a general rule, provide protection against all types of loss and will not guarantee repayment of all principal and interest on a class or series of securities. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Securityholders will bear their allocable share of these losses, as described in the prospectus supplement. In addition, if a form of credit enhancement covers more than one series of securities, Securityholders of any series will be subject to the risk that credit enhancement may be exhausted by the claims of Securityholders of other series.

Reserve Account. If so provided in the related prospectus supplement, pursuant to the related Transfer and Servicing Agreement, the company or the seller will establish for a series or class or classes of securities an account (the “Reserve Account”), which will be maintained with the related indenture trustee or trustee, as applicable. A Reserve Account will be funded by an initial deposit by the company or the seller, as applicable, on the closing date in the amount set forth in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the Reserve Account may be increased or reinstated on each Distribution Date, to the extent described in the related prospectus supplement, by the deposit there of amounts from collections on the Primary Assets. The related prospectus supplement will describe the circumstances under which and the manner in which distributions may be made out of the Reserve Account, either to holders of the securities covered by the Reserve Account or to the company, the seller or to any other entity.

Evidence as to Compliance

Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will provide that a firm of independent public accountants will furnish annually to the related Trust and indenture trustee and/or trustee a statement as to compliance by the Sale and servicer during the preceding twelve months, or, in the case of the first statement, during a shorter period that shall have elapsed since the applicable closing date, with particular standards relating to the servicing of the Receivables, the servicer’s accounting records and computer files with respect to the servicer’s compliance and other matters.

Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will also provide for delivery to the related Trust and indenture trustee and/or trustee each year of a certificate signed by an officer of the servicer stating that the servicer has fulfilled it obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months, or, in the case of the first certificate, during a shorter period that shall have elapsed since the applicable closing date, or, if there has been a default in the fulfillment of any obligation, describing each default. The servicer will agree to give each indenture trustee and/or trustee, as applicable, notice of particular Servicer Defaults under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

Copies of the foregoing statements and certificates may be obtained by Securityholders by a request in writing addressed to the related trustee or indenture trustee, as applicable, at the Corporate Trust Office for the trustee or indenture trustee specified in the related prospectus supplement.

Statements to trustees and the Trust

Prior to each Distribution Date with respect to each series of securities, the servicer will provide to the applicable indenture trustee, if any, and the applicable trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of the series as described under “Certain Information Regarding the Securities—Statements to Securityholders”.

Certain Matters Regarding the Servicer

Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the servicer may not resign from its obligations and duties as servicer under the applicable Agreement, except upon determination that the servicer’s performance of his duties is no longer permissible under applicable law or if resignation is required by regulatory authorities. No resignation will become effective until the related indenture trustee or trustee, as applicable, or a successor servicer has assumed the servicing obligations and duties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

Each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or Securityholders for taking any action or for refraining from taking any action pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, or for errors in judgment; provided, that neither the servicer nor any person will be protected against any liability that would otherwise be imposed by reason of wilful misfeasance, bad faith or gross negligence in the performance of the servicer’s duties or by reason of reckless disregard of its obligations and duties under the applicable Agreement. In addition, each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and that, in its opinion, may cause it to incur any expense or liability.

Under the circumstances specified in each Sale and Servicing Agreement and Pooling and Servicing Agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to all or substantially all of the business of the servicer, or any corporation which assumes the obligations of the servicer, will be the successor to the servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

Servicer Defaults

A “Servicer Default” under each Sale and Servicing Agreement and Pooling and Servicing Agreement will consist of:

(1)

any failure by the servicer to deliver to the related trustee or indenture trustee, as applicable, for deposit in any of the Trust Accounts any required payment or to direct the related trustee or Indenture Trust, as applicable, to make any required distributions from the Trust Accounts, which failure continues unremedied for five business days after discovery by an officer of the servicer or written notice of failure is given (a) to the servicer by the related trustee or indenture trustee, as applicable, or (b) to the servicer and to the related trustee or indenture trustee, as applicable, by holders of notes, if any, evidencing not less that 25% of the aggregate outstanding principal amount of the notes or, in the event a series of securities includes no notes or if the notes have been paid in full, by holders of certificates evidencing not less that 25% of the certificate balance;

(2)

any failure by the servicer duly to observe or perform in any material respect any covenant or agreement in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, which failure materially and adversely affects the rights of the related Securityholders and which continues unremedied for 60 days after written notice of failure is given to the servicer in the same manner described in clause (1) above;

(3)

specific events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and particular actions by the servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations; and

(4)

any other events as may be set forth in the related prospectus supplement.

Rights Upon Servicer Default

Generally, in the case of an owner trust, as long as a Servicer Default under the related Sale and Servicing Agreement remains unremedied, the related indenture trustee or holders of notes of the related series evidencing not less than 50% of the aggregate principal amount of the notes then outstanding may terminate all the rights and obligations of the servicer under the related Sale and Servicing Agreement, and upon this termination the indenture trustee or a successor servicer appointed by the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the related Sale and Servicing Agreement and will be entitled to similar compensation arrangements. Generally, in the case of any grantor trust, as long as a Servicer Default under the related Pooling and Servicing Agreement remains unremedied, the related trustee or holders of certificates of the related series evidencing not less than 25% of the certificate balance may terminate all the rights and obligations of the servicer under the related Pooling and Servicing Agreement, and upon this termination the trustee or a successor servicer appointed by the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the related Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no Servicer Default other than the appointment has occurred, the trustee or official may have the power to prevent any indenture trustee or the related noteholders or the trustee or the related certificateholders from effecting a transfer of servicing. If the related indenture trustee, if any, or the related trustee is unwilling or unable to act as successor to the servicer, the indenture trustee or trustee, as applicable, may appoint, or may petition a court of competent jurisdiction to appoint, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of motor vehicle receivables. The indenture trustee, if any, or the trustee may arrange for compensation to be paid to the successor servicer, which in no event may be greater than the compensation payable to the servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

Waiver of Past Defaults

To the extent provided in the related prospectus supplement, (1) in the case of each owner trust, holders of the related notes evidencing not less than a majority of the aggregate outstanding principal amount of the notes, or of certificates evidencing not less than a majority of the outstanding certificate balance, in the case of any default that does not adversely affect the indenture trustee or noteholders, and (2) in the case of each grantor trust, holders of certificates evidencing not less than a majority of the certificate balance, may, on behalf of all the noteholders and certificateholders, waive any default by the servicer in the performance of its obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and its consequences, except a default in making any required deposits to or payments from any Trust Account or in respect of a covenant or provision in the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, that cannot be modified or amended without the consent of each Securityholder, in which event the related waiver will require the approval of holders of all of the securities of the series. No waiver will impair the Securityholders’ right with respect to any subsequent Servicer Default.

Amendment

Unless otherwise provided in the related prospectus supplement, each of the Transfer and Servicing Agreements may be amended by the parties to the Transfer and Servicing Agreements without the consent of the related noteholders or certificateholders:

(1)

to cure any ambiguity,

(2)

to correct or supplement any provisions in the related Transfer and Servicing Agreement, or

(3)

for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the related Transfer and Servicing Agreement;

provided, that any action in this clause (3) will not, in the opinion of counsel satisfactory to the related trustee or indenture trustee, as applicable, adversely affect in any material respect the interests of the company or any noteholder.

The Transfer and Servicing Agreements may also be amended from time to time by the parties to the Transfer and Servicing Agreements with the consent of the holders of notes evidencing at least a majority of the aggregate principal amount of the then outstanding notes, if any, and with the consent of the holders of certificates evidencing at least a majority of the aggregate principal amount of the then outstanding certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related Transfer and Servicing Agreement or of modifying in any manner the rights of the noteholders or certificateholders, as applicable; provided that no amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the related Primary Assets or distributions that are required to be made for the benefit of the noteholders or certificateholders or (2) reduce the aforesaid percentage of the notes or certificates of the series the holders of which are required to consent to any amendment, without the consent of the holders of all of the outstanding notes or certificates, as the case may be, of the series.

Payment in Full of the notes

Upon the payment in full of all outstanding notes of a given series and the satisfaction and discharge of the related Indenture, the related trustee will succeed to all the rights of the indenture trustee, and the certificateholders of the series generally will succeed to the rights of the noteholders of the series under the related Sale and Servicing Agreement.

Termination

The obligations of the related servicer, the related trustee and the related indenture trustee, if any, with respect to a Trust pursuant to the related Transfer and Servicing Agreement will terminate upon the latest to occur of

·

the maturity or other liquidation of the last Primary Asset and the disposition of any amounts received upon liquidation of any remaining Primary Asset,

·

the payment to noteholders, if any, and certificateholders of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and

·

the occurrence of either event described below.

In order to avoid excessive administrative expenses, the related servicer will be permitted, at its option, to purchase from a Trust all remaining Primary Assets as of the end of any Collection Period, if the then outstanding Pool Balance is 10%, or, if any seller is a bank, 5%, or less of the Pool Balance as of the related cutoff date, at a purchase price equal to the price specified in the related prospectus supplement.

If and to the extent provided in the related prospectus supplement, the indenture trustee or trustee, as applicable, will, within ten days following a Distribution Date as of which the Pool Balance is equal to or less than the percentage of the original Pool Balance specified in the related prospectus supplement, solicit bids for the purchase of the Primary Assets remaining in the Trust, in the manner and subject to the terms and conditions set forth in the related prospectus supplement. If the indenture trustee or trustee receives satisfactory bids as described in the related prospectus supplement, then the Primary Assets remaining in the Trust will be sold to the highest bidder.

Certain Legal Aspects of the Receivables

Security Interests in Financed Vehicles

In states in which retail installment contracts such as the Receivables evidence the credit sale of automobiles, recreational vehicles, vans, trucks, buses and trailers by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC as in effect in these states. Perfection of security interests in the automobiles, recreational vehicles, vans, trucks, buses and trailers financed, directly or indirectly, by a seller is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In general, a security interest in automobiles, recreational vehicles, vans, trucks, buses and trailers is perfected by obtaining the certificate of title to the Financed Vehicle or notation of the secured party’s lien on the vehicles’ certificate of title.

Generally all of the Receivables name the seller as obligee or assignee and as the secured party. The seller will take all actions necessary under the laws of the state in which the Financed Vehicle is located to perfect the seller’s security interest in the Financed Vehicle, including, where applicable, having a notation of its lien recorded on the vehicle’s certificate of title or file a UCC-1 Financing Statement. If the seller, because of clerical error or otherwise, has failed to take action with respect to Financed Vehicle, it will not have a perfected security interest and its security interest may be subordinate to the interest of, among others, subsequent purchasers of the Financed Vehicle that give value without notice of the seller’s security interest and to whom a certificate of ownership is issued in the purchaser’s name, holders of perfected security interests in the Financed Vehicle and the trustee in bankruptcy of the obligor. The seller’s security interest may also be subordinate to third parties in the event of fraud or forgery by the obligor or administrative error by state recording officials or in the circumstances noted below.

Pursuant to each Sale and Servicing Agreement and Pooling and Servicing Agreement, the seller will assign its interests in the Financed Vehicles securing the related Receivables to the related Trust. However, because of administrative burden and expense, neither the seller nor the related trustee will amend any certificate of title to identify the Trust as the new secured party on the certificates of title relating to the Financed Vehicles. Unless otherwise specified in the related prospectus supplement, the servicer will hold certificates of title relating to the Financed Vehicles in its possession as custodian for the Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Primary Assets”.

In most states, assignments such as those under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, are effective conveyances of a security interest in the related Financed Vehicle without amendment of any lien noted on the vehicle’s certificate of title, and the assignee succeeds by assignment to the assignor’s rights as secured party. Although re-registration of the motor vehicle is not necessary in these states to convey a perfected security interest in the Financed Vehicles to a Trust, because the related Trust will not be listed as legal owner on the certificates of title to the Financed Vehicles, a Trust’s security interest could be defeated through fraud or negligence. However, in the absence of fraud or forgery by the vehicle owner or the servicer or administrative error by state of local agencies, the notation of the seller’s lien on a certificate of title will be sufficient to protect a Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent creditors who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which the seller fails to obtain a first-priority perfected security interest, the Trust’s security interest would be subordinate to, among others, subsequent purchasers of Financed Vehicles and holders of perfected security interests in Financed Vehicles.  A failure, however, would constitute a breach of the seller’s representations and warranties under the related Receivables Purchase Agreement and the seller will be required to repurchase the Receivable from the Trust unless the breach is cured in a timely manner. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Primary Assets” and “Risk Factors—Potential Lack of Security”.

Under the laws of most states in which a perfected security interest is governed by a certificate of title statute, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and after until the owner re-registers the motor vehicle in the new state. A majority of these states require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title of the vehicle or, in the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to reperfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, an obligor somehow procures a new certificate of title that does not list the secured party’s lien. Additionally, in states that do not require a certificate of title for registration of a vehicle, re-registration could defeat perfection. In the ordinary course of servicing the Receivables, the servicer will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a Financed Vehicle and the purchaser of that Financed Vehicle attempts to re-register the vehicle, the seller must surrender possession of the certificate of title or will receive notice as a result of having its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related Receivable before its lien is released. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the related Financed Vehicles and is obligated to purchase the related Receivable if it fails to do so.

In states which the perfection of a security interest is governed by the filing of a UCC-1 financing statement, or the obligor moves from a title state to a non-title state, the servicer will file a UCC-1 financing statement in the new state of the obligor as soon as possible after receiving notice of the obligor’s change of residence. UCC-1 financing statements expire after five years. When the term of a loan exceeds five years, the filing must be continued in order to maintain the servicer’s perfected security interest. The servicer takes steps to effect continuation. In the event that an obligor moves to a state other than the state in which the UCC-1 financing statement is filed or in some states to a different county in the state, under the laws of most states the perfection of the security interest in the motor vehicle would continue for four months after relocation, unless the perfection in the original jurisdiction would have expired earlier. A new financing statement must be filed in the state of relocation or, if the state is a title state, a notation on the certificate of title must be made in order to continue the security interest. The servicer generally takes steps to effect re-perfection upon notification of an address change. Generally, in both title states and in non-title states, the servicer will not re-perfect a state law security interest which has expired or where the obligor has moved if the Receivable has a small balance, a short remaining term and the obligor has a good payment record.

Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected, first-priority security interest in the vehicle. The Code also grants priority to particular federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated motor vehicle. In each Receivables Purchase Agreement, the seller will represent and warrant that, as of the date any Receivable is sold to the Trust, the security interest in the related Financed Vehicle is or will be prior to all other present liens, other than tax liens and other liens that arise by operation of law, upon and security interests in the Financed Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the related trustee, the related indenture trustee, if any, or related Securityholders in the event a lien arises or confiscation occurs. Any lien or confiscation arising or occurring after the closing date will not give rise to a repurchase obligation of the seller under the related Receivables Purchase Agreement.

Repossession

In the event of default by an obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless these means would constitute a breach of the peace. Self-help repossession is the method employed by the servicer in most cases and is accomplished simply by taking possession of the related motor vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify an obligor debtor of the default and the intent to repossess the collateral and to give the obligor a period of time within which to cure the default prior to repossession. Generally, the right to cure may only be exercised on a limited number of occasions during the term of the related contract.

Notice of Sale; Redemption Rights

The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the unpaid principal balance of the obligation, plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees or, in some states, by payment of delinquent installments or the unpaid principal balance of the related obligation.

Deficiency Judgments and Excess Proceeds

The proceeds of the resale of any Financed Vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the related indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from any resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in other states that do not prohibit or limit deficiency judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession; in many cases, therefore, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable”. Generally, courts have held that when a sale is not “commercially reasonable”, the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to restrain the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC.

Occasionally, after the resale of a motor vehicle and payment of all related expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the related vehicle or, if no subordinate lienholder exists, to the former owner of the vehicle.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Soldiers’ and Sailors’ Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Also, the laws of some states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee, such as a Trust, to enforce consumer finance contracts such as Receivables.

The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission (the “FTC Rule”), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction, and some related creditors and their assignees, to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due under the contract from the obligor. Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchasers of the related Financed Vehicles may assert against the sellers of those Financed Vehicles. If an obligor were successful in asserting any claims or defenses, the claim or defense would constitute a breach of the seller’s warranties under the related Receivables Purchase Agreement and would create an obligation of the seller to repurchase the Receivable unless the breach is cured in a timely manner. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Primary Assets”.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the Fourteenth Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditors’ repossession and resale do not involve sufficient state action to afford constitutional protection to borrowers.

Under each Receivables Purchase Agreement the seller will represent and warrant that each Receivable complies in all material respects with all applicable federal and state laws. Accordingly, if an obligor has a claim against a Trust for a violation of any law and that claim materially and adversely affects the interests of the Trust in a Receivable, the violation would constitute a breach of the seller’s representation and warranty and would create an obligation of the seller to repurchase the Receivable unless the breach is cured. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Primary Assets”.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle and, as part of the rehabilitation plan, may reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under the related contract or change the rate of interest and time of repayment of the indebtedness.

Material Federal Income Tax Consequences

The following is a general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of securities.  The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules.  For example, it does not discuss the tax treatment of beneficial owners of notes (“Note Owners”) or certificates (“Certificate Owners”) that are insurance companies, regulated investment companies or dealers in securities.  Moreover, there are no cases or Internal Revenue Service (“IRS”) rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates.  As a result, the IRS might disagree with all or part of the discussion below.  Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates.

The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive.  Each Trust will be provided with an opinion of tax counsel specified in the related prospectus supplement (“Federal Tax Counsel”) regarding some related federal income tax matters discussed below.  An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts.  No ruling on any of the issues discussed below will be sought from the IRS.  The opinion of Federal Tax Counsel specifically addresses only those issues specifically identified below as being covered by that opinion; however, the opinion also states that the additional discussion set forth below accurately sets forth the advice of Federal Tax Counsel with respect to material federal income tax issues.  For purposes of the following summary, references to the Trust, the notes, the certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified in this prospectus, to each Trust and the notes, certificates and related terms, parties and documents applicable to the Trust.

Trusts That Issue Notes

Tax Characterization of the Trusts.

In the case of a Trust that issues one or more classes of notes, Federal Tax Counsel will deliver its opinion that the Trust will not be an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes.  The opinion of Federal Tax Counsel will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the Trust, or restrictions, if any, on transfers of the certificates, will exempt the Trust from the rule that some publicly traded partnerships are taxable as corporations.

If a Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income.  The Trust’s taxable income would include all of its income on the related Primary Assets, which might be reduced by its interest expense on the notes.  Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and Certificate Owners, and possibly Note Owners, could be liable for any resulting corporate income tax that is unpaid by the Trust.

Tax Consequences to Note Owners.

Treatment of the Notes as Indebtedness.  The Trust will agree, and the Note Owners will agree by their purchase of notes, to treat the notes as debt for federal tax purposes.  Federal Tax Counsel will, subject to exceptions which, if applicable, will be specified in the related prospectus supplement, advise the owner trust that the notes will be classified as debt for federal income tax purposes, or classified in any other manner as shall be provided in the related prospectus supplement.  If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the classes of notes did not represent debt for federal income tax purposes, the notes would be treated as equity interests in the Trust.  If so treated, the Trust might be treated as a publicly traded partnership that would be taxable as a corporation unless it met particular qualifying income tests, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity.  Treatment of the notes as equity interests in a partnership could have adverse tax consequences to some holders, even if the Trust were not treated as a publicly traded partnership taxable as a corporation.  For example, income allocable to foreign holders on such recharacterized notes might be subject to United States tax and United States tax return filing and withholding requirements, income allocable to tax-exempt holders on a recharacterized note would constitute “unrelated business taxable income” if some, but not all, of the notes were recharacterized as equity in a partnership, individual holders might be subject to limitations on their ability to deduct their share of Trust expenses, and income from the Trust’s assets would be taxable to Note Owners without regard to whether cash distributions are made to such Note Owners and without regard to the Note Owners’ method of tax accounting.  The discussion below assumes that the notes will be characterized as debt for federal income tax purposes.

Interest Income on the Notes-General.  Except as discussed below, interest on a note generally is includable in a Note Owner’s income as ordinary interest income when actually or constructively received, if the Note Owner uses the cash method of accounting for federal income tax purposes, or when accrued, if the Note Owner uses an accrual method of accounting for federal income tax purposes.

Original Issue Discount.  Notes of certain series may be issued with “original issue discount” within the meaning of Section 1273(a) of the Code.  Holders of notes issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income, under a method that takes account of the compounding of interest.  The Code requires that information with respect to the original issue discount accruing on any note be reported periodically to the IRS and to certain categories of Note Owners.

Each Trust will report original issue discount, if any, to the Note Owners based on the Treasury regulations relating to original issue discount (the “OID Regulations”).  The OID Regulations concerning contingent payment debt instruments do not apply to prepayable debt instruments, such as the notes, and other provisions of the OID Regulations either do not apply as to prepayable securities such as the notes or do not address the unique issues prepayable securities present.

The OID Regulations provide that, in the case of debt instruments such as the notes, (i) the amount and rate of accrual of original issue discount will be calculated based on a reasonable assumed prepayment rate (the “Prepayment Assumption”), and (ii) adjustments will be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption.  The method for determining the appropriate assumed prepayment rate will eventually be set forth in Treasury regulations, but those regulations have not yet been issued.  The applicable legislative history indicates, however, that such regulations will provide that the assumed prepayment rate for securities such as the notes will be the rate used in pricing the initial offering of those securities.  If the notes of a series are issued with original issue discount, the Prospectus Supplement for that series of notes will specify the Prepayment Assumption.  However, no representation is made that the notes of that series will, in fact, prepay at a rate based on the Prepayment Assumption or at any other rate.

In general, a note will be considered to be issued with original issue discount if its stated redemption price at maturity exceeds its issue price.  Except as discussed below under”—Payment Lag Notes; Initial Period Considerations,” and”—Qualified Stated Interest,” and in the case of certain Variable Rate Notes (as defined below) and accrual notes, the stated redemption price at maturity of a note is its principal amount.  The issue price of a note is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the class of notes is sold.  Notwithstanding the general definition of original issue discount, such discount will be considered to be zero for any note on which such discount is less than 0.25% of its stated redemption price at maturity multiplied by its weighted average life.  For purposes of this rule, we will compute the weighted average life of a note as the sum, for all distributions included in the stated redemption price at maturity of the note (that is, all payments except payments of qualified stated interest), of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the applicable closing date to the date on which each such distribution is expected to be made, determined under the Prepayment Assumption, by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the note’s stated redemption price at maturity.  The OID Regulations provide that holders will include any de minimis original issue discount ratably as payments of stated principal are made on the notes.

The Note Owner of a note issued with original issue discount must include in gross income the sum of the “daily portions” of such original issue discount for each day during its taxable year on which it held such note.  In the case of an original Note Owner, the daily portions of original issue discount are determined first by calculating the portion of the original issue discount that accrued during each period (an “accrual period”) that begins on the day following a Distribution Date (or in the case of the first such period, begins on the applicable closing date) and ends on the next succeeding Distribution Date.  The original issue discount accruing during each accrual period is then allocated ratably to each day during such period to determine the daily portion of original issue discount for that day.

The portion of the original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions to be made on the note, if any, in future periods (taking into account events that have occurred during the accrual period such as prepayments or actual losses) and (B) the distributions made on the note during the accrual period that are included in such note’s stated redemption price at maturity, over (ii) the adjusted issue price of such note at the beginning of the accrual period.  The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that the notes will be prepaid in future periods at a rate computed in accordance with the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the notes.  For these purposes, the original yield to maturity of the notes will be calculated based on their issue price and assuming that the notes will be prepaid in accordance with the Prepayment Assumption.  The adjusted issue price of a note at the beginning of any accrual period will equal the issue price of such note, increased by the portion of the original issue discount that has accrued during prior accrual periods, and reduced by the amount of any distributions made on such note in prior accrual periods that were included in such note’s stated redemption price at maturity.

The daily portions of original issue discount may increase or decrease depending on the extent to which the actual rate of prepayments diverges from the Prepayment Assumption.  If original issue discount accruing during any accrual period computed as described above is negative, a Note Owner may only be entitled to offset such amount against positive original issue discount accruing on such note in future accrual periods.

A subsequent Note Owner that purchases a note issued with original issue discount at a cost that is less than its remaining stated redemption price at maturity will also generally be required to include in gross income, for each day on which it holds such note, the daily portions of original issue discount with respect to the note, calculated as described above.  However, if (i) the excess of the remaining stated redemption price at maturity over such cost is less than (ii) the aggregate amount of such daily portions for all days after the date of purchase until final retirement of such note, then such daily portions will be reduced proportionately in determining the income of such Note Owner.

Qualified Stated Interest.  Interest payable on a note which qualifies as “qualified stated interest” for purposes of the OID Regulations will not be includable in the stated redemption price at maturity of the note.  Conversely, if the interest on a note does not constitute “qualified stated interest,” such interest will be includable in the stated redemption price at maturity of the note and the note, consequently, will have original issue discount.  Interest payments will not qualify as qualified stated interest unless the interest payments are “unconditionally payable.” The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Regulations.  Subordinate classes of notes may lack the right to enforce payment until they are the Senior Class.  However, absent guidance to the contrary and unless disclosed in the related prospectus supplement, the Trustee will, for information reporting purposes, treat all stated interest on all classes of notes as qualified stated interest.  Any terms or conditions that do not reflect arm’s length dealing or that the Note Owner does not intend to enforce are not considered.

Premium.  A purchaser of a note that purchases such note at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such note at a premium, and may, under Section 171 of the Code, elect to amortize such premium under a constant yield method over the life of the note.  The Prepayment Assumption is probably taken into account in determining the life of the note for this purpose.  Except as provided in regulations, amortizable premium will be treated as an offset to interest income on the note.

Payment Lag Notes; Initial Period Considerations.  Certain notes may provide for distributions of interest based on a period that is the same length as the interval between Distribution Dates but ends prior to each Distribution Date.  Any interest that accrues prior to the applicable closing date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the notes or (ii) as not included in the issue price or the stated redemption price.  The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods.  In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument’s issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument’s stated principal amount over its issue price.

Variable Rate Notes.  Under the OID Regulations, notes paying interest at a variable rate (each, a “Variable Rate Note”) are subject to special rules.  A Variable Rate Note will qualify as a “variable rate debt instrument” if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate Note by more than a specified de minimis amount; (ii) it provides for stated interest, paid or compounded at least annually, at a current value of (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and (iii) it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in (i), above.  The OID Regulations relating to contingent payment debt instruments do not apply to prepayable debt instruments, such as the notes.  In general, the regulations addressing the treatment of contingent payment obligations require accruing income as a yield comparable to what the issuer would pay on non-contingent debt and then making appropriate adjustments as the contingencies become fixed.  In addition, losses on sale are ordinary to the extent of prior accruals and all gains on sale are ordinary.  As similar approach may ultimately be applied to prepayable obligations such as the notes.

A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate Note is denominated.  A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations.  However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations.  In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate Note will be treated as a single qualified floating rate (a “Presumed Single Qualified Floating Rate”).  Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate Note’s issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate.  Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate, but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate Note or the restriction is not reasonably expected as of the issue date to significantly affect the yield of the Variable Rate Note.

An “objective rate” is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information.  The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the IRS in the future.  Despite the foregoing, a variable rate of interest on a Variable Rate Note will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate Note’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate Note’s term.  Further, an objective rate does not include a rate that is based on information that is within the control of the issuer (or a party related to the issuer) or that is unique to the circumstances of the issuer (or a party related to the issuer).  An objective rate will qualify as a “qualified inverse floating rate” if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.  The OID Regulations also provide that if a Variable Rate Note provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate Note’s issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a “Presumed Single Variable Rate”).  If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate Note’s issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

For Variable Rate Notes that qualify as “variable rate debt instruments” under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a “Single Variable Rate Note”), original issue discount is computed as described above in”—Interest Income on the Notes—Original Issue Discount” based on the following: (i) stated interest on the Single Variable Rate Note which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest; (ii) by assuming that the variable rate on the Single Variable Rate Note is a fixed rate equal to: (a) in the case of a Single Variable Rate Note with a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate Note with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Rate Note; and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii), above.

In general, any Variable Rate Note other than a Single Variable Rate Note (a “Multiple Variable Rate Note”) that qualifies as a “variable rate debt instrument” will be converted into an “equivalent” fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate Note.  The OID Regulations generally require that such a Multiple Variable Rate Note be converted into an “equivalent” fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate Note’s issue date.  Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate Note.  (A Multiple Variable Rate Note may not bear more than one objective rate.) In the case of a Multiple Variable Rate Note that qualifies as a “variable rate debt instrument” and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate Note provides for a qualified inverse floating rate).  Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate Note as of the Multiple Variable Rate Note’s issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate.  Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate Note is then converted into an “equivalent” fixed rate debt instrument in the manner described above.

Once the Multiple Variable Rate Note is converted into an “equivalent” fixed rate debt instrument pursuant to the foregoing rules, the amounts of original issue discount and qualified stated interest, if any, are determined for the “equivalent” fixed rate debt instrument by applying the original issue discount rules to the “equivalent” fixed rate debt instrument in the manner described above in”—Interest Income on the Notes—Original Issue Discount.” A holder of the Multiple Variable Rate Note will account for such original issue discount and qualified stated interest as if the holder held the “equivalent” fixed rate debt instrument.  In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Multiple Variable Rate Note during the accrual period.

If a Variable Rate Note does not qualify as a “variable rate debt instrument” under the OID Regulations, then the Variable Rate Note would be treated as a contingent payment debt obligation.  The manner in which a Variable Rate Note would be taxed if such note were treated as a contingent payment debt obligation is not governed by the OID Regulations relating to contingent payment debt obligations which do not apply to prepayable debt instruments, such as the notes, and Treasury regulations do not otherwise address this point and it is unclear how such instruments should be treated.

Market Discount.  A Note Owner that acquires a note at a market discount (that is, a discount that exceeds any unaccrued original issue discount) will recognize gain upon receipt of a principal distribution, regardless of whether the distribution is scheduled or is a prepayment.  In particular, the Note Owner will be required to allocate that principal distribution first to the portion of the market discount on such note that has accrued but has not previously been includable in income, and will recognize ordinary income to that extent.  In general terms, unless Treasury regulations when issued provide otherwise, market discount on a note may be treated, at the election of the holder of the note, as accruing either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to stated interest on the note).

In addition, a Note Owner may be required to defer deductions for a portion of the Note Owner’s interest expense on any debt incurred or continued to purchase or carry a note purchased with market discount.  The deferred portion of any interest deduction would not exceed the portion of the market discount on the note that accrues during the taxable year in which such interest would otherwise be deductible and, in general, would be deductible when such market discount is included in income upon receipt of a principal distribution on, or upon the sale of, the note.  The Code requires that information necessary to compute accruals of market discount be reported periodically to the IRS and to certain categories of Note Owners.

Notwithstanding the above rules, market discount on a note will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such note multiplied by its weighted average remaining life.  Weighted average remaining life presumably is calculated in a manner similar to weighted average life (described above under”—Interest Income on the Notes—Original Issue Discount”), taking into account distributions (including prepayments) prior to the date of acquisition of such note by the subsequent purchaser.  If market discount on a note is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on such note in proportion to the amounts of such principal distributions, and when each such distribution is made, gain equal to the discount, if any, allocated to the distribution will be recognized.

Election to Treat All Interest Under the Constant Yield Rules.  The OID Regulations provide that the holder of a debt instrument issued after April 4, 1994 may elect to include in gross income all interest that accrues on such debt instrument using the constant yield method.  For purposes of this election, interest includes stated interest, original issue discount, and market discount, as adjusted to account for any premium.  Note Owners should consult their own tax advisors regarding the availability or advisability of such an election.

Sales of Notes.  If a note is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the note.  A holder’s adjusted basis in a note generally equals the cost of the note to the holder, increased by income reported by the holder with respect to the note and reduced (but not below zero) by distributions on the note (other than qualified stated interest) received by the holder and by amortized premium.  Subject to the discussion of the rules applicable to contingent payment debt obligations above, any such gain or loss generally will be capital gain or loss provided the note is held as a capital asset, except for gain recognized on the sale of a note by a seller who purchased the note at a market discount would be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the note was held by such seller, reduced by any market discount includable in income under the rules described above under”—Interest Income on the Notes—Market Discount.”  Further, the notes will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of a note by a bank or other financial institution to which such section applies would be ordinary income or loss.

Allocations of Realized Losses.  The manner losses are claimed on the notes as a result of defaults by the underlying obligors is complex and differs depending on the characterization of the person considered the issuer of the notes for federal tax purposes.  Whether the notes are governed by the loss rules for bad debts under Code Section 166 or for worthless securities under Code Section 165 depends on whether the notes are considered issued by a corporation.  If there is a single corporate holder of the Certificates constituting all of the equity interests in the issuing Trust Fund, then the issuing Trust will be a disregarded entity and the notes will be considered issued by a corporation subject to the loss rules of Code Section 165 (which affects both timing and character of loss for corporate taxpayers, and character and possibly timing for other taxpayers).  If the notes are considered issued by a grantor trust, then the notes may be treated as issued in proportion to the nature of the Certificateholders (e.g, if some Certificateholders are natural persons or partnerships and some are corporations, losses on the notes would be governed in part by Code Section 166 and in part by Code Section 165).  If the notes are considered issued by a partnership then they would be governed by the rules under Code Section 166.  Investors should consult their tax advisors as to the character and timing of any loss that can be claimed with respect to a note.

Short-Term Notes.  In the case of a note with a maturity of one year or less from its issue date (a “Short-Term Note”), no interest is treated as qualified stated interest, and therefore all interest is included in original issue discount.  Note Owners that report income for federal income tax purposes on an accrual method and some other Note Owners, including banks and certain dealers in securities, (collectively, “Short-Term Accruers”) are required to include original issue discount in income on Short-Term Notes on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield method based on daily compounding.

Any other Note Owner of a Short-Term Note is not required to accrue original issue discount for federal income tax purposes, unless it elects to do so.  In the case of a Note Owner that is not required, and does not elect, to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of a Short-Term Note is ordinary income to the extent of the original issue discount accrued on a straight-line basis, or, if elected, according to a constant yield method based on daily compounding, through the date of sale, exchange or retirement.  In addition, Note Owners that are not required, and do not elect, to include original issue discount in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a Short-Term Note in an amount not exceeding the deferred interest income with respect to the Short-Term Note, which includes both the accrued original issue discount and accrued interest that are payable but that have not been included in gross income, until the deferred interest income is realized.  A Note Owner may elect to apply the foregoing rules, except for the rule characterizing gain on sale, exchange or retirement as ordinary, with respect to “acquisition discount” rather than original issue discount.  Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the Note Owner’s basis in the Short-Term Note.  This election applies to all obligations acquired by the taxpayer on or after the first day of the first taxable year to which the election applies, unless revoked with the consent of the IRS.  A Note Owner’s tax basis in a Short-Term Note is increased by the amount included in the Note Owner’s income with respect to the note.

Foreign Investors in Notes.  Except as discussed below, a Note Owner that is not a “United States person” (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a note provided that (i) the holder complies to the extent necessary with certain certification requirements, which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a United States person (as defined below), (ii) the holder is not a “10-percent shareholder” within the meaning of Section 871(h)(3)(B) of the Code, which could be interpreted to include a person that directly or indirectly owns 10% or more of the certificates in the Trust, (iii) the holder is not a “controlled foreign corporation” (as defined in the Code) related to the Trust or related to a 10 percent holder of certificates in the Trust, and (iv) the holder is not engaged in a United States trade or business, or otherwise subject to federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a note.  For these purposes, the term “United States person” means (i) a citizen or resident of the United States, (ii) a corporation or partnership (or other entity properly treated as a corporation or partnership for federal income tax purposes) created or organized in or under the laws of the United States or any State thereof or the District of Columbia, (iii) an estate whose income is includable in gross income for United States federal income taxation regardless of its source, and (iv) a trust for which one or more United States persons have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust’s administration and certain eligible trusts that have elected to be treated as United States persons.  A “Foreign Person” is any person that is not a United States person.  Each Note Owner should consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates.  In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits,” within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

Backup Withholding on Notes.  Distributions made on the notes and proceeds from the sale of notes to or through certain brokers may be subject to a “backup” withholding tax on “reportable payments” (including interest accruals, original issue discount, and, under certain circumstances, distributions in reduction of principal amount) if the holder of the notes fails to comply with certain identification procedures, unless the Note Owner is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status.  Any amounts so withheld from distributions on the notes would be refunded by the IRS or allowable as a credit against the Note Owner’s federal income tax.

Tax Consequences to Certificate Owners of Owner Trust

Treatment of the Trust as a Partnership.  The correct characterization of a Trust Fund that has issued debt and is not otherwise taxed as a corporation is uncertain.  If the Trust Fund has only a single class of equity and the Trustee does not have the authority to accept any additional assets after the initial acquisition of receivables (except within a certain prescribed pre-funding period not exceeding three months) and has very limited powers of investment (for example does not hold any reserve fund that could ultimately flow to the Certificateholders if not needed to pay the noteholders) the Trust Fund could qualify as a grantor trust with interest expense.  As a consequence, each Certificateholer would be treated as owning a pro rata share of the Trust Fund’s assets, earning income thereon and incurring the expenses of the Trust Fund (including the interest expense on the notes).  See “Grantor Trusts.”  If a Trust Fund that issues notes intends to take the position that Certificateholders hold interests in a grantor trust it will be disclosed in the related prospectus supplement.  In addition, it is possible that a Trust Fund that issued notes could qualify as a partnership eligible to make an election under Section 761 to not be taxed under the main partnership provisions of the Code (although certain ancillary provisions, including the rules relating to audits of partnerships, would continue to apply).  Such an election would cause Certificateholders to be treated as essentially the same as holding an interest in a grantor trust.  However, the IRS has recently taken a narrow interpretation of the type of entities that qualify for this election, which may not include a Trust Fund.  If a Trust Fund that is treated as a partnership intends to report in accordance with having made an election under Section 761 to be excluded from the main partnership provisions of the Code the consequences of such reporting will be disclosed in the related prospectus supplement along with a description of the consequences of making such an election.  If there is only one Certificateholder in a Trust Fund that represents all of the equity of the Trust Fund for federal income tax purposes, the separate existence of the Trust Fund is disregarded, and the Certificateholder is treated as the owner of all of the assets of the Trust Fund and as the issuer of the notes of the Trust Fund for federal income tax purposes.  For all other Trust Funds that issue notes.  The Trust will agree, and the related Certificate Owners will agree by their purchase of certificates, if there is more than one Certificate Owner, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificate Owners, including, to the extent relevant, the seller in its capacity as recipient of distributions from any reserve fund, and the notes being debt of the partnership, and if there is one Certificate Owner, to treat the Certificate Owner as the owner of the assets of the Trust and to treat the Trust as a disregarded entity.  However, the proper characterization of the arrangement involving the Trust, the certificates, the notes, the seller, the company and the servicer is not certain because there is no authority on transactions closely comparable to that contemplated in this prospectus.

A variety of alternative characterizations are possible.  For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the Trust.  Generally, provided such certificates are issued at or close to face value, any such characterization would not result in materially adverse tax consequences to holders of Certificates as compared to the consequences from treatment of the certificates as equity in a partnership, described below.  The following discussion assumes that the certificates represent equity interests in a partnership.

Partnership Taxation.  As a partnership, the Trust will not be subject to federal income tax.  Rather, each Certificate Owner will be required to take into account separately the Certificate Owner’s allocable share of income, gains, losses, deductions and credits of the Trust, whether or not there is a corresponding cash distribution.  The Trust will generally be required to use an accrual method of accounting and a tax year based on the tax year of its certificateholders.  Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and Certificate Owners may become liable for taxes on Trust income even if they have not received cash from the Trust to pay the taxes.  The Trust’s income will consist primarily of interest and finance charges earned on the related Primary Assets, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of the Primary Assets.

The Trust’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of Primary Assets.

The federal income tax treatment of any Collateral Certificates held by the Trust will depend on the terms of the Collateral Certificates and their characterization (for example, as indebtedness) for federal income tax purposes.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Trust Agreement and related documents).  To the extent that there is more than one class of equity (or potentially more than one class of equity) the related prospectus supplement will describe the manner in which income from the assets of the Trust Fund will be allocated.

Assuming notes are also issued, all or substantially all of the taxable income allocated to a Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to the holder under the Code.

An individual taxpayer’s share of expenses of the Trust, including fees to the servicer, but not interest expense, would be miscellaneous itemized deductions and thus deductible only to the extent such expenses plus all other miscellaneous itemized deductions exceeds two percent of the individual’s adjusted gross income.  An individual taxpayer will be allowed no deduction for his share of expenses of the Trust, other than interest, in determining his liability for alternative minimum tax.  In addition, Section 68 of the Code, subject to a phased elimination that is scheduled to expire after 2010, provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount (which is adjusted annually for inflation) will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year.  Accordingly, deductions might be disallowed to the individual in whole or in part and might result in the Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Trust.  In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of that partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

The Trust intends to make all tax calculations relating to income and allocations to Certificate Owners on an aggregate basis to the extent relevant.  If the IRS were to require that the calculations be made separately for each Primary Asset, the calculations may result in some timing and character differences under some circumstances.

Discount and Premium.  The purchase price paid by the Trust for the related Primary Assets may be greater or less than the remaining principal balance of the Primary Assets at the time of purchase.  If so, the Primary Assets will have been acquired at a premium or market discount, as the case may be.  See “Tax Consequences to Note Owners—Premium” and”— Market Discount” above.  If the Primary Assets are debt instruments, the yield on which may be affected by prepayments, the trust will be required to use a prepayment assumption for purposes of calculating accruals of original issue discount and market discount and amortization of premium.  As indicated above, the Trust will make this calculation on an aggregate basis, but it is possible that the IRS might require that it be recomputed on a Primary Asset-by-Primary Asset basis.  Further, to the extent a Primary Asset is a Treasury Strip, Private Label Custody Strip, REFCO Strip or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount (in lieu of the rules relating to market discount).  See “ Tax Consequences to Note Owners—Original Issue Discount” above.

If the Trust acquires the Primary Assets at a market discount or premium, the Trust will elect to include any market discount in income currently as it accrues over the life of the Primary Assets or to offset any premium against interest income on the Primary Assets.  As indicated above, a portion of the market discount income or premium deduction may be allocated to Certificate Owners.

Section 708 Termination.  Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period.  If a termination occurs under Section 708 of the Code, the Trust will be considered to contribute its assets to a new Trust, which would be treated as a new partnership, in exchange for certificates in the new Trust.  The original Trust will then be deemed to distribute the certificates in the new Trust to each of the owners of certificates in the original Trust in liquidation of the original Trust.  The Trust will not comply with particular technical requirements that might apply when a constructive termination occurs.  As a result, the Trust may be subject to some tax penalties and may incur additional expenses if it is required to comply with those requirements.  Furthermore, the Trust might not be able to comply with these requirements due to lack of data.

Disposition of Certificates.  Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold.  Any gain or loss would be long-term capital gain or loss if the Certificate Owner’s holding period exceeded one year.  A Certificate Owner’s tax basis in a Certificate will generally equal its cost, increased by its share of Trust income allocable to the Certificate Owner and decreased by any distributions received or losses allocated with respect to the certificate.  In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the Certificate Owner’s share, determined under Treasury Regulations, of the notes and other liabilities of the Trust.  A Certificate Owner acquiring certificates at different prices will generally be required to maintain a single aggregate adjusted tax basis in the certificates and, upon a sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.  A portion holding rule is applied, however, if a Certificateholder has held some of its interest in the Partnership Trust Fund for one year or less and some of its interest for more than one year and a “by lot” identification is not permitted.

If a Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect to the certificates, the excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations Between Transferors and Transferees.  In general, the Trust’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificate Owners in proportion to the principal amount of certificates owned by them as of the close of the last day of the applicable month.  As a result, a Certificate Owner purchasing certificates may be allocated tax items, which will affect the purchaser’s tax liability and tax basis, attributable to periods before the actual transaction.

The use of a monthly convention may not be permitted by existing Treasury regulations.  If a monthly convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses of the Trust might be reallocated among the Certificate Owners.  The Trust’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future laws, regulations or other IRS guidance.

Section 731 Distributions.  In the case of any distribution to a Certificate Owner, no gain will be recognized to that Certificate Owner to the extent that the amount of any money distributed for that Certificate does not exceed the adjusted basis of that Certificate Owner’s interest in the Certificate.  To the extent that the amount of money distributed exceeds that Certificate Owner’s adjusted basis, gain will be currently recognized.  In the case of any distribution to a Certificate Owner, no loss will be recognized except upon a distribution in liquidation of a Certificate Owner’s interest.  Any gain or loss recognized by a Certificate Owner generally will be capital gain or loss.

Section 754 Election.  In the event that a Certificate Owner sells its certificates at a profit (or loss), the purchasing Certificate Owner will have a higher (or lower) basis in the certificates than the selling Certificate Owner had.  The tax basis of the Trust’s assets will not be adjusted to reflect that higher (or lower) basis unless there is a “substantial basis reduction” within the meaning of Section 734 of the Code or unless the Trust were to file an election under Section 754 of the Code.  Because the trust will most likely qualify as a “securitization partnership” within the meaning of Section 743(f) of the Code, there will not be a substantial basis reduction with respect to the sale of the certificates.  With respect to the election under Section 754 of the Code, in order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust current does not intend to make an election under Section 754 of the Code.  As a result, Certificate Owners might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for certificates.

Administrative Matters.  The trustee is required to keep or cause to be kept complete and accurate books of the Trust.  For each trust which is not a fixed pool of assets or that has multiple classes of equity ownership, the trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificate Owner’s allocable share of items of Trust income and expense to Certificate Owners and the IRS on Schedule K-1.  The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the certificates.  Generally, holders must timely file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all the inconsistencies.

Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing specific information on the nominee, the beneficial owners and the certificates so held.  The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner the name, address and identification number of such person,

whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and particular information on certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of certificates.  A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Trust.  The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31.  Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

The company ordinarily will be designated as the tax matters partner for each Trust in the related Trust Agreement and, as the tax matters partner, will be responsible for representing the Certificate Owners in some specific disputes with the IRS.  The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.  Generally, the statute of limitations for partnership items does not expire before the later of three years after the date on which the partnership information return is filed or the last day for filing the return for the applicable year, determined without regard to extensions.  Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificate Owners, and, under some circumstances, a Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Trust.  An adjustment could also result in an audit of a Certificate Owner’s returns and adjustments of items not related to the income and losses of the Trust.

A special audit system exists for qualifying large partnerships that have elected to apply a simplified flow-through reporting system under Sections 771 through 777 of the Code.  Unless otherwise specified in the applicable Prospectus Supplement, a Trust will not elect to apply the simplified flow-through reporting system.

Taxation of Tax Exempt Owners.  Certificate Owners that are tax-exempt will be subject to the tax on unrelated business taxable income (also known as UBTI), if the trust has issued other securities that are debt, or treated as debt, for federal income tax purposes.

Taxation of Certain Foreign Certificate Owners.  As used below, the term “Non-United States Owner” means a Certificate Owner that is not a United States person, as defined under “Tax Consequences to Note Owners—Foreign Investors in Notes,” above.

It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-United States Owners because there is no clear authority dealing with that issue under facts substantially similar to those described in this Prospectus.  Although it is not expected that the Trust would be engaged in a trade or business in the United States for these purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold.  The Trust expects to withhold on the portion of its taxable income that is allocable to Non-United States Owners pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business, at a rate equal to the highest income tax rate applicable to corporations for Non-United States Owners that are taxable as corporations and at a rate equal to the highest income tax rate applicable to individuals for all other Non-United States Owners.

Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures.

Each Non-United States Owner might be required to file a U.S. individual or corporate income tax return on its share of the Trust’s income including, in the case of a corporation, a return in respect of the branch profits tax.  Assuming the Trust is not engaged in a U.S. trade or business, a Non-United States Owner would be entitled to a refund with respect to all or a portion of taxes withheld by the Trust if, in particular, the Owner’s allocable share of interest from the Trust constituted “portfolio interest” under the Code.

The interest, however, may not constitute “portfolio interest” if, among other reasons, the underlying obligation is not in registered form or if the interest is determined without regard to the income of the Trust, in the later case, the interest being properly characterized as a guaranteed payment under Section 707(c) of the Code.  If this were the case, Non-United States Owners would be subject to a United States federal income and withholding tax at a rate of 30 percent on the Trust’s gross income, without any deductions or other allowances for costs and expenses incurred in producing the income, unless reduced or eliminated pursuant to an applicable treaty.  In this case, a Non-United States Owner would only be entitled to a refund for that portion of the taxes, if any, in excess of the taxes that should have been withheld with respect to the interest.

Backup Withholding.  Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a “backup” withholding tax if, in general, the Certificate Owner fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status.  Any amounts so withheld would be refunded by the IRS or allowable as a credit against the Certificate Owner’s federal income tax.

Reportable Transactions. Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex, but generally include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer’s tax treatment of an item and book treatment of the same item. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

Grantor Trusts

Characterization.  In the case of a grantor trust, Federal Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that the Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of chapter 1 of subtitle A of the Code.  In this case, beneficial owners of certificates (referred to in this Prospectus as “grantor trust certificateholders”) will be treated for federal income tax purposes as owners of a portion of the Trust’s assets as described below.  The certificates issued by a Trust that is treated as a grantor trust are referred to in this Prospectus as “grantor trust certificates”.

Taxation of Grantor Trust Certificateholders.  Subject to the discussion below under “Stripped Certificates” and “Subordinated Certificates,” each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the Primary Assets and other assets of the Trust.  Accordingly, and subject to the discussion below of the recharacterization of the Servicing Fee, each grantor trust certificateholder must include in income its pro rata share of the interest and other income from the Primary Assets, including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to the assets, and, subject to limitations discussed below, may deduct its pro rata share of the fees and other deductible expenses paid by the Trust, at the same time and to the same extent as these items would be included or deducted by the grantor trust certificateholder if the grantor trust certificateholder held directly a pro rata interest in the assets of the Trust and received and paid directly the amounts received and paid by the Trust.  Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any Primary Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

Each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that these amounts are reasonable compensation for services rendered to the Trust.  Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other miscellaneous itemized deductions exceed two percent of the grantor trust certificateholder’s adjusted gross income, and will be allowed no deduction for these expenses in determining their liabilities for alternative minimum tax.  In addition, Section 68 of the Code subject to a phased elimination that is scheduled to expire after 2010 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount (adjusted annually for inflation) or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year.  In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of the partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

The servicing compensation to be received by the servicer may be questioned by the IRS as exceeding a reasonable fee for the services being performed in exchange for the servicing compensation, and a portion of the servicing compensation could be recharacterized as an ownership interest retained by the servicer or other party in a portion of the interest payments to be made with respect to the Trust’s assets.  In this event, a certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules.  See the discussion below under “—Stripped Certificates”.  Except as discussed below under “Stripped Certificates” or “—Subordinated Certificates,” this discussion assumes that the servicing fees paid to the servicer do not exceed reasonable servicing compensation.

A purchaser of a grantor trust certificate will be treated as purchasing an interest in each Primary Asset in the Trust at a price determined by allocating the purchase price paid for the certificate among all Primary Assets in proportion to their fair market values at the time of the purchase of the certificate.  To the extent that the portion of the purchase price of a grantor trust certificate allocated to a Primary Asset is less than or greater than the portion of the stated redemption price at maturity of the Primary Asset, the interest in the Primary Asset will have been acquired at a discount or premium.  See “—Market Discount” and “—Premium,” below.

The treatment of any discount on a Primary Asset will depend on whether the discount represents original issue discount or market discount.  Except as indicated otherwise in the applicable Prospectus Supplement, it is not expected that any Primary Asset (other than a Primary Asset that is a Treasury Strip, Private Label Custody Strip, REFCO Strip or other instrument evidencing ownership of specific interest and/or principal of a particular bond) will have original issue discount (except as discussed below under “Stripped Certificates” or “Subordinated Certificates”).  For the rules governing original issue discount, see “Trusts That Issue Notes—Tax Consequences to Note Owners—Original Issue Discount” above.  However, in the case of Primary Assets that constitute short-term Government Securities the rules set out above dealing with short-term obligations (see “Trusts That Issue Notes—Tax Consequences to Note Owners— Short-Term Notes” above) are applied with reference to acquisition discount rather than original issue discount, if the obligations constitute “short-term Government obligations” within the meaning of Section 1271(a)(3)(B) of the Code.  Further, if 20 percent or more of the grantor trust certificateholders are Short-Term Accruers, all holders of grantor trust certificates may be required to accrue acquisition discount or original issue discount, as the case may be, with respect to short-term obligations held by the Trust in the same manner as a Short-Term Accruer would accrue such discount.  See “Trusts That Issue Notes—Tax Consequences to Note Owners— Short-Term Notes” above.

The information provided to grantor trust certificateholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each Primary Asset is acquired.

Market Discount.  A grantor trust certificateholder that acquires an undivided interest in Primary Assets may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Primary Asset is considered to have been purchased at a “market discount”.  For a discussion of the market discount rules under the Code, see “Trusts That Issue Notes—Tax Consequences to Note Owners—Market Discount” above.  As discussed above, to the extent a Primary Asset is a Treasury Strip, Private Label Custody Strip, REFCO Strip or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount (in lieu of the rules relating to market discount).  See “ Tax Consequences to Note Owners—Original Issue Discount” above.

Premium.  To the extent a grantor trust certificateholder is considered to have purchased an undivided interest in a Primary Asset for an amount that is greater than the stated redemption price at maturity of the interest, the grantor trust certificateholder will be considered to have purchased the interest in the Primary Asset with “amortizable bond premium” equal in amount to the excess.  For a discussion of the rules applicable to amortizable bond premium, see “Trusts That Issue Notes—Tax Consequences to Note Owners—Premium” above.

Stripped Certificates.  Some classes of certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as “Stripped Certificates.” In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Primary Asset from ownership of the right to receive some or all of the related interest payments.  In general, where a separation has occurred, under the stripped bond rules of Section 1286 of the Code, the holder of a right to receive a principal or interest payment on the bond is required to accrue into income, on a constant yield basis under rules governing original issue discount (see “Trusts That Issue Notes—Tax Consequences to Note Owners—Original Issue Discount”), the difference between the holder’s initial purchase price for the right to receive and the principal or interest payment to be received with respect to that right.

Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following:

·

if any servicing compensation is deemed to exceed a reasonable amount (see “Taxation of Grantor Trust Certificateholders,” above);

·

if the company or any other party retains a retained yield with respect to the Primary Assets held by the Trust;

·

if two or more classes of certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Trust’s assets; or

·

if certificates are issued which represent the right to interest-only payments or principal-only payments.

The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear.  However, the trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount.  Original issue discount with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest and this accrual of income may be in advance of the receipt of any cash attributable to that income.  See “Trusts That Issue Notes—Tax Consequences to Note Owners—Original Issue Discount” above.  For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest.  The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above.

The precise tax treatment of Stripped Coupon Certificates is substantially uncertain.  The Code could read literally to require that OID computations be made for each payment from each receivable.  However, based on IRS guidance, it appears that all payments from a receivable underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the receivable would be included in the receivable’s stated redemption price at maturity for purposes of calculating income on the Stripped Coupon Certificate under the OID rules of the Code.

Based on current authority it is unclear under what circumstances, if any, the prepayment of receivables will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate.  The Code provides that a prepayment assumption must be used to accrue income on any pool of debt instruments the yield on which can be affected by prepayments.  There is no guidance as to whether a Stripped Coupon Certificate or Stripped Bond Certificate would represent an interest in a pool of debt instruments for purposes of this Code provision.  In addition, the manner in which to take prepayments into account is uncertain.  It is possible that no loss may be available as a result of any particular prepayment, except perhaps to the extent that even if no further prepayments were received a Certificateholder would be unable to recover its basis.  In addition, amounts received in redemption for debt instruments issued by natural persons purchased or issued after June 8, 1997 are treated as received in exchange therefor (that is treated the same as obligations issued by corporations).  This change could affect the character of any loss.

Holders of Stripped Bond Certificates and Stripped Coupon Certificates are encouraged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

Subordinated Certificates.  In the event the Trust issues two classes of grantor trust certificates that are identical except that one class is a subordinate class, with a relatively high certificate pass-through rate, and the other is a senior class, with a relatively low certificate pass-through rate (referred to in this Prospectus as the “Subordinate Certificates” and “Senior Certificates”, respectively), the grantor trust certificateholders in the aggregate will be deemed to have acquired the following assets: (1) the principal portion of each Primary Asset plus a portion of the interest due on each Primary Asset (the “Trust Stripped Bond”), and (2) a portion of the interest due on each Primary Asset equal to the difference between the certificate pass-through rate on the Subordinate Certificates and the certificate pass-through rate on the Senior Certificates, if any, which difference is then multiplied by the Subordinate Class Percentage (the “Trust Stripped Coupon”).  The “Subordinate Class Percentage” equals the initial aggregate principal amount of the Subordinate Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.  The “Senior Class Percentage” equals the initial aggregate principal amount of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.

The Senior Certificateholders in the aggregate will own the Senior Class Percentage of the Trust Stripped Bond and accordingly each Senior Certificateholder will be treated as owning its pro rata share of such asset.  The Senior Certificateholders will not own any portion of the Trust Stripped Coupon.  The Subordinate Certificateholders in the aggregate own both the Subordinate Class Percentage of the Trust Stripped Bond plus 100% of the Trust Stripped Coupon, if any, and accordingly each Subordinate Certificateholder will be treated as owning its pro rata share in both assets.  The Trust Stripped Bond will be treated as a “stripped bond” and the Trust Stripped Coupon will be treated as “stripped coupons” within the meaning of Section 1286 of the Code.

Although not entirely clear, the interest income on the Subordinate Certificates and the portion of the Servicing Fee allocable to such certificates that does not constitute excess servicing will be treated by the Trust as qualified stated interest, assuming the interest with respect to the Primary Assets would otherwise qualify as qualified stated interest.  Accordingly, except to the extent modified below, the income of the Subordinate Certificates will be reported in the same manner as described generally above for holders of Senior Certificates.

If the Subordinate Certificateholders receive distribution of less than their share of the Trust’s receipts of principal or interest (the “Shortfall Amount”) because of the subordination of the Subordinate Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had received as distributions their full share of receipts;

paid over to the Senior Certificateholders an amount equal to the Shortfall Amount; and

retained the right to reimbursement of the relevant amounts to the extent these amounts are otherwise available as a result of collections on the Primary Assets or amounts available from a reserve account or other form of credit enhancement, if any.

Under this analysis,

Subordinate Certificateholders would be required to accrue as current income any interest income, original issue discount, or (to the extent paid on assets of the Trust) accrued market discount of the Trust that was a component of the Shortfall Amount, even though that amount was in fact paid to the Senior Certificateholders;

a loss would only be allowed to the Subordinate Certificateholders when their right to receive reimbursement of the Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse the loss); and

reimbursement of the Shortfall Amount prior to a claim of worthlessness would not be taxable income to Subordinate Certificateholders because the amount was previously included in income.

Those results should not significantly affect the inclusion of income for Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.  Moreover, the character and timing of loss deductions are unclear.  Subordinate Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate Certificates including any loss resulting from the failure to recover previously accrued interest or discount income.

Election to Treat All Interest as Original Issue Discount.  The Treasury Regulations relating to original issue discount permit a grantor trust certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method.  If an election were to be made with respect to an interest in a Primary Asset with market discount, the Certificate Owner would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the grantor trust certificateholder acquires during the year of the election or afterward.  See”—Market Discount” above.  Similarly, a grantor trust certificateholder that makes this election for an interest in a Primary Asset that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the grantor trust certificateholder owns at the beginning of the first taxable year to which the election applies or acquires afterward.  See “—Premium” above.  The election to accrue interest, discount and premium on a constant yield method with respect to a grantor trust certificate is irrevocable.

Sale or Exchange of a Grantor Trust Certificate.  Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount realized, exclusive of amounts attributable to accrued and unpaid interest, which will be treated as ordinary income, allocable to the Primary Asset and the owner’s adjusted basis in the grantor trust certificate.  The adjusted basis generally will equal the seller’s cost for the grantor trust certificate, increased by the original issue discount and any market discount included in the seller’s gross income with respect to the grantor trust certificate, and reduced, but not below zero, by any premium amortized by the seller and by principal payments on the grantor trust certificate previously received by the seller.  The gain or loss will, except as discussed below, be capital gain or loss to an owner for which the Primary Assets represented by a grantor trust certificate are “capital assets” within the meaning of Section 1221.  A capital gain or loss will be long-term or short-term depending on whether or not the grantor trust certificate has been owned for the long-term capital gain holding period, currently more than one year.

Notwithstanding the foregoing, any gain realized on the sale or exchange of a grantor trust certificate will be ordinary income to the extent of the seller’s interest in accrued market discount on Primary Assets not previously taken into income.  See “—Market Discount,” above.  Further, grantor trust certificates will represent “evidences of indebtedness” within the meaning of Section 582(c)(1) to the extent these assets of the grantor trust would be so treated.  Accordingly, gain or loss recognized from the sale of a grantor trust certificate by a bank or thrift institution to which such section applied will be treated as ordinary gain or loss to the extent selling the assets of the grantor trust directly would be so treated.

Foreign Investors in Grantor Trust Certificates.  A holder of grantor trust certificate who is not a “United States person” (as defined above at “Trusts That Issue Notes—Tax Consequences to Note Owners—Foreign Investors in Notes”) and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a grantor trust certificate generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on its grantor trust certificate to the extent attributable to debt obligations held by the Trust that were originated after July 18, 1984, provided that the grantor trust certificateholder complies to the extent necessary with certain certification requirements which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a United States person.  Interest or original issue discount on a grantor trust certificate attributable to debt obligations held by the Trust that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty).  All holders of grantor trust certificates should consult their tax advisors regarding the tax documentation and certifications that must be provided to secure any applicable exemptions from United States withholding taxes.

Any capital gain realized on the sale or other taxable disposition of a grantor trust certificate by a Foreign Person (as defined above at “Trusts That Issue Notes—Tax Consequences to Note Owners—Foreign Investors in Notes”) generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income with respect to a grantor trust certificate held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates.  In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits,” within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

Backup Withholding.  Distributions made on the grantor trust certificates and proceeds from the sale of the grantor trust certificates will be subject to a “backup” withholding tax if, in general, the grantor trust certificateholder fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status.  Any amounts so withheld would be refunded by the IRS or allowable as a credit against the grantor trust certificateholder’s federal income tax.

State and Local Tax Considerations

The discussion above does not address the tax consequences of purchase, ownership or disposition of certificates or notes under any state or local tax laws.  We recommend that investors consult their own tax advisors regarding state and local tax consequences.  In particular, individuals should consider the deductibility of the expenses (including interest expense) of the partnership.

* * *

THE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTE OWNER’S OR CERTIFICATE OWNER’S PARTICULAR TAX SITUATION.  PROSPECTIVE PURCHASERS OF NOTES OR CERTIFICATES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

ERISA Considerations

General

A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA should consider the fiduciary standards under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the Securities.  Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment.  Fiduciaries of plans also should consider ERISA’s prohibition on improper delegation of control over, or responsibility for, plan assets.

In addition, employee benefit plans or other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code, or any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a “Plan”) are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan (“parties in interest” and “disqualified persons”).  Such transactions are treated as “prohibited transactions” under Sections 406 of ERISA and excise taxes and/or other penalties are imposed upon such persons under ERISA and/or Section 4975 of the Code unless an exemption applies.  The company, underwriter of the Securities, the servicer, the trustee, the indenture trustee and certain of their affiliates might be considered “parties in interest” or “disqualified persons” with respect to a Plan.  If so, the acquisition, holding or disposition of Securities by or on behalf of such Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and the Code unless a statutory, regulatory or administrative exception or exemption is available.

ERISA Considerations Relating to Certificates

Plan Assets.  In 29 C.R.F §2510.3-101 (the “Plan Asset Regulations”), the U.S. Department of Labor (“DOL”) has defined what constitutes “plan assets” for purposes of ERISA and Section 4975 of the Code.  The Plan Asset Regulations provide that if a Plan makes an investment in an “equity interest” in an entity, an undivided portion of the assets of the entity will be considered the assets of such Plan unless certain exceptions set forth in such Regulations apply.  The Certificates will be deemed an equity interest for purposes of the Plan Asset Regulations, and the company can give no assurance that the Certificates will qualify for any of the exceptions under the Plan Asset Regulations.  As a result, (i) a Plan may be deemed to have acquired an interest in the assets of the Trust and not merely an interest in the Certificates, (ii) the fiduciary investment standards of ERISA could apply to such assets and (iii) transactions occurring in the course of managing, operating and servicing the Trust and its assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

Underwriter Exemption

General Discussion.  The DOL has granted to Deutsche Bank Securities Inc. (f/k/a Deutsche Banc Alex. Brown Inc.) an individual exemption, Prohibited Transaction Exemption 94-84, and to Deutsche Morgan Grenfell/C.J. Lawrence Inc., similar approval (FAN 97-03E), which were both amended and restated pursuant to Prohibited Transaction Exemption 2002-41 (“PTE 2002-41”) (collectively, the “Exemption”) which is applicable to Certificates which meet its requirements whenever Deutsche Bank Securities Inc. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent.  The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied.  These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving pools) of enumerated categories of assets which include include (i) the Receivables (ii) a subset of the Government Securities considered “governmental guaranteed mortgage pool certificates” and (iii) securities previously issued under the Exemption and the purchase, sale and holding of Certificates which represent beneficial ownership interests in the assets of such trusts.

General Conditions of Exemption.  The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Certificates to be eligible for exemptive relief thereunder.  First, the acquisition of Certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.  Second, the receivables held by the Trust must be secured.  Third, unless the Certificates are issued in “designated transactions” (as described below) and are backed by fully-secured Receivables, they may not be subordinated.  Fourth, the Certificates at the time of acquisition by the Plan must be rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Services, Inc. or Fitch, Inc. (each, a “Rating Agency”).  Fifth, the trustee and the indenture trustee generally cannot be affiliates of any member of the “Restricted Group” other than the underwriter.  The “Restricted Group” consists of any (i) underwriter as defined in the Exemption, (ii) the company, (iii) the servicer, (iv) the counterparty of any “interest swap” (as described below) held as an asset of the Trust and (v) any obligor with respect to Receivables constituting more than 5% of the aggregate unamortized principal balance of the Receivables held in the Trust as of the date of initial issuance of the Certificates.  Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to, and retained by, the company pursuant to the assignment of the Receivables to the related Trust must represent not more than the fair market value of such Receivables; and the sum of all payments made to, and retained by, the servicer must represent not more than reasonable compensation for such person’s services under the Agreement and reimbursement of such person’s reasonable expenses in connection therewith.  Seventh, (i) the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools; (ii) Certificates evidencing interests in such other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan’s acquisition of Certificates; and (iii) Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan’s acquisition of Certificates.  Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.  The company assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.

Types of Trusts.  The types of Trusts permitted under the Exemption include owner-trusts, as well as grantor trusts.  Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by the creditors of the company in the event of bankruptcy or other insolvency and must provide certain legal opinions.

Designated Transactions.  In the case where the Certificates are backed by Trust assets such as the Receivables which are secured motor vehicle receivables, credit instruments or obligations that bear interest or are purchased a discount as described and defined in the Exemption as designated transactions (“Designated Transactions”), the Exemption permits the Certificates issued by the Trust in such transactions to be rated in one of the highest four generic rating categories by a Rating Agency and/or to be subordinated.  The Receivables are the type of assets which qualify for Designated Transaction treatment unless otherwise specified in the Prospectus Supplement.

Insurance Company General Accounts.  In the event that Certificates do not meet the requirements of the Exemption solely because they are Subordinate Certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase Certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) which permits insurance company general accounts as defined in PTCE 95-60 to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

Permitted Assets.  The Exemption permits an interest-rate swap to be an asset of a Trust which issues Certificates acquired by Plans in an initial offering or in the secondary market.  An interest-rate swap (or if purchased by or on behalf of the Trust) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted Trust asset if it:  (a) is an “eligible Swap;” (b) is with an “eligible counterparty;” (c) is purchased by a “qualified plan investor;” (d) meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap” and (e) permits the Trust to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or company.

An “eligible Swap” is one which:  (a) is denominated in U.S. dollars; (b) pursuant to which the Trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the Trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”); (c) has a notional amount that does not exceed either:  (i) the principal balance of the class of Certificates to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“Allowable Notional Amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) to (d) above.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

A “qualified plan investor” is a Plan or Plans where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates and such fiduciary is either (a) a “qualified professional asset manager” (“QPAM”) under Prohibited Transaction Class Exemption 84-14 (“PTCE 84-14”) (see below), (b) an “in-house asset manager” under Prohibited Transaction Class Exemption 96-23 (“PTCE 96-23”) (see below) or (c) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the Pooling and Servicing Agreement:  (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year).  In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure.  Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the Trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the Trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the Trust (“EYS Agreement”).  If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the Trust if it meets the following conditions:  (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the Trust and an eligible counterparty and (f) it has an Allowable Notional Amount.

Pre-Funding Accounts.  The Exemption extends exemptive relief to Certificates issued in transactions using pre-funding accounts whereby a portion of the Receivables backing the Certificates are transferred to the Trust within a specified period following the Closing Date (“DOL Pre-Funding Period”) (see below) instead of requiring that all such Receivables be either identified or transferred on or before the Closing Date, provided that the following conditions are met.  First, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered (“Pre-Funding Limit”) must not exceed twenty-five percent (25%).  Second, all Receivables transferred after the Closing Date (referred to here as “Additional Receivables”) must meet the same terms and conditions for eligibility as the original Receivables used to create the Trust, which terms and conditions have been approved by the Rating Agency.  Third, the transfer of such Additional Receivables to the Trust during the DOL Pre-Funding Period must not result in the Certificates receiving a lower credit rating from the Rating Agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust.  Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the “average interest rate”) for all of the Receivables in the Trust at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Receivables which were transferred to the Trust on the Closing Date.  Fifth, either: (i) the characteristics of the Additional Receivables must be monitored by an insurer or other credit support provider which is independent of the company; or (ii) an independent accountant retained by the company must provide the company with a letter (with copies provided to the Rating Agency, the underwriter and the trustee) stating whether or not the characteristics of the Additional Receivables conform to the characteristics described in the Prospectus, Prospectus Supplement, Private Placement Memorandum (“Offering Documents”) and/or the Agreement.  In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Receivables which were transferred as of the Closing Date.  Sixth, the DOL Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement.  Seventh, amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agency and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the Rating Agency (“Acceptable Investments”).  Eighth, certain disclosure requirements must be met.

Limitations on Scope of the Exemption.  If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the Certificates by Plans.  However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificates on behalf of an “Excluded Plan” by any person who is a fiduciary with respect to the assets of such Excluded Plan.  For those purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.  Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the Receivables in the Trust provided that:  (i) the Plan is not an Excluded Plan, (ii) each Plan’s investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan’s acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a trust containing assets which are sold or serviced by the same entity and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the Trust are acquired by persons independent of the Restricted Group.

ERISA Considerations Relating to Notes

Under the Plan Asset Regulations, the assets of the Trust would be treated as “plan assets” of a Plan for the purposes of ERISA and the Code only if the Plan acquires an “equity interest” in the Trust and none of the exceptions contained in the Plan Asset Regulations is applicable.  An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.  Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such notes will be eligible for purchase by Plans.  However, without regard to whether the notes are treated as an “equity interest” for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan.  There can be no assurance that the Trust or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

The Exemption permits Trust which are grantor trusts, owner-trusts, or FASITs to issue notes, as well as Certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the Trust’s assets.  The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the Trust and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the Trust.  However, effective for the acquisition, holding or transfer of notes between a Plan and a party in interest, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to Certificates are met with respect to the notes.  The same limitations of such exemptive relief relating to acquisitions of Certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein in “Limitations on Scope of the Exemption.”

In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made.  These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by “qualified professional asset managers”), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by “in-house asset managers”) (collectively, the “Investor-Based Exemptions”).  However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES.  BEFORE PURCHASING SECURITIES IN RELIANCE ON THE EXEMPTION, THE INVESTOR-BASED EMEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

ANY PLAN INVESTOR WHO PROPOSES TO USE “PLAN ASSETS” OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, although they may elect to be qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Code.  In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or a Code Section 4975 (“Similar Law”).  A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in Securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.

Plan of Distribution

On the terms and conditions set forth in an underwriting agreement with respect to the notes, if any, of a given series and an underwriting agreement with respect to the certificates of the series (collectively, the “Underwriting Agreements”), the company will agree to cause the related Trust to sell to the underwriters named in the Underwriting Agreement and in the related prospectus supplement, and each of these underwriters will severally agree to purchase, the principal amount of each class of notes and certificates, as the case may be, of the related series set forth in the related Underwriting Agreement and in the related prospectus supplement.

In the Underwriting Agreements with respect to any given series of securities, the several underwriters will agree, subject to the terms and conditions set forth in the related Underwriting Agreement, to purchase all of the notes and certificates, as the case may be, described in the related Underwriting Agreement that are offered by this prospectus and by the related prospectus supplement if any of the notes and certificates, as the case may be, are purchased.

Each prospectus supplement will either (1) set forth the price at which each class of notes and certificates, as the case may be, being offered by the related prospectus supplement will be offered to the public and any concessions that may be offered to particular dealers participating in the offering of the notes and certificates, as the case may be, or (2) specify that the related notes and certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of sale. After the initial public offering of any notes and certificates, as the case may be, public offering prices and concessions may be changed.

Pursuant to the Receivables Purchase Agreement between the seller, or its affiliate, and the company, the seller will indemnify the company and the related underwriters against specific civil liabilities, including liabilities under the securities Act, or contribute to payments the company and the several underwriters may be required to make in respect of the Receivables Purchase Agreement.

Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from the underwriters.

Pursuant to each of the Underwriting Agreements with respect to a given series of securities, the closing of the sale of any class of securities will be conditioned on the closing of the sale of all other classes under the related Underwriting Agreement.

The place and time of delivery for the notes and certificates, as the case may be, in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

If and to the extent required by applicable law or regulation, this prospectus and the prospectus supplement will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered securities in which the Underwriter acts as principal. The Underwriter may also act as agent in these transactions. Sales will be made at negotiated prices determined at the time of sale.

Legal Matters

Some legal matters relating to the securities of any series will be passed upon by the law firms specified in the related prospectus supplement. Some related federal income tax and other matters will be passed upon for the Trust and the seller, by the law firms specified in the related prospectus supplement.

Prospectus Supplement

The prospectus supplement relating to a series of securities to be offered under this prospectus will, among other things, set forth with respect to each class of securities:

·

the interest rate and authorized denominations, as applicable, of each class of securities;

·

specific information concerning the Primary Assets and the related seller and servicer, as applicable;

·

the terms of any Credit or Cash Flow Enhancement applicable to any class or classes of securities;

·

information concerning any other assets in the related Trust;

·

the expected date or dates on which the principal amount, if any, of each class of securities will be paid to holders of the securities;

·

the extent to which any class within a series is subordinated to any other class of the same series; and

·

additional information with respect to the plan of distribution of the securities.

Reports to Securityholders

With respect to each series of securities, the servicer of the related Primary Assets will prepare for distribution to the related Securityholders monthly and annual reports concerning the securities and the related Trust. See “Certain Information Regarding the Securities--Statements to Securityholders.”

Available Information

The company, as originator of the Trusts, has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 (together with all amendments and exhibits to the Registration Statement, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, some parts of which have been omitted in accordance with the rules and regulations of the Commission. In addition, company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance with the Exchange Act files reports and other information with the Commission. The Registration Statement, reports and other information are available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 233 Broadway, New York, New York 10279. Copies of this information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov.

Upon receipt of a request by an investor who has received an electronic prospectus supplement and prospectus from the Underwriter or a request by the investor’s representative within the period during which there is an obligation to deliver a prospectus supplement and Prospectus, the Underwriter will promptly deliver, or cause to be delivered, without charge, to the investor a paper copy of the prospectus supplement and prospectus.

Incorporation of Certain Documents by Reference

All documents filed by the company on behalf of the Trust referred to in the accompanying prospectus supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the securities offered by the Trust shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the dates of filing of the documents. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in the accompanying prospectus supplement, or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The company on behalf of any Trust will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of the person, a copy of any or all of the documents incorporated in this prospectus by reference, except the exhibits to these documents. Requests for copies should be directed to: Secretary, ACE Securities Corp., 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211, telephone (704)365-0569.

INDEX OF TERMS

Page

Actuarial Receivables

9

Advances

39

Cede

4

Certificate Distribution Account

35

Certificate Owners

50

Certificate Pool Factor

21

Code

50

Collection Account

35

Collection Period

38

Definitive certificates

32

Definitive notes

32

Definitive Securities

32

Depository

22

Distribution Date

29

DTC

4

Eligible Deposit Account

36

Eligible Institution

36

Eligible Investment

37

Eligible Investments

36

Events of Default

24

Exchange Act

78

Fannie Mae

14

Farm Credit Act

17

FCA

18

FCBs

17

Federal Tax Counsel

50

FFCB

14

FFEL

16

FHLB

14

FHLMC Act

15

Final Scheduled Maturity Date

38

Financed Vehicles

7

FIRREA

16

Fiscal Agent

14

Freddie Mac

14

FTC Rule

49

Funding Corporation

18

Government Securities

12

grantor trust certificateholders

64

grantor trust certificates

64

GSE Issuer

14

GSEs

12

GSEs Bonds

12

Indenture

22

Indirect Participants

30

Interest Component

20

Investment Earnings

36

IRS

50

MBS

15

Multiple Variable Rate Note

55

Non-United States Owner

63

Note Distribution Account

35

Note Owners

50

Note Pool Factor

21

Participants

30

Payahead Account

35

Payaheads

39

Pooling and Servicing Agreement

7

Precomputed Advance

39

Precomputed Receivables

9

Pre-Funded Amount

36

Pre-Funding Account

36

Pre-Funding Period

36

Prepayment Assumption

51

Presumed Single Qualified Floating Rate

54

Presumed Single Variable Rate

54

Primary Assets

10

Principal Component

20

Private Label Custody Receipt Securities

18

Private Label Custody Strips

18

Receivables

8

REFCO

18

REFCO Strip

20

Registration Statement

78

Related Documents

26

Repurchase Amount

35

Reserve Account

41

RTC

16

Rule of 78S Receivables

9

Rules

30

Sale and Servicing Agreement

7

Sallie Mae

14

Schedule of Receivables

34

Securities Act

78

Security Owners

30

Senior Certificates

67

Senior Class Percentage

67

Servicer Default

43

Servicing Fee

40

Servicing Fee Rate

40

Shortfall Amount

67

Short-Term Note

57

Simple Interest Advance

39

Simple Interest Receivables

9

Single Variable Rate Note

54

Stripped Certificates

66

Subordinate Certificates

67

Subordinate Class Percentage

67

System

17

Systemwide Debt Securities

18

TEFRA

19

Transfer and Servicing Agreements

34

Treasury Bonds

12

Treasury Strips

12

Trust

7

Trust Accounts

36

Trust Agreement

7

Trust Stripped Bond

67

Trust Stripped Coupon

67

TVA

14

TVA Act

17

UCC

30

Underlying Issuer

11

Underlying Servicer

11

Underlying Trust Agreement

11

Underlying Trustee

11

Underwriting Agreements

76

United States person

57

Variable Rate Note

53

1997 Act

69

Actuarial Receivables

7

Advances

39

Cede

1

Certificate Distribution Account

3

Certificate Owners

50

Certificate Pool Factor

20

Code

50

Collection Account

35

Collection Period

38

Definitive certificates

31

Definitive notes

31

Definitive Securities

31

Depository

21

Distribution Date

28

DTC

1

Eligible Deposit Account

36

Eligible Institution

36

Eligible Investment

36

Eligible Investments

35

Events of Default

23

Exchange Act

79

Fannie Mae

12

Farm Credit Act

16

FCA

16

FCBs

16

Federal Tax Counsel

50

FFCB

13

FFEL

14

FHLB

13

FHLMC Act

14

Final Scheduled Maturity Date

38

Financed Vehicles

5

FIRREA

15

Fiscal Agent

13

Freddie Mac

12

FTC Rule

49

Funding Corporation

17

Government Securities

10

grantor trust certificateholders

64

grantor trust certificates

64

GSE Issuer

13

GSEs

10

GSEs Bonds

10

Indenture

21

Indirect Participants

29

Interest Component

19

Investment Earnings

36

IRS

50

MBS

13

Multiple Variable Rate Note

55

Non-United States Owner

63

Note Distribution Account

35

Note Owners

50

Note Pool Factor

20

Participants

29

Payahead Account

35

Payaheads

39

Pooling and Servicing Agreement

5

Precomputed Advance

39

Precomputed Receivables

7

Pre-Funded Amount

36

Pre-Funding Account

36

Pre-Funding Period

36

Prepayment Assumption

52

Presumed Single Qualified Floating Rate

54

Presumed Single Variable Rate

55

Primary Assets

9

Principal Component

19

Private Label Custody Receipt Securities

17

Private Label Custody Strips

17

Receivables

6

REFCO

17

REFCO Strip

19

Registration Statement

79

Related Documents

25

Repurchase Amount

34

Reserve Account

41

RTC

5

Rule of 78S Receivables

7

Rules

29

Sale and Servicing Agreement

5

Sallie Mae

12

Schedule of Receivables

34

Securities Act

79

Security Owners

29

Senior Certificates

67

Senior Class Percentage

67

Servicer Default

43

Servicing Fee

40

Servicing Fee Rate

40

Shortfall Amount

68

Short-Term Note

57

Simple Interest Advance

39

Simple Interest Receivables

7

Single Variable Rate Note

55

Stripped Certificates

66

Subordinate Certificates

67

Subordinate Class Percentage

67

System

16

Systemwide Debt Securities

16

TEFRA

18

Transfer and Servicing Agreements

33

Treasury Bonds

10

Treasury Strips

10

Trust

5

Trust Accounts

35

Trust Agreement

5

Trust Stripped Bond

67

Trust Stripped Coupon

67

TVA

13

TVA Act

16

UCC

29

Underlying Issuer

9

Underlying Servicer

9

Underlying Trust Agreement

9

Underlying Trustee

9

Underwriting Agreements

77

United States person

58

Variable Rate Note

54

Annex I

Global Clearance, Settlement and Tax Documentation Procedures

Except in some limited circumstances, the globally offered securities (the “Global securities”) will be available only in book-entry form. Unless otherwise specified in the related prospectus supplement, investors in the Global securities may hold Global securities through any of The Depository Trust company (“DTC”), Clearstream, Luxembourg or Euroclear.  Unless otherwise specified in the related prospectus supplement, Global securities will be tradeable as home market instruments in both the European and U.S. domestic markets.  Unless otherwise specified in the related prospectus supplement, Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear, in this capacity, and as DTC Participants.

Non-U.S. holders of Global securities will be subject to U.S. withholding taxes unless the holders meet particular requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global securities will be held in book-entry form by The Depository Trust Company (“DTC”) in the name of Cede & Co. (“Cede”) as nominee of DTC. Securityholders’ interests in the Global securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold these positions in accounts as DTC Participants.

Securityholders electing to hold their Global securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Securityholder securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Securityholders electing to hold their Global securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream, Luxembourg or Euroclear purchaser.  When Global securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global securities against payment. Payment will include interest accrued on the Global securities from and including the last coupon payment date to and excluding the settlement date.  Payment will then be made by the respective Depositary to the DTC Participant’s account against delivery of the Global securities.  After settlement has been completed, the Global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account.  The Global securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global securities were credited to their accounts.  However, interest on the Global securities would accrue from the value date.  Therefore, in many cases the investment income on the Global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global securities to the respective Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream, Luxembourg or Euroclear seller and DTC purchaser.  Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.  The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  In these cases, Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant’s account against payment. Payment will include interest accrued on the Global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period.  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.  Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

(a)

borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system’s customary procedures;

(b)

borrowing the Global securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c)

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global securities holding securities through Clearstream, Luxembourg or Euroclear, or through DTC will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons or to backup withholding, at a rate of up to 31% unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN  must be filed within 30 days of the change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners of securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN (including Part II thereof). If the treaty provides only for a reduced rate, the beneficial owner may still be entitled to complete exemption from withholding under the first exemption discussed above.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI are generally effective for three calendar years from the close of the calendar year in which it is collected.

The term “U.S. Person” means (1) a citizen or resident of the United States, (2) a corporation or partnership (or other entity properly classified as a corporation or partnership for U.S. Federal income tax purposes) organized in or under the laws of the United States or any state or the District of Columbia,  (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4)  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.  Notwithstanding the preceding sentence, to the extent provided in regulations, trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also will be considered U.S. Persons. Treasury regulations provide certain presumptions regarding the entity classification and foreign or U.S. status of a holder that a payor generally must apply in the absence of appropriate documentation from the holder, and provide detailed documentation and procedures for holders claiming withholding tax exemptions through intermediaries.  Prospective investors are urged to consult their tax advisors regarding the effect of these regulations on their ability to claim and the means for claiming exemptions from or reduced rates of U.S. withholding taxes.

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global securities. Investors are advised to consult their own tax  advisers for specific tax advice concerning their holding and disposing of the Global securities.

SUBJECT TO COMPLETION, DATED JUNE 24, 2005

PROSPECTUS SUPPLEMENT (to prospectus dated [            ])

$[                  ] (Approximate)

ACE SECURITIES CORP.

[                ] Trust

[            ] BOAT RECEIVABLES OWNER TRUST [     ]-[  ]

$[        ] [  ]% ASSET BACKED NOTES, CLASS A-1

$[        ] [  ]% ASSET BACKED NOTES, CLASS A-2

[               ]

Consider carefully the risk factors beginning on page S-[      ] of this prospectus supplement and on page [  ] of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the index of defined terms beginning on page S-[     ] of this prospectus supplement and on page [      ] of the prospectus.

The notes will represent interests in the trust fund only and will not represent interests in or obligations of any other entity.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

Seller and Servicer

The notes will be issued by a trust.  The sources for payment of the notes are a pool of non-prime boat loans held by the issuing trust, cash held by the issuing trust and, in the case of the class A-1 notes and class A-2 notes, a financial guaranty insurance policy issued by [         ].

We are only offering to you the class A-1 notes and class A-2 notes.  The class B notes are subordinated to the class A notes to the extent described in this prospectus supplement.  Interest and principal on the notes are scheduled to be paid monthly, on the [  ]th day of the month.  The first scheduled payment date is [                        ].

Deutsche Bank Securities Inc. is purchasing the class A-1 notes from the issuing trust at approximately [   ]% of the principal amount of the class A-1 notes plus accrued interest from [     ], [      ] and the class A-2 notes at approximately [     ]% of the principal amount of the class A-2 notes plus accrued interest from [                ].  Deutsche Bank Securities Inc. is offering the class A-1 notes and class A-2 notes from time to time in negotiated transactions or at varying prices which will be determined at the time of sale.  The aggregate proceeds to the issuing trust, before deducting expenses payable by or on behalf of the issuing trust estimated at $[     ], will be $[     ].

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is accurate or complete. Any representation to the contrary is a criminal offense.

Underwriter:

Deutsche Bank Securities Inc.

The date of this prospectus supplement is [             ]

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Important Notice About Information Presented in this

Prospectus Supplement and the Accompanying Prospectus:

We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes, and (2) this prospectus supplement, which describes the specific terms of your notes.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

Prospectus Supplement	Prospectus

Summary of Terms

Risk Factors

The Seller and the Servicer

The Trust

Trust Property

The Seller’s Boat Financing Program

The Backup Servicer

The Receivables

Yield Considerations

Use of Proceeds

The Insurer

Incorporation of Certain Documents by Reference

The Notes

Description of the Transaction Documents

The Policy

Material Federal Income Tax Consequences

Certain State Tax Consequences

ERISA Considerations

Ratings

Underwriting

Experts

Legal Matters

Glossary

Index of Terms

Risk Factors

The Trusts

The Trustee

The Receivables Pools

The Collateral Certificates

The Government Securities

Weighed Average Life of the Securities

Pool Factors and Trading Information

The Seller and the Servicer

Use of Proceeds

Description of the Notes

Description of the Certificates

Certain Information Regarding the

Securities

Description of the Transfer and Servicing Agreements

Certain Matters Regarding the Servicer

Certain Legal Aspects of the

Receivables

Material Federal Income Tax

Consequences

State and local Tax Consequences

ERISA Considerations

Plan of Distribution

Legal Matters

Prospectus Supplement

Reports to Securityholders

Available Information

Incorporation of Certain Documents
by Reference

Index of Terms

Annex I - Global Clearance, Settlement and Documentation Procedures

Summary of Terms

•

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the notes, it is necessary that you read carefully this entire prospectus supplement and accompanying prospectus.

•

While this summary contains an overview of certain calculations, cash flow priorities, and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

Parties

The Trust

[   ] Boat Receivables Owner Trust [    ]-[  ] is a Delaware business trust.  The trust will issue the notes and be liable for their payment.  The issuing trust’s principal asset will be a pool of boat loans.

Seller and Servicer

[            ] is a [          ] corporation.  It will sell the boat loans to ACE Securities Corp. [          ] will also service the boat loans held by the issuing trust.

Company

ACE Securities Corp. is a special purpose Delaware corporation.  Neither Deutsche Bank Securities Inc. nor any of its affiliates has guaranteed, will guarantee or is or will be otherwise obligated with respect to any notes.

The Insurer

[          ] is a [          ] financial guaranty insurance company. [          ] will issue a policy, which will guarantee the payment of timely interest and principal due on the class A-1 notes and class A-2 notes but only as set forth in the section of this prospectus supplement titled “The Policy.”

The Owner Trustee

[          ] is a [          ]. [          ] will be the owner trustee.

The Indenture Trustee

[          ] is a [          ]. [          ] will be the indenture trustee and the backup servicer.

Dates

Initial Cutoff Date

•

[          ].  The issuing trust will receive payments due on, or received with respect to, the boat loans after this date.

Closing Date

•

On or about [          ].

Description of the Securities

The issuing trust will issue three classes of asset backed notes.  The class A-1 notes will be designated as the “Class A-1 Notes” and the class A-2 notes will be designated as the “Class A-2 Notes”.  The Class A-1 Notes together with the Class A-2 Notes will be designated as the “Class A Notes”. The class B notes will be designated as the “Class B Notes.” Only the Class A Notes are offered to you pursuant to this prospectus supplement.  Any information in this prospectus supplement relating to the Class B Notes is presented solely to provide you with a better understanding of the Class A Notes.

Each of the Class A-1 Notes and Class A-2 Notes will have the initial principal amount and the interest rate set forth in the following table. The dates on which the final payment of principal and interest on each of the Class A-1 Notes and Class A-2 Notes is scheduled to be made are also set forth in the following table.

Class	Initial Note Principal Balance	Interest Rate	Final Schedule Payment Date

A-1	$ [ ]	[ ]%	[ ]
A-2	$ [ ]	[ ]%	[ ]

The Class A Notes will initially be issued in book-entry form only. The Class A Notes will be issued in minimum denominations of $1,000 and multiples of $1,000 in excess of $1,000.

You may hold your Class A Notes through The Depository Trust Company in the United States.

The notes will be secured solely by the pool of non-prime boat loans and the other assets of the issuing trust which are described under the section entitled “The Trust Property.”

A collection period means, with respect to a payment date, the calendar month prior to the month in which the payment date occurs.

The Class A-2 Notes will not receive any payment of principal on a payment date until the full amount of the Class A-1 Notes principal has been paid in full.  On each payment date, the Class B Notes will not receive any payment of interest or principal until all amounts due the Class A Notes on the payment date have been paid in full.

Payment Dates

•

The payment date will be the [  ]th day of each month, or, if that day is not a business day, on the next succeeding business day. The first payment date will be [          ].

•

The record date for all payment dates is the [   ]th day of each month, or, if that day is not a business day, on the prior business day.

Interest

•

In the case of the first payment date, interest will accrue from [          ] through and excluding the first payment date of [          ]. For any subsequent payment interest will accrue on the Class A Notes during the month preceding each payment date. Interest on the notes will be calculated on a “30/360” basis.

Principal

•

Prior to achieving a required level of overcollateralization, the amount of principal available to be distributed to the Class A Notes is generally equal to (1) the amount of collections on the boat loan pool allocable to principal during the prior calendar month plus any losses recognized on the boat loan pool during the prior calendar month and (2) a specified amount of excess interest received on the boat loan pool during the prior calendar month, after paying specific expenses of the trust, interest on the Class A Notes and funding the reserve account to the required level, necessary to achieve the required level of overcollateralization.

•

Once the required level of overcollateralization has been reached, the amount of principal available to be distributed to the Class A Notes will be equal to (1) the amount of collections on the boat loan pool allocable to principal during the prior calendar month plus any losses recognized on the boat loan pool during the prior calendar month less (2) the excess of (a) the amount of overcollateralization on the payment date less (b) the required level of overcollateralization on the payment date.  Additionally, once the required level of overcollateralization has been reached, excess interest will no longer be used to create any further overcollateralization.

•

Principal distributable to the Class A Notes will be distributed first to the Class A-1 Notes until its principal balance is reduced to zero and then will be distributed to the Class A-2 Notes until its principal balance has been reduced to zero.

•

In addition, the outstanding principal amount of the Class A-1 Notes and the Class A-2 Notes, to the extent not previously paid, will be payable on the final scheduled payment date of the related class of notes.

The Trust Assets

The issuing trust’s assets will include:

•

non-prime retail installment sale contracts secured by new and used boats, boat motors, jet skis and waverunners;

•

monies due on, or received under the receivables, after [          ];

•

an assignment of the security interests in the boats, boat motors, jet skis and waverunners securing the boat loan pool;

•

the related files;

•

all rights to proceeds from claims on physical damage, credit life and disability insurance policies covering the boats or the obligors;

•

all rights to liquidation proceeds with respect to the boat loan pool;

•

an assignment of the rights of ACE Securities Corp. under a receivables purchase agreement with [          ];

•

an assignment of the rights of [          ] against dealers under agreements between [          ] and these dealers;

•

specific bank accounts;

•

all proceeds of the foregoing; and

•

particular rights under the principal transaction documents for this offering.

The Boat Loan Pool

The boat loans consist of non-prime retail installment sale contracts originated by dealers and then acquired by [          ] pursuant to its contract acquisition program. [The retail installment sale contracts consist primarily of contracts with individuals with less than perfect credit due to various factors. These factors include the manner in which the individuals have handled previous credit, the limited extent of their prior credit history and/or their limited financial resources.]

Statistical Information

The statistical information in this prospectus supplement is based on the boat loans in the pool as of [          ].  It is expected that the composition and characteristics of the pool of boat loans on the closing date will be similar to the information set forth in this prospectus supplement. However, some boat loans in the pool may be excluded on the closing date as a result of administrative considerations. [          ] does not believe that the characteristics of the boat loans included in the trust on the closing date in the aggregate will differ materially from the information set forth in this prospectus supplement.

•

As of [          ] the boat loans in the pool have:

*

an aggregate principal balance of $[          ];

*

a weighted average annual percentage rate of approximately [          ]%;

*

a weighted average original term to scheduled maturity of approximately 60 months;

*

a weighted average remaining term to scheduled maturity of approximately [  ] months; and

*

a remaining term to scheduled maturity of not more than 72 months and not less than [          ] months.

Pre-Funding Feature

Approximately $[          ] of the proceeds of the notes will be held by [          ]in an account which is formed solely to hold this money, and used to purchase additional boat loans with the prior written consent of [          ] in each case. The issuing trust will purchase from ACE Securities Corp. additional non-prime boat loans from time to time on or before [          ], [          ], from funds on deposit in this account. The obligation of ACE Securities Corp. to sell additional boat loans to the trust is conditioned on these loans having been sold to ACE Securities Corp. from [          ].

The boat loans acquired by the issuing trust during the period between the day of the closing and [          ], will also be originated or acquired by [          ]. The characteristics of the subsequently-acquired boat loans are not expected to differ to any great extent from the boat loans acquired by the issuing trust on the day of the closing.

The Insurance Policy

On the day of the closing, [          ] will issue a financial guaranty insurance policy for the benefit of the Class A noteholders. Pursuant to this policy, [          ] will unconditionally and irrevocably guarantee the payments of interest and principal for each payment date with respect to the Class A Notes required to be made during the term of the policy, subject to the further provisions of the policy as described in this prospectus supplement. The Class B Notes do not have the benefit of the policy.

Optional Redemption

The notes, if still outstanding, may be redeemed in whole, but not in part, on any payment date on which [          ] exercises its “clean-up call” option to purchase the boat loan pool. This can only occur after the pool balance declines to 10% or less of the original pool balance. [          ]’s exercise of the “clean-up call” is also subject to the satisfaction of particular conditions, including obtaining the prior written consent, in some circumstances, of [          ] The redemption price is equal to the unpaid principal amount of the notes plus accrued and unpaid interest on the notes.

Mandatory Redemption

If Pre-Funding Account Is Not Depleted

Each of the Class A-1 Notes and Class A-2 Notes will be redeemed in part on a pro rata basis if any portion of the $[          ] deposited in a segregated pre-funding account with [          ]remains on deposit in that account on [          ], or prior to this date if the amount remaining in the account is less than $100,000, provided, however if the amount remaining in the pre-funding account is less than $100,000, only the Class A-1 Notes will be redeemed.

Upon Event Of Default

The notes may be accelerated and subject to immediate payment at par upon the occurrence of an event of default under the indenture. So long as [          ] is not in default, the power to declare an event of default will be held by [          ].  In the case of an event of default, the notes will automatically be accelerated and subject to immediate payment at par. The policy issued by [          ] does not guarantee payment of any amounts that become due on an accelerated basis, unless [          ] elects, in its sole discretion, to pay the amounts in whole or in part.

Rating Of The Notes

The Class A Notes must receive at least the following ratings from [          ] and [          ] in order to be issued.

Rating
Class	___	______

A-1
A-2

Tax Status

McKee Nelson LLP, special federal tax counsel, will deliver an opinion of counsel that, for federal income tax purposes, the Class A Notes will be treated as indebtedness and the trust will not be an association, or publicly traded partnership, taxable as a corporation. Each noteholder, by accepting a Class A Note, will agree to treat the notes as indebtedness.

ERISA Consideration

Subject to particular considerations discussed in this prospectus supplement under “ERISA Considerations,” the Class A Notes are eligible for purchase by employee benefit plans.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates.

The information relating to the boat loans may not reflect actual experience.

There can be no assurance that the net loss experience calculated and presented in this prospectus supplement by [       ] with respect to its portfolio of serviced contracts will reflect actual experience with respect to the boat loans included in the issuing trust. In addition, there can be no assurance that the future delinquency or loan loss experience of the servicer with respect to the boat loans will be better or worse than that set forth in this prospectus supplement with respect to [       ]’s servicing portfolio.

The [ ] finance program and the nature of obligors may increase the risk of delinquencies and losses.

[       ]generally originated by boat dealers for sale and assignment to [       ]. [       ] purchases retail boat installment sale contracts which may not meet the credit standards of traditional primary lenders. As a result, the underwriting standards applied by [       ] are not as stringent as those of the finance companies of boat manufacturers or other financial institutions. The [       ] finance program focuses on the non-prime market, including borrowers with sub-standard credit profiles who may not be able to receive financing from more traditional sources. The borrowers may have had credit problems in the past, including prior delinquencies, repossessions, bankruptcy filings or charge-offs by other credit companies. Accordingly, borrowers may have greater difficulty or be less likely to make their scheduled payments. The number of delinquencies and losses on the boat loans is expected to be higher than would be the case with lower risk borrowers. Due to the credit quality of these borrowers, the boat loans have been originated with higher annual percentage interest rates than more traditional lenders charge lower risk borrowers. Any increase in losses on the boat loans will result in accelerated prepayments on the Class A Notes. Any reinvestment risks associated with prepayment will be borne by the noteholders. Additionally, if [       ], as the security insurer, defaults under the policy, you will bear the risk of loss on the boat loans. You are urged to consider the credit quality of the boat loans when analyzing an investment in the notes.

A change in servicer may adversely affect collections on the boat loans.

[       ] believes that its credit loss and delinquency experience reflect in part its trained staff and collection procedures. If a servicer termination event occurs under the sale and servicing agreement and [       ] is removed as servicer, or if [       ] resigns or is terminated as servicer, the backup servicer has agreed to assume the obligations of successor servicer. Typically, a change in servicers results in a temporary disruption of servicing. There can be no assurance, however, that collections with respect to the boat loans will not be adversely affected by any change in servicer.

The issuing trust has only limited assets.

The sole sources for repayment of the notes are payments on the boat loans, amounts on deposit in the pre-funding account, other cash accounts held by [       ], proceeds from the repossession and sale of related financed boats that secure defaulted boat loans and payments made under the insurance policy.  The receivables are not insured or guaranteed by any person.  The notes represent obligations of the trust and will not be insured or guaranteed by any entity.  The money in the pre-funding account will be used solely to purchase additional boat loans or, in limited circumstances, redeem a portion of the Class A Notes and is not available to cover losses on the boat loan pool. The capitalized interest account is designed to cover obligations of the issuing trust relating to the portion of its assets not invested in boat loans and is not designed to provide protection against losses on the boat loan pool. Although the insurance policy will be available to cover shortfalls in distributions of the payments due on the Class A Notes, pursuant to, and in accordance with, the insurance policy, the issuing trust will depend on current distributions on the boat loan pool, including amounts otherwise payable to the Class B Notes, and amounts, if any, available in specific collateral accounts maintained for the benefit of [       ] to make payments on the Class A Notes. The Class A Notes represent limited obligations of the issuing trust, and the Class A Notes will not be insured or guaranteed by [       ], ACE Securities Corp., [       ]or any other person or entity. If [       ] has not perfected security interests in the related financed boats, its ability to realize on the collateral securing the boat loans may be affected and the proceeds to be distributed to the noteholders on a current basis may be reduced.

Geographic concentration of boat loans may increase concentration risks.

Obligors with respect to approximately [       ]% of the boat loans were located in [       ] as of [       ], [       ], based on current principal balance as of the Initial Cutoff Date and the address of the Obligor. Adverse economic conditions or other factors affecting [       ] could increase the delinquency, loan loss or repossession experience of the issuing trust with respect to the boat loans.

Limited ability to resell Class A Notes.

The underwriter may assist in resales of the Class A Notes, but they are not required to do so. A secondary market for the Class A Notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Class A Notes.

The rate at which the Class A Notes will amortize cannot be predicted.

Interest on the boat loans will be payable to the holders of the Class A-1 Notes and Class A-2 Notes on each payment date. This amount will equal one-twelfth of the interest rate on the note balance of the class as of the close of business on the last day of the month immediately preceding the payment date. The boat loans have different APRs.

All of the boat loans are prepayable at any time. The rate of prepayments on the boat loans may be influenced by a variety of economic, social and other factors. These factors include the fact that a consumer obligor generally may not sell or transfer the related financed boat securing an boat loan without the consent of [       ] unless the loan is repaid by the Obligor at the time of the sale or transfer. The rate of prepayment on the boat loans may also may be influenced by the structure of the loan, the nature of the consumer obligors and the related financed boats and servicing decisions. In addition, under some circumstances, [       ] is obligated to purchase boat loans as a result of breaches of particular representations and warranties, pursuant to the sale and servicing agreement and the receivables purchase agreement. Under some circumstances, the servicer is obligated to purchase boat loans pursuant to the sale and servicing agreement as a result of specified uncured breaches of covenants by it. The servicer may also purchase all the boat loans if the pool balance has declined to less than 10% of the original pool balance, subject to specified limitations in the sale and servicing agreement.

[       ] is not aware of publicly available industry statistics that set forth principal prepayment experience for retail installment contracts similar to the boat loans. None of the issuing trust, ACE Securities Corp. or [       ] make any representation as to the actual prepayment rates on the boat loans. [       ], however, believes that the actual rate of prepayments will result in the Class A Notes being repaid prior to their respective final scheduled payment date. The amounts paid to noteholders will include prepayments on the boat loans. The noteholders will bear all reinvestment risk resulting from the timing of payments on the notes.

Effect of litigation on [ ]’s financial condition.

Due to the consumer-oriented nature of [       ]’s industry and the application of particular laws and regulations, industry participants are regularly named as defendants in litigation alleging violations of federal and state laws and regulations and consumer law torts, including fraud. Many of these actions involve alleged violations of consumer protection laws. A significant judgment against [       ] or others within the industry could have a material adverse effect on [       ]. It could affect [       ]’s financial condition, results of operations and/or its ability to perform its obligations under the receivables purchase agreement, the sale and servicing agreement and the trust agreement.

Ratings of the Class A Notes are not guaranteed to remain in place.

A rating is not a recommendation to purchase, hold or sell notes. The ratings of the Class A Notes address the likelihood of the payment of principal and interest on the Class A Notes pursuant to their terms. There is no assurance that a rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. In the event that any ratings initially assigned to the Class A Notes are subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of [       ], no person or entity will be obligated to provide any additional credit enhancement with respect to the Class A Notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Class A Notes.

Events of default under the indenture may result in an acceleration.

Upon the occurrence of an event of default under the indenture, so long as _[       ] shall not have defaulted and the default is not continuing, [       ] as indenture trustee, will continue to submit claims under the insurance policy as necessary in accordance with the terms of the insurance policy to enable the issuing trust to continue to make payments due with respect to the Class A Notes on each payment date. However, following the occurrence of an event of default, [       ] may, at its option, elect to cause the liquidation of the assets of the issuing trust, in whole or in part, and pay all or any portion of the outstanding amount of the Class A Notes, plus accrued interest on the Class A Notes.

If the issuing trust does not use all of the money in the pre-funding account a mandatory redemption of a portion of the Class A Notes could result.

If the issuing trust has not used all of the money deposited in the pre-funding account to purchase additional boat loans by [       ], [       ], then the holders of each of the Class A-1 Notes and the Class A-2 Notes will receive a pro rata prepayment of principal in an amount equal to the unused amount or if the amount remaining in the pre-funding account is less than $100,000, only the Class A-1 Notes will be redeemed. Any reinvestment risk from the mandatory redemption of a portion of the Class A Notes from the unused amount will be borne by the holders of the Class A Notes.

[ ] may not be able to originate sufficient boat loans to use all moneys in the pre-funding account.

The ability of [       ] to acquire or originate sufficient additional boat loans may be affected by a variety of social and economic factors including: interest rates; unemployment levels; the rate of inflation and consumer perception of economic conditions generally. If [       ] does not originate sufficient additional boat loans then the money deposited in the pre-funding account will not be completely used and a mandatory redemption of a portion of the Class A Notes will result.

The Seller and the Servicer

[To be inserted]

The Trust

The issuing trust, [       ]Boat Receivables Owner Trust [       ]- [   ] (the “Trust” or the “Issuer”), is a business trust formed under the laws of the State of Delaware pursuant to the trust agreement for the transactions described in this prospectus supplement. On or about [       ] (the “Closing Date”), the Trust will issue Class A-1 [       ]% Asset Backed Notes (the “Class A-1 Notes”), Class A-2 [       ]% Asset Backed Notes (the “Class A-2 Notes”, and together with the Class A-1 Notes, the “Class A Notes”) and Class B [       ]% Asset Backed Notes (the “Class B Notes” and, together with the Class A Notes, the “Notes.”) The Class A-1 Notes will have an aggregate original principal amount of $[       ], the Class A-2 Notes will have an aggregate original principal amount of $[       ] and the Class B Notes will have an aggregate original principal amount of $[       ]. Only the Class A Notes are offered to you pursuant to this prospectus supplement. Any information in this prospectus supplement relating to the Class B Notes is presented solely to provide you with a better understanding of the Class A Notes. On the Closing Date, the Trust will also issue an Asset Backed Certificate (the “Certificate”) which represents the equity ownership in the trust and is subordinate in right of payment to the Notes. The Certificate is not being offered by this prospectus supplement.

After its formation, the Trust will not engage in any activity other than

•

acquiring, holding and managing retail installment sales contracts secured by new and used boats, boat motors, jet skis and waverunners and the related trailers financed by  these retail installment sales contracts (the “Receivables”) and the other assets of the Trust and proceeds from the Trust,

•

issuing the Notes and the Certificate,

•

making payments on the Notes, and

•

engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to the foregoing or connected with the foregoing.

The proceeds from the initial sale of the Notes will be used by the Trust to purchase the Initial Receivables from the Company pursuant to the Sale and Servicing Agreement and to fund deposits in the Pre-Funding Account and the Capitalized Interest Account. The Servicer will service the Receivables pursuant to the Sale and Servicing Agreement and will be compensated for acting as Servicer. See “Description of the Transaction Documents—Servicing Compensation” in this prospectus supplement.

The Trust’s principal offices are located in Wilmington, Delaware, in care of [       ], as Owner Trustee, at the address listed below under “—The Owner Trustee.”

Capitalization of the Trust

The following table illustrates the capitalization of the Trust as of the Initial Cutoff Date, as if the issuance and sale of the Notes had taken place on this date:

Class A-1 Notes	$[ ]
Class A-2 Notes	$[ ]
Class B Notes	$[ ]
Total	$[ ]

The Owner Trustee

[       ], the Owner Trustee (the “Owner Trustee”) under the Trust Agreement dated as of [       ], as amended as of [       ] among the Seller, the Company and the Owner Trustee (the “Trust Agreement”) is a [       ] and its principal offices are located at [       ]. The Owner Trustee will perform limited administrative functions under the Trust Agreement. The Owner Trustee’s liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Sale and Servicing Agreement.

The Indenture Trustee

[       ] will be the Indenture Trustee under the Indenture dated as of [       ]among the Trust and the Indenture Trustee (the “Indenture”). [       ] is a [       ], the corporate trust office of which is located at [       ].

Trust Property

Each Note represents a limited obligation of the Trust secured by the property of the Trust (the “Trust Property”). The Trust Property will include, among other things, the following:

•

non-prime boat retail installment sale contracts (the “Initial Receivables”) secured by new and used boats, boat motors, jet skis and waverunners (the “Initial Financed Boats”);

•

monies due or received under the Initial Receivables (a) with respect to the Initial Receivables, after [       ] (the “Initial Cutoff Date”), or (b) with respect to the Subsequent Receivables after the related cutoff date (each a “Subsequent Cutoff Date”);

•

amounts as from time to time may be held in one or more separate trust accounts established and maintained by the Indenture Trustee, including the Collection Account, the Pre-Funding Account and the Capitalized Interest Account, and the proceeds of these accounts, as described below (see “Description of the Transaction Documents—Accounts”);

•

security interests in the Financed Boats granted by the obligors (the “Obligors”) pursuant to the Receivables and any accessions;

•

the interest of the Seller in any proceeds from claims on any credit life, credit disability, and physical damage insurance policies or other insurance policies covering the Financed Boats or Obligors;

•

specific rights under the Sale and Servicing Agreement and the Receivables Purchase Agreement;

•

amounts payable to the Seller under all Dealer Recourse obligations;

•

all items contained in the related receivable files and any and all other documents that the Seller keeps on file in accordance with its customary procedures relating to the Receivables;

•

property, including the right to receive future Liquidation Proceeds, that secures any of the Receivables and that has been acquired pursuant to the liquidation of any Receivable; and

•

any and all payments on and proceeds of the foregoing.

Additional non-prime boat retail installment sale contracts (the “Subsequent Receivables”) secured by new and used boats, boat motors, jet skis and waverunners (the “Subsequent Financed Boats”) and related property are intended to be purchased by the Trust from the Seller from time to time on or before [       ], from funds on deposit in the Pre-Funding Account. The Subsequent Receivables will be purchased by the Company from the Seller pursuant to one or more subsequent purchase agreements (each, a “Subsequent Purchase Agreement”) between the Company and the Seller, and from the Company by the Trust pursuant to one or more subsequent transfer agreements. The purchase by the Trust of the Initial Receivables and the Subsequent Receivables are in this prospectus supplement referred to as the “Receivables,” and the Initial Financed Boats and the Subsequent Financed Boats are in this prospectus supplement referred to as the “Financed Boats.”

Pursuant to the dealer agreement between the Dealer and the Seller, a Dealer generally is obligated to pay the Seller for the unpaid balance of those Receivables which do not meet limited representations made by the Dealers (these obligations referred to in this prospectus supplement as “Dealer Recourse”). These representations and warranties relate primarily to the origination of the contracts and the perfection of the security interests in the related Financed Boats, and do not typically relate to the creditworthiness of the related Obligors or the collectability of the relevant contracts. Although the Dealer Agreements with respect to the Receivables will not be assigned to the Trust or Indenture Trustee, the Receivables Purchase Agreement and the Sale and Servicing Agreement will require the Seller to cause the amount of any recovery in respect to any Receivable pursuant to any Dealer Recourse to be deposited in the Collection Account in satisfaction of the Seller’s obligations under the Sale and Servicing Agreement. The sales by the Dealers of installment sale contracts to the Seller do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by an Obligor under the installment sales contract, other than in connection with the breach of the foregoing representations and warranties. There can be no assurance that the Seller will pursue all claims under the Dealer Agreements nor that the Seller will prevail if any claim is made.

The Receivables were generally originated by Dealers in accordance with the Seller’s requirements under agreements with Dealers for assignment to the Seller and were so assigned. All the Initial Receivables will be sold and assigned by the Seller to the Company pursuant to the Receivables Purchase Agreement and by the Company to the Trust pursuant to the Sale and Servicing Agreement on or prior to the Closing Date. The Subsequent Receivables will be sold and assigned on one or more future dates occurring no later than [       ] (each, a “Subsequent Transfer Date”). The Indenture Trustee, as custodian, will hold the original installment sales contract or promissory note as well as copies of documents and instruments relating to each Receivable (the “Receivables File”).

Pursuant to the Indenture, the Trust will grant a security interest in the Trust Property in favor of the Indenture Trustee on behalf of the Noteholders and for the benefit of the [       ] (the “Insurer”) in support of the obligations owing to it under the Insurance and Indemnity Agreement, dated as of [       ], between the Seller, the Trust, the Certificateholder and the Insurer. Any proceeds of the security interest in the Trust Property would be distributed according to the Indenture as described under “The Notes—Priority of Distribution Amounts.” The Insurer would be entitled to the distributions only after payment of amounts owing to, among others, Noteholders.

The Seller’s Boat Financing Program

[To Be Inserted]

Delinquency and Loss Experience

The following tables set forth information relating to the delinquency and loss experience of the Seller for the periods indicated.  The data presented in the delinquency and loss tables below are for illustrative purposes only. There is no assurance that the delinquency and credit loss experience with respect to the Seller’s boat, boat motor, jet ski and waverunner installment contracts in the future, or that the experience of the Trust Property with respect to the Receivables pledged to the Indenture Trustee for the benefit of the Noteholders, will be similar to that set forth below. Losses and delinquencies are affected by, among other things, general and regional economic conditions and the supply of and demand for boats, boat motors, jet skis and waverunners.  The delinquency and loss percentages may be affected by the increase in size of, and the relative lack of seasoning of, a substantial portion of the portfolio. The information in the table below is not intended to indicate or predict the expected delinquency experience on past, current or future pools of boat loans for which the servicer is the primary servicer. See “Risk Factors—The information relating to the boat loans may not reflect actual experience.”

Historical Delinquency Experience

As of __________
	No. of Receivables	Principal Balance	% of Principal Balance
Aggregate Principal Balance at Period End(1), (2)
Delinquencies
31-60 Days
61-90 Days
91+ Days
Total Delinquencies
Amount in Repossession(3)
Total Delinquencies and Amount in Repossession

As of __________
	No. of Receivables	Principal Balance	% of Principal Balance
Aggregate Principal Balance at Period End(1), (2)
Delinquencies
31-60 Days
61-90 Days
91+ Days
Total Delinquencies
Amount in Repossession(3)
Total Delinquencies and Amount in Repossession

As of __________
	No. of Receivables	Principal Balance	% of Principal Balance
Aggregate Principal Balance at Period End(1), (2)
Delinquencies
31-60 Days
61-90 Days
91+ Days
Total Delinquencies
Amount in Repossession(3)
Total Delinquencies and Amount in Repossession

As of __________
	No. of Receivables	Principal Balance	% of Principal Balance
Aggregate Principal Balance at Period End(1), (2)
Delinquencies
31-60 Days
61-90 Days
91+ Days
Total Delinquencies
Amount in Repossession(3)
Total Delinquencies and Amount in Repossession

As of __________
	No. of Receivables	Principal Balance	% of Principal Balance
Aggregate Principal Balance at Period End(1), (2)
Delinquencies
31-60 Days
61-90 Days
91+ Days
Total Delinquencies
Amount in Repossession(3)
Total Delinquencies and Amount in Repossession

__________________

(1)  The aggregate principal balance is equal to the gross receivable less unearned finance charges on Precomputed Receivables plus the principal balance on Simple Interest Receivables.

(2)  Represents the aggregate principal balance of all contracts purchased and serviced by the Seller.

(3)  Represents the aggregate principal balance as of the repossession date.

Historical Net Loss Experience

During the Period Ended

Average Aggregate Principal Balance(1)
Gross Charge-Offs(2)
Recoveries(3)
Net Losses
Net Losses as a Percentage of Average Aggregate Principal Balance

____________________

(1)

The aggregate principal balance is equal to the gross receivable less unearned finance charges on Precomputed Receivables plus the principal balance on Simple Interest Receivables.

(2)

Gross Charge-Offs are defined as the remaining principal balance of the charged-off contract less the net proceeds of the liquidation of the related boat.

(3)

Recoveries include post-liquidation amounts received on previously charged-off contracts, including deficiency payments, rebates on related extended service contracts and insurance policies.

The Backup Servicer

If a Servicer Termination Event occurs and remains unremedied and the Seller is terminated as Servicer or resigns as Servicer, in each case in accordance with the Sale and Servicing Agreement, [       ], a [       ], will serve as Backup Servicer.

The Backup Servicer will receive a fee on each Payment Date equal to one-twelfth the product of [       ] basis points and the then outstanding Note Balance as compensation for, among other things, (1) standing by to act as successor Servicer and (2) confirming particular calculations made by the Servicer on the monthly statement to Noteholders, including but not limited to (a) interest and principal payments due to the Noteholders and (b) some of the Receivables performance ratios.

The Receivables

Pursuant to the Receivables Purchase Agreement, the Seller will sell and assign to the Company all of its right, title and interest in and to the Receivables and the other Trust Property, and the Company, pursuant to the Sale and Servicing Agreement, will sell and assign to the Trust all of its right, title and interest in and to the Receivables and any other Trust Property. The Trust will then pledge all of its right, title and interest in and to the Receivables to the Indenture Trustee for the benefit of the Noteholders and the Insurer pursuant to the Indenture. The Receivables consist of non-prime boat retail installment sales contracts. The Receivables were purchased by the Seller in the ordinary course of its business pursuant to its finance programs and underwriting standards. As detailed in this prospectus supplement, credit guidelines may be less stringent than those applied in the origination of other boat loans by other lenders. See “The Seller’s Boat Financing Program.”

No selection procedures adverse to the Noteholders or the Insurer were utilized in selecting the Initial Receivables sold and assigned to the Company and then sold and assigned to the Trust. The Receivables existing as of the Initial Cutoff Date were selected from the Seller’s portfolio according to several criteria. Among the criteria, each Receivable:

(1)

arises from the delivery and acceptance of a Financed Boat and which delivery and acceptance has been fully performed by the Obligor and the Dealer party to the transaction,

(2)

arises from the normal course of the Dealer’s business,

(3)

is not in default,

(4)

the Obligor of which is a natural person residing in any state or the District of Columbia,

(5)

the Obligor of which is not a government or a governmental subdivision or agency,

(6)

met the Seller’s underwriting criteria at the time of purchase,

(7)

is denominated and payable in Dollars in the United States,

(8)

is in full force and effect and constitutes the legal, valid and binding obligation of the

Obligor in accordance with its terms,

(9)

is not subject to any dispute, litigation, counterclaim or defense, or any offset or right of offset at the time of purchase by the Seller, any exercisable right of rescission,

(10)

is not more than [       ] days past due,

(11)

has an original term to scheduled maturity of not less than [       ] or more than 72 months,

(12)

has a remaining term to scheduled maturity of not less than [       ] months or greater than 72 months,

(13)

provides for equal monthly payments which will cause the Receivable to fully amortize [       ] during its term,

(14)

has a remaining principal balance of not less than $[       ] or more than $[       ],

(15)

has an APR of not less than [       ]% and

(16)

the model year of the related Financed Boat is not earlier than [       ].

Payments on the Receivables

All of the Receivables provide for the payment by the related Obligor of a specific total amount of payments, payable in substantially equal monthly installments on each scheduled payment date, which total represents the amount financed plus interest charges on the amount financed for the term of the Receivable. Each Receivable provides for repayment of the Amount Financed by an Obligor according to:

•

the Rule of 78’s (a “Rule of 78’s Receivables”),

•

the actuarial method (an “Actuarial Receivable” and together with Rule of 78’s Receivables, the “Precomputed Receivables”) or

•

the simple interest method (a “Simple Interest Receivable”).

Under a Rule of 78’s Receivable, the rate at which the amount of finance charges is earned and, correspondingly, the amount of each scheduled monthly payment allocated to reduction of the outstanding principal balance of the related Receivable are calculated in accordance with the “Rule of 78’s”. Under the Rule of 78’s, the portion of a payment allocable to interest earned during that month is determined by multiplying the total amount of interest payable over the term of the Receivable by a fraction, the denominator of which is equal to the sum of a series of numbers beginning with one and ending with the number of scheduled monthly payments due under the related Receivable, and the numerator of which is the number of payments remaining under the Receivable before giving effect to the payment to which the fraction is being applied. The difference between the amount of the scheduled monthly payment made by the Obligor and the amount of earned interest calculated for the month is applied to principal reduction.

An Actuarial Receivable provides for amortization of the loan over a series of fixed level monthly installments. Each scheduled monthly payment is deemed to consist of an amount of interest equal to one-twelfth of the stated APR of the Receivable multiplied by the outstanding principal balance of the Receivable and an amount of principal equal to the remainder of the scheduled monthly payment.

All payments received by the Servicer on or in respect of Precomputed Receivables, including the final scheduled payment, will be allocated pursuant to the Sale and Servicing Agreement on an actuarial basis. No adjustment will be made in the event of early or late payments, although in the latter case, the Obligor may be subject to a late charge.

“Simple Interest Receivables” provide for the amortization of the amount financed under the Receivable over a series of fixed level monthly payments. However, unlike the monthly payment under Rule of 78s Receivables, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date immediately preceding the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

In the event of a prepayment in full, voluntarily or by acceleration, of a Precomputed Receivable, a “rebate” in the loan accounting records of the Servicer may be made to the Obligor of that portion of the total amount of payments under the relevant Receivable allocable to “unearned” finance charges. In the event of the prepayment in full, voluntarily or by acceleration, of a Simple Interest Receivable, a “rebate” will not be made to the Obligor, but the Obligor will be required to pay interest only to the date immediately preceding the date of prepayment. The amount of a rebate under a Precomputed Receivable generally will be less than or equal to the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all remaining payments were made on schedule.

The amount of a rebate under a Rule of 78’s Receivable calculated in accordance with the Rule of 78’s generally will be less than the amount of a rebate on an Actuarial Receivable calculated in accordance with the actuarial method. Distributions to Noteholders will not be affected by Rule of 78’s rebates under the Rule of 78’s Receivables because pursuant to the Sale and Servicing Agreements distributions will be determined using the actuarial method. Amounts received upon prepayment in full of a Rule of 78’s Receivable in excess of the then outstanding principal balance of the Receivable and accrued interest on the then outstanding principal balance of the Receivable, calculated pursuant to the actuarial method, will not be passed through to Noteholders.

Purchase or Replacement Obligations

Pursuant to the Receivables Purchase Agreement and the Sale and Servicing Agreement, the Seller will be obligated to repurchase or replace, subject to limits on replacement set forth in the Sale and Servicing Agreement, any Receivable sold and assigned to the Trust as to which a breach has occurred as to particular representations or warranties made by the Seller with respect to the Receivable, if the breach has not been cured by the last day of the first full calendar month following the discovery by or notice to the Seller of the breach, if the breach will materially and adversely affect the interests of the Noteholders, the Insurer or the Trust in the relevant Receivable. The Indenture Trustee will also have rights to enforce the obligations of the Seller under the Receivables Purchase Agreement. See “Description of the Transaction Documents—Sale and Assignment of Receivables” and “Trust Property” in this prospectus supplement.

The Sale and Servicing Agreement also provides that if the Servicer breaches certain of its servicing obligations under the Sale and Servicing Agreement, including but not limited to its obligation to maintain perfection of the first priority security interest of the Seller created by each Receivable in the related Financed Boat, or other covenants with regard to the Servicer, in each case only in a manner that materially and adversely affects the interests of the Noteholders, the Insurer or the Trust in any Receivable, the Servicer will purchase or replace the relevant Receivable from the Trust, unless the breach has been cured by the last day of the first full calendar month following the discovery by or notice to the Servicer of the breach.

Composition of the Pool of Initial Receivables

The tables below set forth information regarding the composition and characteristics of the pool of Receivables as of the Initial Cutoff Date. It is expected that the composition and characteristics of the Receivables on the Closing Date will be similar to the information set forth below. However, some Receivables may be excluded on the Closing Date as of a result of particular administrative considerations. The Seller does not believe that the characteristics of the Receivables included in the Trust on the Closing Date in the aggregate will differ materially from the information set forth in this prospectus supplement.

Composition of the Initial Receivables

Aggregate Principal Balance	$[ ]
Number of Receivables	[ ]
Average Amount Financed	$[ ]
Range of Amounts Financed	$[ ] to $[ ]
Average Current Principal Balance	$[ ]
Range of Current Principal Balances	$[ ] to $[ ]
Weighted Average APR	[ ]%
Range of APRs	[ ]% to [ ]%
Weighted Average Original Term to Scheduled Maturity(1)	[ ] months
Range of Original Terms to Scheduled Maturity	[ ] to [ ] months
Weighted Average Remaining Term to Scheduled Maturity(1)	[ ] months
Range of Remaining Terms to Scheduled Maturity	[ ] to 72 months

(1)  Rounded to the nearest month.

Distribution of Receivables by Current Principal Balance
(as of the Initial Cutoff Date)

		Percentage of		Percentage of
		Total Number	Current	Aggregate
Current Principal	Number of	of	Principal	Principal
Balance	Receivables	Receivables(1)	Balance	Balance(1)

$ 5,000.00 to 9,999.99
10,000.00 to 14,999.99
15,000.00 to 19,999.99
20,000.00 to 24,999.99
25,000.00 to 29,999.99
30,000.00 to 34,999.99
TOTAL		100.00%	$____________	100.00%

Distribution of Receivables by Amount Financed

(as of the Initial Cutoff Date)

		Percentage of		Percentage of
		Total Number	Current	Aggregate
	Number of	of	Principal	Principal
Amount Financed	Receivables	Receivables(1)	Balance	Balance(1)

$ 5,000.00 to 9,999.99
10,000.00 to 14,999.99
15,000.00 to 19,999.99
20,000.00 to 24,999.99
25,000.00 to 29,999.99
30,000.00 to 34,999.99
35,000.00 to 39,999.99
TOTAL		100.00%	$____________	100.00%

(1)  Percentages may not add to 100.00% due to rounding.

Distribution of Receivables by APR

(as of the Initial Cutoff Date)

		Percentage of		Percentage of
		Total Number	Current	Aggregate
	Number of	of	Principal	Principal
Range of APRs (%)	Receivables	Receivables(1)	Balance	Balance(1)

10.00 to 10.99
11.00 to 11.99
12.00 to 12.99
13.00 to 13.99
14.00 to 14.99
15.00 to 15.99
16.00 to 16.99
17.00 to 17.99
18.00 to 18.99
19.00 to 19.99
20.99 to 20.99
21.00 to 21.99
22.00 to 22.99
23.00 to 23.99
24.00 to 24.99
25.00 to 25.99
TOTAL		100.00%	$____________	100.00%

Distribution of Receivables by Model Year of Financed Boat

(as of the Initial Cutoff Date)

		Percentage of		Percentage of
		Total Number	Current	Aggregate
	Number of	of	Principal	Principal
Model Year	Receivables	Receivables(1)	Balance	Balance(1)

1999
1998
1997
1996
1995
1994
1993
1992
1991
TOTAL		100.00%	$____________	100.00%

(1)  Percentages may not add up to 100.00% due to rounding.

Distribution of Receivables by Remaining Term to Scheduled Maturity

(as of the Initial Cutoff Date)

		Percentage of		Percentage of
		Total Number	Current	Aggregate
Range of	Number of	of	Principal	Principal
Remaining Terms	Receivables	Receivables(1)	Balance	Balance(1)

24 to 29 months
30 to 35 months
36 to 41 months
42 to 47 months
48 to 53 months
54 to 59 months
60 to 65 months
66 to 71 months
72 months
TOTAL		100.00%	$____________	100.00%

Distribution of Receivables by Original Term to Scheduled Maturity

(as of the Initial Cutoff Date)

		Percentage of		Percentage of
		Total Number	Current	Aggregate
Range or	Number of	of	Principal	Principal
Original Terms	Receivables	Receivables(1)	Balance	Balance(1)

30 to 35 months
36 to 41 months
42 to 47 months
48 to 53 months
54 to 59 months
60 to 65 months
66 to 71 months
72 months
TOTAL		100.00%	$____________	100.00%

(1)  Percentages may not add up to 100.00% due to rounding.

Distribution of Receivables by Address of Obligor

(as of the Initial Cutoff Date)

		Percentage of		Percentage of
		Total Number	Current	Aggregate
	Number of	of	Principal	Principal
State	Receivables	Receivables(1)	Balance	Balance(1)

____________
____________
____________
____________
____________
____________
____________
____________
____________
____________
____________
____________
____________
____________
____________
____________
____________
____________
____________
____________
____________
____________
____________
____________
____________
____________
____________
____________
____________
TOTAL		100.00%	$____________	100.00%

(1) Percentages may not add up to 100.00% due to rounding.

Maturity and Prepayment Considerations

All the Receivables are prepayable at any time. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Boat securing a Receivable without the consent of the Seller unless the loan is repaid by the Obligor at the time of the sale or transfer.  For this purpose the term “prepayments” includes prepayments in full, or in part, including, without limitation, some partial prepayments related to refunds of extended service contract costs and unearned insurance premiums, liquidations due to default, as well as receipts of proceeds from physical damage, credit life and credit accident and health insurance policies and other Receivables repurchased for administrative reasons.  The rate of prepayment on the Receivables may also be influenced by the structure of the loan, the nature of the Obligors and the Financed Boats and servicing decisions as discussed above. In addition, under some circumstances, the Seller is obligated to repurchase or replace Receivables as a result of breaches of representations and warranties pursuant to the Sale and Servicing Agreement and the Receivables Purchase Agreement, and under some circumstances, the Servicer is obligated to purchase Receivables pursuant to the Sale and Servicing Agreement as a result of breaches of specific covenants. Subject to particular conditions, the Servicer has the option to purchase the Receivables when the aggregate principal balance of the Receivables is 10% or less of the Original Pool Balance.

If prepayments are received on the Receivables, the actual weighted average life of the Receivables may be shorter than the scheduled weighted average life, i.e., the weighted average life assuming that payments will be made as scheduled and that no prepayments will be made. “Weighted Average Life” means the average amount of time during which each dollar of principal on a Receivable is outstanding.

Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne by the Noteholders. See also “The Notes—Optional Purchase of Receivables” regarding the Servicer’s right to purchase the Receivables and the other Trust Property on any Determination Date as of which the Aggregate Principal Balance has declined to less than 10% of the Original Pool Balance.

Prepayments on boat receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model (“ABS”), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the Receivables are the same size and amortize at the same rate and that each Receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

The tables captioned “Percent of Initial Note Principal Balance at Various ABS Percentages” (“ABS Tables”) have been prepared on the basis of the following assumptions:

•

the Trust includes two pools of Receivables with the characteristics set forth in the following table;

•

the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,

•

each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days;

•

the initial principal amount of each of the Class A-1 Notes and Class A-2 Notes are as set forth on the cover page of this prospectus supplement;

•

interest accrues during each Interest Period at the following assuming coupon rates; Class A-1 Notes, [       ]% and Class A-2 Notes, [       ]%;

•

payments on the notes are made on the [       ](th) of each month whether or not a Business Day;

•

the Class A Notes are purchased on [       ];

•

the scheduled monthly payment for each Receivable has been calculated on the basis of the assumed characteristics in the following table so that each Receivable will amortize in amounts sufficient to repay the Principal Balance of the Receivable by its indicated remaining term to maturity;

•

the first due date for each Receivable is the last day of the month of the assumed cutoff date for each Receivable as set forth in the following table;

•

the entire Pre-Funded Amount is used to purchase Subsequent Receivables;

•

the Servicer does exercise its option to purchase the Receivables; and

•

the difference between the gross APR and the net APR is equal to the Servicer Fee, and the net APR is further reduced by the fees due to the Indenture Trustee, the Backup Servicer and the Insurer.

Remaining
				Original	Term to
	Aggregate			Term to	Scheduled
	Principal	Gross	Assumed	Maturity (in	Maturity (in
Pool	Balance	APR(%)	Cutoff Date	Months)	Months)

1	$ [ ]	[ ]	[ ]	[ ]	[ ]
2	[ ]	[ ]	[ ]	[ ]	[ ]

Total	$ [ ]

The ABS Tables indicate, based on the assumptions set forth above, the percentages of the initial principal amount of the Class A-1 Notes and Class A-2 Notes that would be outstanding after each of the Payment Dates shown at various percentages of ABS and the corresponding weighted average lives of the Notes. The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under the varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity, that all of the Receivables will prepay at the same level of ABS or that the coupon rates on the Notes will remain constant. Moreover, the diverse terms of Receivables could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentage of ABS specified, even if the original and remaining terms of maturity of the Receivables are as assumed. Any difference between the assumptions and the actual characteristics and performance of the Receivables, including actual prepayment experience or losses, will affect the percentages of initial balances outstanding over time and the weighted average lives of the Class A-1 Notes and Class A-2 Notes.

Percent of Initial Note Balance

at Various ABS Percentages(1)

PAYMENT	CLASS A-1 NOTES				CLASS A-2 NOTES
DATE	___%	___%	___%	___%	___%	___%	___%	___%
INITIAL
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
Weighted Average Life in Years(2)

(1)

The percentages in this table have been rounded to nearest whole number.

(2)

The weighted average life of a note is determined by (1) multiplying the amount of each principal payment on a note by the number of years from the date of the Issuance of the note to the related Payment Date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

Yield Considerations

Other than on the first Payment Date, on each Payment Date, interest on the Receivables will be passed through to the Class A-1 and Class A-2 Noteholders in an amount equal to one-twelfth of the Interest Rate multiplied by the Note Balance of the applicable Class on the last day of the immediately preceding Collection Period. In the event of prepayments on Receivables, Noteholders will nonetheless be entitled to receive interest for the full month on the Notes. See also “The Receivables—Payments on the Receivables” in this prospectus supplement.

Use of Proceeds

The Trust will use the net proceeds from the sale of the Notes to purchase Receivables from the Company and to make the initial deposit into the Capitalized Interest Account and the Pre-Funding Account. The Company will use the net proceeds paid to the Company by the Trust to purchase Receivables from the Seller, which in turn will use the proceeds to pay related expenses and repay specific warehouse loans and any additional proceeds will be added to the Seller’s general funds and used for its general corporate purposes.

The Insurer

The following information has been obtained from the Insurer and has not been verified by the Seller, the Company or the Underwriter. No representations or warranty is made by the Seller, the Company or the Underwriter with respect to this information.

Incorporation of Certain Documents by Reference

In addition to the documents described in the prospectus under “Incorporation of Certain Documents by Reference,” the consolidated financial statements of the Insurer and its subsidiaries included in, or as exhibits to, the following documents which have been filed with the Commission by Holdings, are incorporated by reference in this prospectus supplement:

•

Annual Report on Form 10-K for the year ended [       ],

•

Quarterly Report on Form 10-Q for the period ended [       ],

•

Quarterly Report on Form 10-Q for the period ended [       ], and

•

Quarterly Report on Form 10-Q for the period ended [       ].

All financial statements of the Insurer included in documents filed by the Insurer pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Class A Notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing of these documents.

The Seller will provide without charge to any person to whom this prospectus supplement is delivered, upon their oral or written request, a copy of any or all of the foregoing financial statements incorporated in this prospectus supplement by reference. Requests for copies should be directed to: [       ]

The Seller on behalf of the Trust undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Trust’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act and each filing of the financial statements of the Insurer included in or as an exhibit to the annual report the Insurer of filed pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the Class A Notes offered by this prospectus supplement, and the offering of the Class A Notes at that time shall be deemed to be the initial bona fide offering of the Class A Notes.

All documents filed by the Company with respect to the Registration Statement, either on its own behalf or on behalf of the Trust, relating to the Class A Notes, with the Securities and Exchange pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus supplement and prior to the termination of any offering of the Class A Notes offered by this prospectus supplement, shall be deemed to be incorporated by reference in this prospectus supplement and to be a part of this prospectus supplement from the date of the filing of these documents. Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement, modifies or replaces the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

The Notes

The Notes will be issued pursuant to the Indenture, a form of which has been filed as an exhibit to the Registration Statement. The following summary describes some of the terms of the Class A Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The following summary supplements the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the accompanying prospectus, to which description reference is made by this prospectus supplement.

The Class A Notes initially will be represented by notes registered in the name of Cede & Co., as the nominee of The Depository Trust Company (“DTC”), and will only be available in the form of book-entries on the records of DTC and participating members of DTC in denominations of $1,000. All references to “Holders” or “Noteholders” and to authorized denominations, when used with respect to the Notes, shall reflect the rights of Note Owners, and limitations of Note Owners, as they may be indirectly exercised through DTC and its participating members, except as otherwise specified in this prospectus supplement. See “Certain Information Regarding the Securities—Book-Entry Regulation” in the prospectus supplement and Annex I to the prospectus.

In general, the Class A-1 Noteholders will be entitled to receive, on each Payment Date, the Class A-1 Principal Payment Amount and the Class A-1 Interest Payment Amount and the Class A-2 Noteholders will be entitled to receive, on each Payment Date, the Class A-2 Principal Payment Amount and the Class A-2 Interest Payment Amount, subject to the priority of payments as described in “—Priority of Distribution Amounts.” Payments on the Notes will be made from the Note Distribution Account.

Mandatory Redemption

The Class A Notes will be redeemed in part on the Mandatory Redemption Date in the event that any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Funding Period. The aggregate principal amount of the Class A Notes to be redeemed will be an amount equal to the remaining Pre-Funded Amount on that date (the “Class A Mandatory Redemption Amount”). The Class A Mandatory Redemption Amount will be distributed pro rata to each of the Class A-1 Notes and the Class A-2 Notes, based on the current principal balance of each Class, provided, however, that if the amount remaining in the Pre-Funding Account is less than $100,000, only the Class A-1 Notes will be redeemed.

Optional Purchase of Receivables

As an administrative convenience, the Servicer may purchase all the Receivables and other Trust Property on any Payment Date if, as of the last day of the related Collection Period, the Aggregate Principal Balance has declined to less than 10% of the sum of (1) the Aggregate Principal Balance as of the Initial Cutoff Date plus (2) the aggregate principal balances of the Subsequent Receivables added to the Trust as of their respective Cutoff Dates (the “Original Pool Balance”). To exercise this option, the Servicer must pay the aggregate Purchase Amounts for the Receivables and obtain the prior written consent of the Insurer, or if the redemption would result in a claim under the Policy or if the redemption would result in any amount owing to the Insurer remaining unpaid. Upon exercising the option, the Servicer will succeed to all interests in and to the Trust Property. The purchase price paid by the Servicer will be deposited into the Collection Account and distributed pursuant to “—Priority of Distribution Amounts” below. See “Certain Matters Regarding the Servicer—Termination” in the accompanying prospectus.

This purchase will cause a redemption of the Notes; provided, however, that the Servicer will provide the Indenture Trustee, the Backup Servicer, the Insurer and the Rating Agencies at least 10 days’ prior written notice of any redemption. The Indenture Trustee will give notice to each Noteholder at least five days prior to any redemption. The redemption price for each Note will be no less than the outstanding principal balance of the relevant Note on the date of redemption plus accrued and unpaid interest on the outstanding principal balance (the “Redemption Price”). The Servicer will deposit the Redemption Price into the Collection Account, and the Indenture Trustee will distribute the amounts so deposited in accordance with the “Priority of Distribution Amounts” below.

Distributions from the Trust

No later than 12:00 p.m. New York City time on each Determination Date, the Servicer will inform the Indenture Trustee of the amount of aggregate collections on the Receivables and the aggregate Purchase Amount of Receivables to be purchased by the Servicer with respect to the related Collection Period. The Servicer will determine prior to the Determination Date, the Class A-1 Interest Payment Amount, the Class A-1 Principal Payment Amount, the Class A-2 Interest Payment Amount, the Class A-2 Principal Payment Amount, the Payment Amount, the amounts, if any, required to be deposited in the Class A Reserve Account, the Class A Overcollateralization Amount and the Class A Target Overcollateralization Amount.

For purposes of this prospectus supplement, the following terms shall have the following meanings:

“Additional Funds Available” means, with respect to any Payment Date the sum of (1) the Deficiency Claim Amount, if any, received by the Indenture Trustee with respect to the Payment Date plus (2) the Insurer Optional Deposit, if any, received by the Indenture Trustee with respect to the Payment Date.

“Class A Interest Carryover Shortfall” means, as of the close of business on any Payment Date, the sum of (1) the Class A-1 Interest Carryover Shortfall and (2) the Class A-2 Interest Carryover Shortfall.

“Class A Interest Payment Amount” means, with respect to any Payment Date, the sum of (1) the Class A-1 Interest Payment Amount and (2) the Class A-2 Interest Payment Amount.

“Class A Mandatory Redemption Amount” means the amount, if any, remaining of the Pre-Funded Amount on the Mandatory Redemption Date.

“Class A Overcollateralization Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of:

(1) the sum of,

(a) the remaining Aggregate Principal Balance as of the last day of the related Collection Period and

(b) all amounts, if any, in the Pre-Funding Account, over

(2) the remaining Class A Note Balance, after giving effect to the amounts payable on the Payment Date pursuant to clauses (1) through (5) under “—Priority of Distribution Amounts” on the Payment Date.

“Class A Principal Payment Amount” means, with respect to any Payment Date, the sum of the Class A-1 Principal Payment Amount and the Class A-2 Principal Payment Amount.

“Class A Target Overcollateralization Amount” means, with respect to any Payment Date, an amount equal to the product of (1) [       ]%, or any lesser percentage as the Insurer may decide in its sole discretion, and (2) the sum of (a) the remaining Aggregate Principal Balance, and (b) amounts, if any, in the Pre-Funded Account, each determined as of the last day of the related Collection Period.

“Class A-1 Interest Carryover Shortfall” means, as of the close of business on any Payment Date, the excess of (a) the Class A-1 Interest Payment Amount for the Payment Date and any outstanding Class A-1 Interest Carryover Shortfall from the immediately preceding Payment Date plus interest on this outstanding Class A-1 Interest Carryover Shortfall, to the extent permitted by law, at the Class A-1 Interest Rate from the preceding Payment Date through the current Payment Date, calculated on the basis of a 360-day year consisting of twelve 30-day months, over (b) the amount of interest that the Holders of the Class A-1 Notes actually received on the current Payment Date.

“Class A-1 Interest Payment Amount” means, with respect to any Payment Date, 30 days’ interest, calculated on the basis of a 360-day year consisting of twelve 30-day months or, in the case of the first Payment Date, the number of days (on a “30/360” basis) from and including [       ], to but excluding [       ], at the Class A-1 Interest Rate on the Class A-1 Note Balance as of the close of business on the last day of the related Collection Period.

“Class A-1 Mandatory Redemption Amount” means, (1) with respect to the Mandatory Redemption Date on which the Class A Mandatory Redemption Amount is less than $100,000, the Class A Mandatory Redemption Amount, and (2) with respect to any Payment Date on which the Class A Mandatory Redemption Amount is greater than $100,000, the product of (A) the Class A Mandatory Redemption Amount and (B) a fraction, the numerator of which is the Class A-1 Note Balance as of the class of business on the date prior to the related Payment Date and the denominator of which is the Class A Note Balance as of the class of business on the date prior to the related Payment Date.

“Class A-1 Principal Carryover Shortfall” means, as of the close of business on any Payment Date, the excess of (a) the Class A-1 Principal Payment Amount and any outstanding Class A-1 Principal Carryover Shortfall from the immediately preceding Payment Date, over (b) the amount of principal that the Holders of the Class A-1 Notes actually received on the current Payment Date.

“Class A-2 Interest Payment Amount” means, with respect to any Payment Date, 30 days’ interest, calculated on the basis of a 360-day year consisting of twelve 30-day months or, in the case of the first Payment Date, the number of days (on a “30/360” basis) from and including [       ], to but excluding [       ], at the Class A-2 Interest Rate on the Class A-2 Note Balance as of the close of business on the last day of the related Collection Period.

“Class A-1 Principal Payment Amount” means:

(a) with respect to any Payment Date other than the Class A-1 Final Scheduled Payment Date: the lesser of,

(1) the Class A-1 Note Balance immediately prior to the Payment Date and

(2) the sum of

(A) the Principal Payment Amount and

(B) the Class A-1 Mandatory Redemption Amount and

(b) with respect to the Class A-1 Final Scheduled Payment Date, the then outstanding Class A-1 Note Balance.

“Class A-2 Interest Carryover Shortfall” means, as of the close of business on any Payment Date, the excess of (a) the Class A-2 Interest Payment Amount for the Payment Date and any outstanding Class A-2 Interest Carryover Shortfall from the immediately preceding Payment Date plus interest on the outstanding Class A-2 Interest Carryover Shortfall, to the extent permitted by law, at the Class A-2 Interest Rate from the preceding Payment Date through the current Payment Date, calculated on the basis of a 360-day year consisting of twelve 30-day months, over (b) the amount of interest that the Holders of the Class A-2 Notes actually received on the current Payment Date.

“Class A-2 Mandatory Redemption Amount” means, with respect to the Mandatory Redemption Payment Date, the positive difference, if any, between the Class A Mandatory Redemption Amount and the Class A-1 Mandatory Redemption Amount.

“Class A-2 Principal Carryover Shortfall” means, as of the close of business on any Payment Date, the excess of (a) the Class A-2 Principal Payment Amount and any outstanding Class A-2 Principal Carryover Shortfall from the immediately preceding Payment Date, over (b) the amount of principal that the Holders of the Class A-2 Notes actually received on the current Payment Date.

“Class A-2 Principal Payment Amount” means:

(a) with respect to any Payment Date other than the Class A-2 Final Scheduled Payment Date: the lesser of,

(1) the Class A-2 Note Balance immediately prior to the Payment Date, and

(2) the difference between

(A) the sum of the Principal Payment Amount and the Class A-2 Mandatory Redemption Amount and

(B) the Class A-1 Principal Payment Amount and

(b) with respect to the Class A-2 Final Scheduled Payment Date, the then outstanding Class A-2 Note Balance.

“Class B Interest Carryover Shortfall” means, as of the close of business on any Payment Date, the excess of (a) the Class B Interest Payment Amount for the Payment Date and any outstanding Class B Interest Carryover Shortfall from the immediately preceding Payment Date plus interest on the outstanding Class B Interest Carryover Shortfall, to the extent permitted by law, at the Class B Interest Rate from the preceding Payment Date through the current Payment Date, calculated on the basis of a 360-day year consisting of twelve 30-day months, over (b) the amount of interest that the Holders of the Class B Notes actually received on the current Payment Date.

“Class B Interest Payment Amount” means, with respect to any Payment Date, 30 days’ interest, calculated on the basis of a 360-day year consisting of twelve 30-day months or, in the case of the first Payment Date, the number of days (on a “30/360” basis) from and including [       ] to but excluding [       ], at the Class B Interest Rate on the Class B Note Balance as of the close of business on the last day of the related Collection Period.

“Class B Principal Payment Amount” means:

(a) with respect to any Payment Date other than the Class B Final Scheduled Payment Date: the lesser of,

(x) the Class B Note Balance immediately prior to the Payment Date, and

(y) amounts remaining from the sum of,

(A) Available Funds and

(B) amounts available from the Class A Reserve Account in accordance with the terms of the Sale and Servicing Agreement, after application of priorities First through Ninth under “—Priority of Distribution Amounts,” and

(b) with respect to the Class B Final Scheduled Payment Date, the then outstanding Class B Note Balance.

“Contract Scheduled Payment” means, for any Collection Period for any Receivable, the amount indicated in the Receivable as required to be paid by the Obligor in the relevant Collection Period, without giving effect to deferments of payments granted to Obligors by the Servicer pursuant to the Sale and Servicing Agreement or any rescheduling of payments in an insolvency or similar proceeding.

“Defaulted Receivable” means any Receivable with respect to which any of the following shall have occurred:

•

for which the related Financed Boat has been repossessed by the Servicer;

•

for which all or more than 10% of any payment is 120 days or more past due; or

•

a Contract with respect to which the Servicer has determined in good faith that all amounts expected to be recovered have been received.

“Draw Date” means, with respect to any Payment Date the third business Day (as defined in the Policy) immediately preceeding the Payment Date.

“Excess Overcollateralization Amount” means, with respect to any Payment Date, the excess, if any, of

(1) the Class A Overcollateralization Amount calculated for this purpose only without deduction for any Excess Overcollateralization Amount (i.e., assuming that the entire amount described in clause (x) of the definition of “Principal Payment Amount” is distributed as principal on the Class A Notes) over

(2) the Class A Target Overcollateralization Amount on the Payment Date.

“Insurer Optional Deposit” means, with respect to any Payment Date, an amount delivered by the Insurer, at its sole option, other than amounts in respect of a Policy Claim Amount, for deposit into the Collection Account for any of the following purposes:

(1) to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to the Payment Date; or

(2) to include this amount as part of the Additional Funds Available for the Payment Date to the extent that without this amount a draw would be required to be made on the Policy.

“Liquidated Receivable” means any Receivable with respect to which any of the following shall have occurred with respect to any Collection Period:

•

the sale of the Financed Boat;

•

for which all or more than 10% of any Contract Scheduled Payment is 120 days or more past due, except in the case of repossessed Financed Boats,

•

the Servicer has determined in good faith that all amounts it expects to be recovered have been received, or

•

90 days have elapsed since the Servicer repossessed the Financed Boat.

“OC Stabilization Date” means the first Payment Date on which the Class A Overcollateralization Amount equals the Class A Target Overcollateralization Amount.

“Policy Claim Amount” means, for any Payment Date, the excess, if any, of

(1) the sum of the Class A Interest Payment Amount and the Class A Principal Payment Amount for the Payment Date over

(2) the sum of

(a) the amounts actually deposited into the Class A Note Distribution Account on the related Payment Date and

(b) the Additional Funds Available to pay the Class A Interest Payment Amount or the Class A Principal Payment Amount if any, for the Payment Date.

“Principal Balance” of a Receivable:

•

as of the Cutoff Date, means the Amount Financed minus

(1)

in the case of a Precomputed Receivable, that portion of all payments, including all Contract Scheduled Payments and any prepayments in full or partial prepayments, actually received on or prior to that date and allocable to principal in accordance with the actuarial method and

(2)

in the case of a Simple Interest Receivable, that portion of all payments, including all Contract Scheduled Payments and any prepayments in full or partial prepayments, actually received on or prior to that date and allocable to principal in accordance with the simple interest method, and

•

as of any date after the Cutoff Date, means the Principal Balance as of the Cutoff Date minus

(1)

in the case of a Precomputed Receivable, that portion of all payments, including all Contract Scheduled Payments and any prepayments in full or partial prepayments, actually received on or prior to that date, but after the Cutoff Date, and allocable to principal in accordance with the actuarial method,

(2)

in the case of a Simple Interest Receivable, that portion of all payments, including all Contract Scheduled Payments and any prepayments in full or partial prepayments, actually received on or prior to that date, but after the Cutoff Date, and allocable to principal in accordance with the simple interest method and

(3)

any Cram Down Loss in respect of the Receivable. The Principal Balance of a Liquidated Receivable for purposes other than the definition of Principal Payment Amount shall be equal to $0.

“Principal Payment Amount” means the amount equal to the excess, if any, of (x) the sum of the following amounts, without duplication:

•

the principal portion of all Contract Scheduled Payments received during the Collection Period on Precomputed Receivables, calculated in accordance with the actuarial method, and all payments of principal received on Simple Interest Receivables, calculated in accordance with the simple interest method, during the Collection Period;

•

the principal portion of all prepayments received during the related Collection Period;

•

the portion of the Purchase Amount allocable to principal of each Receivable that became a Purchased Receivable as of the last day of the related Collection Period and, at the option of the Insurer, the Principal Balance of each Receivable that was required to be but was not so purchased or repurchased;

•

the Principal Balance of each Receivable that first became a Liquidated Receivable during the related Collection Period; and

•

the aggregate amount of Cram Down Losses with respect to the Receivables that have occurred during the related Collection Period, over

(y) the Excess Overcollateralization Amount, if any, for the Payment Date.

“Purchase Amount” means, with respect to a Receivable, the Principal Balance plus interest on the Principal Balance at the respective APR from the last day through which interest has been paid to the last day of the immediately preceding Collection Period if purchased prior to the Determination Date immediately following the end of the Collection Period, and otherwise through the last day of the month of repurchase.

Calculation of Payment Amounts.  The Class A-1 Noteholders will be entitled to receive, to the extent funds are available, the Class A-1 Principal Payment Amount and the Class A-1 Interest Payment Amount with respect to each Payment Date. The Class A-2 Noteholders will be entitled to receive to the extent funds are available, the Class A-2 Principal Payment Amount and the Class A-2 Interest Payment Amount with respect to each Payment Date, subject to the priority of payments as described in “—Priority of Distribution Amounts”. The “Class A-1 Note Balance” will initially represent $[       ], and afterward, an amount equal to the initial Class A-1 Note Balance reduced by all amounts distributed to the Noteholders that are allocable to principal. The “Class A-2 Note Balance” will initially represent $[       ], and afterward, an amount equal to the initial Class A-2 Note Balance reduced by all amounts distributed to the Class A-2 Noteholders that are allocable to principal.

Priority of Distribution Amounts

On each Payment Date, the Indenture Trustee will, based on the information contained in the Servicer’s Certificate delivered on the related Determination Date, distribute the following amounts in the following order of priority:

(1)

first, from the Available Funds, to the Servicer, the Servicer Fee (as defined in this prospectus supplement) for the related Collection Period, and any Servicer Expenses for the related or any prior Collection Period and other amounts mistakenly deposited in the Collection Account belonging to the Servicer, if any, or otherwise required to be distributed to the Servicer in accordance with the Sale and Servicing Agreement;

(2)

second, from the remaining Available Funds, to the Lockbox Bank, the Indenture Trustee, the Owner Trustee and the Backup Servicer, any accrued and unpaid fees and in the case of the Backup Servicer, Servicer Transition Expenses, if any, up to an amount specified in the Sale and Servicing Agreement, in each case, to the extent the Person (as defined in this prospectus supplement) has not previously received this amount from the Servicer;

(3)

third, from the remaining Available Funds, pro rata in respect of the amounts due, (a) to the Class A-1 Noteholders, the Class A-1 Interest Payment Amount for the Payment Date and the Class A-1 Interest Carryover Shortfall, if any, and (b) to the Class A-2 Noteholders, the Class A-2 Interest Payment Amount for the Payment Date and the Class A-2 Interest Carryover Shortfall, if any;

(4)

fourth, from the remaining Available Funds, to the Class A-1 Noteholders, the Class A-1 Principal Payment Amount for the Payment Date, and the Class A-1 Principal Carryover Shortfall, if any;

(5)

fifth, from the remaining Available Funds, to the Class A-2 Noteholders, the Class A-2 Principal Payment Amount for the Payment Date, and the Class A-2 Principal Carryover Shortfall, if any;

(6)

sixth, from the remaining Available Funds, to the Insurer to the extent of any amounts owing the Insurer under the Insurance Agreement;

(7)

seventh, from the remaining Available Funds, to the Class A Reserve Account to the extent necessary to increase the amount on deposit tin this prospectus supplement to its then required level;

(8)

eighth, on or prior to the OC Stabilization Date, from the remaining Available Funds, and together with amounts, if any, available in accordance with the terms of the Class A Reserve Account Agreement, sequentially, to the Class A-1 Noteholders and to the Class A-2 Noteholders, as principal, until the Class A Target Overcollateralization Amount is achieved;

(9)

ninth, from the remaining Available Funds, to the Class B Noteholders, the Class B Interest Payment Amount for the Payment Date and the Class B Interest Carryover Shortfall, if any;

(10)

tenth, from the remaining Available Funds, and together with amounts, if any, available from the Class A Reserve Account in accordance with the terms of the Sale and Servicing Agreement, to the Class B Noteholders, the Class B Principal Payment Amount; and

(11)

eleventh, from the remaining Available Funds, to the Class A Reserve Account, or as otherwise specified in the Trust Documents, any remaining funds.

Payment Date Calculations and Payments

In the event that any Servicer’s Certificate delivered by the Servicer indicates that the Available Funds with respect to a Payment Date are insufficient to fund in full the related Scheduled Payments plus the amounts described in clauses (1), (2) and (6) above in “—Priority of Distribution Amounts”, the Indenture Trustee shall request the Deficiency Claim Amount from the Class A Reserve Account, at the time required by and pursuant to, the Class A Reserve Account Agreement. Any funds received by the Indenture Trustee pursuant to this request will be deposited in the Collection Account and paid on the related Payment Date to the persons entitled to the funds, in the amounts described in clauses (1) through (6) of “—Priority of Distributions” in accordance with the priority of payment. Further, in the event that any Servicer’s Certificate delivered by the Servicer indicates that the sum of (1) the Available Funds with respect to a Payment Date, plus (2) any related Deficiency Claim Amount funds deposited in the Collection Account or otherwise received by the Indenture Trustee is insufficient to fund in full the related Scheduled Payments, the Indenture Trustee shall furnish to the Insurer no later than 12:00 noon New York City time on the related Draw Date a completed notice of claim in the amount of the Policy Claim Amount. Amounts paid by the Insurer pursuant to any notice of claim shall be deposited by the Insurer into the Note Distribution Account for payment to Noteholders on the Payment Date.

Statements to Noteholders

On each Payment Date, the Indenture Trustee must provide to each Class A Noteholder, the Insurer and the Rating Agencies a statement prepared by the Servicer based on the information in the related Servicer’s Certificate, which statement sets forth the information required under the Sale and Servicing Agreement. Each statement will include the following information with respect to the Payment Date or the immediately preceding Collection Period, as applicable:

(1)

the amount of the payment allocable to interest with respect to the Class A-1 Notes, the Class A-2 Notes and the Class B Notes, as applicable;

(2)

the amount of the payment allocable to principal on or with respect to the Class A-1 Notes, the Class A-2 Notes and the Class B Notes;

(3)

the amount of the payment pursuant to a claim on the Policy;

(4)

the amount of fees paid by the Trust with respect to the related Collection Period, including any Servicer Fee and Servicer Expenses;

(5)

the Class A-1 Note Balance, the Class A-2 Note Balance and the Class B Note Balance;

(6)

the Class A-1 Interest Carryover Shortfall, the Class A-2 Interest Carryover Shortfall and the Class B Interest Carryover Shortfall, if any, and the Class A-1 Principal Carryover Shortfall, the Class A-2 Principal Carryover Shortfall and the Class B Principal Carryover Shortfall, if any;

(7)

the Class A-1 Note Factor, the Class A-2 Note Factor and the Class B Note Factor;

(8)

for each date during the Pre-Funding Period, the remaining Pre-Funded Amount, the amount in the Pre-Funding Account and the amount remaining the Capitalized Interest Account;

(9)

the number of Receivables and the aggregate Principal Balance due of the Receivables, for which the related Obligors are delinquent in making Contract Scheduled Payments (A) between 31 and 60 days, (B) between 61 and 90 Days, (C) between 91 and 120 days and (D) more than 120 days;

(10)

the number of Receivables which became Liquidated Receivables, and the aggregate principal amount of the Receivables which became Liquidated Receivables net of Recoveries;

(11)

the number of Receivables which became Defaulted Receivables, and the aggregate principal amount of these Receivables;

(12)

the number and the aggregate Purchase Amount of Receivables that became Purchased Receivables during the related Collection Period and the number and aggregate Purchase Amount of Receivables that were required to be repurchased during the related Collection Period but were not so repurchased;

(13)

the Principal Balance, APR and model year of each Receivable that was replaced and the Principal Balance, APR and model year of the corresponding Replacement Receivable;

(14)

the number and the aggregate Principal Balance of Receivables with respect to which, to the knowledge of the Servicer, Obligors became the subject of bankruptcy proceedings during the Collection Period, or during a prior Collection Period, if the Servicer first became aware of the proceeding during the current Collection Period;

(15)

the amount of any Deficiency Claim Amounts deposited in the Collection Account from the Class A Reserve Account;

(16)

the Class A Overcollateralization Amount and the Class A Target Overcollateralization Amount; and

(17)

the beginning balance, amount of claims paid, amount of deposits made, and ending balance of the applicable collateral self-insurance fund, if any.

Each amount set forth pursuant to subclauses (1), (2) and (5) will be expressed as a dollar amount per $1,000 of the initial principal amount of a Note.

Unless and until Definitive Notes are issued, the reports will be sent on behalf of the Trust to Cede & Co., as registered holder of the Class A Notes and the nominee of DTC. See “Reports to Securityholders” and “Description of the Notes” in the prospectus. Within the required period of time after the end of each calendar year, the Indenture Trustee will furnish to each person who at any time during the calendar year was a Noteholder, a statement as to the aggregate amounts of interest and principal paid to that Noteholder and any other information as the Servicer deems necessary to enable the Noteholder to prepare its tax returns. See “Certain Federal Income Tax Consequences.”

Credit Support

The Class A Overcollaterization Amount and the Class A Reserve Account (a funded cash reserve account (the “Class A Reserve Account”)), result in credit support for the Class A Notes. This credit support is required to be increased to, and subsequently maintained at, a level established by the Insurer. This level changes over time. The Insurer may permit the required level of credit support provided by the Class A Reserve Account and the Class A Overcollateralization Amount to be reduced, or “step down”, over time without the consent of Noteholders.

Overcollaterization.

Overcollaterization for the Class A Notes is created as a result of the application of “excess interest” and “excess principal” to the payment of principal on the Class A Notes. The “excess interest” is interest which is collected on the Receivables in excess of the amount of interest that is paid on the Class A Notes, used to pay specific fees, or, under some circumstances, deposited to the Class A Reserve Account. This application of excess interest results in the outstanding principal balance of the Class A Notes amortizing more quickly than the Pool Balance. The “excess principal” is the principal allocated to the Class A Notes which is in excess of the principal the Class A Notes would receive if the principal collected on the Receivables were distributed pro rata to the Class A Notes and Class B Notes based on their relative outstanding principal balances. This application of the “excess principal” results in the outstanding principal balance on the Class A Notes amortizing more quickly than the Aggregate Principal Balance on a percentage basis.

If the Insurer permits the required level of overcollaterization to step down, principal collections which would otherwise be paid through to the Class A Noteholders as part of the Class A Principal Payment Amount may be instead released to the Class B Noteholders or the Certificateholder.

Subordination.

As of the Closing Date, the principal balance of the Class B Notes equals ____% of the Note Balance. The transaction is structured so that until the OC Stabilization Date, the Class B Note Balance will grow as a percentage of the Note Balance. The Class B Notes are subordinated in right of payment to the payment of the Class A Notes. No payments of principal will be made to the Class B Notes until the OC Stabilization Date. Payment of interest on the Class B Notes is subordinated to payment of interest and principal on the Class A Notes, the funding of the Class A Reserve Account and, until the OC Stabilization Date, the payment of excess interest as additional principal to the Class A Notes. If there are losses on the Receivables, those losses will be borne entirely by the Certificateholder and by the Class B Notes before there are any losses on the Class A Notes.

Class A Reserve Account.

The Class A Reserve Account will be funded with an initial cash deposit on the Closing Date. On each subsequent Payment Date, the Indenture Trustee will be required to deposit additional amounts into the Class A Reserve Account from payments on the Receivables as described under “The Notes—Priority of Distribution Amounts” above to the extent that the balance on deposit tin this prospectus supplement is below the then required level. Amounts, if any, on deposit in the Class A Reserve Account on a Payment Date will be available to the extent provided in the Class A Reserve Account Agreement to fund any Deficiency Claim Amount with respect to the Payment Date. Amounts on deposit in the Class A Reserve Account on any Payment Date on or prior to the OC Stabilization Date, after giving effect to all distributions made on the Payment Date, in excess of the specified Class A Reserve Account Requirements for the Payment Date shall be distributed to Class A Noteholders as a prepayment of principal on the Class A Notes. On any Payment Date after the OC Stabilization Date, the excess funds may be released to the Class B Noteholders or the Certificateholder without the consent of the Class A Noteholders.

In addition, the Certificateholder, the Insurer and the Collateral Agent under the Class A Reserve Account Agreement may amend the Class A Reserve Account Agreement, and any provisions in the Insurance Agreement relating to the Class A Reserve Account, in any respect, including, without limitation, reducing or eliminating the funding requirements of the Class A Reserve Account or permitting these funds to be used for the benefit of persons other than Class A Noteholders, without the consent of, or notice to, the Trustee, the Owner Trustee or the Noteholders. The Collateral Agent shall not withhold or delay its consent with respect to any amendment that does not adversely affect the Collateral Agent in its individual capacity. Notwithstanding any reduction in or elimination of the funding requirements of the Class A Reserve Account or the depletion of the Class A Reserve Account, the Insurer will be obligated on each Payment Date to fund the full amount of each Scheduled Payment required to be paid by the Payment Date, and which would not be in the absence of a payment under the Policy. If the Insurer breaches its obligations, any losses on the Receivables will be borne first by the Class B Noteholders and then by the Noteholders.

The Indenture

The Indenture Trustee. [       ] is the Indenture Trustee under the Indenture. For the purpose of meeting the legal requirements of some jurisdictions, the Indenture Trustee may appoint co-trustees or separate trustees of all or any part of the trust estate and confer upon this party any powers, duties, obligations, rights and trusts as the Indenture Trustee deems necessary, or desirable. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee by the Indenture will be conferred or imposed upon the Indenture Trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the Indenture Trustee shall be incompetent or unqualified to perform particular acts, singly upon the separate trustee or co-trustee who will exercise and perform these rights, powers, duties, and obligations solely at the direction of the Indenture Trustee.

The Indenture Trustee may resign at any time after 60 days’ written notice to the Issuer, the Insurer and Noteholders in which event the Controlling Party will be obligated to appoint a successor trustee. The Controlling Party may remove the Indenture Trustee if, among other reasons, the Indenture Trustee ceases to be eligible to continue as the Indenture Trustee under the Indenture, becomes legally unable to act or becomes insolvent. In these circumstances, the Controlling Party will be obligated to appoint a successor trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment of a successor trustee.

The Sale and Servicing Agreement will provide that the Indenture Trustee will be entitled to indemnification by the Servicer for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by the Indenture Trustee not resulting from the Indenture Trustee’s own willful misfeasance, bad faith or negligence and other than by reason of a breach of any of the Indenture Trustee’s representations or warranties set forth in the Sale and Servicing Agreement. The Sale and Servicing Agreement will further provide that the Servicer will indemnify the Indenture Trustee for some of the taxes that may be asserted in connection with the transaction.

The Indenture Trustee makes no representations as to the validity or sufficiency of the Sale and Servicing Agreement, the Notes, other than the authentication of the Notes, or any Receivables or the Related Documents and is not accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the Notes or the Receivables, or the investment of any monies received by the Servicer before the monies are deposited in the Collection Account. The Indenture Trustee has not independently verified the Receivables. The Indenture Trustee is required to perform only those duties specifically required of it under the Sale and Servicing Agreement and the Indenture. The Indenture Trustee shall determine whether the certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Sale and Servicing Agreement and the Indenture conform to the requirements of the Sale and Servicing Agreement and the Indenture, respectively.

Modification of Indenture Without Noteholder Consent.  The Trust and Indenture Trustee may, with the prior written consent of the Insurer, prior to the occurrence and continuance of an Insurer Default, but without consent of the Noteholders, enter into one or more supplemental indentures for any of the following purposes:

•

to correct or amplify the description of the property subject to the lien of the Indenture or add additional property to it;

•

to evidence the succession of another Person to the Trust and the assumption by the successor of the covenants of the Trust;

•

to add additional covenants for the benefit of the Noteholders or to surrender any right or power conferred on the Trust;

•

to convey, transfer, assign, mortgage or pledge any additional property to or with the Indenture Trustee;

•

to cure any ambiguity, or to correct or supplement any provision in the Indenture or in any supplemental indenture that may be inconsistent with any other provision of the Indenture or any supplemental indenture;

•

to add to or change any of the provisions of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; and

•

to add any provisions to, change in any manner or eliminate any of the provisions of the Indenture or modify in any manner the rights of Noteholders under the Indenture; provided that any action must not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Noteholder.

Modification of Indenture With Noteholder Consent.  With the prior written consent of the Insurer, prior to the occurrence and continuance of an Insurer Default, and the Note Majority, the Trust and the Indenture Trustee may execute one or more supplemental indentures to add, change or eliminate any other provisions of the Indenture, modify in any manner the rights of the Noteholders or provide for the acceptance of the appointment of a successor Indenture Trustee. Without the prior written consent of the Insurer, prior to the occurrence and continuance of an Insurer Default, and the Holder of each outstanding related Note affected, however, no supplemental indenture will:

•

change the due date of any installment of principal of or interest on any Note or reduce the principal amount of any Note, the interest rate on the Note or the redemption price with respect to the Note, change the provisions of the Indenture relating to the application of collections on, or the proceeds of the sale of, the collateral to the payment of principal of or interest on the Notes, change any place of payment where or the coin or currency in which any Note or any interest on the Note is payable;

•

impair the right to institute suit for the enforcement of particular provisions of the Indenture regarding payment;

•

reduce the percentage of the aggregate amount of the outstanding Notes the consent of the Holders of which is required for any supplemental indenture or the consent of the Holders of which is required for any waiver of compliance with particular provisions of the Indenture or of some of the defaults under the Indenture and their consequences as provided for in the Indenture;

•

modify or alter the provisions of the Indenture regarding particular aspects of what constitutes an “Outstanding” Note;

•

reduce the percentage of the aggregate outstanding amount of the Notes the consent of the Holders of which is required to direct the Indenture Trustee to sell or liquidate the Receivables if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes;

•

modify the provision of the Indenture requiring consent of Noteholders except to increase the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture or to provide additional provisions requiring the consent of each Noteholder prior to modification or waiver;

•

modify any of the provisions of the Indenture affecting the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date;

•

permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any collateral or deprive the Holder of any Note of the security afforded by the lien of the Indenture; or

•

become effective if the Rating Agency Condition has not been satisfied with respect to it.

Events of Default; Rights Upon Event of Default.  Unless an Insurer Default shall have occurred and be continuing, “Events of Default” under the Indenture will consist of those events defined in the Insurance Agreement as Insurance Agreement Indenture Cross Defaults, and will constitute an Event of Default under the Indenture only if the Insurer shall have delivered to the Indenture Trustee, and not rescinded, a written notice specifying that any Insurance Agreement Indenture Cross Default constitutes an Event of Default under the Indenture. “Insurance Agreement Indenture Cross Defaults” consist of:

(1)

any payment being made under the Policy;

(2)

some events of bankruptcy, insolvency, receivership or liquidation of the Trust, the Seller or the Certificateholder;

(3)

the Trust becoming taxable as an association, or publicly traded partnership, taxable as a corporation for federal or state income tax purposes;

(4)

the Class A Notes not being treated as indebtedness for federal or applicable state income tax purposes and the characterization’s having a material adverse effect on the Trust and the Noteholders or the Insurer;

(5)

the sum of the Available Funds with respect to any Payment Date plus the amount, if any, available from particular collateral accounts maintained for the benefit of the Insurer is less than the sum of the amounts described in clauses (1)-(6) under “The Notes—Priority of Distribution Amounts” in this prospectus supplement; and

(6)

any failure to perform in any material respect any other covenants or agreements in the Indenture, or any representation or warranty of the Trust made in the Indenture or in any certificate or other writing delivered pursuant to the Indenture or in connection with the Indenture proving to have been incorrect in any material respect when made, and the failure continuing or not being cured, or the circumstances or condition in respect of which the misrepresentation or warranty was incorrect not having been eliminated or otherwise cured, for 30 days after the giving of written notice of the failure or incorrect representation or warranty to the Trust and the Indenture Trustee by the Insurer.

Upon the occurrence of an Event of Default, so long as an Insurer Default shall not have occurred and be continuing, the Insurer will have the right, but not the obligation, to cause the Indenture Trustee to liquidate the Trust Property in whole or in part, on any date or dates following the acceleration of the Class A Notes due to the Event of Default as the Insurer, in its sole discretion, shall elect, and to deliver the proceeds of the liquidation to the Indenture Trustee for distribution to the Class A-1 Noteholders and Class A-2 Noteholders on a pro rata basis based on the Class A-1 Note Balance and the Class A-2 Note Balance then outstanding, in accordance with the terms of the Indenture. The Insurer may not, however, cause the Indenture Trustee to liquidate the Trust Property in whole or in part if the proceeds of the liquidation would not be sufficient to pay all outstanding principal of and accrued interest on the Notes, unless the Event of Default arose from an event specified in (1), (2), (3), or (4) in the immediately preceding paragraph. Following the occurrence of any Event of Default, the Indenture Trustee will continue to submit claims under the Policy for any shortfalls in the Scheduled Payments on the Class A Notes in accordance with the terms of the Policy. Following any Event of Default under the Indenture, the Insurer, in its sole discretion, may elect to pay all or any portion of the outstanding amount of the Class A Notes, plus accrued interest on the Class A Notes. See “The Policy” in this prospectus supplement.

If an Insurer Default has occurred and is continuing, “Events of Default” under the Indenture will consist of the Events of Default described in the accompanying prospectus under “Description of the Notes—Provisions of the Indenture” and “—Events of Default; Rights Upon Events of Default”; and the Indenture Trustee and the Noteholders have the rights under the Indenture described tin this prospectus supplement.

Note Factors; Statement to Noteholders; Servicer Reports to the Indenture Trustee

The “Class A-1 Note Factor” will be a seven-digit decimal number that the Servicer will compute each month indicating the Class A-1 Note Balance as of the close of business on the last day of the related Collection Period in that month as a fraction of the respective original outstanding principal balance of the Class A-1 Notes. The Class A-1 Note Factor will be 1.0000000 as of the Cutoff Date; and afterward, the Class A-1 Note Factor will decline to reflect reductions in the Class A-1 Note Balance as a result of scheduled payments collected, partial prepayments, prepayments and liquidations of the Receivables. The amount of a Class A-1 Noteholder’s pro rata share of the Class A-1 Note Balance can be determined on any date by multiplying the original denomination of the Holder’s Note by the Class A-1 Note Factor as of the close of business on the most recent Payment Date.

The “Class A-2 Note Factor” will be a seven-digit decimal number that the Servicer will compute each month indicating the Class A-2 Note Balance as of the close of business on the last day of the related Collection Period in that month as a fraction of the respective original outstanding principal balance of the Class A-2 Notes. The Class A-2 Note Factor will be 1.0000000 as of the Cutoff Date; and afterward, the Class A-2 Note Factor will decline to reflect reductions in the Class A-2 Note Balance as a result of scheduled payments collected, partial prepayments, prepayments and liquidations of the Receivables. The amount of a Class A-2 Noteholder’s pro rata share of the Class A-2 Note Balance can be determined on any date by multiplying the original denomination of the Holder’s Note by the Class A-2 Note Factor as of the close of business on the most recent Payment Date.

Under the Sale and Servicing Agreement, the Servicer will perform some monitoring and reporting functions for the Trust, including the preparation and delivery of the Servicer’s Certificate on each Determination Date to the Indenture Trustee, the Backup Servicer, the Insurer, and the Rating Agencies setting forth specified information with respect to the preceding Collection Period.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Sale and Servicing Agreement, the Indenture Trustee will be required to mail to each person who at any time during the relevant calendar year will have been a Noteholder, a statement containing information related to the Noteholder’s preparation of federal income tax returns.

Description of the Transaction Documents

The following summary describes some of the terms of the Transaction Documents. Forms of the Transaction Documents have been filed as exhibits to the Registration Statement. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions in the Transaction Documents. The following summary supplements the description of the general terms and provisions of the Transfer and Servicing Agreements (as this term is used in the prospectus) set forth in the prospectus, to which description reference is made by this prospectus supplement.

Sale and Assignment of Receivables

Some information with respect to the sale of the Receivables by the Seller and the Company is set forth under “Description of the Transfer and Servicing Agreements—Sale and Assignment of Primary Assets” in the prospectus. See also “The Receivables” in this prospectus supplement and “The Receivables Pools” in the prospectus for additional information regarding the Receivables and some of the obligations of the Seller and the Servicer with respect to the Receivables.

At the time of issuance of the Notes, the Seller will sell and assign to the Company, the Seller’s entire interest in the Receivables, including its security interests in the Financed Boats, and the Company will sell and assign to the Trust the Company’s entire interest in the Receivables, including the security interests in the Financed Boats. On or before the Closing Date, the Trust will pledge the Receivables to the Indenture Trustee for the benefit of the Noteholders and the Insurer pursuant to the Indenture. Each Receivable will be identified in a schedule to the Sale and Servicing Agreement. The Indenture Trustee will, concurrently with the pledge, authenticate and deliver the Notes, which have been executed on behalf of the Trust.

Any conveyance of Subsequent Receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions, among others:

(1)

each Subsequent Receivable satisfies the eligibility criteria specified in the Sale and Servicing Agreement;

(2)

the Insurer, so long as no Insurer Default shall have occurred and be continuing, shall in its absolute and sole discretion have approved the transfer of the Subsequent Receivables to the Trust;

(3)

the Seller will not have selected the Subsequent Receivable in a manner that it believes is adverse to the interests of the Noteholders or the Insurer;

(4)

as of each applicable Subsequent Cutoff Date, the Receivables in the Trust together with the Subsequent Receivables to be conveyed by the Seller as of the Subsequent Cutoff Date, meet the following criteria, computed based on the characteristics of the Initial Receivables on the Initial Cutoff Date and any Subsequent Receivables on the related Subsequent Cutoff Date:

(a)

the weighted average APR of the Receivables will not be less than one percent less than the weighted average APR of the Initial Receivables on the Initial Cutoff Date;

(b)

the remaining term of the Receivables will not be greater than 72 months nor less than [       ] months;

(c)

not more than [       ]% of the Principal Balances of the Receivables will be attributable to Loans for the purchase of used Financed Boats;

(d)

the APR is not less than [       ]% nor more than [       ]%; and

(e)

no boat is older than a [       ] model year, and the Trust, the Indenture Trustee, the Owner Trustee

(f)

and the Insurer shall have received written confirmation from a firm of certified independent public accountants as to the satisfaction of the criteria in clauses (a) through (e) above;

(5)

the Seller shall have executed and delivered to the Trust, with a copy to the Indenture Trustee, a Subsequent Transfer Agreement conveying the Subsequent Receivable to the Trust, including a schedule identifying the Subsequent Receivables;

(6)

the Seller shall have delivered certain opinions of counsel to the Indenture Trustee, the Insurer, the Owner Trustee and the Rating Agencies with respect to the validity of the conveyance of the Subsequent Receivables; and

(7)

the Rating Agencies shall have each notified the Seller, the Owner Trustee, the Indenture Trustee and the Insurer in writing that, following the addition of all of the Subsequent Receivables, each of the Class A-1 Notes and the Class A-2 Notes will be rated [       ] by [       ] and [       ] by [       ].

Pursuant to the Receivables Purchase Agreement and the Sale and Servicing Agreement, the Seller will represent and warrant that, among other things:

•

as of each Cutoff Date, the information provided in the schedule to the Sale and Servicing Agreement with respect to the Receivables is correct in all material respects;

•

at the date of issuance of the Notes and any Subsequent Transfer Date, the Receivables are free and clear of all liens or claims and no right of setoff, counterclaim or rescission has been asserted or, to the best of its knowledge, threatened with respect to the Receivables;

•

at the date of issuance of the Notes and any Subsequent Transfer Date, each of the Receivables is secured by, or will be when all necessary steps have been taken to result in, a first priority perfected security interest in the Financed Boat in favor of the Seller and this security interest has been validly assigned to the Seller, the Trust and the Indenture Trustee; and

•

each Receivable, at the time it was originated, complied, and at the date of issuance of the Notes and any Subsequent Transfer Data, complies in all material respects with applicable federal, state and local laws, including consumer credit, truth in lending, equal credit opportunity and disclosure laws.

Pursuant to the Receivables Purchase Agreement and the Sale and Servicing Agreement, the Seller will be obligated to repurchase or replace subject to limits on replacement set forth in the Sale and Servicing Agreement a Receivable from the Trust, if the interests of the Noteholders, the Insurer or the Trust in the Receivable are materially adversely affected by a breach of any representation or warranty made by the Seller, with respect to the Receivable, if the breach has not been cured following discovery by or notice to the Seller of the breach. Pursuant to the Sale and Servicing Agreement, the Servicer will be obligated to purchase or replace a Receivable from the Trust if the interests of the Noteholders, the Insurer or the Trust in the Receivables are materially adversely affected by a breach of some of its servicing obligations under the Sale and Servicing Agreement, including its obligation to maintain perfection of the first priority security interest created by each Receivable in the related Financed Boat or other covenants with respect to the Servicer, if the breach has not been cured following the discovery or notice to the Servicer of the breach. Each Receivable will be purchased from the Trust or replaced by the Seller or the Servicer, as the case may be, at a price equal to the Purchase Amount. The purchase or replacement obligations will constitute the sole remedy available to the Noteholders or the Indenture Trustee for any uncured breaches.

Pursuant to the Sale and Servicing Agreement, the Servicer will service and administer the Receivables. The documents evidencing the Initial Receivables and Subsequent Receivables will be delivered to the Indenture Trustee on the Closing Date and Subsequent Transfer Date. In addition, the Seller’s accounting records and computer systems will be marked to reflect the sale and assignment, and UCC financing statements reflecting the sale and assignment will be filed. See “Certain Legal Aspects of the Receivables—Security Interests in Financed Boats” in the accompanying prospectus.

Accounts

Each Obligor has been instructed to make payments with respect to the Receivables after the applicable Cutoff Date to a Lockbox which has been established and will be maintained by [                  ] (the “Lockbox Bank”). Upon receipt of payments in the Lockbox, the Lockbox Bank will deposit funds into an account maintained by the Lockbox Bank at a depository institution (the “Lockbox Account”) acceptable to the Insurer. The Indenture Trustee will establish the Collection Account (the “Collection Account”) in the name of the Indenture Trustee for the benefit of the Noteholders and the Insurer. All payments made on or with respect to the Receivables previously deposited in the Lockbox Account will be transferred to the Collection Account within two Business Days of the receipt of available funds tin this prospectus supplement. Upon receipt, but in no event later than two Business Days after the receipt of amounts in respect of Receivables, each of the Servicer and the Seller will remit all amounts received by it in respect of the Receivables in the form of checks with payment coupons directly to the Lockbox. Other payments received by each of the Servicer and the Seller will be deposited into a local servicing account for processing, and then transferred to the Collection Account within two Business Days of the receipt of available funds tin this prospectus supplement. The Collection Account will be maintained with the Indenture Trustee as long as the Indenture Trustee’s deposits have a rating acceptable to the Insurer and the Rating Agencies. If the deposits of the Indenture Trustee no longer have an acceptable rating, the Indenture Trustee shall cause the accounts to be moved to a bank or trust company having acceptable ratings.

The Indenture Trustee will also establish and maintain an account, in its name, on behalf of Noteholders and the Insurer, in which amounts released from the Collection Account for distribution to Noteholders will be deposited and from which all distributions to Noteholders will be made (the “Note Distribution Account”).

On the Closing Date, a cash amount equal to approximately $[       ] (the “Initial Pre-Funded Amount”) will be deposited in an account (the “Pre-Funding Account”) which will be established with the Indenture Trustee. The “Funding Period” is the period from the Closing Date until the earliest of the date on which:

(1) the amount on deposit in the Pre-Funding Account is less than $100,000,

(2) a Servicer Termination Event occurs under the Sale and Servicing Agreement or an Insurance Agreement Event of Default occurs, or

(3) the Payment Date in [       ].

The Initial Pre-Funded Amount, as reduced from time to time during the Funding Period by the amount used to purchase Subsequent Receivables in accordance with the Sale and Servicing Agreement, is referred to in this prospectus supplement as the “Pre-Funded Amount.” The Seller expects that the Pre-Funded Amount will be reduced to less than $100,000 on or before the Payment Date in [       ]. Any Pre-Funded Amount remaining at the end of the Funding Period will be payable to the Noteholders as described in this prospectus supplement. The “Mandatory Redemption Date” is the earlier of (1) the Payment Date in [       ] and (2) if the last day of the Funding Period occurs on or prior to the Determination Date in [       ], then the [       ] Payment Date.

On the Closing Date, a cash amount shall be deposited in an account (the “Capitalized Interest Account”) which will be established with the Indenture Trustee. The amount, if any, deposited in the Capitalized Interest Account will be applied on the Payment Dates occurring in [       ], [       ] and [       ], and to fund an amount (the “Monthly Capitalized Interest Amount”) equal to the amount of interest accrued for each Payment Date at the excess of (1) the weighted average interest rate on the Class A Notes over (2) [       ]%, on the portion of the Class A Notes having a principal balance in excess of the Aggregate Principal Balances of the Receivables. Any amounts remaining in the Capitalized Interest Account on the Mandatory Redemption Date and not used for these purposes are required to be paid to the Class A Noteholders on the relevant date. See “Description of the Transaction Documents—Accounts.”

All of these Accounts shall be Eligible Deposit Accounts (as defined in the prospectus) acceptable to the Insurer, so long as no Insurer Default has occurred and is continuing.

Consistent with the Sale and Servicing Agreement and its normal collection practices and procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule, subject to particular limitations. No extension or modification in accordance with the Sale and Servicing Agreement will result in a repurchase obligation for the Servicer.

Servicing Procedures

The Servicer will make all reasonable efforts to collect all payments due with respect to the Receivables and will continue these collection procedures as it follows with respect to all comparable boat receivables that it services for itself or others, in a manner consistent with the Sale and Servicing Agreement. If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its normal collection practices and procedures, including the repossession and disposition of the Financed Boat securing the Receivable at a public or private auction, or the taking of any other action permitted by applicable law.

The Servicer will not be required under the Sale and Servicing Agreement to make any advances of principal or interest due on any Receivable.

Collections

The Servicer or the Seller, as the case may be, will remit or cause to be remitted the aggregate Purchase Amount of any Receivables required to be purchased by it from the Trust to the Collection Account. Under the Sale and Servicing Agreement, the amounts of any recoveries in respect of any Receivables repurchased by Dealers pursuant to any Dealer Recourse constitute collections on the Receivables.

For purposes of the Sale and Servicing Agreement, collections on a Receivable, other than a Receivable purchased by the Servicer or the Seller, which are not late fees or other administrative fees and expenses collected during a Collection Period are required to be applied first to the Contract Scheduled Payment. To the extent that the collections on a Receivable during a Collection Period exceed the Contract Scheduled Payment on the Receivable, the collections are required to be applied to prepay the Receivable in full. If the collections are insufficient to prepay the Receivable in full, any partial prepayment of principal during a Collection Period will be immediately applied to reduce the principal balance of the Receivable during that Collection Period.

Servicing Compensation

The Servicer is entitled under the Sale and Servicing Agreement to receive on each Payment Date a fee (the “Servicer Fee”) equal to the sum of (a) the product of one-twelfth and [       ]% (the “Servicing Fee Rate”) and the Principal Balance outstanding at the beginning of the calendar month immediately preceding the month in which the Payment Date occurs and (b) any late fees. If the Backup Servicer, or any other entity becomes the successor Servicer, it will receive compensation at the Servicing Fee Rate. The Servicer will also be reimbursed for particular expenses related to the repossession of Financed Boats (the “Servicer Expenses”). The Servicer Fee and Servicer Expenses will be paid out of collections from the Receivables pursuant to the distribution described under “The Notes—Priority of Distribution Amounts”.

The Servicer Fee and the Servicer Expenses will compensate the Servicer for performing the functions of a third-party servicer of the Receivables as an agent for the Trust, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, reporting any required tax information to Obligors, paying costs of collections and monitoring the collateral. In addition, the Servicer Fee will (a) compensate the Servicer for administering the Receivables, including accounting for collections, furnishing monthly and annual statements with respect to payments and generating federal income tax information, if any, and (b) reimburse the Servicer for some of the taxes, independent accountants’ fees and other costs incurred in connection with administering the Receivables.

Backup Servicing and Backup Servicing Compensation

Pursuant to the Sale and Servicing Agreement, [       ] will perform particular duties as the Backup Servicer. In addition, following the resignation or removal of the Servicer, the Backup Servicer has agreed to serve as the successor Servicer under the Sale and Servicing Agreement. The Backup Servicer will be required to carry out its duties in accordance with the customary and usual procedures of institutions which perform similar functions. On each Payment Date, the Backup Servicer will be entitled to receive a fee for acting as Backup Servicer (the “Backup Servicer Fee”) equal to one-twelfth the product of [       ] basis points and the outstanding Note Balance. In addition, following the resignation or removal of the Servicer, the Backup Servicer will be reimbursed for particular costs and expenses associated with the transition of the Backup Servicer to Servicer (the “Servicer Transition Expenses”).

The Sale and Servicing Agreement will provide that the Backup Servicer may not resign from its obligations and duties as Backup Servicer under the Sale and Servicing Agreement, except upon determination that, by reason of a change in legal requirements, the Backup Servicer’s performance of these duties would be in violation of particular legal requirements and the Controlling Party does not elect to waive the obligations of the Backup Servicer to perform the duties that render it legally unable to act or to delegate those duties to another Person. No resignation will become effective until a successor backup servicer has assumed the Backup Servicer’s servicing obligations and duties under the Sale and Servicing Agreement. Notwithstanding the foregoing, the Backup Servicer may resign for any reason, provided an entity acceptable to the Controlling Party has assumed the Backup Servicer’s obligations and duties under the Sale and Servicing Agreement prior to the effectiveness of any resignation and the Rating Agency Condition is also satisfied with respect to the resignation and assumption of the Backup Servicer’s obligations.

Evidence as to Compliance

The Sale and Servicing Agreement will provide that the Servicer will cause a firm of nationally recognized independent certified public accountants to deliver to the Servicer, on or before [       ] of each year, commencing [       ], a statement to the effect that the firm has audited the books and records of the Servicer and issued its report on the books and records from the fiscal year ended on the immediately preceding [       ]. The Servicer will deliver a copy of the report to the Indenture Trustee, the Insurer, the Backup Servicer and the Rating Agencies.

The Sale and Servicing Agreement will also provide for delivery to the Indenture Trustee, the Insurer, the Backup Servicer and the Rating Agencies, on or before [       ] of each year, commencing [       ], of a certificate signed by an officer of the Servicer stating that, to the officer’s knowledge, the Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding 12 months, or, for the initial report, for a longer period as will have elapsed from the date of issuance of the Notes, or, if there has been a default in the fulfillment of any obligation, describing each default. A copy of the certificate may be obtained by any Noteholder by a request in writing to the Indenture Trustee addressed to the Corporate Trust Office.

Certain Matters Regarding the Servicer

The Sale and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer under the Sale and Servicing Agreement, except (1) upon determination that, by reason of a change in legal requirements, the Servicer’s performance of these duties would be in violation of particular legal requirements and (2) the Insurer, or, if an Insurer Default has occurred and is continuing, a Note Majority, does not elect to waive the obligations of the Servicer to perform the duties that render it legally unable to act or to delegate those duties to another Person. No resignation will become effective until the Backup Servicer or a successor servicer has assumed the Servicer’s servicing obligations and duties under the Sale and Servicing Agreement.

The Sale and Servicing Agreement will further provide that neither the Servicer nor any of its stockholders, directors, officers, employees or agents, will be liable to the Trust or the Indenture Trustee for taking any action or for refraining from taking any action pursuant to the Sale and Servicing Agreement; provided, however, that neither the Servicer nor any Person will be protected against any liability that would otherwise be imposed by reason of the Servicer’s material breach of the Sale and Servicing Agreement, willful misfeasance, bad faith or negligence, other than errors in judgment, in the performance of its duties.

Subject to the provisions of the Sale and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, resulting from any merger, conversion or consolidation to which the Servicer is a party, which acquires all or substantially all of the assets of the Servicer, or succeeding to the business of the Servicer, which in any case assumes the obligations of the Servicer, will be the successor of the Servicer, under the Sale and Servicing Agreement. The Servicer may at any time perform specific duties as Servicer through other subcontractors with the prior written consent of the Insurer.

Servicer Termination Events; Rights Upon Servicer Termination Event

A “Servicer Termination Event” under the Sale and Servicing Agreement will include:

•

the Servicer’s failure to make deposits into the Collection Account or to deliver to the Indenture Trustee any proceeds or payments payable to the Noteholders or the Insurer required to be so deposited or delivered in accordance with the Sale and Servicing Agreement, which failure continues unremedied for a period of two Business Days, one Business Day with respect to payment of Purchase Amounts, after the earlier of (x) discovery of the failure by the Servicer and (y) notice of the failure is given by the Indenture Trustee to the Servicer;

•

the Servicer’s failure or failures to satisfy any other covenant or agreement set forth in the Sale and Servicing Agreement, which failure or failures, individually or in the aggregate, materially and adversely affect the rights of Noteholders or the Insurer and remains uncured for a period of 60 days after the earlier of the date on which (a) it obtains actual knowledge of the failure or (b) it receives written notice of the failure from (1) the Insurer or the Indenture Trustee or (2) if an Insurer Default has occurred and is continuing, the Note Majority;

•

partiuclar events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to the Servicer indicating its insolvency;

•

so long as an Insurer Default shall not have occurred and be continuing, the Insurer shall not have delivered an extension notice,

•

so long as an Insurer Default shall not have occurred and be continuing, an Insurance Agreement Event of Default shall have occurred or an event of default under any other Insurance Agreement relating to any series of securities shall have occurred;

•

a claim is made under the Policy; or

•

any representation or warranty shall prove to be incorrect in any material respect and this incorrectness shall have a material adverse effect on the interest of the Trust, the Noteholders or the Insurer in the Receivables, which has not been cured within 30 days.

“Insurer Default” shall mean the occurrence and continuance of any of the following events:

(a)

the Insurer shall have failed to make a payment required under the Policy in accordance with its terms;

(b)

the Insurer shall have

•

filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any similar federal or state law relating to the insolvency, bankruptcy, rehabilitation, liquidation or reorganization,

•

made a general assignment for the benefit of its creditors, or

•

had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

(c)

a court of competent jurisdiction, the New York Department of Justice or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (1) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (2) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer, or the taking of possession of all or any material portion of the property of the Insurer.

As long as a Servicer Termination Event under the Sale and Servicing Agreement remains unremedied, (x) provided that no Insurer Default shall have occurred and be continuing, the Insurer in its sole and absolute discretion, or (y) if an Insurer Default shall have occurred and be continuing, then the Note Majority may terminate all of the rights and obligations of the Servicer under the Sale and Servicing Agreement. Upon termination, all authority, power, obligations and responsibilities of the Servicer under the Sale and Servicing Agreement, other than obligations and responsibilities arising prior to the termination, will automatically pass to the Backup Servicer, or other successor servicer appointed by the Insurer, provided that no Insurer Default shall have occurred and be continuing.

Waiver of Past Defaults

As set forth under “Certain Matters Regarding Servicer—Waiver of Past Defaults” in the prospectus, the Insurer may, so long as no Insurer Default shall have occurred and be continuing, on behalf of the Noteholders, waive any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences. No waiver will impair the Noteholders’ rights with respect to subsequent defaults.

Amendment

The Sale and Servicing Agreement may be amended by the Issuer, the Seller, the Servicer, the Company, the Indenture Trustee and the Backup Servicer, with the prior written consent of the Insurer, so long as no Insurer Default has occurred and is continuing, but without the consent of any of the Certificateholders or the Noteholders, to cure any ambiguity, to correct or supplement any provision in this prospectus supplement or for the purpose of adding any provision to or changing in any manner or eliminating any provision of this prospectus supplement or modifying in any manner the rights of the Noteholders; provided, however, that the action must not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Noteholders. The Seller, the Issuer, the Servicer, the Company, the Backup Servicer and the Indenture Trustee may also amend the Sale and Servicing Agreement with the prior written consent of the Insurer, so long as no Insurer Default has occurred and is continuing, and a Note Majority to add, change or eliminate any provisions of the Sale and Servicing Agreement or to modify the rights of the Noteholders; provided, however, that the action will not:

•

increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Noteholders or Certificateholders;

•

reduce the aforesaid percentage of the Noteholders or Certificateholders which is required to consent to any amendment, without, in either case, the consent of the Holders of all Notes and Certificates outstanding; provided, further, that if an Insurer Default has occurred and is continuing, the action shall not materially adversely affect the interest of the Insurer; or

•

result in a downgrade or withdrawal of the then current rating of the Notes by the Rating Agencies without the consent of each Noteholder.

The above should in no way be construed to require the consent of the Noteholders or Certificateholders to a reduction in the Target Overcollateralization Amount or the required level of the Class A Reserve Account.

List of Noteholders; Voting of Notes

Upon written request by three or more Noteholders or any one or more Noteholders with an aggregate principal balance evidencing not less than 25% of the Note Balance and upon compliance by these Noteholders with other provisions of the Sale and Servicing Agreement, the Indenture Trustee will afford the Noteholders, within five Business Days after receipt of the request, access during business hours to the current list of Noteholders for purposes of communicating with other Noteholders with respect to their rights under the Sale and Servicing Agreement and the Notes.

If the Seller, the Seller or any of their affiliates owns any Notes, the Note will not have voting rights under the Sale and Servicing Agreement or the other Related Documents.

The Sale and Servicing Agreement will not provide for the holding of any annual or other meetings of Noteholders.

Termination

The respective obligations of the Issuer, the Seller, the Servicer, the Company, the Backup Servicer and the Indenture Trustee pursuant to the Sale and Servicing Agreement will terminate upon the latest of:

•

the maturity or other liquidation of the last Receivable and the payment to Noteholders and the Insurer of amounts required to be paid under the Notes, the Indenture and the Insurance Agreement;

•

the expiration of the Policy in accordance with its terms; or

•

the payment to Noteholders of all amounts required to be paid to them pursuant to the Indenture and the expiration of any related preference period.

In order to avoid excessive administrative expense, the Servicer has the option to purchase from the Trust, as of the last day of any month as of which the Aggregate Principal Balance with respect to the Receivables is less than or equal to 10% of the Original Pool Balance, all remaining Receivables at a price equal to the aggregate of the Purchase Amounts of the Receivables as of that last day, plus the appraised value of any other property held by the Trust, with the prior written consent of the Insurer, if the redemption would result in a claim under the Policy or if the redemption would result in any amount owing to the Insurer remaining unpaid. The Indenture Trustee will give written notice of termination to each Noteholder of record. The final distribution to any Noteholder will be made only upon surrender and cancellation of that Holder’s Note at the office or agency of the Indenture Trustee specified in the notice of termination; provided, however, that if on the Payment Date upon which final payment of the Notes is to be made, there are five or fewer Noteholders of record, the final payment to that Noteholder will be made by check or wire transfer as described above and each Noteholder shall present and surrender its Note at the office or agency designated in the notice of final distribution referred to above within 30 days after the Payment Date.

The Policy

The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy.

Simultaneously with the issuance of the Class A Notes, the Insurer will deliver the Policy to the Indenture Trustee for the benefit of each Class A Noteholder. Under the Policy, the Insurer will unconditionally and irrevocably guarantee to the Indenture Trustee, on each Payment Date, for the benefit of each Class A Noteholder the full and complete payment of (1) Scheduled Payments on the Class A Notes and (2) the amount of any Scheduled Payment which subsequently is avoided in whole or in part as a preference payment under applicable law. In the event the Indenture Trustee fails to make a claim under the Policy, Class A Noteholders do not have the right to make a claim directly under the Policy, but may sue to compel the Indenture Trustee to do so.

“Scheduled Payments” means payments which are scheduled to be made on the Class A Notes during the term of the Policy in accordance with the original terms of the Class A Notes when issued and without regard to any subsequent amendment or modification of the Class A Notes, the Sale and Servicing Agreement or the Indenture that has not been consented to by the Insurer, which “Scheduled Payments”, are

(1)

the Class A Interest Payment Amount, with respect to a Payment Date and

(2)

the Class A Principal Payment Amount with respect to a Payment Date. Scheduled Payments do not include payments which become due on an accelerated basis as a result of

•

a default by the Trust,

•

an election by the Trust to pay principal on an accelerated basis,

•

the occurrence of an Event of Default under the Indenture or

•

any other cause,

unless the Insurer elects, in its sole discretion, to pay in whole or in part the principal due upon acceleration, together with any accrued interest to the date of acceleration.

In the event the Insurer does not so elect, the Policy will continue to guarantee Scheduled Payments due on the Class A Notes in accordance with their original terms. Scheduled Payments shall not include

(1)

any portion of a Class A Interest Payment Amount due to the Class A Noteholders because the appropriate notice and certificate for payment in proper form was not timely Received by the Insurer,

(2)

any portion of a Class A Interest Payment Amount due to Class A Noteholders representing interest on any Class A Interest Carryover Shortfall or

(3)

any Class A Mandatory Redemption Amounts,

unless the Insurer elects, in its sole discretion, to pay the amount in whole or in part. Scheduled Payments shall not include, any amounts due in respect of the Class A Notes attributable to any increase in interest rate, penalty or other sum payable by the Trust by reason of any default or event of default in respect of the Class A Notes or by reason of any deterioration of the creditworthiness of the Trust nor shall coverage be provided under the Policy in respect of any taxes, withholding or other charge imposed with respect to any Noteholder by any governmental authority due in connection with the payment of any Scheduled Payment to a Class A Noteholder.

Payment of claims on the Policy made in respect of Scheduled Payments will be made by the Insurer following Receipt by the Insurer of the appropriate notice for payment on the later to occur of (1) 12:00 noon, New York City time, on the third Business Day following Receipt of notice for payment, and (2) 12:00 noon, New York City time, on the date on which the payment was due on the Class A Notes.

If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Policy, the Insurer shall cause the payment to be made on the later of

(a) the date when due to be paid pursuant to the Order referred to below or

(b) the first to occur of

(1) the fourth Business Day following Receipt by the Insurer from the Indenture Trustee of

•

a certified copy of the order (the “Order”) of the court or other governmental body that exercised jurisdiction to the effect that the Class A Noteholder is required to return Scheduled Payments made with respect to the Class A Notes during the term of the Policy because the payments were avoidable as preference payments under applicable bankruptcy law,

•

a certificate of the Class A Noteholder that the Order has been entered and is not subject to any stay and

•

an assignment duly executed and delivered by the Class A Noteholder, in a form as is reasonably required by the Insurer and provided to the Class A Noteholder by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Class A Noteholder relating to or arising under the Class A Notes against the Trust or otherwise with respect to the preference payment, or

(2)

the date of Receipt by the Insurer from the Indenture Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to the date of Receipt, the Insurer shall have Received written notice from the Indenture Trustee that these items were to be delivered on that date and the date was specified in the notice.

This payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Indenture Trustee or any Class A Noteholder directly, unless a Class A Noteholder has previously paid the amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the payment shall be disbursed to the Indenture Trustee for distribution to the Class A Noteholder upon proof of the payment reasonably satisfactory to the Insurer. In connection with the foregoing, the Insurer shall have the rights provided pursuant to the Sale and Servicing Agreement including, without limitation, the right to direct all matters relating to any preference claim and subrogation to the rights of the Indenture Trustee and each Class A Noteholder in the conduct of any proceeding with respect to a preference claim.

Other Provisions of the Policy

The terms “Receipt” and “Received” with respect to the Policy shall mean actual delivery to the Insurer and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given under the Policy by the Indenture Trustee is not in proper form or is not properly completed, executed or delivered, it shall be denied not to have been Received, and the Insurer or its fiscal agent shall promptly so advise the Indenture Trustee, and the Indenture Trustee may submit an amended notice.

Under the Policy, “Business Day” means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in Wilmington, Delaware, the City of New York or any other location of any successor Servicer, successor Owner Trustee or successor Indenture Trustee are authorized or obligated by law, executive order or governmental decree to be closed.

The Insurer’s obligations under the Policy in respect of Scheduled Payments shall be discharged to the extent funds are transferred to the Indenture Trustee as provided in the Policy whether or not the funds are properly applied by the Indenture Trustee.

The Insurer shall be subrogated to the rights of each Class A Noteholder to receive payments of principal and interest to the extent of any payment by the Insurer under the Policy.

Claims under the Policy constitute direct, unsecured and unsubordinated obligations of the Insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the Insurer for borrowed money. Claims against the Insurer under the Policy and each other financial guaranty insurance policy issued by the Policy constitute pari passu claims against the general assets of the Insurer. The terms of the Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Trust. The Policy may not be canceled or revoked prior to distribution in full of all Scheduled Payments with respect to the Notes. The Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. The Policy is governed by the laws of the State of New York.

It is a condition to issuance that the Class A Notes be rated [       ] by [       ] and [       ] by [       ]. The ratings by the Rating Agencies of the Class A Notes will be based on the issuance of the Policy. A rating is not a recommendation to purchase, hold or sell Class A Notes. In the event that the rating initially assigned to any of the Class A Notes is subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of the Insurer, no person or entity will be obligated to provide any additional credit enhancement with respect to the Class A Notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Notes. See “Ratings” in this prospectus supplement.

Material Federal Income Tax Consequences

The following is a general summary of some of the related Federal income tax consequences of the purchase, ownership and disposition of the Class A Notes. This discussion does not address every aspect of the Federal income tax laws that may be relevant to holders of Class A Notes in light of their personal investment circumstances or to particular types of Class A Noteholders subject to special treatment under the Federal income tax laws, including, without limitation, banks and thrifts, insurance companies, dealers in securities, foreign investors, regulated investment companies, individuals, trusts and estates and pass-through entities, the equity holders of which are any of the foregoing. This discussion is directed to prospective purchasers who purchase Class A Notes in the initial distribution of the Class A Notes and who hold the Class A Notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). Prospective purchasers are urged to consult their own tax advisors in determining the Federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Class A Notes.

The following summary is based upon current provisions of the Code, the Treasury regulations promulgated under the Code, judicial authority, and ruling authority, all of which are subject to change, which change may be retroactive. The Issuer will be provided with an opinion of Federal Tax Counsel regarding some of the related Federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the Internal Revenue Service (the “IRS”) or the courts. Moreover, there are no cases or IRS rulings on similar transactions with terms similar to those of the Class A Notes. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS.

Tax Characterization of the Issuer

McKee Nelson LLP will deliver its opinion that the Issuer will not be classified as an association, or publicly traded partnership taxable as a corporation for Federal income tax purposes. This opinion will be based on the assumption of compliance by all parties with the terms of the Trust Agreement and related documents.

If the Issuer were taxable as a corporation for Federal income tax purposes, the Issuer would be subject to corporate income tax on its taxable income. The Issuer’s taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Class A Notes. Any corporate income tax could materially reduce cash available to make payments on the Class A Notes and distributions on the Certificates, and Certificateholders, and possibly Class A Noteholders, could be liable for any tax that is not paid by the Trust.

Tax Consequences to Holders of the Class A Notes

Treatment of the Class A Notes as Indebtedness.  The Issuer will agree, and the Class A Noteholders will agree by their purchase of Class A Notes, to treat the Class A Notes as debt for Federal, state and local income and franchise tax purposes. Federal Tax Counsel will advise the Issuer that in its opinion the Class A Notes will be classified as debt for Federal income tax purposes.

The prepayment assumption that is used in determining the accrual of original issue discount, market discount or premium with respect to the Notes is [100% Prepayment Assumption], as defined below.  However, no representation is made that the loans will prepay in accordance with this assumption or in accordance with any other assumption.  The [100% Prepayment Assumption] assumes a [constant prepayment rate of ___%].

Alternatively, if, contrary to the opinion of Federal Tax Counsel, the Class A Notes were not properly classified as debt and Issuer were treated as a publicly traded partnership taxable as a corporation, it would be subject to Federal income tax, and any similar state or local taxes, at corporate tax rates on its taxable income generated by ownership of the Receivables.  This tax could result in reduced distributions to Class A Noteholders. Distributions to Class A Noteholders generally would not be deductible in computing the taxable income of the publicly traded partnership. In addition, all or a portion of any distributions would, to the extent of the current and accumulated earnings and profits of the corporation, be treated as dividend income to the Class A Noteholders, and in the case of Class A Noteholders that are foreign persons would be subject to withholding tax.

Interest Income and OID on the Class A Notes.

It is not anticipated that the Class A Notes will be issued with original issue discount (“OID”) within the meaning of Section 1273 of the Code. The stated interest on the Class A Notes will be taxable to a Class A Noteholder as ordinary interest income when received or accrued in accordance with the Class A Noteholder’s method of tax accounting. If the Class A Notes were treated as being issued with OID, the excess of the “stated redemption price at maturity” of the Class A Notes over their issue price would constitute OID. Under the OID Regulations, a holder of a Class A Note issued with a de minimis amount of OID must include this OID in income, on a pro rata basis, as principal payments are made on the Class A Note. A subsequent purchaser who buys a Class A Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

Sale or Other Disposition.

If a Class A Noteholder sells a Class A Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the Class A Note. The adjusted tax basis of a Class A Note to a particular Class A Noteholder will equal the holder’s cost for the Class A Note, increased by any market discount, and gain previously included by the Class A Noteholder in income with respect to the Class A Note and decreased by the amount of premium, if any, previously amortized and by the amount of principal payments previously received by the Class A Noteholder with respect to the related Class A Note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest, including OID, and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Foreign Holders.

Except as discussed below, a Class A Noteholder that is not a “United States person” (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a Class A Note provided that (i) the holder complies to the extent necessary with certain certification requirements, which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a United States person (as defined below), (ii) the holder is not a “10-percent shareholder” within the meaning of Section 871(h)(3)(B) of the Code, which could be interpreted to include a person that directly or indirectly owns 10% or more of the certificates in the Trust or the equity in the Seller or the Company, (iii) the holder is not a “controlled foreign corporation” (as defined in the Code) related to the Trust or related to a 10 percent holder of certificates in the Trust or equity in the Seller or the Company, and (iv) the holder is not engaged in a United States trade or business, or otherwise subject to Federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a Class A Note.  For these purposes, the term “United States person” means (i) a citizen or resident of the United States, (ii) a corporation or partnership (or other entity properly treated as a corporation or partnership for Federal income tax purposes) created or organized in or under the laws of the United States or any State thereof or the District of Columbia, (iii) an estate whose income is includable in gross income for United States Federal income taxation regardless of its source, and (iv) a trust for which one or more United States persons have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust’s administration and certain eligible trusts that elect to be treated as United States persons.  A “Foreign Person” is any person that is not a United States person.  Each Class A Noteholder should consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Class A Note by a Foreign Person generally will be exempt from United States Federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a Class A Note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States Federal income tax on the interest, gain or income at regular Federal income tax rates.  In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits,” within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

If the IRS were to contend successfully that the Class A Notes are interests in a partnership, not taxable as a corporation, a Class A Noteholder that is a foreign person might be required to file a United States. Federal income tax return and pay tax on its share of partnership income at regular United States tax rates, including the branch profits tax, and could be subject to withholding tax on its share of partnership income. If the Class A Notes were recharacterized as interests in a “publicly traded partnership” taxable as a corporation, distributions on the Class A Notes treated as dividends would generally be subject to withholding tax on the gross amount of the dividends at the rate of 30% unless the rate were reduced by an applicable treaty. If the Class A Notes are recharacterized as equity interests in a partnership, or, contrary to the opinion of Federal Tax Counsel, in a publicly traded partnership taxable as a corporation, any taxes required to be so withheld will be treated for all purposes of the Class A Notes as having been paid to the related Class A Noteholder.

Backup Withholding. Distributions made on the Class A Notes and proceeds from the sale of Class A Notes to or through certain brokers may be subject to a “backup” withholding tax on “reportable payments” (including interest accruals, original issue discount, and, under certain circumstances, distributions in reduction of principal amount) if the holder of the Class A Notes fails to comply with certain identification procedures, unless the Class A Noteholder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status.  Any amounts so withheld from distributions on the Class A Notes would be refunded by the IRS or allowable as a credit against the Class A Noteholder’s Federal income tax.

Certain State Tax Consequences

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” above, potential purchasers should consider the state income tax consequences of the acquisition, ownership and disposition of the Class A Notes. State income tax law may vary substantially from state to state, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential purchasers should consult their own tax advisors with respect to the various tax consequences of an investment in the Class A Notes.

ERISA Considerations

Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing, or other employee benefit plan, as well as individual retirement accounts and particular types of Keogh Plans subject to those provisions, and entities deemed to hold plan assets of these plans (each, a “Benefit Plan”), from engaging in particular transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Benefit Plan. A violation of these “prohibited transaction” rules may generate excise tax and other penalties and liabilities under ERISA and the Code for these persons. ERISA also imposes particular duties on persons who are fiduciaries of Benefit Plans subject to ERISA. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of the Benefit Plan, subject to exceptions not here relevant.

Some transactions involving the Issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchases Class A Notes if assets of the Issuer were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the “Plan Assets Regulation”), the assets of the Issuer would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an equity interest in the Issuer and none of the exceptions contained in the Plan Assets Regulation was applicable. An “equity interest” is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the Issuer believes that, at the time of their issuance the Class A Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. The debt status of the Class A Notes could be affected subsequent to their issuance by particular types of changes in the financial condition of the Issuer.

Without regard to whether Class A Notes are treated as an equity interest under the Plan Assets Regulation, the acquisition or holding of the Class A Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Issuer, the Seller, the Servicer, the Backup Servicer, the Indenture Trustee or the Owner Trustee is or becomes a party in interest or a disqualified person with respect to a Benefit Plan or in the event that a subsequent transfer of a Class A Note occurs between a Benefit Plan and a party in interest or disqualified person with respect to the Plan. Some exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Class A Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the Class A Notes. Included among these exemptions, each of which contains several conditions which must be satisfied before the exemption applies, are: PTCE 90-1, regarding partiuclar transactions entered into by insurance company pooled separate accounts; PTCE 95-60, regarding particular transactions entered into by insurance company general accounts; PTCE 96-23, regarding particular transactions effected by “in-house asset managers”; PTCE 91-38 regarding particular types of transactions entered into by bank collective investment funds; and PTCE 84-14, regarding particular transactions effected by “qualified professional asset managers.” By acquiring a Class A Note, each purchaser and each transferee of a Class A Note shall be deemed to represent and warrant that either (1) it is not acquiring a Class A Note with the assets of a Benefit Plan; or (2) its purchase and holding of the Class A Notes will qualify for prohibited transaction exemptive relief under PTCE 95-60, PTCE 96-23, PTCE 91-38, PTCE 90-1, PTCE 84-14 or some other applicable exemption.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and some church plans (as defined in Section 3(33) of ERISA) may not be subject to ERISA requirements. However, governmental plans can be subject, under federal, fiduciary, state or local law, to restrictions which are similar to ERISA and church plans may be subject to other types of prohibited transaction restrictions under the Code.

A Benefit Plan fiduciary considering the purchase of Class A Notes should consult its tax and/or legal advisors regarding whether the assets of the Issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Ratings

It is a condition to issuance that each of the Class A-1 Notes and the Class A-2 Notes be rated [       ] by [       ] and [       ] by [       ]. The ratings by the Rating Agencies of the Class A Notes will be based on the issuance of the Policy. A rating is not a recommendation to purchase, hold or sell Class A Notes. In the event that the rating initially assigned to any of the Class A Notes is subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of the Insurer, no person or entity will be obligated to provide any additional credit enhancement with respect to the Class A Notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Class A Notes.

Underwriting

Subject to the terms and conditions set forth in an underwriting agreement dated [                  ] (the “Underwriting Agreement”), the Company has agreed to cause the Trust to sell to Deutsche Bank Securities Inc. (the “Underwriter”), and the Underwriter has agreed to purchase, all of the Class A Notes.

Under the terms and conditions of the Underwriting Agreement, the Underwriter is committed to take and pay for all the Class A Notes offered by this prospectus supplement, if any are taken.

The Seller has been advised by the Underwriter that the Underwriter proposes to offer the Class A Notes from time to time for sale in negotiated transactions or otherwise, at prices determined at the time of sale. The Underwriter may effect these transactions by selling Class A Notes to or through dealers and these dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter and any purchasers of Class A Notes for whom they may act as agents. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Class A Notes may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Class A Notes by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended (the “Securities Act”).

The Class A Notes are a new issue of securities with no established trading market. The Trust has been advised by the Underwriter that it intends to make a market in the Class A Notes, but the Underwriter is not obligated to make a market and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Class A Notes.

An affiliate of the underwriter provides a warehouse facility to the Seller.

The Seller has agreed to indemnify the Underwriter against particular types of liabilities, including liabilities under the Securities Act.

Experts

The consolidated balance sheets of Financial Security and Subsidiaries as of December 31, [       ] and [       ] and the related consolidated statements of income, changes in shareholder’s equity and cash flows for each of the three years in the period ended December 31, [       ], incorporated by reference in this prospectus supplement, have been incorporated in this prospectus supplement in reliance on the report of [       ], independent accountants, given on the authority of that firm as experts in accounting and auditing.

Legal Matters

Some legal matters relating to the Class A Notes and some related federal income tax and other matters will be passed upon for the Seller by [       ].  Some legal matters relating to the Class A Notes will be passed upon for the Underwriter and the Company by McKee Nelson LLP, New York, New York.

Glossary

Aggregate Principal Balance: With respect to the Closing Date, the Cutoff Date Principal Balance, and with respect to any Determination Date, the sum of the Principal Balances, computed as of the last day of the related Collection Period end date, for all Receivables, other than Liquidated Receivables and Purchased Receivables.

Amount Financed: With respect to a Receivable, the aggregate amount advanced extended under the Receivable toward the purchase price of the Financed Boat and related costs, including amounts of credit extended in respect of accessories, insurance premiums, service and warranty policies or contracts and other items customarily financed as part of boat retail installment contracts or promissory notes, and related costs.

Available Funds: With respect to any Determination Date, the sum of

(1)

the “Collected Funds” received by the Servicer during the related Collection Period,

(2)

all Purchase Amounts deposited in the Collection Account for the related Collection Period,

(3)

all income received from investments of funds in the Collection Account during the related Collection Period,

(4)

the Monthly Capitalized Interest Amount with respect to the Payment Date,

(5)

the Insurer Optional Deposit, if any, and

(6)

any remaining Pre-Funded Amount applied to the mandatory redemption of Notes.

Certificateholder: The holder of a Certificate

Class: A class of Notes.

Class A Note Balance: The sum of (1) the Class A-1 Note Balance and (2) the Class A-2 Note Balance.

Class A-1 Final Scheduled Payment Date: [       ] or, if this day is not a Business Day, the next succeeding Business Day.

Class A-2 Final Scheduled Payment Date: [       ], or, if this day is not a Business Day, the next succeeding Business Day.

Class B Note Balance: An amount equal to $[       ] on the Closing Date and after, an amount equal to the initial Class B Note Balance reduced by all amounts distributed to the Class B Noteholders that are allocable to principal.

Collected Funds: With respect to any Determination Date, the amount of funds in the Collection Account representing collections on the Receivables received by the Servicer during the related Collection Period, including all Liquidation Proceeds collected during the related Collection Period, but excluding any Purchase Amounts, and all amounts paid by Dealers under Dealer Agreements or Dealer Assignments with respect to the Receivables during the related Collection Period.

Collection Period: With respect to any Payment Date or Determination Date, the calendar month preceding the month in which the Payment Date or Determination Date occurs.

Controlling Party: The Insurer, so long as an Insurer Default shall not have occurred and be continuing, otherwise, the Indenture Trustee for the benefit of the Noteholders; provided, however, that the Owner Trustee for the benefit of the Certificateholder will be the Controlling Party after all unpaid principal and interest on the Notes shall have been paid in full and all amounts due to the Insurer have been paid and the Policy has expired in accordance with its terms.

Corporate Trust Office: The office of the Indenture Trustee at which its corporate trust business shall be principally administered, which office as of the date of this prospectus supplement is located at [       ].

Cram Down Loss: With respect to a Receivable, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on a Receivable or otherwise modifying or restructuring the Contract Scheduled Payments to be made on a Receivable, an amount equal to (1) the excess of the Principal Balance of the Receivable immediately prior to the order over the Principal Balance of the Receivable as so reduced and/or (2) if the court shall have issued an order reducing the effective rate of interest on the Receivable, the net present value, using as the discount rate the higher of the APR on the Receivable or the rate of interest, if any, specified by the court in the order, of the Contract Scheduled Payments as so modified or restructured. A Cram Down Loss shall be deemed to have occurred on the date of issuance of the order.

Cutoff Date: With respect to the Initial Receivables, the Initial Cutoff Date, and with respect to the Subsequent Receivables, the Subsequent Cutoff Date.

Dealer Agreement: An agreement generally between the Seller and a Dealer relating to the sale of retail installment contracts to the Seller and all documents and instruments relating to that agreement.

Dealer Assignment: With respect to a Receivable, the executed assignment conveying a Receivable to the Seller.

Deficiency Claim Amount: With respect to any Determination Date, the positive difference, if any, of (1) the sum of the related Scheduled Payments plus the amounts described in clauses (1), (2) and (3) under the heading “The Notes—Priority of Distribution Amounts” minus (2) the amount of Available Funds with respect to the Determination Date, which amount will be withdrawn from the Class A Reserve Account to the extent funds are on deposit tin this prospectus supplement in accordance with the terms of the Class A Reserve Account Agreement and deposited into the Collection Account on the related Payment Date.

Determination Date: With respect to a Collection Period, the 5th Business Day preceding the Payment Date in the next calendar month; provided, however that the first Determination Date will be the Closing Date.

Holder or Noteholder: The Person in whose name a Note is registered in the Note Register.

Liquidation Proceeds: With respect to a Liquidated Receivable,

•

proceeds from the disposition of Financed Boats securing the Liquidated Receivables,

•

any insurance proceeds or rebates, or

•

other monies received from the Obligor or otherwise, less amounts required to be refunded to the Obligor.

Managed Receivable: Any retail installment contract, including any related promissory note, for a Financed Boat, and all rights and obligations under the retail installment contract, generally originated by and currently serviced by the Seller for Obligors.

Note Balance: The sum of the Class A Note Balance and Class B Note Balance.

Note Majority: As of any date of determination, Holders of Class A-1 Notes and Class A-2 Notes and Class B Notes representing more than 50% of the Note Balance.

Payment Amount: With respect to a Payment Date, the sum of (1) the Available Funds as of the last day of a Collection Period, plus (2) the Deficiency Claim Amount, if any, with respect to the Payment Date.

Person: Any legal person, including any individual, corporation, limited liability company, partnership, joint venture, estate, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision of these or any other entity.

Purchased Receivable: A Receivable that was purchased as of the close of business on the last day of a Collection Period by the Seller or the Servicer as the result of the violation of particular representations or warranties of the Seller under the Sale and Servicing Agreement or a breach by the Servicer of some of the Servicer’s obligations.

Rating Agency Condition: With respect to any action, that the Rating Agency has been given prior notice of and that the Rating Agency has notified the Seller, the Seller, the Servicer and the Indenture Trustee in writing that the action will not result in a reduction or withdrawal of the then current rating of the Notes.

Sale and Servicing Agreement: The Sale and Servicing Agreement between the Seller, in its individual capacity and as Servicer, ACE Securities Corp., as Company, [       ] Boat Receivables Owner Trust [       ]- [  ] as purchaser, and [       ], as Indenture Trustee and Backup Servicer.

Servicer’s Certificate: With respect to each Collection Period, a certificate, completed by and executed on behalf of the Servicer, in accordance with the applicable Sale and Servicing Agreement provisions.

Servicer Receivables Files: The following documents or instruments in the Servicer’s possession with respect to each Receivable: (1) documents evidencing or relating to any Insurance Policy; and (2) any and all other documents, in original or electronic form, that the Servicer keeps on file in accordance with its customary procedures relating to the individual Receivable, Obligor or Financed Boat.

State: Any state of the United States or the District of Columbia.

Transaction Documents: The Sale and Servicing Agreement, the Indenture, the Trust Agreement, the Notes, the Receivables Purchase Agreement, the Underwriting Agreement and the other agreements executed in connection with the closing of the transactions described in this prospectus supplement.

Trust Agreement: The Trust Agreement between ACE Securities Corp., the Certificateholder, the Seller, and [       ], as Owner Trustee.

Index of Terms

Set forth below is a list of the defined terms used in this prospectus supplement and the pages on which the definitions of these terms may be found.

ABS

S-29

ABS Tables

S-29

Actuarial Receivable

S-23

Additional Funds Available

S-35

Aggregate Principal Balance

S-70

Amount Financed

S-70

Available Funds

S-70

Backup Servicer Fee

S-55

Benefit Plan

S-66

Business Day

S-62

capital assets

S-63

Capitalized Interest Account

S-54

Certificate

S-15

Certificateholder

S-70

Class

S-70

Class A Interest Carryover Shortfall

S-35

Class A Interest Payment Amount

S-35

Class A Mandatory Redemption Amount

S-35

Class A Note Balance

S-70

Class A Notes

S-15

Class A Overcollateralization Amount

S-35

Class A Principal Payment Amount

S-36

Class A Reserve Account

S-44

Class A Target Overcollateralization Amount

S-36

Class A-1 Final Scheduled Payment Date

S-70

Class A-1 Interest Carryover Shortfall

S-36

Class A-1 Interest Payment Amount

S-36

Class A-1 Mandatory Redemption Amount

S-36

Class A-1 Note Balance

S-41

Class A-1 Note Factor

S-49

Class A-1 Notes

S-15

Class A-1 Principal Carryover Shortfall

S-36

Class A-1 Principal Payment Amount

S-37

Class A-2 Final Scheduled Payment Date

S-70

Class A-2 Interest Carryover Shortfall

S-37

Class A-2 Interest Payment Amount

S-37

Class A-2 Mandatory Redemption Amount

S-37

Class A-2 Note Balance

S-41

Class A-2 Note Factor

S-50

Class A-2 Notes

S-15

Class A-2 Principal Carryover Shortfall

S-37

Class A-2 Principal Payment Amount

S-37

Class B Interest Carryover Shortfall

S-38

Class B Interest Payment Amount

S-38

Class B Note Balance

S-70

Class B Notes

S-15

Class B Principal Payment Amount

S-38

Closing Date

S-15

Code

S-63

Collected Funds

S-70

Collection Account

S-53

Collection Period

S-71

Contract Scheduled Payment

S-38

Controlling Party

S-71

Corporate Trust Office

S-71

Cram Down Loss

S-71

Cutoff Date

S-71

Dealer Agreement

S-71

Dealer Assignment

S-71

Dealer Recourse

S-17

Defaulted Receivable

S-38

Deficiency Claim Amount

S-71

Determination Date

S-71

disqualified persons

S-66

Draw Date

S-39

DTC

S-34

equity interest

S-67

Events of Default

S-48

excess interest

S-44

Excess Overcollateralization Amount

S-39

excess principal

S-44

Exchange Act

S-33

Financed Boats

S-17

Funding Period

S-53

Holder

S-72

Holders

S-34

Indenture

S-16

in-house asset managers

S-67

Initial Cutoff Date

S-16

Initial Financed Boats

S-16

Initial Pre-Funded Amount

S-53

Initial Receivables

S-16

Insurance Agreement Indenture Cross Defaults

S-48

Insurer

S-18

Insurer Default

S-57

Insurer Optional Deposit

S-39

IRS

S-63

Issuer

S-15

Liquidated Receivable

S-39

Liquidation Proceeds

S-72

Lockbox Account

S-53

Lockbox Bank

S-53

Managed Receivable

S-72

Mandatory Redemption Date

S-54

Monthly Capitalized Interest Amount

S-54

Note Balance

S-72

Note Distribution Account

S-53

Note Majority

S-72

Noteholder

S-72

Noteholders

S-34

Notes

S-15

Obligors

S-16

OC Stabilization Date

S-39

OID

S-64

Order

S-61

Original Pool Balance

S-34

Owner Trustee

S-16

parties in interest

S-66

Payment Amount

S-72

Person

S-72

plan assets

S-66

Plan Assets Regulation

S-66

Policy Claim Amount

S-39

Precomputed Receivables

S-22

Pre-Funded Amount

S-54

Pre-Funding Account

S-53

Principal Balance

S-40

Principal Payment Amount

S-39

publicly traded partnership

S-66

Purchase Amount

S-41

Purchased Receivable

S-72

qualified professional asset managers

S-67

Rating Agency Condition

S-72

Receipt

S-62

Receivables

S-15

Receivables File

S-18

Received

S-62

Redemption Price

S-35

Rule of 78’s Receivables

S-22

Sale and Servicing Agreement

S-72

Scheduled Payments

S-60

Securities Act

S-68

Servicer Expenses

S-55

Servicer Fee

S-55

Servicer Receivables Files

S-72

Servicer Termination Event

S-57

Servicer Transition Expenses

S-55

Servicer’s Certificate

S-72

Servicer Receivables Files

S-72

Servicing Fee Rate

S-55

Simple Interest Receivable

S-22

State

S-73

stated redemption price at maturity

S-64

Subsequent Cutoff Date

S-16

Subsequent Financed Boats

S-17

Subsequent Purchase Agreement

S-17

Subsequent Receivables

S-17

Subsequent Transfer Date

S-18

Transaction Documents

S-73

Trust

S-15

Trust Agreement

S-16, 73

Trust Property

S-16

Underwriter

S-68

Underwriting Agreement

S-68

United States person

S-65

Weighted Average Life

SUBJECT TO COMPLETION, DATED JUNE 24, 2005

PROSPECTUS SUPPLEMENT (to prospectus dated [            ])

$[                           ]

[      ] Boat Trust [      ]-[      ]

Issuer

ACE SECURITIES CORP.

Depositor

[      ]

Servicer

Securities Offered

•

$[            ], [   ]% asset backed notes

•

$[            ], [   ]% asset backed certificates

Assets

•

Retail boat receivables

Credit Enhancement

•

Subordination of the certificates

•

Reserve account

Expected Ratings

•

[     ] or equivalent for the notes

•

[     ] or equivalent for the certificates

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the attached prospectus is accurate or complete.  Making any contrary representation is a criminal offense.

Subject to the satisfaction of certain conditions, the underwriter named below is offering the notes and certificates at the price to public shown.  The securities will be delivered in book entry form only on or about [        ].

	Price to Public	Underwriting Discounts and Commissions	Proceeds to the Depositor(1)
Per Note	[ ]%	[ ]%	[ ]%
Per Certificate	[ ]%	[ ]%	[ ]%
Total	$[ ]	$[ ]	$[ ]

(1) Before deducting expenses, estimated to be $ [ ].

Deutsche Bank Securities Inc.

The date of this prospectus supplement is [         ].

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Important Notice About Information Presented in this

Prospectus Supplement and the Accompanying Prospectus:

We provide information to you about the securities offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your securities, and (2) this prospectus supplement, which describes the specific terms of your securities.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the securities in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

______________________________________________________________________________

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the securities and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the securities will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

______________________________________________________________________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

Prospectus Supplement	Prospectus

Caption Page	Caption Page

Summary of Terms

S-

Risk Factors

S-

Formation of the Trust

S-

The Trust Property

S-

The Receivables Pool

S-

The Servicer

S-

Weighted Average Life of the Securities

S-

Use of Proceeds

S-

Description of the Notes

S-

Description of the Certificates

S-

Description of the Transfer and Servicing

Agreements

S-

Federal Income Tax Consequences

S-

State and Local Tax Consequences

S-

Erisa Considerations

S-

Underwriting

S-

Legal Matters

S-

Risk Factors

The Trusts

The Trustee

The Receivables Pools

The Collateral Certificates

The Government Securities

Weighted Average Life of the Securities

Pool Factors and Trading Information

The Seller and the Servicer

Use of Proceeds

Description of Notes

Description of the Certificates

Certain information Regarding

the Securities

Description of the Transfer and Servicing

Agreements

Certain Matters Regarding the Servicer

Certain Legal Aspects of the Receivables

Material Federal Income Tax

Consequences

State and Local Tax Consequences

ERISA Considerations

Plan of Distribution

Legal Matters

Prospectus Supplement

Reports to Securityholders

Available Information

Incorporation of Certain Documents

by Reference

Index of Terms

Annex 1 - Global Clearance, Settlement

and Tax Documentation Procedures

Summary of Terms

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the securities, it is necessary that you read carefully this entire prospectus supplement and accompanying prospectus.

While this summary contains an overview of certain calculations, cash flow priorities, and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

Issuer

[      ] Boat Trust [      ]-[      ], a limited purpose Delaware business trust.

Depositor

Ace Securities Corp.

Servicer

[      ].

Seller

[      ].

Owner Trustee

[      ].

Indenture Trustee

[      ].

Closing Date

On or about [      ].

Cut-off Date

The [close] [opening] of business on [      ].

Distribution Dates

[      ] of each month or the next business day if the [      ] day is not a business day, beginning in [      ].

Record Dates

Last day of the month prior to a distribution date.

Minimum Denominations

$25,000.

Form

Book-entry.

Interest Accrual Method

30/360.

Final Scheduled

Distribution Date

[      ] for the notes and [      ] for the certificates.

The Receivables

The receivables are amounts owed by individuals under retail installment sale contracts to purchase or refinance new or used boats, boat motors, jet skis and waverunners.

The depositor expects that the receivables will have the following characteristics as of [      ].  As of the closing date, no more than 5% of the receivables will have characteristics that differ from those described in this prospectus supplement as of [      ].

Number of contracts

[      ]

Principal Amount

$[      ]

Annual Percentage Rates

[      ]% to [      ]%

Weighted Average Annual
   Percentage Rate

[      ]%

Original term

[      ] months to

[      ] months

Weighted Average

original term

[      ] months

Remaining term

[      ] months to

[      ] months

Weighted Average

remaining term

[      ]  months

New

[      ]%

Used

[      ]%

States

[          ]

[      ]%

[          ]

[      ]%

Balloon Loans

[      ]%

[For approximately [      ]% of the principal amount of the receivables, the amount of the receivable was more than the value of the financed boat at the time the loan was made.]

Interest Distributions

On each distribution date, if the trust has sufficient cash, it will pay you the interest accrued on your securities during the related interest period.  Interest periods begin on the prior distribution date and run through the day before the current distribution date.  The first interest period, however, begins on the closing date and runs through the day before the first distribution date.  We will assume that each year has 360 days.

Principal Distributions

The trust will pay all principal collections to the noteholders until the notes are paid in full.  The trust will not pay any principal collections to the certificateholders until the notes are paid in full.

Reserve Account

There will be a reserve account to help cover cash flow shortfalls.  Initially, the account will be $[      ].  On each distribution date amounts remaining after distribution of the total servicing fee and amounts to be paid to the noteholders and certificateholders will be deposited in the reserve account until the amount equals a specified amount.

Optional Termination

When the principal amount of the receivables is 10% or less than it was on the cut-off date, the servicer may buy the receivables.  If the servicer does not do so, the indenture trustee will try to sell the receivables to another buyer.  In either case, you must receive the principal amount of your securities and all accrued but unpaid interest or the receivables will not be sold.

Tax Consequences

McKee Nelson LLP, special federal tax counsel to the trust, is of the opinion that, for federal income tax purposes the notes will constitute indebtedness and the certificates will constitute interests in a trust fund that will not be treated as an association taxable as a corporation or publicly traded partnership taxable as a corporation. The trust and holders of the certificates will agree by their purchase of certificates, if there is more than one holder of the certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the holders of the certificates as partners of the partnership and the notes as debt of the partnership, and if there is one holder of certificates, to treat that holder as the owner of the assets of the trust and to treat the trust as a disregarded entity.

The tax code is complex, and we recommend that you and your tax advisors review the information under the caption "Federal Income Tax Consequences" in this prospectus supplement and under the caption "Material Federal Income Tax Consequences" in the prospectus.

ERISA Considerations

The notes may be purchased by ERISA and other retirement plans if one or more administrative exemptions apply. The certificates may not be purchased by ERISA or other retirement plans.  See "ERISA Considerations" in this prospectus supplement and the prospectus.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the securities.

You may have difficulty selling your securities

The securities will not be listed on any securities exchange.  As a result, if you want to sell your securities you must locate a purchaser that is willing to purchase those securities.  The underwriter intends to make a secondary market for the securities.  The underwriter will do so by offering to buy the securities from investors that wish to sell.  However, the underwriter will not be obligated to make offers to buy the securities and may stop making offers at any time.  In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay.  There have been times in the past where there have been very few buyers of asset backed securities, and there may be such times in the future.  As a result, you may not be able to sell your securities when you want to do so or you may not be able to obtain the price that you wish to receive.

Certain features of the receivables pool may result in losses.	There are a number of features of the receivables in the pool that create additional risk of loss, including the following:

Certain obligors have little equity in their financed boat which may result in more severe losses.

For approximately [      ]% of the principal amount of the receivables, the original principal amount of the loan exceeded the cost of the related boat.  Although each such obligor was required to make a downpayment from the obligor's own funds, those obligors have no equity in their boats.  While those borrowers had excellent credit histories at the time, the lack of any equity in the boat may make it more likely that those obligors will default if their personal financial conditions change.  In addition, if such an obligor defaults and the boat is repossessed, the trust is likely to suffer a loss.

The concentration of the receivables in specific geographic areas may increase the risk of loss.

Economic conditions in the states where obligors reside may affect the delinquency, loan loss and repossession experience of the trust with respect to the receivables.  As of the cut-off date, the billing addresses of the obligors with respect to approximately [      ]%, [      ]%, and [      ]% of the principal amount of the receivables were located in [      ],  [      ]  and [      ], respectively.  Economic conditions in any state or region may decline over time and from time to time.  Because of the concentration of the obligors in certain states, any adverse economic conditions in those states may have a greater effect on the performance of the securities than if the concentration did not exist.

Newly originated loans may be more likely to default which may cause losses.

Defaults on boat loans tend to occur at higher rates during the early years of the boat loans.  Substantially all of the boat loans will have been originated within [      ] months prior to the sale to the trust.  As a result, the trust may experience higher rates of default than if the boat loans had been outstanding for a longer period of time.

Balloon loans may have a higher rates of default which may cause losses.

A balloon loan has monthly payments that will not fully pay off the loan balance by the maturity date.  As a result the borrower usually will have to refinance the balloon loan in order to pay the amount due.  The borrower may not be able to refinance the balloon loan for any number of reasons, including the level of available interest rates, the age or condition of the boat, or the borrower's payment or credit history.  The trust will not have any funds to refinance a balloon loan, and the seller is not obligated to do so.

Certificates will absorb cash shortfalls and losses before the notes.

The certificateholders will not receive any distribution of interest until the full amount of interest on the notes has been paid on each distribution date.  The certificateholders will not receive any distributions of principal until the notes have been repaid in full.  Holders of the certificates must rely for repayment upon payments on the receivables, and, if and to the extent available, amounts on deposit in the reserve account.  If funds in the reserve account are exhausted, the trust will depend solely on current distributions on the receivables to make payments on the securities.  Delinquent payments on the receivables may result in a shortfall in the distributions on the certificates on any distribution date due to the priority of payments on the notes.  Although on each distribution date distributions of interest on the certificates ranks senior to payments of principal of the notes, after an event of default or an acceleration of the notes, the principal amount of the notes must be paid in full prior to the distribution of any amounts on the certificates.

Your yield to maturity may be reduced by prepayments	The pre-tax yield to maturity is uncertain and will depend on a number of factors including the following:

The rate of return of principal is uncertain.

The amount of distributions of principal of the securities and the time when you receive those distributions depends on the amount and the times at which borrowers make principal payments on the receivables.  Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the receivables.

You may be unable to reinvest distributions in comparable investments.

Asset backed securities, like the securities, usually produce more returns of principal to investors when market interest rates fall below the interest rates on the receivables and produce less returns of principal when market interest rates are above the interest rates on the receivables.  As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the securities, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the securities.  You will bear the risk that the timing and amount of distributions on your securities will prevent you from attaining your desired yield.

An early termination will shorten the life of your investment which may reduce your yield to maturity.

If the receivables are sold upon exercise of the servicer's optional termination or the auction call, you will receive the principal amount of your securities plus accrued interest through the related interest period.  Because your securities will no longer be outstanding, you will not receive the additional interest payments that you would have received had the securities remained outstanding.  If you bought your securities at par or at a premium, your yield to maturity will be lower than it would have been if the optional termination or auction call had not been exercised.

Withdrawal or downgrading of initial ratings will reduce the prices for securities

A security rating is not a recommendation to buy, sell or hold securities.  Similar ratings on different types of securities do not necessarily mean the same thing.  You are encouraged to analyze the significance of each rating independently from any other rating.  Any rating agency may change its rating of the securities after those securities are issued if that rating agency believes that circumstances have changed.  Any subsequent change in rating will likely reduce the price that a subsequent purchaser will be willing to pay for the securities.

The securities are not suitable investments for all investors

The securities are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on any specific date.  The securities are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

Formation of the Trust

The Trust

[      ] Boat Trust [    ]-[    ] is a business trust to be formed by the Depositor under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in the Prospectus.  After its formation, the Trust will not engage in any activity other than

(1)

acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom,

(2)

issuing the Certificates and the Notes,

(3)

making payments on the Certificates and the Notes and

(4)

engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

The Trust will initially be capitalized with equity of $[      ], excluding amounts deposited in the Reserve Account, representing the initial principal balance of the Certificates.  The Notes and Certificates will be transferred by the Trust to the Depositor in exchange for the Receivables.  The Certificates and the Notes will be sold to the Underwriter for cash.  The Servicer will initially service the Receivables pursuant to a sale and servicing agreement, to be dated as of [      ] (the "Sale and Servicing Agreement"), among the Seller, the Depositor, the Trust and the Servicer, and will be compensated for acting as the Servicer.  See "Description of the Transfer and Servicing Agreements--Servicing Compensation" in this prospectus supplement and "--Servicing Compensation and Payment of Expenses" in the Prospectus.  To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian for the Receivables by the Trust, but will not stamp the Receivables to reflect the sale and assignment of the Receivables to the Trust, nor amend the certificates of title of the Financed Boats.

If the protection provided to the investment of the Securityholders in the Trust by the Reserve Account is insufficient, the Trust will look to the Obligors on the Receivables, and the proceeds from the repossession and sale of Financed Boats which secure defaulted Receivables.  In such event, there may not be sufficient funds to make distributions with respect to the Securities.

The Trust's principal offices are in [      ], in care of [      ], as Owner Trustee, at the address listed below under "--The Owner Trustee."

Capitalization of the Trust

The following table illustrates the capitalization of the Trust as of the Cut-off Date, as if the issuance and sale of the Notes and the Certificates had taken place on such date:

Notes $[ ]
Certificates $[ ]
Total $[ ]

The Owner Trustee

[      ] is the Owner Trustee under the Trust Agreement. [      ] is a [      ] and its principal offices are located at [      ], [      ].  The Owner Trustee will perform limited administrative functions under the Trust Agreement, including making distributions from the Certificate Distribution Account. The Owner Trustee's liability in connection with the issuance and sale of the Certificates and the Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement.

The Trust Property

The Notes will be collateralized by the Trust Property (other than the Certificate Distribution Account). Each Certificate represents a fractional undivided interest in the Trust. The "Trust Property" will include the Receivables, which were originated indirectly by Dealers and purchased indirectly by the Seller pursuant to agreements with Dealers ("Dealer Agreements").  On the Closing Date, the Depositor will buy the Receivables from the Seller and the Depositor will sell the Receivables to the Trust.  The Servicer will, directly or through subservicers, service the Receivables.  The Trust Property also includes:

•

all monies received under the Receivables on and after the Cut-off Date and, with respect to Receivables which are Actuarial Receivables, monies received thereunder prior to the Cut-off Date that are due on or after the Cut-off Date;

•

such amounts as from time to time may be held in the Collection Account, the Reserve Account, the Payahead Account, the Note Distribution Account and the Certificate Distribution Account, established and maintained by the Servicer pursuant to the Sale and Servicing Agreement as described below;

•

security interests in the Financed Boats;

•

the rights of the Seller to receive proceeds from claims under certain insurance policies;

•

the rights of the Trust under the Sale and Servicing Agreement;

•

the rights of the Seller to refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering the Financed Boats or the retail purchasers of, or other persons owing payments on, the Financed Boats (the "Obligors");

•

all right, title and interest of the Seller (other than with respect to any Dealer commission) with respect to the Receivables under the related Dealer Agreements;

•

rights with respect to any repossessed Financed Boats; and

•

all proceeds (within the meaning of the UCC) of the foregoing.

The Reserve Account will be maintained in the name of the Indenture Trustee for the benefit of the Noteholders and the Certificateholders.

The Receivables Pool

Pool Composition

The Receivables were selected from the Seller's portfolio by several criteria, including, as of the Cut-off Date, the following:

1.

each Receivable has a scheduled maturity of not later than the Final Scheduled Maturity Date;

2.

each Receivable was originated in the United States of America;

3.

each Receivable has an original term to maturity of not more than [      ] months and a remaining term to maturity of [      ] months or less as of the Cut-off Date;

4.

approximately [      ]% of the Initial Pool Balance was secured by new Financed Boats, and approximately [      ]% of the Initial Pool Balance was secured by used Financed Boats;

5.

each Receivable provides for level monthly payments which fully amortize the amount financed except, in the case of Simple Interest Receivables, for the last payment, which may be different from the level payment;

6.

each Receivable is not more than [      ] days contractually past due as of the Cut-off Date and is not more than [      ] months paid ahead;

7.

each Receivable has an outstanding principal balance between $[      ] and $[      ];

8.

and each Receivable has an APR of no less than [      ]%.

As of the Cut-off Date, no Obligor on any Receivable was noted in the related records of the Servicer as being the subject of any pending bankruptcy or insolvency proceeding.  The latest scheduled maturity of any Receivable is not later than [      ].  No selection procedures believed by the Depositor to be adverse to Certificateholders or the Noteholders were used in selecting the Receivables.

The Depositor considers an account past due if any portion of the payment due on a due date is not received by the succeeding due date for that account.

The composition, distribution by remaining term, distribution by APR, geographic distribution and distribution by remaining principal of the Receivables, in each case,  as of the Cut-off Date are set forth in the tables below.  The percentages in the following tables may not add to 100% due to rounding.

Composition of the Receivables as of the Cut-off Date

	New Financed Boats	Used Financed Boats	Total

Aggregate Principal Balance	$	$	$
Number of Receivables
Average Principal Balance	$	$	$
Average Original Balance	$	$	$
Weighted Average Contract Rate	%
Contract Rate (Range)	%- %	%- %	%- %
Weighted Average Original Term	months	months	months
Original Term (Range)	to months	to months	to months
Weighted Average Remaining Term	months	months	months
Remaining Term (Range)	to months	to months	to months

Distribution by Remaining Term of the Receivables as of the Cut-off Date

Remaining Term (Range)	Number of Receivables	Aggregate Principal Balance	Percentage of Original Pool Balance
Less than 30 months		$	%
30 to 35 months
36 to 41 months
42 to 47 months
48 to 53 months
54 to 59 months
60 to 65 months
66 to 71 months
72 to 77 months
78 t o 89 months			%

Total			$100.00%

Distribution by Annual Percentage Rate of the Receivables as of the Cut-off Date

Annual Percentage Rate Range	Number of Receivables	Aggregate Principal Balance	Percentage of Original Pool Balance

8.00% to below		$	%
8.00% to 8.99%
9.00% to 9.99%
10.00% to 10.99%
11.00% to 11.99%
12.00% to 12.99%
13.00% to 13.99%
14.00% to 14.99%
15.00% to 15.99%
16.00% to 16.99%
17.00% to 17.99%
18.00% to 18.99%
19.00% to 19.99%
20.00% to 20.99%
21.00% to 21.99%
22.00% and above

Total			$100.00%

Geographic Distribution of the Receivables as of the Cut-off Date

State(1)	Number of Receivables	Aggregate Principal Balance	Percentage of Original Pool Balance

[ ]		$	%
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
Others (2)

Total			$100.00%

(1)

Based on billing addresses of the Obligors as of the Cut-off Date, which may differ from the state of origination of the Receivable.

(2)

Includes [    ] other states and [    ] none of which have a concentration of Receivables in excess of [    ]% of the aggregate principal balance.

Distribution by Remaining Principal Balance of the Receivables as of the Cut-off  Date

Remaining Principal Balance (Range)	Number of Receivables	Aggregate Principal Balance	Percentage of Original Balance

$ 2,500 to $ 4,999		$	%
$ 5,000 to $ 7,499
$ 7,500 to $ 9,999
$10,000 to $12,499
$12,500 to $14,999
$15,000 to $17,499
$17,500 to $19,999
$20,000 to $22,499
$22,500 to $24,999
$25,000 to $27,499
$27,500 to $29,999
$30,000 to $32,499
$32,500 to $34,999
$35,000 to $37,499
$37,500 to $39,999
$40,000 to $41,499
$42,500 to $44,999
$45,000 to $47,499
$47,500 to $49,999
$50,000 to $52,499
$52,500 to $54,999

Total			$100.00%

As of the Cut-off Date, approximately [     ]% of the aggregate principal balance of the Receivables, constituting [     ]% of the number of Receivables, were between 1 payment and [    ] payments paid-ahead.

As of the Cut-off Date, approximately [   ]% of the aggregate principal balance of the Receivables, constituting [     ]% of the number of Receivables, are Actuarial Receivables.  "Actuarial Receivables" are receivables that provide for amortization of the amount financed over a series of fixed, level-payment monthly installments.  Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of an amount of interest equal to 1/12 of the Annual Percentage Rate ("APR") of the amount financed multiplied by the unpaid principal balance of the amount financed, and an amount of principal equal to the remainder of the monthly payment.

As of the Cut-off Date, approximately [   ]% of the aggregate principal balance of the Receivables, constituting [   ]% of the number of Receivables, are Simple Interest Receivables.  "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed under the receivable over a series of fixed level monthly payments. However, unlike the monthly payment under an Actuarial Receivable, each monthly payment includes an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, under the terms of the boat retail installment sale contract or loan agreement, as the case may be, a "refund" or "rebate" will be made to the borrower of the portion of the total amount of payments then due and payable under such contract or agreement allocable to "unearned" interest, calculated on the basis of a constant interest rate.  If a Simple Interest Receivable is prepaid, rather than receive a rebate, the borrower is required to pay interest only to the date of prepayment.  The amount of a rebate under an Actuarial Receivable generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

The Servicer may accede to an Obligor's request to pay scheduled payments in advance, in which event the Obligor will not be required to make another regularly scheduled payment until the time a scheduled payment not paid in advance is due.  The amount of any payment (which are not amounts representing Payaheads) made in advance will be treated as a principal prepayment and will be distributed as part of the Principal Distribution Amount in the month following the Collection Period in which the prepayment was made.  See "Maturity and Prepayment Considerations" in the Prospectus.

The Servicer

The Servicer is [    ].  [Insert description of the Servicer.]

Delinquency Experience

(Dollars in Thousands)

At December 31,
	[ ]			[ ]			[ ]			[ ]			[ ]
	Number			Number			Number			Number			Number
	of			of			of			of			of
	Loans	Dollars	Percent	Loans	Dollars	Percent	Loans	Dollars	Percent	Loans	Dollars	Percent	Loans	Dollars	Percent

Principal Amount Outstanding (1)

Delinquencies (2)
30-59 Days
60-89 Days
90-119 Days
over 120 days

Total Delinquencies as a Percentage of the Total Amount Outstanding

(1)

Principal Amount Outstanding is the aggregate remaining principal balance of all Receivables serviced, net of unearned interest.

(2)

The period of delinquency is based on the number of days scheduled payments are contractually past due.  Includes repossessions on hand which have not been charged-off.  A receivable is 30 days contractually past due if a scheduled payment has not been received by the subsequent calendar month's scheduled payment date.

[Weighted Average Life of the Securities]

[Prepayments on boat receivables can be measured relative to a prepayment standard or model.  The model used in this Prospectus, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables.   ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full.   For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month.   ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

As the rate of payment of principal of the Notes and in respect of the Certificate Balance will depend on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of  the Notes could occur significantly earlier than the Final Scheduled Maturity Date for the Notes.  The final distribution in respect of the Certificates also could occur prior to the Final Scheduled Distribution Date for the Certificates.  Reinvestment risk associated with early payment of the Notes and the Certificates will be borne exclusively by the Noteholders and the Certificateholders, respectively.

The table captioned "Percent of Initial Note Principal Balance or Initial Certificate Balance at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of the characteristics of the Receivables.   The ABS Table assumes that

(1)

the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,

(2)

each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days,

(3)

payments on the Notes and distributions on the Certificates are made on each Distribution Date (and each such date is assumed to be the [   ] day of each applicable month),

(4)

the balance in the Reserve Account on each Distribution Date is equal to the Specified Reserve Account Balance, and

(5)

the Servicer does not exercise its option to purchase the Receivables.   The first two pools have an assumed cut-off date of [   ] and the remaining pools have an assumed cut-off date of [   ].

The ABS Table sets forth the percent of the initial principal amount of the Notes and the percent of the initial Certificate Balance that would be outstanding after each of the Distribution Dates shown and the corresponding weighted average lives thereof at various constant ABS percentages.

The ABS Table also assumes that the Receivables have been aggregated into four hypothetical pools with all of the Receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the four pools (which is based on its aggregate principal balance, APR, original term to maturity as of the Cut-off Date) will be such that each pool will fully amortize by the end of its remaining term to maturity.

Pool	Remaining Term to Maturity Range (in months)	Aggregate Principal Balance	Weighted Average Contract Rate	Weighted Average Original Term to Maturity (in Months)	Weighted Average Remaining Term to Maturity (in Months)

1		$	%
2		$	%
3		$	%
4		$	%

The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table.   The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.   For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS.   Moreover, the diverse terms of Receivables within each of the four hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed.  Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the Notes and the Certificates.]

Percent of Initial Note Principal Balance at Various ABS Percentages

	Notes
	Assumed ABS Percentage(2)
Distribution Dates	[ ]%	[ ]%	[ ]%	[ ]%
Closing Date	100	100	100	100
[ ]
[ ]
[ ]
_________________
Weighted Average Life (years)(1)

______________________

(1)

The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment of such Note by the number of years from the date of the issuance of such Note to the Distribution Date on which such principal payment is made, (ii) adding the results and (iii) dividing the sum by the initial principal balance of such Note.

(2)

An asterisk "*" means a percent of initial Note principal balance of more than zero and less than 0.5%.

The ABS Tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percent of Initial Certificate Balance at Various ABS Percentages

	Certificates
	Assumed ABS Percentage
Distribution Dates	[ ]%	[ ]%	[ ]%	[ ]%
Closing Date	100	100	100	100
_______________
_______________
_______________
_______________

_____________________

The ABS Tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Use of Proceeds

The net proceeds from the sale of the Securities will be applied by the Depositor first, to deposit approximately $[    ] into the Reserve Account and second, the balance to purchase the Receivables and the other Trust Property from the Seller.

Description of the Notes

The Notes will be issued pursuant to the terms of the Indenture, substantially in the form filed as an exhibit to the Registration Statement.  The following information summarizes all material provisions of the Notes and the Indenture.  The following summary supplements the description of the general terms and provisions of the Notes of any given Series and the related Indenture set forth in the Prospectus, to which description reference is hereby made.

The Notes

Payments of Interest.  The Notes will constitute [Fixed Rate] Securities, as such term is defined under "Certain Information Regarding the Securities--Fixed Rate Securities" in the Prospectus.  Interest on the outstanding principal amount of the Notes will accrue at the Interest Rate and will be payable to the Noteholders monthly on each Distribution Date, commencing [    ].  Interest will accrue from and including the Closing Date (in the case of the first Distribution Date), or from and including the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date (each representing an "Interest Period").  Interest on the Notes will be calculated on the basis of a 360 day year consisting of twelve 30 day months.  Interest payments on the Notes will generally be derived from the Total Distribution Amount remaining after the payment of the Servicing Fee for the related Collection Period and all accrued and unpaid Servicing Fees for prior Collection Periods (the "Total Servicing Fee").  See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement--Reserve Account" in this prospectus supplement.  Interest payments to the Noteholders will have the same priority.  Under certain circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Distribution Date.  Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with interest on such amount at the Interest Rate.

Payments of Principal.   Principal payments will be made to the Noteholders on each Distribution Date in an amount equal to the Noteholders' Percentage of the Principal Distribution Amount in respect of such Collection Period, subject to certain limitations.  Principal payments on the Notes will be generally derived from the Total Distribution Amount remaining after the payment of the Total Servicing Fee, the Noteholders' Interest Distributable Amount and the Certificateholders' Interest Distributable Amount; provided, however, that following the occurrence and during the continuation of certain Events of Default or an acceleration of the Notes, the Noteholders will be entitled to be paid in full before the distributions may be made on the Certificates.  See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement--Reserve Account" in this prospectus supplement.

The principal balance of the Notes, to the extent not previously paid, will be due on the Note Final Scheduled Distribution Date.  The actual date on which the aggregate outstanding principal amount of the Notes is paid may be earlier than the Note Final Scheduled Distribution Date based on a variety of factors.

Optional Redemption.   The Notes will be redeemed in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables.   The Servicer may purchase the Receivables when the Pool Balance has declined to 5% or less of the Initial Pool Balance.  The redemption price will be equal to the unpaid principal amount of the Notes and the Certificates plus accrued and unpaid interest thereon.  See "Description of the Transfer and Servicing Agreements--Termination" in the Prospectus.

Auction Sale.  In the event of an Auction Sale, the Notes will be redeemed in an amount equal to the unpaid principal amount of the then outstanding Notes plus accrued and unpaid interest thereon at the Interest Rate.  See "Description of the Transfer and Servicing Agreements--Termination" in the Prospectus.

The Indenture Trustee.  [          ] will be the Indenture Trustee under the Indenture.  The Depositor maintains normal commercial banking relations with the Indenture Trustee.

Description of the Certificates

The Certificates will be issued pursuant to the terms of the Trust Agreement, substantially in the form filed as an exhibit to the Registration Statement.  The following information summarizes all material provisions of the Certificates and the Trust Agreement.  The following summary supplements the description of the general terms and provisions of the Certificates of any given Series and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

The Certificates

Distributions of Interest.  Certificateholders will be entitled to distributions of interest in an amount equal to accrued interest on the Certificate Balance at the Pass-Through Rate.  Such amounts will be distributable monthly on each Distribution Date commencing [          ].  [The Certificates will constitute Fixed Rate Securities, as such term is defined under "Certain Information Regarding the Securities--Fixed Rate Securities"] in the Prospectus.  That interest entitlement will accrue from and including the Closing Date (in the case of the first such Distribution Date) or from the most recent Distribution Date on which interest distributions have been made to but excluding such Distribution Date and will be calculated on the basis of a 360-day year of twelve 30-day months. Interest distributions with respect to the Certificates will be funded from the portion of the Total Distribution Amount remaining after the distribution of the Total Servicing Fee and the Noteholders' Interest Distributable Amount.  On any Distribution Date, the Certificateholders' Interest Distributable Amount will equal 30 days' interest at the Pass-Through Rate on the Certificate Balance (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding the first Distribution Date) plus any amounts due but not paid on previous Distribution Dates with interest thereon at the Pass-Through Rate.  See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement--Reserve Account" herein.

Distributions of Principal Payments.   Certificateholders will be entitled to distributions of principal on each Distribution Date commencing on the Distribution Date on which the Notes have been paid in full, in an amount equal to the Certificateholders' Percentage of the Principal Distribution Amount in respect of the related Collection Period, subject to certain limitations.  Distributions with respect to principal payments will generally be funded from the portion of the Total Distribution Amount remaining after the distribution of the Total Servicing Fee, the Noteholders' Distributable Amount, if any, and the Certificateholders' Interest Distributable Amount.  See "Description of the Transfer and Servicing Agreement--Distributions" and "--Credit Enhancement--Reserve Account" in this prospectus supplement.

On and after any Distribution Date on which the Notes have been paid in full, funds in the Reserve Account will be applied to reduce the Certificate Balance to zero if, after giving effect to all distributions to the Servicer, the Noteholders and the Certificateholders on such Distribution Date, the amount on deposit in the Reserve Account is equal to or greater than the Certificate Balance.

Subordination of Certificates.   The rights of Certificateholders to receive distributions of interest are subordinated to the rights of Noteholders to receive payments of interest.  In addition, the Certificateholders have no right to receive distributions of principal until the principal amount of the Notes has been paid in full.   Consequently, funds on deposit in the Collection Account (including amounts deposited therein from the Reserve Account) will be applied to the payment of interest on the Notes before distributions of interest on the Certificates and will be applied to the payment of principal on the Notes before distributions of principal on the Certificates.   In addition, following the occurrence of certain Events of Default or an acceleration of the Notes, the Noteholders will be entitled to be paid in full before the Certificateholders are entitled to any distributions.

Optional Prepayment.  If the Servicer exercises its option to purchase the Receivables when the Pool Balance declines to 5% or less of the Initial Pool Balance, Certificateholders will receive an amount in respect of the Certificates equal to the Certificate Balance together with accrued and unpaid interest thereon, which distribution will effect early retirement of the Certificates.   See "Description of the Transfer and Servicing Agreements--Termination" in the Prospectus.

Auction Sale.  In the event of an Auction Sale, the Certificates will be prepaid at a price equal to the Certificate Balance plus accrued and unpaid interest thereon at the Pass-Through Rate.  See "Description of the Transfer and Servicing Agreements--Termination" in the Prospectus.

Description of the Transfer and Servicing Agreements

The following information summarizes all material provisions of the Sale and Servicing Agreement, substantially in the form filed as an exhibit to the Registration Statement, pursuant to which the Trust is purchasing and the Servicer is undertaking to service the Receivables and the Trust Agreement pursuant to which the Trust will be created and the Certificates will be issued (collectively the "Transfer and Servicing Agreements").  The following summary supplements the description of the general terms and provisions of the Transfer and Servicing Agreements set forth in the Prospectus, to which description reference is hereby made.

Sale and Assignment of Receivables

Certain information regarding the conveyance of the Receivables by the Seller to the Depositor and by the Depositor to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement is set forth in the Prospectus under "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

Accounts

[The assets of the Trust will not include a Pre-Funding Account.]  All other Accounts referred to under "Description of the Transfer and Servicing Agreements--Accounts" in the Prospectus, as well as a Reserve Account, will be established by the Servicer and maintained  with the Indenture Trustee in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders.

Servicing Compensation

The Servicer will be entitled to receive a fee (the "Servicing Fee") for each Collection Period in an amount equal to the product of one-twelfth of [    ]% per annum for so long as [               ] or an affiliate thereof is the Servicer, and [    ]% per annum if [               ] or an affiliate thereof is no longer the Servicer (the "Servicing Fee Rate") and the Pool Balance as of the first day of the Collection Period.  The "Servicing Fee" will also include such other amounts to be paid to the Servicer as described in the Prospectus.  The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates (the "Total Servicing Fee"), will be paid from the Total Distribution Amount.  The Total Servicing Fee will be paid prior to the distribution of any portion of the Interest Distribution Amount to the Noteholders or the Certificateholders.  See "Description of the Transfer and Servicing Agreement--Servicing Compensation and Payment of Expenses" in the Prospectus.

Distributions

Deposits to the Collection Account.  On or before the earlier of the eighth business day of the month in which a Distribution Date occurs and the fourth business day preceding such Distribution Date (the "Determination Date"), the Servicer will calculate the Total Distribution Amount, the Interest Distribution Amount, the Available Principal, the Principal Distribution Amount, the Total Servicing Fee, the Noteholders' Interest Distributable Amount, the Noteholders' Principal Distributable Amount, the Certificateholders' Interest Distributable Amount, the Certificateholders' Principal Distributable Amount, the Advances, if any, to be made by the Servicer of interest and principal due on the Actuarial Receivables, the amount, if any, to be withdrawn from the Payahead Account and deposited in the Collection Account, the amount, if any, to be withdrawn from the Reserve Account and deposited in the Collection Account and the amount, if any, to be withdrawn from the Reserve Account and paid to the Depositor, in each case, with respect to such Distribution Date.

On or before each Distribution Date, the Servicer will cause the Indenture Trustee to withdraw from the Payahead Account and

(1)

deposit into the Collection Account in immediately available funds, the portion of Payaheads constituting scheduled payments on Actuarial Receivables or that are to be applied to prepay Actuarial Receivable in full and

(2)

distribute to the Depositor, in immediately available funds, all investment earnings on funds in the Payahead Account with respect to the preceding Collection Period.  On or before each Distribution Date the Servicer will deposit any advances for such Distribution Date into the Collection Account.

On or before the business day preceding each Distribution Date, the Servicer will cause the Interest Distribution Amount and the Available Principal for such Distribution Date to be deposited into the Collection Account.  On or before each Distribution Date, the Servicer shall cause the Indenture Trustee to withdraw from the Reserve Account and deposit in the Collection Account an amount (the "Reserve Account Transfer Amount") equal to the lesser of

(x)

the amount of cash or other immediately available funds in the Reserve Account on such Distribution Date (before giving effect to any withdrawals therefrom relating to such Distribution Date) or

(y)

the amount, if any, by which

(A)

the sum of the Total Servicing Fee, the Noteholders' Interest Distributable Amount, the Certificateholders' Interest Distributable Amount, the Noteholders' Principal Distributable Amount and the Certificateholders' Principal Distributable Amount for such Distribution Date exceeds

(B)

the sum of the Interest Distribution Amount and the Available Principal for such Distribution Date.

The "Interest Distribution Amount" for a Distribution Date will be the sum of the following amounts with respect to any Distribution Date, computed, with respect to Simple Interest Receivables, in accordance with the simple interest method, and with respect to Actuarial Receivables, in accordance with the actuarial method:

•

that portion of all collections on the Receivables allocable to interest in respect of the preceding Collection Period (including, with respect to Actuarial Receivables, amounts withdrawn from the Payahead Account and allocable to interest and excluding amounts deposited into the Payahead Account and allocable to interest, in each case, in respect of the preceding Collection Period);

•

all proceeds (other than any proceeds from any Dealer commission) ("Liquidation Proceeds") of the liquidation of Liquidated Receivables, net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivables, to the extent attributable to interest due thereon, which became Liquidated Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures;

•

all advances made by the Servicer of interest due on the Actuarial Receivables in respect of the preceding Collection Period;

•

the Purchase Amount of each Receivable that was repurchased by the Seller or purchased by the Servicer during the preceding Collection Period to the extent attributable to accrued interest thereon;

•

all monies collected, from whatever source (other than any proceeds from any Dealer commission), in respect to Liquidated Receivables during any Collection Period following the Collection Period in which such Receivable was written off, net of the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law to be remitted to the Obligor ("Recoveries"); and

•

investment earnings for such Distribution Date;

In calculating the Interest Distribution Amount, the following shall be excluded:  all payments and proceeds (including Liquidation Proceeds) of any Receivables

(1)

repurchased by the Seller or purchased by the Servicer, the Purchase Amount of which has been included in the Interest Distribution Amount on a prior Distribution Date and

(2)

received on Actuarial Receivables and distributed to the Servicer, with respect to such Distribution Date, as reimbursement for any unreimbursed advances in accordance with the Sale and Servicing Agreement.

The "Available Principal" for a Distribution Date will be the sum of the following amounts with respect to any Distribution Date, computed, with respect to Simple Interest Receivables, in accordance with the simple interest method, and, with respect to Actuarial Receivables, in accordance with the actuarial method:

•

that portion of all collections on the Receivables allocable to principal in respect of the preceding Collection Period (including, with respect to Actuarial Receivables, amounts withdrawn from the Payahead Account and allocable to principal and excluding amounts deposited into the Payahead Account and allocable to principal, in each case, in respect of the preceding Collection Period);

•

Liquidation Proceeds attributable to the principal amount of Receivables which became Liquidated Receivables during the preceding Collection Period in accordance with the Servicer's customary servicing procedures with respect to such Liquidated Receivables;

•

all advances made by the Servicer of principal due on the Actuarial Receivables in respect of the preceding Collection Period;

•

to the extent attributable to principal, the Purchase Amount of each Receivable repurchased by the Seller or purchased by the Servicer during the preceding Collection Period; and

•

partial prepayments on Receivables in respect of the preceding Collection Period relating to refunds of extended service contracts, or of physical damage, credit life, credit accident or health insurance premium, disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor and only to the extent not included in the first bullet point above.

In calculating the Available Principal, the following shall be excluded:  all payments and proceeds (including Liquidation Proceeds) of any Receivables

(1)

repurchased by the Seller or purchased by the Servicer the Purchase Amount of which has been included in the Available Principal on a prior Distribution Date, and

(2)

received on Actuarial Receivables and distributed to the Servicer, with respect to such Distribution Date, as reimbursement for any unreimbursed advances in accordance with the Sale and Servicing Agreement.

The "Principal Distribution Amount" for a Distribution Date will be the sum of the following amounts with respect to the preceding Collection Period:

(1)

(a) with respect to Simple Interest Receivables, that portion of all collections on the Receivable allocable to principal in respect of the preceding Collection Period and (b) with respect to Actuarial Receivables the sum of

(x)

the amount of all scheduled payments allocable to principal due during the preceding Collection Period and

(y)

the portion of all prepayments in full allocable to principal received during the preceding Collection Period,

in the case of both (a) and (b) without regard to any extensions or modifications thereof effected after the Cut-off Date, other than with respect to any extensions or modifications in connection with Cram Down Losses during such Collection Period;

(2)

the principal balance of each Receivable that was repurchased by the Seller or purchased by the Servicer in each case during the preceding Collection Period (except to the extent included in (1) above);

(3)

the principal balance of each Liquidated Receivable which became such during the preceding Collection Period (except to the extent included in (1) above);

(4)

partial prepayments on Receivables in respect of the preceding Collection Period relating to refunds of extended service contracts, or of physical damage, credit life, credit accident or health insurance premium, disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor and only to the extent not included in clause (1) above; and

(5)

the aggregate amount of Cram Down Losses during such Collection Period.

Monthly Withdrawals from Collection Account.  On each Distribution Date, the Servicer shall instruct the Indenture Trustee to withdraw from the Collection Account and deposit in the Payahead Account in immediately available funds, the aggregate Payaheads collected during the preceding Collection Period.  On each Distribution Date, the Servicer shall instruct the Indenture Trustee to make the following withdrawals, based upon the calculations set forth in "Deposits to the Collection Account" above, deposits and distributions, in the amounts and in the order of priority specified below, to the extent of the sum of the Interest Distribution Amount and the Available Principal in respect of such Distribution Date and the Reserve Account Transfer Amount in respect of such Distribution Date (the "Total Distribution Amount"):

(1)

from the Collection Account to the Servicer, from the Total Distribution Amount, the Total Servicing Fee;

(2)

from the Collection Account to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clause (1), the Noteholders' Interest Distributable Amount;

(3)

from the Collection Account to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (1) and (2), the Certificateholders' Interest Distributable Amount;

(4)

from the Collection Account to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clauses (1) through (3), the Noteholders' Principal Distributable Amount;

(5)

from the Collection Account to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (1) through (4), the Certificateholders' Principal Distributable Amount; and

(6)

from the Collection Account to the Reserve Account, any amounts remaining after the application of clauses (1) through (5).

Notwithstanding the foregoing, following the occurrence and during the continuation of certain Events of Default or an acceleration of the Notes, the Total Distribution Amount remaining after the application of clauses (1) and (2) above will be deposited in the Note Distribution Account to the extent necessary to reduce the principal balance of the Notes to zero.

On each Distribution Date, all amounts on deposit in the Note Distribution Account will be paid in the following order of priority:

(a)

to the Noteholders, accrued and unpaid interest on the outstanding principal balance of the Notes at the Interest Rate; and

(b)

to the Noteholders in reduction of principal until the principal balance of the Notes has been reduced to zero;

On each Distribution Date, all amounts on deposit in the Certificate Distribution Account will be distributed to the Certificateholders in the following order of priority:

(a)

to the Certificateholders, accrued and unpaid interest on the Certificate Balance at the Pass-Through Rate; and

(b)

to the Certificateholders in reduction of principal until the principal balance of the Certificates has been reduced to zero.

Related Definitions

For purposes hereof, the following terms have the following meanings:

"Collection Period" means, with respect to a Distribution Date, (x) in the case of the initial Distribution Date, the period from and including the Cut-off Date through and including [    ] and (y) thereafter, the calendar month preceding the related Distribution Date.

"Cram Down Loss" means, with respect to a Receivable if a court of appropriate jurisdiction in a bankruptcy or insolvency proceeding shall have issued an order reducing the amount owed on such Receivable or otherwise modifying or restructuring the scheduled payments to be made on such Receivable, an amount equal to

(1)

the excess of the principal balance of such Receivable immediately prior to such order over the principal balance of such Receivable as so reduced and/or

(2)

if such court shall have issued an order reducing the effective rate of interest on such Receivable, the net present value (using as the discount rate the higher of the APR on such Receivable or the rate of interest, if any, specified by the court in such order) of the scheduled payments as so modified or restructured.

A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

The "Pool Balance" at any time will represent the aggregate principal balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments (other than Payaheads) received from Obligors, Purchase Amounts and advances to be remitted by the Depositor, the Servicer and the Seller, as the case may be, all for such Collection Period, all losses realized on Receivables that became Liquidated Receivables during such Collection Period and all Cram Down Losses for such Collection Period.

"Realized Losses" means the excess of the principal balance of a Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

"Liquidated Receivables" means, Receivables (1) which have been liquidated by the Servicer through the sale of the related Financed Boat, (2) as to which all or a portion representing 10% or more of a scheduled payment due is [150] or more days delinquent or (3) with respect to which proceeds have been received which, in the Servicer's judgment, constitute the final amounts recoverable in respect of such Receivable.

"Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

"Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date.

"Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, the product of (x) one-twelfth of the Interest Rate (or, in the case of the first Distribution Date, the Interest Rate multiplied by a fraction, the numerator of which is the number of days elapsed from and including the Closing Date to but excluding such Distribution Date and the denominator of which is 360) and (y) the outstanding principal balance of the Notes on the immediately preceding Distribution Date, after giving effect to all distributions of principal to the Noteholders on such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

"Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Noteholders' Interest Carryover Shortfall on such preceding Distribution Date over the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding Distribution Date, to the extent permitted by law, at the Interest Rate borne by the Notes from such preceding Distribution Date through the current Distribution Date.

"Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the Notes.  In addition, on the Note Final Scheduled Distribution Date, the principal required to be deposited in the Note Distribution Account will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balance of the Notes to zero.

"Noteholders" Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Noteholders' Percentage of the Principal Distribution Amount.

"Noteholders' Percentage" means (a) for each Distribution Date until the principal balance of the Notes is reduced to zero, 100%, and (b) zero for each Distribution Date thereafter.

"Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Noteholders' Monthly Principal Distributable Amount and any outstanding Noteholders' Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Distribution Account.

"Certificateholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Principal Distributable Amount and the Certificateholders' Interest Distributable Amount.

"Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date.

"Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, the product of (x) one-twelfth of the Pass-Through Rate (or, in the case of the first Distribution Date, the Pass-Through Rate multiplied by a fraction, the numerator of which is the number of days elapsed from and including the Closing Date to but excluding such Distribution Date) and the denominator of which is 360) and (y) the Certificate Balance on the immediately preceding Distribution Date, after giving effect to all payments of principal to the Certificateholders on or prior to such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

"Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Certificateholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest at the Pass-Through Rate that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Pass-Through Rate from and including such preceding Distribution Date to but excluding the current Distribution Date.

"Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Principal Distributable Amount for such Distribution Date and the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Certificateholders' Principal Distributable Amount shall not exceed the Certificate Balance.  In addition, on the Certificate Final Scheduled Distribution Date, the principal required to be distributed to Certificateholders will include the lesser of

(a)

any payments of principal due and remaining unpaid on each Receivable in the Trust as of the Final Scheduled Maturity Date or

(b)

the portion of the amount that is necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on such Distribution Date and allocable to principal) to reduce the Certificate Balance to zero, in either case after giving effect to any required distribution of the Noteholders' Principal Distributable Amount to the Note Distribution Account.  In addition, on any Distribution Date on which, after giving effect to all distributions to the Servicer, the Noteholders and the Certificateholders on such Distribution Date,

(1)

the outstanding principal balance of the Notes is zero and

(2)

the amount on deposit in the Reserve Account is equal to or greater than the Certificate Balance, the Certificateholders' Principal Distributable Amount shall include an amount equal to such Certificate Balance.

"Certificateholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Certificateholders' Percentage of the Principal Distribution Amount or, with respect to any Distribution Date on or after the Distribution Date on which the outstanding principal balance of the Notes is reduced to zero, 100% of the Principal Distribution Amount (less any amount required on the first such Distribution Date to reduce the outstanding principal balance of the Notes to zero, which shall be deposited into the Note Distribution Account).

"Certificateholders' Percentage" means 100% minus the Noteholders' Percentage.

"Certificateholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Certificateholders' Monthly Principal Distributable Amount and any outstanding Certificateholders' Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution Account on such Distribution Date.

"Certificate Balance" equals, initially, $[          ] and, thereafter, equals the initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders.

"Pass-Through Rate" means, with respect to the Certificates, [    ]% per annum.

Credit Enhancement

Reserve Account.  Pursuant to the Sale and Servicing Agreement, the Reserve Account will be created and maintained with the Indenture Trustee.  On the Closing Date, the Depositor will deposit $[    ] ([    ]% of aggregate initial principal balance of the Notes plus the initial Certificate Balance) (the "Reserve Account Initial Deposit") in the Reserve Account.  The Reserve Account Initial Deposit will be augmented on each Distribution Date by the deposit in the Reserve Account of amounts remaining after distribution of the Total Servicing Fee and amounts to be paid to the Noteholders and Certificateholders.  If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, the Servicer will instruct the Indenture Trustee to distribute the amount of the excess to the Depositor.  Upon any distribution to the Depositor of amounts from the Reserve Account, neither the Noteholders nor the Certificateholders will have any rights in, or claims to, such amounts.  In certain circumstances, funds in the Reserve Account will be used to reduce the Certificate Balance to zero.
"Specified Reserve Account Balance" with respect to any Distribution Date generally means the greater of

(a)

[    ]% of the sum of the aggregate outstanding principal amount of the Notes and the outstanding Certificate Balance on such Distribution Date (after giving effect to all payments on the Notes and distributions with respect to the Certificates to be made on such Distribution Date) or

(b)

[    ]% of the aggregate initial principal balance of the Notes plus the initial Certificate Balance.  In no circumstances will the Depositor be required to deposit any amounts in the Reserve Account other than the Reserve Account Initial Deposit to be made on the Closing Date.

Subordination of the Certificates.  The rights of the Certificateholders to receive distributions will be subordinated to the rights of the Noteholders following the occurrence of certain Events of Default or an acceleration of the Notes.  The subordination of the Certificates is intended to enhance the likelihood of receipt by Noteholders of amounts due them and to decrease the likelihood that the Noteholders will experience losses.  In addition, the Reserve Account is intended to enhance the likelihood of receipt by Noteholders and Certificateholders of amounts due them and to decrease the likelihood that the Noteholders and Certificateholders will experience losses.  However, in certain circumstances, the Reserve Account could be depleted.  If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount on deposit in the Reserve Account a temporary shortfall in the amounts distributed to the Noteholders or the Certificateholders could result.  In addition, depletion of the Reserve Account ultimately could result in losses to Noteholders and Certificateholders.

Federal Income Tax Consequences

McKee Nelson LLP is of the opinion that,

(x)

based on the terms of the Notes and the transactions relating to the Receivables as set forth herein, the Notes will be treated as debt for federal income tax purposes and

(y)

based on the applicable provisions of the Trust Agreement and Related Documents, for federal income tax purposes, the Trust will not be classified as an association taxable as a corporation and the Trust will not be treated as a publicly traded partnership taxable as a corporation. The Trust and Certificateholders will agree by their purchase of Certificates, if there is more than one Certificateholders, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the Certificateholders as partners of the partnership and the Notes as debt of the partnership, and if there is one Certificateholder, to treat that holder as the owner of the assets of the Trust and to treat the Trust as a disregarded entity. It is not anticipated that the Notes will be treated as issued will original issue discount ("OID").  See "Material Federal Income Tax Consequences" in the Prospectus.

State and Local Tax Consequences

The discussion above does not address the tax consequences of purchase, ownership or disposition of the Securities under any state or local tax law.  We recommend that investors consult their own tax advisors regarding state and local tax consequences.

ERISA Considerations

The Notes

Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing, or other employee benefit plan, as well as individual retirement accounts and particular types of Keogh Plans subject to those provisions, and entities deemed to hold plan assets of these plans (each, a "Benefit Plan"), from engaging in particular transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Benefit Plan. A violation of these "prohibited transaction" rules may generate excise tax and other penalties and liabilities under ERISA and the Code for these persons. ERISA also imposes particular duties on persons who are fiduciaries of Benefit Plans subject to ERISA. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of the Benefit Plan, subject to exceptions not here relevant.

Some transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchases [     ] Notes if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an equity interest in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An "equity interest" is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the Trust believes that, at the time of their issuance the [     ] Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. The debt status of the [     ] Notes could be affected subsequent to their issuance by particular types of changes in the financial condition of the Trust.

Without regard to whether [     ] Notes are treated as an equity interest under the Plan Assets Regulation, the acquisition or holding of the [     ] Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Seller, the Servicer, the Indenture Trustee or the Owner Trustee is or becomes a party in interest or a disqualified person with respect to a Benefit Plan or in the event that a subsequent transfer of a [     ] Note occurs between a Benefit Plan and a party in interest or disqualified person with respect to the Plan. Some exemptions from the prohibited transaction rules could be applicable to the purchase and holding of [     ] Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the [     ] Notes. Included among these exemptions, each of which contains several conditions which must be satisfied before the exemption applies, are: PTCE 90-1, regarding partiuclar transactions entered into by insurance company pooled separate accounts; PTCE 95-60, regarding particular transactions entered into by insurance company general accounts; PTCE 96-23, regarding particular transactions effected by "in-house asset managers"; PTCE 91-38 regarding particular types of transactions entered into by bank collective investment funds; and PTCE 84-14, regarding particular transactions effected by "qualified professional asset managers." By acquiring a [     ] Note, each purchaser and each transferee of a [     ] Note shall be deemed to represent and warrant that either (1) it is not acquiring a [     ] Note with the assets of a Benefit Plan; or (2) its purchase and holding of the [     ] Notes will qualify for prohibited transaction exemptive relief under PTCE 95-60, PTCE 96-23, PTCE 91-38, PTCE 90-1, PTCE 84-14 or some other applicable exemption.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and some church plans (as defined in Section 3(33) of ERISA) may not be subject to ERISA requirements. However, governmental plans can be subject, under federal, fiduciary, state or local law, to restrictions which are similar to ERISA and church plans may be subject to other types of prohibited transaction restrictions under the Code.

A Benefit Plan fiduciary considering the purchase of [     ] Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

The Certificates

The Certificates may not be acquired (directly or indirectly) by or on behalf of any Benefit Plan or any entity (including an insurance company general account) whose underlying assets include plan assets of the Benefit Plan by reason of a plan's investment in the entity.  By acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not a Benefit Plan.

Underwriting

Subject to the terms and conditions set forth in the Underwriting agreement relating to the Notes and the Certificates (the "Underwriting Agreement"), the Depositor has agreed to sell to Deutsche Bank Securities Inc. (the "Underwriter"), and the Underwriter has agreed to purchase, the Notes and the Certificates, subject to the satisfaction of certain conditions precedent.

The Depositor has been advised by the Underwriter that the Underwriter proposes to offer the Notes to the public initially at the public offering prices set forth on the cover page of this prospectus supplement, and to certain dealers at such prices less a concession of [   ]% per Note, that the Underwriter and such dealers may allow a discount of [   ]% per Note on the sale to certain other dealers; and that after the initial public offering of the Notes, the public offering prices and the concessions and discounts to dealers may be changed by the Underwriter.

The Depositor has been advised by the Underwriter that the Underwriter proposes to offer the Certificates to the public initially at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at such price less a concession of [   ]% per Certificate; that the Underwriter and such dealers may allow a discount of [   ]% per Certificate on the sale to certain other dealers; and that after the initial public offering of the Certificates, the public offering price and the concession and discount to dealers may be changed by the Underwriter.

Until the distribution of the Securities is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Securities.  As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the prices of the Securities.  Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such Securities.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither the Depositor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Securities.  In addition, neither the Depositor nor the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The Depositor has agreed to indemnify the Underwriter against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriter may be required to make in respect thereof.  In the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and, may, therefore, be unenforceable.

The Trust may, from time to time, invest the funds in the Trust Accounts and the Certificate Distribution Account in Eligible Investments acquired from the Underwriter.

The closing of the sale of the Notes is conditioned on the closing of the sale of the Certificates, and the closing of the sale of the Certificates is conditioned on the closing of the sale of the Notes.

Legal Matters

Certain legal matters with respect to the Notes and the Certificates will be passed upon for the Depositor by [        ].  Certain legal matters with respect to the Notes and the Certificates will be passed upon for the Underwriter by McKee Nelson LLP, New York, New York.  McKee Nelson LLP also will pass upon the material federal income tax consequences related to the Notes and the Certificates.  Certain legal matters under the laws of the State of Delaware will  be passed upon for the Depositor by [        ], [        ].

SUBJECT TO COMPLETION, DATED JUNE 24, 2005

PROSPECTUS SUPPLEMENT (to prospectus dated [            ])

$[            ] (Approximate)

[            ] Boat Grantor Trust [  ]-[  ]

Issuer

ACE SECURITIES CORP.

Depositor

[            ]

Servicer

Consider carefully the risk factors beginning on page S-[]	Certificates Offered * $[ ], [ ]% Class A certificates
in this prospectus supplement	* $[ ],[ ]% Class B certificates
and on page [ ] of the
prospectus.	Assets
For a list of capitalized	* Retail boat receivables
terms used in this prospectus
supplement and the prospectus	Credit Enhancement
see the index of defined terms	* Class A certificates
beginning on page S-[ ] of this	* subordination of Class B certificates
prospectus supplement and on	* reserve account
page [ ] of the prospectus.
The certificates will represent	* Class B certificates
interests in the trust fund only	* reserve account
and will not represent interests
in or obligations of any other	Expected Ratings
entity. This prospectus supplement	* AAA from S&P and Aaa from Moody's for the Class A certificates may be used to offer and sell
the certificates only if	* AA from S&P and A3 from Moody's for the
accompanied by the prospectus	Class B certificates

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the attached prospectus is accurate or complete.  Making any contrary representation is a criminal offense.

	Price to Public(1)	Underwriting Discounts and Commissions	Proceeds to the Depositor(1)(2)
Per Class A Certificates	%	%	%
Per Class B Certificates	%	%	%
Total	$	$	$

_____________

(1) Plus accrued interest from [            ].

(2) Before deducting expenses, estimated to be $[            ].

Deutsche Bank Securities Inc.

The date of this prospectus supplement is [            ]

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted

Important Notice About Information Presented in this

Prospectus Supplement and the Accompanying Prospectus:

We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

______________________________________________________________________________

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

______________________________________________________________________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

Prospectus Supplement

Caption

Page

Summary of Terms

S-

Risk Factors

S-

Formation of the Trust

S-

The Trust Property

S-

The Receivables Pool

S-

The Servicer

S-

Weighted Average Life of the Certificates

S-

Use of Proceeds

S-

Description of the Certificates

S-

Federal Income Tax Consequences

S-

State and Local Tax Consequences

S-

ERISA Considerations

S-

Underwriting

S-

Ratings

S-

Legal Matters

S-

Prospectus

Caption

Page

Risk Factors

The Trusts

The Trustee

The Receivables Pools

The Collateral Certificates

The Government Securities

Weighted Average Life of the Securities

Pool Factors and Trading Information

The Seller and the Servicer

Use of Proceeds

Description of the Notes

Description of the Certificates

Certain Information Regarding the Securities

Description of the Transfer and Servicing Agreements

Certain Legal Aspects of the Receivables

Material Federal Income Tax Consequences

State and Local Tax Consequences

ERISA Considerations

Plan of Distribution

Legal Matters

Prospectus Supplement

Reports to Securityholders

Available Information

Incorporation of Certain Documents by Reference

Index of Terms

Annex I - Global Clearance, Settlement and Tax Documentation Procedures

Summary of Terms

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the notes, it is necessary that you read carefully this entire prospectus supplement and accompanying prospectus.

While this summary contains an overview of certain calculations, cash flow priorities, and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

Issuer	[ ] Boat Grantor Trust [ ]-[ ].
Depositor	Ace Securities Corp.
Servicer	[ ]
Seller	[ ]
Trustee	[ ]
Collateral Agent	[ ]
Closing Date	On or about [ ].
Cutoff Date	The opening of business on [ ]
Distribution Dates	The [ ]th day of each month or the next business day if the [ ]th day is not a business day, beginning in [ ].
Record Dates	The business day immediately prior to a distribution date or, if definitive certificates are issued, the last day of the month prior to a distribution date.
Minimum Denominations	$25,000 except for one Class B certificate.
Form	Book-entry.
Interest Accrual Method	30/360.
Final Scheduled Distribution Date	[ ].

The Receivables

The receivables are amounts owed by individuals under fixed rate simple interest or actuarial retail installment sale contracts to purchase or refinance new or used boats, boat motors, jets skis and waverunners, substantially all of which were purchased from boat dealers.

The receivables had the following characteristics as of [            ]. As of the closing date, no more than [ ]% of the receivables will have characteristics that differ from those described in this prospectus supplement as of [            ].

Number of receivables
Principal amount	$
Annual percentage rates	% to %
Weighted average annual percentage rate	%
Original term	months to months
Weighted average original term	months
Remaining term	months to months
Weighted average remaining term	months
New by principal	%
Used by principal	%
Simple interest by principal	%
Actuarial by principal	%
States
PA by principal	%
DE by principal	%
NJ by principal	%

Interest Distributions

On each distribution date, if the trust has sufficient cash, it will pay you the interest accrued on your certificates during the related interest period.  The trust will not pay interest on the Class B certificates on any distribution date until the Class A certificateholders have received their full payment of interest on that distribution date. Interest periods begin on the prior distribution date and run through the day before the current distribution date.  The first interest period begins on [            ] and runs through the day before the first distribution date. We will assume that each year has 360 days consisting of twelve 30 day months.

Principal Distributions

The Class A certificates and Class B certificates will be entitled to a pro rata share of the principal collections.  However, the trust will make principal distributions to the Class A certificates before making principal distributions to the Class B certificates on each distribution date.

Reserve Account

There will be a reserve account to help cover cash flow shortfalls. Initially, the account will be $[            ]. On each distribution date the trustee will deposit amounts remaining after distribution of the servicing fee and amounts to be paid to the certificateholders in the reserve account until the amount equals a specified amount.

Optional Termination

When the principal amount of the receivables is 10% or less than it was on the cutoff date, the servicer may buy the receivables.  You must receive the principal amount of your certificates and all accrued but unpaid interest or the receivables will not be sold.

Federal Tax Consequences

McKee Nelson LLP, special federal tax counsel to the trust, is of the opinion that the trust will be classified, for federal income tax purposes, as a grantor trust and not as an association taxable as a corporation.  Certificateholders must report their respective allocable shares of income earned on trust assets excluding certain amounts retained by the depositor as described in this prospectus supplement and, subject to the limitations applicable to individuals, estates, trusts and partnerships, may deduct their respective allocable shares of reasonable servicing and other fees.  However, the tax code is complex, and we recommend that you and your tax advisors review the information under the caption "Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences -- Grantor Trusts" in the prospectus.

Erisa Considerations

The certificates may be purchased by ERISA and other retirement plans if one or more administrative exemptions apply.  See "ERISA Considerations" in this prospectus supplement and the prospectus.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates.

You May Have Difficulty Selling Your Certificates

The certificates will not be listed on any securities exchange.  As a result, if you want to sell your certificates you must locate a purchaser that is willing to purchase those certificates.  Each underwriter intends to make a secondary market for the certificates purchased by it.  The underwriters will do so by offering to buy the certificates from investors that wish to sell.  However, neither underwriter will be obligated to make offers to buy the certificates and may stop making offers at any time.  In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay.  There have been times in the past where there have been very few buyers of asset backed securities, and there may be times in the future where there will be very few buyers of asset backed securities.  As a result, you may not be able to sell your certificates when you want to do so or you may not be able to obtain the price that you wish to receive.

Certain Features Of The Receivables Pool May Result In Losses Or Cash Flow Shortfalls	There are a number of features of the receivables in the pool that create additional risk of loss, including the following:
[The Concentration of Receivables in specific geographic areas may increase the risk of loss.

Economic conditions in the states where obligors reside may affect the delinquency, loan loss and repossession experience of the trust with respect to the receivables.  As of the cutoff date, with respect to approximately [  ]%, [  ]% and [  ]% of the principal amount of the receivables, obligors took initial title to the boats relating to the receivables in [        ], [        ] and [        ], respectively. Economic conditions in any state or region may decline over time and from time to time.  Because of the concentration of the obligors in certain states, any adverse economic conditions in those states may have a greater effect on the performance of the certificates than if the concentration did not exist.  We are not aware of any adverse economic conditions that are peculiar to [        ], [        ] or [        ] as of the date of this prospectus supplement. In addition, we do not believe that the laws of those states relating to motor vehicle financing and the rights of lenders are more burdensome than those in other states.]

Newly originated loans may be more likely to default which may cause losses.

Defaults on boat loans tend to occur at higher rates during the early years of the boat loans. A substantial majority of the boat loans will have been originated within 12 months prior to the sale to the trust.  As a result, the trust may experience higher rates of default than if the boat loans had been outstanding for a longer period of  time.

Class B certificates will absorb cash shortfalls before the Class A certificates

The Class B certificateholders will not receive any distribution of interest until the full amount of interest on the Class A certificates has been paid on each distribution date.  The Class B certificateholders will not receive any distributions of principal until the full amount of principal of the Class A certificates has been paid on that distribution date.  Holders of the certificates must rely for repayment upon payments on the receivables, and, if and to the extent available, amounts on deposit in the reserve account.  If funds in the reserve account are exhausted, the trust will depend solely on current distributions on the receivables to make payments on the certificates.  Delinquent payments on the receivables may result in a shortfall in the distributions on the Class B certificates on any distribution date due to the priority of payments on the Class A certificates.

Your yield to maturity may be reduced by prepayments, delinquencies and defaults	The pre-tax yield to maturity on your investment is uncertain and will depend on a number of factors including the following:
The rate of return of principal is uncertain.

The amount of distributions of principal of the certificates and the time when you receive those distributions depends on the amount and the times at which borrowers make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the receivables.

You may be unable to reinvest distributions in comparable investments.

Asset backed securities, like the certificates, usually produce more returns of principal to investors when market interest rates fall below the interest rates on the receivables and produce less returns of principal when market interest rates are above the interest rates on the receivables. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the certificates, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the certificates. You will bear the risk that the timing and amount of distributions on your certificates will prevent you from attaining your desired yield.

An early termination will shorten the life of your investment which may reduce your yield to maturity.

If the receivables are sold upon exercise of the servicer's optional termination, you will receive the principal amount of your certificates plus accrued interest through the related interest period. Because your certificates will no longer be outstanding, you will not receive the additional interest payments that you would have received had the certificates remained outstanding. If you bought your securities at a premium, your yield to maturity will be lower than it would have been if the optional termination had not been exercised.

Withdrawal or downgrading of initial ratings will reduce the prices for certificates

A security rating is not a recommendation to buy, sell or hold securities.  Similar ratings on different types of securities do not necessarily mean the same thing.  We recommend that you analyze the significance of each rating independently from any other rating.  Any rating agency may change its rating of the certificates after those certificates are issued if that rating agency believes that circumstances have changed.  Any subsequent withdrawal or downgrade in rating will likely reduce the price that a subsequent purchaser will be willing to pay for the certificates.

Class B certificateholders may have to pay taxes on amounts not actually received

For federal income tax purposes, amounts otherwise payable to the owners of the Class B certificates that are paid to the owners of the Class A certificates will be deemed to have been received by the owners of the Class B certificates and then paid by them to the owners of the Class A certificates pursuant to a guaranty.  Accordingly, the owners of the Class B certificates could be liable for taxes on amounts not actually received. See "Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences -- Grantor Trusts" in the prospectus.

The certificates are not suitable investments for all investors

The certificates are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on any specific date.  The certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

Formation of the Trust

Pursuant to a pooling and servicing agreement (as amended and supplemented, the "Agreement"), to be dated as of [        ] (the "Cutoff Date"), among Ace Securities Corp., as depositor (the "Depositor"), [        ], as seller (in this capacity, the "Seller") and as servicer (in this capacity, the "Servicer"), [        ], as trustee (the "Trustee"), and [        ], as collateral agent (the "Collateral Agent"), the Depositor will establish [        ] Boat Grantor Trust [   ] (the "Trust").  Pursuant to the Agreement, the Depositor will establish the Trust by selling and assigning a pool of fixed rate simple interest and actuarial boat retail installment sales contracts and other boat installment chattel paper (the "Receivables") secured by new and used boats, boat motors, jet skis and waverunners (the "Financed Boats") and the other Trust Property, as described below under "The Trust Property" to the Trust in exchange for the $[   ], [   ]% Class A certificates (the "Class A Certificates") and the $[   ], [   ]% Class B certificates (the "Class B Certificates," and, together with the Class A Certificates, the "Certificates").  The Depositor will sell the Certificates to [        ] and Deutsche Bank Securities Inc., (the "Underwriters") in exchange for cash. All references in this prospectus supplement to sales, assignments and transfers to the Trust refer to sales, assignments and transfers to the Trustee on behalf of the Trust for the benefit of the holders of the Certificates (the "Certificateholders").

The Servicer will, directly or through subservicers, hold the Receivables and the certificates of title or ownership or other documents evidencing the notation of the Seller's lien on the certificates of title or ownership relating to the Financed Boats as custodian for the Trustee. However, the Receivables will not be marked or stamped to indicate that they have been sold to the Trust, and the certificates of title for the Financed Boats will not be endorsed or otherwise amended to identify the Trustee as the new secured party. Under the foregoing circumstances and in certain jurisdictions, the Trust's interest in the Receivables and the Financed Boats may be defeated.  See "Certain Legal Aspects of the Receivables" in the Prospectus.

The Trust will not acquire any contracts or assets other than the Trust Property, and it is not anticipated that the Trust will have any need for additional capital resources. Because the Trust will have no operating history upon its establishment and will not engage in any business activity other than acquiring and holding the Trust Property, issuing the Certificates and distributing payments on these Certificates, no historical or pro forma financial statements or ratios of earnings to fixed charges with respect to the Trust have been included in this prospectus supplement.

The Trust Property

Each Certificate represents a fractional undivided interest in the Trust.  The "Trust Property" will include the Receivables, which, except as provided below, were originated by boat dealers (the "Dealers") and purchased by the Seller pursuant to agreements with Dealers ("Dealer Agreements").   Approximately [   ]% of the aggregate Principal Balance of the Receivables as of the Cutoff Date (the "Initial Pool Balance") were directly originated by the Seller in connection with referrals from an insurance company.  On the date of the issuance of the Certificates (the "Closing Date"), the Depositor will buy the Receivables from the Seller and the Depositor will sell the Receivables to the Trust.  The Trust Property also includes:

•

all monies received under the Receivables on and after the Cutoff Date and, with respect to Actuarial Receivables, monies received under the Actuarial Receivables prior to the Cutoff Date that are due on or after the Cutoff Date;

•

amounts as from time to time may be held in the Collection Account, the Payahead Account, the Class A Distribution Account and the Class B Distribution Account, established and maintained by the Servicer pursuant to the Agreement as described below;

•

security interests in the Financed Boats;

•

the rights of the Seller to receive proceeds from claims under particular insurance policies;

•

the rights of the Trustee on behalf of the Certificateholders under the Agreement;

•

the rights of the Seller to refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering the Financed Boats or the retail purchasers of, or other persons owing payments on, the Financed Boats (the "Obligors");

•

all right, title and interest of the Seller, other than with respect to any Dealer commission, with respect to the Receivables under the related Dealer Agreements;

•

rights with respect to any repossessed Financed Boats; and

•

all proceeds (within the meaning of the Uniform Commercial Code) of the foregoing.

The Reserve Account will be maintained in the name of the Collateral Agent for the benefit of the Certificateholders, but will not be part of the Trust.

The Receivables Pool

Pool Composition

The Receivables were selected from the Seller's portfolio by several criteria, including, as of the Cutoff Date, the following:

1.

each Receivable was originated in the United States of America;

2.

each Receivable was originated by a Dealer and purchased by the Seller pursuant to a Dealer Agreement; provided, that approximately [   ]% of the Initial Pool Balance was comprised of Receivables originated directly by the Seller in connection with referrals from an insurance company;

3.

each Receivable is either a Simple Interest Receivable or an Actuarial Receivable;

4.

each Receivable has an original term to maturity of not more than [   ] months and a remaining term to maturity of [   ] months or less as of the Cutoff Date;

5.

each Receivable provides for level monthly payments which fully amortize the amount financed except for the last payment, which may be different from the level payment;

6.

each Receivable is not more than [   ] days contractually past due as of the Cutoff Date and is not more than [   ] months paid ahead; and

7.

each Receivable has an APR of no less than [   ]%.

As of the Cutoff Date, no Obligor on any Receivable was noted in the records of the Servicer as being the subject of any pending bankruptcy or insolvency proceeding.  The latest scheduled maturity of any Receivable is not later than [   ] (the "Final Scheduled Maturity Date").  The Receivables were selected from the boat retail installment sales contracts and other installment chattel paper secured by Financed Boats ("Boat Loans") in the portfolio of the Seller that met the above criteria.  The Depositor and the Seller believe that these selection procedures are not materially adverse to Certificateholders.

The Depositor considers an account past due if any portion of the payment due on a due date is not received by the succeeding due date for that account.

The composition, distribution by remaining term, distribution by APR, geographic distribution and distribution by remaining principal of the Receivables, in each case, as of the Cutoff Date are set forth in the tables below.  The percentages in the following tables may not add to 100% due to rounding.

Composition of the Receivables as of the Cutoff Date

	New Financed Vehicles	Used Financed Vehicles	Total

Aggregate Principal Balance	$[ ]	$[ ]	$[ ]
Number of Receivables	[ ]	[ ]	[ ]
Average Principal Balance	$[ ]	$[ ]	$[ ]
Average Original Balance	$[ ]	$[ ]	$[ ]
Weighted Average APR	[ ]%	[ ]%	[ ]%
APR (Range)	[ ]%- [ ]%	[ ]%- [ ]%	[ ]%- [ ]%
Weighted Average Original Term	[ ] months	[ ] months	[ ] months
Original Term (Range)	[ ] to [ ] months	[ ] to [ ] months	[ ] to [ ]months
Weighted Average Remaining Term	[ ] months	[ ] months	[ ] months
Remaining Term (Range)	[ ] to [ ] months	[ ] to [ ] months	[ ] to [ ] months

Distribution by Remaining Term of the Receivables as of the Cutoff Date

Percentage
Remaining	Number of	Aggregate	of Initial
Term (range)	Receivables	Principal Balance	Pool balance

1 - 12 months	[ ]	$ [ ]	[ ]%
13 - 24 months	[ ]	[ ]	[ ]
25 - 36 months	[ ]	[ ]	[ ]
37 - 48 months	[ ]	[ ]	[ ]
49 - 60 months	[ ]	[ ]	[ ]
61 - 72 months	[ ]	[ ]	[ ]
Total	[ ]	$[ ]	100.00%

Distribution by Annual Percentage Rate of the Receivables as of the Cutoff Date

Percentage
Annual	Number of	Aggregate	of Initial
Percentage Rate (Range)	Receivables	Principal Balance	Pool balance

7.75% - 7.99%	[ ]	$ [ ]	[ ]%
8.00% - 8.99%	[ ]	[ ]	[ ]
9.00% - 9.99%	[ ]	[ ]	[ ]
10.00% - 10.99%	[ ]	[ ]	[ ]
11.00% - 11.99%	[ ]	[ ]	[ ]
12.00% - 12.99%	[ ]	[ ]	[ ]
13.00% - 13.99%	[ ]	[ ]	[ ]
14.00% - 14.99%	[ ]	[ ]	[ ]
15.00% - 15.99%	[ ]	[ ]	[ ]
16.00%	[ ]	[ ]	[ ]
Total	[ ]	$[ ]	100.00%

Geographic Distribution of the Receivables as of the Cutoff Date

Percentage
	Number of	Aggregate	of Initial
State(1)	Receivables	Principal Balance	Pool balance

Pennsylvania	[ ]	$[ ]	[ ]%
Delaware	[ ]	[ ]	[ ]
New Jersey	[ ]	[ ]	[ ]
Maryland	[ ]	[ ]	[ ]
New York	[ ]	[ ]	[ ]
West Virginia	[ ]	[ ]	[ ]
Others(2)	[ ]	[ ]	[ ]
Total	[ ]	$[ ]	100.00%

_______________

(1)

Based on the state where the Obligors took initial title to the boats, which may differ from the state of origination of the Receivable and/or the billing addresses of the Obligors.

(2)

Includes [   ] other states and the District of Columbia, none of which have a concentration of Receivables in excess of [   ]% of the Initial Pool Balance.

Distribution by Remaining Principal Balance of the Receivables as of the Cutoff Date

Percentage
Remaining Principal	Number of	Aggregate	of Initial
Balance (Range)	Receivables	Principal Balance	Pool balance

Below $1,000	[ ]	[ ]	[ ]%
$1,000 to below $5,000	[ ]	[ ]	[ ]
$5,000 to below $10,000	[ ]	[ ]	[ ]
$10,000 to below $15,000	[ ]	[ ]	[ ]
$15,000 to below $20,000	[ ]	[ ]	[ ]
$20,000 to below $25,000	[ ]	[ ]	[ ]
$25,000 to below $30,000	[ ]	[ ]	[ ]
$30,000 to below $35,000	[ ]	[ ]	[ ]
$35,000 to below $40,000	[ ]	[ ]	[ ]
$40,000 to below $45,000	[ ]	[ ]	[ ]
$45,000 to below $50,000	[ ]	[ ]	[ ]
$50,000 to below $55,000	[ ]	[ ]	[ ]
Total	[ ]	$[ ]	100.00%

As of the Cutoff Date, approximately [   ]% of the aggregate principal balance of the Simple Interest Receivables, constituting [   ]% of the number of Simple Interest Receivables, were between [   ] payment and [   ] payments paid-ahead.  See "Maturity and Prepayment Assumptions -- Paid-Ahead Receivables" in the Prospectus.

As of the Cutoff Date, approximately [   ]% of the aggregate principal balance of the Receivables are Simple Interest Receivables.  "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed under the receivable over a series of fixed level monthly payments.  Each monthly payment includes an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated Annual Percentage Rate ("APR") and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made.  As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance.  Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.  Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.  In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

As of the Cutoff Date, approximately [   ]% of the aggregate principal balance of the Receivables are Actuarial Receivables.  "Actuarial Receivables" are receivables that provide for amortization of the amount financed over a series of fixed, level-payment monthly installments.  Each monthly installment, including the monthly installment representing the final payment on a Receivable, consists of an amount of interest equal to 1/12 of the APR of the amount financed multiplied by the unpaid principal balance of the amount financed, and an amount of principal equal to the remainder of the monthly payment.

If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, under the terms of the boat retail installment sale contract or loan agreement, as the case may be, a "refund" or "rebate" (which may be netted from the prepayment) will be made to the borrower of the portion of the total amount of payments then due and payable under this contract or agreement allocable to "unearned" interest, calculated on the basis of a constant interest rate.  If a Simple Interest Receivable is prepaid, rather than receive a rebate, the borrower is required to pay interest only to the date of prepayment.  The amount of a rebate under an Actuarial Receivable generally may be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

The Servicer may accede to an Obligor's request to pay scheduled payments in advance, in which event the Obligor will not be required to make another regularly scheduled payment until the time a scheduled payment not paid in advance is due.  The amount of any payment made, which are not amounts representing Payaheads, in advance will be treated as a principal prepayment and will be distributed as part of the Principal Distribution Amount in the month following the Collection Period in which the prepayment was made.  The "Collection Period" with respect to a Distribution Date will be the calendar month preceding the calendar month in which that Distribution Date occurs.  See "Maturity and Prepayment Assumptions" in the Prospectus.

The Servicer

The Servicer is [     ].  [Insert description of the Servicer.]

Delinquency Experience

(Dollars in Thousands)

At December 31,
	[ ]		[ ]		[ ]		[ ]		[ ]
	NUMBER		NUMBER		NUMBER		NUMBER		NUMBER
	OF		OF		OF		OF		OF
	LOANS	DOLLARS	LOANS	DOLLARS	LOANS	DOLLARS	LOANS	DOLLARS	LOANS	DOLLARS
Principal Amount
Outstanding (1)	[ ]	$ [ ]	[ ]	$ [ ]	[ ]	$ [ ]	[ ]	$ [ ]	[ ]	$ [ ]
Delinquencies (2)
30-59 Days	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
60-89 Days	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
90-119 Days	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
over 120 days	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Total Delinquencies	[ ]	$ [ ]	[ ]	$ [ ]	[ ]	$ [ ]	[ ]	$ [ ]	[ ]	$ [ ]

____________

(1)

Principal Amount Outstanding is the aggregate remaining principal balance of all Receivables serviced, net of unearned interest.

(2)

The period of delinquency is based on the number of days scheduled payments are contractually past due. Includes repossessions on hand which have not been charged-off. A receivable is 30 days contractually past due if any portion of a scheduled payment has not been received by the subsequent calendar month's scheduled payment date.

(3)

As a percent of Principal Amount Outstanding in dollars

(4)

Percentages representing Total Delinquencies may not equal the sum of the components thereof due to rounding.

Historical Loss Experience

(Dollars in Thousands)

For Year Ended December 31,
	[ ]	[ ]	[ ]	[ ]	[ ]
Period End Principal Amount Outstanding (1)	$[ ]	$[ ]	$[ ]	$[ ]	$[ ]
Average Principal Amount Outstanding (2)	$[ ]	$[ ]	$[ ]	$[ ]	$[ ]
Number of Loans Outstanding (as of period end)	[ ]	[ ]	[ ]	[ ]	[ ]
Average Number of Loans Outstanding (2)	[ ]	[ ]	[ ]	[ ]	[ ]
Gross Losses (3)	$[ ]	$[ ]	$[ ]	$[ ]	$[ ]
Recoveries (4)	[ ]	[ ]	[ ]	[ ]	[ ]
Net Losses (Gains) (5)	[ ]	[ ]	[ ]	[ ]	[ ]
Gross Losses as a Percentage of Principal Amount
Outstanding	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Gross Losses as a Percentage of Average Principal
Amount Outstanding	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Net Losses (Gains) as a Percentage of Principal Amount
Outstanding	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Net Losses (Gains) as a Percentage of Average Principal
Amount Outstanding	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%

(1)

Principal Amount Outstanding is the aggregate remaining principal balance of all Receivables serviced, net of unearned interest.

(2)

Average of the month-end balances for each of the twelve months in the applicable calendar year.

(3)

Gross Losses is the aggregate remaining principal balance charged-off after the sale of the related boat, other than sales reflected in footnote (4), adjusted for all costs of repossession and sale.

(4)

Recoveries generally include amounts received on contracts following the time at which the contract is charged off.

(5)

Net Losses (Gains) is equal to Gross Losses less Recoveries. Net Losses (Gains) may not equal the difference of the components thereof due to rounding.

Weighted Average Life of the Certificates

Prepayments on boat receivables can be measured relative to a prepayment standard or model.  The model used in this Prospectus Supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables.  ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full.  For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

All the Receivables are prepayable at any time.  For this purpose the term "prepayments" includes prepayments by Obligors in full or in part, certain partial prepayments related to liquidations due to default, including rebates of extended warranty contract costs and insurance premiums, as well as receipts of proceeds from physical damage, credit life, theft and disability insurance policies and certain other Receivables, purchased or repurchased pursuant to the terms of the Agreement.  The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including changes in interest rates and the fact that an Obligor generally may not sell or transfer the Financed Boat securing a Receivable without the consent of the secured party, which generally results in the repayment of the remaining principal balance of the Receivable.  In addition, under some circumstances, the Seller is obligated to repurchase and the Servicer is obligated to purchase, Receivables pursuant to the Agreement as a result of uncured breaches of representations and warranties in the case of the Seller and uncured breaches of covenants in the case of the Servicer.  In addition, the Servicer has the option to purchase the Receivables when the aggregate principal balance of the Receivables is 10% or less of the Initial Pool Balance, at a purchase price equal to the sum of the Class A Principal Balance and the Class B Principal Balance plus accrued and unpaid interest.  Accordingly, under some circumstances it is likely that the Certificates will be repaid before the Final Scheduled Distribution Date set forth in this prospectus supplement under "Summary of Terms -- Final Scheduled Distribution Date." Reinvestment risk associated with early payment of the Certificates will be borne exclusively by the Certificateholders.

The table captioned "Percent of Initial Class A and Class B Principal Balance at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of the characteristics of the Receivables.  The ABS Table assumes that:

(1)

the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,

(2)

each scheduled monthly payment on the Receivables is due and made on the last day of each month and each month has 30 days,

(3)

distributions on the Certificates are made on each Distribution Date, and each Distribution Date is assumed to be the fifteenth day of each applicable month,

(4)

the balance in the Reserve Account on each Distribution Date is equal to the Specified Reserve Account Balance, and

(5)

the Servicer does not exercise its option to purchase the Receivables.

The ABS Table sets forth the percent of the Initial Class A Principal Balance and the percent of the Initial Class B Principal Balance that would be outstanding after each of the Distribution Dates shown and the corresponding weighted average lives at various constant ABS percentages.

The ABS Table also assumes that the Receivables have been aggregated into six hypothetical pools with all of the Receivables within each pool having the following characteristics and that the level scheduled monthly payment for each of the six pools, which is based on its aggregate principal balance, weighted average APR, weighted average original term to maturity and weighted average remaining term to maturity as of the cutoff date, will be such that each pool will fully amortize by the end of its remaining term to maturity.

			Weighted Average	Weighted Average
		Weighted Average	Original Term	Remaining Term
	Aggregate	Annual	To Maturity	To Maturity
Pool	Principal Balance	Percentage Rate	(in Months)	(in Months)
1	$ [ ]	[ ]%	[ ]	[ ]
2	[ ]	[ ]	[ ]	[ ]
3	[ ]	[ ]	[ ]	[ ]1
4	[ ]	[ ]	[ ]	[ ]
5	[ ]	[ ]	[ ]	[ ]
6	[ ]	[ ]	[ ]	[ ]

The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Tables.  The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS.  Moreover, the diverse terms of Receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed.  Any difference between assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the Class A Certificates and the Class B Certificates.

Certificates
Assumed ABS Percentage
Distribution Dates	[ ]	[ ]	[ ]	[ ]

Closing Date
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
Weighted Average Life
(years) (1)
Weighted Average Life to Optional Clean-Up Call
(years) (1)
Optional Clean-Up Call
Date	[ ]	[ ]	[ ]	[ ]

(1)

The weighted average life of a Certificate is determined by (a) multiplying the amount of each principal payment of the Certificate by the number of years from the date of the issuance of the Certificate to the Distribution Date on which the principal payment is made, (b) adding the results and (c) dividing the sum by the initial principal balance of the Certificate.

*

Less than 0.5% but greater than 0.0%.

The ABS table has been prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the Receivables which will differ from the actual characteristics and performance of the receivables, and should be read in conjunction with these assumptions.

Use of Proceeds

The net proceeds from the sale of the Certificates will be applied by the Depositor first, to deposit $[            ] into the Reserve Account and second, to purchase the Receivables and the other Trust Property from the Seller.

Description of the Certificates

The Certificates will be issued pursuant to the Agreement, substantially in the form filed as an exhibit to the Registration Statement.  The following information summarizes all material provisions of the Certificates and the Agreement.  The following summary supplements the description of the general terms and provisions of the Certificates of any given Series and the related Agreement set forth in the Prospectus, to which description reference is made by this prospectus supplement.

Overview of the Certificates

The Class A Certificates will be issued in an initial aggregate principal amount of $[            ] (the "Initial Class A Principal Balance") and the Class B Certificates will be issued in an initial aggregate principal amount of $[            ] (the "Initial Class B Principal Balance").  The Certificates will evidence fractional undivided interests in the assets of the Trust to be created pursuant to the Agreement.  The Class A Certificates will evidence in the aggregate an undivided ownership interest of approximately [       ]% of the Trust (the "Class A Percentage") and the Class B Certificates will evidence in the aggregate an undivided ownership interest of approximately [            ]% of the Trust (the "Class B Percentage").

The Certificates will constitute Fixed Rate Securities, as this term is defined under "Certain Information Regarding the Securities — Fixed Rate Securities" in the Prospectus.  Interest on the outstanding principal amount of each class of Certificates will accrue at the fixed rate per annum specified for that class on the cover page of this prospectus supplement (each rate, a "Pass-Through Rate").  Interest on the outstanding principal amount of each class of Certificates will accrue at the related Pass-Through Rate from and including [            ], in the case of the first Distribution Date, or from and including the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date (each representing an "Interest Period").  Interest on the Certificates will be calculated on the basis of a 360 day year consisting of twelve 30 day months.  Distributions of principal and interest will be made on the [  ]th day of each month, or if the 15th day is not a business day on the next succeeding Business Day (each, a "Distribution Date"), commencing [            ].  Distributions on a Distribution Date will be made to Certificateholders of record on the Business Day prior to the applicable Distribution Date, or if definitive Certificates have been issued, the last day of the month prior to a Distribution Date (each date, a "Record Date").  A "Business Day" is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York, [            ] or [            ] are authorized by law, regulation, executive order or governmental decree to be closed.

The Certificates will be available in book-entry form through the facilities of The Depository Trust Company in the United States and Clearstream, Luxembourg and the Euroclear System in Europe.  See "Certain Information Regarding the Securities—Book-Entry Registration" and "—Definitive Securities" in the Prospectus and Annex I to the Prospectus.

The Pooling and Servicing Agreement

Sale and Assignment of the Receivables

Information regarding the conveyance of the Receivables by the Seller to the Depositor and by the Depositor to the Trust on the Closing Date pursuant to the Agreement is set forth in the Prospectus under "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables."

Accounts

The Servicer will establish one or more segregated accounts (the "Collection Account"), in the name of the Trustee on behalf of the Trust and the Certificateholders, into which all payments made on or with respect to the Receivables will be deposited.  The Servicer will also establish a segregated account (the "Class A Distribution Account"), in the name of the Trustee on behalf of the Trust and the Class A Certificateholders, and a segregated account (the "Class B Distribution Account"), in the name of the Trustee on behalf of the Trust and the Class B Certificateholders, from which all distributions with respect to the Class A Certificates and the Class B Certificates, respectively, will be made.  The Servicer will establish a segregated account (the "Reserve Account"), in the name of [        ], as collateral agent, on behalf of the Certificateholders.  The Servicer will establish an additional account (the "Payahead Account"), in the name of the Trustee on behalf of the Trust and the Certificateholders, into which early payments by or on behalf of Obligors on Actuarial Receivables will be deposited until the time the payment becomes due.  Until the time payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to the Certificateholders.  The Collection Account, the Class A Distribution Account, the Class B Distribution Account, the Payahead Account and the Reserve Account are sometimes referred to as the "Trust Accounts."  The Reserve Account will be maintained for the benefit of the Certificateholders, but will not be an asset of the Trust.

Servicing Compensation

The Servicer will be entitled to receive a fee (the "Base Servicing Fee") for each Collection Period in an amount equal to the product of one-twelfth of 0.50% per annum (the "Servicing Fee Rate") and the Pool Balance as of the first day of the Collection Period.  The "Base Servicing Fee" will also include any late fees, other administrative fees or similar charges allowed by applicable law with respect to the Receivables.  The Base Servicing Fee, together with any portion of the Base Servicing Fee that remains unpaid from prior Distribution Dates (collectively, the "Servicing Fee"), will be paid on each Distribution Date out of Interest Collections from the Receivables prior to distributions to the Certificateholders.  If [        ] or an affiliate of [        ] is no longer the Servicer, a non-affiliated Servicer will also be entitled to receive an additional fee (the "Non-Affiliated Servicing Fee") for each Collection Period in an amount equal to the product of one-twelfth of 0.50% per annum and the Pool Balance as of the first day of the Collection Period.  The Non-Affiliated Servicing Fee, together with any portion of the Non-Affiliated Servicing Fee that remains unpaid from prior Distribution Dates, will be paid in the order of priority described herein.  See "Description of the Transfer and Servicing Agreement -- Servicing Compensation and Payment of Expenses" in the Prospectus.

Distributions on Certificates

Deposits to the Collection Account.  On or before the earlier of the tenth Business Day of the month in which a Distribution Date occurs and the fourth Business Day preceding that Distribution Date (the "Determination Date"), the Servicer will provide the Trustee with information with respect to the preceding Collection Period, including the aggregate amounts of the following:

•

Collections on the Receivables

•

Advances to be remitted by the Servicer

•

Liquidated Receivables, if any

•

Purchase Amounts of the Receivables to be repurchased by the Seller or purchased by the Servicer with respect to the Distribution Date

On or before the Business Day preceding each Distribution Date, the Servicer will cause the Interest Collections and the Principal Collections for the Distribution Date to be deposited into the Collection Account.

"Collections" for any Distribution Date will equal the sum of Interest Collections and Principal Collections for the related Distribution Date.

"Interest Collections" for any Distribution Date will equal the sum of the following amounts with respect to any Distribution Date, computed, with respect to Simple Interest Receivables, in accordance with the simple interest method, and, with respect to Actuarial Receivables, in accordance with the actuarial method:

•

that portion of all collections on the Receivables allocable to interest in respect of the preceding Collection Period, including with respect to Actuarial Receivables, amounts withdrawn from the Payahead Account and allocable to interest and excluding amounts deposited into the Payahead Account and allocable to interest, in each case in respect of the related Collection Period;

•

all proceeds, other than any proceeds from any Dealer commission ("Liquidation Proceeds") of the liquidation of Liquidated Receivables, net of expenses incurred by the Servicer in connection with the liquidation and any amounts required by law to be remitted to the Obligor on the Liquidated Receivables, to the extent attributable to interest due on the Liquidated Receivables, which became Liquidated Receivables during the Collection Period in accordance with the Servicer's customary servicing procedures;

•

the Purchase Amount of each Receivable that was repurchased by the Seller or purchased by the Servicer during the preceding Collection Period to the extent attributable to accrued interest on that Receivable;

•

all monies collected, from whatever source, other than any proceeds from any Dealer commission, in respect to Liquidated Receivables during any Collection Period following the Collection Period in which the Receivable was written off, net of the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law to be remitted to the Obligor ("Recoveries"); and

•

all Advances with respect to interest for the related Distribution Date.

In calculating the Interest Collections, all payments and proceeds, including Liquidation Proceeds, of any Receivables repurchased by the Seller or purchased by the Servicer the Purchase Amount of which has been included in the Interest Collections on a prior Distribution Date shall be excluded.

"Principal Collections" for any Distribution Date will equal the sum of the following amounts with respect to any Distribution Date, computed, with respect to Simple Interest Receivables, in accordance with the simple interest method, and with respect to Actuarial Receivables, in accordance with the actuarial method:

•

that portion of all collections on the Receivables allocable to principal in respect of the preceding Collection Period, without regard to any extensions or modifications effected after the Cutoff Date, other than with respect to any extensions or modifications in connection with Cram Down Losses during the related Collection Period, including with respect to Actuarial Receivables, amounts withdrawn from the Payahead Account and allocable to principal and excluding amounts deposited into the Payahead Account and allocable to principal, in each case in respect of the related Collection Period;

•

Liquidation Proceeds attributable to the principal amount of Receivables which became Liquidated Receivables during the preceding Collection Period in accordance with the Servicer's customary servicing procedures with respect to the Liquidated Receivables;

•

all Advances made by the Servicer of principal due on the Actuarial Receivables in respect of the preceding Collection Period;

•

to the extent attributable to principal, the Purchase Amount of each Receivable repurchased by the Seller or purchased by the Servicer during the preceding Collection Period; and

•

partial prepayments on Receivables in respect of the preceding Collection Period relating to refunds of extended service contracts, or of physical damage, credit life, credit accident or health insurance premium, disability insurance policy premiums, but only if these costs or premiums were financed by the respective Obligor and only to the extent not included in the first bullet point above.

In calculating the Principal Collections, all payments and proceeds, including Liquidation Proceeds, of any Receivables repurchased by the Seller or purchased by the Servicer the Purchase Amount of which has been included in the Principal Collections on a prior Distribution Date shall be excluded.

Withdrawals from the Payahead Account.  On or before the Business Day preceding each Distribution Date, the Servicer will or will cause the Trustee to (x) deposit into the Collection Account in immediately available funds, the portion of Payaheads constituting scheduled payments on Actuarial Receivables or that are to be applied to prepay Actuarial Receivables in full and (y) distribute to the Depositor, in immediately available funds, all investment earnings on funds in the Payahead Account with respect to the preceding Collection Period.  Monthly Withdrawals from the Collection Account.  Except as set forth under

"—Collections on Actuarial Receivables" below, on each Distribution Date, the Servicer shall instruct the Trustee to withdraw from the Collection Account and deposit in the Payahead Account in immediately available funds, the aggregate Payaheads collected during the preceding Collection Period.  On each Distribution Date, the Servicer shall calculate the amounts set forth below and shall instruct the Trustee to make the following deposits and distributions, after payment to the Servicer from the Collection Account of amounts in reimbursement of Advances previously made by the Servicer (as described below under "—Advances"), to the extent of Interest Collections (and, in the case of shortfalls occurring under clause (2) below in the Class A Interest Distribution, the Class B Percentage of Principal Collections to the extent of such shortfalls):

(1)

to the Servicer, the Servicing Fee and if the Servicer is an entity other than [        ], or [        ] or one of their affiliates, the Non-Affiliated Servicing Fee;

(2)

to the Class A Distribution Account, after the application of clause (1), the Class A Interest Distribution; and

(3)

to the Class B Distribution Account, after the application of clauses (1) and (2), the Class B Interest Distribution.

On each Distribution Date, the Servicer shall calculate the amounts set forth below and shall instruct the Trustee to make the following deposits and distributions, to the extent of Principal Collections and Interest Collections remaining after the application of clauses (1), (2) and (3) above:

(4)

to the Class A Distribution Account, the Class A Principal Distribution;

(5)

to the Class B Distribution Account, after the application of clause (4), the Class B Principal Distribution; and

(6)

to the Reserve Account, any amounts remaining after the application of clauses (1) through (5); these amounts to be distributed as described below under "Credit Enhancement—Reserve Account."

To the extent necessary to satisfy the distributions described in clauses (1) through (5) above, the Servicer shall calculate the amounts set forth below and shall instruct the Trustee to withdraw from the Reserve Account and deposit in the Class A Distribution Account or the Class B Distribution Account as described below in the following order of priority on each Distribution Date:

(1)

an amount equal to the excess of the Class A Interest Distribution over the sum of Interest Collections (net of amounts paid to the Servicer pursuant to clause (1) of the preceding paragraph) and the Class B Percentage of Principal Collections will be deposited into the Class A Distribution Account;

(2)

an amount equal to the excess of the Class B Interest Distribution over the portion of Interest Collections (net of amounts paid to the Servicer pursuant to clause (1) of the preceding paragraph) remaining after the distribution of the Class A Interest Distribution will be deposited into the Class B Distribution Account;

(3)

an amount equal to the excess of the Class A Principal Distribution over the portion of Principal Collections and Interest Collections (net of amounts paid to the Servicer pursuant to clause (1) of the preceding paragraph) remaining after the distribution of the Class A Interest Distribution and the Class B Interest Distribution will be deposited into the Class A Distribution Account; and

(4)

an amount equal to the excess of the Class B Principal Distribution over the portion of Principal Collections and Interest Collections remaining (net of amounts paid to the Servicer pursuant to clause (1) of the preceding paragraph) after the distribution of the Class A Interest Distribution, the Class B Interest Distribution and the Class A Principal Distribution will be deposited into the Class B Distribution Account.

On each Distribution Date, all amounts on deposit in the Class A Distribution Account will be distributed to the Class A Certificateholders and all amounts on deposit in the Class B Distribution Account will be distributed to the Class B Certificateholders.

Related Definitions

For purposes of this prospectus supplement, the following terms have the following meanings:

"Cram Down Loss" means, with respect to a Receivable if a court of appropriate jurisdiction in a bankruptcy or insolvency proceeding shall have issued an order reducing the amount owed on the Receivable or otherwise modifying or restructuring the scheduled payments to be made on the Receivable, an amount equal to:

(1)

the excess of the principal balance of the Receivable immediately prior to the court order over the principal balance of the Receivable as so reduced; and

(2)

if the issuing court shall have issued an order reducing the effective rate of interest on the Receivable, the net present value, using as the discount rate the higher of the APR on the Receivable or the rate of interest, if any, specified by the court in the order, of the scheduled payments as so modified or restructured.

A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of the court order.

"Class A Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of Class A Monthly Interest for the preceding Distribution Date and any outstanding Class A Interest Carryover Shortfall on the preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Class A Distribution Account on the preceding Distribution Date, plus 30 days of interest on that excess, to the extent permitted by law, at the Class A Pass-Through Rate.

"Class A Interest Distribution" means, with respect to any Distribution Date, the sum of Class A Monthly Interest for the Distribution Date and the Class A Interest Carryover Shortfall for the Distribution Date.

"Class A Monthly Interest" means, with respect to any Distribution Date, the product of (x) one-twelfth of the Class A Pass-Through Rate and (y) the Class A Principal Balance as of the immediately preceding Distribution Date, after giving effect to any payments made on that Distribution Date, or, in the case of the first Distribution Date, the Initial Class A Principal Balance.

"Class A Monthly Principal" means, with respect to any Distribution Date, the Class A Percentage of Principal Collections for the Distribution Date plus the sum of (1) the Class A Percentage of Realized Losses with respect to Receivables which became Liquidated Receivables during the related Collection Period and (2) the Class A Percentage of the aggregate amount of Cram Down Losses during the related Collection Period.

"Class A Pass-Through Rate" means, with respect to the Class A Certificates,       % per annum.

"Class A Principal Balance" equals the Initial Class A Principal Balance, as reduced by all amounts allocable to principal on the Class A Certificates previously distributed to Class A Certificateholders.

"Class A Principal Carryover Shortfall" means, with respect to any Distribution Date, the excess of Class A Monthly Principal for the preceding Distribution Date and any outstanding Class A Principal Carryover Shortfall on the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Class A Distribution Account on the preceding Distribution Date.

"Class A Principal Distribution" means, with respect to any Distribution Date, the sum of Class A Monthly Principal for that Distribution Date and the Class A Principal Carryover Shortfall for that Distribution Date; provided, however, that the Class A Principal Distribution shall not exceed the Class A Principal Balance immediately prior to that Distribution Date.  In addition, on the Final Scheduled Distribution Date, the principal required to be deposited in the Class A Distribution Account will include the lesser of:

(a)

any principal due and remaining unpaid on each Receivable in the Trust as of the Final Scheduled Maturity Date; or

(b)

the portion of the amount required to be deposited under clause (a) above that is necessary, after giving effect to the other amounts to be deposited in the Class A Distribution Account on the applicable Distribution Date and allocable to principal, to reduce the Class A Principal Balance to zero.

"Class B Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of Class B Monthly Interest for the preceding Distribution Date and any outstanding Class B Interest Carryover Shortfall on the preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Class B Distribution Account on the preceding Distribution Date, plus 30 days of interest on this excess, to the extent permitted by law, at the Class B Pass-Through Rate.

"Class B Interest Distribution" means, with respect to any Distribution Date, the sum of Class B Monthly Interest for that Distribution Date and the Class B Interest Carryover Shortfall for that Distribution Date.

"Class B Monthly Interest" means, with respect to any Distribution Date, the product of (x) one-twelfth of the Class B Pass-Through Rate and (y) the Class B Principal Balance as of the immediately preceding Distribution Date, after giving effect to any payments made on that Distribution Date, or, in the case of the first Distribution Date, the Initial Class B Principal Balance.

"Class B Monthly Principal" means, with respect to any Distribution Date, the Class B Percentage of Principal Collections for that Distribution Date plus the sum of (1) the Class B Percentage of Realized Losses with respect to Receivables which became Liquidated Receivables during the related Collection Period and (2) the Class B Percentage of the aggregate amount of Cram Down Losses during the related Collection Period.

"Class B Pass-Through Rate" means, with respect to the Class B Certificates, [            ] % per annum.

"Class B Principal Balance" equals the Initial Class B Principal Balance, as reduced by all amounts allocable to principal on the Class B Certificates previously distributed to Class B Certificateholders.

"Class B Principal Carryover Shortfall" means, with respect to any Distribution Date, the excess of Class B Monthly Principal for the preceding Distribution Date and any outstanding Class B Principal Carryover Shortfall on the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Class B Distribution Account on the preceding Distribution Date.

"Class B Principal Distribution" means, with respect to any Distribution Date, the sum of Class B Monthly Principal for that Distribution Date and the Class B Principal Carryover Shortfall for that Distribution Date; provided, however, that the Class B Principal Distribution shall not exceed the Class B Principal Balance immediately prior to that Distribution Date.  In addition, on the Final Scheduled Distribution Date, the principal required to be distributed to Class B Certificateholders will include the lesser of:

(a)

any principal due and remaining unpaid on each Receivable in the Trust as of the Final Scheduled Maturity Date; or

(b)

the portion of the amount required to be deposited under clause (a) above that is necessary, after giving effect to the other amounts to be deposited in the Class B Distribution Account on the Distribution Date and allocable to principal, to reduce the Class B Principal Balance to zero, and, in the case of clauses (a) and (b), remaining after any required distribution of the amount described in clause (a) to the Class A Distribution Account.

"Liquidated Receivables" means, Receivables (x) which have been liquidated by the Servicer through the sale of the related Financed Boat, (y) as to which all or a portion representing 10% or more of a scheduled payment due is 120 or more days delinquent or (z) with respect to which proceeds have been received which, in the Servicer's judgment, constitute the final amounts recoverable in respect of such Receivable.  A Receivable first becomes a Liquidated Receivable upon the earliest to occur of (x), (y) or (z) above.

The "Pool Balance" at any time will represent the aggregate principal balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments, other than Payaheads, received from Obligors and Purchase Amounts to be remitted by the Servicer and the Seller, as the case may be, all for the related Collection Period, all losses realized on Receivables that became Liquidated Receivables during the related Collection Period and all Cram Down Losses for the related Collection Period.

"Realized Losses" means, for any period, the excess of the principal balance of a Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

Advances

With respect to any Distribution Date, the Servicer may, in its sole discretion, make a payment (an "Advance") with respect to each Receivable, other than a Liquidated Receivable, equal to (A) with respect to Simple Interest Receivables, the excess, if any, of (x) the product of the principal balance of such Receivable as of the last day of the related Collection Period and one-twelfth of its APR, over (y) the interest actually received by the Servicer with respect to such Receivable from the Obligor or from the payment of the Repurchase Amount during or with respect to such Collection Period and (B) with respect to Actuarial Receivables, the scheduled payment of principal and interest due during the related Collection Period but not received.  The Servicer may elect not to make any Advance with respect to a Receivable to the extent that the Servicer, in its sole discretion, determines that such Advance is not recoverable from subsequent payments on such Receivable or from funds in the Reserve Account.

With respect to Simple Interest Receivables, to the extent that the amount set forth in clause (y) above plus amounts withdrawn from the Reserve Account during or with respect to the related Collection Period and allocable to interest with respect to a Simple Interest Receivable is greater than the amount set forth in clause (x) above with respect to a Simple Interest Receivable, this amount shall be distributed to the Servicer on the related Distribution Date to reimburse the Servicer for previous unreimbursed Advances with respect to that Simple Interest Receivable.  Before a Simple Interest Receivable becomes a Liquidated Receivable, this reimbursement will only be from accrued interest due from the Obligor under that Receivable.  Collections on an Actuarial Receivable made during a Collection Period shall be applied first to repay any unreimbursed Advances on that Actuarial Receivable.

In addition, on the Business Day before each Distribution Date the Trustee shall withdraw from the Reserve Account an amount equal to the amount of any outstanding Advances on Liquidated Receivables to the extent not recovered from Liquidation Proceeds.

The Servicer will deposit all Advances with respect to any Distribution Date into the Collection Account on the Business Day before each Distribution Date.

Collections on Actuarial Receivables

To the extent that collections on an Actuarial Receivable during a Collection Period exceed the outstanding Advances on the Actuarial Receivable, the collections shall then first be applied to the scheduled payment on that Receivable.  If any collections remaining after the scheduled payment is made are insufficient to prepay the Actuarial Receivable in full, then, the remaining collections (the "Payaheads") shall be transferred to and kept in the Payahead Account, until a later Collection Period where the collections may be transferred to the Collection Account and applied either to the scheduled payment or to prepay the Actuarial Receivable in full.  The scheduled payment with respect to an Actuarial Receivable is that portion of the payment required to be made by the related Obligor during each calendar month sufficient to amortize the principal balance of that Actuarial Receivable under the actuarial method over the term of the Actuarial Receivable and to provide interest at the APR of that Actuarial Receivable.  Notwithstanding the foregoing, so long as the Servicer is not required to remit collections to the Collection Account within two Business Days of receipt, the Servicer will not be required to deposit Payaheads to the Payahead Account but shall be required to deposit Payaheads to the Collection Account as described above.

Credit Enhancement

Subordination of the Class B Certificates.  The rights of the Class B Certificateholders to receive distributions with respect to the Receivables will be subordinated to the rights of the Class A Certificateholders to the extent described below.  This subordination is intended to enhance the likelihood of timely receipt by Class A Certificateholders of the full amount of interest and principal required to be paid to them, and to afford such Class A Certificateholders limited protection against losses in respect of the Receivables.

No distribution will be made to the Class B Certificateholders on any Distribution Date in respect of interest until the full amount of interest on the Class A Certificates payable on such Distribution Date has been distributed to the Class A Certificateholders.  No distribution will be made to the Class B Certificateholders on any Distribution Date in respect of principal until the full amount of interest on and principal of the Class A Certificates and interest on the Class B Certificates payable on such Distribution Date has been distributed to the Class A Certificateholders and the Class B Certificateholders, respectively.  Distributions of interest on the Class B Certificates, however, to the extent of collections on or in respect of the Receivables allocable to interest and certain available amounts on deposit in the Reserve Account, will not be subordinated to the payment of principal of the Class A Certificates.

Reserve Account.  In the event of delinquencies or losses on the Receivables, the protection afforded to the Class A Certificateholders will be effected both by the preferential right of the Class A Certificateholders to receive current distributions with respect to the Receivables, to the extent described above under "-- Subordination of the Class B Certificates," prior to any distribution being made on a Distribution Date to the Class B Certificateholders, and to receive amounts on deposit in the Reserve Account.  Amounts on deposit in the Reserve Account will also be generally available to cover shortfalls in required distributions to the Class B Certificateholders, in respect of interest, after payment of interest on the Class A Certificates and, in respect of principal, after payment of interest on and principal of the Class A Certificates and interest on the Class B Certificates.  The Reserve Account will not be a part of or otherwise includible in the Trust and will be a segregated trust account held by the Collateral Agent for the benefit of the Certificateholders.

On the Closing Date, the Depositor will deposit $[            ] ([            ]% of the Initial Pool Balance) (the "Reserve Account Initial Deposit") into the Reserve Account.  The Reserve Account Initial Deposit will be augmented on each Distribution Date by deposit in the Reserve Account of Collections remaining after distribution of the Servicing Fee and amounts to be paid to Class A Certificateholders and Class B Certificateholders as described above under "—Distributions on Certificates."  To the extent that amounts on deposit in the Reserve Account after distributions on a Distribution Date exceed the Specified Reserve Account Balance, such excess will be released first, to the Servicer (if the Servicer is [        ]), in an amount equal to the Non-Affiliated Servicing Fee, together with any portion of the Non-Affiliated Servicing Fee that remains unpaid from prior Distribution Dates, and second, to the Depositor.  Upon any such release to the Depositor of amounts from the Reserve Account, neither the Class A Certificateholders nor the Class B Certificateholders will have any further rights in, or claims to, such amounts.

"Specified Reserve Account Balance" with respect to any Distribution Date will equal [            ]% of the Pool Balance as of the last day of the related Collection Period, but in any event will not be less than the lesser of:

(1)

[            ] ([            ]% of the Initial Pool Balance), and

(2)

the Pool Balance;

provided, that if the Average Net Loss Ratio exceeds [            ]% or the Average Delinquency Percentage exceeds [            ]% on a Distribution Date, beginning with the [            ] Distribution Date, the Specified Reserve Account Balance for the Distribution Date shall be calculated using a percentage of [            ]%.

"Aggregate Net Losses" means, for any Distribution Date, the amount equal to (1) the aggregate Principal Balance of all Receivables that became Liquidated Receivables during the related Collection Period minus (2) the Liquidation Proceeds allocable to principal collected during the related Collection Period with respect to any Liquidated Receivables.

"Average Delinquency Percentage" means, for any Distribution Date, the average of the Delinquency Percentages for the Distribution Date and the preceding two Distribution Dates.

"Average Net Loss Ratio" means, for any Distribution Date, the average of the Net Loss Ratios for the Distribution Date and the preceding two Distribution Dates.

"Delinquency Percentage" means, for any Distribution Date, the sum of the outstanding Principal Balances of all Receivables which are 60 days or more delinquent, including Receivables relating to Financed Vehicles that have been repossessed, as of the close of business on the last day of the Collection Period immediately preceding the Distribution Date, determined in accordance with the Servicer's normal practices, this sum expressed as a percentage of the Pool Balance as of the close of business on the last day of the related Collection Period.

"Liquidation Proceeds" means with respect to any Receivable,

(1)

insurance proceeds,

(2)

the monies collected during a Collection Period from whatever source on a Liquidated Receivable and

(3)

proceeds of a Financed Vehicle sold after repossession, in each case, net of any liquidation expenses and payments required by law to be remitted to the Obligor.

"Net Loss Ratio" means, for any Distribution Date, an amount expressed as a percentage, equal to the product of (A) twelve and (B) (1) the Aggregate Net Losses for the Distribution Date, divided by (2) the average of the Pool Balances on each of the first day of the related Collection Period and the last day of the related Collection Period.

The Specified Reserve Account Balance may be reduced to a lesser amount; provided, that the reduction may not adversely affect any rating of the Certificates by a Rating Agency.

In no circumstances will the Depositor be required to deposit any amounts in the Reserve Account other than the Reserve Account Initial Deposit to be made on the Closing Date.

Amounts held from time to time in the Reserve Account will continue to be held for the benefit of the Certificateholders and may be invested in Eligible Investments.  Any loss on an investment will be charged to the Reserve Account.  Any investment earnings, net of losses, will be paid to the Depositor.

The time necessary for the Reserve Account to reach and maintain the Specified Reserve Account Balance at any time after the date of issuance of the Certificates will be affected by the delinquency, credit loss and repossession and prepayment experience of the Receivables and, therefore, cannot be accurately predicted.

If on any Distribution Date the protection afforded the Class A Certificates by the Class B Certificates and by the Reserve Account is exhausted, the Class A Certificateholders will directly bear the risks associated with ownership of the Receivables.  If on any Distribution Date amounts on deposit in the Reserve Account have been depleted, the protection afforded the Class B Certificates by the Reserve Account will be exhausted and the Class B Certificateholders will directly bear the risks associated with ownership of the Receivables.

None of the Class B Certificateholders, the Trustee, the Servicer, the Seller or the Depositor will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the Class A Certificateholders.

Termination

The Servicer will be permitted, at its option, in the event that the Pool Balance as of the last day of a Collection Period has declined to 10% or less of the Initial Pool Balance, to purchase from the Trust, on any Distribution Date occurring in a subsequent Collection Period, all remaining Receivables in the Trust at a purchase price equal to the sum of the Class A Principal Balance and the Class B Principal Balance plus accrued and unpaid interest at the applicable Pass-Through Rates.  The exercise of this right will effect an early retirement of the Certificates.  See "Description of the Transfer and Servicing Agreements -- Termination" in the Prospectus.

Duties of the Trustee

The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates, other than the execution and authentication of the Certificates, the Receivables or any related documents, and will not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Certificates or the Receivables, or the investment of any monies by the Servicer before the monies are deposited into the Collection Account.  The Trustee will not independently verify the Receivables.  If no Event of Servicing Termination (as described in the Prospectus) has occurred and is continuing, the Trustee will be required to perform only those duties specifically required of it under the Agreement.  Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Trustee under the Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Agreement.  The Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Agreement which failure constitutes an Event of Servicing Termination unless a responsible officer of the Trustee obtains actual knowledge of the failure as specified in the Agreement.

The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Agreement or to make any investigation of matters arising under the Agreement or to institute, conduct or defend any litigation under the Agreement or in relation to the Agreement at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred in or by an exercise of the Trustee's rights or powers or an investigation.  No Class A Certificateholder or Class B Certificateholder will have any right under the Agreement to institute any proceeding with respect to the Agreement, unless the holder has given the Trustee written notice of default and unless, with respect to the Class A Certificates, the holders of Class A Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates or, with respect to the Class B Certificates, the holders of Class B Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class B Certificates, have made a written request to the Trustee to institute a proceeding in its own name as Trustee under the Agreement and have offered to the Trustee reasonable indemnity, and the Trustee for 30 days has neglected or refused to institute any proceedings.

The Trustee

[        ], a national banking association, will act as Trustee under the Agreement.  The Trustee, in its individual capacity or otherwise, and any of its affiliates, may hold Certificates in their own names or as pledgee.  In addition, for the purpose of meeting the legal requirements of some jurisdictions, the Servicer and the Trustee, acting jointly, or in some instances, the Trustee, acting alone, will have the power to appoint co-trustees or separate trustees of all or any part of the Trust.  In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement will be conferred or imposed upon the Trustee and the co-trustee or separate trustee jointly, or, in any jurisdiction where the Trustee is incompetent or unqualified to perform certain acts, singly upon the co-trustee or separate trustee who shall exercise and perform these rights, powers, duties and obligations solely at the direction of the Trustee.

The Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor trustee.  The Servicer may also remove the Trustee if the Trustee ceases to be eligible to serve, becomes legally unable to act, is adjudged insolvent or is placed in receivership or similar proceedings.  In these circumstances, the Servicer will be obligated to appoint a successor trustee.  However, any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

The Agreement will provide that the Servicer will pay the Trustee's fees.  The Agreement will also provide that the Trustee will be entitled to indemnification by the Depositor for, and will be held harmless against, any loss, liability or expense incurred by the Trustee not resulting from the Trustee's own willful misfeasance, bad faith or negligence.  Indemnification will be unavailable to the Trustee to the extent that any loss, liability or expense results from a breach of any of the Trustee's representations or warranties set forth in the Agreement, and for any tax, other than those for which the Depositor or the Servicer is required to indemnify the Trustee.

The Trustee's Corporate Trust Office is located at [            ].  The Depositor, the Servicer, the Seller and their respective affiliates may have other banking relationships with the Trustee and its affiliates in the ordinary course of their business.

In the Agreement, [        ] will agree to perform certain bond administration, distribution obligations and custodial functions on behalf of the Trustee and to act as successor servicer if [        ] is removed as servicer.  In performing these functions, [        ] will be entitled to all of the rights, powers and indemnities afforded to the Trustee under the Agreement.

Federal Income Tax Consequences

Upon the issuance of the Certificates, McKee Nelson LLP, special tax counsel ("Federal Tax Counsel"), will deliver its opinion to the effect that, under then current law, assuming compliance with the Agreement, the Trust will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation.  Accordingly, each Certificateholder will be subject to federal income taxation as if it owned directly its interest in each asset owned by the Trust and paid directly its share of expenses paid by the Trust.  Certain individuals, estates, trusts and partnerships may be limited in their ability to fully deduct the expenses of the Trust.  See "Material Federal Income Tax Consequences" in the Prospectus for a discussion of those limits.

For federal income tax purposes, the Depositor will be deemed to have retained a fixed portion of the interest due on each Receivable (the "Spread").  The Spread will be treated as "stripped coupons" within the meaning of Section 1286 of the Internal Revenue Code of 1986, as amended (the "Code").  The Servicer may also be deemed to have retained a "stripped coupon" if and to the extent that the Servicing Fee is determined to be unreasonable.  In addition, because the Class B Pass-Through Rate exceeds the Class A Pass-Through Rate, a portion of the interest accrued on each Receivable will be treated as a "stripped coupon" purchased by the Class B Certificateholders.  Accordingly, each Class A Certificateholder will be treated as owning its pro rata percentage interest in the principal of, and interest payable on, each Receivable (minus the portion of the interest payable on such Receivable that is treated as Spread, as a stripped coupon retained by the Servicer or as a stripped coupon purchased by the Class B Certificateholders), and such interest in each Receivable will be treated as a "stripped bond" within the meaning of Section 1286 of the Code.  Similarly, each Class B Certificateholder will be treated as owning its pro rata percentage interest in the principal of each Receivable, plus a disproportionate share of the interest payable on each Receivable.

Class A Certificateholders

Because the Class A Certificates represent stripped bonds, they will be subject to the original issue discount ("OID") rules of the Code.  Accordingly, the tax treatment of a Class A Certificateholder will depend upon whether the amount of OID on a Class A Certificate is less than a statutorily defined de minimis amount.  See "Material Federal Income Tax Consequences -- Grantor Trusts – Stripped Certificates" for a discussion regarding the calculation of OID, if any, on stripped bonds.

If the amount of OID is de minimis under the OID provisions of the Code, the Class A Certificates would not be treated as having OID.  Each Class A Certificateholder would be required to report on its federal income tax return its share of the gross income of the Trust, including interest and certain other charges accrued on the Receivables and any gain upon collection or disposition of the Receivables (but not including any portion of the Receivables treated as "stripped coupons" as described above that are treated as owned by other parties).  Such gross income attributable to interest on the Receivable would exceed the Class A Pass-Through Rate by an amount equal to the Class A Certificateholder's share of the expenses of the Trust for the period during which it owns a Class A Certificate.  As indicated above, a Class A Certificateholder generally would be entitled to deduct its share of expenses of the Trust, subject to certain limitations that apply in the case of Certificateholders that are individuals, trusts, estates or partnerships.  Any amounts received by a Class A Certificateholder from the Reserve Account or from the subordination of the Class B Certificates will be treated for federal income tax purposes as having the same character as the payments they replace.  A Class A Certificateholder would report its share of the income of the Trust under its usual method of accounting.  Accordingly, interest would be includable in a Certificateholder's gross income when it accrues on the Receivables, or, in the case of Certificateholders who are cash basis taxpayers, when received by the Servicer on behalf of Certificateholders.  The actual amount of discount on a Receivable would be includable in income as principal payments are received on the Receivables.

If OID relating to a Class A Certificate is not de minimis, a Class A Certificateholder will be required to include in income, in addition to the amounts described above, any OID as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield on the Receivables.

Although the Trustee intends to account for OID, if any, reportable by holders of Class A Certificates by reference to the price paid for a Class A Certificate by an initial purchaser, the amount of OID will differ for subsequent purchasers.  Such subsequent purchasers should consult their tax advisers regarding the proper calculation of OID on the interest in the Receivables represented by a Class A Certificate.

Class B Certificateholders

In General.  Except as described below, it is believed that the Class B Certificateholders will be subject to tax in the same manner as Class A Certificateholders.  However, no federal income tax authorities address the precise method of taxation of an instrument such as the Class B Certificates and Federal Tax Counsel cannot opine on this issue.  In the absence of applicable authorities, the Trustee intends to report income to Class B Certificateholders in the manner described below.

Each Class B Certificateholder will be treated as owning (x) the Class B Percentage of each Receivable plus (y) a disproportionate portion of the interest on each Receivable (not including the Spread).  Income will be reported to a Class B Certificateholder based on the assumption that all amounts payable to the Class B Certificateholders are taxable under the coupon stripping provisions of the Code and treated as a single obligation.  In applying those provisions, the Trustee will take the position that a Class B Certificateholder's entire share of the interest on a Receivable will qualify as "qualified stated interest." Thus, except to the extent modified by the effects of subordination of the Class B Certificates, as described below, income will be reported to Class B Certificateholders in the manner described above for holders of the Class A Certificates.

Effect Of Subordination

If the Certificateholders of one Class of Certificates receive distributions of less than their share of the Trust's receipts of principal or interest (the "Shortfall Amount") because of the subordination of the Certificates, it is believed that such Certificateholders would probably be treated for federal income tax purposes as if they had:

(1)

received as distributions their full share of such receipts,

(2)

paid over to the Certificateholders of the other Class of Certificates an amount equal to such Shortfall Amount, and

(3)

retained the right to reimbursement of such amounts to the extent of future collections otherwise available for deposit in the Reserve Account.

However, Federal Tax Counsel cannot opine to such treatment.

Under this treatment,

(x)

Class B Certificateholders would be required to accrue as current income any interest, OID income, or (to the extent paid on the Receivables) accrued market discount of the Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the Class A Certificateholders,

(y)

a loss would only be allowed to the Class B Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it became clear that that amount would not be available from any source to reimburse such loss), and

(a)

reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Class B Certificateholders because such amount was previously included in income.

Those results should not significantly affect the inclusion of income for Class B Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Class B Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.  Moreover, the character and timing of loss deductions are unclear and all Class B Certificateholders are encouraged to consult their tax advisors regarding such character and timing.

All Certificateholders should see "Material Federal Income Tax Consequences" in the Prospectus for a more detailed discussion of the material federal income tax consequences of the purchase, ownership and disposition of the Certificates.

State and Local Tax Consequences

The discussion under "Federal Income Tax Consequences" above does not address the tax consequences of purchase, ownership or disposition of the Certificates under any state or local tax law.  We recommend that investors consult their own tax advisors regarding state and local tax consequences.

ERISA Considerations

A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Certificates.  Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors:

(1)

whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

(2)

whether the investment satisfies the applicable diversification requirements;

(3)

whether the investment is in accordance with the documents and instruments governing the plan; and

(4)

whether the investment is prudent, considering the nature of the investment.  Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code and any entity whose source of funds for the purchase of Certificates includes plan assets by reason of a plan or account investing in such entity (each, a "Plan"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("Parties in Interest" and "Disqualified Persons").  Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code.

An investment in Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan assets, which in turn might mean that certain aspects of such investment, including the operation of the Trust, might be prohibited transactions under ERISA and the Code.  Neither ERISA nor the Code defines the term "plan assets."  Under Section 2510.3-101 of the United States Department of Labor ("DOL") regulations (the "Regulation"), a Plan's assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in such entity, unless certain exceptions apply.  The Depositor believes that the Certificates will give Certificateholders an equity interest in the Trust for purposes of the Regulation and can give no assurance that the Certificates will qualify for any of the exceptions under the Regulation.

As a result, the assets of the Trust may be considered the assets of any Plan which acquires a Certificate.

The DOL has granted to Deutsche Bank Securities Inc. (f/k/a Deutsch Banc Alex. Brown Inc.) an individual exemption, Prohibited Transaction Exemption 94-84, and to Deutsche Morgan Grenfell/C.J. Lawrence Inc., similar approval (FAN 97-03E), which were both amended by Prohibited Transaction Exemption 97-34 ("PTE 97-34") and further recently amended pursuant to Prohibited Transaction Exemption 2000-58 ("PTE 2000-58") (collectively, the "Exemption") which is applicable to Certificates which meet its requirements whenever the Underwriter or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent.  The Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code and Section 502(i) of ERISA certain transactions relating to the initial purchase, holding and subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements set forth in the Exemption.  The receivables covered by the Exemption include boat installment obligations such as the Receivables.  The Depositor believes that the Exemption will apply to the acquisition, holding and resale of the Certificates by a Plan and that all conditions of the Exemption other than those within the control of the investors have been or will be met.

All Certificateholders should refer to "ERISA Considerations" in the Prospectus for a detailed discussion of the general and specific conditions of the Exemption.

If the general conditions of the Exemption are satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA as well as the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer or holding of the Certificates by a Plan.  However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan.  For purposes of the Certificates an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(l) and (b)(2) and 407(a) of ERISA and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with the direct or indirect sale, exchange, transfer or holding of Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan other than an Excluded Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Certificates is (a) an Obligor with respect to 5% or less of the fair market value of the Receivables or (b) an affiliate of such person.

The Exemption also may provide relief from the restriction imposed by Sections 406(a) and 407(a) of ERISA and the taxes imposed by Section 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or a disqualified person with respect to an investing Plan by virtue of providing services to a Plan (or by virtue of having certain specified relationships to such a person) solely as a result of such Plan's ownership of Certificates.

Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific conditions set forth in Section II of the Exemption and the other requirements set forth in the Exemption will be satisfied.

Any Plan fiduciary considering whether to purchase a Certificate on behalf of a Plan are encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

Underwriting

Subject to the terms and conditions set forth in the Underwriting agreement relating to the Certificates (the "Underwriting Agreement"), the Depositor has agreed to sell to [            ] and Deutsche Bank Securities Inc. (together, the "Underwriters"), and each of the Underwriters has severally agreed to purchase, the principal amount of Class A Certificates and Class B Certificates set forth opposite its name below, subject to the satisfaction of certain conditions precedent.

Underwriter	Principal Amount of Class A Certificates	Principal Amount of Class B Certificates
[ ]	$[ ]	$[ ]
Deutsche Bank Securities Inc.	$[ ]	$[ ]
Total	$[ ]	$[ ]

The Depositor has been advised by the Underwriters that the Underwriters propose to offer the Certificates to the public initially at the public offering prices set forth on the cover page of this Prospectus, and to certain dealers at these prices less a concession of [            ]% per Class A Certificate and [            ]% per Class B Certificate; that the Underwriters and these dealers may allow a discount of [            ]% per Class A Certificate and [            ]% per Class B Certificate on the sale to certain other dealers; and that after the initial public offering of the Certificates, the public offering prices and the concessions and discounts to dealers may be changed by the Underwriters.

Until the distribution of the Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Certificates.  As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the prices of the Certificates.  These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such Certificates.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of purchases for these purposes.

Neither the Depositor nor either Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Certificates.  In addition, neither the Depositor nor either Underwriter makes any representation that either Underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Deutsche Bank Securities Inc. is an affiliate of the Depositor and the Seller.

This Prospectus Supplement may be used by Deutsche Bank Securities Inc., an affiliate of the Depositor, in connection with offers and sales relating to market-making transactions in the Certificates in which Deutsche Bank Securities Inc. acts as principal. Deutsche Bank Securities Inc. may also act as agent in such transactions.  Sales will be made at prices related to the prevailing prices at the time of sale.

The Depositor has agreed to indemnify the Underwriters against particular liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect of these liabilities.  In the opinion of the Commission, this indemnification is against public policy as expressed in the Securities Act and, may, therefore, be unenforceable.

The Trustee or the Collateral Agent, as applicable, may, from time to time, invest the funds in the Trust Accounts in Eligible Investments acquired from either of the Underwriters.

Ratings

It is a condition to the issuance of the Class A Certificates that the Class A Certificates be rated "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and "Aaa" by Moody's Investors Service, Inc. ("Moody's") (each, a "Rating Agency").  It is a condition to the issuance of the Class B Certificates that the Class B Certificates be rated at least "AA" by S&P and "A3" by Moody's.  The ratings of the Class A Certificates will be based primarily on the Receivables, the Reserve Account, and the terms of the Certificates, including the subordination provided by the Class B Certificates.  The ratings of the Class B Certificates will be based primarily on the Receivables and the Reserve Account.  The ratings of the Certificates should be evaluated independently from similar ratings on other types of securities.  The ratings do not address the possibility that Certificateholders may suffer a lower than anticipated yield.

There can be no assurance that any rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn by the assigning Rating Agency if, in its judgment, circumstances so warrant.  In the event that the rating initially assigned to any of the Certificates is subsequently lowered or withdrawn for any reason, no person or entity will be obligated to provide any additional credit enhancement with respect to these certificates.  There can be no assurance whether any other rating agency will rate any of the Certificates, or if one does, what rating would be assigned by any other rating agency.  A security rating is not a recommendation to buy, sell or hold securities.

Legal Matters

Some legal matters relating to the Certificates and some related federal income tax and other matters will be passed upon for the Seller by [       ].  Some legal matters relating to the Certificates will be passed upon for the Underwriter and the Company by McKee Nelson LLP, New York, New York.

PROSPECTUS

ACE SECURITIES CORP.

Company

Asset Backed Certificates

Asset Backed Notes

(Issuable in Series)

Boat Receivables and Receivables Securities Trusts

____________________

The Trust:

Each trust will be established to hold assets transferred to it by ACE Securities Corp.  The assets in each trust will generally consist of one or more of the following:

1.  One or more pools of

•

installment loan agreements or retail installment sale contracts secured by new and used boats, boat motors, jet skis and/or waverunners, and security interests therein,

•

private securities evidencing ownership interests in or secured by loans similar to the types of loans described above;

2.  Government Securities;

3.  All monies due under the above assets, which may be net of amounts payable to the servicer; and

4.  Funds or accounts established for the related trust, or one or more forms of enhancement.

The assets in your trust are specified in the prospectus supplement for that particular trust, while the types of assets that may be included in a trust, whether or not in your trust, are described in greater detail in this prospectus.

The Securities:

ACE Securities Corp. will sell the securities pursuant to a prospectus supplement.  The securities will be grouped into one or more series, each having its own distinct designation.  Each series will be issued in one or more classes and will evidence beneficial ownership of, or be secured by, the assets in the trust that the series relates to.  A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Neither the SEC nor any state securities commission has approved or disapproved the offered securities or determined if this prospectus is accurate or complete.  Making any contrary representation is a criminal offense.

The date of this prospectus is June 24, 2005

Risk Factors

3

The Trusts

8

The Trustee

9

The Receivables Pools

9

The Collateral Certificates

11

The Government Securities

13

Weighted Average Life of the Securities

21

Pool Factors and Trading Information

22

The Seller and the Servicer

22

Use of Proceeds

23

Description of the Notes

23

Description of the Certificates

29

Certain Information Regarding the Securities

30

Description of the Transfer and Servicing Agreements

34

Certain Matters Regarding the Servicer

43

Certain Legal Aspects of the Receivables

46

Material Federal Income Tax Consequences

51

Plan of Distribution

78

Legal Matters

79

Prospectus Supplement

79

Reports to Securityholders

79

Available Information

79

Incorporation of Certain Documents by Reference

80

Index of Terms

81

Annex I - Global Clearance, Settlement and Tax Documentation Procedures

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates.  You should also carefully consider the information set forth under “Risk Factors” in the prospectus supplement.

Limited Liquidity May Result in Delays

in your Ability to Sell securities or

Lower Returns

There will be no market for the securities of any series prior to their issuance, and there can be no assurance that a secondary market will develop.  If a secondary market does develop, there can be no assurance that it will provide holders with liquidity of investment or that the market will continue for the life of the securities of the related series.  Deutsche Bank Securities Inc. presently expects to make a secondary market in the securities, but has no obligation to do so.  Absent a secondary market for the securities you may experience a delay if you choose to sell your securities or the price you receive may be less than you would receive for a comparable liquid security.

Limited Assets for Payments –

No Recourse to Company, Seller or

Servicer

The company does not have, nor is it expected to have, any significant assets.  The securities of a series will be payable solely from the assets of the trust fund for that series.  Except for any related insurance policies or credit support, there will be no recourse to the company or any other person for any default on the notes or any failure to receive distributions on the certificates with respect to any series.  Consequently, holders of securities of each series must rely solely upon payments with respect to the assets constituting the trust fund for a series of securities, including, if applicable, any amounts available pursuant to any enhancement for that series, for the payment of principal of and interest on the securities of that series.

The only obligations, if any, of the company with respect to the securities of any series will be with respect to its breach of specific representations and warranties.  The company does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase assets with respect to which there has been a breach of any representation or warranty.  If, for example, the company were required to repurchase a receivable, its only sources of funds to make the repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the receivable, or the seller, as the case may be, or from a reserve fund established to provide funds for repurchases.  If the company does not have sufficient assets and no other party is obligated to repurchase defective assets, you may experience a loss.

Limits on Enhancement May Result

in Losses to You

Although we intend the enhancement for the securities to reduce the risk of delinquent payments or losses to holders of a series of securities entitled to the benefit of the enhancement, the amount of the enhancement will be limited, as set forth in the related prospectus supplement.  In addition, the amount available will decline and could be depleted prior to the payment in full of the related series of securities, and losses on the primary assets could result in losses to holders of those securities.

Timing and Rate of Prepayments

May Result in Lower Yield

The yield to maturity experienced by a holder of securities may be affected by the rate and timing of payments of principal of the receivables or of the underlying receivables relating to the private securities.  The rate and timing of principal payments of the securities of a series will be affected by a number of factors, including the following:

·

the extent of prepayments, which may be influenced by a variety of factors,

·

the manner of allocating principal payments among the classes of securities of a series as specified in the related prospectus supplement, and

·

the exercise of any right of optional termination.

Prepayments may also result from repurchases of receivables or underlying receivables, as applicable, due to material breaches of the seller’s or the company’s representations or warranties.

Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement.  In the event interest accrues during the calendar month prior to a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding each distribution date, and the effective yield at par to holders will be less than the indicated coupon rate.

Risks of Subordinated Securities

To the extent specified in the applicable prospectus supplement, distributions of interest on and principal of one or more classes of securities of a series may be subordinated in priority of payment to interest and principal due on one or more other classes of securities of the related series.  Any subordinated securities will be affected to a greater degree by any losses on the receivables or of the underlying receivables relating to the private securities.

Potential Lack of Security

The company will assign security interests in the financed boats securing the receivables to the related trust.  Due to administrative burden and expense, however, we will not cause any certificates of title to the financed boats to be amended to reflect the assignment to the trust unless otherwise specified in the prospectus supplement.  In the absence of amendment, a trust may not have a perfected security interest in the financed boats securing the receivables in some states.  If a trust does not have a perfected security interest in a financed boat, its ability to realize in the event of a default on that financed boat may be adversely affected.

To the extent that the trust’s security interest in a financed boat is perfected, the trust will have a prior claim over subsequent purchasers of such financed boat and holders of subsequently perfected security interests in such financed boat.  Under the laws of many states, certain possessory liens for repairs on a boat and storage, as well as certain rights in favor of federal and state governmental authorities arising from the use of a boat in connection with illegal activities, may take priority even over a perfected security interest.  Under the Ship Mortgage Statutes, certain preferred maritime liens will have priority over security interests in financed boats perfected under federal law.  Certain federal tax liens may have priority over the lien of a secured party.  In addition, through fraud or negligence, the trust could lose its security interest or the priority of its security interest in a financed boat.  If a security interest in a financed boat is initially perfected (by titling or UCC filing) under applicable state law and the financed boat subsequently is federally documented, the trust could lose the priority of its security interest in such financed boat to a purchaser thereof or to the holder of a subsequently perfected Preferred Mortgage covering such financed boat.  See “Certain Legal Aspects of the Receivables—Security Interests in the Financed Boats.”  Ace Securities Corp. shall not have an obligation to repurchase a contract as to which any of the aforementioned occurrences result in the trust’s losing the priority of its security interest or its security interest in such financed boat after the date such security interest was conveyed to the trust (other than through fraud or negligence  of the seller or the servicer).

Risk of Commingling

We will require the servicer to deposit all payments on the receivables collected during each collection period into the related collection account within two business days of receipt of the payments.  However, if a servicer satisfies particular requirements for less frequent remittances we will not require the servicer to deposit the amounts into the collection account until the business day preceding each distribution date.

Pending deposit into the collection account, collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from funds of the servicer.  If the servicer were unable to remit the funds, the applicable securityholders might incur a loss.  To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections on the receivables.

Removal of a Servicer After a

Servicer Default

The related prospectus supplement may provide that with respect to a series of securities issued by an owner trust, upon the occurrence of a servicer default, the related indenture trustee or noteholders may remove the servicer without the consent of the related trustee or any certificateholders.  The trustee or the certificateholders with respect to a series may not have the ability to remove the servicer if a servicer default occurs.  In addition, the noteholders with respect to a series have the ability, with specified exceptions, to waive defaults by the servicer, including defaults that could materially adversely affect the certificateholders of the series.

Book-Entry Registration—Beneficial

Owners Not Recognized by Trust

Issuance of the securities in book-entry form may reduce the liquidity of these securities in the secondary trading market since investors may be unwilling to purchase securities for which they cannot obtain physical certificates.  Since transactions in the securities can be effected only through The Depository Trust Company and any other entities set forth in the related prospectus supplement, your ability to pledge a security to persons or entities that do not participate in The Depository Trust Company or any other entities or otherwise to take actions in respect of the related securities may be limited due to lack of a physical certificate representing the securities.

You may experience some delay in the receipt of distributions of interest and principal on the securities since the distributions will be forwarded by the trustee to The Depository Trust Company and The Depository Trust Company will credit the distributions to the accounts of its participants which will subsequently credit them to your account either directly or indirectly through indirect participants.

The Trusts

With respect to each series of securities, ACE Securities Corp. will establish a separate trust (each, a “Trust”) pursuant to a trust agreement (a “Trust Agreement”) between the company and the related trustee or pooling and servicing agreement (a “Pooling and Servicing Agreement”) among the company, the servicer and the trustee for the related Trust, as applicable, for the transactions described in this prospectus and in the related prospectus supplement.  The property of each Trust will include Primary Assets and all payments due under the Primary Assets on and after the applicable cutoff date in the case of Precomputed Receivables and all payments received under the Precomputed Receivables on and after the applicable cutoff date or closing date, as specified in the related prospectus supplement, in the case of Simple Interest Receivables, Collateral Certificates, Government Securities and Private Label Custody Receipt Securities.  On the applicable closing date, after the issuance of the notes and/or certificates of a given series, the company will transfer or sell Primary Assets to the Trust in the outstanding principal amount specified in the related prospectus supplement.  The property of each Trust may also include:

•

amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Trust Agreement, sale and servicing agreement (a “Sale and Servicing Agreement”) among the company, the servicer and the related Trust or Pooling and Servicing Agreement, as applicable, and the proceeds of these accounts, as described in this prospectus and in the related prospectus supplement;

•

security interests in boats, boat motors, jet skis and/or waverunners and trailers related thereto financed by the Receivables (the “Financed Boats “) and any other interest of a seller in the Financed Boats;

•

the rights to proceed from claims on physical damage, credit life and disability insurance policies covering Financed Boats or the obligors, as the case may be;

•

any property that has secured a Receivable and that has been acquired by the applicable Trust; and

•

any and all proceeds of the Primary Assets or the foregoing.

To the extent specified in the related prospectus supplement, a Reserve Account or other form of credit enhancement may be a part of the property of a given Trust or may be held by the trustee for the benefit of holders of the related securities.

The servicer specified in the related prospectus supplement, as servicer under the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, will service the Receivables held by each Trust and will receive fees for these services.  See “Description of the Transfer and Servicing Agreements—Servicing Compensation and Payment of Expenses” in this prospectus and “Description of the Transfer and Sale and Servicing Agreement—Servicing Compensation” in the related prospectus supplement.  To facilitate the servicing of Receivables and unless otherwise specified in the related prospectus supplement, each seller and each trustee will authorize the servicer to retain physical possession of the Receivables held by each Trust and other documents relating to possession of the Receivables as custodian for each Trust.  Due to the administrative burden and expense, the certificates of title relating to any of the Financed Boats will not be amended to reflect the sale and assignment of the security interest in the Financed Boats to a Trust.  In the absence of an amendment, a Trust may not have a perfected security interest in some of the Financed Boats in some states.  See “Certain Legal Aspects of the Receivables” and “Description of the Transfer and Servicing Agreements—Sale and Assignment of Primary Assets”.  In the case of Primary Assets consisting of Collateral Certificates, Government Securities and/or Private Label Custody Receipt Securities, the trustee specified in the related prospectus supplement will manage the Collateral Certificates, Government Securities and/or Private Label Custody Receipt Securities.

If the protection provided to (1) holders of notes issued by an owner trust by the subordination of the related certificates and by the Reserve Account, if any, or any other available form of credit enhancement for the series or (2) certificateholders by any Reserve Account or other form of credit enhancement is insufficient, the noteholders or certificateholders, as the case may be, will have to look to payments by or on behalf of obligors on Receivables or on the Collateral Certificates, the Government Securities, and the Private Label Custody Receipt Securities, as applicable, and the proceeds from the repossession and sale of Financed Boats that secure defaulted Receivables for distributions of principal and interest on the securities.  In this event, some factors, such as the applicable Trust’s not having perfected security interests in all of the Financed Boats, may limit the ability of a Trust to realize on the collateral securing the related Primary Assets, or may limit the amount realized to less than the amount due under Receivables.  Securityholders may be subject to delays in payment on, or may incur losses on their investment in, the securities as a result of defaults or delinquencies by obligors and depreciation in the value of the related Financed Boats.  See “Description of the Transfer and Servicing Agreements—Credit and Cash Flow Enhancement” and “Certain Legal Aspects of the Receivables”.

The principal offices of each Trust and the related trustee will be specified in the applicable prospectus supplement.

The Trustee

The trustee for each Trust will be specified in the related prospectus supplement.  The trustee’s liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee set forth in the related Trust Agreement and Sale and Servicing Agreement or the related Pooling and Servicing Agreement, as applicable.  A trustee may resign at any time, in which event the servicer will be obligated to appoint a successor trustee.  The servicer may also remove the related trustee if the trustee ceases to be eligible to continue as trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, and will be obligated to appoint a successor trustee.  Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the acceptance of the appointment by the successor trustee.

The Receivables Pools

The installment loan agreements or retail installment sale contracts secured by new and used boats, boat motors, jet skis and waverunners and trailers related thereto (the “Receivables”) in a Receivables Pool have been or will be originated or acquired by a seller in the ordinary course of business, in accordance with its credit and underwriting standards as described in the related prospectus supplement.

The Receivables to be sold to each Trust will be selected from a seller’s portfolio for inclusion in a Receivables Pool based on several criteria, which criteria include that, subject to particular limitations which, if applicable, will be specified in the related prospectus supplement, each Receivable

•

is secured by a new or used boat, boat motor, jet ski or wavenrunner,

•

was originated or acquired, either from a boat, boat motor, jet ski or waverunner dealer or a financial institution, by the seller,

•

provides for level monthly payments, except for the last payment, which may be different from the level payments, that, unless otherwise provided in the related prospectus supplement, amortize the amount financed over the original term to maturity of the related Receivable,

•

is a Precomputed Receivable or a Simple Interest Receivable and

•

satisfies the other criteria, if any, set forth in the related prospectus supplement.  No selection procedures believed by the seller to be adverse to Securityholders were or will be used in selecting the Receivables.

“Precomputed Receivables” consist of either (1) monthly actuarial receivables (“Actuarial Receivables”) or (2) receivables that provide for allocation of payments according to the “sum of periodic balances” or “sum of monthly payments” method, similar to the “Rule of 78s” (“Rule of 78S Receivables”).  An Actuarial Receivable provides for amortization of the loan over a series of fixed level monthly installment payments.  Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of (x) an amount of interest equal to 1/12 of the stated contract interest rate under the related Receivable multiplied by the unpaid principal balance of the loan, plus (y) an amount allocable to principal equal to the remainder of the monthly payment.  A Rule of 78s Receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed plus add-on interest in an amount calculated at the stated contract interest rate under the related Receivable for the term of the receivable.  The rate at which the amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal amount are calculated in accordance with the Rule of 78s.

“Simple Interest Receivables” are receivables that provide for the amortization of the amount financed under them over a series of fixed level monthly payments. However, unlike the monthly payment under an Actuarial Receivable, each monthly payment consists of an installment of interest that is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated contract interest rate under the related Receivable and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made.  As payments are received under a Simple Interest Receivable, the amount received generally is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance.  Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.  Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.  In either case, the obligor is obligated to pay a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment may be increased or decreased as necessary to repay the then outstanding principal balance.

In the event of the prepayment in full, voluntarily or by acceleration, of a Rule of 78s Receivable, under the terms of the contract a “refund” or “rebate” will be made to the obligor of the portion of the total amount of payments then due and payable allocable to “unearned” add-on interest, calculated in accordance with a method equivalent to the Rule of 78s.  If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, the Actuarial Receivable requires that the rebate be calculated on the basis of a constant interest rate.  If a Simple Interest Receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment.  The amount of a rebate under a Rule of 78s Receivable generally will be less than the amount of a rebate on an Actuarial Receivable and generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

To the extent provided in the related prospectus supplement, each Trust will account for the Rule of 78s Receivables as if the Receivables were Actuarial Receivables.  Amounts received upon prepayment in full of a Rule of 78s Receivable in excess of the then outstanding principal balance of the Receivable and accrued interest on the Receivable, calculated pursuant to the actuarial method, will not be paid to noteholders or passed through to certificateholders of the applicable series, but will be paid to the servicer as additional servicing compensation.

Information with respect to each Receivables Pool will be set forth in the related prospectus supplement, including, to the extent appropriate, the composition and distribution by annual percentage rate and by states of origination of the Receivables, the portion of each Receivables Pool consisting of Precomputed Receivables and of Simple Interest Receivables, and the portion of each Receivables Pool secured by new boats and by used boats.

Delinquencies, Repossessions and Net Losses

Information concerning the experience of a seller pertaining to delinquencies, repossessions and net losses with respect to Receivables will be set forth in each prospectus supplement.  There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to the information.

New and Used Financed Boats

The extension of credit to an obligor on a Receivable is based on an assessment of an applicant’s ability to repay the amounts due on the Receivable and the adequacy of the related Financed Boat.  An assessment generally does not distinguish between new or used boats.  Rather, the amount advanced under a boat loan generally will not exceed 100% of the value of the collateral unless otherwise specified in the related prospectus supplement.  For new boats, the value equals the dealer invoice for the boat that serves as collateral, plus sales tax, license fee, title fee, the cost of service and warranty contracts, and any premium for credit life and disability insurance obtained in connection with the loan.  For used boats, the value equals the wholesale price reported in the most recent edition of any industry guide as specified in the related prospectus supplement, plus sales tax, license fee, title fee, the cost of service and warranty contracts, and any premium for credit life and disability insurance obtained in connection with the loan.  The maximum age of any used boat acceptable as collateral generally is ten model years.  Additional information with respect to delinquencies, repossessions and net losses with respect to Receivables secured by new or used Financed Boats will be set forth in each prospectus supplement.

The Collateral Certificates

The primary assets (“Primary Assets”) for a series will include Receivables or Collateral Certificates, which include certificates evidencing an undivided interest in, or notes or loans secured by, Receivables.  These Collateral Certificates will have previously been offered and distributed to the public pursuant to an effective registration statement or are being registered under the securities Act in connection with the offering of a series of securities, which offering, distribution and registration may have been undertaken, or may be undertaken, by the company and/or one or more affiliates of the company, in each case, subject to exceptions which, if applicable, will be described in the related prospectus supplement.  Collateral Certificates will have been issued pursuant to a pooling and servicing agreement, a sale and servicing agreement, a trust agreement, an indenture or similar agreement (an “Underlying Trust Agreement”).  The servicer (the “Underlying Servicer”) of the underlying installment loans or sale contracts will have entered into the Underlying Trust Agreement with a trustee (the “Underlying Trustee”).

The issuer of the Collateral Certificates (the “Underlying Issuer”) will be

•

a financial institution, corporation or other entity engaged generally in the business of purchasing or originating installment loan agreements and retail installment sale contracts secured by boats, boat motors, jet skis and/or waverunners and the related trailers,

•

a limited purpose corporation organized for the purpose of, among other things, establishing trusts, acquiring and selling receivables to the trusts and selling beneficial interests in these trusts, or

•

one of the trusts.

If so specified in the related prospectus supplement, the Underlying Issuer may be the company and/or one or more affiliates of the company.  The obligations of the Underlying Issuer will generally be limited to specific representations and warranties with respect to the assets conveyed by it to the related trust.  The related prospectus supplement will, subject to exceptions which, if applicable, will be described in the related prospectus supplement, provide that the Underlying Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Collateral Certificates issued under the Underlying Trust Agreement.

Distributions of principal and interest will be made on the Collateral Certificates on the dates specified in the related prospectus supplement.  The Collateral Certificates may be entitled to receive nominal or no principal distribution or nominal or no interest distributions.  Principal and interest distributions will be made on the Collateral Certificates by the Underlying Trustee or the Underlying Servicer.  The Underlying Issuer or the Underlying Servicer may have the right to repurchase assets underlying the Collateral Certificates after a specific date or under other circumstances specified in the related prospectus supplement.

Enhancement Relating to Collateral Certificates

Enhancement in the form of reserve funds, subordination of other securities issued in connection with the Collateral Certificates, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of enhancement may be provided with respect to the Receivables underlying the Collateral Certificates or with respect to the Collateral Certificates themselves.  The type, characteristics and amount of enhancement will be a function of particular characteristics of the Receivables and other factors and will have been established for the Collateral Certificates on the basis of requirements of rating agencies.

Additional Information

The related prospectus supplement for a series for which the Primary Assets include Collateral Certificates will specify, to the extent relevant and to the extent the information is reasonably available to the company and the company reasonably believes the information to be reliable:

•

the aggregate approximate principal amount and type of the Collateral Certificates to be included in the Primary Assets;

•

the characteristics of the receivables which comprise the underlying assets for the Collateral Certificates;

•

the expected and final maturity of the Collateral Certificates;

•

the interest rate of the Collateral Certificates;

•

the Underlying Issuer, the Underlying Servicer, if other than the Underlying Issuer, and the Underlying Trustee for the Collateral Certificates;

•

characteristics of the enhancement, if any, such as reserve funds, insurance funds, insurance policies, letters of credit or guarantees relating to the receivables underlying the Collateral Certificates or to the Collateral Certificates themselves;

•

the terms on which the underlying receivables for the Collateral Certificates may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Collateral Certificates; and

•

the terms on which receivables may be substituted for those originally underlying the Collateral Certificates.

The Government Securities

Primary Assets for a series may include, but will not consist entirely of, any combination of

•

receipts or other instruments created under the Department of the Treasury’s Separate Trading of Registered Interest and Principal of securities, or STRIPS, program (“Treasury Strips”), which interest and/or principal strips evidence ownership of specific interest and/or principal payments to be made on particular United States Treasury Bonds (“Treasury Bonds”),

•

Treasury Bonds and

•

other debt securities (“GSEs Bonds”) of United States government sponsored enterprises (“GSEs”; and together with Treasury Strips and Treasury Bonds, collectively, “Government Securities”).

The Government Securities, if any, included in a Trust are intended to assure investors that funds are available to make specified payments of principal and/or interest due on the related securities.  Accordingly, the Government Securities, if any, included in a Trust are intended both to (1) support the ratings assigned to these securities, and (2) perform a function similar to that described in this prospectus under “Description of the Transfer and Servicing Agreements—Credit and Cash Flow Enhancement”.  A description of the respective general features of Treasury Bonds, Treasury Strips and GSE Bonds is set forth below.

The prospectus supplement for each series of securities the Trust with respect to which contains Government Securities will contain information as to:

(1)

the title and series of each Government Security, the aggregate principal amount, denomination and form of each Government Security;

(2)

the limit, if any, upon the aggregate principal amount of the Government Security;

(3)

the dates on which, or the range of dates within which, the principal of, and premium, if any, on, the Government Security will be payable;

(4)

the rate or rates, or the method of determination of the rate or rates, at which the Government Security will bear interest, if any, the date or dates from which the interest will accrue, and the dates on which the interest will be payable;

(5)

whether the Government Security was issued at a price lower than the principal amount of that Government Security;

(6)

material events of default or restrictive covenants provided for with respect to the Government Security;

(7)

the rating of the Government Security, if any;

(8)

the issuer of each Government Security;

(9)

the material risks, if any, posed by any Government Securities and issuers of the Government Securities (which risks, if appropriate, will be described in the “Risk Factors” section of the related prospectus supplement); and

(10)

any other material terms of the Government Security.

With respect to a Trust which includes a pool of Government Securities, the related prospectus supplement will, to the extent applicable, describe the composition of the Government Securities’ pool, particular material events of default or restrictive covenants common to the Government Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (3), (4) and (5) of the preceding sentence and any other material terms regarding the pool.  The Government Securities included in a Trust will be senior, unsecured, nonredeemable obligations of the issuer of the Government Securities, will be denominated in United States dollars and, if rated, will be rated at least investment grade by at least one nationally recognized rating agency.  In addition, the inclusion of Government Securities in a Trust with respect to a series of securities is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related series of securities.

Treasury Bonds

Treasury Bonds are issued by and are the obligations of the United States of America.  Accordingly, the payment of principal and interest on each Treasury Bond will be guaranteed by the full faith and credit of the United States of America.  Interest is typically payable on the Bonds semiannually.  Treasury Bonds are issued in registered form in denominations of $1,000, $5,000, $10,000, $100,000 and $1,000,000 and in book-entry form in integral multiples of these amounts.

Treasury Strips

In general, Treasury Strips are created by separating, or stripping, the principal and interest components of Treasury Bonds that have an original maturity of 10 or more years from the date of issue.  A particular Treasury Strip evidences ownership of the principal payment or one of the periodic interest payments, generally semiannual, due on the Treasury Bond to which the Treasury Strip relates.

In 1985 the Department of the Treasury announced that all new issues of Treasury Bonds with maturities of 10 years or more would be transferable in their component pieces on the Federal Reserve wire system.  In so doing, the Treasury created a generic, book-entry Treasury Strip named STRIPS (Separate Trading of Registered Interest and Principal of Securities) which, unlike private label Treasury Strips, can be issued without the need for a custodial arrangement.  The STRIPS program has eclipsed the private sector programs (which are described below under “—Private Label Custody Receipt Securities”), and investment banks no longer sponsor new issues of custodial receipts.

Treasury Strips may be either “serial” or “callable”.  A serial Treasury Strip evidences ownership of one of the periodic interest payments to be made on a Treasury Bond.  No payments are made on the Treasury Strip, nor is it redeemable, prior to its maturity, at which time the holder becomes entitled to receive a single payment of the face amount of the Treasury Strip.  Callable Treasury Strips relate to payments scheduled to be made after the related Treasury Bonds have become subject to redemption.  These Treasury Strips evidence ownership of both principal of the related Treasury Bonds and each of the related interest payments commencing, typically, on the first interest payment date following the first optional redemption date.  If the underlying Treasury Bonds are actually redeemed, holders of callable Treasury Strips generally receive a payment equal to the principal portion of the total face amount of the Treasury Strips plus the interest payment represented by the Treasury Strips maturing on the redemption date.  No callable Treasury Strips will be included in a Trust.  The face amount of any Treasury Strip is the aggregate of all payments scheduled to be received on the Treasury Strip.  Treasury Strips are available in registered form and generally may be transferred and exchanged by the holders of the Treasury Strips in accordance with procedures applicable to the particular issue of the Treasury Strips.

A holder of a private label Treasury Strip, as opposed to a STRIP, cannot enforce payment on that Treasury Strip against the Treasury.  Instead, the holder must look to the custodian for payment.  The custodian, and the holder of a Treasury Strip that obtains ownership of the underlying Treasury Bond, can enforce payment of the underlying Treasury Bond against the Treasury.  If any private label Treasury Strips are included in a Trust with respect to any series of securities, the prospectus supplement for the series will include the identity and a brief description of each custodian that issued the Treasury Strips.  If the company knows that the company of the Treasury Bonds underlying the Treasury Strips is the company or any of its affiliates, the company will disclose that fact in the related prospectus supplement.

GSE Bonds

As specified in the applicable prospectus supplement, the obligations of one or more of the following GSEs may be included in a Trust: Federal National Mortgage Association (“Fannie Mae”), Federal Home Loan Mortgage Association (“Freddie Mac”), Student Loan Marketing Association (“Sallie Mae”), REFCO, Tennessee Valley Authority (“TVA”), Federal Home Loan Banks (“FHLB”), to the extent the obligations represent the joint and several obligations of the twelve Federal Home Loan Banks, and Federal Farm Credit Banks (“FFCB”).  GSE debt securities are exempt from registration under the securities Act pursuant to Section 3(a)(2) of the securities Act, or are deemed by statute to be so exempt, and are not required to be registered under the Exchange Act.  The securities of any GSE, including a GSE Guaranteed Bond, will be included in a Trust only to the extent that (1) its obligations are supported by the full faith and credit of the United States government or (2) the organization makes publicly available its annual report which shall include financial statements or similar financial information with respect to the organization (a “GSE Issuer”).  Unless otherwise specified in the related prospectus supplement, the GSE Bonds will not be guaranteed by the United States and do not constitute a debt or obligation of the United States or of any agency or instrumentality of the United States other than the related GSE.

Unless otherwise specified in the related prospectus supplement, none of the GSE Bonds will have been issued pursuant to an indenture, and no trustee is provided for with respect to any GSE Bonds.  There will generally be a fiscal agent (“Fiscal Agent”) for an issuer of GSE Bonds whose actions will be governed by a fiscal agency agreement.  A Fiscal Agent is not a trustee for the holders of the GSE Bonds and does not have the same responsibilities or duties to act for the holders as would a trustee.

GSE Bonds may be subject to particular contractual and statutory restrictions which may provide some protection to securityholders against the occurrence or effects of specified events.  Unless otherwise specified in the related prospectus supplement, each GSE is limited to activities as will promote its statutory purposes as set forth in the publicly available information with respect to the issuer.  A GSE’s promotion of its statutory purposes, as well as its statutory, structural and regulatory relationships with the federal government, may cause or require the GSE to conduct its business in a manner that differs from what an enterprise which is not a GSE might employ.

The Federal National Mortgage Association

Fannie Mae is a federally chartered and stockholder owned corporation organized and existing under the Federal National Mortgage Association Charter Act.  It is the largest investor in home mortgage loans in the United States.  Fannie Mae originally was established in 1938 as a corporation wholly owned by the United States government to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately managed corporation by legislation enacted in 1968 and 1970.  Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders, thus replenishing their funds for additional lending.  Fannie Mae acquires funds to purchase loans from many capital market investors that ordinarily may not invest in mortgage loans, therefore expanding the total amount of funds available for housing.  Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.  Fannie Mae also issues mortgage-backed securities (“MBS”).  Fannie Mae receives guaranty fees for its guaranty of timely payment of principal of and interest on MBS.  Fannie Mae issues MBS primarily in exchange for pools of mortgage loans from lenders.  The issuance of MBS enables Fannie Mae to further its statutory purpose of increasing the liquidity of residential mortgage loans.

Fannie Mae prepares an Information Statement annually which describes Fannie Mae, its business and operations and contains Fannie Mae’s audited financial statements.  From time to time Fannie Mae prepares supplements to its Information Statement which include specific unaudited financial data and other information concerning the business and operations of Fannie Mae.  Unless otherwise specified in the applicable prospectus supplement, these documents can be obtained without charge from the Office of Investor Relations, Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016, telephone (202) 752-7115.  Fannie Mae is not subject to the periodic reporting requirements of the Exchange Act.

The Federal Home Loan Mortgage Corporation

Freddie Mac is a publicly held government-sponsored enterprise created on July 24, 1970 pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended (the “FHLMC Act”).  Freddie Mac’s statutory mission is to provide stability in the secondary market for home mortgages, to respond appropriately to the private capital market and to provide ongoing assistance to the secondary market for home mortgages, including mortgages secured by housing for low- and moderate-income families involving a reasonable economic return to Freddie Mac, by increasing the liquidity of mortgage investments and improving the distribution of investment capital available for home mortgage financing.  The principal activity of Freddie Mac consists of the purchase of conventional residential mortgages and participation interests in those mortgages from mortgage lending institutions and the sale of guaranteed mortgage securities backed by the mortgages so purchased.  Freddie Mac generally matches and finances its purchases of mortgages with sales of guaranteed securities.  Mortgages retained by Freddie Mac are financed with short- and long-term debt, cash temporarily held pending disbursement to security holders, and equity capital.

Freddie Mac prepares an Information Statement annually which describes Freddie Mac, its business and operations and contains Freddie Mac’s audited financial statements.  From time to time Freddie Mac prepares supplements to its Information Statement which include specific unaudited financial data and other information concerning the business and operations of Freddie Mac.  Unless otherwise specified in the applicable prospectus supplement, these documents can be obtained from Freddie Mac by writing or calling Freddie Mac’s Investor Inquiry Department at 8200 Jones Branch Drive, McLean, Virginia, 22102; outside Washington, D.C. metropolitan area, telephone (800) 336-3672; within Washington, D.C. metropolitan area, telephone (703) 759-8160.  Freddie Mac is not subject to the periodic reporting requirements of the Exchange Act.

The Student Loan Marketing Association

Sallie Mae is a stockholder-owned corporation established by the 1972 amendments to the Higher Education Act of 1965, as amended, to provide liquidity, primarily through secondary market and warehousing activities, for lenders participating in federally sponsored student loan programs, primarily the Federal Family Education Loan (“FFEL”) program and the Health Education Assistance Loan Program.  Under the Higher Education Act, Sallie Mae is authorized to purchase, warehouse, sell and offer participations or pooled interests in, or otherwise deal in, student loans, including, but not limited to, loans insured under the FFEL program, and to make commitments for any of the foregoing.  Sallie Mae is also authorized to buy, sell, hold, underwrite and otherwise deal in obligations of eligible lenders, if the obligations are issued by the eligible lenders for the purpose of making or purchasing federally guaranteed student loans under the Higher Education Act.  As a federally chartered corporation, Sallie Mae’s structure and operational authorities are subject to revision by amendments to the Higher Education Act or other federal enactments.

Sallie Mae prepares an Information Statement annually which describes Sallie Mae, its business and operations and contains Sallie Mae’s audited financial statements.  From time to time Sallie Mae prepares supplements to its Information Statement which include specific unaudited financial data and other information concerning the business and operations of Sallie Mae.  Unless otherwise specified in the applicable prospectus supplement, these documents can be obtained without charge upon written request to the Corporate and Investor Relations Division of Sallie Mae at 1050 Thomas Jefferson Street, N.W., Washington, D.C. 20007, telephone (202) 298-3010.  Sallie Mae is not subject to the periodic reporting requirements of the Exchange Act.

The Resolution Funding Corporation

REFCO is a mixed-ownership government corporation established by Title V of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”).  The sole purpose of REFCO is to provide financing for the Resolution Trust Corporation (the “RTC”).  REFCO is to be dissolved, as soon as practicable, after the maturity and full payment of all obligations issued by it.  REFCO is subject to the general oversight and direction of the Oversight Board, which is comprised of the Secretary of the Treasury, the Chairman of the Board of Governors of the Federal Reserve System, the Secretary of Housing and Urban Development and two independent members to be appointed by the President with the advice and consent of the Senate.  The day-to-day operations of REFCO are under the management of a three-member Directorate comprised of the Director of the Office of Finance of the FHLB and two members selected by the Oversight Board from among the presidents of the twelve FHLB.

The RTC was established by FIRREA to manage and resolve cases involving failed savings and loan institutions pursuant to policies established by the Oversight Board.  The RTC was granted authority to issue nonvoting capital certificates to REFCO in exchange for the funds transferred from REFCO to the RTC.  Pursuant to FIRREA, the net proceeds of these obligations are used to purchase nonvoting capital certificates issued by the RTC or to retire previously issued REFCO obligations.

Information concerning REFCO may be obtained from the Secretary/Treasurer, Resolution Funding Corporation, Suite 1000, 11921 Freedom Drive, Reston, Virginia 22090; telephone (703) 487-9517.  REFCO is not subject to the periodic reporting requirements of the Exchange Act.

The Federal Home Loan Banks

The Federal Home Loan Banks constitute a system of twelve federally chartered corporations (collectively, the “FHLB”), each wholly owned by its member institutions.  The mission of the FHLB is to enhance the availability of residential mortgage credit by providing a readily available, low-cost source of funds to their member institutions.  A primary source of funds for the FHLB is the proceeds from the sale to the public of debt instruments issued as consolidated obligations, which are the joint and several obligations of all the FHLB.  The FHLB are supervised and regulated by the Federal Housing Finance Board, which is an independent federal agency in the executive branch of the United States government, but obligations of the FHLB are not obligations of the United States government.

The Federal Home Loan Bank System produces annual and quarterly financial reports in connection with the original offering and issuance by the Federal Housing Finance Board of consolidated bonds and consolidated notes of the FHLB.  Unless otherwise specified in the applicable prospectus supplement, questions regarding financial reports should be directed to the Deputy Director, Financial Reporting and Operations Division, Federal Housing Finance Board, 1777 F Street, N.W., Washington, D.C. 20006; telephone (202) 408-2901.  Unless otherwise specified in the applicable prospectus supplement, copies of financial reports may be obtained by written request to Capital Markets Division, Office of Finance, Federal Home Loan Banks, Suite 1000, 11921 Freedom Drive, Reston, Virginia 22090, telephone (703) 487-9500.  The FHLB are not subject to the periodic reporting requirements of the Exchange Act.

Tennessee Valley Authority

TVA is a wholly owned corporate agency and instrumentality of the United States of America established pursuant to the Tennessee Valley Authority Act of 1933, as amended (the “TVA Act”).  TVA’s objective is to develop the resources of the Tennessee Valley region in order to strengthen the regional and national economy and the national defense.  The programs of TVA consist of power and nonpower programs.  For the fiscal year ending September 30, 1995, TVA received $139 million in congressional appropriations from the federal government for the nonpower programs.  The power program is required to be self-supporting from revenues it produces.  The TVA Act authorizes TVA to issue evidences of indebtedness that may be serviced only from proceeds of its power program.  TVA bonds are not obligations of or guaranteed by the United States government.

TVA prepares an Information Statement annually which describes TVA, its business and operations and contains TVA’s audited financial statements.  From time to time TVA prepares supplements to its Information Statement which include specific unaudited financial data and other information concerning the business and operations of TVA.  Unless otherwise specified in the applicable prospectus supplement, these documents can be obtained by writing or calling Tennessee Valley Authority, 400 West Summit Hill Drive, Knoxville, Tennessee 37902-1499, Attention: Vice President and Treasurer, telephone (423) 632-3366.  TVA is not subject to the periodic reporting requirements of the Exchange Act.

Federal Farm Credit Banks

The Farm Credit System is a nationwide system of lending institutions and affiliated service and other entities (the “System”).  Through its Banks (“FCBs”) and related associations, the System provides credit and related services to farmers, ranchers, producers and harvesters of aquatic products, rural homeowners, some farm-related businesses, agricultural and aquatic cooperatives and rural utilities.  System institutions are federally chartered under the Farm Credit Act of 1971, as amended (the “Farm Credit Act”), and are subject to regulation by a Federal agency, the Farm Credit Administration (the “FCA”).  The FCBs and associations are not commonly owned or controlled.  They are cooperatively owned, directly or indirectly, by their respective borrowers.  Unlike commercial banks and other financial institutions that lend to the agricultural sector in addition to other sectors of the economy, under the Farm Credit Act the System institutions are restricted solely to making loans to qualified borrowers in the agricultural sector, to some related businesses and to rural homeowners.  Moreover, the System is required to make credit and other services available in all areas of the nation.  In order to fulfill its broad statutory mandate, the System maintains lending units in all 50 states and the Commonwealth of Puerto Rico.

The System obtains funds for its lending operations primarily from the sale of debt securities issued under Section 4.2(d) of the Farm Credit Act (“Systemwide Debt Securities”).  The FCBs are jointly and severally liable on all Systemwide Debt Securities.  Systemwide Debt Securities are issued by the FCBs through the Federal Farm Credit Banks Funding Corporation, as agent for the FCBs (the “Funding Corporation”).

Information regarding the FCBs and the Farm Credit System, including combined financial information, is contained in disclosure information made available by the Funding Corporation.  This information consists of the most recent Farm Credit System Annual Information Statement and any Quarterly Information Statements issued subsequent to the Farm Credit System Annual Information Statement and particular press releases issued from time to time by the Funding Corporation.  Unless otherwise specified in the applicable prospectus supplement, this information and the Farm Credit System Annual Report to Investors for the current and two preceding fiscal years are available for inspection at the Federal Farm Credit Banks Funding Corporation, Investment Banking Services Department, 10 Exchange Place, Suite 1401, Jersey City, New Jersey 07302, telephone (201) 200-8000.  Upon request, the Funding Corporation will furnish, without charge, copies of the above information.  The FCBs are not subject to the periodic reporting requirements of the Exchange Act.

Private Label Custody Receipt Securities

If so specified in the applicable prospectus supplement, the Trust for a series may include, but will not consist entirely of, any combination of (1) receipts or other instruments, other than Treasury Strips, evidencing ownership of specific interest and/or principal payments to be made on particular Treasury Bonds held by a custodian (“Private Label Custody Strips”) and (2) receipts or other instruments evidencing ownership of specific interest and/or principal payments to be made on specific Resolution Funding Corporation (“REFCO”) bonds (“REFCO Strips”; and together with Private Label Custody Strips, “Private Label Custody Receipt Securities”).  The Private Label Custody Receipt Securities, if any, included in a Trust are intended to assure investors that funds are available to make specified payments of principal and/or interest due on the related securities.  Accordingly, the Private Label Custody Receipt Securities, if any, included in a Trust are intended both to (1) support the ratings assigned to the securities, and (2) perform a function similar to that described in this prospectus under “Description of the Transfer and Servicing Agreements—Credit and Cash Flow Enhancement”.  A description of the respective general features of Private Label Custody Strips and REFCO Strips is set forth below.

The prospectus supplement for each series of securities the Trust with respect to which contains Private Label Custody Receipt Securities will contain information as to:

(1)

the title and series of each Private Label Custody Receipt Security, the aggregate principal amount, denomination and form of each Private Label Custody Receipt Security;

(2)

the limit, if any, upon the aggregate principal amount of each Private Label Custody Receipt Security;

(3)

the dates on which, or the range of dates within which, the principal of, and premium, if any, on, each Private Label Custody Receipt Security will be payable;

(4)

the rate or rates, or the method of determination of the rate or rates, at which each Private Label Custody Receipt Security will bear interest, if any, the date or dates from which the interest will accrue, and the dates on which the interest will be payable;

(5)

whether each Private Label Custody Receipt Security was issued at a price lower than the principal amount of that Private Label Custody Receipt Security;

(6)

material events of default or restrictive covenants provided for with respect to each Private Label Custody Receipt Security;

(7)

the rating of each Private Label Custody Receipt Security, if any;

(8)

the issuer of each Private Label Custody Receipt Security;

(9)

the material risks, if any, posed by each Private Label Custody Receipt Security and the issuer of each Private Label Custody Receipt Security, which risks, if appropriate, will be described in the “Risk Factors” section of the related prospectus supplement; and

(10)

any other material terms of each Private Label Custody Receipt Security.

With respect to a Trust which includes a pool of Private Label Custody Receipt Securities, the related prospectus supplement will, to the extent applicable, describe the composition of the Private Label Custody Receipt Securities’ pool, particular material events of default or restrictive covenants common to the Private Label Custody Receipt Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (3), (4) and (5) of the preceding sentence and any other material terms regarding the pool.

The Private Label Custody Receipt Securities included in a Trust will be senior, unsecured, nonredeemable obligations of the issuers of the Private Label Custody Receipt Securities, will be denominated in United States dollars and, if rated, will be rated at least investment grade by at least one nationally recognized rating agency.  In addition, the inclusion of Private Label Custody Receipt Securities in a Trust with respect to a series of securities is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related series of securities.  Each Trust will be provided with an opinion of Federal Tax Counsel to the effect that the Private Label Custody Receipt Securities included in the Trust are exempt from the registration requirements of the securities Act.  A copy of the opinion will be filed with the SEC in a Current Report on Form 8-K or in a post-effective amendment to the Registration Statement.

Private Label Custody Strips

The first “stripping” of Treasury Bonds occurred in the 1970s when government securities dealers physically separated coupons from definitive certificates and offered them to investors as tax-deferred investments.  Investors were able to purchase the “strip” at a deep discount and pay no federal income tax until resale or maturity.  This tax treatment was limited in 1982 by the Tax Equity and Fiscal Responsibility Act (“TEFRA”) which required holders of strips to accrue a portion of the discount toward par annually and report this accrual, even though unrealized, as taxable income.  TEFRA also required that all new Treasury issues be made available only in book-entry form.

The shift to “book-entry only” Treasury Bonds created a shortage of the physical certificates needed for stripping.  In response, various dealers created custodial receipt programs in which Treasury Bonds in book-entry form were deposited with custodians who would then issue certificates evidencing rights in principal and interest payments.  Some of the better known programs first came to market in 1982 and 1983.  Although available eventually in denominations as small as $1,000, these custodial receipts lacked the liquidity of the physical strips.  While physical strips had multiple market-makers, custodial receipts were proprietary and, as such, the sole market-maker would usually be an affiliate of the program’s sponsor.  As a result, the market that developed for the receipts was segmented.

In early 1984, a group of dealers sought to enhance the liquidity of custodial receipts by developing a generic, multiple market-maker security known as a TR (Treasury Receipt).  A large secondary market quickly developed in these generic Treasury Strips.

Treasury Receipts, physical strips and the proprietary receipts trade at varying discounts from STRIPS which reflect, among other things, lower levels of liquidity and the structuring difference discussed above.

A holder of a Private Label Custody Strip, as opposed to a STRIP, cannot enforce payment on a Treasury Strip against the Treasury, instead, the holder must look to the custodian for payment.  The custodian, and the holder of a Private Label Custody Strip that obtains ownership of the underlying Treasury Bond, can enforce payment of the underlying Treasury Bond against the Treasury.  If any Private Label Custody Strips are included in a Trust with respect to any series of securities, the prospectus supplement for the series will include the identity and a brief description of each custodian that issued the Private Label Custody Strips.  If the company knows that the company of the Treasury Bonds underlying the Private Label Custody Strips is the company or any of its affiliates, the company will disclose this fact in the related prospectus supplement.

REFCO Strips

A REFCO Bond may be divided into its separate components, consisting of: (1) each future semiannual interest distribution (an “Interest Component”); and (2) the principal payment (the “Principal Component”) (each component individually referred to in this prospectus as a “REFCO Strip”).  REFCO Strips are not created by REFCO.  Instead, third parties such as investment banking firms create them.  Each REFCO Strip has an identifying designation and CUSIP number.  REFCO Strips generally trade in the market for Treasury Strips at yields of a few basis points over Treasury Strips of similar maturities.  REFCO Strips are viewed generally by the market as liquid investments.

For a REFCO Bond to be separated into its components, the par amount of the REFCO Bond must be in an amount which, based on the stated interest rate of the REFCO Bond, will produce a semiannual interest payment of $1,000 or an integral multiple of $1,000.  REFCO Bonds may be separated into their components at any time from the issue date until maturity.  Once created, REFCO Strips are maintained and transferred in integral multiples of $1,000.

A holder of a REFCO Strip cannot enforce payment on the REFCO Strip against REFCO.  Instead, the holder must look to the custodian for payment.  The custodian, and the holder of a REFCO Strip that obtains ownership of the underlying REFCO Bond, can enforce payment of the underlying REFCO Bond against REFCO.  The identity and a brief description of each custodian that has issued any REFCO Strip included in a Trust will be set forth in the related prospectus supplement.  If the company knows that the company of the REFCO Bonds underlying the REFCO Strips included in the Trust is the company or any of its affiliates, the company will disclose this fact in the related prospectus supplement.

Weighted Average Life of the Securities

The weighted average life of the notes, if any, and the certificates of any series generally will be influenced by the rate at which the principal balances of the related Primary Assets are paid, which payment may be in the form of scheduled amortization or prepayments.  With respect to securities backed by Receivables and to receivables underlying Collateral Certificates, the term “prepayments” includes prepayments in full, partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums, liquidations due to defaults, as well as receipts of proceeds from physical damage, credit life and disability insurance policies, or the Repurchase Amount of Receivables and/or Collateral Certificates repurchased by the company or a seller or purchased by a servicer for administrative reasons.  With respect to securities backed by Government Securities and/or Private Label Custody Receipt Securities, as applicable, the term “prepayments” means the Repurchase Amount of Government Securities and/or Private Label Custody Receipt Securities repurchased by the company or purchased by a servicer for administrative reasons.  Substantially all of the Receivables and receivables underlying Collateral Certificates are prepayable at any time without penalty to the obligor.  The rate of prepayment of boat receivables is influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the Financed Boat securing a receivable without the consent of the related seller.  The rate of prepayment on receivables may also be influenced by the structure of the loan.  In addition, under some circumstances, the related seller will be obligated to repurchase Receivables from a given Trust pursuant to the related Receivables Purchase Agreement as a result of breaches of representations and warranties, and the servicer will be obligated to purchase Receivables from the Trust pursuant to the Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of specific covenants.  See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Primary Assets” and “Servicing Procedures”.  See also “Certain Matters Regarding the Servicer—Termination” regarding the servicer’s option to purchase Primary Assets from a given Trust.

In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the notes and/or certificates of a series on each Distribution Date since the amount will depend, in part, on the amount of principal collected on the related Primary Assets during the applicable Collection Period.  Any reinvestment risks resulting from a faster or slower incidence of payment of Primary Assets will be borne entirely by the noteholders and certificateholders.  The related prospectus supplement may set forth some additional information with respect to the maturity and prepayment considerations applicable to particular Primary Assets and the related series of securities.

Pool Factors and Trading Information

The “Note Pool Factor” for each class of notes will be a seven-digit decimal which the servicer or trustee will compute prior to each distribution with respect to the class of notes indicating the remaining outstanding principal balance of that class of notes, as of the applicable Distribution Date, after giving effect to payments to be made on the applicable Distribution Date, as a fraction of the initial outstanding principal balance of the class of notes.  The “Certificate Pool Factor” for each class of certificates will be a seven-digit decimal which the servicer or trustee will compute prior to each distribution with respect to the class of certificates indicating the remaining certificate balance of the class of certificates, as of the applicable Distribution Date, after giving effect to distributions to be made on the applicable Distribution Date, as a fraction of the initial certificate balance of the class of certificates.  Each Note Pool Factor and each Certificate Pool Factor will be 1.0000000 as of the related closing date, and after will decline to reflect reductions in the outstanding principal balance of the applicable class of notes or the reduction of the certificate balance of the applicable class of certificates.  A noteholder’s portion of the aggregate outstanding principal balance of the related class of notes will be the product of (1) the original denomination of the noteholder’s note and (2) the applicable Note Pool Factor at the time of determination.  A certificateholder’s portion of the aggregate outstanding certificate balance for the related class of certificates will be the product of (a) the original denomination of the certificateholder’s certificate and (b) the applicable Certificate Pool Factor at the time of determination.

As provided in the related prospectus supplement, the noteholders, if any, and the certificateholders will receive reports on or about each Distribution Date concerning payments received on the Receivables, the Pool Balance and each Note Pool Factor or Certificate Pool Factor, as applicable.  In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.  See “Certain Information Regarding the Securities— Statements to Securityholders”.

The Seller and the Servicer

Information with respect to the seller and the servicer will be set forth in the related prospectus supplement.

Use of Proceeds

If so provided in the related prospectus supplement, the net proceeds from the sale of the securities of a series will be applied by the applicable Trust to the purchase of the Primary Assets from the company or the seller, as applicable.  The company will use the portion of the net proceeds paid to it to purchase the Primary Assets.

Description of the Notes

Each owner trust will issue one or more classes of notes pursuant to an indenture (an “Indenture”) between the related owner trust and the indenture trustee, a form of which has been filed as an exhibit to the Registration Statement of which this prospectus forms a part.  The following summary describes the material provisions of each Indenture which are anticipated to be common to any notes included in a series of securities.  The following summary does not purport to be a complete description of all terms of the related notes or Indenture and therefore is subject to, and is qualified in its entirely by reference to, the provisions of the related notes and Indenture.

If so specified in the related prospectus supplement, each class of notes will initially be represented by one or more certificates registered in the name of the nominee of DTC (together with any successor company selected by the Trust, the “Depository”).  The notes will be available for purchase in minimum denominations of $1,000 or any other minimum denomination as shall be specified in the related prospectus supplement and integral multiples of $1,000 or any other minimum denomination so specified in the related prospectus supplement in book-entry form or any other form as shall be specified in the related prospectus supplement.  If the notes are available in book-entry form only, the company has been informed by DTC that DTC’s nominee will be Cede unless another nominee is specified in the related prospectus supplement.  Accordingly, the nominee is expected to be the holder of record of the notes of each class.  If the notes are available in book-entry form only, unless and until Definitive notes are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no noteholder will be entitled to receive a physical certificate representing a note.  If the notes are available in book-entry form only, all references in this prospectus and in the related prospectus supplement to actions by noteholders refer to action taken by DTC upon instructions from it participating organizations, and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as registered holder of the notes, for distribution to noteholders in accordance with DTC’s procedures with respect to distributions.  See “Certain Information Regarding the Securities—Book-Entry Registration” and “—Definitive Securities”.

Distribution of Principal and Interest

The timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal and interest on each class of notes of a series will be described in the related prospectus supplement.  The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of one or more other class or classes of notes of the series, as described in the related prospectus supplement.  The related prospectus supplement may provide that payments of interest on the notes will be made prior to payments of principal on the notes.  If so provided in the related prospectus supplement, a series of notes may include one or more classes of strip notes entitled to (1) principal payments with disproportionate, nominal or no interest payments or (2) interest payments with disproportionate, nominal or no principal payments.  Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for some classes of strip notes, or any combination of the foregoing.  The related prospectus supplement will specify the interest rate for each class of notes of a series or the method for determining the interest rate.  One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement, including as a result of the exercise by the servicer of its option to purchase the related Receivable Pool.  See “Certain Matters Regarding the Servicer—Termination”.

To the extent specified in any prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules, as set forth in the prospectus supplement.  Holders of any notes will be entitled to receive payments of principal on any given Distribution Date in the applicable amount set forth on the schedule with respect to the notes, in the manner and to the extent set forth in the related prospectus supplement.

The related prospectus supplement may also provide that payment of interest to noteholders of all classes within a series will have the same priority.  Under some circumstances, the amount available for payments could be less than the amount of interest payable on the notes on a Distribution Date, in which case each class of notes will receive its ratable share, based upon the aggregate amount of interest due to the class of notes, of the aggregate amount available to be distributed on the date as interest on the notes of the series.  See “Description of the Transfer and Servicing Agreements—Distributions” and “—Credit and Cash Flow Enhancement”.

In the case of a series of securities issued by an owner trust that includes two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of the sequential order and priority of payment in respect of principal and interest, of each class will be set forth in the related prospectus supplement.  Payments in respect of principal of and interest on any class of notes will be made on a pro rata basis among all the noteholders of the class or by any other method as is specified in the prospectus supplement.

If specified in the related prospectus supplement, the Trust may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to a series.

Revolving Period

The applicable prospectus supplement may provide that all or a portion of the principal collections may be applied by the Trust to the acquisition of subsequent Receivables or Collateral Certificates during a specified period rather than used to distribute payments of principal to holders of securities during that period.  These securities would then possess an interest only period, also commonly referred to as a “revolving period”, which will be followed by an “amortization period”, during which principal will be paid.  Any interest only or revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the securities.

Provisions of the Indenture

Events of Default; Rights upon Event of Default.  ”Events of Default” in respect of a series of notes under the related Indenture will consist of:

(1)

a default for five days or more in the payment of any interest on any note;

(2)

a default in the payment of the principal of, or any installment of the principal of, any note when the same becomes due and payable;

(3)

a default in the observance or performance of any material covenant or agreement of the related Trust made in the related Indenture and the continuation of any default for a period of 30 days, or for a longer period, not in excess of 90 days, as may be reasonably necessary to remedy the default; provided that the default is capable of remedy within 90 days or less and servicer on behalf of the related trustee delivers an Officer’s Certificate to the related indenture trustee to the effect that the trustee has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the default, after notice of the default is given to the related Trust by the applicable indenture trustee or to the Trust and the related indenture trustee by the holders of 25% of the aggregate outstanding principal amount of the notes;

(4)

any representation or warranty made by the Trust in the related Indenture or in any certificate delivered pursuant to the related Indenture or in connection with the related Indenture having been incorrect in a material respect as of the time made, if the breach is not cured with 30 days, or for a longer period, not in excess of 90 days, as may be reasonably necessary to remedy the default; provided that the default is capable of remedy within 90 days or less and servicer on behalf of the related trustee delivers an Officer’s Certificate to the related indenture trustee to the effect that the trustee has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the default, after notice of the breach is given to the Trust by the applicable indenture trustee or to the Trust and the indenture trustee by the holder of 25% of the aggregate outstanding principal amount of the notes;

(5)

particular events of bankruptcy, insolvency, receivership or liquidation with respect to the Trust or a substantial part of the property of the Trust and

(6)

any other events as may be specified in the prospectus supplement.

The amount of principal required to be paid to noteholders of each series under the related Indenture on any Distribution Date generally will be limited to amounts available to be deposited in the applicable Note Distribution Account.  Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the applicable final scheduled Distribution Date for the class of notes.

If an Event of Default should occur and be continuing with respect to the notes of any series, the related indenture trustee or holders of a majority in principal amount of the notes may declare the principal of the notes to be immediately due and payable.  This declaration may, under some circumstances, be rescinded by the holders of a majority in principal amount of the notes then outstanding.

If the notes of any series are declared due and payable following an Event of Default, the related indenture trustee may institute proceedings to collect amounts due on the notes, foreclose on the property of the Trust, exercise remedies as a secured party, sell the related Primary Assets or elect to have the applicable Trust maintain possession of the Primary Assets and continue to apply collections on these Primary Assets as if there had been no declaration of acceleration.  Subject to particular limitations that, if applicable, will be specified in the related prospectus supplement, the indenture trustee will be prohibited from selling the Primary Assets following an Event of Default, other than a default in the payment of any principal of, or a default for five days or more in the payment of any interest on, any note of the series, unless

•

the holders of all outstanding notes consent to the sale,

•

the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of sale or

•

the indenture trustee determines that the proceeds of the Primary Assets would not be sufficient on an ongoing basis to make all payments on the notes as these payments would have become due if these obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding principal amount of the notes.

Subject to the provisions of the applicable Indenture relating to the duties of the related indenture trustee, if an Event of Default occurs and is continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the notes if it reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with the request.  Subject to the provisions for indemnification and particular limitations contained in the related Indenture, the holders of a majority of the aggregate outstanding principal amount of the notes of a series will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the related indenture trustee.  In addition, the holders of notes representing a majority of the aggregate outstanding principal amount of the notes may, in some cases, waive any default with respect to the notes, except a default in the payment of principal of or interest on any note or a default in respect of a covenant or provision of the Indenture that cannot be modified or amended without the waiver or consent of the holders of all the outstanding notes of the series.

Except to the extent provided in the related prospectus supplement, no holder of a note will have the right to institute any proceeding with respect to the related Indenture, unless:

•

the holder previously has given to the applicable indenture trustee written notice of a continuing Event of Default;

•

the holders of not less than 25% of the outstanding principal amount of the notes have made written request to the indenture trustee to institute a proceeding in its own name as indenture trustee;

•

the holder or holders have offered the indenture trustee reasonable indemnity;

•

the indenture trustee has for 60 days failed to institute a proceeding; and

•

no direction inconsistent with a written request has been given to the indenture trustee during the 60-day period by the holders of a majority of the outstanding principal amount of the notes of the series.

With respect to any owner trust, none of the related indenture trustee in its individual capacity, the related trustee in its individual capacity, any holder of a certificate representing an ownership interest in the Trust, or any of their respective beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related notes or for the agreements of the Trust contained in the applicable Indenture.

No Trust may engage in any activity other than as described in this prospectus or in the related prospectus supplement.  No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes and the related Indenture, pursuant to any Advances made to it by the servicer or otherwise in accordance with the Related Documents.

Certain Covenants.  Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless

•

the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

•

the entity expressly assumes the Trust’s obligation to make due and punctual payments upon the notes of the related series and to perform or observe every agreement and covenant of the Trust under the Indenture;

•

no Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

•

the Trust has been advised by each Rating Agency that the merger or consolidation will not result in the qualification, reduction or withdrawal of its then-current rating of any class of the notes or certificates of the series;

•

the Trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the Trust or to any related noteholder or certificateholder;

•

any action as is necessary to maintain the lien and security interest created by the Indenture has been taken; and

•

the Trust has delivered to the related indenture trustee an Officer’s Certificate and an opinion of counsel that the merger complies with the requirements and conditions precedent of the Indenture.

No owner trust will:

•

except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or other documents with respect to the Trust (the “Related Documents”), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust;

•

claim any credit on or make any deduction from the principal and interest payment in respect to the related notes, other than amounts withheld under the Internal Revenue Code of 1986, as amended (the “Code”) or applicable state tax laws, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the Trust;

•

dissolve or liquidate in whole or in part;

•

permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related notes under the Indenture except as may be expressly permitted by the related Indenture;

•

permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extent to or otherwise arise upon or burden the assets of the Trust or any part of the Trust, or any interest in the Trust or the proceeds of the Trust; or

•

permit the lien of the related Indenture not to constitute a valid first priority security interest, other than with respect to a tax, mechanics’ or similar lien, in the asset of the Trust.

Each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Modification of Indenture.  Each trustee and the related indenture trustee may, with the consent of the holders of a majority of the aggregate outstanding principal amount of the notes of the related series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related noteholders.  Except as otherwise provided in the related Indenture, without the consent of the holder of each outstanding note affected by the related supplemental indenture, no supplemental indenture will:

•

change the due date of any installment of principal of or interest on any note or reduce the principal amount of any note, the interest rate specified on any note or the redemption price with respect to any note, change the provisions of the related Indenture relating to the application of collections on, or the proceeds of the sale of, the property of the related Trust to payment of principal or interest on the notes of the series, or change any place of payment where or the coin or currency in which any note or any interest on any note is payable;

•

impair the right to institute suit for the enforcement of specific provisions of the related Indenture;

•

reduce the percentage of the aggregate amount of the outstanding notes of the series, the consent of the holders of which is required for any supplemental indenture or for any waiver of compliance with specific provisions of the related Indenture or of particular defaults under the related Indenture and their consequences as provided for in the related Indenture;

•

modify or alter the provisions of the related Indenture regarding the voting of notes held by the applicable owner trust, any other obligor on the notes, the seller or an affiliate of any of them;

•

reduce the percentage of the aggregate outstanding amount of the notes, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the Primary Assets if the proceeds of the sale would be insufficient to pay the principal amount and accrued and unpaid interest on the outstanding notes of the series;

•

decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the related Indenture that specify the percentage of the aggregate principal amount of the notes of the series necessary to amend the related Indenture or other related agreements; or

•

permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the related Indenture on any of the collateral or deprive the holder of any note of the security afforded by the lien of the related Indenture.

An owner trust and the related indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related series,

(1)

to cure any ambiguity;

(2)

to correct or supplement any provisions in the Indenture; or

(3)

for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture;

provided that the action referred to in clause (3) above will not materially and adversely affect the interest of any noteholder.

Annual Compliance Statement.  Each owner trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the Indenture.

Indenture Trustee’s Annual Report.  If required by the Trust Indenture Act, the indenture trustee for each owner trust will mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of particular indebtedness, if any, owing by the owner trust to the applicable Indenture Trust in its individual capacity, the property and funds physically held by the indenture trustee as indenture trustee and any action taken by it that materially affects the related notes that has not been previously reported.

Satisfaction and Discharge of Indenture.  Each Indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all of the notes or, with limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

The Indenture Trustee

The indenture trustee for a series of notes will be specified in the related prospectus supplement.  The indenture trustee for any series may resign at any time, in which event the related owner trust will be obligated to appoint a successor indenture trustee for the series.  Additionally, the Holders of a majority of the outstanding amount of the notes of a series may remove the related indenture trustee and appoint a successor indenture trustee.  An owner trust may also remove the related indenture trustee if the indenture trustee ceases to be eligible to continue in that capacity under the related Indenture, if particular insolvency events occur with respect to the indenture trustee or if the indenture trustee otherwise becomes incapable of acting as indenture trustee.  In these circumstances, the owner trust will be obligated to appoint a successor indenture trustee for the applicable series of notes.  No resignation or removal of the indenture trustee and appointment of a successor indenture trustee for a series of notes will become effective until the acceptance of the appointment by the successor indenture trustee for the series and payment of all fees and expenses owed to the outgoing indenture trustee.

Description of the Certificates

Each Trust will issue one or more classes of certificates pursuant to a Trust Agreement or Pooling and Servicing Agreement, as applicable.  A form of each of the Trust Agreement and the Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part.  The following summary describes the material provisions of the Trust Agreement and the Pooling and Servicing Agreement, in each case, which are anticipated to be common to any certificates included in a series of securities.  The following summary does not purport to be a complete description of all terms of the related notes, Trust Agreement or Pooling and Servicing Agreement and therefore is subject to, and is qualified in its entirety by reference to, the provisions of the related certificates and Trust Agreement or Pooling and Servicing Agreement, as applicable.

If so specified in the related prospectus supplement and except for the certificates, if any, of a series purchased by the company, a seller or any of their respective affiliates, each class of certificates will initially be represented by one or more certificates registered in the name of the Depository.  The certificates will be available for purchase in minimum denominations of $10,000 or any other minimum denomination as shall be specified in the related prospectus supplement and integral multiples of $1,000 in excess of $10,000 or any other minimum denomination so specified in the related prospectus supplement in book-entry form only, or any other form as shall be specified in the related prospectus supplement.  If the certificates are available in book-entry form only, the company has been informed by DTC that DTC’s nominee will be Cede.  Accordingly, the nominee is expected to be the holder of record of the certificates of any series.  If the certificates are available in book-entry form only, unless and until Definitive certificates are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no certificateholder, other than the company, a seller or any of their respective affiliates, will be entitled to receive a physical certificate representing a certificate.  If the certificates are available in book-entry form only, all references in this prospectus and in the related prospectus supplement to actions by certificateholders refer to actions taken by DTC upon instructions from the Participants, and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the certificates, for distribution to certificateholders in accordance with DTC’s procedures with respect to distributions.  See “Certain Information Regarding the Securities—Book-Entry Registration” and “—Definitive Securities”.  Any certificate of a series owned by the company, a seller or any of their respective affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement or Pooling and Servicing Agreement, as applicable, except that, unless otherwise provided in the related Trust Agreement, the certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of certificateholders has given any request, demand, authorization, direction, notice, or consent or taken any other action under the Related Documents.

Distributions of Principal and Interest

The timing and priority of distributions, seniority, allocations of losses, certificate pass-through rate and amount of or method of determining distributions with respect to principal and interest on each class of certificates of a series will be described in the related prospectus supplement.  Distributions of interest on these certificates will be made on the dates specified in the related prospectus supplement (the “Distribution Date”) and will be made prior to distributions with respect to principal of the certificates.  To the extent provided in the related prospectus supplement, a series of certificates may include one or more classes of strip certificates entitled to (1) principal distributions with disproportionate, nominal or no interest distributions or (2) interest distributions with disproportionate, nominal or no principal distributions.  Each class of certificates may have a different certificate pass-through rate, which may be a fixed, variable or adjustable certificate pass-through rate, and which may be zero for some classes of strip certificates, or any combination of the foregoing.  The related prospectus supplement will specify the certificate pass-through rate for each class of certificates of a series or the method for determining the certificate pass-through rate.

In the case of a series of securities that includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination of the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, of each class will be as set forth in the related prospectus supplement.  In the case of certificates issued by an owner trust, distributions in respect of these certificates will be subordinated to payments in respect of the notes of the related series and to the extent described in the related prospectus supplement.  Distributions in respect of interest on and principal of any class of certificates will be made on a pro rata basis among all holders of certificates of the class.

Certain Information Regarding the Securities

Book-Entry Registration

If so specified in the related prospectus supplement, DTC will act as securities company for each class of securities offered by this prospectus.  Each class of securities initially will be represented by one or more certificates registered in the name of Cede, the nominee of DTC.  As the nominee of DTC, it is anticipated that the only “noteholder” and/or “certificateholder” with respect to a series of securities will be Cede.  Beneficial owners of the securities (“Security Owners”) will not be recognized as “noteholders” by the related indenture trustee, as the term is used in each Indenture, or as “certificateholders” by the related trustee, as the term is used in each Trust Agreement or Pooling and Servicing Agreement, as applicable, and Security Owners will be permitted to exercise the rights of noteholders or certificateholders only indirectly through DTC and its participating members (“Participants”).

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code (the “UCC”) in effect in the State of New York, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC was created to hold securities for the Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thus eliminating the need for physical movement of certificates.  Participants include securities brokers and dealers, banks, trust companies and clearing corporations.  Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the “Indirect Participants”).

Security Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or an interest in, the securities may do so only through Participants and Indirect Participants.  In addition, all Security Owners will receive all distributions of principal and interest from the related indenture trustee or the related trustee, as applicable, through Participants or Indirect Participants.  Under a book-entry format, Security Owners may experience some delay in their receipt of payments, since these payments will be forwarded by the applicable trustee or indenture trustee to DTC’s nominee.  DTC will then forward the payments to the Participants, which will then forward them to Indirect Participants or Security Owners.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities and to receive and transmit distributions of principal of and interest on the securities.  Participants and Indirect Participants with which Security Owners have accounts with respect to the securities similarly are required to make book-entry transfers and to receive and transmit the payments on behalf of their respective Security Owners.  Accordingly, although Security Owners will not possess physical certificates representing the securities, the Rules provide a mechanism by which Participants and Indirect Participants will receive payments and transfer or exchange interests, directly or indirectly, on behalf of Security Owners.

Because DTC can act only on behalf of Participants, who in turn may act on behalf of Indirect Participants, the ability of a Security Owner to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to the securities, may be limited due to the lack of a physical certificate representing the securities.

DTC has advised the company that it will take any action permitted to be taken by a Security Owner under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, only at the direction of one or more Participants to whose account with DTC the securities are credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that these actions are taken on behalf of Participants whose holdings include the undivided interests.

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Cedel S.A.”, a company with limited liability under Luxembourg law (a société anonyme).  Cedel S.A. subsequently changed its name to Cedelbank.  On January 10, 2000, Cedelbank’s parent company, Cedel International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Börse Clearing AG (“DBC”).  The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Börse AG.  The shareholders of these two entities are banks, securities dealers and financial institutions.  Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries.  No single entity may own more than 5 percent of Cedel International’s stock.

Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name.  The new brand name that was chosen is “Clearstream”.  With effect from January 14, 2000 New CI has been renamed “Clearstream International, société anonyme”.  On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme”, and Cedel Global Services was renamed “Clearstream Services, société anonyme”.

On January 17, 2000 DBC was renamed “Clearstream Banking AG”.  This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking”, the entity previously named “Cedelbank” and the entity previously named “Deutsche Borse Clearing AG”.

Clearstream, Luxembourg holds securities for its customers (“Clearstream, Luxembourg Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates.  Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars.  Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships.  Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF”, which supervises Luxembourg banks.  Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks.  Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States.  Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.  Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

Except as required by law, none of Deutsche Bank Securities Inc., the company, the related seller, the related servicer, or related indenture trustee, if any, or the related trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of securities of any series held by DTC’s nominee, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Definitive Securities

If so stated in the related prospectus supplement, the notes and/or certificates of a given series will be issued in fully registered, certificated form (“Definitive notes” and “Definitive certificates”, respectively, and, collectively, “Definitive Securities”) to noteholders or certificateholders or their respective nominees, rather than to DTC or its nominee, only if

•

the related trustee of a grantor trust or the related indenture trustee in the case of an owner trust, as applicable, determines that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the related securities and the indenture trustee or trustee, as applicable, is unable to locate a qualified successor,

•

the indenture trustee or trustee, as applicable, elects, at its option, to terminate the book-entry system through DTC or

•

after the occurrence of an Event of Default or Servicer Default, Security Owners representing at least a majority of the outstanding principal amount of the notes or certificates, as applicable, of the series, advise the related trustee through DTC that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of the related Security Owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the related trustee or indenture trustee, as applicable, will be required to notify the related Security Owners, through Participants, of the availability of Definitive Securities.  Upon surrender by DTC of the certificates representing all securities of any affected class and the receipt of instructions for re-registration, the trustee will issue Definitive Securities to the related Security Owners.  Distributions on the related Definitive Securities will subsequently be made by the related trustee or indenture trustee, as applicable, directly to the holders in whose name the related Definitive Securities are registered at the close of business on the applicable record date, in accordance with the procedures set forth in this prospectus and in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable.  Distributions will be made by check mailed to the address of the holders as they appear on the register specified in the related Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable; however, the final payment on any securities, whether Definitive Securities or securities registered in the name of a Depository or its nominee, will be made only upon presentation and surrender of the securities at the office or agency as specified in the notice of final distribution to Securityholders.

Definitive Securities will be transferable and exchangeable at the offices of the related trustee or indenture trustee, or any security registrar appointed by the related trustee or the indenture trustee, as applicable.  No service charge will be imposed for any registration of transfer or exchange, but the trustee or indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with a registration of transfer or exchange.

Statements to Securityholders

With respect to each series of securities, on or prior to each Distribution Date, the related servicer will prepare and forward to the related indenture trustee or trustee to be included with the distribution to each Securityholder of record a statement setting forth for the related Collection Period the following information, and any other information specified in the related prospectus supplement:

(1)

the amount of the distribution allocable to principal of each class of securities of the series;

(2)

the amount of the distribution allocable to interest on each class of securities of the series;

(3)

if applicable, the amount of the Servicing Fee paid to the related servicer with respect to the related Collection Period;

(4)

the outstanding principal balance and Note Pool Factor for each class of notes, if any, and the certificate balance and Certificate Pool Factor for each class of certificates of the series as of the related record date;

(5)

the balance of any Reserve Account or other form of credit enhancement, after giving effect to any additions to the balance of the Reserve Account or withdrawals from the Reserve Account or reductions to the Reserve Account to be made on the following Distribution Date; and

(6)

the aggregate amount of realized losses, if any, in respect of Receivables and any other loss, delinquency or other ratios set forth in the related prospectus supplement for the related Collection Period.

Items (1), (2) and (4) above with respect to the notes or certificates of a series will be expressed as a dollar amount per $1,000 of initial principal balance of the notes or the initial certificate balance of the certificates, as applicable.

In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the related trustee or indenture trustee, as applicable, will mail to each person who at any time during the related calendar year shall have been a registered Securityholder a statement containing information for the purposes of the Securityholder’s preparation of federal income tax returns.  See “Material Federal Income Tax Consequences”.

List of Securityholders

Three or more holders of the notes of any series or one or more holders of the notes evidencing not less than 25% of the aggregate outstanding principal balance of the notes of the series may, by written request to the related indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related Indenture or under the notes.  The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of the series.

Three or more holders of the certificates of any series or one or more holders of the certificates evidencing not less than 25% of the certificate balance of the certificates may, by written request to the related trustee, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or under the certificates.

Description of the Transfer and Servicing Agreements

The following summary describes the material provisions, in each case, to the extent anticipated to be common to any series of securities, of:

•

each Receivables Purchase Agreement pursuant to which the seller will transfer Receivables to the company,

•

each Trust Agreement or Pooling and Servicing Agreement pursuant to which a Trust will be created, Collateral Certificates, Government Securities and/or Private Label Custody Receipt Securities, as applicable, may be sold or transferred to the Trust, certificates will be issued, and the servicer will service Receivables and the trustee will manage Government Securities, if any and Private Label Custody Receipt Securities, if any, in the case of a grantor trust,

•

each Sale and Servicing Agreement pursuant to which the company will transfer Receivables to a Trust and the servicer will service Receivables, in the case of an owner trust, or

•

in the case of securities backed by Collateral Certificates, each Trust Agreement pursuant to which a Trust will be created, Collateral Certificates will be sold or transferred to the Trust, Government Securities and Private Label Custody Receipt Securities may be sold or transferred to the Trust and a trustee will manage Collateral Certificates, Government Securities, if any, and Private Label Custody Receipt Securities, if any (collectively, the “Transfer and Servicing Agreements”).

Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this prospectus forms a part.  The following summary does not purport to be a complete description of all of the terms of the Transfer and Servicing Agreements and therefore is subject to, and is qualified in its entirety by reference to, the provisions of the related Transfer and Servicing Agreement.

Sale and Assignment of Primary Assets

In the case of Primary Assets consisting of Receivables, on or prior to the related closing date, a seller will transfer and assign to the company, pursuant to a Receivables Purchase Agreement, without recourse, all of its right, title and interest in and to Receivables in the outstanding principal amount specified in the related prospectus supplement, including its security interests in the related Financed Boats.  Each Receivable will be identified in a schedule appearing as an exhibit to the related Receivables Purchase Agreement (the “Schedule of Receivables”).

In each Receivables Purchase Agreement the seller will represent and warrant to the company, among other things, that

•

the information set forth in the Schedule of Receivables is correct in all material respects as of the applicable cutoff date;

•

the obligor on each Receivable is contractually required to maintain physical damage insurance covering the related Financed Boat in accordance with the seller’s normal requirements;

•

on the closing date, the Receivables are free and clear of all security interests, liens, charges and encumbrances, and no offsets, defenses or counterclaims have been asserted or threatened;

•

at the closing date, each of the Receivables is secured by a perfected, first-priority security interest in the related Financed Boat in favor of the seller;

•

each Receivable, at the time it was originated, complied and, on the closing date complies, in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws; and

•

any other representations and warranties that may be set forth in the related prospectus supplement.

To the extent specified in the related prospectus supplement, as of the last day of the second Collection Period, or, if the seller so elects, the last day of the first Collection Period, following the discovery by or notice to the seller of any breach of a representation and warranty of the seller that materially and adversely affects the interests of the related Trust in any Receivable, the seller will be obligated to repurchase the Receivable, unless the seller cures the breach in a timely fashion.  The purchase price for any of these Receivables will be equal to the unpaid principal balance owed by the obligor on the Receivable, plus accrued and unpaid interest on the unpaid principal balance at the applicable APR to the last day of the month of repurchase (the “Repurchase Amount”).  This repurchase obligation will constitute the sole remedy available to the Securityholders, the related trustee and any related indenture trustee for any uncured breach.

On the related closing date, the company will transfer and assign to the related Trust, pursuant to a Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, without recourse, all of its right, title and interest in and to Primary Assets in the outstanding principal amount specified in the related prospectus supplement.  Concurrently with the transfer and assignment of Primary Assets to the related Trust, the related trustee or indenture trustee, as applicable, will execute, authenticate and deliver the related securities.

Pursuant to the terms of the Sale and Servicing Agreement or the Pooling and Servicing Agreement, as applicable, the company will assign to the related Trust the representations and warranties made by the related seller under the related Receivables Purchase Agreement for the benefit of the related Securityholders and will make limited representations and warranties with respect to the other Primary Assets included in the Trust.  To the extent that the related seller does not repurchase a Primary Asset in the event of a breach of its representations and warranties with respect to the Primary Asset, the company will not be required to repurchase the Primary Asset unless the breach also constitutes a breach of one of the company’s representations and warranties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, with respect to that Primary Asset, if any, and the breach materially and adversely affects the interests of the Securityholders in any Primary Asset.  Neither the seller nor the company will have any other obligation with respect to the Primary Assets or the securities.

Trust Accounts

With respect to each owner trust, the servicer will establish and maintain with the related indenture trustee, or the trustee will establish and maintain, (a) one or more accounts, on behalf of the related Securityholders, into which all payments made on or in respect of the related Primary Assets will be deposited (the “Collection Account”) and (b) an account, in the name of the indenture trustee on behalf of the noteholders, into which amounts released from the Collection Account and any Reserve Account or other form of credit enhancement for payment to the noteholders will be deposited and from which all distributions to the noteholders will be made (the “Note Distribution Account”).  With respect to each owner trust and grantor trust, the servicer or the related trustee will establish and maintain an account, in the name of the trustee on behalf of the certificateholders, into which amounts released from the Collection Account and any Reserve Account or other form of credit enhancement for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made (the “Certificate Distribution Account”).  With respect to any grantor trust, the servicer or the related trustee will also establish and maintain the Collection Account and any other Trust Account in the name of the related trustee on behalf of the related certificateholders.

If so provided in the related prospectus supplement, the servicer will establish for each series of securities an additional account (the “Payahead Account”), in the name of the related indenture trustee, in the case of an owner trust, or trustee, in the case of a grantor trust, into which, to the extent required in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, early payments made by or on behalf of obligors on Precomputed Receivables will be deposited until the time these payments become due.  Until the time payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to noteholders or certificateholders.  Any other accounts to be established with respect to a Trust will be described in the related prospectus supplement.

For each series of securities, funds in the Collection Account, Note Distribution Account, Certificate Distribution Account and any Reserve Account or other accounts identified in the related prospectus supplement (collectively, the “Trust Accounts”) will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, in Eligible Investments.  ”Eligible Investments” will generally be limited to investments acceptable to the Rating Agencies as being consistent with the rating of the related securities.  Eligible Investments will generally be limited to obligations or securities that mature on or before the date of the next scheduled distribution to Securityholders of the series.  However, to the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in securities that will not mature prior to the date of the next scheduled distribution with respect to the notes or certificates and will not be sold prior to maturity to meet any shortfalls.  Thus, the amount of available funds on deposit in a Reserve Account at any time may be less than the balance of that Reserve Account.  If the amount required to be withdrawn from a Reserve Account to cover shortfalls in collections on the related Receivables (as provided in the related prospectus supplement) exceeds the amount of available funds on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the related notes or certificates.  Unless otherwise and to the extent provided in the related prospectus supplement, investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, “Investment Earnings”), will be deposited in the applicable Collection Account on each Distribution Date and will be treated as collections of interest on the related Receivables.

The Trust Accounts will be maintained as Eligible Deposit Accounts.  ”Eligible Deposit Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a company institution organized under the laws of the United States of America or any one of the states of the United States of America or the District of Columbia, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in the account, so long as any of the securities of the company institution have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade.  ”Eligible Institution” means, with respect to a Trust, (a) the corporate trust department of the related indenture trustee or trustee, as applicable, or (b) a company institution organized under the laws of the United States of America or any one of the states of the United States of America or the District of Columbia, or any domestic branch of a foreign bank, (1) that has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (2) whose deposits are insured by the FDIC.

Pre-Funding

If so specified in the related prospectus supplement, a portion of the issuance proceeds of the securities of a particular series (this amount, the “Pre-Funded Amount”) will be deposited in an account (the “Pre-Funding Account”) to be established with the trustee, which will be used to acquire additional Receivables from time to time during the time period specified in the related prospectus supplement (the “Pre-Funding Period”).  Prior to the investment of the Pre-Funded Amount in additional Receivables, the Pre-Funded Amount may be invested in one or more Eligible Investments.  Except as otherwise provided in the applicable Agreement, an “Eligible Investment” is any of the following, in each case as determined at the time of the investment or contractual commitment to invest in the relevant Eligible Investment, to the extent these investments would not require registration of the Trust Fund as an investment company pursuant to the Investment Company Act of 1940:

(a)

negotiable instruments or securities represented by instruments in bearer or registered or book-entry form which evidence

(1)

obligations which have the benefit of the full faith and credit of the United States of America, including company receipts issued by a bank as custodian with respect to any instrument or security held by the custodian for the benefit of the holder of the company receipt,

(2)

demand deposits or time deposits in, or bankers’ acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state of the United States of America and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the trustee’s investment or contractual commitment to invest in the relevant Eligible Investment, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations, other than the obligations whose rating is based on collateral or on the credit of a Person other than the institution or trust company, of the depositary institution or trust company has a credit rating in the highest rating category from each Rating Agency,

(3)

certificates of deposit having a rating in the highest rating category from each Rating Agency or

(4)

investments in money market funds which are, or which are composed of instruments or other investments which are, rated in the highest rating category from each Rating Agency;

(b)

demand deposits in the name of the trustee in any depositary institution or trust company referred to in clause (a)(2) above;

(c)

commercial paper, having original or remaining maturities of no more than 270 days, having a credit rating in the highest rating category from each Rating Agency;

(d)

Eurodollar time deposits that are obligations of institutions whose time deposits carry a credit rating in the highest rating category from each Rating Agency;

(e)

repurchase agreements involving any Eligible Investment described in any of clauses (a)(1), (a)(3) or (d) above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category from each Rating Agency; and

(f)

any other investment with respect to which each Rating Agency rating the securities indicates will not result in the reduction or withdrawal of its then existing rating of the securities.  Except as otherwise provided in the applicable Agreement, any Eligible Investment must mature no later than the Business Day prior to the next Distribution Date.

During any Pre-Funding Period, the seller or any other party specified in the related prospectus supplement will be obligated, subject only to the availability of additional Receivables, to transfer to the related Trust Fund additional Receivables from time to time during the related Pre-Funding Period.  Additional Receivables will be required to satisfy specific eligibility criteria more fully set forth in the related prospectus supplement, which eligibility criteria will be consistent with the eligibility criteria of the Receivables included in the Trust Fund as of the closing date subject to exceptions as are expressly stated in the related prospectus supplement.

Although the specific parameters of the Pre-Funding Account with respect to any issuance of securities will be specified in the related prospectus supplement, it is anticipated that:

•

the Pre-Funding Period will not exceed 90 days from the related closing date;

•

that the additional loans to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Receivables included in the related Trust Fund on the closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement; and

•

the Pre-Funded Amount will not exceed 25% of the principal amount of the securities issued pursuant to a particular offering.

Servicing Procedures

To assure uniform quality in servicing the Receivables and to reduce administrative costs, the company and each Trust will designate the servicer as custodian to maintain possession, as the Trust’s agent, of the related Receivables and any other documents relating to the Receivables.  The seller’s and the servicer’s accounting records and computer systems will be marked to reflect the sale and assignment of the related Receivables to each Trust, and UCC financing statements reflecting the sale and assignment will be filed.

The servicer will make reasonable efforts to collect all payments due with respect to the Receivables and will, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, follow the collection procedures as it follows with respect to comparable Receivables it services for itself and others.  The prospectus supplement will specify that the servicer may, in its discretion, arrange with the obligor on a Receivable to extend or modify the payment schedule, but no arrangement will, if inconsistent with its normal procedures, for purposes of any Sale and Servicing Agreement or Pooling and Servicing Agreement, reduce the contract rate of, the amount of the scheduled payments under, or extend the final payment date of, any Receivable beyond the “Final Scheduled Maturity Date” (as the term is defined with respect to any Receivables Pool in the related prospectus supplement).  Some arrangements may result in the servicer purchasing the Receivables for the Repurchase Amount, while others may result in the servicer making Advances.  The servicer may sell the related Financed Boat securing any Receivable at a public or private sale, or take any other action permitted by applicable law.  See “Certain Legal Aspects of the Receivables”.

Collections

With respect to each Trust, the servicer or the trustee will deposit all payments on the related Primary Assets, from whatever source, and all proceeds of the related Primary Assets, collected during the period specified in the related prospectus supplement (a “Collection Period”) into the related Collection Account not later than two business days after receipt of payments and proceeds of the related Primary Assets or any other period as specified in the related prospectus supplement.  However, notwithstanding the foregoing, these amounts may be remitted to the Collection Account by the servicer on a monthly basis on or prior to the applicable Distribution Date if no Servicer Default exists and each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related prospectus supplement is satisfied.  Pending deposit into the Collection Account, the collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds.  If the servicer were unable to remit the funds to the Collection Account on any Distribution Date, Securityholders might incur a loss.  To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Primary Assets and payment of the aggregate Repurchase Amount with respect to Receivables repurchased by the servicer.

Collections on a Precomputed Receivable during any Collection Period will be applied first to the repayment of any outstanding Precomputed Advances made by the servicer with respect to the Receivable, as described below, and then to the scheduled monthly payment due on the Receivable.  Any portion of the collections remaining after the scheduled monthly payment has been made (these excess amounts, the “Payaheads”) will, unless the remaining amount is sufficient to prepay the Precomputed Receivable in full, and subject to limitations which, if applicable, will be specified in the related prospectus supplement, be transferred to and kept in the Payahead Account until a later Distribution Date on which the Payaheads may be applied either to the scheduled monthly payment due during the related Collection Period or to prepay the Receivable in full.

Advances

If specified in the related prospectus supplement, to the extent the collections of interest and principal on a Precomputed Receivable for a Collection Period fall short of the related scheduled payment, the servicer generally will advance the shortfall (a “Precomputed Advance”).  The servicer will be obligated to make a Precomputed Advance on a Precomputed Receivable only to the extent that the servicer, in its sole discretion, expects to recoup the Advance from subsequent collections or recoveries on the Receivable or other Precomputed Receivables in the related Receivables Pool.  The servicer will deposit the Precomputed Advance in the applicable Collection Account on or before the business day preceding the applicable Distribution Date.  The servicer will recoup its Precomputed Advance from subsequent payments by or on behalf of the related obligor or from insurance or liquidation proceeds with respect to the related Receivable and will release its right to reimbursement in conjunction with its purchase of the Receivable as servicer or, upon determining that reimbursement from the preceding sources is unlikely, will recoup its Precomputed Advance from any collections made on other Precomputed Receivables in the related Receivables Pool.

If specified in the related prospectus supplement, on or before the business day prior to each Distribution Date, the servicer will deposit into the related Collection Account an amount equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective annual percentage rates for the related Collection Period, assuming that the Simple Interest Receivables are paid on their respective due dates, minus the amount of interest actually received on the Simple Interest Receivables during the applicable Collection Period (a “Simple Interest Advance”, and together with Precomputed Advances, “Advances”).  If the calculation results in a negative number, an amount equal to the amount shall be paid to the servicer in reimbursement of outstanding Simple Interest Advances.  In addition, if specified in the related prospectus supplement, if a Simple Interest Receivable becomes a Liquidated Receivable (as the term is defined in the related prospectus supplement), the amount of accrued and unpaid interest on the Simple Interest Receivable that became a Liquidated Receivable, but not including interest for the then current collection Period, will be withdrawn from the Collection Account and paid to the servicer in reimbursement of outstanding Simple Interest Advances.  No advances of principal will be made with respect to Simple Interest Receivables.

Net Deposits

For administrative convenience, unless the servicer or the trustee is required to remit collections to the Collection Account on a daily basis as described under “Collections” above, the servicer or the trustee will be permitted to make deposits of collections, aggregate Advances and Repurchase Amounts for any Trust for or in respect of each Collection Period net of distributions to be made to the servicer with respect to the Collection Period.  The servicer also may cause a single, net transfer to be made from the Collection Account to the Payahead Account, or vice versa.

Servicing Compensation and Payment of Expenses

To the extent provided in the related prospectus supplement, with respect to each Trust the related servicer will be entitled to receive, out of interest collected on or in respect of the related Primary Assets serviced by the servicer, a fee for each Collection Period (the “Servicing Fee”) in an amount equal to the percentage per annum specified in the related prospectus supplement (the “Servicing Fee Rate”) of the Pool Balance related to the Primary Assets as of the first day of the related Collection Period.  Unless otherwise provided in the related prospectus supplement, the Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates, will be paid solely to the extent of the Interest Distribution Amount; however, the Servicing Fee will be paid prior to the distribution of any portion of the Interest Distribution Amount to the holders of the notes or certificates of any series.

To the extent provided in the related prospectus supplement, the servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to Receivables and will be entitled to reimbursement from each Trust for some liabilities.  Payments by or on behalf of obligors will be allocated to scheduled payments under the related Receivable and late fees and other charges in accordance with the servicer’s normal practices and procedures.

If applicable, the Servicing Fee will compensate the servicer for performing the functions of a third party servicer of boat receivables as an agent for the related Trust, including collecting and posting all payments, responding to inquiries of obligors on the Receivables, investigating delinquencies, sending payment statements and reporting the collateral.  The Servicing Fee will also compensate the servicer for administering the Receivables, including making Advances, accounting for collection, furnishing monthly and annual statements to the related Indenture Trust and/or trustee, and generating federal income tax information for the Trust and for the related noteholders and/or certificateholders as well as the Trust’s compliance with the reporting provisions under the Exchange Act.  The Servicing Fee may also reimburse the servicer for particular taxes, the fees of the related indenture trustee and/or trustee, accounting fees, outside auditor fees, date processing cost and other costs incurred in connection with administering the Primary Assets.

Distributions

With respect to each series of securities, beginning on the Distribution Date specified in the related prospectus supplement, distributions of principal and interest, or, where applicable, principal only or interest only, on each class of securities entitled to these distributions will be made by the related trustee or indenture trustee, as applicable, to the certificateholders and noteholders of the series.  The timing, calculation, allocation, order, source and priorities of, and requirements for, all payments to the holders of each class of notes and/or distributions to holders of each class of certificates will be set forth in the related prospectus supplement.

With respect to each Trust, on each Distribution Date collections on or in respect of the related Primary Assets will be transferred from the Collection Account to the Note Distribution Account or Certificate Distribution Account, as applicable, for distribution to the noteholders and certificateholders to the extent provided in the related prospectus supplement.  Credit enhancement, such as a Reserve Account, will be available to cover shortfalls in the amount available for distribution on the date to the extent specified in the related prospectus supplement.  As and to the extent described in the related prospectus supplement, distributions in respect of principal of a class of securities of a series may be subordinate to distributions in respect of interests on the class, and distributions in respect of one or more classes of certificates of the series may be subordinate to payments in respect of the notes, if any, of the series or other classes of certificates.  Distributions of principal on the securities of a series may be based on the amount of principal collected or due, or the amount of realized losses incurred, in a Collection Period.

Credit and Cash Flow Enhancement

The amounts and types of any credit and cash flow enhancement arrangements and the provider of the credit and cash flow enhancement arrangements, if applicable, with respect to each class of securities of a series will be set forth in the related prospectus supplement.  To the extent provided in the related prospectus supplement, credit or cash flow enhancement may be in the form of subordination of one or more classes of securities, Reserve Accounts, spread accounts, letters of credit, surety bonds, insurance policies, over-collateralization, credit or liquidity facilities, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits, or any other arrangements that are incidental to or related to the Primary Assets included in a Trust as may be described in the related prospectus supplement, or any combination of the foregoing.  If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit enhancement for a series of securities may cover one or more other series of securities.

The existence of a Reserve Account or other form of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the Securityholders of the class or series of the full amount of principal and interest due on the applicable class or series and to decrease the likelihood that the Securityholders will experience losses.  The credit enhancement for a class or series of securities will not, as a general rule, provide protection against all types of loss and will not guarantee repayment of all principal and interest on a class or series of securities.  If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Securityholders will bear their allocable share of these losses, as described in the prospectus supplement.  In addition, if a form of credit enhancement covers more than one series of securities, Securityholders of any series will be subject to the risk that credit enhancement may be exhausted by the claims of Securityholders of other series.

Reserve Account.  If so provided in the related prospectus supplement, pursuant to the related Transfer and Servicing Agreement, the company or the seller will establish for a series or class or classes of securities an account (the “Reserve Account”), which will be maintained with the related indenture trustee or trustee, as applicable.  A Reserve Account will be funded by an initial deposit by the company or the seller, as applicable, on the closing date in the amount set forth in the related prospectus supplement.  As further described in the related prospectus supplement, the amount on deposit in the Reserve Account may be increased or reinstated on each Distribution Date, to the extent described in the related prospectus supplement, by the deposit there of amounts from collections on the Primary Assets.  The related prospectus supplement will describe the circumstances under which and the manner in which distributions may be made out of the Reserve Account, either to holders of the securities covered by the Reserve Account or to the company, the seller or to any other entity.

Evidence as to Compliance

Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will provide that a firm of independent public accountants will furnish annually to the related Trust and indenture trustee and/or trustee a statement as to compliance by the Sale and servicer during the preceding twelve months, or, in the case of the first statement, during a shorter period that shall have elapsed since the applicable closing date, with particular standards relating to the servicing of the Receivables, the servicer’s accounting records and computer files with respect to the servicer’s compliance and other matters.

Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will also provide for delivery to the related Trust and indenture trustee and/or trustee each year of a certificate signed by an officer of the servicer stating that the servicer has fulfilled it obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months, or, in the case of the first certificate, during a shorter period that shall have elapsed since the applicable closing date, or, if there has been a default in the fulfillment of any obligation, describing each default.  The servicer will agree to give each indenture trustee and/or trustee, as applicable, notice of particular Servicer Defaults under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

Copies of the foregoing statements and certificates may be obtained by Securityholders by a request in writing addressed to the related trustee or indenture trustee, as applicable, at the Corporate Trust Office for the trustee or indenture trustee specified in the related prospectus supplement.

Statements to trustees and the Trust

Prior to each Distribution Date with respect to each series of securities, the servicer will provide to the applicable indenture trustee, if any, and the applicable trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of the series as described under “Certain Information Regarding the Securities—Statements to Securityholders”.

Certain Matters Regarding the Servicer

Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the servicer may not resign from its obligations and duties as servicer under the applicable Agreement, except upon determination that the servicer’s performance of his duties is no longer permissible under applicable law or if resignation is required by regulatory authorities.  No resignation will become effective until the related indenture trustee or trustee, as applicable, or a successor servicer has assumed the servicing obligations and duties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

Each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or Securityholders for taking any action or for refraining from taking any action pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, or for errors in judgment; provided, that neither the servicer nor any person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of the servicer’s duties or by reason of reckless disregard of its obligations and duties under the applicable Agreement.  In addition, each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and that, in its opinion, may cause it to incur any expense or liability.

Under the circumstances specified in each Sale and Servicing Agreement and Pooling and Servicing Agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to all or substantially all of the business of the servicer, or any corporation which assumes the obligations of the servicer, will be the successor to the servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

Servicer Defaults

A “Servicer Default” under each Sale and Servicing Agreement and Pooling and Servicing Agreement will consist of:

(1)

any failure by the servicer to deliver to the related trustee or indenture trustee, as applicable, for deposit in any of the Trust Accounts any required payment or to direct the related trustee or Indenture Trust, as applicable, to make any required distributions from the Trust Accounts, which failure continues unremedied for five business days after discovery by an officer of the servicer or written notice of failure is given (a) to the servicer by the related trustee or indenture trustee, as applicable, or (b) to the servicer and to the related trustee or indenture trustee, as applicable, by holders of notes, if any, evidencing not less that 25% of the aggregate outstanding principal amount of the notes or, in the event a series of securities includes no notes or if the notes have been paid in full, by holders of certificates evidencing not less that 25% of the certificate balance;

(2)

any failure by the servicer duly to observe or perform in any material respect any covenant or agreement in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, which failure materially and adversely affects the rights of the related Securityholders and which continues unremedied for 60 days after written notice of failure is given to the servicer in the same manner described in clause (1) above;

(3)

specific events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and particular actions by the servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations; and

(4)

any other events as may be set forth in the related prospectus supplement.

Rights Upon Servicer Default

Generally, in the case of an owner trust, as long as a Servicer Default under the related Sale and Servicing Agreement remains unremedied, the related indenture trustee or holders of notes of the related series evidencing not less than 50% of the aggregate principal amount of the notes then outstanding may terminate all the rights and obligations of the servicer under the related Sale and Servicing Agreement, and upon this termination the indenture trustee or a successor servicer appointed by the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the related Sale and Servicing Agreement and will be entitled to similar compensation arrangements.  Generally, in the case of any grantor trust, as long as a Servicer Default under the related Pooling and Servicing Agreement remains unremedied, the related trustee or holders of certificates of the related series evidencing not less than 25% of the certificate balance may terminate all the rights and obligations of the servicer under the related Pooling and Servicing Agreement, and upon this termination the trustee or a successor servicer appointed by the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the related Pooling and Servicing Agreement and will be entitled to similar compensation arrangements.  If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no Servicer Default other than the appointment has occurred, the trustee or official may have the power to prevent any indenture trustee or the related noteholders or the trustee or the related certificateholders from effecting a transfer of servicing.  If the related indenture trustee, if any, or the related trustee is unwilling or unable to act as successor to the servicer, the indenture trustee or trustee, as applicable, may appoint, or may petition a court of competent jurisdiction to appoint, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of boat receivables.  The indenture trustee, if any, or the trustee may arrange for compensation to be paid to the successor servicer, which in no event may be greater than the compensation payable to the servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

Waiver of Past Defaults

To the extent provided in the related prospectus supplement, (1) in the case of each owner trust, holders of the related notes evidencing not less than a majority of the aggregate outstanding principal amount of the notes, or of certificates evidencing not less than a majority of the outstanding certificate balance, in the case of any default that does not adversely affect the indenture trustee or noteholders, and (2) in the case of each grantor trust, holders of certificates evidencing not less than a majority of the certificate balance, may, on behalf of all the noteholders and certificateholders, waive any default by the servicer in the performance of its obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and its consequences, except a default in making any required deposits to or payments from any Trust Account or in respect of a covenant or provision in the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, that cannot be modified or amended without the consent of each Securityholder, in which event the related waiver will require the approval of holders of all of the securities of the series.  No waiver will impair the Securityholders’ right with respect to any subsequent Servicer Default.

Amendment

Unless otherwise provided in the related prospectus supplement, each of the Transfer and Servicing Agreements may be amended by the parties to the Transfer and Servicing Agreements without the consent of the related noteholders or certificateholders:

(1)

to cure any ambiguity,

(2)

to correct or supplement any provisions in the related Transfer and Servicing Agreement, or

(3)

for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the related Transfer and Servicing Agreement;

provided, that any action in this clause (3) will not, in the opinion of counsel satisfactory to the related trustee or indenture trustee, as applicable, adversely affect in any material respect the interests of the company or any noteholder.

The Transfer and Servicing Agreements may also be amended from time to time by the parties to the Transfer and Servicing Agreements with the consent of the holders of notes evidencing at least a majority of the aggregate principal amount of the then outstanding notes, if any, and with the consent of the holders of certificates evidencing at least a majority of the aggregate principal amount of the then outstanding certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related Transfer and Servicing Agreement or of modifying in any manner the rights of the noteholders or certificateholders, as applicable; provided that no amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the related Primary Assets or distributions that are required to be made for the benefit of the noteholders or certificateholders or (2) reduce the aforesaid percentage of the notes or certificates of the series the holders of which are required to consent to any amendment, without the consent of the holders of all of the outstanding notes or certificates, as the case may be, of the series.

Payment in Full of the notes

Upon the payment in full of all outstanding notes of a given series and the satisfaction and discharge of the related Indenture, the related trustee will succeed to all the rights of the indenture trustee, and the certificateholders of the series generally will succeed to the rights of the noteholders of the series under the related Sale and Servicing Agreement.

Termination

The obligations of the related servicer, the related trustee and the related indenture trustee, if any, with respect to a Trust pursuant to the related Transfer and Servicing Agreement will terminate upon the latest to occur of

•

the maturity or other liquidation of the last Primary Asset and the disposition of any amounts received upon liquidation of any remaining Primary Asset,

•

the payment to noteholders, if any, and certificateholders of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and

•

the occurrence of either event described below.

In order to avoid excessive administrative expenses, the related servicer will be permitted, at its option, to purchase from a Trust all remaining Primary Assets as of the end of any Collection Period, if the then outstanding Pool Balance is 10%, or, if any seller is a bank, 5%, or less of the Pool Balance as of the related cutoff date, at a purchase price equal to the price specified in the related prospectus supplement.

If and to the extent provided in the related prospectus supplement, the indenture trustee or trustee, as applicable, will, within ten days following a Distribution Date as of which the Pool Balance is equal to or less than the percentage of the original Pool Balance specified in the related prospectus supplement, solicit bids for the purchase of the Primary Assets remaining in the Trust, in the manner and subject to the terms and conditions set forth in the related prospectus supplement.  If the indenture trustee or trustee receives satisfactory bids as described in the related prospectus supplement, then the Primary Assets remaining in the Trust will be sold to the highest bidder.

Certain Legal Aspects of the Receivables

Security Interests in Financed Boats

Security interests in boats may be perfected in one of three ways: in certificate of title states, a security interest is perfected by obtaining the certificate of title to the financed boat or notation of the secured party’s lien on the boat’s certificate of title; in other states, a security interest may be perfected by filing a UCC-1 financing statement, however, a purchase money lien in consumer goods is perfected without any filing requirement and if a boat is required to be documented under Federal law, a preferred mortgage may be obtained under the Ship Mortgage Act by filing the mortgage with the Coast Guard, which is the exclusive method for perfecting security interests in documented boats.

The contracts will represent marine retail installment sale contracts purchased  from Dealers or direct loans to Obligors secured by the Financed Boats.  When originated, each contract will have granted a security interest in the Financed Boat financed thereby.  Each such security interest will be required to be perfected under applicable state law and, in the case of certain Financed Boats described below, under applicable federal law.  Generally, security interests in boats may be perfected in one of three ways:  (i) in “title” states, by notation of the secured party’s lien on the certificate of title issued by an applicable state motor vehicle or wildlife department or other appropriate state agency; (ii) in non-title states, by filing a UCC-1 financing statement; and (iii) in respect of a boat eligible for documentation under federal law, by filing all documents necessary to create a first preferred ship mortgage (a  ”Preferred  Mortgage”) under the Ship Mortgage Act of 1920 (1988 Recodification) ss. 30101 et seq. (the “Ship Mortgage  Statutes”).  Vessels that meet the federal five net ton standard (determined in a manner  prescribed by 46 CFR Part 69  (Measurement of Vessels)) qualify  for  documentation  under  federal  law  (“U.S. Documentable Boats”).  However, federal documentation of vessels used exclusively for  recreational purposes is discretionary.

In the event that the originator of a contract failed to perfect the security interest in a Financed  Boat (for example, by complying with the UCC rather than the applicable certificate of title statute, or by failing to comply with applicable state title law, or the Ship Mortgage Statutes or applicable United States Coast Guard (the “Coast  Guard”) regulations), such originator would not have a perfected first priority security interest in such Financed Boat.  In this event, if third party liens equal or exceed the value of the Financed Boat, the only recourse of the Trust would be against the Obligor on an unsecured basis, or, if applicable, against a Dealer or financial intermediary pursuant to its repurchase obligation or against the Seller.

Under the Ship Mortgage Statutes, in the absence of an assignment of record of a Preferred Mortgage, the assignment of the related contract by itself will not convey the perfected preferred mortgage lien on the Financed Boat subject to such Preferred Mortgage and neither the Seller (if not the secured party of record) nor the Trust will have a perfected security interest in such Financed Boat.  However, to the extent specified in the related Prospectus Supplement, pursuant to the Sale and Servicing Agreement, the Seller will agree to cause filings of the assignments to the Trust of certain specified Preferred Mortgages (each a “Designated Preferred Mortgage”) showing the chain of ownership of each such Preferred Mortgage from the originator of each such contract to the Trust, within the time period specified in the related Prospectus Supplement.  However, due to administrative burden and expense, assignments may not be made of all Preferred Mortgages relating to the contracts.  Under the Ship Mortgage Statutes, in the absence of an assignment of a Preferred Mortgage, or in the event an assignment of a Preferred Mortgage is not effective, the Trust will not have a perfected security interest in the related Financed Boat as against third parties without knowledge of the transfer.  In such case, if third party liens equal or exceed the value of such Financed Boat, the only recourse of the Trust would be against the related Obligor on an unsecured basis.

Under the laws of many states, certain possessory liens for repairs performed on a Financed Boat and storage, as well as certain rights in favor of federal and state governmental authorities arising from the use of a boat in connection with illegal activities, may take priority over a security interest perfected under state  law.  Certain U.S. federal tax liens may also have  priority over the security interest of a secured  party.  Under the Ship Mortgage Statutes, a Preferred Mortgage supersedes a perfected state law security interest, a state or federally created lien or forfeiture rights (so long as the secured party is innocent of wrongdoing) other than preferred maritime liens such as those arising under federal statutory or common-law for captain’s or crew’s wages, tort claims (so-called “general average” claims) and salvage claims.  Maritime liens arising under federal law or state laws for repair, storage or supplies which are subordinate to a preferred ship mortgage lien typically have priority over state security interests under federal law or under applicable law of the state where the contract was originated or under  applicable law of the state to which the related  Financed  Boats may have been  relocated.  Preferred federal maritime liens are, of course, also prior to all state created security interests or liens.  The Seller will represent in the Sale and Servicing Agreement that, as of the Initial Cut-off Date or Subsequent Cut-off Date, as the case may be, it has no knowledge of any such liens with respect to any Financed Boat related to a contract.  However, such liens could arise at any time during the term of a contract.  No notice will be given to the Owner Trustee or the Indenture Trustee in the event such a lien arises.

Generally all of the Receivables name the seller as obligee or assignee and as the secured party. The seller will take all actions necessary under the laws of the state in which the Financed Boat is located to perfect the seller’s security interest in the Financed Boat, including, where applicable, having a notation of its lien recorded on the boat’s certificate of title or file a UCC-1 Financing Statement.  If the seller, because of clerical error or otherwise, has failed to take action with respect to Financed Boat, it will not have a perfected security interest and its security interest may be subordinate to the interest of, among others, subsequent purchasers of the Financed Boat that give value without notice of the seller’s security interest and to whom a certificate of ownership is issued in the purchaser’s name, holders of perfected security interests in the Financed Boat and the trustee in bankruptcy of the obligor.  The seller’s security interest may also be subordinate to third parties in the event of fraud or forgery by the obligor or administrative error by state recording officials or in the circumstances noted below.

Pursuant to each Sale and Servicing Agreement and Pooling and Servicing Agreement, the seller will assign its interests in the Financed Boats securing the related Receivables to the related Trust. However, because of administrative burden and expense, neither the seller nor the related trustee will amend any certificate of title to identify the Trust as the new secured party on the certificates of title relating to the Financed Boats.  Unless otherwise specified in the related prospectus supplement, the servicer will hold certificates of title relating to the Financed Boats in its possession as custodian for the Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.  See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Primary Assets”.

In most states, assignments such as those under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, are effective conveyances of a security interest in the related Financed Boat without amendment of any lien noted on the boat ‘s certificate of title, and the assignee succeeds by assignment to the assignor’s rights as secured party.  Although re-registration of the boat is not necessary in these states to convey a perfected security interest in the Financed Boats to a Trust, because the related Trust will not be listed as legal owner on the certificates of title to the Financed Boats, a Trust’s security interest could be defeated through fraud or negligence.  However, in the absence of fraud or forgery by the boat owner or the servicer or administrative error by state of local agencies, the notation of the seller’s lien on a certificate of title will be sufficient to protect a Trust against the rights of subsequent purchasers of a Financed Boat or subsequent creditors who take a security interest in a Financed Boat.  If there are any Financed Boats as to which the seller fails to obtain a first-priority perfected security interest, the Trust’s security interest would be subordinate to, among others, subsequent purchasers of Financed Boats and holders of perfected security interests in Financed Boats.  A failure, however, would constitute a breach of the seller’s representations and warranties under the related Receivables Purchase Agreement and the seller will be required to repurchase the Receivable from the Trust unless the breach is cured in a timely manner.  See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Primary Assets” and “Risk Factors—Certain Legal Aspects—Potential Lack of Security”.

Under the laws of most states in which a perfected security interest is governed by a certificate of title statute, a perfected security interest in a boat continues for four months after the boat is moved to a new state from the one in which it is initially registered and after until the owner re-registers the boat in the new state.  A majority of these states require surrender of a certificate of title to re-register a boat.  Accordingly, a secured party must surrender possession if it holds the certificate of title of the boat or, in the case of boats registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title.  Thus, the secured party would have the opportunity to reperfect its security interest in the boat in the state of relocation.  However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, an obligor somehow procures a new certificate of title that does not list the secured party’s lien.  Additionally, in states that do not require a certificate of title for registration of a boat, re-registration could defeat perfection.  In the ordinary course of servicing the Receivables, the servicer will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation.  Similarly, when an obligor sells a Financed Boat and the purchaser of that Financed Boat attempts to re-register the boat, the seller must surrender possession of the certificate of title or will receive notice as a result of having its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related Receivable before its lien is released.  Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the related Financed Boat is obligated to purchase the related Receivable if it fails to do so.

In states which the perfection of a security interest is governed by the filing of a UCC-1 financing statement, or the obligor moves from a title state to a non-title state, the servicer will file a UCC-1 financing statement in the new state of the obligor as soon as possible after receiving notice of the obligor’s change of residence.  UCC-1 financing statements expire after five years.  When the term of a loan exceeds five years, the filing must be continued in order to maintain the servicer’s perfected security interest.  The servicer takes steps to effect continuation.  In the event that an obligor moves to a state other than the state in which the UCC-1 financing statement is filed or in some states to a different county in the state, under the laws of most states the perfection of the security interest in the boat would continue for four months after relocation, unless the perfection in the original jurisdiction would have expired earlier.  A new financing statement must be filed in the state of relocation or, if the state is a title state, a notation on the certificate of title must be made in order to continue the security interest.  The servicer generally takes steps to effect re-perfection upon notification of an address change.  Generally, in both title states and in non-title states, the servicer will not re-perfect a state law security interest which has expired or where the obligor has moved if the Receivable has a small balance, a short remaining term and the obligor has a good payment record.

Under the laws of most states, liens for repairs performed on a boat and liens for unpaid taxes take priority over even a perfected, first-priority security interest in the boat.  The Code also grants priority to particular federal tax liens over the lien of a secured party.  The laws of some states and federal law permit the confiscation of boats by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated boat.  In each Receivables Purchase Agreement, the seller will represent and warrant that, as of the date any Receivable is sold to the Trust, the security interest in the related Financed Boat is or will be prior to all other present liens, other than tax liens and other liens that arise by operation of law, upon and security interests in the Financed Boat.  However, liens for repairs or taxes could arise, or the confiscation of a Financed Boat could occur, at any time during the term of a Receivable.  No notice will be given to the related trustee, the related indenture trustee, if any, or related Securityholders in the event a lien arises or confiscation occurs.  Any lien or confiscation arising or occurring after the closing date will not give rise to a repurchase obligation of the seller under the related Receivables Purchase Agreement.

Repossession

In the event of default by an obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws.  The UCC remedies of a secured party include the right to repossession by self-help means, unless these means would constitute a breach of the peace.  Self-help repossession is the method employed by the servicer in most cases and is accomplished simply by taking possession of the related boat.  In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the boat must then be recovered in accordance with that order.  In some jurisdictions, the secured party is required to notify an obligor debtor of the default and the intent to repossess the collateral and to give the obligor a period of time within which to cure the default prior to repossession.  Generally, the right to cure may only be exercised on a limited number of occasions during the term of the related contract.

Notice of Sale; Redemption Rights

The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held.  The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the unpaid principal balance of the obligation, plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees or, in some states, by payment of delinquent installments or the unpaid principal balance of the related obligation.

Deficiency Judgments and Excess Proceeds

The proceeds of the resale of any Financed Boat generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the related indebtedness.  While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from any resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in other states that do not prohibit or limit deficiency judgments.  However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession; in many cases, therefore, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.  In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable”.  Generally, courts have held that when a sale is not “commercially reasonable”, the secured party loses its right to a deficiency judgment.  In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC.  Also, prior to a sale, the UCC permits the debtor or other interested person to restrain the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC.

Occasionally, after the resale of a boat and payment of all related expenses and indebtedness, there is a surplus of funds.  In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the related boat or, if no subordinate lienholder exists, to the former owner of the boat.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance.  These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Soldiers’ and Sailors’ Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws.  Also, the laws of some states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law.  These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions.  In some cases, this liability could affect the ability of an assignee, such as a Trust, to enforce consumer finance contracts such as Receivables.

The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission (the “FTC Rule”), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction, and some related creditors and their assignees, to all claims and defenses that the obligor in the transaction could assert against the seller of the goods.  Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due under the contract from the obligor.  Most of the Receivables will be subject to the requirements of the FTC Rule.  Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchasers of the related Financed Boats may assert against the sellers of those Financed Boats.  If an obligor were successful in asserting any claims or defenses, the claim or defense would constitute a breach of the seller’s warranties under the related Receivables Purchase Agreement and would create an obligation of the seller to repurchase the Receivable unless the breach is cured in a timely manner.  See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Primary Assets”.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances.  These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the Fourteenth Amendment to the Constitution of the United States.  Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditors’ repossession and resale do not involve sufficient state action to afford constitutional protection to borrowers.

Under each Receivables Purchase Agreement the seller will represent and warrant that each Receivable complies in all material respects with all applicable federal and state laws.  Accordingly, if an obligor has a claim against a Trust for a violation of any law and that claim materially and adversely affects the interests of the Trust in a Receivable, the violation would constitute a breach of the seller’s representation and warranty and would create an obligation of the seller to repurchase the Receivable unless the breach is cured.  See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Primary Assets”.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a boat and, as part of the rehabilitation plan, may reduce the amount of the secured indebtedness to the market value of the boat at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under the related contract or change the rate of interest and time of repayment of the indebtedness.

Material Federal Income Tax Consequences

The following is a general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of securities.  The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules.  For example, it does not discuss the tax treatment of beneficial owners of notes (“Note Owners”) or certificates (“Certificate Owners”) that are insurance companies, regulated investment companies or dealers in securities.  Moreover, there are no cases or Internal Revenue Service (“IRS”) rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates.  As a result, the IRS might disagree with all or part of the discussion below.  Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates.

The following summary is based upon current provisions of the Code, the Treasury regulations promulgated under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive.  Each Trust will be provided with an opinion of tax counsel specified in the related prospectus supplement (“Federal Tax Counsel”) regarding some related federal income tax matters discussed below.  An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts.  No ruling on any of the issues discussed below will be sought from the IRS.  The opinion of Federal Tax Counsel specifically addresses only those issues specifically identified below as being covered by that opinion; however, the opinion also states that the additional discussion set forth below accurately sets forth the advice of Federal Tax Counsel with respect to material federal income tax issues.  For purposes of the following summary, references to the Trust, the notes, the certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified in this prospectus, to each Trust and the notes, certificates and related terms, parties and documents applicable to the Trust.

Trusts That Issue Notes

Tax Characterization of the Trusts.

In the case of a Trust that issues one or more classes of notes, Federal Tax Counsel will deliver its opinion that the Trust will not be an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes.  The opinion of Federal Tax Counsel will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the Trust, or restrictions, if any, on transfers of the certificates, will exempt the Trust from the rule that some publicly traded partnerships are taxable as corporations.

If a Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income.  The Trust’s taxable income would include all of its income on the related Primary Assets, which might be reduced by its interest expense on the notes.  Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and Certificate Owners, and possibly Note Owners, could be liable for any resulting corporate income tax that is unpaid by the Trust.

Tax Consequences to Note Owners.

Treatment of the Notes as Indebtedness.  The Trust will agree, and the Note Owners will agree by their purchase of notes, to treat the notes as debt for federal tax purposes.  Federal Tax Counsel will, subject to exceptions which, if applicable, will be specified in the related prospectus supplement, advise the owner trust that the notes will be classified as debt for federal income tax purposes, or classified in any other manner as shall be provided in the related prospectus supplement.  If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the classes of notes did not represent debt for federal income tax purposes, the notes would be treated as equity interests in the Trust.  If so treated, the Trust might be treated as a publicly traded partnership that would be taxable as a corporation unless it met particular qualifying income tests, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity.  Treatment of the notes as equity interests in a partnership could have adverse tax consequences to some holders, even if the Trust were not treated as a publicly traded partnership taxable as a corporation.  For example, income allocable to foreign holders on such recharacterized notes might be subject to United States tax and United States tax return filing and withholding requirements, income allocable to tax-exempt holders on a recharacterized note would constitute “unrelated business taxable income” if some, but not all, of the notes were recharacterized as equity in a partnership, individual holders might be subject to limitations on their ability to deduct their share of Trust expenses, and income from the Trust’s assets would be taxable to Note Owners without regard to whether cash distributions are made to such Note Owners and without regard to the Note Owners’ method of tax accounting.  The discussion below assumes that the notes will be characterized as debt for federal income tax purposes.

Interest Income on the Notes-General.  Except as discussed below, interest on a note generally is includable in a Note Owner’s income as ordinary interest income when actually or constructively received, if the Note Owner uses the cash method of accounting for federal income tax purposes, or when accrued, if the Note Owner uses an accrual method of accounting for federal income tax purposes.

Original Issue Discount.  Notes of certain series may be issued with “original issue discount” within the meaning of Section 1273(a) of the Code.  Holders of notes issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income, under a method that takes account of the compounding of interest.  The Code requires that information with respect to the original issue discount accruing on any note be reported periodically to the IRS and to certain categories of Note Owners.

Each Trust will report original issue discount, if any, to the Note Owners based on the Treasury regulations relating to original issue discount (the “OID Regulations”).  The OID Regulations concerning contingent payment debt instruments do not apply to prepayable debt instruments, such as the notes, and other provisions of the OID Regulations either do not apply as to prepayable securities such as the notes or do not address the unique issues prepayable securities present.

The OID Regulations provide that, in the case of debt instruments such as the notes, (i) the amount and rate of accrual of original issue discount will be calculated based on a reasonable assumed prepayment rate (the “Prepayment Assumption”), and (ii) adjustments will be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption.  The method for determining the appropriate assumed prepayment rate will eventually be set forth in Treasury regulations, but those regulations have not yet been issued.  The applicable legislative history indicates, however, that such regulations will provide that the assumed prepayment rate for securities such as the notes will be the rate used in pricing the initial offering of those securities.  If the notes of a series are issued with original issue discount, the Prospectus Supplement for that series of notes will specify the Prepayment Assumption.  However, no representation is made that the notes of that series will, in fact, prepay at a rate based on the Prepayment Assumption or at any other rate.

In general, a note will be considered to be issued with original issue discount if its stated redemption price at maturity exceeds its issue price.  Except as discussed below under”—Payment Lag Notes; Initial Period Considerations,” and”—Qualified Stated Interest,” and in the case of certain Variable Rate Notes (as defined below) and accrual notes, the stated redemption price at maturity of a note is its principal amount.  The issue price of a note is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the class of notes is sold.  Notwithstanding the general definition of original issue discount, such discount will be considered to be zero for any note on which such discount is less than 0.25% of its stated redemption price at maturity multiplied by its weighted average life.  For purposes of this rule, we will compute the weighted average life of a note as the sum, for all distributions included in the stated redemption price at maturity of the note (that is, all payments except payments of qualified stated interest), of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the applicable closing date to the date on which each such distribution is expected to be made, determined under the Prepayment Assumption, by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the note’s stated redemption price at maturity.  The OID Regulations provide that holders will include any de minimis original issue discount ratably as payments of stated principal are made on the notes.

The Note Owner of a note issued with original issue discount must include in gross income the sum of the “daily portions” of such original issue discount for each day during its taxable year on which it held such note.  In the case of an original Note Owner, the daily portions of original issue discount are determined first by calculating the portion of the original issue discount that accrued during each period (an “accrual period”) that begins on the day following a Distribution Date (or in the case of the first such period, begins on the applicable closing date) and ends on the next succeeding Distribution Date.  The original issue discount accruing during each accrual period is then allocated ratably to each day during such period to determine the daily portion of original issue discount for that day.

The portion of the original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions to be made on the note, if any, in future periods (taking into account events that have occurred during the accrual period such as prepayments or actual losses) and (B) the distributions made on the note during the accrual period that are included in such note’s stated redemption price at maturity, over (ii) the adjusted issue price of such note at the beginning of the accrual period.  The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that the notes will be prepaid in future periods at a rate computed in accordance with the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the notes.  For these purposes, the original yield to maturity of the notes will be calculated based on their issue price and assuming that the notes will be prepaid in accordance with the Prepayment Assumption.  The adjusted issue price of a note at the beginning of any accrual period will equal the issue price of such note, increased by the portion of the original issue discount that has accrued during prior accrual periods, and reduced by the amount of any distributions made on such note in prior accrual periods that were included in such note’s stated redemption price at maturity.

The daily portions of original issue discount may increase or decrease depending on the extent to which the actual rate of prepayments diverges from the Prepayment Assumption.  If original issue discount accruing during any accrual period computed as described above is negative, a Note Owner may only be entitled to offset such amount against positive original issue discount accruing on such note in future accrual periods.

A subsequent Note Owner that purchases a note issued with original issue discount at a cost that is less than its remaining stated redemption price at maturity will also generally be required to include in gross income, for each day on which it holds such note, the daily portions of original issue discount with respect to the note, calculated as described above.  However, if (i) the excess of the remaining stated redemption price at maturity over such cost is less than (ii) the aggregate amount of such daily portions for all days after the date of purchase until final retirement of such note, then such daily portions will be reduced proportionately in determining the income of such Note Owner.

Qualified Stated Interest.  Interest payable on a note which qualifies as “qualified stated interest” for purposes of the OID Regulations will not be includable in the stated redemption price at maturity of the note.  Conversely, if the interest on a note does not constitute “qualified stated interest,” such interest will be includable in the stated redemption price at maturity of the note and the note, consequently, will have original issue discount.  Interest payments will not qualify as qualified stated interest unless the interest payments are “unconditionally payable.” The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Regulations.  Subordinate classes of notes may lack the right to enforce payment until they are the Senior Class.  However, absent guidance to the contrary and unless disclosed in the related prospectus supplement, the Trustee will, for information reporting purposes, treat all stated interest on all classes of notes as qualified stated interest.  Any terms or conditions that do not reflect arm’s length dealing or that the Note Owner does not intend to enforce are not considered.

Premium.  A purchaser of a note that purchases such note at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such note at a premium, and may, under Section 171 of the Code, elect to amortize such premium under a constant yield method over the life of the note.  The Prepayment Assumption is probably taken into account in determining the life of the note for this purpose.  Except as provided in regulations, amortizable premium will be treated as an offset to interest income on the note.

Payment Lag Notes; Initial Period Considerations.  Certain notes may provide for distributions of interest based on a period that is the same length as the interval between Distribution Dates but ends prior to each Distribution Date.  Any interest that accrues prior to the applicable closing date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the notes or (ii) as not included in the issue price or the stated redemption price.  The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods.  In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument’s issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument’s stated principal amount over its issue price.

Variable Rate Notes.  Under the OID Regulations, notes paying interest at a variable rate (each, a “Variable Rate Note”) are subject to special rules.  A Variable Rate Note will qualify as a “variable rate debt instrument” if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate Note by more than a specified de minimis amount; (ii) it provides for stated interest, paid or compounded at least annually, at a current value of (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and (iii) it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in (i), above.  The OID Regulations relating to contingent payment debt instruments do not apply to prepayable debt instruments, such as the notes.  In general, the regulations addressing the treatment of contingent payment obligations require accruing income as a yield comparable to what the issuer would pay on non-contingent debt and then making appropriate adjustments as the contingencies become fixed.  In addition, losses on sale are ordinary to the extent of prior accruals and all gains on sale are ordinary.  As similar approach may ultimately be applied to prepayable obligations such as the notes.

A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate Note is denominated.  A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations.  However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations.  In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate Note will be treated as a single qualified floating rate (a “Presumed Single Qualified Floating Rate”).  Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate Note’s issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate.  Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate, but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate Note or the restriction is not reasonably expected as of the issue date to significantly affect the yield of the Variable Rate Note.

An “objective rate” is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information.  The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the IRS in the future.  Despite the foregoing, a variable rate of interest on a Variable Rate Note will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate Note’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate Note’s term.  Further, an objective rate does not include a rate that is based on information that is within the control of the issuer (or a party related to the issuer) or that is unique to the circumstances of the issuer (or a party related to the issuer).  An objective rate will qualify as a “qualified inverse floating rate” if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.  The OID Regulations also provide that if a Variable Rate Note provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate Note’s issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a “Presumed Single Variable Rate”).  If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate Note’s issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

For Variable Rate Notes that qualify as “variable rate debt instruments” under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a “Single Variable Rate Note”), original issue discount is computed as described above in”—Interest Income on the Notes—Original Issue Discount” based on the following: (i) stated interest on the Single Variable Rate Note which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest; (ii) by assuming that the variable rate on the Single Variable Rate Note is a fixed rate equal to: (a) in the case of a Single Variable Rate Note with a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate Note with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Rate Note; and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii), above.

In general, any Variable Rate Note other than a Single Variable Rate Note (a “Multiple Variable Rate Note”) that qualifies as a “variable rate debt instrument” will be converted into an “equivalent” fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate Note.  The OID Regulations generally require that such a Multiple Variable Rate Note be converted into an “equivalent” fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate Note’s issue date.  Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate Note.  (A Multiple Variable Rate Note may not bear more than one objective rate.) In the case of a Multiple Variable Rate Note that qualifies as a “variable rate debt instrument” and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate Note provides for a qualified inverse floating rate).  Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate Note as of the Multiple Variable Rate Note’s issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate.  Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate Note is then converted into an “equivalent” fixed rate debt instrument in the manner described above.

Once the Multiple Variable Rate Note is converted into an “equivalent” fixed rate debt instrument pursuant to the foregoing rules, the amounts of original issue discount and qualified stated interest, if any, are determined for the “equivalent” fixed rate debt instrument by applying the original issue discount rules to the “equivalent” fixed rate debt instrument in the manner described above in”—Interest Income on the Notes—Original Issue Discount.” A holder of the Multiple Variable Rate Note will account for such original issue discount and qualified stated interest as if the holder held the “equivalent” fixed rate debt instrument.  In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Multiple Variable Rate Note during the accrual period.

If a Variable Rate Note does not qualify as a “variable rate debt instrument” under the OID Regulations, then the Variable Rate Note would be treated as a contingent payment debt obligation.  The manner in which a Variable Rate Note would be taxed if such note were treated as a contingent payment debt obligation is not governed by the OID Regulations relating to contingent payment debt obligations which do not apply to prepayable debt instruments, such as the notes, and Treasury regulations do not otherwise address this point and it is unclear how such instruments should be treated.

Market Discount.  A Note Owner that acquires a note at a market discount (that is, a discount that exceeds any unaccrued original issue discount) will recognize gain upon receipt of a principal distribution, regardless of whether the distribution is scheduled or is a prepayment.  In particular, the Note Owner will be required to allocate that principal distribution first to the portion of the market discount on such note that has accrued but has not previously been includable in income, and will recognize ordinary income to that extent.  In general terms, unless Treasury regulations when issued provide otherwise, market discount on a note may be treated, at the election of the holder of the note, as accruing either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to stated interest on the note).

In addition, a Note Owner may be required to defer deductions for a portion of the Note Owner’s interest expense on any debt incurred or continued to purchase or carry a note purchased with market discount.  The deferred portion of any interest deduction would not exceed the portion of the market discount on the note that accrues during the taxable year in which such interest would otherwise be deductible and, in general, would be deductible when such market discount is included in income upon receipt of a principal distribution on, or upon the sale of, the note.  The Code requires that information necessary to compute accruals of market discount be reported periodically to the IRS and to certain categories of Note Owners.

Notwithstanding the above rules, market discount on a note will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such note multiplied by its weighted average remaining life.  Weighted average remaining life presumably is calculated in a manner similar to weighted average life (described above under”—Interest Income on the Notes—Original Issue Discount”), taking into account distributions (including prepayments) prior to the date of acquisition of such note by the subsequent purchaser.  If market discount on a note is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on such note in proportion to the amounts of such principal distributions, and when each such distribution is made, gain equal to the discount, if any, allocated to the distribution will be recognized.

Election to Treat All Interest Under the Constant Yield Rules.  The OID Regulations provide that the holder of a debt instrument issued after April 4, 1994 may elect to include in gross income all interest that accrues on such debt instrument using the constant yield method.  For purposes of this election, interest includes stated interest, original issue discount, and market discount, as adjusted to account for any premium.  Note Owners should consult their own tax advisors regarding the availability or advisability of such an election.

Sales of Notes.  If a note is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the note.  A holder’s adjusted basis in a note generally equals the cost of the note to the holder, increased by income reported by the holder with respect to the note and reduced (but not below zero) by distributions on the note (other than qualified stated interest) received by the holder and by amortized premium.  Subject to the discussion of the rules applicable to contingent payment debt obligations above, any such gain or loss generally will be capital gain or loss provided the note is held as a capital asset, except for gain recognized on the sale of a note by a seller who purchased the note at a market discount would be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the note was held by such seller, reduced by any market discount includable in income under the rules described above under”—Interest Income on the Notes—Market Discount.”  Further, the notes will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of a note by a bank or other financial institution to which such section applies would be ordinary income or loss.

Allocations of Realized Losses.  The manner losses are claimed on the notes as a result of defaults by the underlying obligors is complex and differs depending on the characterization of the person considered the issuer of the notes for federal tax purposes.  Whether the notes are governed by the loss rules for bad debts under Code Section 166 or for worthless securities under Code Section 165 depends on whether the notes are considered issued by a corporation.  If there is a single corporate holder of the certificates constituting all of the equity interests in the issuing Trust Fund, then the issuing Trust will be a disregarded entity and the notes will be considered issued by a corporation subject to the loss rules of Code Section 165 (which affects both timing and character of loss for corporate taxpayers, and character and possibly timing for other taxpayers).  If the notes are considered issued by a grantor trust, then the notes may be treated as issued in proportion to the nature of the certificateholders (e.g, if some certificateholders are natural persons or partnerships and some are corporations, losses on the notes would be governed in part by Code Section 166 and in part by Code Section 165).  If the notes are considered issued by a partnership then they would be governed by the rules under Code Section 166.  Investors should consult their tax advisors as to the character and timing of any loss that can be claimed with respect to a note.

Short-Term Notes.  In the case of a note with a maturity of one year or less from its issue date (a “Short-Term Note”), no interest is treated as qualified stated interest, and therefore all interest is included in original issue discount.  Note Owners that report income for federal income tax purposes on an accrual method and some other Note Owners, including banks and certain dealers in securities, (collectively, “Short-Term Accruers”) are required to include original issue discount in income on Short-Term Notes on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield method based on daily compounding.

Any other Note Owner of a Short-Term Note is not required to accrue original issue discount for federal income tax purposes, unless it elects to do so.  In the case of a Note Owner that is not required, and does not elect, to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of a Short-Term Note is ordinary income to the extent of the original issue discount accrued on a straight-line basis, or, if elected, according to a constant yield method based on daily compounding, through the date of sale, exchange or retirement.  In addition, Note Owners that are not required, and do not elect, to include original issue discount in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a Short-Term Note in an amount not exceeding the deferred interest income with respect to the Short-Term Note, which includes both the accrued original issue discount and accrued interest that are payable but that have not been included in gross income, until the deferred interest income is realized.  A Note Owner may elect to apply the foregoing rules, except for the rule characterizing gain on sale, exchange or retirement as ordinary, with respect to “acquisition discount” rather than original issue discount.  Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the Note Owner’s basis in the Short-Term Note.  This election applies to all obligations acquired by the taxpayer on or after the first day of the first taxable year to which the election applies, unless revoked with the consent of the IRS.  A Note Owner’s tax basis in a Short-Term Note is increased by the amount included in the Note Owner’s income with respect to the note.

Foreign Investors in Notes.  Except as discussed below, a Note Owner that is not a “United States person” (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a note provided that (i) the holder complies to the extent necessary with certain certification requirements, which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a United States person (as defined below), (ii) the holder is not a “10-percent shareholder” within the meaning of Section 871(h)(3)(B) of the Code, which could be interpreted to include a person that directly or indirectly owns 10% or more of the certificates in the Trust, (iii) the holder is not a “controlled foreign corporation” (as defined in the Code) related to the Trust or related to a 10 percent holder of certificates in the Trust, and (iv) the holder is not engaged in a United States trade or business, or otherwise subject to federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a note.  For these purposes, the term “United States person” means (i) a citizen or resident of the United States, (ii) a corporation or partnership (or other entity properly treated as a corporation or partnership for federal income tax purposes) created or organized in or under the laws of the United States or any State thereof or the District of Columbia, (iii) an estate whose income is includable in gross income for United States federal income taxation regardless of its source, and (iv) a trust for which one or more United States persons have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust’s administration and certain eligible trusts that have elected to be treated as United States persons.  A “Foreign Person” is any person that is not a United States person.  Each Note Owner should consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates.  In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits,” within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

Backup Withholding on Notes.  Distributions made on the notes and proceeds from the sale of notes to or through certain brokers may be subject to a “backup” withholding tax on “reportable payments” (including interest accruals, original issue discount, and, under certain circumstances, distributions in reduction of principal amount) if the holder of the notes fails to comply with certain identification procedures, unless the Note Owner is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status.  Any amounts so withheld from distributions on the notes would be refunded by the IRS or allowable as a credit against the Note Owner’s federal income tax.

Tax Consequences to Certificate Owners of Owner Trust

Treatment of the Trust as a Partnership.  The correct characterization of a Trust Fund that has issued debt and is not otherwise taxed as a corporation is uncertain.  If the Trust Fund has only a single class of equity and the Trustee does not have the authority to accept any additional assets after the initial acquisition of receivables (except within a certain prescribed pre-funding period not exceeding three months) and has very limited powers of investment (for example does not hold any reserve fund that could ultimate flow to the certificateholders if not needed to pay the noteholders) the Trust Fund could qualify as a grantor trust with interest expense.  As a consequence, each certificateholder would be treated as owning a pro rata share of the Trust Fund’s assets, earning income thereon and incurring the expenses of the Trust Fund (including the interest expense on the notes).  See “Grantor Trusts.”  If a Trust Fund that issues notes intends to take the position that certificateholders hold interests in a grantor trust it will be disclosed in the related prospectus supplement.  In addition, it is possible that a Trust Fund that issued notes could qualify as a partnership eligible to make an election under Section 761 to not be taxed under the main partnership provisions of the Code (although certain ancillary provisions, including the rules relating to audits of partnerships, would continue to apply).  Such an election would cause certificateholders to be treated as essentially the same as holding an interest in a grantor trust.  However, the IRS has recently taken a narrow interpretation of the type of entities that qualify for this election, which may not include a Trust Fund.  If a Trust Fund that is treated as a partnership intends to report in accordance with having made an election under Section 761 to be excluded from the main partnership provisions of the Code this will be disclosed in the related prospectus supplement along with a description of the consequences of making such an election.  If there is only one certificateholder in a Trust Fund that represents all of the equity of the Trust Fund for federal income tax purposes, the separate existence of the Trust Fund is disregarded, and the certificateholder is treated as the owner of all of the assets of the Trust Fund and as the issuer of the notes of the Trust Fund for federal income tax purposes.  For all other Trust Funds that issue notes.  The Trust will agree, and the related Certificate Owners will agree by their purchase of certificates, if there is more than one Certificate Owner, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificate Owners, including, to the extent relevant, the seller in its capacity as recipient of distributions from any reserve fund, and the notes being debt of the partnership, and if there is one Certificate Owner, to treat the Certificate Owner as the owner of the assets of the Trust and to treat the Trust as a disregarded entity.  However, the proper characterization of the arrangement involving the Trust, the certificates, the notes, the seller, the company and the servicer is not certain because there is no authority on transactions closely comparable to that contemplated in this prospectus.

A variety of alternative characterizations are possible.  For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the Trust.  Generally, provided such certificates are issued at or close to face value, any such characterization would not result in materially adverse tax consequences to holders of certificates as compared to the consequences from treatment of the certificates as equity in a partnership, described below.  The following discussion assumes that the certificates represent equity interests in a partnership.

Partnership Taxation.  As a partnership, the Trust will not be subject to federal income tax.  Rather, each Certificate Owner will be required to take into account separately the Certificate Owner’s allocable share of income, gains, losses, deductions and credits of the Trust, whether or not there is a corresponding cash distribution.  The Trust will generally be required to use an accrual method of accounting and a tax year based on the tax year of its certificateholders.  Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and Certificate Owners may become liable for taxes on Trust income even if they have not received cash from the Trust to pay the taxes.  The Trust’s income will consist primarily of interest and finance charges earned on the related Primary Assets, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of the Primary Assets.

The Trust’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of Primary Assets.

The federal income tax treatment of any Collateral Certificates held by the Trust will depend on the terms of the Collateral Certificates and their characterization (for example, as indebtedness) for federal income tax purposes.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Trust Agreement and related documents).  To the extent that there is more than one class of equity (or potentially more than one class of equity) the related prospectus supplement will describe the manner in which income from the assets of the Trust Fund will be allocated.

Assuming notes are also issued, all or substantially all of the taxable income allocated to a Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to the holder under the Code.

An individual taxpayer’s share of expenses of the Trust, including fees to the servicer, but not interest expense, would be miscellaneous itemized deductions and thus deductible only to the extent such expenses plus all other miscellaneous itemized deductions exceeds two percent of the individual’s adjusted gross income.  An individual taxpayer will be allowed no deduction for his share of expenses of the Trust, other than interest, in determining his liability for alternative minimum tax.  In addition, Section 68 of the Code, subject to a phased elimination that is scheduled to expire after 2010, provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount (which is adjusted annually for inflation) will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year.  Accordingly, deductions might be disallowed to the individual in whole or in part and might result in the Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Trust.  In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of that partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

The Trust intends to make all tax calculations relating to income and allocations to Certificate Owners on an aggregate basis to the extent relevant.  If the IRS were to require that the calculations be made separately for each Primary Asset, the calculations may result in some timing and character differences under some circumstances.

Discount and Premium.  The purchase price paid by the Trust for the related Primary Assets may be greater or less than the remaining principal balance of the Primary Assets at the time of purchase.  If so, the Primary Assets will have been acquired at a premium or market discount, as the case may be.  See “Tax Consequences to Note Owners—Premium” and”— Market Discount” above.  If the Primary Assets are debt instruments, the yield on which may be affected by prepayments, the trust will be required to use a prepayment assumption for purposes of calculating accruals of original issue discount and market discount and amortization of premium.  As indicated above, the Trust will make this calculation on an aggregate basis, but it is possible that the IRS might require that it be recomputed on a Primary Asset-by-Primary Asset basis.  Further, to the extent a Primary Asset is a Treasury Strip, Private Label Custody Strip, REFCO Strip or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount (in lieu of the rules relating to market discount).  See “ Tax Consequences to Note Owners—Original Issue Discount” above.

If the Trust acquires the Primary Assets at a market discount or premium, the Trust will elect to include any market discount in income currently as it accrues over the life of the Primary Assets or to offset any premium against interest income on the Primary Assets.  As indicated above, a portion of the market discount income or premium deduction may be allocated to Certificate Owners.

Section 708 Termination.  Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period.  If a termination occurs under Section 708 of the Code, the Trust will be considered to contribute its assets to a new Trust, which would be treated as a new partnership, in exchange for certificates in the new Trust.  The original Trust will then be deemed to distribute the certificates in the new Trust to each of the owners of certificates in the original Trust in liquidation of the original Trust.  The Trust will not comply with particular technical requirements that might apply when a constructive termination occurs.  As a result, the Trust may be subject to some tax penalties and may incur additional expenses if it is required to comply with those requirements.  Furthermore, the Trust might not be able to comply with these requirements due to lack of data.

Disposition of Certificates.  Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold.  Any gain or loss would be long-term capital gain or loss if the Certificate Owner’s holding period exceeded one year.  A Certificate Owner’s tax basis in a certificate will generally equal its cost, increased by its share of Trust income allocable to the Certificate Owner and decreased by any distributions received or losses allocated with respect to the certificate.  In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the Certificate Owner’s share, determined under Treasury Regulations, of the notes and other liabilities of the Trust.  A Certificate Owner acquiring certificates at different prices will generally be required to maintain a single aggregate adjusted tax basis in the certificates and, upon a sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.  A portion holding rule is applied, however, if a certificateholder has held some of its interest in the Partnership Trust Fund for one year or less and some of its interest for more than one year and a “by lot” identification is not permitted.

If a Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect to the certificates, the excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations Between Transferors and Transferees.  In general, the Trust’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificate Owners in proportion to the principal amount of certificates owned by them as of the close of the last day of the applicable month.  As a result, a Certificate Owner purchasing certificates may be allocated tax items, which will affect the purchaser’s tax liability and tax basis, attributable to periods before the actual transaction.

The use of a monthly convention may not be permitted by existing Treasury regulations.  If a monthly convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses of the Trust might be reallocated among the Certificate Owners.  The Trust’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future laws, regulations or other IRS guidance.

Section 731 Distributions.  In the case of any distribution to a Certificate Owner, no gain will be recognized to that Certificate Owner to the extent that the amount of any money distributed for that certificate does not exceed the adjusted basis of that Certificate Owner’s interest in the certificate.  To the extent that the amount of money distributed exceeds that Certificate Owner’s adjusted basis, gain will be currently recognized.  In the case of any distribution to a Certificate Owner, no loss will be recognized except upon a distribution in liquidation of a Certificate Owner’s interest.  Any gain or loss recognized by a Certificate Owner generally will be capital gain or loss.

Section 754 Election.  In the event that a Certificate Owner sells its certificates at a profit (or loss), the purchasing Certificate Owner will have a higher (or lower) basis in the certificates than the selling Certificate Owner had.  The tax basis of the Trust’s assets will not be adjusted to reflect that higher (or lower) basis unless there is a “substantial basis reduction” within the meaning of Section 734 of the Code or unless the Trust were to file an election under Section 754 of the Code.  Because the trust will most likely qualify as a “securitization partnership” within the meaning of Section 734(f) of the Code, there will not be a substantial basis reduction with respect to the sale of the certificates.  With respect to the election under 754 of the Code, in order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust current does not intend to make an election under Section 754 of the Code.  As a result, Certificate Owners might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for certificates.

Administrative Matters.  The trustee is required to keep or cause to be kept complete and accurate books of the Trust.  For each trust which is not a fixed pool of assets or that has multiple classes of equity ownership, the trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificate Owner’s allocable share of items of Trust income and expense to Certificate Owners and the IRS on Schedule K-1.  The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the certificates.  Generally, holders must timely file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all the inconsistencies.

Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing specific information on the nominee, the beneficial owners and the certificates so held.  The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner

•

the name, address and identification number of such person,

•

whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

•

particular information on certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of certificates.  A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Trust.  The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31.  Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

The company ordinarily will be designated as the tax matters partner for each Trust in the related Trust Agreement and, as the tax matters partner, will be responsible for representing the Certificate Owners in some specific disputes with the IRS.  The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.  Generally, the statute of limitations for partnership items does not expire before the later of three years after the date on which the partnership information return is filed or the last day for filing the return for the applicable year, determined without regard to extensions.  Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificate Owners, and, under some circumstances, a Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Trust.  An adjustment could also result in an audit of a Certificate Owner’s returns and adjustments of items not related to the income and losses of the Trust.

A special audit system exists for qualifying large partnerships that have elected to apply a simplified flow-through reporting system under Sections 771 through 777 of the Code.  Unless otherwise specified in the applicable Prospectus Supplement, a Trust will not elect to apply the simplified flow-through reporting system.

Taxation of Tax Exempt Owners.  Certificate Owners that are tax-exempt will be subject to the tax on unrelated business taxable income (also known as UBTI), if the trust has issued other securities that are debt, or treated as debt, for federal income tax purposes.

Taxation of Certain Foreign Certificate Owners.  As used below, the term “Non-United States Owner” means a Certificate Owner that is not a United States person, as defined under “Tax Consequences to Note Owners—Foreign Investors in Notes,” above.

It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-United States Owners because there is no clear authority dealing with that issue under facts substantially similar to those described in this Prospectus.  Although it is not expected that the Trust would be engaged in a trade or business in the United States for these purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold.  The Trust expects to withhold on the portion of its taxable income that is allocable to Non-United States Owners pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business, at a rate equal to the highest income tax rate applicable to corporations for Non-United States Owners that are taxable as corporations and at a rate equal to the highest income tax rate applicable to individuals for all other Non-United States Owners.

Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures.

Each Non-United States Owner might be required to file a U.S. individual or corporate income tax return on its share of the Trust’s income including, in the case of a corporation, a return in respect of the branch profits tax.  Assuming the Trust is not engaged in a U.S. trade or business, a Non-United States Owner would be entitled to a refund with respect to all or a portion of taxes withheld by the Trust if, in particular, the Owner’s allocable share of interest from the Trust constituted “portfolio interest” under the Code.

The interest, however, may not constitute “portfolio interest” if, among other reasons, the underlying obligation is not in registered form or if the interest is determined without regard to the income of the Trust, in the later case, the interest being properly characterized as a guaranteed payment under Section 707(c) of the Code.  If this were the case, Non-United States Owners would be subject to a United States federal income and withholding tax at a rate of 30 percent on the Trust’s gross income, without any deductions or other allowances for costs and expenses incurred in producing the income, unless reduced or eliminated pursuant to an applicable treaty.  In this case, a Non-United States Owner would only be entitled to a refund for that portion of the taxes, if any, in excess of the taxes that should have been withheld with respect to the interest.

Backup Withholding.  Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a “backup” withholding tax if, in general, the Certificate Owner fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status.  Any amounts so withheld would be refunded by the IRS or allowable as a credit against the Certificate Owner’s federal income tax.

Reportable Transactions. Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex, but generally include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer’s tax treatment of an item and book treatment of the same item. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

Grantor Trusts

Characterization.  In the case of a grantor trust, Federal Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that the Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of chapter 1 of subtitle A of the Code.  In this case, beneficial owners of certificates (referred to in this Prospectus as “grantor trust certificateholders”) will be treated for federal income tax purposes as owners of a portion of the Trust’s assets as described below.  The certificates issued by a Trust that is treated as a grantor trust are referred to in this Prospectus as “grantor trust certificates”.

Taxation of Grantor Trust Certificateholders.  Subject to the discussion below under “Stripped Certificates” and “Subordinated Certificates,” each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the Primary Assets and other assets of the Trust.  Accordingly, and subject to the discussion below of the recharacterization of the Servicing Fee, each grantor trust certificateholder must include in income its pro rata share of the interest and other income from the Primary Assets, including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to the assets, and, subject to limitations discussed below, may deduct its pro rata share of the fees and other deductible expenses paid by the Trust, at the same time and to the same extent as these items would be included or deducted by the grantor trust certificateholder if the grantor trust certificateholder held directly a pro rata interest in the assets of the Trust and received and paid directly the amounts received and paid by the Trust.  Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any Primary Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

Each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that these amounts are reasonable compensation for services rendered to the Trust.  Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other miscellaneous itemized deductions exceed two percent of the grantor trust certificateholder’s adjusted gross income, and will be allowed no deduction for these expenses in determining their liabilities for alternative minimum tax.  In addition, Section 68 of the Code subject to a phased elimination that is scheduled to expire after 2010, provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount (adjusted annually for inflation) or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year.  In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of the partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

The servicing compensation to be received by the servicer may be questioned by the IRS as exceeding a reasonable fee for the services being performed in exchange for the servicing compensation, and a portion of the servicing compensation could be recharacterized as an ownership interest retained by the servicer or other party in a portion of the interest payments to be made with respect to the Trust’s assets.  In this event, a certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules.  See the discussion below under “—Stripped Certificates”.  Except as discussed below under “Stripped Certificates” or “—Subordinated Certificates,” this discussion assumes that the servicing fees paid to the servicer do not exceed reasonable servicing compensation.

A purchaser of a grantor trust certificate will be treated as purchasing an interest in each Primary Asset in the Trust at a price determined by allocating the purchase price paid for the certificate among all Primary Assets in proportion to their fair market values at the time of the purchase of the certificate.  To the extent that the portion of the purchase price of a grantor trust certificate allocated to a Primary Asset is less than or greater than the portion of the stated redemption price at maturity of the Primary Asset, the interest in the Primary Asset will have been acquired at a discount or premium.  See “—Market Discount” and “—Premium,” below.

The treatment of any discount on a Primary Asset will depend on whether the discount represents original issue discount or market discount.  Except as indicated otherwise in the applicable Prospectus Supplement, it is not expected that any Primary Asset (other than a Primary Asset that is a Treasury Strip, Private Label Custody Strip, REFCO Strip or other instrument evidencing ownership of specific interest and/or principal of a particular bond) will have original issue discount (except as discussed below under “Stripped Certificates” or “Subordinated Certificates”).  For the rules governing original issue discount, see “Trusts Which Are Not Treated as Grantor Trusts—Tax Consequences to Note Owners—Original Issue Discount” above.  However, in the case of Primary Assets that constitute short-term Government Securities the rules set out above dealing with short-term obligations (see “Trusts Which Are Not Treated as Grantor Trusts—Tax Consequences to Note Owners— Short-Term Notes” above) are applied with reference to acquisition discount rather than original issue discount, if the obligations constitute “short-term Government obligations” within the meaning of Section 1271(a)(3)(B) of the Code.  Further, if 20 percent or more of the grantor trust certificateholders are Short-Term Accruers, all holders of grantor trust certificates may be required to accrue acquisition discount or original issue discount, as the case may be, with respect to short-term obligations held by the Trust in the same manner as a Short-Term Accruer would accrue such discount.  See “Trusts Which Are Not Treated As Grantor Trusts—Tax Consequences to Note Owners— Short-Term Notes” above.

The information provided to grantor trust certificateholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each Primary Asset is acquired.

Market Discount.  A grantor trust certificateholder that acquires an undivided interest in Primary Assets may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Primary Asset is considered to have been purchased at a “market discount”.  For a discussion of the market discount rules under the Code, see “Trusts Which Are Not Treated as Grantor Trusts —Tax Consequences to Note Owners—Market Discount” above.  As discussed above, to the extent a Primary Asset is a Treasury Strip, Private Label Custody Strip, REFCO Strip or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount (in lieu of the rules relating to market discount).  See “ Tax Consequences to Note Owners—Original Issue Discount” above.

Premium.  To the extent a grantor trust certificateholder is considered to have purchased an undivided interest in a Primary Asset for an amount that is greater than the stated redemption price at maturity of the interest, the grantor trust certificateholder will be considered to have purchased the interest in the Primary Asset with “amortizable bond premium” equal in amount to the excess.  For a discussion of the rules applicable to amortizable bond premium, see “Trusts Which Are Not Treated as Grantor Trusts —Tax Consequences to Note Owners—Premium” above.

Stripped Certificates.  Some classes of certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as “Stripped Certificates.” In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Primary Asset from ownership of the right to receive some or all of the related interest payments.  In general, where a separation has occurred, under the stripped bond rules of Section 1286 of the Code, the holder of a right to receive a principal or interest payment on the bond is required to accrue into income, on a constant yield basis under rules governing original issue discount (see “Trusts Which Are Not Treated As Grantor Trusts—Tax Consequences to Note Owners—Original Issue Discount”), the difference between the holder’s initial purchase price for the right to receive and the principal or interest payment to be received with respect to that right.

Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following:

•

if any servicing compensation is deemed to exceed a reasonable amount (see “Taxation of Grantor Trust Certificateholders,” above);

•

if the company or any other party retains a retained yield with respect to the Primary Assets held by the Trust;

•

if two or more classes of certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Trust’s assets; or

•

if certificates are issued which represent the right to interest-only payments or principal-only payments.

The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear.  However, the trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount.  Original issue discount with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest and this accrual of income may be in advance of the receipt of any cash attributable to that income.  See “Trusts Which Are Not Treated As Grantor Trusts—Tax Consequences to Note Owners—Original Issue Discount” above.  For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest.  The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above.

The precise tax treatment of Stripped Coupon Certificates is substantially uncertain.  The Code could read literally to require that OID computations be made for each payment from each receivable.  However, based on IRS guidance, it appears that all payments from a receivable underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the receivable would be included in the receivable’s stated redemption price at maturity for purposes of calculating income on the Stripped Coupon Certificate under the OID rules of the Code.

Based on current authority it is unclear under what circumstances, if any, the prepayment of receivables will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate.  The Code provides that a prepayment assumption must be used to accrue income on any pool of debt instruments the yield on which can be affected by prepayments.  There is no guidance as to whether a Stripped Coupon Certificate or Stripped Bond Certificate would represent an interest in a pool of debt instruments for purposes of this Code provision.  In addition, the manner in which to take prepayments into account is uncertain.  It is possible that no loss may be available as a result of any particular prepayment, except perhaps to the extent that even if no further prepayments were received a certificateholder would be unable to recover its basis.  In addition, amounts received in redemption for debt instruments issued by natural persons purchased or issued after June 8, 1997 are treated as received in exchange therefor (that is treated the same as obligations issued by corporations).  This change could affect the character of any loss.

Holders of Stripped Bond Certificates and Stripped Coupon Certificates are encouraged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

Subordinated Certificates.  In the event the Trust issues two classes of grantor trust certificates that are identical except that one class is a subordinate class, with a relatively high certificate pass-through rate, and the other is a senior class, with a relatively low certificate pass-through rate (referred to in this Prospectus as the “Subordinate Certificates” and “Senior Certificates”, respectively), the grantor trust certificateholders in the aggregate will be deemed to have acquired the following assets: (1) the principal portion of each Primary Asset plus a portion of the interest due on each Primary Asset (the “Trust Stripped Bond”), and (2) a portion of the interest due on each Primary Asset equal to the difference between the certificate pass-through rate on the Subordinate Certificates and the certificate pass-through rate on the Senior Certificates, if any, which difference is then multiplied by the Subordinate Class Percentage (the “Trust Stripped Coupon”).  The “Subordinate Class Percentage” equals the initial aggregate principal amount of the Subordinate Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.  The “Senior Class Percentage” equals the initial aggregate principal amount of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.

The Senior Certificateholders in the aggregate will own the Senior Class Percentage of the Trust Stripped Bond and accordingly each Senior Certificateholder will be treated as owning its pro rata share of such asset.  The Senior Certificateholders will not own any portion of the Trust Stripped Coupon.  The Subordinate Certificateholders in the aggregate own both the Subordinate Class Percentage of the Trust Stripped Bond plus 100% of the Trust Stripped Coupon, if any, and accordingly each Subordinate Certificateholder will be treated as owning its pro rata share in both assets.  The Trust Stripped Bond will be treated as a “stripped bond” and the Trust Stripped Coupon will be treated as “stripped coupons” within the meaning of Section 1286 of the Code.

Although not entirely clear, the interest income on the Subordinate Certificates and the portion of the Servicing Fee allocable to such certificates that does not constitute excess servicing will be treated by the Trust as qualified stated interest, assuming the interest with respect to the Primary Assets would otherwise qualify as qualified stated interest.  Accordingly, except to the extent modified below, the income of the Subordinate Certificates will be reported in the same manner as described generally above for holders of Senior Certificates.

If the Subordinate Certificateholders receive distribution of less than their share of the Trust’s receipts of principal or interest (the “Shortfall Amount”) because of the subordination of the Subordinate Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had

•

received as distributions their full share of receipts;

•

paid over to the Senior Certificateholders an amount equal to the Shortfall Amount; and

•

retained the right to reimbursement of the relevant amounts to the extent these amounts are otherwise available as a result of collections on the Primary Assets or amounts available from a reserve account or other form of credit enhancement, if any.

Under this analysis,

•

Subordinate Certificateholders would be required to accrue as current income any interest income, original issue discount, or (to the extent paid on assets of the Trust) accrued market discount of the Trust that was a component of the Shortfall Amount, even though that amount was in fact paid to the Senior Certificateholders;

•

a loss would only be allowed to the Subordinate Certificateholders when their right to receive reimbursement of the Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse the loss); and

•

reimbursement of the Shortfall Amount prior to a claim of worthlessness would not be taxable income to Subordinate Certificateholders because the amount was previously included in income.

Those results should not significantly affect the inclusion of income for Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.  Moreover, the character and timing of loss deductions are unclear.  Subordinate Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate Certificates including any loss resulting from the failure to recover previously accrued interest or discount income.

Election to Treat All Interest as Original Issue Discount.  The Treasury Regulations relating to original issue discount permit a grantor trust certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method.  If an election were to be made with respect to an interest in a Primary Asset with market discount, the Certificate Owner would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the grantor trust certificateholder acquires during the year of the election or afterward.  See”—Market Discount” above.  Similarly, a grantor trust certificateholder that makes this election for an interest in a Primary Asset that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the grantor trust certificateholder owns at the beginning of the first taxable year to which the election applies or acquires afterward.  See “—Premium” above.  The election to accrue interest, discount and premium on a constant yield method with respect to a grantor trust certificate is irrevocable.

Sale or Exchange of a Grantor Trust Certificate.  Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount realized, exclusive of amounts attributable to accrued and unpaid interest, which will be treated as ordinary income, allocable to the Primary Asset and the owner’s adjusted basis in the grantor trust certificate.  The adjusted basis generally will equal the seller’s cost for the grantor trust certificate, increased by the original issue discount and any market discount included in the seller’s gross income with respect to the grantor trust certificate, and reduced, but not below zero, by any premium amortized by the seller and by principal payments on the grantor trust certificate previously received by the seller.  The gain or loss will, except as discussed below, be capital gain or loss to an owner for which the Primary Assets represented by a grantor trust certificate are “capital assets” within the meaning of Section 1221.  A capital gain or loss will be long-term or short-term depending on whether or not the grantor trust certificate has been owned for the long-term capital gain holding period, currently more than one year.

Notwithstanding the foregoing, any gain realized on the sale or exchange of a grantor trust certificate will be ordinary income to the extent of the seller’s interest in accrued market discount on Primary Assets not previously taken into income.  See “—Market Discount,” above.  Further, grantor trust certificates will represent “evidences of indebtedness” within the meaning of Section 582(c)(1) to the extent these assets of the grantor trust would be so treated.  Accordingly, gain or loss recognized from the sale of a grantor trust certificate by a bank or thrift institution to which such section applied will be treated as ordinary gain or loss to the extent selling the assets of the grantor trust directly would be so treated.

Foreign Investors in Grantor Trust Certificates.  A holder of grantor trust certificate who is not a “United States person” (as defined above at “Trusts Which Are Not Treated As Grantor Trusts—Tax Consequences to Note Owners—Foreign Investors in Notes”) and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a grantor trust certificate generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on its grantor trust certificate to the extent attributable to debt obligations held by the Trust that were originated after July 18, 1984, provided that the grantor trust certificateholder complies to the extent necessary with certain certification requirements which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a United States person.  Interest or original issue discount on a grantor trust certificate attributable to debt obligations held by the Trust that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty).  All holders of grantor trust certificates should consult their tax advisors regarding the tax documentation and certifications that must be provided to secure any applicable exemptions from United States withholding taxes.

Any capital gain realized on the sale or other taxable disposition of a grantor trust certificate by a Foreign Person (as defined above at “Trusts Which Are Not Treated As Grantor Trusts—Tax Consequences to Note Owners—Foreign Investors in Notes”) generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income with respect to a grantor trust certificate held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates.  In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits,” within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

Backup Withholding.  Distributions made on the grantor trust certificates and proceeds from the sale of the grantor trust certificates will be subject to a “backup” withholding tax if, in general, the grantor trust certificateholder fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status.  Any amounts so withheld would be refunded by the IRS or allowable as a credit against the grantor trust certificateholder’s federal income tax.

State and Local Tax Considerations

The discussion above does not address the tax consequences of purchase, ownership or disposition of certificates or notes under any state or local tax laws.  We recommend that investors consult their own tax advisors regarding state and local tax consequences.  In particular, individuals should consider the deductibility of the expenses (including interest expense) of the partnership.

* * *

THE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTE OWNER’S OR CERTIFICATE OWNER’S PARTICULAR TAX SITUATION.  PROSPECTIVE PURCHASERS OF NOTES OR CERTIFICATES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

ERISA Considerations

General

A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA should consider the fiduciary standards under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the Securities.  Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment.  Fiduciaries of plans also should consider ERISA’s prohibition on improper delegation of control over, or responsibility for, plan assets.

In addition, employee benefit plans or other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code, or any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a “Plan”) are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan (“parties in interest” and “disqualified persons”).  Such transactions are treated as “prohibited transactions” under Sections 406 of ERISA and excise taxes and/or other penalties are imposed upon such persons under ERISA and/or Section 4975 of the Code unless an exemption applies.  The company, underwriter of the Securities, the servicer, the trustee, the indenture trustee and certain of their affiliates might be considered “parties in interest” or “disqualified persons” with respect to a Plan.  If so, the acquisition, holding or disposition of Securities by or on behalf of such Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and the Code unless a statutory, regulatory or administrative exception or exemption is available.

ERISA Considerations Relating to Certificates

Plan Assets.  In 29 C.R.F §2510.3-101 (the “Plan Asset Regulations”), the U.S. Department of Labor (“DOL”) has defined what constitutes “plan assets” for purposes of ERISA and Section 4975 of the Code.  The Plan Asset Regulations provide that if a Plan makes an investment in an “equity interest” in an entity, an undivided portion of the assets of the entity will be considered the assets of such Plan unless certain exceptions set forth in such Regulations apply.  The certificates will be deemed an equity interest for purposes of the Plan Asset Regulations, and the company can give no assurance that the certificates will qualify for any of the exceptions under the Plan Asset Regulations.  As a result, (i) a Plan may be deemed to have acquired an interest in the assets of the Trust and not merely an interest in the certificates, (ii) the fiduciary investment standards of ERISA could apply to such assets and (iii) transactions occurring in the course of managing, operating and servicing the Trust and its assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

Underwriter Exemption

General Discussion.  The DOL has granted to Deutsche Bank Securities Inc. (f/k/a Deutsche Banc Alex. Brown Inc.) an individual exemption, Prohibited Transaction Exemption 94-84, and to Deutsche Morgan Grenfell/C.J. Lawrence Inc., similar approval (FAN 97-03E), which were both amended by Prohibited Transaction Exemption 97-34 (“PTE 97-34”) and further recently amended pursuant to Prohibited Transaction Exemption 2000-58 (“PTE 2000-58”) (collectively, the “Exemption”) which is applicable to certificates which meet its requirements whenever Deutsche Bank Securities Inc. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent.  The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied.  These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving pools) of enumerated categories of assets which include (i) the Receivables (ii) a subset of the Government Securities considered “governmental guaranteed mortgage pool certificates” and (iii) securities previously issued under the Exemption and the purchase, sale and holding of certificates which represent beneficial ownership interests in the assets of such trusts.

General Conditions of Exemption.  The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the certificates to be eligible for exemptive relief thereunder.  First, the acquisition of certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.  Second, the receivables held by the Trust must be secured.  Third, unless the certificates are issued in “designated transactions” (as described below) and are backed by fully-secured Receivables, they may not be subordinated.  Fourth, the certificates at the time of acquisition by the Plan must be rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Services, Inc. or Fitch, Inc. (each, a “Rating Agency”).  Fifth, the trustee and the indenture trustee generally cannot be affiliates of any member of the “Restricted Group” which consists of any (i) underwriter as defined in the Exemption, (ii) the company, (iii) the servicer, (iv) the counterparty of any “interest swap” (as described below) held as an asset of the Trust and (v) any obligor with respect to Receivables constituting more than 5% of the aggregate unamortized principal balance of the Receivables held in the Trust as of the date of initial issuance of the certificates.  Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to, and retained by, the company pursuant to the assignment of the Receivables to the related Trust must represent not more than the fair market value of such Receivables; and the sum of all payments made to, and retained by, the servicer must represent not more than reasonable compensation for such person’s services under the Agreement and reimbursement of such person’s reasonable expenses in connection therewith.  Seventh, (i) the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan’s acquisition of certificates; and (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan’s acquisition of certificates.  Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.  The company assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the certificates.

Recent Amendments to Exemption.  PTE 2000-58 (the “Amendment”) recently amended the Exemption to make the acquisition of certificates by Plans in an initial offering or in a secondary market transaction, the holding or transfer of certificates and the servicing, management and operation of the Trust and its assets on or after November 13, 2000 eligible for exemptive relief to a broader range of certificates.  Prior to such amendment, the Exemption generally permitted Plans to purchase only unsubordinated certificates rated within the highest three generic rating categories backed by secured collateral.  Such certificates had to be issued by a Trust which was a grantor trust whose corpus could not include certain types of assets such as interest-rate swaps.

Types of Trusts.  The Amendment has expanded the types of permitted Trusts to include owner-trusts and grantor trusts.  Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by the creditors of the company in the event of bankruptcy or other insolvency and must provide certain legal opinions.

Designated Transactions.  In the case where the certificates are backed by Trust assets such as the Receivables which are secured motor vehicle receivables, credit instruments or obligations that bear interest or are purchased a discount as described and defined in the Exemption as designated transactions (“Designated Transactions”), the Amendment permits the certificates issued by the Trust in such transactions to be rated in one of the highest four generic rating categories by a Rating Agency and/or to be subordinated.  The Receivables are the type of assets which qualify for Designated Transaction treatment unless otherwise specified in the Prospectus Supplement.

Insurance Company General Accounts.  In the event that certificates do not meet the requirements of the Exemption solely because they are Subordinate Certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

Permitted Assets.  The Amendment permits an interest-rate swap to be an asset of a Trust which issues certificates acquired by Plans in an initial offering or in the secondary market on or after November 13, 2000 and clarifies the requirements regarding yield supplement agreements.  An interest-rate swap (or if purchased by or on behalf of the Trust) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted Trust asset if it:  (a) is an “eligible Swap;” (b) is with an “eligible counterparty;” (c) is purchased by a “qualified plan investor;” (d) meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap” and (e) permits the Trust to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or company.

An “eligible Swap” is one which:  (a) is denominated in U.S. dollars; (b) pursuant to which the Trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the Trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”); (c) has a notional amount that does not exceed either:  (i) the principal balance of the class of certificates to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“Allowable Notional Amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

A “qualified plan investor” is a Plan or Plans where the decision to buy such class of certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the certificates and such fiduciary is either (a) a “qualified professional asset manager” (“QPAM”) under Prohibited Transaction Class Exemption 84-14 (“PTCE 84-14”) (see below), (b) an “in-house asset manager” under Prohibited Transaction Class Exemption 96-23 (“PTCE 96-23”) (see below) or (c) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the certificates are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the Swap Agreement:  (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of certificates with a term of more than one year).  In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure.  Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of certificates held by a Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the Trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the Trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the Trust (“EYS Agreement”).  If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the Trust with respect to certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions:  (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the Trust and an eligible counterparty and (f) it has an Allowable Notional Amount.

Pre-Funding Accounts.  The Exemption was amended by PTE 97-34 to extend exemptive relief to certificates issued in transactions using pre-funding accounts whereby a portion of the Receivables backing the certificates are transferred to the Trust within a specified period following the Closing Date (“DOL Pre-Funding Period”) (see below) instead of requiring that all such Receivables be either identified or transferred on or before the Closing Date.  The relief is effective for transactions occurring on or after May 23, 1997 provided that the following conditions are met.  First, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the certificates being offered (“Pre-Funding Limit”) must not exceed twenty-five percent (25%).  Second, all Receivables transferred after the Closing Date (referred to here as “Additional Receivables”) must meet the same terms and conditions for eligibility as the original Receivables used to create the Trust, which terms and conditions have been approved by the Rating Agency.  Third, the transfer of such Additional Receivables to the Trust during the DOL Pre-Funding Period must not result in the certificates receiving a lower credit rating from the Rating Agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the Trust.  Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the “average interest rate”) for all of the Receivables in the Trust at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Receivables which were transferred to the Trust on the Closing Date.  Fifth, either: (i) the characteristics of the Additional Receivables must be monitored by an insurer or other credit support provider which is independent of the company; or (ii) an independent accountant retained by the company must provide the company with a letter (with copies provided to the Rating Agency, the underwriter and the trustee) stating whether or not the characteristics of the Additional Receivables conform to the characteristics described in the Prospectus, Prospectus Supplement, Private Placement Memorandum (“Offering Documents”) and/or the Agreement.  In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Receivables which were transferred as of the Closing Date.  Sixth, the DOL Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement.  Seventh, amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agency and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the Rating Agency (“Acceptable Investments”).  Eighth, certain disclosure requirements must be met.

Limitations on Scope of the Exemption.  If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the certificates by Plans.  However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a certificates on behalf of an “Excluded Plan” by any person who is a fiduciary with respect to the assets of such Excluded Plan.  For those purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.  Exemptive relief may also be provided for the acquisition, holding and disposition of certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the Receivables in the Trust provided that:  (i) the Plan is not an Excluded Plan, (ii) each Plan’s investment in each class of certificates does not exceed 25% of the outstanding certificates in the class, (iii) after the Plan’s acquisition of the certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in certificates of a trust containing assets which are sold or serviced by the same entity and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of certificates and at least 50% of the aggregate interests in the Trust are acquired by persons independent of the Restricted Group.

ERISA Considerations Relating to Notes

Under the Plan Asset Regulations, the assets of the Trust would be treated as “plan assets” of a Plan for the purposes of ERISA and the Code only if the Plan acquires an “equity interest” in the Trust and none of the exceptions contained in the Plan Asset Regulations is applicable.  An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.  Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such notes will be eligible for purchase by Plans.  However, without regard to whether the notes are treated as an “equity interest” for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan.  There can be no assurance that the Trust or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

The Amendment to the Exemption permits Trust which are grantor trusts or owner-trusts to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the Trust’s assets.  The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the Trust and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the Trust.  However, effective for the acquisition, holding or transfer of notes between a Plan and a party in interest which occurs on or after November 13, 2000, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes.  The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein in “Limitations on Scope of the Exemption.”

In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made.  These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by “qualified professional asset managers”), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by “in-house asset managers”) (collectively, the “Investor-Based Exemptions”).  However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES.  BEFORE PURCHASING SECURITIES IN RELIANCE ON THE EXEMPTION, THE INVESTOR-BASED EMEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

ANY PLAN INVESTOR WHO PROPOSES TO USE “PLAN ASSETS” OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, although they may elect to be qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Code.  In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or a Code Section 4975 (“Similar Law”).  A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in Securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.

Plan of Distribution

On the terms and conditions set forth in an underwriting agreement with respect to the notes, if any, of a given series and an underwriting agreement with respect to the certificates of the series (collectively, the “Underwriting Agreements”), the company will agree to cause the related Trust to sell to the underwriters named in the Underwriting Agreement and in the related prospectus supplement, and each of these underwriters will severally agree to purchase, the principal amount of each class of notes and certificates, as the case may be, of the related series set forth in the related Underwriting Agreement and in the related prospectus supplement.

In the Underwriting Agreements with respect to any given series of securities, the several underwriters will agree, subject to the terms and conditions set forth in the related Underwriting Agreement, to purchase all of the notes and certificates, as the case may be, described in the related Underwriting Agreement that are offered by this prospectus and by the related prospectus supplement if any of the notes and certificates, as the case may be, are purchased.

Each prospectus supplement will either (1) set forth the price at which each class of notes and certificates, as the case may be, being offered by the related prospectus supplement will be offered to the public and any concessions that may be offered to particular dealers participating in the offering of the notes and certificates, as the case may be, or (2) specify that the related notes and certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of sale.  After the initial public offering of any notes and certificates, as the case may be, public offering prices and concessions may be changed.

Pursuant to the Receivables Purchase Agreement between the seller, or its affiliate, and the company, the seller will indemnify the company and the related underwriters against specific civil liabilities, including liabilities under the securities Act, or contribute to payments the company and the several underwriters may be required to make in respect of the Receivables Purchase Agreement.

Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from the underwriters.

Pursuant to each of the Underwriting Agreements with respect to a given series of securities, the closing of the sale of any class of securities will be conditioned on the closing of the sale of all other classes under the related Underwriting Agreement.

The place and time of delivery for the notes and certificates, as the case may be, in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

If and to the extent required by applicable law or regulation, this prospectus and the prospectus supplement will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered securities in which the Underwriter acts as principal.  The Underwriter may also act as agent in these transactions.  Sales will be made at negotiated prices determined at the time of sale.

Legal Matters

Some legal matters relating to the securities of any series will be passed upon by the law firms specified in the related prospectus supplement.  Some related federal income tax and other matters will be passed upon for the Trust and the seller, by the law firms specified in the related prospectus supplement.

Prospectus Supplement

The prospectus supplement relating to a series of securities to be offered under this prospectus will, among other things, set forth with respect to each class of securities:

·

the interest rate and authorized denominations, as applicable, of each class of securities;

·

specific information concerning the Primary Assets and the related seller and servicer, as applicable;

·

the terms of any Credit or Cash Flow Enhancement applicable to any class or classes of securities;

·

information concerning any other assets in the related Trust;

·

the expected date or dates on which the principal amount, if any, of each class of securities will be paid to holders of the securities;

·

the extent to which any class within a series is subordinated to any other class of the same series; and

·

additional information with respect to the plan of distribution of the securities.

Reports to Securityholders

With respect to each series of securities, the servicer of the related Primary Assets will prepare for distribution to the related Securityholders monthly and annual reports concerning the securities and the related Trust.  See “Certain Information Regarding the Securities--Statements to Securityholders.”

Available Information

The company, as originator of the Trusts, has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 (together with all amendments and exhibits to the Registration Statement, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities being offered by this prospectus.  This prospectus does not contain all of the information set forth in the Registration Statement, some parts of which have been omitted in accordance with the rules and regulations of the Commission.  In addition, company is subject to the informational requirements of the securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance with the Exchange Act files reports and other information with the Commission.  The Registration Statement, reports and other information are available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at 175 West Jackson Boulevard, Suite 900, Chicago, Illinois 60604, and 233 Broadway, New York, New York 10279.  Copies of this information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.  The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.  The address of the site is http://www.sec.gov.

Upon receipt of a request by an investor who has received an electronic prospectus supplement and prospectus from the Underwriter or a request by the investor’s representative within the period during which there is an obligation to deliver a prospectus supplement and Prospectus, the Underwriter will promptly deliver, or cause to be delivered, without charge, to the investor a paper copy of the prospectus supplement and prospectus.

Incorporation of Certain Documents by Reference

All documents filed by the company on behalf of the Trust referred to in the accompanying prospectus supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the securities offered by the Trust shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the dates of filing of the documents.  Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in the accompanying prospectus supplement, or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes the statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The company on behalf of any Trust will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of the person, a copy of any or all of the documents incorporated in this prospectus by reference, except the exhibits to these documents.  Requests for copies should be directed to: Secretary, ACE Securities Corp., 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211, telephone, (704)365-0569.

INDEX OF TERMS

Page

1997 Act

72

Actuarial Receivables

11

Advances

42

Cede

1

Certificate Distribution Account

38

Certificate Owners

54

Certificate Pool Factor

24

Code

54

Collection Account

38

Collection Period

41

Definitive certificates

34

Definitive notes

34

Definitive Securities

34

Depository

25

Distribution Date

32

DTC

1

Eligible Deposit Account

39

Eligible Institution

39

Eligible Investment

39

Eligible Investments

39

Events of Default

26

Exchange Act

82

Fannie Mae

16

Farm Credit Act

20

FCA

20

FCBs

20

Federal Tax Counsel

54

FFCB

16

FFEL

18

FHLB

16

FHLMC Act

18

Final Scheduled Maturity Date

41

Financed Boats

9

FIRREA

19

Fiscal Agent

17

Freddie Mac

16

FTC Rule

53

Funding Corporation

20

Government Securities

14

grantor trust certificateholders

68

grantor trust certificates

68

GSE Issuer

17

GSEs

14

GSEs Bonds

14

Indenture

25

Indirect Participants

33

Interest Component

22

Investment Earnings

39

IRS

54

MBS

17

Multiple Variable Rate Note

59

Non-United States Owner

67

Note Distribution Account

38

Note Owners

54

Note Pool Factor

24

Participants

32

Payahead Account

38

Payaheads

42

Pooling and Servicing Agreement

9

Precomputed Advance

42

Precomputed Receivables

11

Pre-Funded Amount

39

Pre-Funding Account

39

Pre-Funding Period

39

Prepayment Assumption

56

Presumed Single Qualified Floating Rate

58

Presumed Single Variable Rate

59

Primary Assets

13

Principal Component

23

Private Label Custody Receipt Securities

21

Private Label Custody Strips

21

Receivables

10

REFCO

21

REFCO Strip

23

Registration Statement

82

Related Documents

29

Repurchase Amount

37

Reserve Account

44

RTC

19

Rule of 78S Receivables

11

Rules

33

Sale and Servicing Agreement

9

Sallie Mae

16

Schedule of Receivables

37

Securities Act

82

Security Owners

32

Senior Certificates

71

Senior Class Percentage

71

Servicer Default

46

Servicing Fee

43

Servicing Fee Rate

43

Shortfall Amount

71

Short-Term Note

61

Simple Interest Advance

42

Simple Interest Receivables

11

Single Variable Rate Note

59

Stripped Certificates

70

Subordinate Certificates

71

Subordinate Class Percentage

71

System

20

Systemwide Debt Securities

20

TEFRA

22

Transfer and Servicing Agreements

37

Treasury Bonds

14

Treasury Strips

14

Trust

9

Trust Accounts

39

Trust Agreement

9

Trust Stripped Bond

71

Trust Stripped Coupon

71

TVA

16

TVA Act

19

UCC

32

Underlying Issuer

13

Underlying Servicer

13

Underlying Trust Agreement

13

Underlying Trustee

13

Underwriting Agreements

80

United States person

62

Variable Rate Note

58

Annex I

Global Clearance, Settlement and Tax Documentation Procedures

Except in some limited circumstances, the globally offered securities (the “Global securities”) will be available only in book-entry form.  Unless otherwise specified in the related prospectus supplement, investors in the Global securities may hold Global securities through any of The Depository Trust company (“DTC”), Clearstream, Luxembourg or Euroclear.  Unless otherwise specified in the related prospectus supplement, Global securities will be tradeable as home market instruments in both the European and U.S. domestic markets.  Unless otherwise specified in the related prospectus supplement, Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear, in this capacity, and as DTC Participants.

Non-U.S. holders of Global securities will be subject to U.S. withholding taxes unless the holders meet particular requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global securities will be held in book-entry form by The Depository Trust Company (“DTC”) in the name of Cede & Co. (“Cede”) as nominee of DTC. Securityholders’ interests in the Global securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold these positions in accounts as DTC Participants.

Securityholders electing to hold their Global securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations.  Securityholder securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Securityholders electing to hold their Global securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream, Luxembourg or Euroclear purchaser.  When Global securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global securities against payment.  Payment will include interest accrued on the Global securities from and including the last coupon payment date to and excluding the settlement date.  Payment will then be made by the respective Depositary to the DTC Participant’s account against delivery of the Global securities.  After settlement has been completed, the Global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account.  The Global securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York.  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear.  Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global securities were credited to their accounts.  However, interest on the Global securities would accrue from the value date.  Therefore, in many cases the investment income on the Global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global securities to the respective Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream, Luxembourg or Euroclear seller and DTC purchaser.  Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.  The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  In these cases, Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant’s account against payment.  Payment will include interest accrued on the Global securities from and including the last coupon payment date to and excluding the settlement date.  The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York.  Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period.  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.   Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

(a)

borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system’s customary procedures;

(b)

borrowing the Global securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c)

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global securities holding securities through Clearstream, Luxembourg or Euroclear, or through DTC will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons or to 31% backup withholding, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN).  Beneficial owners of securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding.  If the information shown on Form W-8 BEN changes, a new Form W-8 must be filed within 30 days of the change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI).  A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN).  Non-U.S. Persons that are beneficial owners of securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN (including Part II thereof). If the treaty provides only for a reduced rate, the beneficial owner may still be entitled to complete exemption from withholding under item (1) above.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure.  The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency.  Form W-8BEN and Form W-8ECI are generally effective for three calendar years from the close of the calendar year in which it is collected.

The term “U.S. Person” means (1) a citizen or resident of the United States, (2) a corporation or partnership (or other entity properly classified as a corporation or partnership for U.S. Federal income tax purposes) organized in or under the laws of the United States or any state or the District of Columbia,  (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4)  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.  Notwithstanding the preceding sentence, to the extent provided in regulations, trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also will be considered U.S. Persons.  Treasury regulations provide certain presumptions regarding the entity classification and foreign or U.S. status of a holder that a payor generally must apply in the absence of appropriate documentation from the holder, and provide detailed documentation and procedures for holders claiming withholding tax exemptions through intermediaries.  Prospective investors are urged to consult their tax advisors regarding the effect of these regulations on their ability to claim and the means for claiming exemptions from or reduced rates of U.S. withholding taxes.

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global securities.  Investors are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the Global securities.

SUBJECT TO COMPLETION, DATED JUNE 24, 2005

PROSPECTUS SUPPLEMENT (to prospectus dated [                  ])

$[          ] (Approximate)

ACE SECURITIES CORP.

[           ] Trust [       ]

Asset Backed Notes

[               ]

Servicer

Consider carefully the risk factors beginning on page S-[  ] of this prospectus supplement and on page [  ] of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the glossary of defined terms beginning on page S-[    ] of this prospectus supplement and on page [    ] of the prospectus.

The notes will represent obligations of the trust only and will not represent interests in or obligations of any other entity.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

The trust will issue the following notes:

Original Class

Interest

Price

Underwriting

Proceeds

Class

Principal Amount(1)

Rate(2)

to Public

Discount

to Depositor

[  ]

$[          ]

[  ]%

$[       ]

[   ]%

$[      ]

______________

(1)

This amount is approximate, as described in this prospectus supplement.

(2)

The interest rate is subject to increase as described in this prospectus supplement.

This prospectus supplement and the accompanying prospectus relate only to the offering of the notes and not to the residual certificate that will be issued by the trust as described in this prospectus supplement.

[Describe assets of trust fund.]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

[Describe underwriting arrangements.]

On or about [             ], delivery of the notes offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Company.

Underwriter:

Deutsche Bank Securities Inc.

The date of this prospectus supplement is  [          ]

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Important Notice About Information Presented in this

Prospectus Supplement and the Accompanying Prospectus:

We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail:  (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes, and (2) this prospectus supplement, which describes the specific terms of your notes.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

______________________________________________________________________________

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

______________________________________________________________________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following tables of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

Tables of Contents

Prospectus Supplement

Page

Summary of Terms

S-4

Risk Factors

S-8

Description of the Trust

S-12

Description of the Notes

S-12

[The Insurance Policy

S-17

Description of the Mortgage Pool

S-18

Additional Information

S-25

The Originator

S-25

The Servicer

S-25

Description of the Transfer and Servicing Agreements

S-26

Yield Considerations

S-32

Material Federal Income Tax Considerations

S-39

State and Local Income Tax Considerations

S-39

ERISA Considerations

S-39

Legal Investment Considerations

S-40

Use of Proceeds

S-40

Underwriting

S-40

Experts

S-41

Legal Matters

S-41

Ratings

S-41

Glossary of Defined Terms

S-43

Annex I

S-44

Prospectus

Page

Description of the Trust Funds

Use of Proceeds

Yield Considerations

The Depositor

Description of the Securities

Description of the Agreements

Description of Credit Support

Certain Legal Aspects of Mortgage Loans

Material Federal Income Tax Considerations

State and Other Tax Considerations

ERISA Considerations

Legal Investment

Methods of Distribution

Additional Information

Incorporation of Certain Documents by Reference

Legal Matters

Financial Information

Rating

Summary of Terms

•

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the notes, it is necessary that you read carefully this entire prospectus supplement and accompanying prospectus.

•

While this summary contains an overview of certain calculations, cash flow priorities, and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•

Whenever we refer to a percentage of some or all of the mortgage loans in the trust, that percentage has been calculated on the basis of the total principal balance of those mortgage loans as of [                ], unless we specify otherwise.  We explain in this prospectus supplement under “Description of the Notes” how the principal balance of a mortgage loan is determined.  Whenever we refer in this Summary of Terms or in the Risk Factors section of this prospectus supplement to the total principal balance of any mortgage loans, we mean the total of their principal balances determined by that method, unless we specify otherwise.

The Offered Notes

ACE Securities Corp.  [          ] Trust [        ] is offering the Class [    ] Asset Backed Notes as part of Series [     ].  The notes will be issued in book-entry form.

See “Description of the Notes — General” in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of the notes.

The notes will represent obligations of the trust and will be secured by the assets of the trust, which consist primarily of [describe assets of the trust.]

The notes will have an approximate total initial principal amount of $[                ].  Any difference between the total principal amount of the notes on the date they are issued and the approximate total principal amount of the notes on the date of this prospectus supplement will not exceed 5%.

Payments on the Notes

Principal and interest on the notes will be payable on the [25]th day of each month, beginning in [                ].  However, if the [25]th day is not a business day, payments will be made on the next business day after the [25]th day of the month.

Interest Payments

Interest will accrue on the notes at the annual rate described in this prospectus supplement.

See “Description of the Notes — Payments — Payments of Interest” in this prospectus supplement.

Principal Payments

The amount of principal payable on the notes will be determined by (1) funds actually received on the mortgage loans that are available to make payments on the notes, (2) the amount of interest received on the mortgage loans that is used to pay principal on the notes, calculated as described in this prospectus supplement, (3) [the amount of principal received on the mortgage loans that is released to the residual certificate, calculated as described in this prospectus supplement,] and (4) [              ].  Funds actually received on the mortgage loans may consist of expected, scheduled payments, and unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

We explain how principal is paid on the notes under “Description of the Notes — Payments — Payments of Principal” in this prospectus supplement.

The last possible day on which the principal of the notes could become payable in full is [               ] and is referred to as the maturity date.  The notes could be paid in full before the maturity date.

Limited Recourse

The only source of cash available to make interest and principal payments on the notes will be the assets of the trust.  The trust will have no other source of cash and no entity other than the trust will be required or expected to make any payments on the notes.

Enhancement of Likelihood of Payment on the Notes

[Describe any applicable financial guaranty insurance policy or guarantee.]

[Subordination of Payments

No amounts will be paid to the holder of the residual certificate on any distribution date until all amounts due to the notes on that date have been paid and overcollateralization has reached the required level.]

[Overcollateralization

On the closing date, the total principal balance of the mortgage loans is expected to exceed the total principal amount of the notes by approximately [    ]%.  This condition is referred to as “overcollateralization.”  Any interest received on the mortgage loans in excess of the amount needed to pay interest on the notes and some expenses and fees of the trust will be used to reduce the total principal amount of the notes to a level set by [    ], until the mortgage loans have a total principal balance that exceeds the total outstanding principal amount of the notes by the amount required by [    ].  We cannot assure you that sufficient interest will be generated by the mortgage loans to increase overcollateralization to the level required by [    ], or to maintain it at that level.

See “Description of the Notes — Overcollateralization” in this prospectus supplement.]

The Mortgage Loans

On the closing date, which is expected to be on or about [             ], the assets of the trust will consist primarily of [describe mortgage loans.]

[Description of pre-funding account and additional mortgage loans as applicable.]

See “Description of the Mortgage Pool” in this prospectus supplement for a general description of the mortgage loans and “The Originator” in this prospectus supplement for a description of the underwriting guidelines applied in originating the mortgage loans.

[The Pre-Funding Account

On the closing date, approximately $[         ] will be deposited by [        ] in a pre-funding account maintained by [          ].  It is intended that additional mortgage loans will be sold to the trust by the depositor from time to time, from [       ] until [       ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional mortgage loans as applicable.]

See “Description of the Notes — Pre-Funding Account” in this prospectus supplement.]

Servicing of the Mortgage Loans

The mortgage loans will be serviced by [                ].

See “The Servicer” and “Description of the Transfer and Servicing Agreements” in this prospectus supplement.

Optional Purchase of Mortgage Loans

[              ] will have the option to purchase all of the mortgage loans and the other assets of the trust, after the total principal balance of the mortgage loans declines to less than [    ]% of their initial total principal balance; if [          ] does not exercise that option, [    ] may purchase the mortgage loans and other assets of the trust.

If the mortgage loans and other assets are purchased, the noteholders will be paid accrued interest, and principal equal to the outstanding principal amount of the notes.

See “Description of the Notes — Optional Redemption” in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans.

Tax Status

McKee Nelson LLP, special federal tax counsel, will deliver an opinion of counsel that for federal income tax purposes, the notes will be treated as indebtedness and the trust will not be an association, or publicly traded partnership, taxable as a corporation or a taxable mortgage pool.

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA Considerations

The Notes may be acquired by employee benefit plans and other retirement arrangements subject to certain conditions.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[The notes will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

There are other restrictions on the ability of some types of investors to purchase the notes that prospective investors should consider.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Notes

The notes will initially be rated “[   ]” by [Rating Agency], and “[    ]” by [Rating Agency].

These ratings are not recommendations to buy, sell or hold these notes.  A rating may be changed or withdrawn at any time by the assigning rating agency.

•

The ratings do not address the possibility that, as a result of principal prepayments, the yield on your notes may be lower than anticipated.

See “Ratings” in this prospectus supplement for a more complete discussion of the note ratings.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the notes.  You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

Unpredictability and Effect of Prepayments

Borrowers may prepay their mortgage loans in whole or in part at any time; however, approximately [    ] of the mortgage loans require the payment of a prepayment penalty in connection with any voluntary prepayment during [                       ].  The prepayment penalties may be waived by the servicer.  A prepayment of a mortgage loan will usually result in a prepayment on the notes.

• If you purchase your notes at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.
• If you purchase your notes at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

The rate at which defaults and losses occur on the mortgage loans will affect the rate of payment of principal on the notes.  We encourage you to review the information in this prospectus supplement about the underwriting guidelines applied in originating the mortgage loans, the credit quality of the mortgage loans and the collateral for the mortgage loans.

See “Yield Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

[The prepayment experience of the mortgage loans may differ significantly from that of first lien residential mortgage loans, or junior lien mortgage loans with a principal balance lower than the value of the related property.]

[Effect of Creation and Maintenance of Overcollateralization on Payments of Principal on the Notes

We describe in this prospectus supplement the underwriting guidelines used in originating the mortgage loans, the collateral for the mortgage loans and the servicing of the mortgage loans.  These and other factors will affect the rate of defaults and losses on the mortgage loans, which in turn will affect the rate at which overcollateralization is created or maintained.  When overcollateralization is less than the level required by [    ], a portion of interest collections on the mortgage loans will be used to make principal payments on the notes.  This will accelerate the rate at which you receive payments of principal.  When overcollateralization is greater than the level required by [    ], a portion of principal collections on the mortgage loans will be released to the residual certificate.  This will slow the rate at which you receive payments of principal.]

Geographic Concentration of Mortgage loans

Approximately [    ]% of the mortgage loans expected to be in the trust on the closing date are secured by properties in [California].  The rate of delinquencies and defaults, and therefore the rate of prepayments, on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in one state because the following conditions in [California] will have a disproportionate impact on the mortgage loans in general:

• Weak economic conditions in [California] (which may or may not affect real property values) may affect the ability of borrowers to repay their mortgage loans on time;
• Declines in the [California] residential real estate market may reduce the values of properties located in [California], which would result in an increase in the combined loan-to-value ratios;

•

Properties in [California] may be more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as earthquakes, as well as floods, mudslides and other natural disasters; and

•

Any increase in the market value of properties located in [California] would reduce the combined loan-to-value ratios of the mortgage loans and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of those mortgage loans.

For additional information regarding the geographic distribution of the mortgage loans in the trust, see the applicable table under “Description of the Mortgage Pool” in this prospectus supplement.
[Some of the Loans in the Mortgage Pool Are More Likely to Default Than Others, And Higher Than Expected Defaults On These Loans could Reduce the Yield On Your Notes

The payment schedules for most of the mortgage loans in the pool require the borrower to pay off the principal balance of the loan gradually over the life of the loan.  Some of the mortgage loans in the pool, however, have payment schedules under which the borrowers makes relatively small payments of principal over the life of the loan, and then must make a large final payment at maturity that pays off the entire principal balance outstanding.  This final payment is usually much larger than the previous monthly payments.  Because the borrower’s ability to make this final payment usually depends on the ability to refinance the loan or sell the underlying property, the risk of default is greater than on other types of loans.  High rates of default on these types of loans in the pool will result in greater losses on your notes.

The ability of a borrower to refinance the type of loan described above or sell the mortgaged property will depend upon a number of factors, including:

•

the level of mortgage interest rates;

•

the borrower’s equity in the mortgage property;

•

general economic conditions; and

•

the availability of credit.

We cannot predict how these factors will affect the default rate of these mortgage loans in the pool.  You should refer to “Description of the Mortgage Pool” for information on the percentage of loans in the mortgage pool that consists of these loans.]

[Effect of Lack of Primary Mortgage Insurance on the Notes

Approximately [    ]% of the mortgage loans have loan-to-value ratios greater than [    ]%.  None of the mortgage loans are covered by a primary mortgage insurance policy.  If borrowers default on their mortgage loans, there is a greater likelihood of losses than if the loans were insured.  We cannot assure you that the applicable credit enhancement will be adequate to cover those losses.

See “Description of the Notes” in this prospectus supplement.]
Real Estate Market May Affect Performance of Mortgage Loans

A decline in the real estate values or in economic conditions generally could increase the rates of delinquencies, foreclosures and losses on the mortgage loans to a level that is significantly higher than those experienced currently; and no assurance can be given that values of the properties securing the mortgage loans will not decline since the date of origination of the mortgage loan.  If the credit enhancement described in this prospectus supplement is not enough to protect your notes from these losses, the yield on your notes may be reduced.

[Early Principal Payment From Cash Remaining in Pre-Funding Account

If the cash in the pre-funding account on the closing date is not used to acquire additional mortgage loans by [               ], then that cash will be [paid to you on a proportionate basis with the other noteholders in reduction of the principal balance of your notes.]  If the amount of that cash is substantial, you will receive a significant unexpected early payment of principal in (or before) [            ].  We cannot assure you that you will be able to reinvest that money in another investment with a comparable yield.]

You Will Not Receive Physical Notes, Which Can Cause Delays In Distributions and Hamper Your Ability to Pledge or Resell Your Notes

Your ownership of the notes will be registered electronically with DTC.  The lack of physical notes could:

•

result in payment delays on the notes because the indenture trustee will be sending distributions on the notes to DTC instead of directly to you;

•

make it difficult for you to pledge your notes if physical notes are required by the party demanding the pledge; and

•

could hinder your ability to resell the notes because some investors may be unwilling to buy notes that are not in physical form.

See “Description of the Notes — Book-Entry Registration” in this prospectus supplement.
Limited Ability to Resell Notes

The underwriter is not required to assist in resales of the notes, although it may do so.  A secondary market for the notes may not develop.  If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.  The certificates will not be listed on any securities exchange.

[Additional risk factors to be provided as applicable.]

Description of the Trust

General

ACE Securities Corp. [          ] Trust [       ] (the “Trust” or the “Issuer”) will be a [statutory business trust] [common law trust] formed under the laws of [           ] pursuant to an amended and restated Trust Agreement (the “Trust Agreement”) dated as of [            ] (the “Cut-off Date”) between ACE Securities Corp. as depositor (the “Depositor”) and [                    ] as owner trustee (the “Owner Trustee”), for the transactions described in this prospectus supplement.  The Trust will not engage in any activity other than acquiring, holding and managing the Mortgage Loans (as defined in this prospectus supplement) and the other assets of the Trust and proceeds from the Mortgage Loans and other assets, issuing the Securities (as defined in this prospectus supplement), making payments on the Securities, and engaging in related activities.

On or about [             ] (the “Closing Date”), the Trust will purchase the Mortgage Loans from the Depositor pursuant to a Sale and Servicing Agreement (as amended and supplemented from time to time, the “Sale and Servicing Agreement”) dated as of the Cut-off Date, among the Trust, the Depositor, the Servicer and [                     ], as indenture trustee (the “Indenture Trustee”).

The Trust’s principal offices are located in [                                      ].

The Owner Trustee

[                         ] will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement.  [                       ] is a [          ] banking corporation and its principal offices are located at [                               ].  The compensation of the Owner Trustee will be paid by [                                       ].

The Residual Certificate

The equity interest in the Trust will be represented by a residual interest certificate (the “Residual Certificate”).

The holder of the Residual Certificate (the “Residual Certificateholder,” and together with the Noteholders (as defined in this prospectus supplement), the “Securityholders”) will be entitled to receive [to be described as applicable].

Description of the Notes

General

The Trust will issue the Class [   ] Notes (the “Notes”) pursuant to an Indenture dated as of the Cut-off Date (the “Indenture”) between the Issuer and the Indenture Trustee.  The Trust will also issue the Residual Certificate pursuant to the Trust Agreement.  The Notes and the Residual Certificate are referred to in this prospectus supplement as the “Securities.”  Only the Notes are offered by this prospectus supplement.  The Notes will be secured by the Trust Estate (as defined below) pursuant to the Indenture.

The “Trust Estate” will consist primarily of [describe as applicable].

The Notes will be issued in the approximate initial total principal amount specified on the cover page of this prospectus supplement (the “Original Class Principal Amount”).  The total principal amount of the Notes outstanding at any time is referred to in this prospectus supplement as the “Class Principal Amount.”  The Residual Certificate will be issued without a principal amount or interest rate, and will be entitled only to the amounts that are described in this prospectus supplement.  The Original Class Principal Amount of the Notes may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined in this prospectus supplement) of the Mortgage Loans is increased or decreased as described under “Description of the Mortgage Pool” in this prospectus supplement.

Payments on the Notes will be made on the [25th] day of each month or, if the [25th] day is not a Business Day, on the next succeeding Business Day, commencing in [                 ] (each, a “Distribution Date”), to holders of Notes (“Noteholders”) of record on the applicable Record Date.  The “Record Date” for each Distribution Date will be the close of business on the last Business Day of the calendar month immediately before the month in which that Distribution Date occurs.

•

A “Business Day” is generally any day other than a Saturday or Sunday or a day on which banks in [New York] are closed.

Payments on the Notes will be made to each registered holder entitled to these payments, either (1) by check mailed to the Noteholder’s address as it appears on the books of the Indenture Trustee, or (2) at the request, submitted to the Indenture Trustee in writing not later than the related Record Date, of any Noteholder (at the Noteholder’s expense) in immediately available funds; provided, that the final payment for any Note will be made only upon presentation and surrender of the Note at the Corporate Trust Office (as defined in this prospectus supplement) of the Indenture Trustee or the office of the Note Registrar (as defined in this prospectus supplement).  See “— The Indenture Trustee” in this prospectus supplement.

[Pre-Funding Account

On the Closing Date approximately $[                   ] (the “Pre-Funded Amount”) will be deposited in an account (the “Pre-Funding Account”) maintained by [               ].  During the period (the “Pre-Funding Period”) from [          ] until [              ], the Pre-Funding Amount will be maintained in the Pre-Funding Account.  The Pre-Funded Amount will be reduced during the Pre-Funding Period by the amount of Subsequent Mortgage Loans (as defined in this prospectus supplement) purchased by the Trust in accordance with the [Sale and Servicing Agreement].  During the Pre-Funding Period, the Pre-Funded Amount will be used only to purchase Subsequent Mortgage Loans.  Immediately following the Pre-Funding Period, any Pre-Funded Amount remaining will be distributed to [to be provided as applicable].

Amounts on deposit in the Pre-Funding Account will be invested in [to be provided as applicable] and all investment earnings on amounts on deposit in the Pre-Funding Account will be distributed to [to be provided as applicable] following the Pre-Funding Period.]

Book-Entry Registration

General.  The Notes (the “Book-Entry Notes”)  will be issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) in the United States [, or through Clearstream Luxembourg, société anonyme (“Clearstream Luxembourg”) or the Euroclear System (“Euroclear”) in Europe] and through [its/their] participating organizations (each, a “Participant”).  The  Book-Entry Notes will be issued in minimum denominations in principal amount of $25,000 and integral multiples of $1 in excess of $25,000.

Each Class of  Book-Entry Notes will be represented by one or more certificates registered in the name of the nominee of DTC.  ACE Securities Corp. (the “Depositor”) has been informed by DTC that DTC’s nominee will be Cede & Co.  [Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.]  No person acquiring an interest in a  Book-Entry Note (each, a “Beneficial Owner”) will be entitled to receive a certificate representing an interest (a “Definitive Note”), except as set forth below under “— Definitive Notes” and in the prospectus under “Description of the Securities — Book-Entry Registration and Definitive Securities — Definitive Securities.”

Unless and until Definitive Notes are issued, it is anticipated that:

•

the only “Noteholder” of the Notes will be Cede & Co., as nominee of DTC, and Beneficial Owners will not be Noteholders as that term is used in the Indenture.

•

Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Notes from the Indenture Trustee through DTC [, Clearstream Luxembourg or Euroclear, as applicable,] and [its/their] Participants.

•

while the Notes are outstanding, under the rules, regulations and procedures creating and affecting DTC [Clearstream Luxembourg and Euroclear] and [its/their] operations, DTC [Clearstream Luxembourg and Euroclear] [is/are] required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit distributions of principal of, and interest on, the Notes.  Participants and indirect participants with whom Beneficial Owners have accounts with respect to Notes are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners.  Accordingly, although Beneficial Owners will not possess certificates, DTC [Clearstream Luxembourg and Euroclear] [has/have] in place a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

None of the Depositor, [            ] (“[   ]’), the Servicer , the Owner Trustee or the Indenture Trustee [or additional parties] (as those terms are defined in this prospectus supplement) will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the  Book-Entry Notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

For a more complete description of book-entry registration and clearance and the rules and regulations governing DTC [,Clearstream Luxembourg and Euroclear], see “Description of the Securities — Book-Entry Registration and Definitive Securities” in the prospectus”.

Definitive Notes.  Definitive Notes will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under “ Description of the Securities — Book-Entry Registration and Definitive Securities — Definitive Securities.”  Upon the occurrence of an event described in that section, the Trustee is required to direct DTC to notify Participants who have ownership of  Book-Entry Notes as indicated on the records of DTC of the availability of Definitive Notes for their  Book-Entry Notes.  Upon surrender by DTC of the Definitive Notes representing the  Book-Entry Notes and upon receipt of instructions from DTC for re-registration, the Trustee will re-issue the  Book-Entry Notes as Definitive Notes in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of the Definitive Notes as Noteholders under the Indenture and the Sale and Servicing Agreement.

Payments

Payments on the Notes on each Distribution Date will be made from the Available Collection Amount.  The Available Collection Amount will be determined as [to be provided as applicable.]

•

With respect to each Distribution Date, the “Due Period” is the calendar month immediately before that Distribution Date.

Payments of Interest.  Interest on the Class Principal Amount of the Notes will accrue during each Accrual Period (as defined in this prospectus supplement) at the interest rate specified on the front cover of this prospectus supplement (the “Interest Rate”) and will be payable to Noteholders on each Distribution Date, starting in [                     ].  [If the Residual Certificateholder does not exercise its option to purchase the Mortgage Loans and the other assets of the Trust when it is first entitled to do so, as described under “—Optional Redemption” in this prospectus supplement, then with respect to each succeeding Distribution Date the Interest Rate will be increased [to be provided as applicable.]]  See “— Optional Redemption” in this prospectus supplement.  Interest on the Notes will be calculated on the basis of a 360-day year of twelve 30-day months.

•

The “Accrual Period” for the Notes will be the calendar month immediately preceding the month in which the related Distribution Date occurs.

Payments of interest on the Notes will be made from [to be provided as applicable].

Payments of Principal.  Principal payments will be made to Noteholders on each Distribution Date in an amount generally equal to [to be provided as applicable].

*

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of [to be provided as applicable].

Payment Priorities

On each Distribution Date, the Available Funds will be applied in the following order of priority:

[to be provided as applicable.]

Overcollateralization

On the Closing Date the Cut-off Date Balance is expected to exceed the Original Class Principal Amount of the Notes by approximately $[             ].  The weighted average Net Mortgage Loan Rate (as defined below) of the Mortgage Loans is generally expected to be higher than the Interest Rate of the Notes, thus generating excess interest collections.  To the extent described in this prospectus supplement, Excess Spread will be applied on any Distribution Date as [to be provided as applicable].

•

The “Net Mortgage Loan Rate” for any Mortgage Loan equals [to be provided as applicable].

Maturity Date

The Class Principal Amount of the Notes and all interest accrued and unpaid on the Notes will be payable in full on [             ] (the “Maturity Date”).  See “—Rights of Noteholders Upon Occurrence of Event of Default” below.  The actual final Distribution Date for the Notes could be substantially earlier than the Maturity Date.

Reports to Noteholders

On each Distribution Date the Indenture Trustee will make available to each Noteholder a statement containing the following information:

•

the amount of principal distributed on that date to Noteholders;

•

the amount of interest distributed on that date to Noteholders;

•

the amount of any outstanding Noteholders’ Interest Carryforward Amount for the Notes after distributions on that date;

•

the Class Principal Amount of the Notes after distributions on that date;

•

the amount of the Servicing Fees paid with respect to that date;

•

the Total Loan Balance as of the related Distribution Date;

•

the number and total Principal Balance of Mortgage Loans (1) remaining outstanding, (2) delinquent by one, two, three or four or more monthly payments, (3) in foreclosure, and (4) with respect to REO Property;

•

any amount distributed to the holder of the Residual Certificate; and

•

other information to the extent provided in the Sale and Servicing Agreement.

Optional Redemption

On any Distribution Date after the date on which the Total Loan Balance is less than [  ]% of the Cut-off Date Balance, [                     ] will (subject to the terms of the Sale and Servicing Agreement) have the option to purchase the Mortgage Loans, any REO Property and any other assets of the Trust for the Termination Price.  If [               ] does not exercise that option, [    ] will then have the same purchase option.  If either purchase option is exercised, the Notes will be redeemed and the Residual Certificate and the Trust will be terminated (this event, an “Optional Redemption”).

If the Residual Certificateholder does not exercise its option as described above when it is first entitled to do so, the Interest Rate of the Notes will be increased as described under “— Payments of Interest” in this prospectus supplement.

Rights of Noteholders Upon Occurrence of Event of Default

Under the Indenture, a failure to pay the full amount of the Noteholders’ Interest Distribution Amount within five days of the Distribution Date on which that payment is due (without regard to the amount of Available Funds) or failure to pay the entire outstanding principal amount of the Notes on the Maturity Date, will constitute an event of default (an “Event of Default”).

Upon the occurrence of an Event of Default, the holders of Notes evidencing more than [  ]% of the Class Principal Amount of the Notes then outstanding may exercise their remedies under the Indenture.  These remedies include [to be provided as applicable].  See “Description of the Agreements — Material Terms of the Indenture” in the prospectus.

The Indenture Trustee

[                   ], a [                              ], will be the Indenture Trustee under the Indenture.  The Indenture Trustee will be entitled to [describe applicable fees of the indenture trustee].  The Indenture Trustee’s “Corporate Trust Office” is located at [                                           ], or any address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Depositor and the Servicer.

[The Insurance Policy

The following information has been provided by [      ] (the “Insurer”) for inclusion in this prospectus supplement.  Neither the Depositor nor the Underwriter makes any representation as to the accuracy or completeness of this information.

The Insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding the Note Guaranty Insurance Policy (the “Insurance Policy”) and the Insurer set forth below under this heading “The Insurance Policy.”  Additionally, the Insurer makes no representation regarding the Notes or the advisability of investing in the Notes.

The Insurer

[To be provided as applicable.]

Insurer Financial Information

[To be provided as applicable.]

Where You Can Obtain Additional Information About the Insurer

[To be provided as applicable.]

Financial Strength Ratings of the Insurer

[To be provided as applicable.]

The Insurance Policy

[To be provided as applicable.]]

Description of the Mortgage Pool

General

The Mortgage Pool will consist of approximately [     ] Mortgage Loans with original terms to maturity of not more than [thirty] years, having a total Principal Balance as of the Cut-off Date of approximately $[           ] (the “Cut-off Date Balance”).  The Mortgage Loans are secured by [to be provided as applicable] (“Mortgages”).  All of the Mortgage Loans will be [description of Mortgage Loans.]

Generally, the Mortgage Loans were originated or acquired by the Originator (as defined in this prospectus supplement) in one of the following ways:

•

[to be provided as applicable].

For a description of the underwriting criteria applicable to the Mortgage Loans, see “The Originator — Underwriting Criteria” in this prospectus supplement.

The Servicer will be required to service the Mortgage Loans pursuant to the Sale and Servicing Agreement and will be compensated for these services as described under “Description of the Transfer and Servicing Agreements — Servicing” in this prospectus supplement.

Payments on the Mortgage Loans

[To be provided as applicable.]

Characteristics of the Mortgage Loans

The Mortgage Loans are expected to have the following approximate total characteristics as of the Cut-off Date.  Prior to the issuance of the Notes, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems removal necessary or appropriate.  In addition, a limited number of other home loans may be included in the Mortgage Pool prior to the issuance of the Notes.

Wherever reference is made in this prospectus supplement to a percentage of some or all of the Mortgage Loans, the percentage is determined (unless otherwise specified) on the basis of the total principal balance of the related Mortgage Loans as of the Cut-off Date.

Approximately [    ] of the Mortgage Loans provide for payment by the borrower of a prepayment premium in connection with full or partial prepayments of principal within [three to five years] of the date of origination of the loan, generally equal to [to be provided as applicable].

The Mortgage Loan Rates of the Mortgage Loans range from approximately [       ]% annually to [       ]% annually.  The weighted average Mortgage Loan Rate of the Mortgage Loans is approximately [       ]% annually.

The Principal Balances of the Mortgage Loans range from approximately $[  ] to $[     ].  The Mortgage Loans have an average Principal Balance of approximately $[     ].

The weighted average Combined Loan-to-Value Ratio at origination of the Mortgage Loans is approximately [    ]%.

No more than approximately [       ]% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

The following tables set forth as of the Cut-off Date the number, total Principal Balance and percentage of the Mortgage Loans having the stated characteristics shown in the tables in each range.  (The sum of the amounts of the total Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

Cut-Off Date Principal Balances

Percentage of
Mortgage Loans
Range of	Number of	Total	By Total
Principal Balances ($)	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

The average Cut-off Date Principal Balance is approximately $                        .

Loan-to-Value Ratios

Percentage of
Mortgage Loans
Range of Original	Number of	Total	By Total
Loan-to-Value Ratios (%(	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

The weighted average original Loan-to-Value Ratio is approximately       %.

Mortgage Rates

Percentage of
Mortgage Loans
Range of	Number of	Total	By Total
Mortgage Rates (%)	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

_________

*

Reflects current Mortgage Rates of Adjustable Rate Mortgage Loans.

The weighted average Mortgage Rate is approximately       % per annum.

Loan Types

Percentage of
Mortgage Loans
	Number of	Total	By Total
Loan Type	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

Original Terms to Maturity

Percentage of
Mortgage Loans
Range of	Number of	Total	By Total
Maturities (months)	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

The weighted average original term to maturity is approximately        months.

Remaining Terms to Maturity

Percentage of
Mortgage Loans
Remaining Term to	Number of	Total	By Total
Maturity (months)	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

The weighted average remaining term to maturity of the fully amortizing Mortgage Loans is approximately        months.

Geographic Distribution

Percentage of
Mortgage Loans
	Number of	Total	By Total
State	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

Property Types

Percentage of
Mortgage Loans
	Number of	Total	By Total
Property Type	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

Loan Purposes

Percentage of
Mortgage Loans
	Number of	Total	By Total
Loan Purpose	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

Occupancy Status

Percentage of
Mortgage Loans
	Number of	Total	By Total
Occupancy Status	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

Documentation Types

Percentage of
Mortgage Loans
	Number of	Total	By Total
Documentation Type	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

Credit Grades

Percentage of
Mortgage Loans
	Number of	Total	By Total
Credit Grade	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

Prepayment Penalties

Percentage of
Mortgage Loans
	Number of	Total	By Total
Prepayment Penalty	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

[Subsequent Mortgage Loans

The obligation of the Trust to purchase additional Mortgage Loans (the “Subsequent Mortgage Loans”) on [any] date, as specified in the [Sale and Servicing Agreement] (each, a “Subsequent Transfer Date”) will be subject to the Subsequent Mortgage Loans meeting the following criteria: [to be provided as applicable].  These criteria will be based on the characteristics of the Subsequent Mortgage Loans on the related Subsequent Transfer Date.

The characteristics of Subsequent Mortgage Loans may vary significantly from time to time, subject to the requirements described above, and may bear no particular relationship to the characteristics of the initial Mortgage Loans at any time.  It is expected that a substantial portion of the Subsequent Mortgage Loans will be [to be provided as applicable.]]

Additional Information

The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date.  A Current Report on Form 8-K will be available to purchasers of the Notes and will be filed, together with the Sale and Servicing Agreement, the Indenture and the Trust Agreement, with the Securities and Exchange Commission (the “SEC”) within fifteen days after the initial issuance of the Notes.  In the event that Mortgage Loans are removed from or added to the Mortgage Pool as described in this prospectus supplement under “Description of the Mortgage Pool,” the removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

The Originator

General

[Describe the Originator.]

Underwriting Criteria

The information contained in this prospectus supplement regarding the Originator’s underwriting requirements and practices was obtained from publicly available information regarding asset-backed notes secured by loans made by the Originator that are similar to the Mortgage Loans and not from the Originator directly.  As a result, there can be no assurance that the Mortgage Loans were originated, in whole or in part, in accordance with these underwriting requirements and practices, or that these underwriting requirements and practices were in effect when the Mortgage Loans were originated.

[Describe Originator’s underwriting guidelines.]

The Servicer

The following information has been provided by the Servicer.  Neither the Depositor nor the Underwriter makes any representation as to the accuracy or completeness of this information.

General

[                                    ] (the “Servicer”) will service the Mortgage Loans pursuant to the terms of the Sale and Servicing Agreement.

[Description of the servicer.]

Description of the Transfer and Servicing Agreements

The following summary describes terms of the Sale and Servicing Agreement, the Indenture, the Trust Agreement, and the Administration Agreement (collectively, the “Transfer and Servicing Agreements”).  The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.  The following summary supplements, and to the extent inconsistent, replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements under the headings “Description of the Agreements” in the prospectus.

Sale and Assignment of the Mortgage Loans

On the Closing Date, [    ] will sell the Mortgage Loans (other than the right to receive some of the charges payable by borrowers) to the Depositor, and the Depositor will sell the Mortgage Loans (other than those amounts) to the Trust.  The Trust will, concurrently, deliver or cause to be delivered the Securities to the Depositor.  The Trust will pledge and assign the Mortgage Loans to the Indenture Trustee in exchange for the Notes.  Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Sale and Servicing Agreement (the “Mortgage Loan Schedule”).

[In addition, the Depositor will, as to each Mortgage Loan, deliver to a custodian appointed by the Indenture Trustee (the “Custodian”) the following documents (together, with respect to each Mortgage Loan, a “Mortgage Loan File”):

•

the related Note endorsed to the order of the Indenture Trustee, or in blank, without recourse,

•

any assumption and modification agreements and the Mortgage with evidence of recording indicated on the Mortgage (except for any Mortgage not returned from the public recording office),

•

an assignment of the Mortgage in the name of the Indenture Trustee, or in blank, in recordable form, and

•

any intervening assignments of the Mortgage.]

Assignments of the Mortgages to the Indenture Trustee will be recorded following the Closing Date in the real property records of the states in which the related Mortgaged Properties are located to protect the Indenture Trustee’s interest in the Mortgage Loans against the claims of creditors of [   ] or subsequent purchasers.  In the event that, with respect to any Mortgage Loan, the Depositor cannot deliver the assignment with evidence of recording on the Mortgage Loan concurrently with the conveyance of the Mortgage Loan under the Sale and Servicing Agreement because they have not yet been returned by the public recording office, the Depositor will deliver or cause to be delivered to the Custodian a certified true photocopy of the assignment.  The Depositor will deliver or cause to be delivered to the Custodian any assignment with evidence of recording indicated on the assignment upon receipt of the assignment from the public recording office.  The Custodian will review (or cause to be reviewed) each Mortgage Loan File within ninety days after the conveyance of the related Mortgage Loan to the Trust to ascertain that all required documents have been executed and received.

Under the terms of the agreement (the “Mortgage Loan Sale Agreement”) pursuant to which the Depositor will purchase the Mortgage Loans from [    ], and of the Sale and Servicing Agreement, the Custodian will conduct an initial review of the Mortgage Loan documents and will notify the Depositor and [    ] as to each Mortgage Loan document that either has not yet been delivered to the Depositor as required or appears to be not properly executed, not in conformity with the description of the Mortgage Loan on the Mortgage Loan schedule or otherwise defective.  If any Mortgage Loan document is not delivered or any material defect in a document is not cured within the time period specified in the Mortgage Loan Sale Agreement, [    ] will be required to repurchase the affected Mortgage Loan for a price equal to the unpaid principal balance of the Mortgage Loan plus accrued interest on the Mortgage Loan (the “Repurchase Price”) or, in some circumstances, to substitute another Mortgage Loan that satisfies the requirements specified in the Sale and Servicing Agreement.

[    ] will make to the Depositor under the Mortgage Loan Sale Agreement representations and warranties that include representations and warranties similar to those summarized in the prospectus under the heading “Description of the Agreements — Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements — Representations and Warranties; Repurchases.”  The Depositor’s rights under these representations and warranties will be assigned to the Indenture Trustee for the benefit of the Noteholders.  In the event of a breach of any of these representations or warranties that materially and adversely affects the value of any Mortgage Loan or the interests of the Noteholders, [    ] will be obligated, within 60 days following its discovery of a breach or receipt of notice of a breach, to cure the breach or purchase the affected Mortgage Loan from the Trust for the Repurchase Price or, in some circumstances, to substitute another Mortgage Loan.

No assurance can be given that, at any particular time, [    ] will be capable, financially or otherwise, of repurchasing defective Mortgage Loans or substituting additional Mortgage Loans for defective Mortgage Loans.

Trust Fees and Expenses

The Servicer is entitled to the Servicing Fee and reimbursement for specific expenses as described under “— Servicing Compensation and Payment of Expenses” below.  The fees and expenses of the Indenture Trustee, the Owner Trustee and the Custodian will be paid by [         ].

Voting Rights

Voting rights of Securityholders under the Transfer and Servicing Agreements will be allocated among the Notes and the Residual Certificate as provided in the Transfer and Servicing Agreements.

General Servicing Provisions

The Mortgage Loans will be serviced by the Servicer in accordance with the provisions of the Sale and Servicing Agreement.

[Describe servicing provisions as applicable.]

No Delinquency Advances

In the event of a delinquency or default with respect to a Mortgage Loan, neither the Servicer nor any Subservicer (as defined below) will have any obligation to advance scheduled monthly payments of principal or interest with respect to the Mortgage Loan.

Servicing Advances

The Servicer or any Subservicer will make reasonable and customary expense advances with respect to the Mortgage Loans (each, a “Servicing Advance”) and will be entitled to reimbursement for Servicing Advances as described in this prospectus supplement.  Servicing Advances may include costs and expenses advanced for the preservation, restoration and protection of any Mortgaged Property, including advances to pay delinquent real estate taxes and assessments.  Any Servicing Advances by the Servicer or any Subservicer will be reimbursable from late collections on the related Mortgage Loan, or with respect to any Liquidated Mortgage Loan from the related Liquidation Proceeds.  Servicing Advances remaining outstanding will be reimbursed, to the extent of Available Funds, as described under “Description of the Notes — Payment Priorities.”

Insurance Coverage

The Servicer is required to obtain and thereafter maintain in effect a bond or similar form of insurance coverage (which may provide blanket coverage) insuring against loss occasioned by the errors and omissions of its officers and employees.

Evidence as to Compliance

The Sale and Servicing Agreement will provide that each year a firm of independent accountants will furnish a statement to the Indenture Trustee to the effect that the firm has examined the necessary documents and records relating to the servicing of home loans by the Servicer and that, on the basis of that examination, the firm is of the opinion that the servicing has been conducted in accordance with applicable accounting standards, except for those exceptions that the firm believes to be immaterial and those exceptions set forth in the statement.

Servicing Compensation and Payment of Expenses

The Servicer will be paid a monthly fee (the “Servicing Fee”) with respect to each Mortgage Loan calculated at [     ]% annually (the “Servicing Fee Rate”) on the outstanding principal balance of each Mortgage Loan.  No Servicing Fee will be payable on a Liquidated Mortgage Loan unless the Servicer determines that additional collection efforts are warranted with respect to that Mortgage Loan.  The Servicer will be entitled to reimbursement from collections on the Mortgage Loans for some of its expenses before any amounts are paid to Noteholders.

Subservicing

The Servicer will be prohibited from assigning the responsibility for servicing the Mortgage Loans, except as permitted by the Sale and Servicing Agreement, but it may employ one or more subservicers (“Subservicers”) as provided under the Sale and Servicing Agreement.  If the Servicer chooses to employ Subservicers, the Servicer will remain liable for fulfillment of its obligations under the Sale and Servicing Agreement, and will be considered to have itself received any payment received by a Subservicer whether or not the Subservicer actually remits that payment.

Resignation or Removal of the Servicer

The Servicer will agree in the Sale and Servicing Agreement not to resign except with the consent of [    ], unless the Servicer delivers to [    ] an opinion of legal counsel to the effect that the Servicer is no longer permitted under applicable law to perform the duties of the Servicer under the Sale and Servicing Agreement.

If the Servicer is in default under the Sale and Servicing Agreement, the Indenture Trustee or Noteholders having a majority of voting rights may remove the Servicer.  [Events of default include:

•

failure by the Servicer to remit any required payment to the Indenture Trustee for one Business Day after receipt of written notice that the payment has not been made;

•

failure by the Servicer to deposit collections or other recoveries on the Mortgage Loans in the Collection Account on a daily basis in accordance with the Sale and Servicing Agreement;

•

failure by the Servicer to fulfill any other material requirement under the Sale and Servicing Agreement within the applicable time period;

•

failure by the Servicer to be qualified to service home loans for either Fannie Mae or Freddie Mac;

•

failure by the Servicer to maintain any applicable licenses in each jurisdiction where Mortgaged Properties are located;

•

failure by the Servicer to maintain a minimum net worth of $25,000,000;

•

insolvency of the Servicer; and

•

other events specified in the Sale and Servicing Agreement.]

[If the Servicer is removed, the Indenture Trustee will immediately assume the role of Servicer under the Sale and Servicing Agreement unless another Servicer is appointed pursuant to the Sale and Servicing Agreement.  The Indenture Trustee may continue to service the Mortgage Loans if it is legally qualified to do so or may appoint a successor Servicer as provided in the Sale and Servicing Agreement].

Collection Account, Note Distribution Account and Certificate Distribution Account

The Servicer is required to deposit in a segregated account (the “Collection Account”) within [    ] Business Days of receipt all payments received on or after the Cut-off Date on account of principal and interest on the Mortgage Loans, all Net Liquidation Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds, any amounts payable in connection with the repurchase or substitution of any Mortgage Loan and any amount required to be deposited in the Collection Account in connection with the redemption of the Notes.  Withdrawals will be made from the Collection Account only for the purposes specified in the Sale and Servicing Agreement.  The Collection Account may be maintained at any depository institution that satisfies the requirements specified in the Sale and Servicing Agreement.

Amounts on deposit in the Collection Account will be invested as provided in the Sale and Servicing Agreement.  All interest and any other investment earnings on amounts on deposit in the Collection Account will be paid to [             ].  Any net losses on these investments will be paid by [              ].

The Servicer will establish and maintain with the Paying Agent an account on behalf of the Noteholders, into which amounts released from the Collection Account for payment to the Noteholders will be deposited and from which all payments to the Noteholders will be made (the “Note Distribution Account”).  The Servicer will also establish and maintain with the Paying Agent an account in the name of the Owner Trustee on behalf of the Residual Certificateholder, into which amounts released from the Collection Account for distribution to the Residual Certificateholder will be deposited and from which all distributions to the Residual Certificateholder will be made (the “Certificate Distribution Account”).

On the [     ] day of each month, or if the [    ] day is not a Business Day, the preceding Business Day, the Servicer will remit the Available Funds to the Paying Agent for deposit into the Note Distribution Account and Certificate Distribution Account by making appropriate withdrawals from the Collection Account.  On each Distribution Date, the Indenture Trustee will make withdrawals from the Note Distribution Account and Certificate Distribution Account for application as described under “Description of the Notes — Payment Priorities” in this prospectus supplement.  Amounts on deposit in the Note Distribution Account and Certificate Distribution Account will be invested as provided in the Sale and Servicing Agreement.  All interest and any other investment earnings on amounts on deposit in the Note Distribution Account and Certificate Distribution Account will be retained by the Indenture Trustee as its compensation.  Any net losses on these investments will be paid by the Indenture Trustee.

The Owner Trustee and Indenture Trustee

The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold Securities in their own names or as pledgees.  For the purpose of meeting the legal requirements of some jurisdictions, the Servicer, the Owner Trustee and the Indenture Trustee acting jointly (or in some instances, the Owner Trustee or the Indenture Trustee acting alone) will have the power to appoint co-trustees or separate trustees of all or any part of the Trust.  In the event of an appointment of another trustee all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the Sale and Servicing Agreement and the Trust Agreement and upon the Indenture Trustee by the Indenture will be conferred or imposed upon the Owner Trustee and the Indenture Trustee, respectively, and in each case the separate trustee or co-trustee, jointly, or, in any jurisdiction in which the Owner Trustee or Indenture Trustee will be incompetent or unqualified to perform particular acts, singly upon the separate trustee or co-trustee, which will exercise and perform these rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee, as applicable.

The Owner Trustee and the Indenture Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor to the Owner Trustee or the Indenture Trustee, as the case may be.  The Servicer may also remove the Owner Trustee or the Indenture Trustee if either ceases to be eligible to continue as Owner Trustee or Indenture Trustee under the Trust Agreement or the Indenture, as the case may be, becomes legally unable to act or becomes insolvent.  In these circumstances, the Servicer will be obligated to appoint a successor Owner Trustee or a successor Indenture Trustee, as applicable.  Any resignation or removal of the Owner Trustee or Indenture Trustee and appointment of a successor Owner Trustee or Indenture Trustee will not become effective until acceptance of the appointment by the successor.

The Trust Agreement and Indenture will provide that the Owner Trustee and Indenture Trustee will be entitled to indemnification by [    ] and the Depositor for, and will be held harmless against, any loss, liability or expense incurred by the Owner Trustee or Indenture Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties to be set forth in the Trust Agreement or Indenture, as the case may be).

Duties of the Owner Trustee and Indenture Trustee

The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Residual Certificate (other than the execution and authentication of the Residual Certificate), the Notes or any Mortgage Loans or related documents, and will not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Securities or the Mortgage Loans, or the investment of any monies by the Servicer before these monies are deposited into the Collection Account, the Note Distribution Account or the Certificate Distribution Account.  So long as no Event of Default has occurred and is continuing, the Owner Trustee will be required to perform only those duties specifically required of it under the Trust Agreement.  Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement.  The Owner Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Sale and Servicing Agreement, which failure constitutes an Event of Default, unless the Owner Trustee has actual knowledge of any failure.

The Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to make any investigation of matters arising under the Trust Agreement or to institute, conduct or defend any litigation under the Trust Agreement or in relation to the Trust Agreement at the request, order or direction of the holder of the Residual Certificate, unless the Residual Certificateholder has offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or by the exercise of its rights or powers, an investigation by it of matters arising or the institution or defense of any litigation.  Subject to the rights or consent of the Noteholders and Indenture Trustee, the Residual Certificateholder will not have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless the Residual Certificateholder previously has given to the Owner Trustee written notice of the occurrence of an Event of Default and (1) the Event of Default arises from the Servicer’s failure to remit payments when due or (2) the holder of the Residual Certificate has made written request upon the Owner Trustee to institute a proceeding in its own name as the Owner Trustee under the Trust Agreement and have offered to the Owner Trustee reasonable indemnity, and the Owner Trustee for 30 days has neglected or refused to institute any proceedings.

The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Residual Certificate, the Notes (other than the execution and authentication of the Notes) or any Mortgage Loans or related documents, and will not be accountable for the use or application by the Depositor, the Servicer or the Owner Trustee of any funds paid to the Depositor, the Servicer or the Owner Trustee in respect of the Securities or the Mortgage Loans, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account or the Note Distribution Account.  So long as no Event of Default under the Indenture or the Sale and Servicing Agreement has occurred or is continuing, the Indenture Trustee will be required to perform only those duties specifically required of it under the Transfer and Servicing Agreements.  Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture.  The Indenture Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Sale and Servicing Agreement, which failure constitutes an Event of Default under the Indenture or the Sale and Servicing Agreement, unless the Indenture Trustee obtains actual knowledge of any failure.

The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising under the Indenture or to institute, conduct or defend any litigation under the Indenture or in relation to the Indenture at the request, order or direction of any of the Noteholders, unless those Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or by an exercise of any of its rights or powers, an investigation of matters arising or the institution or defense of any litigation.  No Noteholder will have any right under the Indenture to institute any proceeding with respect to the Indenture, unless the holder previously has given to the Indenture Trustee written notice of the occurrence of an Event of Default and (1) the Event of Default arises from the Servicer’s failure to remit payments when due or (2) Noteholders evidencing not less than [   ]% of the Class Principal Amount of the Notes, acting together as a single class, have made written request upon the Indenture Trustee to institute a proceeding in its own name as the Indenture Trustee under the Indenture and have offered to the Indenture Trustee reasonable indemnity, and the Indenture Trustee for 30 days has neglected or refused to institute any proceedings.  See “Description of the Notes — Rights of Noteholders Upon Occurrence of Event of Default” in this prospectus supplement.

Yield Considerations

General

The yields to maturity (or to early termination) on the Notes will be affected by the rate of principal payments on the Mortgage Loans (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans.  Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Loan Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Loan Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the application of Monthly Excess Cashflow, the purchase price paid for the Notes and other factors.

Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors.  These factors may include changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity, if any, in the mortgaged properties, servicing decisions, homeowner mobility, the existence and enforceability of “due-on-sale” clauses, seasoning of loans, market interest rates for similar types of loans and the availability of funds for the loans.  Nearly all of the Mortgage Loans contain due-on-sale provisions and the Servicer will generally enforce these provisions unless (1) the Servicer, in a manner consistent with its servicing practices, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan, or (2) enforcement is not permitted by applicable law.  In some cases, the Servicer may, in a manner consistent with its servicing practices, permit a borrower who is selling his principal residence and purchasing a new one to substitute the new Mortgaged Property as collateral for the related Mortgage Loan, or may simply release its lien on the existing collateral, leaving the related Mortgage Loan unsecured.  In that event, the Servicer will generally require the borrower to make a partial prepayment in reduction of the principal balance of the Mortgage Loan to the extent that the borrower has received proceeds from the sale of the prior residence that will not be applied to the purchase of the new residence.

Approximately [     ] of the Mortgage Loans are subject to prepayment penalties during the first [three to five years] after origination.  Prepayment penalties may have the effect of reducing the amount or the likelihood of prepayments on the Mortgage Loans.  A prepayment premium may be waived by the Servicer under some circumstances.  The remaining Mortgage Loans may be prepaid in full or in part at any time without penalty.

In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans.  Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.

The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments by the borrowers, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to breaches of representations and warranties or defective documentation as described in this prospectus supplement.  The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.  Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully in this prospectus supplement and in the prospectus under “Yield Considerations”) no assurance can be given as to the rate or the timing of principal payments on the Notes.  In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor’s yield.  The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires or other natural disasters.  Any resulting Realized Losses could affect the rate of payment of principal no the Notes.  To the extent that the insurance proceeds received with respect to any damaged Mortgage Properties are not applied to the restoration of those Mortgage Properties, the proceeds will be used to prepay the related Mortgage Loans in whole or in part.  Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Notes and will reduce the yields on the Notes to the extent they are purchased at a premium.

In addition, any future limitations on the rights of borrowers to deduct interest payments on mortgage loans for federal income tax purposes may result in a higher rate of prepayment on the Mortgage Loans.

The Depositor and [    ] make no representations as to the particular factors that will affect the prepayment of the Mortgage Loans, as to the relative importance of these factors, or as to the percentage of the principal balance of the Mortgage Loans that will be paid as of any date.

Payments of principal at a faster rate than anticipated will decrease the yield on Notes purchased at a premium; payments of principal at a slower rate than anticipated will decrease the yield on Notes purchased at a discount.  The effect on an investor’s yield due to payments of principal occurring at a rate that is faster (or slower) than the rate anticipated by the investor during any period following the issuance of the Notes will not be entirely offset by a subsequent like reduction (or increase) in the rate of payments of principal during any subsequent period.

The rate of delinquencies and defaults on the Mortgage Loans and of recoveries, if any, on defaulted Mortgage Loans and foreclosed properties will affect the rate and timing of principal payments on the Mortgage Loans, and, accordingly, the weighted average life of the Notes.  Some factors may influence delinquencies and defaults, including origination and underwriting standards, loan-to-value ratios and delinquency history.  In general, defaults on Mortgage Loans are expected to occur with greater frequency in their early years, although little data is available with respect to the rate of default on similar types of home loans.  The rate of default on Mortgage Loans with high loan-to-value ratios, or on Mortgage Loans secured by junior liens, may be higher than that of home loans with lower loan-to-value ratios or secured by first liens on comparable properties.  In addition, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the area in which the related Mortgaged Properties are located or the related borrower is residing.  See “Description of the Mortgage Pool” in this prospectus supplement.  The risk of delinquencies and losses is greater and voluntary principal prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Investors in the Notes will bear the risk of reinvestment of amounts received in respect of principal on the Notes at yields that may be lower than the yield on the Notes.

The yields to investors in the Notes may be affected by the exercise by [              ] of its right to purchase the Mortgage Loans, as described under “Description of the Notes — Optional Redemption” in this prospectus supplement, or the failure of [                        ] to exercise that right.

If the purchaser of a Note offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.  Conversely, if the purchaser of a Note offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.

The effective yield to holders of the Notes will be lower than the yield otherwise produced by the Interest Rate and the purchase price because monthly payments will not be payable until the [    ] day (or later) of the month following the Accrual Period.

Overcollateralization

[Describe as applicable.]

Maturity Date

The Maturity Date of the Notes is as set forth under “Description of the Notes — Maturity Date” in this prospectus supplement.  The Maturity Date of the Notes was determined by [to be provided as applicable].  The actual maturity of the Notes may be significantly earlier than the Maturity Date.

Weighted Average Life

The following information illustrates the effect of prepayments of the Mortgage Loans on the weighted average life of the Notes under stated assumptions and is not a prediction of the prepayment rate that might actually be experienced on the Mortgage Loans.  Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of the security (assuming no losses).  The weighted average life of the Notes will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes unscheduled reductions of principal, including without limitation those resulting from full or partial prepayments, refinancings, liquidations and write-offs due to defaults, casualties or other dispositions, substitutions and repurchases by or on behalf of [    ] or the Depositor) and [to be provided as applicable].

Prepayments on loans such as the Mortgage Loans are commonly measured relative to a prepayment standard or model.  The model used in this prospectus supplement for the Mortgage Loans represents [to be provided as applicable].  [    ] does not purport to be either a historical description of the prepayment experience or any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans.  Neither the Depositor nor the Underwriter makes any representation about the appropriateness of the [    ] model.

[The following table was prepared based on the following assumptions, among other things (collectively, the “Modeling Assumptions”):

•

the initial Class Principal Amount and the Interest Rate are as set forth on the cover of this prospectus supplement;

•

each scheduled payment of principal and interest on a Mortgage Loan is timely received on the last day of each month starting in [          ];

•

principal prepayments are received in full on the last day of each month starting in [               ], and each prepayment includes 30 days of interest on the Mortgage Loan;

•

prepayments are received on the Mortgage Loans at the applicable constant rates indicated;

•

there are no defaults or delinquencies on the Mortgage Loans;

•

Distribution Dates occur on the [    ] day of each month, starting in [                 ];

•

there are no re-purchases or substitutions of the Mortgage Loans;

•

the Notes are issued on [                          ]; and

•

the Mortgage Loans were aggregated into assumed Mortgage Loans having the following characteristics:]

		Home	Net Home	Remaining
Home		Loan	Loan	Term to
Loan	Principal	Interest	Interest	Maturity
Number	Balance	Rate	Rate	(in months)

The actual characteristics of the Mortgage Loans may, and the performance of the Mortgage Loans will, differ from the assumptions used in constructing the table below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans.  Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal payments than indicated in the table in the [assumed prepayment rate] specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed.  Any difference between those assumptions and the actual characteristics and performance of the Mortgage Loans or actual prepayment or loss experience will cause the percentages of Original Principal Amounts outstanding over time and the weighted average lives of the Notes to differ (which difference could be material) from the corresponding information in the table for each indicated [assumed prepayment rate].

Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Notes and set forth the percentages of the Original Principal Amount of the Notes that would be outstanding after each of the Distribution Dates shown at the indicated [assumed prepayment rate].

The weighted average life of the Notes is determined by (1) multiplying the net reduction, if any, of the Class Principal Amount by the number of years from the date of issuance of the Note to the related Distribution Date, (2) adding the results and (3) dividing the sum by the total of the net reductions of Class Principal Amount referred to in clause (1) and rounding to one decimal place.

Percentage of Original Principal Amount of the Notes

Outstanding at the Following [Prepayment Rates]

	Class [ ]
Distribution Date	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Initial Percentage	100	100	100	100	100	100	100

Weighted Average Life in Years With Optional Redemption Without Optional Redemption

_________

*

Based upon the assumption that [                             ] does not exercise its option to repurchase the Mortgage Loans as described under “Description of the Notes — Optional Redemption” in this prospectus supplement.

Material Federal Income Tax Considerations

Upon the issuance of the notes, McKee Nelson LLP, special federal tax counsel, will deliver an opinion of counsel that for federal income tax purposes, the Notes will be treated as indebtedness and the Trust will not be an association, or publicly traded partnership, taxable as a corporation or a taxable mortgage pool.

[The Trust does not anticipate treating the Notes as having been issued with original issue discount.] The prepayment assumption that is used in determining the accrual of original issue discount, market discount or premium with respect to the Notes is [100% Prepayment Assumption], as defined below.  However, no representation is made that the Mortgage Loans will prepay in accordance with this assumption or in accordance with any other assumption.  The [100% Prepayment Assumption] assumes a [constant prepayment rate of ___%].

All prospective purchasers of the Notes should see “Material Federal Income Tax Consideration—Partnership Trust Funds and Disregarded Trust Funds—Taxation of Debt Securityholders” in the accompanying prospectus for a summary of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Notes.

State and Local Income Tax Considerations

In addition to the federal income tax matters described under “Material Federal Income Tax Considerations” above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the Notes.  State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Notes.

ERISA Considerations

The Notes may be purchased by an employee benefit plan or an individual retirement account (a “Plan”) subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”).  A fiduciary of a Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code.  For additional information regarding treatment of the Notes under ERISA, See “ERISA Considerations” in the prospectus.

Legal Investment Considerations

[The Notes will [not] constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in “mortgage related securities” may [not] be legally authorized to invest in the Notes.]

There may be restrictions on the ability of some investors, including depository institutions, either to purchase the Notes or to purchase Notes representing more than a specified percentage of the investor’s assets.  Investors should consult their own legal, tax and accounting advisors in determining whether and to what extent the Notes constitute legal investments for the investors and the applicable tax, regulatory and accounting treatment of the Notes.

See “Certain Legal Aspects of Mortgage Loans” in the prospectus.

Use of Proceeds

The net proceeds from the sale of the Notes will be applied by the Depositor, or an affiliate of the Depositor, toward the purchase of the Mortgage Loans.  The Mortgage Loans will be acquired by the Depositor from [    ] in a privately negotiated transaction.

Underwriting

[Subject to the terms and conditions provided in the underwriting agreement and in a terms agreement (collectively, the “Underwriting Agreement”) among the Depositor, [    ] and the Underwriter, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Notes.

The Underwriter has advised the Depositor that the Underwriter intends to initially offer the Notes to the public at the price specified on the front cover of this prospectus supplement.  After the initial public offering of the Notes, the public offering price may be changed.  The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against some civil liabilities, including liabilities under the Securities Act of 1933, as amended.

Until the distribution of the Notes is completed, the rules of the SEC may limit the ability of the Underwriter and some selling group members to bid for and purchase the Notes.  As an exception to these rules, the Underwriter is permitted to engage in transactions that stabilize the price of the Notes.  These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes.

If the Underwriter creates a short position in the Notes in connection with the offering, that is, if they sell more Notes than the amount specified on the cover page of this prospectus supplement, the Underwriter may reduce that short position by purchasing Notes in the open market.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

Neither the Depositor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes.  In addition, neither the Depositor nor the Underwriter makes any representation that the Underwriter will engage in these transactions or that these transactions, once begun, will not be discontinued without notice.]

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $[      ].

The Underwriter expects to make a secondary market in the Notes, but has no obligation to do so.  There can be no assurance that any secondary market will develop, or, if it does develop, that it will continue.

[                      ] has entered into an agreement with the Depositor to purchase the Residual Certificate simultaneously with the purchase of the Notes.

The Underwriter is an affiliate of [    ] and performs management services for the Depositor.  The Underwriter has engaged in other transactions with, arranged other transactions for or performed other services for the Depositor and [    ] in the ordinary course of business.

Experts

[To be provided as applicable].

Legal Matters

Certain legal matters with respect to the Notes will be passed upon for the Depositor and for the Underwriter by [McKee Nelson LLP, New York, New York].

Ratings

It is a condition to the issuance of the Notes that they be rated “[   ]” by [Rating Agency] and “[   ]” by [Rating Agency].  [Rating Agency] and [Rating Agency] are referred to in this prospectus supplement as the “Rating Agencies.”

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  A securities rating addresses the likelihood of the receipt by holders of Notes of distributions in the amount of scheduled payments on the Mortgage Loans.  The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Notes.  The ratings on the Notes do not represent any assessment of the likelihood or rate of principal prepayments.  The ratings do not address the possibility that holders of Notes might suffer a lower than anticipated yield due to prepayments.

The security ratings assigned to the Notes should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either Rating Agency.

The Depositor has not requested a rating of the Notes by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Notes or, if it does, what rating would be assigned by the other rating agency.  The rating assigned by the other rating agency to the Notes could be lower than the ratings assigned by the Rating Agencies.

Glossary of Defined Terms

[To be provided.]

Annex I

Global Clearance, Settlement and Tax Documentation Procedures

Except in some limited circumstances, the globally offered ACE Securities Corp. [                ] Asset Backed Notes (the “Global Securities”) will be available only in book-entry form.  Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream Luxembourg or Euroclear.  The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co.  as nominee of DTC.  Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading between Clearstream Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Seller And Clearstream Luxembourg Or Euroclear Purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last interest payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (that would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear.  Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.  The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment.  Payment will include interest accrued on the Global Securities from and including the last interest payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period.  If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

•

borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

•

borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global securities holding securities through Clearstream, Luxembourg or Euroclear, or through DTC will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons or to 31% backup withholding, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. If the information shown on Form W-8 BEN changes, a new Form W-8 must be filed within 30 days of the change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners of securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN (including Part II thereof). If the treaty provides only for a reduced rate, the beneficial owner may still be entitled to complete exemption from withholding under item (1) above.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI are generally effective for three calendar years from the close of the calendar year in which it is collected.

The term “U.S. Person” means (1) a citizen or resident of the United States, (2) a corporation or partnership (or other entity properly classified as a corporation or partnership for U.S. Federal income tax purposes) organized in or under the laws of the United States or any state or the District of Columbia,  (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4)  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.  Notwithstanding the preceding sentence, to the extent provided in regulations, trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also will be considered U.S. Persons. Treasury regulations provide certain presumptions regarding the entity classification and foreign or U.S. status of a holder that a payor generally must apply in the absence of appropriate documentation from the holder, and provide detailed documentation and procedures for holders claiming withholding tax exemptions through intermediaries.  Prospective investors are urged to consult their tax advisors regarding the effect of these regulations on their ability to claim and the means for claiming exemptions from or reduced rates of U.S. withholding taxes.

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global securities. Investors are advised to consult their own tax  advisers for specific tax advice concerning their holding and disposing of the Global securities.

$[              ]

(Approximate)

ACE SECURITIES CORP.

[           ] Trust [         ]

Asset Backed Notes

[                                   ]

Servicer

_________________________

PROSPECTUS SUPPLEMENT

_________________________

Deutsche Bank Securities Inc.

SUBJECT TO COMPLETION, DATED June 24, 2005

PROSPECTUS SUPPLEMENT (to prospectus dated [           ])

$[                       ] (Approximate)

ACE SECURITIES CORP.

[                    ] Trust

[                         ] Pass-Through Certificates

[               ]

Originator and Servicer

___

Consider carefully the risk factors beginning on page S-[      ] of this prospectus supplement and on page [      ] of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the index of defined terms beginning on page S-[     ] of this prospectus supplement and on page [      ] of the prospectus.

The certificates will represent interests in the trust fund only and will not represent interests in or obligations of any other entity.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

The trust fund will issue certificates including the following:

Class

Interest

Class

Principal Amount(1)

Rate

[   ]

$[          ]

[   ]

[   ]

[          ]

[   ]

[   ]

[          ]

[   ]

___________________

(1)

These amounts are approximate, as described in this prospectus supplement.

(2)

Interest will accrue on the Class [       ] and [       ] Certificates at [described as applicable].

This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the table above and not to the other classes of certificates that will be issued by the trust fund as described in this prospectus supplement.

[Describe assets of trust fund.]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

[Describe underwriting arrangements.]

On or about [      ], delivery of the certificates offered by this prospectus supplement will be made through the book-entry facilities of [         ].

Underwriter:

Deutsche Bank Securities Inc.

The date of this prospectus supplement is [          ]

REDHERRING

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state

Important Notice About Information Presented in this

Prospectus Supplement and the Accompanying Prospectus:

We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

Tables of Contents

Prospectus Supplement	Prospectus
Page	Page
Summary of Terms 4	Description of the Trust Funds
Risk Factors 8	Use of Proceeds
Description of the Certificates 14	Yield Considerations
The Insurance Policy 22	The Depositor
Description of the Mortgage Pool 23	Description of the Securities
Additional Information 32	Description of the Agreements
Originator/Servicer 33	Description of Credit Support
The Pooling and Servicing Agreement 35	Certain Legal Aspects of Mortgage Loans
Yield Considerations 40	Certain Legal Aspects of the Contracts
Material Federal Income Tax Considerations 45	Material Federal Income Tax Considerations
State and Local Income Tax Considerations 45	State and Other Tax Considerations
Legal Investment Considerations 45	Legal Investment
Use of Proceeds 46	Methods of Distribution
Underwriting 46	Additional Information
ERISA Considerations 46	Incorporation of Certain Documents by Reference
Experts 47	Legal Matters
Legal Matters 47	Financial Information
Ratings 47	Rating
Glossary of Defined Terms 48	Index of Defined Terms
Annex I 49

Summary of Terms

·

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the certificates, it is necessary that you read carefully this entire prospectus supplement and accompanying prospectus.

·

While this summary contains an overview of certain calculations, cash flow priorities, and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

·

[Whenever we refer to a percentage of some or all of the mortgage loans in the trust fund or in any pool, that percentage has been calculated on the basis of the total principal balance of those mortgage loans as of [        ], unless we specify otherwise.  We explain in this prospectus supplement under “Description of the Certificates — Distributions of Principal” how the principal balance of a mortgage loan is determined.  Whenever we refer in this Summary of Terms or in the Risk Factors section of this prospectus supplement to the total principal balance of any mortgage loans, we mean the total of their principal balances, unless we specify otherwise.]

The Offered Certificates	Payments on the Certificates

ACE Securities Corp.’s  [           ] Pass-Through Certificates consist of the following classes: [           ].  Only the [           ] Certificates are being offered by this prospectus supplement.  These certificates will be issued in book-entry form.

Principal and interest on the certificates will be payable on the [25th] day of each month, beginning in [           ].  However, if the [25th] day is not a business day, distributions will be made on the next business day after the [25th] day of the month.

See “Description of the Certificates — General” in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of each class of certificates.	Interest Payments Interest will accrue on each class of certificates, [other than the Class [ ] Certificate], at the applicable annual rates described in this prospectus supplement.
The certificates represent ownership interests in a trust fund, the assets of which consist primarily of [describe assets of trust fund.]	See “Description of the Certificates — Distributions of Interest” in this prospectus supplement.

The certificates will have an approximate total initial principal amount of $[           ].  Any difference between the total principal amount of the certificates on the date they are issued and the approximate total principal amount of the certificates on the date of this prospectus supplement will not exceed 5%.

Principal Payments

The amount of principal payable on the certificates, [other than the Class [  ] Certificate], will be determined by (1) funds actually received on the mortgage loans in [each] pool that are available to make payments on the certificates, (2) the amount of interest received or advanced on the mortgage loans that is used to pay principal on the certificates, calculated as described in this prospectus supplement, (3) [formulas that allocate a portion of principal payments received on the mortgage loans to each class of certificates, as described in this prospectus supplement,] and (4) [                ].  Funds actually received on the mortgage loans may consist of expected, scheduled payments, and unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

[Subordination of Payments

The [       ] certificates will have a payment priority as a group over the Class [   ] Certificates both for payments of interest and payments of principal.  No amounts will be paid to the Holder of the Class [   ] Certificate on any distribution date until all amounts due to the senior certificates and the Class [   ] Certificates on that date have been paid and overcollateralization has reached the required level.]

[Overcollateralization

We explain how principal is paid on the certificates under “Description of the Certificates — Distributions of Principal” in this prospectus supplement.

[Prepayment Penalties on the Mortgage Loans

The holder of the Class [  ] Certificate will be entitled to receive any prepayment penalties received on the mortgage loans.  These amounts will not be available to make payments on other classes of certificates.

See “Description of the Certificates” and “Description of the Mortgage Pool — General” in this prospectus supplement.]

Limited Recourse

The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust fund.  The trust fund will have no other source of cash and no entity other than the trust fund will be required or expected to make any payments on the certificates.

Enhancement of Likelihood of Payment on the Certificates

[Describe any applicable financial guaranty insurance policy or guarantee.]

On the closing date, the total principal balance of the mortgage loans is expected to [approximately equal the total principal amount of the certificates].  Any interest received on the mortgage loans in excess of the amount needed to pay interest on the certificates and some of the expenses and fees of the trust fund will be used to reduce the total principal amount of the certificates to a level set by the rating agencies until the mortgage loans have a total principal balance that exceeds the total outstanding principal amount of the certificates by the amount required by the rating agencies.  This condition is referred to as “overcollateralization.”  We cannot assure you that sufficient interest will be generated by the mortgage loans to create overcollateralization, to increase overcollateralization to the level required by the rating agencies, or to maintain it at that level.

See “Risk Factors — Potential Inadequacy of Credit Enhancement for the Class [   ] Certificates” and “Description of the Certificates — Credit Enhancement — Subordination” and “— Overcollateralization” in this prospectus supplement.]

[Allocation of Losses As described in this prospectus supplement, amounts representing losses on the mortgage loans in excess of overcollateralization will be applied to

reduce the principal amount of the Class [   ] Certificates until their principal amount has been reduced to zero.

·

If a loss has been allocated to reduce the principal amount of your Class [   ] Certificate, you will receive no payment in respect of that reduction at that time.

description of the mortgage loans and “[Originator/Servicer]” in this prospectus supplement for a description of the underwriting guidelines applied in originating the mortgage loans.

[The Pre-Funding Account

On the closing date, approximately $[         ] will be deposited by [        ] in a pre-funding

·

After overcollateralization has been created and has been increased to the required level, you will receive the amount of that loss if there are sufficient funds to pay you, as described in this prospectus supplement, but you will not receive any interest on that amount.

account maintained by [          ].  It is intended that additional mortgage loans will be sold to the trust fund by the depositor from time to time, from [       ] until [       ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional mortgage loans as applicable.]

After the principal amount of the Class [   ] Certificates has been reduced to zero, amounts representing losses on the mortgage loans will be paid to holders of the senior certificates by [                    ], to the extent funds available are insufficient to cover these losses.

See “Description of the Certificates — Credit Enhancement — Allocation of Losses”  and “The Insurance Policy” in this prospectus supplement.]

See “Description of the Certificates —Pre-Funding Account” in this prospectus supplement.]

Servicing of the Mortgage Loans

The mortgage loans will be serviced by [                ].

See “[Originator/Servicer]” and “The Pooling and Servicing Agreement” in this prospectus supplement.

The Mortgage Loans	Optional Purchase of Mortgage Loans

On the closing date, which is expected to be on or about [                    ], the assets of the trust fund will consist of [two] pools of mortgage loans with a total principal balance of approximately $[                    ].  The mortgage loans will be secured by mortgages, deeds of trust, or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

[Description of mortgage loans.]

[                    ] will have the option to purchase all of the mortgage loans and the other property of the trust fund, [other than the insurance policy], after the total principal balance of the mortgage loans declines to less than [   ]% of their initial total principal balance; if [                      ] does not exercise that option, [                      ] may purchase the Mortgage Loans and other property of the trust fund.

[Description of pre-funding account and additional mortgage loans as applicable.] [The mortgage loans in the trust fund will not be insured or guaranteed by any government agency.]	If the mortgage loans and other assets are purchased, the certificateholders will be paid accrued interest and principal equal to the outstanding principal amount of the certificates.
See “Description of the Mortgage Pool” in this prospectus supplement for a general	See “Description of the Certificates — Optional Purchase of Mortgage Loans;

Termination of the Trust Fund” in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans.	See “Legal Investment Considerations” in this prospectus supplement and in the prospectus. Ratings of the Certificates

Tax Status

[The Trust Fund will make one or more elections to treat certain assets of the trust as a real estate mortgage investment conduit (each, a “REMIC”) for federal income tax purposes.  The Class [  ] Certificates will represent regular interests in a REMIC and generally will be treated as debt instruments for federal income tax purposes.  The Class [R] Certificates will represent the residual interest in each REMIC.]

[Alternatively, grantor trust, partnership or FASIT status to be described as applicable.]

The certificates will initially have the following ratings from [                    ]:

[Rating

[Rating

Class

Agency]

Agency]

[   ]

[   ]

[   ]

[   ]

[   ]

[   ]

[   ]

[   ]

[   ]

These ratings are not recommendations to buy, sell or hold these certificates.  A

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA Considerations

The Offered Certificates may be acquired by employee benefit plans and other retirement arrangements, subject to certain conditions.

rating may be changed or withdrawn at any time by the assigning rating agency.

·

The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates may be lower than anticipated.

See “Ratings” in this prospectus supplement for a more complete discussion of the certificate ratings.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.
Legal Investment Considerations [Only the Class [ ] Certificates] will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.
There are other restrictions on the ability of some types of investors to purchase the certificates that prospective investors should consider.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates.  You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

[Some of the loans in the mortgage pool are more likely to default than others, and higher than expected defaults on these loans could reduce the yield on your certificates

The payment schedules for most of the mortgage loans in the pool require the borrower to pay off the principal balance of the loan gradually over the life of the loan.  Some of the mortgage loans in the pool, however, have payment schedules under which the borrowers makes relatively small payments of principal over the life of the loan, and then must make a large final payment at maturity that pays off the entire principal balance outstanding.  This final payment is usually much larger than the previous monthly payments.  Because the borrower’s ability to make this final payment usually depends on the ability to refinance the loan or sell the underlying property, the risk of default is greater than on other types of loans.  High rates of default on these types of loans in the pool will result in greater losses on your certificates.

The ability of a borrower to refinance the type of loan described above or sell the mortgaged property will depend upon a number of factors, including:

·

the level of mortgage interest rates;

·

the borrower’s equity in the mortgage property;

·

general economic conditions; and

·

the availability of credit.

We cannot predict how these factors will affect the default rate of these mortgage loans in the pool.  You should refer to “Description of the Mortgage Pool” for information on the percentage of loans in the mortgage loan pool that consists of these loans.]

[Mortgage Loan Interest Rates May Limit Interest Rates on the Certificates	[LIBOR may increase or decrease at different times and in different amounts than the index applicable to the adjustable rate mortgage loans.]
[The trust fund will include a reserve fund whose primary asset will be [describe as applicable]].

See “Description of the Certificates — The Reserve Fund” in this prospectus supplement.  For detailed information on the interest rates of the mortgage loans, see “Description of the Mortgage Pool” in this prospectus supplement.]

[Potential Inadequacy of Credit Enhancement for the Class [ ] Certificates

The Class [   ] Certificates are not insured by any financial guaranty insurance policy.  The overcollateralization feature described in this prospectus supplement is intended to enhance the likelihood that holders of Class [   ] Certificates will receive regular payments of interest and principal, but is limited in nature and may be insufficient to cover all losses on the mortgage loans or shortfalls in interest payments on the mortgage loans.

In order to create, increase and maintain overcollateralization, it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the certificates as well as fees and expenses of the trust fund and other amounts that are described in this prospectus supplement.  We expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during some periods, because the weighted average of the interest rates on the mortgage loans will be higher, at the time the certificates are issued, than the weighted average of the interest rates on the certificates.  We cannot assure you, however, that enough excess interest will be generated to reach the overcollateralization levels required by the rating agencies.  The following factors will affect the amount of excess interest that the mortgage loans will generate:

·

Prepayments.  Every time a mortgage loan with an interest rate higher than the weighted average of the interest rates on the certificates is prepaid, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest.  The effect on your certificates of this reduction will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans.  Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

·

Defaults.  The rate of defaults on the mortgage  loans may turn out to be higher than expected.  Defaulted mortgage loans may be liquidated, and liquidated mortgage loans will no longer be outstanding and generating interest.

· Level of LIBOR. If LIBOR increases, more money will be needed to pay interest to certificateholders, so less money will be available as excess interest.]
[Special Risks for the Class [ ] Certificates

The rights of holders of Class [   ] Certificates to receive payments of interest are subordinate to the rights of holders of senior certificates to receive payments of interest, and the rights of holders of Class [   ] Certificates to receive payments of principal are subordinate to the rights of holders of senior certificates to receive payments of principal.

In addition, you should consider the following:

·

If you buy a Class [   ] Certificate and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class [   ] Certificates by the amount of that excess;

·

If, after overcollateralization is created in the required amount, the mortgage loans generate interest in excess of the amount needed to pay interest and principal on the certificates and fees and expenses of the trust fund, the excess interest will be used to pay you and other holders of Class [   ] Certificates the amount of any reduction in the principal balances of the Class [   ] Certificates caused by application of losses.

·

We cannot assure you, however, that any excess interest will be generated and, in any event, no interest will be paid to you on the amount by which your principal balance was reduced because of the application of losses.

See “Description of the Certificates — Credit Enhancement — Subordination” and “— Allocation of Losses” in this prospectus supplement.]
[Effect of Lack of Primary Mortgage Insurance on the Class [ ] Certificates

Approximately [    ]% of the mortgage loans have loan-to-value ratios greater than 80%.  None of the mortgage loans are covered by a primary mortgage insurance policy.  If borrowers default on their mortgage loans, there is a greater likelihood of losses than if the loans were insured.  We cannot assure you that the applicable credit enhancement will be adequate to cover those losses.

See “Description of the Certificates — Credit Enhancement — Subordination” and “— Allocation of Losses” in this prospectus supplement.]
Unpredictability and Effect of Prepayments

Borrowers may prepay their mortgage loans in whole or in part at any time; [however, approximately [    ]% of the mortgage loans require the payment of a prepayment penalty in connection with some voluntary prepayments, which may discourage these borrowers from prepaying their mortgage loans].  Prepayments of principal may also be caused by liquidations of or insurance payments on the mortgage loans.  A prepayment of a mortgage loan will usually result in a prepayment on the certificates.

The prepayment experience on the mortgage loans may affect the average life of the certificates.  The rate of principal payments on the mortgage loans is from time to time influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.  There can be no assurance as to the rate of prepayment on the mortgage loans or that the rate of payments will conform to the model described in this prospectus supplement.

If prevailing interest rates fall significantly below the interest rates on the mortgage loans, principal prepayments are likely to be higher than if prevailing rates remain at or above the interest rates on the mortgage loans.  As a result, the actual maturity of the certificates could occur significantly earlier than expected.  Conversely, if prevailing interest rates rise significantly above the interest rates on the mortgage loans, principal prepayments are likely to be lower than if prevailing rates remain at or below the interest rates on the mortgage loans and the maturity of the certificates could occur significantly later than expected.  In addition, some prepayments may result in the collection of less interest than would otherwise be the case in the month of prepayment.

· If you purchase your certificates at a discount and principal is repaid more slowly than you anticipate, then your yield may be lower than you anticipate.
· If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.
See “Yield Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.
Geographic Concentration of Mortgage Loans

Approximately [    ]% of the mortgage loans expected to be in the pool on the closing date are secured by properties in [California].  Delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in one state because the following conditions in [California] will have a disproportionate impact on the mortgage loans in general:

· Declines in the [California] residential real estate market may reduce the values of properties located in that state, which would result in an increase in the loan-to-value ratios.

·

Properties in [California] may be more susceptible than homes located in other parts of the country to some types of uninsured hazards, such as earthquakes, as well as floods, wildfires, mudslides and other natural disasters.

Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of those mortgage loans.

For additional information regarding the geographic distribution of the mortgage loans in each pool, see the applicable table under “Description of the Mortgage Pool” in this prospectus supplement.
Real Estate Market May Affect Performance of Mortgage Loans

A decline in the real estate values or in economic conditions generally could increase the rates of delinquencies, foreclosures and losses on the mortgage loans to a level that is significantly higher than those experienced currently; and no assurance can be given that values of the properties securing the mortgage loans will not decline since the date of origination of the mortgage loan.  If the credit enhancement described in this prospectus supplement is not enough to protect your certificates from these losses, the yield on your certificates may be reduced.

[Early Principal Payment From Cash Remaining in Pre-Funding Account

If the cash in the pre-funding account on the closing date is not used to acquire additional mortgage loans by [               ], then that cash will be [paid to you on a proportionate basis with the other certificateholders in reduction of the principal balance of your certificates.]  If the amount of that cash is substantial, you will receive a significant unexpected early payment of principal in (or before) [            ].  We cannot assure you that you will be able to reinvest that money in another investment with a comparable yield.]

You will not receive physical certificates, which can cause delays in distributions and hamper your ability to pledge or resell your certificates

Unless you are the purchaser of the residual certificates, your ownership of the certificates will be registered electronically with DTC.  The lack of physical certificates could:

·

result in payment delays on the certificates because the trustee will be sending distributions on the certificates to DTC instead of directly to you;

·

make it difficult for you to pledge your certificates if physical certificates are required by the party demanding the pledge; and

·

could hinder your ability to resell the certificates because some investors may be unwilling to buy certificates that are not in physical form.

See “Description of the Certificates — Book-Entry Registration” in this prospectus supplement.
Limited Ability to Resell Certificates

The underwriter is not required to assist in resales of the certificates, although it may do so.  A secondary market for any class of certificates may not develop.  If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates.  The certificates will not be listed on any securities exchange.

[Additional risk factors to be provided as applicable.]

Description of the Certificates

General

The [               ] Pass-Through Certificates will consist of the following Classes: [                     ] (together, the “Certificates”).

The [      ] Certificates are referred to in this prospectus supplement as the “Senior Certificates.” Only the Class [    ] Certificates (the “Offered Certificates”) are offered by this prospectus supplement.  The Class [     ] Certificates are referred to in this prospectus supplement as the “LIBOR Certificates.” The Class [     ] Certificates are referred to in this prospectus supplement as the “Subordinate Certificates.”  The Class R Certificate is also referred to as the “Residual Certificate.”

The Class [    ] Certificate will be issued as a single Certificate in fully registered, certificated form.

The Certificates represent beneficial ownership interests in a trust fund (the “Trust Fund”), the assets of which consist primarily of (1) [describe mortgage loans] mortgage loans (the “Mortgage Loans”), (2) the assets that from time to time are identified as deposited in respect of the Mortgage Loans in the Collection Account and the Certificate Account (each as defined in this prospectus supplement), (3) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, (4) any applicable insurance policies and all proceeds of these insurance policies, and (5) [describe other assets, as applicable].

Each Class of Offered Certificates will be issued in the respective approximate initial total principal amount set forth or described on the cover page of this prospectus supplement.  The total principal amount of each Class of Offered Certificates is referred to in this prospectus supplement as the “Class Principal Amount” for that Class.  The Class [   ] Certificate will be issued without a principal amount or interest rate, and will be entitled only to the amounts that are described in this prospectus supplement.  The total Certificate Principal Amount (as defined in this prospectus supplement) of the Certificates and the initial Class Principal Amount of each Class of Offered Certificates may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined in this prospectus supplement) of the Mortgage Loans is increased or decreased as described under “Description of the Mortgage Pools” in this prospectus supplement.

Distributions on the Certificates will be made on the [25th] day of each month or, if the [25th] day is not a Business Day, on the next succeeding Business Day, commencing in [              ] (each, a “Distribution Date”), to Certificateholders of record on the applicable Record Date.  The “Record Date” for each Distribution Date will be the close of business on the last Business Day of the calendar month immediately preceding the month in which that Distribution Date occurs.

·

A “Business Day” is generally any day other than a Saturday or Sunday or a day on which banks in New York or [California] are closed.

Distributions on the Offered Certificates will be made to each registered holder entitled to the distributions, either (1) by check mailed to the Certificateholder’s address as it appears on the books of the Trustee (as defined in this prospectus supplement), or (2) at the request, submitted to the Trustee in writing at least five Business Days prior to the related Record Date, of any holder of an Offered Certificate (at the holder’s expense) in immediately available funds; provided, that the final distribution in respect of any Certificate will be made only upon presentation and surrender of the Certificate at the Corporate Trust Office (as defined in this prospectus supplement) of the Trustee.  See “— The Trustee” in this prospectus supplement.

[Pre-Funding Account

On the Closing Date approximately $[                   ] (the “Pre-Funded Amount”) will be deposited in an account (the “Pre-Funding Account”) maintained by [              ], which account shall be part of the trust fund.  During the period (the “Pre-Funding Period”) from [          ] until [              ], the Pre-Funding Amount will be maintained in the Pre-Funding Account.  The Pre-Funded Amount will be reduced during the Pre-Funding Period by the amount of Subsequent Mortgage Loans (as defined in this prospectus supplement) deposited in the trust fund in accordance with the Pooling and Servicing Agreement.  During the Pre-Funding Period, the Pre-Funded Amount will be used only to purchase Subsequent Mortgage Loans.  Immediately following the Pre-Funding Period, any Pre-Funded Amount remaining will be distributed to [to be provided as applicable].

Amounts on deposit in the Pre-Funding Account will be invested in [to be provided as applicable] and all investment earnings on amounts on deposit in the Pre-Funding Account will be distributed to [to be provided as applicable] following the Pre-Funding Period.]

Book-Entry Registration

General.  The Offered Certificates (the “Book-Entry Certificates”)  will be issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) in the United States [, or through Clearstream Luxembourg, société anonyme (“Clearstream Luxembourg”) or the Euroclear System (“Euroclear”) in Europe] and through [its/their] participating organizations (each, a “Participant”).  The Book-Entry Certificates will be issued in minimum denominations in principal amount of $25,000 and integral multiples of $1 in excess of $25,000.

Each Class of Book-Entry Certificates will be represented by one or more certificates registered in the name of the nominee of DTC.  ACE Securities Corp. (the “Depositor”) has been informed by DTC that DTC’s nominee will be Cede & Co.  [Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.]  No person acquiring an interest in a Book-Entry Certificate (each, a “Beneficial Owner”) will be entitled to receive a certificate representing an interest (a “Definitive Certificate”), except as set forth below under “— Definitive Certificates” and in the Prospectus under “Description of the Certificates — Book-Entry Registration and Definitive Securities — Definitive Securities.”

Unless and until Definitive Certificates are issued, it is anticipated that:

·

the only “Certificateholder” of the Offered Certificates will be Cede & Co., as nominee of DTC, and Beneficial Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement (as defined in this prospectus supplement).

·

Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the Trustee through DTC [, Clearstream Luxembourg or Euroclear, as applicable,] and [its/their] Participants.

·

while the Offered Certificates are outstanding, under the rules, regulations and procedures creating and affecting DTC [Clearstream Luxembourg and Euroclear] and [its/their] operations, DTC [Clearstream Luxembourg and Euroclear] [is/are] required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates.  Participants and indirect participants with whom Beneficial Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners.  Accordingly, although Beneficial Owners will not possess certificates, DTC [Clearstream Luxembourg and Euroclear] [has/have] in place a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

None of the Depositor, [    ], the Servicer or the Trustee [or additional parties] (as those terms are defined in this prospectus supplement) will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

For a more complete description of book-entry registration and clearance and the rules and regulations governing DTC [,Clearstream Luxembourg and Euroclear], see “Description of the Securities — Book-Entry Registration and Definitive Securities” in the Prospectus” [and “Global Clearance, Settlement and Tax Documentation Procedures” in Annex I to this Prospectus Supplement].

Definitive Certificates.  Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under “ Description of the Securities — Book-Entry Registration and Definitive Securities — Definitive Securities.”  Upon the occurrence of an event described in that section, the Trustee is required to direct DTC to notify Participants who have ownership of Book-Entry Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their Book-Entry Certificates.  Upon surrender by DTC of the Definitive Certificates representing the Book-Entry Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will re-issue the Book-Entry Certificates as Definitive Certificates in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of the Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

Distributions of Interest

The amount of interest distributable on each Distribution Date in respect of each Class of Certificates (other than the Class [   ] Certificate) will equal the sum of [to be provided as applicable].  Interest will accrue on the Offered Certificates on the basis of a 360-day year and the actual number of days in each Accrual Period.

·

The “Interest Rate” for each Class of Certificates will be the applicable annual rate described below.

[If [                    ] does not exercise its option to purchase the Mortgage Loans when it is first entitled to do so, as described under “— Optional Purchase of Mortgage Loans; Termination of the Trust Fund” in this prospectus supplement, then with respect to each succeeding Distribution Date, the [           ] will be increased to       %].  Subject to the preceding proviso, the Interest Rates for the Class [          ] Certificates will be the applicable annual rate determined as follows:

·

[To be provided as applicable].

·

The “Net Mortgage Rate” for any Mortgage Loan equals the Mortgage Rate of the Mortgage Loan minus the Total Expense Rate (as defined in this prospectus supplement).

·

The “Total Expense Rate” for each Distribution Date is the sum of [the Servicing Fee Rate and the Trustee Fee Rate (each as defined in this prospectus supplement)].

The “Certificate Principal Amount” of any Offered Certificate for any date of determination will equal that Certificate Principal Amount on [         ] (the “Closing Date”) as reduced by all amounts previously distributed on that Certificate in respect of principal and, in the case of a Class [   ] Certificate, any Applied Loss Amount (as defined in this prospectus supplement) previously allocated to that Certificate.

For each Distribution Date, the “Accrual Period” applicable to each Class of Offered Certificates will be the period beginning on the immediately preceding Distribution Date (or on the Closing Date, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date.

·

The “Interest Remittance Amount” for any Distribution Date will equal the sum of [to be provided as applicable].

On each Distribution Date, the Interest Remittance Amount will be distributed in the following order of priority:

[To be provided as applicable.]

When a principal prepayment in full is made on a Mortgage Loan, the borrower is charged interest only to the date of the prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made.  Prepayments in part will be applied as of the date of receipt.  Full or partial prepayments (or proceeds of other liquidations) received in any Prepayment Period will be distributed to holders of Offered Certificates on the Distribution Date following that Prepayment Period.  To the extent that, as a result of a full or partial prepayment, a borrower is not required to pay a full month’s interest on the amount prepaid, a shortfall (a “Prepayment Interest Shortfall”) in the amount available to make distributions of interest on the Certificates could result.  A Prepayment Interest Shortfall will result from a prepayment in full only if that prepayment is received on or after the [16th] day of a calendar month.  If a prepayment in full is received on or prior to the [15th] day of a calendar month, there will be an excess of interest over one month’s interest for that Mortgage Loan (“Prepayment Interest Excess”) available for distribution to Certificateholders on the related Distribution Date.  The Servicer is obligated to fund Prepayment Interest Shortfalls that exceed Prepayment Interest Excess, but only in an amount up to the total of the Servicing Fees for the applicable Distribution Date.  See “The Pooling and Servicing Agreement — Prepayment Interest Shortfalls” in this prospectus supplement.  Any of these payments by the Servicer is referred to in this prospectus supplement as “Compensating Interest.”  Any Prepayment Interest Shortfalls not funded by the Servicer (“Net Prepayment Interest Shortfalls”) will reduce the Interest Remittance Amount available for distribution on the related Distribution Date.

[Determination of Index

On the second Business Day preceding the beginning of each Accrual Period (each date, an “Index Determination Date”), the Trustee will determine the Index for that Accrual Period.

On each Index Determination Date, the Index for the next succeeding Accrual Period will be established by the Trustee as follows:

[To be provided as applicable.]]

Distributions of Principal

Distributions of principal on the Class [           ] Certificates will be made primarily from [to be provided as applicable.]

·

The “Principal Distribution Amount” for [each Mortgage Pool for] any Distribution Date will be equal to the sum of [to be provided as applicable].

·

The “Principal Remittance Amount” for [each Mortgage Pool for] any Distribution Date will be equal to the sum of [to be provided as applicable.]

·

The “Due Period” for any Distribution Date is the one-month period beginning on [the second day of the calendar month immediately preceding the month in which that Distribution Date occurs and ending on the first day of the month in which that Distribution Date occurs.]

·

The “Prepayment Period” for each Distribution Date is the one-month period beginning on the Cut-off Date, in the case of [the first Distribution Date, and on the day immediately following the close of the immediately preceding Prepayment Period, in the case of each subsequent Distribution Date, and ending on the [    ]th day (or if that day is not a Business Day, the immediately preceding Business Day) of the month in which that Distribution Date occurs].

On each Distribution Date, the Principal Distribution Amount will be distributed in the following order of priority:

[To be provided as applicable].

Credit Enhancement

Credit enhancement for the Offered Certificates consists of [the Insurance Policy, the subordination of the Subordinate Certificates, the priority of application of Realized Losses (as defined in this prospectus supplement) and overcollateralization], in each case as described in this prospectus supplement.  [The Insurance Policy is described under “The Insurance Policy” below.]

[Subordination.  The rights of holders of the Class [   ] Certificates to receive distributions with respect to the Mortgage Loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates, as described under “— Distributions of Interest” and “— Distributions of Principal.” This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of interest and principal distributable on the Senior Certificates, and to afford holders of Senior Certificates limited protection against Realized Losses incurred on the Mortgage Loans.

No amounts will be distributed to the holder of the Class [   ] Certificate until all amounts due to the holders of the Class [   ] Certificates have been distributed.

The limited protection afforded to holders of Class [           ] Certificates by means of the subordination of Subordinate Certificates having a lower priority of distribution will be accomplished by the preferential right of holders of Offered Certificates to receive, prior to any distribution in respect of interest or principal, respectively, being made on any Distribution Date in respect of Certificates having a lower priority of distribution, the amounts of interest due them and principal available for distribution, respectively, on that Distribution Date.]

[Allocation of Losses.  If a Mortgage Loan becomes a Liquidated Mortgage Loan during any Prepayment Period, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding principal balance of the Mortgage Loan.  The amount of that insufficiency is a “Realized Loss.” Realized Losses on Mortgage Loans will have the effect of reducing amounts distributable in respect of, first, the Class [   ] Certificate (both through the application of Monthly Excess Interest to fund the deficiency and through a reduction in the Overcollateralization Amount for the related Distribution Date), and second, the Class [   ] Certificates, before reducing amounts distributable in respect of the Senior Certificates.

·

A “Liquidated Mortgage Loan” is, in general, a defaulted Mortgage Loan as to which the Servicer has determined that all amounts that it expects to recover in respect of that Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

To the extent that Realized Losses occur, those Realized Losses will reduce the Total Loan Balance, and thus may reduce the Overcollateralization Amount.  As described in this prospectus supplement, the Overcollateralization Amount is created, increased and maintained by application of Monthly Excess Cashflow to make distributions of principal on the Offered Certificates.

If on any Distribution Date after giving effect to all Realized Losses incurred during the related Due Period and distributions of principal on that Distribution Date, the total Certificate Principal Amount of the Certificates exceeds the Total Loan Balance for that Distribution Date (this excess, an “Applied Loss Amount”), the Class Principal Amount of the Class [   ] Certificates will be reduced by that amount, until the Class Principal Amount of the Class [   ] Certificates has been reduced to zero.  The Class Principal Amounts of the Senior Certificates will not be reduced by allocation of Applied Loss Amounts.

Holders of Class [   ] Certificates will not receive any distributions in respect of Applied Loss Amounts, except to the extent of available Monthly Excess Cashflow as described below.]

[Overcollateralization.  The weighted average Net Mortgage Rate of the Mortgage Loans is generally expected to be higher than the weighted average of the interest rates of the Certificates, thus generating excess interest collections.  To the extent described in this prospectus supplement, Monthly Excess Interest will be applied on any Distribution Date in reduction of the Certificate Principal Amounts of the Offered Certificates.  This application of interest collections as distributions of principal will cause the total Certificate Principal Amount of the Certificates to amortize more rapidly than the Total Loan Balance, creating, increasing and maintaining overcollateralization.  However, Realized Losses will reduce overcollateralization, and could result in an Overcollateralization Deficiency.

For each Distribution Date, the Monthly Excess Interest and any Excess Principal will be the “Monthly Excess Cashflow,” which will be in the following order of priority:

[To be provided as applicable.]]

[The Reserve Fund

The Reserve Fund will be an asset of the Trust Fund but not of the REMIC.  The holder of the Residual Certificate will be the owner of the Reserve Fund, and amounts on deposit in the Reserve Fund will be invested at the direction of the holder of the Residual Certificate as provided in the Pooling and Servicing Agreement.  The Reserve Fund will consist of [to be provided as applicable].

Withdrawals will be made from the Reserve Fund for the benefit of the Offered Certificates as described under “— Overcollateralization” above.

The only asset of the Reserve Fund on the Closing Date will be [to be provided as applicable.]

If on any Distribution Date the sum of the amount on deposit in the Reserve Fund and the Overcollateralization Amount exceeds the Targeted Overcollateralization Amount, the excess will be released to the Residual Certificateholder, provided that the amount remaining in the Reserve Fund equals or exceeds the reserve fund requirement specified in the Pooling and Servicing Agreement.]

Final Scheduled Distribution Date

It is expected that scheduled distributions on the Mortgage Loans, assuming no defaults or losses that are not covered by the limited credit support described in this prospectus supplement, will be sufficient to make timely distributions of interest on the Offered Certificates and to reduce the Class Principal Amount of each Class of the Senior Certificates to zero not later than [          ] and of the Class [   ] Certificates not later than [          ].  As to each Class, the actual final Distribution Date may be earlier or later, and could be substantially earlier, than the applicable Final Scheduled Distribution Date.

Reports to Certificateholders

On each Distribution Date the Trustee will make available to each Certificateholder a statement containing the following information:

·

the amount of principal distributed on that date to holders of each Class of Offered Certificates;

·

the amount of interest distributed on that date to holders of each Class of Offered Certificates;

·

the Interest Rate applicable to each Class of Offered Certificates;

·

the Class Principal Amount of each Class of Offered Certificates after distributions on that date;

·

the amount of the Servicing Fees and Trustee Fee paid with respect to that date;

·

the Total Loan Balance as of the related Distribution Date;

·

the amount of any Realized Losses on the Mortgage Loans during the immediately preceding calendar month and total Realized Losses since the Cut-off Date;

·

the number and aggregate Principal Balance of Mortgage Loans (1) remaining outstanding, (2) delinquent by one, two, three or four or more monthly payments, (3) in foreclosure, and (4) with respect to REO Property;

·

any amount distributed to the holder of the Residual Certificate; and

·

other information to the extent provided in the Pooling and Servicing Agreement.

Optional Purchase of Mortgage Loans; Termination of the Trust Fund

On any Distribution Date after the date on which the Total Loan Balance is less than [    ]% of the Cut-off Date Balance, the holder of the [                         ] will (subject to the terms of the Pooling and Servicing Agreement) have the option to purchase the Mortgage Loans, any REO Property and any other related property for a price equal to the sum of (1) 100% of the total outstanding principal balance of the Mortgage Loans plus accrued interest on the Mortgage Loans at the applicable Mortgage Rate, (2) the fair market value of all other property being purchased, (3) any unpaid Servicing Fees and other amounts payable to the Servicer and the Trustee and (4) [                                     ]; provided, that the purchase price will not be less than the total Certificate Principal Amount of the Offered Certificates, plus accrued interest on the Offered Certificates.  If the holder of the [                      ] does not exercise that option, the [          ] will then have the same purchase option.  If either purchase option is exercised, the Trust Fund will be terminated (this event, an “Optional Termination”).

If the [                  ] does not exercise its option as described above when it is first entitled to do so, [to be provided as applicable].

The Trustee

[                                           ], a [                             ] banking corporation, will be the Trustee under the Pooling and Servicing Agreement (the “Trustee”).  The Trustee will be paid a monthly fee (the “Trustee Fee”) calculated as a fixed percentage equal to [        ]% annually (the “Trustee Fee Rate”) on the Total Loan Balance.  As additional compensation, the Trustee will be entitled to [to be provided as applicable].  The Trustee’s “Corporate Trust Office” for purposes of presentment and surrender of the Offered Certificates for the final distribution on the Offered Certificates and for all other purposes is located at  [                                                  ], or any address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Servicer.

[The Insurance Policy

The following information has been supplied by [                                                    ] (the “Insurer”) for inclusion in this Prospectus Supplement.  Accordingly, the Depositor, the Servicer and the Underwriter do not make any representation as to the accuracy and completeness of this information.

The Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding the Certificate Guaranty Insurance Policy (the “Insurance Policy”) and the Insurer set forth below under this heading “The Insurance Policy.”  Additionally, the Insurer makes no representation regarding the Certificates or the advisability of investing in the Certificates.

The Insurer

[To be provided as applicable.]

Insurer Financial Information

[To be provided as applicable.]

Where You Can Obtain Additional Information About the Insurer

[To be provided as applicable.]

Financial Strength Ratings of the Insurer

[To be provided as applicable.]

The Insurance Policy

[To be provided as applicable.]]

Description of the Mortgage Pool

General

The Mortgage Pool will consist of approximately [              ] [description of Mortgage Loans] Mortgage Loans with original terms to maturity from the first due date of the scheduled monthly payment (a “Monthly Payment”) of not more than [30] years, having a total Principal Balance as of the Cut-off Date (after giving effect to Monthly Payments due on that date) of approximately $[                               ] (the “Cut-off Date Balance”).  The Mortgage Loans were originated or acquired by the originators described in this prospectus supplement generally in accordance with the underwriting guidelines described in this prospectus supplement.

Wherever reference is made in this prospectus supplement to a percentage of some or all of the Mortgage Loans, the percentage is determined (unless otherwise specified) on the basis of the total Principal Balance of the related Mortgage Loans as of the Cut-off Date.

All of the Mortgage Loans are secured by mortgages or deeds of trust or other similar security instruments creating [to be provided as applicable.]  The Mortgage Loans to be included in the Mortgage Pool will be acquired by the Depositor from [              ] (“[    ]”), which acquired the Mortgage Loans from [                    ].  See “[Originator/Servicer]” and “The Pooling and Servicing Agreement — Assignment of Mortgage Loans” in this prospectus supplement.

Pursuant to its terms, each Mortgage Loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount generally equal to the lower of the unpaid principal amount of the Mortgage Loan or the replacement value of the improvements on the Mortgaged Property.  Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.  See “Description of Mortgage and Other Insurance Hazard — Insurance on the Loans — Standard Hazard Insurance Policies” in the Prospectus.

[Approximately [    ]% of the Mortgage Loans have Loan-to-Value Ratios in excess of 80%.  None of those Mortgage Loans or any other Mortgage Loans are covered by primary mortgage insurance policies.  The “Loan-to-Value Ratio” of a Mortgage Loan at any time is the ratio of the principal balance of the Mortgage Loan at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale, or (b) in the case of a refinance or modification, the appraised value of the Mortgaged Property at the time of refinance or modification.]

[Approximately  [    ]% of the Mortgage Loans are fully amortizing.  Approximately [   ]% of the Mortgage Loans will have original terms to maturity that are shorter than their amortization schedules, leaving final payments (“Balloon Payments”)  due on their maturity dates that are significantly larger than other monthly payments (these loans, “Balloon Loans”).  The Balloon Loans are generally expected to have original terms to maturity of [15]  years.  The ability of the borrower to repay a Balloon Loan at maturity frequently will depend on the borrower’s ability to refinance the loan.  Any loss on a Balloon Loan as a result of the borrower’s inability to refinance the loan will be borne by Certificateholders, to the extent not covered by the applicable credit enhancement.  Neither the Servicer nor the Trustee will make any Advances with respect to delinquent Balloon Payments.]

Adjustable Rate Mortgage Loans

[Describe adjustment of adjustable rate Mortgage Loans, as applicable.]

[The Index

The Index applicable to the determination of the Mortgage Rates for the Adjustable Rate Mortgage Loans will be [described as applicable].]

The Mortgage Loans

The Mortgage Loans are expected to have the following approximate total characteristics as of the Cut-off Date.  Prior to the issuance of the Certificates, the Mortgage Loans may be removed from the Trust Fund as a result of incomplete documentation or otherwise, if the Depositor deems removal necessary or appropriate.  In addition, a limited number of other mortgage loans may be included in the Trust Fund prior to the issuance of the Offered Certificates.

Number of Mortgage Loans
Initial Pool Balance.	$
Mortgage Rates: Weighted Average	%
Range.	% to %
Weighted Average Remaining Term to Maturity (in months)

The Principal Balances of the Mortgage Loans range from approximately $[                 ] to approximately $[                                       ].  The Mortgage Loans have an average Principal Balance of approximately $[                                ].

The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans is approximately [   ]%.

No more than approximately [   ]% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

The following tables set forth as of the Cut-off Date the number, total Principal Balance and percentage of the Mortgage Loans having the stated characteristics shown in the tables in each range.  (The sum of the amounts of the percentages in the following tables may not equal the totals due to rounding.)

Cut-Off Date Principal Balances

Range of Principal Balances ($)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

The average Cut-off Date Principal Balance is approximately $[  ].

Loan-to-Value Ratios

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

The weighted average original Loan-to-Value Ratio is approximately [  ]%.

Mortgage Rates

Range of Mortgage Rates(%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%
_________

*

Reflects current Mortgage Rates of Adjustable Rate Mortgage Loans.

The weighted average Mortgage Rate is approximately [  ]% per annum.

Loan Types

Loan Type	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

Original Terms to Maturity

Range of Maturities (months)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

The weighted average original term to maturity is approximately [  ]months.

Remaining Terms to Maturity

Remaining Term to Maturity (months)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

The weighted average remaining term to maturity of the fully amortizing Mortgage Loans is approximately [  ] months.

Geographic Distribution

State	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

Property Types

Property Type	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

Loan Purposes

Loan Purpose	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

Occupancy Status

Occupancy Status	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

Documentation Types

Documentation Type	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

Credit Grades

Credit Grade	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

Prepayment Penalties

Prepayment Penalty	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

Maximum Rates of the Adjustable Rate Mortgage Loans

Range of Maximum Rates (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

The weighted average Maximum Rate of the Adjustable Rate Mortgage Loans is approximately [  ]% per annum.

Minimum Rates of the Adjustable Rate Mortgage Loans

Range of Minimum Rates (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

The weighted average Minimum Rate of the Adjustable Rate Mortgage Loans is approximately [  ]% per annum.

Gross Margins of the Adjustable Rate Mortgage Loans

Range of Gross Margins (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

The weighted average Gross Margin of the Adjustable Rate Mortgage Loans is approximately       % per annum.

Next Adjustment Date of the Adjustable Rate Mortgage Loans

Next Adjustment Date	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

Initial Fixed Term/Subsequent Adjustable Rate Term

of the Adjustable Rate Mortgage Loans

Initial Fixed Term/Subsequent Adjustable Rate Term	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

Periodic Caps of the Adjustable Rate Mortgage Loans

Periodic Cap (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
			$100.00%

Total			$100.00%

Initial Caps of the Adjustable Rate Mortgage Loans

Initial Cap (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

[Subsequent Mortgage Loans

The obligation of the Trust Fund to purchase additional Mortgage Loans (the “Subsequent Mortgage Loans”) on [any] date, as specified in the Pooling and Servicing Agreement (each, a “Subsequent Transfer Date”) will be subject to the Subsequent Mortgage Loans meeting the following criteria: [to be provided as applicable].  These criteria will be based on the characteristics of the Subsequent Mortgage Loans on the related Subsequent Transfer Date.

The characteristics of Subsequent Mortgage Loans may vary significantly from time to time subject to the requirements described above, and may bear no particular relationship to the characteristics of the initial Mortgage Loans at any time.  It is expected that a substantial portion of the Subsequent Mortgage Loans will be [to be provided as applicable.]]

Additional Information

The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for Monthly Payments due on or before that date.  A Current Report on Form 8-K will be available to purchasers of the Offered Certificates and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.  In the event that Mortgage Loans are removed from or added to the Mortgage Pool as set forth in this prospectus supplement under “Description of the Mortgage Pool,” the removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

[Originator/Servicer]

The information in this section has been provided by [servicer].  None of the Depositor, [    ], the Trustee, the Insurer, the Underwriter or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information.

General

[Description of the Originator/Servicer.]

Lending Activities and Loan Sales

[                                ] originates real estate loans through its network of offices and loan origination centers. [                                ] also participates in secondary market activities by originating and selling mortgage loans while continuing to service the majority of the loans sold.  In other cases [                                ]’s whole loan sale agreements provide for the transfer of servicing rights.

[                                ]’s primary lending activity is funding loans to enable borrowers to purchase or refinance residential real property, which loans are secured by first or second liens on the related real property.  [                                ]’s single-family real estate loans are predominantly “conventional” mortgage loans, meaning that they are not insured by the Federal Housing Administration or partially guaranteed by the U.S.  Department of Veterans Affairs.

The following table summarizes [                                ]’s one- to four-family residential mortgage loan origination and sales activity for the periods shown below.  Sales activity may include sales of mortgage loans purchased by [                     ] from other loan originators.

	Year Ended December 31					Three Months Ended March 31,
	(Dollars in thousands)					(Dollars in thousands)
Originated and purchased	$	$	$	$	$	$	$
Sales	$	$	$	$	$	$	$

Loan Servicing

The Servicer services all of the mortgage loans it originates that are retained in its portfolio and continues to service at least a majority of the loans that have been sold to investors.  Servicing includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent borrowers, and supervising foreclosure in the event of unremedied defaults.  The Servicer’s servicing activities are audited periodically by applicable regulatory authorities.  Some financial records of the Servicer relating to its loan servicing activities are reviewed annually as part of the audit of the Servicer’s financial statements conducted by its independent accountants.

Underwriting Guidelines

The Mortgage Loans were originated generally in accordance with guidelines (the “Underwriting Guidelines”) established by [                                  ].  The Underwriting Guidelines are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral and are also intended to consider the borrower’s credit standing and repayment ability.  On a case-by-case basis and only with the approval of two or more senior lending officers, [                                  ] may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception.  Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment and time in residence at the applicant’s current address.  It is expected that a substantial number of the Mortgage Loans will have been originated under underwriting exceptions.

[Describe originator’s underwriting guidelines.]

Servicing Practices and Experience

In general, when a borrower fails to make a required payment on a residential mortgage loan, [                                ] attempts to cause the deficiency to be cured by corresponding with the borrower.  In most cases deficiencies are cured promptly.  Pursuant to [                          ]’s customary procedures for residential mortgage loans serviced by it for its own account, [         ] generally mails a notice of intent to foreclose to the borrower after the loan has become 31 days past due (two payments due but not received) and, within one month thereafter, if the loan remains delinquent, typically institutes appropriate legal action to foreclose on the property securing the loan.  If foreclosed, the property is sold at public or private sale and may be purchased by [                                ].  In California, real estate lenders are generally unable as a practical matter to obtain a deficiency judgment against the borrower on a loan secured by single-family real estate.

The following table sets forth the delinquency and loss experience at the dates indicated for residential (one- to four-family and multifamily) first lien mortgage loans serviced by the Servicer that were originated or purchased by the Servicer:

[To be provided as applicable.]

There can be no assurance that the delinquency and loss experience of the Mortgage Loans will correspond to the loss experience of the Servicer’s mortgage portfolio set forth in the table above.  The statistics shown above represent the delinquency and loss experience for the Servicer’s total servicing portfolio only for the periods presented, whereas the total delinquency and loss experience on the Mortgage Loans will depend on the results over the life of the Trust Fund.  The Servicer’s portfolio includes mortgage loans with payment and other characteristics that are not representative of the payment and other characteristics of the Mortgage Loans.  A substantial number of the Mortgage Loans may also have been originated based on Underwriting Guidelines that are less stringent than those generally applicable to the servicing portfolio reflected in the table.  If the residential real estate market experiences an overall decline in property values, the actual rates of delinquencies, foreclosures and losses could be higher than those previously experienced by the Servicer.  In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses on to the Mortgage Loans.]

The Pooling and Servicing Agreement

General

The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) dated as of [                              ] among the Depositor, the Servicer and the Trustee.  Reference is made to the Prospectus for important information in addition to that set forth in this Prospectus Supplement regarding the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates.  Offered Certificates in certificated form will be transferable and exchangeable at the Corporate Trust Office of the Trustee.  [                                               ] serve as Certificate Registrar and Paying Agent.

Assignment of Mortgage Loans

The Depositor will assign the Mortgage Loans to the Trustee, together with all principal and interest received with respect to the Mortgage Loans on and after the Cut-off Date, other than Monthly Payments due on or before that date.  Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement that will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Monthly Payment and the maturity date.

The Trustee will, concurrently with the assignment to it of the property constituting the Trust Fund, authenticate and deliver the Certificates.

[As to each Mortgage Loan, the following documents are generally required to be delivered to the Trustee or its custodian (the “Custodian”) in accordance with the Pooling and Servicing Agreement:

·

the related original Mortgage Note endorsed without recourse to the Trustee or in blank;

·

the original Mortgage with evidence of recording indicated on the original Mortgage (or, if the original recorded Mortgage has not yet been returned by the recording office, a copy certified to be a true and complete copy of the Mortgage sent for recording), the original security agreement and related documents;

·

an original assignment of the Mortgage to the Trustee or in blank in recordable form and originals of all intervening assignments, if any, showing a complete chain of title from origination to the Trustee;

·

the policies of title insurance issued with respect to each Mortgage Loan; and

·

the originals of any assumption, modification, extension or guaranty agreements.

Where necessary to protect the interest of the Trustee in the Mortgage Loans, the assignments of each Mortgage to the Trustee are required to be submitted for recording promptly after the Closing Date.]

Under the terms of the agreements (the “Mortgage Loan Purchase Agreements”) pursuant to which [    ] purchased the Mortgage Loans from [the Originator] and the Depositor purchased the Mortgage Loans from [    ], the Custodian [has conducted an initial review of the mortgage loan documents and has notified] the Depositor, [    ] and [the Originator] as to each mortgage loan document that either has not yet been delivered to the Depositor as required or appears to be not properly executed, not in conformity with the description of the Mortgage Loan on the Mortgage Loan schedule or otherwise defective.  If any Mortgage Loan document is not delivered or any material defect in a document is not cured within the time period specified in the Mortgage Loan Purchase Agreements, [the Originator] will be required to repurchase the affected Mortgage Loan for a price equal to the unpaid principal balance of the Mortgage Loan plus accrued interest on the Mortgage Loan (the “Repurchase Price”) or, in some circumstances, to substitute another mortgage loan.

[[The Originator] has made to [    ] and the Depositor under the Mortgage Loan Purchase Agreements representations and warranties that include representations and warranties similar to those summarized in the Prospectus under the heading “Description of the Agreements — Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements — Representations and Warranties; Repurchases.”  [    ]’s and the Depositor’s rights under these representations and warranties will be assigned to the Trustee for the benefit of Certificateholders.  In the event of a breach of any of these representations or warranties that materially and adversely affects the value of any Mortgage Loan or the interests of Certificateholders or the Insurer, [the Originator] will be obligated, within 60 days following its discovery of a breach or receipt of notice of a breach to cure the breach or purchase the affected Mortgage Loan from the Trust Fund for the Repurchase Price or, in some circumstances, to substitute another mortgage loan.]

To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased by [the Originator] and a Realized Loss occurs on the Mortgage Loan, holders of Offered Certificates, in particular the Class [   ]Certificates, may incur a loss if the applicable credit enhancement is not sufficient to cover that loss.

Voting Rights

Voting rights of Certificateholders under the Pooling and Servicing Agreement will be allocated among the Classes of Certificates and among the Certificates of each Class as provided in the Pooling and Servicing Agreement.

General Servicing Provisions

The Mortgage Loans will be serviced by the Servicer in accordance with the provisions of the Pooling and Servicing Agreement.

[The Servicer will be required to use reasonable efforts to collect all amounts due under each Mortgage Loan and to administer the Mortgage Loans in accordance with generally accepted servicing practices.  See “[Originator/Servicer] — Servicing Practices and Experience.”  The Servicer will be required to deposit all amounts collected and recovered with respect to the Mortgage Loans within three Business Days of receipt of those amounts in a separate account in the name of the Trustee (the “Collection Account”); on the [    ] day of each month, or if that date is not a Business Day, on the immediately following Business Day, the Servicer will be required to transfer the Interest Remittance Amount and the Principal Remittance Amount to a separate account maintained by the Trustee for the benefit of the Certificateholders (the “Certificate Account”).

The Servicer will be prohibited under the Pooling and Servicing Agreement from making any material modification to the terms of a Mortgage Loan, including a change in the Mortgage Rate other than as provided in the Mortgage Note, deferral or forgiveness of a Monthly Payment or extension of the maturity date, unless the Mortgage Loan is in default or default is, in the judgment of the Servicer, reasonably foreseeable.

The Servicer will also be prohibited from waiving any prepayment premium except in the case of a default or imminent default, and then may waive the prepayment premium only if the waiver would maximize amounts collected under the Mortgage Loan.]

Prepayment Interest Shortfalls

When a borrower prepays a Mortgage Loan in full or in part between Monthly Payment dates, the borrower pays interest on the amount prepaid only from the last Monthly Payment date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made.  [Any Prepayment Interest Shortfall resulting from a prepayment in full or in part is required to be paid by the Servicer, but only to the extent that the shortfall does not exceed the total of the Servicing Fees for the applicable Distribution Date.]

Advances

[The Servicer will be obligated to make advances (“Advances”) with respect to delinquent payments of principal of and interest on the Mortgage Loans (other than Balloon Payments), adjusted to the related Mortgage Rate less the Servicing Fee Rate, to the extent that those Advances, in its judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of a Mortgage Loan.  The Trustee will be obligated to make any required Advance if the Servicer fails in its obligation to do so, to the extent provided in the Pooling and Servicing Agreement.  The Servicer or the Trustee, as applicable, will be entitled to recover any Advances made by it with respect to a Mortgage Loan out of late payments on the Mortgage Loan or out of related liquidation proceeds and insurance proceeds or, if the Servicer determines that those Advances are not recoverable from those sources, then from collections on other Mortgage Loans.  These reimbursements may result in Realized Losses.

The purpose of making Advances is to maintain a regular cash flow to Certificateholders, rather than to guarantee or insure against losses.  No party will be required to make any Advances with respect to reductions in the amount of the Monthly Payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Monthly Payment owed by a borrower or a reduction of the applicable Mortgage Rate by application of the Relief Act.]

Servicing Advances

The Servicer will be required to advance its own funds for particular purposes, including preserving and restoring Mortgaged Properties, payment of delinquent taxes and insurance premiums, managing and disposing of REO Properties, and legal proceedings.  Advances for these and similar purposes are referred to as “Servicing Advances.”  The Servicer will be reimbursed for Servicing Advances made with respect to a Mortgage Loan out of late payments on the Mortgage Loan, to the extent provided in the Pooling and Servicing Agreement, or out of related liquidation proceeds and insurance proceeds, if the Servicer determines that Servicing Advances are not recoverable from those sources, then from collections and other recoveries on other Mortgage Loans.  The Pooling and Servicing Agreement will require that the Servicer not make a Servicing Advance that is not expected to be recoverable from proceeds of the related Mortgage Loan unless, in the Servicer’s judgment, making that Servicing Advance is in the best interests of the Certificateholders.

Collection of Taxes and Insurance Premiums

The Servicer will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums as well as real estate taxes and similar items with respect to the Mortgage Loans, and will make Servicing Advances with respect to delinquencies in required escrow payments by the related borrowers.

Insurance Coverage

The Servicer is required to obtain and thereafter maintain in effect a bond or similar form of insurance coverage (which may provide blanket coverage) insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Purchases of Defaulted Mortgage Loans

The Servicer may, but will not be obligated to, purchase any Mortgage Loan that becomes three months or more delinquent in payment or as to which the Servicer has started foreclosure proceedings, for a price equal to the unpaid principal balance plus interest accrued and unpaid.

Evidence as to Compliance

The Pooling and Servicing Agreement will provide that each year a firm of independent accountants will furnish a statement to the Trustee to the effect that the firm has examined the necessary documents and records relating to the servicing of mortgage loans by the Servicer and that, on the basis of that examination, the firm is of the opinion that the servicing has been conducted in accordance with applicable accounting standards, except for those exceptions as the firm believes to be immaterial and those exceptions set forth in the statement.

Servicing Compensation and Payment of Expenses

The Servicer will be paid a monthly fee (the “Servicing Fee”) with respect to each Mortgage Loan calculated as [    ]% annually (the “Servicing Fee Rate”) on the outstanding principal balance of each Mortgage Loan.  The Servicer will also be entitled to receive, to the extent provided in the Pooling and Servicing Agreement, additional compensation, in the form of any interest or other income earned on funds it has deposited in the Collection Account pending remittance to the Trustee, as well as customary fees and charges paid by borrowers (other than prepayment premiums).

[The Servicing Fee is subject to reduction as described above under “— Prepayment Interest Shortfalls.”]

Subservicing

The Servicer will be prohibited from assigning the responsibility for servicing the Mortgage Loans, except as permitted by the Pooling and Servicing Agreement, but it may employ one or more subservicers.  If the Servicer chooses to employ subservicers, the Servicer will remain liable for fulfillment of its obligations under the Pooling and Servicing Agreement, and will be considered to have itself received any payment received by a subservicer whether or not the subservicer actually remits that payment.

Resignation or Removal of the Servicer

The Servicer will agree in the Pooling and Servicing Agreement not to resign except with the consent of the Trustee, unless the Servicer delivers to the Trustee an opinion of legal counsel to the effect that the Servicer is no longer permitted under applicable law to perform the duties of the Servicer under the Pooling and Servicing Agreement.

If the Servicer is in default under the Pooling and Servicing Agreement, or the Trustee or Certificateholders having a majority of Voting Rights may remove the Servicer.  [Events of default include:

·

failure by the Servicer to remit any required payment, including any Advance, to the Trustee for one Business Day after receipt of written notice that the payment has not been made;

·

failure by the Servicer to make a required Servicing Advance for 60 days after receipt of written notice that the Servicing Advance has not been made;

·

failure by the Servicer to fulfill any other material requirement under the Pooling and Servicing Agreement within the applicable time period;

·

failure by the Servicer to be qualified to service mortgage loans for either Fannie Mae or Freddie Mac;

·

insolvency of the Servicer; and

·

other events specified in the Pooling and Servicing Agreement.]

[If the Servicer is removed, the Trustee will immediately assume the role of Servicer under the Pooling and Servicing Agreement unless another Servicer is appointed pursuant to the Pooling and Servicing Agreement.  The Trustee will solicit bids from prospective successor Servicers as provided in the Pooling and Servicing Agreement.  If a qualifying bid is not received, the Trustee will continue to service the Mortgage Loans if it is legally qualified to do so until the Trustee appoints a successor Servicer as provided in the Pooling and Servicing Agreement.  If the servicing rights are sold, any proceeds of the sale after deduction of expenses will be paid to the predecessor Servicer.]

Yield Considerations

General

The yields to maturity (or to early termination) on the Offered Certificates will be affected by the rate of principal payments on the Mortgage Loans (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans.  Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the application of Monthly Excess Cashflow, the purchase price paid for the Offered Certificates and other factors.

Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors.  In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans.  Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.  Other factors affecting prepayment of the Mortgage Loans include factors such as changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions.  The Mortgage Loans generally have due-on-sale clauses.

[Approximately [      ]% of the Mortgage Loans are subject to prepayment premiums during intervals ranging from one to five years following origination, as described under “Description of the Mortgage Pools” in this prospectus supplement.  The prepayment premiums may have the effect of reducing the amount or the likelihood of prepayment of these Mortgage Loans during intervals when a prepayment premium would be payable.]

The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments by the borrowers, liquidations of defaulted Mortgage Loans, repurchases of Mortgage Loans due to breaches of representations and warranties or defective documentation and exercise by the holder of the Residual Certificate of its right to purchase all of the Mortgage Loans as described in this prospectus supplement.  The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.  Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully in this prospectus supplement and in the Prospectus under “Yield Considerations”) no assurance can be given as to the rate or the timing of principal payments on the Offered Certificates.  In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor’s yield.  The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires or other natural disasters.  [The Originator] will represent and warrant that as of the Closing Date each Mortgaged Property was free of material damage.  In the event of an uncured breach of this representation and warranty that materially and adversely affects the value of a Mortgage Loan, [the Originator] will be required to repurchase the affected Mortgage Loan or, under some circumstances, substitute another mortgage loan.  If any damage caused by earthquakes, flooding, storms, wildfires, or landslides (or other cause) occurs after the Closing Date, [the Originator] will not have any repurchase obligation.  In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to the affected Mortgaged Properties.  As a consequence, Realized Losses could result.  To the extent that the insurance proceeds received with respect to any damaged Mortgage Properties are not applied to the restoration of those Mortgage Properties, the proceeds will be used to prepay the related Mortgage Loans in whole or in part.  Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Offered Certificates and will reduce the yields on the Offered Certificates to the extent they are purchased at a premium.

Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to holders of the related Certificates of principal amounts that would otherwise be distributed over the remaining terms of those Mortgage Loans.  The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans.  In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

The yields on the Class [   ] Certificates may be adversely affected by Net Prepayment Interest Shortfalls on the Mortgage Loans.

The yields to investors in the Offered Certificates may be affected by the purchase of defaulted Mortgage Loans by the Servicer and by the exercise by [                                ] of its right to purchase the Mortgage Loans, as described under “Description of the Certificates — Optional Purchase of Mortgage Loans; Termination of the Trust Fund” in this prospectus supplement, or the failure of [            ] to exercise that right.

If the purchaser of an Offered Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.  Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.

[The Interest Rates applicable to the Offered Certificates will be affected by the level of [       ] from time to time, and by the Mortgage Rates of the Mortgage Loans from time to time as described under “Risk Factors — Mortgage Loan Interest Rates May Limit Interest Rates on the Certificates.”]

Overcollateralization

[Describe as applicable.]

[Subordination of the Class [   ] Certificates

As described in this prospectus supplement, the Senior Certificates are senior to the Class [   ]Certificates, and the Senior Certificates will have a preferential right to receive amounts in respect of interest to the extent of the Interest Remittance Amount and amounts in respect of principal to the extent of the Principal Distribution Amount for the related Mortgage Pool.  As a result, the yield on the Class [   ]Certificates will be particularly sensitive to delinquencies and losses on the Mortgage Loans.]

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of the security (assuming no losses).  The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

Prepayments on mortgage loans are commonly measured relative to a [                    ] prepayment standard or model.  The model used in this Prospectus Supplement represents

[                                ]. [                                ] does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust Fund.

[The following tables were prepared based on the following assumptions, among other things (collectively, the “Modeling Assumptions”):

·

the initial Class Principal Amounts are as set forth on the cover of this Prospectus Supplement, and the Interest Rates are as described in this prospectus supplement;

·

each Monthly Payment of principal and interest is timely received on the first day of each month starting in [                ];

·

principal prepayments are received in full on the first day of each month starting in [                ] and there are no Net Prepayment Interest Shortfalls;

·

prepayments are received on the Mortgage Loans at the [                ] rate;

·

there are no defaults or delinquencies on the Mortgage Loans;

·

Distribution Dates occur on the [      ]th day of each month, starting in [                    ];

·

there are no re-purchases or substitutions of the Mortgage Loans;

·

[the Mortgage Rates of the Adjustable Rate Mortgage Loans adjust semi-annually;]

·

[the value of the Index is [      ]%;]

·

[the value of LIBOR is       %;]

·

the Certificates are issued on [                ];

·

the sum of the Trustee Fee Rate and the Servicing Fee Rate is [    ]%; and

·

the Mortgage Loans were aggregated into assumed mortgage loans having the following characteristics:]

Assumed Mortgage Loan Characteristics

Loan Type	Principal Balance($)	Gross Coupon Rate(%)	Original Term to Maturity (Months)	Remaining Term to Maturity (Months)	Loan Age (Months)	Gross Margin(%)

The actual characteristics of the Mortgage Loans may, and the performance of the Mortgage Loans will, differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans.  Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed.  Any difference between those assumptions and the actual characteristics and performance of the Mortgage Loans or actual prepayment or loss experience will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding [assumed prepayment rates].

Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Offered Certificates and set forth the percentages of the initial Class Principal Amounts of the Offered Certificates that would be outstanding after each of the Distribution Dates shown at the indicated [assumed prepayment rates].

The weighted average life of an Offered Certificate is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the total of the net reductions of Class Principal Amount described in (1) above.

Percentage of Initial Class Principal Amount of the

Class [   ] Certificates Outstanding under the Following [Prepayment Rates]

Distribution Date	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Initial Percentage	100	100	100	100	100	100

Weighted Average Life in Years With Optional Termination Without Optional Termination

_________

*

Based upon the assumption that [                          ] exercises its option to repurchase the Mortgage Loans as described under “Description of the Certificates — Optional Purchase of Mortgage Loans; Termination of the Trust Fund” in this prospectus supplement, except in the case of the “Weighted Average Life With Optional Termination.”

Material Federal Income Tax Considerations

For federal income tax purposes, one or more elections will be made to treat certain assets of the Trust Fund as a REMIC.  Upon the issuance of the Offered Certificates, McKee Nelson llp (“Tax Counsel”) will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, each segregate pool of assets for which a REMIC election is made will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”), and that the Offered Certificates will represent the ownership of regular interests in the REMIC.  The Class [R] Certificates will represent ownership of the residual interest in each REMIC.  All prospectus purchasers of Offered Certificates should see “Material Federal Income Tax Considerations—REMICs” in the accompanying prospectus.

Because the Offered Certificates are considered REMIC regular interests, they generally are taxable as debt obligations under the Code, and interest paid or accrued on such certificates, including original issue discount with respect to any such certificate issued with original issue discount, will be taxable to holders of Offered Certificates in accordance with the accrual method of accounting.  See “Material Federal Income Tax Considerations—REMICs—Taxation of Owners of Regular Securities” in the accompanying prospectus.

The prepayment assumption that is used in determining the rate of accrual of original issue discount with respect to the Offered Certificates is [100% Prepayment Assumption], as defined below.  However, this rate does not represent the rate at which prepayments have actually occurred and no representation is made as to the rate at which prepayments actually will occur in the future.

The [“100% Prepayment Assumption] assumes a constant prepayment rate of ...]

[Alternatively, grantor trust, partnership or FASIT status to be described as applicable.]

State and Local Income Tax Considerations

In addition to the federal income tax matters described under “Material Federal Income Tax Considerations” above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the Offered Certificates.  State and local income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

Legal Investment Considerations

[The [Senior Certificates] will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”), for so long as they are rated in one of the two highest rating categories by one or more nationally recognized rating agencies, and, as such, are legal investments for some entities to the extent provided in SMMEA.]  These investments, however, will be subject to general regulatory considerations governing investment practices under state and federal laws.

Institutions whose investment activities are subject to review by regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in some mortgage related securities.  In addition, several states have adopted or may adopt regulations that prohibit some state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates may be purchased by them.

See “Legal Investment Considerations” in the Prospectus.

Use of Proceeds

The net proceeds from the sale of the Certificates will be applied by the Depositor, or an affiliate of the Depositor, toward the purchase of the Mortgage Loans.  The Mortgage Loans will be acquired by the Depositor from [    ] in a privately negotiated transaction.

Underwriting

[Subject to the terms and conditions provided in the underwriting agreement and in a terms agreement (collectively, the “Underwriting Agreement”) among the Depositor, [    ] and the Underwriter, the Depositor and [    ] have agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Offered Certificates.

The distribution of the Offered Certificates by the Underwriter will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale.  The Underwriter may effect these transactions by selling the Certificates to or through dealers, and dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions.  The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Act”).  The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against some civil liabilities, including liabilities under the Act.]

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $[                          ].

The Underwriter is an affiliate of the Depositor and [    ].

ERISA Considerations

Employee benefit plans and other retirement arrangements that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Code (“Plans”) and any person utilizing the assets of a Plan, may be eligible to purchase the Offered Certificates, pursuant to a prohibited transaction exemption which has been issued to the Underwriter by the Department of Labor as described in “ERISA Considerations” in the Prospectus, except that if the rating of the Offered Certificates is lower than “BBB-” at the time of its acquisition by a Plan in the secondary market it may only be acquired by an insurance company general account if the exemptive relief granted by the Department of Labor for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60, is available with respect to the investment.  The Pooling and Servicing Agreement will include restrictions on the transfer of the Offered Certificates. A fiduciary of a Plan must determine that the purchase of a [Note] is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code.

See “ERISA Considerations” in the accompanying Prospectus.

Experts

[Describe as applicable.]

Legal Matters

Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for the Underwriter by McKee Nelson llp.

Ratings

It is a condition to the issuance of the [           ] Certificates that they be rated “[     ]” by [Rating Agency] and “[       ]” by [Rating Agency] (the “Rating Agencies “).  It is a condition to the issuance of the Class [   ] Certificates that they be rated “[         ]” by [Rating Agency] and “[         ]” by [Rating Agency].

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  A securities rating addresses the likelihood of the receipt by holders of Offered Certificates of distributions in the amount of scheduled payments on the Mortgage Loans.  The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Offered Certificates.  The ratings on the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments.  The ratings do not address the possibility that holders of Offered Certificates might suffer a lower than anticipated yield due to prepayments.

The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either Rating Agency.

The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by the other rating agency.  The rating assigned by the other rating agency to the Offered Certificates could be lower than the ratings assigned by the Rating Agencies.

Glossary of Defined Terms

[To be provided.]

Annex I

Global Clearance, Settlement and Tax Documentation Procedures

Except in some limited circumstances, the globally offered ACE Securities Corp. [          ] Pass-Through Certificates (the “Global Securities”) will be available only in book-entry form.  Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream Luxembourg or Euroclear.  The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co.  as nominee of DTC.  Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading between Clearstream Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Seller And Clearstream Luxembourg Or Euroclear Purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last interest payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (that would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear.  Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.  The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment.  Payment will include interest accrued on the Global Securities from and including the last interest payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period.  If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

·

borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

·

borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

·

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global securities holding securities through Clearstream, Luxembourg or Euroclear, or through DTC will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons or to 31% backup withholding, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. If the information shown on Form W-8 BEN changes, a new Form W-8 must be filed within 30 days of the change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners of securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN (including Part II thereof). If the treaty provides only for a reduced rate, the beneficial owner may still be entitled to complete exemption from withholding under item (1) above.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI are generally effective for three calendar years from the close of the calendar year in which it is collected.

The term “U.S. Person” means (1) a citizen or resident of the United States, (2) a corporation or partnership (or other entity properly classified as a corporation or partnership for U.S. Federal income tax purposes) organized in or under the laws of the United States or any state or the District of Columbia,  (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4)  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.  Notwithstanding the preceding sentence, to the extent provided in regulations, trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also will be considered U.S. Persons. Treasury regulations provide certain presumptions regarding the entity classification and foreign or U.S. status of a holder that a payor generally must apply in the absence of appropriate documentation from the holder, and provide detailed documentation and procedures for holders claiming withholding tax exemptions through intermediaries.  Prospective investors are urged to consult their tax advisors regarding the effect of these regulations on their ability to claim and the means for claiming exemptions from or reduced rates of U.S. withholding taxes.

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global securities. Investors are advised to consult their own tax  advisers for specific tax advice concerning their holding and disposing of the Global securities.

$[                              ]

(Approximate)

ACE SECURITIES CORP.

[                     ] Trust

[                        ] Pass-Through Certificates,

[                                                ,]

Originator and Servicer

PROSPECTUS SUPPLEMENT

Deutsche Bank Securities Inc.

PROSPECTUS

Asset Backed Certificates

Asset Backed Notes

(Issuable in Series)

ACE Securities Corp.,
Depositor

The Trust Funds:

Each trust fund will be established to hold assets transferred to it by ACE Securities Corp.  The assets in each trust fund will generally consist of one or more of the following:

•

mortgage loans secured by one- to four-family residential properties, commercial properties, multifamily properties, mixed-use residential and commercial properties or unimproved land;

•

unsecured home improvement loans;

•

manufactured housing installment sale contracts;

•

mortgage pass-through notes or certificates issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac; or

•

previously issued asset-backed or mortgage-backed notes or certificates backed by mortgage loans secured by residential properties or participations in those types of loans.

The assets in your trust fund are specified in the prospectus supplement for that particular trust fund, while the types of assets that may be included in a trust fund, whether or not in your trust fund, are described in greater detail in this prospectus.

The Securities:

ACE Securities Corp. will sell the notes or certificates, as applicable, pursuant to a prospectus supplement.  The notes or certificates, as applicable, will be grouped into one or more series, each having is own distinct designation.  Each series will be issued in one or more classes and will evidence beneficial ownership of, or be secured by, the assets in the trust fund that the series relates to.  A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is June 24, 2005

Description of the Trust Funds

Use of Proceeds

Yield Considerations

The Depositor

Description of the Securities

Description of the Agreements

Description of Credit Support

Certain Legal Aspects of Mortgage Loans

Certain Legal Aspects of the Contracts

Material Federal Income Tax Considerations

State and Other Tax Considerations

ERISA Considerations

Legal Investment

Methods of Distribution

Additional Information

Incorporation of Certain Documents by Reference

Legal Matters

Financial Information

Rating

INDEX OF DEFINED TERMS

Description of the Trust Funds

Assets

The primary assets of each trust fund (the “Assets”) will include some or all of the following types of assets:

•

mortgage loans on single family and multifamily residential properties, which may include Home Equity Loans, home improvement contracts and Land Sale Contracts (each as defined in this prospectus), commercial properties, unimproved land and mixed-use residential and commercial properties;

•

home improvement installment sales contracts or installment loans that are unsecured called unsecured home improvement Loans;

•

manufactured housing installment sale contracts or installment loan agreements referred to as contracts;

•

any combination of “fully modified pass-through” mortgage-backed certificates guaranteed by the Government National Mortgage Association (“Ginnie Mae”), guaranteed mortgage pass-through securities issued by Fannie Mae (“Fannie Mae”) and mortgage participation certificates issued by the Federal Home Loan Mortgage Corporation (“Freddie Mac”) (collectively, “Agency Securities”);

•

previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates (each, and collectively, “Mortgage Securities”) evidencing interests in, or collateralized by, mortgage loans or Agency Securities; or

•

a combination of mortgage loans, unsecured home improvement loans, contracts, Agency Securities and/or Mortgage Securities.

The mortgage loans will not be guaranteed or insured by ACE Securities Corp. or any of its affiliates.  The mortgage loans will be guaranteed or insured by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the prospectus supplement.  The depositor will select each Asset to include in a trust fund from among those it has purchased, either directly or indirectly, from a prior holder (an “Asset Seller”), which may be an affiliate of the depositor and which prior holder may or may not be the originator of that mortgage loan.

The Assets included in the trust fund for your series may be subject to various types of payment provisions:

•

“Level Payment Assets,” which may provide for the payment of interest, and full repayment of principal, in level monthly payments with a fixed rate of interest computed on their declining principal balances;

•

“Adjustable Rate Assets,” which may provide for periodic adjustments to their rates of interest to equal the sum of a fixed margin and an index;

•

“Buy Down Assets,” which are Assets for which funds have been provided by someone other than the related borrowers to reduce the borrowers’ monthly payments during the early period after origination of those Assets;

•

“Increasing Payment Assets,” as described below;

•

“Interest Reduction Assets,” which provide for the one-time reduction of the interest rate payable on these Assets;

•

“GEM Assets,” which provide for (1) monthly payments during the first year after origination that are at least sufficient to pay interest due on these Assets, and (2) an increase in those monthly payments in later years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization terms of those Assets;

•

“GPM Assets,” which allow for payments during a portion of their terms which are or may be less than the amount of interest due on their unpaid principal balances, and this unpaid interest will be added to the principal balances of those Assets and will be paid, together with interest on the unpaid interest, in later years;

•

“Step-up Rate Assets” which provide for interest rates that increase over time;

•

“Balloon Payment Assets;”

•

“Convertible Assets” which are Adjustable Rate Assets subject to provisions pursuant to which, subject to limitations, the related borrowers may exercise an option to convert the adjustable interest rate to a fixed interest rate; and

•

“Bi-weekly Assets,” which provide for payments to be made by borrowers on a bi-weekly basis.

An “Increasing Payment Asset” is an Asset that provides for monthly payments that are fixed for an initial period to be specified in the prospectus supplement and which increase thereafter (at a predetermined rate expressed as a percentage of the monthly payment during the preceding payment period, subject to any caps on the amount of any single monthly payment increase) for a period to be specified in the prospectus supplement from the date of origination, after which the monthly payment is fixed at a level-payment amount so as to fully amortize the Asset over its remaining term to maturity.  The scheduled monthly payment for an Increasing Payment Asset is the total amount required to be paid each month in accordance with its terms and equals the sum of (1) the borrower’s monthly payments referred to in the preceding sentence and (2) payments made by the respective servicers pursuant to buy-down or subsidy agreements.  The borrower’s initial monthly payments for each Increasing Payment Asset are set at the level-payment amount that would apply to an otherwise identical Level Payment Asset having an interest rate some number of percentage points below the Asset Rate of that Increasing Payment Asset.  The borrower’s monthly payments on each Increasing Payment Asset, together with any payments made on the Increasing Payment Asset by the related servicers pursuant to buy-down or subsidy agreements, will in all cases be sufficient to allow payment of accrued interest on the Increasing Payment Asset at the related interest rate, without negative amortization.  A borrower’s monthly payments on an Increasing Payment Asset may, however, not be sufficient to result in any reduction of the principal balance of that Asset until after the period when those payments may be increased.

The Notes or Certificates, as applicable (as defined in this prospectus), will be entitled to payment only from the assets of the related trust fund and will not be entitled to payments from the assets of any other trust fund established by the depositor.  The assets of a trust fund may consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets, if specified in the prospectus supplement.

Mortgage Loans

General

Each mortgage loan will generally be secured by a lien on (1) a one- to four-family residential property (including a manufactured home) or a security interest in shares issued by a cooperative housing corporation (a “Single Family Property”), (2) a primarily residential rental property that consists of five or more residential dwelling units (“Multifamily Property”), (3) a retail, office, agricultural or other commercial property, including but not limited to partially improved or unimproved (“Commercial Property”), (4) a mixed residential/commercial property (“Mixed-Use Property” and together with Single Family Property, Multifamily Property and Commercial Property, the “Mortgaged Properties”).  The mortgage loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property.

The Mortgaged Properties may also include:

•

Apartment buildings owned by cooperative housing corporations (“Cooperatives”); and

•

Leasehold interests in properties, the title to which is held by third party lessors.  The term of these leaseholds will exceed the term of the related mortgage note by at least five years or some other time period specified in the prospectus supplement.

The mortgage loans may include:

•

Closed-end and/or revolving home equity loans or balances of these home equity loans (“Home Equity Loans”);

•

Secured home improvement installment sales contracts and secured installment loan agreements, known as home improvement contracts; and

•

Mortgage loans evidenced by contracts (“Land Sale Contracts”) for the sale of properties pursuant to which the borrower promises to pay the amount due on the mortgage loans to the holder of the Land Sale Contract with fee title to the related property held by that holder until the borrower has made all of the payments required pursuant to that Land Sale Contract, at which time fee title is conveyed to the borrower.

The originator of each mortgage loan will have been a person other than the depositor.  The prospectus supplement will indicate if any originator is an affiliate of the depositor.  The mortgage loans will be evidenced by mortgage notes secured by mortgages, deeds of trust or other security instruments (the “Mortgages”) creating a lien on the Mortgaged Properties.  The Mortgaged Properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.  If provided in the prospectus supplement, the mortgage loans may include loans insured by the Federal Housing Administration (the “FHA”) or partially guaranteed by the Veteran’s Administration (the “VA”).  See “—FHA Loans and VA Loans” below.

Loan-to-Value Ratio

The “Loan-to-Value Ratio” of a mortgage loan at any particular time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan to the Value of the related Mortgaged Property.  The “Value” of a Mortgaged Property, other than for Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of that loan and (b) the sales price for that property.  ”Refinance Loans” are loans made to refinance existing loans.  Unless otherwise specified in the prospectus supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value of the Mortgaged Property determined in an appraisal obtained at the time of origination of the Refinance Loan.  The value of a Mortgaged Property as of the date of initial issuance of the related series may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

Primary Mortgage Insurance

Except in the case of high loan-to-value loans and as otherwise specified in the related prospectus supplement, each mortgage loan having a loan-to-value ratio at origination in excess of 80%, is required to be covered by a primary mortgage guaranty insurance policy insuring against default on such mortgage loan as to at least the principal amount thereof exceeding 75% of the value of the mortgaged property at origination of the mortgage loan. This insurance must remain in force at least until the mortgage loan amortizes to a level that would produce a loan-to-value ratio lower than 80%. See “Primary Mortgage Insurance Policies”.

Mortgage Loan Information in the Prospectus Supplements

Your prospectus supplement will contain information, as of the dates specified in that prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to the mortgage loans, including:

•

the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of, unless otherwise specified in that prospectus supplement, the close of business on the first day of the month of formation of the related trust fund (the “Cut-off Date”);

•

the type of property securing the mortgage loans;

•

the weighted average (by principal balance) of the original and remaining terms to maturity of the mortgage loans;

•

the range of maturity dates of the mortgage loans;

•

the range of the Loan-to-Value Ratios at origination of the mortgage loans;

•

the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

•

the state or states in which most of the Mortgaged Properties are located;

•

information regarding the prepayment provisions, if any, of the mortgage loans;

•

for mortgage loans with adjustable mortgage rates (“ARM Loans”), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum mortgage rate or monthly payment variation at the time of any adjustment of and over the life of the ARM Loan;

•

information regarding the payment characteristics of the mortgage loans, including balloon payment and other amortization provisions;

•

the number of mortgage loans that are delinquent and the number of days or ranges of the number of days those mortgage loans are delinquent; and

•

the material underwriting standards used for the mortgage loans.

If specific information respecting the mortgage loans is unknown to the depositor at the time the Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance of that Security and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission (the “Commission”) within fifteen days after that initial issuance.

The prospectus supplement will specify whether the mortgage loans include (1) Home Equity Loans, which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or (2) home improvement contracts originated by a home improvement contractor and secured by a mortgage on the related mortgaged property that is junior to other liens on the mortgaged property.  The home improvements purchased with the home improvement contracts typically include replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods, solar heating panels, patios, decks, room additions and garages.  The prospectus supplement will specify whether the home improvement contracts are FHA loans and, if so, the limitations on any FHA insurance.  In addition, the prospectus supplement will specify whether the mortgage loans contain some mortgage loans evidenced by Land Sale Contracts.

Payment Provisions of the Mortgage Loans

All of the mortgage loans will provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at some other interval as is specified in the prospectus supplement or for payments in another manner described in the prospectus supplement.  Each mortgage loan may provide for no accrual of interest or for accrual of interest on the mortgage loan at a mortgage rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate or a different adjustable mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified in the related mortgage note, in each case as described in the prospectus supplement.  Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of particular events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the prospectus supplement.  Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the prospectus supplement.  Each mortgage loan may contain prohibitions on prepayment (a “Lock-out Period” and, the date of expiration thereof, a “Lock-out Date”) or require payment of a premium or a yield maintenance penalty (a “Prepayment Premium”) in connection with a prepayment, in each case as described in the prospectus supplement.  If the holders of any class or classes of Offered Notes or Offered Certificates, as applicable, are entitled to all or a portion of any Prepayment Premiums collected from the mortgage loans, the prospectus supplement will specify the method or methods by which any of these amounts will be allocated.  See “—Assets” above.

Revolving Credit Line Loans

As more fully described in the prospectus supplement, the mortgage loans may consist, in whole or in part, of revolving Home Equity Loans or balances of these Home Equity Loans (“Revolving Credit Line Loans”).  Interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of that loan.  From time to time before the expiration of the related draw period specified in a Revolving Credit Line Loan, principal amounts on that Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the prospectus supplement) or repaid.  If specified in the prospectus supplement, new draws by borrowers under the Revolving Credit Line Loans will automatically become part of the trust fund described in the prospectus supplement.  As a result, the total balance of the Revolving Credit Line Loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to those balances and those amounts will usually differ each day, as more specifically described in the prospectus supplement.  Under some circumstances, under a Revolving Credit Line Loan, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest that accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal.  An interest only payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan.

Unsecured Home Improvement Loans

The unsecured home improvement loans may consist of conventional unsecured home improvement loans, unsecured installment loans and unsecured home improvement loans that are FHA loans.  Except as otherwise described in the prospectus supplement, the unsecured home improvement loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate.

Unsecured Home Improvement Loan Information in Prospectus Supplements

Each prospectus supplement will contain information, as of the dates specified in the prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to any unsecured home improvement loans, including:

•

the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the unsecured home improvement loans as of the applicable cut-off date;

•

the weighted average, by principal balance, of the original and remaining terms to maturity of the unsecured home improvement loans;

•

the earliest and latest origination date and maturity date of the unsecured home improvements loans;

•

the interest rates or range of interest rates and the weighted average interest rates borne by the unsecured home improvement loans;

•

the state or states in which most of the unsecured home improvement loans were originated.

•

information regarding the prepayment provisions, if any, of the unsecured home improvement loans;

•

with respect to the unsecured home improvement loans with adjustable interest rates, called ARM unsecured home improvement loans, the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum interest rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM unsecured home improvement loan;

•

information regarding the payment characteristics of the unsecured home improvement loans;

•

the number of unsecured home improvement loans that are delinquent and the number of days or ranges of the number of days that unsecured home improvement loans are delinquent; and

•

the material underwriting standards used for the unsecured home improvement loans.

If specific information respecting the unsecured home improvement loans is unknown to the depositor at the time Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days after the related initial issuance.  The characteristics of the unsecured home improvement loans included in a trust fund will not vary by more than five percent, by total principal balance as of the cut-off date, from the characteristics thereof that are described in the prospectus supplement.

Commercial, Multifamily and Mixed-Use Mortgage Loans

The mortgage loans may include mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts for the sale of, fee simple or leasehold interests in commercial real property (“Commercial Mortgage Loans” ), multifamily residential property (“Multifamily Mortgage Loans” ), and/or mixed residential and commercial property (“Mixed-Use Mortgage Loans” ), and related property and interests.

Certain of the Commercial, Multifamily and Mixed-Use Mortgage Loans may be simple interest loans, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

Commercial, Multifamily and Mixed-Use Mortgage Loans also may be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both, and/or other collateral.  Pursuant to an assignment of leases and rents, the related borrower assigns its right, title and interest as landlord under each related lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default.  If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower.  State law may limit the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed.  See “Certain Legal Aspects of the Mortgage Loans — Leases and Rents.”

Certain of the Commercial, Multifamily and Mixed-Use Mortgage Loans may require the borrower to make an initial escrow deposit and/or an ongoing monthly deposit to fund a reserve for any of a variety of purposes, including repairs to the Mortgaged Property or replacement of fixtures or equipment, tenant improvements, and payment in the event of certain lease contingencies.  In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit.  These amounts may be held in a custodial account by the applicable servicer or an agent.  The loan documents will generally provide for release of the reserve amounts to the borrowers from time to time upon the satisfaction of certain conditions.

Such amounts may not continue to be escrowed in the future.  In some instances, the borrower may be released from its obligation to fund a monthly reserve upon specified conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease.  Likewise, there may be cases where, although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events.  In the event of default by a borrower, amounts in a related reserve account may generally be applied to pay amounts owed on the mortgage loan.

Originators of Commercial, Multifamily and Mixed-Use Mortgage Loans may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers, which may apply varying underwriting criteria in connection with originating mortgage loans.

Commercial, multifamily and mixed-use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending.  Commercial, multifamily and mixed-use real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans.  Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project.  If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower’s ability to repay the loan may be impaired.  Commercial, multifamily and mixed-use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions.  Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, that affect the future cash flow of the property.  Corresponding to the greater lending risk is a generally higher interest rate applicable to commercial, multifamily and mixed-use real estate lending.

A borrower (or the borrowers) under a Commercial, Multifamily or Mixed-Use Mortgage Loan may be one or more individuals or may be a corporation or other registered organization.  In some cases a borrower, such as a special purpose entity, will have no material assets other than the mortgaged property.  In addition, in some cases the loans will have been made on a non-recourse basis — in the event of default by the borrower, the only source of repayment will be the proceeds of liquidation of the related property.

There are various risks associated with different types of commercial, multifamily and mixed-use loans.  For example, the performance of a multifamily loan and the value of the related mortgaged property may be affected by many factors, including:

·

local and regional economic conditions;

·

the physical condition of the property;

·

the types of services and amenities provided;

·

the tenant population — i.e., predominantly students or elderly persons, or workers in a particular industry;

·

availability of alternative rental properties;

·

changes in the surrounding neighborhood;

·

management;

·

the level of mortgage interest rates;

·

dependence upon government rent subsidies;

·

any applicable rent control laws; and

·

state and local regulations.

The performance of a commercial loan secured by one or more retail properties and the value of the related mortgaged property may be affected by many factors, including:

·

the quality and success of a retail property’s tenants;

·

closing of a major store in the shopping center where the related property is located;

·

changes in consumer preferences;

·

declines in consumer spending;

·

competition from local merchants and from catalog and internet retailers; and

·

product obsolescence.

The performance of a commercial loan secured by one or more office properties and the value of the related mortgaged property may be affected by many factors, including:

·

quality and nature of tenants;

·

tenant concentration — i.e., predominantly high tech firms, law firms, government agencies, etc.;

·

the physical condition of the property;

·

the types of services and amenities provided;

·

changes in the surrounding neighborhood; and

·

availability of alternative office space.

The performance of a commercial loan secured by one or more industrial properties and the value of the related mortgaged property may be affected by many factors, including:

·

the design and adaptability of the building;

·

success or failure of the business of the tenant, which is frequently the sole tenant of the property;

·

availability of alternative space; and

·

quality of the local and regional transportation system.

The value of a commercial, multifamily or mixed-use property may also be affected by a variety of other factors.  In general, such factors as location, changing demographics or traffic patterns, increases in operating expenses, competitive factors and economic conditions generally, among others, may affect the value of a commercial property.

Hospitals, nursing homes and other health care properties may receive a substantial portion of their revenues from government programs, which are subject to statutory and regulatory changes and funding limitations.  With respect to commercial, multifamily and mixed-use loans generally, such factors as the management skill, experience and financial resources of the operator (which may be other than the borrower), national and regional economic conditions and other factors may affect the ability of borrowers to make payments when due.

Unimproved land generates no current income to support payment of the related mortgage loan and other expenses, may prove to be unsuitable for its intended purpose and may be difficult to sell for an amount at least equal to the unpaid principal balance of the related loan.

Leasehold mortgages are subject to risks not associated with mortgage loans secured by a lien on the fee estate of a borrower.  If the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security.  However, such leases generally require the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, and permit the leasehold estate to be assigned to and by the leasehold mortgagee.

The risk that a mortgaged property may be, or become, contaminated with hazardous materials is greater with respect to commercial and mixed-use loans than with respect to residential mortgage loans.  Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup.  In several states, such a lien has priority over the lien of an existing mortgage against such property.  In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA“), a lender may be liable, as an “owner” or “operator,” for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner.  See “Certain Legal Aspects of the Mortgage Loans — Environmental Considerations.”  A lender also risks such liability on foreclosure of the mortgage.  Any such lien arising with respect to a mortgaged property would adversely affect the value of that mortgaged property and could make impracticable the foreclosure on that mortgaged property in the event of a default by the related borrower.  In addition, certain environmental laws impose liability for releases of asbestos into the air.  Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos, lead paint, radon or other hazardous substances.  Property owners in some areas have been subject to liability claims associated with mold.

Contracts

General

To the extent provided in the prospectus supplement, each contract will be secured by a security interest in a new or used manufactured home, called a Manufactured Home.  The contracts may include contracts that are FHA loans.  The method of computing the Loan-to-Value Ratio of a contract will be described in the prospectus supplement.

Contract Information in Prospectus Supplements

Each prospectus supplement relating to a trust fund whose assets include a substantial proportion of contracts will contain certain information, as of the dates specified in that prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to any contracts, including:

•

the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the contracts as of the applicable cut-off date;

•

whether the manufactured homes were new or used as of the origination of the related contracts;

•

the weighted average, by principal balance, of the original and remaining terms to maturity of the contracts;

•

the range of maturity dates of the contracts;

•

the range of the Loan-to-Value Ratios at origination of the contracts;

•

the annual percentage rate on each contract, called a contract rate, or range of contract rates and the weighted average contract rate borne by the contracts;

•

the state or states in which most of the manufactured homes are located at origination;

•

information regarding the prepayment provisions, if any, of the contracts;

•

for contracts with adjustable contract rates, referred to as ARM contracts, the index, the frequency of the adjustment dates, and the maximum contract rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM contract;

•

the number of contracts that are delinquent and the number of days or ranges of the number of days those contracts are delinquent;

•

information regarding the payment characteristics of the contracts; and

•

the material underwriting standards used for the contracts.

If specific information respecting the contracts is unknown to the depositor at the time the Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days after the related initial issuance.  The characteristics of the contracts included in a trust fund will not vary by more than five percent (by total principal balance as of the cut-off date) from the characteristics thereof that are described in the prospectus supplement.

The information described above regarding the contracts in a trust fund may be presented in the prospectus supplement in combination with similar information regarding the mortgage loans in the trust fund.

Payment Provisions of the Contracts

All of the contracts will provide for payments of principal, interest or both, on due dates that occur monthly or at some other interval as is specified in the prospectus supplement or for payments in another manner described in the prospectus supplement.  Each contract may provide for no accrual of interest or for accrual of interest thereon at a contract rate that is fixed over its term or that adjusts from time to time, or as otherwise specified in the prospectus supplement.  Each contract may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the contract rate as otherwise described in the prospectus supplement.

Agency Securities

The Agency Securities will consist of any combination of Ginnie Mae certificates, Fannie Mae certificates and Freddie Mac certificates, which may include Stripped Agency Securities, as described below.

Ginnie Mae

Ginnie Mae is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development.  Section 306(g) of Title III of the Housing Act authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA loans, VA loans or by pools of other eligible residential loans.

Section 306(g) of the Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection.”  To meet its obligations under that guaranty, Ginnie Mae is authorized, under Section 306(d) of the National Housing Act of 1934 (the “Housing Act”), to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

Ginnie Mae Certificates

Each Ginnie Mae certificate will be a “fully modified pass-through” mortgage-backed certificate issued and serviced by an issuer approved by Ginnie Mae or Fannie Mae as a seller-servicer of FHA loans or VA loans, except as described below regarding Stripped Agency Securities (as defined below).  The loans underlying Ginnie Mae certificates may consist of FHA loans, VA loans and other loans eligible for inclusion in loan pools underlying Ginnie Mae certificates. The mortgage loans may be secured by Manufactured Homes, Single Family Property or Multifamily Property.  Ginnie Mae certificates may be issued under either or both of the Ginnie Mae I program and the Ginnie Mae II program, as described in the prospectus supplement.  If the trust fund includes Ginnie Mae certificates, your prospectus supplement will include any material additional information regarding the Ginnie Mae guaranty program, the characteristics of the pool underlying those Ginnie Mae certificates, the servicing of the related pool, the payment of principal and interest on Ginnie Mae certificates and other relevant matters regarding the Ginnie Mae certificates.

Except as otherwise specified in the prospectus supplement or as described below with respect to Stripped Agency Securities, each Ginnie Mae certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of that Ginnie Mae certificate of monthly payments of principal and interest equal to the holder’s proportionate interest in the total amount of the monthly principal and interest payments on each related FHA loan or VA loan, minus servicing and guaranty fees totaling the excess of the interest on that FHA loan or VA loan over the Ginnie Mae certificates’ interest rate.  In addition, each payment to a holder of a Ginnie Mae certificate will include proportionate pass-through payments to that holder of any prepayments of principal of the FHA loans or VA loans underlying the Ginnie Mae certificate and the holder’s proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any related FHA loan or VA loan.

The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the issuer of the Ginnie Mae certificates, the depositor or any affiliates of the depositor, and the only recourse of a registered holder (for example, the trustee) is to enforce the guaranty of Ginnie Mae.

Ginnie Mae will have approved the issuance of each of the Ginnie Mae certificates included in a trust fund in accordance with a guaranty agreement or contract between Ginnie Mae and the issuer of the Ginnie Mae certificates.  Pursuant to that agreement, that issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA loans and VA loans, including collecting payments from borrowers and remitting those collections to the registered holder, maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower, maintaining primary hazard insurance, and advancing from its own funds to make timely payments of all amounts due on the Ginnie Mae certificate, even if the payments received by that issuer on the loans backing the Ginnie Mae certificate are less than the amounts due.  If the issuer is unable to make payments on a Ginnie Mae certificate as they become due, it must promptly notify Ginnie Mae and request Ginnie Mae to make that payment.  Upon that notification and request, Ginnie Mae will make those payments directly to the registered holder of the Ginnie Mae certificate.  In the event no payment is made by the issuer and the issuer fails to notify and request Ginnie Mae to make that payment, the registered holder of the Ginnie Mae certificate has recourse against only Ginnie Mae to obtain that payment.  The trustee or its nominee, as registered holder of the Ginnie Mae certificates included in a trust fund, is entitled to proceed directly against Ginnie Mae under the terms of the guaranty agreement or contract relating to the Ginnie Mae certificates for any amounts that are unpaid when due under each Ginnie Mae certificate.

The Ginnie Mae certificates included in a trust fund may have other characteristics and terms, different from those described above so long as the Ginnie Mae certificates and underlying residential loans meet the criteria of the rating agency or agencies.  The Ginnie Mae certificates and underlying residential loans will be described in the prospectus supplement.

Fannie Mae

Fannie Mae is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (the “Charter Act”).  Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders.  Fannie Mae acquires funds to purchase loans from many capital market investors, thus expanding the total amount of funds available for housing.  Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.  In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders.  Fannie Mae receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

Fannie Mae Certificates

Fannie Mae certificates are Guaranteed Mortgage Pass-Through Certificates typically issued pursuant to a prospectus that is periodically revised by Fannie Mae.  Fannie Mae certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae.  Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program.  Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.  Mortgage loans underlying Fannie Mae certificates included in a trust fund will consist of conventional mortgage loans secured by Single Family Property or Multifamily Property, FHA loans, or VA loans.  If the trust fund includes Fannie Mae certificates, your prospectus supplement will include any material additional information regarding the Fannie Mae program, the characteristics of the pool underlying the Fannie Mae certificates, the servicing of the related pool, payment of principal and interest on the Fannie Mae certificates and other relevant matters about the Fannie Mae certificates.

Except as described below with respect to Stripped Agency Securities, Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing that holder’s proportionate share of scheduled principal and interest at the applicable interest rate provided for by that Fannie Mae certificate on the underlying mortgage loans, whether or not received, and that holder’s proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not the related principal amount is actually recovered.

The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States.  If Fannie Mae were unable to satisfy those obligations, distributions to the holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying loans and, accordingly, monthly distributions to the holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those loans.

Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or multifamily loans) are available in book-entry form only.  For a Fannie Mae certificate issued in book-entry form, distributions on the Fannie Mae certificate will be made by wire, and for a fully registered Fannie Mae certificate, distributions will be made by check.

The Fannie Mae certificates included in a trust fund may have other characteristics and terms, different from those described above, as long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Certificates.  The Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

Freddie Mac

Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the “Freddie Mac Act”).  Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing.  It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages.  The principal activity of Freddie Mac currently consists of the purchase of first lien, conventional residential mortgage loans or participation interests in those mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac certificates.  Freddie Mac is confined to purchasing, so far as practicable, mortgage loans and participation interests in mortgage loans which it deems to be of the quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates

Each Freddie Mac certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA loans or VA loans (the “Freddie Mac Certificate Group”).  Each of these mortgage loans must meet the applicable standards set forth in the Freddie Mac Act.  A Freddie Mac Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac Certificate Group.  If the trust fund includes Freddie Mac certificates, your prospectus supplement will include any material additional information regarding the Freddie Mac guaranty program, the characteristics of the pool underlying that Freddie Mac certificate, the servicing of the related pool, payment of principal and interest on the Freddie Mac certificate and any other relevant matters about the Freddie Mac certificates.

Except as described below with respect to Stripped Agency Securities, Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable interest rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac Certificate Group represented by that Freddie Mac certificate, whether or not received.  Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by that holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder’s pro rata share of the principal, but does not, except if and to the extent specified in the prospectus supplement, guarantee the timely payment of scheduled principal.  Pursuant to its guarantees, Freddie Mac also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan.  Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of

(1)

foreclosure sale;

(2)

payment of the claim by any mortgage insurer; and

(3)

the expiration of any right of redemption, but in any event no later than one year after demand has been made upon the borrower for accelerated payment of principal.

In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment for the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold.  The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank.  The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States.  If Freddie Mac were unable to satisfy those obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

The Freddie Mac certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as the Freddie Mac certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Notes or Certificates, as applicable.  The Freddie Mac certificates and underlying mortgage loans will be described in the prospectus supplement.

Stripped Agency Securities

The Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates may be issued in the form of certificates (“Stripped Agency Securities”) that represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal or interest distributions (but not all of those distributions), on an underlying pool of mortgage loans or other Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates.  Ginnie Mae, Fannie Mae or Freddie Mac, as applicable, will guarantee each Stripped Agency Security to the same extent as that entity guarantees the underlying securities backing the Stripped Agency Securities or to the extent described above for a Stripped Agency Security backed by a pool of mortgage loans, unless otherwise specified in the prospectus supplement.  If the trust fund includes Stripped Agency Securities, your prospectus supplement will include any material additional information regarding the characteristics of the assets underlying the Stripped Agency Securities, the payments of principal and interest on the Stripped Agency Securities and other relevant matters about the Stripped Agency Securities.

Mortgage Securities

The Mortgage Securities will represent beneficial interests in loans of the type that would otherwise be eligible to be mortgage loans, unsecured home improvement loans, contract or Agency Securities, or collateralized obligations secured by mortgage loans, unsecured home improvement loans, contract or Agency Securities.  The Mortgage Securities will have been

(1)

issued by an entity other than the depositor or its affiliates;

(2)

acquired in bona fide secondary market transactions from persons other than the issuer of the Mortgage Securities or its affiliates; and

(3)

(a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of those securities at the time of sale (nor an affiliate of the issuer at any time during the preceding three months); provided a period of two years elapsed since the later of the date the securities were acquired from the issuer.

Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality of the United States, they need not be, and Mortgage Securities themselves will not be so insured or guaranteed.  Except as otherwise set forth in the prospectus supplement, Mortgage Securities will generally be similar to Notes or Certificates, as applicable, offered under this prospectus.

The prospectus supplement for the Notes or Certificates, as applicable, of each series evidencing interests in a trust fund including Mortgage Securities will include a description of the Mortgage Securities and any related credit enhancement, and the related mortgage loans, unsecured home improvement loans, contracts, or Agency Securities will be described together with any other mortgage loans or Agency Securities included in the trust fund of that series.  As used in this prospectus, the terms “mortgage loans,” unsecured home improvement loans, contracts, include the mortgage loans, unsecured home improvement loans, contracts, as applicable, underlying the Mortgage Securities in your trust fund.  References in this prospectus to advances to be made and other actions to be taken by the master servicer in connection with the Assets may include any advances made and other actions taken pursuant to the terms of the applicable Mortgage Securities.

FHA Loans and VA Loans

FHA loans will be insured by the FHA as authorized under the Housing Act, and the United States Housing Act of 1937, as amended.  One- to four-family FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program.  The FHA loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA loan.  No FHA loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of that FHA loan.

Mortgage loans, unsecured home improvement loans, contracts, that are FHA loans are insured by the FHA (as described in the prospectus supplement, up to an amount equal to 90% of the sum of the unpaid principal of the FHA loan, a portion of the unpaid interest and other liquidation costs) pursuant to Title I of the Housing Act.

There are two primary FHA insurance programs that are available for multifamily loans.  Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure multifamily loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects.  Section 244 of the Housing Act provides for co-insurance of those loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer.  Generally the term of this type of multifamily loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

Section 223(f) of the Housing Act allows HUD to insure multifamily loans made for the purchase or refinancing of existing apartment projects that are at least three years old.  Section 244 also provides for co-insurance of mortgage loans made under Section 223(f).  Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD.  In general the loan term may not exceed 35 years and a loan-to-value ratio refinancing of a project.

VA loans will be partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended (the “Servicemen’s Readjustment Act”).  The Servicemen’s Readjustment Act permits a veteran (or in some instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA.  The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years’ duration.  However, no VA loan will have an original principal amount greater than five times the partial VA guarantee for that VA loan.  The maximum guarantee that may be issued by the VA under this program will be set forth in the prospectus supplement.

Pre-Funding Accounts

To the extent provided in a prospectus supplement, a portion of the proceeds of the issuance of Notes or Certificates, as applicable, may be deposited into an account maintained with the trustee (a “Pre-Funding Account”).  In that case, the depositor will be obligated to sell at a predetermined price – and the trust fund for the related series of Notes or Certificates, as applicable, will be obligated to purchase – additional Assets (the “Subsequent Assets”) from time to time, and as frequently as daily, within the period (not to exceed three months) specified in the prospectus supplement (the “Pre-Funding Period”) after the issuance of the Notes or Certificates, as applicable, having a total principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the “Pre-Funded Amount”) for that series on the date of its issuance.  The Pre-Funded Amount for a series will be specified in the prospectus supplement, and will not in any case exceed 50% of the total initial Security Balance of the related Notes or Certificates, as applicable.  Any Subsequent Assets will be required to satisfy specific eligibility criteria more fully set forth in the prospectus supplement, which criteria will be consistent with the eligibility criteria of the Assets initially included in the trust fund, subject to those exceptions that are expressly stated in the prospectus supplement.  In addition, specific conditions must be satisfied before the Subsequent Assets are transferred into the trust fund, for example, the delivery to the rating agencies and to the trustee of any required opinions of counsel.  See “ERISA Considerations—Pre-Funding Accounts” for additional information regarding Pre-Funding Accounts.

Except as set forth in the following sentence, the Pre-Funded Amount will be used only to purchase Subsequent Assets.  Any portion of the Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be used to prepay one or more classes of Notes or Certificates, as applicable, in the amounts and in the manner specified in the prospectus supplement.  In addition, if specified in the prospectus supplement, the depositor may be required to deposit cash into an account maintained by the trustee (the “Capitalized Interest Account”) for the purpose of assuring the availability of funds to pay interest on the Notes or Certificates, as applicable, during the Pre-Funding Period.  Any amount remaining in the Capitalized Interest Account at the end of the Pre-Funding Period will be remitted as specified in the prospectus supplement.

Amounts deposited in the Pre-Funding and Capitalized Interest Accounts will be permitted to be invested, pending application, only in eligible investments authorized by each applicable rating agency.

Accounts

Each trust fund will include one or more accounts, established and maintained on behalf of the securityholders into which the person or persons designated in the prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the trust fund.  This type of account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in some short-term, investment grade obligations, in each case as described in the prospectus supplement.  See “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Collection Account and Related Accounts.”

Credit Support

If so provided in the prospectus supplement, partial or full protection against some defaults and losses on the Assets in the related trust fund may be provided to one or more classes of Notes or Certificates, as applicable, in the related series in the form of subordination of one or more other classes of Notes or Certificates, as applicable, in that series or by one or more other types of credit support, for example, a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination of these (any of these types of coverage for the Notes or Certificates, as applicable, of any series, is referred to generally as “credit support”).  The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information for each type of credit support, if any, will be described in the prospectus supplement for a series of Notes or Certificates, as applicable.  See “Description of Credit Support.”

Cash Flow Agreements

If so provided in the prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate.  The trust fund may also include other agreements, for example, interest rate swap agreements, interest rate cap or floor agreements, currency swap agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Notes or Certificates, as applicable.  (Currency swap agreements might be included in the trust fund if some or all of the Assets were denominated in a non-United States currency.)  The principal terms of any related guaranteed investment contract or other agreement (any of these types of agreement, a “Cash Flow Agreement”), including provisions relating to the timing, manner and amount of payments under these documents and provisions relating to the termination of these documents, will be described in the prospectus supplement for the related series.  In addition, the prospectus supplement will provide information with respect to the borrower under any Cash Flow Agreement.

Use of Proceeds

The net proceeds to be received from the sale of the Notes or Certificates, as applicable, will be applied by the depositor to the purchase of Assets, or the repayment of the financing incurred in that purchase, and to pay for some of the expenses incurred in connection with that purchase of Assets and sale of Notes or Certificates, as applicable.  The depositor expects to sell the Notes or Certificates, as applicable, from time to time, but the timing and amount of offerings of Notes or Certificates, as applicable, will depend on a number of factors, including the volume of Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

Yield Considerations

General

The yield on any Offered Security will depend on the price paid by the securityholder, the Interest Rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related trust fund (which may be affected by prepayments, defaults, liquidations or repurchases).

Interest Rate

Notes or Certificates, as applicable, of any class within a series may have fixed, variable or adjustable Interest Rates, which may or may not be based upon the interest rates borne by the Assets in the related trust fund.  The prospectus supplement for any series will specify the Interest Rate for each class of Notes or Certificates, as applicable, or, in the case of a variable or adjustable Interest Rate, the method of determining the Interest Rate; the effect, if any, of the prepayment of any Asset on the Interest Rate of one or more classes of Notes or Certificates, as applicable; and whether the distributions of interest on the Notes or Certificates, as applicable, of any class will be dependent, in whole or in part, on the performance of any borrower under a Cash Flow Agreement.

If specified in the prospectus supplement, the effective yield to maturity to each holder of Notes or Certificates, as applicable, entitled to payments of interest will be below that otherwise produced by the applicable Interest Rate and purchase price of that Security because, while interest may accrue on each Asset during a period (each, an “Accrual Period”), the distribution of that interest will be made on a day that may be several days, weeks or months following the period of accrual.

Timing of Payment of Interest

Each payment of interest on the Notes or Certificates, as applicable, entitled to distributions of interest (or addition to the Security Balance of a class of Accrual Securities) will be made by or on behalf of the trustee each month on the date specified in the related prospectus supplement (each date, a “Distribution Date”), and will include interest accrued during the Accrual Period for that Distribution Date.  As indicated above under “—Interest Rate,” if the Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of those Notes or Certificates, as applicable, may be lower than the yield that would result if the Accrual Period ended on the day before the Distribution Date.

Payments of Principal; Prepayments

The yield to maturity on the Notes or Certificates, as applicable, will be affected by the rate of principal payments on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), including principal prepayments resulting from both voluntary prepayments by the borrowers and involuntary liquidations.  The rate at which principal prepayments occur will be affected by a variety of factors, including the terms of the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors.

In general, however, if prevailing interest rates fall significantly below the interest rates on the Assets in a particular trust fund (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), those assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by those assets.  However, you should note that some Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) may consist of loans with different interest rates.  The rate of principal payment on Mortgage Securities will also be affected by the allocation of principal payments on the underlying assets among the Mortgage Securities or Agency Securities and other Mortgage Securities or Agency Securities of the same series.  The rate of principal payments on the Assets in the related trust fund (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) is likely to be affected by the existence of any Lock-out Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising those Assets, and by the extent to which the servicer of any of these mortgage loans is able to enforce these provisions.  Mortgage loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without those provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

Because of the depreciating nature of manufactured housing, which limits the possibilities for refinancing, and because the terms and principal amounts of manufactured housing contracts are generally shorter and smaller than the terms and principal amounts of mortgage loans secured by site-built homes, changes in interest rates have a correspondingly small effect on the amount of the monthly payments on mortgage loans secured by site-built homes.  Consequently, changes in interest rates may play a smaller role in prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgage on site-built homes.  Conversely, local economic conditions and some of the other factors mentioned above may play a larger role in the prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgages on site-built homes.

If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the actual yield to maturity will be lower than that so calculated.  Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the actual yield to maturity will be lower than that so calculated.  In either case, if so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, the effect on yield on one or more classes of the Notes or Certificates, as applicable, of that series of prepayments of the Assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to those classes.

When a full prepayment is made on a mortgage loan or a contract, the borrower is charged interest on the principal amount of the mortgage loan or a contract so prepaid for the number of days in the month actually elapsed up to the date of the prepayment or some other period specified in the prospectus supplement.  Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Notes or Certificates, as applicable, entitled to payments of interest because interest on the principal amount of any mortgage loan or a contract so prepaid will be paid only to the date of prepayment rather than for a full month.  A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan or a contract as of its due date in the month in which the partial prepayment is received or some other date as is specified in the prospectus supplement.

The timing of changes in the rate of principal payments on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) may significantly affect an investor’s actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor’s expectation.  In general, the earlier a principal payment is received on the mortgage loans and distributed on a Security, the greater the effect on that investor’s yield to maturity.  The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a particular period may not be offset by a similar decrease (or increase) in the rate of principal payments at a later time.

The securityholder will bear the risk of not being able to reinvest principal received from a Security at a yield at least equal to the yield on that Security.

Prepayments—Maturity and Weighted Average Life

The rates at which principal payments are received on the Assets included in or comprising a trust fund and the rate at which payments are made from any credit support or Cash Flow Agreement for the related series of Notes or Certificates, as applicable, may affect the ultimate maturity and the weighted average life of each class of that series.  Prepayments on the mortgage loans or contracts comprising or underlying the Assets in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Notes or Certificates, as applicable, of the related series.

If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, one or more classes of Notes or Certificates, as applicable, may have a final scheduled Distribution Date, which is the date on or before which the Security Balance of the class of Notes or Certificates, as applicable, is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series.  Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of that security will be repaid to the investor.  The weighted average life of a class of Notes or Certificates, as applicable, of a series will be influenced by the rate at which principal on the Assets is paid to that class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes prepayments, in whole or in part, and liquidations due to default).

In addition, the weighted average life of the Notes or Certificates, as applicable, may be affected by the varying maturities of the Assets in a trust fund.  If any Assets in a particular trust fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Notes or Certificates, as applicable, of the related series, one or more classes of these Notes or Certificates, as applicable, may be fully paid before their respective final scheduled Distribution Dates, even in the absence of prepayments.  Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of mortgage rates or contract rates and maturities of the mortgage loans or contracts comprising or underlying those Assets.  See “Description of the Trust Funds.”

Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model.  CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans.  SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans.  A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month.  Starting in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans or contracts underlying or comprising the Assets.

The prospectus supplement for each series of Notes or Certificates, as applicable, may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Notes or Certificates, as applicable, of that series and the percentage of the initial Security Balance of each class that would be outstanding on specified Distribution Dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or some other standard specified in the prospectus supplement.  These tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Notes or Certificates, as applicable, to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Notes or Certificates, as applicable.  It is unlikely that prepayment of any mortgage loans or contracts comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the prospectus supplement.

Other Factors Affecting Weighted Average Life

Type of Loan

Mortgage Loans secured by Multifamily Properties may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related mortgage loan.  There can be no assurance as to the respective rates of prepayment of these mortgage loans in either stable or changing interest rate environments.

Type of Asset

If specified in the prospectus supplement, a number of mortgage loans may have balloon payments due at maturity (which, based on the amortization schedule of those mortgage loans, may be a substantial amount), and because the ability of a borrower to make a balloon payment typically will depend on its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Balloon Payment Assets may default at maturity.  The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the borrower’s financial situation, prevailing mortgage loan interest rates, the borrower’s equity in the related Mortgaged Property, tax laws and prevailing general economic conditions.  Neither the depositor, the servicer, the master servicer, nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the Mortgaged Property except to the extent provided in the prospectus supplement.  In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located.  To minimize losses on defaulted mortgage loans, the servicer may modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable.  Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the Notes or Certificates, as applicable, and may thus lengthen the period of time elapsed from the date of issuance of a Security until it is retired.

For some mortgage loans, including ARM Loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating to the mortgage loan were applied at origination.  For some contracts, the contract rate may be stepped up during its terms or may otherwise vary or be adjusted.  Under the applicable underwriting standards, the borrower under each mortgage loan or contract generally will be qualified on the basis of the mortgage rate or contract rate in effect at origination.  The repayment of any of these mortgage loans or contracts may therefore be dependent on the ability of the borrower to make larger level monthly payments following the adjustment of the mortgage rate or contract rate.  In addition, some mortgage loans may be subject to temporary buydown plans (“Buydown Mortgage Loans”) pursuant to which the monthly payments made by the borrower during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan (the “Buydown Period”).  The periodic increase in the amount paid by the borrower of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default for the related mortgage loan.

The mortgage rates on some ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently.  During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the applicable index at origination and the related margin over that index at which interest accrues), the amount of interest accruing on the principal balance of those mortgage loans may exceed the amount of the minimum scheduled monthly payment on the mortgage loans.  As a result, a portion of the accrued interest on negatively amortizing mortgage loans may be added to the principal balance of those mortgage loans and will bear interest at the applicable mortgage rate.  The addition of any deferred interest to the principal balance of any related class or classes of Notes or Certificates, as applicable, will lengthen the weighted average life of those Notes or Certificates, as applicable, and may adversely affect yield to holders of those Notes or Certificates, as applicable, depending on the price at which those Notes or Certificates, as applicable, were purchased.  In addition, for some ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on this type of mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance of that mortgage loan, and since that excess will be applied to reduce the principal balance of the related class or classes of Notes or Certificates, as applicable, the weighted average life of those Notes or Certificates, as applicable, will be reduced and may adversely affect yield to holders of those Notes or Certificates, as applicable, depending on the price at which those Notes or Certificates, as applicable, were purchased.

As may be described in the prospectus supplement, the related Agreement may provide that all or a portion of the principal collected on or with respect to the related mortgage loans may be applied by the related trustee to the acquisition of additional Revolving Credit Line Loans during a specified period (rather than used to fund payments of principal to securityholders during that period) with the result that the related Notes or Certificates, as applicable, possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period.  Any of these interest-only or revolving periods may, upon the occurrence of particular events to be described in the prospectus supplement, terminate before the end of the specified period and result in the earlier than expected amortization of the related Notes or Certificates, as applicable.

In addition, and as may be described in the prospectus supplement, the related Agreement may provide that all or some of this collected principal may be retained by the trustee (and held in specific temporary investments, including mortgage loans) for a specified period before being used to fund payments of principal to securityholders.

The result of the retention and temporary investment by the trustee of this principal would be to slow the amortization rate of the related Notes or Certificates, as applicable, relative to the amortization rate of the related mortgage loans, or to attempt to match the amortization rate of the related Notes or Certificates, as applicable, to an amortization schedule established at the time the Notes or Certificates, as applicable, are issued.  Any similar feature applicable to any Notes or Certificates, as applicable, may end on the occurrence of events to be described in the prospectus supplement, resulting in the current funding of principal payments to the related securityholders and an acceleration of the amortization of these Notes or Certificates, as applicable.

Termination

If specified in the prospectus supplement, a series of Notes or Certificates, as applicable, may be subject to optional early termination through the repurchase of the Assets in the related trust fund by the party specified in the prospectus supplement, on any date on which the total Security Balance of the Notes or Certificates, as applicable, of that series declines to a percentage specified in the prospectus supplement (generally not to exceed 10%) of the Initial Security Balance, under the circumstances and in the manner set forth therein.  In addition, if so provided in the prospectus supplement, some classes of Notes or Certificates, as applicable, may be purchased or redeemed in the manner set forth therein.  See “Description of the Securities—Termination.”

Defaults

The rate of defaults on the Assets will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Notes or Certificates, as applicable.  In general, defaults on mortgage loans or contracts are expected to occur with greater frequency in their early years.  The rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans.  Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans or contracts will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties or manufactured homes are located.  The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Foreclosures

The number of foreclosures or repossessions and the principal amount of the mortgage loans or contracts comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of mortgage loans or contracts that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans or contracts comprising or underlying the Assets and that of the related series of Notes or Certificates, as applicable.

Refinancing

At the request of a borrower, the servicer may allow the refinancing of a mortgage loan or contract in any trust fund by accepting prepayments on the mortgage loan and permitting a new loan secured by a mortgage on the same property.  In the event of that refinancing, the new loan would not be included in the related trust fund and, therefore, that refinancing would have the same effect as a prepayment in full of the related mortgage loan or contract.  A servicer may, from time to time, implement programs designed to encourage refinancing.  These programs may include modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives.  In addition, servicers may encourage the refinancing of mortgage loans or contracts, including defaulted mortgage loans or contracts, that would permit creditworthy borrowers to assume the outstanding indebtedness of those mortgage loans or contracts.

Due-on-Sale Clauses

Acceleration of mortgage payments as a result of transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement.  A number of the mortgage loans comprising or underlying the Assets, other than FHA loans and VA loans, may include “due-on-sale clauses” that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale, transfer or conveyance of the related Mortgaged Property.

For any mortgage loans, except as set forth in the prospectus supplement, the servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale provision that would adversely affect or jeopardize coverage under any applicable insurance policy.  See “Certain Legal Aspects of Mortgage Loans—Due-on-Sale Clauses” and “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Due-on-Sale Provisions.”

The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the servicer and permit the acceleration of the maturity of the contracts by the servicer upon any sale or transfer that is not consented to.  It is expected that the servicer will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts.  In some cases, the transfer may be made by a delinquent borrower to avoid a repossession of the manufactured home.  In the case of a transfer of a manufactured home after which the servicer desires to accelerate the maturity of related contract, the servicer’s ability to do so will depend on the enforceability under state law of the due-on-sale clause.

The Depositor

ACE Securities Corp., the depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998.  The principal executive offices of the depositor are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211.  Its telephone number is (704) 365-0569.  The depositor does not have, nor is it expected in the future to have, any significant assets.

The limited purposes of the depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

All of the shares of capital stock of the depositor are held by Altamont Holdings Corp., a Delaware corporation.

Description of the Securities

General

The Securities issued in each series will include either asset-backed certificates (the “Certificates”) or asset-backed notes (the “Notes”, and together with the Certificates, the “Securities”).  The Certificates of each series (including any class of Certificates not offered by this prospectus) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement.  The “Notes” of each series will represent indebtedness of the related trust fund and will be issued and secured pursuant to an indenture.  Each series of Notes or Certificates, as applicable, will consist of one or more classes of Notes or Certificates, as applicable, that may:

•

provide for the accrual of interest on the series of Notes or Certificates, as applicable, based on fixed, variable or adjustable rates;

•

be senior (collectively, “Senior Notes” or “Senior Certificates,” or subordinate (“collectively, Subordinate Notes” or “Subordinate Certificates,” and collectively, “Subordinate Securities”) to one or more other classes of Notes or Certificates, as applicable, in respect of distributions on the Notes or Certificates, as applicable,;

•

be entitled either to (A) principal distributions, with disproportionately low, nominal or no interest distributions or (B) interest distributions, with disproportionately low, nominal or no principal distributions (collectively, “Strip Securities”);

•

provide for distributions of accrued interest on the series of Notes or Certificates, as applicable, which begin only following the occurrence of specific events, that as the retirement of one or more other classes of Notes or Certificates, as applicable, of that series (collectively, “Accrual Securities”);

•

provide for payments of principal as described in the prospectus supplement, from all or only a portion of the Assets in that trust fund, to the extent of available funds, in each case as described in the prospectus supplement; and/or

•

provide for distributions based on a combination of two or more components of the Notes or Certificates, as applicable, with one or more of the characteristics described in this paragraph including a Strip Security component.

If specified in the prospectus supplement, distributions on one or more classes of a series of Notes or Certificates, as applicable, may be limited to collections from a designated portion of the Assets in the related trust fund (each portion of the Assets, an “Asset Group”).  Any of these classes may include classes of Offered Notes or Offered Certificates, as applicable.

Each class of Notes or Certificates, as applicable, offered by this prospectus and the related prospectus supplement (the “Offered Notes” and the “Offered Certificates,” respectively, and together, the “Offered Securities”) will be issued in minimum denominations corresponding to the Security Balances or, in the case of some classes of Strip Securities, notional amounts or percentage interests specified in the prospectus supplement.  The transfer of any Offered Notes or Offered Certificates, as applicable, may be registered and those Notes or Certificates, as applicable, may be exchanged without the payment of any service charge payable in connection with that registration of transfer or exchange, but the depositor or the trustee or any agent of the depositor or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.  One or more classes of Notes or Certificates, as applicable, of a series may be issued in fully registered, certificated form (“Definitive Notes” or “Definitive Certificates,” and collectively, “Definitive Securities”) or in book-entry form (“Book-Entry Notes” or “Book-Entry Certificates,” and collectively, “Book-Entry Securities”), as provided in the prospectus supplement.  See “Description of the Securities—Book-Entry Registration and Definitive Securities.”  Definitive Notes or Definitive Certificates, as applicable, will be exchangeable for other Notes or Certificates, as applicable, of the same class and series of a similar total Security Balance, notional amount or percentage interest but of different authorized denominations.

Distributions

Distributions on the Notes or Certificates, as applicable, of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the prospectus supplement from the Available Distribution Amount for that series and that Distribution Date.  Distributions (other than the final distribution) will be made to the persons in whose names the Notes or Certificates, as applicable, are registered at the close of business on, unless a different date is specified in the prospectus supplement, the last business day of the month preceding the month in which the Distribution Date occurs (the “Record Date”), and the amount of each distribution will be determined as of the close of business on the date specified in the prospectus supplement (the “Determination Date”).  All distributions for each class of Notes or Certificates, as applicable, on each Distribution Date will be allocated pro rata among the outstanding securityholders in that class or by random selection or as described in the prospectus supplement.  Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities for these payments, if that securityholder has so notified the trustee or other person required to make those payments no later than the date specified in the prospectus supplement (and, if so provided in the prospectus supplement, holds Notes or Certificates, as applicable, in the requisite amount specified in the prospectus supplement), or by check mailed to the address of the person entitled to the payment as it appears on the Security Register; provided, however, that the final distribution in retirement of the Notes or Certificates, as applicable, will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the location specified in the notice to securityholders of that final distribution.

Available Distribution Amount

All distributions on the Notes or Certificates, as applicable, of each series on each Distribution Date will be made from the Available Distribution Amount described below, subject to the terms described in the prospectus supplement.  Generally, the “Available Distribution Amount” for each Distribution Date equals the sum of the following amounts:

(1)

the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive, unless otherwise specified in the prospectus supplement, of:

(a)

all scheduled payments of principal and interest collected but due on a date after the related Due Period (unless a different period is specified in the prospectus supplement, a “Due Period “ for any Distribution Date will begin on the second day of the month in which the immediately preceding Distribution Date occurs, or the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

(b)

all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, all proceeds of any FHA insurance, VA Guaranty Policy or insurance policies to be maintained for each Asset (to the extent that proceeds are not applied to the restoration of the Asset or released in accordance with the normal servicing procedures of a servicer, subject to the terms and conditions applicable to the related Asset) (collectively, “Insurance Proceeds”), all other amounts received and retained in connection with the liquidation of Assets in default in the trust fund (“Liquidation Proceeds”), and other unscheduled recoveries received after the related Due Period, or other period specified in the prospectus supplement,

(c)

all amounts in the Collection Account that are due or reimbursable to the depositor, the trustee, an Asset Seller, a servicer, the master servicer or any other entity as specified in the prospectus supplement or that are payable in respect of particular expenses of the related trust fund, and

(d)

all amounts received for a repurchase of an Asset from the trust fund for defective documentation or a breach of representation or warranty received after the related Due Period, or other period specified in the prospectus supplement;

(2)

if the prospectus supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

(3)

all advances made by a servicer or the master servicer or any other entity as specified in the prospectus supplement for that Distribution Date;

(4)

if and to the extent the prospectus supplement so provides, amounts paid by a servicer or any other entity as specified in the prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

(5)

to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any credit support for that Distribution Date.

As described below, unless otherwise specified in the prospectus supplement, the entire Available Distribution Amount will be distributed among the related Notes or Certificates, as applicable (including any Notes or Certificates, as applicable, not offered by this prospectus) on each Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.

The prospectus supplement for a series of Notes or Certificates, as applicable, will describe any variation in the calculation or distribution of the Available Distribution Amount for that series.

Distributions of Interest on the Securities

Each class of Notes or Certificates, as applicable, (other than classes of Strip Securities which have no Interest Rate), may have a different Interest Rate, which will be a fixed, variable or adjustable rate at which interest will accrue on that class or a component of that class (the “Interest Rate” in the case of Certificates).  The prospectus supplement will specify the Interest Rate for each class or component or, in the case of a variable or adjustable Interest Rate, the method for determining the Interest Rate.  Interest on the Notes or Certificates, as applicable, will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless the prospectus supplement specifies a different basis.

Distributions of interest on the Notes or Certificates, as applicable, of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest starting only on the Distribution Date, or under the circumstances, specified in the prospectus supplement, and any class of Strip Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for that class and that Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that Distribution Date.  Before any interest is distributed on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on that class will instead be added to the Security Balance of that class on each Distribution Date.

For each class of Notes or Certificates, as applicable, and each Distribution Date (other than some classes of Strip Securities), “Accrued Security Interest” will be equal to interest accrued during the related Accrual Period on the outstanding Security Balance of the class of Notes or Certificates, as applicable, immediately before the Distribution Date, at the applicable Interest Rate, reduced as described below.  Accrued Security Interest on some classes of Strip Securities will be equal to interest accrued during the related Accrual Period on the outstanding notional amount of the Strip Security immediately before each Distribution Date, at the applicable Interest Rate, reduced as described below, or interest accrual in the manner described in the prospectus supplement.  The method of determining the notional amount for a particular class of Strip Securities will be described in the prospectus supplement.  Reference to notional amount is solely for convenience in some of the calculations and does not represent the right to receive any distributions of principal.  Unless otherwise provided in the prospectus supplement, the Accrued Security Interest on a series of Notes or Certificates, as applicable, will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments before the due date in that accrual period on the mortgage loans or contracts comprising or underlying the Assets in the trust fund for that series.  The particular manner in which these shortfalls are to be allocated among some or all of the classes of Notes or Certificates, as applicable, of that series will be specified in the prospectus supplement.  The prospectus supplement will also describe the extent to which the amount of Accrued Security Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Notes or Offered Certificates, as applicable, may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on the mortgage loans or contracts comprising or underlying the Assets in the related trust fund.  Unless otherwise provided in the prospectus supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Notes or Certificates, as applicable, by reason of the allocation to that class of a portion of any deferred interest on the mortgage loans or contracts comprising or underlying the Assets in the related trust fund will result in a corresponding increase in the Security Balance of that class.  See “Yield Considerations.”

Distributions of Principal of the Securities

The Notes or Certificates, as applicable, of each series, other than some classes of Strip Securities, will have a “Security Balance” which, at any time, will equal the then maximum amount that the holder will be entitled to receive on principal out of the future cash flow on the Assets and other assets included in the related trust fund.  The outstanding Security Balance of a Security will be reduced:

•

to the extent of distributions of principal on that Security from time to time and

•

if and to the extent provided in the prospectus supplement, by the amount of losses incurred on the related Assets.

The outstanding Security Balance of a Security:

•

may be increased in respect of deferred interest on the related mortgage loans, to the extent provided in the prospectus supplement and

•

in the case of Accrual Securities, will be increased by any related Accrued Security Interest up until the Distribution Date on which distributions of interest are required to begin.

If specified in the prospectus supplement, the initial total Security Balance of all classes of Notes or Certificates, as applicable, of a series will be greater than the outstanding total principal balance of the related Assets as of the applicable Cut-off Date.  The initial total Security Balance of a series and each class of the series will be specified in the prospectus supplement.  Distributions of principal will be made on each Distribution Date to the class or classes of Notes or Certificates, as applicable, in the amounts and in accordance with the priorities specified in the prospectus supplement.  Some classes of Strip Securities with no Security Balance are not entitled to any distributions of principal.

If specified in the related prospectus supplement, the trust fund may issue notes or certificates, as applicable, from time to time and use the proceeds of this issuance to make principal payments with respect to a series.

Revolving Period

The applicable prospectus supplement may provide that all or a portion of the principal collections may be applied by the trustee to the acquisition of subsequent Revolving Credit Line Loans or asset-backed or mortgage backed securities during a specified period rather than used to distribute payments of principal to noteholders or certificateholders, as applicable, during that period.  These notes or certificates, as applicable, would then possess an interest only period, also commonly referred to as a “Revolving Period”, which will be followed by an “Amortization Period”, during which principal will be paid.  Any interest only or revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the notes or certificates, as applicable.

Components

To the extent specified in the prospectus supplement, distribution on a class of Notes or Certificates, as applicable, may be based on a combination of two or more different components as described under “—General” above.  To that extent, the descriptions set forth under “—Distributions of Interest on the Securities” and “—Distributions of Principal of the Securities” above also relate to components of the component class of Notes or Certificates, as applicable.  References in those sections to Security Balance may refer to the principal balance, if any, of these components and reference to the Interest Rate may refer to the Interest Rate, if any, on these components.

Distributions on the Securities of Prepayment Premiums

If so provided in the prospectus supplement, Prepayment Premiums that are collected on the mortgage loans in the related trust fund will be distributed on each Distribution Date to the class or classes of Notes or Certificates, as applicable, entitled to the distribution as described in the prospectus supplement.

Allocation of Losses and Shortfalls

If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, consisting of one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of those losses or shortfalls will be borne first by a class of Subordinate Notes or Subordinate Certificates, as applicable, in the priority and manner and subject to the limitations specified in the prospectus supplement.  See “Description of Credit Support” for a description of the types of protection that may be included in a trust fund against losses and shortfalls on Assets comprising that trust fund.  The prospectus supplement for a series of Notes or Certificates, as applicable, will describe the entitlement, if any, of a class of Notes or Certificates, as applicable, whose Security Balance has been reduced to zero as a result of distributions or the allocation of losses on the related Assets to recover any losses previously allocated to that class from amounts received on the Assets.  However, if the Security Balance of a class of Notes or Certificates, as applicable, has been reduced to zero as the result of principal distributions, the allocation of losses on the Assets, an optional termination or an optional purchase or redemption, that class will no longer be entitled to receive principal distributions from amounts received on the assets of the related trust fund, including distributions in respect of principal losses previously allocated to that class.

Advances in Respect of Delinquencies

If so provided in the prospectus supplement, the servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the related Collection Account that are not included in the Available Distribution Amount for that Distribution Date, in an amount equal to the total of payments of (1) principal (other than any balloon payments) and (2) interest (net of related servicing fees and Retained Interest) that were due on the Assets in that trust fund during the related Due Period and were delinquent on the related Determination Date, subject to a good faith determination that the advances will be reimbursable from Related Proceeds (as defined below).  In the case of a series of Notes or Certificates, as applicable, that includes one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, and if so provided in the prospectus supplement, the servicer’s (or another entity’s) advance obligation may be limited only to the portion of those delinquencies necessary to make the required distributions on one or more classes of Senior Notes or Senior Certificates, as applicable, and/or may be subject to a good faith determination that advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of those Subordinate Notes or Subordinate Certificates, as applicable.  See “Description of Credit Support.”

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Notes or Certificates, as applicable, entitled to the payments, rather than to guarantee or insure against losses.  Advances of the servicer’s (or another entity’s) funds will be reimbursable only out of related recoveries on the Assets (including amounts received under any form of credit support) respecting which those advances were made (as to any Assets, “Related Proceeds”) and from any other amounts specified in the prospectus supplement, including out of any amounts otherwise distributable on one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, of that series; provided, however, that any advance will be reimbursable from any amounts in the related Collection Account before any distributions being made on the Notes or Certificates, as applicable, to the extent that the servicer (or some other entity) determines in good faith that that advance (a “Nonrecoverable Advance”) is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on the Subordinate Notes or Subordinate Certificates, as applicable.  If advances have been made by the servicer from excess funds in the related Collection Account, the servicer is required to replace these funds in that Collection Account on any future Distribution Date to the extent that funds in that Collection Account on that Distribution Date are less than payments required to be made to securityholders on that date.  If specified in the prospectus supplement, the obligations of the servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty.  If applicable, information regarding the characteristics of and the identity of any borrower on any surety bond will be set forth in the prospectus supplement.

If and to the extent so provided in the prospectus supplement, the servicer (or another entity) will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself this interest periodically from general collections on the Assets before any payment to securityholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

If specified in the prospectus supplement, the master servicer or the trustee will be required to make advances, subject to specific conditions described in the prospectus supplement, in the event of a servicer default.

Reports to Securityholders

With each distribution to holders of any class of Notes or Certificates, as applicable, of a series, the servicer, the master servicer or the trustee, as provided in the prospectus supplement, will forward or cause to be forwarded to each holder, to the depositor and to any other parties as may be specified in the related Agreement, a statement containing the information specified in the prospectus supplement, or if no information is specified in the prospectus supplement, generally setting forth, in each case to the extent applicable and available:

(1)

the amount of that distribution to holders of Notes or Certificates, as applicable, of that class applied to reduce the Security Balance of the Notes or Certificates, as applicable,;

(2)

the amount of that distribution to holders of Notes or Certificates, as applicable, of that class allocable to Accrued Security Interest;

(3)

the amount of that distribution allocable to Prepayment Premiums;

(4)

the amount of related servicing compensation and any other customary information as is required to enable securityholders to prepare their tax returns;

(5)

the total amount of advances included in that distribution, and the total amount of unreimbursed advances at the close of business on that Distribution Date;

(6)

the total principal balance of the Assets at the close of business on that Distribution Date;

(7)

the number and total principal balance of mortgage loans in respect of which

(a)

one scheduled payment is delinquent,

(b)

two scheduled payments are delinquent,

(c)

three or more scheduled payments are delinquent and

(d)

foreclosure proceedings have begun;

(8)

for any mortgage loan or contract liquidated during the related Due Period, (a) the portion of the related liquidation proceeds payable or reimbursable to a servicer (or any other entity) in respect of that mortgage loan and (b) the amount of any loss to securityholders;

(9)

with respect to collateral acquired by the trust fund through foreclosure or otherwise (an “REO Property”) relating to a mortgage loan or contract and included in the trust fund as of the end of the related Due Period, the date of acquisition;

(10)

for each REO Property relating to a mortgage loan or contract and included in the trust fund as of the end of the related Due Period,

(a)

the book value,

(b)

the principal balance of the related mortgage loan or contract immediately following that Distribution Date (calculated as if that mortgage loan or contract were still outstanding taking into account limited modifications to the terms of the mortgage loan specified in the Agreement),

(c)

the total amount of unreimbursed servicing expenses and unreimbursed advances in respect of the REO Property and

(d)

if applicable, the total amount of interest accrued and payable on related servicing expenses and related advances;

(11)

for any REO Property sold during the related Due Period

(a)

the total amount of sale proceeds,

(b)

the portion of those sales proceeds payable or reimbursable to the master servicer in respect of that REO Property or the related mortgage loan or contract and

(c)

the amount of any loss to securityholders in respect of the related mortgage loan;

(12)

the total Security Balance or notional amount, as the case may be, of each class of Notes or Certificates, as applicable (including any class of Notes or Certificates, as applicable, not offered by this prospectus) at the close of business on that Distribution Date, separately identifying any reduction in that Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities if any Accrued Security Interest has been added to that balance;

(13)

the total amount of principal prepayments made during the related Due Period;

(14)

the amount deposited in the reserve fund, if any, on that Distribution Date;

(15)

the amount remaining in the reserve fund, if any, as of the close of business on that Distribution Date;

(16)

the total unpaid Accrued Security Interest, if any, on each class of Notes or Certificates, as applicable, at the close of business on that Distribution Date;

(17)

in the case of Notes or Certificates, as applicable, with a variable Interest Rate, the Interest Rate applicable to that Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the prospectus supplement;

(18)

in the case of Notes or Certificates, as applicable, with an adjustable Interest Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Interest Rate applicable to that Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the prospectus supplement;

(19)

as to any series that includes credit support, the amount of coverage of each instrument of credit support included as of the close of business on that Distribution Date;

(20)

during the Pre-Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire Subsequent Assets since the preceding Distribution Date;

(21)

during the Pre-Funding Period, the amount remaining in the Capitalized Interest Account; and

(22)

the total amount of payments by the borrowers of

(a)

default interest,

(b)

late charges and

(c)

assumption and modification fees collected during the related Due Period.

Within a reasonable period of time after the end of each calendar year, the servicer, the master servicer or the trustee, as provided in the prospectus supplement, will furnish to each securityholder of record at any time during the calendar year the information required by the Internal Revenue Code of 1986, as amended (the “Code”) and applicable regulations under the Code to enable securityholders to prepare their tax returns.  See “Description of the Securities—Book-Entry Registration and Definitive Securities.”

Termination

The obligations created by the related Agreement for each series of Notes or Certificates, as applicable, will terminate upon the payment to securityholders of that series of all amounts held in the Collection Accounts or by a servicer, the master servicer, if any, or the trustee and required to be paid to them pursuant to that Agreement following the earlier of (1) the final payment or other liquidation of the last Asset subject to the related Agreement or the disposition of all property acquired upon foreclosure of any mortgage loan or contract subject to the Agreement and (2) the purchase of all of the assets of the trust fund by the party entitled to effect that termination, under the circumstances and in the manner set forth in the prospectus supplement.  In no event, however, will the trust fund continue beyond the date specified in the prospectus supplement. Written notice of termination of the Agreement will be given to each securityholder, and the final distribution will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the location to be specified in the notice of termination.

If specified in the prospectus supplement, a series of Notes or Certificates, as applicable, may be subject to optional early termination through the purchase of the Assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement.  If so provided in the prospectus supplement, upon the reduction of the Security Balance of a specified class or classes of Notes or Certificates, as applicable, by a specified percentage, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of those assets to retire that class or classes or purchase that class or classes at a price set forth in the prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.  That price will at least equal the outstanding Security Balances and any accrued and unpaid interest on the Security Balances (including any unpaid interest shortfalls for prior Distribution Dates).  Any sale of the Assets of the trust fund will be without recourse to the trust fund or the securityholders.  Any purchase or solicitation of bids may be made only when the total Security Balance of that class or classes declines to a percentage of the Initial Security Balance of those Notes or Certificates, as applicable (not to exceed 10%) specified in the prospectus supplement.  In addition, if so provided in the prospectus supplement, some classes of Notes or Certificates, as applicable, may be purchased or redeemed in the manner set forth in the prospectus supplement at a price at least equal to the outstanding Security Balance of each class so purchased or redeemed and any accrued and unpaid interest on the Security Balance (including any unpaid interest shortfalls for prior Distribution Dates).

Optional Purchases

Subject to the provisions of the applicable Agreement, the depositor, the servicer or any other party specified in the prospectus supplement may, at that party’s option, repurchase any mortgage loan that is in default or as to which default is reasonably foreseeable if, in the depositor’s, the servicer’s or any other party’s judgment, the related default is not likely to be cured by the borrower or default is not likely to be averted, at a price equal to the unpaid principal balance of the mortgage loan plus accrued interest on the mortgage loan and under the conditions set forth in the prospectus supplement.

Book-Entry Registration and Definitive Securities

General

If provided for in the prospectus supplement, one or more classes of the Offered Notes or Offered Certificates, as applicable, of any series will be issued as Book-Entry Notes or Book-Entry Certificates, as applicable, and each of these classes will be represented by one or more single Notes or Certificates, as applicable, registered in the name of a nominee for the depository, The Depository Trust Company (“DTC”) and, if provided in the prospectus supplement, additionally through Clearstream Luxembourg, société anonyme (“Clearstream Luxembourg”) or the Euroclear System (“Euroclear”).  Each class of Book-Entry Notes or Book-Entry Certificates, as applicable, will be issued in one or more certificates or notes, as the case may be, that equal the initial principal amount of the related class of Offered Notes or Offered Certificates, as applicable, and will initially be registered in the name of Cede & Co.

No person acquiring an interest in a Book-Entry Security (each, a “Beneficial Owner”) will be entitled to receive a Definitive Security, except as set forth below under “—Definitive Securities.”  Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued for the Book-Entry Notes or Book-Entry Certificates, as applicable, under the limited circumstances described in the applicable prospectus supplement or this prospectus, all references to actions by securityholders with respect to the Book-Entry Notes or Book-Entry Certificates, as applicable, will refer to actions taken by DTC, Clearstream Luxembourg or Euroclear upon instructions from their Participants (as defined below), and all references in this prospectus to distributions, notices, reports and statements to securityholders with respect to the Book-Entry Notes or Book-Entry Certificates, as applicable, will refer to distributions, notices, reports and statements to DTC, Clearstream Luxembourg or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream Luxembourg and Euroclear.

Beneficial Owners will hold their Book-Entry Notes or Book-Entry Certificates, as applicable, through DTC in the United States, or, if the Offered Notes or Offered Certificates, as applicable, are offered for sale globally, through Clearstream Luxembourg or Euroclear in Europe if they are participating organizations (“Participants”) of those systems.  Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations.  Indirect access to the DTC, Clearstream Luxembourg and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

DTC

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code (“UCC”) and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  DTC was created to hold securities for its Participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in their accounts, thus eliminating the need for physical movement of securities.  In accordance with its normal procedures, DTC is expected to record the positions held by each of its Participants in the Book-Entry Notes or Book-Entry Certificates, as applicable, whether held for its own account or as a nominee for another person.  In general, beneficial ownership of Book-Entry Notes or Book-Entry Certificates, as applicable, will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

Clearstream Luxembourg

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Cedel S.A.”, a company with limited liability under Luxembourg law (a société anonyme).  Cedel S.A. subsequently changed its name to Cedelbank.  On January 10, 2000, Cedelbank’s parent company, Cedel International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Börse Clearing AG (“DBC”).  The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Börse AG.  The shareholders of these two entities are banks, securities dealers and financial institutions.  Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries.  No single entity may own more than 5 percent of Cedel International’s stock.

Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name.  The new brand name that was chosen is “Clearstream”.  With effect from January 14, 2000 New CI has been renamed “Clearstream International, société anonyme”.  On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme”, and Cedel Global Services was renamed “Clearstream Services, société anonyme”.

On January 17, 2000 DBC was renamed “Clearstream Banking AG”.  This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking”, the entity previously named “Cedelbank” and the entity previously named “Deutsche Börse Clearing AG”.

Clearstream, Luxembourg holds securities for its customers (“Clearstream, Luxembourg Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates.  Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars.  Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships.  Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF”, which supervises Luxembourg banks.  Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks.  Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States.  Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.  Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

Euroclear

Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash.  Transactions may be settled in any of 32 currencies, including United States dollars.  Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative Corporation”).  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative Corporation.  The Cooperative Corporation establishes policy for Euroclear on behalf of its Participants.  Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.  Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Participant of Euroclear, either directly or indirectly.

The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System, and is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.  All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of its Participants, and has no record of or relationship with persons holding through Participants of Euroclear.

Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold positions in customers’ securities accounts in the depositaries names on the books of DTC.  Citibank will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (individually the “Relevant Depositary” and collectively, the “European Depositaries”).

Beneficial Ownership of Book–Entry Securities

Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate, or note representing a Note.  Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, it is anticipated that the only “securityholder” of the Offered Notes or Offered Certificates, as applicable, will be Cede & Co., as nominee of DTC.  Beneficial Owners will not be “Certificateholders” as that term is used in any Agreement, nor “Noteholders” as that term is used in any indenture.  Beneficial Owners are only permitted to exercise their rights indirectly through Participants, DTC, Clearstream Luxembourg or Euroclear, as applicable.

The Beneficial Owner’s ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the Beneficial Owner’s account for that purpose.  In turn, the Financial Intermediary’s ownership of a Book-Entry Security will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner’s Financial Intermediary is not a Participant of DTC and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Notes or Offered Certificates, as applicable, from the trustee through DTC and its Participants.  While the Offered Notes or Offered Certificates, as applicable, are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Notes or Offered Certificates, as applicable, and is required to receive and transmit distributions of principal of, and interest on, the Offered Notes or Offered Certificates, as applicable.  Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Offered Notes or Offered Certificates, as applicable, are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners.  Accordingly, although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

Beneficial Owners will not receive or be entitled to receive certificates or notes representing their respective interests in the Offered Notes or Offered Certificates, as applicable, except under the limited circumstances described below.  Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Notes or Offered Certificates, as applicable, only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Offered Notes or Offered Certificates, as applicable, by book-entry transfer, through DTC for the account of the purchasers of the Offered Notes or Offered Certificates, as applicable, which account is maintained with their respective Participants.  Under the Rules and in accordance with DTC’s normal procedures, transfer of ownership of Book-Entry Notes or Book-Entry Certificates, as applicable, will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.  Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

Because of time zone differences, any credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  These credits or any transactions in securities settled during this processing will be reported to the relevant Participants of Clearstream Luxembourg or Euroclear on that business day.  Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Participant of Clearstream Luxembourg or Euroclear to a Participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.  For information with respect to tax documentation procedures relating to the Notes or Certificates, as applicable, see “Material Federal Income Tax Considerations — Tax Treatment of Foreign Investors” in this prospectus and, if the Book-Entry Notes or Book-Entry Certificates, as applicable, are globally offered and the prospectus supplement so provides, see “Global Clearance, Settlement and Tax Documentation Procedures — Certain U.S. Federal Income Tax Documentation Requirements” in Annex I to the prospectus supplement.

Transfers between Participants of DTC will occur in accordance with DTC Rules.  Transfers between Participants of Clearstream Luxembourg or Euroclear will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Participants of Clearstream Luxembourg or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC.  Participants of Clearstream Luxembourg or Euroclear may not deliver instructions directly to the European Depositaries.

Distributions on the Book-Entry Notes or Book-Entry Certificates, as applicable, will be made on each Distribution Date by the Trustee to DTC.  DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable Participants of DTC in accordance with DTC’s normal procedures.  Each Participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, that it represents and to each Financial Intermediary for which it acts as agent.  Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, that it represents.

Under a book-entry format, Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, may experience some delay in their receipt of payments, because the distributions will be forwarded by the Trustee to Cede & Co.  Any distributions on Notes or Certificates, as applicable, held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Participants of Clearstream Luxembourg or Euroclear in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary.  These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  See “Material Federal Income Tax Considerations — REMICs — Taxation of Certain Foreign Investors” in this prospectus.  Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Notes or Book-Entry Certificates, as applicable, to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Notes or Book-Entry Certificates, as applicable, may be limited due to the lack of physical securities for the Book-Entry Notes or Book-Entry Certificates, as applicable.  In addition, issuance of the Book-Entry Notes or Book-Entry Certificates, as applicable, in book-entry form may reduce the liquidity of the securities in the secondary market since potential investors may be unwilling to purchase Notes or Certificates, as applicable, for which they cannot obtain physical securities.

Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes or Book-Entry Certificates, as applicable, of Beneficial Owners are credited.

Generally, DTC will advise the applicable trustee that unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes or Book-Entry Certificates, as applicable, under the Agreement or indenture, as applicable, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes or Book-Entry Certificates, as applicable, are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Notes or Book-Entry Certificates, as applicable.  If the Book-Entry Notes or Book-Entry Certificates, as applicable, are globally offered, Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the Agreement or indenture, as applicable, on behalf of a Participant of Clearstream Luxembourg or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC.  DTC may take actions, at the direction of the related Participants, with respect to some Offered Notes or Offered Certificates, as applicable, that conflict with actions taken with respect to other Offered Notes or Offered Certificates, as applicable.

Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Notes or Book-Entry Certificates, as applicable, among Participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes or Book-Entry Certificates, as applicable, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Securities

Notes or Certificates, as applicable, initially issued in book-entry form will be issued as Definitive Notes or Definitive Certificates, as applicable, to Beneficial Owners or their nominees, rather than to DTC or its nominee only

(1)

if the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Notes or Certificates, as applicable, and the depositor is unable to locate a qualified successor,

(2)

if the depositor, at its option, in writing, with the consent of the applicable Participants, elects to end the book-entry system through DTC or

(3)

in accordance with any other provisions described in the prospectus supplement.

Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Notes or Definitive Certificates, as applicable, for the Beneficial Owners.  Upon surrender by DTC of the security or securities representing the Book-Entry Notes or Book-Entry Certificates, as applicable, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the Definitive Notes or Definitive Certificates, as applicable, to which they are entitled, and thereafter the trustee will recognize the holders of those Definitive Notes or Definitive Certificates, as applicable, as securityholders under the Agreement.

Description of the Agreements

Agreements Applicable to a Series

REMIC Securities and Grantor Trust Securities

Notes or Certificates, as applicable, representing interests in a trust fund, or a portion of a trust fund, that the trustee will elect to have treated as a real estate mortgage investment conduit (“REMIC”) under Sections 860A through 860G of the Code (“REMIC Securities”), or Grantor Trust Securities (as defined in this prospectus), will be issued, and the related trust fund will be created, pursuant to a pooling and servicing agreement or trust agreement (in either case, generally referred to in this prospectus as the “pooling and servicing agreement”) among the depositor, the trustee and the sole servicer or master servicer, as applicable.  The Assets of that trust fund will be transferred to the trust fund and thereafter serviced in accordance with the terms of the pooling and servicing agreement.  In the event there are multiple servicers of the Assets of that trust fund, or in the event the Securities consist of Notes, each servicer will perform its servicing functions pursuant to a related underlying servicing agreement.

Securities That Are Partnership Interests for Tax Purposes and Notes

Certificates, as applicable, that are intended to be treated as partnership interests for tax purposes will be issued, and the related trust fund will be created, pursuant to the pooling and servicing agreement or trust agreement.

A series of Notes issued by a trust fund that is intended to be treated as a partnership or disregarded entity for tax purposes will be issued pursuant to an indenture between the related trust fund and an indenture trustee named in the prospectus supplement.  The trust fund will be established either as a statutory business trust under the law of the State of Delaware or as a common law trust under the law of the State of New York pursuant to a trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes.  The Assets securing payment on the Notes will be serviced in accordance with a sale and servicing agreement or servicing agreement.

Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements

General

The following summaries describe the material provisions that may appear in each pooling and servicing agreement, sale and servicing agreement or servicing agreement (each an “Agreement”).  The prospectus supplement for a series of Notes or Certificates, as applicable, will describe any provision of the Agreement relating to that series that materially differs from the description of those provisions contained in this prospectus.  The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the Agreement for each trust fund and the description of those provisions in the prospectus supplement.  The provisions of each Agreement will vary depending on the nature of the Notes or Certificates, as applicable, to be issued under the Agreement and the nature of the related trust fund.  As used in this prospectus for any series, the term “Security” refers to all of the Notes or Certificates, as applicable, of that series, whether or not offered by this prospectus and by the prospectus supplement, unless the context otherwise requires.  A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part.  The depositor will provide a copy of the pooling and servicing agreement (without exhibits) relating to any series of Notes or Certificates, as applicable, without charge upon written request of a securityholder of that series addressed to ACE Securities Corp., 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211, Attention: Evelyn Echevarria.

The servicer or master servicer and the trustee for any series of Notes or Certificates, as applicable, will be named in the prospectus supplement.  In the event there are multiple servicers for the Assets in a trust fund, a master servicer will perform some of the administration, calculation and reporting functions for that trust fund and will supervise the related servicers pursuant to a pooling and servicing agreement.  For a series involving a master servicer, references in this prospectus to the servicer will apply to the master servicer where non-servicing obligations are described.  If specified in the prospectus supplement, a manager or administrator may be appointed pursuant to the pooling and servicing agreement for any trust fund to administer that trust fund.

Assignment of Assets; Repurchases

At the time of issuance of any series of Notes or Certificates, as applicable, the depositor will assign (or cause to be assigned) to the designated trustee the Assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to those Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest.  The trustee will, concurrently with that assignment, deliver the Notes or Certificates, as applicable, to the depositor in exchange for the Assets and the other assets comprising the trust fund for that series.  Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement.  That schedule will include detailed information to the extent available and relevant

(1)

in respect of each mortgage loan included in the related trust fund, including the city and state of the related Mortgaged Property and type of that property, the mortgage rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

(2)

in respect of each contract included in the related trust fund, including the outstanding principal amount and the contract rate; and

(3)

in respect of each Mortgage Security and Agency Security, the original and outstanding principal amount, if any, and the interest rate on the Mortgage Security or Agency Security.

For each mortgage loan, except as otherwise specified in the prospectus supplement, the depositor will deliver or cause to be delivered to the trustee (or to the custodian hereinafter referred to) particular loan documents, which will generally include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original Mortgage (or a certified copy of the original Mortgage) with evidence of recording indicated on the original Mortgage and an assignment of the Mortgage to the trustee in recordable form.  However, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original of the mortgage note has been lost or destroyed.  For those mortgage loans, the trustee (or its nominee) may not be able to enforce the mortgage note against the related borrower.  The Asset Seller or other entity specified in the prospectus supplement will be required to agree to repurchase, or substitute for, each of these mortgage loans that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original mortgage note.  The related Agreement will generally require the depositor or another party specified in the prospectus supplement to promptly cause each of these assignments of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the related mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the servicer, the relevant Asset Seller or any other prior holder of the mortgage loan.

The trustee (or a custodian) will review the mortgage loan documents within a specified period of days after receipt of the mortgage loan documents, and the trustee (or a custodian) will hold those documents in trust for the benefit of the securityholders.  If any of these documents are found to be missing or defective in any material respect, the trustee (or that custodian) will immediately notify the servicer and the depositor, and the servicer will immediately notify the relevant Asset Seller or other entity specified in the prospectus supplement.  If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of that notice, then the Asset Seller or other entity specified in the prospectus supplement will be obligated, within a specified number of days of receipt of that notice, to either (1) repurchase the related mortgage loan from the trustee at a price equal to the sum of the unpaid principal balance of the mortgage loan, plus unpaid accrued interest at the interest rate for that Asset from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus servicing expenses that are payable to the servicer, or another price as specified in the prospectus supplement (the “Purchase Price”) or (2) substitute a new mortgage loan.  There can be no assurance that an Asset Seller or other named entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for that mortgage loan if the Asset Seller or other named entity defaults on its obligation.

This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.  To the extent specified in the prospectus supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for that Asset, the Asset Seller or other named entity may agree to cover any losses suffered by the trust fund as a result of that breach or defect.

Notwithstanding the preceding three paragraphs, the documents for Home Equity Loans, home improvement contracts and unsecured home improvements loans will be delivered to the trustee (or a custodian) only to the extent specified in the prospectus supplement.  Generally these documents will be retained by the servicer, which may also be the Asset Seller.  In addition, assignments of the related Mortgages to the trustee will be recorded only to the extent specified in the prospectus supplement.

For each contract, the servicer, which may also be the asset seller, generally will maintain custody of the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract.  To give notice of the right, title and interest of the trustee in the contracts, the depositor will cause UCC-1 financing statements to be executed by the related asset seller identifying the depositor as secured party and by the depositor identifying the trustee as the secured party and, in each case, identifying all contracts as collateral.  The contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trust fund only to the extent specified in the prospectus supplement.  Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of that assignment, the interest of the trustee in the contracts could be defeated.

While the contract documents will not be reviewed by the trustee or the servicer, if the servicer finds that any document is missing or defective in any material respect, the servicer will be required to immediately notify the depositor and the relevant asset seller or other entity specified in the prospectus supplement.  If the asset seller or some other entity cannot cure the omission or defect within a specified number of days after receipt of this notice, then the asset seller or that other entity will be obligated, within a specified number of days of receipt of this notice, to repurchase the related contract from the trustee at the purchase price or substitute for that contract.  There can be no assurance that an asset seller or any other entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for that contract if the asset seller or any other entity defaults on its obligation.  This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.  To the extent specified in the prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for that asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of that breach or defect.

Mortgage Securities and Agency Securities will be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of Mortgage Securities and Agency Securities issued only in book-entry form, through the depository with respect to the Mortgage Securities and Agency Securities, in accordance with the procedures established by the issuer or guarantor for registration of those certificates, and distributions on those securities to which the trust fund is entitled will be made directly to the trustee.

Representations and Warranties; Repurchases

To the extent provided in the prospectus supplement the depositor will, for each Asset, assign representations and warranties, as of a specified date (the person making those representations and warranties, the “Warranting Party”) covering, by way of example, the following types of matters:

•

the accuracy of the information set forth for that Asset on the schedule of Assets appearing as an exhibit to the related Agreement;

•

in the case of a mortgage loan, the existence of title insurance insuring the lien priority of the mortgage loan and, in the case of a contract, that the contract creates a valid first security interest in or lien on the related manufactured home;

•

the authority of the Warranting Party to sell the Asset;

•

the payment status of the Asset;

•

in the case of a mortgage loan, the existence of customary provisions in the related mortgage note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

•

the existence of hazard and extended perils insurance coverage on the Mortgaged Property or manufactured home.

Any Warranting Party shall be an Asset Seller or an affiliate of the Asset Seller or any other person acceptable to the depositor and will be identified in the prospectus supplement.

Representations and warranties made in respect of an Asset may have been made as of a date before the applicable Cut-off Date.  A substantial period of time may have elapsed between that date and the date of initial issuance of the related series of Notes or Certificates, as applicable, evidencing an interest in that Asset.  In the event of a breach of any of these representations or warranties, the Warranting Party will be obligated to reimburse the trust fund for losses caused by that breach or either cure that breach or repurchase or replace the affected Asset as described below.  Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of that representation and warranty only if the relevant event that causes that breach occurs before that date.  That party would have no obligations if the relevant event that causes that breach occurs after that date.

Each Agreement will provide that the servicer and/or trustee or another entity identified in the prospectus supplement will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of an Asset that materially and adversely affects the value of that Asset or the interests in the prospectus supplement of the securityholders.  If the Warranting Party cannot cure that breach within a specified period following the date on which that party was notified of that breach, then the Warranting Party will be obligated to repurchase that Asset from the trustee within a specified period from the date on which the Warranting Party was notified of that breach, at the Purchase Price therefor.  If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase an Asset as to which a breach has occurred, will have the option, within a specified period after initial issuance of that series of Notes or Certificates, as applicable, to cause the removal of that Asset from the trust fund and substitute in its place one or more other Assets, as applicable, in accordance with the standards described in the prospectus supplement.  If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase or substitute an Asset as to which a breach has occurred, will have the option to reimburse the trust fund or the securityholders for any losses caused by that breach.  This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to securityholders or the trustee for a breach of representation by a Warranting Party.

Neither the depositor (except to the extent that it is the Warranting Party) nor the servicer will be obligated to purchase or substitute for an Asset if a Warranting Party defaults on its obligation to do so, and no assurance can be given that the Warranting Parties will carry out those obligations with respect to the Assets.

A servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement.  A breach of any representation of the servicer that materially and adversely affects the interests of the securityholders and which continues unremedied for the number of days specified in the Agreement after the discovery of the breach by the servicer or the receipt of written notice of that breach by the servicer from the trustee, the depositor or the holders of Notes or Certificates, as applicable, evidencing not less than 25% of the voting rights or other percentage specified in the related Agreement, will constitute an Event of Default under that Agreement.  See “Events of Default under the Agreement” and “Rights Upon Event of Default under the Agreements.”

Collection Account and Related Accounts

General.   The servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the “Collection Account”), which must be an account or accounts that either:

•

are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation (“FDIC”) (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured so that the securityholders have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained, or

•

are maintained with a bank or trust company, and in a manner satisfactory to the rating agency or agencies rating any class of Notes or Certificates, as applicable, of that series.

Investment of amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement (“Permitted Investments”).  A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the Collection Account may be invested pending each succeeding Distribution Date in short-term Permitted Investments.  Any interest or other income earned on funds in the Collection Account will, unless otherwise specified in the prospectus supplement, be paid to the servicer or its designee as additional servicing compensation.  The Collection Account may be maintained with an institution that is an affiliate of the servicer, if applicable, provided that that institution meets the standards imposed by the rating agency or agencies.  If permitted by the rating agency or agencies, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the servicer or serviced or master serviced by it on behalf of others.

Deposits.   A servicer or the trustee will deposit or cause to be deposited in the Collection Account for one or more trust funds on a daily basis, or any other period provided in the related Agreement, the following payments and collections received, or advances made, by the servicer or the trustee or on its behalf after the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest), except as otherwise provided in the Agreement:

(1)

all payments on account of principal, including principal prepayments, on the Assets;

(2)

all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion retained by a servicer as its servicing compensation and net of any Retained Interest;

(3)

Liquidation Proceeds and Insurance Proceeds, together with the net proceeds on a monthly basis with respect to any Assets acquired for the benefit of securityholders;

(4)

any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of Notes or Certificates, as applicable, as described under “Description of Credit Support;”

(5)

any advances made as described under “Description of the Securities—Advances in Respect of Delinquencies;”

(6)

any amounts paid under any Cash Flow Agreement, as described under “Description of the Trust Funds—Cash Flow Agreements;”

(7)

all proceeds of any Asset or, with respect to a mortgage loan, property acquired in respect of the mortgage loan purchased by the depositor, any Asset Seller or any other specified person as described above under “—Assignment of Assets; Repurchases” and “—Representations and Warranties; Repurchases,” all proceeds of any defaulted mortgage loan purchased as described below under “—Realization Upon Defaulted Assets,” and all proceeds of any Asset purchased as described under “Description of the Securities—Termination;”

(8)

any amounts paid by a servicer to cover interest shortfalls arising out of the prepayment of Assets in the trust fund as described below under “—Retained Interest; Servicing Compensation and Payment of Expenses;”

(9)

to the extent that any of these items do not constitute additional servicing compensation to a servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Assets;

(10)

all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described below under “—Hazard Insurance Policies;”

(11)

any amount required to be deposited by a servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the Collection Account; and

(12)

any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the prospectus supplement.

Withdrawals.   A servicer or the trustee may, from time to time as provided in the related Agreement, make withdrawals from the Collection Account for each trust fund for any of the following purposes, except as otherwise provided in the Agreement:

(1)

to make distributions to the securityholders on each Distribution Date;

(2)

to reimburse a servicer for unreimbursed amounts advanced as described under “Description of the Securities—Advances in Respect of Delinquencies,” which reimbursement is to be made out of amounts received that were identified and applied by the servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Assets for which the advances were made or out of amounts drawn under any form of credit support with respect to those Assets;

(3)

to reimburse a servicer for unpaid servicing fees earned and unreimbursed servicing expenses incurred with respect to Assets and properties acquired in respect of the Assets, which reimbursement is to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Assets and properties, and net income collected on the particular properties, which fees were earned or expenses were incurred or out of amounts drawn under any form of credit support for those Assets and properties;

(4)

to reimburse a servicer for any advances described in clause (2) above and any servicing expenses described in clause (3) above which, in the servicer’s good faith judgment, will not be recoverable from the amounts described in those clauses, which reimbursement is to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the prospectus supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, if any, remain outstanding, and otherwise any outstanding class of Notes or Certificates, as applicable, of the related series;

(5)

if and to the extent described in the prospectus supplement, to pay a servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while those advances and servicing expenses remain outstanding and unreimbursed;

(6)

to reimburse a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under “—Certain Matters Regarding Servicers, the Master Servicer and the Depositor;”

(7)

if and to the extent described in the prospectus supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the trustee’s fees;

(8)

to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under “—Certain Matters Regarding the Trustee;”

(9)

to pay a servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

(10)

to pay the person so entitled any amounts deposited in the Collection Account that were identified and applied by the servicer as recoveries of Retained Interest;

(11)

to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, which payments are to be made out of income received on that property;

(12)

if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Material Federal Income Tax Considerations—REMICs—Taxes That May Be Imposed on the REMIC Pool” or in the prospectus supplement, respectively;

(13)

to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect of a mortgage loan in connection with the liquidation of that mortgage loan or property;

(14)

to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of securityholders;

(15)

to pay for the costs of recording the related Agreement if that recordation materially and beneficially affects the interests of securityholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

(16)

to pay the person so entitled any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated above under “—Assignment of Assets; Repurchase” and “—Representations and Warranties; Repurchases” or otherwise;

(17)

to make any other withdrawals permitted by the related Agreement; and

(18)

to clear and terminate the Collection Account at the termination of the trust fund.

Other Collection Accounts.   If specified in the prospectus supplement, the Agreement for any series of Notes or Certificates, as applicable, may provide for the establishment and maintenance of a separate collection account into which the servicer will deposit on a daily basis, or any other period as provided in the related Agreement, the amounts described under “—Deposits” above for one or more series of Notes or Certificates, as applicable.  Any amounts on deposit in any of these collection accounts will be withdrawn from these collection accounts and deposited into the appropriate Collection Account by a time specified in the prospectus supplement.  To the extent specified in the prospectus supplement, any amounts that could be withdrawn from the Collection Account as described under “—Withdrawals” above may also be withdrawn from any of these collection accounts.  The prospectus supplement will set forth any restrictions for any of these collection accounts, including investment restrictions and any restrictions for financial institutions with which any of these collection accounts may be maintained.

The servicer will establish and maintain with the indenture trustee an account, in the name of the indenture trustee on behalf of the holders of Notes, into which amounts released from the Collection Account for distribution to the holders of Notes will be deposited and from which all distributions to the holders of Notes will be made.

Collection and Other Servicing Procedures.   The servicer is required to make reasonable efforts to collect all scheduled payments under the Assets and will follow or cause to be followed those collection procedures that it would follow with respect to assets that are comparable to the Assets and held for its own account, provided that those procedures are consistent with

(1)

the terms of the related Agreement and any related hazard insurance policy or instrument of credit support, if any, included in the related trust fund described in this prospectus or under “Description of Credit Support,”

(2)

applicable law and

(3)

the general servicing standard specified in the prospectus supplement or, if no standard is so specified, its normal servicing practices (in either case, the “Servicing Standard”).

In connection, the servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on an Asset.

Each servicer will also be required to perform other customary functions of a servicer of comparable assets, including maintaining hazard insurance policies as described in this prospectus and in any prospectus supplement, and filing and settling claims under these policies; maintaining, to the extent required by the Agreement, escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the terms of the Assets; processing assumptions or substitutions in those cases where the servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties or manufactured homes under some circumstances; and maintaining accounting records relating to the Assets.  The servicer or any other entity specified in the prospectus supplement will be responsible for filing and settling claims in respect of particular Assets under any applicable instrument of credit support.  See “Description of Credit Support.”

The servicer may agree to modify, waive or amend any term of any Asset in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (1) affect the amount or timing of any scheduled payments of principal or interest on the Asset or (2) in its judgment, materially impair the security for the Asset or reduce the likelihood of timely payment of amounts due on the Asset.  The servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, an Asset if (1) in its judgment, a material default on the Asset has occurred or a payment default is reasonably foreseeable and (2) in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Asset on a present value basis than would liquidation.  In the event of any modification, waiver or amendment of any Asset, the servicer will furnish a copy of that modification, waiver or amendment to the trustee (or its custodian).

In the case of Multifamily, Commercial or Mixed-Use Mortgage Loans, a borrower’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage loan debt, or may reflect the diversion of that income from the servicing of the mortgage loan debt.  In addition, a borrower under a Multifamily, Commercial or Mixed-Use Mortgage Loan that is unable to make mortgage loan payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related Mortgaged Property.  In general, the servicer will be required to monitor any Multifamily, Commercial or Mixed-Use Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take those other actions as are consistent with the related Agreement.  A significant period of time may elapse before the servicer is able to assess the success of servicer, can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose may vary considerably depending on the particular Multifamily, Commercial or Mixed-Use Mortgage Loan, the related Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located.

Realization Upon Defaulted Assets

Generally, the servicer is required to monitor any Asset that is in default, initiate corrective action in cooperation with the borrower if cure is likely, inspect the Asset and take any other actions as are consistent with the Servicing Standard.  A significant period of time may elapse before the servicer is able to assess the success of that corrective action or the need for additional initiatives.

Any Agreement relating to a trust fund that includes mortgage loans or contracts may grant to the servicer and/or the holder or holders of some classes of Notes or Certificates, as applicable, a right of first refusal to purchase from the trust fund at a predetermined purchase price any mortgage loan or contract as to which a specified number of scheduled payments under the Agreement are delinquent.  Any right of first refusal granted to the holder of an Offered Security will be described in the prospectus supplement.  The prospectus supplement will also describe any similar right granted to any person if the predetermined purchase price is less than the Purchase Price described above under “—Representations and Warranties; Repurchases.”

If specified in the prospectus supplement, the servicer may offer to sell any defaulted mortgage loan or contract described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect to that defaulted mortgage loan or contract, if and when the servicer determines, consistent with the Servicing Standard, so that a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings.  The related Agreement will provide that any offering be made in a commercially reasonable manner for a specified period and that the servicer accept the highest cash bid received from any person (including itself, an affiliate of the servicer or any securityholder) that constitutes a fair price for that defaulted mortgage loan or contract.  If there is no bid that is determined to be fair, the servicer will proceed with respect to that defaulted mortgage loan or contract as described below.  Any bid in an amount at least equal to the Purchase Price described above under “—Representations and Warranties; Repurchases” will in all cases be deemed fair.

The servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a mortgage loan by operation of law or otherwise and may at any time repossess and realize upon any manufactured home, if that action is consistent with the Servicing Standard and a default on that mortgage loan or contract has occurred or, in the servicer’s judgment, is imminent.

If title to any Mortgaged Property is acquired by a trust fund as to which a REMIC election has been made, the servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property within three years from the close of the calendar year of acquisition, unless (1) the Internal Revenue Service grants an extension of time to sell that property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than three years after the close of the calendar year of its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any Notes or Certificates, as applicable, are outstanding.  Subject to the foregoing, the servicer will be required to (A) solicit bids for any Mortgaged Property so acquired in that manner as will be reasonably likely to realize a fair price for that property and (B) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made for the related trust fund) on the ownership and management of any Mortgaged Property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered.

If recovery on a defaulted Asset under any related instrument of credit support is not available, the servicer nevertheless will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Asset.  If the proceeds of any liquidation of the property securing the defaulted Asset are less than the outstanding principal balance of the defaulted Asset plus interest accrued on the defaulted Asset at the applicable interest rate, plus the total amount of expenses incurred by the servicer in connection with those proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference.  The servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Asset, before the distribution of those Liquidation Proceeds to securityholders, amounts representing its normal servicing compensation on the Security, unreimbursed servicing expenses incurred with respect to the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset.

With respect to a Multifamily Mortgage Loan, the market value of any property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained by renting the dwelling units. As a default on a Multifamily Mortgage Loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the mortgage loan, it can be anticipated that the market value of the property will be less than anticipated when the mortgage loan was originated. To the extent that equity does not cushion the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust fund.

If any property securing a defaulted Asset is damaged the servicer is not required to expend its own funds to restore the damaged property unless it determines (1) that restoration will increase the proceeds to securityholders on liquidation of the Asset after reimbursement of the servicer for its expenses and (2) that its expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

The pooling and servicing agreement will require the trustee, if it has not received a distribution for any Mortgage Security or Agency Security by the fifth business day after the date on which that distribution was due and payable pursuant to the terms of that Agency Security, to request the issuer or guarantor, if any, of that Mortgage Security or Agency Security to make that payment as promptly as possible and legally permitted to take legal action against that issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith.  The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of this legal action will be reimbursable to the trustee out of the proceeds of that action and will be retained by the trustee before the deposit of any remaining proceeds in the Collection Account pending distribution of the Collection Account to securityholders of the related series.  If the proceeds of any legal action are insufficient to reimburse the trustee for its legal fees and expenses, the trustee will be entitled to withdraw from the Collection Account an amount equal to its expenses, and the trust fund may realize a loss in that amount.

As servicer of the Assets, a servicer, on behalf of itself, the trustee and the securityholders, will present claims to the borrower under each instrument of credit support, and will take those reasonable steps as are necessary to receive payment or to permit recovery under these instruments for defaulted Assets.

If a servicer or its designee recovers payments under any instrument of credit support for any defaulted Assets, the servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of those proceeds, before distribution of the Collection Account to securityholders, amounts representing its normal servicing compensation on that Asset, unreimbursed servicing expenses incurred for the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset.  See “Hazard Insurance Policies” and “Description of Credit Support.”

Hazard Insurance Policies

Mortgage Loans.   Generally, each Agreement for a trust fund composed of mortgage loans will require the servicer to cause the borrower on each mortgage loan to maintain a hazard insurance policy (including flood insurance coverage, if obtainable, to the extent the property is located in a federally designated flood area, in an amount as is required under applicable guidelines) providing for the level of coverage that is required under the related Mortgage or, if any Mortgage permits its holder to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, then the level of coverage that is consistent with the Servicing Standard.  That coverage will be in general in an amount equal to the lesser of the principal balance owing on that mortgage loan (but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy) and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis or any other amount specified in the prospectus supplement.  The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by borrowers.  All amounts collected by the servicer under any of these policies (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the servicer’s normal servicing procedures, subject to the terms and conditions of the related Mortgage and mortgage note) will be deposited in the Collection Account in accordance with the related Agreement.

The Agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the servicer’s maintaining a blanket policy insuring against hazard losses on the mortgage loans.  If the blanket policy contains a deductible clause, the servicer will be required to deposit in the Collection Account from its own funds all sums that would have been deposited in the Collection Account but for that clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms of the policies are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

The hazard insurance policies covering the Mortgaged Properties securing the mortgage loans will typically contain a coinsurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, the coinsurance clause generally provides that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Each Agreement for a trust fund composed of mortgage loans will require the servicer to cause the borrower on each mortgage loan to maintain all other insurance coverage for the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

Any cost incurred by the servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of that cost will not be taken into account for purposes of calculating the distribution to be made to securityholders.  Those costs may be recovered by the servicer from the Collection Account, with interest, as provided by the Agreement.

Under the terms of the mortgage loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties.  The servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the mortgage loans.  However, the ability of the servicer to present or cause to be presented those claims is dependent upon the extent to which information in this regard is furnished to the servicer by borrowers.

Other Hazard-Related Insurance; Liability Insurance

With respect to Multifamily Loans, certain additional insurance policies may be required with respect to the related Multifamily Property; for example, general liability insurance for bodily injury or death and property damage occurring on the property or the adjoining streets and sidewalks, steam boiler coverage where a steam boiler or other pressure vessel is in operation, interest coverage insurance, and rent loss insurance to cover operating income losses following damage or destruction of the mortgaged property. With respect to a series for which Multifamily Loans are included in the trust fund, the prospectus supplement will specify the required types and amounts of additional insurance and describe the general terms of the insurance and conditions to payment thereunder.

Contracts.  Generally, the terms of the agreement for a trust fund composed of contracts will require the servicer to maintain for each contract one or more hazard insurance policies that provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue those policies in the state in which the manufactured home is located, and in an amount that is not less than the maximum insurable value of that manufactured home or the principal balance due from the borrower on the related contract, whichever is less; provided, however, that the amount of coverage provided by each hazard insurance policy must be sufficient to avoid the application of any co-insurance clause contained therein.  When a manufactured home’s location was, at the time of origination of the related contract, within a federally designated special flood hazard area, the servicer must cause flood insurance to be maintained, which coverage must be at least equal to the minimum amount specified in the preceding sentence or any lesser amount as may be available under the federal flood insurance program.  Each hazard insurance policy caused to be maintained by the servicer must contain a standard loss payee clause in favor of the servicer and its successors and assigns.  If any borrower is in default in the payment of premiums on its hazard insurance policy or policies, the servicer must pay those premiums out of its own funds, and may add separately the premiums to the borrower’s obligation as provided by the contract, but may not add the premiums to the remaining principal balance of the contract.

The servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained for each manufactured home, and must maintain, to the extent that the related contract does not require the borrower to maintain a hazard insurance policy for the related manufactured home, one or more blanket insurance policies covering losses on the borrower’s interest in the contracts resulting from the absence or insufficiency of individual hazard insurance policies.  The servicer must pay the premium for that blanket policy on the basis described therein and must pay any deductible amount for claims under that policy relating to the contracts.

FHA Insurance and VA Guarantees

FHA loans will be insured by the FHA as authorized under the Housing Act.  Some FHA loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program.  These programs generally limit the principal amount and interest rates of the mortgage loans insured.  The prospectus supplement for Notes or Certificates, as applicable, of each series evidencing interests in a trust fund including FHA loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs.  Except as otherwise specified in the prospectus supplement, the following describes FHA insurance programs and regulations as generally in effect for FHA loans.

The insurance premiums for FHA loans are collected by lenders approved by the Department of Housing and Urban Development (“HUD”) or by the servicer and are paid to the FHA.  The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to the United States of America or upon assignment of the defaulted loan to the United States of America.  For a defaulted FHA loan, the servicer is limited in its ability to initiate foreclosure proceedings.  When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower’s control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower.  Those plans may involve the reduction or suspension of regular mortgage payments for a specified period, with those payments to be made on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than FHA loans originated under the FHA Title I Program, beyond the maturity date.  In addition, when a default caused by those circumstances is accompanied by other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the FHA loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer.  With some exceptions, at least three full monthly installments must be due and unpaid under the FHA loan, and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD.  Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate.  To the extent specified in the prospectus supplement, the servicer of each single family FHA loan will be obligated to purchase any debenture issued in satisfaction of that FHA loan upon default for an amount equal to the principal amount of that debenture.

Other than in relation to the FHA Title I Program, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted FHA loan adjusted to reimburse the servicer for some of its costs and expenses and to deduct amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid before that date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date.  The insurance payment itself, upon foreclosure of an FHA loan, bears interest from a date 30 days after the borrower’s first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

VA loans will be partially guaranteed by the VA under the Serviceman’s Readjustment Act (a “VA Guaranty Policy”).  For a defaulted VA loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months.  Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

The amount payable under the guarantee will be the percentage of the VA loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations.  Payments under the guarantee will be equal to the unpaid principal amount of that VA loan, interest accrued on the unpaid balance of that VA loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that those amounts have not been recovered through liquidation of the Mortgaged Property.  The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

Environmental Insurance

If specified in the applicable prospectus supplement, the trust or trustee will be the beneficiary, for the benefit of the securityholders, of insurance policies (“Environmental Policies“) providing limited coverage against certain environmental risks with respect to the mortgaged properties securing certain Commercial, Multifamily and Mixed-Use Mortgage Loans.  Subject to various exceptions and exclusions (including asbestos and lead paint), Environmental Policies will generally cover losses, clean-up costs, third-party claims and legal expenses up to pre-determined limits.  Subject to the terms of the applicable policy, if a Mortgaged Property securing a covered loan is subject to environmental contamination, in the event of default by the borrower the outstanding principal balance of the loan, plus accrued interest, will be payable under the applicable Environmental Policy.

Fidelity Bonds and Errors and Omissions Insurance

Each Agreement will require that the servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination of these insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the servicer.  The related Agreement will allow the servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the servicer so long as the criteria set forth in the Agreement are met.

Due-on-Sale Clauses

The mortgage loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the mortgage loan upon any sale, transfer or conveyance of the related Mortgaged Property.  The servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale clause that would:

•

adversely affect or jeopardize coverage under any applicable insurance policy or

•

materially increase the risk of default or delinquency on, or materially impair the security for, that mortgage loan.

Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation.  See “Certain Legal Aspects of Mortgage Loans—Due-on-Sale Clauses.”

The contracts may also contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related mortgaged property, or due-on-sale clauses.  The servicer will generally permit that transfer so long as the transferee satisfies the servicer’s then applicable underwriting standards.  The purpose of those transfers is often to avoid a default by the transferring borrower.

Retained Interest; Servicing Compensation and Payment of Expenses

The prospectus supplement for a series of Notes or Certificates, as applicable, will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner of this Retained Interest.  If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement.  A “Retained Interest” in an Asset represents a specified portion of the interest payable on the Asset.  The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

The servicer’s primary servicing compensation for a series of Notes or Certificates, as applicable, will come from the periodic payment to it of a portion of the interest payment on each Asset or any other amount specified in the prospectus supplement.  Since any Retained Interest and a servicer’s primary compensation are percentages of the principal balance of each Asset, those amounts will decrease in accordance with the amortization of the Assets.  The prospectus supplement for a series of Notes or Certificates, as applicable, evidencing interests in a trust fund that includes mortgage loans or contracts may provide that, as additional compensation, the servicer may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from borrowers and any interest or other income that may be earned on funds held in the Collection Account or any account established by a servicer pursuant to the Agreement.

The servicer may, to the extent provided in the prospectus supplement, pay from its servicing compensation expenses incurred in connection with its servicing and managing of the Assets, including payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of any other expenses described in the prospectus supplement.  Some other expenses, including expenses relating to defaults and liquidations on the Assets and, to the extent so provided in the prospectus supplement, interest on these expenses at the rate specified in the prospectus supplement may be borne by the trust fund.

If and to the extent provided in the prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to interest shortfalls resulting from the voluntary prepayment of any Assets in the related trust fund during that period before their due dates.

Evidence as to Compliance

Each Agreement relating to Assets that include mortgage loans or contracts, unless otherwise provided in the prospectus supplement, will provide that on or before a specified date in each year, beginning with the first of these dates at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or any other program used by the servicer, the servicing by or on behalf of the servicer of mortgage loans under agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of those agreements or that program except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for Freddie Mac, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, or any other program, requires it to report.

Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an officer’s certificate of the servicer to the effect that the servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

Certain Matters Regarding Servicers, the Master Servicer and the Depositor

The servicer or master servicer under each Agreement will be named in the prospectus supplement.  The entities serving as servicer or master servicer may be affiliates of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates.  If applicable, reference in this prospectus to the servicer will also be deemed to be to the master servicer.  Each Agreement will provide, in general, that:

•

The servicer may resign from its obligations and duties under the Agreement only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the servicer so causing that conflict being of a type and nature carried on by the servicer at the date of the Agreement.  No resignation will become effective until the trustee or a successor servicer has assumed the servicer’s obligations and duties under the Agreement.

•

Neither any servicer, the depositor nor any director, officer, employee, or agent of a servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a servicer, the depositor nor any other person will be protected against any breach of a representation, warranty or covenant made in the related Agreement, or against any liability specifically imposed by the Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement or by reason of reckless disregard of obligations and duties under the Agreement.

•

Any servicer, the depositor and any director, officer, employee or agent of a servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Notes or Certificates, as applicable; provided, however, that that indemnification will not extend to any loss, liability or expense

(1)

specifically imposed by that Agreement or otherwise incidental to the performance of obligations and duties under the Agreement, including, in the case of a servicer, the prosecution of an enforcement action in respect of any specific mortgage loan or mortgage loans or contract or contracts (except as any loss, liability or expense will be otherwise reimbursable pursuant to that Agreement);

(2)

incurred in connection with any breach of a representation, warranty or covenant made in that Agreement;

(3)

incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement, or by reason of reckless disregard of those obligations or duties;

(4)

incurred in connection with any violation of any state or federal securities law; or

(5)

imposed by any taxing authority if that loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

•

Neither any servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability.  Any servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties to the Agreement and the interests of the securityholders under the Agreement.  In that event, the legal expenses and costs of that action and any liability resulting will be expenses, costs and liabilities of the securityholders, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, may be the successor of the servicer or the depositor, as the case may be, under the terms of the related Agreement.

Special Servicers

If and to the extent specified in the prospectus supplement, a special servicer (a “Special servicer”) may be a party to the related Agreement or may be appointed by the servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the servicer (for example, the workout and/or foreclosure of defaulted mortgage loans).  The rights and obligations of any Special servicer will be specified in the prospectus supplement, and the servicer will be liable for the performance of a Special servicer only if, and to the extent, set forth in the prospectus supplement.

Events of Default under the Agreement

Events of default under the related Agreement will generally include:

•

any failure by the servicer to distribute or cause to be distributed to securityholders, or to remit to the trustee for distribution to securityholders, any required payment that continues after a grace period, if any;

•

any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement that continues unremedied for 30 days after written notice of that failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by securityholders evidencing not less than 25% of the voting rights for that series;

•

any breach of a representation or warranty made by the servicer under the Agreement that materially and adversely affects the interests of securityholders and which continues unremedied for 30 days after written notice of that breach has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by the holders of Notes or Certificates, as applicable, evidencing not less than 25% of the voting rights for that series; and

•

some events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the prospectus supplement.  The trustee will, not later than the later of 60 days or any other period specified in the prospectus supplement after the occurrence of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default and five days after specific officers of the trustee become aware of the occurrence of that event, transmit by mail to the depositor and all securityholders of the applicable series notice of that occurrence, unless that default has been cured or waived.

Rights Upon Event of Default under the Agreements

So long as an event of default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of Notes or Certificates, as applicable, evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights for that series, the trustee will terminate all of the rights and obligations of the servicer under the Agreement and in and to the mortgage loans (other than as a securityholder or as the owner of any Retained Interest), whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the Agreement (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Assets, or if the prospectus supplement so specifies, then the trustee will not be obligated to make those advances) and will be entitled to similar compensation arrangements.  If the trustee is unwilling or unable so to act, it may or, at the written request of the holders of Notes or Certificates, as applicable, entitled to at least 51% (or any other percentage specified in the Agreement) of the voting rights for that series, it must appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of that appointment of at least $15,000,000 (or any other amount specified in the Agreement) to act as successor to the servicer under the Agreement.  Pending that appointment, the trustee is obligated to act in that capacity.  The trustee and any successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the Agreement.

The holders of Notes or Certificates, as applicable, representing at least 66 2/3% (or any other percentage specified in the Agreement) of the voting rights allocated to the respective classes of Notes or Certificates, as applicable, affected by any event of default will be entitled to waive that event of default; provided, however, that an Event of Default involving a failure to distribute a required payment to securityholders described in clause (1) under “Events of Default under the Agreements” may be waived only by all of the securityholders.  Upon any waiver of an event of default, that event of default will cease to exist and will be deemed to have been remedied for every purpose under the Agreement.

No securityholders will have the right under any Agreement to institute any proceeding with respect to the Agreement unless that holder previously has given to the trustee written notice of default and unless the holders of Notes or Certificates, as applicable, evidencing not less than 25% (or any other percentage specified in the Agreement) of the voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the Agreement and have offered to the trustee reasonable indemnity, and the trustee for 60 days (or any other number of days specified in the Agreement) has neglected or refused to institute any proceeding.  The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising under the Agreement or to institute, conduct or defend any litigation under the Agreement or in relation to the Agreement at the request, order or direction of any of the securityholders covered by that Agreement, unless those securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred.

The manner of determining the voting rights of a Security or class or classes of Notes or Certificates, as applicable, will be specified in the Agreement.

Amendment

In general, each Agreement may be amended by the parties to it, without the consent of any securityholders covered by the Agreement, to

(1)

cure any ambiguity or mistake;

(2)

correct, modify or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement or with the prospectus supplement;

(3)

make any other provisions with respect to matters or questions arising under the Agreement that are not materially inconsistent with the provisions of the Agreement; or

(4)

comply with any requirements imposed by the Code; provided that, in the case of clause (3), that amendment will not adversely affect in any material respect the interests of any securityholders covered by the Agreement as evidenced either by an opinion of counsel to that effect or the delivery to the trustee of written notification from each rating agency that provides, at the request of the depositor, a rating for the Offered Notes or Offered Certificates, as applicable, of the related series to the effect that that amendment or supplement will not cause that rating agency to lower or withdraw the then current rating assigned to those Notes or Certificates, as applicable.

In general, each Agreement may also be amended by the depositor, the servicer, if any, and the trustee, with the consent of the securityholders affected by the amendment evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights, for any purpose; provided, however, no amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Assets that are required to be distributed on any Security without the consent of the securityholder or (2) reduce the consent percentages described in this paragraph without the consent of all the securityholders covered by the Agreement then outstanding. However, for any series of Notes or Certificates, as applicable, as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it has first have received an opinion of independent counsel to the effect that that amendment will not result in the imposition of a tax on the related trust fund or, if applicable, cause the related trust fund to fail to qualify as a REMIC, at any time that the related Notes or Certificates, as applicable, are outstanding.

The Trustee

The trustee under each Agreement will be named in the prospectus supplement.  The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with the depositor and its affiliates, with any servicer and its affiliates and with any master servicer and its affiliates.  To the extent consistent with its fiduciary obligations as trustee, the trustee may delegate its duties to one or more agents as provided in the Agreement.

Duties of the Trustee

The trustee will make no representations as to the validity or sufficiency of any Agreement, the Notes or Certificates, as applicable, or any Asset or related document and is not accountable for the use or application by or on behalf of any servicer of any funds paid to the master servicer or its designee in respect of the Notes or Certificates, as applicable, or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the servicer.  If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine those documents and to determine whether they conform to the requirements of the Agreement.

Certain Matters Regarding the Trustee

The trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the trustee’s

(1)

enforcing its rights and remedies and protecting the interests of the securityholders during the continuance of an Event of Default,

(2)

defending or prosecuting any legal action in respect of the related Agreement or series of Notes or Certificates, as applicable,

(3)

being the mortgagee of record for the mortgage loans in a trust fund and the owner of record for any Mortgaged Property acquired in respect thereof for the benefit of securityholders, or

(4)

acting or refraining from acting in good faith at the direction of the holders of the related series of Notes or Certificates, as applicable, entitled to not less than 25% (or any other percentage as is specified in the related Agreement for any particular matter) of the voting rights for that series;

provided, however, that this indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Agreement.

Resignation and Removal of the Trustee

The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice of its resignation to the depositor, the servicer, if any, each rating agency, and all securityholders.  Upon receiving that notice of resignation, the depositor is required promptly to appoint a successor trustee acceptable to the servicer, if any.  If no successor trustee has been so appointed and has accepted appointment within 30 days after the giving of that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the trustee ceases to be eligible to continue as a trustee under the related Agreement, or if at any time the trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the trustee has adversely affected or will adversely affect the rating on any class of the Notes or Certificates, as applicable, then the depositor and/or a party specified in the related Agreement may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any, according to the terms of the related Agreement.  Securityholders of any series entitled to at least 51% (or any other percentage specified in the prospectus supplement) of the voting rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

Material Terms of the Indenture

General

The following summary describes the material provisions that may appear in each indenture.  The prospectus supplement for a series of Notes will describe any provision of the indenture relating to that series that materially differs from the description of that provision contained in this prospectus.  The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the indenture for a series of Notes.  A form of an indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part.  The depositor will provide a copy of the indenture (without exhibits) relating to any series of Notes without charge upon written request of a securityholder of that series addressed to ACE Securities Corp., 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211, Attention: Evelyn Echevarria.

Events of Default

Events of default under the indenture for each series of Notes will generally include:

•

a default for thirty days (or any other number of days specified in the prospectus supplement) or more in the payment of any principal of or interest on a Note of that series, to the extent specified in the prospectus supplement;

•

failure to perform any other covenant of the depositor or the trust fund in the indenture that continues for a period of sixty days (or any other number of days specified in the prospectus supplement or the indenture) after notice of the failure is given in accordance with the procedures described in the prospectus supplement;

•

any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture with respect to or affecting that series having been incorrect in a material respect as of the time made, and that breach is not cured within sixty days (or any other number of days specified in the prospectus supplement) after notice of the breach is given in accordance with the procedures described in the prospectus supplement;

•

specified events of bankruptcy, insolvency, receivership or liquidation of the trust fund; or

•

any other event of default provided with respect to Notes of that series.

If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to and in accordance with the terms of the indenture, either the indenture trustee or the holders of a majority of the then total outstanding amount of the Notes of that series may declare the principal amount (or, if the Notes of that series are Accrual Securities, that portion of the principal amount as may be specified in the terms of that series, as provided in the indenture) of all the Notes of that series to be due and payable immediately.  That declaration may, under some circumstances, be rescinded and annulled by the securityholders of a majority in total outstanding amount of the Notes of that series.

If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the indenture trustee may, in its discretion, notwithstanding that acceleration, elect to maintain possession of the collateral securing the Notes of that series and to continue to apply distributions on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of that series as they would have become due if there had not been that declaration.  In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, other than a default in the payment of any principal or interest on any Note of that series for thirty days or more, unless

(1)

the holders of 100% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series consent to that sale;

(2)

the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of that series at the date of that sale; or

(3)

the indenture trustee determines that that collateral would not be sufficient on an ongoing basis to make all payments on the Notes as those payments would have become due if the Notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series.

If so specified in the prospectus supplement, only holders of particular classes of Notes will have the right to declare the Notes of that series to be immediately due and payable in the event of a payment default, as described above, and to exercise the remedies described above.

If the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty days (or any other number of days specified in the indenture) or more in the payment of principal of or interest on the Notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses.  As a result, upon the occurrence of that event of default, the amount available for distribution to the securityholders would be less than would otherwise be the case.  However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders after the occurrence of that event of default.

To the extent provided in the prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the Notes less the amount of the discount that is unamortized.

Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default occurs and continues for a series of Notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the securityholders of that series, unless those holders offer to the indenture trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with that request or direction.  Subject to those provisions for indemnification and some limitations contained in the indenture, the holders of a majority of the then total outstanding amount of the Notes of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to the Notes of that series, and the holders of a majority of the then total outstanding amount of the Notes of that series may, in some cases, waive any default with respect to the Notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected.

Discharge of Indenture

The indenture will be discharged, subject to the provisions of the indenture, for a series of Notes (except for continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the Notes of that series or, with some limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the Notes of that series.

With some limitations, the indenture will provide that, if specified for the Notes of any series, the related trust fund will be discharged from any and all obligations in respect of the Notes of that series (except for obligations specified in the indenture including obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of that series, to replace stolen, lost or mutilated Notes of that series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect of the Notes in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of that series on the maturity date for those Notes and any installment of interest on those Notes in accordance with the terms of the indenture and the Notes of that series.  In the event of any defeasance and discharge of Notes of that series, holders of Notes of that series would be able to look only to that money and/or those direct obligations for payment of principal and interest, if any, on their Notes until maturity.

Indenture Trustee’s Annual Report

The indenture trustee for each series of Notes will be required to mail each year to all related securityholders a brief report, as provided in the indenture, relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by that Trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee in its capacity as indenture trustee and any action taken by it that materially affects the Notes and that has not been previously reported.

The Indenture Trustee

The indenture trustee for a series of Notes will be specified in the prospectus supplement.  The indenture trustee for any series may resign at any time in accordance with the terms of the indenture, in which event the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for that series.  The depositor or the appropriate party designated in the indenture may also remove any indenture trustee if that indenture trustee ceases to be eligible to continue as the indenture trustee under the related indenture, if that indenture trustee becomes insolvent or for any other grounds specified in the indenture.  In those circumstances the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for the applicable series of Notes.  Any resignation or removal of the indenture trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for that series.

The bank or trust company serving as indenture trustee may have a banking relationship with the depositor or any of its affiliates, a servicer or any of its affiliates or the master servicer or any of its affiliates.  To the extent consistent with its fiduciary obligations as indenture trustee, the indenture trustee may delegate its duties to one or more agents as provided in the indenture and the Agreement.

Description of Credit Support

General

For any series of Notes or Certificates, as applicable, credit support may be provided for one or more classes of the series or the related Assets.  Credit support may be in the form of:

•

the subordination of one or more classes of Notes or Certificates, as applicable;

•

letters of credit;

•

insurance policies;

•

guarantees;

•

the establishment of one or more reserve funds; or

•

any other method of credit support described in the prospectus supplement, or any combination of the foregoing.

Any form of credit support may be structured so as to be drawn upon by more than one series to the extent described in the prospectus supplement.

The coverage provided by any credit support will be described in the prospectus supplement.  Generally, that coverage will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Notes or Certificates, as applicable, and interest on the Security Balance.  If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, securityholders will bear their allocable share of deficiencies.  Moreover, if a form of credit support covers more than one series of Notes or Certificates, as applicable (each, a “Covered Trust”), securityholders evidencing interests in any of those Covered Trusts will be subject to the risk that the credit support will be exhausted by the claims of other Covered Trusts before that Covered Trust receiving any of its intended share of that coverage.

If credit support is provided for one or more classes of Notes or Certificates, as applicable, of a series, or the related Assets, the prospectus supplement will include a description of

(a)

the nature and amount of coverage under that credit support,

(b)

any conditions to payment under the prospectus supplement not otherwise described in this prospectus,

(c)

the conditions (if any) under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced and

(d)

the material provisions relating to that credit support.

Additionally, the prospectus supplement will set forth information with respect to the obligor under any financial guaranty insurance policy, letter of credit, guarantee or similar instrument of credit support, including

(1)

a brief description of its principal business activities,

(2)

its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

(3)

if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

(4)

its total assets, and its stockholders’ or policyholders’ surplus, if applicable, as of the date specified in the prospectus supplement.

Subordinate Securities

One or more classes of Notes or Certificates, as applicable, of a series may be Subordinate Notes or Subordinate Certificates, as applicable, if specified in the prospectus supplement.  The rights of the holders of Subordinate Notes or Subordinate Certificates, as applicable, to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to those rights of the holders of Senior Notes or Senior Certificates, as applicable.  The subordination of a class may apply only in the event of (or may be limited to) particular types of losses or shortfalls.  The prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Notes or Subordinate Certificates, as applicable, in a series, the circumstances in which that subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Cross-Support Provisions

If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Notes or Certificates, as applicable, of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Notes or Senior Certificates, as applicable, evidencing interests in one group of mortgage loans before distributions on Subordinate Notes or Subordinate Certificates, as applicable, evidencing interests in a different group of mortgage loans within the trust fund.  The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

Limited Guarantee

If specified in the prospectus supplement for a series of Notes or Certificates, as applicable, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named in the prospectus supplement.

Financial Guaranty Insurance Policy or Surety Bond

Credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer named in the policy or surety bond, if specified in the prospectus supplement.

Letter of Credit

Alternative credit support for a series of Notes or Certificates, as applicable, may be provided by the issuance of a letter of credit by the bank or financial institution specified in the prospectus supplement.  The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued for a series of Notes or Certificates, as applicable, will be set forth in the prospectus supplement relating to that series.

Pool Insurance Policies

If specified in the prospectus supplement relating to a series of Notes or Certificates, as applicable, a pool insurance policy for the mortgage loans in the related trust fund will be obtained.  The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default to the extent a related mortgage loan is not covered by any primary mortgage insurance policy.  The amount and principal terms of any pool insurance coverage will be set forth in the prospectus supplement.

Special Hazard Insurance Policies

A special hazard insurance policy may also be obtained for the related trust fund, if specified in the prospectus supplement, in the amount set forth in the prospectus supplement.  The special hazard insurance policy will, subject to the limitations described in the prospectus supplement, protect against loss by reason of damage to Mortgaged Properties caused by hazards not insured against under the standard form of hazard insurance policy for the respective states, in which the Mortgaged Properties are located.  The amount and principal terms of any special hazard insurance coverage will be set forth in the prospectus supplement.

Borrower Bankruptcy Bond

Losses resulting from a bankruptcy proceeding relating to a borrower affecting the mortgage loans in a trust fund for a series of Notes or Certificates, as applicable, will, if specified in the prospectus supplement, be covered under a borrower bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Notes or Certificates, as applicable, of a series by the rating agency or agencies that rate that series).  Any borrower bankruptcy bond or any other instrument will provide for coverage in an amount meeting the criteria of the rating agency or agencies rating the Notes or Certificates, as applicable, of the related series, which amount will be set forth in the prospectus supplement.  The amount and principal terms of any borrower bankruptcy coverage will be set forth in the prospectus supplement.

Reserve Funds

If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, deficiencies in amounts otherwise payable on those Notes or Certificates, as applicable, or specific classes of Notes or Certificates, as applicable, will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination of these will be deposited, in the amounts so specified in the prospectus supplement.  The reserve funds for a series may also be funded over time by depositing a specified amount of the distributions received on the related Assets as specified in the prospectus supplement.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income on these amounts, if any, will be applied for the purposes, in the manner, and to the extent specified in the prospectus supplement.  A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Notes or Certificates, as applicable.  If specified in the prospectus supplement, reserve funds may be established to provide limited protection against only some types of losses and shortfalls.  Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application to the Notes or Certificates, as applicable.

Money deposited in any reserve funds will be invested in Permitted Investments, to the extent specified in the prospectus supplement.  To the extent specified in the prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to the reserve fund.  However, that income may be payable to any related servicer or another service provider or other entity.  To the extent specified in the prospectus supplement, the reserve fund, if any, for a series will not be a part of the trust fund.

Additional information concerning any reserve fund will be set forth in the prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to securityholders and use of investment earnings from the reserve fund, if any.

Overcollateralization

If specified in the prospectus supplement, subordination provisions of a trust fund may be used to accelerate to a limited extent the amortization of one or more classes of Notes or Certificates, as applicable, relative to the amortization of the related Assets.  The accelerated amortization is achieved by the application of excess interest to the payment of principal of one or more classes of Notes or Certificates, as applicable.  This acceleration feature creates, for the Assets or groups of Assets, overcollateralization, which is the excess of the total principal balance of the related Assets, or a group of related Assets, over the principal balance of the related class or classes of Notes or Certificates, as applicable.  This acceleration may continue for the life of the related Security, or may be limited.  In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to the provisions specified in the prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Primary Mortgage Insurance Policies

The servicer will maintain or cause to be maintained with respect to each mortgage loan, a primary mortgage insurance policy in accordance with the underwriting standards described in the related prospectus supplement. Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted mortgage loan, plus accrued and unpaid interest thereon and approved expenses, over a specified percentage of the value of the related mortgaged property.

As conditions to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the borrower, to:

•

advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the insurer, real estate taxes, property protection and preservation expenses and foreclosure and related costs,

•

in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, and

•

tender to the insurer good and merchantable title to, and possession of, the mortgaged property.

Certain Legal Aspects of Mortgage Loans

The following discussion contains summaries, which are general in nature, of legal aspects of loans secured by single-family or multi-family residential properties.  Because these legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage loans is situated.  The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.  In this regard, the following discussion does not fully reflect federal regulations for FHA loans and VA loans.  See “Description of The Trust Funds—FHA Loans and VA Loans,” “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—FHA Insurance and VA Guarantees” and “Description of the Trust Funds—Assets.”

General

All of the mortgage loans are evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending on the prevailing practice and law in the state in which the Mortgaged Property is located.  Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages.”  Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to that instrument as well as the order of recordation of the instrument in the appropriate public recording office.  However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

A mortgage either creates a lien against or constitutes a conveyance of real property between two parties—a borrower (usually the owner of the subject property) and a mortgagee (the lender).  In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made.  As used in this prospectus, unless the context otherwise requires, “borrower” includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note.  A deed to secure debt typically has two parties.  By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note.

In case the borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower.  At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note.  The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, some federal laws (including the Servicemembers’ Civil Relief Act) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

The mortgages that encumber multifamily properties may contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while retaining a revocable license to collect the rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect the rents.  Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

Interest in Real Property

The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements.  However, that instrument may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by that lease.  An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating that interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of that interest before the mortgage, deed of trust, security deed or deed to secure debt is paid.  The depositor, the Asset Seller or other entity specified in the prospectus supplement will make representations and warranties in the Agreement or representations and warranties will be assigned to the trustee for any mortgage loans secured by an interest in a leasehold estate.  Those representation and warranties, if applicable, will be set forth in the prospectus supplement.

Cooperative Loans

If specified in the prospectus supplement, the mortgage loans may also consist of cooperative apartment loans (“Cooperative Loans”) secured by security interests in shares issued by a cooperative housing corporation (a “Cooperative”) and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings.  The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office.  That lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the building.  The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance.  If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property borrower, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations.  A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the Cooperative’s apartment building or obtaining of capital by the Cooperative.  The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.

If the Cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.  Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity.  The inability of the Cooperative to refinance a mortgage and its consequent inability to make that final payment could lead to foreclosure by the mortgagee.  Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreement.  In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the Cooperative Loans.

The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements that confer exclusive rights to occupy specific units.  Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing that tenant-stockholder’s pro rata share of the Cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses.  An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative Loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares.  The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral.  Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.  See “—Foreclosure—Cooperative Loans” below.

Land Sale Contracts

Under an installment land sale contract for the sale of real estate (a “land sale contract”) the contract seller (hereinafter referred to as the “contract lender”) retains legal title to the property and enters into an agreement with the contract purchaser (hereinafter referred to as the “contract borrower”) for the payment of the purchase price, plus interest, over the term of the land sale contract.  Only after full performance by the borrower of the contract is the contract lender obligated to convey title to the real estate to the purchaser.  As with mortgage or deed of trust financing, during the effective period of the land sale contract, the contract borrower is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the contract lender under an installment contract varies on a state-by-state basis depending on the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms.  The terms of land sale contracts generally provide that upon default by the contract borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer’s equitable interest in the property is forfeited.  The contract lender in that situation does not have to foreclose to obtain title to the property, although in some cases a quiet title action is in order if the contract borrower has filed the land sale contract in local land records and an ejectment action may be necessary to recover possession.

In a few states, particularly in cases of contract borrower default during the early years of a land sale contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under land sale contracts from the harsh consequences of forfeiture.  Under those statues, a judicial contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right.  In other states, courts in equity may permit a contract borrower with significant investment in the property under a land sale contract for the sale of real estate to share the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.  Nevertheless, generally speaking, the contract lender’s procedures for obtaining possession and clear title under a land sale contract for the sale of real estate in a particular state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Foreclosure

General

Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage.  If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

Foreclosure procedures for the enforcement of a mortgage vary from state to state.  Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument.  There are several other foreclosure procedures available in some states that are either infrequently used or available only in some limited circumstances, such as strict foreclosure.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property.  Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property.  Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming.  Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.  Those sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure.  These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair.  Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.

In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules to accommodate borrowers who are suffering from a temporary financial disability.  In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property.  The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it.  Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice.  For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

Non-Judicial Foreclosure/Power of Sale

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to the power of sale granted in the deed of trust.  A power of sale is typically granted in a deed of trust.  It may also be contained in any other type of mortgage instrument.  A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law.

In some states, before the sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale.  In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.  A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation.  In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale.  Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states.  Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights that may exist and the possibility of physical deterioration of the property during the foreclosure proceedings.  For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure.  Generally, state law controls the amount of foreclosure costs and expenses that may be recovered by a lender.  Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property.  For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale.  The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property.  Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.  Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings.  Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, that may be recovered by a lender.

A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure.  In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure.  Accordingly, for those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property the lender’s title will be subject to all senior mortgages, prior liens and specific governmental liens.

The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted.  Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default.  Any additional proceeds are generally payable to the borrower.  The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by those holders.

Rights of Redemption

The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the borrower, and all persons who have an interest in the property that is subordinate to the mortgage being foreclosed, from exercise of their “equity of redemption.” The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest that is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest.  In addition, in some states, when a foreclosure action has begun, the redeeming party must pay some of the costs of that action.  Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

The equity of redemption is a common-law (non-statutory) right that exists before completion of the foreclosure, is not waivable by the borrower, must be exercised before foreclosure sale and should be distinguished from the post-sale statutory rights of redemption.  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale.  In some states, statutory redemption may occur only upon payment of the foreclosure sale price.  In other states, redemption may be authorized if the former borrower pays only a portion of the sums due.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property.  The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust.  Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.  In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years from the close of the calendar year of its acquisition.  For a series of Notes or Certificates, as applicable, for which an election is made to qualify the trust fund or a part of the trust fund as a REMIC, the Agreement will permit foreclosed property to be held for more than such three year period if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for that additional period is permissible under the REMIC Provisions.

Cooperative Loans

The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative’s certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by that tenant-stockholder.  The proprietary lease or occupancy agreement generally permit the Cooperative to terminate the lease or agreement in the event a borrower fails to make payments or defaults in the performance of covenants required under the proprietary lease or occupancy agreement.  Typically, the lender and the Cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate that lease or agreement until the lender has been provided with an opportunity to cure the default.  The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative’s right to sums due under that proprietary lease or occupancy agreement.  The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on the Cooperative Loan.

Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.  Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares.  Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case.  In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.  Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.  Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building that was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to tenants who elected to remain in a building so converted.

Junior Mortgages

Some of the mortgage loans may be secured by junior mortgages or deeds of trust, that are subordinate to first or other senior mortgages or deeds of trust held by other lenders.  The rights of the trust fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the borrower, to cause a foreclosure on the property.  Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee’s or junior beneficiary’s lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings.  See “—Foreclosure” above.

Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern.  Upon a failure of the borrower or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself.  Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.  To the extent a first mortgagee expends these sums, these sums will generally have priority over all sums due under the junior mortgage.

Anti-Deficiency Legislation and Other Limitations on Lenders

Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.  A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.  In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security.  In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action.  Consequently, the practical effect of the election requirement, in those states permitting that election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.  Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale.  The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security.  For example, numerous statutory provisions under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the “Bankruptcy Code”), may interfere with or affect the ability of the secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment.  Under federal bankruptcy law, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and often no interest or principal payments are made during the course of the bankruptcy proceeding.  In a case under the Bankruptcy Code, the secured party is precluded from foreclosing without authorization from the bankruptcy court.  In addition, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 plan to cure a monetary default in respect of a mortgage loan by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no foreclosure sale had yet occurred) before the filing of the debtor’s petition.  Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the case, that affected the curing of a mortgage loan default by paying arrearages over a number of years.

If a mortgage loan is secured by property not consisting solely of the debtor’s principal residence, the Bankruptcy Code also permits that mortgage loan to be modified.  These modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender’s security interest to the value of the property, thus leaving the lender in the position of a general unsecured creditor for the difference between the value of the property and the outstanding balance of the mortgage loan.  Some courts have permitted these modifications when the mortgage loan is secured both by the debtor’s principal residence and by personal property.

Some tax liens arising under the Code may in some circumstances provide priority over the lien of a mortgage or deed of trust.  In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws.  These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes.  These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law.  In some cases this liability may affect assignees of the mortgage loans.

Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement.  Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Federal Bankruptcy Laws Relating to Mortgage Loans Secured by Multifamily Property

Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a bankruptcy or reorganization case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in- possession rejects an executory contract or an unexpired lease, rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, if the mortgagor is the other party or parties to the executory contract or unexpired lease, such as a lessor under a lease, the mortgagor would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for damages from the termination of a lease of real property will be limited to the sum of (1) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the lender repossessed, or the lessee surrendered, the leased property, and (2) any unpaid rent due under the lease, without acceleration, on the earlier of these dates.

Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor, or a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Under Section 365(f) of the Bankruptcy Code, if a trustee assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. In addition, no party to an executory contract or an unexpired lease may terminate or modify any rights or obligations under an executory contract or an unexpired lease at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the executory contract or unexpired lease or in applicable law conditioned upon the assignment of the executory contract or unexpired lease. Thus, an undetermined third party may assume the obligations of the lessee or a mortgagor under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee or a mortgagor, as applicable.

Under Sections  363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related mortgage loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of the sale.

Environmental Considerations

A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property.  Property subject to a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection.  These laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos-containing materials; and/or management of electrical or other equipment containing polychlorinated biphenyls (“PCBs”).  Failure to comply with these laws and regulations may result in significant penalties, including civil and criminal fines.  Under the laws of some states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs.  Generally all subsequent liens on that property are subordinated to the environmentally-related lien and, in some states, even prior recorded liens are subordinated to these liens (“Superliens”).  In the latter states, the security interest of the trustee in a property that is subject to a Superlien could be adversely affected.

Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended (“CERCLA”), and under state law in some states, a secured party that takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes particular types of activities that may constitute management of the mortgaged property may become liable in some circumstances for the cleanup costs of remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property.  These cleanup costs may be substantial.  CERCLA imposes strict, as well as joint and several, liability for environmental remediation and/or damage costs on several classes of “potentially responsible parties,” including current “owners and/or operators” of property, irrespective of whether those owners or operators caused or contributed to the contamination on the property.  In addition, owners and operators of properties that generate hazardous substances that are disposed of at other “off-site” locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations.  Many states also have laws that are similar to CERCLA.  Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the total assets of the property owner.

Although some provisions of the Asset Conservation Act (as defined in this prospectus) apply to trusts and fiduciaries, the law is somewhat unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender, such as the trust fund.  Under the laws of some states and under CERCLA, a lender may be liable as an “owner or operator” for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if that lender or its agents or employees have “participated in the management” of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party.  Excluded from CERCLA’s definition of “owner or operator” is a person “who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest” (the “secured-creditor exemption”).  This exemption for holders of a security interest such as a secured lender applies only to the extent that a lender seeks to protect its security interest in the contaminated facility or property.  Thus, if a lender’s activities begin to encroach on the actual management of that facility or property, the lender faces potential liability as an “owner or operator” under CERCLA.  Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

The Resource Conservation and Recovery Act, as amended (“RCRA”), contains a similar secured-creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank (“UST”) or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which a UST is located.  As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a UST owner or operator if that lender or its employees or agents participate in the management of the UST.  In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under some circumstances the secured-creditor exemption may be deemed to be unavailable.

A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA’s secured-creditor exemption.  The court’s opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower’s treatment of hazardous waste.  The court added that a lender’s capacity to influence these decisions could be inferred from the extent of its involvement in the facility’s financial management.  A subsequent decision by the United States Court of Appeals for the Ninth Circuit in re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent “some actual management of the facility” on the part of the lender.

Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability.  Until recently, these efforts have failed to provide substantial guidance.

On September 28, 1996, however, Congress enacted, and on September 30, 1996, the President signed into law the Asset Conservation Lender Liability and Deposit Insurance Protection Act of 1996 (the “Asset Conservation Act”).  The Asset Conservation Act was intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA.  The Asset Conservation Act more explicitly defined the kinds of “participation in management” that would trigger liability under CERCLA and specified activities that would not constitute “participation in management” or otherwise result in a forfeiture of the secured-creditor exemption before foreclosure or during a workout period.  The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized specific regulatory clarifications of the scope of the secured-creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined.  It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof.  It is therefore possible that cleanup or other environmental liability costs could become a liability of the trust fund and occasion a loss to the trust fund and to securityholders in some circumstances.  The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws that may impose liability on “owners or operators” but do not incorporate the secured-creditor exemption.

Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property before the origination of the mortgage loan or before foreclosure or accepting a deed-in-lieu of foreclosure.  Neither the depositor nor any servicer makes any representations or warranties or assumes any liability with respect to: environmental conditions of the Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on, near or emanating from the Mortgaged Property; the impact on securityholders of any environmental condition or presence of any substance on or near the Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws.  In addition, no agent, person or entity otherwise affiliated with the depositor is authorized or able to make any representation, warranty or assumption of liability relative to any Mortgaged Property.

Due-on-Sale Clauses

The mortgage loans may contain due-on-sale clauses.  These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells, transfers or conveys the related Mortgaged Property.  The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, for some loans the Garn-St. Germain Depository Institutions Act of 1982 (the “Garn-St. Germain Act”) preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions.  Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of those clauses.  Similarly, “due-on-sale” clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a “due-on-sale” clause, notwithstanding the fact that a transfer of the property may have occurred.  These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance.  Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.  The inability to enforce a “due-on-sale” clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Prepayment Charges and Late Fees; Debt-Acceleration Clauses

Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges.  Although the Alternative Mortgage Transaction Parity Act of 1982 (the “Parity Act”), permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act.  As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement.  The related servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the certificates.  The Office of Thrift Supervision (“OTS”), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003.  However, the OTS’s ruling does not retroactively affect loans originated before July 1, 2003.

Some of the Commercial, Multifamily and Mixed-Use Mortgage Loans included in a trust will include a “debt-acceleration“ clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower.  The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices.  The courts of any state, however, may refuse to permit foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.  Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys’ fees incurred by the lender in collecting such defaulted payments.

Subordinate Financing

Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks, such as:

•

The borrower may have difficulty repaying multiple loans.  In addition, if the junior loan permits recourse to the borrower (as junior loans often do) and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

•

Acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender.  For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.

•

If the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender.  Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations will not apply to some types of residential first mortgage loans originated by lenders after March 31, 1980.  A similar federal statute was in effect for mortgage loans made during the first three months of 1980.  The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.  The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.  In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.  Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

The depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980, are subject to federal preemption.  Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges before origination of those mortgage loans, any limitation under that state’s usury law would not apply to those mortgage loans.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of that state action will be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for the interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that its terms will be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan.  One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty.  Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest.  A second group of statutes is more severe.  A violation of this type of usury law results in the invalidation of the transaction, thus permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions.  Those restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law.  These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act (“Title VIII”).  Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.  Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, before October 15, 1985, a law or constitutional provision expressly rejecting the applicability of those provisions.  Some states have taken that action.

Servicemembers’ Civil Relief Act

Under the terms of the Servicemembers’ Civil Relief Act and similar state and local laws (the “Relief Act”), a borrower who enters military service after the origination of the borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender.  The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military.  Because the Relief Act applies to borrowers who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on some of the mortgage loans.  Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Notes or Certificates, as applicable, and would not be covered by advances.  These shortfalls will be covered by the credit support provided in connection with the Notes or Certificates, as applicable, only to the extent provided in the prospectus supplement.  In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under some circumstances, during an additional three month period thereafter.  Thus, if an affected mortgage loan goes into default, there may be delays and losses occasioned thereby.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations (“RICO”) statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes.  Under procedures contained in the Comprehensive Crime Control Act of 1984 (the “Crime Control Act”), the government may seize the property even before conviction.  The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, “reasonably without cause to believe” that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Commercial, Multifamily and Mixed Use Loans

The market value of any Commercial, Multifamily or Mixed-Use Mortgaged Property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the commercial or dwelling units, the sale price, the value of any alternative uses, or such other factors as are considered by the originator.  Because a default on a Commercial, Multifamily or Mixed-Use Mortgage Loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated.  To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit enhancement, a loss may be experienced.  With respect to any Multifamily Mortgaged Property consisting of an apartment building owned by a cooperative, the cooperative’s ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders.  Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders.  The cooperative’s ability to pay the principal balance of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan.  The depositor, the seller and the master servicer will have no obligation to provide refinancing for any such mortgage.

In most states, hotel and motel room rates are considered accounts receivable under the UCC.  Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel.  In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection.  Mortgage loans secured by hotels or motels may be included in the trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse.  A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates.  However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower without a hearing or the lender’s consent, or unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use.

Leases and Rents

Some of the Commercial, Multifamily and Mixed-Use Mortgage Loans are secured by an assignment of leases (each , a “lease“) and rents of one or more lessees (each, a “lessee“), either through a separate document of assignment or as incorporated in the mortgage.  Under such assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation.  The manner of perfecting the lender’s interest in rents may depend on whether the borrower’s assignment was absolute or one granted as security for the loan.  Failure to properly perfect the lender’s interest in rents may result in the loss of a substantial pool of funds that otherwise could serve as a source of repayment for the loan.  In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents.  Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents.  Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession.  Such risks include liability for environmental clean-up costs and other risks inherent to property ownership.  In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.  In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender’s security interest.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA“), owners of public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent “readily achievable.”  In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and useable by disabled individuals.  The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person.  In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord.  Furthermore, because the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing secured party who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Certain Legal Aspects of the Contracts

The following discussion contains summaries, which are general in nature, of certain legal matters relating to the contracts.  Because these legal aspects are governed primarily by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the contracts is situated.  The summaries are qualified in their entirety by reference to the appropriate laws of the states in which contracts may be originated.

General

As a result of the assignment of the contracts to the trustee, the trustee will succeed collectively to all of the rights including the right to receive payment on the contracts, of the obligee under the contracts.  Each contract evidences both

(a) the obligation of the borrower to repay the loan evidenced thereby, and

(b) the grant of a security interest in the manufactured home to secure repayment of the loan.  Aspects of both features of the contracts are described more fully below.

The contracts generally are “chattel paper” as defined in the UCC in effect in the states in which the manufactured homes initially were registered.  Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper.  Under the agreement, the servicer will transfer physical possession of the contracts to the trustee.  In addition, the servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts.  The contracts will be stamped or marked otherwise to reflect their assignment from the depositor to the trustee only if provided in the prospectus supplement.  Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trustee’s interest in contracts could be defeated.

Security Interests in the Manufactured Homes

The manufactured homes securing the contracts may be located in all 50 states, Security interests in manufactured homes may be perfected either by notation of the secured party’s lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law.  In some nontitle states, perfection pursuant to the provisions of the UCC is required.  The asset seller may effect that notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered.  In the event the asset seller fails, due to clerical error, to effect that notation or delivery, or files the security interest under the wrong law, the asset seller may not have a first priority security interest in the manufactured home securing a contract.  As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under some circumstances, may become subject to real estate title and recording laws.  As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.

To perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a fixture filing under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located.  These filings must be made in the real estate records office of the county where the home is located.  Substantially all of the contracts contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site.  So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home.  If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home that is prior to the security interest originally retained by the asset seller and transferred to the depositor.  For a series of securities and if so described in the prospectus supplement, the servicer may be required to perfect a security interest in the manufactured home under applicable real estate laws.  The warranting party will represent that as of the date of the sale to the depositor it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees for substantially all of the manufactured homes securing the contracts.

The depositor will cause the security interests in the manufactured homes to be assigned to the trustee on behalf of the securityholders.  The depositor or the trustee will amend the certificates of title, or file UCC-3 statements, to identify the trustee as the new secured party, and will deliver the certificates of title to the trustee or note thereon the interest of the trustee only if specified in the prospectus supplement.  Accordingly, the asset seller, or other originator of the contracts, will continue to be named as the secured party on the certificates of title relating to the manufactured homes.  In some states, that assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to servicer’s rights as the secured party.  However, in some states, in the absence of an amendment to the certificate of title and the new secured party succeeds to servicer’s rights as the secured party.  However, in some states, in the absence of an amendment to the certificate of title, or the filing of a UCC-3 statement, the assignment of the security interest in the manufactured home may not be held effective or the security interest in the manufactured home may not be held effective or the security interests may not be perfected and in the absence of that notation or delivery to the trustee, the assignment of the security interest in the manufactured home may not be effective against creditors of the asset seller, or any other originator of the contracts, or a trustee in bankruptcy of the asset seller, or any other originator.

In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the asset seller, or other originator of the Contracts, on the certificate of title or delivery of the required documents and fees will be sufficient to protect the securityholders against the rights or subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home.  If there are any manufactured homes as to which the security interest assigned to the trustee is not perfected, that security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes and holders of perfected security interests.  There also exists a risk in not identifying the trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after the relocation and thereafter only if and after the owner re-registers the manufactured home in that state.  If the owner were to relocate a manufactured home to another state and not re-register the manufactured home in that state, and if steps are not taken to re-perfect the trustee’s security interest in that state, the security interest in the manufactured home would cease to be perfected.  A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the servicer must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states that provide for notation of lien, the asset seller, or other originator, would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title.  Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation.  In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.  In the ordinary course of servicing the manufactured housing contracts, the servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the borrower as to relocation.

Similarly, when a borrower under a manufactured housing contract sells a manufactured home, the servicer must surrender possession of the certificate of title or, if it is noted as lienholder on the certificate of title, will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien.  Under the Agreement, the servicer is obligated to take those steps, at the servicer’s expense, as are necessary to maintain perfection of security interests in the manufactured homes.

Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority even over a perfected security interest.  The warranting party will represent in the agreement that it has no knowledge of any of these liens for any manufactured home securing payment on any contract.  However, these liens could arise at any time during the term of a contract.  No notice will be given to the trustee or securityholders if a lien arises.

Enforcement of Security Interests in the Manufactured Homes

The servicer on behalf of the trustee, to the extent required by the related agreement, may take action to enforce the trustee’s security interest with respect to contracts in default by repossession and resale of the manufactured homes securing those defaulted contracts.  So long as the manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home securing a contract by voluntary surrender, by “self-help” repossession that is “peaceful” or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process.  The holder of a contract must give the debtor a number of days’ notice, which varies from 10 to 30 days depending on that state, before beginning any repossession.  The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting that sale.  The law in most states also requires that the debtor be given notice of any sale before resale of the unit so that the debtor may redeem at or before that resale.  In the event of repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing the debtor’s loan.  However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Servicemembers’ Civil Relief Act

The terms of the Relief Act apply to a borrower on a Contract as described for a borrower on a mortgage loan under “Certain Legal Aspects of Mortgage Loans–Civil Act.”

Consumer Protection Laws

The so-called Holder-in-Due-Course rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods which gave rise to the transaction, and some related lenders and assignees, to transfer the contract free of notice of claims by the debtor thereunder.  The effect of this rule is to subject the assignee of the contract to all claims and defenses that the debtor could assert against the seller of goods.  Liability under this rule is limited to amounts paid under a contract; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against the borrower.  Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code.  In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

Transfers of Manufactured Homes; Enforceability of “Due-on-Sale” Clauses

The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the servicer and permit the acceleration of the maturity of the contracts by the servicer upon any sale or transfer that is not consented to.  Generally, it is expected that the servicer will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts.  In some cases, the transfer may be made by a delinquent borrower to avoid a repossession proceeding for a manufactured home.

In the case of a transfer of a manufactured home after which the servicer desires to accelerate the maturity of the related contract, the servicer’s ability to do so will depend on the enforceability under state law of the due-on-sale clauses applicable to the manufactured homes.  Consequently, in some states the servicer may be prohibited from enforcing a due-on-sale clause in respect of some manufactured homes.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended (Title V), provides that, subject to the following conditions, state usury limitations will not apply to any loan that is secured by a first lien on certain kinds of manufactured housing.  The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period before instituting any action leading to repossession of or foreclosure on the related unit.

Title V authorized any state to re-impose limitations on interest rates and finance charges by adopting before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.  Fifteen states adopted a similar law before the April 1, 1983 deadline.  In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.  The related asset seller will represent that all of the contracts comply with applicable usury law.

Material Federal Income Tax Considerations

General

The following discussion represents the opinions of McKee Nelson LLP and Thacher Proffitt & Wood LLP as to the material federal income tax consequences of the purchase, ownership and disposition of the Notes or Certificates, as applicable, offered under this prospectus.  These opinions assume compliance with all provisions of the Agreements pursuant to which the Notes or Certificates, as applicable, are issued.  This discussion is directed solely to securityholders that hold the Notes or Certificates, as applicable, as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules.  Further, the authorities on which this discussion, and the opinions referred to below, are based are subject to change or differing interpretations, which could apply retroactively.

In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state, local and other tax consequences, if any, of the purchase, ownership and disposition of the Notes or Certificates, as applicable.  See “State and Other Tax Considerations.”  The depositor recommends that securityholders consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Notes or Certificates, as applicable, offered under this prospectus.

The following discussion addresses securities of four general types:

•

securities (“REMIC Securities”) representing interests in a trust fund, or a portion of a trust fund, that the trustee will elect to have treated as a real estate mortgage investment conduit (“REMIC”) under Sections 860A through 860G (the “REMIC Provisions”) of the Code;

•

securities (“Grantor Trust Securities”) representing interests in a trust fund (a “Grantor Trust Fund”) as to which no election will be made;

•

securities (“Partnership Certificates”) representing equity interests in a trust fund (a “Partnership Trust Fund”) which is treated as a partnership for federal income tax purposes; and

•

securities (“Debt Securities”) representing indebtedness of a Partnership Trust Fund or a trust fund which is disregarded as a separate entity for federal income tax purposes.

The prospectus supplement for each series of Notes or Certificates, as applicable, will indicate which of the foregoing treatments will apply to that series and, if a REMIC election (or elections) will be made for the related trust fund, will identify all “regular interests” and “residual interests” in the REMIC.  For purposes of this tax discussion,

(1)

references to a “securityholder” or a “holder” are to the beneficial owner of a Security,

(2)

references to “REMIC Pool” are to an entity or portion thereof as to which a REMIC election will be made and

(3)

to the extent specified in the prospectus supplement, references to “mortgage loans” include Contracts.

The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271 through 1275 of the Code and in the Treasury regulations promulgated thereunder (the “OID Regulations”), and in part upon the REMIC Provisions and the Treasury regulations promulgated thereunder (the “REMIC Regulations”). In addition, the OID Regulations do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, prepayable securities such as the Notes or Certificates, as applicable.

Taxable Mortgage Pools

Corporate income tax can be imposed on the net income of some entities issuing non-REMIC debt obligations secured by real estate mortgages (“Taxable Mortgage Pools”).  Any entity other than a REMIC will be considered a Taxable Mortgage Pool if

(1)

substantially all of the assets of the entity consist of debt obligations and more than 50% of those obligations (determined by adjusted tax basis) consist of “real estate mortgages,”

(2)

that entity is the borrower under debt obligations with two or more maturities, and

(3)

under the terms of the debt obligations on which the entity is the borrower, payments on those obligations bear a relationship to payments on the obligations held by the entity.

Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity’s issues of debt obligations.  The depositor generally will structure offerings of non-REMIC Securities to avoid the application of the Taxable Mortgage Pool rules.

REMICs

Classification of REMICs

For each series of REMIC Securities, McKee Nelson LLP or Thacher Proffitt & Wood LLP (as applicable, “Federal Tax Counsel”) will deliver an opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust fund (or each applicable portion of the trust fund) will qualify as a REMIC and the REMIC Securities offered with respect thereto will be considered to evidence ownership of “regular interests” (“Regular Securities”) or “residual interests” (“Residual Securities”) in the REMIC within the meaning of the REMIC Provisions.

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code.  The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day” (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments.”  The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the total adjusted basis of the nonqualified assets is less than 1% of the total adjusted basis of all the REMIC Pool’s assets.  An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets.  A REMIC Pool also must provide “reasonable arrangements” to prevent its residual interests from being held by “disqualified organizations” or agents of “disqualified organizations” and must furnish applicable tax information to transferors or agents that violate this requirement.  The pooling and servicing agreement for each series of REMIC Securities will contain provisions meeting these requirements.  See “—Taxation of Owners of Residual Securities—Tax-Related Restrictions on Transfer of Residual Securities—Disqualified Organizations” below.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day.  Qualified mortgages include whole mortgage loans and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC.  The REMIC Regulations specify that loans secured by timeshare interests, shares held by a tenant stockholder in a cooperative housing corporation, and manufactured housing that qualifies as a “single family residence” under Code Section 25(e)(10) can be qualified mortgages.  A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

(1)

in exchange for any qualified mortgage within a three-month period from the Startup Day; or

(2)

in exchange for a “defective obligation” within a two-year period from the Startup Day.

A “defective obligation” includes:

(1)

a mortgage in default or as to which default is reasonably foreseeable;

(2)

a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

(3)

a mortgage that was fraudulently procured by the borrower; and

(4)

a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

A mortgage loan that is “defective” as described in clause (4) above that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property.  A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool.  A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and other contingencies.  The reserve fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages.  A reserve fund must be reduced “promptly and appropriately” to the extent no longer reasonably required.  Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally may not be held for more than three taxable years after the taxable year of acquisition unless extensions are granted by the Secretary of the Treasury.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet specific requirements.  All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata.

•

A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages.  That specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages.  The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.

•

A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest.

An interest in a REMIC Pool may be treated as a regular interest even if payments of principal for that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls.  Accordingly, except as disclosed in a related prospectus supplement, in the opinion of Federal Tax Counsel, the Regular Securities of a series will constitute one or more classes of regular interests, and the Residual Securities for that series will constitute a single class of residual interests for each REMIC Pool.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter.  In that event, that entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below.  Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, none of these regulations have been issued.  Any relief provided, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund’s income for the period in which the requirements for that status are not satisfied.  The pooling and servicing agreement for each REMIC Pool will include provisions designed to maintain the trust fund’s status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be terminated.

Characterization of Investments in REMIC Securities

The REMIC Securities will be treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying these Notes or Certificates, as applicable, would be so treated.  Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year.

Interest (including original issue discount) on the Regular Securities and income allocated to the class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that the Notes or Certificates, as applicable, are treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code.  In addition, the Regular Securities generally will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests in the REMIC.

The assets of the REMIC Pool will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.  It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections.  The REMIC Regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code.  Furthermore, foreclosure property generally will qualify as “real estate assets” under Section 856(c)(4)(A) of the Code.

Tiered REMIC Structures

For some series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs (“Tiered REMICs”) for federal income tax purposes.  Upon the issuance of any of these series of REMIC Securities, Federal Tax Counsel will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the Tiered REMICs will each qualify as a REMIC and the respective interests issued by each Tiered REMIC will be considered to evidence ownership of regular interests or residual interests in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC Securities will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on those Notes or Certificates, as applicable, is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

Taxation of Owners of Regular Securities

(1)

General

Except as otherwise indicated herein, the Regular Securities will be treated for federal income tax purposes as debt instruments that are issued by the REMIC and not as beneficial interests in the REMIC or the REMIC’s assets.  In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a holder of the Regular Security (the “Regular Securityholder”), and principal payments on a Regular Security will be treated as a return of capital to the extent of the Regular Securityholder’s basis in the Regular Security allocable thereto.  Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by that Regular Securityholder.

Payments of interest on Regular Securities may be based on a fixed rate, a variable rate as permitted by the REMIC Regulations, or may consist of a specified portion of the interest payments on qualified mortgages where such portion does not vary during the period the Regular Security is outstanding. The definition of a variable rate for purposes of the REMIC Regulations is based on the definition of a qualified floating rate for purposes of the rules governing original issue discount set forth in the OID Regulations, with certain modifications and permissible variations.  See “—Variable Rate Regular Securities” below for a discussion of the definition of a qualified floating rate for purposes of the OID Regulations.  A qualified floating rate, as defined above for purposes of the REMIC Regulations (a “REMIC qualified floating rate”), qualifies as a variable rate for purposes of the REMIC Regulations if such REMIC qualified floating rate is set at a “current rate” as defined in the OID Regulations.  In addition, a rate equal to the highest, lowest or an average of two or more REMIC qualified floating rates qualifies as a variable rate for REMIC purposes.  A Regular Security may also have a variable rate based on a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC where each qualified mortgage taken into account has a fixed rate or a variable rate that is permissible under the REMIC Regulations.  Further, a Regular Security may have a rate that is the product of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier, is a constant number of basis points more or less than a REMIC qualified floating rate or a weighted average rate, or is the product, plus or minus a constant number of basis points, of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier. An otherwise permissible variable rate for a Regular Security, described above, will not lose its character as such because it is subject to a floor or a cap, including a “funds available cap” as that term is defined in the REMIC Regulations.  Lastly, a Regular Security will be considered as having a permissible variable rate if it has a fixed or otherwise permissible variable rate during one or more payment or accrual periods and different fixed or otherwise permissible variable rates during other payment or accrual periods.

(2)

Original Issue Discount

Accrual Securities will be, and other classes of Regular Securities may be, issued with “original issue discount” within the meaning of Code Section 1273(a).  Holders of any Class or Subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to that income.  The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the “1986 Act”).  Regular Securityholders should be aware, however, that the OID Regulations do not adequately address some of the issues relevant to, and in some instances provide that they are not applicable to, securities, such as the Regular Securities.  To the extent that those issues are not addressed in the regulations, the Seller intends to apply the methodology described in the Conference Committee Report to the 1986 Act.  No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations.  Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions.  A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability.  Investors are advised to consult their own tax advisors as to the discussion in the OID Regulations and the appropriate method for reporting interest and original issue discount for the Regular Securities.

Each Regular Security will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder’s income.  The total amount of original issue discount on a Regular Security is the excess of the “stated redemption price at maturity” of the Regular Security over its “issue price.” The issue price of a Class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of that Class is sold to the public (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of the Class as of the issue date.  The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period before the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first Distribution Date.

The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if those distributions constitute “qualified stated interest.” Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security.  Because there is no penalty or default remedy in the case of nonpayment of interest for a Regular Security, it is possible that no interest on any Class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default it is anticipated that the trustee will treat interest for the Regular Securities as qualified stated interest.  Distributions of interest on an Accrual Security, or on other Regular Securities for which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of those Regular Securities includes all distributions of interest as well as principal on the Regular Securities.  Likewise, it is anticipated that the trustee will treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Security is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security.  For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security.  The Conference Committee Report to the 1986 Act provides that the schedule of those distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Securities.  The Prepayment Assumption for a series of Regular Securities will be set forth in the prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will generally be capital gain if the Regular Security is held as a capital asset.  Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method.  See “–Election to Treat All Interest Under the Constant Yield Method” below.

A Regular Securityholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition.  The trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period.  For each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Security.  The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption.  The original issue discount accruing in a full accrual period would be the excess, if any, of:

(1)

the sum of:

(a)

the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period and

(b)

the distributions made on the Regular Security during the accrual period that are included in the Regular Security’s stated redemption price at maturity, over

(2)

the adjusted issue price of the Regular Security at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

(1)

the yield to maturity of the Regular Security at the issue date; and

(2)

the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the total amount of original issue discount for the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security’s stated redemption price at maturity that were made on the Regular Security in those prior periods.  The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.  For an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption.  An increase in prepayments on the mortgage loans for a series of Regular Securities can result in both a change in the priority of principal payments for some Classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount for those Regular Securities.

(3)

Acquisition Premium

A purchaser of a Regular Security having original issue discount at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.  Alternatively, a subsequent purchaser may elect to treat all that acquisition premium under the constant yield method, as described below under the heading “—Election to Treat All Interest Under the Constant Yield Method” below.

(4)

Variable Rate Regular Securities

Regular Securities may provide for interest based on a variable rate.  Under the OID Regulations, interest is treated as payable at a qualified variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount, (2) it does not provide for any principal payments that are contingent, within the meaning of the OID Regulations, except as provided in (1),  and (3) the interest compounds or is payable at least annually at current values of

(a)

one or more “qualified floating rates,”

(b)

a single fixed rate and one or more qualified floating rates,

(c)

a single “objective rate,” or

(d)

a single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds.  A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate.  That rate may also be subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly.  An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party.  However, an objective rate does not include a rate if it is reasonably expected that the average value of such rate during the first half of the Regular Security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Regular Security’s term.  A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the qualified floating rate; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate.  A Class of Regular Securities may be issued under this prospectus that does not have a qualified variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations.  It is possible that a Class may be considered to bear “contingent interest” within the meaning of the OID Regulations.  The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities.  However, if final regulations dealing with contingent interest for Regular Securities apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations.  Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income.  Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or qualified variable rate as described in this paragraph.

The amount of original issue discount for a Regular Security bearing a qualified variable rate of interest will accrue in the manner described above under “—Original Issue Discount,” with the yield to maturity and future payments on that Regular Security generally to be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class, if the Class bears interest at a qualified floating rate or qualified inverse floating rate, or based on a fixed rate which reflects the reasonably expected yield for the relevant Class, if the Class bears interest at an objective rate (other than a qualified inverse floating rate).  Unless required otherwise by applicable final regulations, it is anticipated that the trustee will treat interest, other than variable interest on an interest-only or super-premium Class, as qualified stated interest at the qualified variable rate.  However, the qualified stated interest allocable to an accrual period will be increased (or decreased) if the interest actually paid during the accrual period exceed (or is less than) the interest assumed to be paid under the rate just described.

(5)

Market Discount

A subsequent purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278.  Under these sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Security (1) is exceeded by the remaining outstanding principal payments and interest payments other than qualified stated interest payments due on a Regular Security, or (2) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of that Regular Security at the time of purchase.  The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on that Regular Security as distributions includible in the stated redemption price at maturity of the Regular Security are received, in an amount not exceeding that distribution.  The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption.  The Conference Committee Report to the 1986 Act provides that until these regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate, or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.  The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received.  The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable on the Regular Security.  The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for that year.  Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of.

As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.  See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which that election may be deemed to be made.  A person who purchases a Regular Security at a price lower than the remaining amounts includible in the stated redemption price at maturity of the security, but higher than its adjusted issue price, does not acquire the Regular Security with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price.

Market discount for a Regular Security will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Security (or, in the case of a Regular Security having original issue discount, the adjusted issue price of that Regular Security) multiplied by the weighted average maturity of the Regular Security (presumably determined as described above in the third paragraph under “—Original Issue Discount” above) remaining after the date of purchase.  It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount.  See “—Original Issue Discount” above.

Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules.  Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a particular Class of Regular Securities.  Prospective investors in Regular Securities should consult their own tax advisors regarding the application of the market discount rules to the Regular Securities and the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

(6)

Amortizable Premium

A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium.  If the Regular Securityholder holds that Regular Security as a “capital asset” within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize the premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Security.  The election will apply to all taxable debt obligations (including REMIC regular interests) acquired by the Regular Securityholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service.  The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations as the Regular Securities, although it is unclear whether the alternatives to the constant interest method described above under “Market Discount” are available.  Amortizable bond premium generally will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item.  See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

(7)

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.  For purposes of applying the constant yield method to a debt instrument subject to this election, (1) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.  It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply.  A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election for a debt instrument with amortizable bond premium, the holder is deemed to have made elections to amortize bond premium currently as it accrues under the constant yield method for all premium bonds held by the holder in the same taxable year or thereafter.  Alternatively, if the holder makes this election for a debt instrument with market discount, the holder is deemed to have made elections to report market discount income currently as it accrues under the constant yield method for all market discount bonds acquired by the holder in the same taxable year or thereafter.  The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service.  Investors should consult their own tax advisors regarding the advisability of making this election.

(8)

Treatment of Losses

Regular Securityholders will be required to report income for Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that the losses are uncollectible.  Accordingly, the holder of a Regular Security, particularly a Subordinate Security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year.  In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss that loss with respect to principal sustained during the taxable year on account of any Regular Securities becoming wholly or partially worthless, and that, in general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Securities becoming wholly worthless.  Although the matter is not free from doubt, non-corporate Regular Securityholders should be allowed a bad debt deduction at the time the principal balance of the Regular Securities is reduced to reflect losses resulting from any liquidated mortgage loans.  The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all the mortgage loans remaining in the trust fund have been liquidated or the applicable Class of Regular Securities has been otherwise retired.  The Internal Revenue Service could also assert that losses on the Regular Securities are deductible based on some other method that may defer those deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount.  This may have the effect of creating “negative” original issue discount that may be deductible only against future positive original issue discount or otherwise upon termination of the Class.

Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained for their Regular Securities.  While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business.  Special loss rules may be applicable to banks and thrift institutions.  These taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Securities.

(9)

Sale or Exchange of Regular Securities

If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security.  The adjusted basis of a Regular Security generally will equal the original cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income for the Regular Security and reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium, and by any recognized losses.

Except as described above regarding market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the long-term capital gain holding period (currently, more than one year).  That gain will be treated as ordinary income

(1)

if a Regular Security is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as part of that transaction;

(2)

in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or

(3)

to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on that Regular Security were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder for that Regular Security (the “110% yield rule”).

In addition, gain or loss recognized from the sale of a Regular Security by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).  Long-term capital gains of noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of those taxpayers for property held for more than one year, with further rate reductions for property held for more than five years.  Currently, the maximum tax rate for corporations is the same for both ordinary income and capital gains.

Taxation of Owners of Residual Securities

(1)

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities (“Residual Holders”), and will not be taxed separately to the REMIC Pool.  The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Holders in proportion to their respective holdings of Residual Securities in the REMIC Pool on that day.  REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that

(1)

the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

(2)

all bad loans will be deductible as business bad debts; and

(3)

the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Securities, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Securities.  The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans.   The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Notes or Certificates, as applicable, of any class of the related series outstanding.

The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Securities, on the other hand.  If an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of these mortgage loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities, and the discount on the mortgage loans that is includible in income may exceed the original issue discount deductions allowed with respect to the Regular Securities.  When there is more than one Class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier Classes of Regular Securities to the extent that those Classes are not issued with substantial discount or are issued at a premium.  If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Securities are made.

Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding Classes of Regular Securities, whereas, to the extent the REMIC Pool consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan.  Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of “excess inclusions” below under “—Limitations on Offset or Exemption of REMIC Income.”  The timing of mismatching of income and deductions described in this paragraph, if present for a series of Notes or Certificates, as applicable, may have a significant adverse effect upon a Residual Holder’s after-tax rate of return.

A portion of the income of a Residual Holder may be treated unfavorably in three contexts:

(1)

it may not be offset by current or net operating loss deductions;

(2)

it will be considered unrelated business taxable income to tax-exempt entities; and

(3)

it is ineligible for any statutory or treaty reduction in the 30% withholding tax otherwise available to a foreign Residual Holder.

See “—Limitations on Offset or Exemption of REMIC Income” below.  In addition, a Residual Holder’s taxable income during some periods may exceed the income reflected by those Residual Holders for those periods in accordance with generally accepted accounting principles.  Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Securities.

(2)

Basis and Losses

The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter.  The initial adjusted basis of a purchaser of a Residual Security is the amount paid for that Residual Security.  The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder.  Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom the loss was disallowed and may be used by the Residual Holder only to offset any income generated by the same REMIC Pool.

A Residual Holder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool.  However, if, in any year, cash distributions to a Residual Holder exceed its share of the REMIC’s taxable income, the excess will constitute a return of capital to the extent of the holder’s basis in its Residual Security.  A return of capital is not treated as income for federal income tax purposes, but will reduce the tax basis of the Residual Holder (but not below zero).  If a Residual Security’s basis is reduced to zero, any cash distributions with respect to that Residual Security in any taxable year in excess of its share of the REMIC’s income would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.

A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows.  The REMIC Regulations appear to treat the issue price of the residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool’s basis in its assets.  The preamble to the REMIC Regulations states that the Internal Revenue Service may provide future guidance on the proper tax treatment of payments made by a transferor of the residual interest to induce the transferee to acquire the interest, and Residual Holders should consult their own tax advisors in this regard.

Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Security is greater than the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Holder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder.  The REMIC Regulations currently in effect do not so provide.  See “—Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “—Sale or Exchange of a Residual Security” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

(3)

Treatment of Certain Items of REMIC Income and Expense

Although it is anticipated that the trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations.  The depositor makes no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses for the Regular Securities, and different methods could result in different timing or reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium.   Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of premium will be determined in the same manner as original issue discount income on Regular Securities as described above under “—Taxation of Owners of Regular Securities—Original Issue Discount” and “—Variable Rate Regular Securities,” without regard to the de minimis rule described therein, and “—Amortizable Premium.”

Market Discount.   The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool in those mortgage loans is exceeded by their unpaid principal balances.  The REMIC Pool’s basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool.  The REMIC Regulations provide that the basis is equal to the total of the issue prices of all regular and residual interests in the REMIC Pool.  The market discount must be recognized currently as an item of ordinary income as it accrues, rather than being included in income upon the sale of mortgage loans or as principal on the mortgage loans is paid.  Market discount income generally should accrue in the manner described above under “—Taxation of Owners of Regular Securities—Market Discount.”

Premium.   Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess.  As stated above, the REMIC Pool’s basis in mortgage loans is generally the fair market value of the mortgage loans and is based on the total of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool.  In a manner analogous to the discussion above under “—Taxation of Owners of Regular Securities—Amortizable Premium,” a person that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on mortgage loans originated after September 27, 1985, under the constant yield method.  Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item.  Because substantially all of the borrowers on the mortgage loans are expected to be individuals, Code Section 171 will not be available for premium on mortgage loans originated on or before September 27, 1985.  Premium for those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of those mortgage loans.  The allocation of that premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

(4)

Limitations on Offset or Exemption of REMIC Income

A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment.  That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for that quarterly period of (1) 120% of the long-term applicable federal rate that would have applied to the Residual Security (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of the Residual Security at the beginning of the quarterly period.  For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Security before the beginning of that quarterly period.

The portion of a Residual Holder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Holder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income.  Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder’s excess inclusions will be treated as unrelated business taxable income of the Residual Holder for purposes of Code Section 511.  In addition, REMIC taxable income is subject to 30% withholding tax for persons who are not U.S. Persons (as defined below under “—Tax-Related Restrictions on Transfer of Residual Securities—Foreign Investors”), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise).  See “—Taxation of Certain Foreign Investors—Residual Securities” below.  Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to persons who are not U.S. Persons.

Provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions, (ii) a Residual Holder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year, and (iii) the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

The Internal Revenue Service has authority to promulgate regulations providing that if the aggregate value of the Residual Securities is not considered to be “significant,” then the entire share of REMIC taxable income of a Residual Holder may be treated as excess inclusions subject to the foregoing limitations.  This authority has not been exercised to date.

(5)

Tax-Related Restrictions on Transfer of Residual Securities

Disqualified Organizations.  If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions for that Residual Security for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations.  The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption.  The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue.  That rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer.  That tax generally would be imposed on the transferor of the Residual Security, except that where the transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Security would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.  Under the REMIC Regulations, an affidavit will be sufficient if the transferee furnishes (A) a social security number, and states under penalties of perjury that the social security number is that of the transferee, or (B) a statement under penalties of perjury that it is not a disqualified organization.

“Disqualified Organization” means the United States, any state or political subdivision of the United States, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors in not selected by any governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 531) that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511.

In addition, if a “Pass-Through Entity” (as defined below) has excess inclusion income for a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period that interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate.  That tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year.  The Pass-Through Entity would not be liable for the tax if (1) it has received an affidavit from the record holder stating, under penalties of perjury, that it is not a Disqualified Organization, or providing the holder’s taxpayer identification number and stating, under penalties of perjury, that the social security number is that of the record owner, and (2) during the period that person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

“Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and corporations operating on a cooperative basis.  Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity.

If an “electing large partnership” holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Section 860E(c) of the Code.  The exception to this tax, otherwise available to a Pass-Through Entity that is furnished particular affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

The pooling and servicing agreement for a series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless (1) the proposed transferee furnished to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing the Residual Security on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman) and (2) the transferor provides a statement in writing to the trustee that it has no actual knowledge that the affidavit is false.  Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.  Each Residual Security for a series will bear a legend referring to those restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership of the Residual Security, to any amendments to the related pooling and servicing agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions.  Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Seller or the trustee may charge a fee for computing and providing that information.

Noneconomic Residual Interests.   The REMIC Regulations disregard transfers of Residual Securities under certain circumstances, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool.  Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person as defined below under “—Foreign Investors”) is disregarded to all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax.  A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion.  The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualified Organizations.” The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.  A safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, and (3) either the formula test or the asset test (each as described below) is satisfied.

The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the Residual Security does not exceed the sum of the present values of (1) any consideration given to the transferee to the acquire the Residual Security, (2) the expected future distributions on the Residual Security, and (3) the anticipated tax savings associated with holding the Residual Security as the REMIC generates losses.  For purposes of this calculation, the present values generally are calculated using a discount rate equal to the applicable federal rate, and the transferee is assumed to pay tax at the highest corporate rate of tax.

The asset test is satisfied if

1.

at the time of the transfer of the Residual Security, and at the close of each of the transferee’s two fiscal years preceding the year of transfer, the transferee’s gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million,

2.

the transferee is a taxable domestic C corporation, other than a RIC, REIT, REMIC or Subchapter T cooperative (an “Eligible Corporation”), that makes a written agreement that any subsequent transfer of the Residual Security will be to another Eligible Corporation in a transaction that satisfies the safe harbor described above, and the transferor does not know, or have reason to know, that the transferee will not honor such agreement, and

3.

the facts and circumstances known to the transferor on or before the date of transfer do not reasonably indicate that the taxes associated with the Residual Security will not be paid.

For purposes of requirement (1), the gross and net assets of a transferee do not include any obligations of a person related to the transferee or any other asset if a principal purpose for holding or acquiring the asset is to permit the transferee to satisfy the asset test.  Further, the formula test will not be treated as satisfied in the case of any transfer or assignment of the Residual Security to a foreign branch of an Eligible Corporation or any other arrangement by which the Residual Security is at any time subject to net tax by a foreign country or possession of the United States.

Foreign Investors.   The REMIC Regulations provide that the transfer of a Residual Security that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes.  This rule appears intended to apply to a transferee who is not a “U.S. Person” (as defined below), unless the transferee’s income is effectively connected with the conduct of a trade or business within the United States.  A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that (1) the future distributions on the Residual Security will equal at least 30% of the anticipated excess inclusions after the transfer, and (2) such amounts will be distributed at or after the time at which the excess inclusions accrue and before the end of the next succeeding taxable year.   A safe harbor in the REMIC Regulations provides that the reasonable expectation requirement will be satisfied if the above test would be met at all assumed prepayment rates for the mortgage loans from 50 percent to 200 percent of the Prepayment Assumption.  If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

The prospectus supplement relating to the Certificates of a series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made.  The term “U.S. Person” means a citizen or resident of the United States, a corporation or partnership (or other entity properly treated as a partnership or as a corporation for federal income tax purposes) created or organized in or under the laws of the United States or of any state (including, for this purpose, the District of Columbia), an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, trusts in existence on August 20, 1996, which are eligible to elect and do elect to be treated as U.S. Persons).

(6)

Sale or Exchange of a Residual Security

Upon the sale or exchange of a Residual Security, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “—Taxation of Owners of Residual Securities—Basis and Losses”) of the Residual Holder in the Residual Security at the time of the sale or exchange.

Further, as described above under “—Taxation of Owners of Residual Securities—Basis and Losses”, if a Residual Security’s basis is reduced to zero, any cash distributions with respect to that Residual Security in any taxable year in excess of its share of the REMIC’s income for that year would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.  If a Residual Holder has an adjusted basis in its Residual Security when its interest in the REMIC Pool terminates, then it will recognize a capital loss (assuming the Residual Security was held as a capital asset) at that time in an amount equal to the remaining adjusted basis.

Any gain on the sale of a Residual Security will be treated as ordinary income (1) if a Residual Security is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Holder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.  In addition, gain or loss recognized from the sale of a Residual Security by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

Except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Securities where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Security.

(7)

Mark to Market Regulations

Treasury regulations provide that a Residual Security acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market pursuant to Section 475 of the Code.

(8)

Inducement Fees

Regulations have been adopted regarding the federal income tax treatment of “inducement fees” received by transferees of non-economic REMIC residual interests. The regulations (i) provide tax accounting rules for the treatment of such fees as income over an appropriate period and (ii) specify that inducement fees constitute income from sources within the United States. Prospective purchasers of the Residual Certificates should consult their tax advisors regarding the effect of these regulations and the tax consequences of receiving any inducement fee.

Taxes That May Be Imposed on the REMIC Pool

(1)

Prohibited Transactions

Income from transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate.  Prohibited transactions generally include:

(1)

the disposition of a qualified mortgages other than for

(a)

substitution for a defective (including a defaulted) obligation within two years of the Startup Day (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day;

(b)

foreclosure, default, or imminent default of a qualified mortgage;

(c)

bankruptcy or insolvency of the REMIC Pool; or

(d)

a qualified (complete) liquidation;

(2)

the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

(3)

the receipt of compensation for services; or

(4)

the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Notwithstanding (1) and (4) above, it is not a prohibited transaction to sell a qualified mortgage or cash flow investment held by a REMIC Pool to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Notes or Certificates, as applicable, is outstanding).  The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition for this purpose if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

(2)

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.  Exceptions are provided for cash contributions to the REMIC Pool

(1)

during the three months following the Startup Day,

(2)

made to a qualified reserve fund by a Residual Holder,

(3)

in the nature of a guarantee,

(4)

made to facilitate a qualified liquidation or clean-up call, and

(5)

as otherwise permitted in Treasury regulations yet to be issued.

It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

(3)

Net Income from Foreclosure Property

The REMIC Pool will be subject of federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts.  Generally, property acquired by deed in lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year after the year in which the REMIC Pool acquired that property, with possible extensions.  Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.  It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

(4)

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Securities and Residual Holders within the 90-day period.

(5)

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership.  The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return.  The trustee will be required to sign the REMIC Pool’s returns.  Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding.  The master servicer will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, for the REMIC Pool as agent of the Residual Holders holding the largest percentage interest in the Residual Securities.  If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Holder, the Residual Holder or any other person specified pursuant to Treasury regulations will be required to act as tax matters person.  The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Holders of administrative and judicial proceedings regarding the REMIC Pool’s tax affairs, although other holders of the Residual Securities of the same series would be able to participate in those proceedings in appropriate circumstances.

(6)

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate, or trust will be subject to limitation with respect to some itemized deductions described in Code Section 67, to the extent that those itemized deductions, in total, do not exceed 2% of the investor’s adjusted gross income.  In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of that partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.  In addition, Code Section 68, provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser or (1) 3% of the excess of adjusted gross income in excess of a specified threshold amount (which is adjusted annually for inflation), or (2) 80% of the amount of itemized deductions otherwise allowable for that year.  In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool for a regular interest it holds in another REMIC.  Those investors who hold REMIC Securities either directly or indirectly through pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to that limitation on deductions.  In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability.  Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election.  For a REMIC Pool that would be classified as an investment trust in the absence of a REMIC election or that is substantially similar to an investment trust, any holder of a Regular Security that is an individual, trust, estate, or pass-through entity also will be allocated its pro rata share of those expenses and a corresponding amount of income and will be subject to the limitations or deductions imposed by Code Sections 67 and 68, as described above.  The prospectus supplement will indicate if all those expenses will not be allocable to the Residual Securities.

Taxation of Certain Foreign Investors

(1)

Regular Securities

Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), generally will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that (1) the interest is not effectively connected with the conduct of a trade or business in the United States of the securityholder, (2) the Non-U.S. Person is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (3) that Non-U.S. Person complies to the extent necessary with certain certification requirements, which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is a Non-U.S. person.  Each Regular Securityholder should consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Regular Security by a Non-U.S. Person generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person and (ii) in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

If the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by that Non-U.S. Person, the Non-U.S. Person, although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected, will be subject to United States federal income tax at regular rates.  Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security.  The term “Non-U.S. Person” means any person who is not a U.S. Person.

(2)

Residual Securities

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax.  Treasury regulations provide that amount distributed to Residual Holders may qualify as “portfolio interest,” subject to the conditions described in “Regular Securities” above, but only to the extent that (1) the mortgage loans were issued after July 18, 1984, and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in “registered form” within the meaning of Code Section 163 (f) (1).  Generally, mortgage loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form.  Furthermore, Residual Holders will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “—Taxation of Owners of Residual Securities—Limitations on Offset or Exemption of REMIC Income” above.  If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by those Non-U.S. Persons, although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected, the amounts paid to those Non-U.S. Persons will be subject to United States federal income tax at regular rates.  See “—Tax-Related Restrictions on Transfer of Residual Securities—Foreign Investors” above concerning the disregard of transfers having “tax avoidance potential.”  Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

(3)

Backup Withholding

Distributions made on the REMIC Securities, and proceeds from the sale of the REMIC Securities to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount, and, under some circumstances, principal distributions) if the Holder fails to comply with certain identification procedures, unless the Holder is otherwise an exempt recipient under applicable provisions of the Code, and, if necessary, demonstrates such status.  Any amounts to be withheld from distribution on the REMIC Securities would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Holder’s federal income tax liability.

Grantor Trust Funds

Characterization.  For each series of Grantor Trust Securities, Federal Tax Counsel will deliver its opinion that the Grantor Trust Fund will not be classified as an association taxable as a corporation and that the Grantor Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of chapter 1 of subtitle A of the Code.  In this case, beneficial owners of Grantor Trust Securities (referred to in this Prospectus as “Grantor Trust Securityholders”) will be treated for federal income tax purposes as owners of a portion of the Grantor Trust Fund’s assets as described below.

Taxation of Grantor Trust Securityholders.  Subject to the discussion below under “Stripped Certificates” and “Subordinated Certificates,” each Grantor Trust Securityholder will be treated as the owner of a pro rata undivided interest in the assets of the Grantor Trust Fund.  Accordingly, and subject to the discussion below of the recharacterization of the servicing fee, each Grantor Trust Securityholder must include in income its pro rata share of the interest and other income from the assets of the Grantor Trust Fund, including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to the assets, and, subject to limitations discussed below, may deduct its pro rata share of the fees and other deductible expenses paid by the Grantor Trust Fund, at the same time and to the same extent as these items would be included or deducted by the Grantor Trust Securityholder if the Grantor Trust Securityholder held directly a pro rata interest in the assets of the Grantor Trust Fund and received and paid directly the amounts received and paid by the Grantor Trust Fund.  Any amounts received by a Grantor Trust Securityholder in lieu of amounts due with respect to any asset of the Grantor Trust Fund because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

Each Grantor Trust Securityholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that these amounts are reasonable compensation for services rendered to the Grantor Trust Fund.  Grantor Trust Securityholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other miscellaneous itemized deductions exceed two percent of the Grantor Trust Securityholder’s adjusted gross income, and will be allowed no deduction for these expenses in determining their liabilities for alternative minimum tax.  In addition, Section 68 of the Code, subject to a phased elimination that is scheduled to expire after 2010, provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount (adjusted annually for inflation) or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year.  In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of the partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

The servicing compensation to be received by the servicer may be questioned by the IRS as exceeding a reasonable fee for the services being performed in exchange for the servicing compensation, and a portion of the servicing compensation could be recharacterized as an ownership interest retained by the servicer or other party in a portion of the interest payments to be made with respect to the Grantor Trust Fund’s assets.  In this event, a certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code, and either the original issue discount or the market discount rules.  See the discussion below under “—Stripped Certificates”.  Except as discussed below under “Stripped Certificates” or “—Subordinated Certificates,” this discussion assumes that the servicing fees paid to the servicer do not exceed reasonable servicing compensation.

A purchaser of a Grantor Trust Security will be treated as purchasing an interest in each asset in the Grantor Trust Fund at a price determined by allocating the purchase price paid for the certificate among all asset of the Grantor Trust Fund in proportion to their fair market values at the time of the purchase of the certificate.  To the extent that the portion of the purchase price of a Grantor Trust Security allocated to an asset of the Grantor Trust Fund is less than or greater than the stated redemption price at maturity of the asset, the interest in the asset will have been acquired at a discount or premium.  See “—Market Discount” and “—Premium,” below.

The treatment of any discount on an asset of the Grantor Trust Fund will depend on whether the discount represents original issue discount or market discount.  Except as indicated otherwise in the applicable Prospectus Supplement, it is not expected that any asset of the Grantor Trust Fund (other than a Stripped Agency Security or other instrument evidencing ownership of specific interest and/or principal of a particular bond) will have original issue discount (except as discussed below under “Stripped Certificates” or “Subordinated Certificates”).  For the rules governing original issue discount, see “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” above.

The information provided to Grantor Trust Securityholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each asset of the Grantor Trust Fund is acquired.

Market Discount.  A Grantor Trust Securityholder that acquires an undivided interest in the Grantor Trust Fund’s assets may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in an asset of the Grantor Trust Fund is considered to have been purchased at a “market discount”.  For a discussion of the market discount rules under the Code, see “REMICs—Taxation of Owners of Regular Securities—Market Discount” above.  As discussed above, to the extent an asset of the Grantor Trust Fund is a Stripped Agency Security or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount (in lieu of the rules relating to market discount).  See “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” above.

Premium.  To the extent a Grantor Trust Securityholder is considered to have purchased an undivided interest in an asset of the Grantor Trust Fund for an amount that is greater than the stated redemption price at maturity of the interest, the Grantor Trust Securityholder will be considered to have purchased the interest in the asset with “amortizable bond premium” equal in amount to the excess.  For a discussion of the rules applicable to amortizable bond premium, see “REMICs—Taxation of Owners of Regular Securities—Amortizable Premium” above.

Status of the Grantor Trust Securities.  Except for that portion of a trust fund consisting of unsecured home improvement loans and except as qualified below, a Grantor Trust Security owned by a:

•

“domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans . . .  secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), to the extent assets of the Trust consist of mortgage loans and other assets of the type described in that section of the Code.

•

real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets, and interest income on those assets will be considered “interest on obligations secured by mortgages on real property” to that extent within the meaning of Code Section 856(c)(3)(B).

•

REMIC will be considered to represent an “obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

It is not clear whether Grantor Trust Certificates that are Stripped Certificates (as described below under “Stripped Certificates”) should be treated as qualifying under the Code provisions cited in the first two bullet points above to the same extent as Grantor Trust Certificates that are not Stripped Certificate.  Grantor Trust Securityholders are urged to consult their own tax advisors concerning the characterization of the securityholder’s investment for federal income tax purposes.

Stripped Certificates.  Some classes of certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as “Stripped Certificates.” In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a mortgage loan held by the Grantor Trust Fund from ownership of the right to receive some or all of the related interest payments.  Generally, where a separation has occurred, under the stripped bond rules of Section 1286 of the Code, the holder of a right to receive a principal or interest payment on the bond is required to accrue into income, on a constant yield basis under rules governing original issue discount (see “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount”), the difference between the holder’s initial purchase price for the right to receive principal or interest, and the principal or interest payment to be received with respect to that right.  However, a holder of a Stripped Certificate will account for any discount on the Stripped Certificate (other than an interest treated as a “stripped coupon”) as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the Stripped Certificate was treated as zero under the original issue discount de minimis rule when the Stripped Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped from the mortgage assets.

Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following:

•

if any servicing compensation is deemed to exceed a reasonable amount;

•

if the company or any other party retains a retained yield with respect to the assets held by the Grantor Trust Fund;

•

if two or more classes of certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Grantor Trust Fund’s assets; or

•

if certificates are issued which represent the right to interest-only payments or principal-only payments.

The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear.  However, the trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount.  Original issue discount with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest and this accrual of income may be in advance of the receipt of any cash attributable to that income.  See “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” above.  For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest.  The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above.

The precise tax treatment of Stripped Coupon Certificates is substantially uncertain.  The Code could read literally to require that OID computations be made for each payment from each mortgage loan.  However, based on IRS guidance, it appears that all payments from a mortgage loan underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan would be included in the mortgage loan’s stated redemption price at maturity for purposes of calculating income on the Stripped Coupon Certificate under the OID rules of the Code.

Based on current authority it is unclear under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate.  The Code provides that a prepayment assumption must be used to accrue income on any pool of debt instruments the yield on which can be affected by prepayments.  There is no guidance as to whether a Stripped Coupon Certificate or a Stripped Bond Certificate would represent an interest in a pool of debt instruments for purposes of this Code provision.  In addition, the manner in which to take prepayments into account is uncertain.  It is possible that no loss may be available as a result of any particular prepayment, except perhaps to the extent that even if no further prepayments were received a Certificateholder would be unable to recover its basis.  In addition, amounts received in redemption for debt instruments issued by natural persons purchased or issued after June 8, 1997 are treated as received in exchange therefor (that is treated the same as obligations issued by corporations).  This change could affect the character of any loss.

Holders of Stripped Bond Certificates and Stripped Coupon Certificates are encouraged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

Subordinated Certificates.  In the event the Grantor Trust Fund issues two classes of Grantor Trust Securities that are identical except that one class is a subordinate class, with a relatively high certificate pass-through rate, and the other is a senior class, with a relatively low certificate pass-through rate (referred to in this Prospectus as the “Subordinate Certificates” and “Senior Certificates”, respectively), the Grantor Trust Securityholders in the aggregate will be deemed to have acquired the following assets: (1) the principal portion of each mortgage loan plus a portion of the interest due on each mortgage loan (the “Grantor Trust Fund Stripped Bond”), and (2) a portion of the interest due on each mortgage loan equal to the difference between the Interest Rate on the Subordinate Certificates and the Interest Rate on the Senior Certificates, if any, which difference is then multiplied by the Subordinate Class Percentage (the “Grantor Trust Fund Stripped Coupon”).  The “Subordinate Class Percentage” equals the initial aggregate principal amount of the Subordinate Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.  The “Senior Class Percentage” equals the initial aggregate principal amount of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.

The Senior Certificateholders in the aggregate will own the Senior Class Percentage of the Grantor Trust Fund Stripped Bond and accordingly each Senior Certificateholder will be treated as owning its pro rata share of such asset.  The Senior Certificateholders will not own any portion of the Grantor Trust Fund Stripped Coupon.  The Subordinate Certificateholders in the aggregate own both the Subordinate Class Percentage of the Grantor Trust Fund Stripped Bond plus 100% of the Grantor Trust Fund Stripped Coupon, if any, and accordingly each Subordinate Certificateholder will be treated as owning its pro rata share in both assets.  The Grantor Trust Fund Stripped Bond will be treated as a “stripped bond” and the Grantor Trust Fund Stripped Coupon will be treated as “stripped coupons” within the meaning of Section 1286 of the Code.

Although not entirely clear, the interest income on the Subordinate Certificates and the portion of the servicing fee allocable to such certificates that does not constitute excess servicing will be treated by the Grantor Trust Fund as qualified stated interest, assuming the interest with respect to the mortgage loans held by the Grantor Trust Fund would otherwise qualify as qualified stated interest.  Accordingly, except to the extent modified below, the income of the Subordinate Certificates will be reported in the same manner as described generally above for holders of Senior Certificates.

If the Subordinate Certificateholders receive distribution of less than their share of the Grantor Trust Fund’s receipts of principal or interest (the “Shortfall Amount”) because of the subordination of the Subordinate Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had

•

received as distributions their full share of receipts;

•

paid over to the Senior Certificateholders an amount equal to the Shortfall Amount; and

•

retained the right to reimbursement of the relevant amounts to the extent these amounts are otherwise available as a result of collections on the mortgage loans or amounts available from a reserve account or other form of credit enhancement, if any.

Under this analysis,

•

Subordinate Certificateholders would be required to accrue as current income any interest income, original issue discount, or (to the extent paid on assets of the Grantor Trust Fund) accrued market discount of the Grantor Trust Fund that was a component of the Shortfall Amount, even though that amount was in fact paid to the Senior Certificateholders;

•

a loss would only be allowed to the Subordinate Certificateholders when their right to receive reimbursement of the Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse the loss); and

•

reimbursement of the Shortfall Amount prior to a claim of worthlessness would not be taxable income to Subordinate Certificateholders because the amount was previously included in income.

Those results should not significantly affect the inclusion of income for Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.  Moreover, the character and timing of loss deductions are unclear.  Subordinate Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate Certificates including any loss resulting from the failure to recover previously accrued interest or discount income.

Election to Treat All Interest as Original Issue Discount.  The Treasury Regulations relating to original issue discount permit a Grantor Trust Securityholder to elect to accrue all interest, discount, including de minimis market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method.  If an election were to be made with respect to an interest in a mortgage loan with market discount, the Grantor Trust Securityholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the Grantor Trust Securityholder acquires during the year of the election or afterward.  See “—Market Discount” above.  Similarly, a Grantor Trust Securityholder that makes this election for an interest in a mortgage loan that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the Grantor Trust Securityholder owns at the beginning of the first taxable year to which the election applies or acquires afterward.  See “—Premium” above.  The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Security is irrevocable.

Prepayments. The Taxpayer Relief Act of 1997 (the “1997 Act”) contains a provision requiring original issue discount on any pool of debt instruments the yield on which may be affected by reason of prepayments be calculated taking into account the Prepayment Assumption and requiring the discount to be taken into income on the basis of a constant yield to assumed maturity taking account of actual prepayments.

Sale or Exchange of a Grantor Trust Security.  Sale or exchange of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount realized, exclusive of amounts attributable to accrued and unpaid interest (which will be treated as ordinary income allocable to the related asset of the Grantor Trust Fund), and the owner’s adjusted basis in the Grantor Trust Security.  The adjusted basis generally will equal the seller’s cost for the Grantor Trust Security, increased by the original issue discount and any market discount included in the seller’s gross income with respect to the Grantor Trust Security, and reduced, but not below zero, by any premium amortized by the seller and by principal payments on the Grantor Trust Security previously received by the seller.  The gain or loss will, except as discussed below, be capital gain or loss to an owner for which the assets of the Grantor Trust Fund  represented by a Grantor Trust Security are “capital assets” within the meaning of Section 1221.  A capital gain or loss will be long-term or short-term depending on whether or not the Grantor Trust Security has been owned for the long-term capital gain holding period, currently more than one year.

Notwithstanding the foregoing, any gain realized on the sale or exchange of a Grantor Trust Security will be ordinary income to the extent of the seller’s interest in accrued market discount on Grantor Trust Fund assets not previously taken into income.  See “—Market Discount,” above.  Further, Grantor Trust Securities will be “evidences of indebtedness” within the meaning of Section 582(c)(1) to the extent the assets of the grantor trust would be so treated.  Accordingly, gain or loss recognized from the sale of a Grantor Trust Security by a bank or thrift institution to which such section applied will be treated as ordinary gain or loss to the extent selling the assets of the grantor trust directly would be so treated.

Foreign Investors in Grantor Trust Securities.  A holder of a Grantor Trust Security who is not a “U.S. person” (as defined above at “REMICs—Tax Related Restrictions on Transfer of Residual Securities—Foreign Investors”) and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Grantor Trust Security generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on its Grantor Trust Security to the extent attributable to debt obligations held by the Grantor Trust Fund that were originated after July 18, 1984, provided that the Grantor Trust Securityholder complies to the extent necessary with certain certification requirements which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a U.S. person.  Interest or original issue discount on a Grantor Trust Security attributable to debt obligations held by the Grantor Trust Fund that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty).  All holders of Grantor Trust Securities should consult their tax advisors regarding the tax documentation and certifications that must be provided to secure any applicable exemptions from United States withholding taxes.

Any capital gain realized on the sale or other taxable disposition of a Grantor Trust Security by a Non-U.S. Person (as defined above at “REMICs—Taxation of Certain Foreign Investors—Regular Securities”) generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person and (ii) in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income with respect to a Grantor Trust Security held by a Non-U.S. Person is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates.  In this regard, real estate acquired by a Grantor Trust as a result of foreclosure or in lieu of foreclosure could cause a foreign holder to have “effectively connected income” or a U.S. tax filing obligation even in the absence of such income.  In addition, if the Non-U.S. Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits,” within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

Backup Withholding.  Distributions made on the Grantor Trust Securities and proceeds from the sale of the Grantor Trust Securities will be subject to a “backup” withholding tax if, in general, the Grantor Trust Securityholder fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status.  Any amounts so withheld would be refunded by the IRS or allowable as a credit against the Grantor Trust Securityholder’s federal income tax.

Partnership Trust Funds and Disregarded Trust Funds

Classification of Trust Funds

For each series of Partnership Certificates or Debt Securities, Federal Tax Counsel will deliver its opinion that the trust fund will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.  This opinion will be based on the assumption that the parties to the related Agreement and related documents will comply with the terms of those documents.

Taxation of Debt Securityholders

The depositor will agree, and the securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes.  No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, for each series of Debt Securities, Federal Tax Counsel will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes.  The discussion below assumes this characterization of the Debt Securities is correct.

If, contrary to the opinion of counsel, the Internal Revenue Service successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the trust fund.  If so treated, the trust fund might be treated as a publicly traded partnership that would be taxable as a corporation unless it met particular qualifying income tests, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Debt Securities recharacterized as equity.  Treatment of the Debt Securities as equity interests in a partnership could have adverse tax consequences to some holders, even if the trust fund were not treated as a publicly traded partnership taxable as a corporation.  For example, income allocable to foreign holders might be subject to United States tax and United States tax return filing and withholding requirements, income allocable to tax-exempt holders might constitute “unrelated business taxable income” (if some, but not all, of the Debt Securities were recharacterized as equity in a partnership), individual holders might be subject to limitations on their ability to deduct their share of trust fund expenses, and income from the trust fund’s assets would be taxable to owners of Debt Securities without regard to whether cash distributions are made to such owners and without regard to the owners’ method of tax accounting.

Except for the treatment of the allocation of Realized Losses, Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that (1) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special 110% yield rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities.  See “—REMICs—Taxation of Owners of Regular Securities” and “—Sale or Exchange of Regular Securities.”

Allocations of Realized Losses.

The manner in which losses are claimed on the Notes as a result of defaults by the underlying obligors is complex and differs depending on the characterization of the person considered the issuer of the Notes for federal tax purposes.  Whether the Notes are governed by the loss rules for bad debts under Code Section 166 or for worthless securities under Code Section 165 depends on whether the Notes are considered issued by a corporation.  If there is a single corporate holder of the Certificates constituting all of the equity interests in the issuing Trust Fund, then the issuing Trust will be a disregarded entity and the Notes will be considered issued by a corporation subject to the loss rules of Code Section 165 (which affects  both timing and character of loss for corporate taxpayers, and character and possibly timing for other taxpayers).  If the Notes are considered issued by a grantor trust, then the notes may be treated as issued in proportion to the nature of the Certificateholders (e.g, if some Certificateholders are natural persons or partnerships and some are corporations, losses on the Notes would be governed in part by Code Section 166 and in part by Code Section 165).  If the Notes are considered issued by a partnership then they would be governed by the rules under Code Section 166 the same as a REMIC.  Investors should consult their tax advisors as to the character and timing of any loss that can be claimed with respect to a Note.

Further, for federal income tax purposes, (i) Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; (ii) interest on Debt Securities held by a real estate investment trust will not be treated as “interest on obligations secured by mortgages on real property or on interests in real property “within the meaning of Code Section 856(c)(3)(B); (iii) Debt Securities held by a real estate investment trust will not constitute “real estate assets” or “Government securities” within the meaning of Section 856(c)(4)(A) of the Code; (iv) Debt Securities held by a regulated investment company will not constitute “Government securities” within the meaning of Section 851(b)(3)(A)(i) of the Code; and (v) Debt Securities will not constitute “qualified mortgages” with in the meaning of Section 860G(a)(3) of the Code for REMICs.

Taxation of Owners of Partnership Certificates

(1)

Treatment of the Trust Fund as a Partnership

The correct characterization of a Trust Fund that has issued debt and is not otherwise taxed as a corporation is uncertain.  If the Trust Fund has only a single class of equity and the Trustee does not have the authority to accept any additional assets after the initial acquisition of receivables (except within a certain prescribed pre-funding period not exceeding three months) and has very limited powers of investment (for example does not hold any reserve fund that could ultimately flow to the Certificateholders if not needed to pay the Noteholders) the Trust Fund could qualify as a grantor trust with an interest expense.  As a consequence, each Certificateholder would be treated as owning a pro rata share of the Trust Fund’s assets, earning income thereon and incurring the expenses of the Trust Fund (including the interest expense on the Notes).  See “Grantor Trusts.”  If a Trust Fund that issues Notes intends to take the position that Certificateholders hold interests in a grantor trust it will be disclosed in the related prospectus supplement.  In addition, it is possible that a Trust Fund that issued Notes could qualify as a partnership eligible to make an election under Section 761 to not be taxed under the main partnership provisions of the Code (although certain ancillary provisions, including the rules relating to audits of partnerships, would continue to apply).  Such an election would cause Certificateholders to be treated as essentially the same as holding an interest in a grantor trust.  However, the IRS has recently taken a narrow interpretation of the type of entities that qualify for this election, which may not include a Trust Fund.  If a Trust Fund that is treated as a partnership has made an election under Section 761 to be excluded from the main partnership provisions of the Code this will be disclosed in the related prospectus supplement along with a description of the consequences of making such an election.  If there is only one Certificateholder in a Trust Fund that represents all of the equity of the Trust Fund for federal income tax purposes, the separate existence of the Trust Fund is disregarded, and the Certificateholder is treated as the owner of all of the assets of the Trust Fund and as the issuer of the Notes of the Trust Fund for federal income tax purposes.  For all other Trust Funds that issue Notes, the Partnership Trust Fund will agree, and the related owners of Partnership Certificates (“Partnership Certificate Owners”) will agree by their purchase of Partnership Certificates, if there is more than one Partnership Certificate Owner, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the Partnership Certificate Owners, including, to the extent relevant, the depositor in its capacity as recipient of distributions from any reserve fund, and the Debt Securities, if any, being debt of the partnership, and if there is one Partnership Certificate Owner, to treat the Partnership Certificate Owner as the owner of the assets of the Partnership Trust Fund and to treat the Partnership Trust Fund as a disregarded entity.  However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Certificates, the Debt Securities and the depositor is not certain because there is no authority on transactions closely comparable to that contemplated in this prospectus.

A variety of alternative characterizations are possible. For example, because the Partnership Certificates have certain features characteristic of debt, the Partnership Certificates might be considered debt of the Partnership Trust Fund. Generally, provided such Partnership Certificates are issued at or close to face value, any such characterization would not result in materially adverse tax consequences to holders of Partnership Certificates as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below. The following discussion assumes that the Partnership Certificates represent equity interests in a partnership. The following discussion also assumes that all payments on the Partnership Certificates are denominated in U.S. dollars, none of the Partnership Certificates have Interest Rates which would qualify as contingent interest under the Treasury regulations relating to original issue discount, and that a series of securities includes a single class of Partnership Certificates. If these conditions are not satisfied with respect to any given series of Partnership Certificates, additional tax considerations with respect to such Partnership Certificates will be disclosed in the applicable prospectus supplement.

(2)

Partnership Taxation

As a partnership, the Partnership Trust Fund will not be subject to federal income tax.  Rather, each Partnership Certificate Owner will be required to take into account separately the Partnership Certificate Owner’s allocable share of income, gains, losses, deductions and credits of the Partnership Trust Fund, whether or not there is a corresponding cash distribution.  The Trust will generally be required to use an accrual method of accounting and a tax year based on the tax year of its Certificateholders.  Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual basis and Partnership Certificate Owners may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay the taxes.  The Partnership Trust Fund’s income will consist primarily of interest and finance charges earned on the related mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of the mortgage loans.

The Partnership Trust Fund’s deductions will consist primarily of interest accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of mortgage loans.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Agreement and related documents).  To the extent that there is more than one class of equity (or potentially more than one class of equity) the related prospectus supplement will describe the manner in which income from the assets of the Trust Fund will be allocated.

Assuming Debt Securities are also issued, all or substantially all of the taxable income allocated to a Partnership Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to the holder under the Code.

An individual taxpayer’s share of expenses of the Partnership Trust Fund, including fees to the servicer, but not interest expense, would be miscellaneous itemized deductions and thus deductible only to the extent such expenses plus all other miscellaneous itemized deductions exceeds two percent of the individual’s adjusted gross income.  An individual taxpayer will be allowed no deduction for his share of expenses of the Partnership Trust Fund, other than interest, in determining his liability for alternative minimum tax.  In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount (adjusted annually for inflation) or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year.  Accordingly, deductions might be disallowed to the individual in whole or in part and might result in the Partnership Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Partnership Trust Fund.  In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of that partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

The Partnership Trust Fund intends to make all tax calculations relating to income and allocations to Partnership Certificate Owners on an aggregate basis to the extent relevant.  If the IRS were to require that the calculations be made separately for each mortgage loan, the calculations may result in some timing and character differences under some circumstances.

(3)

Discount and Premium

The purchase price paid by the Partnership Trust Fund for the related mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase.  If so, the mortgage loans will have been acquired at a premium or market discount, as the case may be.  See “REMICs—Taxation of Owners of Regular Securities—Acquisition Premium” and “— Market Discount” above.  As indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but it is possible that the IRS might require that it be recomputed on a mortgage loan-by-mortgage loan basis.  Further, with respect to any asset of the Partnership Trust Fund that is a Stripped Agency Security or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount with respect to such security or instrument (in lieu of the rules relating to market discount).  See “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” above.

If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include any market discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans.  As indicated above, a portion of the market discount income or premium deduction may be allocated to Partnership Certificate Owners.

(4)

Section 708 Termination

Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period.  If a termination occurs under Section 708 of the Code, the Partnership Trust Fund will be considered to contribute its assets to a new Partnership Trust Fund, which would be treated as a new partnership, in exchange for Partnership Certificates in the new Partnership Trust Fund.  The original Partnership Trust Fund will then be deemed to distribute the Partnership Certificates in the new Partnership Trust Fund to each of the owners of Partnership Certificates in the original Partnership Trust Fund in liquidation of the original Partnership Trust Fund.  The Partnership Trust Fund will not comply with particular technical requirements that might apply when a constructive termination occurs.  As a result, the Partnership Trust Fund may be subject to some tax penalties and may incur additional expenses if it is required to comply with those requirements.  Furthermore, the Partnership Trust Fund might not be able to comply with these requirements due to lack of data.

(5)

Disposition of Partnership Certificates

Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the Partnership Certificates sold.  Any gain or loss would be long-term capital gain or loss if the Partnership Certificate Owner’s holding period exceeded one year.  A Partnership Certificate Owner’s tax basis in a Partnership Certificate will generally equal its cost, increased by its share of Partnership Trust Fund income allocable to the Partnership Certificate Owner and decreased by any distributions received or losses allocated with respect to the Partnership Certificate.  In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the Partnership Certificate Owner’s share, determined under Treasury Regulations, of the Debt Securities and other liabilities of the Partnership Trust Fund.  A Partnership Certificate Owner acquiring Partnership Certificates at different prices will generally be required to maintain a single aggregate adjusted tax basis in the Partnership Certificates and, upon a sale or other disposition of some of the Partnership Certificates, allocate a portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.  A portion holding rule is applied, however, if a Certificateholder has held some of its interest in the Partnership Trust Fund for one year or less and some of its interest for more than one year and a “by lot” identification is not permitted.

If a Partnership Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Certificates that exceeds the aggregate cash distributions with respect to the Partnership Certificates, the excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

(6)

Allocations Between Transferors and Transferees

In general, the Partnership Trust Fund’s taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the Partnership Certificate Owners in proportion to the principal amount of Partnership Certificates owned by them as of the close of the last day of that Due Period.  As a result, a Partnership Certificate Owner purchasing Partnership Certificates may be allocated tax items, which will affect the purchaser’s tax liability and tax basis, attributable to periods before the actual transaction.

The use of a Due Period convention may not be permitted by existing Treasury regulations.  If a Due Period convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses of the Partnership Trust Fund might be reallocated among the Partnership Certificate Owners.  The Partnership Trust Fund’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future laws, regulations or other IRS guidance.

(7)

Section 731 Distributions

In the case of any distribution to a Partnership Certificate Owner, no gain will be recognized to that Partnership Certificate Owner to the extent that the amount of any money distributed for that Partnership Certificate exceeds the adjusted basis of that Partnership Certificate Owner’s interest in the Partnership Certificate.  To the extent that the amount of money distributed exceeds that Partnership Certificate Owner’s adjusted basis, gain will be currently recognized.  In the case of any distribution to a Partnership Certificate Owner, no loss will be recognized except upon a distribution in liquidation of a Partnership Certificate Owner’s interest.  Any gain or loss recognized by a Partnership Certificate Owner generally will be capital gain or loss.

(8)

Section 754 Election

In the event that a Partnership Certificate Owner sells its Partnership Certificates at a profit (or loss), the purchasing Partnership Certificate Owner will have a higher (or lower) basis in the Partnership Certificates than the selling Partnership Certificate Owner had.  The tax basis of the Partnership Trust Fund’s assets will not be adjusted to reflect that higher (or lower) basis unless there is a “substantial basis reduction” within the meaning of Section 734 of the Code or unless the trust were to file an election under Section 754 of the Code. Because the trust will most likely qualify as a “securitization partnership” within the meaning of Section 743(f) of the Code, there will not be a substantial basis reduction with respect to the sale of the certificates.  With respect to the election under Section 754 of the Code, in order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund current does not intend to make an election under Section 754 of the Code.  As a result, Partnership Certificate Owners might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Certificates.

(9)

Administrative Matters

The trustee is required to keep or cause to be kept complete and accurate books of the Partnership Trust Fund.  Except as disclosed in the related prospectus supplement, the trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust Fund and will report each Partnership Certificate Owner’s allocable share of items of Partnership Trust Fund income and expense to Partnership Certificate Owners and the IRS on Schedule K-1.  The Partnership Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the Partnership Certificates.  Generally, holders must timely file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all the inconsistencies.

Under Section 6031 of the Code, any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing specific information on the nominee, the beneficial owners and the Partnership Certificates so held.  The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner

•

the name, address and identification number of such person,

•

whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

•

particular information on Partnership Certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold Partnership Certificates through a nominee are required to furnish directly to the Partnership Trust Fund information as to themselves and their ownership of Partnership Certificates.  A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Partnership Trust Fund.  The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31.  Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

Unless another designation is made, the depositor will be designated as the tax matters partner for each Partnership Trust Fund in the pooling and servicing agreement and, as the tax matters partner, will be responsible for representing the Partnership Certificate Owners in some specific disputes with the IRS.  The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.  Generally, the statute of limitations for partnership items does not expire before the later of three years after the date on which the partnership information return is filed or the last day for filing the return for the applicable year, determined without regard to extensions.  Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Partnership Certificate Owners, and, under some circumstances, a Partnership Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund.  An adjustment could also result in an audit of a Partnership Certificate Owner’s returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

A special audit system exists for qualifying large partnerships that have elected to apply a simplified flow-through reporting system under Sections 771 through 777 of the Code.  Unless otherwise specified in the applicable prospectus supplement, a Partnership Trust Fund will not elect to apply the simplified flow-through reporting system.

(10)

Taxation of Certain Foreign Partnership Certificate Owners

As used below, the term “Non-United States Owner” means a Partnership Certificate Owner that is not a U.S. Person, as defined under “REMICs—Taxation of Owners of Residual Securities—Tax Related Restrictions on Transfer of Residual Securities—Foreign Investors,” above.

It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-United States Owners because there is no clear authority dealing with that issue under facts substantially similar to those described in this Prospectus.  Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for these purposes, the Partnership Trust Fund will withhold as if it were so engaged in order to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold.  The Partnership Trust Fund expects to withhold on the portion of its taxable income that is allocable to Non-United States Owners pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business, at a rate of 35% for Non-United States Owners that are taxable as corporations and 39.6% for all other Non-United States Owners.

Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures.

Each Non-United States Owner might be required to file a U.S. individual or corporate income tax return on its share of the income of the Partnership Trust Fund including, in the case of a corporation, a return in respect of the branch profits tax.  Assuming the Partnership Trust Fund is not engaged in a U.S. trade or business, a Non-United States Owner would be entitled to a refund with respect to all or a portion of taxes withheld by the Partnership Trust Fund if, in particular, the Owner’s allocable share of interest from the Partnership Trust Fund constituted “portfolio interest” under the Code.

The interest, however, may not constitute “portfolio interest” if, among other reasons, the underlying obligation is not in registered form or if the interest is determined without regard to the income of the Partnership Trust Fund, in the later case, the interest being properly characterized as a guaranteed payment under Section 707(c) of the Code.  If this were the case, Non-United States Owners would be subject to a United States federal income and withholding tax at a rate of 30 percent on the Partnership Trust Fund’s gross income, without any deductions or other allowances for costs and expenses incurred in producing the income, unless reduced or eliminated pursuant to an applicable treaty.  In this case, a Non-United States Owner would only be entitled to a refund for that portion of the taxes, if any, in excess of the taxes that should have been withheld with respect to the interest.

(11)

Backup Withholding

Distributions made on the Partnership Certificates and proceeds from the sale of the Partnership Certificates will be subject to a “backup” withholding tax if, in general, the Partnership Certificate Owner fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status.  Any amounts so withheld would be refunded by the IRS or allowable as a credit against the Non-United States Owner’s federal income tax.

(12)

Reportable Transactions

Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case in imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code).  The rules defining “reportable transactions” are complex, but generally include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer’s tax treatment of an item and book treatment of the same item.  Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

Consequences for Particular Investors

The federal tax discussions above may not be applicable depending on a securityholder’s particular tax situation.  The depositor recommends that prospective purchasers consult their tax advisors for the tax consequences to them of the purchase, ownership and disposition of REMIC Securities, Grantor Trust Securities, Partnership Certificates and Debt Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

State and Other Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Notes or Certificates, as applicable, offered under this prospectus.  State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.  Therefore, prospective investors should consult their own tax advisors for the various tax consequences of investments in the Notes or Certificates, as applicable, offered under this prospectus.  In particular, individuals should consider the deductability of the expenses (including interest expense) of a partnership.

ERISA Considerations

General

A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA should consider the fiduciary standards under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the Securities.  Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment.  Fiduciaries of plans also should consider ERISA’s prohibition on improper delegation of control over, or responsibility for, plan assets.

In addition, employee benefit plans or other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code, or any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a “Plan”) are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan (“parties in interest” and “disqualified persons”).  Such transactions are treated as “prohibited transactions” under Sections 406 of ERISA and excise taxes and/or other penalties are imposed upon such persons under ERISA and/or Section 4975 of the Code unless an exemption applies.  The depositor, underwriter, each master servicer or other servicer, any insurer, the trustee, the indenture trustee and certain of their affiliates might be considered “parties in interest” or “disqualified persons” with respect to a Plan.  If so, the acquisition, holding or disposition of Securities by or on behalf of such Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and the Code unless a statutory, regulatory or administrative exception or exemption is available.

ERISA Considerations Relating to Certificates

Plan Assets

In 29 C.R.F §2510.3-101 (the “Plan Asset Regulations”), the U.S. Department of Labor (“DOL”) has defined what constitutes “plan assets” for purposes of ERISA and Section 4975 of the Code.  The Plan Asset Regulations provide that if a Plan makes an investment in an “equity interest” in an entity, an undivided portion of the assets of the entity will be considered the assets of such Plan unless certain exceptions set forth in such Regulations apply.  The Certificates will be deemed an equity interest for purposes of the Plan Asset Regulations, and the depositor can give no assurance that the Certificates will qualify for any of the exceptions under the Plan Asset Regulations.  As a result, (i) a Plan may be deemed to have acquired an interest in the Assets of the trust fund and not merely an interest in the Certificates, (ii) the fiduciary investment standards of ERISA could apply to such Assets and (iii) transactions occurring in the course of managing, operating and servicing the trust fund and its Assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

Prohibited Transaction Class Exemption 83-1

The DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 (“PTCE 83-1”), which under certain conditions exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a “mortgage pool” and the purchase, sale and holding of Certificates which are “mortgage pool pass-through certificates.”  A “mortgage pool” is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash.  A “mortgage pool pass-through certificate” is defined as a Certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans.  PTCE 83-1 requires that:  (i) the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) 1% of the principal balance of the largest covered pooled mortgage loans; (ii) the trustee may not be an affiliate of the depositor; and (iii) the payments made to, and retained by, the depositor in connection with the trust fund, together with all funds inuring to its benefit for administering the trust fund, represent no more than “adequate consideration” for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.  In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the depositor, the insurer, the master servicer or other servicer or the trustee is a party in interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool.

PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors.  In the case of any Plan with respect to which the depositor, the master servicer, the insurer or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm’s-length transaction; (iii) no investment management, advisory or underwriting fee, sales commission or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the depositor, the trustee, the master servicer and the insurer.  Before purchasing Certificates, a fiduciary of a Plan should confirm that the trust fund is a “mortgage pool,” that the Certificates constitute “mortgage pool pass-through certificates” and that the conditions set forth in PTCE 83-1 would be satisfied.  In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan pursuant to PTCE 83-1.

Underwriter Exemption

The DOL has granted to Deutsche Bank Securities Inc. an individual exemption, Prohibited Transaction Exemption 94-84, and to Deutsche Morgan Grenfell/C.J. Lawrence Inc., similar approval (FAN 97-03E), which were both amended by Prohibited Transaction Exemption 97-34 (“PTE 97-34”), Prohibited Transaction Exemption 2000-58 (“PTE 2000-58”) and Prohibited Transaction Exemption 2002-41 (“PTE 2002-41”) (collectively, the “Exemption”) which is applicable to Certificates which meet its requirements whenever the underwriter or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent.  The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied.  These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving pools) of enumerated categories of assets which include:  single and multi-family residential mortgage loans, home equity loans or receivables (including cooperative housing loans), manufactured housing loans, guaranteed governmental mortgage pool certificates and previously issued securities eligible under the Exemption and the purchase, sale and holding of Certificates which represent beneficial ownership interests in the assets of such trusts.

General Conditions of Exemption

The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Certificates to be eligible for exemptive relief thereunder.  First, the acquisition of Certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.  Second, the Assets held by the trust fund must be fully secured (other than one-to-four family residential mortgage loans and home equity loans or receivables backing certain types of Certificates, as described below).  (Mortgage loans, loans, obligations and receivables will be collectively referred to herein as “loans.”).  Third, unless the Certificates are backed by fully-secured loans, they may not be subordinated.  Fourth, except as described below, the Certificates at the time of acquisition by the Plan must generally be rated in one of the four highest generic rating categories by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Services, Inc. or Fitch, Inc. (each, a “Rating Agency”).  Fifth, the trustee and the indenture trustee generally cannot be affiliates of any member of the “Restricted Group” other than any underwriter as defined in the Exemption.  The “Restricted Group” consists of any (i) underwriter as defined in the Exemption, (ii) the depositor, (iii) the master servicer, (iv) each servicer, (v) the insurer, (vi) the counterparty of any “interest rate swap” (as described below) held as an Asset of the trust fund and (vii) any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the trust fund as of the date of initial issuance of the Certificates.  Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to, and retained by, the depositor pursuant to the assignment of the loans to the related trust fund must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the master servicer and any servicer must represent not more than reasonable compensation for such person’s services under the Agreement and reimbursement of such person’s reasonable expenses in connection therewith.  Seventh, (i) the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools; (ii) Certificates evidencing interests in such other investment pools must have been rated in one of the four highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan’s acquisition of Certificates; and (iii) Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan’s acquisition of Certificates.  Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.  If Securities are being sold under the Exemptions, the depositor assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.

Residential (one- to-four family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by Certificates issued in such transactions are:  (a) not subordinated to the rights and interests evidenced by Securities of the same trust fund; (b) such Certificates acquired by the Plan have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories; and (c) any loan included in the corpus or Assets of the trust fund is secured by collateral whose fair market value on the closing date of the Designated Transactions is at least equal to 80% of the sum of:  (i) the outstanding principal balance due under the loan which is held by the trust fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral.

Types of Trust Funds

The Exemption permits the issuer to be an owner-trust, a REMIC or a grantor trust.  Owner-trusts are subject to certain restrictions in their governing documents to ensure that their Assets may not be reached by the creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

Insurance Company General Accounts

In the event that Certificates do not meet the requirements of the Exemption solely because they are Subordinate Certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase Certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) which permits insurance company general accounts as defined in PTCE 95-60 to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

Permitted Assets

The Amendment permits an interest-rate swap agreement and a yield supplement agreement to be Assets of a trust fund which issues Certificates acquired by Plans in an initial offering or in the secondary market.  An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted trust fund Asset if it:  (a) is an “eligible Swap;” (b) is with an “eligible counterparty;” (c) is purchased by a “qualified plan investor;” (d) meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap” and (e) permits the trust fund to make termination payments to the Swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or depositor.

An “eligible Swap” is one which:  (a) is denominated in U.S. dollars; (b) pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”); (c) has a notional amount that does not exceed either:  (i) the principal balance of the class of Certificates to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“Allowable Notional Amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

A “qualified plan investor” is a Plan or Plans where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates and such fiduciary is either (a) a “qualified professional asset manager” (“QPAM”) under Prohibited Transaction Class Exemption 84-14 (“PTCE 84-14”) (see below), (b) an “in-house asset manager” under Prohibited Transaction Class Exemption 96-23 (“PTCE 96-23”) (see below) or (c) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the Pooling and Servicing Agreement:  (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year).  In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure.  Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund (“EYS Agreement”).  If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an Asset of the trust fund if it meets the following conditions:  (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust fund and an eligible counterparty and (f) it has an Allowable Notional Amount.

Pre-Funding Accounts

If Certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the Certificates are transferred to the trust fund within a specified period following the closing date (“DOL Pre-Funding Period”) (see below) instead of requiring that all such loans be either identified or transferred on or before the closing date.  Exemptive relief is available provided that the following conditions are met.  First, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered (“Pre-Funding Limit”) must not exceed twenty-five percent (25%).  Second, all loans transferred after the closing date (referred to here as “additional loans”) must meet the same terms and conditions for eligibility as the original loans used to create the trust fund, which terms and conditions have been approved by the Rating Agency.  Third, the transfer of such additional loans to the trust fund during the DOL Pre-Funding Period must not result in the Certificates receiving a lower credit rating from the Rating Agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the trust fund.  Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the “average interest rate”) for all of the loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the trust fund on the closing date.  Fifth, either: (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the depositor; or (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the Rating Agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the Prospectus, Prospectus Supplement, Private Placement Memorandum (“Offering Documents”) and/or the Agreement.  In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date.  Sixth, the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement.  Seventh, amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agency and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the Rating Agency (“Acceptable Investments”).  Eighth, certain disclosure requirements must be met.

Revolving Pool Features

The Exemption only covers Certificates backed by “fixed” pools of loans which require that all the loans must be transferred to the trust fund or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used).  Accordingly, Certificates issued by trust funds which feature revolving pools of Assets will not be eligible for a purchase by Plans.  However, Securities which are Notes backed by revolving pools of Assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions.  See discussion below in “ERISA Considerations Relating to Notes.”

Limitations on Scope of the Exemption

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the Certificates by Plans.  However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificates on behalf of an “Excluded Plan” by any person who is a fiduciary with respect to the assets of such Excluded Plan.  For those purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.  Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the Loans in the trust fund provided that:  (i) the Plan is not an Excluded Plan, (ii) each Plan’s investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan’s acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a trust containing assets which are sold or serviced by the same entity and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group.

ERISA Considerations Relating to Notes

Under the Plan Asset Regulations, the Assets of the trust fund would be treated as “plan assets” of a Plan for the purposes of ERISA and the Code only if the Plan acquires an “equity interest” in the trust fund and none of the exceptions contained in the Plan Asset Regulations is applicable.  An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.  Assuming that the Notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such Notes will be eligible for purchase by Plans.  However, without regard to whether the Notes are treated as an “equity interest” for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a Note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan.  There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires Notes.

The Amendment to the Exemption permits trust funds which are grantor trusts, owner-trusts or REMICs to issue Notes, as well as Certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund’s Assets.  The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its Assets would not be necessary with respect to Notes with no substantial equity features which are issued as obligations of the trust fund.  However, with respect to the acquisition, holding or transfer of Notes between a Plan and a party in interest, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to Certificates are met with respect to the Notes.  The same limitations of such exemptive relief relating to acquisitions of Certificates by fiduciaries with respect to Excluded Plans would also be applicable to the Notes as described herein in “Limitations on Scope of the Exemption.”

In the event that the Exemption is not applicable to the Notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the Notes depending in part upon the type of Plan fiduciary making the decision to acquire the Notes and the circumstances under which such decision is made.  These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by “qualified professional asset managers”), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by “in-house asset managers”) (collectively, the “Investor-Based Exemptions”).  However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES.  BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

ANY PLAN INVESTOR WHO PROPOSES TO USE “PLAN ASSETS” OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, although they may elect to be qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Code.  In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or a Code Section 4975 (“Similar Law”).  A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in Securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.

Legal Investment

The prospectus supplement will specify which classes of the Notes or Certificates, as applicable, if any, will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  Generally, only classes of Offered Notes or Offered Certificates, as applicable, that (1) are rated in one of the two highest rating categories by one or more rating agencies and (2) are part of a series representing interests in, or secured by, a trust fund consisting of loans secured by first liens on real property and originated by particular types of originators specified in SMMEA, will be “mortgage related securities” for purposes of SMMEA.

Those classes of Offered Notes or Offered Certificates, as applicable, qualifying as “mortgage related securities” will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for those entities.  Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of some entities (in particular, insurance companies) to invest in mortgage related securities secured by liens on residential, or mixed residential and commercial, properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. §24 (Seventh), subject in each case to regulations that the applicable federal regulatory authority may prescribe.  In this connection, the Office of the Comptroller of the Currency (the “OCC”) has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with general standards concerning “safety and soundness” and retention of credit information in 12 C.F.R. §1.5), some “Type IV securities,” defined in 12 C.F.R. §1.2(l) to include some “residential mortgage related securities.” As so defined, “residential mortgage-related security” means, in relevant part, “mortgage related security” within the meaning of SMMEA.  The National Credit Union Administration (“NCUA”) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in “mortgage related securities” under some limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the “investment pilot program” described in 12 C.F.R. §703.140.  Thrift institutions that are subject to the jurisdiction of the Office of Thrift Supervision (the “OTS”) should consider the OTS’ Thrift Bulletin 13a (December 1, 1998), “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,” before investing in any of the Offered Notes or Offered Certificates, as applicable.

All depository institutions considering an investment in the Certificates should review the “Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities” (the “1998 Policy Statement”) of the Federal Financial Institutions Examination Council (“FFIEC”), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998.  The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

If specified in the prospectus supplement, other classes of Offered Notes or Offered Certificates, as applicable, offered pursuant to this prospectus will not constitute “mortgage related securities” under SMMEA.  The appropriate characterization of those classes under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase these Offered Notes or Offered Certificates, as applicable, may be subject to significant interpretive uncertainties.

Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any Offered Notes or Offered Certificates, as applicable, as some classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in some instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits provisions that may restrict or prohibit investment in securities that are not “interest bearing” or “income paying,” and with regard to any Offered Notes or Offered Certificates, as applicable, issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

Except as to the status of some classes of Offered Notes or Offered Certificates, as applicable, as “mortgage related securities,” no representation is made as to the proper characterization of the Offered Notes or Offered Certificates, as applicable, for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Notes or Offered Certificates, as applicable, under applicable legal investment restrictions.  The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Notes or Offered Certificates, as applicable) may adversely affect the liquidity of the Offered Notes or Offered Certificates, as applicable.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Notes or Offered Certificates, as applicable, of any class constitute legal investments for them or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

Methods of Distribution

The Notes or Certificates, as applicable, offered by this prospectus and by the supplements to this prospectus will be offered in series.  The distribution of the Notes or Certificates, as applicable, may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor.  If specified in the prospectus supplement, the Notes or Certificates, as applicable, will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Deutsche Bank Securities Inc. (“DBS”) acting as underwriter with other underwriters, if any, named in the underwriting agreement.  In that event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any Notes or Certificates, as applicable, agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor.  In connection with the sale of the Notes or Certificates, as applicable, underwriters may receive compensation from the depositor or from purchasers of the Notes or Certificates, as applicable, in the form of discounts, concessions or commissions.  The prospectus supplement will describe any compensation paid by the depositor.

Alternatively, the prospectus supplement may specify that the Notes or Certificates, as applicable, will be distributed by DBS acting as agent or in some cases as principal with respect to Notes or Certificates, as applicable, that it has previously purchased or agreed to purchase.  If DBS acts as agent in the sale of Notes or Certificates, as applicable, DBS will receive a selling commission for each series of Notes or Certificates, as applicable, depending on market conditions, expressed as a percentage of the total principal balance of the related mortgage loans as of the Cut-off Date.  The exact percentage for each series of Notes or Certificates, as applicable, will be disclosed in the prospectus supplement.  To the extent that DBS elects to purchase Notes or Certificates, as applicable, as principal, DBS may realize losses or profits based upon the difference between its purchase price and the sales price.  The prospectus supplement for any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of Notes or Certificates, as applicable, of that series.

The depositor will indemnify DBS and any underwriters against particular civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments DBS and any underwriters may be required to make in respect of these civil liabilities.

In the ordinary course of business, DBS and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor’s mortgage loans pending the sale of those mortgage loans or interests in those mortgage loans, including the Notes or Certificates, as applicable.  DBS performs management services for the depositor.

The depositor anticipates that the Notes or Certificates, as applicable, will be sold primarily to institutional investors.  Purchasers of Notes or Certificates, as applicable, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Notes or Certificates, as applicable Securityholders should consult with their legal advisors in this regard before any reoffer or sale of Notes or Certificates, as applicable.

As to each series of Notes or Certificates, as applicable, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus.  Any lower rated or unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

Additional Information

The Depositor has filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the Notes or Certificates, as applicable (the “Registration Statement”).  This prospectus, which forms a part of the Registration Statement, omits some of the information contained in the Registration Statement pursuant to the rules and regulations of the Commission.  The Registration Statement and the exhibits to the Registration Statement can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at Regional Offices in the following locations:

•

Chicago Regional Office, 175 West Jackson Boulevard, Suite 900, Chicago, Illinois 60604; and

•

New York Regional Office, 233 Broadway, New York, New York 10279.

Copies of these materials can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

The Commission also maintains a site on the world wide web at “http://www.sec.gov” at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.  The Depositor has filed the Registration Statement, including all exhibits to the Registration Statement, through the EDGAR system and therefore these materials should be available by logging onto the Commission’s web site.  The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

Copies of the most recent Fannie Mae prospectus for Fannie Mae certificates and Fannie Mae’s annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7115). The Depositor did not participate in the preparation of Fannie Mae’s prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac’s most recent Information Statement and Information Statement supplement and any quarterly report made available by Freddie Mac may be obtained by writing or calling the Investor Inquiry Department of Freddie Mac at 8200 Jones Branch Drive, McLean, Virginia 22102 (outside Washington, D.C. metropolitan area, telephone 800-336-3672; within Washington, D.C. metropolitan area, telephone 703-759-8160). The Depositor did not participate in the preparation of Freddie Mac’s Offering Circular, Information Statement or any supplement to the Information Statement or any quarterly report of the Information Statement and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

Incorporation of Certain Documents by Reference

All documents subsequently filed by or on behalf of the trust fund referred to in the prospectus supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of any offering of the Notes or Certificates, as applicable, issued by that trust fund will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The Trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, upon request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates).  Requests for information should be directed to the corporate trust office of the Trustee specified in the prospectus supplement.

Legal Matters

Certain legal matters, including the federal income tax consequences to securityholders of an investment in the Notes or Certificates, as applicable, of a series, will be passed upon for the depositor by McKee Nelson LLP, Washington, D.C., Sidley Austin Brown & Wood LLP, New York, NY and Thacher Proffitt & Wood LLP, New York, NY.

Financial Information

A new trust fund will be formed for each series of Notes or Certificates, as applicable, and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of Notes or Certificates, as applicable.  Accordingly, financial statements for a trust fund will generally not be included in this prospectus or in the prospectus supplement.

Rating

As a condition to the issuance of any class of Offered Notes or Offered Certificates, as applicable, they must not be rated lower than investment grade; that is, they must be rated in one of the four highest rating categories, by a rating agency.

Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans.  These ratings address the structural, legal and issuer-related aspects associated with the Notes or Certificates, as applicable, the nature of the underlying assets and the credit quality of the guarantor, if any.  Ratings on mortgage pass-through certificates, mortgage-backed notes and other asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated.  As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  Each security rating should be evaluated independently of any other security rating.

INDEX OF DEFINED TERMS

1986 Act

1997 Act

90

1998 Policy Statement

118

Accrual Period

136

Accrual Securities

18

Accrued Security Interest

24

Adjustable Rate Assets

27

Agency Securities

3

Agreement

3

ARM Loans

39

Asset Conservation Act

6

Asset Group

77

Asset Seller

25

Available Distribution Amount

3

Balloon Payment Assets

25

Bankruptcy Code

4

Beneficial Owner

74

Bi-weekly Assets

33

Book-Entry Securities

4

Buy Down Assets

25

Buydown Mortgage Loans

3

Buydown Period

21

Capitalized Interest Account

21

Cash Flow Agreement

16

CERCLA

17

Certificates

75

Charter Act

24

Code

12

Collection Account

84

Commission

43

contract borrower

7

contract lender

69

Convertible Assets

69

Cooperative

4

Cooperative Corporation

68

Cooperative Loans

35

Cooperatives

68

Covered Trust

5

CPR

63

Crime Control Act

20

Cut-off Date

80

Definitive Securities

6

Determination Date

25

Distribution Date

25

DTC

18

ERISA

33

Euroclear

127

Euroclear Operator

33

European Depositaries

35

Exchange Act

36

Fannie Mae

34

FDIC

108

FHA

43

Freddie Mac

5

Freddie Mac Act

3

Freddie Mac Certificate Group

13

Garn-St. Germain Act

13

GEM Assets

77

Ginnie Mae

4

GPM Assets

3

Grantor Trust Fund Stripped Bond

4

Grantor Trust Fund Stripped Coupon

117

Home Equity Loans

117

Housing Act

5

HUD

11

Increasing Payment Asset

52

Increasing Payment Assets

4

Indirect Participants

3

Insurance Proceeds

34

Interest Rate

26

Interest Reduction Assets

27

land sale contract

4

Land Sale Contracts

69

Level Payment Assets

5

Liquidation Proceeds

3

Lock-out Date

26

Mortgaged Properties

7

Mortgages

5

Nonrecoverable Advance

5

Notes

30

Offered Securities

24

OID Regulations

25

Participants

85

Partnership Certificate Owners

34

PCBs

121

Permitted Investments

75

Pre-Funded Amount

44

Pre-Funding Account

16

Pre-Funding Period

16

Prepayments Premium

16

Purchase Price

7

RCRA

41

Record Date

76

Regular Securities

25

Regular Securityholder

86

Relief Act

89

REMIC Regulations

80

REMIC Securities

85

REO Property

39

Residual Holders

31

Residual Securities

97

Retained Interest

86

Revolving Credit Line Loans

53

RICO

8

Rules

80

Securities

36

Security Balance

24

Senior Securities

27

Servicemen’s Readjustment Act

24

Servicing Standard

16

Shortfall Amount

47

Single Family Property

117

SPA

5

Special servicer

20

Step-up Rate Assets

56

Strip Securities

4

Stripped Agency Securities

14

Subordinate Securities

24

Subsequent Assets

16

Superliens

75

Taxable Mortgage Pools

86

Terms and Conditions

35

Tiered REMICs

89

Title V

79

Title VIII

79

UCC

34

UST

76

VA

5

VA Guaranty Policy

53

Value

6

Warranting Party

42

Yield Considerations

27

SUBJECT TO COMPLETION, DATED JUNE 24, 2005

PROSPECTUS SUPPLEMENT (to prospectus dated [                  ])

$[          ] (Approximate)

ACE SECURITIES CORP.

[           ] Trust [       ]

Asset Backed Notes

[               ]

Servicer

Consider carefully the risk factors beginning on page S-[  ] of this prospectus supplement and on page [  ] of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the glossary of defined terms beginning on page S-[    ] of this prospectus supplement and on page [    ] of the prospectus.

The notes will represent obligations of the trust only and will not represent interests in or obligations of any other entity.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

The trust will issue the following notes:

Original Class

Interest

Price

Underwriting

Proceeds

Class

Principal Amount(1)

Rate(2)

to Public

Discount

to Depositor

[  ]

$[          ]

[  ]%

$[       ]

[   ]%

$[      ]

______________

(1)

This amount is approximate, as described in this prospectus supplement.

(2)

The interest rate is subject to increase as described in this prospectus supplement.

This prospectus supplement and the accompanying prospectus relate only to the offering of the notes and not to the residual certificate that will be issued by the trust as described in this prospectus supplement.

[Describe assets of trust fund.]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

[Describe underwriting arrangements.]

On or about [             ], delivery of the notes offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Company.

Underwriter:

Deutsche Bank Securities Inc.

The date of this prospectus supplement is  [          ]

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Important Notice About Information Presented in this

Prospectus Supplement and the Accompanying Prospectus:

We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail:  (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes, and (2) this prospectus supplement, which describes the specific terms of your notes.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

____________________________________________________________________

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

____________________________________________________________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following tables of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

Tables of Contents

Prospectus Supplement

Page

Summary of Terms

4

Risk Factors

8

Description of the Trust

12

Description of the Notes

12

[The Insurance Policy

17

Description of the Mortgage Pool

18

Additional Information

25

The Originator

25

The Servicer

25

Description of the Transfer and Servicing Agreements

26

Yield Considerations

32

Material Federal Income Tax Considerations

39

State and Local Income

Tax Considerations

39

ERISA Considerations

39

Legal Investment Considerations

40

Use of Proceeds

40

Underwriting

40

Experts

41

Legal Matters

41

Ratings

41

Glossary of Defined Terms

43

Annex I

1

Prospectus

Page

Description of the Trust Funds

Use of Proceeds

Yield Considerations

The Depositor

Description of the Securities

Description of the Agreements

Description of Credit Support

Certain Legal Aspects of Mortgage Loans

Certain Legal Aspects of the Contracts

Material Federal Income Tax Considerations

State and Other Tax Considerations

Legal Investment

Methods of Distribution

Additional Information

Incorporation of Certain Documents by Reference

Legal Matters

Financial Information

Rating

Index of Defined Terms

Summary of Terms

•

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the notes, it is necessary that you read carefully this entire prospectus supplement and accompanying prospectus.

•

While this summary contains an overview of certain calculations, cash flow priorities, and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•

Whenever we refer to a percentage of some or all of the mortgage loans in the trust, that percentage has been calculated on the basis of the total principal balance of those mortgage loans as of [                ], unless we specify otherwise.  We explain in this prospectus supplement under “Description of the Notes — Related Definitions” how the principal balance of a mortgage loan is determined.  Whenever we refer in this Summary of Terms or in the Risk Factors section of this prospectus supplement to the total principal balance of any mortgage loans, we mean the total of their principal balances determined by that method, unless we specify otherwise.

The Offered Notes

ACE Securities Corp.  [          ] Trust [        ] is offering the Class [    ] Asset Backed Notes as part of Series [     ].  The notes will be issued in book-entry form.

See “Description of the Notes — General” in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of the notes.

The notes will represent obligations of the trust and will be secured by the assets of the trust, which consist primarily of [describe assets of the trust.]

The notes will have an approximate total initial principal amount of $[                ].  Any difference between the total principal amount of the notes on the date they are issued and the approximate total principal amount of the notes on the date of this prospectus supplement will not exceed 5%.

Payments on the Notes

Principal and interest on the notes will be payable on the [25]th day of each month, beginning in [                ].  However, if the [25]th day is not a business day, payments will be made on the next business day after the [25]th day of the month.

Interest Payments

Interest will accrue on the notes at the annual rate described in this prospectus supplement.

See “Description of the Notes — Payments — Payments of Interest” in this prospectus supplement.

Principal Payments

The amount of principal payable on the notes will be determined by (1) funds actually received on the mortgage loans that are available to make payments on the notes, (2) the amount of interest received on the mortgage loans that is used to pay principal on the notes, calculated as described in this prospectus supplement, (3) [the amount of principal received on the mortgage loans that is released to the residual certificate, calculated as described in this prospectus supplement,] and (4) [              ].  Funds actually received on the mortgage loans may consist of expected, scheduled payments, and unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

We explain how principal is paid on the notes under “Description of the Notes — Payments — Payments of Principal” in this prospectus supplement.

The last possible day on which the principal of the notes could become payable in full is [               ] and is referred to as the maturity date.  The notes could be paid in full before the maturity date.

Limited Recourse

The only source of cash available to make interest and principal payments on the notes will be the assets of the trust.  The trust will have no other source of cash and no entity other than the trust will be required or expected to make any payments on the notes.

Enhancement of Likelihood of Payment on the Notes

[Describe any applicable financial guaranty insurance policy or guarantee.]

[Subordination of Payments

No amounts will be paid to the holder of the residual certificate on any distribution date until all amounts due to the notes on that date have been paid and overcollateralization has reached the required level.]

[Overcollateralization

On the closing date, the total principal balance of the mortgage loans is expected to exceed the total principal amount of the notes by approximately [    ]%.  This condition is referred to as “overcollateralization.”  Any interest received on the mortgage loans in excess of the amount needed to pay interest on the notes and some expenses and fees of the trust will be used to reduce the total principal amount of the notes to a level set by [    ], until the mortgage loans have a total principal balance that exceeds the total outstanding principal amount of the notes by the amount required by [    ].  We cannot assure you that sufficient interest will be generated by the mortgage loans to increase overcollateralization to the level required by [    ], or to maintain it at that level.

See “Description of the Notes — Overcollateralization” in this prospectus supplement.]

The Mortgage Loans

On the closing date, which is expected to be on or about [             ], the assets of the trust will consist primarily of [describe mortgage loans.]

[Description of pre-funding account and additional mortgage loans as applicable.]

See “Description of the Mortgage Pool” in this prospectus supplement for a general description of the mortgage loans and “The Originator” in this prospectus supplement for a description of the underwriting guidelines applied in originating the mortgage loans.

[The Pre-Funding Account

On the closing date, approximately $[         ] will be deposited by [        ] in a pre-funding account maintained by [          ].  It is intended that additional mortgage loans will be sold to the trust by the depositor from time to time, from [       ] until [       ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional mortgage loans as applicable.]

See “Description of the Notes — Pre-Funding Account” in this prospectus supplement.]

Servicing of the Mortgage Loans

The mortgage loans will be serviced by [                ].

See “The Servicer” and “Description of the Transfer and Servicing Agreements” in this prospectus supplement.

Optional Purchase of Mortgage Loans

[              ] will have the option to purchase all of the mortgage loans and the other assets of the trust, after the total principal balance of the mortgage loans declines to less than [    ]% of their initial total principal balance; if [          ] does not exercise that option, [    ] may purchase the mortgage loans and other assets of the trust.

If the mortgage loans and other assets are purchased, the noteholders will be paid accrued interest, and principal equal to the outstanding principal amount of the notes.

See “Description of the Notes — Optional Redemption” in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans.

Tax Status

McKee Nelson LLP, special federal tax counsel, will deliver an opinion of counsel that for federal income tax purposes, the notes will be treated as indebtedness and the trust will not be an association, or publicly traded partnership, taxable as a corporation or a taxable mortgage pool.

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA Considerations

The Notes may be acquired by employee benefit plans and other retirement arrangements subject to certain conditions.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[The notes will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

There are other restrictions on the ability of some types of investors to purchase the notes that prospective investors should consider.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Notes

The notes will initially be rated “[   ]” by [Rating Agency], and “[    ]” by [Rating Agency].

These ratings are not recommendations to buy, sell or hold these notes.  A rating may be changed or withdrawn at any time by the assigning rating agency.

•

The ratings do not address the possibility that, as a result of principal prepayments, the yield on your notes may be lower than anticipated.

See “Ratings” in this prospectus supplement for a more complete discussion of the note ratings.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the notes.  You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

Unpredictability and Effect of Prepayments

Borrowers may prepay their mortgage loans in whole or in part at any time; however, approximately [    ] of the mortgage loans require the payment of a prepayment penalty in connection with any voluntary prepayment during [                       ].  The prepayment penalties may be waived by the servicer.  A prepayment of a mortgage loan will usually result in a prepayment on the notes.

· If you purchase your notes at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.
· If you purchase your notes at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

The rate at which defaults and losses occur on the mortgage loans will affect the rate of payment of principal on the notes.  We encourage you to review the information in this prospectus supplement about the underwriting guidelines applied in originating the mortgage loans, the credit quality of the mortgage loans and the collateral for the mortgage loans.

See “Yield Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

[The prepayment experience of the mortgage loans may differ significantly from that of first lien residential mortgage loans, or junior lien mortgage loans with a principal balance lower than the value of the related property.]

[Effect of Creation and Maintenance of Overcollateralization on Payments of Principal on the Notes

We describe in this prospectus supplement the underwriting guidelines used in originating the mortgage loans, the collateral for the mortgage loans and the servicing of the mortgage loans.  These and other factors will affect the rate of defaults and losses on the mortgage loans, which in turn will affect the rate at which overcollateralization is created or maintained.  When overcollateralization is less than the level required by [    ], a portion of interest collections on the mortgage loans will be used to make principal payments on the notes.  This will accelerate the rate at which you receive payments of principal.  When overcollateralization is greater than the level required by [    ], a portion of principal collections on the mortgage loans will be released to the residual certificate.  This will slow the rate at which you receive payments of principal.]

Geographic Concentration of Mortgage loans

Approximately [    ]% of the mortgage loans expected to be in the trust on the closing date are secured by properties in [California].  The rate of delinquencies and defaults, and therefore the rate of prepayments, on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in one state because the following conditions in [California] will have a disproportionate impact on the mortgage loans in general:

· Weak economic conditions in [California] (which may or may not affect real property values) may affect the ability of borrowers to repay their mortgage loans on time;
· Declines in the [California] residential real estate market may reduce the values of properties located in [California], which would result in an increase in the combined loan-to-value ratios;

·

Properties in [California] may be more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as earthquakes, as well as floods, mudslides and other natural disasters; and

·

Any increase in the market value of properties located in [California] would reduce the combined loan-to-value ratios of the mortgage loans and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of those mortgage loans.

For additional information regarding the geographic distribution of the mortgage loans in the trust, see the applicable table under “Description of the Mortgage Pool” in this prospectus supplement.
[Some of the Loans in the Mortgage Pool Are More Likely to Default Than Others, And Higher Than Expected Defaults On These Loans could Reduce the Yield On Your Notes

The payment schedules for most of the mortgage loans in the pool require the borrower to pay off the principal balance of the loan gradually over the life of the loan.  Some of the mortgage loans in the pool, however, have payment schedules under which the borrowers makes relatively small payments of principal over the life of the loan, and then must make a large final payment at maturity that pays off the entire principal balance outstanding.  This final payment is usually much larger than the previous monthly payments.  Because the borrower’s ability to make this final payment usually depends on the ability to refinance the loan or sell the underlying property, the risk of default is greater than on other types of loans.  High rates of default on these types of loans in the pool will result in greater losses on your notes.

The ability of a borrower to refinance the type of loan described above or sell the mortgaged property will depend upon a number of factors, including:

·

the level of mortgage interest rates;

·

the borrower’s equity in the mortgage property;

·

general economic conditions; and

·

the availability of credit.

We cannot predict how these factors will affect the default rate of these mortgage loans in the pool.  You should refer to “Description of the Mortgage Pool” for information on the percentage of loans in the mortgage pool that consists of these loans.]

[Effect of Lack of Primary Mortgage Insurance on the Notes

Approximately [    ]% of the mortgage loans have loan-to-value ratios greater than [    ]%.  None of the mortgage loans are covered by a primary mortgage insurance policy.  If borrowers default on their mortgage loans, there is a greater likelihood of losses than if the loans were insured.  We cannot assure you that the applicable credit enhancement will be adequate to cover those losses.

See “Description of the Notes” in this prospectus supplement.]
Real Estate Market May Affect Performance of Mortgage Loans

A decline in the real estate values or in economic conditions generally could increase the rates of delinquencies, foreclosures and losses on the mortgage loans to a level that is significantly higher than those experienced currently; and no assurance can be given that values of the properties securing the mortgage loans will not decline since the date of origination of the mortgage loan.  If the credit enhancement described in this prospectus supplement is not enough to protect your notes from these losses, the yield on your notes may be reduced.

[Early Principal Payment From Cash Remaining in Pre-Funding Account

If the cash in the pre-funding account on the closing date is not used to acquire additional mortgage loans by [               ], then that cash will be [paid to you on a proportionate basis with the other noteholders in reduction of the principal balance of your notes.]  If the amount of that cash is substantial, you will receive a significant unexpected early payment of principal in (or before) [            ].  We cannot assure you that you will be able to reinvest that money in another investment with a comparable yield.]

You Will Not Receive Physical Notes, Which Can Cause Delays In Distributions and Hamper Your Ability to Pledge or Resell Your Notes

Your ownership of the notes will be registered electronically with DTC.  The lack of physical notes could:

·

result in payment delays on the notes because the indenture trustee will be sending distributions on the notes to DTC instead of directly to you;

·

make it difficult for you to pledge your notes if physical notes are required by the party demanding the pledge; and

·

could hinder your ability to resell the notes because some investors may be unwilling to buy notes that are not in physical form.

See “Description of the Notes — Book-Entry Registration” in this prospectus supplement.
Limited Ability to Resell Notes

The underwriter is not required to assist in resales of the notes, although it may do so.  A secondary market for the notes may not develop.  If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.  The certificates will not be listed on any securities exchange.

[Additional risk factors to be provided as applicable.]

Description of the Trust

General

ACE Securities Corp. [          ] Trust [       ] (the “Trust” or the “Issuer”) will be a [statutory business trust] [common law trust] formed under the laws of [           ] pursuant to an amended and restated Trust Agreement (the “Trust Agreement”) dated as of [            ] (the “Cut-off Date”) between ACE Securities Corp. as depositor (the “Depositor”) and [                    ] as owner trustee (the “Owner Trustee”), for the transactions described in this prospectus supplement.  The Trust will not engage in any activity other than acquiring, holding and managing the Mortgage Loans (as defined in this prospectus supplement) and the other assets of the Trust and proceeds from the Mortgage Loans and other assets, issuing the Securities (as defined in this prospectus supplement), making payments on the Securities, and engaging in related activities.

On or about [             ] (the “Closing Date”), the Trust will purchase the Mortgage Loans from the Depositor pursuant to a Sale and Servicing Agreement (as amended and supplemented from time to time, the “Sale and Servicing Agreement”) dated as of the Cut-off Date, among the Trust, the Depositor, the Servicer and [                     ], as indenture trustee (the “Indenture Trustee”).

The Trust’s principal offices are located in [                                      ].

The Owner Trustee

[                         ] will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement.  [                       ] is a [          ] banking corporation and its principal offices are located at [                               ].  The compensation of the Owner Trustee will be paid by [                                       ].

The Residual Certificate

The equity interest in the Trust will be represented by a residual interest certificate (the “Residual Certificate”).

The holder of the Residual Certificate (the “Residual Certificateholder,” and together with the Noteholders (as defined in this prospectus supplement), the “Securityholders”) will be entitled to receive [to be described as applicable].

Description of the Notes

General

The Trust will issue the Class [   ] Notes (the “Notes”) pursuant to an Indenture dated as of the Cut-off Date (the “Indenture”) between the Issuer and the Indenture Trustee.  The Trust will also issue the Residual Certificate pursuant to the Trust Agreement.  The Notes and the Residual Certificate are referred to in this prospectus supplement as the “Securities.”  Only the Notes are offered by this prospectus supplement.  The Notes will be secured by the Trust Estate (as defined below) pursuant to the Indenture.

The “Trust Estate” will consist primarily of [describe as applicable].

The Notes will be issued in the approximate initial total principal amount specified on the cover page of this prospectus supplement (the “Original Class Principal Amount”).  The total principal amount of the Notes outstanding at any time is referred to in this prospectus supplement as the “Class Principal Amount.”  The Residual Certificate will be issued without a principal amount or interest rate, and will be entitled only to the amounts that are described in this prospectus supplement.  The Original Class Principal Amount of the Notes may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined in this prospectus supplement) of the Mortgage Loans is increased or decreased as described under “Description of the Mortgage Pool” in this prospectus supplement.

Payments on the Notes will be made on the [25th] day of each month or, if the [25th] day is not a Business Day, on the next succeeding Business Day, commencing in [                 ] (each, a “Distribution Date”), to holders of Notes (“Noteholders”) of record on the applicable Record Date.  The “Record Date” for each Distribution Date will be the close of business on the last Business Day of the calendar month immediately before the month in which that Distribution Date occurs.

•

A “Business Day” is generally any day other than a Saturday or Sunday or a day on which banks in [New York] are closed.

Payments on the Notes will be made to each registered holder entitled to these payments, either (1) by check mailed to the Noteholder’s address as it appears on the books of the Indenture Trustee, or (2) at the request, submitted to the Indenture Trustee in writing not later than the related Record Date, of any Noteholder (at the Noteholder’s expense) in immediately available funds; provided, that the final payment for any Note will be made only upon presentation and surrender of the Note at the Corporate Trust Office (as defined in this prospectus supplement) of the Indenture Trustee or the office of the Note Registrar (as defined in this prospectus supplement).  See “— The Indenture Trustee” in this prospectus supplement.

[Pre-Funding Account

On the Closing Date approximately $[                   ] (the “Pre-Funded Amount”) will be deposited in an account (the “Pre-Funding Account”) maintained by [               ].  During the period (the “Pre-Funding Period”) from [          ] until [              ], the Pre-Funding Amount will be maintained in the Pre-Funding Account.  The Pre-Funded Amount will be reduced during the Pre-Funding Period by the amount of Subsequent Mortgage Loans (as defined in this prospectus supplement) purchased by the Trust in accordance with the [Sale and Servicing Agreement].  During the Pre-Funding Period, the Pre-Funded Amount will be used only to purchase Subsequent Mortgage Loans.  Immediately following the Pre-Funding Period, any Pre-Funded Amount remaining will be distributed to [to be provided as applicable].

Amounts on deposit in the Pre-Funding Account will be invested in [to be provided as applicable] and all investment earnings on amounts on deposit in the Pre-Funding Account will be distributed to [to be provided as applicable] following the Pre-Funding Period.]

Book-Entry Registration

General.  The Notes (the “Book-Entry Notes”)  will be issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) in the United States [, or through Clearstream Banking, société anonyme (“Clearstream Luxembourg”) or the Euroclear System (“Euroclear”) in Europe] and through [its/their] participating organizations (each, a “Participant”).  The  Book-Entry Notes will be issued in minimum denominations in principal amount of $25,000 and integral multiples of $1 in excess of $25,000.

Each Class of  Book-Entry Notes will be represented by one or more certificates registered in the name of the nominee of DTC.  ACE Securities Corp. (the “Depositor”) has been informed by DTC that DTC’s nominee will be Cede & Co.  [Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.]  No person acquiring an interest in a  Book-Entry Note (each, a “Beneficial Owner”) will be entitled to receive a certificate representing an interest (a “Definitive Note”), except as set forth below under “— Definitive Notes” and in the prospectus under “Description of the Securities — Book-Entry Registration and Definitive Securities — Definitive Securities.”

Unless and until Definitive Notes are issued, it is anticipated that:

•

the only “Noteholder” of the Notes will be Cede & Co., as nominee of DTC, and Beneficial Owners will not be Noteholders as that term is used in the Indenture.

•

Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Notes from the Indenture Trustee through DTC [, Clearstream Luxembourg or Euroclear, as applicable,] and [its/their] Participants.

•

while the Notes are outstanding, under the rules, regulations and procedures creating and affecting DTC [Clearstream Luxembourg and Euroclear] and [its/their] operations, DTC [Clearstream Luxembourg and Euroclear] [is/are] required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit distributions of principal of, and interest on, the Notes.  Participants and indirect participants with whom Beneficial Owners have accounts with respect to Notes are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners.  Accordingly, although Beneficial Owners will not possess certificates, DTC [Clearstream Luxembourg and Euroclear] [has/have] in place a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

None of the Depositor, [             ] (“[   ]’), the Servicer , the Owner Trustee or the Indenture Trustee [or additional parties] (as those terms are defined in this prospectus supplement) will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the  Book-Entry Notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

For a more complete description of book-entry registration and clearance and the rules and regulations governing DTC [,Clearstream Luxembourg and Euroclear], see “Description of the Securities — Book-Entry Registration and Definitive Securities” in the prospectus”.

Definitive Notes.  Definitive Notes will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under “ Description of the Securities — Book-Entry Registration and Definitive Securities — Definitive Securities.”  Upon the occurrence of an event described in that section, the Trustee is required to direct DTC to notify Participants who have ownership of  Book-Entry Notes as indicated on the records of DTC of the availability of Definitive Notes for their  Book-Entry Notes.  Upon surrender by DTC of the Definitive Notes representing the  Book-Entry Notes and upon receipt of instructions from DTC for re-registration, the Trustee will re-issue the  Book-Entry Notes as Definitive Notes in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of the Definitive Notes as Noteholders under the Indenture and the Sale and Servicing Agreement.

Payments

Payments on the Notes on each Distribution Date will be made from the Available Collection Amount.  The Available Collection Amount will be determined as [to be provided as applicable.]

•

With respect to each Distribution Date, the “Due Period” is the calendar month immediately before that Distribution Date.

Payments of Interest.  Interest on the Class Principal Amount of the Notes will accrue during each Accrual Period (as defined in this prospectus supplement) at the interest rate specified on the front cover of this prospectus supplement (the “Interest Rate”) and will be payable to Noteholders on each Distribution Date, starting in [                     ].  [If the Residual Certificateholder does not exercise its option to purchase the Mortgage Loans and the other assets of the Trust when it is first entitled to do so, as described under “—Optional Redemption” in this prospectus supplement, then with respect to each succeeding Distribution Date the Interest Rate will be increased [to be provided as applicable.]]  See “— Optional Redemption” in this prospectus supplement.  Interest on the Notes will be calculated on the basis of a 360-day year of twelve 30-day months.

•

The “Accrual Period” for the Notes will be the calendar month immediately preceding the month in which the related Distribution Date occurs.

Payments of interest on the Notes will be made from [to be provided as applicable].

Payments of Principal.  Principal payments will be made to Noteholders on each Distribution Date in an amount generally equal to [to be provided as applicable].

•

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of [to be provided as applicable].

Payment Priorities

On each Distribution Date, the Available Funds will be applied in the following order of priority:

[to be provided as applicable.]

Overcollateralization

On the Closing Date the Cut-off Date Balance is expected to exceed the Original Class Principal Amount of the Notes by approximately $[             ].  The weighted average Net Mortgage Loan Rate (as defined below) of the Mortgage Loans is generally expected to be higher than the Interest Rate of the Notes, thus generating excess interest collections.  To the extent described in this prospectus supplement, Excess Spread will be applied on any Distribution Date as [to be provided as applicable].

•

The “Net Mortgage Loan Rate” for any Mortgage Loan equals [to be provided as applicable].

Maturity Date

The Class Principal Amount of the Notes and all interest accrued and unpaid on the Notes will be payable in full on [             ] (the “Maturity Date”).  See “—Rights of Noteholders Upon Occurrence of an Event of Default” below.  The actual final Distribution Date for the Notes could be substantially earlier than the Maturity Date.

Reports to Noteholders

On each Distribution Date the Indenture Trustee will make available to each Noteholder a statement containing the following information:

•

the amount of principal distributed on that date to Noteholders;

•

the amount of interest distributed on that date to Noteholders;

•

the amount of any outstanding Noteholders’ Interest Carryforward Amount for the Notes after distributions on that date;

•

the Class Principal Amount of the Notes after distributions on that date;

•

the amount of the Servicing Fees paid with respect to that date;

•

the Total Loan Balance as of the related Distribution Date;

•

the number and total Principal Balance of Mortgage Loans (1) remaining outstanding, (2) delinquent by one, two, three or four or more monthly payments, (3) in foreclosure, and (4) with respect to REO Property;

•

any amount distributed to the holder of the Residual Certificate; and

•

other information to the extent provided in the Sale and Servicing Agreement.

Optional Redemption

On any Distribution Date after the date on which the Total Loan Balance is less than [  ]% of the Cut-off Date Balance, [                     ] will (subject to the terms of the Sale and Servicing Agreement) have the option to purchase the Mortgage Loans, any REO Property and any other assets of the Trust for the Termination Price.  If [               ] does not exercise that option, [    ] will then have the same purchase option.  If either purchase option is exercised, the Notes will be redeemed and the Residual Certificate and the Trust will be terminated (this event, an “Optional Redemption”).

If the Residual Certificateholder does not exercise its option as described above when it is first entitled to do so, the Interest Rate of the Notes will be increased as described under “— Payments of Interest” in this prospectus supplement.

Rights of Noteholders Upon Occurrence of Event of Default

Under the Indenture, a failure to pay the full amount of the Noteholders’ Interest Distribution Amount within five days of the Distribution Date on which that payment is due (without regard to the amount of Available Funds) or failure to pay the entire outstanding principal amount of the Notes on the Maturity Date, will constitute an event of default (an “Event of Default”).

Upon the occurrence of an Event of Default, the holders of Notes evidencing more than [  ]% of the Class Principal Amount of the Notes then outstanding may exercise their remedies under the Indenture.  These remedies include [to be provided as applicable].  See “Description of the Agreements — Material Terms of the Indenture” in the prospectus.

The Indenture Trustee

[                   ], a [                              ], will be the Indenture Trustee under the Indenture.  The Indenture Trustee will be entitled to [describe applicable fees of the indenture trustee].  The Indenture Trustee’s “Corporate Trust Office” is located at [                                           ], or any address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Depositor and the Servicer.

[The Insurance Policy

The following information has been provided by [      ] (the “Insurer”) for inclusion in this prospectus supplement.  Neither the Depositor nor the Underwriter makes any representation as to the accuracy or completeness of this information.

The Insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding the Note Guaranty Insurance Policy (the “Insurance Policy”) and the Insurer set forth below under this heading “The Insurance Policy.”  Additionally, the Insurer makes no representation regarding the Notes or the advisability of investing in the Notes.

The Insurer

[To be provided as applicable.]

Insurer Financial Information

[To be provided as applicable.]

Where You Can Obtain Additional Information About the Insurer

[To be provided as applicable.]

Financial Strength Ratings of the Insurer

[To be provided as applicable.]

The Insurance Policy

[To be provided as applicable.]]

Description of the Mortgage Pool

General

The Mortgage Pool will consist of approximately [     ] Mortgage Loans with original terms to maturity of not more than [thirty] years, having a total Principal Balance as of the Cut-off Date of approximately $[           ] (the “Cut-off Date Balance”).  The Mortgage Loans are secured by [to be provided as applicable] (“Mortgages”).  All of the Mortgage Loans will be [description of Mortgage Loans.]

Generally, the Mortgage Loans were originated or acquired by the Originator (as defined in this prospectus supplement) in one of the following ways:

•

[to be provided as applicable].

For a description of the underwriting criteria applicable to the Mortgage Loans, see “The Originator — Underwriting Criteria” in this prospectus supplement.

The Servicer will be required to service the Mortgage Loans pursuant to the Sale and Servicing Agreement and will be compensated for these services as described under “Description of the Transfer and Servicing Agreements — Servicing” in this prospectus supplement.

Payments on the Mortgage Loans

[To be provided as applicable.]

Characteristics of the Mortgage Loans

The Mortgage Loans are expected to have the following approximate total characteristics as of the Cut-off Date.  Prior to the issuance of the Notes, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems removal necessary or appropriate.  In addition, a limited number of other home loans may be included in the Mortgage Pool prior to the issuance of the Notes.

Wherever reference is made in this prospectus supplement to a percentage of some or all of the Mortgage Loans, the percentage is determined (unless otherwise specified) on the basis of the total principal balance of the related Mortgage Loans as of the Cut-off Date.

Approximately [    ] of the Mortgage Loans provide for payment by the borrower of a prepayment premium in connection with full or partial prepayments of principal within [three to five years] of the date of origination of the loan, generally equal to [to be provided as applicable].

The Mortgage Loan Rates of the Mortgage Loans range from approximately [       ]% annually to [       ]% annually.  The weighted average Mortgage Loan Rate of the Mortgage Loans is approximately [       ]% annually.

The Principal Balances of the Mortgage Loans range from approximately $[  ] to $[     ].  The Mortgage Loans have an average Principal Balance of approximately $[     ].

The weighted average Combined Loan-to-Value Ratio at origination of the Mortgage Loans is approximately [    ]%.

No more than approximately [       ]% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

The following tables set forth as of the Cut-off Date the number, total Principal Balance and percentage of the Mortgage Loans having the stated characteristics shown in the tables in each range.  (The sum of the amounts of the total Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

Cut-Off Date Principal Balances

Percentage of
Mortgage Loans
Range of	Number of	Total	by Total
Principal Balances ($)	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

The average Cut-off Date Principal Balance is approximately $[     ].

Loan-to-Value Ratios

Percentage of
Mortgage Loans
Range of Original	Number of	Total	by Total
Loan-to-Value Ratios (%)	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

The weighted average original Loan-to-Value Ratio is approximately [    ]%.

Mortgage Rates

Percentage of
Mortgage Loans
Range of	Number of	Total	by Total
Mortgage Rates (%)	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

_________

*

Reflects current Mortgage Rates of Adjustable Rate Mortgage Loans.

The weighted average Mortgage Rate is approximately [   ]% per annum.

Loan Types

Percentage of
Mortgage Loans
	Number of	Total	by Total
Loan Type	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

Original Terms to Maturity

Percentage of
Mortgage Loans
Range of	Number of	Total	by Total
Maturities (months)	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

The weighted average original term to maturity is approximately [    ] months.

Remaining Terms to Maturity

Percentage of
Mortgage Loans
Remaining Term to	Number of	Total	by Total
Maturity (months)	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total		$100.00%

The weighted average remaining term to maturity of the fully amortizing Mortgage Loans is approximately [    ] months.

Geographic Distribution

Percentage of
Mortgage Loans
	Number of	Total	by Total
State	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

Property Types

Percentage of
Mortgage Loans
	Number of	Total	by Total
Property Type	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

Loan Purposes

Percentage of
Mortgage Loans
	Number of	Total	by Total
Loan Purpose	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

Occupancy Status

Percentage of
Mortgage Loans
	Number of	Total	by Total
Occupancy Status	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

Documentation Types

Percentage of
Mortgage Loans
	Number of	Total	by Total
Documentation Type	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

Credit Grades

Percentage of
Mortgage Loans
	Number of	Total	by Total
Credit Grade	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

Prepayment Penalties

Percentage of
Mortgage Loans
	Number of	Total	by Total
Prepayment Penalty	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%
[Subsequent Mortgage Loans

The obligation of the Trust to purchase additional Mortgage Loans (the “Subsequent Mortgage Loans”) on [any] date, as specified in the [Sale and Servicing Agreement] (each, a “Subsequent Transfer Date”) will be subject to the Subsequent Mortgage Loans meeting the following criteria: [to be provided as applicable].  These criteria will be based on the characteristics of the Subsequent Mortgage Loans on the related Subsequent Transfer Date.

The characteristics of Subsequent Mortgage Loans may vary significantly from time to time, subject to the requirements described above, and may bear no particular relationship to the characteristics of the initial Mortgage Loans at any time.  It is expected that a substantial portion of the Subsequent Mortgage Loans will be [to be provided as applicable.]]

Additional Information

The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date.  A Current Report on Form 8-K will be available to purchasers of the Notes and will be filed, together with the Sale and Servicing Agreement, the Indenture and the Trust Agreement, with the Securities and Exchange Commission (the “SEC”) within fifteen days after the initial issuance of the Notes.  In the event that Mortgage Loans are removed from or added to the Mortgage Pool as described in this prospectus supplement under “Description of the Mortgage Pool,” the removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

The Originator

General

[Describe the Originator.]

Underwriting Criteria

The information contained in this prospectus supplement regarding the Originator’s underwriting requirements and practices was obtained from publicly available information regarding asset-backed notes secured by loans made by the Originator that are similar to the Mortgage Loans and not from the Originator directly.  As a result, there can be no assurance that the Mortgage Loans were originated, in whole or in part, in accordance with these underwriting requirements and practices, or that these underwriting requirements and practices were in effect when the Mortgage Loans were originated.

[Describe Originator’s underwriting guidelines.]

The Servicer

The following information has been provided by the Servicer.  Neither the Depositor nor the Underwriter makes any representation as to the accuracy or completeness of this information.

General

[                                    ] (the “Servicer”) will service the Mortgage Loans pursuant to the terms of the Sale and Servicing Agreement.

[Description of the servicer.]

Description of the Transfer and Servicing Agreements

The following summary describes terms of the Sale and Servicing Agreement, the Indenture, the Trust Agreement, and the Administration Agreement (collectively, the “Transfer and Servicing Agreements”).  The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.  The following summary supplements, and to the extent inconsistent, replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements under the headings “Description of the Agreements” in the prospectus.

Sale and Assignment of the Mortgage Loans

On the Closing Date, [    ] will sell the Mortgage Loans (other than the right to receive some of the charges payable by borrowers) to the Depositor, and the Depositor will sell the Mortgage Loans (other than those amounts) to the Trust.  The Trust will, concurrently, deliver or cause to be delivered the Securities to the Depositor.  The Trust will pledge and assign the Mortgage Loans to the Indenture Trustee in exchange for the Notes.  Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Sale and Servicing Agreement (the “Mortgage Loan Schedule”).

[In addition, the Depositor will, as to each Mortgage Loan, deliver to a custodian appointed by the Indenture Trustee (the “Custodian”) the following documents (together, with respect to each Mortgage Loan, a “Mortgage Loan File”):

•

the related Note endorsed to the order of the Indenture Trustee, or in blank, without recourse,

•

any assumption and modification agreements and the Mortgage with evidence of recording indicated on the Mortgage (except for any Mortgage not returned from the public recording office),

•

an assignment of the Mortgage in the name of the Indenture Trustee, or in blank, in recordable form, and

•

any intervening assignments of the Mortgage.]

Assignments of the Mortgages to the Indenture Trustee will be recorded following the Closing Date in the real property records of the states in which the related Mortgaged Properties are located to protect the Indenture Trustee’s interest in the Mortgage Loans against the claims of creditors of [    ] or subsequent purchasers.  In the event that, with respect to any Mortgage Loan, the Depositor cannot deliver the assignment with evidence of recording on the Mortgage Loan concurrently with the conveyance of the Mortgage Loan under the Sale and Servicing Agreement because they have not yet been returned by the public recording office, the Depositor will deliver or cause to be delivered to the Custodian a certified true photocopy of the assignment.  The Depositor will deliver or cause to be delivered to the Custodian any assignment with evidence of recording indicated on the assignment upon receipt of the assignment from the public recording office.  The Custodian will review (or cause to be reviewed) each Mortgage Loan File within ninety days after the conveyance of the related Mortgage Loan to the Trust to ascertain that all required documents have been executed and received.

Under the terms of the agreement (the “Mortgage Loan Sale Agreement”) pursuant to which the Depositor will purchase the Mortgage Loans from [    ], and of the Sale and Servicing Agreement, the Custodian will conduct an initial review of the Mortgage Loan documents and will notify the Depositor and [    ] as to each Mortgage Loan document that either has not yet been delivered to the Depositor as required or appears to be not properly executed, not in conformity with the description of the Mortgage Loan on the Mortgage Loan schedule or otherwise defective.  If any Mortgage Loan document is not delivered or any material defect in a document is not cured within the time period specified in the Mortgage Loan Sale Agreement, [    ] will be required to repurchase the affected Mortgage Loan for a price equal to the unpaid principal balance of the Mortgage Loan plus accrued interest on the Mortgage Loan (the “Repurchase Price”) or, in some circumstances, to substitute another Mortgage Loan that satisfies the requirements specified in the Sale and Servicing Agreement.

[    ] will make to the Depositor under the Mortgage Loan Sale Agreement representations and warranties that include representations and warranties similar to those summarized in the prospectus under the heading “Description of the Agreements — Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements — Representations and Warranties; Repurchases.”  The Depositor’s rights under these representations and warranties will be assigned to the Indenture Trustee for the benefit of the Noteholders.  In the event of a breach of any of these representations or warranties that materially and adversely affects the value of any Mortgage Loan or the interests of the Noteholders, [    ] will be obligated, within 60 days following its discovery of a breach or receipt of notice of a breach, to cure the breach or purchase the affected Mortgage Loan from the Trust for the Repurchase Price or, in some circumstances, to substitute another Mortgage Loan.

No assurance can be given that, at any particular time, [    ] will be capable, financially or otherwise, of repurchasing defective Mortgage Loans or substituting additional Mortgage Loans for defective Mortgage Loans.

Trust Fees and Expenses

The Servicer is entitled to the Servicing Fee and reimbursement for specific expenses as described under “— Servicing Compensation and Payment of Expenses” below.  The fees and expenses of the Indenture Trustee, the Owner Trustee and the Custodian will be paid by [         ].

Voting Rights

Voting rights of Securityholders under the Transfer and Servicing Agreements will be allocated among the Notes and the Residual Certificate as provided in the Transfer and Servicing Agreements.

General Servicing Provisions

The Mortgage Loans will be serviced by the Servicer in accordance with the provisions of the Sale and Servicing Agreement.

[Describe servicing provisions as applicable.]

No Delinquency Advances

In the event of a delinquency or default with respect to a Mortgage Loan, neither the Servicer nor any Subservicer (as defined below) will have any obligation to advance scheduled monthly payments of principal or interest with respect to the Mortgage Loan.

Servicing Advances

The Servicer or any Subservicer will make reasonable and customary expense advances with respect to the Mortgage Loans (each, a “Servicing Advance”) and will be entitled to reimbursement for Servicing Advances as described in this prospectus supplement.  Servicing Advances may include costs and expenses advanced for the preservation, restoration and protection of any Mortgaged Property, including advances to pay delinquent real estate taxes and assessments.  Any Servicing Advances by the Servicer or any Subservicer will be reimbursable from late collections on the related Mortgage Loan, or with respect to any Liquidated Mortgage Loan from the related Liquidation Proceeds.  Servicing Advances remaining outstanding will be reimbursed, to the extent of Available Funds, as described under “Description of the Notes — Payment Priorities.”

Insurance Coverage

The Servicer is required to obtain and thereafter maintain in effect a bond or similar form of insurance coverage (which may provide blanket coverage) insuring against loss occasioned by the errors and omissions of its officers and employees.

Evidence as to Compliance

The Sale and Servicing Agreement will provide that each year a firm of independent accountants will furnish a statement to the Indenture Trustee to the effect that the firm has examined the necessary documents and records relating to the servicing of home loans by the Servicer and that, on the basis of that examination, the firm is of the opinion that the servicing has been conducted in accordance with applicable accounting standards, except for those exceptions that the firm believes to be immaterial and those exceptions set forth in the statement.

Servicing Compensation and Payment of Expenses

The Servicer will be paid a monthly fee (the “Servicing Fee”) with respect to each Mortgage Loan calculated at [     ]% annually (the “Servicing Fee Rate”) on the outstanding principal balance of each Mortgage Loan.  No Servicing Fee will be payable on a Liquidated Mortgage Loan unless the Servicer determines that additional collection efforts are warranted with respect to that Mortgage Loan.  The Servicer will be entitled to reimbursement from collections on the Mortgage Loans for some of its expenses before any amounts are paid to Noteholders.

Subservicing

The Servicer will be prohibited from assigning the responsibility for servicing the Mortgage Loans, except as permitted by the Sale and Servicing Agreement, but it may employ one or more subservicers (“Subservicers”) as provided under the Sale and Servicing Agreement.  If the Servicer chooses to employ Subservicers, the Servicer will remain liable for fulfillment of its obligations under the Sale and Servicing Agreement, and will be considered to have itself received any payment received by a Subservicer whether or not the Subservicer actually remits that payment.

Resignation or Removal of the Servicer

The Servicer will agree in the Sale and Servicing Agreement not to resign except with the consent of [    ], unless the Servicer delivers to [    ] an opinion of legal counsel to the effect that the Servicer is no longer permitted under applicable law to perform the duties of the Servicer under the Sale and Servicing Agreement.

If the Servicer is in default under the Sale and Servicing Agreement, the Indenture Trustee or Noteholders having a majority of voting rights may remove the Servicer.  [Events of default include:

•

failure by the Servicer to remit any required payment to the Indenture Trustee for one Business Day after receipt of written notice that the payment has not been made;

•

failure by the Servicer to deposit collections or other recoveries on the Mortgage Loans in the Collection Account on a daily basis in accordance with the Sale and Servicing Agreement;

•

failure by the Servicer to fulfill any other material requirement under the Sale and Servicing Agreement within the applicable time period;

•

failure by the Servicer to be qualified to service home loans for either Fannie Mae or Freddie Mac;

•

failure by the Servicer to maintain any applicable licenses in each jurisdiction where Mortgaged Properties are located;

•

failure by the Servicer to maintain a minimum net worth of $25,000,000;

•

insolvency of the Servicer; and

•

other events specified in the Sale and Servicing Agreement.]

[If the Servicer is removed, the Indenture Trustee will immediately assume the role of Servicer under the Sale and Servicing Agreement unless another Servicer is appointed pursuant to the Sale and Servicing Agreement.  The Indenture Trustee may continue to service the Mortgage Loans if it is legally qualified to do so or may appoint a successor Servicer as provided in the Sale and Servicing Agreement].

Collection Account, Note Distribution Account and Certificate Distribution Account

The Servicer is required to deposit in a segregated account (the “Collection Account”) within [    ] Business Days of receipt all payments received on or after the Cut-off Date on account of principal and interest on the Mortgage Loans, all Net Liquidation Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds, any amounts payable in connection with the repurchase or substitution of any Mortgage Loan and any amount required to be deposited in the Collection Account in connection with the redemption of the Notes.  Withdrawals will be made from the Collection Account only for the purposes specified in the Sale and Servicing Agreement.  The Collection Account may be maintained at any depository institution that satisfies the requirements specified in the Sale and Servicing Agreement.

Amounts on deposit in the Collection Account will be invested as provided in the Sale and Servicing Agreement.  All interest and any other investment earnings on amounts on deposit in the Collection Account will be paid to [             ].  Any net losses on these investments will be paid by [              ].

The Servicer will establish and maintain with the Paying Agent an account on behalf of the Noteholders, into which amounts released from the Collection Account for payment to the Noteholders will be deposited and from which all payments to the Noteholders will be made (the “Note Distribution Account”).  The Servicer will also establish and maintain with the Paying Agent an account in the name of the Owner Trustee on behalf of the Residual Certificateholder, into which amounts released from the Collection Account for distribution to the Residual Certificateholder will be deposited and from which all distributions to the Residual Certificateholder will be made (the “Certificate Distribution Account”).

On the [     ] day of each month, or if the [    ] day is not a Business Day, the preceding Business Day, the Servicer will remit the Available Funds to the Paying Agent for deposit into the Note Distribution Account and Certificate Distribution Account by making appropriate withdrawals from the Collection Account.  On each Distribution Date, the Indenture Trustee will make withdrawals from the Note Distribution Account and Certificate Distribution Account for application as described under “Description of the Notes — Payment Priorities” in this prospectus supplement.  Amounts on deposit in the Note Distribution Account and Certificate Distribution Account will be invested as provided in the Sale and Servicing Agreement.  All interest and any other investment earnings on amounts on deposit in the Note Distribution Account and Certificate Distribution Account will be retained by the Indenture Trustee as its compensation.  Any net losses on these investments will be paid by the Indenture Trustee.

The Owner Trustee and Indenture Trustee

The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold Securities in their own names or as pledgees.  For the purpose of meeting the legal requirements of some jurisdictions, the Servicer, the Owner Trustee and the Indenture Trustee acting jointly (or in some instances, the Owner Trustee or the Indenture Trustee acting alone) will have the power to appoint co-trustees or separate trustees of all or any part of the Trust.  In the event of an appointment of another trustee all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the Sale and Servicing Agreement and the Trust Agreement and upon the Indenture Trustee by the Indenture will be conferred or imposed upon the Owner Trustee and the Indenture Trustee, respectively, and in each case the separate trustee or co-trustee, jointly, or, in any jurisdiction in which the Owner Trustee or Indenture Trustee will be incompetent or unqualified to perform particular acts, singly upon the separate trustee or co-trustee, which will exercise and perform these rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee, as applicable.

The Owner Trustee and the Indenture Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor to the Owner Trustee or the Indenture Trustee, as the case may be.  The Servicer may also remove the Owner Trustee or the Indenture Trustee if either ceases to be eligible to continue as Owner Trustee or Indenture Trustee under the Trust Agreement or the Indenture, as the case may be, becomes legally unable to act or becomes insolvent.  In these circumstances, the Servicer will be obligated to appoint a successor Owner Trustee or a successor Indenture Trustee, as applicable.  Any resignation or removal of the Owner Trustee or Indenture Trustee and appointment of a successor Owner Trustee or Indenture Trustee will not become effective until acceptance of the appointment by the successor.

The Trust Agreement and Indenture will provide that the Owner Trustee and Indenture Trustee will be entitled to indemnification by [    ] and the Depositor for, and will be held harmless against, any loss, liability or expense incurred by the Owner Trustee or Indenture Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties to be set forth in the Trust Agreement or Indenture, as the case may be).

Duties of the Owner Trustee and Indenture Trustee

The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Residual Certificate (other than the execution and authentication of the Residual Certificate), the Notes or any Mortgage Loans or related documents, and will not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Securities or the Mortgage Loans, or the investment of any monies by the Servicer before these monies are deposited into the Collection Account, the Note Distribution Account or the Certificate Distribution Account.  So long as no Event of Default has occurred and is continuing, the Owner Trustee will be required to perform only those duties specifically required of it under the Trust Agreement.  Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement.  The Owner Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Sale and Servicing Agreement, which failure constitutes an Event of Default, unless the Owner Trustee has actual knowledge of any failure.

The Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to make any investigation of matters arising under the Trust Agreement or to institute, conduct or defend any litigation under the Trust Agreement or in relation to the Trust Agreement at the request, order or direction of the holder of the Residual Certificate, unless the Residual Certificateholder has offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or by the exercise of its rights or powers, an investigation by it of matters arising or the institution or defense of any litigation.  Subject to the rights or consent of the Noteholders and Indenture Trustee, the Residual Certificateholder will not have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless the Residual Certificateholder previously has given to the Owner Trustee written notice of the occurrence of an Event of Default and (1) the Event of Default arises from the Servicer’s failure to remit payments when due or (2) the holder of the Residual Certificate has made written request upon the Owner Trustee to institute a proceeding in its own name as the Owner Trustee under the Trust Agreement and have offered to the Owner Trustee reasonable indemnity, and the Owner Trustee for 30 days has neglected or refused to institute any proceedings.

The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Residual Certificate, the Notes (other than the execution and authentication of the Notes) or any Mortgage Loans or related documents, and will not be accountable for the use or application by the Depositor, the Servicer or the Owner Trustee of any funds paid to the Depositor, the Servicer or the Owner Trustee in respect of the Securities or the Mortgage Loans, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account or the Note Distribution Account.  So long as no Event of Default under the Indenture or the Sale and Servicing Agreement has occurred or is continuing, the Indenture Trustee will be required to perform only those duties specifically required of it under the Transfer and Servicing Agreements.  Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture.  The Indenture Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Sale and Servicing Agreement, which failure constitutes an Event of Default under the Indenture or the Sale and Servicing Agreement, unless the Indenture Trustee obtains actual knowledge of any failure.

The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising under the Indenture or to institute, conduct or defend any litigation under the Indenture or in relation to the Indenture at the request, order or direction of any of the Noteholders, unless those Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or by an exercise of any of its rights or powers, an investigation of matters arising or the institution or defense of any litigation.  No Noteholder will have any right under the Indenture to institute any proceeding with respect to the Indenture, unless the holder previously has given to the Indenture Trustee written notice of the occurrence of an Event of Default and (1) the Event of Default arises from the Servicer’s failure to remit payments when due or (2) Noteholders evidencing not less than [   ]% of the Class Principal Amount of the Notes, acting together as a single class, have made written request upon the Indenture Trustee to institute a proceeding in its own name as the Indenture Trustee under the Indenture and have offered to the Indenture Trustee reasonable indemnity, and the Indenture Trustee for 30 days has neglected or refused to institute any proceedings.  See “Description of the Notes — Rights of Noteholders Upon Occurrence of Event of Default” in this prospectus supplement.

Yield Considerations

General

The yields to maturity (or to early termination) on the Notes will be affected by the rate of principal payments on the Mortgage Loans (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans.  Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Loan Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Loan Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the application of Monthly Excess Cashflow, the purchase price paid for the Notes and other factors.

Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors.  These factors may include changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity, if any, in the mortgaged properties, servicing decisions, homeowner mobility, the existence and enforceability of “due-on-sale” clauses, seasoning of loans, market interest rates for similar types of loans and the availability of funds for the loans.  Nearly all of the Mortgage Loans contain due-on-sale provisions and the Servicer will generally enforce these provisions unless (1) the Servicer, in a manner consistent with its servicing practices, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan, or (2) enforcement is not permitted by applicable law.  In some cases, the Servicer may, in a manner consistent with its servicing practices, permit a borrower who is selling his principal residence and purchasing a new one to substitute the new Mortgaged Property as collateral for the related Mortgage Loan, or may simply release its lien on the existing collateral, leaving the related Mortgage Loan unsecured.  In that event, the Servicer will generally require the borrower to make a partial prepayment in reduction of the principal balance of the Mortgage Loan to the extent that the borrower has received proceeds from the sale of the prior residence that will not be applied to the purchase of the new residence.

Approximately [     ] of the Mortgage Loans are subject to prepayment penalties during the first [three to five years] after origination.  Prepayment penalties may have the effect of reducing the amount or the likelihood of prepayments on the Mortgage Loans.  A prepayment premium may be waived by the Servicer under some circumstances.  The remaining Mortgage Loans may be prepaid in full or in part at any time without penalty.

In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans.  Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.

The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments by the borrowers, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to breaches of representations and warranties or defective documentation as described in this prospectus supplement.  The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.  Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully in this prospectus supplement and in the prospectus under “Yield Considerations”) no assurance can be given as to the rate or the timing of principal payments on the Notes.  In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor’s yield.  The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires or other natural disasters.  Any resulting Realized Losses could affect the rate of payment of principal no the Notes.  To the extent that the insurance proceeds received with respect to any damaged Mortgage Properties are not applied to the restoration of those Mortgage Properties, the proceeds will be used to prepay the related Mortgage Loans in whole or in part.  Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Notes and will reduce the yields on the Notes to the extent they are purchased at a premium.

In addition, any future limitations on the rights of borrowers to deduct interest payments on mortgage loans for federal income tax purposes may result in a higher rate of prepayment on the Mortgage Loans.

The Depositor and [    ]make no representations as to the particular factors that will affect the prepayment of the Mortgage Loans, as to the relative importance of these factors, or as to the percentage of the principal balance of the Mortgage Loans that will be paid as of any date.

Payments of principal at a faster rate than anticipated will decrease the yield on Notes purchased at a premium; payments of principal at a slower rate than anticipated will decrease the yield on Notes purchased at a discount.  The effect on an investor’s yield due to payments of principal occurring at a rate that is faster (or slower) than the rate anticipated by the investor during any period following the issuance of the Notes will not be entirely offset by a subsequent like reduction (or increase) in the rate of payments of principal during any subsequent period.

The rate of delinquencies and defaults on the Mortgage Loans and of recoveries, if any, on defaulted Mortgage Loans and foreclosed properties will affect the rate and timing of principal payments on the Mortgage Loans, and, accordingly, the weighted average life of the Notes.  Some factors may influence delinquencies and defaults, including origination and underwriting standards, loan-to-value ratios and delinquency history.  In general, defaults on Mortgage Loans are expected to occur with greater frequency in their early years, although little data is available with respect to the rate of default on similar types of home loans.  The rate of default on Mortgage Loans with high loan-to-value ratios, or on Mortgage Loans secured by junior liens, may be higher than that of home loans with lower loan-to-value ratios or secured by first liens on comparable properties.  In addition, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the area in which the related Mortgaged Properties are located or the related borrower is residing.  See “Description of the Mortgage Pool” in this prospectus supplement.  The risk of delinquencies and losses is greater and voluntary principal prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Investors in the Notes will bear the risk of reinvestment of amounts received in respect of principal on the Notes at yields that may be lower than the yield on the Notes.

The yields to investors in the Notes may be affected by the exercise by [              ] of its right to purchase the Mortgage Loans, as described under “Description of the Notes — Optional Redemption” in this prospectus supplement, or the failure of [                        ] to exercise that right.

If the purchaser of a Note offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.  Conversely, if the purchaser of a Note offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.

The effective yield to holders of the Notes will be lower than the yield otherwise produced by the Interest Rate and the purchase price because monthly payments will not be payable until the [    ] day (or later) of the month following the Accrual Period.

Overcollateralization

[Describe as applicable.]

Maturity Date

The Maturity Date of the Notes is as set forth under “Description of the Notes — Maturity Date” in this prospectus supplement.  The Maturity Date of the Notes was determined by [to be provided as applicable].  The actual maturity of the Notes may be significantly earlier than the Maturity Date.

Weighted Average Life

The following information illustrates the effect of prepayments of the Mortgage Loans on the weighted average life of the Notes under stated assumptions and is not a prediction of the prepayment rate that might actually be experienced on the Mortgage Loans.  Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of the security (assuming no losses).  The weighted average life of the Notes will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes unscheduled reductions of principal, including without limitation those resulting from full or partial prepayments, refinancings, liquidations and write-offs due to defaults, casualties or other dispositions, substitutions and repurchases by or on behalf of [    ] or the Depositor) and [to be provided as applicable].

Prepayments on loans such as the Mortgage Loans are commonly measured relative to a prepayment standard or model.  The model used in this prospectus supplement for the Mortgage Loans represents [to be provided as applicable].  [    ] does not purport to be either a historical description of the prepayment experience or any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans.  Neither the Depositor nor the Underwriter makes any representation about the appropriateness of the [    ] model.

[The following table was prepared based on the following assumptions, among other things (collectively, the “Modeling Assumptions”):

•

the initial Class Principal Amount and the Interest Rate are as set forth on the cover of this prospectus supplement;

•

each scheduled payment of principal and interest on a Mortgage Loan is timely received on the last day of each month starting in [          ];

•

principal prepayments are received in full on the last day of each month starting in [               ], and each prepayment includes 30 days of interest on the Mortgage Loan;

•

prepayments are received on the Mortgage Loans at the applicable constant rates indicated;

•

there are no defaults or delinquencies on the Mortgage Loans;

•

Distribution Dates occur on the [    ] day of each month, starting in [                 ];

•

there are no re-purchases or substitutions of the Mortgage Loans;

•

the Notes are issued on [                          ]; and

•

the Mortgage Loans were aggregated into assumed Mortgage Loans having the following characteristics:]

		Home	Net Home	Remaining
Home		Loan	Loan	Term to
Loan	Principal	Interest	Interest	Maturity
Number	Balance	Rate	Rate	(in months)

The actual characteristics of the Mortgage Loans may, and the performance of the Mortgage Loans will, differ from the assumptions used in constructing the table below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans.  Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal payments than indicated in the table in the [assumed prepayment rate] specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed.  Any difference between those assumptions and the actual characteristics and performance of the Mortgage Loans or actual prepayment or loss experience will cause the percentages of Original Principal Amounts outstanding over time and the weighted average lives of the Notes to differ (which difference could be material) from the corresponding information in the table for each indicated [assumed prepayment rate].

Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Notes and set forth the percentages of the Original Principal Amount of the Notes that would be outstanding after each of the Distribution Dates shown at the indicated [assumed prepayment rate].

The weighted average life of the Notes is determined by (1) multiplying the net reduction, if any, of the Class Principal Amount by the number of years from the date of issuance of the Note to the related Distribution Date, (2) adding the results and (3) dividing the sum by the total of the net reductions of Class Principal Amount referred to in clause (1) and rounding to one decimal place.

Percentage of Original Principal Amount of the Notes

Outstanding at the Following [Prepayment Rates]

	Class [ ]
Distribution Date	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Initial Percentage	100	100	100	100	100	100	100

Weighted Average Life in Years With Optional Redemption Without Optional Redemption

_________

*

Based upon the assumption that [                             ] does not exercise its option to repurchase the Mortgage Loans as described under “Description of the Notes — Optional Redemption” in this prospectus supplement.

Material Federal Income Tax Considerations

Upon the issuance of the notes, McKee Nelson LLP, special federal tax counsel, will deliver an opinion of counsel that for federal income tax purposes, the Notes will be treated as indebtedness and the Trust will not be an association, or publicly traded partnership, taxable as a corporation or a taxable mortgage pool.

[The Trust does not anticipate treating the Notes as having been issued with original issue discount.] [It is anticipated that the Notes will be treated as issued with original issue discount.  The prepayment assumption that is used in determining the accrual of original issue discount, market discount or premium with respect to the Notes is [100% Prepayment Assumption], as defined below.  However, no representation is made that the Mortgage Loans will prepay in accordance with this assumption or in accordance with any other assumption.  The [100% Prepayment Assumption] assumes a [constant prepayment rate of ___%].

All prospective purchasers of the Notes should see “Material Federal Income Tax Consideration—Partnership Trust Funds and Disregarded Trust Funds—Taxation of Debt Securityholders” in the accompanying prospectus for a summary of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Notes.

State and Local Income Tax Considerations

In addition to the federal income tax matters described under “Material Federal Income Tax Considerations” above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the Notes.  State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Notes.

ERISA Considerations

The Notes may be purchased by an employee benefit plan or an individual retirement account (a “Plan”) subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”).  A fiduciary of a Plan must determine that the purchase of a [Note] is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code.  For additional information regarding treatment of the Notes under ERISA, See “ERISA Considerations” in the prospectus.

Legal Investment Considerations

[The Notes will [not] constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in “mortgage related securities” may [not] be legally authorized to invest in the Notes.]

There may be restrictions on the ability of some investors, including depository institutions, either to purchase the Notes or to purchase Notes representing more than a specified percentage of the investor’s assets.  Investors should consult their own legal, tax and accounting advisors in determining whether and to what extent the Notes constitute legal investments for the investors and the applicable tax, regulatory and accounting treatment of the Notes.

See “Legal Investment Considerations” in the prospectus.

Use of Proceeds

The net proceeds from the sale of the Notes will be applied by the Depositor, or an affiliate of the Depositor, toward the purchase of the Mortgage Loans.  The Mortgage Loans will be acquired by the Depositor from [    ]in a privately negotiated transaction.

Underwriting

[Subject to the terms and conditions provided in the underwriting agreement and in a terms agreement (collectively, the “Underwriting Agreement”) among the Depositor, [    ] and the Underwriter, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Notes.

The Underwriter has advised the Depositor that the Underwriter intends to initially offer the Notes to the public at the price specified on the front cover of this prospectus supplement.  After the initial public offering of the Notes, the public offering price may be changed.  The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against some civil liabilities, including liabilities under the Securities Act of 1933, as amended.

Until the distribution of the Notes is completed, the rules of the SEC may limit the ability of the Underwriter and some selling group members to bid for and purchase the Notes.  As an exception to these rules, the Underwriter is permitted to engage in transactions that stabilize the price of the Notes.  These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes.

If the Underwriter creates a short position in the Notes in connection with the offering, that is, if they sell more Notes than the amount specified on the cover page of this prospectus supplement, the Underwriter may reduce that short position by purchasing Notes in the open market.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

Neither the Depositor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes.  In addition, neither the Depositor nor the Underwriter makes any representation that the Underwriter will engage in these transactions or that these transactions, once begun, will not be discontinued without notice.]

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $[      ].

The Underwriter expects to make a secondary market in the Notes, but has no obligation to do so.  There can be no assurance that any secondary market will develop, or, if it does develop, that it will continue.

[                      ] has entered into an agreement with the Depositor to purchase the Residual Certificate simultaneously with the purchase of the Notes.

The Underwriter is an affiliate of [    ] and performs management services for the Depositor.  The Underwriter has engaged in other transactions with, arranged other transactions for or performed other services for the Depositor and [    ] in the ordinary course of business.

Experts

[To be provided as applicable].

Legal Matters

Certain legal matters with respect to the Notes will be passed upon for the Depositor and for the Underwriter by McKee Nelson LLP, New York, New York.

Ratings

It is a condition to the issuance of the Notes that they be rated “[   ]” by [Rating Agency] and “[   ]” by [Rating Agency].  [Rating Agency] and [Rating Agency] are referred to in this prospectus supplement as the “Rating Agencies.”

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  A securities rating addresses the likelihood of the receipt by holders of Notes of distributions in the amount of scheduled payments on the Mortgage Loans.  The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Notes.  The ratings on the Notes do not represent any assessment of the likelihood or rate of principal prepayments.  The ratings do not address the possibility that holders of Notes might suffer a lower than anticipated yield due to prepayments.

The security ratings assigned to the Notes should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either Rating Agency.

The Depositor has not requested a rating of the Notes by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Notes or, if it does, what rating would be assigned by the other rating agency.  The rating assigned by the other rating agency to the Notes could be lower than the ratings assigned by the Rating Agencies.

Glossary of Defined Terms

[To be provided.]

Annex I

Global Clearance, Settlement and Tax Documentation Procedures

Except in some limited circumstances, the globally offered ACE Securities Corp. [                ] Asset Backed Notes (the “Global Securities”) will be available only in book-entry form.  Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream Luxembourg or Euroclear.  The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co.  as nominee of DTC.  Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading between Clearstream Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Seller And Clearstream Luxembourg Or Euroclear Purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last interest payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (that would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear.  Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.  The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment.  Payment will include interest accrued on the Global Securities from and including the last interest payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period.  If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

•

borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

•

borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global securities holding securities through Clearstream, Luxembourg or Euroclear, or through DTC will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons or to 31% backup withholding, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. If the information shown on Form W-8 BEN changes, a new Form W-8 must be filed within 30 days of the change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners of securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN (including Part II thereof). If the treaty provides only for a reduced rate, the beneficial owner may still be entitled to complete exemption from withholding under item (1) above.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI are generally effective for three calendar years from the close of the calendar year in which it is collected.

The term “U.S. Person” means (1) a citizen or resident of the United States, (2) a corporation or partnership (or other entity properly classified as a corporation or partnership for U.S. Federal income tax purposes) organized in or under the laws of the United States or any state or the District of Columbia,  (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4)  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.  Notwithstanding the preceding sentence, to the extent provided in regulations, trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also will be considered U.S. Persons. Treasury regulations provide certain presumptions regarding the entity classification and foreign or U.S. status of a holder that a payor generally must apply in the absence of appropriate documentation from the holder, and provide detailed documentation and procedures for holders claiming withholding tax exemptions through intermediaries.  Prospective investors are urged to consult their tax advisors regarding the effect of these regulations on their ability to claim and the means for claiming exemptions from or reduced rates of U.S. withholding taxes.

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global securities. Investors are advised to consult their own tax  advisers for specific tax advice concerning their holding and disposing of the Global securities.

$[              ]

(Approximate)

ACE SECURITIES CORP.

[           ] Trust [         ]

Asset Backed Notes

[                                   ]

Servicer

_________________________

PROSPECTUS SUPPLEMENT

_________________________

Deutsche Bank Securities Inc.

-SUBJECT TO COMPLETION, DATED JUNE 24, 2005

PROSPECTUS SUPPLEMENT (to prospectus dated [           ])

$[                       ] (Approximate)

ACE SECURITIES CORP.

[                    ] Trust

[                         ] Pass-Through Certificates

[               ]

Originator and Servicer

Consider carefully the risk factors beginning on page S-[      ] of this prospectus supplement and on page [      ] of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the index of defined terms beginning on page S-[     ] of this prospectus supplement and on page [      ] of the prospectus.

The certificates will represent interests in the trust fund only and will not represent interests in or obligations of any other entity.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

The trust fund will issue certificates including the following:

Class

Interest

Class

Principal Amount(1)

Rate

[   ]

$[          ]

[   ]

[   ]

[          ]

[   ]

[   ]

[          ]

[   ]

___________________

(1)

These amounts are approximate, as described in this prospectus supplement.

(2)

Interest will accrue on the Class [       ] and [       ] Certificates at [described as applicable].

This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the table above and not to the other classes of certificates that will be issued by the trust fund as described in this prospectus supplement.

[Describe assets of trust fund.]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

[Describe underwriting arrangements.]

On or about [      ], delivery of the certificates offered by this prospectus supplement will be made through the book-entry facilities of [         ].

Underwriter:

Deutsche Bank Securities Inc.

The date of this prospectus supplement is [          ]

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted

Important Notice About Information Presented in this

Prospectus Supplement and the Accompanying Prospectus:

We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

Tables of Contents

Prospectus Supplement	Prospectus
Page	Page

Summary of Terms S-4	Description of the Trust Funds
Risk Factors S-8	Use of Proceeds
Description of the Certificates S-14	Yield Considerations
[The Insurance Policy S-22	The Depositor
Description of the Mortgage Pool S-23	Description of the Securities
Additional Information S-32	Description of the Agreements
[Originator/Servicer S-33	Certain Legal Aspects of Mortgage Loans
The Pooling and Servicing Agreement S-35	Material Federal Income Tax Considerations
Yield Considerations S-40	State and Other Tax Considerations
Material Federal Income Tax Considerations S-45	ERISA Considerations
State and Local Income Tax Considerations S-45	Legal Investment
Legal Investment Considerations S-45	Methods of Distribution
Use of Proceeds S-46	Additional Information
Underwriting S-46	Incorporation of Certain Documents by Reference
ERISA Considerations S-46	Legal Matters
Experts S-46	Financial Information
Legal Matters S-47	Rating
Ratings S-47	Index of Defined Terms
Glossary of Defined Terms S-48
Annex I S-49

Summary of Terms

•

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the certificates, it is necessary that you read carefully this entire prospectus supplement and accompanying prospectus.

•

While this summary contains an overview of certain calculations, cash flow priorities, and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•

[Whenever we refer to a percentage of some or all of the mortgage loans in the trust fund or in any pool, that percentage has been calculated on the basis of the total principal balance of those mortgage loans as of [        ], unless we specify otherwise.  We explain in this prospectus supplement under “Description of the Certificates — Distributions of Principal” how the principal balance of a mortgage loan is determined.  Whenever we refer in this Summary of Terms or in the Risk Factors section of this prospectus supplement to the total principal balance of any mortgage loans, we mean the total of their principal balances, unless we specify otherwise.]

The Offered Certificates

ACE Securities Corp.’s  [           ] Pass-Through Certificates consist of the following classes: [           ].  Only the [           ] Certificates are being offered by this prospectus supplement.  These certificates will be issued in book-entry form.

See “Description of the Certificates — General” in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of each class of certificates.

The certificates represent ownership interests in a trust fund, the assets of which consist primarily of [describe assets of trust fund.]

The certificates will have an approximate total initial principal amount of $[           ].  Any difference between the total principal amount of the certificates on the date they are issued and the approximate total principal amount of the certificates on the date of this prospectus supplement will not exceed 5%.

Payments on the Certificates

Principal and interest on the certificates will be payable on the [25th] day of each month, beginning in [           ].  However, if the [25th] day is not a business day, distributions will be made on the next business day after the [25th] day of the month.

Interest Payments

Interest will accrue on each class of certificates, [other than the Class [  ] Certificate], at the applicable annual rates described in this prospectus supplement.

See “Description of the Certificates — Distributions of Interest” in this prospectus supplement.

Principal Payments

The amount of principal payable on the certificates, [other than the Class [  ] Certificate], will be determined by (1) funds actually received on the mortgage loans in [each] pool that are available to make payments on the certificates, (2) the amount of interest received or advanced on the mortgage loans that is used to pay principal on the certificates, calculated as described in this prospectus supplement, (3) [formulas that allocate a portion of principal payments received on the mortgage loans to each class of certificates, as described in this prospectus supplement,] and (4) [                ].  Funds actually received on the mortgage loans may consist of expected, scheduled payments, and unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

We explain how principal is paid on the certificates under “Description of the Certificates — Distributions of Principal” in this prospectus supplement.

[Prepayment Penalties on the Mortgage Loans

The holder of the Class [  ] Certificate will be entitled to receive any prepayment penalties received on the mortgage loans.  These amounts will not be available to make payments on other classes of certificates.

See “Description of the Certificates” and “Description of the Mortgage Pools — General” in this prospectus supplement.]

Limited Recourse

The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust fund.  The trust fund will have no other source of cash and no entity other than the trust fund will be required or expected to make any payments on the certificates.

Enhancement of Likelihood of Payment on the Certificates

[Describe any applicable financial guaranty insurance policy or guarantee.]

[Subordination of Payments

The [       ] certificates will have a payment priority as a group over the Class [   ] Certificates both for payments of interest and payments of principal.  No amounts will be paid to the Holder of the Class [   ] Certificate on any distribution date until all amounts due to the senior certificates and the Class [   ] Certificates on that date have been paid and overcollateralization has reached the required level.]

[Overcollateralization

On the closing date, the total principal balance of the mortgage loans is expected to [approximately equal the total principal amount of the certificates].  Any interest received on the mortgage loans in excess of the amount needed to pay interest on the certificates and some of the expenses and fees of the trust fund will be used to reduce the total principal amount of the certificates to a level set by the rating agencies until the mortgage loans have a total principal balance that exceeds the total outstanding principal amount of the certificates by the amount required by the rating agencies.  This condition is referred to as “overcollateralization.”  We cannot assure you that sufficient interest will be generated by the mortgage loans to create overcollateralization, to increase overcollateralization to the level required by the rating agencies, or to maintain it at that level.

See “Risk Factors — Potential Inadequacy of Credit Enhancement for the Class [   ] Certificates” and “Description of the Certificates — Credit Enhancement — Subordination” and “— Overcollateralization” in this prospectus supplement.]

[Allocation of Losses

As described in this prospectus supplement, amounts representing losses on the mortgage loans in excess of overcollateralization will be applied to reduce the principal amount of the Class [   ] Certificates until their principal amount has been reduced to zero.

•

If a loss has been allocated to reduce the principal amount of your Class [   ] Certificate, you will receive no payment in respect of that reduction at that time.

•

After overcollateralization has been created and has been increased to the required level, you will receive the amount of that loss if there are sufficient funds to pay you, as described in this prospectus supplement, but you will not receive any interest on that amount.

After the principal amount of the Class [   ] Certificates has been reduced to zero, amounts representing losses on the mortgage loans will be paid to holders of the senior certificates by [                    ], to the extent funds available are insufficient to cover these losses.

See “Description of the Certificates — Credit Enhancement — Allocation of Losses”  and “The Insurance Policy” in this prospectus supplement.]

The Mortgage Loans

On the closing date, which is expected to be on or about [                    ], the assets of the trust fund will consist of [two] pools of mortgage loans with a total principal balance of approximately $[                    ].  The mortgage loans will be secured by mortgages, deeds of trust, or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

[Description of mortgage loans.]

[Description of pre-funding account and additional mortgage loans as applicable.]

[The mortgage loans in the trust fund will not be insured or guaranteed by any government agency.]

See “Description of the Mortgage Pools” in this prospectus supplement for a general description of the mortgage loans and “[Originator/Servicer]” in this prospectus supplement for a description of the underwriting guidelines applied in originating the mortgage loans.

[The Pre-Funding Account

On the closing date, approximately $[         ] will be deposited by [        ] in a pre-funding account maintained by [          ].  It is intended that additional mortgage loans will be sold to the trust fund by the depositor from time to time, from [       ] until [       ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional mortgage loans as applicable.]

See “Description of the Certificates —Pre-Funding Account” in this prospectus supplement.]

Servicing of the Mortgage Loans

The mortgage loans will be serviced by [                                         ].

See “[Originator/Servicer]” and “The Pooling and Servicing Agreement” in this prospectus supplement.

Optional Purchase of Mortgage Loans

[                    ] will have the option to purchase all of the mortgage loans and the other property of the trust fund, [other than the insurance policy], after the total principal balance of the mortgage loans declines to less than [   ]% of their initial total principal balance; if [                      ] does not exercise that option, [                      ] may purchase the Mortgage Loans and other property of the trust fund.

If the mortgage loans and other assets are purchased, the certificateholders will be paid accrued interest and principal equal to the outstanding principal amount of the certificates.

See “Description of the Certificates — Optional Purchase of Mortgage Loans; Termination of the Trust Fund” in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans.

Tax Status

[The Trust Fund will make one or more elections to treat certain assets of the trust as a real estate mortgage investment conduit (each, a “REMIC”) for federal income tax purposes.  The Class [  ] Certificates will represent regular interests in a REMIC and generally will be treated as debt instruments for federal income tax purposes.  The Class [R] Certificates will represent the residual interest in each REMIC.]

[Alternatively, grantor trust, partnership or FASIT status to be described as applicable.]

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA Considerations

The Offered Certificates may be acquired by employee benefit plans and other retirement arrangements, subject to certain conditions.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[Only the Class [     ] Certificates] will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

There are other restrictions on the ability of some types of investors to purchase the certificates that prospective investors should consider.

See “Legal Investment Considerations” in this prospectus supplement.

Ratings of the Certificates

The certificates will initially have the following ratings from [                    ]:

[Rating

[Rating

Class

Agency]

Agency]

[   ]

[   ]

[   ]

[   ]

[   ]

[   ]

[   ]

[   ]

[   ]

These ratings are not recommendations to buy, sell or hold these certificates.  A rating may be changed or withdrawn at any time by the assigning rating agency.

•

The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates may be lower than anticipated.

See “Ratings” in this prospectus supplement for a more complete discussion of the certificate ratings.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates.  You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

[Some of the loans in the mortgage pool are more likely to default than others, and higher than expected defaults on these loans could reduce the yield on your certificates

The payment schedules for most of the mortgage loans in the pool require the borrower to pay off the principal balance of the loan gradually over the life of the loan.  Some of the mortgage loans in the pool, however, have payment schedules under which the borrowers makes relatively small payments of principal over the life of the loan, and then must make a large final payment at maturity that pays off the entire principal balance outstanding.  This final payment is usually much larger than the previous monthly payments.  Because the borrower’s ability to make this final payment usually depends on the ability to refinance the loan or sell the underlying property, the risk of default is greater than on other types of loans.  High rates of default on these types of loans in the pool will result in greater losses on your certificates.

The ability of a borrower to refinance the type of loan described above or sell the mortgaged property will depend upon a number of factors, including:

·

the level of mortgage interest rates;

·

the borrower’s equity in the mortgage property;

·

general economic conditions; and

·

the availability of credit.

We cannot predict how these factors will affect the default rate of these mortgage loans in the pool.  You should refer to “Description of the Mortgage Pool” for information on the percentage of loans in the mortgage loan pool that consists of these loans.]

[Mortgage Loan Interest Rates May Limit Interest Rates on the Certificates	[LIBOR may increase or decrease at different times and in different amounts than the index applicable to the adjustable rate mortgage loans.]
[The trust fund will include a reserve fund whose primary asset will be [describe as applicable]].

See “Description of the Certificates — The Reserve Fund” in this prospectus supplement.  For detailed information on the interest rates of the mortgage loans, see “Description of the Mortgage Pools” in this prospectus supplement.]

[Potential Inadequacy of Credit Enhancement for the Class [ ] Certificates

The Class [   ] Certificates are not insured by any financial guaranty insurance policy.  The overcollateralization feature described in this prospectus supplement is intended to enhance the likelihood that holders of Class [   ] Certificates will receive regular payments of interest and principal, but is limited in nature and may be insufficient to cover all losses on the mortgage loans or shortfalls in interest payments on the mortgage loans.

In order to create, increase and maintain overcollateralization, it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the certificates as well as fees and expenses of the trust fund and other amounts that are described in this prospectus supplement.  We expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during some periods, because the weighted average of the interest rates on the mortgage loans will be higher, at the time the certificates are issued, than the weighted average of the interest rates on the certificates.  We cannot assure you, however, that enough excess interest will be generated to reach the overcollateralization levels required by the rating agencies.  The following factors will affect the amount of excess interest that the mortgage loans will generate:

·

Prepayments.  Every time a mortgage loan with an interest rate higher than the weighted average of the interest rates on the certificates is prepaid, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest.  The effect on your certificates of this reduction will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans.  Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

·

Defaults.  The rate of defaults on the mortgage  loans may turn out to be higher than expected.  Defaulted mortgage loans may be liquidated, and liquidated mortgage loans will no longer be outstanding and generating interest.

· Level of LIBOR. If LIBOR increases, more money will be needed to pay interest to certificateholders, so less money will be available as excess interest.]
[Special Risks for the Class [ ] Certificates

The rights of holders of Class [   ] Certificates to receive payments of interest are subordinate to the rights of holders of senior certificates to receive payments of interest, and the rights of holders of Class [   ] Certificates to receive payments of principal are subordinate to the rights of holders of senior certificates to receive payments of principal.

In addition, you should consider the following:

·

If you buy a Class [   ] Certificate and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class [   ] Certificates by the amount of that excess;

·

If, after overcollateralization is created in the required amount, the mortgage loans generate interest in excess of the amount needed to pay interest and principal on the certificates and fees and expenses of the trust fund, the excess interest will be used to pay you and other holders of Class [   ] Certificates the amount of any reduction in the principal balances of the Class [   ] Certificates caused by application of losses.

·

We cannot assure you, however, that any excess interest will be generated and, in any event, no interest will be paid to you on the amount by which your principal balance was reduced because of the application of losses.

See “Description of the Certificates — Credit Enhancement — Subordination” and “— Allocation of Losses” in this prospectus supplement.]
[Effect of Lack of Primary Mortgage Insurance on the Class [ ] Certificates

Approximately [    ]% of the mortgage loans have loan-to-value ratios greater than 80%.  None of the mortgage loans are covered by a primary mortgage insurance policy.  If borrowers default on their mortgage loans, there is a greater likelihood of losses than if the loans were insured.  We cannot assure you that the applicable credit enhancement will be adequate to cover those losses.

See “Description of the Certificates — Credit Enhancement — Subordination” and “— Allocation of Losses” in this prospectus supplement.]
Unpredictability and Effect of Prepayments

Borrowers may prepay their mortgage loans in whole or in part at any time; [however, approximately [    ]% of the mortgage loans require the payment of a prepayment penalty in connection with some voluntary prepayments, which may discourage these borrowers from prepaying their mortgage loans].  Prepayments of principal may also be caused by liquidations of or insurance payments on the mortgage loans.  A prepayment of a mortgage loan will usually result in a prepayment on the certificates.

The prepayment experience on the mortgage loans may affect the average life of the certificates.  The rate of principal payments on the mortgage loans is from time to time influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.  There can be no assurance as to the rate of prepayment on the mortgage loans or that the rate of payments will conform to the model described in this prospectus supplement.

If prevailing interest rates fall significantly below the interest rates on the mortgage loans, principal prepayments are likely to be higher than if prevailing rates remain at or above the interest rates on the mortgage loans.  As a result, the actual maturity of the certificates could occur significantly earlier than expected.  Conversely, if prevailing interest rates rise significantly above the interest rates on the mortgage loans, principal prepayments are likely to be lower than if prevailing rates remain at or below the interest rates on the mortgage loans and the maturity of the certificates could occur significantly later than expected.  In addition, some prepayments may result in the collection of less interest than would otherwise be the case in the month of prepayment.

· If you purchase your certificates at a discount and principal is repaid more slowly than you anticipate, then your yield may be lower than you anticipate.
· If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.
See “Yield Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.
Geographic Concentration of Mortgage Loans

Approximately [    ]% of the mortgage loans expected to be in the pool on the closing date are secured by properties in [California].  Delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in one state because the following conditions in [California] will have a disproportionate impact on the mortgage loans in general:

· Declines in the [California] residential real estate market may reduce the values of properties located in that state, which would result in an increase in the loan-to-value ratios.

·

Properties in [California] may be more susceptible than homes located in other parts of the country to some types of uninsured hazards, such as earthquakes, as well as floods, wildfires, mudslides and other natural disasters.

Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of those mortgage loans.

For additional information regarding the geographic distribution of the mortgage loans in each pool, see the applicable table under “Description of the Mortgage Pools” in this prospectus supplement.
Real Estate Market May Affect Performance of Mortgage Loans

A decline in the real estate values or in economic conditions generally could increase the rates of delinquencies, foreclosures and losses on the mortgage loans to a level that is significantly higher than those experienced currently; and no assurance can be given that values of the properties securing the mortgage loans will not decline since the date of origination of the mortgage loan.  If the credit enhancement described in this prospectus supplement is not enough to protect your certificates from these losses, the yield on your certificates may be reduced.

[Early Principal Payment From Cash Remaining in Pre-Funding Account

If the cash in the pre-funding account on the closing date is not used to acquire additional mortgage loans by [               ], then that cash will be [paid to you on a proportionate basis with the other certificateholders in reduction of the principal balance of your certificates.]  If the amount of that cash is substantial, you will receive a significant unexpected early payment of principal in (or before) [            ].  We cannot assure you that you will be able to reinvest that money in another investment with a comparable yield.]

You will not receive physical certificates, which can cause delays in distributions and hamper your ability to pledge or resell your certificates

Unless you are the purchaser of the residual certificates, your ownership of the certificates will be registered electronically with DTC.  The lack of physical certificates could:

·

result in payment delays on the certificates because the trustee will be sending distributions on the certificates to DTC instead of directly to you;

·

make it difficult for you to pledge your certificates if physical certificates are required by the party demanding the pledge; and

·

could hinder your ability to resell the certificates because some investors may be unwilling to buy certificates that are not in physical form.

See “Description of the Certificates — Book-Entry Registration” in this prospectus supplement.
Limited Ability to Resell Certificates

The underwriter is not required to assist in resales of the certificates, although it may do so.  A secondary market for any class of certificates may not develop.  If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates.  The certificates will not be listed on any securities exchange.

[Additional risk factors to be provided as applicable.]

Description of the Certificates

General

The [                        ] Pass-Through Certificates will consist of the following Classes: [                        ] (together, the “Certificates”).

The [     ] Certificates are referred to in this prospectus supplement as the “Senior Certificates.” Only the Class [    ] Certificates (the “Offered Certificates”) are offered by this prospectus supplement.  The Class [     ] Certificates are referred to in this prospectus supplement as the “LIBOR Certificates.” The Class [     ] Certificates are referred to in this prospectus supplement as the “Subordinate Certificates.”  The Class R Certificate is also referred to as the “Residual Certificate.”

The Class [    ] Certificate will be issued as a single Certificate in fully registered, certificated form.

The Certificates represent beneficial ownership interests in a trust fund (the “Trust Fund”), the assets of which consist primarily of (1) [describe mortgage loans] mortgage loans (the “Mortgage Loans”), (2) the assets that from time to time are identified as deposited in respect of the Mortgage Loans in the Collection Account and the Certificate Account (each as defined in this prospectus supplement), (3) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, (4) any applicable insurance policies and all proceeds of these insurance policies, and (5) [describe other assets, as applicable].

Each Class of Offered Certificates will be issued in the respective approximate initial total principal amount set forth or described on the cover page of this prospectus supplement.  The total principal amount of each Class of Offered Certificates is referred to in this prospectus supplement as the “Class Principal Amount” for that Class.  The Class [   ] Certificate will be issued without a principal amount or interest rate, and will be entitled only to the amounts that are described in this prospectus supplement.  The total Certificate Principal Amount (as defined in this prospectus supplement) of the Certificates and the initial Class Principal Amount of each Class of Offered Certificates may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined in this prospectus supplement) of the Mortgage Loans is increased or decreased as described under “Description of the Mortgage Pools” in this prospectus supplement.

Distributions on the Certificates will be made on the [25th] day of each month or, if the [25th] day is not a Business Day, on the next succeeding Business Day, commencing in [                        ] (each, a “Distribution Date”), to Certificateholders of record on the applicable Record Date.  The “Record Date” for each Distribution Date will be the close of business on the last Business Day of the calendar month immediately preceding the month in which that Distribution Date occurs.

•

A “Business Day” is generally any day other than a Saturday or Sunday or a day on which banks in New York or [California] are closed.

Distributions on the Offered Certificates will be made to each registered holder entitled to the distributions, either (1) by check mailed to the Certificateholder’s address as it appears on the books of the Trustee (as defined in this prospectus supplement), or (2) at the request, submitted to the Trustee in writing at least five Business Days prior to the related Record Date, of any holder of an Offered Certificate (at the holder’s expense) in immediately available funds; provided, that the final distribution in respect of any Certificate will be made only upon presentation and surrender of the Certificate at the Corporate Trust Office (as defined in this prospectus supplement) of the Trustee.  See “— The Trustee” in this prospectus supplement.

[Pre-Funding Account

On the Closing Date approximately $[                   ] (the “Pre-Funded Amount”) will be deposited in an account (the “Pre-Funding Account”) maintained by [               ], which account shall be part of the trust fund.  During the period (the “Pre-Funding Period”) from [          ] until [              ], the Pre-Funding Amount will be maintained in the Pre-Funding Account.  The Pre-Funded Amount will be reduced during the Pre-Funding Period by the amount of Subsequent Mortgage Loans (as defined in this prospectus supplement) deposited in the trust fund in accordance with the Pooling and Servicing Agreement.  During the Pre-Funding Period, the Pre-Funded Amount will be used only to purchase Subsequent Mortgage Loans.  Immediately following the Pre-Funding Period, any Pre-Funded Amount remaining will be distributed to [to be provided as applicable].

Amounts on deposit in the Pre-Funding Account will be invested in [to be provided as applicable] and all investment earnings on amounts on deposit in the Pre-Funding Account will be distributed to [to be provided as applicable] following the Pre-Funding Period.]

Book-Entry Registration

General.  The Offered Certificates (the “Book-Entry Certificates”)  will be issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) in the United States [, or through Clearstream Luxembourg, société anonyme (“Clearstream Luxembourg”) or the Euroclear System (“Euroclear”) in Europe] and through [its/their] participating organizations (each, a “Participant”).  The Book-Entry Certificates will be issued in minimum denominations in principal amount of $25,000 and integral multiples of $1 in excess of $25,000.

Each Class of Book-Entry Certificates will be represented by one or more certificates registered in the name of the nominee of DTC.  ACE Securities Corp. (the “Depositor”) has been informed by DTC that DTC’s nominee will be Cede & Co.  [Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.]  No person acquiring an interest in a Book-Entry Certificate (each, a “Beneficial Owner”) will be entitled to receive a certificate representing an interest (a “Definitive Certificate”), except as set forth below under “— Definitive Certificates” and in the Prospectus under “Description of the Securities — Book-Entry Registration and Definitive Securities — Definitive Securities.”

Unless and until Definitive Certificates are issued, it is anticipated that:

•

the only “Certificateholder” of the Offered Certificates will be Cede & Co., as nominee of DTC, and Beneficial Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement (as defined in this prospectus supplement).

•

Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the Trustee through DTC [, Clearstream Luxembourg or Euroclear, as applicable,] and [its/their] Participants.

•

while the Offered Certificates are outstanding, under the rules, regulations and procedures creating and affecting DTC [Clearstream Luxembourg and Euroclear] and [its/their] operations, DTC [Clearstream Luxembourg and Euroclear] [is/are] required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates.  Participants and indirect participants with whom Beneficial Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners.  Accordingly, although Beneficial Owners will not possess certificates, DTC [Clearstream Luxembourg and Euroclear] [has/have] in place a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

None of the Depositor, [    ], the Servicer or the Trustee [or additional parties] (as those terms are defined in this prospectus supplement) will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

For a more complete description of book-entry registration and clearance and the rules and regulations governing DTC [,Clearstream Luxembourg and Euroclear], see “Description of the Securities — Book-Entry Registration and Definitive Securities” in the Prospectus [and “Global Clearance, Settlement and Tax Documentation Procedures” in Annex I to this Prospectus Supplement].

Definitive Certificates.  Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under “ Description of the Securities — Book-Entry Registration and Definitive Securities — Definitive Securities.”  Upon the occurrence of an event described in that section, the Trustee is required to direct DTC to notify Participants who have ownership of Book-Entry Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their Book-Entry Certificates.  Upon surrender by DTC of the Definitive Certificates representing the Book-Entry Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will re-issue the Book-Entry Certificates as Definitive Certificates in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of the Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

Distributions of Interest

The amount of interest distributable on each Distribution Date in respect of each Class of Certificates (other than the Class [   ] Certificate) will equal the sum of [to be provided as applicable].  Interest will accrue on the Offered Certificates on the basis of a 360-day year and the actual number of days in each Accrual Period.

•

The “Interest Rate” for each Class of Certificates will be the applicable annual rate described below.

[If [                     ] does not exercise its option to purchase the Mortgage Loans when it is first entitled to do so, as described under “— Optional Purchase of Mortgage Loans; Termination of the Trust Fund” in this prospectus supplement, then with respect to each succeeding Distribution Date, the [           ] will be increased to       %].  Subject to the preceding proviso, the Interest Rates for the Class [           ] Certificates will be the applicable annual rate determined as follows:

•

[To be provided as applicable].

•

The “Net Mortgage Rate” for any Mortgage Loan equals the Mortgage Rate of the Mortgage Loan minus the Total Expense Rate (as defined in this prospectus supplement).

•

The “Total Expense Rate” for each Distribution Date is the sum of [the Servicing Fee Rate and the Trustee Fee Rate (each as defined in this prospectus supplement)].

The “Certificate Principal Amount” of any Offered Certificate for any date of determination will equal that Certificate Principal Amount on [         ] (the “Closing Date”) as reduced by all amounts previously distributed on that Certificate in respect of principal and, in the case of a Class [   ] Certificate, any Applied Loss Amount (as defined in this prospectus supplement) previously allocated to that Certificate.

For each Distribution Date, the “Accrual Period” applicable to each Class of Offered Certificates will be the period beginning on the immediately preceding Distribution Date (or on the Closing Date, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date.

•

The “Interest Remittance Amount” for any Distribution Date will equal the sum of [to be provided as applicable].

On each Distribution Date, the Interest Remittance Amount will be distributed in the following order of priority:

[To be provided as applicable.]

When a principal prepayment in full is made on a Mortgage Loan, the borrower is charged interest only to the date of the prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made.  Prepayments in part will be applied as of the date of receipt.  Full or partial prepayments (or proceeds of other liquidations) received in any Prepayment Period will be distributed to holders of Offered Certificates on the Distribution Date following that Prepayment Period.  To the extent that, as a result of a full or partial prepayment, a borrower is not required to pay a full month’s interest on the amount prepaid, a shortfall (a “Prepayment Interest Shortfall”) in the amount available to make distributions of interest on the Certificates could result.  A Prepayment Interest Shortfall will result from a prepayment in full only if that prepayment is received on or after the [16th] day of a calendar month.  If a prepayment in full is received on or prior to the [15th] day of a calendar month, there will be an excess of interest over one month’s interest for that Mortgage Loan (“Prepayment Interest Excess”) available for distribution to Certificateholders on the related Distribution Date.  The Servicer is obligated to fund Prepayment Interest Shortfalls that exceed Prepayment Interest Excess, but only in an amount up to the total of the Servicing Fees for the applicable Distribution Date.  See “The Pooling and Servicing Agreement — Prepayment Interest Shortfalls” in this prospectus supplement.  Any of these payments by the Servicer is referred to in this prospectus supplement as “Compensating Interest.”  Any Prepayment Interest Shortfalls not funded by the Servicer (“Net Prepayment Interest Shortfalls”) will reduce the Interest Remittance Amount available for distribution on the related Distribution Date.

[Determination of Index

On the second Business Day preceding the beginning of each Accrual Period (each date, an “Index Determination Date”), the Trustee will determine the Index for that Accrual Period.

On each Index Determination Date, the Index for the next succeeding Accrual Period will be established by the Trustee as follows:

[To be provided as applicable.]]

Distributions of Principal

Distributions of principal on the Class [           ] Certificates will be made primarily from [to be provided as applicable.]

•

The “Principal Distribution Amount” for [each Mortgage Pool for] any Distribution Date will be equal to the sum of [to be provided as applicable].

•

The “Principal Remittance Amount” for [each Mortgage Pool for] any Distribution Date will be equal to the sum of [to be provided as applicable.]

•

The “Due Period” for any Distribution Date is the one-month period beginning on [the second day of the calendar month immediately preceding the month in which that Distribution Date occurs and ending on the first day of the month in which that Distribution Date occurs.]

•

The “Prepayment Period” for each Distribution Date is the one-month period beginning on the Cut-off Date, in the case of [the first Distribution Date, and on the day immediately following the close of the immediately preceding Prepayment Period, in the case of each subsequent Distribution Date, and ending on the [    ]th day (or if that day is not a Business Day, the immediately preceding Business Day) of the month in which that Distribution Date occurs].

On each Distribution Date, the Principal Distribution Amount will be distributed in the following order of priority:

[To be provided as applicable].

Credit Enhancement

Credit enhancement for the Offered Certificates consists of [the Insurance Policy, the subordination of the Subordinate Certificates, the priority of application of Realized Losses (as defined in this prospectus supplement) and overcollateralization], in each case as described in this prospectus supplement.  [The Insurance Policy is described under “The Insurance Policy” below.]

[Subordination.  The rights of holders of the Class [   ] Certificates to receive distributions with respect to the Mortgage Loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates, as described under “— Distributions of Interest” and “— Distributions of Principal.” This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of interest and principal distributable on the Senior Certificates, and to afford holders of Senior Certificates limited protection against Realized Losses incurred on the Mortgage Loans.

No amounts will be distributed to the holder of the Class [   ] Certificate until all amounts due to the holders of the Class [   ] Certificates have been distributed.

The limited protection afforded to holders of Class [           ] Certificates by means of the subordination of Subordinate Certificates having a lower priority of distribution will be accomplished by the preferential right of holders of Offered Certificates to receive, prior to any distribution in respect of interest or principal, respectively, being made on any Distribution Date in respect of Certificates having a lower priority of distribution, the amounts of interest due them and principal available for distribution, respectively, on that Distribution Date.]

[Allocation of Losses.  If a Mortgage Loan becomes a Liquidated Mortgage Loan during any Prepayment Period, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding principal balance of the Mortgage Loan.  The amount of that insufficiency is a “Realized Loss.” Realized Losses on Mortgage Loans will have the effect of reducing amounts distributable in respect of, first, the Class [   ] Certificate (both through the application of Monthly Excess Interest to fund the deficiency and through a reduction in the Overcollateralization Amount for the related Distribution Date), and second, the Class [   ] Certificates, before reducing amounts distributable in respect of the Senior Certificates.

•

A “Liquidated Mortgage Loan” is, in general, a defaulted Mortgage Loan as to which the Servicer has determined that all amounts that it expects to recover in respect of that Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

To the extent that Realized Losses occur, those Realized Losses will reduce the Total Loan Balance, and thus may reduce the Overcollateralization Amount.  As described in this prospectus supplement, the Overcollateralization Amount is created, increased and maintained by application of Monthly Excess Cashflow to make distributions of principal on the Offered Certificates.

If on any Distribution Date after giving effect to all Realized Losses incurred during the related Due Period and distributions of principal on that Distribution Date, the total Certificate Principal Amount of the Certificates exceeds the Total Loan Balance for that Distribution Date (this excess, an “Applied Loss Amount”), the Class Principal Amount of the Class [   ] Certificates will be reduced by that amount, until the Class Principal Amount of the Class [   ] Certificates has been reduced to zero.  The Class Principal Amounts of the Senior Certificates will not be reduced by allocation of Applied Loss Amounts.

Holders of Class [   ] Certificates will not receive any distributions in respect of Applied Loss Amounts, except to the extent of available Monthly Excess Cashflow as described below.]

[Overcollateralization.  The weighted average Net Mortgage Rate of the Mortgage Loans is generally expected to be higher than the weighted average of the interest rates of the Certificates, thus generating excess interest collections.  To the extent described in this prospectus supplement, Monthly Excess Interest will be applied on any Distribution Date in reduction of the Certificate Principal Amounts of the Offered Certificates.  This application of interest collections as distributions of principal will cause the total Certificate Principal Amount of the Certificates to amortize more rapidly than the Total Loan Balance, creating, increasing and maintaining overcollateralization.  However, Realized Losses will reduce overcollateralization, and could result in an Overcollateralization Deficiency.

For each Distribution Date, the Monthly Excess Interest and any Excess Principal will be the “Monthly Excess Cashflow,” which will be in the following order of priority:

[To be provided as applicable.]]

[The Reserve Fund

The Reserve Fund will be an asset of the Trust Fund but not of the REMIC.  The holder of the Residual Certificate will be the owner of the Reserve Fund, and amounts on deposit in the Reserve Fund will be invested at the direction of the holder of the Residual Certificate as provided in the Pooling and Servicing Agreement.  The Reserve Fund will consist of [to be provided as applicable].

Withdrawals will be made from the Reserve Fund for the benefit of the Offered Certificates as described under “— Overcollateralization” above.

The only asset of the Reserve Fund on the Closing Date will be [to be provided as applicable.]

If on any Distribution Date the sum of the amount on deposit in the Reserve Fund and the Overcollateralization Amount exceeds the Targeted Overcollateralization Amount, the excess will be released to the Residual Certificateholder, provided that the amount remaining in the Reserve Fund equals or exceeds the reserve fund requirement specified in the Pooling and Servicing Agreement.]

Final Scheduled Distribution Date

It is expected that scheduled distributions on the Mortgage Loans, assuming no defaults or losses that are not covered by the limited credit support described in this prospectus supplement, will be sufficient to make timely distributions of interest on the Offered Certificates and to reduce the Class Principal Amount of each Class of the Senior Certificates to zero not later than [               ] and of the Class [   ] Certificates not later than [               ].  As to each Class, the actual final Distribution Date may be earlier or later, and could be substantially earlier, than the applicable Final Scheduled Distribution Date.

Reports to Certificateholders

On each Distribution Date the Trustee will make available to each Certificateholder a statement containing the following information:

•

the amount of principal distributed on that date to holders of each Class of Offered Certificates;

•

the amount of interest distributed on that date to holders of each Class of Offered Certificates;

•

the Interest Rate applicable to each Class of Offered Certificates;

•

the Class Principal Amount of each Class of Offered Certificates after distributions on that date;

•

the amount of the Servicing Fees and Trustee Fee paid with respect to that date;

•

the Total Loan Balance as of the related Distribution Date;

•

the amount of any Realized Losses on the Mortgage Loans during the immediately preceding calendar month and total Realized Losses since the Cut-off Date;

•

the number and aggregate Principal Balance of Mortgage Loans (1) remaining outstanding, (2) delinquent by one, two, three or four or more monthly payments, (3) in foreclosure, and (4) with respect to REO Property;

•

any amount distributed to the holder of the Residual Certificate; and

•

other information to the extent provided in the Pooling and Servicing Agreement.

Optional Purchase of Mortgage Loans; Termination of the Trust Fund

On any Distribution Date after the date on which the Total Loan Balance is less than [    ]% of the Cut-off Date Balance, the holder of the [                         ] will (subject to the terms of the Pooling and Servicing Agreement) have the option to purchase the Mortgage Loans, any REO Property and any other related property for a price equal to the sum of (1) 100% of the total outstanding principal balance of the Mortgage Loans plus accrued interest on the Mortgage Loans at the applicable Mortgage Rate, (2) the fair market value of all other property being purchased, (3) any unpaid Servicing Fees and other amounts payable to the Servicer and the Trustee and (4) [                                     ]; provided, that the purchase price will not be less than the total Certificate Principal Amount of the Offered Certificates, plus accrued interest on the Offered Certificates.  If the holder of the [                      ] does not exercise that option, the [          ] will then have the same purchase option.  If either purchase option is exercised, the Trust Fund will be terminated (this event, an “Optional Termination”).

If the [                  ] does not exercise its option as described above when it is first entitled to do so, [to be provided as applicable].

The Trustee

[                                           ], a [                             ] banking corporation, will be the Trustee under the Pooling and Servicing Agreement (the “Trustee”).  The Trustee will be paid a monthly fee (the “Trustee Fee”) calculated as a fixed percentage equal to [        ]% annually (the “Trustee Fee Rate”) on the Total Loan Balance.  As additional compensation, the Trustee will be entitled to [to be provided as applicable].  The Trustee’s “Corporate Trust Office” for purposes of presentment and surrender of the Offered Certificates for the final distribution on the Offered Certificates and for all other purposes is located at  [                                                  ], or any address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Servicer.

[The Insurance Policy

The following information has been supplied by [                                                    ] (the “Insurer”) for inclusion in this Prospectus Supplement.  Accordingly, the Depositor, the Servicer and the Underwriter do not make any representation as to the accuracy and completeness of this information.

The Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding the Certificate Guaranty Insurance Policy (the “Insurance Policy”) and the Insurer set forth below under this heading “The Insurance Policy.”  Additionally, the Insurer makes no representation regarding the Certificates or the advisability of investing in the Certificates.

The Insurer

[To be provided as applicable.]

Insurer Financial Information

[To be provided as applicable.]

Where You Can Obtain Additional Information About the Insurer

[To be provided as applicable.]

Financial Strength Ratings of the Insurer

[To be provided as applicable.]

The Insurance Policy

[To be provided as applicable.]]

Description of the Mortgage Pool

General

The Mortgage Pool will consist of approximately [              ] [description of Mortgage Loans] Mortgage Loans with original terms to maturity from the first due date of the scheduled monthly payment (a “Monthly Payment”) of not more than [30] years, having a total Principal Balance as of the Cut-off Date (after giving effect to Monthly Payments due on that date) of approximately $[                               ] (the “Cut-off Date Balance”).  The Mortgage Loans were originated or acquired by the originators described in this prospectus supplement generally in accordance with the underwriting guidelines described in this prospectus supplement.

Wherever reference is made in this prospectus supplement to a percentage of some or all of the Mortgage Loans, the percentage is determined (unless otherwise specified) on the basis of the total Principal Balance of the related Mortgage Loans as of the Cut-off Date.

All of the Mortgage Loans are secured by mortgages or deeds of trust or other similar security instruments creating [to be provided as applicable.]  The Mortgage Loans to be included in the Mortgage Pool will be acquired by the Depositor from [             ] (“[    ]”), which acquired the Mortgage Loans from [                    ].  See “[Originator/Servicer]” and “The Pooling and Servicing Agreement — Assignment of Mortgage Loans” in this prospectus supplement.

Pursuant to its terms, each Mortgage Loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount generally equal to the lower of the unpaid principal amount of the Mortgage Loan or the replacement value of the improvements on the Mortgaged Property.  Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.  See “Description of Mortgage and Other Insurance Hazard — Insurance on the Loans — Standard Hazard Insurance Policies” in the Prospectus.

[Approximately [    ]% of the Mortgage Loans have Loan-to-Value Ratios in excess of 80%.  None of those Mortgage Loans or any other Mortgage Loans are covered by primary mortgage insurance policies.  The “Loan-to-Value Ratio” of a Mortgage Loan at any time is the ratio of the principal balance of the Mortgage Loan at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale, or (b) in the case of a refinance or modification, the appraised value of the Mortgaged Property at the time of refinance or modification.]

[Approximately  [    ]% of the Mortgage Loans are fully amortizing.  Approximately [   ]% of the Mortgage Loans will have original terms to maturity that are shorter than their amortization schedules, leaving final payments (“Balloon Payments”)  due on their maturity dates that are significantly larger than other monthly payments (these loans, “Balloon Loans”).  The Balloon Loans are generally expected to have original terms to maturity of [15]  years.  The ability of the borrower to repay a Balloon Loan at maturity frequently will depend on the borrower’s ability to refinance the loan.  Any loss on a Balloon Loan as a result of the borrower’s inability to refinance the loan will be borne by Certificateholders, to the extent not covered by the applicable credit enhancement.  Neither the Servicer nor the Trustee will make any Advances with respect to delinquent Balloon Payments.]

Adjustable Rate Mortgage Loans

[Describe adjustment of adjustable rate Mortgage Loans, as applicable.]

[The Index

The Index applicable to the determination of the Mortgage Rates for the Adjustable Rate Mortgage Loans will be [described as applicable].]

The Mortgage Loans

The Mortgage Loans are expected to have the following approximate total characteristics as of the Cut-off Date.  Prior to the issuance of the Certificates, the Mortgage Loans may be removed from the Trust Fund as a result of incomplete documentation or otherwise, if the Depositor deems removal necessary or appropriate.  In addition, a limited number of other mortgage loans may be included in the Trust Fund prior to the issuance of the Offered Certificates.

Number of Mortgage Loans
Initial Pool Balance.	$
Mortgage Rates: Weighted Average	%
Range.	% to %
Weighted Average Remaining Term to Maturity (in months)

The Principal Balances of the Mortgage Loans range from approximately $[                 ] to approximately $[                                       ].  The Mortgage Loans have an average Principal Balance of approximately $[                                ].

The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans is approximately [   ]%.

No more than approximately [   ]% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

The following tables set forth as of the Cut-off Date the number, total Principal Balance and percentage of the Mortgage Loans having the stated characteristics shown in the tables in each range.  (The sum of the amounts of the percentages in the following tables may not equal the totals due to rounding.)

Cut-Off Date Principal Balances

Range of Principal Balances ($)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

The average Cut-off Date Principal Balance is approximately $                        .

Loan-to-Value Ratios

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

The weighted average original Loan-to-Value Ratio is approximately       %.

Mortgage Rates

Range of Mortgage Rates(%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

_________

*

Reflects current Mortgage Rates of Adjustable Rate Mortgage Loans.

The weighted average Mortgage Rate is approximately       % per annum.

Loan Types

Loan Type	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

Original Terms to Maturity

Range of Maturities (months)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

The weighted average original term to maturity is approximately        months.

Remaining Terms to Maturity

Remaining Term to Maturity (months)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

The weighted average remaining term to maturity of the fully amortizing Mortgage Loans is approximately        months.

Geographic Distribution

State	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

Property Types

Property Type	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

Loan Purposes

Loan Purpose	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

Occupancy Status

Occupancy Status	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

Documentation Types

Documentation Type	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

Credit Grades

Credit Grade	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

Prepayment Penalties

Prepayment Penalty	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

Maximum Rates of the Adjustable Rate Mortgage Loans

Range of Maximum Rates (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

The weighted average Maximum Rate of the Adjustable Rate Mortgage Loans is approximately        % per annum.

Minimum Rates of the Adjustable Rate Mortgage Loans

Range of Minimum Rates (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

The weighted average Minimum Rate of the Adjustable Rate Mortgage Loans is approximately       % per annum.

Gross Margins of the Adjustable Rate Mortgage Loans

Range of Gross Margins (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

The weighted average Gross Margin of the Adjustable Rate Mortgage Loans is approximately       % per annum.

Next Adjustment Date of the Adjustable Rate Mortgage Loans

Next Adjustment Date	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

Initial Fixed Term/Subsequent Adjustable Rate Term

of the Adjustable Rate Mortgage Loans

Initial Fixed Term/Subsequent Adjustable Rate Term	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans By Total Principal Balance
		$	%

Total			$100.00%

Periodic Caps of the Adjustable Rate Mortgage Loans

Periodic Cap (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans By Total Principal Balance
			$100.00%

Total			$100.00%

Initial Caps of the Adjustable Rate Mortgage Loans

Initial Cap (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans By Total Principal Balance
		$	%

Total			$100.00%

[Subsequent Mortgage Loans

The obligation of the Trust Fund to purchase additional Mortgage Loans (the “Subsequent Mortgage Loans”) on [any] date, as specified in the Pooling and Servicing Agreement (each, a “Subsequent Transfer Date”) will be subject to the Subsequent Mortgage Loans meeting the following criteria: [to be provided as applicable].  These criteria will be based on the characteristics of the Subsequent Mortgage Loans on the related Subsequent Transfer Date.

The characteristics of Subsequent Mortgage Loans may vary significantly from time to time subject to the requirements described above, and may bear no particular relationship to the characteristics of the initial Mortgage Loans at any time.  It is expected that a substantial portion of the Subsequent Mortgage Loans will be [to be provided as applicable.]]

Additional Information

The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for Monthly Payments due on or before that date.  A Current Report on Form 8-K will be available to purchasers of the Offered Certificates and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.  In the event that Mortgage Loans are removed from or added to the Mortgage Pool as set forth in this prospectus supplement under “Description of the Mortgage Pool,” the removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

[Originator/Servicer

The information in this section has been provided by [servicer].  None of the Depositor, [    ], the Trustee, the Insurer, the Underwriter or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information.

General

[Description of the Originator/Servicer.]

Lending Activities and Loan Sales

[                                ] originates real estate loans through its network of offices and loan origination centers. [                                ] also participates in secondary market activities by originating and selling mortgage loans while continuing to service the majority of the loans sold.  In other cases [                                ]’s whole loan sale agreements provide for the transfer of servicing rights.

[                                ]’s primary lending activity is funding loans to enable borrowers to purchase or refinance residential real property, which loans are secured by first or second liens on the related real property.  [                                ]’s single-family real estate loans are predominantly “conventional” mortgage loans, meaning that they are not insured by the Federal Housing Administration or partially guaranteed by the U.S.  Department of Veterans Affairs.

The following table summarizes [                                ]’s one- to four-family residential mortgage loan origination and sales activity for the periods shown below.  Sales activity may include sales of mortgage loans purchased by [                     ] from other loan originators.

	Year Ended December 31					Three Months Ended March 31,
	_______	_______	_______	_______	_______	_______	_______
	(Dollars in thousands)					(Dollars in thousands)
Originated and purchased	$	$	$	$	$	$	$
Sales	$	$	$	$	$	$	$

Loan Servicing

The Servicer services all of the mortgage loans it originates that are retained in its portfolio and continues to service at least a majority of the loans that have been sold to investors.  Servicing includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent borrowers, and supervising foreclosure in the event of unremedied defaults.  The Servicer’s servicing activities are audited periodically by applicable regulatory authorities.  Some financial records of the Servicer relating to its loan servicing activities are reviewed annually as part of the audit of the Servicer’s financial statements conducted by its independent accountants.

Underwriting Guidelines

The Mortgage Loans were originated generally in accordance with guidelines (the “Underwriting Guidelines”) established by [                                  ].  The Underwriting Guidelines are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral and are also intended to consider the borrower’s credit standing and repayment ability.  On a case-by-case basis and only with the approval of two or more senior lending officers, [                                  ] may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception.  Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment and time in residence at the applicant’s current address.  It is expected that a substantial number of the Mortgage Loans will have been originated under underwriting exceptions.

[Describe originator’s underwriting guidelines.]

Servicing Practices and Experience

In general, when a borrower fails to make a required payment on a residential mortgage loan, [                                ] attempts to cause the deficiency to be cured by corresponding with the borrower.  In most cases deficiencies are cured promptly.  Pursuant to [                          ]’s customary procedures for residential mortgage loans serviced by it for its own account, [         ] generally mails a notice of intent to foreclose to the borrower after the loan has become 31 days past due (two payments due but not received) and, within one month thereafter, if the loan remains delinquent, typically institutes appropriate legal action to foreclose on the property securing the loan.  If foreclosed, the property is sold at public or private sale and may be purchased by [                                ].  In California, real estate lenders are generally unable as a practical matter to obtain a deficiency judgment against the borrower on a loan secured by single-family real estate.

The following table sets forth the delinquency and loss experience at the dates indicated for residential (one- to four-family and multifamily) first lien mortgage loans serviced by the Servicer that were originated or purchased by the Servicer:

[To be provided as applicable.]

There can be no assurance that the delinquency and loss experience of the Mortgage Loans will correspond to the loss experience of the Servicer’s mortgage portfolio set forth in the table above.  The statistics shown above represent the delinquency and loss experience for the Servicer’s total servicing portfolio only for the periods presented, whereas the total delinquency and loss experience on the Mortgage Loans will depend on the results over the life of the Trust Fund.  The Servicer’s portfolio includes mortgage loans with payment and other characteristics that are not representative of the payment and other characteristics of the Mortgage Loans.  A substantial number of the Mortgage Loans may also have been originated based on Underwriting Guidelines that are less stringent than those generally applicable to the servicing portfolio reflected in the table.  If the residential real estate market experiences an overall decline in property values, the actual rates of delinquencies, foreclosures and losses could be higher than those previously experienced by the Servicer.  In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses on to the Mortgage Loans.]

The Pooling and Servicing Agreement

General

The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) dated as of [                              ] among the Depositor, the Servicer and the Trustee.  Reference is made to the Prospectus for important information in addition to that set forth in this Prospectus Supplement regarding the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates.  Offered Certificates in certificated form will be transferable and exchangeable at the Corporate Trust Office of the Trustee.  [                                               ] serve as Certificate Registrar and Paying Agent.

Assignment of Mortgage Loans

The Depositor will assign the Mortgage Loans to the Trustee, together with all principal and interest received with respect to the Mortgage Loans on and after the Cut-off Date, other than Monthly Payments due on or before that date.  Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement that will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Monthly Payment and the maturity date.

The Trustee will, concurrently with the assignment to it of the property constituting the Trust Fund, authenticate and deliver the Certificates.

[As to each Mortgage Loan, the following documents are generally required to be delivered to the Trustee or its custodian (the “Custodian”) in accordance with the Pooling and Servicing Agreement:

*

the related original Mortgage Note endorsed without recourse to the Trustee or in blank;

*

the original Mortgage with evidence of recording indicated on the original Mortgage (or, if the original recorded Mortgage has not yet been returned by the recording office, a copy certified to be a true and complete copy of the Mortgage sent for recording), the original security agreement and related documents;

*

an original assignment of the Mortgage to the Trustee or in blank in recordable form and originals of all intervening assignments, if any, showing a complete chain of title from origination to the Trustee;

*

the policies of title insurance issued with respect to each Mortgage Loan; and

*

the originals of any assumption, modification, extension or guaranty agreements.

Where necessary to protect the interest of the Trustee in the Mortgage Loans, the assignments of each Mortgage to the Trustee are required to be submitted for recording promptly after the Closing Date.]

Under the terms of the agreements (the “Mortgage Loan Purchase Agreements”) pursuant to which [    ] purchased the Mortgage Loans from [the Originator] and the Depositor purchased the Mortgage Loans from [    ], the Custodian [has conducted an initial review of the mortgage loan documents and has notified] the Depositor, [    ] and [the Originator] as to each mortgage loan document that either has not yet been delivered to the Depositor as required or appears to be not properly executed, not in conformity with the description of the Mortgage Loan on the Mortgage Loan schedule or otherwise defective.  If any Mortgage Loan document is not delivered or any material defect in a document is not cured within the time period specified in the Mortgage Loan Purchase Agreements, [the Originator] will be required to repurchase the affected Mortgage Loan for a price equal to the unpaid principal balance of the Mortgage Loan plus accrued interest on the Mortgage Loan (the “Repurchase Price”) or, in some circumstances, to substitute another mortgage loan.

[[The Originator] has made to [    ] and the Depositor under the Mortgage Loan Purchase Agreements representations and warranties that include representations and warranties similar to those summarized in the Prospectus under the heading “Description of the Agreements — Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements — Representations and Warranties; Repurchases.”  [    ]’s and the Depositor’s rights under these representations and warranties will be assigned to the Trustee for the benefit of Certificateholders.  In the event of a breach of any of these representations or warranties that materially and adversely affects the value of any Mortgage Loan or the interests of Certificateholders or the Insurer, [the Originator] will be obligated, within 60 days following its discovery of a breach or receipt of notice of a breach to cure the breach or purchase the affected Mortgage Loan from the Trust Fund for the Repurchase Price or, in some circumstances, to substitute another mortgage loan.]

To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased by [the Originator] and a Realized Loss occurs on the Mortgage Loan, holders of Offered Certificates, in particular the Class [   ]Certificates, may incur a loss if the applicable credit enhancement is not sufficient to cover that loss.

Voting Rights

Voting rights of Certificateholders under the Pooling and Servicing Agreement will be allocated among the Classes of Certificates and among the Certificates of each Class as provided in the Pooling and Servicing Agreement.

General Servicing Provisions

The Mortgage Loans will be serviced by the Servicer in accordance with the provisions of the Pooling and Servicing Agreement.

[The Servicer will be required to use reasonable efforts to collect all amounts due under each Mortgage Loan and to administer the Mortgage Loans in accordance with generally accepted servicing practices.  See “[Originator/Servicer] — Servicing Practices and Experience.”  The Servicer will be required to deposit all amounts collected and recovered with respect to the Mortgage Loans within three Business Days of receipt of those amounts in a separate account in the name of the Trustee (the “Collection Account”); on the [    ] day of each month, or if that date is not a Business Day, on the immediately following Business Day, the Servicer will be required to transfer the Interest Remittance Amount and the Principal Remittance Amount to a separate account maintained by the Trustee for the benefit of the Certificateholders (the “Certificate Account”).

The Servicer will be prohibited under the Pooling and Servicing Agreement from making any material modification to the terms of a Mortgage Loan, including a change in the Mortgage Rate other than as provided in the Mortgage Note, deferral or forgiveness of a Monthly Payment or extension of the maturity date, unless the Mortgage Loan is in default or default is, in the judgment of the Servicer, reasonably foreseeable.

The Servicer will also be prohibited from waiving any prepayment premium except in the case of a default or imminent default, and then may waive the prepayment premium only if the waiver would maximize amounts collected under the Mortgage Loan.]

Prepayment Interest Shortfalls

When a borrower prepays a Mortgage Loan in full or in part between Monthly Payment dates, the borrower pays interest on the amount prepaid only from the last Monthly Payment date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made.  [Any Prepayment Interest Shortfall resulting from a prepayment in full or in part is required to be paid by the Servicer, but only to the extent that the shortfall does not exceed the total of the Servicing Fees for the applicable Distribution Date.]

Advances

[The Servicer will be obligated to make advances (“Advances”) with respect to delinquent payments of principal of and interest on the Mortgage Loans (other than Balloon Payments), adjusted to the related Mortgage Rate less the Servicing Fee Rate, to the extent that those Advances, in its judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of a Mortgage Loan.  The Trustee will be obligated to make any required Advance if the Servicer fails in its obligation to do so, to the extent provided in the Pooling and Servicing Agreement.  The Servicer or the Trustee, as applicable, will be entitled to recover any Advances made by it with respect to a Mortgage Loan out of late payments on the Mortgage Loan or out of related liquidation proceeds and insurance proceeds or, if the Servicer determines that those Advances are not recoverable from those sources, then from collections on other Mortgage Loans.  These reimbursements may result in Realized Losses.

The purpose of making Advances is to maintain a regular cash flow to Certificateholders, rather than to guarantee or insure against losses.  No party will be required to make any Advances with respect to reductions in the amount of the Monthly Payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Monthly Payment owed by a borrower or a reduction of the applicable Mortgage Rate by application of the Relief Act.]

Servicing Advances

The Servicer will be required to advance its own funds for particular purposes, including preserving and restoring Mortgaged Properties, payment of delinquent taxes and insurance premiums, managing and disposing of REO Properties, and legal proceedings.  Advances for these and similar purposes are referred to as “Servicing Advances.”  The Servicer will be reimbursed for Servicing Advances made with respect to a Mortgage Loan out of late payments on the Mortgage Loan, to the extent provided in the Pooling and Servicing Agreement, or out of related liquidation proceeds and insurance proceeds, if the Servicer determines that Servicing Advances are not recoverable from those sources, then from collections and other recoveries on other Mortgage Loans.  The Pooling and Servicing Agreement will require that the Servicer not make a Servicing Advance that is not expected to be recoverable from proceeds of the related Mortgage Loan unless, in the Servicer’s judgment, making that Servicing Advance is in the best interests of the Certificateholders.

Collection of Taxes and Insurance Premiums

The Servicer will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums as well as real estate taxes and similar items with respect to the Mortgage Loans, and will make Servicing Advances with respect to delinquencies in required escrow payments by the related borrowers.

Insurance Coverage

The Servicer is required to obtain and thereafter maintain in effect a bond or similar form of insurance coverage (which may provide blanket coverage) insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Purchases of Defaulted Mortgage Loans

The Servicer may, but will not be obligated to, purchase any Mortgage Loan that becomes three months or more delinquent in payment or as to which the Servicer has started foreclosure proceedings, for a price equal to the unpaid principal balance plus interest accrued and unpaid.

Evidence as to Compliance

The Pooling and Servicing Agreement will provide that each year a firm of independent accountants will furnish a statement to the Trustee to the effect that the firm has examined the necessary documents and records relating to the servicing of mortgage loans by the Servicer and that, on the basis of that examination, the firm is of the opinion that the servicing has been conducted in accordance with applicable accounting standards, except for those exceptions as the firm believes to be immaterial and those exceptions set forth in the statement.

Servicing Compensation and Payment of Expenses

The Servicer will be paid a monthly fee (the “Servicing Fee”) with respect to each Mortgage Loan calculated as [    ]% annually (the “Servicing Fee Rate”) on the outstanding principal balance of each Mortgage Loan.  The Servicer will also be entitled to receive, to the extent provided in the Pooling and Servicing Agreement, additional compensation, in the form of any interest or other income earned on funds it has deposited in the Collection Account pending remittance to the Trustee, as well as customary fees and charges paid by borrowers (other than prepayment premiums).

[The Servicing Fee is subject to reduction as described above under “— Prepayment Interest Shortfalls.”]

Subservicing

The Servicer will be prohibited from assigning the responsibility for servicing the Mortgage Loans, except as permitted by the Pooling and Servicing Agreement, but it may employ one or more subservicers.  If the Servicer chooses to employ subservicers, the Servicer will remain liable for fulfillment of its obligations under the Pooling and Servicing Agreement, and will be considered to have itself received any payment received by a subservicer whether or not the subservicer actually remits that payment.

Resignation or Removal of the Servicer

The Servicer will agree in the Pooling and Servicing Agreement not to resign except with the consent of the Trustee, unless the Servicer delivers to the Trustee an opinion of legal counsel to the effect that the Servicer is no longer permitted under applicable law to perform the duties of the Servicer under the Pooling and Servicing Agreement.

If the Servicer is in default under the Pooling and Servicing Agreement, or the Trustee or Certificateholders having a majority of Voting Rights may remove the Servicer.  [Events of default include:

•

failure by the Servicer to remit any required payment, including any Advance, to the Trustee for one Business Day after receipt of written notice that the payment has not been made;

•

failure by the Servicer to make a required Servicing Advance for 60 days after receipt of written notice that the Servicing Advance has not been made;

•

failure by the Servicer to fulfill any other material requirement under the Pooling and Servicing Agreement within the applicable time period;

•

failure by the Servicer to be qualified to service mortgage loans for either Fannie Mae or Freddie Mac;

•

insolvency of the Servicer; and

•

other events specified in the Pooling and Servicing Agreement.]

[If the Servicer is removed, the Trustee will immediately assume the role of Servicer under the Pooling and Servicing Agreement unless another Servicer is appointed pursuant to the Pooling and Servicing Agreement.  The Trustee will solicit bids from prospective successor Servicers as provided in the Pooling and Servicing Agreement.  If a qualifying bid is not received, the Trustee will continue to service the Mortgage Loans if it is legally qualified to do so until the Trustee appoints a successor Servicer as provided in the Pooling and Servicing Agreement.  If the servicing rights are sold, any proceeds of the sale after deduction of expenses will be paid to the predecessor Servicer.]

Yield Considerations

General

The yields to maturity (or to early termination) on the Offered Certificates will be affected by the rate of principal payments on the Mortgage Loans (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans.  Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the application of Monthly Excess Cashflow, the purchase price paid for the Offered Certificates and other factors.

Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors.  In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans.  Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.  Other factors affecting prepayment of the Mortgage Loans include factors such as changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions.  The Mortgage Loans generally have due-on-sale clauses.

[Approximately [      ]% of the Mortgage Loans are subject to prepayment premiums during intervals ranging from one to five years following origination, as described under “Description of the Mortgage Pools” in this prospectus supplement.  The prepayment premiums may have the effect of reducing the amount or the likelihood of prepayment of these Mortgage Loans during intervals when a prepayment premium would be payable.]

The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments by the borrowers, liquidations of defaulted Mortgage Loans, repurchases of Mortgage Loans due to breaches of representations and warranties or defective documentation and exercise by the holder of the Residual Certificate of its right to purchase all of the Mortgage Loans as described in this prospectus supplement.  The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.  Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully in this prospectus supplement and in the Prospectus under “Yield Considerations”) no assurance can be given as to the rate or the timing of principal payments on the Offered Certificates.  In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor’s yield.  The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires or other natural disasters.  [The Originator] will represent and warrant that as of the Closing Date each Mortgaged Property was free of material damage.  In the event of an uncured breach of this representation and warranty that materially and adversely affects the value of a Mortgage Loan, [the Originator] will be required to repurchase the affected Mortgage Loan or, under some circumstances, substitute another mortgage loan.  If any damage caused by earthquakes, flooding, storms, wildfires, or landslides (or other cause) occurs after the Closing Date, [the Originator] will not have any repurchase obligation.  In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to the affected Mortgaged Properties.  As a consequence, Realized Losses could result.  To the extent that the insurance proceeds received with respect to any damaged Mortgage Properties are not applied to the restoration of those Mortgage Properties, the proceeds will be used to prepay the related Mortgage Loans in whole or in part.  Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Offered Certificates and will reduce the yields on the Offered Certificates to the extent they are purchased at a premium.

Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to holders of the related Certificates of principal amounts that would otherwise be distributed over the remaining terms of those Mortgage Loans.  The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans.  In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

The yields on the Class [   ] Certificates may be adversely affected by Net Prepayment Interest Shortfalls on the Mortgage Loans.

The yields to investors in the Offered Certificates may be affected by the purchase of defaulted Mortgage Loans by the Servicer and by the exercise by [                                ] of its right to purchase the Mortgage Loans, as described under “Description of the Certificates — Optional Purchase of Mortgage Loans; Termination of the Trust Fund” in this prospectus supplement, or the failure of [            ] to exercise that right.

If the purchaser of an Offered Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.  Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.

[The Interest Rates applicable to the Offered Certificates will be affected by the level of [       ] from time to time, and by the Mortgage Rates of the Mortgage Loans from time to time as described under “Risk Factors — Mortgage Loan Interest Rates May Limit Interest Rates on the Certificates.”]

Overcollateralization

[Describe as applicable.]

[Subordination of the Class [   ] Certificates

As described in this prospectus supplement, the Senior Certificates are senior to the Class [   ]Certificates, and the Senior Certificates will have a preferential right to receive amounts in respect of interest to the extent of the Interest Remittance Amount and amounts in respect of principal to the extent of the Principal Distribution Amount for the related Mortgage Pool.  As a result, the yield on the Class [   ]Certificates will be particularly sensitive to delinquencies and losses on the Mortgage Loans.]

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of the security (assuming no losses).  The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

Prepayments on mortgage loans are commonly measured relative to a [                    ] prepayment standard or model.  The model used in this Prospectus Supplement represents
[                                ]. [                                ] does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust Fund.

[The following tables were prepared based on the following assumptions, among other things (collectively, the “Modeling Assumptions”):

•

the initial Class Principal Amounts are as set forth on the cover of this Prospectus Supplement, and the Interest Rates are as described in this prospectus supplement;

•

each Monthly Payment of principal and interest is timely received on the first day of each month starting in [                ];

•

principal prepayments are received in full on the first day of each month starting in [                ] and there are no Net Prepayment Interest Shortfalls;

•

prepayments are received on the Mortgage Loans at the [                ] rate;

•

there are no defaults or delinquencies on the Mortgage Loans;

•

Distribution Dates occur on the [      ]th day of each month, starting in [                    ];

•

there are no re-purchases or substitutions of the Mortgage Loans;

•

[the Mortgage Rates of the Adjustable Rate Mortgage Loans adjust semi-annually;]

•

[the value of the Index is [      ]%;]

•

[the value of LIBOR is       %;]

•

the Certificates are issued on [                ];

•

the sum of the Trustee Fee Rate and the Servicing Fee Rate is [    ]%; and

•

the Mortgage Loans were aggregated into assumed mortgage loans having the following characteristics:]

Assumed Mortgage Loan Characteristics

Loan Type	Principal Balance($)	Gross Coupon Rate(%)	Original Term to Maturity (Months)	Remaining Term to Maturity (Months)	Loan Age (Months)	Gross Margin (%)

The actual characteristics of the Mortgage Loans may, and the performance of the Mortgage Loans will, differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans.  Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed.  Any difference between those assumptions and the actual characteristics and performance of the Mortgage Loans or actual prepayment or loss experience will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding [assumed prepayment rates].

Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Offered Certificates and set forth the percentages of the initial Class Principal Amounts of the Offered Certificates that would be outstanding after each of the Distribution Dates shown at the indicated [assumed prepayment rates].

The weighted average life of an Offered Certificate is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the total of the net reductions of Class Principal Amount described in (1) above.

Percentage of Initial Class Principal Amount of the

Class [   ] Certificates Outstanding under the Following [Prepayment Rates]

Distribution Date	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Initial Percentage	100	100	100	100	100	100

Weighted Average Life in Years With Optional Termination Without Optional Termination

_________

*

Based upon the assumption that [                          ] exercises its option to repurchase the Mortgage Loans as described under “Description of the Certificates — Optional Purchase of Mortgage Loans; Termination of the Trust Fund” in this prospectus supplement, except in the case of the “Weighted Average Life With Optional Termination.”

Material Federal Income Tax Considerations

For federal income tax purposes, one or more elections will be made to treat certain assets of the Trust Fund as a REMIC.  Upon the issuance of the Offered Certificates, McKee Nelson LLP (“Tax Counsel”) will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, each segregate pool of assets for which a REMIC election is made will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”), and that the Offered Certificates will represent the ownership of regular interests in the REMIC.  The Class [R] Certificates will represent ownership of the residual interest in each REMIC.  All prospectus purchasers of Offered Certificates should see “Material Federal Income Tax Considerations—REMICs” in the accompanying prospectus.

Because the Offered Certificates are considered REMIC regular interests, they generally are taxable as debt obligations under the Code, and interest paid or accrued on such certificates, including original issue discount with respect to any such certificate issued with original issue discount, will be taxable to holders of Offered Certificates in accordance with the accrual method of accounting.  See “Material Federal Income Tax Considerations—REMICs—Taxation of Owners of Regular Securities” in the accompanying prospectus.

The prepayment assumption that is used in determining the rate of accrual of original issue discount with respect to the Offered Certificates is [100% Prepayment Assumption], as defined below.  However, this rate does not represent the rate at which prepayments have actually occurred and no representation is made as to the rate at which prepayments actually will occur in the future.

The [“100% Prepayment Assumption] assumes a constant prepayment rate of ...]

[Alternatively, grantor trust, partnership or FASIT status to be described as applicable.]

State and Local Income Tax Considerations

In addition to the federal income tax matters described under “Material Federal Income Tax Considerations” above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the Offered Certificates.  State and local income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

Legal Investment Considerations

[The [Senior Certificates] will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”), for so long as they are rated in one of the two highest rating categories by one or more nationally recognized rating agencies, and, as such, are legal investments for some entities to the extent provided in SMMEA.]  These investments, however, will be subject to general regulatory considerations governing investment practices under state and federal laws.

Institutions whose investment activities are subject to review by regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in some mortgage related securities.  In addition, several states have adopted or may adopt regulations that prohibit some state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates may be purchased by them.

See “Legal Investment Considerations” in the Prospectus.

Use of Proceeds

The net proceeds from the sale of the Certificates will be applied by the Depositor, or an affiliate of the Depositor, toward the purchase of the Mortgage Loans.  The Mortgage Loans will be acquired by the Depositor from [    ] in a privately negotiated transaction.

Underwriting

[Subject to the terms and conditions provided in the underwriting agreement and in a terms agreement (collectively, the “Underwriting Agreement”) among the Depositor, [    ] and the Underwriter, the Depositor and [    ] have agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Offered Certificates.

The distribution of the Offered Certificates by the Underwriter will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale.  The Underwriter may effect these transactions by selling the Certificates to or through dealers, and dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions.  The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Act”).  The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against some civil liabilities, including liabilities under the Act.]

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $[                          ].

The Underwriter is an affiliate of the Depositor and [    ].

ERISA Considerations

Employee benefit plans and other retirement arrangements that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Code (“Plans”) and any person utilizing the assets of a Plan, may be eligible to purchase the Offered Certificates, pursuant to a prohibited transaction exemption which has been issued to the Underwriter by the Department of Labor as described in “ERISA Considerations” in the Prospectus, except that if the rating of the Offered Certificates is lower than “BBB-” at the time of its acquisition by a Plan in the secondary market it may only be acquired by an insurance company general account if the exemptive relief granted by the Department of Labor for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60, is available with respect to the investment.  The Pooling and Servicing Agreement will include restrictions on the transfer of the Offered Certificates. A fiduciary of a Plan must determine that the purchase of a [Note] is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code.

See “ERISA Considerations” in the accompanying Prospectus.

Experts

[Describe as applicable.]

Legal Matters

Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for the Underwriter by McKee Nelson LLP.

Ratings

It is a condition to the issuance of the [           ] Certificates that they be rated “[     ]” by [Rating Agency] and “[       ]” by [Rating Agency] (the “Rating Agencies “).  It is a condition to the issuance of the Class [   ] Certificates that they be rated “[         ]” by [Rating Agency] and “[         ]” by [Rating Agency].

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  A securities rating addresses the likelihood of the receipt by holders of Offered Certificates of distributions in the amount of scheduled payments on the Mortgage Loans.  The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Offered Certificates.  The ratings on the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments.  The ratings do not address the possibility that holders of Offered Certificates might suffer a lower than anticipated yield due to prepayments.

The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either Rating Agency.

The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by the other rating agency.  The rating assigned by the other rating agency to the Offered Certificates could be lower than the ratings assigned by the Rating Agencies.

Glossary of Defined Terms

[To be provided.]

Annex I

Global Clearance, Settlement and Tax Documentation Procedures

Except in some limited circumstances, the globally offered ACE Securities Corp. [                ] Pass-Through Certificates (the “Global Securities”) will be available only in book-entry form.  Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream Luxembourg or Euroclear.  The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co.  as nominee of DTC.  Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading between Clearstream Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Seller And Clearstream Luxembourg Or Euroclear Purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last interest payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (that would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear.  Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.  The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment.  Payment will include interest accrued on the Global Securities from and including the last interest payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period.  If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

•

borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

•

borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global securities holding securities through Clearstream, Luxembourg or Euroclear, or through DTC will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons or to 31% backup withholding, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. If the information shown on Form W-8 BEN changes, a new Form W-8 must be filed within 30 days of the change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners of securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN (including Part II thereof). If the treaty provides only for a reduced rate, the beneficial owner may still be entitled to complete exemption from withholding under item (1) above.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI are generally effective for three calendar years from the close of the calendar year in which it is collected.

The term “U.S. Person” means (1) a citizen or resident of the United States, (2) a corporation or partnership (or other entity properly classified as a corporation or partnership for U.S. Federal income tax purposes) organized in or under the laws of the United States or any state or the District of Columbia,  (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4)  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.  Notwithstanding the preceding sentence, to the extent provided in regulations, trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also will be considered U.S. Persons. Treasury regulations provide certain presumptions regarding the entity classification and foreign or U.S. status of a holder that a payor generally must apply in the absence of appropriate documentation from the holder, and provide detailed documentation and procedures for holders claiming withholding tax exemptions through intermediaries.  Prospective investors are urged to consult their tax advisors regarding the effect of these regulations on their ability to claim and the means for claiming exemptions from or reduced rates of U.S. withholding taxes.

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global securities. Investors are advised to consult their own tax  advisers for specific tax advice concerning their holding and disposing of the Global securities.

PROSPECTUS

Asset Backed Certificates

Asset Backed Notes

(Issuable in Series)

ACE Securities Corp.,
Depositor

The Trust Funds:

Each trust fund will be established to hold assets transferred to it by ACE Securities Corp.  The assets in each trust fund will generally consist of one or more of the following:

•

mortgage loans secured by one- to four-family residential properties;

•

mortgage pass-through notes or certificates issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac; or

•

previously issued asset-backed or mortgage-backed notes or certificates backed by mortgage loans secured by residential properties or participations in those types of loans.

The assets in your trust fund are specified in the prospectus supplement for that particular trust fund, while the types of assets that may be included in a trust fund, whether or not in your trust fund, are described in greater detail in this prospectus.

The Securities:

ACE Securities Corp. will sell the notes or certificates, as applicable, pursuant to a prospectus supplement.  The notes or certificates, as applicable, will be grouped into one or more series, each having is own distinct designation.  Each series will be issued in one or more classes and will evidence beneficial ownership of, or be secured by, the assets in the trust fund that the series relates to.  A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is June 24, 2005.

Page

Description of the Trust Funds

Use of Proceeds

Yield Considerations

The Depositor

Description of the Securities

Description of the Agreements

Description of Credit Support

Certain Legal Aspects of Mortgage Loans

Material Federal Income Tax Considerations

State and Other Tax Considerations

ERISA Considerations

130

Legal Investment

Methods of Distribution

Additional Information

Incorporation of Certain Documents by Reference

Legal Matters

Financial Information

Rating

Index of Defined Terms

Description of the Trust Funds

Assets

The primary assets of each trust fund (the “Assets”) will include some or all of the following types of assets:

•

mortgage loans on residential properties, which may include Home Equity Loans and Land Sale Contracts (each as defined in this prospectus);

•

any combination of “fully modified pass-through” mortgage-backed certificates guaranteed by the Government National Mortgage Association (“Ginnie Mae”), guaranteed mortgage pass-through securities issued by Fannie Mae (“Fannie Mae”) and mortgage participation certificates issued by the Federal Home Loan Mortgage Corporation (“Freddie Mac”) (collectively, “Agency Securities”);

•

previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates (each, and collectively, “Mortgage Securities”) evidencing interests in, or collateralized by, mortgage loans or Agency Securities; or

•

a combination of mortgage loans, Agency Securities and/or Mortgage Securities.

The mortgage loans will not be guaranteed or insured by ACE Securities Corp. or any of its affiliates.  The mortgage loans will be guaranteed or insured by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the prospectus supplement.  The depositor will select each Asset to include in a trust fund from among those it has purchased, either directly or indirectly, from a prior holder (an “Asset Seller”), which may be an affiliate of the depositor and which prior holder may or may not be the originator of that mortgage loan.

The Assets included in the trust fund for your series may be subject to various types of payment provisions:

•

“Level Payment Assets,” which may provide for the payment of interest, and full repayment of principal, in level monthly payments with a fixed rate of interest computed on their declining principal balances;

•

“Adjustable Rate Assets,” which may provide for periodic adjustments to their rates of interest to equal the sum of a fixed margin and an index;

•

“Buy Down Assets,” which are Assets for which funds have been provided by someone other than the related borrowers to reduce the borrowers’ monthly payments during the early period after origination of those Assets;

•

“Increasing Payment Assets,” as described below;

•

“Interest Reduction Assets,” which provide for the one-time reduction of the interest rate payable on these Assets;

•

“GEM Assets,” which provide for (1) monthly payments during the first year after origination that are at least sufficient to pay interest due on these Assets, and (2) an increase in those monthly payments in later years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization terms of those Assets;

•

“GPM Assets,” which allow for payments during a portion of their terms which are or may be less than the amount of interest due on their unpaid principal balances, and this unpaid interest will be added to the principal balances of those Assets and will be paid, together with interest on the unpaid interest, in later years;

•

“Step-up Rate Assets” which provide for interest rates that increase over time;

•

“Balloon Payment Assets;”

•

“Convertible Assets” which are Adjustable Rate Assets subject to provisions pursuant to which, subject to limitations, the related borrowers may exercise an option to convert the adjustable interest rate to a fixed interest rate; and

•

“Bi-weekly Assets,” which provide for payments to be made by borrowers on a bi-weekly basis.

An “Increasing Payment Asset” is an Asset that provides for monthly payments that are fixed for an initial period to be specified in the prospectus supplement and which increase thereafter (at a predetermined rate expressed as a percentage of the monthly payment during the preceding payment period, subject to any caps on the amount of any single monthly payment increase) for a period to be specified in the prospectus supplement from the date of origination, after which the monthly payment is fixed at a level-payment amount so as to fully amortize the Asset over its remaining term to maturity.  The scheduled monthly payment for an Increasing Payment Asset is the total amount required to be paid each month in accordance with its terms and equals the sum of (1) the borrower’s monthly payments referred to in the preceding sentence and (2) payments made by the respective servicers pursuant to buy-down or subsidy agreements.  The borrower’s initial monthly payments for each Increasing Payment Asset are set at the level-payment amount that would apply to an otherwise identical Level Payment Asset having an interest rate some number of percentage points below the Asset Rate of that Increasing Payment Asset.  The borrower’s monthly payments on each Increasing Payment Asset, together with any payments made on the Increasing Payment Asset by the related servicers pursuant to buy-down or subsidy agreements, will in all cases be sufficient to allow payment of accrued interest on the Increasing Payment Asset at the related interest rate, without negative amortization.  A borrower’s monthly payments on an Increasing Payment Asset may, however, not be sufficient to result in any reduction of the principal balance of that Asset until after the period when those payments may be increased.

The Notes or Certificates, as applicable (as defined in this prospectus), will be entitled to payment only from the assets of the related trust fund and will not be entitled to payments from the assets of any other trust fund established by the depositor.  The assets of a trust fund may consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets, if specified in the prospectus supplement.

Mortgage Loans

General

Each mortgage loan will generally be secured by a lien on (1) a one- to four-family residential property (including a manufactured home) or a security interest in shares issued by a cooperative housing corporation (a “Single Family Property”) or (2) a primarily residential property that consists of five or more residential dwelling units referred to as a multifamily property, which may include limited retail, office or other commercial space (“Multi Family Property” and together with Single Family Property, the “Mortgaged Properties.”)  The mortgage loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property.

The Mortgaged Properties may also include:

•

Apartment buildings owned by cooperative housing corporations (“Cooperatives”) and

•

Leasehold interests in properties, the title to which is held by third party lessors.  The term of these leaseholds will exceed the term of the related mortgage note by at least five years or some other time period specified in the prospectus supplement.

The principal balance of the mortgage loans secured by Mortgaged Property consisting of Multi Family Property or apartment buildings owned by Cooperatives shall not exceed 5% of the principal balance of all mortgage loans conveyed to the trust fund.

The mortgage loans may include:

•

Closed-end and/or revolving home equity loans or balances of these home equity loans (“Home Equity Loans”); and

•

Mortgage loans evidenced by contracts (“Land Sale Contracts”) for the sale of properties pursuant to which the borrower promises to pay the amount due on the mortgage loans to the holder of the Land Sale Contract with fee title to the related property held by that holder until the borrower has made all of the payments required pursuant to that Land Sale Contract, at which time fee title is conveyed to the borrower.

The originator of each mortgage loan will have been a person other than the depositor.  The prospectus supplement will indicate if any originator is an affiliate of the depositor.  The mortgage loans will be evidenced by mortgage notes secured by mortgages, deeds of trust or other security instruments (the “Mortgages”) creating a lien on the Mortgaged Properties.  The Mortgaged Properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.  If provided in the prospectus supplement, the mortgage loans may include loans insured by the Federal Housing Administration (the “FHA”) or partially guaranteed by the Veteran’s Administration (the “VA”).  See “—FHA Loans and VA Loans” below.

Loan-to-Value Ratio

The “Loan-to-Value Ratio” of a mortgage loan at any particular time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan to the Value of the related Mortgaged Property.  The “Value” of a Mortgaged Property, other than for Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of that loan and (b) the sales price for that property.  ”Refinance Loans” are loans made to refinance existing loans.  Unless otherwise specified in the prospectus supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value of the Mortgaged Property determined in an appraisal obtained at the time of origination of the Refinance Loan.  The value of a Mortgaged Property as of the date of initial issuance of the related series may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

Primary Mortgage Insurance

Except in the case of high loan-to-value loans and as otherwise specified in the related prospectus supplement, each mortgage loan having a loan-to-value ratio at origination in excess of 80%, is required to be covered by a primary mortgage guaranty insurance policy insuring against default on such mortgage loan as to at least the principal amount thereof exceeding 75% of the value of the mortgaged property at origination of the mortgage loan. This insurance must remain in force at least until the mortgage loan amortizes to a level that would produce a loan-to-value ratio lower than 80%. See “Primary Mortgage Insurance Policies”.

Mortgage Loan Information in the Prospectus Supplements

Your prospectus supplement will contain information, as of the dates specified in that prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to the mortgage loans, including:

•

the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of, unless otherwise specified in that prospectus supplement, the close of business on the first day of the month of formation of the related trust fund (the “Cut-off Date”);

•

the type of property securing the mortgage loans;

•

the weighted average (by principal balance) of the original and remaining terms to maturity of the mortgage loans;

•

the range of maturity dates of the mortgage loans;

•

the range of the Loan-to-Value Ratios at origination of the mortgage loans;

•

the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

•

the state or states in which most of the Mortgaged Properties are located;

•

information regarding the prepayment provisions, if any, of the mortgage loans;

•

for mortgage loans with adjustable mortgage rates (“ARM Loans”), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum mortgage rate or monthly payment variation at the time of any adjustment of and over the life of the ARM Loan;

•

information regarding the payment characteristics of the mortgage loans, including balloon payment and other amortization provisions;

•

the number of mortgage loans that are delinquent and the number of days or ranges of the number of days those mortgage loans are delinquent; and

•

the material underwriting standards used for the mortgage loans.

If specific information respecting the mortgage loans is unknown to the depositor at the time the Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance of that Security and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission (the “Commission”) within fifteen days after that initial issuance.  The characteristics of the mortgage loans included in a trust fund will not vary by more than five percent (by total principal balance as of the Cut-off Date) from the characteristics of the mortgage loans that are described in the prospectus supplement.

The prospectus supplement will specify whether the mortgage loans include Home Equity Loans, which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property.  In addition, the prospectus supplement will specify whether the mortgage loans contain some mortgage loans evidenced by Land Sale Contracts.

Payment Provisions of the Mortgage Loans

All of the mortgage loans will provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at some other interval as is specified in the prospectus supplement or for payments in another manner described in the prospectus supplement.  Each mortgage loan may provide for no accrual of interest or for accrual of interest on the mortgage loan at a mortgage rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate or a different adjustable mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified in the related mortgage note, in each case as described in the prospectus supplement.  Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of particular events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the prospectus supplement.  Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the prospectus supplement.  Each mortgage loan may contain prohibitions on prepayment (a “Lock-out Period” and, the date of expiration thereof, a “Lock-out Date”) or require payment of a premium or a yield maintenance penalty (a “Prepayment Premium”) in connection with a prepayment, in each case as described in the prospectus supplement.  If the holders of any class or classes of Offered Notes or Offered Certificates, as applicable, are entitled to all or a portion of any Prepayment Premiums collected from the mortgage loans, the prospectus supplement will specify the method or methods by which any of these amounts will be allocated.  See “—Assets” above.

Revolving Credit Line Loans

As more fully described in the prospectus supplement, the mortgage loans may consist, in whole or in part, of revolving Home Equity Loans or balances of these Home Equity Loans (“Revolving Credit Line Loans”).  Interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of that loan.  From time to time before the expiration of the related draw period specified in a Revolving Credit Line Loan, principal amounts on that Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the prospectus supplement) or repaid.  If specified in the prospectus supplement, new draws by borrowers under the Revolving Credit Line Loans will automatically become part of the trust fund described in the prospectus supplement.  As a result, the total balance of the Revolving Credit Line Loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to those balances and those amounts will usually differ each day, as more specifically described in the prospectus supplement.  Under some circumstances, under a Revolving Credit Line Loan, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest that accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal.  An interest only payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan.

Agency Securities

The Agency Securities will consist of any combination of Ginnie Mae certificates, Fannie Mae certificates and Freddie Mac certificates, which may include Stripped Agency Securities, as described below.

Ginnie Mae

Ginnie Mae is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development.  Section 306(g) of Title III of the Housing Act authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA loans, VA loans or by pools of other eligible residential loans.

Section 306(g) of the Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection.”  To meet its obligations under that guaranty, Ginnie Mae is authorized, under Section 306(d) of the National Housing Act of 1934 (the “Housing Act”), to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

Ginnie Mae Certificates

Each Ginnie Mae certificate will be a “fully modified pass-through” mortgage-backed certificate issued and serviced by an issuer approved by Ginnie Mae or Fannie Mae as a seller-servicer of FHA loans or VA loans, except as described below regarding Stripped Agency Securities (as defined below).  The loans underlying Ginnie Mae certificates may consist of FHA loans, VA loans and other loans eligible for inclusion in loan pools underlying Ginnie Mae certificates.  Ginnie Mae certificates may be issued under either or both of the Ginnie Mae I program and the Ginnie Mae II program, as described in the prospectus supplement.  If the trust fund includes Ginnie Mae certificates, your prospectus supplement will include any material additional information regarding the Ginnie Mae guaranty program, the characteristics of the pool underlying those Ginnie Mae certificates, the servicing of the related pool, the payment of principal and interest on Ginnie Mae certificates and other relevant matters regarding the Ginnie Mae certificates.

Except as otherwise specified in the prospectus supplement or as described below with respect to Stripped Agency Securities, each Ginnie Mae certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of that Ginnie Mae certificate of monthly payments of principal and interest equal to the holder’s proportionate interest in the total amount of the monthly principal and interest payments on each related FHA loan or VA loan, minus servicing and guaranty fees totaling the excess of the interest on that FHA loan or VA loan over the Ginnie Mae certificates’ interest rate.  In addition, each payment to a holder of a Ginnie Mae certificate will include proportionate pass-through payments to that holder of any prepayments of principal of the FHA loans or VA loans underlying the Ginnie Mae certificate and the holder’s proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any related FHA loan or VA loan.

The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the issuer of the Ginnie Mae certificates, the depositor or any affiliates of the depositor, and the only recourse of a registered holder (for example, the trustee) is to enforce the guaranty of Ginnie Mae.

Ginnie Mae will have approved the issuance of each of the Ginnie Mae certificates included in a trust fund in accordance with a guaranty agreement or contract between Ginnie Mae and the issuer of the Ginnie Mae certificates.  Pursuant to that agreement, that issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA loans and VA loans, including collecting payments from borrowers and remitting those collections to the registered holder, maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower, maintaining primary hazard insurance, and advancing from its own funds to make timely payments of all amounts due on the Ginnie Mae certificate, even if the payments received by that issuer on the loans backing the Ginnie Mae certificate are less than the amounts due.  If the issuer is unable to make payments on a Ginnie Mae certificate as they become due, it must promptly notify Ginnie Mae and request Ginnie Mae to make that payment.  Upon that notification and request, Ginnie Mae will make those payments directly to the registered holder of the Ginnie Mae certificate.  In the event no payment is made by the issuer and the issuer fails to notify and request Ginnie Mae to make that payment, the registered holder of the Ginnie Mae certificate has recourse against only Ginnie Mae to obtain that payment.  The trustee or its nominee, as registered holder of the Ginnie Mae certificates included in a trust fund, is entitled to proceed directly against Ginnie Mae under the terms of the guaranty agreement or contract relating to the Ginnie Mae certificates for any amounts that are unpaid when due under each Ginnie Mae certificate.

The Ginnie Mae certificates included in a trust fund may have other characteristics and terms, different from those described above so long as the Ginnie Mae certificates and underlying residential loans meet the criteria of the rating agency or agencies.  The Ginnie Mae certificates and underlying residential loans will be described in the prospectus supplement.

Fannie Mae

Fannie Mae is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (the “Charter Act”).  Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders.  Fannie Mae acquires funds to purchase loans from many capital market investors, thus expanding the total amount of funds available for housing.  Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.  In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders.  Fannie Mae receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

Fannie Mae Certificates

Fannie Mae certificates are Guaranteed Mortgage Pass-Through Certificates typically issued pursuant to a prospectus that is periodically revised by Fannie Mae.  Fannie Mae certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae.  Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program.  Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.  Mortgage loans underlying Fannie Mae certificates included in a trust fund will consist of conventional mortgage loans, FHA loans or VA loans.  If the trust fund includes Fannie Mae certificates, your prospectus supplement will include any material additional information regarding the Fannie Mae program, the characteristics of the pool underlying the Fannie Mae certificates, the servicing of the related pool, payment of principal and interest on the Fannie Mae certificates and other relevant matters about the Fannie Mae certificates.

Except as described below with respect to Stripped Agency Securities, Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing that holder’s proportionate share of scheduled principal and interest at the applicable interest rate provided for by that Fannie Mae certificate on the underlying mortgage loans, whether or not received, and that holder’s proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not the related principal amount is actually recovered.

The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States.  If Fannie Mae were unable to satisfy those obligations, distributions to the holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying loans and, accordingly, monthly distributions to the holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those loans.

Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or multifamily loans) are available in book-entry form only.  For a Fannie Mae certificate issued in book-entry form, distributions on the Fannie Mae certificate will be made by wire, and for a fully registered Fannie Mae certificate, distributions will be made by check.

The Fannie Mae certificates included in a trust fund may have other characteristics and terms, different from those described above, as long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Certificates.  The Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

Freddie Mac

Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the “Freddie Mac Act”).  Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing.  It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages.  The principal activity of Freddie Mac currently consists of the purchase of first lien, conventional residential mortgage loans or participation interests in those mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac certificates.  Freddie Mac is confined to purchasing, so far as practicable, mortgage loans and participation interests in mortgage loans which it deems to be of the quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates

Each Freddie Mac certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA loans or VA loans (the “Freddie Mac Certificate Group”).  Each of these mortgage loans must meet the applicable standards set forth in the Freddie Mac Act.  A Freddie Mac Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac Certificate Group.  If the trust fund includes Freddie Mac certificates, your prospectus supplement will include any material additional information regarding the Freddie Mac guaranty program, the characteristics of the pool underlying that Freddie Mac certificate, the servicing of the related pool, payment of principal and interest on the Freddie Mac certificate and any other relevant matters about the Freddie Mac certificates.

Except as described below with respect to Stripped Agency Securities, Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable interest rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac Certificate Group represented by that Freddie Mac certificate, whether or not received.  Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by that holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder’s pro rata share of the principal, but does not, except if and to the extent specified in the prospectus supplement, guarantee the timely payment of scheduled principal.  Pursuant to its guarantees, Freddie Mac also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan.  Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of

(1)

foreclosure sale;

(2)

payment of the claim by any mortgage insurer; and

(3)

the expiration of any right of redemption, but in any event no later than one year after demand has been made upon the borrower for accelerated payment of principal.

In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment for the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold.  The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank.  The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States.  If Freddie Mac were unable to satisfy those obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

The Freddie Mac certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as the Freddie Mac certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Notes or Certificates, as applicable.  The Freddie Mac certificates and underlying mortgage loans will be described in the prospectus supplement.

Stripped Agency Securities

The Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates may be issued in the form of certificates (“Stripped Agency Securities”) that represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal or interest distributions (but not all of those distributions), on an underlying pool of mortgage loans or other Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates.  Ginnie Mae, Fannie Mae or Freddie Mac, as applicable, will guarantee each Stripped Agency Security to the same extent as that entity guarantees the underlying securities backing the Stripped Agency Securities or to the extent described above for a Stripped Agency Security backed by a pool of mortgage loans, unless otherwise specified in the prospectus supplement.  If the trust fund includes Stripped Agency Securities, your prospectus supplement will include any material additional information regarding the characteristics of the assets underlying the Stripped Agency Securities, the payments of principal and interest on the Stripped Agency Securities and other relevant matters about the Stripped Agency Securities.

Mortgage Securities

The Mortgage Securities will represent beneficial interests in loans of the type that would otherwise be eligible to be mortgage loans or Agency Securities, or collateralized obligations secured by mortgage loans or Agency Securities.  The Mortgage Securities will have been

(1)

issued by an entity other than the depositor or its affiliates;

(2)

acquired in bona fide secondary market transactions from persons other than the issuer of the Mortgage Securities or its affiliates; and

(3)

(a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of those securities at the time of sale (nor an affiliate of the issuer at any time during the preceding three months); provided a period of two years elapsed since the later of the date the securities were acquired from the issuer.

Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality of the United States, they need not be, and Mortgage Securities themselves will not be so insured or guaranteed.  Except as otherwise set forth in the prospectus supplement, Mortgage Securities will generally be similar to Notes or Certificates, as applicable, offered under this prospectus.

The prospectus supplement for Notes or Certificates, as applicable, of each series evidencing interests in a trust fund including Mortgage Securities will include a description of the Mortgage Securities and any related credit enhancement, and the related mortgage loans or Agency Securities will be described together with any other mortgage loans or Agency Securities included in the trust fund of that series.  As used in this prospectus, the terms “mortgage loans” include the mortgage loans underlying the Mortgage Securities in your trust fund.  References in this prospectus to advances to be made and other actions to be taken by the master servicer in connection with the Assets may include any advances made and other actions taken pursuant to the terms of the applicable Mortgage Securities.

FHA Loans and VA Loans

FHA loans will be insured by the FHA as authorized under the Housing Act, and the United States Housing Act of 1937, as amended.  One- to four-family FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program.  The FHA loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA loan.  No FHA loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of that FHA loan.

Mortgage loans that are FHA loans are insured by the FHA (as described in the prospectus supplement, up to an amount equal to 90% of the sum of the unpaid principal of the FHA loan, a portion of the unpaid interest and other liquidation costs) pursuant to Title I of the Housing Act.

There are two primary FHA insurance programs that are available for multifamily loans.  Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure multifamily loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects.  Section 244 of the Housing Act provides for co-insurance of those loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer.  Generally the term of this type of multifamily loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

Section 223(f) of the Housing Act allows HUD to insure multifamily loans made for the purchase or refinancing of existing apartment projects that are at least three years old.  Section 244 also provides for co-insurance of mortgage loans made under Section 223(f).  Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD.  In general the loan term may not exceed 35 years and a loan-to-value ratio refinancing of a project.

VA loans will be partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended (the “Servicemen’s Readjustment Act”).  The Servicemen’s Readjustment Act permits a veteran (or in some instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA.  The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years’ duration.  However, no VA loan will have an original principal amount greater than five times the partial VA guarantee for that VA loan.  The maximum guarantee that may be issued by the VA under this program will be set forth in the prospectus supplement.

Pre-Funding Accounts

To the extent provided in a prospectus supplement, a portion of the proceeds of the issuance of Notes or Certificates, as applicable, may be deposited into an account maintained with the trustee (a “Pre-Funding Account”).  In that case, the depositor will be obligated to sell at a predetermined price – and the trust fund for the related series of Notes or Certificates, as applicable, will be obligated to purchase – additional Assets (the “Subsequent Assets”) from time to time, and as frequently as daily, within the period (not to exceed three months) specified in the prospectus supplement (the “Pre-Funding Period”) after the issuance of the Notes or Certificates, as applicable, having a total principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the “Pre-Funded Amount”) for that series on the date of its issuance.  The Pre-Funded Amount for a series will be specified in the prospectus supplement, and will not in any case exceed 50% of the total initial Security Balance of the related Notes or Certificates, as applicable.  Any Subsequent Assets will be required to satisfy specific eligibility criteria more fully set forth in the prospectus supplement, which criteria will be consistent with the eligibility criteria of the Assets initially included in the trust fund, subject to those exceptions that are expressly stated in the prospectus supplement.  In addition, specific conditions must be satisfied before the Subsequent Assets are transferred into the trust fund, for example, the delivery to the rating agencies and to the trustee of any required opinions of counsel.  See “ERISA Considerations—Pre-Funding Accounts” for additional information regarding Pre-Funding Accounts.

Except as set forth in the following sentence, the Pre-Funded Amount will be used only to purchase Subsequent Assets.  Any portion of the Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be used to prepay one or more classes of Notes or Certificates, as applicable, in the amounts and in the manner specified in the prospectus supplement.  In addition, if specified in the prospectus supplement, the depositor may be required to deposit cash into an account maintained by the trustee (the “Capitalized Interest Account”) for the purpose of assuring the availability of funds to pay interest on the Notes or Certificates, as applicable, during the Pre-Funding Period.  Any amount remaining in the Capitalized Interest Account at the end of the Pre-Funding Period will be remitted as specified in the prospectus supplement.

Amounts deposited in the Pre-Funding and Capitalized Interest Accounts will be permitted to be invested, pending application, only in eligible investments authorized by each applicable rating agency.

Accounts

Each trust fund will include one or more accounts, established and maintained on behalf of the securityholders into which the person or persons designated in the prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the trust fund.  This type of account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in some short-term, investment grade obligations, in each case as described in the prospectus supplement.  See “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Collection Account and Related Accounts.”

Credit Support

If so provided in the prospectus supplement, partial or full protection against some defaults and losses on the Assets in the related trust fund may be provided to one or more classes of Notes or Certificates, as applicable, in the related series in the form of subordination of one or more other classes of Notes or Certificates, as applicable, in that series or by one or more other types of credit support, for example, a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination of these (any of these types of coverage for the Notes or Certificates, as applicable, of any series, is referred to generally as “credit support”).  The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information for each type of credit support, if any, will be described in the prospectus supplement for a series of Notes or Certificates, as applicable.  See “Description of Credit Support.”

Cash Flow Agreements

If so provided in the prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate.  The trust fund may also include other agreements, for example, interest rate swap agreements, interest rate cap or floor agreements, currency swap agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Notes or Certificates, as applicable.  (Currency swap agreements might be included in the trust fund if some or all of the Assets were denominated in a non-United States currency.)  The principal terms of any related guaranteed investment contract or other agreement (any of these types of agreement, a “Cash Flow Agreement”), including provisions relating to the timing, manner and amount of payments under these documents and provisions relating to the termination of these documents, will be described in the prospectus supplement for the related series.  In addition, the prospectus supplement will provide information with respect to the borrower under any Cash Flow Agreement.

Use of Proceeds

The net proceeds to be received from the sale of the Notes or Certificates, as applicable, will be applied by the depositor to the purchase of Assets, or the repayment of the financing incurred in that purchase, and to pay for some of the expenses incurred in connection with that purchase of Assets and sale of Notes or Certificates, as applicable.  The depositor expects to sell the Notes or Certificates, as applicable, from time to time, but the timing and amount of offerings of Notes or Certificates, as applicable, will depend on a number of factors, including the volume of Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

Yield Considerations

General

The yield on any Offered Security will depend on the price paid by the securityholder, the Interest Rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related trust fund (which may be affected by prepayments, defaults, liquidations or repurchases).

Interest Rate

Notes or Certificates, as applicable, of any class within a series may have fixed, variable or adjustable Interest Rates, which may or may not be based upon the interest rates borne by the Assets in the related trust fund.  The prospectus supplement for any series will specify the Interest Rate for each class of Notes or Certificates, as applicable, or, in the case of a variable or adjustable Interest Rate, the method of determining the Interest Rate; the effect, if any, of the prepayment of any Asset on the Interest Rate of one or more classes of Notes or Certificates, as applicable; and whether the distributions of interest on the Notes or Certificates, as applicable, of any class will be dependent, in whole or in part, on the performance of any borrower under a Cash Flow Agreement.

If specified in the prospectus supplement, the effective yield to maturity to each holder of Notes or Certificates, as applicable, entitled to payments of interest will be below that otherwise produced by the applicable Interest Rate and purchase price of that Security because, while interest may accrue on each Asset during a period (each, an “Accrual Period”), the distribution of that interest will be made on a day that may be several days, weeks or months following the period of accrual.

Timing of Payment of Interest

Each payment of interest on the Notes or Certificates, as applicable, entitled to distributions of interest (or addition to the Security Balance of a class of Accrual Securities) will be made by or on behalf of the trustee each month on the date specified in the related prospectus supplement (each date, a “Distribution Date”), and will include interest accrued during the Accrual Period for that Distribution Date.  As indicated above under “—Interest Rate,” if the Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of those Notes or Certificates, as applicable, may be lower than the yield that would result if the Accrual Period ended on the day before the Distribution Date.

Payments of Principal; Prepayments

The yield to maturity on the Notes or Certificates, as applicable, will be affected by the rate of principal payments on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), including principal prepayments resulting from both voluntary prepayments by the borrowers and involuntary liquidations.  The rate at which principal prepayments occur will be affected by a variety of factors, including the terms of the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors.

In general, however, if prevailing interest rates fall significantly below the interest rates on the Assets in a particular trust fund (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), those assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by those assets.  However, you should note that some Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) may consist of loans with different interest rates.  The rate of principal payment on Mortgage Securities will also be affected by the allocation of principal payments on the underlying assets among the Mortgage Securities or Agency Securities and other Mortgage Securities or Agency Securities of the same series.  The rate of principal payments on the Assets in the related trust fund (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) is likely to be affected by the existence of any Lock-out Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising those Assets, and by the extent to which the servicer of any of these mortgage loans is able to enforce these provisions.  Mortgage loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without those provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the actual yield to maturity will be lower than that so calculated.  Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the actual yield to maturity will be lower than that so calculated.  In either case, if so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, the effect on yield on one or more classes of the Notes or Certificates, as applicable, of that series of prepayments of the Assets in the related trust fund may be mitigated or exACErbated by any provisions for sequential or selective distribution of principal to those classes.

When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment or some other period specified in the prospectus supplement.  Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Notes or Certificates, as applicable, entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month.  A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of its due date in the month in which the partial prepayment is received or some other date as is specified in the prospectus supplement.

The timing of changes in the rate of principal payments on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) may significantly affect an investor’s actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor’s expectation.  In general, the earlier a principal payment is received on the mortgage loans and distributed on a Security, the greater the effect on that investor’s yield to maturity.  The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a particular period may not be offset by a similar decrease (or increase) in the rate of principal payments at a later time.

The securityholder will bear the risk of not being able to reinvest principal received from a Security at a yield at least equal to the yield on that Security.

Prepayments—Maturity and Weighted Average Life

The rates at which principal payments are received on the Assets included in or comprising a trust fund and the rate at which payments are made from any credit support or Cash Flow Agreement for the related series of Notes or Certificates, as applicable, may affect the ultimate maturity and the weighted average life of each class of that series.  Prepayments on the mortgage loans comprising or underlying the Assets in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Notes or Certificates, as applicable, of the related series.

If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, one or more classes of Notes or Certificates, as applicable, may have a final scheduled Distribution Date, which is the date on or before which the Security Balance of the class of Notes or Certificates, as applicable, is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series.  Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of that security will be repaid to the investor.  The weighted average life of a class of Notes or Certificates, as applicable, of a series will be influenced by the rate at which principal on the Assets is paid to that class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes prepayments, in whole or in part, and liquidations due to default).

In addition, the weighted average life of the Notes or Certificates, as applicable, may be affected by the varying maturities of the Assets in a trust fund.  If any Assets in a particular trust fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Notes or Certificates, as applicable, of the related series, one or more classes of these Notes or Certificates, as applicable, may be fully paid before their respective final scheduled Distribution Dates, even in the absence of prepayments.  Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying those Assets.  See “Description of the Trust Funds.”

Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model.  CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans.  SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans.  A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month.  Starting in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the Assets.

The prospectus supplement for each series of Notes or Certificates, as applicable, may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Notes or Certificates, as applicable, of that series and the percentage of the initial Security Balance of each class that would be outstanding on specified Distribution Dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or some other standard specified in the prospectus supplement.  These tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Notes or Certificates, as applicable, to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Notes or Certificates, as applicable.  It is unlikely that prepayment of any mortgage loans comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the prospectus supplement.

Other Factors Affecting Weighted Average Life

Type of Asset

If specified in the prospectus supplement, a number of mortgage loans may have balloon payments due at maturity (which, based on the amortization schedule of those mortgage loans, may be a substantial amount), and because the ability of a borrower to make a balloon payment typically will depend on its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Balloon Payment Assets may default at maturity.  The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the borrower’s financial situation, prevailing mortgage loan interest rates, the borrower’s equity in the related Mortgaged Property, tax laws and prevailing general economic conditions.  Neither the depositor, the servicer, the master servicer, nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the Mortgaged Property except to the extent provided in the prospectus supplement.  In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located.  To minimize losses on defaulted mortgage loans, the servicer may modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable.  Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the Notes or Certificates, as applicable, and may thus lengthen the period of time elapsed from the date of issuance of a Security until it is retired.

For some mortgage loans, including ARM Loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating to the mortgage loan were applied at origination.  Under the applicable underwriting standards, the borrower under each mortgage loan generally will be qualified on the basis of the mortgage rate in effect at origination.  The repayment of any of these mortgage loans may therefore be dependent on the ability of the borrower to make larger level monthly payments following the adjustment of the mortgage rate.  In addition, some mortgage loans may be subject to temporary buydown plans (“Buydown Mortgage Loans”) pursuant to which the monthly payments made by the borrower during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan (the “Buydown Period”).  The periodic increase in the amount paid by the borrower of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default for the related mortgage loan.

The mortgage rates on some ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently.  During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the applicable index at origination and the related margin over that index at which interest accrues), the amount of interest accruing on the principal balance of those mortgage loans may exceed the amount of the minimum scheduled monthly payment on the mortgage loans.  As a result, a portion of the accrued interest on negatively amortizing mortgage loans may be added to the principal balance of those mortgage loans and will bear interest at the applicable mortgage rate.  The addition of any deferred interest to the principal balance of any related class or classes of Notes or Certificates, as applicable, will lengthen the weighted average life of those Notes or Certificates, as applicable, and may adversely affect yield to holders of those Notes or Certificates, as applicable, depending on the price at which those Notes or Certificates, as applicable, were purchased.  In addition, for some ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on this type of mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance of that mortgage loan, and since that excess will be applied to reduce the principal balance of the related class or classes of Notes or Certificates, as applicable, the weighted average life of those Notes or Certificates, as applicable, will be reduced and may adversely affect yield to holders of those Notes or Certificates, as applicable, depending on the price at which those Notes or Certificates, as applicable, were purchased.

As may be described in the prospectus supplement, the related Agreement may provide that all or a portion of the principal collected on or with respect to the related mortgage loans may be applied by the related trustee to the acquisition of additional Revolving Credit Line Loans during a specified period (rather than used to fund payments of principal to securityholders during that period) with the result that the related Notes or Certificates, as applicable, possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period.  Any of these interest-only or revolving periods may, upon the occurrence of particular events to be described in the prospectus supplement, terminate before the end of the specified period and result in the earlier than expected amortization of the related Notes or Certificates, as applicable.

In addition, and as may be described in the prospectus supplement, the related Agreement may provide that all or some of this collected principal may be retained by the trustee (and held in specific temporary investments, including mortgage loans) for a specified period before being used to fund payments of principal to securityholders.

The result of the retention and temporary investment by the trustee of this principal would be to slow the amortization rate of the related Notes or Certificates, as applicable, relative to the amortization rate of the related mortgage loans, or to attempt to match the amortization rate of the related Notes or Certificates, as applicable, to an amortization schedule established at the time the Notes or Certificates, as applicable, are issued.  Any similar feature applicable to any Notes or Certificates, as applicable, may end on the occurrence of events to be described in the prospectus supplement, resulting in the current funding of principal payments to the related securityholders and an acceleration of the amortization of these Notes or Certificates, as applicable.

Termination

If specified in the prospectus supplement, a series of Notes or Certificates, as applicable, may be subject to optional early termination through the repurchase of the Assets in the related trust fund by the party specified in the prospectus supplement, on any date on which the total Security Balance of the Notes or Certificates, as applicable, of that series declines to a percentage specified in the prospectus supplement (generally not to exceed 10%) of the Initial Security Balance, under the circumstances and in the manner set forth therein.  In addition, if so provided in the prospectus supplement, some classes of Notes or Certificates, as applicable, may be purchased or redeemed in the manner set forth therein.  See “Description of the Securities—Termination.”

Defaults

The rate of defaults on the Assets will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Notes or Certificates, as applicable.  In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.  The rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans.  Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located.  The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Foreclosures

The number of foreclosures or repossessions and the principal amount of the mortgage loans comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the Assets and that of the related series of Notes or Certificates, as applicable.

Refinancing

At the request of a borrower, the servicer may allow the refinancing of a mortgage loan in any trust fund by accepting prepayments on the mortgage loan and permitting a new loan secured by a mortgage on the same property.  In the event of that refinancing, the new loan would not be included in the related trust fund and, therefore, that refinancing would have the same effect as a prepayment in full of the related mortgage loan.  A servicer may, from time to time, implement programs designed to encourage refinancing.  These programs may include modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives.  In addition, servicers may encourage the refinancing of mortgage loans, including defaulted mortgage loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of those mortgage loans.

Due-on-Sale Clauses

Acceleration of mortgage payments as a result of transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement.  A number of the mortgage loans comprising or underlying the Assets, other than FHA loans and VA loans, may include “due-on-sale clauses” that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale, transfer or conveyance of the related Mortgaged Property.

For any mortgage loans, except as set forth in the prospectus supplement, the servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale provision that would adversely affect or jeopardize coverage under any applicable insurance policy.  See “Certain Legal Aspects of Mortgage Loans—Due-on-Sale Clauses” and “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Due-on-Sale Provisions.”

The Depositor

ACE Securities Corp., the depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998.  The principal executive offices of the depositor are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211.  Its telephone number is (704) 365-0569.  The depositor does not have, nor is it expected in the future to have, any significant assets.

The limited purposes of the depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

All of the shares of capital stock of the depositor are held by Altamont Holdings Corp., a Delaware corporation.

Description of the Securities

General

The Securities issued in each series will include either asset-backed certificates (the “Certificates”) or asset-backed notes (the “Notes”, and together with the Certificates, the “Securities”).  The Certificates of each series (including any class of Certificates not offered by this prospectus) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement.  The Notes of each series will represent indebtedness of the related trust fund and will be issued and secured pursuant to an indenture.  Each series of Notes or Certificates, as applicable, will consist of one or more classes of Notes or Certificates, as applicable, that may:

•

provide for the accrual of interest on the series of Notes or Certificates, as applicable, based on fixed, variable or adjustable rates;

•

be senior (collectively, “Senior Notes” or “Senior Certificates”) or subordinate (collectively, “Subordinate Notes” or “Subordinate Certificates”) to one or more other classes of Notes or Certificates, as applicable, in respect of distributions on the Notes or Certificates, as applicable;

•

be entitled either to (A) principal distributions, with disproportionately low, nominal or no interest distributions or (B) interest distributions, with disproportionately low, nominal or no principal distributions (collectively, “Strip Securities”);

•

provide for distributions of accrued interest on the series of Notes or Certificates, as applicable, which begin only following the occurrence of specific events, that as the retirement of one or more other classes of Notes or Certificates, as applicable, of that series (collectively, “Accrual Securities”);

•

provide for payments of principal as described in the prospectus supplement, from all or only a portion of the Assets in that trust fund, to the extent of available funds, in each case as described in the prospectus supplement; and/or

•

provide for distributions based on a combination of two or more components of the Notes or Certificates, as applicable, with one or more of the characteristics described in this paragraph including a Strip Security component.

If specified in the prospectus supplement, distributions on one or more classes of a series of Notes or Certificates, as applicable, may be limited to collections from a designated portion of the Assets in the related trust fund (each portion of the Assets, an “Asset Group”).  Any of these classes may include classes of Offered Notes or Offered Certificates, as applicable.

Each class of Notes or Certificates, as applicable, offered by this prospectus and the related prospectus supplement (the “Offered Notes” and the “Offered Certificates,” respectively, and together, the “Offered Securities”) will be issued in minimum denominations corresponding to the Security Balances or, in the case of some classes of Strip Securities, notional amounts or percentage interests specified in the prospectus supplement.  The transfer of any Offered Notes or Offered Certificates, as applicable, may be registered and those Notes or Certificates, as applicable, may be exchanged without the payment of any service charge payable in connection with that registration of transfer or exchange, but the depositor or the trustee or any agent of the depositor or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.  One or more classes of Notes or Certificates, as applicable, of a series may be issued in fully registered, certificated form (“Definitive Notes” or “Definitive Certificates,” and collectively, “Definitive Securities”) or in book-entry form (“Book-Entry Notes” or “Book-Entry Certificates,” and collectively, Book Entry Securities”), as provided in the prospectus supplement.  See “Description of the Securities—Book-Entry Registration and Definitive Securities.”  Definitive Notes or Definitive Certificates, as applicable, will be exchangeable for other Notes or Certificates, as applicable, of the same class and series of a similar total Security Balance, notional amount or percentage interest but of different authorized denominations.

Distributions

Distributions on the Notes or Certificates, as applicable, of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the prospectus supplement from the Available Distribution Amount for that series and that Distribution Date.  Distributions (other than the final distribution) will be made to the persons in whose names the Notes or Certificates, as applicable, are registered at the close of business on, unless a different date is specified in the prospectus supplement, the last business day of the month preceding the month in which the Distribution Date occurs (the “Record Date”), and the amount of each distribution will be determined as of the close of business on the date specified in the prospectus supplement (the “Determination Date”).  All distributions for each class of Notes or Certificates, as applicable, on each Distribution Date will be allocated pro rata among the outstanding securityholders in that class or by random selection or as described in the prospectus supplement.  Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities for these payments, if that securityholder has so notified the trustee or other person required to make those payments no later than the date specified in the prospectus supplement (and, if so provided in the prospectus supplement, holds Notes or Certificates, as applicable, in the requisite amount specified in the prospectus supplement), or by check mailed to the address of the person entitled to the payment as it appears on the Security Register; provided, however, that the final distribution in retirement of the Notes or Certificates, as applicable, will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the location specified in the notice to securityholders of that final distribution.

Available Distribution Amount

All distributions on the Notes or Certificates, as applicable, of each series on each Distribution Date will be made from the Available Distribution Amount described below, subject to the terms described in the prospectus supplement.  Generally, the “Available Distribution Amount” for each Distribution Date equals the sum of the following amounts:

(1)

the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive, unless otherwise specified in the prospectus supplement, of:

(a)

all scheduled payments of principal and interest collected but due on a date after the related Due Period (unless a different period is specified in the prospectus supplement, a “Due Period “ for any Distribution Date will begin on the second day of the month in which the immediately preceding Distribution Date occurs, or the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

(b)

all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, all proceeds of any FHA insurance, VA Guaranty Policy or insurance policies to be maintained for each Asset (to the extent that proceeds are not applied to the restoration of the Asset or released in accordance with the normal servicing procedures of a servicer, subject to the terms and conditions applicable to the related Asset) (collectively, “Insurance Proceeds”), all other amounts received and retained in connection with the liquidation of Assets in default in the trust fund (“Liquidation Proceeds”), and other unscheduled recoveries received after the related Due Period, or other period specified in the prospectus supplement,

(c)

all amounts in the Collection Account that are due or reimbursable to the depositor, the trustee, an Asset Seller, a servicer, the master servicer or any other entity as specified in the prospectus supplement or that are payable in respect of particular expenses of the related trust fund, and

(d)

all amounts received for a repurchase of an Asset from the trust fund for defective documentation or a breach of representation or warranty received after the related Due Period, or other period specified in the prospectus supplement;

(2)

if the prospectus supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

(3)

all advances made by a servicer or the master servicer or any other entity as specified in the prospectus supplement for that Distribution Date;

(4)

if and to the extent the prospectus supplement so provides, amounts paid by a servicer or any other entity as specified in the prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

(5)

to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any credit support for that Distribution Date.

As described below, unless otherwise specified in the prospectus supplement, the entire Available Distribution Amount will be distributed among the related Notes or Certificates, as applicable (including any Notes or Certificates, as applicable, not offered by this prospectus), on each Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.

The prospectus supplement for a series of Notes or Certificates, as applicable, will describe any variation in the calculation or distribution of the Available Distribution Amount for that series.

Distributions of Interest on the Securities

Each class of Notes or Certificates, as applicable (other than classes of Strip Securities which have no Interest Rate), may have a different Interest Rate, which will be a fixed, variable or adjustable rate at which interest will accrue on that class or a component of that class (the “Interest Rate” in the case of Certificates).  The prospectus supplement will specify the Interest Rate for each class or component or, in the case of a variable or adjustable Interest Rate, the method for determining the Interest Rate.  Interest on the Notes or Certificates, as applicable, will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless the prospectus supplement specifies a different basis.

Distributions of interest on the Notes or Certificates, as applicable, of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest starting only on the Distribution Date, or under the circumstances, specified in the prospectus supplement, and any class of Strip Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for that class and that Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that Distribution Date.  Before any interest is distributed on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on that class will instead be added to the Security Balance of that class on each Distribution Date.

For each class of Notes or Certificates, as applicable, and each Distribution Date (other than some classes of Strip Securities), “Accrued Security Interest” will be equal to interest accrued during the related Accrual Period on the outstanding Security Balance of the class of Notes or Certificates, as applicable, immediately before the Distribution Date, at the applicable Interest Rate, reduced as described below.  Accrued Security Interest on some classes of Strip Securities will be equal to interest accrued during the related Accrual Period on the outstanding notional amount of the Strip Security immediately before each Distribution Date, at the applicable Interest Rate, reduced as described below, or interest accrual in the manner described in the prospectus supplement.  The method of determining the notional amount for a particular class of Strip Securities will be described in the prospectus supplement.  Reference to notional amount is solely for convenience in some of the calculations and does not represent the right to receive any distributions of principal.  Unless otherwise provided in the prospectus supplement, the Accrued Security Interest on a series of Notes or Certificates, as applicable, will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments before the due date in that accrual period on the mortgage loans comprising or underlying the Assets in the trust fund for that series.  The particular manner in which these shortfalls are to be allocated among some or all of the classes of Notes or Certificates, as applicable, of that series will be specified in the prospectus supplement.  The prospectus supplement will also describe the extent to which the amount of Accrued Security Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Notes or Offered Certificates, as applicable, may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on the mortgage loans comprising or underlying the Assets in the related trust fund.  Unless otherwise provided in the prospectus supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Notes or Certificates, as applicable, by reason of the allocation to that class of a portion of any deferred interest on the mortgage loans comprising or underlying the Assets in the related trust fund will result in a corresponding increase in the Security Balance of that class.  See “Yield Considerations.”

Distributions of Principal of the Securities

The Notes or Certificates, as applicable, of each series, other than some classes of Strip Securities, will have a “Security Balance” which, at any time, will equal the then maximum amount that the holder will be entitled to receive on principal out of the future cash flow on the Assets and other assets included in the related trust fund.  The outstanding Security Balance of a Security will be reduced:

•

to the extent of distributions of principal on that Security from time to time and

•

if and to the extent provided in the prospectus supplement, by the amount of losses incurred on the related Assets.

The outstanding Security Balance of a Security:

•

may be increased in respect of deferred interest on the related mortgage loans, to the extent provided in the prospectus supplement and

•

in the case of Accrual Securities, will be increased by any related Accrued Security Interest up until the Distribution Date on which distributions of interest are required to begin.

If specified in the prospectus supplement, the initial total Security Balance of all classes of Notes or Certificates, as applicable, of a series will be greater than the outstanding total principal balance of the related Assets as of the applicable Cut-off Date.  The initial total Security Balance of a series and each class of the series will be specified in the prospectus supplement.  Distributions of principal will be made on each Distribution Date to the class or classes of Notes or Certificates, as applicable, in the amounts and in accordance with the priorities specified in the prospectus supplement.  Some classes of Strip Securities with no Security Balance are not entitled to any distributions of principal.

If specified in the related prospectus supplement, the trust fund may issue notes or certificates, as applicable, from time to time and use the proceeds of this issuance to make principal payments with respect to a series.

Revolving Period

The applicable prospectus supplement may provide that all or a portion of the principal collections may be applied by the trustee to the acquisition of subsequent Revolving Credit Line Loans or asset-backed or mortgage backed securities during a specified period rather than used to distribute payments of principal to noteholders or certificateholders, as applicable, during that period.  These notes or certificates, as applicable, would then possess an interest only period, also commonly referred to as a “Revolving Period”, which will be followed by an “Amortization Period”, during which principal will be paid.  Any interest only or revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the notes or certificates, as applicable.

Components

To the extent specified in the prospectus supplement, distribution on a class of Notes or Certificates, as applicable, may be based on a combination of two or more different components as described under “—General” above.  To that extent, the descriptions set forth under “—Distributions of Interest on the Securities” and “—Distributions of Principal of the Securities” above also relate to components of the component class of Notes or Certificates, as applicable.  References in those sections to Security Balance may refer to the principal balance, if any, of these components and reference to the Interest Rate may refer to the Interest Rate, if any, on these components.

Distributions on the Securities of Prepayment Premiums

If so provided in the prospectus supplement, Prepayment Premiums that are collected on the mortgage loans in the related trust fund will be distributed on each Distribution Date to the class or classes of Notes or Certificates, as applicable, entitled to the distribution as described in the prospectus supplement.

Allocation of Losses and Shortfalls

If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, consisting of one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of those losses or shortfalls will be borne first by a class of Subordinate Notes or Subordinate Certificates, as applicable, in the priority and manner and subject to the limitations specified in the prospectus supplement.  See “Description of Credit Support” for a description of the types of protection that may be included in a trust fund against losses and shortfalls on Assets comprising that trust fund.  The prospectus supplement for a series of Notes or Certificates, as applicable, will describe the entitlement, if any, of a class of Notes or Certificates, as applicable, whose Security Balance has been reduced to zero as a result of distributions or the allocation of losses on the related Assets to recover any losses previously allocated to that class from amounts received on the Assets.  However, if the Security Balance of a class of Notes or Certificates, as applicable, has been reduced to zero as the result of principal distributions, the allocation of losses on the Assets, an optional termination or an optional purchase or redemption, that class will no longer be entitled to receive principal distributions from amounts received on the assets of the related trust fund, including distributions in respect of principal losses previously allocated to that class.

Advances in Respect of Delinquencies

If so provided in the prospectus supplement, the servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the related Collection Account that are not included in the Available Distribution Amount for that Distribution Date, in an amount equal to the total of payments of (1) principal (other than any balloon payments) and (2) interest (net of related servicing fees and Retained Interest) that were due on the Assets in that trust fund during the related Due Period and were delinquent on the related Determination Date, subject to a good faith determination that the advances will be reimbursable from Related Proceeds (as defined below).  In the case of a series of Notes or Certificates, as applicable, that includes one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, and if so provided in the prospectus supplement, the servicer’s (or another entity’s) advance obligation may be limited only to the portion of those delinquencies necessary to make the required distributions on one or more classes of Senior Notes or Senior Certificates, as applicable, and/or may be subject to a good faith determination that advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of those Subordinate Notes or Subordinate Certificates, as applicable.  See “Description of Credit Support.”

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Notes or Certificates, as applicable, entitled to the payments, rather than to guarantee or insure against losses.  Advances of the servicer’s (or another entity’s) funds will be reimbursable only out of related recoveries on the Assets (including amounts received under any form of credit support) respecting which those advances were made (as to any Assets, “Related Proceeds”) and from any other amounts specified in the prospectus supplement, including out of any amounts otherwise distributable on one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, of that series; provided, however, that any advance will be reimbursable from any amounts in the related Collection Account before any distributions being made on the Notes or Certificates, as applicable, to the extent that the servicer (or some other entity) determines in good faith that that advance (a “Nonrecoverable Advance”) is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on the Subordinate Notes or Subordinate Certificates, as applicable.  If advances have been made by the servicer from excess funds in the related Collection Account, the servicer is required to replace these funds in that Collection Account on any future Distribution Date to the extent that funds in that Collection Account on that Distribution Date are less than payments required to be made to securityholders on that date.  If specified in the prospectus supplement, the obligations of the servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty.  If applicable, information regarding the characteristics of and the identity of any borrower on any surety bond will be set forth in the prospectus supplement.

If and to the extent so provided in the prospectus supplement, the servicer (or another entity) will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself this interest periodically from general collections on the Assets before any payment to securityholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

If specified in the prospectus supplement, the master servicer or the trustee will be required to make advances, subject to specific conditions described in the prospectus supplement, in the event of a servicer default.

Reports to Securityholders

With each distribution to holders of any class of Notes or Certificates, as applicable, of a series, the servicer, the master servicer or the trustee, as provided in the prospectus supplement, will forward or cause to be forwarded to each holder, to the depositor and to any other parties as may be specified in the related Agreement, a statement containing the information specified in the prospectus supplement, or if no information is specified in the prospectus supplement, generally setting forth, in each case to the extent applicable and available:

(1)

the amount of that distribution to holders of Notes or Certificates, as applicable, of that class applied to reduce the Security Balance of the Notes or Certificates, as applicable;

(2)

the amount of that distribution to holders of Notes or Certificates, as applicable, of that class allocable to Accrued Security Interest;

(3)

the amount of that distribution allocable to Prepayment Premiums;

(4)

the amount of related servicing compensation and any other customary information as is required to enable securityholders to prepare their tax returns;

(5)

the total amount of advances included in that distribution, and the total amount of unreimbursed advances at the close of business on that Distribution Date;

(6)

the total principal balance of the Assets at the close of business on that Distribution Date;

(7)

the number and total principal balance of mortgage loans in respect of which

(a) one scheduled payment is delinquent,

(b) two scheduled payments are delinquent,

(c) three or more scheduled payments are delinquent and

(d) foreclosure proceedings have begun;

(8)

for any mortgage loan liquidated during the related Due Period, (a) the portion of the related liquidation proceeds payable or reimbursable to a servicer (or any other entity) in respect of that mortgage loan and (b) the amount of any loss to securityholders;

(9)

with respect to collateral acquired by the trust fund through foreclosure or otherwise (an “REO Property”) relating to a mortgage loan and included in the trust fund as of the end of the related Due Period, the date of acquisition;

(10)

for each REO Property relating to a mortgage loan and included in the trust fund as of the end of the related Due Period,

(a) the book value,

(b) the principal balance of the related mortgage loan immediately following that Distribution Date (calculated as if that mortgage loan were still outstanding taking into account limited modifications to the terms of the mortgage loan specified in the Agreement),

(c) the total amount of unreimbursed servicing expenses and unreimbursed advances in respect of the REO Property and

(d) if applicable, the total amount of interest accrued and payable on related servicing expenses and related advances;

(11)

for any REO Property sold during the related Due Period

(a) the total amount of sale proceeds,

(b) the portion of those sales proceeds payable or reimbursable to the master servicer in respect of that REO Property or the related mortgage loan and

(c) the amount of any loss to securityholders in respect of the related mortgage loan;

(12)

the total Security Balance or notional amount, as the case may be, of each class of Notes or Certificates, as applicable (including any class of Notes or Certificates, as applicable, not offered by this prospectus) at the close of business on that Distribution Date, separately identifying any reduction in that Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities, if any Accrued Security Interest has been added to that balance;

(13)

the total amount of principal prepayments made during the related Due Period;

(14)

the amount deposited in the reserve fund, if any, on that Distribution Date;

(15)

the amount remaining in the reserve fund, if any, as of the close of business on that Distribution Date;

(16)

the total unpaid Accrued Security Interest, if any, on each class of Notes or Certificates, as applicable, at the close of business on that Distribution Date;

(17)

in the case of Notes or Certificates, as applicable, with a variable Interest Rate, the Interest Rate applicable to that Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the prospectus supplement;

(18)

in the case of Notes or Certificates, as applicable, with an adjustable Interest Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Interest Rate applicable to that Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the prospectus supplement;

(19)

as to any series that includes credit support, the amount of coverage of each instrument of credit support included as of the close of business on that Distribution Date;

(20)

during the Pre-Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire Subsequent Assets since the preceding Distribution Date;

(21)

during the Pre-Funding Period, the amount remaining in the Capitalized Interest Account; and

(22)

the total amount of payments by the borrowers of

(a) default interest,

(b) late charges and

(c) assumption and modification fees collected during the related Due Period.

Within a reasonable period of time after the end of each calendar year, the servicer, the master servicer or the trustee, as provided in the prospectus supplement, will furnish to each securityholder of record at any time during the calendar year the information required by the Internal Revenue Code of 1986, as amended (the “Code”) and applicable regulations under the Code to enable securityholders to prepare their tax returns.  See “Description of the Securities—Book-Entry Registration and Definitive Securities.”

Termination

The obligations created by the related Agreement for each series of Notes or Certificates, as applicable, will terminate upon the payment to securityholders of that series of all amounts held in the Collection Accounts or by a servicer, the master servicer, if any, or the trustee and required to be paid to them pursuant to that Agreement following the earlier of (1) the final payment or other liquidation of the last Asset subject to the related Agreement or the disposition of all property acquired upon foreclosure of any mortgage loan subject to the Agreement and (2) the purchase of all of the assets of the trust fund by the party entitled to effect that termination, under the circumstances and in the manner set forth in the prospectus supplement.  In no event, however, will the trust fund continue beyond the date specified in the prospectus supplement. Written notice of termination of the Agreement will be given to each securityholder, and the final distribution will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the location to be specified in the notice of termination.

If specified in the prospectus supplement, a series of Notes or Certificates, as applicable, may be subject to optional early termination through the purchase of the Assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement.  If so provided in the prospectus supplement, upon the reduction of the Security Balance of a specified class or classes of Notes or Certificates, as applicable, by a specified percentage, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of those assets to retire that class or classes or purchase that class or classes at a price set forth in the prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.  That price will at least equal the outstanding Security Balances and any accrued and unpaid interest on the Security Balances (including any unpaid interest shortfalls for prior Distribution Dates).  Any sale of the Assets of the trust fund will be without recourse to the trust fund or the securityholders.  Any purchase or solicitation of bids may be made only when the total Security Balance of that class or classes declines to a percentage of the Initial Security Balance of those Notes or Certificates, as applicable (not to exceed 10%), specified in the prospectus supplement.  In addition, if so provided in the prospectus supplement, some classes of Notes or Certificates, as applicable, may be purchased or redeemed in the manner set forth in the prospectus supplement at a price at least equal to the outstanding Security Balance of each class so purchased or redeemed and any accrued and unpaid interest on the Security Balance (including any unpaid interest shortfalls for prior Distribution Dates).

Optional Purchases

Subject to the provisions of the applicable Agreement, the depositor, the servicer or any other party specified in the prospectus supplement may, at that party’s option, repurchase any mortgage loan that is in default or as to which default is reasonably foreseeable if, in the depositor’s, the servicer’s or any other party’s judgment, the related default is not likely to be cured by the borrower or default is not likely to be averted, at a price equal to the unpaid principal balance of the mortgage loan plus accrued interest on the mortgage loan and under the conditions set forth in the prospectus supplement.

Book-Entry Registration and Definitive Securities

General

If provided for in the prospectus supplement, one or more classes of the Offered Notes or Offered Certificates, as applicable, of any series will be issued as Book-Entry Notes or Book-Entry Certificates, as applicable, and each of these classes will be represented by one or more single Notes or Certificates, as applicable, registered in the name of a nominee for the depository, The Depository Trust Company (“DTC”) and, if provided in the prospectus supplement, additionally through Clearstream Luxembourg, société anonyme (“Clearstream Luxembourg”) or the Euroclear System (“Euroclear”).  Each class of Book-Entry Notes or Book-Entry Certificates, as applicable, will be issued in one or more certificates or notes, as the case may be, that equal the initial principal amount of the related class of Offered Notes or Offered Certificates, as applicable, and will initially be registered in the name of Cede & Co.

No person acquiring an interest in a Book-Entry Security (each, a “Beneficial Owner”) will be entitled to receive a Definitive Security, except as set forth below under “—Definitive Securities.”  Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued for the Book-Entry Notes or Book-Entry Certificates, as applicable, under the limited circumstances described in the applicable prospectus supplement or this prospectus, all references to actions by securityholders with respect to the Book-Entry Notes or Book-Entry Certificates, as applicable, will refer to actions taken by DTC, Clearstream Luxembourg or Euroclear upon instructions from their Participants (as defined below), and all references in this prospectus to distributions, notices, reports and statements to securityholders with respect to the Book-Entry Notes or Book-Entry Certificates, as applicable, will refer to distributions, notices, reports and statements to DTC, Clearstream Luxembourg or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream Luxembourg and Euroclear.

Beneficial Owners will hold their Book-Entry Notes or Book-Entry Certificates, as applicable, through DTC in the United States, or, if the Offered Notes or Offered Certificates, as applicable, are offered for sale globally, through Clearstream Luxembourg or Euroclear in Europe if they are participating organizations (“Participants”) of those systems.  Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations.  Indirect access to the DTC, Clearstream Luxembourg and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

DTC

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code (“UCC”) and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  DTC was created to hold securities for its Participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in their accounts, thus eliminating the need for physical movement of securities.  In accordance with its normal procedures, DTC is expected to record the positions held by each of its Participants in the Book-Entry Notes or Book-Entry Certificates, as applicable, whether held for its own account or as a nominee for another person.  In general, beneficial ownership of Book-Entry Notes or Book-Entry Certificates, as applicable, will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

Clearstream Luxembourg

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Cedel S.A.”, a company with limited liability under Luxembourg law (a société anonyme).  Cedel S.A. subsequently changed its name to Cedelbank.  On January 10, 2000, Cedelbank’s parent company, Cedel International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Börse Clearing AG (“DBC”).  The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Börse AG.  The shareholders of these two entities are banks, securities dealers and financial institutions.  Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries.  No single entity may own more than 5 percent of Cedel International’s stock.

Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name.  The new brand name that was chosen is “Clearstream”.  With effect from January 14, 2000 New CI has been renamed “Clearstream International, société anonyme”.  On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme”, and Cedel Global Services was renamed “Clearstream Services, société anonyme”.

On January 17, 2000 DBC was renamed “Clearstream Banking AG”.  This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking”, the entity previously named “Cedelbank” and the entity previously named “Deutsche Börse Clearing AG”.

Clearstream, Luxembourg holds securities for its customers (“Clearstream, Luxembourg Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates.  Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars.  Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships.  Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF”, which supervises Luxembourg banks.  Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks.  Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States.  Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.  Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

Euroclear

Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash.  Transactions may be settled in any of 32 currencies, including United States dollars.  Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative Corporation”).  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative Corporation.  The Cooperative Corporation establishes policy for Euroclear on behalf of its Participants.  Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.  Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Participant of Euroclear, either directly or indirectly.

The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System, and is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.  All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of its Participants, and has no record of or relationship with persons holding through Participants of Euroclear.

Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold positions in customers’ securities accounts in the depositaries names on the books of DTC.  Citibank will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (individually the “Relevant Depositary” and collectively, the “European Depositaries”).

Beneficial Ownership of Book–Entry Securities

Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate, or note representing a Note.  Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, it is anticipated that the only “securityholder” of the Offered Notes or Offered Certificates, as applicable, will be Cede & Co., as nominee of DTC.  Beneficial Owners will not be “Certificateholders” as that term is used in any Agreement, nor “Noteholders” as that term is used in any indenture.  Beneficial Owners are only permitted to exercise their rights indirectly through Participants, DTC, Clearstream Luxembourg or Euroclear, as applicable.

The Beneficial Owner’s ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the Beneficial Owner’s account for that purpose.  In turn, the Financial Intermediary’s ownership of a Book-Entry Security will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner’s Financial Intermediary is not a Participant of DTC and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Notes or Offered Certificates, as applicable, from the trustee through DTC and its Participants.  While the Offered Notes or Offered Certificates, as applicable, are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Notes or Offered Certificates, as applicable, and is required to receive and transmit distributions of principal of, and interest on, the Offered Notes or Offered Certificates, as applicable.  Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Offered Notes or Offered Certificates, as applicable, are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners.  Accordingly, although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

Beneficial Owners will not receive or be entitled to receive certificates or notes representing their respective interests in the Offered Notes or Offered Certificates, as applicable, except under the limited circumstances described below.  Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Notes or Offered Certificates, as applicable, only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Offered Notes or Offered Certificates, as applicable, by book-entry transfer, through DTC for the account of the purchasers of the Offered Notes or Offered Certificates, as applicable, which account is maintained with their respective Participants.  Under the Rules and in accordance with DTC’s normal procedures, transfer of ownership of Book-Entry Notes or Book-Entry Certificates, as applicable, will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.  Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

Because of time zone differences, any credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  These credits or any transactions in securities settled during this processing will be reported to the relevant Participants of Clearstream Luxembourg or Euroclear on that business day.  Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Participant of Clearstream Luxembourg or Euroclear to a Participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.  For information with respect to tax documentation procedures relating to the Notes or Certificates, as applicable, see “Material Federal Income Tax Considerations-Tax Treatment of Foreign Investors” in this prospectus and, if the Book-Entry Notes or Book-Entry Certificates, as applicable, are globally offered and the prospectus supplement so provides, see “Global Clearance, Settlement and Tax Documentation Procedures — Certain U.S. Federal Income Tax Documentation Requirements” in Annex I to the prospectus supplement.

Transfers between Participants of DTC will occur in accordance with DTC Rules.  Transfers between Participants of Clearstream Luxembourg or Euroclear will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Participants of Clearstream Luxembourg or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC.  Participants of Clearstream Luxembourg or Euroclear may not deliver instructions directly to the European Depositaries.

Distributions on the Book-Entry Notes or Book-Entry Certificates, as applicable, will be made on each Distribution Date by the Trustee to DTC.  DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable Participants of DTC in accordance with DTC’s normal procedures.  Each Participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, that it represents and to each Financial Intermediary for which it acts as agent.  Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, that it represents.

Under a book-entry format, Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, may experience some delay in their receipt of payments, because the distributions will be forwarded by the Trustee to Cede & Co.  Any distributions on Notes or Certificates, as applicable, held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Participants of Clearstream Luxembourg or Euroclear in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary.  These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  See “Material Federal Income Tax Considerations — REMICs — Taxation of Certain Foreign Investors” in this prospectus.  Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Notes or Book-Entry Certificates, as applicable, to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Notes or Book-Entry Certificates, as applicable, may be limited due to the lack of physical securities for the Book-Entry Notes or Book-Entry Certificates, as applicable.  In addition, issuance of the Book-Entry Notes or Book-Entry Certificates, as applicable, in book-entry form may reduce the liquidity of the securities in the secondary market since potential investors may be unwilling to purchase Notes or Certificates, as applicable, for which they cannot obtain physical securities.

Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes or Book-Entry Certificates, as applicable, of Beneficial Owners are credited.

Generally, DTC will advise the applicable trustee that unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes or Book-Entry Certificates, as applicable, under the Agreement or indenture, as applicable, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes or Book-Entry Certificates, as applicable, are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Notes or Book-Entry Certificates, as applicable.  If the Book-Entry Notes or Book-Entry Certificates, as applicable, are globally offered, Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the Agreement or indenture, as applicable, on behalf of a Participant of Clearstream Luxembourg or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC.  DTC may take actions, at the direction of the related Participants, with respect to some Offered Notes or Offered Certificates, as applicable, that conflict with actions taken with respect to other Offered Notes or Offered Certificates, as applicable.

Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Notes or Book-Entry Certificates, as applicable, among Participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes or Book-Entry Certificates, as applicable, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Securities

Notes or Certificates, as applicable, initially issued in book-entry form will be issued as Definitive Notes or Definitive Certificates, as applicable, to Beneficial Owners or their nominees, rather than to DTC or its nominee only

(1)

if the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Notes or Certificates, as applicable, and the depositor is unable to locate a qualified successor,

(2)

if the depositor, at its option, elects to end the book-entry system through DTC or

(3)

in accordance with any other provisions described in the prospectus supplement.

Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Notes or Definitive Certificates, as applicable, for the Beneficial Owners.  Upon surrender by DTC of the security or securities representing the Book-Entry Notes or Book-Entry Certificates, as applicable, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the Definitive Notes or Definitive Certificates, as applicable, to which they are entitled, and thereafter the trustee will recognize the holders of those Definitive Notes or Definitive Certificates, as applicable, as securityholders under the Agreement.

Description of the Agreements

Agreements Applicable to a Series

REMIC Securities and Grantor Trust Securities

Notes or Certificates, as applicable, representing interests in a trust fund, or a portion of a trust fund, that the trustee will elect to have treated as a real estate mortgage investment conduit (“REMIC”) under Sections 860A through 860G of the Code (“REMIC Securities”), or Grantor Trust Securities (as defined in this prospectus), will be issued, and the related trust fund will be created, pursuant to a pooling and servicing agreement or trust agreement (in either case, generally referred to in this prospectus as the “pooling and servicing agreement”) among the depositor, the trustee and the sole servicer or master servicer, as applicable.  The Assets of that trust fund will be transferred to the trust fund and thereafter serviced in accordance with the terms of the pooling and servicing agreement.  In the event there are multiple servicers of the Assets of that trust fund, or in the event the Securities consist of Notes, each servicer will perform its servicing functions pursuant to a related underlying servicing agreement.

Securities That Are Partnership Interests for Tax Purposes and Notes

Certificates, as applicable, that are intended to be treated as partnership interests for tax purposes will be issued, and the related trust fund will be created, pursuant to the pooling and servicing agreement or trust agreement.

A series of Notes issued by a trust fund that is intended to be treated as a partnership or disregarded entity for tax purposes will be issued pursuant to an indenture between the related trust fund and an indenture trustee named in the prospectus supplement.  The trust fund will be established either as a statutory business trust under the law of the State of Delaware or as a common law trust under the law of the State of New York pursuant to a trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes.  The Assets securing payment on the Notes will be serviced in accordance with a sale and servicing agreement or servicing agreement.

Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements

General

The following summaries describe the material provisions that may appear in each pooling and servicing agreement, sale and servicing agreement or servicing agreement (each an “Agreement”).  The prospectus supplement for a series of Notes or Certificates, as applicable, will describe any provision of the Agreement relating to that series that materially differs from the description of those provisions contained in this prospectus.  The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the Agreement for each trust fund and the description of those provisions in the prospectus supplement.  The provisions of each Agreement will vary depending on the nature of the Notes or Certificates, as applicable, to be issued under the Agreement and the nature of the related trust fund.  As used in this prospectus for any series, the term “Security” refers to all of the Notes or Certificates, as applicable, of that series, whether or not offered by this prospectus and by the prospectus supplement, unless the context otherwise requires.  A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part.  The depositor will provide a copy of the pooling and servicing agreement (without exhibits) relating to any series of Notes or Certificates, as applicable, without charge upon written request of a securityholder of that series addressed to ACE Securities Corp., 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211, Attention: Evelyn Echevarria.

The servicer or master servicer and the trustee for any series of Notes or Certificates, as applicable, will be named in the prospectus supplement.  In the event there are multiple servicers for the Assets in a trust fund, a master servicer will perform some of the administration, calculation and reporting functions for that trust fund and will supervise the related servicers pursuant to a pooling and servicing agreement.  For a series involving a master servicer, references in this prospectus to the servicer will apply to the master servicer where non-servicing obligations are described.  If specified in the prospectus supplement, a manager or administrator may be appointed pursuant to the pooling and servicing agreement for any trust fund to administer that trust fund.

Assignment of Assets; Repurchases

At the time of issuance of any series of Notes or Certificates, as applicable, the depositor will assign (or cause to be assigned) to the designated trustee the Assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to those Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest.  The trustee will, concurrently with that assignment, deliver the Notes or Certificates, as applicable, to the depositor in exchange for the Assets and the other assets comprising the trust fund for that series.  Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement.  That schedule will include detailed information to the extent available and relevant

(1)

in respect of each mortgage loan included in the related trust fund, including the city and state of the related Mortgaged Property and type of that property, the mortgage rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

(2)

in respect of each Mortgage Security and Agency Security, the original and outstanding principal amount, if any, and the interest rate on the Mortgage Security or Agency Security.

For each mortgage loan, except as otherwise specified in the prospectus supplement, the depositor will deliver or cause to be delivered to the trustee (or to the custodian hereinafter referred to) particular loan documents, which will generally include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original Mortgage (or a certified copy of the original Mortgage) with evidence of recording indicated on the original Mortgage and an assignment of the Mortgage to the trustee in recordable form.  However, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original of the mortgage note has been lost or destroyed.  For those mortgage loans, the trustee (or its nominee) may not be able to enforce the mortgage note against the related borrower.  The Asset Seller or other entity specified in the prospectus supplement will be required to agree to repurchase, or substitute for, each of these mortgage loans that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original mortgage note.  The related Agreement will generally require the depositor or another party specified in the prospectus supplement to promptly cause each of these assignments of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the related mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the servicer, the relevant Asset Seller or any other prior holder of the mortgage loan.

The trustee (or a custodian) will review the mortgage loan documents within a specified period of days after receipt of the mortgage loan documents, and the trustee (or a custodian) will hold those documents in trust for the benefit of the securityholders.  If any of these documents are found to be missing or defective in any material respect, the trustee (or that custodian) will immediately notify the servicer and the depositor, and the servicer will immediately notify the relevant Asset Seller or other entity specified in the prospectus supplement.  If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of that notice, then the Asset Seller or other entity specified in the prospectus supplement will be obligated, within a specified number of days of receipt of that notice, to either (1) repurchase the related mortgage loan from the trustee at a price equal to the sum of the unpaid principal balance of the mortgage loan, plus unpaid accrued interest at the interest rate for that Asset from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus servicing expenses that are payable to the servicer, or another price as specified in the prospectus supplement (the “Purchase Price”) or (2) substitute a new mortgage loan.  There can be no assurance that an Asset Seller or other named entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for that mortgage loan if the Asset Seller or other named entity defaults on its obligation.

This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.  To the extent specified in the prospectus supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for that Asset, the Asset Seller or other named entity may agree to cover any losses suffered by the trust fund as a result of that breach or defect.

Notwithstanding the preceding three paragraphs, the documents for Home Equity Loans will be delivered to the trustee (or a custodian) only to the extent specified in the prospectus supplement.  Generally these documents will be retained by the servicer, which may also be the Asset Seller.  In addition, assignments of the related Mortgages to the trustee will be recorded only to the extent specified in the prospectus supplement.

Mortgage Securities and Agency Securities will be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of Mortgage Securities and Agency Securities issued only in book-entry form, through the depository with respect to the Mortgage Securities and Agency Securities, in accordance with the procedures established by the issuer or guarantor for registration of those certificates, and distributions on those securities to which the trust fund is entitled will be made directly to the trustee.

Representations and Warranties; Repurchases

To the extent provided in the prospectus supplement the depositor will, for each Asset, assign representations and warranties, as of a specified date (the person making those representations and warranties, the “Warranting Party”) covering, by way of example, the following types of matters:

•

the accuracy of the information set forth for that Asset on the schedule of Assets appearing as an exhibit to the related Agreement;

•

in the case of a mortgage loan, the existence of title insurance insuring the lien priority of the mortgage loan;

•

the authority of the Warranting Party to sell the Asset;

•

the payment status of the Asset;

•

in the case of a mortgage loan, the existence of customary provisions in the related mortgage note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

•

the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

Any Warranting Party shall be an Asset Seller or an affiliate of the Asset Seller or any other person acceptable to the depositor and will be identified in the prospectus supplement.

Representations and warranties made in respect of an Asset may have been made as of a date before the applicable Cut-off Date.  A substantial period of time may have elapsed between that date and the date of initial issuance of the related series of Notes or Certificates, as applicable, evidencing an interest in that Asset.  In the event of a breach of any of these representations or warranties, the Warranting Party will be obligated to reimburse the trust fund for losses caused by that breach or either cure that breach or repurchase or replace the affected Asset as described below.  Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of that representation and warranty only if the relevant event that causes that breach occurs before that date.  That party would have no obligations if the relevant event that causes that breach occurs after that date.

Each Agreement will provide that the servicer and/or trustee or another entity identified in the prospectus supplement will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of an Asset that materially and adversely affects the value of that Asset or the interests in the prospectus supplement of the securityholders.  If the Warranting Party cannot cure that breach within a specified period following the date on which that party was notified of that breach, then the Warranting Party will be obligated to repurchase that Asset from the trustee within a specified period from the date on which the Warranting Party was notified of that breach, at the Purchase Price therefor.  If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase an Asset as to which a breach has occurred, will have the option, within a specified period after initial issuance of that series of Notes or Certificates, as applicable, to cause the removal of that Asset from the trust fund and substitute in its place one or more other Assets, as applicable, in accordance with the standards described in the prospectus supplement.  If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase or substitute an Asset as to which a breach has occurred, will have the option to reimburse the trust fund or the securityholders for any losses caused by that breach.  This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to securityholders or the trustee for a breach of representation by a Warranting Party.

Neither the depositor (except to the extent that it is the Warranting Party) nor the servicer will be obligated to purchase or substitute for an Asset if a Warranting Party defaults on its obligation to do so, and no assurance can be given that the Warranting Parties will carry out those obligations with respect to the Assets.

A servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement.  A breach of any representation of the servicer that materially and adversely affects the interests of the securityholders and which continues unremedied for the number of days specified in the Agreement after the discovery of the breach by the servicer or the receipt of written notice of that breach by the servicer from the trustee, the depositor or the holders of Notes or Certificates, as applicable, evidencing not less than 25% of the voting rights or other percentage specified in the related Agreement, will constitute an Event of Default under that Agreement.  See “—Events of Default under the Agreement” and “—Rights Upon Event of Default under the Agreements.”

Collection Account and Related Accounts

General.   The servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the “Collection Account”), which must be an account or accounts that either:

•

are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation (“FDIC”) (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured so that the securityholders have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained, or

•

are maintained with a bank or trust company, and in a manner satisfactory to the rating agency or agencies rating any class of Notes or Certificates, as applicable, of that series.

Investment of amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement (“Permitted Investments”).  A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the Collection Account may be invested pending each succeeding Distribution Date in short-term Permitted Investments.  Any interest or other income earned on funds in the Collection Account will, unless otherwise specified in the prospectus supplement, be paid to the servicer or its designee as additional servicing compensation.  The Collection Account may be maintained with an institution that is an affiliate of the servicer, if applicable, provided that that institution meets the standards imposed by the rating agency or agencies.  If permitted by the rating agency or agencies, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the servicer or serviced or master serviced by it on behalf of others.

Deposits.   A servicer or the trustee will deposit or cause to be deposited in the Collection Account for one or more trust funds on a daily basis, or any other period provided in the related Agreement, the following payments and collections received, or advances made, by the servicer or the trustee or on its behalf after the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest), except as otherwise provided in the Agreement:

(1)

all payments on account of principal, including principal prepayments, on the Assets;

(2)

all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion retained by a servicer as its servicing compensation and net of any Retained Interest;

(3)

Liquidation Proceeds and Insurance Proceeds, together with the net proceeds on a monthly basis with respect to any Assets acquired for the benefit of securityholders;

(4)

any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of Notes or Certificates, as applicable, as described under “Description of Credit Support;”

(5)

any advances made as described under “Description of the Securities—Advances in Respect of Delinquencies;”

(6)

any amounts paid under any Cash Flow Agreement, as described under “Description of the Trust Funds—Cash Flow Agreements;”

(7)

all proceeds of any Asset or, with respect to a mortgage loan, property acquired in respect of the mortgage loan purchased by the depositor, any Asset Seller or any other specified person as described above under “—Assignment of Assets; Repurchases” and “—Representations and Warranties; Repurchases,” all proceeds of any defaulted mortgage loan purchased as described below under “—Realization Upon Defaulted Assets,” and all proceeds of any Asset purchased as described under “Description of the Securities—Termination;”

(8)

any amounts paid by a servicer to cover interest shortfalls arising out of the prepayment of Assets in the trust fund as described below under “—Retained Interest; Servicing Compensation and Payment of Expenses;”

(9)

to the extent that any of these items do not constitute additional servicing compensation to a servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Assets;

(10)

all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described below under “—Hazard Insurance Policies;”

(11)

any amount required to be deposited by a servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the Collection Account; and

(12)

any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the prospectus supplement.

Withdrawals.   A servicer or the trustee may, from time to time as provided in the related Agreement, make withdrawals from the Collection Account for each trust fund for any of the following purposes, except as otherwise provided in the Agreement:

(1)

to make distributions to the securityholders on each Distribution Date;

(2)

to reimburse a servicer for unreimbursed amounts advanced as described under “Description of the Securities—Advances in Respect of Delinquencies,” which reimbursement is to be made out of amounts received that were identified and applied by the servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Assets for which the advances were made or out of amounts drawn under any form of credit support with respect to those Assets;

(3)

to reimburse a servicer for unpaid servicing fees earned and unreimbursed servicing expenses incurred with respect to Assets and properties acquired in respect of the Assets, which reimbursement is to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Assets and properties, and net income collected on the particular properties, which fees were earned or expenses were incurred or out of amounts drawn under any form of credit support for those Assets and properties;

(4)

to reimburse a servicer for any advances described in clause (2) above and any servicing expenses described in clause (3) above which, in the servicer’s good faith judgment, will not be recoverable from the amounts described in those clauses, which reimbursement is to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the prospectus supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, if any, remain outstanding, and otherwise any outstanding class of Notes or Certificates, as applicable, of the related series;

(5)

if and to the extent described in the prospectus supplement, to pay a servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while those advances and servicing expenses remain outstanding and unreimbursed;

(6)

to reimburse a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under “—Certain Matters Regarding Servicers, the Master Servicer and the Depositor;”

(7)

if and to the extent described in the prospectus supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the trustee’s fees;

(8)

to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under “—Certain Matters Regarding the Trustee;”

(9)

to pay a servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

(10)

to pay the person so entitled any amounts deposited in the Collection Account that were identified and applied by the servicer as recoveries of Retained Interest;

(11)

to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, which payments are to be made out of income received on that property;

(12)

if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Material Federal Income Tax Considerations—REMICs—Taxes That May Be Imposed on the REMIC Pool” or in the prospectus supplement, respectively;

(13)

to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect of a mortgage loan in connection with the liquidation of that mortgage loan or property;

(14)

to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of securityholders;

(15)

to pay for the costs of recording the related Agreement if that recordation materially and beneficially affects the interests of securityholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

(16)

to pay the person so entitled any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated above under “—Assignment of Assets; Repurchase” and “—Representations and Warranties; Repurchases” or otherwise;

(17)

to make any other withdrawals permitted by the related Agreement; and

(18)

to clear and terminate the Collection Account at the termination of the trust fund.

Other Collection Accounts.   If specified in the prospectus supplement, the Agreement for any series of Notes or Certificates, as applicable, may provide for the establishment and maintenance of a separate collection account into which the servicer will deposit on a daily basis, or any other period as provided in the related Agreement, the amounts described under “—Deposits” above for one or more series of Notes or Certificates, as applicable.  Any amounts on deposit in any of these collection accounts will be withdrawn from these collection accounts and deposited into the appropriate Collection Account by a time specified in the prospectus supplement.  To the extent specified in the prospectus supplement, any amounts that could be withdrawn from the Collection Account as described under “—Withdrawals” above may also be withdrawn from any of these collection accounts.  The prospectus supplement will set forth any restrictions for any of these collection accounts, including investment restrictions and any restrictions for financial institutions with which any of these collection accounts may be maintained.

The servicer will establish and maintain with the indenture trustee an account, in the name of the indenture trustee on behalf of the holders of Notes, into which amounts released from the Collection Account for distribution to the holders of Notes will be deposited and from which all distributions to the holders of Notes will be made.

Collection and Other Servicing Procedures.   The servicer is required to make reasonable efforts to collect all scheduled payments under the Assets and will follow or cause to be followed those collection procedures that it would follow with respect to assets that are comparable to the Assets and held for its own account, provided that those procedures are consistent with

(1)

the terms of the related Agreement and any related hazard insurance policy or instrument of credit support, if any, included in the related trust fund described in this prospectus or under “Description of Credit Support,”

(2)

applicable law and

(3)

the general servicing standard specified in the prospectus supplement or, if no standard is so specified, its normal servicing practices (in either case, the “Servicing Standard”).

In connection, the servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on an Asset.

Each servicer will also be required to perform other customary functions of a servicer of comparable assets, including maintaining hazard insurance policies as described in this prospectus and in any prospectus supplement, and filing and settling claims under these policies; maintaining, to the extent required by the Agreement, escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the terms of the Assets; processing assumptions or substitutions in those cases where the servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties under some circumstances; and maintaining accounting records relating to the Assets.  The servicer or any other entity specified in the prospectus supplement will be responsible for filing and settling claims in respect of particular Assets under any applicable instrument of credit support.  See “Description of Credit Support.”

The servicer may agree to modify, waive or amend any term of any Asset in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (1) affect the amount or timing of any scheduled payments of principal or interest on the Asset or (2) in its judgment, materially impair the security for the Asset or reduce the likelihood of timely payment of amounts due on the Asset.  The servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, an Asset if (1) in its judgment, a material default on the Asset has occurred or a payment default is reasonably foreseeable and (2) in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Asset on a present value basis than would liquidation.  In the event of any modification, waiver or amendment of any Asset, the servicer will furnish a copy of that modification, waiver or amendment to the trustee (or its custodian).

In the case of multifamily loans, a borrower’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage loan debt, or may reflect the diversion of that income from the servicing of the mortgage loan debt.  In addition, a borrower under a multifamily loan that is unable to make mortgage loan payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related Mortgaged Property.  In general, the servicer will be required to monitor any multifamily loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Multifamily Property and take those other actions as are consistent with the related Agreement.  A significant period of time may elapse before the servicer is able to assess the success of servicer, can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose may vary considerably depending on the particular multifamily loan, the Multifamily Property, the borrower, the presence of an acceptable party to assume the multifamily loan and the laws of the jurisdiction in which the Multifamily Property is located.

Realization Upon Defaulted Assets

Generally, the servicer is required to monitor any Asset that is in default, initiate corrective action in cooperation with the borrower if cure is likely, inspect the Asset and take any other actions as are consistent with the Servicing Standard.  A significant period of time may elapse before the servicer is able to assess the success of that corrective action or the need for additional initiatives.

Any Agreement relating to a trust fund that includes mortgage loans may grant to the servicer and/or the holder or holders of some classes of Notes or Certificates, as applicable, a right of first refusal to purchase from the trust fund at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments under the Agreement are delinquent.  Any right of first refusal granted to the holder of an Offered Security will be described in the prospectus supplement.  The prospectus supplement will also describe any similar right granted to any person if the predetermined purchase price is less than the Purchase Price described above under “—Representations and Warranties; Repurchases.”

If specified in the prospectus supplement, the servicer may offer to sell any defaulted mortgage loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect to that defaulted mortgage loan, if and when the servicer determines, consistent with the Servicing Standard, so that a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings.  The related Agreement will provide that any offering be made in a commercially reasonable manner for a specified period and that the servicer accept the highest cash bid received from any person (including itself, an affiliate of the servicer or any securityholder) that constitutes a fair price for that defaulted mortgage loan.  If there is no bid that is determined to be fair, the servicer will proceed with respect to that defaulted mortgage loan as described below.  Any bid in an amount at least equal to the Purchase Price described above under “—Representations and Warranties; Repurchases” will in all cases be deemed fair.

The servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a mortgage loan by operation of law or otherwise, if that action is consistent with the Servicing Standard and a default on that mortgage loan has occurred or, in the servicer’s judgment, is imminent.

If title to any Mortgaged Property is acquired by a trust fund as to which a REMIC election has been made, the servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property within three years from the close of the calendar year of acquisition, unless (1) the Internal Revenue Service grants an extension of time to sell that property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than three years after the close of the calendar year of its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any Notes or Certificates, as applicable, are outstanding.  Subject to the foregoing, the servicer will be required to (A) solicit bids for any Mortgaged Property so acquired in that manner as will be reasonably likely to realize a fair price for that property and (B) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made for the related trust fund) on the ownership and management of any Mortgaged Property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered.

If recovery on a defaulted Asset under any related instrument of credit support is not available, the servicer nevertheless will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Asset.  If the proceeds of any liquidation of the property securing the defaulted Asset are less than the outstanding principal balance of the defaulted Asset plus interest accrued on the defaulted Asset at the applicable interest rate, plus the total amount of expenses incurred by the servicer in connection with those proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference.  The servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Asset, before the distribution of those Liquidation Proceeds to securityholders, amounts representing its normal servicing compensation on the Security, unreimbursed servicing expenses incurred with respect to the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset.

If any property securing a defaulted Asset is damaged the servicer is not required to expend its own funds to restore the damaged property unless it determines (1) that restoration will increase the proceeds to securityholders on liquidation of the Asset after reimbursement of the servicer for its expenses and (2) that its expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

The pooling and servicing agreement will require the trustee, if it has not received a distribution for any Mortgage Security or Agency Security by the fifth business day after the date on which that distribution was due and payable pursuant to the terms of that Agency Security, to request the issuer or guarantor, if any, of that Mortgage Security or Agency Security to make that payment as promptly as possible and legally permitted to take legal action against that issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith.  The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of this legal action will be reimbursable to the trustee out of the proceeds of that action and will be retained by the trustee before the deposit of any remaining proceeds in the Collection Account pending distribution of the Collection Account to securityholders of the related series.  If the proceeds of any legal action are insufficient to reimburse the trustee for its legal fees and expenses, the trustee will be entitled to withdraw from the Collection Account an amount equal to its expenses, and the trust fund may realize a loss in that amount.

As servicer of the Assets, a servicer, on behalf of itself, the trustee and the securityholders, will present claims to the borrower under each instrument of credit support, and will take those reasonable steps as are necessary to receive payment or to permit recovery under these instruments for defaulted Assets.

If a servicer or its designee recovers payments under any instrument of credit support for any defaulted Assets, the servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of those proceeds, before distribution of the Collection Account to securityholders, amounts representing its normal servicing compensation on that Asset, unreimbursed servicing expenses incurred for the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset.  See “—Hazard Insurance Policies” and “Description of Credit Support.”

Hazard Insurance Policies

Mortgage Loans.   Generally, each Agreement for a trust fund composed of mortgage loans will require the servicer to cause the borrower on each mortgage loan to maintain a hazard insurance policy (including flood insurance coverage, if obtainable, to the extent the property is located in a federally designated flood area, in an amount as is required under applicable guidelines) providing for the level of coverage that is required under the related Mortgage or, if any Mortgage permits its holder to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, then the level of coverage that is consistent with the Servicing Standard.  That coverage will be in general in an amount equal to the lesser of the principal balance owing on that mortgage loan (but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy) and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis or any other amount specified in the prospectus supplement.  The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by borrowers.  All amounts collected by the servicer under any of these policies (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the servicer’s normal servicing procedures, subject to the terms and conditions of the related Mortgage and mortgage note) will be deposited in the Collection Account in accordance with the related Agreement.

The Agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the servicer’s maintaining a blanket policy insuring against hazard losses on the mortgage loans.  If the blanket policy contains a deductible clause, the servicer will be required to deposit in the Collection Account from its own funds all sums that would have been deposited in the Collection Account but for that clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms of the policies are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

The hazard insurance policies covering the Mortgaged Properties securing the mortgage loans will typically contain a coinsurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, the coinsurance clause generally provides that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Each Agreement for a trust fund composed of mortgage loans will require the servicer to cause the borrower on each mortgage loan to maintain all other insurance coverage for the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

Any cost incurred by the servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of that cost will not be taken into account for purposes of calculating the distribution to be made to securityholders.  Those costs may be recovered by the servicer from the Collection Account, with interest, as provided by the Agreement.

Under the terms of the mortgage loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties.  The servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the mortgage loans.  However, the ability of the servicer to present or cause to be presented those claims is dependent upon the extent to which information in this regard is furnished to the servicer by borrowers.

FHA Insurance and VA Guarantees

FHA loans will be insured by the FHA as authorized under the Housing Act.  Some FHA loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program.  These programs generally limit the principal amount and interest rates of the mortgage loans insured.  The prospectus supplement for Notes or Certificates, as applicable, of each series evidencing interests in a trust fund including FHA loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs.  Except as otherwise specified in the prospectus supplement, the following describes FHA insurance programs and regulations as generally in effect for FHA loans.

The insurance premiums for FHA loans are collected by lenders approved by the Department of Housing and Urban Development (“HUD”) or by the servicer and are paid to the FHA.  The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to the United States of America or upon assignment of the defaulted loan to the United States of America.  For a defaulted FHA loan, the servicer is limited in its ability to initiate foreclosure proceedings.  When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower’s control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower.  Those plans may involve the reduction or suspension of regular mortgage payments for a specified period, with those payments to be made on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than FHA loans originated under the FHA Title I Program, beyond the maturity date.  In addition, when a default caused by those circumstances is accompanied by other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the FHA loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer.  With some exceptions, at least three full monthly installments must be due and unpaid under the FHA loan, and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD.  Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate.  To the extent specified in the prospectus supplement, the servicer of each single family FHA loan will be obligated to purchase any debenture issued in satisfaction of that FHA loan upon default for an amount equal to the principal amount of that debenture.

Other than in relation to the FHA Title I Program, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted FHA loan adjusted to reimburse the servicer for some of its costs and expenses and to deduct amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid before that date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date.  The insurance payment itself, upon foreclosure of an FHA loan, bears interest from a date 30 days after the borrower’s first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

VA loans will be partially guaranteed by the VA under the Serviceman’s Readjustment Act (a “VA Guaranty Policy”).  For a defaulted VA loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months.  Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

The amount payable under the guarantee will be the percentage of the VA loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations.  Payments under the guarantee will be equal to the unpaid principal amount of that VA loan, interest accrued on the unpaid balance of that VA loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that those amounts have not been recovered through liquidation of the Mortgaged Property.  The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

Fidelity Bonds and Errors and Omissions Insurance

Each Agreement will require that the servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination of these insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the servicer.  The related Agreement will allow the servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the servicer so long as the criteria set forth in the Agreement are met.

Due-on-Sale Clauses

The mortgage loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the mortgage loan upon any sale, transfer or conveyance of the related Mortgaged Property.  The servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale clause that would:

•

adversely affect or jeopardize coverage under any applicable insurance policy or

•

materially increase the risk of default or delinquency on, or materially impair the security for, that mortgage loan.

Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation.  See “Certain Legal Aspects of Mortgage Loans—Due-on-Sale Clauses.”

The servicer will generally permit that transfer so long as the transferee satisfies the servicer’s then applicable underwriting standards.  The purpose of those transfers is often to avoid a default by the transferring borrower.

Retained Interest; Servicing Compensation and Payment of Expenses

The prospectus supplement for a series of Notes or Certificates, as applicable, will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner of this Retained Interest.  If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement.  A “Retained Interest” in an Asset represents a specified portion of the interest payable on the Asset.  The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

The servicer’s primary servicing compensation for a series of Notes or Certificates, as applicable, will come from the periodic payment to it of a portion of the interest payment on each Asset or any other amount specified in the prospectus supplement.  Since any Retained Interest and a servicer’s primary compensation are percentages of the principal balance of each Asset, those amounts will decrease in accordance with the amortization of the Assets.  The prospectus supplement for a series of Notes or Certificates, as applicable, evidencing interests in a trust fund that includes mortgage loans may provide that, as additional compensation, the servicer may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from borrowers and any interest or other income that may be earned on funds held in the Collection Account or any account established by a servicer pursuant to the Agreement.

The servicer may, to the extent provided in the prospectus supplement, pay from its servicing compensation expenses incurred in connection with its servicing and managing of the Assets, including payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of any other expenses described in the prospectus supplement.  Some other expenses, including expenses relating to defaults and liquidations on the Assets and, to the extent so provided in the prospectus supplement, interest on these expenses at the rate specified in the prospectus supplement may be borne by the trust fund.

If and to the extent provided in the prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to interest shortfalls resulting from the voluntary prepayment of any Assets in the related trust fund during that period before their due dates.

Evidence as to Compliance

Each Agreement relating to Assets that include mortgage loans, unless otherwise provided in the prospectus supplement, will provide that on or before a specified date in each year, beginning with the first of these dates at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or any other program used by the servicer, the servicing by or on behalf of the servicer of mortgage loans under agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of those agreements or that program except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for Freddie Mac, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, or any other program, requires it to report.

Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an officer’s certificate of the servicer to the effect that the servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

Certain Matters Regarding Servicers, the Master Servicer and the Depositor

The servicer or master servicer under each Agreement will be named in the prospectus supplement.  The entities serving as servicer or master servicer may be affiliates of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates.  If applicable, reference in this prospectus to the servicer will also be deemed to be to the master servicer.  Each Agreement will provide, in general, that:

•

The servicer may resign from its obligations and duties under the Agreement only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the servicer so causing that conflict being of a type and nature carried on by the servicer at the date of the Agreement.  No resignation will become effective until the trustee or a successor servicer has assumed the servicer’s obligations and duties under the Agreement.

•

Neither any servicer, the depositor nor any director, officer, employee, or agent of a servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a servicer, the depositor nor any other person will be protected against any breach of a representation, warranty or covenant made in the related Agreement, or against any liability specifically imposed by the Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement or by reason of reckless disregard of obligations and duties under the Agreement.

•

Any servicer, the depositor and any director, officer, employee or agent of a servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Notes or Certificates, as applicable,; provided, however, that that indemnification will not extend to any loss, liability or expense

(1)

specifically imposed by that Agreement or otherwise incidental to the performance of obligations and duties under the Agreement, including, in the case of a servicer, the prosecution of an enforcement action in respect of any specific mortgage loan or mortgage loans (except as any loss, liability or expense will be otherwise reimbursable pursuant to that Agreement);

(2)

incurred in connection with any breach of a representation, warranty or covenant made in that Agreement;

(3)

incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement, or by reason of reckless disregard of those obligations or duties;

(4)

incurred in connection with any violation of any state or federal securities law; or

(5)

imposed by any taxing authority if that loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

•

Neither any servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability.  Any servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties to the Agreement and the interests of the securityholders under the Agreement.  In that event, the legal expenses and costs of that action and any liability resulting will be expenses, costs and liabilities of the securityholders, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, may be the successor of the servicer or the depositor, as the case may be, under the terms of the related Agreement.

Special Servicers

If and to the extent specified in the prospectus supplement, a special servicer (a “Special servicer”) may be a party to the related Agreement or may be appointed by the servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the servicer (for example, the workout and/or foreclosure of defaulted mortgage loans).  The rights and obligations of any Special servicer will be specified in the prospectus supplement, and the servicer will be liable for the performance of a Special servicer only if, and to the extent, set forth in the prospectus supplement.

Events of Default under the Agreement

Events of default under the related Agreement will generally include:

•

any failure by the servicer to distribute or cause to be distributed to securityholders, or to remit to the trustee for distribution to securityholders, any required payment that continues after a grace period, if any;

•

any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement that continues unremedied for 30 days after written notice of that failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by securityholders evidencing not less than 25% of the voting rights for that series;

•

any breach of a representation or warranty made by the servicer under the Agreement that materially and adversely affects the interests of securityholders and which continues unremedied for 30 days after written notice of that breach has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by the holders of Notes or Certificates, as applicable, evidencing not less than 25% of the voting rights for that series; and

•

some events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the prospectus supplement.  The trustee will, not later than the later of 60 days or any other period specified in the prospectus supplement after the occurrence of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default and five days after specific officers of the trustee become aware of the occurrence of that event, transmit by mail to the depositor and all securityholders of the applicable series notice of that occurrence, unless that default has been cured or waived.

Rights Upon Event of Default under the Agreements

So long as an event of default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of Notes or Certificates, as applicable, evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights for that series, the trustee will terminate all of the rights and obligations of the servicer under the Agreement and in and to the mortgage loans (other than as a securityholder or as the owner of any Retained Interest), whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the Agreement (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Assets, or if the prospectus supplement so specifies, then the trustee will not be obligated to make those advances) and will be entitled to similar compensation arrangements.  If the trustee is unwilling or unable so to act, it may or, at the written request of the holders of Notes or Certificates, as applicable, entitled to at least 51% (or any other percentage specified in the Agreement) of the voting rights for that series, it must appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of that appointment of at least $15,000,000 (or any other amount specified in the Agreement) to act as successor to the servicer under the Agreement.  Pending that appointment, the trustee is obligated to act in that capacity.  The trustee and any successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the Agreement.

The holders of Notes or Certificates, as applicable, representing at least 66 2/3% (or any other percentage specified in the Agreement) of the voting rights allocated to the respective classes of Notes or Certificates, as applicable, affected by any event of default will be entitled to waive that event of default; provided, however, that an Event of Default involving a failure to distribute a required payment to securityholders described in clause (1) under “—Events of Default under the Agreements” may be waived only by all of the securityholders.  Upon any waiver of an event of default, that event of default will cease to exist and will be deemed to have been remedied for every purpose under the Agreement.

No securityholders will have the right under any Agreement to institute any proceeding with respect to the Agreement unless that holder previously has given to the trustee written notice of default and unless the holders of Notes or Certificates, as applicable, evidencing not less than 25% (or any other percentage specified in the Agreement) of the voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the Agreement and have offered to the trustee reasonable indemnity, and the trustee for 60 days (or any other number of days specified in the Agreement) has neglected or refused to institute any proceeding.  The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising under the Agreement or to institute, conduct or defend any litigation under the Agreement or in relation to the Agreement at the request, order or direction of any of the securityholders covered by that Agreement, unless those securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred.

The manner of determining the voting rights of a Security or class or classes of Notes or Certificates, as applicable, will be specified in the Agreement.

Amendment

In general, each Agreement may be amended by the parties to it, without the consent of any securityholders covered by the Agreement, to

(1)

cure any ambiguity or mistake;

(2)

correct, modify or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement or with the prospectus supplement;

(3)

make any other provisions with respect to matters or questions arising under the Agreement that are not materially inconsistent with the provisions of the Agreement; or

(4)

comply with any requirements imposed by the Code; provided that, in the case of clause (3), that amendment will not adversely affect in any material respect the interests of any securityholders covered by the Agreement as evidenced either by an opinion of counsel to that effect or the delivery to the trustee of written notification from each rating agency that provides, at the request of the depositor, a rating for the Offered Notes or Offered Certificates, as applicable, of the related series to the effect that that amendment or supplement will not cause that rating agency to lower or withdraw the then current rating assigned to those Notes or Certificates, as applicable.

In general, each Agreement may also be amended by the depositor, the servicer, if any, and the trustee, with the consent of the securityholders affected by the amendment evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights, for any purpose; provided, however, no amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Assets that are required to be distributed on any Security without the consent of the securityholder or (2) reduce the consent percentages described in this paragraph without the consent of all the securityholders covered by the Agreement then outstanding. However, for any series of Notes or Certificates, as applicable, as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it has first have received an opinion of independent counsel to the effect that that amendment will not result in the imposition of a tax on the related trust fund or, if applicable, cause the related trust fund to fail to qualify as a REMIC, at any time that the related Notes or Certificates, as applicable, are outstanding.

The Trustee

The trustee under each Agreement will be named in the prospectus supplement.  The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with the depositor and its affiliates, with any servicer and its affiliates and with any master servicer and its affiliates.  To the extent consistent with its fiduciary obligations as trustee, the trustee may delegate its duties to one or more agents as provided in the Agreement.

Duties of the Trustee

The trustee will make no representations as to the validity or sufficiency of any Agreement, the Notes or Certificates, as applicable, or any Asset or related document and is not accountable for the use or application by or on behalf of any servicer of any funds paid to the master servicer or its designee in respect of the Notes or Certificates, as applicable, or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the servicer.  If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine those documents and to determine whether they conform to the requirements of the Agreement.

Certain Matters Regarding the Trustee

The trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the trustee’s

(1)

enforcing its rights and remedies and protecting the interests of the securityholders during the continuance of an Event of Default,

(2)

defending or prosecuting any legal action in respect of the related Agreement or series of Notes or Certificates, as applicable,

(3)

being the mortgagee of record for the mortgage loans in a trust fund and the owner of record for any Mortgaged Property acquired in respect thereof for the benefit of securityholders, or

(4)

acting or refraining from acting in good faith at the direction of the holders of the related series of Notes or Certificates, as applicable, entitled to not less than 25% (or any other percentage as is specified in the related Agreement for any particular matter) of the voting rights for that series;

provided, however, that this indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Agreement.

Resignation and Removal of the Trustee

The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice of its resignation to the depositor, the servicer, if any, each rating agency, and all securityholders.  Upon receiving that notice of resignation, the depositor is required promptly to appoint a successor trustee acceptable to the servicer, if any.  If no successor trustee has been so appointed and has accepted appointment within 30 days after the giving of that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the trustee ceases to be eligible to continue as a trustee under the related Agreement, or if at any time the trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the trustee has adversely affected or will adversely affect the rating on any class of the Notes or Certificates, as applicable, then the depositor and/or a party specified in the related Agreement may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any, according to the terms of the related Agreement.  Securityholders of any series entitled to at least 51% (or any other percentage specified in the prospectus supplement) of the voting rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

Material Terms of the Indenture

General

The following summary describes the material provisions that may appear in each indenture.  The prospectus supplement for a series of Notes will describe any provision of the indenture relating to that series that materially differs from the description of that provision contained in this prospectus.  The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the indenture for a series of Notes.  A form of an indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part.  The depositor will provide a copy of the indenture (without exhibits) relating to any series of Notes without charge upon written request of a securityholder of that series addressed to ACE Securities Corp., 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211, Attention: Evelyn Echevarria.

Events of Default

Events of default under the indenture for each series of Notes will generally include:

•

a default for thirty days (or any other number of days specified in the prospectus supplement) or more in the payment of any principal of or interest on a Note of that series, to the extent specified in the prospectus supplement;

•

failure to perform any other covenant of the depositor or the trust fund in the indenture that continues for a period of sixty days (or any other number of days specified in the prospectus supplement or the indenture) after notice of the failure is given in accordance with the procedures described in the prospectus supplement;

•

any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture with respect to or affecting that series having been incorrect in a material respect as of the time made, and that breach is not cured within sixty days (or any other number of days specified in the prospectus supplement) after notice of the breach is given in accordance with the procedures described in the prospectus supplement;

•

specified events of bankruptcy, insolvency, receivership or liquidation of the trust fund; or

•

any other event of default provided with respect to Notes of that series.

If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to and in accordance with the terms of the indenture, either the indenture trustee or the holders of a majority of the then total outstanding amount of the Notes of that series may declare the principal amount (or, if the Notes of that series are Accrual Securities, that portion of the principal amount as may be specified in the terms of that series, as provided in the indenture) of all the Notes of that series to be due and payable immediately.  That declaration may, under some circumstances, be rescinded and annulled by the securityholders of a majority in total outstanding amount of the Notes of that series.

If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the indenture trustee may, in its discretion, notwithstanding that acceleration, elect to maintain possession of the collateral securing the Notes of that series and to continue to apply distributions on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of that series as they would have become due if there had not been that declaration.  In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, other than a default in the payment of any principal or interest on any Note of that series for thirty days or more, unless

(1)

the holders of 100% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series consent to that sale;

(2)

the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of that series at the date of that sale; or

(3)

the indenture trustee determines that that collateral would not be sufficient on an ongoing basis to make all payments on the Notes as those payments would have become due if the Notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series.

If so specified in the prospectus supplement, only holders of particular classes of Notes will have the right to declare the Notes of that series to be immediately due and payable in the event of a payment default, as described above, and to exercise the remedies described above.

If the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty days (or any other number of days specified in the indenture) or more in the payment of principal of or interest on the Notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses.  As a result, upon the occurrence of that event of default, the amount available for distribution to the securityholders would be less than would otherwise be the case.  However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders after the occurrence of that event of default.

To the extent provided in the prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the Notes less the amount of the discount that is unamortized.

Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default occurs and continues for a series of Notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the securityholders of that series, unless those holders offer to the indenture trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with that request or direction.  Subject to those provisions for indemnification and some limitations contained in the indenture, the holders of a majority of the then total outstanding amount of the Notes of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to the Notes of that series, and the holders of a majority of the then total outstanding amount of the Notes of that series may, in some cases, waive any default with respect to the Notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected.

Discharge of Indenture

The indenture will be discharged, subject to the provisions of the indenture, for a series of Notes (except for continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the Notes of that series or, with some limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the Notes of that series.

With some limitations, the indenture will provide that, if specified for the Notes of any series, the related trust fund will be discharged from any and all obligations in respect of the Notes of that series (except for obligations specified in the indenture including obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of that series, to replace stolen, lost or mutilated Notes of that series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect of the Notes in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of that series on the maturity date for those Notes and any installment of interest on those Notes in accordance with the terms of the indenture and the Notes of that series.  In the event of any defeasance and discharge of Notes of that series, holders of Notes of that series would be able to look only to that money and/or those direct obligations for payment of principal and interest, if any, on their Notes until maturity.

Indenture Trustee’s Annual Report

The indenture trustee for each series of Notes will be required to mail each year to all related securityholders a brief report, as provided in the indenture, relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by that Trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee in its capacity as indenture trustee and any action taken by it that materially affects the Notes and that has not been previously reported.

The Indenture Trustee

The indenture trustee for a series of Notes will be specified in the prospectus supplement.  The indenture trustee for any series may resign at any time in accordance with the terms of the indenture, in which event the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for that series.  The depositor or the appropriate party designated in the indenture may also remove any indenture trustee if that indenture trustee ceases to be eligible to continue as the indenture trustee under the related indenture, if that indenture trustee becomes insolvent or for any other grounds specified in the indenture.  In those circumstances the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for the applicable series of Notes.  Any resignation or removal of the indenture trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for that series.

The bank or trust company serving as indenture trustee may have a banking relationship with the depositor or any of its affiliates, a servicer or any of its affiliates or the master servicer or any of its affiliates.  To the extent consistent with its fiduciary obligations as indenture trustee, the indenture trustee may delegate its duties to one or more agents as provided in the indenture and the Agreement.

Description of Credit Support

General

For any series of Notes or Certificates, as applicable, credit support may be provided for one or more classes of the series or the related Assets.  Credit support may be in the form of:

•

the subordination of one or more classes of Notes or Certificates, as applicable;

•

letters of credit;

•

insurance policies;

•

guarantees;

•

the establishment of one or more reserve funds; or

•

any other method of credit support described in the prospectus supplement, or any combination of the foregoing.

Any form of credit support may be structured so as to be drawn upon by more than one series to the extent described in the prospectus supplement.

The coverage provided by any credit support will be described in the prospectus supplement.  Generally, that coverage will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Notes or Certificates, as applicable, and interest on the Security Balance.  If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, securityholders will bear their allocable share of deficiencies.  Moreover, if a form of credit support covers more than one series of Notes or Certificates, as applicable (each, a “Covered Trust”), securityholders evidencing interests in any of those Covered Trusts will be subject to the risk that the credit support will be exhausted by the claims of other Covered Trusts before that Covered Trust receiving any of its intended share of that coverage.

If credit support is provided for one or more classes of Notes or Certificates, as applicable, of a series, or the related Assets, the prospectus supplement will include a description of

(a)

the nature and amount of coverage under that credit support,

(b)

any conditions to payment under the prospectus supplement not otherwise described in this prospectus,

(c)

the conditions (if any) under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced and

(d)

the material provisions relating to that credit support.

Additionally, the prospectus supplement will set forth information with respect to the obligor under any financial guaranty insurance policy, letter of credit, guarantee or similar instrument of credit support, including

(1)

a brief description of its principal business activities,

(2)

its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

(3)

if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

(4)

its total assets, and its stockholders’ or policyholders’ surplus, if applicable, as of the date specified in the prospectus supplement.

Subordinate Securities

One or more classes of Notes or Certificates, as applicable, of a series may be Subordinate Notes or Subordinate Certificates, as applicable, if specified in the prospectus supplement.  The rights of the holders of Subordinate Notes or Subordinate Certificates, as applicable, to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to those rights of the holders of Senior Notes or Senior Certificates, as applicable.  The subordination of a class may apply only in the event of (or may be limited to) particular types of losses or shortfalls.  The prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Notes or Subordinate Certificates, as applicable, in a series, the circumstances in which that subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Cross-Support Provisions

If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Notes or Certificates, as applicable, of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Notes or Senior Certificates, as applicable, evidencing interests in one group of mortgage loans before distributions on Subordinate Notes or Subordinate Certificates, as applicable, evidencing interests in a different group of mortgage loans within the trust fund.  The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

Limited Guarantee

If specified in the prospectus supplement for a series of Notes or Certificates, as applicable, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named in the prospectus supplement.

Financial Guaranty Insurance Policy or Surety Bond

Credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer named in the policy or surety bond, if specified in the prospectus supplement.

Letter of Credit

Alternative credit support for a series of Notes or Certificates, as applicable, may be provided by the issuance of a letter of credit by the bank or financial institution specified in the prospectus supplement.  The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued for a series of Notes or Certificates, as applicable, will be set forth in the prospectus supplement relating to that series.

Pool Insurance Policies

If specified in the prospectus supplement relating to a series of Notes or Certificates, as applicable, a pool insurance policy for the mortgage loans in the related trust fund will be obtained.  The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default to the extent a related mortgage loan is not covered by any primary mortgage insurance policy.  The amount and principal terms of any pool insurance coverage will be set forth in the prospectus supplement.

Special Hazard Insurance Policies

A special hazard insurance policy may also be obtained for the related trust fund, if specified in the prospectus supplement, in the amount set forth in the prospectus supplement.  The special hazard insurance policy will, subject to the limitations described in the prospectus supplement, protect against loss by reason of damage to Mortgaged Properties caused by hazards not insured against under the standard form of hazard insurance policy for the respective states, in which the Mortgaged Properties are located.  The amount and principal terms of any special hazard insurance coverage will be set forth in the prospectus supplement.

Borrower Bankruptcy Bond

Losses resulting from a bankruptcy proceeding relating to a borrower affecting the mortgage loans in a trust fund for a series of Notes or Certificates, as applicable, will, if specified in the prospectus supplement, be covered under a borrower bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Notes or Certificates, as applicable, of a series by the rating agency or agencies that rate that series).  Any borrower bankruptcy bond or any other instrument will provide for coverage in an amount meeting the criteria of the rating agency or agencies rating the Notes or Certificates, as applicable, of the related series, which amount will be set forth in the prospectus supplement.  The amount and principal terms of any borrower bankruptcy coverage will be set forth in the prospectus supplement.

Reserve Funds

If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, deficiencies in amounts otherwise payable on those Notes or Certificates, as applicable, or specific classes of Notes or Certificates, as applicable, will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination of these will be deposited, in the amounts so specified in the prospectus supplement.  The reserve funds for a series may also be funded over time by depositing a specified amount of the distributions received on the related Assets as specified in the prospectus supplement.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income on these amounts, if any, will be applied for the purposes, in the manner, and to the extent specified in the prospectus supplement.  A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Notes or Certificates, as applicable.  If specified in the prospectus supplement, reserve funds may be established to provide limited protection against only some types of losses and shortfalls.  Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application to the Notes or Certificates, as applicable.

Money deposited in any reserve funds will be invested in Permitted Investments, to the extent specified in the prospectus supplement.  To the extent specified in the prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to the reserve fund.  However, that income may be payable to any related servicer or another service provider or other entity.  To the extent specified in the prospectus supplement, the reserve fund, if any, for a series will not be a part of the trust fund.

Additional information concerning any reserve fund will be set forth in the prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to securityholders and use of investment earnings from the reserve fund, if any.

Overcollateralization

If specified in the prospectus supplement, subordination provisions of a trust fund may be used to accelerate to a limited extent the amortization of one or more classes of Notes or Certificates, as applicable, relative to the amortization of the related Assets.  The accelerated amortization is achieved by the application of excess interest to the payment of principal of one or more classes of Notes or Certificates, as applicable.  This acceleration feature creates, for the Assets or groups of Assets, overcollateralization, which is the excess of the total principal balance of the related Assets, or a group of related Assets, over the principal balance of the related class or classes of Notes or Certificates, as applicable.  This acceleration may continue for the life of the related Security, or may be limited.  In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to the provisions specified in the prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Primary Mortgage Insurance Policies

The servicer will maintain or cause to be maintained with respect to each mortgage loan, a primary mortgage insurance policy in accordance with the underwriting standards described in the related prospectus supplement. Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted mortgage loan, plus accrued and unpaid interest thereon and approved expenses, over a specified percentage of the value of the related mortgaged property.

As conditions to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the borrower, to:

•

advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the insurer, real estate taxes, property protection and preservation expenses and foreclosure and related costs,

•

in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, and

•

tender to the insurer good and merchantable title to, and possession of, the mortgaged property.

Certain Legal Aspects of Mortgage Loans

The following discussion contains summaries, which are general in nature, of legal aspects of loans secured by single-family residential properties.  Because these legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage loans is situated.  The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.  In this regard, the following discussion does not fully reflect federal regulations for FHA loans and VA loans.  See “Description of The Trust Funds—FHA Loans and VA Loans,” “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—FHA Insurance and VA Guarantees” and “Description of the Trust Funds—Assets.”

General

All of the mortgage loans are evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending on the prevailing practice and law in the state in which the Mortgaged Property is located.  Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages.”  Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to that instrument as well as the order of recordation of the instrument in the appropriate public recording office.  However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

A mortgage either creates a lien against or constitutes a conveyance of real property between two parties—a borrower (usually the owner of the subject property) and a mortgagee (the lender).  In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made.  As used in this prospectus, unless the context otherwise requires, “borrower” includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note.  A deed to secure debt typically has two parties.  By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note.

In case the borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower.  At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note.  The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, some federal laws (including the Soldiers’ and Sailors’ Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

The mortgages that encumber multifamily properties may contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while retaining a revocable license to collect the rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect the rents.  Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

Interest in Real Property

The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements.  However, that instrument may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by that lease.  An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating that interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of that interest before the mortgage, deed of trust, security deed or deed to secure debt is paid.  The depositor, the Asset Seller or other entity specified in the prospectus supplement will make representations and warranties in the Agreement or representations and warranties will be assigned to the trustee for any mortgage loans secured by an interest in a leasehold estate.  Those representation and warranties, if applicable, will be set forth in the prospectus supplement.

Cooperative Loans

If specified in the prospectus supplement, the mortgage loans may also consist of cooperative apartment loans (“Cooperative Loans”) secured by security interests in shares issued by a cooperative housing corporation (a “Cooperative”) and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings.  The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office.  That lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the building.  The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance.  If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property borrower, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations.  A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the Cooperative’s apartment building or obtaining of capital by the Cooperative.  The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.

If the Cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.  Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity.  The inability of the Cooperative to refinance a mortgage and its consequent inability to make that final payment could lead to foreclosure by the mortgagee.  Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreement.  In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the Cooperative Loans.

The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements that confer exclusive rights to occupy specific units.  Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing that tenant-stockholder’s pro rata share of the Cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses.  An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative Loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares.  The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral.  Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.  See “—Foreclosure—Cooperative Loans” below.

Land Sale Contracts

Under an installment land sale contract for the sale of real estate (a “land sale contract”) the contract seller (hereinafter referred to as the “contract lender”) retains legal title to the property and enters into an agreement with the contract purchaser (hereinafter referred to as the “contract borrower”) for the payment of the purchase price, plus interest, over the term of the land sale contract.  Only after full performance by the borrower of the contract is the contract lender obligated to convey title to the real estate to the purchaser.  As with mortgage or deed of trust financing, during the effective period of the land sale contract, the contract borrower is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the contract lender under an installment contract varies on a state-by-state basis depending on the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms.  The terms of land sale contracts generally provide that upon default by the contract borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer’s equitable interest in the property is forfeited.  The contract lender in that situation does not have to foreclose to obtain title to the property, although in some cases a quiet title action is in order if the contract borrower has filed the land sale contract in local land records and an ejectment action may be necessary to recover possession.

In a few states, particularly in cases of contract borrower default during the early years of a land sale contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under land sale contracts from the harsh consequences of forfeiture.  Under those statues, a judicial contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right.  In other states, courts in equity may permit a contract borrower with significant investment in the property under a land sale contract for the sale of real estate to share the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.  Nevertheless, generally speaking, the contract lender’s procedures for obtaining possession and clear title under a land sale contract for the sale of real estate in a particular state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Foreclosure

General

Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage.  If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

Foreclosure procedures for the enforcement of a mortgage vary from state to state.  Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument.  There are several other foreclosure procedures available in some states that are either infrequently used or available only in some limited circumstances, such as strict foreclosure.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property.  Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property.  Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming.  Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.  Those sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure.  These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair.  Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.

In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules to accommodate borrowers who are suffering from a temporary financial disability.  In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property.  The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it.  Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice.  For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

Non-Judicial Foreclosure/Power of Sale

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to the power of sale granted in the deed of trust.  A power of sale is typically granted in a deed of trust.  It may also be contained in any other type of mortgage instrument.  A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law.

In some states, before the sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale.  In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.  A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation.  In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale.  Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states.  Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights that may exist and the possibility of physical deterioration of the property during the foreclosure proceedings.  For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure.  Generally, state law controls the amount of foreclosure costs and expenses that may be recovered by a lender.  Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property.  For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale.  The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property.  Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.  Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings.  Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, that may be recovered by a lender.

A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure.  In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure.  Accordingly, for those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property the lender’s title will be subject to all senior mortgages, prior liens and specific governmental liens.

The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted.  Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default.  Any additional proceeds are generally payable to the borrower.  The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by those holders.

Rights of Redemption

The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the borrower, and all persons who have an interest in the property that is subordinate to the mortgage being foreclosed, from exercise of their “equity of redemption.” The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest that is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest.  In addition, in some states, when a foreclosure action has begun, the redeeming party must pay some of the costs of that action.  Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

The equity of redemption is a common-law (non-statutory) right that exists before completion of the foreclosure, is not waivable by the borrower, must be exercised before foreclosure sale and should be distinguished from the post-sale statutory rights of redemption.  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale.  In some states, statutory redemption may occur only upon payment of the foreclosure sale price.  In other states, redemption may be authorized if the former borrower pays only a portion of the sums due.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property.  The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust.  Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.  In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years from the close of the calendar year of its acquisition.  For a series of Notes or Certificates, as applicable, for which an election is made to qualify the trust fund or a part of the trust fund as a REMIC, the Agreement will permit foreclosed property to be held for more than such three year period if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for that additional period is permissible under the REMIC Provisions.

Cooperative Loans

The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative’s certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by that tenant-stockholder.  The proprietary lease or occupancy agreement generally permit the Cooperative to terminate the lease or agreement in the event a borrower fails to make payments or defaults in the performance of covenants required under the proprietary lease or occupancy agreement.  Typically, the lender and the Cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate that lease or agreement until the lender has been provided with an opportunity to cure the default.  The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative’s right to sums due under that proprietary lease or occupancy agreement.  The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on the Cooperative Loan.

Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.  Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares.  Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case.  In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.  Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.  Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building that was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to tenants who elected to remain in a building so converted.

Junior Mortgages

Some of the mortgage loans may be secured by junior mortgages or deeds of trust, that are subordinate to first or other senior mortgages or deeds of trust held by other lenders.  The rights of the trust fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the borrower, to cause a foreclosure on the property.  Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee’s or junior beneficiary’s lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings.  See “—Foreclosure” above.

Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern.  Upon a failure of the borrower or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself.  Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.  To the extent a first mortgagee expends these sums, these sums will generally have priority over all sums due under the junior mortgage.

Anti-Deficiency Legislation and Other Limitations on Lenders

Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.  A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.  In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security.  In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action.  Consequently, the practical effect of the election requirement, in those states permitting that election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.  Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale.  The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security.  For example, numerous statutory provisions under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the “Bankruptcy Code”), may interfere with or affect the ability of the secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment.  Under federal bankruptcy law, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and often no interest or principal payments are made during the course of the bankruptcy proceeding.  In a case under the Bankruptcy Code, the secured party is precluded from foreclosing without authorization from the bankruptcy court.  In addition, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 plan to cure a monetary default in respect of a mortgage loan by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no foreclosure sale had yet occurred) before the filing of the debtor’s petition.  Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the case, that affected the curing of a mortgage loan default by paying arrearages over a number of years.

If a mortgage loan is secured by property not consisting solely of the debtor’s principal residence, the Bankruptcy Code also permits that mortgage loan to be modified.  These modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender’s security interest to the value of the property, thus leaving the lender in the position of a general unsecured creditor for the difference between the value of the property and the outstanding balance of the mortgage loan.  Some courts have permitted these modifications when the mortgage loan is secured both by the debtor’s principal residence and by personal property.

In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property.  Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender’s receipt of the rents.

Some tax liens arising under the Code may in some circumstances provide priority over the lien of a mortgage or deed of trust.  In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws.  These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes.  These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law.  In some cases this liability may affect assignees of the mortgage loans.

Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement.  Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Environmental Considerations

A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property.  Property subject to a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection.  These laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos-containing materials; and/or management of electrical or other equipment containing polychlorinated biphenyls (“PCBs”).  Failure to comply with these laws and regulations may result in significant penalties, including civil and criminal fines.  Under the laws of some states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs.  Generally all subsequent liens on that property are subordinated to the environmentally-related lien and, in some states, even prior recorded liens are subordinated to these liens (“Superliens”).  In the latter states, the security interest of the trustee in a property that is subject to a Superlien could be adversely affected.

Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended (“CERCLA”), and under state law in some states, a secured party that takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes particular types of activities that may constitute management of the mortgaged property may become liable in some circumstances for the cleanup costs of remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property.  These cleanup costs may be substantial.  CERCLA imposes strict, as well as joint and several, liability for environmental remediation and/or damage costs on several classes of “potentially responsible parties,” including current “owners and/or operators” of property, irrespective of whether those owners or operators caused or contributed to the contamination on the property.  In addition, owners and operators of properties that generate hazardous substances that are disposed of at other “off-site” locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations.  Many states also have laws that are similar to CERCLA.  Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the total assets of the property owner.

Although some provisions of the Asset Conservation Act (as defined in this prospectus) apply to trusts and fiduciaries, the law is somewhat unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender, such as the trust fund.  Under the laws of some states and under CERCLA, a lender may be liable as an “owner or operator” for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if that lender or its agents or employees have “participated in the management” of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party.  Excluded from CERCLA’s definition of “owner or operator” is a person “who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest” (the “secured-creditor exemption”).  This exemption for holders of a security interest such as a secured lender applies only to the extent that a lender seeks to protect its security interest in the contaminated facility or property.  Thus, if a lender’s activities begin to encroach on the actual management of that facility or property, the lender faces potential liability as an “owner or operator” under CERCLA.  Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

The Resource Conservation and Recovery Act, as amended (“RCRA”), contains a similar secured-creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank (“UST”) or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which a UST is located.  As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a UST owner or operator if that lender or its employees or agents participate in the management of the UST.  In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under some circumstances the secured-creditor exemption may be deemed to be unavailable.

A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA’s secured-creditor exemption.  The court’s opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower’s treatment of hazardous waste.  The court added that a lender’s capacity to influence these decisions could be inferred from the extent of its involvement in the facility’s financial management.  A subsequent decision by the United States Court of Appeals for the Ninth Circuit in re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent “some actual management of the facility” on the part of the lender.

Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability.  Until recently, these efforts have failed to provide substantial guidance.

On September 28, 1996, however, Congress enacted, and on September 30, 1996, the President signed into law the Asset Conservation Lender Liability and Deposit Insurance Protection Act of 1996 (the “Asset Conservation Act”).  The Asset Conservation Act was intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA.  The Asset Conservation Act more explicitly defined the kinds of “participation in management” that would trigger liability under CERCLA and specified activities that would not constitute “participation in management” or otherwise result in a forfeiture of the secured-creditor exemption before foreclosure or during a workout period.  The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized specific regulatory clarifications of the scope of the secured-creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined.  It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof.  It is therefore possible that cleanup or other environmental liability costs could become a liability of the trust fund and occasion a loss to the trust fund and to securityholders in some circumstances.  The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws that may impose liability on “owners or operators” but do not incorporate the secured-creditor exemption.

Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property before the origination of the mortgage loan or before foreclosure or accepting a deed-in-lieu of foreclosure.  Neither the depositor nor any servicer makes any representations or warranties or assumes any liability with respect to: environmental conditions of the Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on, near or emanating from the Mortgaged Property; the impact on securityholders of any environmental condition or presence of any substance on or near the Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws.  In addition, no agent, person or entity otherwise affiliated with the depositor is authorized or able to make any representation, warranty or assumption of liability relative to any Mortgaged Property.

Due-on-Sale Clauses

The mortgage loans may contain due-on-sale clauses.  These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells, transfers or conveys the related Mortgaged Property.  The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, for some loans the Garn-St. Germain Depository Institutions Act of 1982 (the “Garn-St. Germain Act”) preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions.  Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of those clauses.  Similarly, “due-on-sale” clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a “due-on-sale” clause, notwithstanding the fact that a transfer of the property may have occurred.  These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance.  Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.  The inability to enforce a “due-on-sale” clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Prepayment Charges and Late Fees

Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges.  Although the Alternative Mortgage Transaction Parity Act of 1982 (the “Parity Act”), permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act.  As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement.  The related servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the certificates.  The Office of Thrift Supervision (“OTS”), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003.  However, the OTS’s ruling does not retroactively affect loans originated before July 1, 2003.

Subordinate Financing

Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks, such as:

•

The borrower may have difficulty repaying multiple loans.  In addition, if the junior loan permits recourse to the borrower (as junior loans often do) and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

•

Acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender.  For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.

•

If the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender.  Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations will not apply to some types of residential first mortgage loans originated by lenders after March 31, 1980.  A similar federal statute was in effect for mortgage loans made during the first three months of 1980.  The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.  The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.  In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.  Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

The depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980, are subject to federal preemption.  Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges before origination of those mortgage loans, any limitation under that state’s usury law would not apply to those mortgage loans.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of that state action will be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for the interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that its terms will be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan.  One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty.  Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest.  A second group of statutes is more severe.  A violation of this type of usury law results in the invalidation of the transaction, thus permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions.  Those restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law.  These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act (“Title VIII”).  Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.  Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, before October 15, 1985, a law or constitutional provision expressly rejecting the applicability of those provisions.  Some states have taken that action.

Soldiers’ and Sailors’ Civil Relief Act of 1940

Under the terms of the Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended (the “Relief Act”), a borrower who enters military service after the origination of the borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender.  The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military.  Because the Relief Act applies to borrowers who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on some of the mortgage loans.  Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Notes or Certificates, as applicable, and would not be covered by advances.  These shortfalls will be covered by the credit support provided in connection with the Notes or Certificates, as applicable, only to the extent provided in the prospectus supplement.  In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under some circumstances, during an additional three month period thereafter.  Thus, if an affected mortgage loan goes into default, there may be delays and losses occasioned thereby.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations (“RICO”) statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes.  Under procedures contained in the Comprehensive Crime Control Act of 1984 (the “Crime Control Act”), the government may seize the property even before conviction.  The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, “reasonably without cause to believe” that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Material Federal Income Tax Considerations

General

The following discussion represents the opinions of McKee Nelson LLP and Thacher Proffitt & Wood LLP as to the material federal income tax consequences of the purchase, ownership and disposition of the Notes or Certificates, as applicable, offered under this prospectus.  These opinions assume compliance with all provisions of the Agreements pursuant to which the Notes or Certificates, as applicable, are issued.  This discussion is directed solely to securityholders that hold the Notes or Certificates, as applicable, as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules.  Further, the authorities on which this discussion, and the opinions referred to below, are based are subject to change or differing interpretations, which could apply retroactively.

In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state, local and other tax consequences, if any, of the purchase, ownership and disposition of the Notes or Certificates, as applicable.  See “State and Other Tax Considerations.”  The depositor recommends that securityholders consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Notes or Certificates, as applicable, offered under this prospectus.

The following discussion addresses securities of four general types:

•

securities (“REMIC Securities”) representing interests in a trust fund, or a portion of a trust fund, that the trustee will elect to have treated as a real estate mortgage investment conduit (“REMIC”) under Sections 860A through 860G (the “REMIC Provisions”) of the Code;

•

securities (“Grantor Trust Securities”) representing interests in a trust fund (a “Grantor Trust Fund”) as to which no election will be made;

•

securities (“Partnership Certificates “) representing equity interests in a trust fund (a “Partnership Trust Fund”) which is treated as a partnership for federal income tax purposes; and

•

securities (“Debt Securities”) representing indebtedness of a Partnership Trust Fund or a trust fund which is disregarded as a separate entity for federal income tax purposes.

The prospectus supplement for each series of Notes or Certificates, as applicable, will indicate which of the foregoing treatments will apply to that series and, if a REMIC election (or elections) will be made for the related trust fund, will identify all “regular interests” and “residual interests” in the REMIC.  For purposes of this tax discussion,

(1)

references to a “securityholder” or a “holder” are to the beneficial owner of a Security,

(2)

references to “REMIC Pool” are to an entity or portion thereof as to which a REMIC election will be made and

(3)

to the extent specified in the prospectus supplement, references to “mortgage loans” include Contracts.

The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271 through 1275 of the Code and in the Treasury regulations promulgated thereunder (the “OID Regulations”), and in part upon the REMIC Provisions and the Treasury regulations promulgated thereunder (the “REMIC Regulations”).  In addition, the OID Regulations do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, prepayable securities such as the Notes or Certificates, as applicable.

Taxable Mortgage Pools

Corporate income tax can be imposed on the net income of some entities issuing non-REMIC debt obligations secured by real estate mortgages (“Taxable Mortgage Pools”).  Any entity other than a REMIC (as defined in this prospectus) will be considered a Taxable Mortgage Pool if

(1)substantially all of the assets of the entity consist of debt obligations and more than 50% of those obligations (determined by adjusted tax basis) consist of “real estate mortgages,”

(2)that entity is the borrower under debt obligations with two or more maturities, and

(3)under the terms of the debt obligations on which the entity is the borrower, payments on those obligations bear a relationship to payments on the obligations held by the entity.

Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity’s issues of debt obligations.  The depositor generally will structure offerings of non-REMIC Securities to avoid the application of the Taxable Mortgage Pool rules.

REMICs

Classification of REMICs

For each series of REMIC Securities, McKee Nelson LLP or Thacher Proffitt & Wood LLP (as applicable, “Federal Tax Counsel”) will deliver an opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust fund (or each applicable portion of the trust fund) will qualify as a REMIC and the REMIC Securities offered with respect thereto will be considered to evidence ownership of “regular interests” (“Regular Securities”) or “residual interests” (“Residual Securities”) in the REMIC within the meaning of the REMIC Provisions.

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code.  The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day” (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments.”  The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the total adjusted basis of the nonqualified assets is less than 1% of the total adjusted basis of all the REMIC Pool’s assets.  An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets.  A REMIC Pool also must provide “reasonable arrangements” to prevent its residual interests from being held by “disqualified organizations” or agents of “disqualified organizations” and must furnish applicable tax information to transferors or agents that violate this requirement.  The pooling and servicing agreement for each series of REMIC Securities will contain provisions meeting these requirements.  See “—Taxation of Owners of Residual Securities—Tax-Related Restrictions on Transfer of Residual Securities—Disqualified Organizations” below.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day.  Qualified mortgages include whole mortgage loans and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC.  The REMIC Regulations specify that loans secured by timeshare interests, shares held by a tenant stockholder in a cooperative housing corporation, and manufactured housing that qualifies as a “single family residence” under Code Section 25(e)(10) can be qualified mortgages.  A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

(1)

in exchange for any qualified mortgage within a three-month period from the Startup Day; or

(2)

in exchange for a “defective obligation” within a two-year period from the Startup Day.

A “defective obligation” includes:

(1)

a mortgage in default or as to which default is reasonably foreseeable;

(2)

a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

(3)

a mortgage that was fraudulently procured by the borrower; and

(4)

a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

A mortgage loan that is “defective” as described in clause (4) above that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property.  A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool.  A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and other contingencies.  The reserve fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages.  A reserve fund must be reduced “promptly and appropriately” to the extent no longer reasonably required.  Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally may not be held for more than three taxable years after the taxable year of acquisition unless extensions are granted by the Secretary of the Treasury.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet specific requirements.  All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata.

•

A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages.  That specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages.  The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.

•

A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest.

An interest in a REMIC Pool may be treated as a regular interest even if payments of principal for that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls.  Accordingly, except as disclosed in a related prospectus supplement, in the opinion of Federal Tax Counsel, the Regular Securities of a series will constitute one or more classes of regular interests, and the Residual Securities for that series will constitute a single class of residual interests for each REMIC Pool.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter.  In that event, that entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below.  Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, none of these regulations have been issued.  Any relief provided, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund’s income for the period in which the requirements for that status are not satisfied.  The pooling and servicing agreement for each REMIC Pool will include provisions designed to maintain the trust fund’s status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be terminated.

Characterization of Investments in REMIC Securities

The REMIC Securities will be treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying these Notes or Certificates, as applicable, would be so treated.  Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year.

Interest (including original issue discount) on the Regular Securities and income allocated to the class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that the Notes or Certificates, as applicable, are treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code.  In addition, the Regular Securities generally will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests in the REMIC.

The assets of the REMIC Pool will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.  It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections.  The REMIC Regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code.  Furthermore, foreclosure property generally will qualify as “real estate assets” under Section 856(c)(4)(A) of the Code.

Tiered REMIC Structures

For some series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs (“Tiered REMICs”) for federal income tax purposes.  Upon the issuance of any of these series of REMIC Securities, Federal Tax Counsel will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the Tiered REMICs will each qualify as a REMIC and the respective interests issued by each Tiered REMIC will be considered to evidence ownership of regular interests or residual interests in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC Securities will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on those Notes or Certificates, as applicable, is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

Taxation of Owners of Regular Securities

(1)

General

Except as otherwise indicated herein, the Regular Securities will be treated for federal income tax purposes as debt instruments that are issued by the REMIC and not as beneficial interests in the REMIC or the REMIC’s assets.  In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a holder of the Regular Security (the “Regular Securityholder”), and principal payments on a Regular Security will be treated as a return of capital to the extent of the Regular Securityholder’s basis in the Regular Security allocable thereto.  Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by that Regular Securityholder.

Payments of interest on Regular Securities may be based on a fixed rate, a variable rate as permitted by the REMIC Regulations, or may consist of a specified portion of the interest payments on qualified mortgages where such portion does not vary during the period the Regular Security is outstanding. The definition of a variable rate for purposes of the REMIC Regulations is based on the definition of a qualified floating rate for purposes of the rules governing original issue discount set forth in the OID Regulations, with certain modifications and permissible variations.  See “—Variable Rate Regular Securities” below for a discussion of the definition of a qualified floating rate for purposes of the OID Regulations.  A qualified floating rate, as defined above for purposes of the REMIC Regulations (a “REMIC qualified floating rate”), qualifies as a variable rate for purposes of the REMIC Regulations if such REMIC qualified floating rate is set at a “current rate” as defined in the OID Regulations.  In addition, a rate equal to the highest, lowest or an average of two or more REMIC qualified floating rates qualifies as a variable rate for REMIC purposes.  A Regular Security may also have a variable rate based on a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC where each qualified mortgage taken into account has a fixed rate or a variable rate that is permissible under the REMIC Regulations.  Further, a Regular Security may have a rate that is the product of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier, is a constant number of basis points more or less than a REMIC qualified floating rate or a weighted average rate, or is the product, plus or minus a constant number of basis points, of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier. An otherwise permissible variable rate for a Regular Security, described above, will not lose its character as such because it is subject to a floor or a cap, including a “funds available cap” as that term is defined in the REMIC Regulations.  Lastly, a Regular Security will be considered as having a permissible variable rate if it has a fixed or otherwise permissible variable rate during one or more payment or accrual periods and different fixed or otherwise permissible variable rates during other payment or accrual periods.

(2)

Original Issue Discount

Accrual Securities will be, and other classes of Regular Securities may be, issued with “original issue discount” within the meaning of Code Section 1273(a).  Holders of any Class or Subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to that income.  The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the “1986 Act”).  Regular Securityholders should be aware, however, that the OID Regulations do not adequately address some of the issues relevant to, and in some instances provide that they are not applicable to, securities, such as the Regular Securities.  To the extent that those issues are not addressed in the regulations, the Seller intends to apply the methodology described in the Conference Committee Report to the 1986 Act.  No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations.  Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions.  A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability.  Investors are advised to consult their own tax advisors as to the discussion in the OID Regulations and the appropriate method for reporting interest and original issue discount for the Regular Securities.

Each Regular Security will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder’s income.  The total amount of original issue discount on a Regular Security is the excess of the “stated redemption price at maturity” of the Regular Security over its “issue price.” The issue price of a Class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of that Class is sold to the public (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of the Class as of the issue date.  The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period before the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first Distribution Date.

The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if those distributions constitute “qualified stated interest.” Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security.  Because there is no penalty or default remedy in the case of nonpayment of interest for a Regular Security, it is possible that no interest on any Class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default it is anticipated that the trustee will treat interest for the Regular Securities as qualified stated interest.  Distributions of interest on an Accrual Security, or on other Regular Securities for which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of those Regular Securities includes all distributions of interest as well as principal on the Regular Securities.  Likewise, it is anticipated that the trustee will treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Security is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security.  For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security.  The Conference Committee Report to the 1986 Act provides that the schedule of those distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Securities.  The Prepayment Assumption for a series of Regular Securities will be set forth in the prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will generally be capital gain if the Regular Security is held as a capital asset.  Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method.  See “–Election to Treat All Interest Under the Constant Yield Method” below.

A Regular Securityholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition.  The trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period.  For each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Security.  The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption.  The original issue discount accruing in a full accrual period would be the excess, if any, of:

(1)

the sum of:

(a)

the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period and

(b)

the distributions made on the Regular Security during the accrual period that are included in the Regular Security’s stated redemption price at maturity, over

(2)

the adjusted issue price of the Regular Security at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

(1)

the yield to maturity of the Regular Security at the issue date; and

(2)

the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the total amount of original issue discount for the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security’s stated redemption price at maturity that were made on the Regular Security in those prior periods.  The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.  For an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption.  An increase in prepayments on the mortgage loans for a series of Regular Securities can result in both a change in the priority of principal payments for some Classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount for those Regular Securities.

(3)

Acquisition Premium

A purchaser of a Regular Security having original issue discount at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.  Alternatively, a subsequent purchaser may elect to treat all that acquisition premium under the constant yield method, as described below under the heading “—Election to Treat All Interest Under the Constant Yield Method” below.

(4)

Variable Rate Regular Securities

Regular Securities may provide for interest based on a variable rate.  Under the OID Regulations, interest is treated as payable at a qualified variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount, (2) it does not provide for any principal payments that are contingent, within the meaning of the OID Regulations, except as provided in (1),  and (3) the interest compounds or is payable at least annually at current values of

(a)

one or more “qualified floating rates,”

(b)

a single fixed rate and one or more qualified floating rates,

(c)

a single “objective rate,” or

(d)

a single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds.  A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate.  That rate may also be subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly.  An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party.  However, an objective rate does not include a rate if it is reasonably expected that the average value of such rate during the first half of the Regular Security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Regular Security’s term.  A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the qualified floating rate; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate.  A Class of Regular Securities may be issued under this prospectus that does not have a qualified variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations.  It is possible that a Class may be considered to bear “contingent interest” within the meaning of the OID Regulations.  The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities.  However, if final regulations dealing with contingent interest for Regular Securities apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations.  Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income.  Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or qualified variable rate as described in this paragraph.

The amount of original issue discount for a Regular Security bearing a qualified variable rate of interest will accrue in the manner described above under “—Original Issue Discount,” with the yield to maturity and future payments on that Regular Security generally to be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class, if the Class bears interest at a qualified floating rate or qualified inverse floating rate, or based on a fixed rate which reflects the reasonably expected yield for the relevant Class, if the Class bears interest at an objective rate (other than a qualified inverse floating rate).  Unless required otherwise by applicable final regulations, it is anticipated that the trustee will treat interest, other than variable interest on an interest-only or super-premium Class, as qualified stated interest at the qualified variable rate.  However, the qualified stated interest allocable to an accrual period will be increased (or decreased) if the interest actually paid during the accrual period exceed (or is less than) the interest assumed to be paid under the rate just described.

(5)

Market Discount

A subsequent purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278.  Under these sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Security (1) is exceeded by the remaining outstanding principal payments and interest payments other than qualified stated interest payments due on a Regular Security, or (2) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of that Regular Security at the time of purchase.  The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on that Regular Security as distributions includible in the stated redemption price at maturity of the Regular Security are received, in an amount not exceeding that distribution.  The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption.  The Conference Committee Report to the 1986 Act provides that until these regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate, or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.  The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received.  The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable on the Regular Security.  The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for that year.  Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of.

As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.  See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which that election may be deemed to be made.  A person who purchases a Regular Security at a price lower than the remaining amounts includible in the stated redemption price at maturity of the security, but higher than its adjusted issue price, does not acquire the Regular Security with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price.

Market discount for a Regular Security will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Security (or, in the case of a Regular Security having original issue discount, the adjusted issue price of that Regular Security) multiplied by the weighted average maturity of the Regular Security (presumably determined as described above in the third paragraph under “—Original Issue Discount” above) remaining after the date of purchase.  It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount.  See “—Original Issue Discount” above.

Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules.  Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a particular Class of Regular Securities.  Prospective investors in Regular Securities should consult their own tax advisors regarding the application of the market discount rules to the Regular Securities and the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

(6)

Amortizable Premium

A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium.  If the Regular Securityholder holds that Regular Security as a “capital asset” within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize the premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Security.  The election will apply to all taxable debt obligations (including REMIC regular interests) acquired by the Regular Securityholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service.  The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations as the Regular Securities, although it is unclear whether the alternatives to the constant interest method described above under “Market Discount” are available.  Amortizable bond premium generally will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item.  See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

(7)

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.  For purposes of applying the constant yield method to a debt instrument subject to this election, (1) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.  It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply.  A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election for a debt instrument with amortizable bond premium, the holder is deemed to have made elections to amortize bond premium currently as it accrues under the constant yield method for all premium bonds held by the holder in the same taxable year or thereafter.  Alternatively, if the holder makes this election for a debt instrument with market discount, the holder is deemed to have made elections to report market discount income currently as it accrues under the constant yield method for all market discount bonds acquired by the holder in the same taxable year or thereafter.  The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service.  Investors should consult their own tax advisors regarding the advisability of making this election.

(8)

Treatment of Losses

Regular Securityholders will be required to report income for Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that the losses are uncollectible.  Accordingly, the holder of a Regular Security, particularly a Subordinate Security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year.  In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss that loss with respect to principal sustained during the taxable year on account of any Regular Securities becoming wholly or partially worthless, and that, in general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Securities becoming wholly worthless.  Although the matter is not free from doubt, non-corporate Regular Securityholders should be allowed a bad debt deduction at the time the principal balance of the Regular Securities is reduced to reflect losses resulting from any liquidated mortgage loans.  The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all the mortgage loans remaining in the trust fund have been liquidated or the applicable Class of Regular Securities has been otherwise retired.   The Internal Revenue Service could also assert that losses on the Regular Securities are deductible based on some other method that may defer those deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount.  This may have the effect of creating “negative” original issue discount that may be deductible only against future positive original issue discount or otherwise upon termination of the Class.

Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained for their Regular Securities.  While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business.  Special loss rules may be applicable to banks and thrift institutions.  These taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Securities.

(9)

Sale or Exchange of Regular Securities

If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security.  The adjusted basis of a Regular Security generally will equal the original cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income for the Regular Security and reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium, and by any recognized losses.

Except as described above regarding market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the long-term capital gain holding period (currently, more than one year).  That gain will be treated as ordinary income

(1)

if a Regular Security is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as part of that transaction;

(2)

in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or

(3)

to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on that Regular Security were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder for that Regular Security (the “110% yield rule”).

In addition, gain or loss recognized from the sale of a Regular Security by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).  Long-term capital gains of noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of those taxpayers for property held for more than one year, with further rate reductions for property held for more than five years.  Currently, the maximum tax rate for corporations is the same for both ordinary income and capital gains.

Taxation of Owners of Residual Securities

(1)

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities (“Residual Holders”), and will not be taxed separately to the REMIC Pool.  The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Holders in proportion to their respective holdings of Residual Securities in the REMIC Pool on that day.  REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that

(1)

the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

(2)

all bad loans will be deductible as business bad debts; and

(3)

the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Securities, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Securities.  The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans.   The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Notes or Certificates, as applicable, of any class of the related series outstanding.

The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Securities, on the other hand.  If an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of these mortgage loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities, and the discount on the mortgage loans that is includible in income may exceed the original issue discount deductions allowed with respect to the Regular Securities.  When there is more than one Class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier Classes of Regular Securities to the extent that those Classes are not issued with substantial discount or are issued at a premium.  If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Securities are made.

Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding Classes of Regular Securities, whereas, to the extent the REMIC Pool consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan.  Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of “excess inclusions” below under “—Limitations on Offset or Exemption of REMIC Income.”  The timing of mismatching of income and deductions described in this paragraph, if present for a series of Notes or Certificates, as applicable, may have a significant adverse effect upon a Residual Holder’s after-tax rate of return.

A portion of the income of a Residual Holder may be treated unfavorably in three contexts:

(1)

it may not be offset by current or net operating loss deductions;

(2)

it will be considered unrelated business taxable income to tax-exempt entities; and

(3)

it is ineligible for any statutory or treaty reduction in the 30% withholding tax otherwise available to a foreign Residual Holder.

See “—Limitations on Offset or Exemption of REMIC Income” below.  In addition, a Residual Holder’s taxable income during some periods may exceed the income reflected by those Residual Holders for those periods in accordance with generally accepted accounting principles.  Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Securities.

(2)

Basis and Losses

The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter.  The initial adjusted basis of a purchaser of a Residual Security is the amount paid for that Residual Security.  The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder.  Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom the loss was disallowed and may be used by the Residual Holder only to offset any income generated by the same REMIC Pool.

A Residual Holder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool.  However, if, in any year, cash distributions to a Residual Holder exceed its share of the REMIC’s taxable income, the excess will constitute a return of capital to the extent of the holder’s basis in its Residual Security.  A return of capital is not treated as income for federal income tax purposes, but will reduce the tax basis of the Residual Holder (but not below zero).  If a Residual Security’s basis is reduced to zero, any cash distributions with respect to that Residual Security in any taxable year in excess of its share of the REMIC’s income would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.

A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows.  The REMIC Regulations appear to treat the issue price of the residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool’s basis in its assets.  The preamble to the REMIC Regulations states that the Internal Revenue Service may provide future guidance on the proper tax treatment of payments made by a transferor of the residual interest to induce the transferee to acquire the interest, and Residual Holders should consult their own tax advisors in this regard.

Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Security is greater than the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Holder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder.  The REMIC Regulations currently in effect do not so provide.  See “—Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “—Sale or Exchange of a Residual Security” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

(3)

Treatment of Certain Items of REMIC Income and Expense

Although it is anticipated that the trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations.  The depositor makes no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses for the Regular Securities, and different methods could result in different timing or reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium.   Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of premium will be determined in the same manner as original issue discount income on Regular Securities as described above under “—Taxation of Owners of Regular Securities—Original Issue Discount” and “—Variable Rate Regular Securities,” without regard to the de minimis rule described therein, and “—Amortizable Premium.”

Market Discount.   The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool in those mortgage loans is exceeded by their unpaid principal balances.  The REMIC Pool’s basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool.  The REMIC Regulations provide that the basis is equal to the total of the issue prices of all regular and residual interests in the REMIC Pool.  The market discount must be recognized currently as an item of ordinary income as it accrues, rather than being included in income upon the sale of mortgage loans or as principal on the mortgage loans is paid.  Market discount income generally should accrue in the manner described above under “—Taxation of Owners of Regular Securities—Market Discount.”

Premium.   Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess.  As stated above, the REMIC Pool’s basis in mortgage loans is generally the fair market value of the mortgage loans and is based on the total of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool.  In a manner analogous to the discussion above under “—Taxation of Owners of Regular Securities—Amortizable Premium,” a person that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on mortgage loans originated after September 27, 1985, under the constant yield method.  Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item.  Because substantially all of the borrowers on the mortgage loans are expected to be individuals, Code Section 171 will not be available for premium on mortgage loans originated on or before September 27, 1985.  Premium for those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of those mortgage loans.  The allocation of that premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

(4)

Limitations on Offset or Exemption of REMIC Income

A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment.  That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for that quarterly period of (1) 120% of the long-term applicable federal rate that would have applied to the Residual Security (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of the Residual Security at the beginning of the quarterly period.  For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Security before the beginning of that quarterly period.

The portion of a Residual Holder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Holder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income.  Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder’s excess inclusions will be treated as unrelated business taxable income of the Residual Holder for purposes of Code Section 511.  In addition, REMIC taxable income is subject to 30% withholding tax for persons who are not U.S. Persons (as defined below under “—Tax-Related Restrictions on Transfer of Residual Securities—Foreign Investors”), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise).  See “—Taxation of Certain Foreign Investors—Residual Securities” below.  Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to persons who are not U.S. Persons.

Provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions, (ii) a Residual Holder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year, and (iii) the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

The Internal Revenue Service has authority to promulgate regulations providing that if the aggregate value of the Residual Securities is not considered to be “significant,” then the entire share of REMIC taxable income of a Residual Holder may be treated as excess inclusions subject to the foregoing limitations.  This authority has not been exercised to date.

(5)

Tax-Related Restrictions on Transfer of Residual Securities

Disqualified Organizations.  If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions for that Residual Security for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations.  The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption.  The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue.  That rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer.  That tax generally would be imposed on the transferor of the Residual Security, except that where the transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Security would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.  Under the REMIC Regulations, an affidavit will be sufficient if the transferee furnishes (A) a social security number, and states under penalties of perjury that the social security number is that of the transferee, or (B) a statement under penalties of perjury that it is not a disqualified organization.

“Disqualified Organization” means the United States, any state or political subdivision of the United States, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors in not selected by any governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 531) that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511.

In addition, if a “Pass-Through Entity” (as defined below) has excess inclusion income for a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period that interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate.  That tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year.  The Pass-Through Entity would not be liable for the tax if (1) it has received an affidavit from the record holder stating, under penalties of perjury, that it is not a Disqualified Organization, or providing the holder’s taxpayer identification number and stating, under penalties of perjury, that the social security number is that of the record owner, and (2) during the period that person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

“Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and corporations operating on a cooperative basis.  Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity.

If an “electing large partnership” holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Section 860E(c) of the Code.  The exception to this tax, otherwise available to a Pass-Through Entity that is furnished particular affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

The pooling and servicing agreement for a series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless (1) the proposed transferee furnished to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing the Residual Security on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman) and (2) the transferor provides a statement in writing to the trustee that it has no actual knowledge that the affidavit is false.  Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.  Each Residual Security for a series will bear a legend referring to those restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership of the Residual Security, to any amendments to the related pooling and servicing agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions.  Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Seller or the trustee may charge a fee for computing and providing that information.

Noneconomic Residual Interests.   The REMIC Regulations disregard transfers of Residual Securities under certain circumstances, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool.  Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person as defined below under “—Foreign Investors”) is disregarded to all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax.  A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion.  The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualified Organizations.” The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.  A safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, and (3) either the formula test or the asset test (each as described below) is satisfied.

The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the Residual Security does not exceed the sum of the present values of (1) any consideration given to the transferee to the acquire the Residual Security, (2) the expected future distributions on the Residual Security, and (3) the anticipated tax savings associated with holding the Residual Security as the REMIC generates losses.  For purposes of this calculation, the present values generally are calculated using a discount rate equal to the applicable federal rate, and the transferee is assumed to pay tax at the highest corporate rate of tax.

The asset test is satisfied if

1.

at the time of the transfer of the Residual Security, and at the close of each of the transferee’s two fiscal years preceding the year of transfer, the transferee’s gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million,

2.

the transferee is a taxable domestic C corporation, other than a RIC, REIT, REMIC or Subchapter T cooperative (an “Eligible Corporation”), that makes a written agreement that any subsequent transfer of the Residual Security will be to another Eligible Corporation in a transaction that satisfies the safe harbor described above, and the transferor does not know, or have reason to know, that the transferee will not honor such agreement, and

3.

the facts and circumstances known to the transferor on or before the date of transfer do not reasonably indicate that the taxes associated with the Residual Security will not be paid.

For purposes of requirement (1), the gross and net assets of a transferee do not include any obligations of a person related to the transferee or any other asset if a principal purpose for holding or acquiring the asset is to permit the transferee to satisfy the asset test.  Further, the formula test will not be treated as satisfied in the case of any transfer or assignment of the Residual Security to a foreign branch of an Eligible Corporation or any other arrangement by which the Residual Security is at any time subject to net tax by a foreign country or possession of the United States.

Foreign Investors.   The REMIC Regulations provide that the transfer of a Residual Security that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes.  This rule appears intended to apply to a transferee who is not a “U.S. Person” (as defined below), unless the transferee’s income is effectively connected with the conduct of a trade or business within the United States.  A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that (1) the future distributions on the Residual Security will equal at least 30% of the anticipated excess inclusions after the transfer, and (2) such amounts will be distributed at or after the time at which the excess inclusions accrue and before the end of the next succeeding taxable year.   A safe harbor in the REMIC Regulations provides that the reasonable expectation requirement will be satisfied if the above test would be met at all assumed prepayment rates for the mortgage loans from 50 percent to 200 percent of the Prepayment Assumption.  If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

The prospectus supplement relating to the Certificates of a series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made.  The term “U.S. Person” means a citizen or resident of the United States, a corporation or partnership (or other entity properly treated as a partnership or as a corporation for federal income tax purposes) created or organized in or under the laws of the United States or of any state (including, for this purpose, the District of Columbia), an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, trusts in existence on August 20, 1996, which are eligible to elect and do elect to be treated as U.S. Persons).

(6)

Sale or Exchange of a Residual Security

Upon the sale or exchange of a Residual Security, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “—Taxation of Owners of Residual Securities—Basis and Losses”) of the Residual Holder in the Residual Security at the time of the sale or exchange.

Further, as described above under “—Taxation of Owners of Residual Securities—Basis and Losses”, if a Residual Security’s basis is reduced to zero, any cash distributions with respect to that Residual Security in any taxable year in excess of its share of the REMIC’s income for that year would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.  If a Residual Holder has an adjusted basis in its Residual Security when its interest in the REMIC Pool terminates, then it will recognize a capital loss (assuming the Residual Security was held as a capital asset) at that time in an amount equal to the remaining adjusted basis.

Any gain on the sale of a Residual Security will be treated as ordinary income (1) if a Residual Security is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Holder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.  In addition, gain or loss recognized from the sale of a Residual Security by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

Except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Securities where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Security.

(7)

Mark to Market Regulations

Treasury regulations provide that a Residual Security acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market pursuant to Section 475 of the Code.

(8)

Inducement Fees

Regulations have been adopted regarding the federal income tax treatment of “inducement fees” received by transferees of non-economic REMIC residual interests.  The regulations (i) provide tax accounting rules for the treatment of such fees as income over an appropriate period and (ii) specify that inducement fees constitute income from sources within the United States.  Prospective purchasers of the Residual Certificates should consult their tax advisors regarding the effect of these regulations and the tax consequences of receiving any inducement fee.

Taxes That May Be Imposed on the REMIC Pool

(1)

Prohibited Transactions

Income from transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate.  Prohibited transactions generally include:

(1)

the disposition of a qualified mortgages other than for

(a)

substitution for a defective (including a defaulted) obligation within two years of the Startup Day (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day;

(b)

foreclosure, default, or imminent default of a qualified mortgage;

(c)

bankruptcy or insolvency of the REMIC Pool; or

(d)

a qualified (complete) liquidation;

(2)

the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

(3)

the receipt of compensation for services; or

(4)

the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Notwithstanding (1) and (4) above, it is not a prohibited transaction to sell a qualified mortgage or cash flow investment held by a REMIC Pool to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Notes or Certificates, as applicable, is outstanding).  The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition for this purpose if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

(2)

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.  Exceptions are provided for cash contributions to the REMIC Pool

(1)

during the three months following the Startup Day,

(2)

made to a qualified reserve fund by a Residual Holder,

(3)

in the nature of a guarantee,

(4)

made to facilitate a qualified liquidation or clean-up call, and

(5)

as otherwise permitted in Treasury regulations yet to be issued.

It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

(3)

Net Income from Foreclosure Property

The REMIC Pool will be subject of federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts.  Generally, property acquired by deed in lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year after the year in which the REMIC Pool acquired that property, with possible extensions.  Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.  It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

(4)

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Securities and Residual Holders within the 90-day period.

(5)

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership.  The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return.  The trustee will be required to sign the REMIC Pool’s returns.  Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding.  The master servicer will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, for the REMIC Pool as agent of the Residual Holders holding the largest percentage interest in the Residual Securities.  If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Holder, the Residual Holder or any other person specified pursuant to Treasury regulations will be required to act as tax matters person.  The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Holders of administrative and judicial proceedings regarding the REMIC Pool’s tax affairs, although other holders of the Residual Securities of the same series would be able to participate in those proceedings in appropriate circumstances.

(6)

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate, or trust will be subject to limitation with respect to some itemized deductions described in Code Section 67, to the extent that those itemized deductions, in total, do not exceed 2% of the investor’s adjusted gross income.  In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of that partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.  In addition, Code Section 68, subject to a phased elimination that is scheduled to expire after 2010, provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser or (1) 3% of the excess of adjusted gross income in excess of a specified threshold amount (which is adjusted annually for inflation), or (2) 80% of the amount of itemized deductions otherwise allowable for that year.  In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool for a regular interest it holds in another REMIC.  Those investors who hold REMIC Securities either directly or indirectly through pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to that limitation on deductions.  In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability.  Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election.  For a REMIC Pool that would be classified as an investment trust in the absence of a REMIC election or that is substantially similar to an investment trust, any holder of a Regular Security that is an individual, trust, estate, or pass-through entity also will be allocated its pro rata share of those expenses and a corresponding amount of income and will be subject to the limitations or deductions imposed by Code Sections 67 and 68, as described above.  The prospectus supplement will indicate if all those expenses will not be allocable to the Residual Securities.

Taxation of Certain Foreign Investors

(1)

Regular Securities

Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), generally will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that (1) the interest is not effectively connected with the conduct of a trade or business in the United States of the securityholder, (2) the Non-U.S. Person is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (3) that Non-U.S. Person complies to the extent necessary with certain certification requirements, which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is a Non-U.S. person.  Each Regular Securityholder should consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Regular Security by a Non-U.S. Person generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person and (ii) in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

If the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by that Non-U.S. Person, the Non-U.S. Person, although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected, will be subject to United States federal income tax at regular rates.  Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security.  The term “Non-U.S. Person” means any person who is not a U.S. Person.

(2)

Residual Securities

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax.  Treasury regulations provide that amount distributed to Residual Holders may qualify as “portfolio interest,” subject to the conditions described in “Regular Securities” above, but only to the extent that (1) the mortgage loans were issued after July 18, 1984, and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in “registered form” within the meaning of Code Section 163 (f) (1).  Generally, mortgage loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form.  Furthermore, Residual Holders will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “—Taxation of Owners of Residual Securities—Limitations on Offset or Exemption of REMIC Income” above.  If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by those Non-U.S. Persons, although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected, the amounts paid to those Non-U.S. Persons will be subject to United States federal income tax at regular rates.  See “—Tax-Related Restrictions on Transfer of Residual Securities—Foreign Investors” above concerning the disregard of transfers having “tax avoidance potential.”  Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

(3)

Backup Withholding

Distributions made on the REMIC Securities, and proceeds from the sale of the REMIC Securities to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount, and, under some circumstances, principal distributions) if the Holder fails to comply with certain identification procedures, unless the Holder is otherwise an exempt recipient under applicable provisions of the Code, and, if necessary, demonstrates such status.  Any amounts to be withheld from distribution on the REMIC Securities would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Holder’s federal income tax liability.

Grantor Trust Funds

Characterization.  For each series of Grantor Trust Securities, Federal Tax Counsel will deliver its opinion that the Grantor Trust Fund will not be classified as an association taxable as a corporation and that the Grantor Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of chapter 1 of subtitle A of the Code.  In this case, beneficial owners of Grantor Trust Securities (referred to in this Prospectus as “Grantor Trust Securityholders”) will be treated for federal income tax purposes as owners of a portion of the Grantor Trust Fund’s assets as described below.

Taxation of Grantor Trust Securityholders.  Subject to the discussion below under “Stripped Certificates” and “Subordinated Certificates,” each Grantor Trust Securityholder will be treated as the owner of a pro rata undivided interest in the assets of the Grantor Trust Fund.  Accordingly, and subject to the discussion below of the recharacterization of the servicing fee, each Grantor Trust Securityholder must include in income its pro rata share of the interest and other income from the assets of the Grantor Trust Fund, including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to the assets, and, subject to limitations discussed below, may deduct its pro rata share of the fees and other deductible expenses paid by the Grantor Trust Fund, at the same time and to the same extent as these items would be included or deducted by the Grantor Trust Securityholder if the Grantor Trust Securityholder held directly a pro rata interest in the assets of the Grantor Trust Fund and received and paid directly the amounts received and paid by the Grantor Trust Fund.  Any amounts received by a Grantor Trust Securityholder in lieu of amounts due with respect to any asset of the Grantor Trust Fund because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

Each Grantor Trust Securityholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that these amounts are reasonable compensation for services rendered to the Grantor Trust Fund.  Grantor Trust Securityholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other miscellaneous itemized deductions exceed two percent of the Grantor Trust Securityholder’s adjusted gross income, and will be allowed no deduction for these expenses in determining their liabilities for alternative minimum tax.  In addition, Section 68 of the Code, subject to a phased elimination that is scheduled to expire after 2010, provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount (adjusted annually for inflation) or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year.  In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of the partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

The servicing compensation to be received by the servicer may be questioned by the IRS as exceeding a reasonable fee for the services being performed in exchange for the servicing compensation, and a portion of the servicing compensation could be recharacterized as an ownership interest retained by the servicer or other party in a portion of the interest payments to be made with respect to the Grantor Trust Fund’s assets.  In this event, a certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code, and either the original issue discount or the market discount rules.  See the discussion below under “—Stripped Certificates”.  Except as discussed below under “Stripped Certificates” or “—Subordinated Certificates,” this discussion assumes that the servicing fees paid to the servicer do not exceed reasonable servicing compensation.

A purchaser of a Grantor Trust Security will be treated as purchasing an interest in each asset in the Grantor Trust Fund at a price determined by allocating the purchase price paid for the certificate among all asset of the Grantor Trust Fund in proportion to their fair market values at the time of the purchase of the certificate.  To the extent that the portion of the purchase price of a Grantor Trust Security allocated to an asset of the Grantor Trust Fund is less than or greater than the stated redemption price at maturity of the asset, the interest in the asset will have been acquired at a discount or premium.  See “—Market Discount” and “—Premium,” below.

The treatment of any discount on an asset of the Grantor Trust Fund will depend on whether the discount represents original issue discount or market discount.  Except as indicated otherwise in the applicable Prospectus Supplement, it is not expected that any asset of the Grantor Trust Fund (other than a Stripped Agency Security or other instrument evidencing ownership of specific interest and/or principal of a particular bond) will have original issue discount (except as discussed below under “Stripped Certificates” or “Subordinated Certificates”).  For the rules governing original issue discount, see “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” above.

The information provided to Grantor Trust Securityholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each asset of the Grantor Trust Fund is acquired.

Market Discount.  A Grantor Trust Securityholder that acquires an undivided interest in the Grantor Trust Fund’s assets may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in an asset of the Grantor Trust Fund is considered to have been purchased at a “market discount”.  For a discussion of the market discount rules under the Code, see “REMICs—Taxation of Owners of Regular Securities—Market Discount” above.  As discussed above, to the extent an asset of the Grantor Trust Fund is a Stripped Agency Security or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount (in lieu of the rules relating to market discount).  See “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” above.

Premium.  To the extent a Grantor Trust Securityholder is considered to have purchased an undivided interest in an asset of the Grantor Trust Fund for an amount that is greater than the stated redemption price at maturity of the interest, the Grantor Trust Securityholder will be considered to have purchased the interest in the asset with “amortizable bond premium” equal in amount to the excess.  For a discussion of the rules applicable to amortizable bond premium, see “REMICs—Taxation of Owners of Regular Securities—Amortizable Premium” above.

Status of the Grantor Trust Securities.  Except for that portion of a trust fund consisting of unsecured home improvement loans and except as qualified below, a Grantor Trust Security owned by a:

•

“domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans . . .  secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), to the extent assets of the Trust consist of mortgage loans and other assets of the type described in that section of the Code.

•

real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets, and interest income on those assets will be considered “interest on obligations secured by mortgages on real property” to that extent within the meaning of Code Section 856(c)(3)(B).

•

REMIC will be considered to represent an “obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

It is not clear whether Grantor Trust Certificates that are Stripped Certificates (as described below under “Stripped Certificates”) should be treated as qualifying under the Code provisions cited in the first two bullet points above to the same extent as Grantor Trust Certificates that are not Stripped Certificate.  Grantor Trust Securityholders are urged to consult their own tax advisors concerning the characterization of the securityholder’s investment for federal income tax purposes.

Stripped Certificates.  Some classes of certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as “Stripped Certificates.” In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a mortgage loan held by the Grantor Trust Fund from ownership of the right to receive some or all of the related interest payments.  Generally, where a separation has occurred, under the stripped bond rules of Section 1286 of the Code, the holder of a right to receive a principal or interest payment on the bond is required to accrue into income, on a constant yield basis under rules governing original issue discount (see “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount”), the difference between the holder’s initial purchase price for the right to receive principal or interest, and the principal or interest payment to be received with respect to that right.  However, a holder of a Stripped Certificate will account for any discount on the Stripped Certificate (other than an interest treated as a “stripped coupon”) as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the Stripped Certificate was treated as zero under the original issue discount de minimis rule when the Stripped Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped from the mortgage assets.

Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following:

•

if any servicing compensation is deemed to exceed a reasonable amount;

•

if the company or any other party retains a retained yield with respect to the assets held by the Grantor Trust Fund;

•

if two or more classes of certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Grantor Trust Fund’s assets; or

•

if certificates are issued which represent the right to interest-only payments or principal-only payments.

The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear.  However, the trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount.  Original issue discount with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest and this accrual of income may be in advance of the receipt of any cash attributable to that income.  See “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” above.  For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest.  The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above.

The precise tax treatment of Stripped Coupon Certificates is substantially uncertain.  The Code could read literally to require that OID computations be made for each payment from each mortgage loan.  However, based on IRS guidance, it appears that all payments from a mortgage loan underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan would be included in the mortgage loan’s stated redemption price at maturity for purposes of calculating income on the Stripped Coupon Certificate under the OID rules of the Code.

Based on current authority it is unclear under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate.  The Code provides that a prepayment assumption must be used to accrue income on any pool of debt instruments the yield on which can be affected by prepayments.  There is no guidance as to whether a Stripped Coupon Certificate or Stripped Bond Certificate would represent an interest in a pool of debt instruments for purposes of this Code provision.  In addition, the manner in which to take prepayments into account is uncertain.  It is possible that no loss may be available as a result of any particular prepayment, except perhaps to the extent that even if no further prepayments were received a Certificateholder would be unable to recover its basis.  In addition, amounts received in redemption for debt instruments issued by natural persons purchased or issued after June 8, 1997 are treated as received in exchange therefor (that is treated the same as obligations issued by corporations).  This change could affect the character of any loss.

Holders of Stripped Bond Certificates and Stripped Coupon Certificates are encouraged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

Subordinated Certificates.  In the event the Grantor Trust Fund issues two classes of Grantor Trust Securities that are identical except that one class is a subordinate class, with a relatively high certificate pass-through rate, and the other is a senior class, with a relatively low certificate pass-through rate (referred to in this Prospectus as the “Subordinate Certificates” and “Senior Certificates”, respectively), the Grantor Trust Securityholders in the aggregate will be deemed to have acquired the following assets: (1) the principal portion of each mortgage loan plus a portion of the interest due on each mortgage loan (the “Grantor Trust Fund Stripped Bond”), and (2) a portion of the interest due on each mortgage loan equal to the difference between the Interest Rate on the Subordinate Certificates and the Interest Rate on the Senior Certificates, if any, which difference is then multiplied by the Subordinate Class Percentage (the “Grantor Trust Fund Stripped Coupon”).  The “Subordinate Class Percentage” equals the initial aggregate principal amount of the Subordinate Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.  The “Senior Class Percentage” equals the initial aggregate principal amount of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.

The Senior Certificateholders in the aggregate will own the Senior Class Percentage of the Grantor Trust Fund Stripped Bond and accordingly each Senior Certificateholder will be treated as owning its pro rata share of such asset.  The Senior Certificateholders will not own any portion of the Grantor Trust Fund Stripped Coupon.  The Subordinate Certificateholders in the aggregate own both the Subordinate Class Percentage of the Grantor Trust Fund Stripped Bond plus 100% of the Grantor Trust Fund Stripped Coupon, if any, and accordingly each Subordinate Certificateholder will be treated as owning its pro rata share in both assets.  The Grantor Trust Fund Stripped Bond will be treated as a “stripped bond” and the Grantor Trust Fund Stripped Coupon will be treated as “stripped coupons” within the meaning of Section 1286 of the Code.

Although not entirely clear, the interest income on the Subordinate Certificates and the portion of the servicing fee allocable to such certificates that does not constitute excess servicing will be treated by the Grantor Trust Fund as qualified stated interest, assuming the interest with respect to the mortgage loans held by the Grantor Trust Fund would otherwise qualify as qualified stated interest.  Accordingly, except to the extent modified below, the income of the Subordinate Certificates will be reported in the same manner as described generally above for holders of Senior Certificates.

If the Subordinate Certificateholders receive distribution of less than their share of the Grantor Trust Fund’s receipts of principal or interest (the “Shortfall Amount”) because of the subordination of the Subordinate Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had

•

received as distributions their full share of receipts;

•

paid over to the Senior Certificateholders an amount equal to the Shortfall Amount; and

•

retained the right to reimbursement of the relevant amounts to the extent these amounts are otherwise available as a result of collections on the mortgage loans or amounts available from a reserve account or other form of credit enhancement, if any.

Under this analysis,

•

Subordinate Certificateholders would be required to accrue as current income any interest income, original issue discount, or (to the extent paid on assets of the Grantor Trust Fund) accrued market discount of the Grantor Trust Fund that was a component of the Shortfall Amount, even though that amount was in fact paid to the Senior Certificateholders;

•

a loss would only be allowed to the Subordinate Certificateholders when their right to receive reimbursement of the Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse the loss); and

•

reimbursement of the Shortfall Amount prior to a claim of worthlessness would not be taxable income to Subordinate Certificateholders because the amount was previously included in income.

Those results should not significantly affect the inclusion of income for Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.  Moreover, the character and timing of loss deductions are unclear.  Subordinate Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate Certificates including any loss resulting from the failure to recover previously accrued interest or discount income.

Election to Treat All Interest as Original Issue Discount.  The Treasury Regulations relating to original issue discount permit a Grantor Trust Securityholder to elect to accrue all interest, discount, including de minimis market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method.  If an election were to be made with respect to an interest in a mortgage loan with market discount, the Grantor Trust Securityholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the Grantor Trust Securityholder acquires during the year of the election or afterward.  See “—Market Discount” above.  Similarly, a Grantor Trust Securityholder that makes this election for an interest in a mortgage loan that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the Grantor Trust Securityholder owns at the beginning of the first taxable year to which the election applies or acquires afterward.  See “—Premium” above.  The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Security is irrevocable.

Prepayments.  The Taxpayer Relief Act of 1997 (the “1997 Act”) contains a provision requiring original issue discount on any pool of debt instruments the yield on which may be affected by reason of prepayments e calculated taking into account the Prepayment Assumption and requiring the discount to be taken into income on the basis of a constant yield to assumed maturity taking account of actual prepayments.

Sale or Exchange of a Grantor Trust Security.  Sale or exchange of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount realized, exclusive of amounts attributable to accrued and unpaid interest (which will be treated as ordinary income allocable to the related asset of the Grantor Trust Fund), and the owner’s adjusted basis in the Grantor Trust Security.  The adjusted basis generally will equal the seller’s cost for the Grantor Trust Security, increased by the original issue discount and any market discount included in the seller’s gross income with respect to the Grantor Trust Security, and reduced, but not below zero, by any premium amortized by the seller and by principal payments on the Grantor Trust Security previously received by the seller.  The gain or loss will, except as discussed below, be capital gain or loss to an owner for which the assets of the Grantor Trust Fund  represented by a Grantor Trust Security are “capital assets” within the meaning of Section 1221.  A capital gain or loss will be long-term or short-term depending on whether or not the Grantor Trust Security has been owned for the long-term capital gain holding period, currently more than one year.

Notwithstanding the foregoing, any gain realized on the sale or exchange of a Grantor Trust Security will be ordinary income to the extent of the seller’s interest in accrued market discount on Grantor Trust Fund assets not previously taken into income.  See “—Market Discount,” above.  Further, Grantor Trust Securities will be “evidences of indebtedness” within the meaning of Section 582(c)(1) to the extent the assets of the grantor trust would be so treated.  Accordingly, gain or loss recognized from the sale of a Grantor Trust Security by a bank or thrift institution to which such section applied will be treated as ordinary gain or loss to the extent selling the assets of the grantor trust directly would be so treated.

Foreign Investors in Grantor Trust Securities.  A holder of a Grantor Trust Security who is not a “U.S. person” (as defined above at “REMICs—Tax Related Restrictions on Transfer of Residual Securities—Foreign Investors”) and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Grantor Trust Security generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on its Grantor Trust Security to the extent attributable to debt obligations held by the Grantor Trust Fund that were originated after July 18, 1984, provided that the Grantor Trust Securityholder complies to the extent necessary with certain certification requirements which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a U.S. person.  Interest or original issue discount on a Grantor Trust Security attributable to debt obligations held by the Grantor Trust Fund that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty).  All holders of Grantor Trust Securities should consult their tax advisors regarding the tax documentation and certifications that must be provided to secure any applicable exemptions from United States withholding taxes.

Any capital gain realized on the sale or other taxable disposition of a Grantor Trust Security by a Non-U.S. Person (as defined above at “REMICs—Taxation of Certain Foreign Investors—Regular Securities”) generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person and (ii) in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income with respect to a Grantor Trust Security held by a Non-U.S. Person is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates.  In this regard, real estate acquired by a Grantor Trust as a result of foreclosure or in lieu of foreclosure could cause a foreign holder to have “effectively connected income” or a U.S. tax filing obligation even in the absence of such income.  In addition, if the Non-U.S. Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits,” within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

Backup Withholding.  Distributions made on the Grantor Trust Securities and proceeds from the sale of the Grantor Trust Securities will be subject to a “backup” withholding tax if, in general, the Grantor Trust Securityholder fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status.  Any amounts so withheld would be refunded by the IRS or allowable as a credit against the Grantor Trust Securityholder’s federal income tax.

Partnership Trust Funds and Disregarded Trust Funds

Classification of Trust Funds

For each series of Partnership Certificates or Debt Securities, Federal Tax Counsel will deliver its opinion that the trust fund will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.  This opinion will be based on the assumption that the parties to the related Agreement and related documents will comply with the terms of those documents.

Taxation of Debt Securityholders

The depositor will agree, and the securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes.  No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, for each series of Debt Securities, Federal Tax Counsel will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes.  The discussion below assumes this characterization of the Debt Securities is correct.

If, contrary to the opinion of counsel, the Internal Revenue Service successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the trust fund.  If so treated, the trust fund might be treated as a publicly traded partnership that would be taxable as a corporation unless it met particular qualifying income tests, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Debt Securities recharacterized as equity.  Treatment of the Debt Securities as equity interests in a partnership could have adverse tax consequences to some holders, even if the trust fund were not treated as a publicly traded partnership taxable as a corporation.  For example, income allocable to foreign holders might be subject to United States tax and United States tax return filing and withholding requirements, income allocable to tax-exempt holders might constitute “unrelated business taxable income” (if some, but not all, of the Debt Securities were recharacterized as equity in a partnership), individual holders might be subject to limitations on their ability to deduct their share of trust fund expenses, and income from the trust fund’s assets would be taxable to owners of Debt Securities without regard to whether cash distributions are made to such owners and without regard to the owners’ method of tax accounting.

Except for the treatment of the allocation of Realized Losses, Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that (1) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special 110% yield rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities.  See “—REMICs—Taxation of Owners of Regular Securities” and “—Sale or Exchange of Regular Securities.”

Allocations of Realized Losses.

The manner in which losses are claimed on the Notes as a result of defaults by the underlying obligors is complex and differs depending on the characterization of the person considered the issuer of the Notes for federal tax purposes.  Whether the Notes are governed by the loss rules for bad debts under Code Section 166 or for worthless securities under Code Section 165 depends on whether the Notes are considered issued by a corporation.  If there is a single corporate holder of the Certificates constituting all of the equity interests in the issuing Trust Fund, then the issuing Trust will be a disregarded entity and the Notes will be considered issued by a corporation subject to the loss rules of Code Section 165 (which affects both timing and character of loss for corporate taxpayers, and character and possibly timing for other taxpayers).  If the Notes are considered issued by a grantor trust, then the notes may be treated as issued in proportion to the nature of the Certificateholders (e.g, if some Certificateholders are natural persons or partnerships and some are corporations, losses on the Notes would be governed in part by Code Section 166 and in part by Code Section 165).  If the Notes are considered issued by a partnership then they would be governed by the rules under Code Section 166 the same as a REMIC.  Investors should consult their tax advisors as to the character and timing of any loss that can be claimed with respect to a Note.

Further, for federal income tax purposes, (i) Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; (ii) interest on Debt Securities held by a real estate investment trust will not be treated as “interest on obligations secured by mortgages on real property or on interests in real property “within the meaning of Code Section 856(c)(3)(B); (iii) Debt Securities held by a real estate investment trust will not constitute “real estate assets” or “Government securities” within the meaning of Section 856(c)(4)(A) of the Code; (iv) Debt Securities held by a regulated investment company will not constitute “Government securities” within the meaning of Section 851(b)(3)(A)(i) of the Code; and (v) Debt Securities will not constitute “qualified mortgages” with in the meaning of Section 860G(a)(3) of the Code for REMICs.

Taxation of Owners of Partnership Certificates

(1)

Treatment of the Trust Fund as a Partnership

The correct characterization of a Trust Fund that has issued debt and is not otherwise taxed as a corporation is uncertain.  If the Trust Fund has only a single class of equity and the Trustee does not have the authority to accept any additional assets after the initial acquisition of receivables (except within a certain prescribed pre-funding period not exceeding three months) and has very limited powers of investment (for example does not hold any reserve fund that could ultimately flow to the Certificateholders if not needed to pay the Noteholders) the Trust Fund could qualify as a grantor trust with an interest expense.  As a consequence, each Certificateholder would be treated as owning a pro rata share of the Trust Fund’s assets, earning income thereon and incurring the expenses of the Trust Fund (including the interest expense on the Notes).  See “Grantor Trusts.”  If a Trust Fund that issues Notes intends to take the position that Certificateholders hold interests in a grantor trust it will be disclosed in the related prospectus supplement.  In addition, it is possible that a Trust Fund that issued Notes could qualify as a partnership eligible to make an election under Section 761 to not be taxed under the main partnership provisions of the Code (although certain ancillary provisions, including the rules relating to audits of partnerships, would continue to apply).  Such an election would cause Certificateholders to be treated as essentially the same as holding an interest in a grantor trust.  However, the IRS has recently taken a narrow interpretation of the type of entities that qualify for this election, which may not include a Trust Fund.  If a Trust Fund that is treated as a partnership has made an election under Section 761 to be excluded from the main partnership provisions of the Code this will be disclosed in the related prospectus supplement along with a description of the consequences of making such an election.  If there is only one Certificateholder in a Trust Fund that represents all of the equity of the Trust Fund for federal income tax purposes, the separate existence of the Trust Fund is disregarded, and the Certificateholder is treated as the owner of all of the assets of the Trust Fund and as the issuer of the Notes of the Trust Fund for federal income tax purposes.  For all other Trust Funds that issue Notes, the Partnership Trust Fund will agree, and the related owners of Partnership Certificates (“Partnership Certificate Owners”) will agree by their purchase of Partnership Certificates, if there is more than one Partnership Certificate Owner, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the Partnership Certificate Owners, including, to the extent relevant, the depositor in its capacity as recipient of distributions from any reserve fund, and the Debt Securities, if any, being debt of the partnership, and if there is one Partnership Certificate Owner, to treat the Partnership Certificate Owner as the owner of the assets of the Partnership Trust Fund and to treat the Partnership Trust Fund as a disregarded entity.  However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Certificates, the Debt Securities and the depositor is not certain because there is no authority on transactions closely comparable to that contemplated in this prospectus.

A variety of alternative characterizations are possible.  For example, because the Partnership Certificates have certain features characteristic of debt, the Partnership Certificates might be considered debt of the Partnership Trust Fund.  Generally, provided such Partnership Certificates are issued at or close to face value, any such characterization would not result in materially adverse tax consequences to holders of Partnership Certificates as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below.  The following discussion assumes that the Partnership Certificates represent equity interests in a partnership.  The following discussion also assumes that all payments on the Partnership Certificates are denominated in U.S. dollars, none of the Partnership Certificates have Interest Rates which would qualify as contingent interest under the Treasury regulations relating to original issue discount, and that a series of securities includes a single class of Partnership Certificates.  If these conditions are not satisfied with respect to any given series of Partnership Certificates, additional tax considerations with respect to such Partnership Certificates will be disclosed in the applicable prospectus supplement.

(2)

Partnership Taxation

As a partnership, the Partnership Trust Fund will not be subject to federal income tax.  Rather, each Partnership Certificate Owner will be required to take into account separately the Partnership Certificate Owner’s allocable share of income, gains, losses, deductions and credits of the Partnership Trust Fund, whether or not there is a corresponding cash distribution.  The Trust will generally be required to use an accrual method of accounting and a tax year based on the tax year of its Certificateholders.  Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual basis and Partnership Certificate Owners may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay the taxes.  The Partnership Trust Fund’s income will consist primarily of interest and finance charges earned on the related mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of the mortgage loans.

The Partnership Trust Fund’s deductions will consist primarily of interest accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of mortgage loans.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Agreement and related documents).  To the extent that there is more than one class of equity (or potentially more than one class of equity) the related prospectus supplement will describe the manner in which income from the assets of the Trust Fund will be allocated.

Assuming Debt Securities are also issued, all or substantially all of the taxable income allocated to a Partnership Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to the holder under the Code.

An individual taxpayer’s share of expenses of the Partnership Trust Fund, including fees to the servicer, but not interest expense, would be miscellaneous itemized deductions and thus deductible only to the extent such expenses plus all other miscellaneous itemized deductions exceeds two percent of the individual’s adjusted gross income.  An individual taxpayer will be allowed no deduction for his share of expenses of the Partnership Trust Fund, other than interest, in determining his liability for alternative minimum tax.  In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount (adjusted annually for inflation) or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year.  Accordingly, deductions might be disallowed to the individual in whole or in part and might result in the Partnership Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Partnership Trust Fund.  In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of that partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

The Partnership Trust Fund intends to make all tax calculations relating to income and allocations to Partnership Certificate Owners on an aggregate basis to the extent relevant.  If the IRS were to require that the calculations be made separately for each mortgage loan, the calculations may result in some timing and character differences under some circumstances.

(3)

Discount and Premium

The purchase price paid by the Partnership Trust Fund for the related mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase.  If so, the mortgage loans will have been acquired at a premium or market discount, as the case may be.  See “REMICs—Taxation of Owners of Regular Securities—Acquisition Premium” and “— Market Discount” above.  As indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but it is possible that the IRS might require that it be recomputed on a mortgage loan-by-mortgage loan basis.  Further, with respect to any asset of the Partnership Trust Fund that is a Stripped Agency Security or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount with respect to such security or instrument (in lieu of the rules relating to market discount).  See “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” above.

If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include any market discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans.  As indicated above, a portion of the market discount income or premium deduction may be allocated to Partnership Certificate Owners.

(4)

Section 708 Termination

Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period.  If a termination occurs under Section 708 of the Code, the Partnership Trust Fund will be considered to contribute its assets to a new Partnership Trust Fund, which would be treated as a new partnership, in exchange for Partnership Certificates in the new Partnership Trust Fund.  The original Partnership Trust Fund will then be deemed to distribute the Partnership Certificates in the new Partnership Trust Fund to each of the owners of Partnership Certificates in the original Partnership Trust Fund in liquidation of the original Partnership Trust Fund.  The Partnership Trust Fund will not comply with particular technical requirements that might apply when a constructive termination occurs.  As a result, the Partnership Trust Fund may be subject to some tax penalties and may incur additional expenses if it is required to comply with those requirements.  Furthermore, the Partnership Trust Fund might not be able to comply with these requirements due to lack of data.

(5)

Disposition of Partnership Certificates

Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the Partnership Certificates sold.  Any gain or loss would be long-term capital gain or loss if the Partnership Certificate Owner’s holding period exceeded one year.  A Partnership Certificate Owner’s tax basis in a Partnership Certificate will generally equal its cost, increased by its share of Partnership Trust Fund income allocable to the Partnership Certificate Owner and decreased by any distributions received or losses allocated with respect to the Partnership Certificate.  In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the Partnership Certificate Owner’s share, determined under Treasury Regulations, of the Debt Securities and other liabilities of the Partnership Trust Fund.  A Partnership Certificate Owner acquiring Partnership Certificates at different prices will generally be required to maintain a single aggregate adjusted tax basis in the Partnership Certificates and, upon a sale or other disposition of some of the Partnership Certificates, allocate a portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.  A portion holding rule is applied, however, if a Certificateholder has held some of its interest in the Partnership Trust Fund for one year or less and some of its interest for more than one year and a “by lot” identification is not permitted.

If a Partnership Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Certificates that exceeds the aggregate cash distributions with respect to the Partnership Certificates, the excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

(6)

Allocations Between Transferors and Transferees.

In general, the Partnership Trust Fund’s taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the Partnership Certificate Owners in proportion to the principal amount of Partnership Certificates owned by them as of the close of the last day of that Due Period.  As a result, a Partnership Certificate Owner purchasing Partnership Certificates may be allocated tax items, which will affect the purchaser’s tax liability and tax basis, attributable to periods before the actual transaction.

The use of a Due Period convention may not be permitted by existing Treasury regulations.  If a Due Period convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses of the Partnership Trust Fund might be reallocated among the Partnership Certificate Owners.  The Partnership Trust Fund’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future laws, regulations or other IRS guidance.

(7)

Section 731 Distributions

In the case of any distribution to a Partnership Certificate Owner, no gain will be recognized to that Partnership Certificate Owner to the extent that the amount of any money distributed for that Partnership Certificate exceeds the adjusted basis of that Partnership Certificate Owner’s interest in the Partnership Certificate.  To the extent that the amount of money distributed exceeds that Partnership Certificate Owner’s adjusted basis, gain will be currently recognized.  In the case of any distribution to a Partnership Certificate Owner, no loss will be recognized except upon a distribution in liquidation of a Partnership Certificate Owner’s interest.  Any gain or loss recognized by a Partnership Certificate Owner generally will be capital gain or loss.

(8)

Section 754 Election

In the event that a Partnership Certificate Owner sells its Partnership Certificates at a profit (or loss), the purchasing Partnership Certificate Owner will have a higher (or lower) basis in the Partnership Certificates than the selling Partnership Certificate Owner had.  The tax basis of the Partnership Trust Fund’s assets will not be adjusted to reflect that higher (or lower) basis unless there is a “substantial basis reduction” within the meaning of Section 734 of the Code or unless the trust were to file an election under Section 754 of the Code. Because the trust will most likely qualify as a “securitization partnership” within the meaning of Section 743(f) of the Code, there will not be a substantial basis reduction with respect to the sale of the certificates. With respect to the election under Section 754 of the Code, in order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund current does not intend to make an election under Section 754 of the Code.  As a result, Partnership Certificate Owners might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Certificates.

(9)

Administrative Matters

The trustee is required to keep or cause to be kept complete and accurate books of the Partnership Trust Fund.  Except as disclosed in the related prospectus supplement, the trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust Fund and will report each Partnership Certificate Owner’s allocable share of items of Partnership Trust Fund income and expense to Partnership Certificate Owners and the IRS on Schedule K-1.  The Partnership Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the Partnership Certificates.  Generally, holders must timely file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all the inconsistencies.

Under Section 6031 of the Code, any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing specific information on the nominee, the beneficial owners and the Partnership Certificates so held.  The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner

•

the name, address and identification number of such person,

•

whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

•

particular information on Partnership Certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold Partnership Certificates through a nominee are required to furnish directly to the Partnership Trust Fund information as to themselves and their ownership of Partnership Certificates.  A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Partnership Trust Fund.  The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31.  Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

Unless another designation is made, the depositor will be designated as the tax matters partner for each Partnership Trust Fund in the pooling and servicing agreement and, as the tax matters partner, will be responsible for representing the Partnership Certificate Owners in some specific disputes with the IRS.  The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.  Generally, the statute of limitations for partnership items does not expire before the later of three years after the date on which the partnership information return is filed or the last day for filing the return for the applicable year, determined without regard to extensions.  Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Partnership Certificate Owners, and, under some circumstances, a Partnership Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund.  An adjustment could also result in an audit of a Partnership Certificate Owner’s returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

A special audit system exists for qualifying large partnerships that have elected to apply a simplified flow-through reporting system under Sections 771 through 777 of the Code.  Unless otherwise specified in the applicable prospectus supplement, a Partnership Trust Fund will not elect to apply the simplified flow-through reporting system.

(10)

Taxation of Certain Foreign Partnership Certificate Owners

As used below, the term “Non-United States Owner” means a Partnership Certificate Owner that is not a U.S. Person, as defined under “REMICs—Taxation of Owners of Residual Securities—Tax Related Restrictions on Transfer of Residual Securities—Foreign Investors,” above.

It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-United States Owners because there is no clear authority dealing with that issue under facts substantially similar to those described in this Prospectus.  Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for these purposes, the Partnership Trust Fund will withhold as if it were so engaged in order to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold.  The Partnership Trust Fund expects to withhold on the portion of its taxable income that is allocable to Non-United States Owners pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business, at a rate of 35% for Non-United States Owners that are taxable as corporations and 39.6% for all other Non-United States Owners.

Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures.

Each Non-United States Owner might be required to file a U.S. individual or corporate income tax return on its share of the income of the Partnership Trust Fund including, in the case of a corporation, a return in respect of the branch profits tax.  Assuming the Partnership Trust Fund is not engaged in a U.S. trade or business, a Non-United States Owner would be entitled to a refund with respect to all or a portion of taxes withheld by the Partnership Trust Fund if, in particular, the Owner’s allocable share of interest from the Partnership Trust Fund constituted “portfolio interest” under the Code.

The interest, however, may not constitute “portfolio interest” if, among other reasons, the underlying obligation is not in registered form or if the interest is determined without regard to the income of the Partnership Trust Fund, in the later case, the interest being properly characterized as a guaranteed payment under Section 707(c) of the Code.  If this were the case, Non-United States Owners would be subject to a United States federal income and withholding tax at a rate of 30 percent on the Partnership Trust Fund’s gross income, without any deductions or other allowances for costs and expenses incurred in producing the income, unless reduced or eliminated pursuant to an applicable treaty.  In this case, a Non-United States Owner would only be entitled to a refund for that portion of the taxes, if any, in excess of the taxes that should have been withheld with respect to the interest.

(11)

Backup Withholding

Distributions made on the Partnership Certificates and proceeds from the sale of the Partnership Certificates will be subject to a “backup” withholding tax if, in general, the Partnership Certificate Owner fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status.  Any amounts so withheld would be refunded by the IRS or allowable as a credit against the Non-United States Owner’s federal income tax.

(12)

Reportable Transactions

Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex, but generally include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer’s tax treatment of an item and book treatment of the same item. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

Consequences for Particular Investors

The federal tax discussions above may not be applicable depending on a securityholder’s particular tax situation.  The depositor recommends that prospective purchasers consult their tax advisors for the tax consequences to them of the purchase, ownership and disposition of REMIC Securities, Grantor Trust Securities, Partnership Certificates and Debt Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

State and Other Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Notes or Certificates, as applicable, offered under this prospectus.  State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.  Therefore, prospective investors should consult their own tax advisors for the various tax consequences of investments in the Notes or Certificates, as applicable, offered under this prospectus.  In particular, individuals should consider the deductability of the expenses (including interest expense) of a partnership.

ERISA Considerations

General

A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA should consider the fiduciary standards under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the Securities.  Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment.  Fiduciaries of plans also should consider ERISA’s prohibition on improper delegation of control over, or responsibility for, plan assets.

In addition, employee benefit plans or other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code, or any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a “Plan”) are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan (“parties in interest” and “disqualified persons”).  Such transactions are treated as “prohibited transactions” under Sections 406 of ERISA and excise taxes and/or other penalties are imposed upon such persons under ERISA and/or Section 4975 of the Code unless an exemption applies.  The depositor, underwriter, each master servicer or other servicer, any insurer, the trustee, the indenture trustee and certain of their affiliates might be considered “parties in interest” or “disqualified persons” with respect to a Plan.  If so, the acquisition, holding or disposition of Securities by or on behalf of such Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and the Code unless a statutory, regulatory or administrative exception or exemption is available.

ERISA Considerations Relating to Certificates

Plan Assets

In 29 C.R.F §2510.3-101 (the “Plan Asset Regulations”), the U.S. Department of Labor (“DOL”) has defined what constitutes “plan assets” for purposes of ERISA and Section 4975 of the Code.  The Plan Asset Regulations provide that if a Plan makes an investment in an “equity interest” in an entity, an undivided portion of the assets of the entity will be considered the assets of such Plan unless certain exceptions set forth in such Regulations apply.  The Certificates will be deemed an equity interest for purposes of the Plan Asset Regulations, and the depositor can give no assurance that the Certificates will qualify for any of the exceptions under the Plan Asset Regulations.  As a result, (i) a Plan may be deemed to have acquired an interest in the Assets of the trust fund and not merely an interest in the Certificates, (ii) the fiduciary investment standards of ERISA could apply to such Assets and (iii) transactions occurring in the course of managing, operating and servicing the trust fund and its Assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

Prohibited Transaction Class Exemption 83-1

The DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 (“PTCE 83-1”), which under certain conditions exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a “mortgage pool” and the purchase, sale and holding of Certificates which are “mortgage pool pass-through certificates.”  A “mortgage pool” is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash.  A “mortgage pool pass-through certificate” is defined as a Certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans.  PTCE 83-1 requires that:  (i) the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) 1% of the principal balance of the largest covered pooled mortgage loans; (ii) the trustee may not be an affiliate of the depositor; and (iii) the payments made to, and retained by, the depositor in connection with the trust fund, together with all funds inuring to its benefit for administering the trust fund, represent no more than “adequate consideration” for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.  In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the depositor, the insurer, the master servicer or other servicer or the trustee is a party in interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool.

PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors.  In the case of any Plan with respect to which the depositor, the master servicer, the insurer or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm’s-length transaction; (iii) no investment management, advisory or underwriting fee, sales commission or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the depositor, the trustee, the master servicer and the insurer.  Before purchasing Certificates, a fiduciary of a Plan should confirm that the trust fund is a “mortgage pool,” that the Certificates constitute “mortgage pool pass-through certificates” and that the conditions set forth in PTCE 83-1 would be satisfied.  In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan pursuant to PTCE 83-1.

Underwriter Exemption

The DOL has granted to Deutsche Bank Securities Inc. an individual exemption, Prohibited Transaction Exemption 94-84, and to Deutsche Morgan Grenfell/C.J. Lawrence Inc., similar approval (FAN 97-03E), which were both amended by Prohibited Transaction Exemption 97-34 (“PTE 97-34”), Prohibited Transaction Exemption 2000-58 (“PTE 2000-58”) and Prohibited Transaction Exemption 2002-41 (“PTE 2002-41”) (collectively, the “Exemption”) which is applicable to Certificates which meet its requirements whenever the underwriter or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent.  The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied.  These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving pools) of enumerated categories of assets which include:  single-family residential mortgage loans, guaranteed governmental mortgage pool certificates and previously issued securities eligible under the Exemption and the purchase, sale and holding of Certificates which represent beneficial ownership interests in the assets of such trusts.

General Conditions of Exemption

The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Certificates to be eligible for exemptive relief thereunder.  First, the acquisition of Certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.  Second, the Assets held by the trust fund must be fully secured (other than one-to-four family residential mortgage loans or receivables backing certain types of Certificates, as described below).  (Mortgage loans, loans, obligations and receivables will be collectively referred to herein as “loans.”).  Third, unless the Certificates are backed by fully-secured loans, they may not be subordinated.  Fourth, the Certificates at the time of acquisition by the Plan must generally be rated in one of the four highest generic rating categories by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Services, Inc. or Fitch, Inc. (each, a “Rating Agency”).  Fifth, the trustee and the indenture trustee generally cannot be affiliates of any member of the “Restricted Group” other than any underwriter as defined in the Exemption.  The “Restricted Group” consists of any (i) underwriter as defined in the Exemption, (ii) the depositor, (iii) the master servicer, (iv) each servicer, (v) the insurer, (vi) the counterparty of any “interest rate swap” (as described below) held as an Asset of the trust fund and (vii) any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the trust fund as of the date of initial issuance of the Certificates.  Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to, and retained by, the depositor pursuant to the assignment of the loans to the related trust fund must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the master servicer and any servicer must represent not more than reasonable compensation for such person’s services under the Agreement and reimbursement of such person’s reasonable expenses in connection therewith.  Seventh, (i) the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools; (ii) Certificates evidencing interests in such other investment pools must have been rated in one of the four highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan’s acquisition of Certificates; and (iii) Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan’s acquisition of Certificates.  Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.  If Securities are being sold under the Exemptions, the depositor assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.

Residential (one- to-four family), may be less than fully secured, provided that the rights and interests evidenced by Certificates are:  (a) not subordinated to the rights and interests evidenced by Securities of the same trust fund; (b) such Certificates acquired by the Plan have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories; and (c) any loan included in the corpus or Assets of the trust fund is secured by collateral whose fair market value on the closing date of the Designated Transactions is at least equal to 80% of the sum of:  (i) the outstanding principal balance due under the loan which is held by the trust fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral.

Types of Trust Funds

The Exemption permits the issuer to be an owner-trust, a REMIC or a grantor trust.  Owner-trusts are subject to certain restrictions in their governing documents to ensure that their Assets may not be reached by the creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

Insurance Company General Accounts

In the event that Certificates do not meet the requirements of the Exemption solely because they are Subordinate Certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase Certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) which permits insurance company general accounts as defined in PTCE 95-60 to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

Permitted Assets

The Amendment permits an interest-rate swap agreement and a yield supplement agreement to be Assets of a trust fund which issues Certificates acquired by Plans in an initial offering or in the secondary market.  An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted trust fund Asset if it:  (a) is an “eligible Swap;” (b) is with an “eligible counterparty;” (c) is purchased by a “qualified plan investor;” (d) meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap” and (e) permits the trust fund to make termination payments to the Swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or depositor.

An “eligible Swap” is one which:  (a) is denominated in U.S. dollars; (b) pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”); (c) has a notional amount that does not exceed either:  (i) the principal balance of the class of Certificates to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“Allowable Notional Amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

A “qualified plan investor” is a Plan or Plans where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates and such fiduciary is either (a) a “qualified professional asset manager” (“QPAM”) under Prohibited Transaction Class Exemption 84-14 (“PTCE 84-14”) (see below), (b) an “in-house asset manager” under Prohibited Transaction Class Exemption 96-23 (“PTCE 96-23”) (see below) or (c) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the Pooling and Servicing Agreement:  (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year).  In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure.  Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund (“EYS Agreement”).  If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an Asset of the trust fund if it meets the following conditions:  (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust fund and an eligible counterparty and (f) it has an Allowable Notional Amount.

Pre-Funding Accounts

If Certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the Certificates are transferred to the trust fund within a specified period following the closing date (“DOL Pre-Funding Period”) (see below) instead of requiring that all such loans be either identified or transferred on or before the closing date.  Exemptive relief is available provided that the following conditions are met.  First, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered (“Pre-Funding Limit”) must not exceed twenty-five percent (25%).  Second, all loans transferred after the closing date (referred to here as “additional loans”) must meet the same terms and conditions for eligibility as the original loans used to create the trust fund, which terms and conditions have been approved by the Rating Agency.  Third, the transfer of such additional loans to the trust fund during the DOL Pre-Funding Period must not result in the Certificates receiving a lower credit rating from the Rating Agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the trust fund.  Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the “average interest rate”) for all of the loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the trust fund on the closing date.  Fifth, either: (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the depositor; or (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the Rating Agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the Prospectus, Prospectus Supplement, Private Placement Memorandum (“Offering Documents”) and/or the Agreement.  In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date.  Sixth, the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement.  Seventh, amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agency and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the Rating Agency (“Acceptable Investments”).  Eighth, certain disclosure requirements must be met.

Revolving Pool Features

The Exemption only covers Certificates backed by “fixed” pools of loans which require that all the loans must be transferred to the trust fund or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used).  Accordingly, Certificates issued by trust funds which feature revolving pools of Assets will not be eligible for a purchase by Plans.  However, Securities which are Notes backed by revolving pools of Assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions.  See discussion below in “ERISA Considerations Relating to Notes.”

Limitations on Scope of the Exemption

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the Certificates by Plans.  However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificates on behalf of an “Excluded Plan” by any person who is a fiduciary with respect to the assets of such Excluded Plan.  For those purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.  Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the Loans in the trust fund provided that:  (i) the Plan is not an Excluded Plan, (ii) each Plan’s investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan’s acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a trust containing assets which are sold or serviced by the same entity and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group.

ERISA Considerations Relating to Notes

Under the Plan Asset Regulations, the Assets of the trust fund would be treated as “plan assets” of a Plan for the purposes of ERISA and the Code only if the Plan acquires an “equity interest” in the trust fund and none of the exceptions contained in the Plan Asset Regulations is applicable.  An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.  Assuming that the Notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such Notes will be eligible for purchase by Plans.  However, without regard to whether the Notes are treated as an “equity interest” for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a Note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan.  There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires Notes.

The Amendment to the Exemption permits trust funds which are grantor trusts, owner-trusts or REMICs to issue Notes, as well as Certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund’s Assets.  The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its Assets would not be necessary with respect to Notes with no substantial equity features which are issued as obligations of the trust fund.  However, with respect the acquisition, holding or transfer of Notes between a Plan and a party in interest, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to Certificates are met with respect to the Notes.  The same limitations of such exemptive relief relating to acquisitions of Certificates by fiduciaries with respect to Excluded Plans would also be applicable to the Notes as described herein in “Limitations on Scope of the Exemption.”

In the event that the Exemption is not applicable to the Notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the Notes depending in part upon the type of Plan fiduciary making the decision to acquire the Notes and the circumstances under which such decision is made.  These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by “qualified professional asset managers”), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by “in-house asset managers”) (collectively, the “Investor-Based Exemptions”).  However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES.  BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

ANY PLAN INVESTOR WHO PROPOSES TO USE “PLAN ASSETS” OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, although they may elect to be qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Code.  In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or a Code Section 4975 (“Similar Law”).  A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in Securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.

Legal Investment

The prospectus supplement will specify which classes of the Notes or Certificates, as applicable, if any, will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  Generally, only classes of Offered Notes or Offered Certificates, as applicable, that (1) are rated in one of the two highest rating categories by one or more rating agencies and (2) are part of a series representing interests in, or secured by, a trust fund consisting of loans secured by first liens on real property and originated by particular types of originators specified in SMMEA, will be “mortgage related securities” for purposes of SMMEA.

Those classes of Offered Notes or Offered Certificates, as applicable, qualifying as “mortgage related securities” will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for those entities.  Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of some entities (in particular, insurance companies) to invest in mortgage related securities secured by liens on residential, or mixed residential and commercial, properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. §24 (Seventh), subject in each case to regulations that the applicable federal regulatory authority may prescribe.  In this connection, the Office of the Comptroller of the Currency (the “OCC”) has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with general standards concerning “safety and soundness” and retention of credit information in 12 C.F.R. §1.5), some “Type IV securities,” defined in 12 C.F.R. §1.2(l) to include some “residential mortgage related securities.” As so defined, “residential mortgage-related security” means, in relevant part, “mortgage related security” within the meaning of SMMEA.  The National Credit Union Administration (“NCUA”) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in “mortgage related securities” under some limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the “investment pilot program” described in 12 C.F.R. §703.140.  Thrift institutions that are subject to the jurisdiction of the Office of Thrift Supervision (the “OTS”) should consider the OTS’ Thrift Bulletin 13a (December 1, 1998), “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,” before investing in any of the Offered Notes or Offered Certificates, as applicable.

All depository institutions considering an investment in the Certificates should review the “Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities” (the “1998 Policy Statement”) of the Federal Financial Institutions Examination Council (“FFIEC”), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998.  The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

If specified in the prospectus supplement, other classes of Offered Notes or Offered Certificates, as applicable, offered pursuant to this prospectus will not constitute “mortgage related securities” under SMMEA.  The appropriate characterization of those classes under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase these Offered Notes or Offered Certificates, as applicable, may be subject to significant interpretive uncertainties.

Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any Offered Notes or Offered Certificates, as applicable, as some classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in some instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits provisions that may restrict or prohibit investment in securities that are not “interest bearing” or “income paying,” and with regard to any Offered Notes or Offered Certificates, as applicable, issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

Except as to the status of some classes of Offered Notes or Offered Certificates, as applicable, as “mortgage related securities,” no representation is made as to the proper characterization of the Offered Notes or Offered Certificates, as applicable, for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Notes or Offered Certificates, as applicable, under applicable legal investment restrictions.  The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Notes or Offered Certificates, as applicable) may adversely affect the liquidity of the Offered Notes or Offered Certificates, as applicable.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Notes or Offered Certificates, as applicable, of any class constitute legal investments for them or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

Methods of Distribution

The Notes or Certificates, as applicable, offered by this prospectus and by the supplements to this prospectus will be offered in series.  The distribution of the Notes or Certificates, as applicable, may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor.  If specified in the prospectus supplement, the Notes or Certificates, as applicable, will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Deutsche Bank Securities Inc. (“DBS”) acting as underwriter with other underwriters, if any, named in the underwriting agreement.  In that event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any Notes or Certificates, as applicable, agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor.  In connection with the sale of the Notes or Certificates, as applicable, underwriters may receive compensation from the depositor or from purchasers of the Notes or Certificates, as applicable, in the form of discounts, concessions or commissions.  The prospectus supplement will describe any compensation paid by the depositor.

Alternatively, the prospectus supplement may specify that the Notes or Certificates, as applicable, will be distributed by DBS acting as agent or in some cases as principal with respect to Notes or Certificates, as applicable, that it has previously purchased or agreed to purchase.  If DBS acts as agent in the sale of Notes or Certificates, as applicable, DBS will receive a selling commission for each series of Notes or Certificates, as applicable, depending on market conditions, expressed as a percentage of the total principal balance of the related mortgage loans as of the Cut-off Date.  The exact percentage for each series of Notes or Certificates, as applicable, will be disclosed in the prospectus supplement.  To the extent that DBS elects to purchase Notes or Certificates, as applicable, as principal, DBS may realize losses or profits based upon the difference between its purchase price and the sales price.  The prospectus supplement for any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of Notes or Certificates, as applicable, of that series.

The depositor will indemnify DBS and any underwriters against particular civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments DBS and any underwriters may be required to make in respect of these civil liabilities.

In the ordinary course of business, DBS and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor’s mortgage loans pending the sale of those mortgage loans or interests in those mortgage loans, including the Notes or Certificates, as applicable.  DBS performs management services for the depositor.

The depositor anticipates that the Notes or Certificates, as applicable, will be sold primarily to institutional investors.  Purchasers of Notes or Certificates, as applicable, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Notes or Certificates, as applicable, Securityholders should consult with their legal advisors in this regard before any reoffer or sale of Notes or Certificates, as applicable.

As to each series of Notes or Certificates, as applicable, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus.  Any lower rated or unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

Additional Information

The Depositor has filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the Notes or Certificates, as applicable (the “Registration Statement”).  This prospectus, which forms a part of the Registration Statement, omits some of the information contained in the Registration Statement pursuant to the rules and regulations of the Commission.  The Registration Statement and the exhibits to the Registration Statement can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at Regional Offices in the following locations:
•

Chicago Regional Office, 175 West Jackson Boulevard, Suite 900, Chicago, Illinois 60604; and

•

New York Regional Office, 233 Broadway, New York, New York 10279.

Copies of these materials can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

The Commission also maintains a site on the world wide web at “http://www.sec.gov” at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.  The Depositor has filed the Registration Statement, including all exhibits to the Registration Statement, through the EDGAR system and therefore these materials should be available by logging onto the Commission’s web site.  The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

Copies of the most recent Fannie Mae prospectus for Fannie Mae certificates and Fannie Mae’s annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7115). The Depositor did not participate in the preparation of Fannie Mae’s prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac’s most recent Information Statement and Information Statement supplement and any quarterly report made available by Freddie Mac may be obtained by writing or calling the Investor Inquiry Department of Freddie Mac at 8200 Jones Branch Drive, McLean, Virginia 22102 (outside Washington, D.C. metropolitan area, telephone 800-336-3672; within Washington, D.C. metropolitan area, telephone 703-759-8160). The Depositor did not participate in the preparation of Freddie Mac’s Offering Circular, Information Statement or any supplement to the Information Statement or any quarterly report of the Information Statement and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

Incorporation of Certain Documents by Reference

All documents subsequently filed by or on behalf of the trust fund referred to in the prospectus supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of any offering of the Notes or Certificates, as applicable, issued by that trust fund will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The Trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, upon request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates).  Requests for information should be directed to the corporate trust office of the Trustee specified in the prospectus supplement.

Legal Matters

Certain legal matters, including the federal income tax consequences to securityholders of an investment in the Notes or Certificates, as applicable, of a series, will be passed upon for the depositor by McKee Nelson LLP, Washington, D.C., Sidley Austin Brown & Wood LLP, New York, NY and Thacher Proffit & Wood LLP.

Financial Information

A new trust fund will be formed for each series of Notes or Certificates, as applicable, and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of Notes or Certificates, as applicable.  Accordingly, financial statements for a trust fund will generally not be included in this prospectus or in the prospectus supplement.

Rating

As a condition to the issuance of any class of Offered Notes or Offered Certificates, as applicable, they must not be rated lower than investment grade; that is, they must be rated in one of the four highest rating categories, by a rating agency.

Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans.  These ratings address the structural, legal and issuer-related aspects associated with the Notes or Certificates, as applicable, the nature of the underlying assets and the credit quality of the guarantor, if any.  Ratings on mortgage pass-through certificates, mortgage-backed notes and other asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated.  As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  Each security rating should be evaluated independently of any other security rating.

INDEX OF DEFINED TERMS

1986 Act

1997 Act

90

1998 Policy Statement

118

Accrual Period

136

Accrual Securities

18

Accrued Security Interest

24

Adjustable Rate Assets

27

Agency Securities

3

Agreement

3

ARM Loans

39

Asset Conservation Act

6

Asset Group

77

Asset Seller

25

Available Distribution Amount

3

Balloon Payment Assets

25

Bankruptcy Code

4

Beneficial Owner

74

Bi-weekly Assets

33

Book-Entry Securities

4

Buy Down Assets

25

Buydown Mortgage Loans

3

Buydown Period

21

Capitalized Interest Account

21

Cash Flow Agreement

16

CERCLA

17

Certificates

75

Charter Act

24

Code

12

Collection Account

84

Commission

43

contract borrower

7

contract lender

69

Convertible Assets

69

Cooperative

4

Cooperative Corporation

68

Cooperative Loans

35

Cooperatives

68

Covered Trust

5

CPR

63

Crime Control Act

20

Cut-off Date

80

Definitive Securities

6

Determination Date

25

Distribution Date

25

DTC

18

ERISA

33

Euroclear

127

Euroclear Operator

33

European Depositaries

35

Exchange Act

36

Fannie Mae

34

FDIC

108

FHA

43

Freddie Mac

5

Freddie Mac Act

3

Freddie Mac Certificate Group

13

Garn-St. Germain Act

13

GEM Assets

77

Ginnie Mae

4

GPM Assets

3

Grantor Trust Fund Stripped Bond

4

Grantor Trust Fund Stripped Coupon

117

Home Equity Loans

117

Housing Act

5

HUD

11

Increasing Payment Asset

52

Increasing Payment Assets

4

Indirect Participants

3

Insurance Proceeds

34

Interest Rate

26

Interest Reduction Assets

27

land sale contract

4

Land Sale Contracts

69

Level Payment Assets

5

Liquidation Proceeds

3

Lock-out Date

26

Mortgaged Properties

7

Mortgages

5

Nonrecoverable Advance

5

Notes

30

Offered Securities

24

OID Regulations

25

Participants

85

Partnership Certificate Owners

34

PCBs

121

Permitted Investments

75

Pre-Funded Amount

44

Pre-Funding Account

16

Pre-Funding Period

16

Prepayments Premium

16

Purchase Price

7

RCRA

41

Record Date

76

Regular Securities

25

Regular Securityholder

86

Relief Act

89

REMIC Regulations

80

REMIC Securities

85

REO Property

39

Residual Holders

31

Residual Securities

97

Retained Interest

86

Revolving Credit Line Loans

53

RICO

8

Rules

80

Securities

36

Security Balance

24

Senior Securities

27

Servicemen’s Readjustment Act

24

Servicing Standard

16

Shortfall Amount

47

Single Family Property

117

SPA

5

Special servicer

20

Step-up Rate Assets

56

Strip Securities

4

Stripped Agency Securities

14

Subordinate Securities

24

Subsequent Assets

16

Superliens

75

Taxable Mortgage Pools

86

Terms and Conditions

35

Tiered REMICs

89

Title V

79

Title VIII

79

UCC

34

UST

76

VA

5

VA Guaranty Policy

53

Value

6

Warranting Party

42

Yield Considerations

27

SUBJECT TO COMPLETION, DATED JUNE 24, 2005

PROSPECTUS SUPPLEMENT (to prospectus dated [                  ])

$[          ] (Approximate)

ACE SECURITIES CORP.

[           ] Trust [       ]

Asset Backed Notes

[               ]

Servicer

Consider carefully the risk factors beginning on page S-[  ] of this prospectus supplement and on page [  ] of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the glossary of defined terms beginning on page S-[    ] of this prospectus supplement and on page [    ] of the prospectus.

The notes will represent obligations of the trust only and will not represent interests in or obligations of any other entity.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

The trust will issue the following notes:

Original Class

Interest

Price

Underwriting

Proceeds

Class

Principal Amount(1)

Rate(2)

to Public

Discount

to Depositor

[  ]

$[          ]

[  ]%

$[       ]

[   ]%

$[      ]

______________

(1)

This amount is approximate, as described in this prospectus supplement.

(2)

The interest rate is subject to increase as described in this prospectus supplement.

This prospectus supplement and the accompanying prospectus relate only to the offering of the notes and not to the residual certificate that will be issued by the trust as described in this prospectus supplement.

[Describe assets of trust fund.]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

[Describe underwriting arrangements.]

On or about [             ], delivery of the notes offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Company.

Underwriter:

Deutsche Bank Securities Inc.

The date of this prospectus supplement is  [          ]

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Important Notice About Information Presented in this

Prospectus Supplement and the Accompanying Prospectus:

We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail:  (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes, and (2) this prospectus supplement, which describes the specific terms of your notes.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

______________________________________________________________________________

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

______________________________________________________________________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following tables of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

Tables of Contents

Prospectus Supplement	Prospectus
Page	Page

Risk Factors 4	Description of the Trust Funds
Description of the Trust 8	Use of Proceeds
Description of the Notes 12	Yield Considerations
The Insurance Policy 2	The Depositor
Description of the Mortgage Pool 17	Description of the Securities
Additional Information 8	Description of the Agreements
The Originator 25	Description of Credit Support
The Servicer 25	Certain Legal Aspects of the Contracts
Description of the Transfer and Servicing Agreements 25	Material Federal Income Tax Considerations
Yield Considerations 26	State and Other Tax Considerations
Material Federal Income Tax Considerations 26	Legal Investment
Tax Considerations 39	Methods of Distribution
ERISA Considerations 40	Additional Information
Legal Investment Considerations 40	Incorporation of Certain Documents by Reference
Use of Proceeds 40	Legal Matters
Underwriting 40	Financial Information
Experts 41	Rating
Legal Matters 41	Index of Defined Terms
Ratings 41
Glossary of Defined Terms 43
Annex I 1

Summary of Terms

•

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the notes, it is necessary that you read carefully this entire prospectus supplement and accompanying prospectus.

•

While this summary contains an overview of certain calculations, cash flow priorities, and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•

Whenever we refer to a percentage of some or all of the mortgage loans in the trust, that percentage has been calculated on the basis of the total principal balance of those mortgage loans as of [                ], unless we specify otherwise.  We explain in this prospectus supplement under “Description of the Notes — Related Definitions” how the principal balance of a mortgage loan is determined.  Whenever we refer in this Summary of Terms or in the Risk Factors section of this prospectus supplement to the total principal balance of any mortgage loans, we mean the total of their principal balances determined by that method, unless we specify otherwise.

The Offered Notes

ACE Securities Corp.  [          ] Trust [        ] is offering the Class [    ] Asset Backed Notes as part of Series [     ].  The notes will be issued in book-entry form.

See “Description of the Notes — General” in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of the notes.

The notes will represent obligations of the trust and will be secured by the assets of the trust, which consist primarily of [describe assets of the trust.]

The notes will have an approximate total initial principal amount of $[                ].  Any difference between the total principal amount of the notes on the date they are issued and the approximate total principal amount of the notes on the date of this prospectus supplement will not exceed 5%.

Payments on the Notes

Principal and interest on the notes will be payable on the [25]th day of each month, beginning in [                ].  However, if the [25]th day is not a business day, payments will be made on the next business day after the [25]th day of the month.

Interest Payments

Interest will accrue on the notes at the annual rate described in this prospectus supplement.

See “Description of the Notes — Payments — Payments of Interest” in this prospectus supplement.

Principal Payments

The amount of principal payable on the notes will be determined by (1) funds actually received on the mortgage loans that are available to make payments on the notes, (2) the amount of interest received on the mortgage loans that is used to pay principal on the notes, calculated as described in this prospectus supplement, (3) [the amount of principal received on the mortgage loans that is released to the residual certificate, calculated as described in this prospectus supplement,] and (4) [              ].  Funds actually received on the mortgage loans may consist of expected, scheduled payments, and unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

We explain how principal is paid on the notes under “Description of the Notes — Payments — Payments of Principal” in this prospectus supplement.

The last possible day on which the principal of the notes could become payable in full is [               ] and is referred to as the maturity date.  The notes could be paid in full before the maturity date.

Limited Recourse

The only source of cash available to make interest and principal payments on the notes will be the assets of the trust.  The trust will have no other source of cash and no entity other than the trust will be required or expected to make any payments on the notes.

Enhancement of Likelihood of Payment on the Notes

[Describe any applicable financial guaranty insurance policy or guarantee.]

[Subordination of Payments

No amounts will be paid to the holder of the residual certificate on any distribution date until all amounts due to the notes on that date have been paid and overcollateralization has reached the required level.]

[Overcollateralization

On the closing date, the total principal balance of the mortgage loans is expected to exceed the total principal amount of the notes by approximately [    ]%.  This condition is referred to as “overcollateralization.”  Any interest received on the mortgage loans in excess of the amount needed to pay interest on the notes and some expenses and fees of the trust will be used to reduce the total principal amount of the notes to a level set by [    ], until the mortgage loans have a total principal balance that exceeds the total outstanding principal amount of the notes by the amount required by [    ].  We cannot assure you that sufficient interest will be generated by the mortgage loans to increase overcollateralization to the level required by [    ], or to maintain it at that level.

See “Description of the Notes — Overcollateralization” in this prospectus supplement.]

The Mortgage Loans

On the closing date, which is expected to be on or about [             ], the assets of the trust will consist primarily of [describe mortgage loans.]

[Description of pre-funding account and additional mortgage loans as applicable.]

See “Description of the Mortgage Pool” in this prospectus supplement for a general description of the mortgage loans and “The Originator” in this prospectus supplement for a description of the underwriting guidelines applied in originating the mortgage loans.

[The Pre-Funding Account

On the closing date, approximately $[         ] will be deposited by [        ] in a pre-funding account maintained by [          ].  It is intended that additional mortgage loans will be sold to the trust by the depositor from time to time, from [       ] until [       ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional mortgage loans as applicable.]

See “Description of the Notes — Pre-Funding Account” in this prospectus supplement.]

Servicing of the Mortgage Loans

The mortgage loans will be serviced by [                ].

See “The Servicer” and “Description of the Transfer and Servicing Agreements” in this prospectus supplement.

Optional Purchase of Mortgage Loans

[              ] will have the option to purchase all of the mortgage loans and the other assets of the trust, after the total principal balance of the mortgage loans declines to less than [    ]% of their initial total principal balance; if [          ] does not exercise that option, [    ] may purchase the mortgage loans and other assets of the trust.

If the mortgage loans and other assets are purchased, the noteholders will be paid accrued interest, and principal equal to the outstanding principal amount of the notes.

See “Description of the Notes — Optional Redemption” in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans.

Tax Status

McKee Nelson llp, special federal tax counsel, will deliver an opinion of counsel that for federal income tax purposes, the notes will be treated as indebtedness and the trust will not be an association, or publicly traded partnership, taxable as a corporation or a taxable mortgage pool.

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA Considerations

The Notes may be acquired by employee benefit plans and other retirement arrangements subject to certain conditions.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[The notes will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

There are other restrictions on the ability of some types of investors to purchase the notes that prospective investors should consider.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Notes

The notes will initially be rated “[   ]” by [Rating Agency], and “[    ]” by [Rating Agency].

These ratings are not recommendations to buy, sell or hold these notes.  A rating may be changed or withdrawn at any time by the assigning rating agency.

•

The ratings do not address the possibility that, as a result of principal prepayments, the yield on your notes may be lower than anticipated.

See “Ratings” in this prospectus supplement for a more complete discussion of the note ratings.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the notes. You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

Unpredictability and Effect of Prepayments

Borrowers may prepay their mortgage loans in whole or in part at any time; however, approximately [    ] of the mortgage loans require the payment of a prepayment penalty in connection with any voluntary prepayment during [                       ].  The prepayment penalties may be waived by the servicer.  A prepayment of a mortgage loan will usually result in a prepayment on the notes.

· If you purchase your notes at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.
· If you purchase your notes at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

The rate at which defaults and losses occur on the mortgage loans will affect the rate of payment of principal on the notes.  We encourage you to review the information in this prospectus supplement about the underwriting guidelines applied in originating the mortgage loans, the credit quality of the mortgage loans and the collateral for the mortgage loans.

See “Yield Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

[The prepayment experience of the mortgage loans may differ significantly from that of first lien residential mortgage loans, or junior lien mortgage loans with a principal balance lower than the value of the related property.]

[Effect of Creation and Maintenance of Overcollateralization on Payments of Principal on the Notes

We describe in this prospectus supplement the underwriting guidelines used in originating the mortgage loans, the collateral for the mortgage loans and the servicing of the mortgage loans.  These and other factors will affect the rate of defaults and losses on the mortgage loans, which in turn will affect the rate at which overcollateralization is created or maintained.  When overcollateralization is less than the level required by [    ], a portion of interest collections on the mortgage loans will be used to make principal payments on the notes.  This will accelerate the rate at which you receive payments of principal.  When overcollateralization is greater than the level required by [    ], a portion of principal collections on the mortgage loans will be released to the residual certificate.  This will slow the rate at which you receive payments of principal.]

Geographic Concentration of Mortgage loans

Approximately [    ]% of the mortgage loans expected to be in the trust on the closing date are secured by properties in [California].  The rate of delinquencies and defaults, and therefore the rate of prepayments, on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in one state because the following conditions in [California] will have a disproportionate impact on the mortgage loans in general:

· Weak economic conditions in [California] (which may or may not affect real property values) may affect the ability of borrowers to repay their mortgage loans on time;
· Declines in the [California] residential real estate market may reduce the values of properties located in [California], which would result in an increase in the combined loan-to-value ratios;

·

Properties in [California] may be more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as earthquakes, as well as floods, mudslides and other natural disasters; and

·

Any increase in the market value of properties located in [California] would reduce the combined loan-to-value ratios of the mortgage loans and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of those mortgage loans.

For additional information regarding the geographic distribution of the mortgage loans in the trust, see the applicable table under “Description of the Mortgage Pool” in this prospectus supplement.
[Some of the Loans in the Mortgage Pool Are More Likely to Default Than Others, And Higher Than Expected Defaults On These Loans could Reduce the Yield On Your Notes

The payment schedules for most of the mortgage loans in the pool require the borrower to pay off the principal balance of the loan gradually over the life of the loan.  Some of the mortgage loans in the pool, however, have payment schedules under which the borrowers makes relatively small payments of principal over the life of the loan, and then must make a large final payment at maturity that pays off the entire principal balance outstanding.  This final payment is usually much larger than the previous monthly payments.  Because the borrower’s ability to make this final payment usually depends on the ability to refinance the loan or sell the underlying property, the risk of default is greater than on other types of loans.  High rates of default on these types of loans in the pool will result in greater losses on your notes.

The ability of a borrower to refinance the type of loan described above or sell the mortgaged property will depend upon a number of factors, including:

·

the level of mortgage interest rates;

·

the borrower’s equity in the mortgage property;

·

general economic conditions; and

·

the availability of credit.

We cannot predict how these factors will affect the default rate of these mortgage loans in the pool.  You should refer to “Description of the Mortgage Pool” for information on the percentage of loans in the mortgage pool that consists of these loans.]

[Effect of Lack of Primary Mortgage Insurance on the Notes

Approximately [    ]% of the mortgage loans have loan-to-value ratios greater than [    ]%.  None of the mortgage loans are covered by a primary mortgage insurance policy.  If borrowers default on their mortgage loans, there is a greater likelihood of losses than if the loans were insured.  We cannot assure you that the applicable credit enhancement will be adequate to cover those losses.

See “Description of the Notes” in this prospectus supplement.]
Real Estate Market May Affect Performance of Mortgage Loans

A decline in the real estate values or in economic conditions generally could increase the rates of delinquencies, foreclosures and losses on the mortgage loans to a level that is significantly higher than those experienced currently; and no assurance can be given that values of the properties securing the mortgage loans will not decline since the date of origination of the mortgage loan.  If the credit enhancement described in this prospectus supplement is not enough to protect your notes from these losses, the yield on your notes may be reduced.

[Early Principal Payment From Cash Remaining in Pre-Funding Account

If the cash in the pre-funding account on the closing date is not used to acquire additional mortgage loans by [               ], then that cash will be [paid to you on a proportionate basis with the other noteholders in reduction of the principal balance of your notes.]  If the amount of that cash is substantial, you will receive a significant unexpected early payment of principal in (or before) [            ].  We cannot assure you that you will be able to reinvest that money in another investment with a comparable yield.]

You Will Not Receive Physical Notes, Which Can Cause Delays In Distributions and Hamper Your Ability to Pledge or Resell Your Notes

Your ownership of the notes will be registered electronically with DTC.  The lack of physical notes could:

·

result in payment delays on the notes because the indenture trustee will be sending distributions on the notes to DTC instead of directly to you;

·

make it difficult for you to pledge your notes if physical notes are required by the party demanding the pledge; and

·

could hinder your ability to resell the notes because some investors may be unwilling to buy notes that are not in physical form.

See “Description of the Notes — Book-Entry Registration” in this prospectus supplement.
Limited Ability to Resell Notes

The underwriter is not required to assist in resales of the notes, although it may do so.  A secondary market for the notes may not develop.  If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.  The certificates will not be listed on any securities exchange.

[Additional risk factors to be provided as applicable.]

Description of the Trust

General

ACE Securities Corp. [          ] Trust [       ] (the “Trust” or the “Issuer”) will be a [statutory business trust] [common law trust] formed under the laws of [           ] pursuant to an amended and restated Trust Agreement (the “Trust Agreement”) dated as of [            ] (the “Cut-off Date”) between ACE Securities Corp. as depositor (the “Depositor”) and [                    ] as owner trustee (the “Owner Trustee”), for the transactions described in this prospectus supplement.  The Trust will not engage in any activity other than acquiring, holding and managing the Mortgage Loans (as defined in this prospectus supplement) and the other assets of the Trust and proceeds from the Mortgage Loans and other assets, issuing the Securities (as defined in this prospectus supplement), making payments on the Securities, and engaging in related activities.

On or about [             ] (the “Closing Date”), the Trust will purchase the Mortgage Loans from the Depositor pursuant to a Sale and Servicing Agreement (as amended and supplemented from time to time, the “Sale and Servicing Agreement”) dated as of the Cut-off Date, among the Trust, the Depositor, the Servicer and [                     ], as indenture trustee (the “Indenture Trustee”).

The Trust’s principal offices are located in [                                      ].

The Owner Trustee

[                         ] will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement.  [                       ] is a [          ] banking corporation and its principal offices are located at [                               ].  The compensation of the Owner Trustee will be paid by [                                       ].

The Residual Certificate

The equity interest in the Trust will be represented by a residual interest certificate (the “Residual Certificate”).

The holder of the Residual Certificate (the “Residual Certificateholder,” and together with the Noteholders (as defined in this prospectus supplement), the “Securityholders”) will be entitled to receive [to be described as applicable].

Description of the Notes

General

The Trust will issue the Class [   ] Notes (the “Notes”) pursuant to an Indenture dated as of the Cut-off Date (the “Indenture”) between the Issuer and the Indenture Trustee.  The Trust will also issue the Residual Certificate pursuant to the Trust Agreement.  The Notes and the Residual Certificate are referred to in this prospectus supplement as the “Securities.”  Only the Notes are offered by this prospectus supplement.  The Notes will be secured by the Trust Estate (as defined below) pursuant to the Indenture.

The “Trust Estate” will consist primarily of [describe as applicable].

The Notes will be issued in the approximate initial total principal amount specified on the cover page of this prospectus supplement (the “Original Class Principal Amount”).  The total principal amount of the Notes outstanding at any time is referred to in this prospectus supplement as the “Class Principal Amount.”  The Residual Certificate will be issued without a principal amount or interest rate, and will be entitled only to the amounts that are described in this prospectus supplement.  The Original Class Principal Amount of the Notes may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined in this prospectus supplement) of the Mortgage Loans is increased or decreased as described under “Description of the Mortgage Pool” in this prospectus supplement.

Payments on the Notes will be made on the [25th] day of each month or, if the [25th] day is not a Business Day, on the next succeeding Business Day, commencing in [                 ] (each, a “Distribution Date”), to holders of Notes (“Noteholders”) of record on the applicable Record Date.  The “Record Date” for each Distribution Date will be the close of business on the last Business Day of the calendar month immediately before the month in which that Distribution Date occurs.

•

A “Business Day” is generally any day other than a Saturday or Sunday or a day on which banks in [New York] are closed.

Payments on the Notes will be made to each registered holder entitled to these payments, either (1) by check mailed to the Noteholder’s address as it appears on the books of the Indenture Trustee, or (2) at the request, submitted to the Indenture Trustee in writing not later than the related Record Date, of any Noteholder (at the Noteholder’s expense) in immediately available funds; provided, that the final payment for any Note will be made only upon presentation and surrender of the Note at the Corporate Trust Office (as defined in this prospectus supplement) of the Indenture Trustee or the office of the Note Registrar (as defined in this prospectus supplement).  See “— The Indenture Trustee” in this prospectus supplement.

[Pre-Funding Account

On the Closing Date approximately $[                   ] (the “Pre-Funded Amount”) will be deposited in an account (the “Pre-Funding Account”) maintained by [               ].  During the period (the “Pre-Funding Period”) from [          ] until [              ], the Pre-Funding Amount will be maintained in the Pre-Funding Account.  The Pre-Funded Amount will be reduced during the Pre-Funding Period by the amount of Subsequent Mortgage Loans (as defined in this prospectus supplement) purchased by the Trust in accordance with the [Sale and Servicing Agreement].  During the Pre-Funding Period, the Pre-Funded Amount will be used only to purchase Subsequent Mortgage Loans.  Immediately following the Pre-Funding Period, any Pre-Funded Amount remaining will be distributed to [to be provided as applicable].

Amounts on deposit in the Pre-Funding Account will be invested in [to be provided as applicable] and all investment earnings on amounts on deposit in the Pre-Funding Account will be distributed to [to be provided as applicable] following the Pre-Funding Period.]

Book-Entry Registration

General.  The Notes (the “Book-Entry Notes”)  will be issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) in the United States [, or through Clearstream Banking, société anonyme (“Clearstream Luxembourg”) or the Euroclear System (“Euroclear”) in Europe] and through [its/their] participating organizations (each, a “Participant”).  The  Book-Entry Notes will be issued in minimum denominations in principal amount of $25,000 and integral multiples of $1 in excess of $25,000.

Each Class of  Book-Entry Notes will be represented by one or more certificates registered in the name of the nominee of DTC.  ACE Securities Corp. (the “Depositor”) has been informed by DTC that DTC’s nominee will be Cede & Co.  [Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.]  No person acquiring an interest in a  Book-Entry Note (each, a “Beneficial Owner”) will be entitled to receive a certificate representing an interest (a “Definitive Note”), except as set forth below under “— Definitive Notes” and in the prospectus under “Description of the Securities — Book-Entry Registration and Definitive Securities — Definitive Securities.”

Unless and until Definitive Notes are issued, it is anticipated that:

•

the only “Noteholder” of the Notes will be Cede & Co., as nominee of DTC, and Beneficial Owners will not be Noteholders as that term is used in the Indenture.

•

Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Notes from the Indenture Trustee through DTC [, Clearstream Luxembourg or Euroclear, as applicable,] and [its/their] Participants.

•

while the Notes are outstanding, under the rules, regulations and procedures creating and affecting DTC [Clearstream Luxembourg and Euroclear] and [its/their] operations, DTC [Clearstream Luxembourg and Euroclear] [is/are] required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit distributions of principal of, and interest on, the Notes.  Participants and indirect participants with whom Beneficial Owners have accounts with respect to Notes are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners.  Accordingly, although Beneficial Owners will not possess certificates, DTC [Clearstream Luxembourg and Euroclear] [has/have] in place a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

None of the Depositor, [             ] (“[   ]’), the Servicer , the Owner Trustee or the Indenture Trustee [or additional parties] (as those terms are defined in this prospectus supplement) will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the  Book-Entry Notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

For a more complete description of book-entry registration and clearance and the rules and regulations governing DTC [,Clearstream Luxembourg and Euroclear], see “Description of the Securities — Book-Entry Registration and Definitive Securities” in the prospectus”.

Definitive Notes.  Definitive Notes will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under “ Description of the Securities — Book-Entry Registration and Definitive Securities — Definitive Securities.”  Upon the occurrence of an event described in that section, the Trustee is required to direct DTC to notify Participants who have ownership of  Book-Entry Notes as indicated on the records of DTC of the availability of Definitive Notes for their  Book-Entry Notes.  Upon surrender by DTC of the Definitive Notes representing the  Book-Entry Notes and upon receipt of instructions from DTC for re-registration, the Trustee will re-issue the  Book-Entry Notes as Definitive Notes in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of the Definitive Notes as Noteholders under the Indenture and the Sale and Servicing Agreement.

Payments

Payments on the Notes on each Distribution Date will be made from the Available Collection Amount.  The Available Collection Amount will be determined as [to be provided as applicable.]

•

With respect to each Distribution Date, the “Due Period” is the calendar month immediately before that Distribution Date.

Payments of Interest.  Interest on the Class Principal Amount of the Notes will accrue during each Accrual Period (as defined in this prospectus supplement) at the interest rate specified on the front cover of this prospectus supplement (the “Interest Rate”) and will be payable to Noteholders on each Distribution Date, starting in [                     ].  [If the Residual Certificateholder does not exercise its option to purchase the Mortgage Loans and the other assets of the Trust when it is first entitled to do so, as described under “—Optional Redemption” in this prospectus supplement, then with respect to each succeeding Distribution Date the Interest Rate will be increased [to be provided as applicable.]]  See “— Optional Redemption” in this prospectus supplement.  Interest on the Notes will be calculated on the basis of a 360-day year of twelve 30-day months.

•

The “Accrual Period” for the Notes will be the calendar month immediately preceding the month in which the related Distribution Date occurs.

Payments of interest on the Notes will be made from [to be provided as applicable].

Payments of Principal.  Principal payments will be made to Noteholders on each Distribution Date in an amount generally equal to [to be provided as applicable].

•

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of [to be provided as applicable].

Payment Priorities

On each Distribution Date, the Available Funds will be applied in the following order of priority:

[to be provided as applicable.]

Overcollateralization

On the Closing Date the Cut-off Date Balance is expected to exceed the Original Class Principal Amount of the Notes by approximately $[             ].  The weighted average Net Mortgage Loan Rate (as defined below) of the Mortgage Loans is generally expected to be higher than the Interest Rate of the Notes, thus generating excess interest collections.  To the extent described in this prospectus supplement, Excess Spread will be applied on any Distribution Date as [to be provided as applicable].

•

The “Net Mortgage Loan Rate” for any Mortgage Loan equals [to be provided as applicable].

Maturity Date

The Class Principal Amount of the Notes and all interest accrued and unpaid on the Notes will be payable in full on [             ] (the “Maturity Date”).  See “—Rights of Noteholders Upon Occurrence of an Event of Default” below.  The actual final Distribution Date for the Notes could be substantially earlier than the Maturity Date.

Reports to Noteholders

On each Distribution Date the Indenture Trustee will make available to each Noteholder a statement containing the following information:

•

the amount of principal distributed on that date to Noteholders;

•

the amount of interest distributed on that date to Noteholders;

•

the amount of any outstanding Noteholders’ Interest Carryforward Amount for the Notes after distributions on that date;

•

the Class Principal Amount of the Notes after distributions on that date;

•

the amount of the Servicing Fees paid with respect to that date;

•

the Total Loan Balance as of the related Distribution Date;

•

the number and total Principal Balance of Mortgage Loans (1) remaining outstanding, (2) delinquent by one, two, three or four or more monthly payments, (3) in foreclosure, and (4) with respect to REO Property;

•

any amount distributed to the holder of the Residual Certificate; and

•

other information to the extent provided in the Sale and Servicing Agreement.

Optional Redemption

On any Distribution Date after the date on which the Total Loan Balance is less than [  ]% of the Cut-off Date Balance, [                     ] will (subject to the terms of the Sale and Servicing Agreement) have the option to purchase the Mortgage Loans, any REO Property and any other assets of the Trust for the Termination Price.  If [               ] does not exercise that option, [    ] will then have the same purchase option.  If either purchase option is exercised, the Notes will be redeemed and the Residual Certificate and the Trust will be terminated (this event, an “Optional Redemption”).

If the Residual Certificateholder does not exercise its option as described above when it is first entitled to do so, the Interest Rate of the Notes will be increased as described under “— Payments of Interest” in this prospectus supplement.

Rights of Noteholders Upon Occurrence of Event of Default

Under the Indenture, a failure to pay the full amount of the Noteholders’ Interest Distribution Amount within five days of the Distribution Date on which that payment is due (without regard to the amount of Available Funds) or failure to pay the entire outstanding principal amount of the Notes on the Maturity Date, will constitute an event of default (an “Event of Default”).

Upon the occurrence of an Event of Default, the holders of Notes evidencing more than [  ]% of the Class Principal Amount of the Notes then outstanding may exercise their remedies under the Indenture.  These remedies include [to be provided as applicable].  See “Description of the Agreements — Material Terms of the Indenture” in the prospectus.

The Indenture Trustee

[                   ], a [                              ], will be the Indenture Trustee under the Indenture.  The Indenture Trustee will be entitled to [describe applicable fees of the indenture trustee].  The Indenture Trustee’s “Corporate Trust Office” is located at [                                           ], or any address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Depositor and the Servicer.

[The Insurance Policy

The following information has been provided by [      ] (the “Insurer”) for inclusion in this prospectus supplement.  Neither the Depositor nor the Underwriter makes any representation as to the accuracy or completeness of this information.

The Insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding the Note Guaranty Insurance Policy (the “Insurance Policy”) and the Insurer set forth below under this heading “The Insurance Policy.”  Additionally, the Insurer makes no representation regarding the Notes or the advisability of investing in the Notes.

The Insurer

[To be provided as applicable.]

Insurer Financial Information

[To be provided as applicable.]

Where You Can Obtain Additional Information About the Insurer

[To be provided as applicable.]

Financial Strength Ratings of the Insurer

[To be provided as applicable.]

The Insurance Policy

[To be provided as applicable.]]

Description of the Mortgage Pool

General

The Mortgage Pool will consist of approximately [     ] Mortgage Loans with original terms to maturity of not more than [thirty] years, having a total Principal Balance as of the Cut-off Date of approximately $[           ] (the “Cut-off Date Balance”).  The Mortgage Loans are secured by [to be provided as applicable] (“Mortgages”).  All of the Mortgage Loans will be [description of Mortgage Loans.]

Generally, the Mortgage Loans were originated or acquired by the Originator (as defined in this prospectus supplement) in one of the following ways:

•

[to be provided as applicable].

For a description of the underwriting criteria applicable to the Mortgage Loans, see “The Originator — Underwriting Criteria” in this prospectus supplement.

The Servicer will be required to service the Mortgage Loans pursuant to the Sale and Servicing Agreement and will be compensated for these services as described under “Description of the Transfer and Servicing Agreements — Servicing” in this prospectus supplement.

Payments on the Mortgage Loans

[To be provided as applicable.]

Characteristics of the Mortgage Loans

The Mortgage Loans are expected to have the following approximate total characteristics as of the Cut-off Date.  Prior to the issuance of the Notes, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems removal necessary or appropriate.  In addition, a limited number of other home loans may be included in the Mortgage Pool prior to the issuance of the Notes.

Wherever reference is made in this prospectus supplement to a percentage of some or all of the Mortgage Loans, the percentage is determined (unless otherwise specified) on the basis of the total principal balance of the related Mortgage Loans as of the Cut-off Date.

Approximately [    ] of the Mortgage Loans provide for payment by the borrower of a prepayment premium in connection with full or partial prepayments of principal within [three to five years] of the date of origination of the loan, generally equal to [to be provided as applicable].

The Mortgage Loan Rates of the Mortgage Loans range from approximately [       ]% annually to [       ]% annually.  The weighted average Mortgage Loan Rate of the Mortgage Loans is approximately [       ]% annually.

The Principal Balances of the Mortgage Loans range from approximately $[  ] to $[     ].  The Mortgage Loans have an average Principal Balance of approximately $[     ].

The weighted average Combined Loan-to-Value Ratio at origination of the Mortgage Loans is approximately [    ]%.

No more than approximately [       ]% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

The following tables set forth as of the Cut-off Date the number, total Principal Balance and percentage of the Mortgage Loans having the stated characteristics shown in the tables in each range.  (The sum of the amounts of the total Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

Cut-Off Date Principal Balances

Percentage of
Mortgage Loans
Range of	Number of	Total	by Total
Principal Balances ($)	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

The average Cut-off Date Principal Balance is approximately $[     ].

Loan-to-Value Ratios

Percentage of
Mortgage Loans
Range of Original	Number of	Total	by Total
Loan-to-Value Ratios (%)	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

The weighted average original Loan-to-Value Ratio is approximately [    ]%.

Mortgage Rates

Percentage of
Mortgage Loans
Range of	Number of	Total	by Total
Mortgage Rates (%)	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

_________

*

Reflects current Mortgage Rates of Adjustable Rate Mortgage Loans.

The weighted average Mortgage Rate is approximately [   ]% per annum.

Loan Types

Percentage of
Mortgage Loans
	Number of	Total	by Total
Loan Type	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

Original Terms to Maturity

Percentage of
Mortgage Loans
Range of	Number of	Total	by Total
Maturities (months)	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

The weighted average original term to maturity is approximately [    ] months.

Remaining Terms to Maturity

Percentage of
Mortgage Loans
Remaining Term to	Number of	Total	by Total
Maturity (months)	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

The weighted average remaining term to maturity of the fully amortizing Mortgage Loans is approximately [    ] months.

Geographic Distribution

Percentage of
Mortgage Loans
	Number of	Total	by Total
State	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

Property Types

Percentage of
Mortgage Loans
	Number of	Total	by Total
Property Type	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

Loan Purposes

Percentage of
Mortgage Loans
	Number of	Total	by Total
Loan Purpose	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

Occupancy Status

Percentage of
Mortgage Loans
	Number of	Total	by Total
Occupancy Status	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

Documentation Types

Percentage of
Mortgage Loans
	Number of	Total	by Total
Documentation Type	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

Credit Grades

Percentage of
Mortgage Loans
	Number of	Total	by Total
Credit Grade	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

Prepayment Penalties

Percentage of
Mortgage Loans
	Number of	Total	by Total
Prepayment Penalty	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

[Subsequent Mortgage Loans

The obligation of the Trust to purchase additional Mortgage Loans (the “Subsequent Mortgage Loans”) on [any] date, as specified in the [Sale and Servicing Agreement] (each, a “Subsequent Transfer Date”) will be subject to the Subsequent Mortgage Loans meeting the following criteria: [to be provided as applicable].  These criteria will be based on the characteristics of the Subsequent Mortgage Loans on the related Subsequent Transfer Date.

The characteristics of Subsequent Mortgage Loans may vary significantly from time to time, subject to the requirements described above, and may bear no particular relationship to the characteristics of the initial Mortgage Loans at any time.  It is expected that a substantial portion of the Subsequent Mortgage Loans will be [to be provided as applicable.]]

Additional Information

The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date.  A Current Report on Form 8-K will be available to purchasers of the Notes and will be filed, together with the Sale and Servicing Agreement, the Indenture and the Trust Agreement, with the Securities and Exchange Commission (the “SEC”) within fifteen days after the initial issuance of the Notes.  In the event that Mortgage Loans are removed from or added to the Mortgage Pool as described in this prospectus supplement under “Description of the Mortgage Pool,” the removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

The Originator

General

[Describe the Originator.]

Underwriting Criteria

The information contained in this prospectus supplement regarding the Originator’s underwriting requirements and practices was obtained from publicly available information regarding asset-backed notes secured by loans made by the Originator that are similar to the Mortgage Loans and not from the Originator directly.  As a result, there can be no assurance that the Mortgage Loans were originated, in whole or in part, in accordance with these underwriting requirements and practices, or that these underwriting requirements and practices were in effect when the Mortgage Loans were originated.

[Describe Originator’s underwriting guidelines.]

The Servicer

The following information has been provided by the Servicer.  Neither the Depositor nor the Underwriter makes any representation as to the accuracy or completeness of this information.

General

[                                    ] (the “Servicer”) will service the Mortgage Loans pursuant to the terms of the Sale and Servicing Agreement.

[Description of the servicer.]

Description of the Transfer and Servicing Agreements

The following summary describes terms of the Sale and Servicing Agreement, the Indenture, the Trust Agreement, and the Administration Agreement (collectively, the “Transfer and Servicing Agreements”).  The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.  The following summary supplements, and to the extent inconsistent, replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements under the headings “Description of the Agreements” in the prospectus.

Sale and Assignment of the Mortgage Loans

On the Closing Date, [    ] will sell the Mortgage Loans (other than the right to receive some of the charges payable by borrowers) to the Depositor, and the Depositor will sell the Mortgage Loans (other than those amounts) to the Trust.  The Trust will, concurrently, deliver or cause to be delivered the Securities to the Depositor.  The Trust will pledge and assign the Mortgage Loans to the Indenture Trustee in exchange for the Notes.  Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Sale and Servicing Agreement (the “Mortgage Loan Schedule”).

[In addition, the Depositor will, as to each Mortgage Loan, deliver to a custodian appointed by the Indenture Trustee (the “Custodian”) the following documents (together, with respect to each Mortgage Loan, a “Mortgage Loan File”):

•

the related Note endorsed to the order of the Indenture Trustee, or in blank, without recourse,

•

any assumption and modification agreements and the Mortgage with evidence of recording indicated on the Mortgage (except for any Mortgage not returned from the public recording office),

•

an assignment of the Mortgage in the name of the Indenture Trustee, or in blank, in recordable form, and

•

any intervening assignments of the Mortgage.]

Assignments of the Mortgages to the Indenture Trustee will be recorded following the Closing Date in the real property records of the states in which the related Mortgaged Properties are located to protect the Indenture Trustee’s interest in the Mortgage Loans against the claims of creditors of [    ] or subsequent purchasers.  In the event that, with respect to any Mortgage Loan, the Depositor cannot deliver the assignment with evidence of recording on the Mortgage Loan concurrently with the conveyance of the Mortgage Loan under the Sale and Servicing Agreement because they have not yet been returned by the public recording office, the Depositor will deliver or cause to be delivered to the Custodian a certified true photocopy of the assignment.  The Depositor will deliver or cause to be delivered to the Custodian any assignment with evidence of recording indicated on the assignment upon receipt of the assignment from the public recording office.  The Custodian will review (or cause to be reviewed) each Mortgage Loan File within ninety days after the conveyance of the related Mortgage Loan to the Trust to ascertain that all required documents have been executed and received.

Under the terms of the agreement (the “Mortgage Loan Sale Agreement”) pursuant to which the Depositor will purchase the Mortgage Loans from [    ], and of the Sale and Servicing Agreement, the Custodian will conduct an initial review of the Mortgage Loan documents and will notify the Depositor and [    ] as to each Mortgage Loan document that either has not yet been delivered to the Depositor as required or appears to be not properly executed, not in conformity with the description of the Mortgage Loan on the Mortgage Loan schedule or otherwise defective.  If any Mortgage Loan document is not delivered or any material defect in a document is not cured within the time period specified in the Mortgage Loan Sale Agreement, [    ] will be required to repurchase the affected Mortgage Loan for a price equal to the unpaid principal balance of the Mortgage Loan plus accrued interest on the Mortgage Loan (the “Repurchase Price”) or, in some circumstances, to substitute another Mortgage Loan that satisfies the requirements specified in the Sale and Servicing Agreement.

[    ] will make to the Depositor under the Mortgage Loan Sale Agreement representations and warranties that include representations and warranties similar to those summarized in the prospectus under the heading “Description of the Agreements — Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements — Representations and Warranties; Repurchases.”  The Depositor’s rights under these representations and warranties will be assigned to the Indenture Trustee for the benefit of the Noteholders.  In the event of a breach of any of these representations or warranties that materially and adversely affects the value of any Mortgage Loan or the interests of the Noteholders, [    ] will be obligated, within 60 days following its discovery of a breach or receipt of notice of a breach, to cure the breach or purchase the affected Mortgage Loan from the Trust for the Repurchase Price or, in some circumstances, to substitute another Mortgage Loan.

No assurance can be given that, at any particular time, [    ] will be capable, financially or otherwise, of repurchasing defective Mortgage Loans or substituting additional Mortgage Loans for defective Mortgage Loans.

Trust Fees and Expenses

The Servicer is entitled to the Servicing Fee and reimbursement for specific expenses as described under “— Servicing Compensation and Payment of Expenses” below.  The fees and expenses of the Indenture Trustee, the Owner Trustee and the Custodian will be paid by [         ].

Voting Rights

Voting rights of Securityholders under the Transfer and Servicing Agreements will be allocated among the Notes and the Residual Certificate as provided in the Transfer and Servicing Agreements.

General Servicing Provisions

The Mortgage Loans will be serviced by the Servicer in accordance with the provisions of the Sale and Servicing Agreement.

[Describe servicing provisions as applicable.]

No Delinquency Advances

In the event of a delinquency or default with respect to a Mortgage Loan, neither the Servicer nor any Subservicer (as defined below) will have any obligation to advance scheduled monthly payments of principal or interest with respect to the Mortgage Loan.

Servicing Advances

The Servicer or any Subservicer will make reasonable and customary expense advances with respect to the Mortgage Loans (each, a “Servicing Advance”) and will be entitled to reimbursement for Servicing Advances as described in this prospectus supplement.  Servicing Advances may include costs and expenses advanced for the preservation, restoration and protection of any Mortgaged Property, including advances to pay delinquent real estate taxes and assessments.  Any Servicing Advances by the Servicer or any Subservicer will be reimbursable from late collections on the related Mortgage Loan, or with respect to any Liquidated Mortgage Loan from the related Liquidation Proceeds.  Servicing Advances remaining outstanding will be reimbursed, to the extent of Available Funds, as described under “Description of the Notes — Payment Priorities.”

Insurance Coverage

The Servicer is required to obtain and thereafter maintain in effect a bond or similar form of insurance coverage (which may provide blanket coverage) insuring against loss occasioned by the errors and omissions of its officers and employees.

Evidence as to Compliance

The Sale and Servicing Agreement will provide that each year a firm of independent accountants will furnish a statement to the Indenture Trustee to the effect that the firm has examined the necessary documents and records relating to the servicing of home loans by the Servicer and that, on the basis of that examination, the firm is of the opinion that the servicing has been conducted in accordance with applicable accounting standards, except for those exceptions that the firm believes to be immaterial and those exceptions set forth in the statement.

Servicing Compensation and Payment of Expenses

The Servicer will be paid a monthly fee (the “Servicing Fee”) with respect to each Mortgage Loan calculated at [     ]% annually (the “Servicing Fee Rate”) on the outstanding principal balance of each Mortgage Loan.  No Servicing Fee will be payable on a Liquidated Mortgage Loan unless the Servicer determines that additional collection efforts are warranted with respect to that Mortgage Loan.  The Servicer will be entitled to reimbursement from collections on the Mortgage Loans for some of its expenses before any amounts are paid to Noteholders.

Subservicing

The Servicer will be prohibited from assigning the responsibility for servicing the Mortgage Loans, except as permitted by the Sale and Servicing Agreement, but it may employ one or more subservicers (“Subservicers”) as provided under the Sale and Servicing Agreement.  If the Servicer chooses to employ Subservicers, the Servicer will remain liable for fulfillment of its obligations under the Sale and Servicing Agreement, and will be considered to have itself received any payment received by a Subservicer whether or not the Subservicer actually remits that payment.

Resignation or Removal of the Servicer

The Servicer will agree in the Sale and Servicing Agreement not to resign except with the consent of [    ], unless the Servicer delivers to [    ] an opinion of legal counsel to the effect that the Servicer is no longer permitted under applicable law to perform the duties of the Servicer under the Sale and Servicing Agreement.

If the Servicer is in default under the Sale and Servicing Agreement, the Indenture Trustee or Noteholders having a majority of voting rights may remove the Servicer.  [Events of default include:

•

failure by the Servicer to remit any required payment to the Indenture Trustee for one Business Day after receipt of written notice that the payment has not been made;

•

failure by the Servicer to deposit collections or other recoveries on the Mortgage Loans in the Collection Account on a daily basis in accordance with the Sale and Servicing Agreement;

•

failure by the Servicer to fulfill any other material requirement under the Sale and Servicing Agreement within the applicable time period;

•

failure by the Servicer to be qualified to service home loans for either Fannie Mae or Freddie Mac;

•

failure by the Servicer to maintain any applicable licenses in each jurisdiction where Mortgaged Properties are located;

•

failure by the Servicer to maintain a minimum net worth of $25,000,000;

•

insolvency of the Servicer; and

•

other events specified in the Sale and Servicing Agreement.]

[If the Servicer is removed, the Indenture Trustee will immediately assume the role of Servicer under the Sale and Servicing Agreement unless another Servicer is appointed pursuant to the Sale and Servicing Agreement.  The Indenture Trustee may continue to service the Mortgage Loans if it is legally qualified to do so or may appoint a successor Servicer as provided in the Sale and Servicing Agreement].

Collection Account, Note Distribution Account and Certificate Distribution Account

The Servicer is required to deposit in a segregated account (the “Collection Account”) within [    ] Business Days of receipt all payments received on or after the Cut-off Date on account of principal and interest on the Mortgage Loans, all Net Liquidation Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds, any amounts payable in connection with the repurchase or substitution of any Mortgage Loan and any amount required to be deposited in the Collection Account in connection with the redemption of the Notes.  Withdrawals will be made from the Collection Account only for the purposes specified in the Sale and Servicing Agreement.  The Collection Account may be maintained at any depository institution that satisfies the requirements specified in the Sale and Servicing Agreement.

Amounts on deposit in the Collection Account will be invested as provided in the Sale and Servicing Agreement.  All interest and any other investment earnings on amounts on deposit in the Collection Account will be paid to [             ].  Any net losses on these investments will be paid by [              ].

The Servicer will establish and maintain with the Paying Agent an account on behalf of the Noteholders, into which amounts released from the Collection Account for payment to the Noteholders will be deposited and from which all payments to the Noteholders will be made (the “Note Distribution Account”).  The Servicer will also establish and maintain with the Paying Agent an account in the name of the Owner Trustee on behalf of the Residual Certificateholder, into which amounts released from the Collection Account for distribution to the Residual Certificateholder will be deposited and from which all distributions to the Residual Certificateholder will be made (the “Certificate Distribution Account”).

On the [     ] day of each month, or if the [    ] day is not a Business Day, the preceding Business Day, the Servicer will remit the Available Funds to the Paying Agent for deposit into the Note Distribution Account and Certificate Distribution Account by making appropriate withdrawals from the Collection Account.  On each Distribution Date, the Indenture Trustee will make withdrawals from the Note Distribution Account and Certificate Distribution Account for application as described under “Description of the Notes — Payment Priorities” in this prospectus supplement.  Amounts on deposit in the Note Distribution Account and Certificate Distribution Account will be invested as provided in the Sale and Servicing Agreement.  All interest and any other investment earnings on amounts on deposit in the Note Distribution Account and Certificate Distribution Account will be retained by the Indenture Trustee as its compensation.  Any net losses on these investments will be paid by the Indenture Trustee.

The Owner Trustee and Indenture Trustee

The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold Securities in their own names or as pledgees.  For the purpose of meeting the legal requirements of some jurisdictions, the Servicer, the Owner Trustee and the Indenture Trustee acting jointly (or in some instances, the Owner Trustee or the Indenture Trustee acting alone) will have the power to appoint co-trustees or separate trustees of all or any part of the Trust.  In the event of an appointment of another trustee all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the Sale and Servicing Agreement and the Trust Agreement and upon the Indenture Trustee by the Indenture will be conferred or imposed upon the Owner Trustee and the Indenture Trustee, respectively, and in each case the separate trustee or co-trustee, jointly, or, in any jurisdiction in which the Owner Trustee or Indenture Trustee will be incompetent or unqualified to perform particular acts, singly upon the separate trustee or co-trustee, which will exercise and perform these rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee, as applicable.

The Owner Trustee and the Indenture Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor to the Owner Trustee or the Indenture Trustee, as the case may be.  The Servicer may also remove the Owner Trustee or the Indenture Trustee if either ceases to be eligible to continue as Owner Trustee or Indenture Trustee under the Trust Agreement or the Indenture, as the case may be, becomes legally unable to act or becomes insolvent.  In these circumstances, the Servicer will be obligated to appoint a successor Owner Trustee or a successor Indenture Trustee, as applicable.  Any resignation or removal of the Owner Trustee or Indenture Trustee and appointment of a successor Owner Trustee or Indenture Trustee will not become effective until acceptance of the appointment by the successor.

The Trust Agreement and Indenture will provide that the Owner Trustee and Indenture Trustee will be entitled to indemnification by [    ] and the Depositor for, and will be held harmless against, any loss, liability or expense incurred by the Owner Trustee or Indenture Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties to be set forth in the Trust Agreement or Indenture, as the case may be).

Duties of the Owner Trustee and Indenture Trustee

The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Residual Certificate (other than the execution and authentication of the Residual Certificate), the Notes or any Mortgage Loans or related documents, and will not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Securities or the Mortgage Loans, or the investment of any monies by the Servicer before these monies are deposited into the Collection Account, the Note Distribution Account or the Certificate Distribution Account.  So long as no Event of Default has occurred and is continuing, the Owner Trustee will be required to perform only those duties specifically required of it under the Trust Agreement.  Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement.  The Owner Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Sale and Servicing Agreement, which failure constitutes an Event of Default, unless the Owner Trustee has actual knowledge of any failure.

The Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to make any investigation of matters arising under the Trust Agreement or to institute, conduct or defend any litigation under the Trust Agreement or in relation to the Trust Agreement at the request, order or direction of the holder of the Residual Certificate, unless the Residual Certificateholder has offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or by the exercise of its rights or powers, an investigation by it of matters arising or the institution or defense of any litigation.  Subject to the rights or consent of the Noteholders and Indenture Trustee, the Residual Certificateholder will not have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless the Residual Certificateholder previously has given to the Owner Trustee written notice of the occurrence of an Event of Default and (1) the Event of Default arises from the Servicer’s failure to remit payments when due or (2) the holder of the Residual Certificate has made written request upon the Owner Trustee to institute a proceeding in its own name as the Owner Trustee under the Trust Agreement and have offered to the Owner Trustee reasonable indemnity, and the Owner Trustee for 30 days has neglected or refused to institute any proceedings.

The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Residual Certificate, the Notes (other than the execution and authentication of the Notes) or any Mortgage Loans or related documents, and will not be accountable for the use or application by the Depositor, the Servicer or the Owner Trustee of any funds paid to the Depositor, the Servicer or the Owner Trustee in respect of the Securities or the Mortgage Loans, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account or the Note Distribution Account.  So long as no Event of Default under the Indenture or the Sale and Servicing Agreement has occurred or is continuing, the Indenture Trustee will be required to perform only those duties specifically required of it under the Transfer and Servicing Agreements.  Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture.  The Indenture Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Sale and Servicing Agreement, which failure constitutes an Event of Default under the Indenture or the Sale and Servicing Agreement, unless the Indenture Trustee obtains actual knowledge of any failure.

The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising under the Indenture or to institute, conduct or defend any litigation under the Indenture or in relation to the Indenture at the request, order or direction of any of the Noteholders, unless those Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or by an exercise of any of its rights or powers, an investigation of matters arising or the institution or defense of any litigation.  No Noteholder will have any right under the Indenture to institute any proceeding with respect to the Indenture, unless the holder previously has given to the Indenture Trustee written notice of the occurrence of an Event of Default and (1) the Event of Default arises from the Servicer’s failure to remit payments when due or (2) Noteholders evidencing not less than [   ]% of the Class Principal Amount of the Notes, acting together as a single class, have made written request upon the Indenture Trustee to institute a proceeding in its own name as the Indenture Trustee under the Indenture and have offered to the Indenture Trustee reasonable indemnity, and the Indenture Trustee for 30 days has neglected or refused to institute any proceedings.  See “Description of the Notes — Rights of Noteholders Upon Occurrence of Event of Default” in this prospectus supplement.

Yield Considerations

General

The yields to maturity (or to early termination) on the Notes will be affected by the rate of principal payments on the Mortgage Loans (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans.  Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Loan Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Loan Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the application of Monthly Excess Cashflow, the purchase price paid for the Notes and other factors.

Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors.  These factors may include changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity, if any, in the mortgaged properties, servicing decisions, homeowner mobility, the existence and enforceability of “due-on-sale” clauses, seasoning of loans, market interest rates for similar types of loans and the availability of funds for the loans.  Nearly all of the Mortgage Loans contain due-on-sale provisions and the Servicer will generally enforce these provisions unless (1) the Servicer, in a manner consistent with its servicing practices, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan, or (2) enforcement is not permitted by applicable law.  In some cases, the Servicer may, in a manner consistent with its servicing practices, permit a borrower who is selling his principal residence and purchasing a new one to substitute the new Mortgaged Property as collateral for the related Mortgage Loan, or may simply release its lien on the existing collateral, leaving the related Mortgage Loan unsecured.  In that event, the Servicer will generally require the borrower to make a partial prepayment in reduction of the principal balance of the Mortgage Loan to the extent that the borrower has received proceeds from the sale of the prior residence that will not be applied to the purchase of the new residence.

Approximately [     ] of the Mortgage Loans are subject to prepayment penalties during the first [three to five years] after origination.  Prepayment penalties may have the effect of reducing the amount or the likelihood of prepayments on the Mortgage Loans.  A prepayment premium may be waived by the Servicer under some circumstances.  The remaining Mortgage Loans may be prepaid in full or in part at any time without penalty.

In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans.  Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.

The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments by the borrowers, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to breaches of representations and warranties or defective documentation as described in this prospectus supplement.  The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.  Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully in this prospectus supplement and in the prospectus under “Yield Considerations”) no assurance can be given as to the rate or the timing of principal payments on the Notes.  In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor’s yield.  The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires or other natural disasters.  Any resulting Realized Losses could affect the rate of payment of principal no the Notes.  To the extent that the insurance proceeds received with respect to any damaged Mortgage Properties are not applied to the restoration of those Mortgage Properties, the proceeds will be used to prepay the related Mortgage Loans in whole or in part.  Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Notes and will reduce the yields on the Notes to the extent they are purchased at a premium.

In addition, any future limitations on the rights of borrowers to deduct interest payments on mortgage loans for federal income tax purposes may result in a higher rate of prepayment on the Mortgage Loans.

The Depositor and [    ]make no representations as to the particular factors that will affect the prepayment of the Mortgage Loans, as to the relative importance of these factors, or as to the percentage of the principal balance of the Mortgage Loans that will be paid as of any date.

Payments of principal at a faster rate than anticipated will decrease the yield on Notes purchased at a premium; payments of principal at a slower rate than anticipated will decrease the yield on Notes purchased at a discount.  The effect on an investor’s yield due to payments of principal occurring at a rate that is faster (or slower) than the rate anticipated by the investor during any period following the issuance of the Notes will not be entirely offset by a subsequent like reduction (or increase) in the rate of payments of principal during any subsequent period.

The rate of delinquencies and defaults on the Mortgage Loans and of recoveries, if any, on defaulted Mortgage Loans and foreclosed properties will affect the rate and timing of principal payments on the Mortgage Loans, and, accordingly, the weighted average life of the Notes.  Some factors may influence delinquencies and defaults, including origination and underwriting standards, loan-to-value ratios and delinquency history.  In general, defaults on Mortgage Loans are expected to occur with greater frequency in their early years, although little data is available with respect to the rate of default on similar types of home loans.  The rate of default on Mortgage Loans with high loan-to-value ratios, or on Mortgage Loans secured by junior liens, may be higher than that of home loans with lower loan-to-value ratios or secured by first liens on comparable properties.  In addition, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the area in which the related Mortgaged Properties are located or the related borrower is residing.  See “Description of the Mortgage Pool” in this prospectus supplement.  The risk of delinquencies and losses is greater and voluntary principal prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Investors in the Notes will bear the risk of reinvestment of amounts received in respect of principal on the Notes at yields that may be lower than the yield on the Notes.

The yields to investors in the Notes may be affected by the exercise by [              ] of its right to purchase the Mortgage Loans, as described under “Description of the Notes — Optional Redemption” in this prospectus supplement, or the failure of [                        ] to exercise that right.

If the purchaser of a Note offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.  Conversely, if the purchaser of a Note offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.

The effective yield to holders of the Notes will be lower than the yield otherwise produced by the Interest Rate and the purchase price because monthly payments will not be payable until the [    ] day (or later) of the month following the Accrual Period.

Overcollateralization

[Describe as applicable.]

Maturity Date

The Maturity Date of the Notes is as set forth under “Description of the Notes — Maturity Date” in this prospectus supplement.  The Maturity Date of the Notes was determined by [to be provided as applicable].  The actual maturity of the Notes may be significantly earlier than the Maturity Date.

Weighted Average Life

The following information illustrates the effect of prepayments of the Mortgage Loans on the weighted average life of the Notes under stated assumptions and is not a prediction of the prepayment rate that might actually be experienced on the Mortgage Loans.  Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of the security (assuming no losses).  The weighted average life of the Notes will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes unscheduled reductions of principal, including without limitation those resulting from full or partial prepayments, refinancings, liquidations and write-offs due to defaults, casualties or other dispositions, substitutions and repurchases by or on behalf of [    ] or the Depositor) and [to be provided as applicable].

Prepayments on loans such as the Mortgage Loans are commonly measured relative to a prepayment standard or model.  The model used in this prospectus supplement for the Mortgage Loans represents [to be provided as applicable].  [    ] does not purport to be either a historical description of the prepayment experience or any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans.  Neither the Depositor nor the Underwriter makes any representation about the appropriateness of the [    ] model.

[The following table was prepared based on the following assumptions, among other things (collectively, the “Modeling Assumptions”):

•

the initial Class Principal Amount and the Interest Rate are as set forth on the cover of this prospectus supplement;

•

each scheduled payment of principal and interest on a Mortgage Loan is timely received on the last day of each month starting in [          ];

•

principal prepayments are received in full on the last day of each month starting in [               ], and each prepayment includes 30 days of interest on the Mortgage Loan;

•

prepayments are received on the Mortgage Loans at the applicable constant rates indicated;

•

there are no defaults or delinquencies on the Mortgage Loans;

•

Distribution Dates occur on the [    ] day of each month, starting in [                 ];

•

there are no re-purchases or substitutions of the Mortgage Loans;

•

the Notes are issued on [                          ]; and

•

the Mortgage Loans were aggregated into assumed Mortgage Loans having the following characteristics:]

		Home	Net Home	Remaining
Home		Loan	Loan	Term to
Loan	Principal	Interest	Interest	Maturity
Number	Balance	Rate	Rate	(in months)

The actual characteristics of the Mortgage Loans may, and the performance of the Mortgage Loans will, differ from the assumptions used in constructing the table below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans.  Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal payments than indicated in the table in the [assumed prepayment rate] specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed.  Any difference between those assumptions and the actual characteristics and performance of the Mortgage Loans or actual prepayment or loss experience will cause the percentages of Original Principal Amounts outstanding over time and the weighted average lives of the Notes to differ (which difference could be material) from the corresponding information in the table for each indicated [assumed prepayment rate].

Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Notes and set forth the percentages of the Original Principal Amount of the Notes that would be outstanding after each of the Distribution Dates shown at the indicated [assumed prepayment rate].

The weighted average life of the Notes is determined by (1) multiplying the net reduction, if any, of the Class Principal Amount by the number of years from the date of issuance of the Note to the related Distribution Date, (2) adding the results and (3) dividing the sum by the total of the net reductions of Class Principal Amount referred to in clause (1) and rounding to one decimal place.

Percentage of Original Principal Amount of the Notes

Outstanding at the Following [Prepayment Rates]

	Class [ ]
Distribution Date	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Initial Percentage	100	100	100	100	100	100	100

Weighted Average Life in Years With Optional Redemption Without Optional Redemption

_________

*

Based upon the assumption that [                             ] does not exercise its option to repurchase the Mortgage Loans as described under “Description of the Notes — Optional Redemption” in this prospectus supplement.

Material Federal Income Tax Considerations

Upon the issuance of the notes, McKee Nelson LLP, special federal tax counsel, will deliver an opinion of counsel that for federal income tax purposes, the Notes will be treated as indebtedness and the Trust will not be an association, or publicly traded partnership, taxable as a corporation or a taxable mortgage pool.

[The Trust does not anticipate treating the Notes as having been issued with original issue discount.] [It is anticipated that the Notes will be treated as issued with original issue discount.  The prepayment assumption that is used in determining the accrual of original issue discount, market discount or premium with respect to the Notes is [100% Prepayment Assumption], as defined below.  However, no representation is made that the Mortgage Loans will prepay in accordance with this assumption or in accordance with any other assumption.  The [100% Prepayment Assumption] assumes a [constant prepayment rate of ___%].

All prospective purchasers of the Notes should see “Material Federal Income Tax Consideration—Partnership Trust Funds and Disregarded Trust Funds—Taxation of Debt Securityholders” in the accompanying prospectus for a summary of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Notes.

State and Local Income Tax Considerations

In addition to the federal income tax matters described under “Material Federal Income Tax Considerations” above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the Notes.  State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Notes.

ERISA Considerations

The Notes may be purchased by an employee benefit plan or an individual retirement account (a “Plan”) subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”).  A fiduciary of a Plan must determine that the purchase of a [Note] is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code.  For additional information regarding treatment of the Notes under ERISA, See “ERISA Considerations” in the prospectus.

Legal Investment Considerations

[The Notes will [not] constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in “mortgage related securities” may [not] be legally authorized to invest in the Notes.]

There may be restrictions on the ability of some investors, including depository institutions, either to purchase the Notes or to purchase Notes representing more than a specified percentage of the investor’s assets.  Investors should consult their own legal, tax and accounting advisors in determining whether and to what extent the Notes constitute legal investments for the investors and the applicable tax, regulatory and accounting treatment of the Notes.

See “Legal Investment Considerations” in the prospectus.

Use of Proceeds

The net proceeds from the sale of the Notes will be applied by the Depositor, or an affiliate of the Depositor, toward the purchase of the Mortgage Loans.  The Mortgage Loans will be acquired by the Depositor from [    ]in a privately negotiated transaction.

Underwriting

[Subject to the terms and conditions provided in the underwriting agreement and in a terms agreement (collectively, the “Underwriting Agreement”) among the Depositor, [    ] and the Underwriter, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Notes.

The Underwriter has advised the Depositor that the Underwriter intends to initially offer the Notes to the public at the price specified on the front cover of this prospectus supplement.  After the initial public offering of the Notes, the public offering price may be changed.  The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against some civil liabilities, including liabilities under the Securities Act of 1933, as amended.

Until the distribution of the Notes is completed, the rules of the SEC may limit the ability of the Underwriter and some selling group members to bid for and purchase the Notes.  As an exception to these rules, the Underwriter is permitted to engage in transactions that stabilize the price of the Notes.  These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes.

If the Underwriter creates a short position in the Notes in connection with the offering, that is, if they sell more Notes than the amount specified on the cover page of this prospectus supplement, the Underwriter may reduce that short position by purchasing Notes in the open market.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

Neither the Depositor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes.  In addition, neither the Depositor nor the Underwriter makes any representation that the Underwriter will engage in these transactions or that these transactions, once begun, will not be discontinued without notice.]

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $[      ].

The Underwriter expects to make a secondary market in the Notes, but has no obligation to do so.  There can be no assurance that any secondary market will develop, or, if it does develop, that it will continue.

[                      ] has entered into an agreement with the Depositor to purchase the Residual Certificate simultaneously with the purchase of the Notes.

The Underwriter is an affiliate of [    ] and performs management services for the Depositor.  The Underwriter has engaged in other transactions with, arranged other transactions for or performed other services for the Depositor and [    ] in the ordinary course of business.

Experts

[To be provided as applicable].

Legal Matters

Certain legal matters with respect to the Notes will be passed upon for the Depositor and for the Underwriter by McKee Nelson LLP, New York, New York.

Ratings

It is a condition to the issuance of the Notes that they be rated “[   ]” by [Rating Agency] and “[   ]” by [Rating Agency].  [Rating Agency] and [Rating Agency] are referred to in this prospectus supplement as the “Rating Agencies.”

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  A securities rating addresses the likelihood of the receipt by holders of Notes of distributions in the amount of scheduled payments on the Mortgage Loans.  The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Notes.  The ratings on the Notes do not represent any assessment of the likelihood or rate of principal prepayments.  The ratings do not address the possibility that holders of Notes might suffer a lower than anticipated yield due to prepayments.

The security ratings assigned to the Notes should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either Rating Agency.

The Depositor has not requested a rating of the Notes by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Notes or, if it does, what rating would be assigned by the other rating agency.  The rating assigned by the other rating agency to the Notes could be lower than the ratings assigned by the Rating Agencies.

Glossary of Defined Terms

[To be provided.]

Annex I

Global Clearance, Settlement and Tax Documentation Procedures

Except in some limited circumstances, the globally offered ACE Securities Corp. [                ] Asset Backed Notes (the “Global Securities”) will be available only in book-entry form.  Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream Luxembourg or Euroclear.  The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co.  as nominee of DTC.  Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading between Clearstream Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Seller And Clearstream Luxembourg Or Euroclear Purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last interest payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (that would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear.  Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.  The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment.  Payment will include interest accrued on the Global Securities from and including the last interest payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period.  If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

•

borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

•

borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global securities holding securities through Clearstream, Luxembourg or Euroclear, or through DTC will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons or to 31% backup withholding, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. If the information shown on Form W-8 BEN changes, a new Form W-8 must be filed within 30 days of the change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners of securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN (including Part II thereof). If the treaty provides only for a reduced rate, the beneficial owner may still be entitled to complete exemption from withholding under item (1) above.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI are generally effective for three calendar years from the close of the calendar year in which it is collected.

The term “U.S. Person” means (1) a citizen or resident of the United States, (2) a corporation or partnership (or other entity properly classified as a corporation or partnership for U.S. Federal income tax purposes) organized in or under the laws of the United States or any state or the District of Columbia,  (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4)  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.  Notwithstanding the preceding sentence, to the extent provided in regulations, trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also will be considered U.S. Persons. Treasury regulations provide certain presumptions regarding the entity classification and foreign or U.S. status of a holder that a payor generally must apply in the absence of appropriate documentation from the holder, and provide detailed documentation and procedures for holders claiming withholding tax exemptions through intermediaries.  Prospective investors are urged to consult their tax advisors regarding the effect of these regulations on their ability to claim and the means for claiming exemptions from or reduced rates of U.S. withholding taxes.

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global securities. Investors are advised to consult their own tax  advisers for specific tax advice concerning their holding and disposing of the Global securities.

$[              ]

(Approximate)

ACE SECURITIES CORP.

[           ] Trust [         ]

Asset Backed Notes

[                                   ]

Servicer

_________________________

PROSPECTUS SUPPLEMENT

_________________________

Deutsche Bank Securities Inc.

SUBJECT TO COMPLETION, DATED JUNE 24, 2005

PROSPECTUS SUPPLEMENT (to prospectus dated [           ])

$[                       ] (Approximate)

ACE SECURITIES CORP.

[                    ] Trust

[                         ] Pass-Through Certificates

[               ]

Originator and Servicer

Consider carefully the risk factors beginning on page S-[      ] of this prospectus supplement and on page [      ] of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the index of defined terms beginning on page S-[     ] of this prospectus supplement and on page [      ] of the prospectus.

The certificates will represent interests in the trust fund only and will not represent interests in or obligations of any other entity.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

The trust fund will issue certificates including the following:

Class

Interest

Class

Principal Amount(1)

Rate

[   ]

$[          ]

[   ]

[   ]

[          ]

[   ]

[   ]

[          ]

[   ]

___________________

(1)

These amounts are approximate, as described in this prospectus supplement.

(2)

Interest will accrue on the Class [       ] and [       ] Certificates at [described as applicable].

This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the table above and not to the other classes of certificates that will be issued by the trust fund as described in this prospectus supplement.

[Describe assets of trust fund.]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

[Describe underwriting arrangements.]

On or about [      ], delivery of the certificates offered by this prospectus supplement will be made through the book-entry facilities of [         ].

Underwriter:

Deutsche Bank Securities Inc.

The date of this prospectus supplement is [          ]

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted

Important Notice About Information Presented in this

Prospectus Supplement and the Accompanying Prospectus:

We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

______________________________________________________

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

______________________________________________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

Tables of Contents

Prospectus Supplement

Page

Summary of Terms

S-4

Risk Factors

S-8

Description of the Certificates

S-14

[The Insurance Policy

S-22

Description of the Mortgage Pool

S-23

Additional Information

S-32

[Originator/Servicer

S-33

The Pooling and Servicing Agreement

S-35

Yield Considerations

S-40

Material Federal Income Tax Considerations

S-45

State and Local Income Tax Considerations

S-45

Legal Investment Considerations

S-45

Use of Proceeds

S-46

Underwriting

S-46

ERISA Considerations

S-46

Experts

S-46

Legal Matters

S-47

Ratings

S-47

Glossary of Defined Terms

S-48

Annex I

S-49

Prospectus

Page

Description of the Trust Funds

Use of Proceeds

Yield Considerations

The Depositor

Description of the Securities

Description of the Agreements

Certain Legal Aspects of Contracts

Material Federal Income Tax Considerations

State and Other Tax Considerations

ERISA Considerations

Legal Investment

Methods of Distribution

Additional Information

Incorporation of Certain Documents by Reference

Legal Matters

Financial Information

Rating

Index of Defined Terms

Summary of Terms

•

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the certificates, it is necessary that you read carefully this entire prospectus supplement and accompanying prospectus.

•

While this summary contains an overview of certain calculations, cash flow priorities, and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•

[Whenever we refer to a percentage of some or all of the mortgage loans in the trust fund or in any pool, that percentage has been calculated on the basis of the total principal balance of those mortgage loans as of [        ], unless we specify otherwise.  We explain in this prospectus supplement under “Description of the Certificates — Distributions of Principal” how the principal balance of a mortgage loan is determined.  Whenever we refer in this Summary of Terms or in the Risk Factors section of this prospectus supplement to the total principal balance of any mortgage loans, we mean the total of their principal balances, unless we specify otherwise.]

The Offered Certificates

ACE Securities Corp.’s  [           ] Pass-Through Certificates consist of the following classes: [           ].  Only the [           ] Certificates are being offered by this prospectus supplement.  These certificates will be issued in book-entry form.

See “Description of the Certificates — General” in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of each class of certificates.

The certificates represent ownership interests in a trust fund, the assets of which consist primarily of [describe assets of trust fund.]

The certificates will have an approximate total initial principal amount of $[           ].  Any difference between the total principal amount of the certificates on the date they are issued and the approximate total principal amount of the certificates on the date of this prospectus supplement will not exceed 5%.

Payments on the Certificates

Principal and interest on the certificates will be payable on the [25th] day of each month, beginning in [           ].  However, if the [25th] day is not a business day, distributions will be made on the next business day after the [25th] day of the month.

Interest Payments

Interest will accrue on each class of certificates, [other than the Class [  ] Certificate], at the applicable annual rates described in this prospectus supplement.

See “Description of the Certificates — Distributions of Interest” in this prospectus supplement.

Principal Payments

The amount of principal payable on the certificates, [other than the Class [  ] Certificate], will be determined by (1) funds actually received on the mortgage loans in [each] pool that are available to make payments on the certificates, (2) the amount of interest received or advanced on the mortgage loans that is used to pay principal on the certificates, calculated as described in this prospectus supplement, (3) [formulas that allocate a portion of principal payments received on the mortgage loans to each class of certificates, as described in this prospectus supplement,] and (4) [                ].  Funds actually received on the mortgage loans may consist of expected, scheduled payments, and unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

We explain how principal is paid on the certificates under “Description of the Certificates — Distributions of Principal” in this prospectus supplement.

[Prepayment Penalties on the Mortgage Loans

The holder of the Class [  ] Certificate will be entitled to receive any prepayment penalties received on the mortgage loans.  These amounts will not be available to make payments on other classes of certificates.

See “Description of the Certificates” and “Description of the Mortgage Pools — General” in this prospectus supplement.]

Limited Recourse

The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust fund.  The trust fund will have no other source of cash and no entity other than the trust fund will be required or expected to make any payments on the certificates.

Enhancement of Likelihood of Payment on the Certificates

[Describe any applicable financial guaranty insurance policy or guarantee.]

[Subordination of Payments

The [       ] certificates will have a payment priority as a group over the Class [   ] Certificates both for payments of interest and payments of principal.  No amounts will be paid to the Holder of the Class [   ] Certificate on any distribution date until all amounts due to the senior certificates and the Class [   ] Certificates on that date have been paid and overcollateralization has reached the required level.]

[Overcollateralization

On the closing date, the total principal balance of the mortgage loans is expected to [approximately equal the total principal amount of the certificates].  Any interest received on the mortgage loans in excess of the amount needed to pay interest on the certificates and some of the expenses and fees of the trust fund will be used to reduce the total principal amount of the certificates to a level set by the rating agencies until the mortgage loans have a total principal balance that exceeds the total outstanding principal amount of the certificates by the amount required by the rating agencies.  This condition is referred to as “overcollateralization.”  We cannot assure you that sufficient interest will be generated by the mortgage loans to create overcollateralization, to increase overcollateralization to the level required by the rating agencies, or to maintain it at that level.

See “Risk Factors — Potential Inadequacy of Credit Enhancement for the Class [   ] Certificates” and “Description of the Certificates — Credit Enhancement — Subordination” and “— Overcollateralization” in this prospectus supplement.]

[Allocation of Losses

As described in this prospectus supplement, amounts representing losses on the mortgage loans in excess of overcollateralization will be applied to reduce the principal amount of the Class [   ] Certificates until their principal amount has been reduced to zero.

•

If a loss has been allocated to reduce the principal amount of your Class [   ] Certificate, you will receive no payment in respect of that reduction at that time.

•

After overcollateralization has been created and has been increased to the required level, you will receive the amount of that loss if there are sufficient funds to pay you, as described in this prospectus supplement, but you will not receive any interest on that amount.

After the principal amount of the Class [   ] Certificates has been reduced to zero, amounts representing losses on the mortgage loans will be paid to holders of the senior certificates by [                    ], to the extent funds available are insufficient to cover these losses.

See “Description of the Certificates — Credit Enhancement — Allocation of Losses”  and “The Insurance Policy” in this prospectus supplement.]

The Mortgage Loans

On the closing date, which is expected to be on or about [                    ], the assets of the trust fund will consist of [two] pools of mortgage loans with a total principal balance of approximately $[                    ].  The mortgage loans will be secured by mortgages, deeds of trust, or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

[Description of mortgage loans.]

[Description of pre-funding account and additional mortgage loans as applicable.]

[The mortgage loans in the trust fund will not be insured or guaranteed by any government agency.]

See “Description of the Mortgage Pools” in this prospectus supplement for a general description of the mortgage loans and “[Originator/Servicer]” in this prospectus supplement for a description of the underwriting guidelines applied in originating the mortgage loans.

[The Pre-Funding Account

On the closing date, approximately $[         ] will be deposited by [        ] in a pre-funding account maintained by [          ].  It is intended that additional mortgage loans will be sold to the trust fund by the depositor from time to time, from [       ] until [       ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional mortgage loans as applicable.]

See “Description of the Certificates —Pre-Funding Account” in this prospectus supplement.]

Servicing of the Mortgage Loans

The mortgage loans will be serviced by [                                         ].

See “[Originator/Servicer]” and “The Pooling and Servicing Agreement” in this prospectus supplement.

Optional Purchase of Mortgage Loans

[                    ] will have the option to purchase all of the mortgage loans and the other property of the trust fund, [other than the insurance policy], after the total principal balance of the mortgage loans declines to less than [   ]% of their initial total principal balance; if [                      ] does not exercise that option, [                      ] may purchase the Mortgage Loans and other property of the trust fund.

If the mortgage loans and other assets are purchased, the certificateholders will be paid accrued interest and principal equal to the outstanding principal amount of the certificates.

See “Description of the Certificates — Optional Purchase of Mortgage Loans; Termination of the Trust Fund” in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans.

Tax Status

[The Trust Fund will make one or more elections to treat certain assets of the trust as a real estate mortgage investment conduit (each, a “REMIC”) for federal income tax purposes.  The Class [  ] Certificates will represent regular interests in a REMIC and generally will be treated as debt instruments for federal income tax purposes.  The Class [R] Certificates will represent the residual interest in each REMIC.]

[Alternatively, grantor trust, partnership or FASIT status to be described as applicable.]

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA Considerations

The Offered Certificates may be acquired by employee benefit plans and other retirement arrangements, subject to certain conditions.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[Only the Class [     ] Certificates] will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

There are other restrictions on the ability of some types of investors to purchase the certificates that prospective investors should consider.

See “Legal Investment Considerations” in this prospectus supplement.

Ratings of the Certificates

The certificates will initially have the following ratings from [                    ]:

[Rating

[Rating

Class

Agency]

Agency]

[   ]

[   ]

[   ]

[   ]

[   ]

[   ]

[   ]

[   ]

[   ]

These ratings are not recommendations to buy, sell or hold these certificates.  A rating may be changed or withdrawn at any time by the assigning rating agency.

•

The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates may be lower than anticipated.

See “Ratings” in this prospectus supplement for a more complete discussion of the certificate ratings.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates.  You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

[Some of the loans in the mortgage pool are more likely to default than others, and higher than expected defaults on these loans could reduce the yield on your certificates

The payment schedules for most of the mortgage loans in the pool require the borrower to pay off the principal balance of the loan gradually over the life of the loan.  Some of the mortgage loans in the pool, however, have payment schedules under which the borrowers makes relatively small payments of principal over the life of the loan, and then must make a large final payment at maturity that pays off the entire principal balance outstanding.  This final payment is usually much larger than the previous monthly payments.  Because the borrower’s ability to make this final payment usually depends on the ability to refinance the loan or sell the underlying property, the risk of default is greater than on other types of loans.  High rates of default on these types of loans in the pool will result in greater losses on your certificates.

The ability of a borrower to refinance the type of loan described above or sell the mortgaged property will depend upon a number of factors, including:

·

the level of mortgage interest rates;

·

the borrower’s equity in the mortgage property;

·

general economic conditions; and

·

the availability of credit.

We cannot predict how these factors will affect the default rate of these mortgage loans in the pool.  You should refer to “Description of the Mortgage Pool” for information on the percentage of loans in the mortgage loan pool that consists of these loans.]

[Mortgage Loan Interest Rates May Limit Interest Rates on the Certificates	[LIBOR may increase or decrease at different times and in different amounts than the index applicable to the adjustable rate mortgage loans.]
[The trust fund will include a reserve fund whose primary asset will be [describe as applicable]].

See “Description of the Certificates — The Reserve Fund” in this prospectus supplement.  For detailed information on the interest rates of the mortgage loans, see “Description of the Mortgage Pools” in this prospectus supplement.]

[Potential Inadequacy of Credit Enhancement for the Class [ ] Certificates

The Class [   ] Certificates are not insured by any financial guaranty insurance policy.  The overcollateralization feature described in this prospectus supplement is intended to enhance the likelihood that holders of Class [   ] Certificates will receive regular payments of interest and principal, but is limited in nature and may be insufficient to cover all losses on the mortgage loans or shortfalls in interest payments on the mortgage loans.

In order to create, increase and maintain overcollateralization, it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the certificates as well as fees and expenses of the trust fund and other amounts that are described in this prospectus supplement.  We expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during some periods, because the weighted average of the interest rates on the mortgage loans will be higher, at the time the certificates are issued, than the weighted average of the interest rates on the certificates.  We cannot assure you, however, that enough excess interest will be generated to reach the overcollateralization levels required by the rating agencies.  The following factors will affect the amount of excess interest that the mortgage loans will generate:

·

Prepayments.  Every time a mortgage loan with an interest rate higher than the weighted average of the interest rates on the certificates is prepaid, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest.  The effect on your certificates of this reduction will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans.  Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

·

Defaults.  The rate of defaults on the mortgage  loans may turn out to be higher than expected.  Defaulted mortgage loans may be liquidated, and liquidated mortgage loans will no longer be outstanding and generating interest.

· Level of LIBOR. If LIBOR increases, more money will be needed to pay interest to certificateholders, so less money will be available as excess interest.]
[Special Risks for the Class [ ] Certificates

The rights of holders of Class [   ] Certificates to receive payments of interest are subordinate to the rights of holders of senior certificates to receive payments of interest, and the rights of holders of Class [   ] Certificates to receive payments of principal are subordinate to the rights of holders of senior certificates to receive payments of principal.

In addition, you should consider the following:

·

If you buy a Class [   ] Certificate and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class [   ] Certificates by the amount of that excess;

·

If, after overcollateralization is created in the required amount, the mortgage loans generate interest in excess of the amount needed to pay interest and principal on the certificates and fees and expenses of the trust fund, the excess interest will be used to pay you and other holders of Class [   ] Certificates the amount of any reduction in the principal balances of the Class [   ] Certificates caused by application of losses.

·

We cannot assure you, however, that any excess interest will be generated and, in any event, no interest will be paid to you on the amount by which your principal balance was reduced because of the application of losses.

See “Description of the Certificates — Credit Enhancement — Subordination” and “— Allocation of Losses” in this prospectus supplement.]
[Effect of Lack of Primary Mortgage Insurance on the Class [ ] Certificates

Approximately [    ]% of the mortgage loans have loan-to-value ratios greater than 80%.  None of the mortgage loans are covered by a primary mortgage insurance policy.  If borrowers default on their mortgage loans, there is a greater likelihood of losses than if the loans were insured.  We cannot assure you that the applicable credit enhancement will be adequate to cover those losses.

See “Description of the Certificates — Credit Enhancement — Subordination” and “— Allocation of Losses” in this prospectus supplement.]
Unpredictability and Effect of Prepayments

Borrowers may prepay their mortgage loans in whole or in part at any time; [however, approximately [    ]% of the mortgage loans require the payment of a prepayment penalty in connection with some voluntary prepayments, which may discourage these borrowers from prepaying their mortgage loans].  Prepayments of principal may also be caused by liquidations of or insurance payments on the mortgage loans.  A prepayment of a mortgage loan will usually result in a prepayment on the certificates.

The prepayment experience on the mortgage loans may affect the average life of the certificates.  The rate of principal payments on the mortgage loans is from time to time influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.  There can be no assurance as to the rate of prepayment on the mortgage loans or that the rate of payments will conform to the model described in this prospectus supplement.

If prevailing interest rates fall significantly below the interest rates on the mortgage loans, principal prepayments are likely to be higher than if prevailing rates remain at or above the interest rates on the mortgage loans.  As a result, the actual maturity of the certificates could occur significantly earlier than expected.  Conversely, if prevailing interest rates rise significantly above the interest rates on the mortgage loans, principal prepayments are likely to be lower than if prevailing rates remain at or below the interest rates on the mortgage loans and the maturity of the certificates could occur significantly later than expected.  In addition, some prepayments may result in the collection of less interest than would otherwise be the case in the month of prepayment.

· If you purchase your certificates at a discount and principal is repaid more slowly than you anticipate, then your yield may be lower than you anticipate.
· If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.
See “Yield Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.
Geographic Concentration of Mortgage Loans

Approximately [    ]% of the mortgage loans expected to be in the pool on the closing date are secured by properties in [California].  Delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in one state because the following conditions in [California] will have a disproportionate impact on the mortgage loans in general:

· Declines in the [California] residential real estate market may reduce the values of properties located in that state, which would result in an increase in the loan-to-value ratios.

·

Properties in [California] may be more susceptible than homes located in other parts of the country to some types of uninsured hazards, such as earthquakes, as well as floods, wildfires, mudslides and other natural disasters.

Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of those mortgage loans.

For additional information regarding the geographic distribution of the mortgage loans in each pool, see the applicable table under “Description of the Mortgage Pools” in this prospectus supplement.
Real Estate Market May Affect Performance of Mortgage Loans

A decline in the real estate values or in economic conditions generally could increase the rates of delinquencies, foreclosures and losses on the mortgage loans to a level that is significantly higher than those experienced currently; and no assurance can be given that values of the properties securing the mortgage loans will not decline since the date of origination of the mortgage loan.  If the credit enhancement described in this prospectus supplement is not enough to protect your certificates from these losses, the yield on your certificates may be reduced.

[Early Principal Payment From Cash Remaining in Pre-Funding Account

If the cash in the pre-funding account on the closing date is not used to acquire additional mortgage loans by [               ], then that cash will be [paid to you on a proportionate basis with the other certificateholders in reduction of the principal balance of your certificates.]  If the amount of that cash is substantial, you will receive a significant unexpected early payment of principal in (or before) [            ].  We cannot assure you that you will be able to reinvest that money in another investment with a comparable yield.]

You will not receive physical certificates, which can cause delays in distributions and hamper your ability to pledge or resell your certificates

Unless you are the purchaser of the residual certificates, your ownership of the certificates will be registered electronically with DTC.  The lack of physical certificates could:

·

result in payment delays on the certificates because the trustee will be sending distributions on the certificates to DTC instead of directly to you;

·

make it difficult for you to pledge your certificates if physical certificates are required by the party demanding the pledge; and

·

could hinder your ability to resell the certificates because some investors may be unwilling to buy certificates that are not in physical form.

See “Description of the Certificates — Book-Entry Registration” in this prospectus supplement.
Limited Ability to Resell Certificates

The underwriter is not required to assist in resales of the certificates, although it may do so.  A secondary market for any class of certificates may not develop.  If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates.  The certificates will not be listed on any securities exchange.

[Additional risk factors to be provided as applicable.]

Description of the Certificates

General

The [                        ] Pass-Through Certificates will consist of the following Classes: [                        ] (together, the “Certificates”).

The [     ] Certificates are referred to in this prospectus supplement as the “Senior Certificates.” Only the Class [    ] Certificates (the “Offered Certificates”) are offered by this prospectus supplement.  The Class [     ] Certificates are referred to in this prospectus supplement as the “LIBOR Certificates.” The Class [     ] Certificates are referred to in this prospectus supplement as the “Subordinate Certificates.”  The Class R Certificate is also referred to as the “Residual Certificate.”

The Class [    ] Certificate will be issued as a single Certificate in fully registered, certificated form.

The Certificates represent beneficial ownership interests in a trust fund (the “Trust Fund”), the assets of which consist primarily of (1) [describe mortgage loans] mortgage loans (the “Mortgage Loans”), (2) the assets that from time to time are identified as deposited in respect of the Mortgage Loans in the Collection Account and the Certificate Account (each as defined in this prospectus supplement), (3) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, (4) any applicable insurance policies and all proceeds of these insurance policies, and (5) [describe other assets, as applicable].

Each Class of Offered Certificates will be issued in the respective approximate initial total principal amount set forth or described on the cover page of this prospectus supplement.  The total principal amount of each Class of Offered Certificates is referred to in this prospectus supplement as the “Class Principal Amount” for that Class.  The Class [   ] Certificate will be issued without a principal amount or interest rate, and will be entitled only to the amounts that are described in this prospectus supplement.  The total Certificate Principal Amount (as defined in this prospectus supplement) of the Certificates and the initial Class Principal Amount of each Class of Offered Certificates may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined in this prospectus supplement) of the Mortgage Loans is increased or decreased as described under “Description of the Mortgage Pools” in this prospectus supplement.

Distributions on the Certificates will be made on the [25th] day of each month or, if the [25th] day is not a Business Day, on the next succeeding Business Day, commencing in [                        ] (each, a “Distribution Date”), to Certificateholders of record on the applicable Record Date.  The “Record Date” for each Distribution Date will be the close of business on the last Business Day of the calendar month immediately preceding the month in which that Distribution Date occurs.

•

A “Business Day” is generally any day other than a Saturday or Sunday or a day on which banks in New York or [California] are closed.

Distributions on the Offered Certificates will be made to each registered holder entitled to the distributions, either (1) by check mailed to the Certificateholder’s address as it appears on the books of the Trustee (as defined in this prospectus supplement), or (2) at the request, submitted to the Trustee in writing at least five Business Days prior to the related Record Date, of any holder of an Offered Certificate (at the holder’s expense) in immediately available funds; provided, that the final distribution in respect of any Certificate will be made only upon presentation and surrender of the Certificate at the Corporate Trust Office (as defined in this prospectus supplement) of the Trustee.  See “— The Trustee” in this prospectus supplement.

[Pre-Funding Account

On the Closing Date approximately $[                   ] (the “Pre-Funded Amount”) will be deposited in an account (the “Pre-Funding Account”) maintained by [               ], which account shall be part of the trust fund.  During the period (the “Pre-Funding Period”) from [          ] until [              ], the Pre-Funding Amount will be maintained in the Pre-Funding Account.  The Pre-Funded Amount will be reduced during the Pre-Funding Period by the amount of Subsequent Mortgage Loans (as defined in this prospectus supplement) deposited in the trust fund in accordance with the Pooling and Servicing Agreement.  During the Pre-Funding Period, the Pre-Funded Amount will be used only to purchase Subsequent Mortgage Loans.  Immediately following the Pre-Funding Period, any Pre-Funded Amount remaining will be distributed to [to be provided as applicable].

Amounts on deposit in the Pre-Funding Account will be invested in [to be provided as applicable] and all investment earnings on amounts on deposit in the Pre-Funding Account will be distributed to [to be provided as applicable] following the Pre-Funding Period.]

Book-Entry Registration

General.  The Offered Certificates (the “Book-Entry Certificates”)  will be issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) in the United States [, or through Clearstream Luxembourg, société anonyme (“Clearstream Luxembourg”) or the Euroclear System (“Euroclear”) in Europe] and through [its/their] participating organizations (each, a “Participant”).  The Book-Entry Certificates will be issued in minimum denominations in principal amount of $25,000 and integral multiples of $1 in excess of $25,000.

Each Class of Book-Entry Certificates will be represented by one or more certificates registered in the name of the nominee of DTC.  ACE Securities Corp. (the “Depositor”) has been informed by DTC that DTC’s nominee will be Cede & Co.  [Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.]  No person acquiring an interest in a Book-Entry Certificate (each, a “Beneficial Owner”) will be entitled to receive a certificate representing an interest (a “Definitive Certificate”), except as set forth below under “— Definitive Certificates” and in the Prospectus under “Description of the Securities — Book-Entry Registration and Definitive Securities — Definitive Securities.”

Unless and until Definitive Certificates are issued, it is anticipated that:

•

the only “Certificateholder” of the Offered Certificates will be Cede & Co., as nominee of DTC, and Beneficial Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement (as defined in this prospectus supplement).

•

Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the Trustee through DTC [, Clearstream Luxembourg or Euroclear, as applicable,] and [its/their] Participants.

•

while the Offered Certificates are outstanding, under the rules, regulations and procedures creating and affecting DTC [Clearstream Luxembourg and Euroclear] and [its/their] operations, DTC [Clearstream Luxembourg and Euroclear] [is/are] required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates.  Participants and indirect participants with whom Beneficial Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners.  Accordingly, although Beneficial Owners will not possess certificates, DTC [Clearstream Luxembourg and Euroclear] [has/have] in place a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

None of the Depositor, [    ], the Servicer or the Trustee [or additional parties] (as those terms are defined in this prospectus supplement) will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

For a more complete description of book-entry registration and clearance and the rules and regulations governing DTC [,Clearstream Luxembourg and Euroclear], see “Description of the Securities — Book-Entry Registration and Definitive Securities” in the Prospectus [and “Global Clearance, Settlement and Tax Documentation Procedures” in Annex I to this Prospectus Supplement].

Definitive Certificates.  Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under “ Description of the Securities — Book-Entry Registration and Definitive Securities — Definitive Securities.”  Upon the occurrence of an event described in that section, the Trustee is required to direct DTC to notify Participants who have ownership of Book-Entry Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their Book-Entry Certificates.  Upon surrender by DTC of the Definitive Certificates representing the Book-Entry Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will re-issue the Book-Entry Certificates as Definitive Certificates in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of the Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

Distributions of Interest

The amount of interest distributable on each Distribution Date in respect of each Class of Certificates (other than the Class [   ] Certificate) will equal the sum of [to be provided as applicable].  Interest will accrue on the Offered Certificates on the basis of a 360-day year and the actual number of days in each Accrual Period.

•

The “Interest Rate” for each Class of Certificates will be the applicable annual rate described below.

[If [                     ] does not exercise its option to purchase the Mortgage Loans when it is first entitled to do so, as described under “— Optional Purchase of Mortgage Loans; Termination of the Trust Fund” in this prospectus supplement, then with respect to each succeeding Distribution Date, the [           ] will be increased to       %].  Subject to the preceding proviso, the Interest Rates for the Class [           ] Certificates will be the applicable annual rate determined as follows:

•

[To be provided as applicable].

•

The “Net Mortgage Rate” for any Mortgage Loan equals the Mortgage Rate of the Mortgage Loan minus the Total Expense Rate (as defined in this prospectus supplement).

•

The “Total Expense Rate” for each Distribution Date is the sum of [the Servicing Fee Rate and the Trustee Fee Rate (each as defined in this prospectus supplement)].

The “Certificate Principal Amount” of any Offered Certificate for any date of determination will equal that Certificate Principal Amount on [         ] (the “Closing Date”) as reduced by all amounts previously distributed on that Certificate in respect of principal and, in the case of a Class [   ] Certificate, any Applied Loss Amount (as defined in this prospectus supplement) previously allocated to that Certificate.

For each Distribution Date, the “Accrual Period” applicable to each Class of Offered Certificates will be the period beginning on the immediately preceding Distribution Date (or on the Closing Date, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date.

•

The “Interest Remittance Amount” for any Distribution Date will equal the sum of [to be provided as applicable].

On each Distribution Date, the Interest Remittance Amount will be distributed in the following order of priority:

[To be provided as applicable.]

When a principal prepayment in full is made on a Mortgage Loan, the borrower is charged interest only to the date of the prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made.  Prepayments in part will be applied as of the date of receipt.  Full or partial prepayments (or proceeds of other liquidations) received in any Prepayment Period will be distributed to holders of Offered Certificates on the Distribution Date following that Prepayment Period.  To the extent that, as a result of a full or partial prepayment, a borrower is not required to pay a full month’s interest on the amount prepaid, a shortfall (a “Prepayment Interest Shortfall”) in the amount available to make distributions of interest on the Certificates could result.  A Prepayment Interest Shortfall will result from a prepayment in full only if that prepayment is received on or after the [16th] day of a calendar month.  If a prepayment in full is received on or prior to the [15th] day of a calendar month, there will be an excess of interest over one month’s interest for that Mortgage Loan (“Prepayment Interest Excess”) available for distribution to Certificateholders on the related Distribution Date.  The Servicer is obligated to fund Prepayment Interest Shortfalls that exceed Prepayment Interest Excess, but only in an amount up to the total of the Servicing Fees for the applicable Distribution Date.  See “The Pooling and Servicing Agreement — Prepayment Interest Shortfalls” in this prospectus supplement.  Any of these payments by the Servicer is referred to in this prospectus supplement as “Compensating Interest.”  Any Prepayment Interest Shortfalls not funded by the Servicer (“Net Prepayment Interest Shortfalls”) will reduce the Interest Remittance Amount available for distribution on the related Distribution Date.

[Determination of Index

On the second Business Day preceding the beginning of each Accrual Period (each date, an “Index Determination Date”), the Trustee will determine the Index for that Accrual Period.

On each Index Determination Date, the Index for the next succeeding Accrual Period will be established by the Trustee as follows:

[To be provided as applicable.]]

Distributions of Principal

Distributions of principal on the Class [           ] Certificates will be made primarily from [to be provided as applicable.]

•

The “Principal Distribution Amount” for [each Mortgage Pool for] any Distribution Date will be equal to the sum of [to be provided as applicable].

•

The “Principal Remittance Amount” for [each Mortgage Pool for] any Distribution Date will be equal to the sum of [to be provided as applicable.]

•

The “Due Period” for any Distribution Date is the one-month period beginning on [the second day of the calendar month immediately preceding the month in which that Distribution Date occurs and ending on the first day of the month in which that Distribution Date occurs.]

•

The “Prepayment Period” for each Distribution Date is the one-month period beginning on the Cut-off Date, in the case of [the first Distribution Date, and on the day immediately following the close of the immediately preceding Prepayment Period, in the case of each subsequent Distribution Date, and ending on the [    ]th day (or if that day is not a Business Day, the immediately preceding Business Day) of the month in which that Distribution Date occurs].

On each Distribution Date, the Principal Distribution Amount will be distributed in the following order of priority:

[To be provided as applicable].

Credit Enhancement

Credit enhancement for the Offered Certificates consists of [the Insurance Policy, the subordination of the Subordinate Certificates, the priority of application of Realized Losses (as defined in this prospectus supplement) and overcollateralization], in each case as described in this prospectus supplement.  [The Insurance Policy is described under “The Insurance Policy” below.]

[Subordination.  The rights of holders of the Class [   ] Certificates to receive distributions with respect to the Mortgage Loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates, as described under “— Distributions of Interest” and “— Distributions of Principal.” This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of interest and principal distributable on the Senior Certificates, and to afford holders of Senior Certificates limited protection against Realized Losses incurred on the Mortgage Loans.

No amounts will be distributed to the holder of the Class [   ] Certificate until all amounts due to the holders of the Class [   ] Certificates have been distributed.

The limited protection afforded to holders of Class [           ] Certificates by means of the subordination of Subordinate Certificates having a lower priority of distribution will be accomplished by the preferential right of holders of Offered Certificates to receive, prior to any distribution in respect of interest or principal, respectively, being made on any Distribution Date in respect of Certificates having a lower priority of distribution, the amounts of interest due them and principal available for distribution, respectively, on that Distribution Date.]

[Allocation of Losses.  If a Mortgage Loan becomes a Liquidated Mortgage Loan during any Prepayment Period, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding principal balance of the Mortgage Loan.  The amount of that insufficiency is a “Realized Loss.” Realized Losses on Mortgage Loans will have the effect of reducing amounts distributable in respect of, first, the Class [   ] Certificate (both through the application of Monthly Excess Interest to fund the deficiency and through a reduction in the Overcollateralization Amount for the related Distribution Date), and second, the Class [   ] Certificates, before reducing amounts distributable in respect of the Senior Certificates.

•

A “Liquidated Mortgage Loan” is, in general, a defaulted Mortgage Loan as to which the Servicer has determined that all amounts that it expects to recover in respect of that Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

To the extent that Realized Losses occur, those Realized Losses will reduce the Total Loan Balance, and thus may reduce the Overcollateralization Amount.  As described in this prospectus supplement, the Overcollateralization Amount is created, increased and maintained by application of Monthly Excess Cashflow to make distributions of principal on the Offered Certificates.

If on any Distribution Date after giving effect to all Realized Losses incurred during the related Due Period and distributions of principal on that Distribution Date, the total Certificate Principal Amount of the Certificates exceeds the Total Loan Balance for that Distribution Date (this excess, an “Applied Loss Amount”), the Class Principal Amount of the Class [   ] Certificates will be reduced by that amount, until the Class Principal Amount of the Class [   ] Certificates has been reduced to zero.  The Class Principal Amounts of the Senior Certificates will not be reduced by allocation of Applied Loss Amounts.

Holders of Class [   ] Certificates will not receive any distributions in respect of Applied Loss Amounts, except to the extent of available Monthly Excess Cashflow as described below.]

[Overcollateralization.  The weighted average Net Mortgage Rate of the Mortgage Loans is generally expected to be higher than the weighted average of the interest rates of the Certificates, thus generating excess interest collections.  To the extent described in this prospectus supplement, Monthly Excess Interest will be applied on any Distribution Date in reduction of the Certificate Principal Amounts of the Offered Certificates.  This application of interest collections as distributions of principal will cause the total Certificate Principal Amount of the Certificates to amortize more rapidly than the Total Loan Balance, creating, increasing and maintaining overcollateralization.  However, Realized Losses will reduce overcollateralization, and could result in an Overcollateralization Deficiency.

For each Distribution Date, the Monthly Excess Interest and any Excess Principal will be the “Monthly Excess Cashflow,” which will be in the following order of priority:

[To be provided as applicable.]]

[The Reserve Fund

The Reserve Fund will be an asset of the Trust Fund but not of the REMIC.  The holder of the Residual Certificate will be the owner of the Reserve Fund, and amounts on deposit in the Reserve Fund will be invested at the direction of the holder of the Residual Certificate as provided in the Pooling and Servicing Agreement.  The Reserve Fund will consist of [to be provided as applicable].

Withdrawals will be made from the Reserve Fund for the benefit of the Offered Certificates as described under “— Overcollateralization” above.

The only asset of the Reserve Fund on the Closing Date will be [to be provided as applicable.]

If on any Distribution Date the sum of the amount on deposit in the Reserve Fund and the Overcollateralization Amount exceeds the Targeted Overcollateralization Amount, the excess will be released to the Residual Certificateholder, provided that the amount remaining in the Reserve Fund equals or exceeds the reserve fund requirement specified in the Pooling and Servicing Agreement.]

Final Scheduled Distribution Date

It is expected that scheduled distributions on the Mortgage Loans, assuming no defaults or losses that are not covered by the limited credit support described in this prospectus supplement, will be sufficient to make timely distributions of interest on the Offered Certificates and to reduce the Class Principal Amount of each Class of the Senior Certificates to zero not later than [               ] and of the Class [   ] Certificates not later than [               ].  As to each Class, the actual final Distribution Date may be earlier or later, and could be substantially earlier, than the applicable Final Scheduled Distribution Date.

Reports to Certificateholders

On each Distribution Date the Trustee will make available to each Certificateholder a statement containing the following information:

•

the amount of principal distributed on that date to holders of each Class of Offered Certificates;

•

the amount of interest distributed on that date to holders of each Class of Offered Certificates;

•

the Interest Rate applicable to each Class of Offered Certificates;

•

the Class Principal Amount of each Class of Offered Certificates after distributions on that date;

•

the amount of the Servicing Fees and Trustee Fee paid with respect to that date;

•

the Total Loan Balance as of the related Distribution Date;

•

the amount of any Realized Losses on the Mortgage Loans during the immediately preceding calendar month and total Realized Losses since the Cut-off Date;

•

the number and aggregate Principal Balance of Mortgage Loans (1) remaining outstanding, (2) delinquent by one, two, three or four or more monthly payments, (3) in foreclosure, and (4) with respect to REO Property;

•

any amount distributed to the holder of the Residual Certificate; and

•

other information to the extent provided in the Pooling and Servicing Agreement.

Optional Purchase of Mortgage Loans; Termination of the Trust Fund

On any Distribution Date after the date on which the Total Loan Balance is less than [    ]% of the Cut-off Date Balance, the holder of the [                         ] will (subject to the terms of the Pooling and Servicing Agreement) have the option to purchase the Mortgage Loans, any REO Property and any other related property for a price equal to the sum of (1) 100% of the total outstanding principal balance of the Mortgage Loans plus accrued interest on the Mortgage Loans at the applicable Mortgage Rate, (2) the fair market value of all other property being purchased, (3) any unpaid Servicing Fees and other amounts payable to the Servicer and the Trustee and (4) [                                     ]; provided, that the purchase price will not be less than the total Certificate Principal Amount of the Offered Certificates, plus accrued interest on the Offered Certificates.  If the holder of the [                      ] does not exercise that option, the [          ] will then have the same purchase option.  If either purchase option is exercised, the Trust Fund will be terminated (this event, an “Optional Termination”).

If the [                  ] does not exercise its option as described above when it is first entitled to do so, [to be provided as applicable].

The Trustee

[                                           ], a [                             ] banking corporation, will be the Trustee under the Pooling and Servicing Agreement (the “Trustee”).  The Trustee will be paid a monthly fee (the “Trustee Fee”) calculated as a fixed percentage equal to [        ]% annually (the “Trustee Fee Rate”) on the Total Loan Balance.  As additional compensation, the Trustee will be entitled to [to be provided as applicable].  The Trustee’s “Corporate Trust Office” for purposes of presentment and surrender of the Offered Certificates for the final distribution on the Offered Certificates and for all other purposes is located at  [                                                  ], or any address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Servicer.

[The Insurance Policy

The following information has been supplied by [                                                    ] (the “Insurer”) for inclusion in this Prospectus Supplement.  Accordingly, the Depositor, the Servicer and the Underwriter do not make any representation as to the accuracy and completeness of this information.

The Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding the Certificate Guaranty Insurance Policy (the “Insurance Policy”) and the Insurer set forth below under this heading “The Insurance Policy.”  Additionally, the Insurer makes no representation regarding the Certificates or the advisability of investing in the Certificates.

The Insurer

[To be provided as applicable.]

Insurer Financial Information

[To be provided as applicable.]

Where You Can Obtain Additional Information About the Insurer

[To be provided as applicable.]

Financial Strength Ratings of the Insurer

[To be provided as applicable.]

The Insurance Policy

[To be provided as applicable.]]

Description of the Mortgage Pool

General

The Mortgage Pool will consist of approximately [              ] [description of Mortgage Loans] Mortgage Loans with original terms to maturity from the first due date of the scheduled monthly payment (a “Monthly Payment”) of not more than [30] years, having a total Principal Balance as of the Cut-off Date (after giving effect to Monthly Payments due on that date) of approximately $[                               ] (the “Cut-off Date Balance”).  The Mortgage Loans were originated or acquired by the originators described in this prospectus supplement generally in accordance with the underwriting guidelines described in this prospectus supplement.

Wherever reference is made in this prospectus supplement to a percentage of some or all of the Mortgage Loans, the percentage is determined (unless otherwise specified) on the basis of the total Principal Balance of the related Mortgage Loans as of the Cut-off Date.

All of the Mortgage Loans are secured by mortgages or deeds of trust or other similar security instruments creating [to be provided as applicable.]  The Mortgage Loans to be included in the Mortgage Pool will be acquired by the Depositor from [             ] (“[    ]”), which acquired the Mortgage Loans from [                    ].  See “[Originator/Servicer]” and “The Pooling and Servicing Agreement — Assignment of Mortgage Loans” in this prospectus supplement.

Pursuant to its terms, each Mortgage Loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount generally equal to the lower of the unpaid principal amount of the Mortgage Loan or the replacement value of the improvements on the Mortgaged Property.  Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.  See “Description of Mortgage and Other Insurance Hazard — Insurance on the Loans — Standard Hazard Insurance Policies” in the Prospectus.

[Approximately [    ]% of the Mortgage Loans have Loan-to-Value Ratios in excess of 80%.  None of those Mortgage Loans or any other Mortgage Loans are covered by primary mortgage insurance policies.  The “Loan-to-Value Ratio” of a Mortgage Loan at any time is the ratio of the principal balance of the Mortgage Loan at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale, or (b) in the case of a refinance or modification, the appraised value of the Mortgaged Property at the time of refinance or modification.]

[Approximately  [    ]% of the Mortgage Loans are fully amortizing.  Approximately [   ]% of the Mortgage Loans will have original terms to maturity that are shorter than their amortization schedules, leaving final payments (“Balloon Payments”)  due on their maturity dates that are significantly larger than other monthly payments (these loans, “Balloon Loans”).  The Balloon Loans are generally expected to have original terms to maturity of [15]  years.  The ability of the borrower to repay a Balloon Loan at maturity frequently will depend on the borrower’s ability to refinance the loan.  Any loss on a Balloon Loan as a result of the borrower’s inability to refinance the loan will be borne by Certificateholders, to the extent not covered by the applicable credit enhancement.  Neither the Servicer nor the Trustee will make any Advances with respect to delinquent Balloon Payments.]

Adjustable Rate Mortgage Loans

[Describe adjustment of adjustable rate Mortgage Loans, as applicable.]

[The Index

The Index applicable to the determination of the Mortgage Rates for the Adjustable Rate Mortgage Loans will be [described as applicable].]

The Mortgage Loans

The Mortgage Loans are expected to have the following approximate total characteristics as of the Cut-off Date.  Prior to the issuance of the Certificates, the Mortgage Loans may be removed from the Trust Fund as a result of incomplete documentation or otherwise, if the Depositor deems removal necessary or appropriate.  In addition, a limited number of other mortgage loans may be included in the Trust Fund prior to the issuance of the Offered Certificates.

Number of Mortgage Loans
Initial Pool Balance.	$
Mortgage Rates: Weighted Average	%
Range.	% to %
Weighted Average Remaining Term to Maturity (in months)

The Principal Balances of the Mortgage Loans range from approximately $[                 ] to approximately $[                                       ].  The Mortgage Loans have an average Principal Balance of approximately $[                                ].

The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans is approximately [   ]%.

No more than approximately [   ]% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

The following tables set forth as of the Cut-off Date the number, total Principal Balance and percentage of the Mortgage Loans having the stated characteristics shown in the tables in each range.  (The sum of the amounts of the percentages in the following tables may not equal the totals due to rounding.)

Cut-Off Date Principal Balances

Range of Principal Balances ($)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

The average Cut-off Date Principal Balance is approximately $                        .

Loan-to-Value Ratios

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

The weighted average original Loan-to-Value Ratio is approximately       %.

Mortgage Rates

Range of Mortgage Rates(%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

_________

*

Reflects current Mortgage Rates of Adjustable Rate Mortgage Loans.

The weighted average Mortgage Rate is approximately       % per annum.

Loan Types

Loan Type	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

Original Terms to Maturity

Range of Maturities (months)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

The weighted average original term to maturity is approximately        months.

Remaining Terms to Maturity

Remaining Term to Maturity (months)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

The weighted average remaining term to maturity of the fully amortizing Mortgage Loans is approximately        months.

Geographic Distribution

State	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

Property Types

Property Type	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

Loan Purposes

Loan Purpose	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

Occupancy Status

Occupancy Status	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

Documentation Types

Documentation Type	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

Credit Grades

Credit Grade	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

Prepayment Penalties

Prepayment Penalty	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

Maximum Rates of the Adjustable Rate Mortgage Loans

Range of Maximum Rates (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

The weighted average Maximum Rate of the Adjustable Rate Mortgage Loans is approximately        % per annum.

Minimum Rates of the Adjustable Rate Mortgage Loans

Range of Minimum Rates (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

The weighted average Minimum Rate of the Adjustable Rate Mortgage Loans is approximately       % per annum.

Gross Margins of the Adjustable Rate Mortgage Loans

Range of Gross Margins (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

The weighted average Gross Margin of the Adjustable Rate Mortgage Loans is approximately       % per annum.

Next Adjustment Date of the Adjustable Rate Mortgage Loans

Next Adjustment Date	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

Initial Fixed Term/Subsequent Adjustable Rate Term

of the Adjustable Rate Mortgage Loans

Initial Fixed Term/Subsequent Adjustable Rate Term	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans By Total Principal Balance
		$	%

Total			$100.00%

Periodic Caps of the Adjustable Rate Mortgage Loans

Periodic Cap (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans By Total Principal Balance
			$100.00%

Total			$100.00%

Initial Caps of the Adjustable Rate Mortgage Loans

Initial Cap (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans By Total Principal Balance
		$	%

Total			$100.00%

[Subsequent Mortgage Loans

The obligation of the Trust Fund to purchase additional Mortgage Loans (the “Subsequent Mortgage Loans”) on [any] date, as specified in the Pooling and Servicing Agreement (each, a “Subsequent Transfer Date”) will be subject to the Subsequent Mortgage Loans meeting the following criteria: [to be provided as applicable].  These criteria will be based on the characteristics of the Subsequent Mortgage Loans on the related Subsequent Transfer Date.

The characteristics of Subsequent Mortgage Loans may vary significantly from time to time subject to the requirements described above, and may bear no particular relationship to the characteristics of the initial Mortgage Loans at any time.  It is expected that a substantial portion of the Subsequent Mortgage Loans will be [to be provided as applicable.]]

Additional Information

The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for Monthly Payments due on or before that date.  A Current Report on Form 8-K will be available to purchasers of the Offered Certificates and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.  In the event that Mortgage Loans are removed from or added to the Mortgage Pool as set forth in this prospectus supplement under “Description of the Mortgage Pool,” the removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

[Originator/Servicer

The information in this section has been provided by [servicer].  None of the Depositor, [    ], the Trustee, the Insurer, the Underwriter or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information.

General

[Description of the Originator/Servicer.]

Lending Activities and Loan Sales

[                                ] originates real estate loans through its network of offices and loan origination centers. [                                ] also participates in secondary market activities by originating and selling mortgage loans while continuing to service the majority of the loans sold.  In other cases [                                ]’s whole loan sale agreements provide for the transfer of servicing rights.

[                                ]’s primary lending activity is funding loans to enable borrowers to purchase or refinance residential real property, which loans are secured by first or second liens on the related real property.  [                                ]’s single-family real estate loans are predominantly “conventional” mortgage loans, meaning that they are not insured by the Federal Housing Administration or partially guaranteed by the U.S.  Department of Veterans Affairs.

The following table summarizes [                                ]’s one- to four-family residential mortgage loan origination and sales activity for the periods shown below.  Sales activity may include sales of mortgage loans purchased by [                     ] from other loan originators.

	Year Ended December 31					Three Months Ended March 31,
	_______	_______	_______	_______	_______	_______	_______
	(Dollars in thousands)					(Dollars in thousands)
Originated and purchased	$	$	$	$	$	$	$
Sales	$	$	$	$	$	$	$

Loan Servicing

The Servicer services all of the mortgage loans it originates that are retained in its portfolio and continues to service at least a majority of the loans that have been sold to investors.  Servicing includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent borrowers, and supervising foreclosure in the event of unremedied defaults.  The Servicer’s servicing activities are audited periodically by applicable regulatory authorities.  Some financial records of the Servicer relating to its loan servicing activities are reviewed annually as part of the audit of the Servicer’s financial statements conducted by its independent accountants.

Underwriting Guidelines

The Mortgage Loans were originated generally in accordance with guidelines (the “Underwriting Guidelines”) established by [                                  ].  The Underwriting Guidelines are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral and are also intended to consider the borrower’s credit standing and repayment ability.  On a case-by-case basis and only with the approval of two or more senior lending officers, [                                  ] may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception.  Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment and time in residence at the applicant’s current address.  It is expected that a substantial number of the Mortgage Loans will have been originated under underwriting exceptions.

[Describe originator’s underwriting guidelines.]

Servicing Practices and Experience

In general, when a borrower fails to make a required payment on a residential mortgage loan, [                                ] attempts to cause the deficiency to be cured by corresponding with the borrower.  In most cases deficiencies are cured promptly.  Pursuant to [                          ]’s customary procedures for residential mortgage loans serviced by it for its own account, [         ] generally mails a notice of intent to foreclose to the borrower after the loan has become 31 days past due (two payments due but not received) and, within one month thereafter, if the loan remains delinquent, typically institutes appropriate legal action to foreclose on the property securing the loan.  If foreclosed, the property is sold at public or private sale and may be purchased by [                                ].  In California, real estate lenders are generally unable as a practical matter to obtain a deficiency judgment against the borrower on a loan secured by single-family real estate.

The following table sets forth the delinquency and loss experience at the dates indicated for residential (one- to four-family and multifamily) first lien mortgage loans serviced by the Servicer that were originated or purchased by the Servicer:

[To be provided as applicable.]

There can be no assurance that the delinquency and loss experience of the Mortgage Loans will correspond to the loss experience of the Servicer’s mortgage portfolio set forth in the table above.  The statistics shown above represent the delinquency and loss experience for the Servicer’s total servicing portfolio only for the periods presented, whereas the total delinquency and loss experience on the Mortgage Loans will depend on the results over the life of the Trust Fund.  The Servicer’s portfolio includes mortgage loans with payment and other characteristics that are not representative of the payment and other characteristics of the Mortgage Loans.  A substantial number of the Mortgage Loans may also have been originated based on Underwriting Guidelines that are less stringent than those generally applicable to the servicing portfolio reflected in the table.  If the residential real estate market experiences an overall decline in property values, the actual rates of delinquencies, foreclosures and losses could be higher than those previously experienced by the Servicer.  In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses on to the Mortgage Loans.]

The Pooling and Servicing Agreement

General

The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) dated as of [                              ] among the Depositor, the Servicer and the Trustee.  Reference is made to the Prospectus for important information in addition to that set forth in this Prospectus Supplement regarding the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates.  Offered Certificates in certificated form will be transferable and exchangeable at the Corporate Trust Office of the Trustee.  [                                               ] serve as Certificate Registrar and Paying Agent.

Assignment of Mortgage Loans

The Depositor will assign the Mortgage Loans to the Trustee, together with all principal and interest received with respect to the Mortgage Loans on and after the Cut-off Date, other than Monthly Payments due on or before that date.  Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement that will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Monthly Payment and the maturity date.

The Trustee will, concurrently with the assignment to it of the property constituting the Trust Fund, authenticate and deliver the Certificates.

[As to each Mortgage Loan, the following documents are generally required to be delivered to the Trustee or its custodian (the “Custodian”) in accordance with the Pooling and Servicing Agreement:

*

the related original Mortgage Note endorsed without recourse to the Trustee or in blank;

*

the original Mortgage with evidence of recording indicated on the original Mortgage (or, if the original recorded Mortgage has not yet been returned by the recording office, a copy certified to be a true and complete copy of the Mortgage sent for recording), the original security agreement and related documents;

*

an original assignment of the Mortgage to the Trustee or in blank in recordable form and originals of all intervening assignments, if any, showing a complete chain of title from origination to the Trustee;

*

the policies of title insurance issued with respect to each Mortgage Loan; and

*

the originals of any assumption, modification, extension or guaranty agreements.

Where necessary to protect the interest of the Trustee in the Mortgage Loans, the assignments of each Mortgage to the Trustee are required to be submitted for recording promptly after the Closing Date.]

Under the terms of the agreements (the “Mortgage Loan Purchase Agreements”) pursuant to which [    ] purchased the Mortgage Loans from [the Originator] and the Depositor purchased the Mortgage Loans from [    ], the Custodian [has conducted an initial review of the mortgage loan documents and has notified] the Depositor, [    ] and [the Originator] as to each mortgage loan document that either has not yet been delivered to the Depositor as required or appears to be not properly executed, not in conformity with the description of the Mortgage Loan on the Mortgage Loan schedule or otherwise defective.  If any Mortgage Loan document is not delivered or any material defect in a document is not cured within the time period specified in the Mortgage Loan Purchase Agreements, [the Originator] will be required to repurchase the affected Mortgage Loan for a price equal to the unpaid principal balance of the Mortgage Loan plus accrued interest on the Mortgage Loan (the “Repurchase Price”) or, in some circumstances, to substitute another mortgage loan.

[[The Originator] has made to [    ] and the Depositor under the Mortgage Loan Purchase Agreements representations and warranties that include representations and warranties similar to those summarized in the Prospectus under the heading “Description of the Agreements — Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements — Representations and Warranties; Repurchases.”  [    ]’s and the Depositor’s rights under these representations and warranties will be assigned to the Trustee for the benefit of Certificateholders.  In the event of a breach of any of these representations or warranties that materially and adversely affects the value of any Mortgage Loan or the interests of Certificateholders or the Insurer, [the Originator] will be obligated, within 60 days following its discovery of a breach or receipt of notice of a breach to cure the breach or purchase the affected Mortgage Loan from the Trust Fund for the Repurchase Price or, in some circumstances, to substitute another mortgage loan.]

To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased by [the Originator] and a Realized Loss occurs on the Mortgage Loan, holders of Offered Certificates, in particular the Class [   ]Certificates, may incur a loss if the applicable credit enhancement is not sufficient to cover that loss.

Voting Rights

Voting rights of Certificateholders under the Pooling and Servicing Agreement will be allocated among the Classes of Certificates and among the Certificates of each Class as provided in the Pooling and Servicing Agreement.

General Servicing Provisions

The Mortgage Loans will be serviced by the Servicer in accordance with the provisions of the Pooling and Servicing Agreement.

[The Servicer will be required to use reasonable efforts to collect all amounts due under each Mortgage Loan and to administer the Mortgage Loans in accordance with generally accepted servicing practices.  See “[Originator/Servicer] — Servicing Practices and Experience.”  The Servicer will be required to deposit all amounts collected and recovered with respect to the Mortgage Loans within three Business Days of receipt of those amounts in a separate account in the name of the Trustee (the “Collection Account”); on the [    ] day of each month, or if that date is not a Business Day, on the immediately following Business Day, the Servicer will be required to transfer the Interest Remittance Amount and the Principal Remittance Amount to a separate account maintained by the Trustee for the benefit of the Certificateholders (the “Certificate Account”).

The Servicer will be prohibited under the Pooling and Servicing Agreement from making any material modification to the terms of a Mortgage Loan, including a change in the Mortgage Rate other than as provided in the Mortgage Note, deferral or forgiveness of a Monthly Payment or extension of the maturity date, unless the Mortgage Loan is in default or default is, in the judgment of the Servicer, reasonably foreseeable.

The Servicer will also be prohibited from waiving any prepayment premium except in the case of a default or imminent default, and then may waive the prepayment premium only if the waiver would maximize amounts collected under the Mortgage Loan.]

Prepayment Interest Shortfalls

When a borrower prepays a Mortgage Loan in full or in part between Monthly Payment dates, the borrower pays interest on the amount prepaid only from the last Monthly Payment date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made.  [Any Prepayment Interest Shortfall resulting from a prepayment in full or in part is required to be paid by the Servicer, but only to the extent that the shortfall does not exceed the total of the Servicing Fees for the applicable Distribution Date.]

Advances

[The Servicer will be obligated to make advances (“Advances”) with respect to delinquent payments of principal of and interest on the Mortgage Loans (other than Balloon Payments), adjusted to the related Mortgage Rate less the Servicing Fee Rate, to the extent that those Advances, in its judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of a Mortgage Loan.  The Trustee will be obligated to make any required Advance if the Servicer fails in its obligation to do so, to the extent provided in the Pooling and Servicing Agreement.  The Servicer or the Trustee, as applicable, will be entitled to recover any Advances made by it with respect to a Mortgage Loan out of late payments on the Mortgage Loan or out of related liquidation proceeds and insurance proceeds or, if the Servicer determines that those Advances are not recoverable from those sources, then from collections on other Mortgage Loans.  These reimbursements may result in Realized Losses.

The purpose of making Advances is to maintain a regular cash flow to Certificateholders, rather than to guarantee or insure against losses.  No party will be required to make any Advances with respect to reductions in the amount of the Monthly Payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Monthly Payment owed by a borrower or a reduction of the applicable Mortgage Rate by application of the Relief Act.]

Servicing Advances

The Servicer will be required to advance its own funds for particular purposes, including preserving and restoring Mortgaged Properties, payment of delinquent taxes and insurance premiums, managing and disposing of REO Properties, and legal proceedings.  Advances for these and similar purposes are referred to as “Servicing Advances.”  The Servicer will be reimbursed for Servicing Advances made with respect to a Mortgage Loan out of late payments on the Mortgage Loan, to the extent provided in the Pooling and Servicing Agreement, or out of related liquidation proceeds and insurance proceeds, if the Servicer determines that Servicing Advances are not recoverable from those sources, then from collections and other recoveries on other Mortgage Loans.  The Pooling and Servicing Agreement will require that the Servicer not make a Servicing Advance that is not expected to be recoverable from proceeds of the related Mortgage Loan unless, in the Servicer’s judgment, making that Servicing Advance is in the best interests of the Certificateholders.

Collection of Taxes and Insurance Premiums

The Servicer will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums as well as real estate taxes and similar items with respect to the Mortgage Loans, and will make Servicing Advances with respect to delinquencies in required escrow payments by the related borrowers.

Insurance Coverage

The Servicer is required to obtain and thereafter maintain in effect a bond or similar form of insurance coverage (which may provide blanket coverage) insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Purchases of Defaulted Mortgage Loans

The Servicer may, but will not be obligated to, purchase any Mortgage Loan that becomes three months or more delinquent in payment or as to which the Servicer has started foreclosure proceedings, for a price equal to the unpaid principal balance plus interest accrued and unpaid.

Evidence as to Compliance

The Pooling and Servicing Agreement will provide that each year a firm of independent accountants will furnish a statement to the Trustee to the effect that the firm has examined the necessary documents and records relating to the servicing of mortgage loans by the Servicer and that, on the basis of that examination, the firm is of the opinion that the servicing has been conducted in accordance with applicable accounting standards, except for those exceptions as the firm believes to be immaterial and those exceptions set forth in the statement.

Servicing Compensation and Payment of Expenses

The Servicer will be paid a monthly fee (the “Servicing Fee”) with respect to each Mortgage Loan calculated as [    ]% annually (the “Servicing Fee Rate”) on the outstanding principal balance of each Mortgage Loan.  The Servicer will also be entitled to receive, to the extent provided in the Pooling and Servicing Agreement, additional compensation, in the form of any interest or other income earned on funds it has deposited in the Collection Account pending remittance to the Trustee, as well as customary fees and charges paid by borrowers (other than prepayment premiums).

[The Servicing Fee is subject to reduction as described above under “— Prepayment Interest Shortfalls.”]

Subservicing

The Servicer will be prohibited from assigning the responsibility for servicing the Mortgage Loans, except as permitted by the Pooling and Servicing Agreement, but it may employ one or more subservicers.  If the Servicer chooses to employ subservicers, the Servicer will remain liable for fulfillment of its obligations under the Pooling and Servicing Agreement, and will be considered to have itself received any payment received by a subservicer whether or not the subservicer actually remits that payment.

Resignation or Removal of the Servicer

The Servicer will agree in the Pooling and Servicing Agreement not to resign except with the consent of the Trustee, unless the Servicer delivers to the Trustee an opinion of legal counsel to the effect that the Servicer is no longer permitted under applicable law to perform the duties of the Servicer under the Pooling and Servicing Agreement.

If the Servicer is in default under the Pooling and Servicing Agreement, or the Trustee or Certificateholders having a majority of Voting Rights may remove the Servicer.  [Events of default include:

•

failure by the Servicer to remit any required payment, including any Advance, to the Trustee for one Business Day after receipt of written notice that the payment has not been made;

•

failure by the Servicer to make a required Servicing Advance for 60 days after receipt of written notice that the Servicing Advance has not been made;

•

failure by the Servicer to fulfill any other material requirement under the Pooling and Servicing Agreement within the applicable time period;

•

failure by the Servicer to be qualified to service mortgage loans for either Fannie Mae or Freddie Mac;

•

insolvency of the Servicer; and

•

other events specified in the Pooling and Servicing Agreement.]

[If the Servicer is removed, the Trustee will immediately assume the role of Servicer under the Pooling and Servicing Agreement unless another Servicer is appointed pursuant to the Pooling and Servicing Agreement.  The Trustee will solicit bids from prospective successor Servicers as provided in the Pooling and Servicing Agreement.  If a qualifying bid is not received, the Trustee will continue to service the Mortgage Loans if it is legally qualified to do so until the Trustee appoints a successor Servicer as provided in the Pooling and Servicing Agreement.  If the servicing rights are sold, any proceeds of the sale after deduction of expenses will be paid to the predecessor Servicer.]

Yield Considerations

General

The yields to maturity (or to early termination) on the Offered Certificates will be affected by the rate of principal payments on the Mortgage Loans (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans.  Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the application of Monthly Excess Cashflow, the purchase price paid for the Offered Certificates and other factors.

Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors.  In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans.  Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.  Other factors affecting prepayment of the Mortgage Loans include factors such as changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions.  The Mortgage Loans generally have due-on-sale clauses.

[Approximately [      ]% of the Mortgage Loans are subject to prepayment premiums during intervals ranging from one to five years following origination, as described under “Description of the Mortgage Pools” in this prospectus supplement.  The prepayment premiums may have the effect of reducing the amount or the likelihood of prepayment of these Mortgage Loans during intervals when a prepayment premium would be payable.]

The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments by the borrowers, liquidations of defaulted Mortgage Loans, repurchases of Mortgage Loans due to breaches of representations and warranties or defective documentation and exercise by the holder of the Residual Certificate of its right to purchase all of the Mortgage Loans as described in this prospectus supplement.  The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.  Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully in this prospectus supplement and in the Prospectus under “Yield Considerations”) no assurance can be given as to the rate or the timing of principal payments on the Offered Certificates.  In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor’s yield.  The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires or other natural disasters.  [The Originator] will represent and warrant that as of the Closing Date each Mortgaged Property was free of material damage.  In the event of an uncured breach of this representation and warranty that materially and adversely affects the value of a Mortgage Loan, [the Originator] will be required to repurchase the affected Mortgage Loan or, under some circumstances, substitute another mortgage loan.  If any damage caused by earthquakes, flooding, storms, wildfires, or landslides (or other cause) occurs after the Closing Date, [the Originator] will not have any repurchase obligation.  In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to the affected Mortgaged Properties.  As a consequence, Realized Losses could result.  To the extent that the insurance proceeds received with respect to any damaged Mortgage Properties are not applied to the restoration of those Mortgage Properties, the proceeds will be used to prepay the related Mortgage Loans in whole or in part.  Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Offered Certificates and will reduce the yields on the Offered Certificates to the extent they are purchased at a premium.

Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to holders of the related Certificates of principal amounts that would otherwise be distributed over the remaining terms of those Mortgage Loans.  The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans.  In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

The yields on the Class [   ] Certificates may be adversely affected by Net Prepayment Interest Shortfalls on the Mortgage Loans.

The yields to investors in the Offered Certificates may be affected by the purchase of defaulted Mortgage Loans by the Servicer and by the exercise by [                                ] of its right to purchase the Mortgage Loans, as described under “Description of the Certificates — Optional Purchase of Mortgage Loans; Termination of the Trust Fund” in this prospectus supplement, or the failure of [            ] to exercise that right.

If the purchaser of an Offered Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.  Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.

[The Interest Rates applicable to the Offered Certificates will be affected by the level of [       ] from time to time, and by the Mortgage Rates of the Mortgage Loans from time to time as described under “Risk Factors — Mortgage Loan Interest Rates May Limit Interest Rates on the Certificates.”]

Overcollateralization

[Describe as applicable.]

[Subordination of the Class [   ] Certificates

As described in this prospectus supplement, the Senior Certificates are senior to the Class [   ]Certificates, and the Senior Certificates will have a preferential right to receive amounts in respect of interest to the extent of the Interest Remittance Amount and amounts in respect of principal to the extent of the Principal Distribution Amount for the related Mortgage Pool.  As a result, the yield on the Class [   ]Certificates will be particularly sensitive to delinquencies and losses on the Mortgage Loans.]

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of the security (assuming no losses).  The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

Prepayments on mortgage loans are commonly measured relative to a [                    ] prepayment standard or model.  The model used in this Prospectus Supplement represents
[                                ]. [                                ] does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust Fund.

[The following tables were prepared based on the following assumptions, among other things (collectively, the “Modeling Assumptions”):

•

the initial Class Principal Amounts are as set forth on the cover of this Prospectus Supplement, and the Interest Rates are as described in this prospectus supplement;

•

each Monthly Payment of principal and interest is timely received on the first day of each month starting in [                ];

•

principal prepayments are received in full on the first day of each month starting in [                ] and there are no Net Prepayment Interest Shortfalls;

•

prepayments are received on the Mortgage Loans at the [                ] rate;

•

there are no defaults or delinquencies on the Mortgage Loans;

•

Distribution Dates occur on the [      ]th day of each month, starting in [                    ];

•

there are no re-purchases or substitutions of the Mortgage Loans;

•

[the Mortgage Rates of the Adjustable Rate Mortgage Loans adjust semi-annually;]

•

[the value of the Index is [      ]%;]

•

[the value of LIBOR is       %;]

•

the Certificates are issued on [                ];

•

the sum of the Trustee Fee Rate and the Servicing Fee Rate is [    ]%; and

•

the Mortgage Loans were aggregated into assumed mortgage loans having the following characteristics:]

Assumed Mortgage Loan Characteristics

Loan Type	Principal Balance($)	Gross Coupon Rate(%)	Original Term to Maturity (Months)	Remaining Term to Maturity (Months)	Loan Age (Months)	Gross Margin (%)

The actual characteristics of the Mortgage Loans may, and the performance of the Mortgage Loans will, differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans.  Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed.  Any difference between those assumptions and the actual characteristics and performance of the Mortgage Loans or actual prepayment or loss experience will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding [assumed prepayment rates].

Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Offered Certificates and set forth the percentages of the initial Class Principal Amounts of the Offered Certificates that would be outstanding after each of the Distribution Dates shown at the indicated [assumed prepayment rates].

The weighted average life of an Offered Certificate is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the total of the net reductions of Class Principal Amount described in (1) above.

Percentage of Initial Class Principal Amount of the

Class [   ] Certificates Outstanding under the Following [Prepayment Rates]

Distribution Date	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Initial Percentage	100	100	100	100	100	100

Weighted Average Life in Years With Optional Termination Without Optional Termination

_________

*

Based upon the assumption that [                          ] exercises its option to repurchase the Mortgage Loans as described under “Description of the Certificates — Optional Purchase of Mortgage Loans; Termination of the Trust Fund” in this prospectus supplement, except in the case of the “Weighted Average Life With Optional Termination.”

Material Federal Income Tax Considerations

For federal income tax purposes, one or more elections will be made to treat certain assets of the Trust Fund as a REMIC.  Upon the issuance of the Offered Certificates, McKee Nelson LLP (“Tax Counsel”) will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, each segregate pool of assets for which a REMIC election is made will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”), and that the Offered Certificates will represent the ownership of regular interests in the REMIC.  The Class [R] Certificates will represent ownership of the residual interest in each REMIC.  All prospectus purchasers of Offered Certificates should see “Material Federal Income Tax Considerations—REMICs” in the accompanying prospectus.

Because the Offered Certificates are considered REMIC regular interests, they generally are taxable as debt obligations under the Code, and interest paid or accrued on such certificates, including original issue discount with respect to any such certificate issued with original issue discount, will be taxable to holders of Offered Certificates in accordance with the accrual method of accounting.  See “Material Federal Income Tax Considerations—REMICs—Taxation of Owners of Regular Securities” in the accompanying prospectus.

The prepayment assumption that is used in determining the rate of accrual of original issue discount with respect to the Offered Certificates is [100% Prepayment Assumption], as defined below.  However, this rate does not represent the rate at which prepayments have actually occurred and no representation is made as to the rate at which prepayments actually will occur in the future.

The [“100% Prepayment Assumption] assumes a constant prepayment rate of ...]

[Alternatively, grantor trust, partnership or FASIT status to be described as applicable.]

State and Local Income Tax Considerations

In addition to the federal income tax matters described under “Material Federal Income Tax Considerations” above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the Offered Certificates.  State and local income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

Legal Investment Considerations

[The [Senior Certificates] will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”), for so long as they are rated in one of the two highest rating categories by one or more nationally recognized rating agencies, and, as such, are legal investments for some entities to the extent provided in SMMEA.]  These investments, however, will be subject to general regulatory considerations governing investment practices under state and federal laws.

Institutions whose investment activities are subject to review by regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in some mortgage related securities.  In addition, several states have adopted or may adopt regulations that prohibit some state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates may be purchased by them.

See “Legal Investment Considerations” in the Prospectus.

Use of Proceeds

The net proceeds from the sale of the Certificates will be applied by the Depositor, or an affiliate of the Depositor, toward the purchase of the Mortgage Loans.  The Mortgage Loans will be acquired by the Depositor from [    ] in a privately negotiated transaction.

Underwriting

[Subject to the terms and conditions provided in the underwriting agreement and in a terms agreement (collectively, the “Underwriting Agreement”) among the Depositor, [    ] and the Underwriter, the Depositor and [    ] have agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Offered Certificates.

The distribution of the Offered Certificates by the Underwriter will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale.  The Underwriter may effect these transactions by selling the Certificates to or through dealers, and dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions.  The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Act”).  The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against some civil liabilities, including liabilities under the Act.]

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $[                          ].

The Underwriter is an affiliate of the Depositor and [    ].

ERISA Considerations

Employee benefit plans and other retirement arrangements that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Code (“Plans”) and any person utilizing the assets of a Plan, may be eligible to purchase the Offered Certificates, pursuant to a prohibited transaction exemption which has been issued to the Underwriter by the Department of Labor as described in “ERISA Considerations” in the Prospectus, except that if the rating of the Offered Certificates is lower than “BBB-” at the time of its acquisition by a Plan in the secondary market it may only be acquired by an insurance company general account if the exemptive relief granted by the Department of Labor for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60, is available with respect to the investment.  The Pooling and Servicing Agreement will include restrictions on the transfer of the Offered Certificates. A fiduciary of a Plan must determine that the purchase of a [Note] is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code.

See “ERISA Considerations” in the accompanying Prospectus.

Experts

[Describe as applicable.]

Legal Matters

Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for the Underwriter by McKee Nelson LLP.

Ratings

It is a condition to the issuance of the [           ] Certificates that they be rated “[     ]” by [Rating Agency] and “[       ]” by [Rating Agency] (the “Rating Agencies “).  It is a condition to the issuance of the Class [   ] Certificates that they be rated “[         ]” by [Rating Agency] and “[         ]” by [Rating Agency].

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  A securities rating addresses the likelihood of the receipt by holders of Offered Certificates of distributions in the amount of scheduled payments on the Mortgage Loans.  The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Offered Certificates.  The ratings on the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments.  The ratings do not address the possibility that holders of Offered Certificates might suffer a lower than anticipated yield due to prepayments.

The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either Rating Agency.

The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by the other rating agency.  The rating assigned by the other rating agency to the Offered Certificates could be lower than the ratings assigned by the Rating Agencies.

Glossary of Defined Terms

[To be provided.]

Annex I

Global Clearance, Settlement and Tax Documentation Procedures

Except in some limited circumstances, the globally offered ACE Securities Corp. [                ] Pass-Through Certificates (the “Global Securities”) will be available only in book-entry form.  Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream Luxembourg or Euroclear.  The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co.  as nominee of DTC.  Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading between Clearstream Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Seller And Clearstream Luxembourg Or Euroclear Purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last interest payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (that would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear.  Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.  The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment.  Payment will include interest accrued on the Global Securities from and including the last interest payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period.  If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

•

borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

•

borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global securities holding securities through Clearstream, Luxembourg or Euroclear, or through DTC will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons or to 31% backup withholding, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. If the information shown on Form W-8 BEN changes, a new Form W-8 must be filed within 30 days of the change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners of securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN (including Part II thereof). If the treaty provides only for a reduced rate, the beneficial owner may still be entitled to complete exemption from withholding under item (1) above.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI are generally effective for three calendar years from the close of the calendar year in which it is collected.

The term “U.S. Person” means (1) a citizen or resident of the United States, (2) a corporation or partnership (or other entity properly classified as a corporation or partnership for U.S. Federal income tax purposes) organized in or under the laws of the United States or any state or the District of Columbia,  (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4)  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.  Notwithstanding the preceding sentence, to the extent provided in regulations, trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also will be considered U.S. Persons. Treasury regulations provide certain presumptions regarding the entity classification and foreign or U.S. status of a holder that a payor generally must apply in the absence of appropriate documentation from the holder, and provide detailed documentation and procedures for holders claiming withholding tax exemptions through intermediaries.  Prospective investors are urged to consult their tax advisors regarding the effect of these regulations on their ability to claim and the means for claiming exemptions from or reduced rates of U.S. withholding taxes.

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global securities. Investors are advised to consult their own tax  advisers for specific tax advice concerning their holding and disposing of the Global securities.

PROSPECTUS

Asset Backed Certificates

Asset Backed Notes

(Issuable in Series)

ACE Securities Corp.,
Depositor

The Trust Funds:

Each trust fund will be established to hold assets transferred to it by ACE Securities Corp.  The assets in each trust fund will generally consist of one or more of the following:

•

manufactured housing installment sale contracts; and

•

previously issued asset-backed or mortgage-backed notes or certificates backed by manufactured housing installment sale contracts.

The assets in your trust fund are specified in the prospectus supplement for that particular trust fund, while the types of assets that may be included in a trust fund, whether or not in your trust fund, are described in greater detail in this prospectus.

The Securities:

ACE Securities Corp. will sell the notes or certificates, as applicable, pursuant to a prospectus supplement.  The notes or certificates, as applicable, will be grouped into one or more series, each having is own distinct designation.  Each series will be issued in one or more classes and will evidence beneficial ownership of, or be secured by, the assets in the trust fund that the series relates to.  A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is June 24, 2005

Description of the Trust Funds

Use of Proceeds

Yield Considerations

The Depositor

Description of the Securities

Description of the Agreements

Description of Credit Support

Certain Legal Aspects of the Contracts

Material Federal Income Tax Considerations

State and Other Tax Considerations

ERISA Considerations

Legal Investment

Methods of Distribution

Additional Information

Incorporation of Certain Documents by Reference

Legal Matters

Financial Information

Rating

INDEX OF DEFINED TERMS

Description of the Trust Funds

Assets

The primary assets of each trust fund (the “Assets”) will include some or all of the following types of assets:

•

manufactured housing installment sale contracts or installment loan agreements referred to as contracts;

•

previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates (each, and collectively, “Mortgage Securities”) evidencing interests in, or collateralized by, contracts; or

•

a combination of contracts and/or Mortgage Securities.

The contracts will not be guaranteed or insured by ACE Securities Corp. or any of its affiliates.  The contracts will be guaranteed or insured by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the prospectus supplement.  The depositor will select each Asset to include in a trust fund from among those it has purchased, either directly or indirectly, from a prior holder (an “Asset Seller”), which may be an affiliate of the depositor and which prior holder may or may not be the originator of that contract.

The Assets included in the trust fund for your series may be subject to various types of payment provisions:

•

“Level Payment Assets,” which may provide for the payment of interest, and full repayment of principal, in level monthly payments with a fixed rate of interest computed on their declining principal balances;

•

“Adjustable Rate Assets,” which may provide for periodic adjustments to their rates of interest to equal the sum of a fixed margin and an index;

•

“Buy Down Assets,” which are Assets for which funds have been provided by someone other than the related borrowers to reduce the borrowers’ monthly payments during the early period after origination of those Assets;

•

“Increasing Payment Assets,” as described below;

•

“Interest Reduction Assets,” which provide for the one-time reduction of the interest rate payable on these Assets;

•

“GEM Assets,” which provide for (1) monthly payments during the first year after origination that are at least sufficient to pay interest due on these Assets, and (2) an increase in those monthly payments in later years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization terms of those Assets;

•

“GPM Assets,” which allow for payments during a portion of their terms which are or may be less than the amount of interest due on their unpaid principal balances, and this unpaid interest will be added to the principal balances of those Assets and will be paid, together with interest on the unpaid interest, in later years;

•

“Step-up Rate Assets” which provide for interest rates that increase over time;

•

“Balloon Payment Assets;”

•

“Convertible Assets” which are Adjustable Rate Assets subject to provisions pursuant to which, subject to limitations, the related borrowers may exercise an option to convert the adjustable interest rate to a fixed interest rate; and

•

“Bi-weekly Assets,” which provide for payments to be made by borrowers on a bi-weekly basis.

An “Increasing Payment Asset” is an Asset that provides for monthly payments that are fixed for an initial period to be specified in the prospectus supplement and which increase thereafter (at a predetermined rate expressed as a percentage of the monthly payment during the preceding payment period, subject to any caps on the amount of any single monthly payment increase) for a period to be specified in the prospectus supplement from the date of origination, after which the monthly payment is fixed at a level-payment amount so as to fully amortize the Asset over its remaining term to maturity.  The scheduled monthly payment for an Increasing Payment Asset is the total amount required to be paid each month in accordance with its terms and equals the sum of (1) the borrower’s monthly payments referred to in the preceding sentence and (2) payments made by the respective servicers pursuant to buy-down or subsidy agreements.  The borrower’s initial monthly payments for each Increasing Payment Asset are set at the level-payment amount that would apply to an otherwise identical Level Payment Asset having an interest rate some number of percentage points below the Asset Rate of that Increasing Payment Asset.  The borrower’s monthly payments on each Increasing Payment Asset, together with any payments made on the Increasing Payment Asset by the related servicers pursuant to buy-down or subsidy agreements, will in all cases be sufficient to allow payment of accrued interest on the Increasing Payment Asset at the related interest rate, without negative amortization.  A borrower’s monthly payments on an Increasing Payment Asset may, however, not be sufficient to result in any reduction of the principal balance of that Asset until after the period when those payments may be increased.

The Notes or Certificates, as applicable (as defined in this prospectus), will be entitled to payment only from the assets of the related trust fund and will not be entitled to payments from the assets of any other trust fund established by the depositor.  The assets of a trust fund may consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets, if specified in the prospectus supplement.

Contracts

General

To the extent provided in the prospectus supplement, each contract will be secured by a security interest in a new or used manufactured home, called a Manufactured Home.  The contracts may include contracts that are FHA loans.  The method of computing the Loan-to-Value Ratio of a contract will be described in the prospectus supplement.

Contract Information in Prospectus Supplements

Each prospectus supplement relating to a trust fund whose assets include a substantial proportion of contracts will contain certain information, as of the dates specified in that prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to any contracts, including:

•

the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the contracts as of the applicable cut-off date;

•

whether the manufactured homes were new or used as of the origination of the related contracts;

•

the weighted average, by principal balance, of the original and remaining terms to maturity of the contracts;

•

the range of maturity dates of the contracts;

•

the range of the Loan-to-Value Ratios at origination of the contracts;

•

the annual percentage rate on each contract, called a contract rate, or range of contract rates and the weighted average contract rate borne by the contracts;

•

the state or states in which most of the manufactured homes are located at origination;

•

information regarding the prepayment provisions, if any, of the contracts;

•

for contracts with adjustable contract rates, referred to as ARM Contracts, the index, the frequency of the adjustment dates, and the maximum contract rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Contract;

•

the number of contracts that are delinquent and the number of days or ranges of the number of days those contracts are delinquent;

•

information regarding the payment characteristics of the contracts; and

•

the material underwriting standards used for the contracts.

If specific information respecting the contracts is unknown to the depositor at the time the Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days after the related initial issuance.  The characteristics of the contracts included in a trust fund will not vary by more than five percent (by total principal balance as of the cut-off date) from the characteristics thereof that are described in the prospectus supplement.

Payment Provisions of the Contracts

All of the contracts will provide for payments of principal, interest or both, on due dates that occur monthly or at some other interval as is specified in the prospectus supplement or for payments in another manner described in the prospectus supplement.  Each contract may provide for no accrual of interest or for accrual of interest thereon at a contract rate that is fixed over its term or that adjusts from time to time, or as otherwise specified in the prospectus supplement.  Each contract may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the contract rate as otherwise described in the prospectus supplement.

Mortgage Securities

The Mortgage Securities will represent beneficial interests in loans of the type that would otherwise be eligible to be contracts, or collateralized obligations secured by contracts. The Mortgage Securities will have been

(1)

issued by an entity other than the depositor or its affiliates;

(2)

acquired in bona fide secondary market transactions from persons other than the issuer of the Mortgage Securities or its affiliates; and

(3)

(a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of those securities at the time of sale (nor an affiliate of the issuer at any time during the preceding three months); provided a period of two years elapsed since the later of the date the securities were acquired from the issuer.

Although individual underlying contracts may be insured or guaranteed by the United States or an agency or instrumentality of the United States, they need not be, and Mortgage Securities themselves will not be so insured or guaranteed.  Except as otherwise set forth in the prospectus supplement, Mortgage Securities will generally be similar to Notes or Certificates, as applicable, offered under this prospectus.

The prospectus supplement for the Notes or Certificates, as applicable, of each series evidencing interests in a trust fund including Mortgage Securities will include a description of the Mortgage Securities and any related credit enhancement, and the related contracts will be described together with any other contracts included in the trust fund of that series.  As used in this prospectus, the term “contracts” includes the contracts underlying the Mortgage Securities in your trust fund.  References in this prospectus to advances to be made and other actions to be taken by the master servicer in connection with the Assets may include any advances made and other actions taken pursuant to the terms of the applicable Mortgage Securities.

Pre-Funding Accounts

To the extent provided in a prospectus supplement, a portion of the proceeds of the issuance of Notes or Certificates, as applicable, may be deposited into an account maintained with the trustee (a “Pre-Funding Account”).  In that case, the depositor will be obligated to sell at a predetermined price – and the trust fund for the related series of Notes or Certificates, as applicable, will be obligated to purchase – additional Assets (the “Subsequent Assets”) from time to time, and as frequently as daily, within the period (not to exceed three months) specified in the prospectus supplement (the “Pre-Funding Period”) after the issuance of the Notes or Certificates, as applicable, having a total principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the “Pre-Funded Amount”) for that series on the date of its issuance.  The Pre-Funded Amount for a series will be specified in the prospectus supplement, and will not in any case exceed 50% of the total initial Security Balance of the related Notes or Certificates, as applicable.  Any Subsequent Assets will be required to satisfy specific eligibility criteria more fully set forth in the prospectus supplement, which criteria will be consistent with the eligibility criteria of the Assets initially included in the trust fund, subject to those exceptions that are expressly stated in the prospectus supplement.  In addition, specific conditions must be satisfied before the Subsequent Assets are transferred into the trust fund, for example, the delivery to the rating agencies and to the trustee of any required opinions of counsel.  See “ERISA Considerations—Pre-Funding Accounts” for additional information regarding Pre-Funding Accounts.

Except as set forth in the following sentence, the Pre-Funded Amount will be used only to purchase Subsequent Assets.  Any portion of the Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be used to prepay one or more classes of Notes or Certificates, as applicable, in the amounts and in the manner specified in the prospectus supplement.  In addition, if specified in the prospectus supplement, the depositor may be required to deposit cash into an account maintained by the trustee (the “Capitalized Interest Account”) for the purpose of assuring the availability of funds to pay interest on the Notes or Certificates, as applicable, during the Pre-Funding Period.  Any amount remaining in the Capitalized Interest Account at the end of the Pre-Funding Period will be remitted as specified in the prospectus supplement.

Amounts deposited in the Pre-Funding and Capitalized Interest Accounts will be permitted to be invested, pending application, only in eligible investments authorized by each applicable rating agency.

Accounts

Each trust fund will include one or more accounts, established and maintained on behalf of the securityholders into which the person or persons designated in the prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the trust fund.  This type of account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in some short-term, investment grade obligations, in each case as described in the prospectus supplement.  See “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Collection Account and Related Accounts.”

Credit Support

If so provided in the prospectus supplement, partial or full protection against some defaults and losses on the Assets in the related trust fund may be provided to one or more classes of Notes or Certificates, as applicable, in the related series in the form of subordination of one or more other classes of Notes or Certificates, as applicable, in that series or by one or more other types of credit support, for example, a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination of these (any of these types of coverage for the Notes or Certificates, as applicable, of any series, is referred to generally as “credit support”).  The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information for each type of credit support, if any, will be described in the prospectus supplement for a series of Notes or Certificates, as applicable.  See “Description of Credit Support.”

Cash Flow Agreements

If so provided in the prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate.  The trust fund may also include other agreements, for example, interest rate swap agreements, interest rate cap or floor agreements, currency swap agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Notes or Certificates, as applicable.  (Currency swap agreements might be included in the trust fund if some or all of the Assets were denominated in a non-United States currency.)  The principal terms of any related guaranteed investment contract or other agreement (any of these types of agreement, a “Cash Flow Agreement”), including provisions relating to the timing, manner and amount of payments under these documents and provisions relating to the termination of these documents, will be described in the prospectus supplement for the related series.  In addition, the prospectus supplement will provide information with respect to the borrower under any Cash Flow Agreement.

Use of Proceeds

The net proceeds to be received from the sale of the Notes or Certificates, as applicable, will be applied by the depositor to the purchase of Assets, or the repayment of the financing incurred in that purchase, and to pay for some of the expenses incurred in connection with that purchase of Assets and sale of Notes or Certificates, as applicable.  The depositor expects to sell the Notes or Certificates, as applicable, from time to time, but the timing and amount of offerings of Notes or Certificates, as applicable, will depend on a number of factors, including the volume of Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

Yield Considerations

General

The yield on any Offered Security will depend on the price paid by the securityholder, the Interest Rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related trust fund (which may be affected by prepayments, defaults, liquidations or repurchases).

Interest Rate

Notes or Certificates, as applicable, of any class within a series may have fixed, variable or adjustable Interest Rates, which may or may not be based upon the interest rates borne by the Assets in the related trust fund.  The prospectus supplement for any series will specify the Interest Rate for each class of Notes or Certificates, as applicable, or, in the case of a variable or adjustable Interest Rate, the method of determining the Interest Rate; the effect, if any, of the prepayment of any Asset on the Interest Rate of one or more classes of Notes or Certificates, as applicable; and whether the distributions of interest on the Notes or Certificates, as applicable, of any class will be dependent, in whole or in part, on the performance of any borrower under a Cash Flow Agreement.

If specified in the prospectus supplement, the effective yield to maturity to each holder of Notes or Certificates, as applicable, entitled to payments of interest will be below that otherwise produced by the applicable Interest Rate and purchase price of that Security because, while interest may accrue on each Asset during a period (each, an “Accrual Period”), the distribution of that interest will be made on a day that may be several days, weeks or months following the period of accrual.

Timing of Payment of Interest

Each payment of interest on the Notes or Certificates, as applicable, entitled to distributions of interest (or addition to the Security Balance of a class of Accrual Securities) will be made by or on behalf of the trustee each month on the date specified in the related prospectus supplement (each date, a “Distribution Date”), and will include interest accrued during the Accrual Period for that Distribution Date.  As indicated above under “—Interest Rate,” if the Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of those Notes or Certificates, as applicable, may be lower than the yield that would result if the Accrual Period ended on the day before the Distribution Date.

Payments of Principal; Prepayments

The yield to maturity on the Notes or Certificates, as applicable, will be affected by the rate of principal payments on the Assets (or, in the case of Mortgage Securities, the underlying assets related to the Mortgage Securities), including principal prepayments resulting from both voluntary prepayments by the borrowers and involuntary liquidations.  The rate at which principal prepayments occur will be affected by a variety of factors, including the terms of the Assets (or, in the case of Mortgage Securities, the underlying assets related to the Mortgage Securities), the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors.

In general, however, if prevailing interest rates fall significantly below the interest rates on the Assets in a particular trust fund (or, in the case of Mortgage Securities, the underlying assets related to the Mortgage Securities), those assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by those assets.  However, you should note that some Assets (or, in the case of Mortgage Securities, the underlying assets related to the Mortgage Securities) may consist of loans with different interest rates.  The rate of principal payment on Mortgage Securities will also be affected by the allocation of principal payments on the underlying assets among the Mortgage Securities and other Mortgage Securities of the same series.  The rate of principal payments on the Assets in the related trust fund (or, in the case of Mortgage Securities, the underlying assets related to the Mortgage Securities) is likely to be affected by the existence of any Lock-out Periods and Prepayment Premium provisions of the contracts comprising or underlying those Assets, and by the extent to which the servicer of any of these contracts is able to enforce these provisions.  Contracts with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical contracts without those provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

Because of the depreciating nature of manufactured housing, which limits the possibilities for refinancing, and because the terms and principal amounts of manufactured housing contracts are generally shorter and smaller than the terms and principal amounts of mortgage loans secured by site-built homes, changes in interest rates have a correspondingly small effect on the amount of the monthly payments on mortgage loans secured by site-built homes.  Consequently, changes in interest rates may play a smaller role in prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgage on site-built homes.  Conversely, local economic conditions and some of the other factors mentioned above may play a larger role in the prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgages on site-built homes.

If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets (or, in the case of Mortgage Securities, the underlying assets related to the Mortgage Securities), the actual yield to maturity will be lower than that so calculated.  Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets (or, in the case of Mortgage Securities, the underlying assets related to the Mortgage Securities), the actual yield to maturity will be lower than that so calculated.  In either case, if so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, the effect on yield on one or more classes of the Notes or Certificates, as applicable, of that series of prepayments of the Assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to those classes.

When a full prepayment is made on a contract, the borrower is charged interest on the principal amount of the contract so prepaid for the number of days in the month actually elapsed up to the date of the prepayment or some other period specified in the prospectus supplement.  Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Notes or Certificates, as applicable, entitled to payments of interest because interest on the principal amount of any contract so prepaid will be paid only to the date of prepayment rather than for a full month.  A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related contract as of its due date in the month in which the partial prepayment is received or some other date as is specified in the prospectus supplement.

The timing of changes in the rate of principal payments on the Assets (or, in the case of Mortgage Securities, the underlying assets related to the Mortgage Securities) may significantly affect an investor’s actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor’s expectation.  In general, the earlier a principal payment is received on the contracts and distributed on a Security, the greater the effect on that investor’s yield to maturity.  The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a particular period may not be offset by a similar decrease (or increase) in the rate of principal payments at a later time.

The securityholder will bear the risk of not being able to reinvest principal received from a Security at a yield at least equal to the yield on that Security.

Prepayments—Maturity and Weighted Average Life

The rates at which principal payments are received on the Assets included in or comprising a trust fund and the rate at which payments are made from any credit support or Cash Flow Agreement for the related series of Notes or Certificates, as applicable, may affect the ultimate maturity and the weighted average life of each class of that series.  Prepayments on the contracts comprising or underlying the Assets in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Notes or Certificates, as applicable, of the related series.

If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, one or more classes of Notes or Certificates, as applicable, may have a final scheduled Distribution Date, which is the date on or before which the Security Balance of the class of Notes or Certificates, as applicable, is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series.  Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of that security will be repaid to the investor.  The weighted average life of a class of Notes or Certificates, as applicable, of a series will be influenced by the rate at which principal on the Assets is paid to that class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes prepayments, in whole or in part, and liquidations due to default).

In addition, the weighted average life of the Notes or Certificates, as applicable, may be affected by the varying maturities of the Assets in a trust fund.  If any Assets in a particular trust fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Notes or Certificates, as applicable, of the related series, one or more classes of these Notes or Certificates, as applicable, may be fully paid before their respective final scheduled Distribution Dates, even in the absence of prepayments.  Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of contract rates and maturities of the contracts comprising or underlying those Assets.  See “Description of the Trust Funds.”

Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model.  CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans.  SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans.  A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month.  Starting in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the contracts comprising or underlying the Assets.

The prospectus supplement for each series of Notes or Certificates, as applicable, may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Notes or Certificates, as applicable, of that series and the percentage of the initial Security Balance of each class that would be outstanding on specified Distribution Dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the contracts comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or some other standard specified in the prospectus supplement.  These tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Notes or Certificates, as applicable, to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Notes or Certificates, as applicable.  It is unlikely that prepayment of any contracts comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the prospectus supplement.

Other Factors Affecting Weighted Average Life

Type of Asset

If specified in the prospectus supplement, a number of contracts may have balloon payments due at maturity (which, based on the amortization schedule of those contracts, may be a substantial amount), and because the ability of a borrower to make a balloon payment typically will depend on its ability either to refinance the contract or to sell the related manufactured home, there is a risk that a number of Balloon Payment Assets may default at maturity.  The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the borrower’s financial situation, prevailing contract interest rates, the borrower’s equity in the related manufactured home, tax laws and prevailing general economic conditions.  Neither the depositor, the servicer, the master servicer, nor any of their affiliates will be obligated to refinance or repurchase any contract or to sell the manufactured home except to the extent provided in the prospectus supplement.  In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located.  To minimize losses on defaulted contracts, the servicer may modify contracts that are in default or as to which a payment default is reasonably foreseeable.  Any defaulted balloon payment or modification that extends the maturity of a contract will tend to extend the weighted average life of the Notes or Certificates, as applicable, and may thus lengthen the period of time elapsed from the date of issuance of a Security until it is retired.

For some contracts, the contract rate may be stepped up during its terms or may otherwise vary or be adjusted.  Under the applicable underwriting standards, the borrower under each contract generally will be qualified on the basis of the contract rate in effect at origination.  The repayment of any of these contracts may therefore be dependent on the ability of the borrower to make larger level monthly payments following the adjustment of the contract rate.

The contract rates on some ARM Contracts subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently.  During a period of rising interest rates as well as immediately after origination (initial contract rates are generally lower than the sum of the applicable index at origination and the related margin over that index at which interest accrues), the amount of interest accruing on the principal balance of those contracts may exceed the amount of the minimum scheduled monthly payment on the contracts.  As a result, a portion of the accrued interest on negatively amortizing contracts may be added to the principal balance of those contracts and will bear interest at the applicable contract rate.  The addition of any deferred interest to the principal balance of any related class or classes of Notes or Certificates, as applicable, will lengthen the weighted average life of those Notes or Certificates, as applicable, and may adversely affect yield to holders of those Notes or Certificates, as applicable, depending on the price at which those Notes or Certificates, as applicable, were purchased.  In addition, for some ARM Contracts subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on this type of contract would exceed the amount of scheduled principal and accrued interest on the principal balance of that contract, and since that excess will be applied to reduce the principal balance of the related class or classes of Notes or Certificates, as applicable, the weighted average life of those Notes or Certificates, as applicable, will be reduced and may adversely affect yield to holders of those Notes or Certificates, as applicable, depending on the price at which those Notes or Certificates, as applicable, were purchased.

In addition, and as may be described in the prospectus supplement, the related Agreement may provide that all or some of this collected principal may be retained by the trustee (and held in specific temporary investments, including contracts) for a specified period before being used to fund payments of principal to securityholders.

The result of the retention and temporary investment by the trustee of this principal would be to slow the amortization rate of the related Notes or Certificates, as applicable, relative to the amortization rate of the related contracts, or to attempt to match the amortization rate of the related Notes or Certificates, as applicable, to an amortization schedule established at the time the Notes or Certificates, as applicable, are issued.  Any similar feature applicable to any Notes or Certificates, as applicable, may end on the occurrence of events to be described in the prospectus supplement, resulting in the current funding of principal payments to the related securityholders and an acceleration of the amortization of these Notes or Certificates, as applicable.

Termination

If specified in the prospectus supplement, a series of Notes or Certificates, as applicable, may be subject to optional early termination through the repurchase of the Assets in the related trust fund by the party specified in the prospectus supplement, on any date on which the total Security Balance of the Notes or Certificates, as applicable, of that series declines to a percentage specified in the prospectus supplement (generally not to exceed 10%) of the Initial Security Balance, under the circumstances and in the manner set forth therein.  In addition, if so provided in the prospectus supplement, some classes of Notes or Certificates, as applicable, may be purchased or redeemed in the manner set forth therein.  See “Description of the Securities—Termination.”

Defaults

The rate of defaults on the Assets will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Notes or Certificates, as applicable.  In general, defaults on contracts are expected to occur with greater frequency in their early years.  The rate of default on contracts that are refinance or limited documentation contracts, and on contracts with high Loan-to-Value Ratios, may be higher than for other types of contracts.  Furthermore, the rate and timing of prepayments, defaults and liquidations on the contracts will be affected by the general economic condition of the region of the country in which the related manufactured homes are located.  The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Foreclosures

The number of foreclosures or repossessions and the principal amount of the contracts comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of contracts that are repaid in accordance with their terms will affect the weighted average life of the contracts comprising or underlying the Assets and that of the related series of Notes or Certificates, as applicable.

Refinancing

At the request of a borrower, the servicer may allow the refinancing of a contract in any trust fund by accepting prepayments on the contract and permitting a new loan secured by a mortgage on the same property.  In the event of that refinancing, the new loan would not be included in the related trust fund and, therefore, that refinancing would have the same effect as a prepayment in full of the related contract.  A servicer may, from time to time, implement programs designed to encourage refinancing.  These programs may include modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives.  In addition, servicers may encourage the refinancing of contracts, including defaulted contracts, which would permit creditworthy borrowers to assume the outstanding indebtedness of those contracts.

Due-on-Sale Clauses

The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the servicer and permit the acceleration of the maturity of the contracts by the servicer upon any sale or transfer that is not consented to.  It is expected that the servicer will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts.  In some cases, the transfer may be made by a delinquent borrower to avoid a repossession of the manufactured home.  In the case of a transfer of a manufactured home after which the servicer desires to accelerate the maturity of related contract, the servicer’s ability to do so will depend on the enforceability under state law of the due-on-sale clause.

The Depositor

ACE Securities Corp., the depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998.  The principal executive offices of the depositor are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211.  Its telephone number is (704) 365-0569.  The depositor does not have, nor is it expected in the future to have, any significant assets.

The limited purposes of the depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

All of the shares of capital stock of the depositor are held by Altamont Holdings Corp., a Delaware corporation.

Description of the Securities

General

The Securities issued in each series will include either asset-backed certificates (the “Certificates”) or asset-backed notes (the “Notes”, and together with the Certificates, the “Securities”).  The Certificates of each series (including any class of Certificates not offered by this prospectus) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement.  The “Notes” of each series will represent indebtedness of the related trust fund and will be issued and secured pursuant to an indenture.  Each series of Notes or Certificates, as applicable, will consist of one or more classes of Notes or Certificates, as applicable, that may:

•

provide for the accrual of interest on the series of Notes or Certificates, as applicable, based on fixed, variable or adjustable rates;

•

be senior (collectively, “Senior Notes” or “Senior Certificates,” or subordinate (“collectively, Subordinate Notes” or “Subordinate Certificates,” and collectively, “Subordinate Securities”) to one or more other classes of Notes or Certificates, as applicable, in respect of distributions on the Notes or Certificates, as applicable,;

•

be entitled either to (A) principal distributions, with disproportionately low, nominal or no interest distributions or (B) interest distributions, with disproportionately low, nominal or no principal distributions (collectively, “Strip Securities”);

•

provide for distributions of accrued interest on the series of Notes or Certificates, as applicable, which begin only following the occurrence of specific events, that as the retirement of one or more other classes of Notes or Certificates, as applicable, of that series (collectively, “Accrual Securities”);

•

provide for payments of principal as described in the prospectus supplement, from all or only a portion of the Assets in that trust fund, to the extent of available funds, in each case as described in the prospectus supplement; and/or

•

provide for distributions based on a combination of two or more components of the Notes or Certificates, as applicable, with one or more of the characteristics described in this paragraph including a Strip Security component.

If specified in the prospectus supplement, distributions on one or more classes of a series of Notes or Certificates, as applicable, may be limited to collections from a designated portion of the Assets in the related trust fund (each portion of the Assets, an “Asset Group”).  Any of these classes may include classes of Offered Notes or Offered Certificates, as applicable.

Each class of Notes or Certificates, as applicable, offered by this prospectus and the related prospectus supplement (the “Offered Notes” and the “Offered Certificates,” respectively, and together, the “Offered Securities”) will be issued in minimum denominations corresponding to the Security Balances or, in the case of some classes of Strip Securities, notional amounts or percentage interests specified in the prospectus supplement.  The transfer of any Offered Notes or Offered Certificates, as applicable, may be registered and those Notes or Certificates, as applicable, may be exchanged without the payment of any service charge payable in connection with that registration of transfer or exchange, but the depositor or the trustee or any agent of the depositor or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.  One or more classes of Notes or Certificates, as applicable, of a series may be issued in fully registered, certificated form (“Definitive Notes” or “Definitive Certificates,” and collectively, “Definitive Securities”) or in book-entry form (“Book-Entry Notes” or “Book-Entry Certificates,” and collectively, “Book-Entry Securities”), as provided in the prospectus supplement.  See “Description of the Securities—Book-Entry Registration and Definitive Securities.”  Definitive Notes or Definitive Certificates, as applicable, will be exchangeable for other Notes or Certificates, as applicable, of the same class and series of a similar total Security Balance, notional amount or percentage interest but of different authorized denominations.

Distributions

Distributions on the Notes or Certificates, as applicable, of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the prospectus supplement from the Available Distribution Amount for that series and that Distribution Date.  Distributions (other than the final distribution) will be made to the persons in whose names the Notes or Certificates, as applicable, are registered at the close of business on, unless a different date is specified in the prospectus supplement, the last business day of the month preceding the month in which the Distribution Date occurs (the “Record Date”), and the amount of each distribution will be determined as of the close of business on the date specified in the prospectus supplement (the “Determination Date”).  All distributions for each class of Notes or Certificates, as applicable, on each Distribution Date will be allocated pro rata among the outstanding securityholders in that class or by random selection or as described in the prospectus supplement.  Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities for these payments, if that securityholder has so notified the trustee or other person required to make those payments no later than the date specified in the prospectus supplement (and, if so provided in the prospectus supplement, holds Notes or Certificates, as applicable, in the requisite amount specified in the prospectus supplement), or by check mailed to the address of the person entitled to the payment as it appears on the Security Register; provided, however, that the final distribution in retirement of the Notes or Certificates, as applicable, will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the location specified in the notice to securityholders of that final distribution.

Available Distribution Amount

All distributions on the Notes or Certificates, as applicable, of each series on each Distribution Date will be made from the Available Distribution Amount described below, subject to the terms described in the prospectus supplement.  Generally, the “Available Distribution Amount” for each Distribution Date equals the sum of the following amounts:

(1)

the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive, unless otherwise specified in the prospectus supplement, of:

(a)

all scheduled payments of principal and interest collected but due on a date after the related Due Period (unless a different period is specified in the prospectus supplement, a “Due Period “ for any Distribution Date will begin on the second day of the month in which the immediately preceding Distribution Date occurs, or the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

(b)

all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, all proceeds of any FHA insurance, VA Guaranty Policy or insurance policies to be maintained for each Asset (to the extent that proceeds are not applied to the restoration of the Asset or released in accordance with the normal servicing procedures of a servicer, subject to the terms and conditions applicable to the related Asset) (collectively, “Insurance Proceeds”), all other amounts received and retained in connection with the liquidation of Assets in default in the trust fund (“Liquidation Proceeds”), and other unscheduled recoveries received after the related Due Period, or other period specified in the prospectus supplement,

(c)

all amounts in the Collection Account that are due or reimbursable to the depositor, the trustee, an Asset Seller, a servicer, the master servicer or any other entity as specified in the prospectus supplement or that are payable in respect of particular expenses of the related trust fund, and

(d)

all amounts received for a repurchase of an Asset from the trust fund for defective documentation or a breach of representation or warranty received after the related Due Period, or other period specified in the prospectus supplement;

(2)

if the prospectus supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

(3)

all advances made by a servicer or the master servicer or any other entity as specified in the prospectus supplement for that Distribution Date;

(4)

if and to the extent the prospectus supplement so provides, amounts paid by a servicer or any other entity as specified in the prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

(5)

to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any credit support for that Distribution Date.

As described below, unless otherwise specified in the prospectus supplement, the entire Available Distribution Amount will be distributed among the related Notes or Certificates, as applicable (including any Notes or Certificates, as applicable, not offered by this prospectus) on each Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.

The prospectus supplement for a series of Notes or Certificates, as applicable, will describe any variation in the calculation or distribution of the Available Distribution Amount for that series.

Distributions of Interest on the Securities

Each class of Notes or Certificates, as applicable, (other than classes of Strip Securities which have no Interest Rate), may have a different Interest Rate, which will be a fixed, variable or adjustable rate at which interest will accrue on that class or a component of that class (the “Interest Rate” in the case of Certificates).  The prospectus supplement will specify the Interest Rate for each class or component or, in the case of a variable or adjustable Interest Rate, the method for determining the Interest Rate.  Interest on the Notes or Certificates, as applicable, will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless the prospectus supplement specifies a different basis.

Distributions of interest on the Notes or Certificates, as applicable, of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest starting only on the Distribution Date, or under the circumstances, specified in the prospectus supplement, and any class of Strip Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for that class and that Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that Distribution Date.  Before any interest is distributed on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on that class will instead be added to the Security Balance of that class on each Distribution Date.

For each class of Notes or Certificates, as applicable, and each Distribution Date (other than some classes of Strip Securities), “Accrued Security Interest” will be equal to interest accrued during the related Accrual Period on the outstanding Security Balance of the class of Notes or Certificates, as applicable, immediately before the Distribution Date, at the applicable Interest Rate, reduced as described below.  Accrued Security Interest on some classes of Strip Securities will be equal to interest accrued during the related Accrual Period on the outstanding notional amount of the Strip Security immediately before each Distribution Date, at the applicable Interest Rate, reduced as described below, or interest accrual in the manner described in the prospectus supplement.  The method of determining the notional amount for a particular class of Strip Securities will be described in the prospectus supplement.  Reference to notional amount is solely for convenience in some of the calculations and does not represent the right to receive any distributions of principal.  Unless otherwise provided in the prospectus supplement, the Accrued Security Interest on a series of Notes or Certificates, as applicable, will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments before the due date in that accrual period on the contracts comprising or underlying the Assets in the trust fund for that series.  The particular manner in which these shortfalls are to be allocated among some or all of the classes of Notes or Certificates, as applicable, of that series will be specified in the prospectus supplement.  The prospectus supplement will also describe the extent to which the amount of Accrued Security Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Notes or Offered Certificates, as applicable, may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on the contracts comprising or underlying the Assets in the related trust fund.  Unless otherwise provided in the prospectus supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Notes or Certificates, as applicable, by reason of the allocation to that class of a portion of any deferred interest on the contracts comprising or underlying the Assets in the related trust fund will result in a corresponding increase in the Security Balance of that class.  See “Yield Considerations.”

Distributions of Principal of the Securities

The Notes or Certificates, as applicable, of each series, other than some classes of Strip Securities, will have a “Security Balance” which, at any time, will equal the then maximum amount that the holder will be entitled to receive on principal out of the future cash flow on the Assets and other assets included in the related trust fund.  The outstanding Security Balance of a Security will be reduced:

•

to the extent of distributions of principal on that Security from time to time and

•

if and to the extent provided in the prospectus supplement, by the amount of losses incurred on the related Assets.

The outstanding Security Balance of a Security:

•

may be increased in respect of deferred interest on the related contracts, to the extent provided in the prospectus supplement and

•

in the case of Accrual Securities, will be increased by any related Accrued Security Interest up until the Distribution Date on which distributions of interest are required to begin.

If specified in the prospectus supplement, the initial total Security Balance of all classes of Notes or Certificates, as applicable, of a series will be greater than the outstanding total principal balance of the related Assets as of the applicable Cut-off Date.  The initial total Security Balance of a series and each class of the series will be specified in the prospectus supplement.  Distributions of principal will be made on each Distribution Date to the class or classes of Notes or Certificates, as applicable, in the amounts and in accordance with the priorities specified in the prospectus supplement.  Some classes of Strip Securities with no Security Balance are not entitled to any distributions of principal.

If specified in the related prospectus supplement, the trust fund may issue notes or certificates, as applicable, from time to time and use the proceeds of this issuance to make principal payments with respect to a series.

Revolving Period

The applicable prospectus supplement may provide that all or a portion of the principal collections may be applied by the trustee to the acquisition of subsequent Revolving Credit Line Loans or asset-backed or mortgage backed securities during a specified period rather than used to distribute payments of principal to noteholders or certificateholders, as applicable, during that period.  These notes or certificates, as applicable, would then possess an interest only period, also commonly referred to as a “Revolving Period”, which will be followed by an “Amortization Period”, during which principal will be paid.  Any interest only or revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the notes or certificates, as applicable.

Components

To the extent specified in the prospectus supplement, distribution on a class of Notes or Certificates, as applicable, may be based on a combination of two or more different components as described under “—General” above.  To that extent, the descriptions set forth under “—Distributions of Interest on the Securities” and “—Distributions of Principal of the Securities” above also relate to components of the component class of Notes or Certificates, as applicable.  References in those sections to Security Balance may refer to the principal balance, if any, of these components and reference to the Interest Rate may refer to the Interest Rate, if any, on these components.

Distributions on the Securities of Prepayment Premiums

If so provided in the prospectus supplement, Prepayment Premiums that are collected on the contracts in the related trust fund will be distributed on each Distribution Date to the class or classes of Notes or Certificates, as applicable, entitled to the distribution as described in the prospectus supplement.

Allocation of Losses and Shortfalls

If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, consisting of one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of those losses or shortfalls will be borne first by a class of Subordinate Notes or Subordinate Certificates, as applicable, in the priority and manner and subject to the limitations specified in the prospectus supplement.  See “Description of Credit Support” for a description of the types of protection that may be included in a trust fund against losses and shortfalls on Assets comprising that trust fund.  The prospectus supplement for a series of Notes or Certificates, as applicable, will describe the entitlement, if any, of a class of Notes or Certificates, as applicable, whose Security Balance has been reduced to zero as a result of distributions or the allocation of losses on the related Assets to recover any losses previously allocated to that class from amounts received on the Assets.  However, if the Security Balance of a class of Notes or Certificates, as applicable, has been reduced to zero as the result of principal distributions, the allocation of losses on the Assets, an optional termination or an optional purchase or redemption, that class will no longer be entitled to receive principal distributions from amounts received on the assets of the related trust fund, including distributions in respect of principal losses previously allocated to that class.

Advances in Respect of Delinquencies

If so provided in the prospectus supplement, the servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the related Collection Account that are not included in the Available Distribution Amount for that Distribution Date, in an amount equal to the total of payments of (1) principal (other than any balloon payments) and (2) interest (net of related servicing fees and Retained Interest) that were due on the Assets in that trust fund during the related Due Period and were delinquent on the related Determination Date, subject to a good faith determination that the advances will be reimbursable from Related Proceeds (as defined below).  In the case of a series of Notes or Certificates, as applicable, that includes one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, and if so provided in the prospectus supplement, the servicer’s (or another entity’s) advance obligation may be limited only to the portion of those delinquencies necessary to make the required distributions on one or more classes of Senior Notes or Senior Certificates, as applicable, and/or may be subject to a good faith determination that advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of those Subordinate Notes or Subordinate Certificates, as applicable.  See “Description of Credit Support.”

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Notes or Certificates, as applicable, entitled to the payments, rather than to guarantee or insure against losses.  Advances of the servicer’s (or another entity’s) funds will be reimbursable only out of related recoveries on the Assets (including amounts received under any form of credit support) respecting which those advances were made (as to any Assets, “Related Proceeds”) and from any other amounts specified in the prospectus supplement, including out of any amounts otherwise distributable on one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, of that series; provided, however, that any advance will be reimbursable from any amounts in the related Collection Account before any distributions being made on the Notes or Certificates, as applicable, to the extent that the servicer (or some other entity) determines in good faith that that advance (a “Nonrecoverable Advance”) is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on the Subordinate Notes or Subordinate Certificates, as applicable.  If advances have been made by the servicer from excess funds in the related Collection Account, the servicer is required to replace these funds in that Collection Account on any future Distribution Date to the extent that funds in that Collection Account on that Distribution Date are less than payments required to be made to securityholders on that date.  If specified in the prospectus supplement, the obligations of the servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty.  If applicable, information regarding the characteristics of and the identity of any borrower on any surety bond will be set forth in the prospectus supplement.

If and to the extent so provided in the prospectus supplement, the servicer (or another entity) will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself this interest periodically from general collections on the Assets before any payment to securityholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

If specified in the prospectus supplement, the master servicer or the trustee will be required to make advances, subject to specific conditions described in the prospectus supplement, in the event of a servicer default.

Reports to Securityholders

With each distribution to holders of any class of Notes or Certificates, as applicable, of a series, the servicer, the master servicer or the trustee, as provided in the prospectus supplement, will forward or cause to be forwarded to each holder, to the depositor and to any other parties as may be specified in the related Agreement, a statement containing the information specified in the prospectus supplement, or if no information is specified in the prospectus supplement, generally setting forth, in each case to the extent applicable and available:

(1)

the amount of that distribution to holders of Notes or Certificates, as applicable, of that class applied to reduce the Security Balance of the Notes or Certificates, as applicable,;

(2)

the amount of that distribution to holders of Notes or Certificates, as applicable, of that class allocable to Accrued Security Interest;

(3)

the amount of that distribution allocable to Prepayment Premiums;

(4)

the amount of related servicing compensation and any other customary information as is required to enable securityholders to prepare their tax returns;

(5)

the total amount of advances included in that distribution, and the total amount of unreimbursed advances at the close of business on that Distribution Date;

(6)

the total principal balance of the Assets at the close of business on that Distribution Date;

(7)

the number and total principal balance of contracts in respect of which

(a)

one scheduled payment is delinquent,

(b)

two scheduled payments are delinquent,

(c)

three or more scheduled payments are delinquent and

(d)

foreclosure proceedings have begun;

(8)

for any contract liquidated during the related Due Period, (a) the portion of the related liquidation proceeds payable or reimbursable to a servicer (or any other entity) in respect of that contract and (b) the amount of any loss to securityholders;

(9)

with respect to collateral acquired by the trust fund through foreclosure or otherwise (an “REO Property”) relating to a or contract and included in the trust fund as of the end of the related Due Period, the date of acquisition;

(10)

for each REO Property relating to a contract and included in the trust fund as of the end of the related Due Period,

(a)

the book value,

(b)

the principal balance of the related contract immediately following that Distribution Date (calculated as if that contract were still outstanding taking into account limited modifications to the terms of the contract specified in the Agreement),

(c)

the total amount of unreimbursed servicing expenses and unreimbursed advances in respect of the REO Property and

(d)

if applicable, the total amount of interest accrued and payable on related servicing expenses and related advances;

(11)

for any REO Property sold during the related Due Period

(a)

the total amount of sale proceeds,

(b)

the portion of those sales proceeds payable or reimbursable to the master servicer in respect of that REO Property or the related contract and

(c)

the amount of any loss to securityholders in respect of the related contract;

(12)

the total Security Balance or notional amount, as the case may be, of each class of Notes or Certificates, as applicable (including any class of Notes or Certificates, as applicable, not offered by this prospectus) at the close of business on that Distribution Date, separately identifying any reduction in that Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities if any Accrued Security Interest has been added to that balance;

(13)

the total amount of principal prepayments made during the related Due Period;

(14)

the amount deposited in the reserve fund, if any, on that Distribution Date;

(15)

the amount remaining in the reserve fund, if any, as of the close of business on that Distribution Date;

(16)

the total unpaid Accrued Security Interest, if any, on each class of Notes or Certificates, as applicable, at the close of business on that Distribution Date;

(17)

in the case of Notes or Certificates, as applicable, with a variable Interest Rate, the Interest Rate applicable to that Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the prospectus supplement;

(18)

in the case of Notes or Certificates, as applicable, with an adjustable Interest Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Interest Rate applicable to that Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the prospectus supplement;

(19)

as to any series that includes credit support, the amount of coverage of each instrument of credit support included as of the close of business on that Distribution Date;

(20)

during the Pre-Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire Subsequent Assets since the preceding Distribution Date;

(21)

during the Pre-Funding Period, the amount remaining in the Capitalized Interest Account; and

(22)

the total amount of payments by the borrowers of

(a)

default interest,

(b)

late charges and

(c)

assumption and modification fees collected during the related Due Period.

Within a reasonable period of time after the end of each calendar year, the servicer, the master servicer or the trustee, as provided in the prospectus supplement, will furnish to each securityholder of record at any time during the calendar year the information required by the Internal Revenue Code of 1986, as amended (the “Code”) and applicable regulations under the Code to enable securityholders to prepare their tax returns.  See “Description of the Securities—Book-Entry Registration and Definitive Securities.”

Termination

The obligations created by the related Agreement for each series of Notes or Certificates, as applicable, will terminate upon the payment to securityholders of that series of all amounts held in the Collection Accounts or by a servicer, the master servicer, if any, or the trustee and required to be paid to them pursuant to that Agreement following the earlier of (1) the final payment or other liquidation of the last Asset subject to the related Agreement or the disposition of all property acquired upon foreclosure of any contract subject to the Agreement and (2) the purchase of all of the assets of the trust fund by the party entitled to effect that termination, under the circumstances and in the manner set forth in the prospectus supplement.  In no event, however, will the trust fund continue beyond the date specified in the prospectus supplement. Written notice of termination of the Agreement will be given to each securityholder, and the final distribution will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the location to be specified in the notice of termination.

If specified in the prospectus supplement, a series of Notes or Certificates, as applicable, may be subject to optional early termination through the purchase of the Assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement.  If so provided in the prospectus supplement, upon the reduction of the Security Balance of a specified class or classes of Notes or Certificates, as applicable, by a specified percentage, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of those assets to retire that class or classes or purchase that class or classes at a price set forth in the prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.  That price will at least equal the outstanding Security Balances and any accrued and unpaid interest on the Security Balances (including any unpaid interest shortfalls for prior Distribution Dates).  Any sale of the Assets of the trust fund will be without recourse to the trust fund or the securityholders.  Any purchase or solicitation of bids may be made only when the total Security Balance of that class or classes declines to a percentage of the Initial Security Balance of those Notes or Certificates, as applicable (not to exceed 10%) specified in the prospectus supplement.  In addition, if so provided in the prospectus supplement, some classes of Notes or Certificates, as applicable, may be purchased or redeemed in the manner set forth in the prospectus supplement at a price at least equal to the outstanding Security Balance of each class so purchased or redeemed and any accrued and unpaid interest on the Security Balance (including any unpaid interest shortfalls for prior Distribution Dates).

Optional Purchases

Subject to the provisions of the applicable Agreement, the depositor, the servicer or any other party specified in the prospectus supplement may, at that party’s option, repurchase any contract that is in default or as to which default is reasonably foreseeable if, in the depositor’s, the servicer’s or any other party’s judgment, the related default is not likely to be cured by the borrower or default is not likely to be averted, at a price equal to the unpaid principal balance of the contract plus accrued interest on the contract and under the conditions set forth in the prospectus supplement.

Book-Entry Registration and Definitive Securities

General

If provided for in the prospectus supplement, one or more classes of the Offered Notes or Offered Certificates, as applicable, of any series will be issued as Book-Entry Notes or Book-Entry Certificates, as applicable, and each of these classes will be represented by one or more single Notes or Certificates, as applicable, registered in the name of a nominee for the depository, The Depository Trust Company (“DTC”) and, if provided in the prospectus supplement, additionally through Clearstream Luxembourg, société anonyme (“Clearstream Luxembourg”) or the Euroclear System (“Euroclear”).  Each class of Book-Entry Notes or Book-Entry Certificates, as applicable, will be issued in one or more certificates or notes, as the case may be, that equal the initial principal amount of the related class of Offered Notes or Offered Certificates, as applicable, and will initially be registered in the name of Cede & Co.

No person acquiring an interest in a Book-Entry Security (each, a “Beneficial Owner”) will be entitled to receive a Definitive Security, except as set forth below under “—Definitive Securities.”  Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued for the Book-Entry Notes or Book-Entry Certificates, as applicable, under the limited circumstances described in the applicable prospectus supplement or this prospectus, all references to actions by securityholders with respect to the Book-Entry Notes or Book-Entry Certificates, as applicable, will refer to actions taken by DTC, Clearstream Luxembourg or Euroclear upon instructions from their Participants (as defined below), and all references in this prospectus to distributions, notices, reports and statements to securityholders with respect to the Book-Entry Notes or Book-Entry Certificates, as applicable, will refer to distributions, notices, reports and statements to DTC, Clearstream Luxembourg or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream Luxembourg and Euroclear.

Beneficial Owners will hold their Book-Entry Notes or Book-Entry Certificates, as applicable, through DTC in the United States, or, if the Offered Notes or Offered Certificates, as applicable, are offered for sale globally, through Clearstream Luxembourg or Euroclear in Europe if they are participating organizations (“Participants”) of those systems.  Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations.  Indirect access to the DTC, Clearstream Luxembourg and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

DTC

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code (“UCC”) and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  DTC was created to hold securities for its Participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in their accounts, thus eliminating the need for physical movement of securities.  In accordance with its normal procedures, DTC is expected to record the positions held by each of its Participants in the Book-Entry Notes or Book-Entry Certificates, as applicable, whether held for its own account or as a nominee for another person.  In general, beneficial ownership of Book-Entry Notes or Book-Entry Certificates, as applicable, will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

Clearstream Luxembourg

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Cedel S.A.”, a company with limited liability under Luxembourg law (a société anonyme).  Cedel S.A. subsequently changed its name to Cedelbank.  On January 10, 2000, Cedelbank’s parent company, Cedel International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Börse Clearing AG (“DBC”).  The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Börse AG.  The shareholders of these two entities are banks, securities dealers and financial institutions.  Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries.  No single entity may own more than 5 percent of Cedel International’s stock.

Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name.  The new brand name that was chosen is “Clearstream”.  With effect from January 14, 2000 New CI has been renamed “Clearstream International, société anonyme”.  On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme”, and Cedel Global Services was renamed “Clearstream Services, société anonyme”.

On January 17, 2000 DBC was renamed “Clearstream Banking AG”.  This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking”, the entity previously named “Cedelbank” and the entity previously named “Deutsche Börse Clearing AG”.

Clearstream, Luxembourg holds securities for its customers (“Clearstream, Luxembourg Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates.  Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars.  Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships.  Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF”, which supervises Luxembourg banks.  Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks.  Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States.  Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.  Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

Euroclear

Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash.  Transactions may be settled in any of 32 currencies, including United States dollars.  Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative Corporation”).  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative Corporation.  The Cooperative Corporation establishes policy for Euroclear on behalf of its Participants.  Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.  Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Participant of Euroclear, either directly or indirectly.

The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System, and is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.  All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of its Participants, and has no record of or relationship with persons holding through Participants of Euroclear.

Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold positions in customers’ securities accounts in the depositaries names on the books of DTC.  Citibank will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (individually the “Relevant Depositary” and collectively, the “European Depositaries”).

Beneficial Ownership of Book–Entry Securities

Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate, or note representing a Note.  Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, it is anticipated that the only “securityholder” of the Offered Notes or Offered Certificates, as applicable, will be Cede & Co., as nominee of DTC.  Beneficial Owners will not be “Certificateholders” as that term is used in any Agreement, nor “Noteholders” as that term is used in any indenture.  Beneficial Owners are only permitted to exercise their rights indirectly through Participants, DTC, Clearstream Luxembourg or Euroclear, as applicable.

The Beneficial Owner’s ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the Beneficial Owner’s account for that purpose.  In turn, the Financial Intermediary’s ownership of a Book-Entry Security will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner’s Financial Intermediary is not a Participant of DTC and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Notes or Offered Certificates, as applicable, from the trustee through DTC and its Participants.  While the Offered Notes or Offered Certificates, as applicable, are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Notes or Offered Certificates, as applicable, and is required to receive and transmit distributions of principal of, and interest on, the Offered Notes or Offered Certificates, as applicable.  Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Offered Notes or Offered Certificates, as applicable, are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners.  Accordingly, although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

Beneficial Owners will not receive or be entitled to receive certificates or notes representing their respective interests in the Offered Notes or Offered Certificates, as applicable, except under the limited circumstances described below.  Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Notes or Offered Certificates, as applicable, only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Offered Notes or Offered Certificates, as applicable, by book-entry transfer, through DTC for the account of the purchasers of the Offered Notes or Offered Certificates, as applicable, which account is maintained with their respective Participants.  Under the Rules and in accordance with DTC’s normal procedures, transfer of ownership of Book-Entry Notes or Book-Entry Certificates, as applicable, will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.  Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

Because of time zone differences, any credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  These credits or any transactions in securities settled during this processing will be reported to the relevant Participants of Clearstream Luxembourg or Euroclear on that business day.  Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Participant of Clearstream Luxembourg or Euroclear to a Participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.  For information with respect to tax documentation procedures relating to the Notes or Certificates, as applicable, see “Material Federal Income Tax Considerations — Tax Treatment of Foreign Investors” in this prospectus and, if the Book-Entry Notes or Book-Entry Certificates, as applicable, are globally offered and the prospectus supplement so provides, see “Global Clearance, Settlement and Tax Documentation Procedures — Certain U.S. Federal Income Tax Documentation Requirements” in Annex I to the prospectus supplement.

Transfers between Participants of DTC will occur in accordance with DTC Rules.  Transfers between Participants of Clearstream Luxembourg or Euroclear will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Participants of Clearstream Luxembourg or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC.  Participants of Clearstream Luxembourg or Euroclear may not deliver instructions directly to the European Depositaries.

Distributions on the Book-Entry Notes or Book-Entry Certificates, as applicable, will be made on each Distribution Date by the Trustee to DTC.  DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable Participants of DTC in accordance with DTC’s normal procedures.  Each Participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, that it represents and to each Financial Intermediary for which it acts as agent.  Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, that it represents.

Under a book-entry format, Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, may experience some delay in their receipt of payments, because the distributions will be forwarded by the Trustee to Cede & Co.  Any distributions on Notes or Certificates, as applicable, held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Participants of Clearstream Luxembourg or Euroclear in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary.  These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  See “Material Federal Income Tax Considerations — REMICs — Taxation of Certain Foreign Investors” in this prospectus.  Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Notes or Book-Entry Certificates, as applicable, to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Notes or Book-Entry Certificates, as applicable, may be limited due to the lack of physical securities for the Book-Entry Notes or Book-Entry Certificates, as applicable.  In addition, issuance of the Book-Entry Notes or Book-Entry Certificates, as applicable, in book-entry form may reduce the liquidity of the securities in the secondary market since potential investors may be unwilling to purchase Notes or Certificates, as applicable, for which they cannot obtain physical securities.

Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes or Book-Entry Certificates, as applicable, of Beneficial Owners are credited.

Generally, DTC will advise the applicable trustee that unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes or Book-Entry Certificates, as applicable, under the Agreement or indenture, as applicable, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes or Book-Entry Certificates, as applicable, are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Notes or Book-Entry Certificates, as applicable.  If the Book-Entry Notes or Book-Entry Certificates, as applicable, are globally offered, Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the Agreement or indenture, as applicable, on behalf of a Participant of Clearstream Luxembourg or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC.  DTC may take actions, at the direction of the related Participants, with respect to some Offered Notes or Offered Certificates, as applicable, that conflict with actions taken with respect to other Offered Notes or Offered Certificates, as applicable.

Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Notes or Book-Entry Certificates, as applicable, among Participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes or Book-Entry Certificates, as applicable, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Securities

Notes or Certificates, as applicable, initially issued in book-entry form will be issued as Definitive Notes or Definitive Certificates, as applicable, to Beneficial Owners or their nominees, rather than to DTC or its nominee only

(1)

if the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Notes or Certificates, as applicable, and the depositor is unable to locate a qualified successor,

(2)

if the depositor, at its option, in writing, with the consent of the applicable Participants, elects to end the book-entry system through DTC or

(3)

in accordance with any other provisions described in the prospectus supplement.

Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Notes or Definitive Certificates, as applicable, for the Beneficial Owners.  Upon surrender by DTC of the security or securities representing the Book-Entry Notes or Book-Entry Certificates, as applicable, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the Definitive Notes or Definitive Certificates, as applicable, to which they are entitled, and thereafter the trustee will recognize the holders of those Definitive Notes or Definitive Certificates, as applicable, as securityholders under the Agreement.

Description of the Agreements

Agreements Applicable to a Series

REMIC Securities, and Grantor Trust Securities

Notes or Certificates, as applicable, representing interests in a trust fund, or a portion of a trust fund, that the trustee will elect to have treated as a real estate mortgage investment conduit (“REMIC”) under Sections 860A through 860G of the Code (“REMIC Securities”), or Grantor Trust Securities (as defined in this prospectus), will be issued, and the related trust fund will be created, pursuant to a pooling and servicing agreement or trust agreement (in either case, generally referred to in this prospectus as the “pooling and servicing agreement”) among the depositor, the trustee and the sole servicer or master servicer, as applicable.  The Assets of that trust fund will be transferred to the trust fund and thereafter serviced in accordance with the terms of the pooling and servicing agreement.  In the event there are multiple servicers of the Assets of that trust fund, or in the event the Securities consist of Notes, each servicer will perform its servicing functions pursuant to a related underlying servicing agreement.

Securities That Are Partnership Interests for Tax Purposes and Notes

Certificates, as applicable, that are intended to be treated as partnership interests for tax purposes will be issued, and the related trust fund will be created, pursuant to the pooling and servicing agreement or trust agreement.

A series of Notes issued by a trust fund that is intended to be treated as a partnership or disregarded entity for tax purposes will be issued pursuant to an indenture between the related trust fund and an indenture trustee named in the prospectus supplement.  The trust fund will be established either as a statutory business trust under the law of the State of Delaware or as a common law trust under the law of the State of New York pursuant to a trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes.  The Assets securing payment on the Notes will be serviced in accordance with a sale and servicing agreement or servicing agreement.

Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements

General

The following summaries describe the material provisions that may appear in each pooling and servicing agreement, sale and servicing agreement or servicing agreement (each an “Agreement”).  The prospectus supplement for a series of Notes or Certificates, as applicable, will describe any provision of the Agreement relating to that series that materially differs from the description of those provisions contained in this prospectus.  The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the Agreement for each trust fund and the description of those provisions in the prospectus supplement.  The provisions of each Agreement will vary depending on the nature of the Notes or Certificates, as applicable, to be issued under the Agreement and the nature of the related trust fund.  As used in this prospectus for any series, the term “Security” refers to all of the Notes or Certificates, as applicable, of that series, whether or not offered by this prospectus and by the prospectus supplement, unless the context otherwise requires.  A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part.  The depositor will provide a copy of the pooling and servicing agreement (without exhibits) relating to any series of Notes or Certificates, as applicable, without charge upon written request of a securityholder of that series addressed to ACE Securities Corp., 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211, Attention: Evelyn Echevarria.

The servicer or master servicer and the trustee for any series of Notes or Certificates, as applicable, will be named in the prospectus supplement.  In the event there are multiple servicers for the Assets in a trust fund, a master servicer will perform some of the administration, calculation and reporting functions for that trust fund and will supervise the related servicers pursuant to a pooling and servicing agreement.  For a series involving a master servicer, references in this prospectus to the servicer will apply to the master servicer where non-servicing obligations are described.  If specified in the prospectus supplement, a manager or administrator may be appointed pursuant to the pooling and servicing agreement for any trust fund to administer that trust fund.

Assignment of Assets; Repurchases

At the time of issuance of any series of Notes or Certificates, as applicable, the depositor will assign (or cause to be assigned) to the designated trustee the Assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to those Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest.  The trustee will, concurrently with that assignment, deliver the Notes or Certificates, as applicable, to the depositor in exchange for the Assets and the other assets comprising the trust fund for that series.  Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement.  That schedule will include detailed information to the extent available and relevant

(1)

in respect of each contract included in the related trust fund, including the outstanding principal amount and the contract rate; and

(2)

in respect of each Mortgage Security, the original and outstanding principal amount, if any, and the interest rate on the Mortgage Security.

For each contract, the servicer, which may also be the asset seller, generally will maintain custody of the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract.  To give notice of the right, title and interest of the trustee in the contracts, the depositor will cause UCC-1 financing statements to be executed by the related asset seller identifying the depositor as secured party and by the depositor identifying the trustee as the secured party and, in each case, identifying all contracts as collateral.  The contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trust fund only to the extent specified in the prospectus supplement.  Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of that assignment, the interest of the trustee in the contracts could be defeated.

While the contract documents will not be reviewed by the trustee or the servicer, if the servicer finds that any document is missing or defective in any material respect, the servicer will be required to immediately notify the depositor and the relevant asset seller or other entity specified in the prospectus supplement.  If the asset seller or some other entity cannot cure the omission or defect within a specified number of days after receipt of this notice, then the asset seller or that other entity will be obligated, within a specified number of days of receipt of this notice, to repurchase the related contract from the trustee at the purchase price or substitute for that contract.  There can be no assurance that an asset seller or any other entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for that contract if the asset seller or any other entity defaults on its obligation.  This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.  To the extent specified in the prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for that asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of that breach or defect.

Mortgage Securities will be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of Mortgage Securities issued only in book-entry form, through the depository with respect to the Mortgage Securities, in accordance with the procedures established by the issuer or guarantor for registration of those certificates, and distributions on those securities to which the trust fund is entitled will be made directly to the trustee.

Representations and Warranties; Repurchases

To the extent provided in the prospectus supplement the depositor will, for each Asset, assign representations and warranties, as of a specified date (the person making those representations and warranties, the “Warranting Party”) covering, by way of example, the following types of matters:

•

the accuracy of the information set forth for that Asset on the schedule of Assets appearing as an exhibit to the related Agreement;

•

for each contract, that the contract creates a valid first security interest in or lien on the related manufactured home;

•

the authority of the Warranting Party to sell the Asset;

•

the payment status of the Asset; and

•

the existence of hazard and extended perils insurance coverage on the manufactured home.

Any Warranting Party shall be an Asset Seller or an affiliate of the Asset Seller or any other person acceptable to the depositor and will be identified in the prospectus supplement.

Representations and warranties made in respect of an Asset may have been made as of a date before the applicable Cut-off Date.  A substantial period of time may have elapsed between that date and the date of initial issuance of the related series of Notes or Certificates, as applicable, evidencing an interest in that Asset.  In the event of a breach of any of these representations or warranties, the Warranting Party will be obligated to reimburse the trust fund for losses caused by that breach or either cure that breach or repurchase or replace the affected Asset as described below.  Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of that representation and warranty only if the relevant event that causes that breach occurs before that date.  That party would have no obligations if the relevant event that causes that breach occurs after that date.

Each Agreement will provide that the servicer and/or trustee or another entity identified in the prospectus supplement will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of an Asset that materially and adversely affects the value of that Asset or the interests in the prospectus supplement of the securityholders.  If the Warranting Party cannot cure that breach within a specified period following the date on which that party was notified of that breach, then the Warranting Party will be obligated to repurchase that Asset from the trustee within a specified period from the date on which the Warranting Party was notified of that breach, at the Purchase Price therefor.  If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase an Asset as to which a breach has occurred, will have the option, within a specified period after initial issuance of that series of Notes or Certificates, as applicable, to cause the removal of that Asset from the trust fund and substitute in its place one or more other Assets, as applicable, in accordance with the standards described in the prospectus supplement.  If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase or substitute an Asset as to which a breach has occurred, will have the option to reimburse the trust fund or the securityholders for any losses caused by that breach.  This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to securityholders or the trustee for a breach of representation by a Warranting Party.

Neither the depositor (except to the extent that it is the Warranting Party) nor the servicer will be obligated to purchase or substitute for an Asset if a Warranting Party defaults on its obligation to do so, and no assurance can be given that the Warranting Parties will carry out those obligations with respect to the Assets.

A servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement.  A breach of any representation of the servicer that materially and adversely affects the interests of the securityholders and which continues unremedied for the number of days specified in the Agreement after the discovery of the breach by the servicer or the receipt of written notice of that breach by the servicer from the trustee, the depositor or the holders of Notes or Certificates, as applicable, evidencing not less than 25% of the voting rights or other percentage specified in the related Agreement, will constitute an Event of Default under that Agreement.  See “Events of Default under the Agreement” and “Rights Upon Event of Default under the Agreements.”

Collection Account and Related Accounts

General.   The servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the “Collection Account”), which must be an account or accounts that either:

•

are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation (“FDIC”) (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured so that the securityholders have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained, or

•

are maintained with a bank or trust company, and in a manner satisfactory to the rating agency or agencies rating any class of Notes or Certificates, as applicable, of that series.

Investment of amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement (“Permitted Investments”).  A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the Collection Account may be invested pending each succeeding Distribution Date in short-term Permitted Investments.  Any interest or other income earned on funds in the Collection Account will, unless otherwise specified in the prospectus supplement, be paid to the servicer or its designee as additional servicing compensation.  The Collection Account may be maintained with an institution that is an affiliate of the servicer, if applicable, provided that that institution meets the standards imposed by the rating agency or agencies.  If permitted by the rating agency or agencies, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the servicer or serviced or master serviced by it on behalf of others.

Deposits.   A servicer or the trustee will deposit or cause to be deposited in the Collection Account for one or more trust funds on a daily basis, or any other period provided in the related Agreement, the following payments and collections received, or advances made, by the servicer or the trustee or on its behalf after the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest), except as otherwise provided in the Agreement:

(1)

all payments on account of principal, including principal prepayments, on the Assets;

(2)

all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion retained by a servicer as its servicing compensation and net of any Retained Interest;

(3)

Liquidation Proceeds and Insurance Proceeds, together with the net proceeds on a monthly basis with respect to any Assets acquired for the benefit of securityholders;

(4)

any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of Notes or Certificates, as applicable, as described under “Description of Credit Support;”

(5)

any advances made as described under “Description of the Securities—Advances in Respect of Delinquencies;”

(6)

any amounts paid under any Cash Flow Agreement, as described under “Description of the Trust Funds—Cash Flow Agreements;”

(7)

all proceeds of any Asset or property acquired in respect of the contract purchased by the depositor, any Asset Seller or any other specified person as described above under “—Assignment of Assets; Repurchases” and “—Representations and Warranties; Repurchases,” all proceeds of any defaulted contract purchased as described below under “—Realization Upon Defaulted Assets,” and all proceeds of any Asset purchased as described under “Description of the Securities—Termination;”

(8)

any amounts paid by a servicer to cover interest shortfalls arising out of the prepayment of Assets in the trust fund as described below under “—Retained Interest; Servicing Compensation and Payment of Expenses;”

(9)

to the extent that any of these items do not constitute additional servicing compensation to a servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Assets;

(10)

all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described below under “—Hazard Insurance Policies;”

(11)

any amount required to be deposited by a servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the Collection Account; and

(12)

any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the prospectus supplement.

Withdrawals.   A servicer or the trustee may, from time to time as provided in the related Agreement, make withdrawals from the Collection Account for each trust fund for any of the following purposes, except as otherwise provided in the Agreement:

(1)

to make distributions to the securityholders on each Distribution Date;

(2)

to reimburse a servicer for unreimbursed amounts advanced as described under “Description of the Securities—Advances in Respect of Delinquencies,” which reimbursement is to be made out of amounts received that were identified and applied by the servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Assets for which the advances were made or out of amounts drawn under any form of credit support with respect to those Assets;

(3)

to reimburse a servicer for unpaid servicing fees earned and unreimbursed servicing expenses incurred with respect to Assets and properties acquired in respect of the Assets, which reimbursement is to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Assets and properties, and net income collected on the particular properties, which fees were earned or expenses were incurred or out of amounts drawn under any form of credit support for those Assets and properties;

(4)

to reimburse a servicer for any advances described in clause (2) above and any servicing expenses described in clause (3) above which, in the servicer’s good faith judgment, will not be recoverable from the amounts described in those clauses, which reimbursement is to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the prospectus supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, if any, remain outstanding, and otherwise any outstanding class of Notes or Certificates, as applicable, of the related series;

(5)

if and to the extent described in the prospectus supplement, to pay a servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while those advances and servicing expenses remain outstanding and unreimbursed;

(6)

to reimburse a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under “—Certain Matters Regarding Servicers, the Master Servicer and the Depositor;”

(7)

if and to the extent described in the prospectus supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the trustee’s fees;

(8)

to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under “—Certain Matters Regarding the Trustee;”

(9)

to pay a servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

(10)

to pay the person so entitled any amounts deposited in the Collection Account that were identified and applied by the servicer as recoveries of Retained Interest;

(11)

to pay for costs reasonably incurred in connection with the proper management and maintenance of any manufactured home acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, which payments are to be made out of income received on that property;

(12)

if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Material Federal Income Tax Considerations—REMICs—Taxes That May Be Imposed on the REMIC Pool” or in the prospectus supplement, respectively;

(13)

to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted contract or a property acquired in respect of a contract in connection with the liquidation of that contract or property;

(14)

to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of securityholders;

(15)

to pay for the costs of recording the related Agreement if that recordation materially and beneficially affects the interests of securityholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

(16)

to pay the person so entitled any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated above under “—Assignment of Assets; Repurchase” and “—Representations and Warranties; Repurchases” or otherwise;

(17)

to make any other withdrawals permitted by the related Agreement; and

(18)

to clear and terminate the Collection Account at the termination of the trust fund.

Other Collection Accounts.   If specified in the prospectus supplement, the Agreement for any series of Notes or Certificates, as applicable, may provide for the establishment and maintenance of a separate collection account into which the servicer will deposit on a daily basis, or any other period as provided in the related Agreement, the amounts described under “—Deposits” above for one or more series of Notes or Certificates, as applicable.  Any amounts on deposit in any of these collection accounts will be withdrawn from these collection accounts and deposited into the appropriate Collection Account by a time specified in the prospectus supplement.  To the extent specified in the prospectus supplement, any amounts that could be withdrawn from the Collection Account as described under “—Withdrawals” above may also be withdrawn from any of these collection accounts.  The prospectus supplement will set forth any restrictions for any of these collection accounts, including investment restrictions and any restrictions for financial institutions with which any of these collection accounts may be maintained.

The servicer will establish and maintain with the indenture trustee an account, in the name of the indenture trustee on behalf of the holders of Notes, into which amounts released from the Collection Account for distribution to the holders of Notes will be deposited and from which all distributions to the holders of Notes will be made.

Collection and Other Servicing Procedures.   The servicer is required to make reasonable efforts to collect all scheduled payments under the Assets and will follow or cause to be followed those collection procedures that it would follow with respect to assets that are comparable to the Assets and held for its own account, provided that those procedures are consistent with

(1)

the terms of the related Agreement and any related hazard insurance policy or instrument of credit support, if any, included in the related trust fund described in this prospectus or under “Description of Credit Support,”

(2)

applicable law and

(3)

the general servicing standard specified in the prospectus supplement or, if no standard is so specified, its normal servicing practices (in either case, the “Servicing Standard”).

In connection, the servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on an Asset.

Each servicer will also be required to perform other customary functions of a servicer of comparable assets, including maintaining hazard insurance policies as described in this prospectus and in any prospectus supplement, and filing and settling claims under these policies; maintaining, to the extent required by the Agreement, escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the terms of the Assets; processing assumptions or substitutions in those cases where the servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing manufactured homes under some circumstances; and maintaining accounting records relating to the Assets.  The servicer or any other entity specified in the prospectus supplement will be responsible for filing and settling claims in respect of particular Assets under any applicable instrument of credit support.  See “Description of Credit Support.”

The servicer may agree to modify, waive or amend any term of any Asset in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (1) affect the amount or timing of any scheduled payments of principal or interest on the Asset or (2) in its judgment, materially impair the security for the Asset or reduce the likelihood of timely payment of amounts due on the Asset.  The servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, an Asset if (1) in its judgment, a material default on the Asset has occurred or a payment default is reasonably foreseeable and (2) in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Asset on a present value basis than would liquidation.  In the event of any modification, waiver or amendment of any Asset, the servicer will furnish a copy of that modification, waiver or amendment to the trustee (or its custodian).

Realization Upon Defaulted Assets

Generally, the servicer is required to monitor any Asset that is in default, initiate corrective action in cooperation with the borrower if cure is likely, inspect the Asset and take any other actions as are consistent with the Servicing Standard.  A significant period of time may elapse before the servicer is able to assess the success of that corrective action or the need for additional initiatives.

Any Agreement relating to a trust fund that includes contracts may grant to the servicer and/or the holder or holders of some classes of Notes or Certificates, as applicable, a right of first refusal to purchase from the trust fund at a predetermined purchase price any contract as to which a specified number of scheduled payments under the Agreement are delinquent.  Any right of first refusal granted to the holder of an Offered Security will be described in the prospectus supplement.  The prospectus supplement will also describe any similar right granted to any person if the predetermined purchase price is less than the Purchase Price described above under “—Representations and Warranties; Repurchases.”

If specified in the prospectus supplement, the servicer may offer to sell any defaulted contract described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect to that defaulted contract, if and when the servicer determines, consistent with the Servicing Standard, so that a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings.  The related Agreement will provide that any offering be made in a commercially reasonable manner for a specified period and that the servicer accept the highest cash bid received from any person (including itself, an affiliate of the servicer or any securityholder) that constitutes a fair price for that defaulted contract.  If there is no bid that is determined to be fair, the servicer will proceed with respect to that defaulted contract as described below.  Any bid in an amount at least equal to the Purchase Price described above under “—Representations and Warranties; Repurchases” will in all cases be deemed fair.

The servicer, on behalf of the trustee, may at any time repossess and realize upon any manufactured home, if that action is consistent with the Servicing Standard and a default on that contract has occurred or, in the servicer’s judgment, is imminent.

If title to any manufactured home is acquired by a trust fund as to which a REMIC election has been made, the servicer, on behalf of the trust fund, will be required to sell the manufactured home within three years from the close of the calendar year of acquisition, unless (1) the Internal Revenue Service grants an extension of time to sell that property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than three years after the close of the calendar year of its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any Notes or Certificates, as applicable, are outstanding.  Subject to the foregoing, the servicer will be required to (A) solicit bids for any manufactured home so acquired in that manner as will be reasonably likely to realize a fair price for that property and (B) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made for the related trust fund) on the ownership and management of any manufactured home acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered.

If recovery on a defaulted Asset under any related instrument of credit support is not available, the servicer nevertheless will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Asset.  If the proceeds of any liquidation of the property securing the defaulted Asset are less than the outstanding principal balance of the defaulted Asset plus interest accrued on the defaulted Asset at the applicable interest rate, plus the total amount of expenses incurred by the servicer in connection with those proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference.  The servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Asset, before the distribution of those Liquidation Proceeds to securityholders, amounts representing its normal servicing compensation on the Security, unreimbursed servicing expenses incurred with respect to the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset.

If any property securing a defaulted Asset is damaged the servicer is not required to expend its own funds to restore the damaged property unless it determines (1) that restoration will increase the proceeds to securityholders on liquidation of the Asset after reimbursement of the servicer for its expenses and (2) that its expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

The pooling and servicing agreement will require the trustee, if it has not received a distribution for any Mortgage Security by the fifth business day after the date on which that distribution was due and payable pursuant to the terms of that Mortgage Security, to request the issuer or guarantor, if any, of that Mortgage Security to make that payment as promptly as possible and legally permitted to take legal action against that issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith.  The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of this legal action will be reimbursable to the trustee out of the proceeds of that action and will be retained by the trustee before the deposit of any remaining proceeds in the Collection Account pending distribution of the Collection Account to securityholders of the related series.  If the proceeds of any legal action are insufficient to reimburse the trustee for its legal fees and expenses, the trustee will be entitled to withdraw from the Collection Account an amount equal to its expenses, and the trust fund may realize a loss in that amount.

As servicer of the Assets, a servicer, on behalf of itself, the trustee and the securityholders, will present claims to the borrower under each instrument of credit support, and will take those reasonable steps as are necessary to receive payment or to permit recovery under these instruments for defaulted Assets.

If a servicer or its designee recovers payments under any instrument of credit support for any defaulted Assets, the servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of those proceeds, before distribution of the Collection Account to securityholders, amounts representing its normal servicing compensation on that Asset, unreimbursed servicing expenses incurred for the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset.  See “Hazard Insurance Policies” and “Description of Credit Support.”

Hazard Insurance Policies

Generally, the terms of the agreement for a trust fund composed of contracts will require the servicer to maintain for each contract one or more hazard insurance policies that provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue those policies in the state in which the manufactured home is located, and in an amount that is not less than the maximum insurable value of that manufactured home or the principal balance due from the borrower on the related contract, whichever is less; provided, however, that the amount of coverage provided by each hazard insurance policy must be sufficient to avoid the application of any co-insurance clause contained therein.  When a manufactured home’s location was, at the time of origination of the related contract, within a federally designated special flood hazard area, the servicer must cause flood insurance to be maintained, which coverage must be at least equal to the minimum amount specified in the preceding sentence or any lesser amount as may be available under the federal flood insurance program.  Each hazard insurance policy caused to be maintained by the servicer must contain a standard loss payee clause in favor of the servicer and its successors and assigns.  If any borrower is in default in the payment of premiums on its hazard insurance policy or policies, the servicer must pay those premiums out of its own funds, and may add separately the premiums to the borrower’s obligation as provided by the contract, but may not add the premiums to the remaining principal balance of the contract.

The servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained for each manufactured home, and must maintain, to the extent that the related contract does not require the borrower to maintain a hazard insurance policy for the related manufactured home, one or more blanket insurance policies covering losses on the borrower’s interest in the contracts resulting from the absence or insufficiency of individual hazard insurance policies.  The servicer must pay the premium for that blanket policy on the basis described therein and must pay any deductible amount for claims under that policy relating to the contracts.

Fidelity Bonds and Errors and Omissions Insurance

Each Agreement will require that the servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination of these insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the servicer.  The related Agreement will allow the servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the servicer so long as the criteria set forth in the Agreement are met.

Due-on-Sale Clauses

The contracts may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related manufactured home, or due-on-sale clauses.  The servicer will generally permit that transfer so long as the transferee satisfies the servicer’s then applicable underwriting standards.  The purpose of those transfers is often to avoid a default by the transferring borrower.

Retained Interest; Servicing Compensation and Payment of Expenses

The prospectus supplement for a series of Notes or Certificates, as applicable, will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner of this Retained Interest.  If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement.  A “Retained Interest” in an Asset represents a specified portion of the interest payable on the Asset.  The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

The servicer’s primary servicing compensation for a series of Notes or Certificates, as applicable, will come from the periodic payment to it of a portion of the interest payment on each Asset or any other amount specified in the prospectus supplement.  Since any Retained Interest and a servicer’s primary compensation are percentages of the principal balance of each Asset, those amounts will decrease in accordance with the amortization of the Assets.  The prospectus supplement for a series of Notes or Certificates, as applicable, evidencing interests in a trust fund that includes contracts may provide that, as additional compensation, the servicer may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from borrowers and any interest or other income that may be earned on funds held in the Collection Account or any account established by a servicer pursuant to the Agreement.

The servicer may, to the extent provided in the prospectus supplement, pay from its servicing compensation expenses incurred in connection with its servicing and managing of the Assets, including payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of any other expenses described in the prospectus supplement.  Some other expenses, including expenses relating to defaults and liquidations on the Assets and, to the extent so provided in the prospectus supplement, interest on these expenses at the rate specified in the prospectus supplement may be borne by the trust fund.

If and to the extent provided in the prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to interest shortfalls resulting from the voluntary prepayment of any Assets in the related trust fund during that period before their due dates.

Evidence as to Compliance

Each Agreement relating to Assets that includes contracts, unless otherwise provided in the prospectus supplement, will provide that on or before a specified date in each year, beginning with the first of these dates at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or any other program used by the servicer, the servicing by or on behalf of the servicer of contracts under agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of those agreements or that program except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for Freddie Mac, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, or any other program, requires it to report.

Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an officer’s certificate of the servicer to the effect that the servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

Certain Matters Regarding Servicers, the Master Servicer and the Depositor

The servicer or master servicer under each Agreement will be named in the prospectus supplement.  The entities serving as servicer or master servicer may be affiliates of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates.  If applicable, reference in this prospectus to the servicer will also be deemed to be to the master servicer.  Each Agreement will provide, in general, that:

•

The servicer may resign from its obligations and duties under the Agreement only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the servicer so causing that conflict being of a type and nature carried on by the servicer at the date of the Agreement.  No resignation will become effective until the trustee or a successor servicer has assumed the servicer’s obligations and duties under the Agreement.

•

Neither any servicer, the depositor nor any director, officer, employee, or agent of a servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a servicer, the depositor nor any other person will be protected against any breach of a representation, warranty or covenant made in the related Agreement, or against any liability specifically imposed by the Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement or by reason of reckless disregard of obligations and duties under the Agreement.

•

Any servicer, the depositor and any director, officer, employee or agent of a servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Notes or Certificates, as applicable; provided, however, that that indemnification will not extend to any loss, liability or expense

(1)

specifically imposed by that Agreement or otherwise incidental to the performance of obligations and duties under the Agreement, including, in the case of a servicer, the prosecution of an enforcement action in respect of any specific contract or contracts (except as any loss, liability or expense will be otherwise reimbursable pursuant to that Agreement);

(2)

incurred in connection with any breach of a representation, warranty or covenant made in that Agreement;

(3)

incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement, or by reason of reckless disregard of those obligations or duties;

(4)

incurred in connection with any violation of any state or federal securities law; or

(5)

imposed by any taxing authority if that loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

•

Neither any servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability.  Any servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties to the Agreement and the interests of the securityholders under the Agreement.  In that event, the legal expenses and costs of that action and any liability resulting will be expenses, costs and liabilities of the securityholders, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, may be the successor of the servicer or the depositor, as the case may be, under the terms of the related Agreement.

Special Servicers

If and to the extent specified in the prospectus supplement, a special servicer (a “Special servicer”) may be a party to the related Agreement or may be appointed by the servicer or another specified party to perform specified duties in respect of servicing the related contracts that would otherwise be performed by the servicer (for example, the workout and/or foreclosure of defaulted contracts).  The rights and obligations of any Special servicer will be specified in the prospectus supplement, and the servicer will be liable for the performance of a Special servicer only if, and to the extent, set forth in the prospectus supplement.

Events of Default under the Agreement

Events of default under the related Agreement will generally include:

•

any failure by the servicer to distribute or cause to be distributed to securityholders, or to remit to the trustee for distribution to securityholders, any required payment that continues after a grace period, if any;

•

any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement that continues unremedied for 30 days after written notice of that failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by securityholders evidencing not less than 25% of the voting rights for that series;

•

any breach of a representation or warranty made by the servicer under the Agreement that materially and adversely affects the interests of securityholders and which continues unremedied for 30 days after written notice of that breach has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by the holders of Notes or Certificates, as applicable, evidencing not less than 25% of the voting rights for that series; and

•

some events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the prospectus supplement.  The trustee will, not later than the later of 60 days or any other period specified in the prospectus supplement after the occurrence of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default and five days after specific officers of the trustee become aware of the occurrence of that event, transmit by mail to the depositor and all securityholders of the applicable series notice of that occurrence, unless that default has been cured or waived.

Rights Upon Event of Default under the Agreements

So long as an event of default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of Notes or Certificates, as applicable, evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights for that series, the trustee will terminate all of the rights and obligations of the servicer under the Agreement and in and to the contracts (other than as a securityholder or as the owner of any Retained Interest), whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the Agreement (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Assets, or if the prospectus supplement so specifies, then the trustee will not be obligated to make those advances) and will be entitled to similar compensation arrangements.  If the trustee is unwilling or unable so to act, it may or, at the written request of the holders of Notes or Certificates, as applicable, entitled to at least 51% (or any other percentage specified in the Agreement) of the voting rights for that series, it must appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of that appointment of at least $15,000,000 (or any other amount specified in the Agreement) to act as successor to the servicer under the Agreement.  Pending that appointment, the trustee is obligated to act in that capacity.  The trustee and any successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the Agreement.

The holders of Notes or Certificates, as applicable, representing at least 66 2/3% (or any other percentage specified in the Agreement) of the voting rights allocated to the respective classes of Notes or Certificates, as applicable, affected by any event of default will be entitled to waive that event of default; provided, however, that an Event of Default involving a failure to distribute a required payment to securityholders described in clause (1) under “Events of Default under the Agreements” may be waived only by all of the securityholders.  Upon any waiver of an event of default, that event of default will cease to exist and will be deemed to have been remedied for every purpose under the Agreement.

No securityholders will have the right under any Agreement to institute any proceeding with respect to the Agreement unless that holder previously has given to the trustee written notice of default and unless the holders of Notes or Certificates, as applicable, evidencing not less than 25% (or any other percentage specified in the Agreement) of the voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the Agreement and have offered to the trustee reasonable indemnity, and the trustee for 60 days (or any other number of days specified in the Agreement) has neglected or refused to institute any proceeding.  The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising under the Agreement or to institute, conduct or defend any litigation under the Agreement or in relation to the Agreement at the request, order or direction of any of the securityholders covered by that Agreement, unless those securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred.

The manner of determining the voting rights of a Security or class or classes of Notes or Certificates, as applicable, will be specified in the Agreement.

Amendment

In general, each Agreement may be amended by the parties to it, without the consent of any securityholders covered by the Agreement, to

(1)

cure any ambiguity or mistake;

(2)

correct, modify or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement or with the prospectus supplement;

(3)

make any other provisions with respect to matters or questions arising under the Agreement that are not materially inconsistent with the provisions of the Agreement; or

(4)

comply with any requirements imposed by the Code; provided that, in the case of clause (3), that amendment will not adversely affect in any material respect the interests of any securityholders covered by the Agreement as evidenced either by an opinion of counsel to that effect or the delivery to the trustee of written notification from each rating agency that provides, at the request of the depositor, a rating for the Offered Notes or Offered Certificates, as applicable, of the related series to the effect that that amendment or supplement will not cause that rating agency to lower or withdraw the then current rating assigned to those Notes or Certificates, as applicable.

In general, each Agreement may also be amended by the depositor, the servicer, if any, and the trustee, with the consent of the securityholders affected by the amendment evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights, for any purpose; provided, however, no amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Assets that are required to be distributed on any Security without the consent of the securityholder or (2) reduce the consent percentages described in this paragraph without the consent of all the securityholders covered by the Agreement then outstanding. However, for any series of Notes or Certificates, as applicable, as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it has first have received an opinion of independent counsel to the effect that that amendment will not result in the imposition of a tax on the related trust fund or, if applicable, cause the related trust fund to fail to qualify as a REMIC, at any time that the related Notes or Certificates, as applicable, are outstanding.

The Trustee

The trustee under each Agreement will be named in the prospectus supplement.  The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with the depositor and its affiliates, with any servicer and its affiliates and with any master servicer and its affiliates.  To the extent consistent with its fiduciary obligations as trustee, the trustee may delegate its duties to one or more agents as provided in the Agreement.

Duties of the Trustee

The trustee will make no representations as to the validity or sufficiency of any Agreement, the Notes or Certificates, as applicable, or any Asset or related document and is not accountable for the use or application by or on behalf of any servicer of any funds paid to the master servicer or its designee in respect of the Notes or Certificates, as applicable, or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the servicer.  If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine those documents and to determine whether they conform to the requirements of the Agreement.

Certain Matters Regarding the Trustee

The trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the trustee’s

(1)

enforcing its rights and remedies and protecting the interests of the securityholders during the continuance of an Event of Default,

(2)

defending or prosecuting any legal action in respect of the related Agreement or series of Notes or Certificates, as applicable,

(3)

being the mortgagee of record for the contracts in a trust fund and the owner of record for any manufactured home acquired in respect thereof for the benefit of securityholders, or

(4)

acting or refraining from acting in good faith at the direction of the holders of the related series of Notes or Certificates, as applicable, entitled to not less than 25% (or any other percentage as is specified in the related Agreement for any particular matter) of the voting rights for that series;

provided, however, that this indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Agreement.

Resignation and Removal of the Trustee

The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice of its resignation to the depositor, the servicer, if any, each rating agency, and all securityholders.  Upon receiving that notice of resignation, the depositor is required promptly to appoint a successor trustee acceptable to the servicer, if any.  If no successor trustee has been so appointed and has accepted appointment within 30 days after the giving of that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the trustee ceases to be eligible to continue as a trustee under the related Agreement, or if at any time the trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the trustee has adversely affected or will adversely affect the rating on any class of the Notes or Certificates, as applicable, then the depositor and/or a party specified in the related Agreement may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any, according to the terms of the related Agreement.  Securityholders of any series entitled to at least 51% (or any other percentage specified in the prospectus supplement) of the voting rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

Material Terms of the Indenture

General

The following summary describes the material provisions that may appear in each indenture.  The prospectus supplement for a series of Notes will describe any provision of the indenture relating to that series that materially differs from the description of that provision contained in this prospectus.  The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the indenture for a series of Notes.  A form of an indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part.  The depositor will provide a copy of the indenture (without exhibits) relating to any series of Notes without charge upon written request of a securityholder of that series addressed to ACE Securities Corp., 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211, Attention: Evelyn Echevarria.

Events of Default

Events of default under the indenture for each series of Notes will generally include:

•

a default for thirty days (or any other number of days specified in the prospectus supplement) or more in the payment of any principal of or interest on a Note of that series, to the extent specified in the prospectus supplement;

•

failure to perform any other covenant of the depositor or the trust fund in the indenture that continues for a period of sixty days (or any other number of days specified in the prospectus supplement or the indenture) after notice of the failure is given in accordance with the procedures described in the prospectus supplement;

•

any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture with respect to or affecting that series having been incorrect in a material respect as of the time made, and that breach is not cured within sixty days (or any other number of days specified in the prospectus supplement) after notice of the breach is given in accordance with the procedures described in the prospectus supplement;

•

specified events of bankruptcy, insolvency, receivership or liquidation of the trust fund; or

•

any other event of default provided with respect to Notes of that series.

If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to and in accordance with the terms of the indenture, either the indenture trustee or the holders of a majority of the then total outstanding amount of the Notes of that series may declare the principal amount (or, if the Notes of that series are Accrual Securities, that portion of the principal amount as may be specified in the terms of that series, as provided in the indenture) of all the Notes of that series to be due and payable immediately.  That declaration may, under some circumstances, be rescinded and annulled by the securityholders of a majority in total outstanding amount of the Notes of that series.

If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the indenture trustee may, in its discretion, notwithstanding that acceleration, elect to maintain possession of the collateral securing the Notes of that series and to continue to apply distributions on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of that series as they would have become due if there had not been that declaration.  In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, other than a default in the payment of any principal or interest on any Note of that series for thirty days or more, unless

(1)

the holders of 100% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series consent to that sale;

(2)

the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of that series at the date of that sale; or

(3)

the indenture trustee determines that that collateral would not be sufficient on an ongoing basis to make all payments on the Notes as those payments would have become due if the Notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series.

If so specified in the prospectus supplement, only holders of particular classes of Notes will have the right to declare the Notes of that series to be immediately due and payable in the event of a payment default, as described above, and to exercise the remedies described above.

If the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty days (or any other number of days specified in the indenture) or more in the payment of principal of or interest on the Notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses.  As a result, upon the occurrence of that event of default, the amount available for distribution to the securityholders would be less than would otherwise be the case.  However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders after the occurrence of that event of default.

To the extent provided in the prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the Notes less the amount of the discount that is unamortized.

Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default occurs and continues for a series of Notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the securityholders of that series, unless those holders offer to the indenture trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with that request or direction.  Subject to those provisions for indemnification and some limitations contained in the indenture, the holders of a majority of the then total outstanding amount of the Notes of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to the Notes of that series, and the holders of a majority of the then total outstanding amount of the Notes of that series may, in some cases, waive any default with respect to the Notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected.

Discharge of Indenture

The indenture will be discharged, subject to the provisions of the indenture, for a series of Notes (except for continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the Notes of that series or, with some limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the Notes of that series.

With some limitations, the indenture will provide that, if specified for the Notes of any series, the related trust fund will be discharged from any and all obligations in respect of the Notes of that series (except for obligations specified in the indenture including obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of that series, to replace stolen, lost or mutilated Notes of that series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect of the Notes in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of that series on the maturity date for those Notes and any installment of interest on those Notes in accordance with the terms of the indenture and the Notes of that series.  In the event of any defeasance and discharge of Notes of that series, holders of Notes of that series would be able to look only to that money and/or those direct obligations for payment of principal and interest, if any, on their Notes until maturity.

Indenture Trustee’s Annual Report

The indenture trustee for each series of Notes will be required to mail each year to all related securityholders a brief report, as provided in the indenture, relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by that Trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee in its capacity as indenture trustee and any action taken by it that materially affects the Notes and that has not been previously reported.

The Indenture Trustee

The indenture trustee for a series of Notes will be specified in the prospectus supplement.  The indenture trustee for any series may resign at any time in accordance with the terms of the indenture, in which event the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for that series.  The depositor or the appropriate party designated in the indenture may also remove any indenture trustee if that indenture trustee ceases to be eligible to continue as the indenture trustee under the related indenture, if that indenture trustee becomes insolvent or for any other grounds specified in the indenture.  In those circumstances the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for the applicable series of Notes.  Any resignation or removal of the indenture trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for that series.

The bank or trust company serving as indenture trustee may have a banking relationship with the depositor or any of its affiliates, a servicer or any of its affiliates or the master servicer or any of its affiliates.  To the extent consistent with its fiduciary obligations as indenture trustee, the indenture trustee may delegate its duties to one or more agents as provided in the indenture and the Agreement.

Description of Credit Support

General

For any series of Notes or Certificates, as applicable, credit support may be provided for one or more classes of the series or the related Assets.  Credit support may be in the form of:

•

the subordination of one or more classes of Notes or Certificates, as applicable;

•

letters of credit;

•

insurance policies;

•

guarantees;

•

the establishment of one or more reserve funds; or

•

any other method of credit support described in the prospectus supplement, or any combination of the foregoing.

Any form of credit support may be structured so as to be drawn upon by more than one series to the extent described in the prospectus supplement.

The coverage provided by any credit support will be described in the prospectus supplement.  Generally, that coverage will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Notes or Certificates, as applicable, and interest on the Security Balance.  If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, securityholders will bear their allocable share of deficiencies.  Moreover, if a form of credit support covers more than one series of Notes or Certificates, as applicable (each, a “Covered Trust”), securityholders evidencing interests in any of those Covered Trusts will be subject to the risk that the credit support will be exhausted by the claims of other Covered Trusts before that Covered Trust receiving any of its intended share of that coverage.

If credit support is provided for one or more classes of Notes or Certificates, as applicable, of a series, or the related Assets, the prospectus supplement will include a description of

(a)

the nature and amount of coverage under that credit support,

(b)

any conditions to payment under the prospectus supplement not otherwise described in this prospectus,

(c)

the conditions (if any) under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced and

(d)

the material provisions relating to that credit support.

Additionally, the prospectus supplement will set forth information with respect to the obligor under any financial guaranty insurance policy, letter of credit, guarantee or similar instrument of credit support, including

(1)

a brief description of its principal business activities,

(2)

its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

(3)

if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

(4)

its total assets, and its stockholders’ or policyholders’ surplus, if applicable, as of the date specified in the prospectus supplement.

Subordinate Securities

One or more classes of Notes or Certificates, as applicable, of a series may be Subordinate Notes or Subordinate Certificates, as applicable, if specified in the prospectus supplement.  The rights of the holders of Subordinate Notes or Subordinate Certificates, as applicable, to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to those rights of the holders of Senior Notes or Senior Certificates, as applicable.  The subordination of a class may apply only in the event of (or may be limited to) particular types of losses or shortfalls.  The prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Notes or Subordinate Certificates, as applicable, in a series, the circumstances in which that subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Cross-Support Provisions

If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Notes or Certificates, as applicable, of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Notes or Senior Certificates, as applicable, evidencing interests in one group of contracts before distributions on Subordinate Notes or Subordinate Certificates, as applicable, evidencing interests in a different group of contracts within the trust fund.  The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

Limited Guarantee

If specified in the prospectus supplement for a series of Notes or Certificates, as applicable, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named in the prospectus supplement.

Financial Guaranty Insurance Policy or Surety Bond

Credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer named in the policy or surety bond, if specified in the prospectus supplement.

Letter of Credit

Alternative credit support for a series of Notes or Certificates, as applicable, may be provided by the issuance of a letter of credit by the bank or financial institution specified in the prospectus supplement.  The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued for a series of Notes or Certificates, as applicable, will be set forth in the prospectus supplement relating to that series.

Pool Insurance Policies

If specified in the prospectus supplement relating to a series of Notes or Certificates, as applicable, a pool insurance policy for the contracts in the related trust fund will be obtained.  The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default to the extent a related contract is not covered by any primary mortgage insurance policy.  The amount and principal terms of any pool insurance coverage will be set forth in the prospectus supplement.

Special Hazard Insurance Policies

A special hazard insurance policy may also be obtained for the related trust fund, if specified in the prospectus supplement, in the amount set forth in the prospectus supplement.  The special hazard insurance policy will, subject to the limitations described in the prospectus supplement, protect against loss by reason of damage to manufactured homes caused by hazards not insured against under the standard form of hazard insurance policy for the respective states, in which the manufactured homes are located.  The amount and principal terms of any special hazard insurance coverage will be set forth in the prospectus supplement.

Borrower Bankruptcy Bond

Losses resulting from a bankruptcy proceeding relating to a borrower affecting the contracts in a trust fund for a series of Notes or Certificates, as applicable, will, if specified in the prospectus supplement, be covered under a borrower bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Notes or Certificates, as applicable, of a series by the rating agency or agencies that rate that series).  Any borrower bankruptcy bond or any other instrument will provide for coverage in an amount meeting the criteria of the rating agency or agencies rating the Notes or Certificates, as applicable, of the related series, which amount will be set forth in the prospectus supplement.  The amount and principal terms of any borrower bankruptcy coverage will be set forth in the prospectus supplement.

Reserve Funds

If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, deficiencies in amounts otherwise payable on those Notes or Certificates, as applicable, or specific classes of Notes or Certificates, as applicable, will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination of these will be deposited, in the amounts so specified in the prospectus supplement.  The reserve funds for a series may also be funded over time by depositing a specified amount of the distributions received on the related Assets as specified in the prospectus supplement.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income on these amounts, if any, will be applied for the purposes, in the manner, and to the extent specified in the prospectus supplement.  A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Notes or Certificates, as applicable.  If specified in the prospectus supplement, reserve funds may be established to provide limited protection against only some types of losses and shortfalls.  Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application to the Notes or Certificates, as applicable.

Money deposited in any reserve funds will be invested in Permitted Investments, to the extent specified in the prospectus supplement.  To the extent specified in the prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to the reserve fund.  However, that income may be payable to any related servicer or another service provider or other entity.  To the extent specified in the prospectus supplement, the reserve fund, if any, for a series will not be a part of the trust fund.

Additional information concerning any reserve fund will be set forth in the prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to securityholders and use of investment earnings from the reserve fund, if any.

Overcollateralization

If specified in the prospectus supplement, subordination provisions of a trust fund may be used to accelerate to a limited extent the amortization of one or more classes of Notes or Certificates, as applicable, relative to the amortization of the related Assets.  The accelerated amortization is achieved by the application of excess interest to the payment of principal of one or more classes of Notes or Certificates, as applicable.  This acceleration feature creates, for the Assets or groups of Assets, overcollateralization, which is the excess of the total principal balance of the related Assets, or a group of related Assets, over the principal balance of the related class or classes of Notes or Certificates, as applicable.  This acceleration may continue for the life of the related Security, or may be limited.  In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to the provisions specified in the prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Primary Mortgage Insurance Policies

The servicer will maintain or cause to be maintained with respect to each contract, a primary mortgage insurance policy in accordance with the underwriting standards described in the related prospectus supplement. Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted contract, plus accrued and unpaid interest thereon and approved expenses, over a specified percentage of the value of the related manufactured home.

As conditions to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the borrower, to:

•

advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the insurer, real estate taxes, property protection and preservation expenses and foreclosure and related costs,

•

in the event of any physical loss or damage to the manufactured home, have the manufactured home restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, and

•

tender to the insurer good and merchantable title to, and possession of, the manufactured home.

Certain Legal Aspects of the Contracts

The following discussion contains summaries, which are general in nature, of certain legal matters relating to the contracts.  Because these legal aspects are governed primarily by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the contracts is situated.  The summaries are qualified in their entirety by reference to the appropriate laws of the states in which contracts may be originated.

General

As a result of the assignment of the contracts to the trustee, the trustee will succeed collectively to all of the rights including the right to receive payment on the contracts, of the obligee under the contracts.  Each contract evidences both

(a) the obligation of the borrower to repay the loan evidenced thereby, and

(b) the grant of a security interest in the manufactured home to secure repayment of the loan.  Aspects of both features of the contracts are described more fully below.

The contracts generally are “chattel paper” as defined in the UCC in effect in the states in which the manufactured homes initially were registered.  Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper.  Under the agreement, the servicer will transfer physical possession of the contracts to the trustee.  In addition, the servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts.  The contracts will be stamped or marked otherwise to reflect their assignment from the depositor to the trustee only if provided in the prospectus supplement.  Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trustee’s interest in contracts could be defeated.

Security Interests in the Manufactured Homes

The manufactured homes securing the contracts may be located in all 50 states, Security interests in manufactured homes may be perfected either by notation of the secured party’s lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law.  In some nontitle states, perfection pursuant to the provisions of the UCC is required.  The asset seller may effect that notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered.  In the event the asset seller fails, due to clerical error, to effect that notation or delivery, or files the security interest under the wrong law, the asset seller may not have a first priority security interest in the manufactured home securing a contract.  As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under some circumstances, may become subject to real estate title and recording laws.  As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.

To perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a fixture filing under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located.  These filings must be made in the real estate records office of the county where the home is located.  Substantially all of the contracts contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site.  So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home.  If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home that is prior to the security interest originally retained by the asset seller and transferred to the depositor.  For a series of securities and if so described in the prospectus supplement, the servicer may be required to perfect a security interest in the manufactured home under applicable real estate laws.  The warranting party will represent that as of the date of the sale to the depositor it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees for substantially all of the manufactured homes securing the contracts.

The depositor will cause the security interests in the manufactured homes to be assigned to the trustee on behalf of the securityholders.  The depositor or the trustee will amend the certificates of title, or file UCC-3 statements, to identify the trustee as the new secured party, and will deliver the certificates of title to the trustee or note thereon the interest of the trustee only if specified in the prospectus supplement.  Accordingly, the asset seller, or other originator of the contracts, will continue to be named as the secured party on the certificates of title relating to the manufactured homes.  In some states, that assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to servicer’s rights as the secured party.  However, in some states, in the absence of an amendment to the certificate of title and the new secured party succeeds to servicer’s rights as the secured party.  However, in some states, in the absence of an amendment to the certificate of title, or the filing of a UCC-3 statement, the assignment of the security interest in the manufactured home may not be held effective or the security interest in the manufactured home may not be held effective or the security interests may not be perfected and in the absence of that notation or delivery to the trustee, the assignment of the security interest in the manufactured home may not be effective against creditors of the asset seller, or any other originator of the contracts, or a trustee in bankruptcy of the asset seller, or any other originator.

In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the asset seller, or other originator of the Contracts, on the certificate of title or delivery of the required documents and fees will be sufficient to protect the securityholders against the rights or subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home.  If there are any manufactured homes as to which the security interest assigned to the trustee is not perfected, that security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes and holders of perfected security interests.  There also exists a risk in not identifying the trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after the relocation and thereafter only if and after the owner re-registers the manufactured home in that state.  If the owner were to relocate a manufactured home to another state and not re-register the manufactured home in that state, and if steps are not taken to re-perfect the trustee’s security interest in that state, the security interest in the manufactured home would cease to be perfected.  A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the servicer must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states that provide for notation of lien, the asset seller, or other originator, would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title.  Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation.  In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.  In the ordinary course of servicing the manufactured housing contracts, the servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the borrower as to relocation.

Similarly, when a borrower under a manufactured housing contract sells a manufactured home, the servicer must surrender possession of the certificate of title or, if it is noted as lienholder on the certificate of title, will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien.  Under the Agreement, the servicer is obligated to take those steps, at the servicer’s expense, as are necessary to maintain perfection of security interests in the manufactured homes.

Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority even over a perfected security interest.  The warranting party will represent in the agreement that it has no knowledge of any of these liens for any manufactured home securing payment on any contract.  However, these liens could arise at any time during the term of a contract.  No notice will be given to the trustee or securityholders if a lien arises.

Enforcement of Security Interests in the Manufactured Homes

The servicer on behalf of the trustee, to the extent required by the related agreement, may take action to enforce the trustee’s security interest with respect to contracts in default by repossession and resale of the manufactured homes securing those defaulted contracts.  So long as the manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home securing a contract by voluntary surrender, by “self-help” repossession that is “peaceful” or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process.  The holder of a contract must give the debtor a number of days’ notice, which varies from 10 to 30 days depending on that state, before beginning any repossession.  The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting that sale.  The law in most states also requires that the debtor be given notice of any sale before resale of the unit so that the debtor may redeem at or before that resale.  In the event of repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing the debtor’s loan.  However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Servicemembers’ Civil Relief Act

Under the terms of the Servicemembers’ Civil Relief Act and similar state and local laws (the “Relief Act”), a borrower who enters military service after the origination of the borrower’s contract (including a borrower who was in reserve status and is called to active duty after origination of the contract) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender.  The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military.  Because the Relief Act applies to borrowers who enter military service (including reservists who are called to active duty) after origination of the related contract, no information can be provided as to the number of loans that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on some of the contracts.  Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Notes or Certificates, as applicable, and would not be covered by advances.  These shortfalls will be covered by the credit support provided in connection with the Notes or Certificates, as applicable, only to the extent provided in the prospectus supplement.  In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected contract during the borrower’s period of active duty status, and, under some circumstances, during an additional three-month period thereafter.  Thus, if an affected contract goes into default, there may be delays and losses occasioned thereby.

Consumer Protection Laws

The so-called Holder-in-Due-Course rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods which gave rise to the transaction, and some related lenders and assignees, to transfer the contract free of notice of claims by the debtor thereunder.  The effect of this rule is to subject the assignee of the contract to all claims and defenses that the debtor could assert against the seller of goods.  Liability under this rule is limited to amounts paid under a contract; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against the borrower.  Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code.  In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

Transfers of Manufactured Homes; Enforceability of “Due-on-Sale” Clauses

The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the servicer and permit the acceleration of the maturity of the contracts by the servicer upon any sale or transfer that is not consented to.  Generally, it is expected that the servicer will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts.  In some cases, the transfer may be made by a delinquent borrower to avoid a repossession proceeding for a manufactured home.

In the case of a transfer of a manufactured home after which the servicer desires to accelerate the maturity of the related contract, the servicer’s ability to do so will depend on the enforceability under state law of the due-on-sale clauses applicable to the manufactured homes.  Consequently, in some states the servicer may be prohibited from enforcing a due-on-sale clause in respect of some manufactured homes.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended (Title V), provides that, subject to the following conditions, state usury limitations will not apply to any loan that is secured by a first lien on certain kinds of manufactured housing.  The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period before instituting any action leading to repossession of or foreclosure on the related unit.

Title V authorized any state to re-impose limitations on interest rates and finance charges by adopting before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.  Fifteen states adopted a similar law before the April 1, 1983 deadline.  In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.  The related asset seller will represent that all of the contracts comply with applicable usury law.

Material Federal Income Tax Considerations

General

The following discussion represents the opinions of McKee Nelson LLP and Thacher Proffitt & Wood LLP as to the material federal income tax consequences of the purchase, ownership and disposition of the Notes or Certificates, as applicable, offered under this prospectus.  These opinions assume compliance with all provisions of the Agreements pursuant to which the Notes or Certificates, as applicable, are issued.  This discussion is directed solely to securityholders that hold the Notes or Certificates, as applicable, as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules.  Further, the authorities on which this discussion, and the opinions referred to below, are based are subject to change or differing interpretations, which could apply retroactively.

In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state, local and other tax consequences, if any, of the purchase, ownership and disposition of the Notes or Certificates, as applicable.  See “State and Other Tax Considerations.”  The depositor recommends that securityholders consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Notes or Certificates, as applicable, offered under this prospectus.

The following discussion addresses securities of four general types:

•

securities (“REMIC Securities”) representing interests in a trust fund, or a portion of a trust fund, that the trustee will elect to have treated as a real estate mortgage investment conduit (“REMIC”) under Sections 860A through 860G (the “REMIC Provisions”) of the Code;

•

securities (“Grantor Trust Securities”) representing interests in a trust fund (a “Grantor Trust Fund”) as to which no election will be made;

•

securities (“Partnership Certificates”) representing equity interests in a trust fund (a “Partnership Trust Fund”) which is treated as a partnership for federal income tax purposes; and

•

securities (“Debt Securities”) representing indebtedness of a Partnership Trust Fund or a trust fund which is disregarded as a separate entity for federal income tax purposes.

The prospectus supplement for each series of Notes or Certificates, as applicable, will indicate which of the foregoing treatments will apply to that series and, if a REMIC election (or elections) will be made for the related trust fund, will identify all “regular interests” and “residual interests” in the REMIC.  For purposes of this tax discussion,

(1)

references to a “securityholder” or a “holder” are to the beneficial owner of a Security,

(2)

references to “REMIC Pool” are to an entity or portion thereof as to which a REMIC election will be made and

(3)

to the extent specified in the prospectus supplement, references to “mortgage loans” include Contracts.

The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271 through 1275 of the Code and in the Treasury regulations promulgated thereunder (the “OID Regulations”) and in part upon the REMIC Provisions and the Treasury regulations promulgated thereunder (the “REMIC Regulations”).  In addition, the OID Regulations do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, prepayable securities such as the Notes or Certificates, as applicable.

Taxable Mortgage Pools

Corporate income tax can be imposed on the net income of some entities issuing non-REMIC debt obligations secured by real estate mortgages (“Taxable Mortgage Pools”).  Any entity other than a REMIC (as defined in this prospectus) will be considered a Taxable Mortgage Pool if

(1)

substantially all of the assets of the entity consist of debt obligations and more than 50% of those obligations (determined by adjusted tax basis) consist of “real estate mortgages,”

(2)

that entity is the borrower under debt obligations with two or more maturities, and

(3)

under the terms of the debt obligations on which the entity is the borrower, payments on those obligations bear a relationship to payments on the obligations held by the entity.

Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity’s issues of debt obligations.  The depositor generally will structure offerings of non-REMIC Securities to avoid the application of the Taxable Mortgage Pool rules.

REMICs

Classification of REMICs

For each series of REMIC Securities, McKee Nelson LLP or Thacher Proffitt & Wood LLP (as applicable, “Federal Tax Counsel”) will deliver an opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust fund (or each applicable portion of the trust fund) will qualify as a REMIC and the REMIC Securities offered with respect thereto will be considered to evidence ownership of “regular interests” (“Regular Securities”) or “residual interests” (“Residual Securities”) in the REMIC within the meaning of the REMIC Provisions.

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code.  The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day” (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments.”  The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the total adjusted basis of the nonqualified assets is less than 1% of the total adjusted basis of all the REMIC Pool’s assets.  An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets.  A REMIC Pool also must provide “reasonable arrangements” to prevent its residual interests from being held by “disqualified organizations” or agents of “disqualified organizations” and must furnish applicable tax information to transferors or agents that violate this requirement.  The pooling and servicing agreement for each series of REMIC Securities will contain provisions meeting these requirements.  See “—Taxation of Owners of Residual Securities—Tax-Related Restrictions on Transfer of Residual Securities—Disqualified Organizations” below.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day.  Qualified mortgages include whole mortgage loans and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC.  The REMIC Regulations specify that loans secured by timeshare interests, shares held by a tenant stockholder in a cooperative housing corporation, and manufactured housing that qualifies as a “single family residence” under Code Section 25(e)(10) can be qualified mortgages.  A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

(1)

in exchange for any qualified mortgage within a three-month period from the Startup Day; or

(2)

in exchange for a “defective obligation” within a two-year period from the Startup Day.

A “defective obligation” includes:

(1)

a mortgage in default or as to which default is reasonably foreseeable;

(2)

a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

(3)

a mortgage that was fraudulently procured by the borrower; and

(4)

a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

A mortgage loan that is “defective” as described in clause (4) above that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property.  A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool.  A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and other contingencies.  The reserve fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages.  A reserve fund must be reduced “promptly and appropriately” to the extent no longer reasonably required.  Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally may not be held for more than three taxable years after the taxable year of acquisition unless extensions are granted by the Secretary of the Treasury.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet specific requirements.  All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata.

•

A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages.  That specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages.  The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.

•

A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest.

An interest in a REMIC Pool may be treated as a regular interest even if payments of principal for that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls.  Accordingly, except as disclosed in a related prospectus supplement, in the opinion of Federal Tax Counsel, the Regular Securities of a series will constitute one or more classes of regular interests, and the Residual Securities for that series will constitute a single class of residual interests for each REMIC Pool.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter.  In that event, that entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below.  Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, none of these regulations have been issued.  Any relief provided, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund’s income for the period in which the requirements for that status are not satisfied.  The pooling and servicing agreement for each REMIC Pool will include provisions designed to maintain the trust fund’s status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be terminated.

Characterization of Investments in REMIC Securities

The REMIC Securities will be treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying these Notes or Certificates, as applicable, would be so treated.  Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year.

Interest (including original issue discount) on the Regular Securities and income allocated to the class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that the Notes or Certificates, as applicable, are treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code.  In addition, the Regular Securities generally will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests in the REMIC.

The assets of the REMIC Pool will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.  It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections.  The REMIC Regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code.  Furthermore, foreclosure property generally will qualify as “real estate assets” under Section 856(c)(4)(A) of the Code.

Tiered REMIC Structures

For some series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs (“Tiered REMICs”) for federal income tax purposes.  Upon the issuance of any of these series of REMIC Securities, Federal Tax Counsel will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the Tiered REMICs will each qualify as a REMIC and the respective interests issued by each Tiered REMIC will be considered to evidence ownership of regular interests or residual interests in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC Securities will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on those Notes or Certificates, as applicable, is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

Taxation of Owners of Regular Securities

(1)

General

Except as otherwise indicated herein, the Regular Securities will be treated for federal income tax purposes as debt instruments that are issued by the REMIC and not as beneficial interests in the REMIC or the REMIC’s assets.  In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a holder of the Regular Security (the “Regular Securityholder”), and principal payments on a Regular Security will be treated as a return of capital to the extent of the Regular Securityholder’s basis in the Regular Security allocable thereto.  Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by that Regular Securityholder.

Payments of interest on Regular Securities may be based on a fixed rate, a variable rate as permitted by the REMIC Regulations, or may consist of a specified portion of the interest payments on qualified mortgages where such portion does not vary during the period the Regular Security is outstanding. The definition of a variable rate for purposes of the REMIC Regulations is based on the definition of a qualified floating rate for purposes of the rules governing original issue discount set forth in the OID Regulations, with certain modifications and permissible variations.  See “—Variable Rate Regular Securities” below for a discussion of the definition of a qualified floating rate for purposes of the OID Regulations.  A qualified floating rate, as defined above for purposes of the REMIC Regulations (a “REMIC qualified floating rate”), qualifies as a variable rate for purposes of the REMIC Regulations if such REMIC qualified floating rate is set at a “current rate” as defined in the OID Regulations.  In addition, a rate equal to the highest, lowest or an average of two or more REMIC qualified floating rates qualifies as a variable rate for REMIC purposes.  A Regular Security may also have a variable rate based on a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC where each qualified mortgage taken into account has a fixed rate or a variable rate that is permissible under the REMIC Regulations.  Further, a Regular Security may have a rate that is the product of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier, is a constant number of basis points more or less than a REMIC qualified floating rate or a weighted average rate, or is the product, plus or minus a constant number of basis points, of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier. An otherwise permissible variable rate for a Regular Security, described above, will not lose its character as such because it is subject to a floor or a cap, including a “funds available cap” as that term is defined in the REMIC Regulations.  Lastly, a Regular Security will be considered as having a permissible variable rate if it has a fixed or otherwise permissible variable rate during one or more payment or accrual periods and different fixed or otherwise permissible variable rates during other payment or accrual periods.

(2)

Original Issue Discount

Accrual Securities will be, and other classes of Regular Securities may be, issued with “original issue discount” within the meaning of Code Section 1273(a).  Holders of any Class or Subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to that income.  The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the “1986 Act”).  Regular Securityholders should be aware, however, that the OID Regulations do not adequately address some of the issues relevant to, and in some instances provide that they are not applicable to, securities, such as the Regular Securities.  To the extent that those issues are not addressed in the regulations, the Seller intends to apply the methodology described in the Conference Committee Report to the 1986 Act.  No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations.  Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions.  A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability.  Investors are advised to consult their own tax advisors as to the discussion in the OID Regulations and the appropriate method for reporting interest and original issue discount for the Regular Securities.

Each Regular Security will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder’s income.  The total amount of original issue discount on a Regular Security is the excess of the “stated redemption price at maturity” of the Regular Security over its “issue price.” The issue price of a Class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of that Class is sold to the public (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of the Class as of the issue date.  The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period before the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first Distribution Date.

The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if those distributions constitute “qualified stated interest.” Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security.  Because there is no penalty or default remedy in the case of nonpayment of interest for a Regular Security, it is possible that no interest on any Class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default it is anticipated that the trustee will treat interest for the Regular Securities as qualified stated interest.  Distributions of interest on an Accrual Security, or on other Regular Securities for which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of those Regular Securities includes all distributions of interest as well as principal on the Regular Securities.  Likewise, it is anticipated that the trustee will treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Security is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security.  For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security.  The Conference Committee Report to the 1986 Act provides that the schedule of those distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Securities.  The Prepayment Assumption for a series of Regular Securities will be set forth in the prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will generally be capital gain if the Regular Security is held as a capital asset.  Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method.  See “–Election to Treat All Interest Under the Constant Yield Method” below.

A Regular Securityholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition.  The trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period.  For each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Security.  The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption.  The original issue discount accruing in a full accrual period would be the excess, if any, of:

(1)

the sum of:

(a)

the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period and

(b)

the distributions made on the Regular Security during the accrual period that are included in the Regular Security’s stated redemption price at maturity, over

(2)

the adjusted issue price of the Regular Security at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

(1)

the yield to maturity of the Regular Security at the issue date; and

(2)

the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the total amount of original issue discount for the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security’s stated redemption price at maturity that were made on the Regular Security in those prior periods.  The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.  For an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption.  An increase in prepayments on the mortgage loans for a series of Regular Securities can result in both a change in the priority of principal payments for some Classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount for those Regular Securities.

(3)

Acquisition Premium

A purchaser of a Regular Security having original issue discount at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.  Alternatively, a subsequent purchaser may elect to treat all that acquisition premium under the constant yield method, as described below under the heading “—Election to Treat All Interest Under the Constant Yield Method” below.

(4)

Variable Rate Regular Securities

Regular Securities may provide for interest based on a variable rate.  Under the OID Regulations, interest is treated as payable at a qualified variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount, (2) it does not provide for any principal payments that are contingent, within the meaning of the OID Regulations, except as provided in (1),  and (3) the interest compounds or is payable at least annually at current values of

(a)

one or more “qualified floating rates,”

(b)

a single fixed rate and one or more qualified floating rates,

(c)

a single “objective rate,” or

(d)

a single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds.  A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate.  That rate may also be subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly.  An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party.  However, an objective rate does not include a rate if it is reasonably expected that the average value of such rate during the first half of the Regular Security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Regular Security’s term.  A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the qualified floating rate; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate.  A Class of Regular Securities may be issued under this prospectus that does not have a qualified variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations.  It is possible that a Class may be considered to bear “contingent interest” within the meaning of the OID Regulations.  The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities.  However, if final regulations dealing with contingent interest for Regular Securities apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations.  Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income.  Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or qualified variable rate as described in this paragraph.

The amount of original issue discount for a Regular Security bearing a qualified variable rate of interest will accrue in the manner described above under “—Original Issue Discount,” with the yield to maturity and future payments on that Regular Security generally to be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class, if the Class bears interest at a qualified floating rate or qualified inverse floating rate, or based on a fixed rate which reflects the reasonably expected yield for the relevant Class, if the Class bears interest at an objective rate (other than a qualified inverse floating rate).  Unless required otherwise by applicable final regulations, it is anticipated that the trustee will treat interest, other than variable interest on an interest-only or super-premium Class, as qualified stated interest at the qualified variable rate.  However, the qualified stated interest allocable to an accrual period will be increased (or decreased) if the interest actually paid during the accrual period exceed (or is less than) the interest assumed to be paid under the rate just described.

(5)

Market Discount

A subsequent purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278.  Under these sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Security (1) is exceeded by the remaining outstanding principal payments and interest payments other than qualified stated interest payments due on a Regular Security, or (2) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of that Regular Security at the time of purchase.  The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on that Regular Security as distributions includible in the stated redemption price at maturity of the Regular Security are received, in an amount not exceeding that distribution.  The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption.  The Conference Committee Report to the 1986 Act provides that until these regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate, or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.  The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received.  The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable on the Regular Security.  The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for that year.  Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of.

As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.  See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which that election may be deemed to be made.  A person who purchases a Regular Security at a price lower than the remaining amounts includible in the stated redemption price at maturity of the security, but higher than its adjusted issue price, does not acquire the Regular Security with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price.

Market discount for a Regular Security will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Security (or, in the case of a Regular Security having original issue discount, the adjusted issue price of that Regular Security) multiplied by the weighted average maturity of the Regular Security (presumably determined as described above in the third paragraph under “—Original Issue Discount” above) remaining after the date of purchase.  It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount.  See “—Original Issue Discount” above.

Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules.  Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a particular Class of Regular Securities.  Prospective investors in Regular Securities should consult their own tax advisors regarding the application of the market discount rules to the Regular Securities and the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

(6)

Amortizable Premium

A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium.  If the Regular Securityholder holds that Regular Security as a “capital asset” within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize the premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Security.  The election will apply to all taxable debt obligations (including REMIC regular interests) acquired by the Regular Securityholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service.  The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations as the Regular Securities, although it is unclear whether the alternatives to the constant interest method described above under “Market Discount” are available.  Amortizable bond premium generally will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item.  See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

(7)

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.  For purposes of applying the constant yield method to a debt instrument subject to this election, (1) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.  It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply.  A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election for a debt instrument with amortizable bond premium, the holder is deemed to have made elections to amortize bond premium currently as it accrues under the constant yield method for all premium bonds held by the holder in the same taxable year or thereafter.  Alternatively, if the holder makes this election for a debt instrument with market discount, the holder is deemed to have made elections to report market discount income currently as it accrues under the constant yield method for all market discount bonds acquired by the holder in the same taxable year or thereafter.  The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service.  Investors should consult their own tax advisors regarding the advisability of making this election.

(8)

Treatment of Losses

Regular Securityholders will be required to report income for Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that the losses are uncollectible.  Accordingly, the holder of a Regular Security, particularly a Subordinate Security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year.  In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss that loss with respect to principal sustained during the taxable year on account of any Regular Securities becoming wholly or partially worthless, and that, in general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Securities becoming wholly worthless.  Although the matter is not free from doubt, non-corporate Regular Securityholders should be allowed a bad debt deduction at the time the principal balance of the Regular Securities is reduced to reflect losses resulting from any liquidated mortgage loans.  The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all the mortgage loans remaining in the trust fund have been liquidated or the applicable Class of Regular Securities has been otherwise retired.  The Internal Revenue Service could also assert that losses on the Regular Securities are deductible based on some other method that may defer those deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount.  This may have the effect of creating “negative” original issue discount that may be deductible only against future positive original issue discount or otherwise upon termination of the Class.

Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained for their Regular Securities.  While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business.  Special loss rules may be applicable to banks and thrift institutions.  These taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Securities.

(9)

Sale or Exchange of Regular Securities

If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security.  The adjusted basis of a Regular Security generally will equal the original cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income for the Regular Security and reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium, and by any recognized losses.

Except as described above regarding market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the long-term capital gain holding period (currently, more than one year).  That gain will be treated as ordinary income

(1)

if a Regular Security is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as part of that transaction;

(2)

in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or

(3)

to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on that Regular Security were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder for that Regular Security (the “110% yield rule”).

In addition, gain or loss recognized from the sale of a Regular Security by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).  Long-term capital gains of noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of those taxpayers for property held for more than one year, with further rate reductions for property held for more than five years.  Currently, the maximum tax rate for corporations is the same for both ordinary income and capital gains.

Taxation of Owners of Residual Securities

(1)

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities (“Residual Holders”), and will not be taxed separately to the REMIC Pool.  The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Holders in proportion to their respective holdings of Residual Securities in the REMIC Pool on that day.  REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that

(1)

the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

(2)

all bad loans will be deductible as business bad debts; and

(3)

the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Securities, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Securities.  The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans.   The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Notes or Certificates, as applicable, of any class of the related series outstanding.

The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Securities, on the other hand.  If an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of these mortgage loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities, and the discount on the mortgage loans that is includible in income may exceed the original issue discount deductions allowed with respect to the Regular Securities.  When there is more than one Class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier Classes of Regular Securities to the extent that those Classes are not issued with substantial discount or are issued at a premium.  If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Securities are made.

Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding Classes of Regular Securities, whereas, to the extent the REMIC Pool consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan.  Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of “excess inclusions” below under “—Limitations on Offset or Exemption of REMIC Income.”  The timing of mismatching of income and deductions described in this paragraph, if present for a series of Notes or Certificates, as applicable, may have a significant adverse effect upon a Residual Holder’s after-tax rate of return.

A portion of the income of a Residual Holder may be treated unfavorably in three contexts:

(1)

it may not be offset by current or net operating loss deductions;

(2)

it will be considered unrelated business taxable income to tax-exempt entities; and

(3)

it is ineligible for any statutory or treaty reduction in the 30% withholding tax otherwise available to a foreign Residual Holder.

See “—Limitations on Offset or Exemption of REMIC Income” below.  In addition, a Residual Holder’s taxable income during some periods may exceed the income reflected by those Residual Holders for those periods in accordance with generally accepted accounting principles.  Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Securities.

(2)

Basis and Losses

The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter.  The initial adjusted basis of a purchaser of a Residual Security is the amount paid for that Residual Security.  The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder.  Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom the loss was disallowed and may be used by the Residual Holder only to offset any income generated by the same REMIC Pool.

A Residual Holder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool.  However, if, in any year, cash distributions to a Residual Holder exceed its share of the REMIC’s taxable income, the excess will constitute a return of capital to the extent of the holder’s basis in its Residual Security.  A return of capital is not treated as income for federal income tax purposes, but will reduce the tax basis of the Residual Holder (but not below zero).  If a Residual Security’s basis is reduced to zero, any cash distributions with respect to that Residual Security in any taxable year in excess of its share of the REMIC’s income would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.

A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows.  The REMIC Regulations appear to treat the issue price of the residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool’s basis in its assets.  The preamble to the REMIC Regulations states that the Internal Revenue Service may provide future guidance on the proper tax treatment of payments made by a transferor of the residual interest to induce the transferee to acquire the interest, and Residual Holders should consult their own tax advisors in this regard.

Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Security is greater than the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Holder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder.  The REMIC Regulations currently in effect do not so provide.  See “—Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “—Sale or Exchange of a Residual Security” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

(3)

Treatment of Certain Items of REMIC Income and Expense

Although it is anticipated that the trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations.  The depositor makes no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses for the Regular Securities, and different methods could result in different timing or reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium.   Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of premium will be determined in the same manner as original issue discount income on Regular Securities as described above under “—Taxation of Owners of Regular Securities—Original Issue Discount” and “—Variable Rate Regular Securities,” without regard to the de minimis rule described therein, and “—Amortizable Premium.”

Market Discount.   The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool in those mortgage loans is exceeded by their unpaid principal balances.  The REMIC Pool’s basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool.  The REMIC Regulations provide that the basis is equal to the total of the issue prices of all regular and residual interests in the REMIC Pool.  The market discount must be recognized currently as an item of ordinary income as it accrues, rather than being included in income upon the sale of mortgage loans or as principal on the mortgage loans is paid.  Market discount income generally should accrue in the manner described above under “—Taxation of Owners of Regular Securities—Market Discount.”

Premium.   Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess.  As stated above, the REMIC Pool’s basis in mortgage loans is generally the fair market value of the mortgage loans and is based on the total of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool.  In a manner analogous to the discussion above under “—Taxation of Owners of Regular Securities—Amortizable Premium,” a person that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on mortgage loans originated after September 27, 1985, under the constant yield method.  Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item.  Because substantially all of the borrowers on the mortgage loans are expected to be individuals, Code Section 171 will not be available for premium on mortgage loans originated on or before September 27, 1985.  Premium for those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of those mortgage loans.  The allocation of that premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

(4)

Limitations on Offset or Exemption of REMIC Income

A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment.  That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for that quarterly period of (1) 120% of the long-term applicable federal rate that would have applied to the Residual Security (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of the Residual Security at the beginning of the quarterly period.  For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Security before the beginning of that quarterly period.

The portion of a Residual Holder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Holder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income.  Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder’s excess inclusions will be treated as unrelated business taxable income of the Residual Holder for purposes of Code Section 511.  In addition, REMIC taxable income is subject to 30% withholding tax for persons who are not U.S. Persons (as defined below under “—Tax-Related Restrictions on Transfer of Residual Securities—Foreign Investors”), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise).  See “—Taxation of Certain Foreign Investors—Residual Securities” below.  Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to persons who are not U.S. Persons.

Provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions, (ii) a Residual Holder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year, and (iii) the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

The Internal Revenue Service has authority to promulgate regulations providing that if the aggregate value of the Residual Securities is not considered to be “significant,” then the entire share of REMIC taxable income of a Residual Holder may be treated as excess inclusions subject to the foregoing limitations.  This authority has not been exercised to date.

(5)

Tax-Related Restrictions on Transfer of Residual Securities

Disqualified Organizations.  If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions for that Residual Security for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations.  The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption.  The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue.  That rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer.  That tax generally would be imposed on the transferor of the Residual Security, except that where the transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Security would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.  Under the REMIC Regulations, an affidavit will be sufficient if the transferee furnishes (A) a social security number, and states under penalties of perjury that the social security number is that of the transferee, or (B) a statement under penalties of perjury that it is not a disqualified organization.

“Disqualified Organization” means the United States, any state or political subdivision of the United States, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors in not selected by any governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 531) that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511.

In addition, if a “Pass-Through Entity” (as defined below) has excess inclusion income for a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period that interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate.  That tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year.  The Pass-Through Entity would not be liable for the tax if (1) it has received an affidavit from the record holder stating, under penalties of perjury, that it is not a Disqualified Organization, or providing the holder’s taxpayer identification number and stating, under penalties of perjury, that the social security number is that of the record owner, and (2) during the period that person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

“Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and corporations operating on a cooperative basis.  Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity.

If an “electing large partnership” holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Section 860E(c) of the Code.  The exception to this tax, otherwise available to a Pass-Through Entity that is furnished particular affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

The pooling and servicing agreement for a series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless (1) the proposed transferee furnished to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing the Residual Security on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman) and (2) the transferor provides a statement in writing to the trustee that it has no actual knowledge that the affidavit is false.  Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.  Each Residual Security for a series will bear a legend referring to those restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership of the Residual Security, to any amendments to the related pooling and servicing agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions.  Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Seller or the trustee may charge a fee for computing and providing that information.

Noneconomic Residual Interests.   The REMIC Regulations disregard transfers of Residual Securities under certain circumstances, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool.  Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person as defined below under “—Foreign Investors”) is disregarded to all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax.  A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion.  The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualified Organizations.” The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.  A safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, and (3) either the formula test or the asset test (each as described below) is satisfied.

The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the Residual Security does not exceed the sum of the present values of (1) any consideration given to the transferee to the acquire the Residual Security, (2) the expected future distributions on the Residual Security, and (3) the anticipated tax savings associated with holding the Residual Security as the REMIC generates losses.  For purposes of this calculation, the present values generally are calculated using a discount rate equal to the applicable federal rate, and the transferee is assumed to pay tax at the highest corporate rate of tax.

The asset test is satisfied if

1.

at the time of the transfer of the Residual Security, and at the close of each of the transferee’s two fiscal years preceding the year of transfer, the transferee’s gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million,

2.

the transferee is a taxable domestic C corporation, other than a RIC, REIT, REMIC or Subchapter T cooperative (an “Eligible Corporation”), that makes a written agreement that any subsequent transfer of the Residual Security will be to another Eligible Corporation in a transaction that satisfies the safe harbor described above, and the transferor does not know, or have reason to know, that the transferee will not honor such agreement, and

3.

the facts and circumstances known to the transferor on or before the date of transfer do not reasonably indicate that the taxes associated with the Residual Security will not be paid.

For purposes of requirement (1), the gross and net assets of a transferee do not include any obligations of a person related to the transferee or any other asset if a principal purpose for holding or acquiring the asset is to permit the transferee to satisfy the asset test.  Further, the formula test will not be treated as satisfied in the case of any transfer or assignment of the Residual Security to a foreign branch of an Eligible Corporation or any other arrangement by which the Residual Security is at any time subject to net tax by a foreign country or possession of the United States.

Foreign Investors.   The REMIC Regulations provide that the transfer of a Residual Security that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes.  This rule appears intended to apply to a transferee who is not a “U.S. Person” (as defined below), unless the transferee’s income is effectively connected with the conduct of a trade or business within the United States.  A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that (1) the future distributions on the Residual Security will equal at least 30% of the anticipated excess inclusions after the transfer, and (2) such amounts will be distributed at or after the time at which the excess inclusions accrue and before the end of the next succeeding taxable year.   A safe harbor in the REMIC Regulations provides that the reasonable expectation requirement will be satisfied if the above test would be met at all assumed prepayment rates for the mortgage loans from 50 percent to 200 percent of the Prepayment Assumption.  If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

The prospectus supplement relating to the Certificates of a series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made.  The term “U.S. Person” means a citizen or resident of the United States, a corporation or partnership (or other entity properly treated as a partnership or as a corporation for federal income tax purposes) created or organized in or under the laws of the United States or of any state (including, for this purpose, the District of Columbia), an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, trusts in existence on August 20, 1996, which are eligible to elect and do elect to be treated as U.S. Persons).

(6)

Sale or Exchange of a Residual Security

Upon the sale or exchange of a Residual Security, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “—Taxation of Owners of Residual Securities—Basis and Losses”) of the Residual Holder in the Residual Security at the time of the sale or exchange.

Further, as described above under “—Taxation of Owners of Residual Securities—Basis and Losses”, if a Residual Security’s basis is reduced to zero, any cash distributions with respect to that Residual Security in any taxable year in excess of its share of the REMIC’s income for that year would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.  If a Residual Holder has an adjusted basis in its Residual Security when its interest in the REMIC Pool terminates, then it will recognize a capital loss (assuming the Residual Security was held as a capital asset) at that time in an amount equal to the remaining adjusted basis.

Any gain on the sale of a Residual Security will be treated as ordinary income (1) if a Residual Security is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Holder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.  In addition, gain or loss recognized from the sale of a Residual Security by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

Except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Securities where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Security.

(7)

Mark to Market Regulations

Treasury regulations provide that a Residual Security acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market pursuant to Section 475 of the Code.

(8)

Inducement Fees

Regulations have been adopted regarding the federal income tax treatment of “inducement fees” received by transferees of non-economic REMIC residual interests. The regulations (i) provide tax accounting rules for the treatment of such fees as income over an appropriate period and (ii) specify that inducement fees constitute income from sources within the United States. Prospective purchasers of the Residual Certificates should consult their tax advisors regarding the effect of these regulations and the tax consequences of receiving any inducement fee.

Taxes That May Be Imposed on the REMIC Pool

(1)

Prohibited Transactions

Income from transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate.  Prohibited transactions generally include:

(1)

the disposition of a qualified mortgages other than for

(a)

substitution for a defective (including a defaulted) obligation within two years of the Startup Day (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day;

(b)

foreclosure, default, or imminent default of a qualified mortgage;

(c)

bankruptcy or insolvency of the REMIC Pool; or

(d)

a qualified (complete) liquidation;

(2)

the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

(3)

the receipt of compensation for services; or

(4)

the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Notwithstanding (1) and (4) above, it is not a prohibited transaction to sell a qualified mortgage or cash flow investment held by a REMIC Pool to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Notes or Certificates, as applicable, is outstanding).  The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition for this purpose if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

(2)

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.  Exceptions are provided for cash contributions to the REMIC Pool

(1)

during the three months following the Startup Day,

(2)

made to a qualified reserve fund by a Residual Holder,

(3)

in the nature of a guarantee,

(4)

made to facilitate a qualified liquidation or clean-up call, and

(5)

as otherwise permitted in Treasury regulations yet to be issued.

It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

(3)

Net Income from Foreclosure Property

The REMIC Pool will be subject of federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts.  Generally, property acquired by deed in lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year after the year in which the REMIC Pool acquired that property, with possible extensions.  Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.  It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

(4)

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Securities and Residual Holders within the 90-day period.

(5)

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership.  The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return.  The trustee will be required to sign the REMIC Pool’s returns.  Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding.  The master servicer will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, for the REMIC Pool as agent of the Residual Holders holding the largest percentage interest in the Residual Securities.  If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Holder, the Residual Holder or any other person specified pursuant to Treasury regulations will be required to act as tax matters person.  The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Holders of administrative and judicial proceedings regarding the REMIC Pool’s tax affairs, although other holders of the Residual Securities of the same series would be able to participate in those proceedings in appropriate circumstances.

(6)

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate, or trust will be subject to limitation with respect to some itemized deductions described in Code Section 67, to the extent that those itemized deductions, in total, do not exceed 2% of the investor’s adjusted gross income.  In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of that partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.  In addition, Code Section 68, subject to a phased elimination that is scheduled to expire after 2010, provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser or (1) 3% of the excess of adjusted gross income in excess of a specified threshold amount (which is adjusted annually for inflation), or (2) 80% of the amount of itemized deductions otherwise allowable for that year.  In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool for a regular interest it holds in another REMIC.  Those investors who hold REMIC Securities either directly or indirectly through pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to that limitation on deductions.  In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability.  Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election.  For a REMIC Pool that would be classified as an investment trust in the absence of a REMIC election or that is substantially similar to an investment trust, any holder of a Regular Security that is an individual, trust, estate, or pass-through entity also will be allocated its pro rata share of those expenses and a corresponding amount of income and will be subject to the limitations or deductions imposed by Code Sections 67 and 68, as described above.  The prospectus supplement will indicate if all those expenses will not be allocable to the Residual Securities.

Taxation of Certain Foreign Investors

(1)

Regular Securities

Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), generally will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that (1) the interest is not effectively connected with the conduct of a trade or business in the United States of the securityholder, (2) the Non-U.S. Person is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (3) that Non-U.S. Person complies to the extent necessary with certain certification requirements, which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is a Non-U.S. person.  Each Regular Securityholder should consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Regular Security by a Non-U.S. Person generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person and (ii) in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

If the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by that Non-U.S. Person, the Non-U.S. Person, although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected, will be subject to United States federal income tax at regular rates.  Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security.  The term “Non-U.S. Person” means any person who is not a U.S. Person.

(2)

Residual Securities

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax.  Treasury regulations provide that amount distributed to Residual Holders may qualify as “portfolio interest,” subject to the conditions described in “Regular Securities” above, but only to the extent that (1) the mortgage loans were issued after July 18, 1984, and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in “registered form” within the meaning of Code Section 163 (f) (1).  Generally, mortgage loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form.  Furthermore, Residual Holders will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “—Taxation of Owners of Residual Securities—Limitations on Offset or Exemption of REMIC Income” above.  If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by those Non-U.S. Persons, although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected, the amounts paid to those Non-U.S. Persons will be subject to United States federal income tax at regular rates.  See “—Tax-Related Restrictions on Transfer of Residual Securities—Foreign Investors” above concerning the disregard of transfers having “tax avoidance potential.”  Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

(3)

Backup Withholding

Distributions made on the REMIC Securities, and proceeds from the sale of the REMIC Securities to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount, and, under some circumstances, principal distributions) if the Holder fails to comply with certain identification procedures, unless the Holder is otherwise an exempt recipient under applicable provisions of the Code, and, if necessary, demonstrates such status.  Any amounts to be withheld from distribution on the REMIC Securities would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Holder’s federal income tax liability.

Grantor Trust Funds

Characterization.  For each series of Grantor Trust Securities, Federal Tax Counsel will deliver its opinion that the Grantor Trust Fund will not be classified as an association taxable as a corporation and that the Grantor Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of chapter 1 of subtitle A of the Code.  In this case, beneficial owners of Grantor Trust Securities (referred to in this Prospectus as “Grantor Trust Securityholders”) will be treated for federal income tax purposes as owners of a portion of the Grantor Trust Fund’s assets as described below.

Taxation of Grantor Trust Securityholders.  Subject to the discussion below under “Stripped Certificates” and “Subordinated Certificates,” each Grantor Trust Securityholder will be treated as the owner of a pro rata undivided interest in the assets of the Grantor Trust Fund.  Accordingly, and subject to the discussion below of the recharacterization of the servicing fee, each Grantor Trust Securityholder must include in income its pro rata share of the interest and other income from the assets of the Grantor Trust Fund, including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to the assets, and, subject to limitations discussed below, may deduct its pro rata share of the fees and other deductible expenses paid by the Grantor Trust Fund, at the same time and to the same extent as these items would be included or deducted by the Grantor Trust Securityholder if the Grantor Trust Securityholder held directly a pro rata interest in the assets of the Grantor Trust Fund and received and paid directly the amounts received and paid by the Grantor Trust Fund.  Any amounts received by a Grantor Trust Securityholder in lieu of amounts due with respect to any asset of the Grantor Trust Fund because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

Each Grantor Trust Securityholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that these amounts are reasonable compensation for services rendered to the Grantor Trust Fund.  Grantor Trust Securityholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other miscellaneous itemized deductions exceed two percent of the Grantor Trust Securityholder’s adjusted gross income, and will be allowed no deduction for these expenses in determining their liabilities for alternative minimum tax.  In addition, Section 68 of the Code, subject to a phased elimination that is scheduled to expire after 2010, provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount (adjusted annually for inflation) or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year.  In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of the partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

The servicing compensation to be received by the servicer may be questioned by the IRS as exceeding a reasonable fee for the services being performed in exchange for the servicing compensation, and a portion of the servicing compensation could be recharacterized as an ownership interest retained by the servicer or other party in a portion of the interest payments to be made with respect to the Grantor Trust Fund’s assets.  In this event, a certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code, and either the original issue discount or the market discount rules.  See the discussion below under “—Stripped Certificates”.  Except as discussed below under “Stripped Certificates” or “—Subordinated Certificates,” this discussion assumes that the servicing fees paid to the servicer do not exceed reasonable servicing compensation.

A purchaser of a Grantor Trust Security will be treated as purchasing an interest in each asset in the Grantor Trust Fund at a price determined by allocating the purchase price paid for the certificate among all asset of the Grantor Trust Fund in proportion to their fair market values at the time of the purchase of the certificate.  To the extent that the portion of the purchase price of a Grantor Trust Security allocated to an asset of the Grantor Trust Fund is less than or greater than the stated redemption price at maturity of the asset, the interest in the asset will have been acquired at a discount or premium.  See “—Market Discount” and “—Premium,” below.

The treatment of any discount on an asset of the Grantor Trust Fund will depend on whether the discount represents original issue discount or market discount.  Except as indicated otherwise in the applicable Prospectus Supplement, it is not expected that any asset of the Grantor Trust Fund (other than a Stripped Agency Security or other instrument evidencing ownership of specific interest and/or principal of a particular bond) will have original issue discount (except as discussed below under “Stripped Certificates” or “Subordinated Certificates”).  For the rules governing original issue discount, see “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” above.

The information provided to Grantor Trust Securityholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each asset of the Grantor Trust Fund is acquired.

Market Discount.  A Grantor Trust Securityholder that acquires an undivided interest in the Grantor Trust Fund’s assets may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in an asset of the Grantor Trust Fund is considered to have been purchased at a “market discount”.  For a discussion of the market discount rules under the Code, see “REMICs—Taxation of Owners of Regular Securities—Market Discount” above.  As discussed above, to the extent an asset of the Grantor Trust Fund is a Stripped Agency Security or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount (in lieu of the rules relating to market discount).  See “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” above.

Premium.  To the extent a Grantor Trust Securityholder is considered to have purchased an undivided interest in an asset of the Grantor Trust Fund for an amount that is greater than the stated redemption price at maturity of the interest, the Grantor Trust Securityholder will be considered to have purchased the interest in the asset with “amortizable bond premium” equal in amount to the excess.  For a discussion of the rules applicable to amortizable bond premium, see “REMICs—Taxation of Owners of Regular Securities—Amortizable Premium” above.

Status of the Grantor Trust Securities.  Except for that portion of a trust fund consisting of unsecured home improvement loans and except as qualified below, a Grantor Trust Security owned by a:

•

“domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans . . .  secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), to the extent assets of the Trust consist of mortgage loans and other assets of the type described in that section of the Code.

•

real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets, and interest income on those assets will be considered “interest on obligations secured by mortgages on real property” to that extent within the meaning of Code Section 856(c)(3)(B).

•

REMIC will be considered to represent an “obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

It is not clear whether Grantor Trust Certificates that are Stripped Certificates (as described below under “Stripped Certificates”) should be treated as qualifying under the Code provisions cited in the first two bullet points above to the same extent as Grantor Trust Certificates that are not Stripped Certificate.  Grantor Trust Securityholders are urged to consult their own tax advisors concerning the characterization of the securityholder’s investment for federal income tax purposes.

Stripped Certificates.  Some classes of certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as “Stripped Certificates.” In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a mortgage loan held by the Grantor Trust Fund from ownership of the right to receive some or all of the related interest payments.  Generally, where a separation has occurred, under the stripped bond rules of Section 1286 of the Code, the holder of a right to receive a principal or interest payment on the bond is required to accrue into income, on a constant yield basis under rules governing original issue discount (see “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount”), the difference between the holder’s initial purchase price for the right to receive principal or interest, and the principal or interest payment to be received with respect to that right.  However, a holder of a Stripped Certificate will account for any discount on the Stripped Certificate (other than an interest treated as a “stripped coupon”) as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the Stripped Certificate was treated as zero under the original issue discount de minimis rule when the Stripped Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped from the mortgage assets.

Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following:

•

if any servicing compensation is deemed to exceed a reasonable amount;

•

if the company or any other party retains a retained yield with respect to the assets held by the Grantor Trust Fund;

•

if two or more classes of certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Grantor Trust Fund’s assets; or

•

if certificates are issued which represent the right to interest-only payments or principal-only payments.

The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear.  However, the trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount.  Original issue discount with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest and this accrual of income may be in advance of the receipt of any cash attributable to that income.  See “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” above.  For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest.  The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above.

The precise tax treatment of Stripped Coupon Certificates is substantially uncertain.  The Code could read literally to require that OID computations be made for each payment from each mortgage loan.  However, based on IRS guidance, it appears that all payments from a mortgage loan underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan would be included in the mortgage loan’s stated redemption price at maturity for purposes of calculating income on the Stripped Coupon Certificate under the OID rules of the Code.

Based on current authority it is unclear under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate.  The Code provides that a prepayment assumption must be used to accrue income on any pool of debt instruments the yield on which can be affected by prepayments.  There is no guidance as to whether a Stripped Coupon Certificate or a Stripped Bond Certificate would represent an interest in a pool of debt instruments for purposes of this Code provision.  In addition, the manner in which to take prepayments into account is uncertain.  It is possible that no loss may be available as a result of any particular prepayment, except perhaps to the extent that even if no further prepayments were received a Certificateholder would be unable to recover its basis.  In addition, amounts received in redemption for debt instruments issued by natural persons purchased or issued after June 8, 1997 are treated as received in exchange therefor (that is treated the same as obligations issued by corporations).  This change could affect the character of any loss.

Holders of Stripped Bond Certificates and Stripped Coupon Certificates are encouraged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

Subordinated Certificates.  In the event the Grantor Trust Fund issues two classes of Grantor Trust Securities that are identical except that one class is a subordinate class, with a relatively high certificate pass-through rate, and the other is a senior class, with a relatively low certificate pass-through rate (referred to in this Prospectus as the “Subordinate Certificates” and “Senior Certificates”, respectively), the Grantor Trust Securityholders in the aggregate will be deemed to have acquired the following assets: (1) the principal portion of each mortgage loan plus a portion of the interest due on each mortgage loan (the “Grantor Trust Fund Stripped Bond”), and (2) a portion of the interest due on each mortgage loan equal to the difference between the Interest Rate on the Subordinate Certificates and the Interest Rate on the Senior Certificates, if any, which difference is then multiplied by the Subordinate Class Percentage (the “Grantor Trust Fund Stripped Coupon”).  The “Subordinate Class Percentage” equals the initial aggregate principal amount of the Subordinate Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.  The “Senior Class Percentage” equals the initial aggregate principal amount of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.

The Senior Certificateholders in the aggregate will own the Senior Class Percentage of the Grantor Trust Fund Stripped Bond and accordingly each Senior Certificateholder will be treated as owning its pro rata share of such asset.  The Senior Certificateholders will not own any portion of the Grantor Trust Fund Stripped Coupon.  The Subordinate Certificateholders in the aggregate own both the Subordinate Class Percentage of the Grantor Trust Fund Stripped Bond plus 100% of the Grantor Trust Fund Stripped Coupon, if any, and accordingly each Subordinate Certificateholder will be treated as owning its pro rata share in both assets.  The Grantor Trust Fund Stripped Bond will be treated as a “stripped bond” and the Grantor Trust Fund Stripped Coupon will be treated as “stripped coupons” within the meaning of Section 1286 of the Code.

Although not entirely clear, the interest income on the Subordinate Certificates and the portion of the servicing fee allocable to such certificates that does not constitute excess servicing will be treated by the Grantor Trust Fund as qualified stated interest, assuming the interest with respect to the mortgage loans held by the Grantor Trust Fund would otherwise qualify as qualified stated interest.  Accordingly, except to the extent modified below, the income of the Subordinate Certificates will be reported in the same manner as described generally above for holders of Senior Certificates.

If the Subordinate Certificateholders receive distribution of less than their share of the Grantor Trust Fund’s receipts of principal or interest (the “Shortfall Amount”) because of the subordination of the Subordinate Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had

•

received as distributions their full share of receipts;

•

paid over to the Senior Certificateholders an amount equal to the Shortfall Amount; and

•

retained the right to reimbursement of the relevant amounts to the extent these amounts are otherwise available as a result of collections on the mortgage loans or amounts available from a reserve account or other form of credit enhancement, if any.

Under this analysis,

•

Subordinate Certificateholders would be required to accrue as current income any interest income, original issue discount, or (to the extent paid on assets of the Grantor Trust Fund) accrued market discount of the Grantor Trust Fund that was a component of the Shortfall Amount, even though that amount was in fact paid to the Senior Certificateholders;

•

a loss would only be allowed to the Subordinate Certificateholders when their right to receive reimbursement of the Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse the loss); and

•

reimbursement of the Shortfall Amount prior to a claim of worthlessness would not be taxable income to Subordinate Certificateholders because the amount was previously included in income.

Those results should not significantly affect the inclusion of income for Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.  Moreover, the character and timing of loss deductions are unclear.  Subordinate Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate Certificates including any loss resulting from the failure to recover previously accrued interest or discount income.

Election to Treat All Interest as Original Issue Discount.  The Treasury Regulations relating to original issue discount permit a Grantor Trust Securityholder to elect to accrue all interest, discount, including de minimis market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method.  If an election were to be made with respect to an interest in a mortgage loan with market discount, the Grantor Trust Securityholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the Grantor Trust Securityholder acquires during the year of the election or afterward.  See “—Market Discount” above.  Similarly, a Grantor Trust Securityholder that makes this election for an interest in a mortgage loan that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the Grantor Trust Securityholder owns at the beginning of the first taxable year to which the election applies or acquires afterward.  See “—Premium” above.  The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Security is irrevocable.

Prepayments. The Taxpayer Relief Act of 1997 (the “1997 Act”) contains a provision requiring original issue discount on any pool of debt instruments the yield on which may be affected by reason of prepayments be calculated taking into account the Prepayment Assumption and requiring the discount to be taken into income on the basis of a constant yield to assumed maturity taking account of actual prepayments.

Sale or Exchange of a Grantor Trust Security.  Sale or exchange of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount realized, exclusive of amounts attributable to accrued and unpaid interest (which will be treated as ordinary income allocable to the related asset of the Grantor Trust Fund), and the owner’s adjusted basis in the Grantor Trust Security.  The adjusted basis generally will equal the seller’s cost for the Grantor Trust Security, increased by the original issue discount and any market discount included in the seller’s gross income with respect to the Grantor Trust Security, and reduced, but not below zero, by any premium amortized by the seller and by principal payments on the Grantor Trust Security previously received by the seller.  The gain or loss will, except as discussed below, be capital gain or loss to an owner for which the assets of the Grantor Trust Fund  represented by a Grantor Trust Security are “capital assets” within the meaning of Section 1221.  A capital gain or loss will be long-term or short-term depending on whether or not the Grantor Trust Security has been owned for the long-term capital gain holding period, currently more than one year.

Notwithstanding the foregoing, any gain realized on the sale or exchange of a Grantor Trust Security will be ordinary income to the extent of the seller’s interest in accrued market discount on Grantor Trust Fund assets not previously taken into income.  See “—Market Discount,” above.  Further, Grantor Trust Securities will be “evidences of indebtedness” within the meaning of Section 582(c)(1) to the extent the assets of the grantor trust would be so treated.  Accordingly, gain or loss recognized from the sale of a Grantor Trust Security by a bank or thrift institution to which such section applied will be treated as ordinary gain or loss to the extent selling the assets of the grantor trust directly would be so treated.

Foreign Investors in Grantor Trust Securities.  A holder of a Grantor Trust Security who is not a “U.S. person” (as defined above at “REMICs—Tax Related Restrictions on Transfer of Residual Securities—Foreign Investors”) and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Grantor Trust Security generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on its Grantor Trust Security to the extent attributable to debt obligations held by the Grantor Trust Fund that were originated after July 18, 1984, provided that the Grantor Trust Securityholder complies to the extent necessary with certain certification requirements which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a U.S. person.  Interest or original issue discount on a Grantor Trust Security attributable to debt obligations held by the Grantor Trust Fund that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty).  All holders of Grantor Trust Securities should consult their tax advisors regarding the tax documentation and certifications that must be provided to secure any applicable exemptions from United States withholding taxes.

Any capital gain realized on the sale or other taxable disposition of a Grantor Trust Security by a Non-U.S. Person (as defined above at “REMICs—Taxation of Certain Foreign Investors—Regular Securities”) generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person and (ii) in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income with respect to a Grantor Trust Security held by a Non-U.S. Person is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates.  In this regard, real estate acquired by a Grantor Trust as a result of foreclosure or in lieu of foreclosure could cause a foreign holder to have “effectively connected income” or a U.S. tax filing obligation even in the absence of such income.  In addition, if the Non-U.S. Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits,” within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

Backup Withholding.  Distributions made on the Grantor Trust Securities and proceeds from the sale of the Grantor Trust Securities will be subject to a “backup” withholding tax if, in general, the Grantor Trust Securityholder fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status.  Any amounts so withheld would be refunded by the IRS or allowable as a credit against the Grantor Trust Securityholder’s federal income tax.

Partnership Trust Funds and Disregarded Trust Funds

Classification of Trust Funds

For each series of Partnership Certificates or Debt Securities, Federal Tax Counsel will deliver its opinion that the trust fund will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.  This opinion will be based on the assumption that the parties to the related Agreement and related documents will comply with the terms of those documents.

Taxation of Debt Securityholders

The depositor will agree, and the securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes.  No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, for each series of Debt Securities, Federal Tax Counsel will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes.  The discussion below assumes this characterization of the Debt Securities is correct.

If, contrary to the opinion of counsel, the Internal Revenue Service successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the trust fund.  If so treated, the trust fund might be treated as a publicly traded partnership that would be taxable as a corporation unless it met particular qualifying income tests, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Debt Securities recharacterized as equity.  Treatment of the Debt Securities as equity interests in a partnership could have adverse tax consequences to some holders, even if the trust fund were not treated as a publicly traded partnership taxable as a corporation.  For example, income allocable to foreign holders might be subject to United States tax and United States tax return filing and withholding requirements, income allocable to tax-exempt holders might constitute “unrelated business taxable income” (if some, but not all, of the Debt Securities were recharacterized as equity in a partnership), individual holders might be subject to limitations on their ability to deduct their share of trust fund expenses, and income from the trust fund’s assets would be taxable to owners of Debt Securities without regard to whether cash distributions are made to such owners and without regard to the owners’ method of tax accounting.

Except for the treatment of the allocation of Realized Losses, Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that (1) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special 110% yield rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities.  See “—REMICs—Taxation of Owners of Regular Securities” and “—Sale or Exchange of Regular Securities.”

Allocations of Realized Losses.

The manner in which losses are claimed on the Notes as a result of defaults by the underlying obligors is complex and differs depending on the characterization of the person considered the issuer of the Notes for federal tax purposes.  Whether the Notes are governed by the loss rules for bad debts under Code Section 166 or for worthless securities under Code Section 165 depends on whether the Notes are considered issued by a corporation.  If there is a single corporate holder of the Certificates constituting all of the equity interests in the issuing Trust Fund, then the issuing Trust will be a disregarded entity and the Notes will be considered issued by a corporation subject to the loss rules of Code Section 165 (which affects  both timing and character of loss for corporate taxpayers, and character and possibly timing for other taxpayers).  If the Notes are considered issued by a grantor trust, then the notes may be treated as issued in proportion to the nature of the Certificateholders (e.g, if some Certificateholders are natural persons or partnerships and some are corporations, losses on the Notes would be governed in part by Code Section 166 and in part by Code Section 165).  If the Notes are considered issued by a partnership then they would be governed by the rules under Code Section 166 the same as a REMIC.  Investors should consult their tax advisors as to the character and timing of any loss that can be claimed with respect to a Note.

Further, for federal income tax purposes, (i) Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; (ii) interest on Debt Securities held by a real estate investment trust will not be treated as “interest on obligations secured by mortgages on real property or on interests in real property “within the meaning of Code Section 856(c)(3)(B); (iii) Debt Securities held by a real estate investment trust will not constitute “real estate assets” or “Government securities” within the meaning of Section 856(c)(4)(A) of the Code; (iv) Debt Securities held by a regulated investment company will not constitute “Government securities” within the meaning of Section 851(b)(3)(A)(i) of the Code; and (v) Debt Securities will not constitute “qualified mortgages” with in the meaning of Section 860G(a)(3) of the Code for REMICs.

Taxation of Owners of Partnership Certificates

(1)

Treatment of the Trust Fund as a Partnership

The correct characterization of a Trust Fund that has issued debt and is not otherwise taxed as a corporation is uncertain.  If the Trust Fund has only a single class of equity and the Trustee does not have the authority to accept any additional assets after the initial acquisition of receivables (except within a certain prescribed pre-funding period not exceeding three months) and has very limited powers of investment (for example does not hold any reserve fund that could ultimately flow to the Certificateholders if not needed to pay the Noteholders) the Trust Fund could qualify as a grantor trust with an interest expense.  As a consequence, each Certificateholder would be treated as owning a pro rata share of the Trust Fund’s assets, earning income thereon and incurring the expenses of the Trust Fund (including the interest expense on the Notes).  See “Grantor Trusts.”  If a Trust Fund that issues Notes intends to take the position that Certificateholders hold interests in a grantor trust it will be disclosed in the related prospectus supplement.  In addition, it is possible that a Trust Fund that issued Notes could qualify as a partnership eligible to make an election under Section 761 to not be taxed under the main partnership provisions of the Code (although certain ancillary provisions, including the rules relating to audits of partnerships, would continue to apply).  Such an election would cause Certificateholders to be treated as essentially the same as holding an interest in a grantor trust.  However, the IRS has recently taken a narrow interpretation of the type of entities that qualify for this election, which may not include a Trust Fund.  If a Trust Fund that is treated as a partnership has made an election under Section 761 to be excluded from the main partnership provisions of the Code this will be disclosed in the related prospectus supplement along with a description of the consequences of making such an election.  If there is only one Certificateholder in a Trust Fund that represents all of the equity of the Trust Fund for federal income tax purposes, the separate existence of the Trust Fund is disregarded, and the Certificateholder is treated as the owner of all of the assets of the Trust Fund and as the issuer of the Notes of the Trust Fund for federal income tax purposes.  For all other Trust Funds that issue Notes, the Partnership Trust Fund will agree, and the related owners of Partnership Certificates (“Partnership Certificate Owners”) will agree by their purchase of Partnership Certificates, if there is more than one Partnership Certificate Owner, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the Partnership Certificate Owners, including, to the extent relevant, the depositor in its capacity as recipient of distributions from any reserve fund, and the Debt Securities, if any, being debt of the partnership, and if there is one Partnership Certificate Owner, to treat the Partnership Certificate Owner as the owner of the assets of the Partnership Trust Fund and to treat the Partnership Trust Fund as a disregarded entity.  However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Certificates, the Debt Securities and the depositor is not certain because there is no authority on transactions closely comparable to that contemplated in this prospectus.

A variety of alternative characterizations are possible. For example, because the Partnership Certificates have certain features characteristic of debt, the Partnership Certificates might be considered debt of the Partnership Trust Fund. Generally, provided such Partnership Certificates are issued at or close to face value, any such characterization would not result in materially adverse tax consequences to holders of Partnership Certificates as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below. The following discussion assumes that the Partnership Certificates represent equity interests in a partnership. The following discussion also assumes that all payments on the Partnership Certificates are denominated in U.S. dollars, none of the Partnership Certificates have Interest Rates which would qualify as contingent interest under the Treasury regulations relating to original issue discount, and that a series of securities includes a single class of Partnership Certificates. If these conditions are not satisfied with respect to any given series of Partnership Certificates, additional tax considerations with respect to such Partnership Certificates will be disclosed in the applicable prospectus supplement.

(2)

Partnership Taxation

As a partnership, the Partnership Trust Fund will not be subject to federal income tax.  Rather, each Partnership Certificate Owner will be required to take into account separately the Partnership Certificate Owner’s allocable share of income, gains, losses, deductions and credits of the Partnership Trust Fund, whether or not there is a corresponding cash distribution.  The Trust will generally be required to use an accrual method of accounting and a tax year based on the tax year of its Certificateholders.  Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual basis and Partnership Certificate Owners may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay the taxes.  The Partnership Trust Fund’s income will consist primarily of interest and finance charges earned on the related mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of the mortgage loans.

The Partnership Trust Fund’s deductions will consist primarily of interest accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of mortgage loans.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Agreement and related documents).  To the extent that there is more than one class of equity (or potentially more than one class of equity) the related prospectus supplement will describe the manner in which income from the assets of the Trust Fund will be allocated.

Assuming Debt Securities are also issued, all or substantially all of the taxable income allocated to a Partnership Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to the holder under the Code.

An individual taxpayer’s share of expenses of the Partnership Trust Fund, including fees to the servicer, but not interest expense, would be miscellaneous itemized deductions and thus deductible only to the extent such expenses plus all other miscellaneous itemized deductions exceeds two percent of the individual’s adjusted gross income.  An individual taxpayer will be allowed no deduction for his share of expenses of the Partnership Trust Fund, other than interest, in determining his liability for alternative minimum tax.  In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount (adjusted annually for inflation) or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year.  Accordingly, deductions might be disallowed to the individual in whole or in part and might result in the Partnership Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Partnership Trust Fund.  In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of that partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

The Partnership Trust Fund intends to make all tax calculations relating to income and allocations to Partnership Certificate Owners on an aggregate basis to the extent relevant.  If the IRS were to require that the calculations be made separately for each mortgage loan, the calculations may result in some timing and character differences under some circumstances.

(3)

Discount and Premium

The purchase price paid by the Partnership Trust Fund for the related mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase.  If so, the mortgage loans will have been acquired at a premium or market discount, as the case may be.  See “REMICs—Taxation of Owners of Regular Securities—Acquisition Premium” and “— Market Discount” above.  As indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but it is possible that the IRS might require that it be recomputed on a mortgage loan-by-mortgage loan basis.  Further, with respect to any asset of the Partnership Trust Fund that is a Stripped Agency Security or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount with respect to such security or instrument (in lieu of the rules relating to market discount).  See “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” above.

If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include any market discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans.  As indicated above, a portion of the market discount income or premium deduction may be allocated to Partnership Certificate Owners.

(4)

Section 708 Termination

Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period.  If a termination occurs under Section 708 of the Code, the Partnership Trust Fund will be considered to contribute its assets to a new Partnership Trust Fund, which would be treated as a new partnership, in exchange for Partnership Certificates in the new Partnership Trust Fund.  The original Partnership Trust Fund will then be deemed to distribute the Partnership Certificates in the new Partnership Trust Fund to each of the owners of Partnership Certificates in the original Partnership Trust Fund in liquidation of the original Partnership Trust Fund.  The Partnership Trust Fund will not comply with particular technical requirements that might apply when a constructive termination occurs.  As a result, the Partnership Trust Fund may be subject to some tax penalties and may incur additional expenses if it is required to comply with those requirements.  Furthermore, the Partnership Trust Fund might not be able to comply with these requirements due to lack of data.

(5)

Disposition of Partnership Certificates

Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the Partnership Certificates sold.  Any gain or loss would be long-term capital gain or loss if the Partnership Certificate Owner’s holding period exceeded one year.  A Partnership Certificate Owner’s tax basis in a Partnership Certificate will generally equal its cost, increased by its share of Partnership Trust Fund income allocable to the Partnership Certificate Owner and decreased by any distributions received or losses allocated with respect to the Partnership Certificate.  In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the Partnership Certificate Owner’s share, determined under Treasury Regulations, of the Debt Securities and other liabilities of the Partnership Trust Fund.  A Partnership Certificate Owner acquiring Partnership Certificates at different prices will generally be required to maintain a single aggregate adjusted tax basis in the Partnership Certificates and, upon a sale or other disposition of some of the Partnership Certificates, allocate a portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.  A portion holding rule is applied, however, if a Certificateholder has held some of its interest in the Partnership Trust Fund for one year or less and some of its interest for more than one year and a “by lot” identification is not permitted.

If a Partnership Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Certificates that exceeds the aggregate cash distributions with respect to the Partnership Certificates, the excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

(6)

Allocations Between Transferors and Transferees

In general, the Partnership Trust Fund’s taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the Partnership Certificate Owners in proportion to the principal amount of Partnership Certificates owned by them as of the close of the last day of that Due Period.  As a result, a Partnership Certificate Owner purchasing Partnership Certificates may be allocated tax items, which will affect the purchaser’s tax liability and tax basis, attributable to periods before the actual transaction.

The use of a Due Period convention may not be permitted by existing Treasury regulations.  If a Due Period convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses of the Partnership Trust Fund might be reallocated among the Partnership Certificate Owners.  The Partnership Trust Fund’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future laws, regulations or other IRS guidance.

(7)

Section 731 Distributions

In the case of any distribution to a Partnership Certificate Owner, no gain will be recognized to that Partnership Certificate Owner to the extent that the amount of any money distributed for that Partnership Certificate exceeds the adjusted basis of that Partnership Certificate Owner’s interest in the Partnership Certificate.  To the extent that the amount of money distributed exceeds that Partnership Certificate Owner’s adjusted basis, gain will be currently recognized.  In the case of any distribution to a Partnership Certificate Owner, no loss will be recognized except upon a distribution in liquidation of a Partnership Certificate Owner’s interest.  Any gain or loss recognized by a Partnership Certificate Owner generally will be capital gain or loss.

(8)

Section 754 Election

In the event that a Partnership Certificate Owner sells its Partnership Certificates at a profit (or loss), the purchasing Partnership Certificate Owner will have a higher (or lower) basis in the Partnership Certificates than the selling Partnership Certificate Owner had.  The tax basis of the Partnership Trust Fund’s assets will not be adjusted to reflect that higher (or lower) basis unless there is a “substantial basis reduction” within the meaning of Section 734 of the Code or unless the trust were to file an election under Section 754 of the Code. Because the trust will most likely qualify as a “securitization partnership” within the meaning of Section 743(f) of the Code, there will not be a substantial basis reduction with respect to the sale of the certificates.  With respect to the election under Section 754 of the Code, in order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund current does not intend to make an election under Section 754 of the Code.  As a result, Partnership Certificate Owners might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Certificates.

(9)

Administrative Matters

The trustee is required to keep or cause to be kept complete and accurate books of the Partnership Trust Fund.  Except as disclosed in the related prospectus supplement, the trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust Fund and will report each Partnership Certificate Owner’s allocable share of items of Partnership Trust Fund income and expense to Partnership Certificate Owners and the IRS on Schedule K-1.  The Partnership Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the Partnership Certificates.  Generally, holders must timely file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all the inconsistencies.

Under Section 6031 of the Code, any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing specific information on the nominee, the beneficial owners and the Partnership Certificates so held.  The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner

•

the name, address and identification number of such person,

•

whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

•

particular information on Partnership Certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold Partnership Certificates through a nominee are required to furnish directly to the Partnership Trust Fund information as to themselves and their ownership of Partnership Certificates.  A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Partnership Trust Fund.  The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31.  Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

Unless another designation is made, the depositor will be designated as the tax matters partner for each Partnership Trust Fund in the pooling and servicing agreement and, as the tax matters partner, will be responsible for representing the Partnership Certificate Owners in some specific disputes with the IRS.  The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.  Generally, the statute of limitations for partnership items does not expire before the later of three years after the date on which the partnership information return is filed or the last day for filing the return for the applicable year, determined without regard to extensions.  Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Partnership Certificate Owners, and, under some circumstances, a Partnership Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund.  An adjustment could also result in an audit of a Partnership Certificate Owner’s returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

A special audit system exists for qualifying large partnerships that have elected to apply a simplified flow-through reporting system under Sections 771 through 777 of the Code.  Unless otherwise specified in the applicable prospectus supplement, a Partnership Trust Fund will not elect to apply the simplified flow-through reporting system.

(10)

Taxation of Certain Foreign Partnership Certificate Owners

As used below, the term “Non-United States Owner” means a Partnership Certificate Owner that is not a U.S. Person, as defined under “REMICs—Taxation of Owners of Residual Securities—Tax Related Restrictions on Transfer of Residual Securities—Foreign Investors,” above.

It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-United States Owners because there is no clear authority dealing with that issue under facts substantially similar to those described in this Prospectus.  Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for these purposes, the Partnership Trust Fund will withhold as if it were so engaged in order to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold.  The Partnership Trust Fund expects to withhold on the portion of its taxable income that is allocable to Non-United States Owners pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business, at a rate of 35% for Non-United States Owners that are taxable as corporations and 39.6% for all other Non-United States Owners.

Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures.

Each Non-United States Owner might be required to file a U.S. individual or corporate income tax return on its share of the income of the Partnership Trust Fund including, in the case of a corporation, a return in respect of the branch profits tax.  Assuming the Partnership Trust Fund is not engaged in a U.S. trade or business, a Non-United States Owner would be entitled to a refund with respect to all or a portion of taxes withheld by the Partnership Trust Fund if, in particular, the Owner’s allocable share of interest from the Partnership Trust Fund constituted “portfolio interest” under the Code.

The interest, however, may not constitute “portfolio interest” if, among other reasons, the underlying obligation is not in registered form or if the interest is determined without regard to the income of the Partnership Trust Fund, in the later case, the interest being properly characterized as a guaranteed payment under Section 707(c) of the Code.  If this were the case, Non-United States Owners would be subject to a United States federal income and withholding tax at a rate of 30 percent on the Partnership Trust Fund’s gross income, without any deductions or other allowances for costs and expenses incurred in producing the income, unless reduced or eliminated pursuant to an applicable treaty.  In this case, a Non-United States Owner would only be entitled to a refund for that portion of the taxes, if any, in excess of the taxes that should have been withheld with respect to the interest.

(11)

Backup Withholding

Distributions made on the Partnership Certificates and proceeds from the sale of the Partnership Certificates will be subject to a “backup” withholding tax if, in general, the Partnership Certificate Owner fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status.  Any amounts so withheld would be refunded by the IRS or allowable as a credit against the Non-United States Owner’s federal income tax.

(12)

Reportable Transactions

Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case in imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code).  The rules defining “reportable transactions” are complex, but generally include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer’s tax treatment of an item and book treatment of the same item.  Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

Consequences for Particular Investors

The federal tax discussions above may not be applicable depending on a securityholder’s particular tax situation.  The depositor recommends that prospective purchasers consult their tax advisors for the tax consequences to them of the purchase, ownership and disposition of REMIC Securities, Grantor Trust Securities, Partnership Certificates and Debt Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

State and Other Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Notes or Certificates, as applicable, offered under this prospectus.  State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.  Therefore, prospective investors should consult their own tax advisors for the various tax consequences of investments in the Notes or Certificates, as applicable, offered under this prospectus.  In particular, individuals should consider the deductability of the expenses (including interest expense) of a partnership.

ERISA Considerations

General

A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA should consider the fiduciary standards under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the Securities.  Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment.  Fiduciaries of plans also should consider ERISA’s prohibition on improper delegation of control over, or responsibility for, plan assets.
In addition, employee benefit plans or other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code, or any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a “Plan”) are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan (“parties in interest” and “disqualified persons”).  Such transactions are treated as “prohibited transactions” under Sections 406 of ERISA and excise taxes and/or other penalties are imposed upon such persons under ERISA and/or Section 4975 of the Code unless an exemption applies.  The depositor, underwriter, each master servicer or other servicer, any insurer, the trustee, the indenture trustee and certain of their affiliates might be considered “parties in interest” or “disqualified persons” with respect to a Plan.  If so, the acquisition, holding or disposition of Securities by or on behalf of such Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and the Code unless a statutory, regulatory or administrative exception or exemption is available.

ERISA Considerations Relating to Certificates

Plan Assets

In 29 C.R.F §2510.3-101 (the “Plan Asset Regulations”), the U.S. Department of Labor (“DOL”) has defined what constitutes “plan assets” for purposes of ERISA and Section 4975 of the Code.  The Plan Asset Regulations provide that if a Plan makes an investment in an “equity interest” in an entity, an undivided portion of the assets of the entity will be considered the assets of such Plan unless certain exceptions set forth in such Regulations apply.  The Certificates will be deemed an equity interest for purposes of the Plan Asset Regulations, and the depositor can give no assurance that the Certificates will qualify for any of the exceptions under the Plan Asset Regulations.  As a result, (i) a Plan may be deemed to have acquired an interest in the Assets of the trust fund and not merely an interest in the Certificates, (ii) the fiduciary investment standards of ERISA could apply to such Assets and (iii) transactions occurring in the course of managing, operating and servicing the trust fund and its Assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

Underwriter Exemption

The DOL has granted to Deutsche Bank Securities Inc. an individual exemption, Prohibited Transaction Exemption 94-84, and to Deutsche Morgan Grenfell/C.J. Lawrence Inc., similar approval (FAN 97-03E), which were both amended by Prohibited Transaction Exemption 97-34 (“PTE 97-34”), Prohibited Transaction Exemption 2000-58 (“PTE 2000-58”) and Prohibited Transaction Exemption 2002-41 (“PTE 2002-41”) (collectively, the “Exemption”) which is applicable to Certificates which meet its requirements whenever the underwriter or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent.  The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied.  These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving pools) of enumerated categories of assets which include: manufactured housing loans and previously issued securities eligible under the Exemption and the purchase, sale and holding of Certificates which represent beneficial ownership interests in the assets of such trusts.

General Conditions of Exemption

The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Certificates to be eligible for exemptive relief thereunder.  First, the acquisition of Certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.  Second, the Assets held by the trust fund must be fully secured.  (Mortgage loans, loans, obligations and receivables will be collectively referred to herein as “loans.”).  Third, unless the Certificates are backed by fully-secured loans, they may not be subordinated.  Fourth, the Certificates at the time of acquisition by the Plan must generally be rated in one of the four highest generic rating categories by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Services, Inc. or Fitch, Inc. (each, a “Rating Agency”).  Fifth, the trustee and the indenture trustee generally cannot be affiliates of any member of the “Restricted Group” other than any underwriter as defined in the Exemption.  The “Restricted Group” consists of any (i) underwriter as defined in the Exemption, (ii) the depositor, (iii) the master servicer, (iv) each servicer, (v) the insurer, (vi) the counterparty of any “interest rate swap” (as described below) held as an Asset of the trust fund and (vii) any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the trust fund as of the date of initial issuance of the Certificates.  Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to, and retained by, the depositor pursuant to the assignment of the loans to the related trust fund must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the master servicer and any servicer must represent not more than reasonable compensation for such person’s services under the Agreement and reimbursement of such person’s reasonable expenses in connection therewith.  Seventh, (i) the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools; (ii) Certificates evidencing interests in such other investment pools must have been rated in one of the four highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan’s acquisition of Certificates; and (iii) Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan’s acquisition of Certificates.  Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.  If Securities are being sold under the Exemptions, the depositor assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.

Types of Trust Funds

The Exemption permits the issuer to be an owner-trust, a REMIC or a grantor trust.  Owner-trusts are subject to certain restrictions in their governing documents to ensure that their Assets may not be reached by the creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

Insurance Company General Accounts

In the event that Certificates do not meet the requirements of the Exemption solely because they are Subordinate Certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase Certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) which permits insurance company general accounts as defined in PTCE 95-60 to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

Permitted Assets

The Amendment permits an interest-rate swap agreement and a yield supplement agreement to be Assets of a trust fund which issues Certificates acquired by Plans in an initial offering or in the secondary market.  An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted trust fund Asset if it:  (a) is an “eligible Swap;” (b) is with an “eligible counterparty;” (c) is purchased by a “qualified plan investor;” (d) meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap” and (e) permits the trust fund to make termination payments to the Swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or depositor.

An “eligible Swap” is one which:  (a) is denominated in U.S. dollars; (b) pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”); (c) has a notional amount that does not exceed either:  (i) the principal balance of the class of Certificates to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“Allowable Notional Amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

A “qualified plan investor” is a Plan or Plans where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates and such fiduciary is either (a) a “qualified professional asset manager” (“QPAM”) under Prohibited Transaction Class Exemption 84-14 (“PTCE 84-14”) (see below), (b) an “in-house asset manager” under Prohibited Transaction Class Exemption 96-23 (“PTCE 96-23”) (see below) or (c) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the Pooling and Servicing Agreement:  (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year).  In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure.  Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund (“EYS Agreement”).  If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an Asset of the trust fund if it meets the following conditions:  (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust fund and an eligible counterparty and (f) it has an Allowable Notional Amount.

Pre-Funding Accounts

If Certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the Certificates are transferred to the trust fund within a specified period following the closing date (“DOL Pre-Funding Period”) (see below) instead of requiring that all such loans be either identified or transferred on or before the closing date.  Exemptive relief is available provided that the following conditions are met.  First, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered (“Pre-Funding Limit”) must not exceed twenty-five percent (25%).  Second, all loans transferred after the closing date (referred to here as “additional loans”) must meet the same terms and conditions for eligibility as the original loans used to create the trust fund, which terms and conditions have been approved by the Rating Agency.  Third, the transfer of such additional loans to the trust fund during the DOL Pre-Funding Period must not result in the Certificates receiving a lower credit rating from the Rating Agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the trust fund.  Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the “average interest rate”) for all of the loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the trust fund on the closing date.  Fifth, either: (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the depositor; or (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the Rating Agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the Prospectus, Prospectus Supplement, Private Placement Memorandum (“Offering Documents”) and/or the Agreement.  In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date.  Sixth, the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement.  Seventh, amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agency and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the Rating Agency (“Acceptable Investments”).  Eighth, certain disclosure requirements must be met.

Revolving Pool Features

The Exemption only covers Certificates backed by “fixed” pools of loans which require that all the loans must be transferred to the trust fund or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used).  Accordingly, Certificates issued by trust funds which feature revolving pools of Assets will not be eligible for a purchase by Plans.  However, Securities which are Notes backed by revolving pools of Assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions.  See discussion below in “ERISA Considerations Relating to Notes.”

Limitations on Scope of the Exemption

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the Certificates by Plans.  However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificates on behalf of an “Excluded Plan” by any person who is a fiduciary with respect to the assets of such Excluded Plan.  For those purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.  Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the Loans in the trust fund provided that:  (i) the Plan is not an Excluded Plan, (ii) each Plan’s investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan’s acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a trust containing assets which are sold or serviced by the same entity and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group.

ERISA Considerations Relating to Notes

Under the Plan Asset Regulations, the Assets of the trust fund would be treated as “plan assets” of a Plan for the purposes of ERISA and the Code only if the Plan acquires an “equity interest” in the trust fund and none of the exceptions contained in the Plan Asset Regulations is applicable.  An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.  Assuming that the Notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such Notes will be eligible for purchase by Plans.  However, without regard to whether the Notes are treated as an “equity interest” for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a Note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan.  There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires Notes.

The Amendment to the Exemption permits trust funds which are grantor trusts, owner-trusts or REMICs to issue Notes, as well as Certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund’s Assets.  The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its Assets would not be necessary with respect to Notes with no substantial equity features which are issued as obligations of the trust fund.  However, with respect to the acquisition, holding or transfer of Notes between a Plan and a party in interest, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to Certificates are met with respect to the Notes.  The same limitations of such exemptive relief relating to acquisitions of Certificates by fiduciaries with respect to Excluded Plans would also be applicable to the Notes as described herein in “Limitations on Scope of the Exemption.”

In the event that the Exemption is not applicable to the Notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the Notes depending in part upon the type of Plan fiduciary making the decision to acquire the Notes and the circumstances under which such decision is made.  These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by “qualified professional asset managers”), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by “in-house asset managers”) (collectively, the “Investor-Based Exemptions”).  However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES.  BEFORE PURCHASING SECURITIES IN RELIANCE ON THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

ANY PLAN INVESTOR WHO PROPOSES TO USE “PLAN ASSETS” OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, although they may elect to be qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Code.  In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or a Code Section 4975 (“Similar Law”).  A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in Securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.

Legal Investment

The prospectus supplement will specify which classes of the Notes or Certificates, as applicable, if any, will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  Generally, only classes of Offered Notes or Offered Certificates, as applicable, that (1) are rated in one of the two highest rating categories by one or more rating agencies and (2) are part of a series representing interests in, or secured by, a trust fund consisting of loans secured by first liens on real property and originated by particular types of originators specified in SMMEA, will be “mortgage related securities” for purposes of SMMEA.

Those classes of Offered Notes or Offered Certificates, as applicable, qualifying as “mortgage related securities” will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for those entities.  Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of some entities (in particular, insurance companies) to invest in mortgage related securities secured by liens on residential, or mixed residential and commercial, properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. §24 (Seventh), subject in each case to regulations that the applicable federal regulatory authority may prescribe.  In this connection, the Office of the Comptroller of the Currency (the “OCC”) has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with general standards concerning “safety and soundness” and retention of credit information in 12 C.F.R. §1.5), some “Type IV securities,” defined in 12 C.F.R. §1.2(l) to include some “residential mortgage related securities.” As so defined, “residential mortgage-related security” means, in relevant part, “mortgage related security” within the meaning of SMMEA.  The National Credit Union Administration (“NCUA”) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in “mortgage related securities” under some limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the “investment pilot program” described in 12 C.F.R. §703.140.  Thrift institutions that are subject to the jurisdiction of the Office of Thrift Supervision (the “OTS”) should consider the OTS’ Thrift Bulletin 13a (December 1, 1998), “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,” before investing in any of the Offered Notes or Offered Certificates, as applicable.

All depository institutions considering an investment in the Certificates should review the “Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities” (the “1998 Policy Statement”) of the Federal Financial Institutions Examination Council (“FFIEC”), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998.  The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

If specified in the prospectus supplement, other classes of Offered Notes or Offered Certificates, as applicable, offered pursuant to this prospectus will not constitute “mortgage related securities” under SMMEA.  The appropriate characterization of those classes under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase these Offered Notes or Offered Certificates, as applicable, may be subject to significant interpretive uncertainties.

Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any Offered Notes or Offered Certificates, as applicable, as some classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in some instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits provisions that may restrict or prohibit investment in securities that are not “interest bearing” or “income paying,” and with regard to any Offered Notes or Offered Certificates, as applicable, issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

Except as to the status of some classes of Offered Notes or Offered Certificates, as applicable, as “mortgage related securities,” no representation is made as to the proper characterization of the Offered Notes or Offered Certificates, as applicable, for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Notes or Offered Certificates, as applicable, under applicable legal investment restrictions.  The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Notes or Offered Certificates, as applicable) may adversely affect the liquidity of the Offered Notes or Offered Certificates, as applicable.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Notes or Offered Certificates, as applicable, of any class constitute legal investments for them or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

Methods of Distribution

The Notes or Certificates, as applicable, offered by this prospectus and by the supplements to this prospectus will be offered in series.  The distribution of the Notes or Certificates, as applicable, may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor.  If specified in the prospectus supplement, the Notes or Certificates, as applicable, will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Deutsche Bank Securities Inc. (“DBS”) acting as underwriter with other underwriters, if any, named in the underwriting agreement.  In that event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any Notes or Certificates, as applicable, agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor.  In connection with the sale of the Notes or Certificates, as applicable, underwriters may receive compensation from the depositor or from purchasers of the Notes or Certificates, as applicable, in the form of discounts, concessions or commissions.  The prospectus supplement will describe any compensation paid by the depositor.

Alternatively, the prospectus supplement may specify that the Notes or Certificates, as applicable, will be distributed by DBS acting as agent or in some cases as principal with respect to Notes or Certificates, as applicable, that it has previously purchased or agreed to purchase.  If DBS acts as agent in the sale of Notes or Certificates, as applicable, DBS will receive a selling commission for each series of Notes or Certificates, as applicable, depending on market conditions, expressed as a percentage of the total principal balance of the related mortgage loans as of the Cut-off Date.  The exact percentage for each series of Notes or Certificates, as applicable, will be disclosed in the prospectus supplement.  To the extent that DBS elects to purchase Notes or Certificates, as applicable, as principal, DBS may realize losses or profits based upon the difference between its purchase price and the sales price.  The prospectus supplement for any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of Notes or Certificates, as applicable, of that series.

The depositor will indemnify DBS and any underwriters against particular civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments DBS and any underwriters may be required to make in respect of these civil liabilities.

In the ordinary course of business, DBS and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor’s mortgage loans pending the sale of those mortgage loans or interests in those mortgage loans, including the Notes or Certificates, as applicable.  DBS performs management services for the depositor.

The depositor anticipates that the Notes or Certificates, as applicable, will be sold primarily to institutional investors.  Purchasers of Notes or Certificates, as applicable, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Notes or Certificates, as applicable Securityholders should consult with their legal advisors in this regard before any reoffer or sale of Notes or Certificates, as applicable.

As to each series of Notes or Certificates, as applicable, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus.  Any lower rated or unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

Additional Information

The Depositor has filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the Notes or Certificates, as applicable (the “Registration Statement”).  This prospectus, which forms a part of the Registration Statement, omits some of the information contained in the Registration Statement pursuant to the rules and regulations of the Commission.  The Registration Statement and the exhibits to the Registration Statement can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at Regional Offices in the following locations:

•

Chicago Regional Office, 175 West Jackson Boulevard, Suite 900, Chicago, Illinois 60604; and

•

New York Regional Office, 233 Broadway, New York, New York 10279.

Copies of these materials can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

The Commission also maintains a site on the world wide web at “http://www.sec.gov” at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.  The Depositor has filed the Registration Statement, including all exhibits to the Registration Statement, through the EDGAR system and therefore these materials should be available by logging onto the Commission’s web site.  The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

Copies of the most recent Fannie Mae prospectus for Fannie Mae certificates and Fannie Mae’s annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7115). The Depositor did not participate in the preparation of Fannie Mae’s prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac’s most recent Information Statement and Information Statement supplement and any quarterly report made available by Freddie Mac may be obtained by writing or calling the Investor Inquiry Department of Freddie Mac at 8200 Jones Branch Drive, McLean, Virginia 22102 (outside Washington, D.C. metropolitan area, telephone 800-336-3672; within Washington, D.C. metropolitan area, telephone 703-759-8160). The Depositor did not participate in the preparation of Freddie Mac’s Offering Circular, Information Statement or any supplement to the Information Statement or any quarterly report of the Information Statement and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

Incorporation of Certain Documents by Reference

All documents subsequently filed by or on behalf of the trust fund referred to in the prospectus supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of any offering of the Notes or Certificates, as applicable, issued by that trust fund will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The Trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, upon request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates).  Requests for information should be directed to the corporate trust office of the Trustee specified in the prospectus supplement.

Legal Matters

Certain legal matters, including the federal income tax consequences to securityholders of an investment in the Notes or Certificates, as applicable, of a series, will be passed upon for the depositor by McKee Nelson LLP, Washington, D.C., Sidley Austin Brown & Wood LLP, New York, NY and Thacher Proffitt & Wood LLP, New York, NY.

Financial Information

A new trust fund will be formed for each series of Notes or Certificates, as applicable, and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of Notes or Certificates, as applicable.  Accordingly, financial statements for a trust fund will generally not be included in this prospectus or in the prospectus supplement.

Rating

As a condition to the issuance of any class of Offered Notes or Offered Certificates, as applicable, they must not be rated lower than investment grade; that is, they must be rated in one of the four highest rating categories, by a rating agency.

Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans.  These ratings address the structural, legal and issuer-related aspects associated with the Notes or Certificates, as applicable, the nature of the underlying assets and the credit quality of the guarantor, if any.  Ratings on mortgage pass-through certificates, mortgage-backed notes and other asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated.  As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  Each security rating should be evaluated independently of any other security rating.

INDEX OF DEFINED TERMS

1986 Act

1997 Act

90

1998 Policy Statement

118

Accrual Period

136

Accrual Securities

18

Accrued Security Interest

24

Adjustable Rate Assets

27

Agreement

3

ARM Contracts

39

Asset Conservation Act

6

Asset Group

77

Asset Seller

25

Available Distribution Amount

3

Balloon Payment Assets

25

Bankruptcy Code

4

Beneficial Owner

74

Bi-weekly Assets

33

Book-Entry Securities

4

Buy Down Assets

25

Capitalized Interest Account

21

Cash Flow Agreement

16

Certificates

75

Charter Act

24

Code

12

Collection Account

84

Commission

43

contract borrower

7

contract lender

69

Convertible Assets

69

Cooperative Corporation

68

Covered Trust

5

CPR

63

Crime Control Act

20

Cut-off Date

80

Definitive Securities

6

Determination Date

25

Distribution Date

25

DTC

18

ERISA

33

Euroclear

127

Euroclear Operator

33

European Depositaries

35

Exchange Act

36

Fannie Mae

34

FDIC

108

FHA

43

Freddie Mac

5

Freddie Mac Act

3

Freddie Mac Certificate Group

13

Garn-St. Germain Act

13

GEM Assets

77

Ginnie Mae

4

GPM Assets

3

Grantor Trust Fund Stripped Bond

4

Grantor Trust Fund Stripped Coupon

117

Housing Act

5

HUD

11

Increasing Payment Asset

52

Increasing Payment Assets

4

Indirect Participants

3

Insurance Proceeds

34

Interest Rate

26

Interest Reduction Assets

27

Level Payment Assets

5

Liquidation Proceeds

3

Lock-out Date

26

Mortgages

5

Nonrecoverable Advance

5

Notes

30

Offered Securities

24

OID Regulations

25

Participants

85

Partnership Certificate Owners

34

PCBs

121

Permitted Investments

75

Pre-Funded Amount

44

Pre-Funding Account

16

Pre-Funding Period

16

Prepayments Premium

16

Purchase Price

7

RCRA

41

Record Date

76

Regular Securities

25

Regular Securityholder

86

Relief Act

89

REMIC Regulations

80

REMIC Securities

85

REO Property

39

Residual Holders

31

Residual Securities

97

Retained Interest

86

RICO

8

Rules

80

Securities

36

Security Balance

24

Senior Securities

27

Servicemen’s Readjustment Act

24

Servicing Standard

16

Shortfall Amount

47

Single Family Property

117

SPA

5

Special servicer

20

Step-up Rate Assets

56

Strip Securities

4

Subordinate Securities

24

Subsequent Assets

16

Superliens

75

Taxable Mortgage Pools

86

Terms and Conditions

35

Tiered REMICs

89

Title V

79

Title VIII

79

UCC

34

UST

76

Value

6

Warranting Party

42

Yield Considerations

27

SUBJECT TO COMPLETION, DATED JUNE 24, 2005

PROSPECTUS SUPPLEMENT (to prospectus dated [           ])

$[                       ] (Approximate)

ACE SECURITIES CORP.

[                    ] Trust

[                         ] Pass-Through Certificates

[               ]

Originator and Servicer

Consider carefully the risk factors beginning on page S-[      ] of this prospectus supplement and on page [      ] of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the index of defined terms beginning on page S-[     ] of this prospectus supplement and on page [      ] of the prospectus.

The certificates will represent interests in the trust fund only and will not represent interests in or obligations of any other entity.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

The trust fund will issue certificates including the following:

Class

Interest

Class

Principal Amount(1)

Rate

[   ]

$[          ]

[   ]

[   ]

[          ]

[   ]

[   ]

[          ]

[   ]

___________________

(1)

(1) These amounts are approximate, as described in this prospectus supplement.

(2)

Interest will accrue on the Class [       ] and [       ] Certificates at [described as applicable].

This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the table above and not to the other classes of certificates that will be issued by the trust fund as described in this prospectus supplement.

[Describe assets of trust fund.]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

[Describe underwriting arrangements.]

On or about [      ], delivery of the certificates offered by this prospectus supplement will be made through the book-entry facilities of [         ].

Underwriter:

Deutsche Bank Securities Inc.

The date of this prospectus supplement is [          ]

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Important Notice About Information Presented in this

Prospectus Supplement and the Accompanying Prospectus:

We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

_______________________________________________________

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

_______________________________________________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

Tables of Contents

Prospectus Supplement

Prospectus Supplement	Prospectus
Page	Page

Summary of Terms S-4
Risk Factors S-8	Description of the Trust Funds
Description of the Certificates S-14	Use of Proceeds
The Insurance Policy S-22	Yield Considerations
Description of the Mortgage Pool S-23	The Depositor
Additional Information S-32	Description of the Securities
The Originator/Servicer S-33	Description of the Agreements
The Pooling and Servicing Agreement S-35	Certain Legal Aspects of the Mortgage Loans
Yield Considerations 40	Material Federal Income Tax Considerations
Material Federal Income Tax Considerations S-45	State and Other Tax Considerations
State and Local Income Tax Considerations S-45	Legal Investment
Legal Investment Considerations S-45	Methods of Distribution
Use of Proceeds S-46	Additional Information
Underwriting S-46	Incorporation of Certain Documents by Reference
ERISA Considerations S-46	Legal Matters
Experts S-46	Financial Information
Legal Matters S-47	Rating
Ratings S-47	Index of Defined Terms
Glossary of Defined Terms S-48
Annex I S-49

Summary of Terms

•

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the certificates, it is necessary that you read carefully this entire prospectus supplement and accompanying prospectus.

•

While this summary contains an overview of certain calculations, cash flow priorities, and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•

[Whenever we refer to a percentage of some or all of the mortgage loans in the trust fund or in any pool, that percentage has been calculated on the basis of the total principal balance of those mortgage loans as of [        ], unless we specify otherwise.  We explain in this prospectus supplement under “Description of the Certificates — Distributions of Principal” how the principal balance of a mortgage loan is determined.  Whenever we refer in this Summary of Terms or in the Risk Factors section of this prospectus supplement to the total principal balance of any mortgage loans, we mean the total of their principal balances, unless we specify otherwise.]

The Offered Certificates

ACE Securities Corp.’s  [           ] Pass-Through Certificates consist of the following classes: [           ].  Only the [           ] Certificates are being offered by this prospectus supplement.  These certificates will be issued in book-entry form.

See “Description of the Certificates — General” in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of each class of certificates.

The certificates represent ownership interests in a trust fund, the assets of which consist primarily of [describe assets of trust fund.]

The certificates will have an approximate total initial principal amount of $[           ].  Any difference between the total principal amount of the certificates on the date they are issued and the approximate total principal amount of the certificates on the date of this prospectus supplement will not exceed 5%.

Payments on the Certificates

Principal and interest on the certificates will be payable on the [25th] day of each month, beginning in [           ].  However, if the [25th] day is not a business day, distributions will be made on the next business day after the [25th] day of the month.

Interest Payments

Interest will accrue on each class of certificates, [other than the Class [  ] Certificate], at the applicable annual rates described in this prospectus supplement.

See “Description of the Certificates — Distributions of Interest” in this prospectus supplement.

Principal Payments

The amount of principal payable on the certificates, [other than the Class [  ] Certificate], will be determined by (1) funds actually received on the mortgage loans in [each] pool that are available to make payments on the certificates, (2) the amount of interest received or advanced on the mortgage loans that is used to pay principal on the certificates, calculated as described in this prospectus supplement, (3) [formulas that allocate a portion of principal payments received on the mortgage loans to each class of certificates, as described in this prospectus supplement,] and (4) [                ].  Funds actually received on the mortgage loans may consist of expected, scheduled payments, and unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

We explain how principal is paid on the certificates under “Description of the Certificates — Distributions of Principal” in this prospectus supplement.

[Prepayment Penalties on the Mortgage Loans

The holder of the Class [  ] Certificate will be entitled to receive any prepayment penalties received on the mortgage loans.  These amounts will not be available to make payments on other classes of certificates.

See “Description of the Certificates” and “Description of the Mortgage Pools — General” in this prospectus supplement.]

Limited Recourse

The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust fund.  The trust fund will have no other source of cash and no entity other than the trust fund will be required or expected to make any payments on the certificates.

Enhancement of Likelihood of Payment on the Certificates

[Describe any applicable financial guaranty insurance policy or guarantee.]

[Subordination of Payments

The [       ] certificates will have a payment priority as a group over the Class [   ] Certificates both for payments of interest and payments of principal.  No amounts will be paid to the Holder of the Class [   ] Certificate on any distribution date until all amounts due to the senior certificates and the Class [   ] Certificates on that date have been paid and overcollateralization has reached the required level.]

[Overcollateralization

On the closing date, the total principal balance of the mortgage loans is expected to [approximately equal the total principal amount of the certificates].  Any interest received on the mortgage loans in excess of the amount needed to pay interest on the certificates and some of the expenses and fees of the trust fund will be used to reduce the total principal amount of the certificates to a level set by the rating agencies until the mortgage loans have a total principal balance that exceeds the total outstanding principal amount of the certificates by the amount required by the rating agencies.  This condition is referred to as “overcollateralization.”  We cannot assure you that sufficient interest will be generated by the mortgage loans to create overcollateralization, to increase overcollateralization to the level required by the rating agencies, or to maintain it at that level.

See “Risk Factors — Potential Inadequacy of Credit Enhancement for the Class [   ] Certificates” and “Description of the Certificates — Credit Enhancement — Subordination” and “— Overcollateralization” in this prospectus supplement.]

[Allocation of Losses

As described in this prospectus supplement, amounts representing losses on the mortgage loans in excess of overcollateralization will be applied to reduce the principal amount of the Class [   ] Certificates until their principal amount has been reduced to zero.

•

If a loss has been allocated to reduce the principal amount of your Class [   ] Certificate, you will receive no payment in respect of that reduction at that time.

•

After overcollateralization has been created and has been increased to the required level, you will receive the amount of that loss if there are sufficient funds to pay you, as described in this prospectus supplement, but you will not receive any interest on that amount.

After the principal amount of the Class [   ] Certificates has been reduced to zero, amounts representing losses on the mortgage loans will be paid to holders of the senior certificates by [                    ], to the extent funds available are insufficient to cover these losses.

See “Description of the Certificates — Credit Enhancement — Allocation of Losses”  and “The Insurance Policy” in this prospectus supplement.]

The Mortgage Loans

On the closing date, which is expected to be on or about [                    ], the assets of the trust fund will consist of [two] pools of mortgage loans with a total principal balance of approximately $[                    ].  The mortgage loans will be secured by mortgages, deeds of trust, or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

[Description of mortgage loans.]

[Description of pre-funding account and additional mortgage loans as applicable.]

[The mortgage loans in the trust fund will not be insured or guaranteed by any government agency.]

See “Description of the Mortgage Pools” in this prospectus supplement for a general description of the mortgage loans and “[Originator/Servicer]” in this prospectus supplement for a description of the underwriting guidelines applied in originating the mortgage loans.

[The Pre-Funding Account

On the closing date, approximately $[         ] will be deposited by [        ] in a pre-funding account maintained by [          ].  It is intended that additional mortgage loans will be sold to the trust fund by the depositor from time to time, from [       ] until [       ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional mortgage loans as applicable.]

See “Description of the Certificates —Pre-Funding Account” in this prospectus supplement.]

Servicing of the Mortgage Loans

The mortgage loans will be serviced by [                                         ].

See “[Originator/Servicer]” and “The Pooling and Servicing Agreement” in this prospectus supplement.

Optional Purchase of Mortgage Loans

[                    ] will have the option to purchase all of the mortgage loans and the other property of the trust fund, [other than the insurance policy], after the total principal balance of the mortgage loans declines to less than [   ]% of their initial total principal balance; if [                      ] does not exercise that option, [                      ] may purchase the Mortgage Loans and other property of the trust fund.

If the mortgage loans and other assets are purchased, the certificateholders will be paid accrued interest and principal equal to the outstanding principal amount of the certificates.

See “Description of the Certificates — Optional Purchase of Mortgage Loans; Termination of the Trust Fund” in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans.

Tax Status

[The Trust Fund will make one or more elections to treat certain assets of the trust as a real estate mortgage investment conduit (each, a “REMIC”) for federal income tax purposes.  The Class [  ] Certificates will represent regular interests in a REMIC and generally will be treated as debt instruments for federal income tax purposes.  The Class [R] Certificates will represent the residual interest in each REMIC.]

[Alternatively, grantor trust, partnership or FASIT status to be described as applicable.]

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA Considerations

The Offered Certificates may be acquired by employee benefit plans and other retirement arrangements, subject to certain conditions.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[Only the Class [     ] Certificates] will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

There are other restrictions on the ability of some types of investors to purchase the certificates that prospective investors should consider.

See “Legal Investment Considerations” in this prospectus supplement.

Ratings of the Certificates

The certificates will initially have the following ratings from [                    ]:

[Rating

[Rating

Class

Agency]

Agency]

[   ]

[   ]

[   ]

[   ]

[   ]

[   ]

[   ]

[   ]

[   ]

These ratings are not recommendations to buy, sell or hold these certificates.  A rating may be changed or withdrawn at any time by the assigning rating agency.

•

The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates may be lower than anticipated.

See “Ratings” in this prospectus supplement for a more complete discussion of the certificate ratings.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates.  You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

[Some of the loans in the mortgage pool are more likely to default than others, and higher than expected defaults on these loans could reduce the yield on your certificates

The payment schedules for most of the mortgage loans in the pool require the borrower to pay off the principal balance of the loan gradually over the life of the loan.  Some of the mortgage loans in the pool, however, have payment schedules under which the borrowers makes relatively small payments of principal over the life of the loan, and then must make a large final payment at maturity that pays off the entire principal balance outstanding.  This final payment is usually much larger than the previous monthly payments.  Because the borrower’s ability to make this final payment usually depends on the ability to refinance the loan or sell the underlying property, the risk of default is greater than on other types of loans.  High rates of default on these types of loans in the pool will result in greater losses on your certificates.

The ability of a borrower to refinance the type of loan described above or sell the mortgaged property will depend upon a number of factors, including:

·

the level of mortgage interest rates;

·

the borrower’s equity in the mortgage property;

·

general economic conditions; and

·

the availability of credit.

We cannot predict how these factors will affect the default rate of these mortgage loans in the pool.  You should refer to “Description of the Mortgage Pool” for information on the percentage of loans in the mortgage loan pool that consists of these loans.]

[Mortgage Loan Interest Rates May Limit Interest Rates on the Certificates	[LIBOR may increase or decrease at different times and in different amounts than the index applicable to the adjustable rate mortgage loans.]
[The trust fund will include a reserve fund whose primary asset will be [describe as applicable]].

See “Description of the Certificates — The Reserve Fund” in this prospectus supplement.  For detailed information on the interest rates of the mortgage loans, see “Description of the Mortgage Pools” in this prospectus supplement.]

[Potential Inadequacy of Credit Enhancement for the Class [ ] Certificates

The Class [   ] Certificates are not insured by any financial guaranty insurance policy.  The overcollateralization feature described in this prospectus supplement is intended to enhance the likelihood that holders of Class [   ] Certificates will receive regular payments of interest and principal, but is limited in nature and may be insufficient to cover all losses on the mortgage loans or shortfalls in interest payments on the mortgage loans.

In order to create, increase and maintain overcollateralization, it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the certificates as well as fees and expenses of the trust fund and other amounts that are described in this prospectus supplement.  We expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during some periods, because the weighted average of the interest rates on the mortgage loans will be higher, at the time the certificates are issued, than the weighted average of the interest rates on the certificates.  We cannot assure you, however, that enough excess interest will be generated to reach the overcollateralization levels required by the rating agencies.  The following factors will affect the amount of excess interest that the mortgage loans will generate:

·

Prepayments.  Every time a mortgage loan with an interest rate higher than the weighted average of the interest rates on the certificates is prepaid, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest.  The effect on your certificates of this reduction will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans.  Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

·

Defaults.  The rate of defaults on the mortgage  loans may turn out to be higher than expected.  Defaulted mortgage loans may be liquidated, and liquidated mortgage loans will no longer be outstanding and generating interest.

· Level of LIBOR. If LIBOR increases, more money will be needed to pay interest to certificateholders, so less money will be available as excess interest.]
[Special Risks for the Class [ ] Certificates

The rights of holders of Class [   ] Certificates to receive payments of interest are subordinate to the rights of holders of senior certificates to receive payments of interest, and the rights of holders of Class [   ] Certificates to receive payments of principal are subordinate to the rights of holders of senior certificates to receive payments of principal.

In addition, you should consider the following:

·

If you buy a Class [   ] Certificate and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class [   ] Certificates by the amount of that excess;

·

If, after overcollateralization is created in the required amount, the mortgage loans generate interest in excess of the amount needed to pay interest and principal on the certificates and fees and expenses of the trust fund, the excess interest will be used to pay you and other holders of Class [   ] Certificates the amount of any reduction in the principal balances of the Class [   ] Certificates caused by application of losses.

·

We cannot assure you, however, that any excess interest will be generated and, in any event, no interest will be paid to you on the amount by which your principal balance was reduced because of the application of losses.

See “Description of the Certificates — Credit Enhancement — Subordination” and “— Allocation of Losses” in this prospectus supplement.]
[Effect of Lack of Primary Mortgage Insurance on the Class [ ] Certificates

Approximately [    ]% of the mortgage loans have loan-to-value ratios greater than 80%.  None of the mortgage loans are covered by a primary mortgage insurance policy.  If borrowers default on their mortgage loans, there is a greater likelihood of losses than if the loans were insured.  We cannot assure you that the applicable credit enhancement will be adequate to cover those losses.

See “Description of the Certificates — Credit Enhancement — Subordination” and “— Allocation of Losses” in this prospectus supplement.]
Unpredictability and Effect of Prepayments

Borrowers may prepay their mortgage loans in whole or in part at any time; [however, approximately [    ]% of the mortgage loans require the payment of a prepayment penalty in connection with some voluntary prepayments, which may discourage these borrowers from prepaying their mortgage loans].  Prepayments of principal may also be caused by liquidations of or insurance payments on the mortgage loans.  A prepayment of a mortgage loan will usually result in a prepayment on the certificates.

The prepayment experience on the mortgage loans may affect the average life of the certificates.  The rate of principal payments on the mortgage loans is from time to time influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.  There can be no assurance as to the rate of prepayment on the mortgage loans or that the rate of payments will conform to the model described in this prospectus supplement.

If prevailing interest rates fall significantly below the interest rates on the mortgage loans, principal prepayments are likely to be higher than if prevailing rates remain at or above the interest rates on the mortgage loans.  As a result, the actual maturity of the certificates could occur significantly earlier than expected.  Conversely, if prevailing interest rates rise significantly above the interest rates on the mortgage loans, principal prepayments are likely to be lower than if prevailing rates remain at or below the interest rates on the mortgage loans and the maturity of the certificates could occur significantly later than expected.  In addition, some prepayments may result in the collection of less interest than would otherwise be the case in the month of prepayment.

· If you purchase your certificates at a discount and principal is repaid more slowly than you anticipate, then your yield may be lower than you anticipate.
· If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.
See “Yield Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.
Geographic Concentration of Mortgage Loans

Approximately [    ]% of the mortgage loans expected to be in the pool on the closing date are secured by properties in [California].  Delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in one state because the following conditions in [California] will have a disproportionate impact on the mortgage loans in general:

· Declines in the [California] residential real estate market may reduce the values of properties located in that state, which would result in an increase in the loan-to-value ratios.

·

Properties in [California] may be more susceptible than homes located in other parts of the country to some types of uninsured hazards, such as earthquakes, as well as floods, wildfires, mudslides and other natural disasters.

Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of those mortgage loans.

For additional information regarding the geographic distribution of the mortgage loans in each pool, see the applicable table under “Description of the Mortgage Pools” in this prospectus supplement.
Real Estate Market May Affect Performance of Mortgage Loans

A decline in the real estate values or in economic conditions generally could increase the rates of delinquencies, foreclosures and losses on the mortgage loans to a level that is significantly higher than those experienced currently; and no assurance can be given that values of the properties securing the mortgage loans will not decline since the date of origination of the mortgage loan.  If the credit enhancement described in this prospectus supplement is not enough to protect your certificates from these losses, the yield on your certificates may be reduced.

[Early Principal Payment From Cash Remaining in Pre-Funding Account

If the cash in the pre-funding account on the closing date is not used to acquire additional mortgage loans by [               ], then that cash will be [paid to you on a proportionate basis with the other certificateholders in reduction of the principal balance of your certificates.]  If the amount of that cash is substantial, you will receive a significant unexpected early payment of principal in (or before) [            ].  We cannot assure you that you will be able to reinvest that money in another investment with a comparable yield.]

You will not receive physical certificates, which can cause delays in distributions and hamper your ability to pledge or resell your certificates

Unless you are the purchaser of the residual certificates, your ownership of the certificates will be registered electronically with DTC.  The lack of physical certificates could:

·

result in payment delays on the certificates because the trustee will be sending distributions on the certificates to DTC instead of directly to you;

·

make it difficult for you to pledge your certificates if physical certificates are required by the party demanding the pledge; and

·

could hinder your ability to resell the certificates because some investors may be unwilling to buy certificates that are not in physical form.

See “Description of the Certificates — Book-Entry Registration” in this prospectus supplement.
Limited Ability to Resell Certificates

The underwriter is not required to assist in resales of the certificates, although it may do so.  A secondary market for any class of certificates may not develop.  If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates.  The certificates will not be listed on any securities exchange.

[Additional risk factors to be provided as applicable.]

Description of the Certificates

General

The [                        ] Pass-Through Certificates will consist of the following Classes: [                        ] (together, the “Certificates”).

The [     ] Certificates are referred to in this prospectus supplement as the “Senior Certificates.” Only the Class [    ] Certificates (the “Offered Certificates”) are offered by this prospectus supplement.  The Class [     ] Certificates are referred to in this prospectus supplement as the “LIBOR Certificates.” The Class [     ] Certificates are referred to in this prospectus supplement as the “Subordinate Certificates.”  The Class R Certificate is also referred to as the “Residual Certificate.”

The Class [    ] Certificate will be issued as a single Certificate in fully registered, certificated form.

The Certificates represent beneficial ownership interests in a trust fund (the “Trust Fund”), the assets of which consist primarily of (1) [describe mortgage loans] mortgage loans (the “Mortgage Loans”), (2) the assets that from time to time are identified as deposited in respect of the Mortgage Loans in the Collection Account and the Certificate Account (each as defined in this prospectus supplement), (3) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, (4) any applicable insurance policies and all proceeds of these insurance policies, and (5) [describe other assets, as applicable].

Each Class of Offered Certificates will be issued in the respective approximate initial total principal amount set forth or described on the cover page of this prospectus supplement.  The total principal amount of each Class of Offered Certificates is referred to in this prospectus supplement as the “Class Principal Amount” for that Class.  The Class [   ] Certificate will be issued without a principal amount or interest rate, and will be entitled only to the amounts that are described in this prospectus supplement.  The total Certificate Principal Amount (as defined in this prospectus supplement) of the Certificates and the initial Class Principal Amount of each Class of Offered Certificates may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined in this prospectus supplement) of the Mortgage Loans is increased or decreased as described under “Description of the Mortgage Pools” in this prospectus supplement.

Distributions on the Certificates will be made on the [25th] day of each month or, if the [25th] day is not a Business Day, on the next succeeding Business Day, commencing in [                        ] (each, a “Distribution Date”), to Certificateholders of record on the applicable Record Date.  The “Record Date” for each Distribution Date will be the close of business on the last Business Day of the calendar month immediately preceding the month in which that Distribution Date occurs.

•

A “Business Day” is generally any day other than a Saturday or Sunday or a day on which banks in New York or [California] are closed.

Distributions on the Offered Certificates will be made to each registered holder entitled to the distributions, either (1) by check mailed to the Certificateholder’s address as it appears on the books of the Trustee (as defined in this prospectus supplement), or (2) at the request, submitted to the Trustee in writing at least five Business Days prior to the related Record Date, of any holder of an Offered Certificate (at the holder’s expense) in immediately available funds; provided, that the final distribution in respect of any Certificate will be made only upon presentation and surrender of the Certificate at the Corporate Trust Office (as defined in this prospectus supplement) of the Trustee.  See “— The Trustee” in this prospectus supplement.

[Pre-Funding Account

On the Closing Date approximately $[                   ] (the “Pre-Funded Amount”) will be deposited in an account (the “Pre-Funding Account”) maintained by [               ], which account shall be part of the trust fund.  During the period (the “Pre-Funding Period”) from [          ] until [              ], the Pre-Funding Amount will be maintained in the Pre-Funding Account.  The Pre-Funded Amount will be reduced during the Pre-Funding Period by the amount of Subsequent Mortgage Loans (as defined in this prospectus supplement) deposited in the trust fund in accordance with the Pooling and Servicing Agreement.  During the Pre-Funding Period, the Pre-Funded Amount will be used only to purchase Subsequent Mortgage Loans.  Immediately following the Pre-Funding Period, any Pre-Funded Amount remaining will be distributed to [to be provided as applicable].

Amounts on deposit in the Pre-Funding Account will be invested in [to be provided as applicable] and all investment earnings on amounts on deposit in the Pre-Funding Account will be distributed to [to be provided as applicable] following the Pre-Funding Period.]

Book-Entry Registration

General.  The Offered Certificates (the “Book-Entry Certificates”)  will be issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) in the United States [, or through Clearstream Luxembourg, société anonyme (“Clearstream Luxembourg”) or the Euroclear System (“Euroclear”) in Europe] and through [its/their] participating organizations (each, a “Participant”).  The Book-Entry Certificates will be issued in minimum denominations in principal amount of $25,000 and integral multiples of $1 in excess of $25,000.

Each Class of Book-Entry Certificates will be represented by one or more certificates registered in the name of the nominee of DTC.  ACE Securities Corp. (the “Depositor”) has been informed by DTC that DTC’s nominee will be Cede & Co.  [Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.]  No person acquiring an interest in a Book-Entry Certificate (each, a “Beneficial Owner”) will be entitled to receive a certificate representing an interest (a “Definitive Certificate”), except as set forth below under “— Definitive Certificates” and in the Prospectus under “Description of the Securities — Book-Entry Registration and Definitive Securities — Definitive Securities.”

Unless and until Definitive Certificates are issued, it is anticipated that:

•

the only “Certificateholder” of the Offered Certificates will be Cede & Co., as nominee of DTC, and Beneficial Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement (as defined in this prospectus supplement).

•

Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the Trustee through DTC [, Clearstream Luxembourg or Euroclear, as applicable,] and [its/their] Participants.

•

while the Offered Certificates are outstanding, under the rules, regulations and procedures creating and affecting DTC [Clearstream Luxembourg and Euroclear] and [its/their] operations, DTC [Clearstream Luxembourg and Euroclear] [is/are] required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates.  Participants and indirect participants with whom Beneficial Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners.  Accordingly, although Beneficial Owners will not possess certificates, DTC [Clearstream Luxembourg and Euroclear] [has/have] in place a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

None of the Depositor, [    ], the Servicer or the Trustee [or additional parties] (as those terms are defined in this prospectus supplement) will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

For a more complete description of book-entry registration and clearance and the rules and regulations governing DTC [,Clearstream Luxembourg and Euroclear], see “Description of the Securities — Book-Entry Registration and Definitive Securities” in the Prospectus [and “Global Clearance, Settlement and Tax Documentation Procedures” in Annex I to this Prospectus Supplement].

Definitive Certificates.  Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under “ Description of the Securities — Book-Entry Registration and Definitive Securities — Definitive Securities.”  Upon the occurrence of an event described in that section, the Trustee is required to direct DTC to notify Participants who have ownership of Book-Entry Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their Book-Entry Certificates.  Upon surrender by DTC of the Definitive Certificates representing the Book-Entry Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will re-issue the Book-Entry Certificates as Definitive Certificates in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of the Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

Distributions of Interest

The amount of interest distributable on each Distribution Date in respect of each Class of Certificates (other than the Class [   ] Certificate) will equal the sum of [to be provided as applicable].  Interest will accrue on the Offered Certificates on the basis of a 360-day year and the actual number of days in each Accrual Period.

•

The “Interest Rate” for each Class of Certificates will be the applicable annual rate described below.

[If [                     ] does not exercise its option to purchase the Mortgage Loans when it is first entitled to do so, as described under “— Optional Purchase of Mortgage Loans; Termination of the Trust Fund” in this prospectus supplement, then with respect to each succeeding Distribution Date, the [           ] will be increased to       %].  Subject to the preceding proviso, the Interest Rates for the Class [           ] Certificates will be the applicable annual rate determined as follows:

•

[To be provided as applicable].

•

The “Net Mortgage Rate” for any Mortgage Loan equals the Mortgage Rate of the Mortgage Loan minus the Total Expense Rate (as defined in this prospectus supplement).

•

The “Total Expense Rate” for each Distribution Date is the sum of [the Servicing Fee Rate and the Trustee Fee Rate (each as defined in this prospectus supplement)].

The “Certificate Principal Amount” of any Offered Certificate for any date of determination will equal that Certificate Principal Amount on [         ] (the “Closing Date”) as reduced by all amounts previously distributed on that Certificate in respect of principal and, in the case of a Class [   ] Certificate, any Applied Loss Amount (as defined in this prospectus supplement) previously allocated to that Certificate.

For each Distribution Date, the “Accrual Period” applicable to each Class of Offered Certificates will be the period beginning on the immediately preceding Distribution Date (or on the Closing Date, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date.

•

The “Interest Remittance Amount” for any Distribution Date will equal the sum of [to be provided as applicable].

On each Distribution Date, the Interest Remittance Amount will be distributed in the following order of priority:

[To be provided as applicable.]

When a principal prepayment in full is made on a Mortgage Loan, the borrower is charged interest only to the date of the prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made.  Prepayments in part will be applied as of the date of receipt.  Full or partial prepayments (or proceeds of other liquidations) received in any Prepayment Period will be distributed to holders of Offered Certificates on the Distribution Date following that Prepayment Period.  To the extent that, as a result of a full or partial prepayment, a borrower is not required to pay a full month’s interest on the amount prepaid, a shortfall (a “Prepayment Interest Shortfall”) in the amount available to make distributions of interest on the Certificates could result.  A Prepayment Interest Shortfall will result from a prepayment in full only if that prepayment is received on or after the [16th] day of a calendar month.  If a prepayment in full is received on or prior to the [15th] day of a calendar month, there will be an excess of interest over one month’s interest for that Mortgage Loan (“Prepayment Interest Excess”) available for distribution to Certificateholders on the related Distribution Date.  The Servicer is obligated to fund Prepayment Interest Shortfalls that exceed Prepayment Interest Excess, but only in an amount up to the total of the Servicing Fees for the applicable Distribution Date.  See “The Pooling and Servicing Agreement — Prepayment Interest Shortfalls” in this prospectus supplement.  Any of these payments by the Servicer is referred to in this prospectus supplement as “Compensating Interest.”  Any Prepayment Interest Shortfalls not funded by the Servicer (“Net Prepayment Interest Shortfalls”) will reduce the Interest Remittance Amount available for distribution on the related Distribution Date.

[Determination of Index

On the second Business Day preceding the beginning of each Accrual Period (each date, an “Index Determination Date”), the Trustee will determine the Index for that Accrual Period.

On each Index Determination Date, the Index for the next succeeding Accrual Period will be established by the Trustee as follows:

[To be provided as applicable.]]

Distributions of Principal

Distributions of principal on the Class [           ] Certificates will be made primarily from [to be provided as applicable.]

•

The “Principal Distribution Amount” for [each Mortgage Pool for] any Distribution Date will be equal to the sum of [to be provided as applicable].

•

The “Principal Remittance Amount” for [each Mortgage Pool for] any Distribution Date will be equal to the sum of [to be provided as applicable.]

•

The “Due Period” for any Distribution Date is the one-month period beginning on [the second day of the calendar month immediately preceding the month in which that Distribution Date occurs and ending on the first day of the month in which that Distribution Date occurs.]

•

The “Prepayment Period” for each Distribution Date is the one-month period beginning on the Cut-off Date, in the case of [the first Distribution Date, and on the day immediately following the close of the immediately preceding Prepayment Period, in the case of each subsequent Distribution Date, and ending on the [    ]th day (or if that day is not a Business Day, the immediately preceding Business Day) of the month in which that Distribution Date occurs].

On each Distribution Date, the Principal Distribution Amount will be distributed in the following order of priority:

[To be provided as applicable].

Credit Enhancement

Credit enhancement for the Offered Certificates consists of [the Insurance Policy, the subordination of the Subordinate Certificates, the priority of application of Realized Losses (as defined in this prospectus supplement) and overcollateralization], in each case as described in this prospectus supplement.  [The Insurance Policy is described under “The Insurance Policy” below.]

[Subordination.  The rights of holders of the Class [   ] Certificates to receive distributions with respect to the Mortgage Loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates, as described under “— Distributions of Interest” and “— Distributions of Principal.” This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of interest and principal distributable on the Senior Certificates, and to afford holders of Senior Certificates limited protection against Realized Losses incurred on the Mortgage Loans.

No amounts will be distributed to the holder of the Class [   ] Certificate until all amounts due to the holders of the Class [   ] Certificates have been distributed.

The limited protection afforded to holders of Class [           ] Certificates by means of the subordination of Subordinate Certificates having a lower priority of distribution will be accomplished by the preferential right of holders of Offered Certificates to receive, prior to any distribution in respect of interest or principal, respectively, being made on any Distribution Date in respect of Certificates having a lower priority of distribution, the amounts of interest due them and principal available for distribution, respectively, on that Distribution Date.]

[Allocation of Losses.  If a Mortgage Loan becomes a Liquidated Mortgage Loan during any Prepayment Period, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding principal balance of the Mortgage Loan.  The amount of that insufficiency is a “Realized Loss.” Realized Losses on Mortgage Loans will have the effect of reducing amounts distributable in respect of, first, the Class [   ] Certificate (both through the application of Monthly Excess Interest to fund the deficiency and through a reduction in the Overcollateralization Amount for the related Distribution Date), and second, the Class [   ] Certificates, before reducing amounts distributable in respect of the Senior Certificates.

•

A “Liquidated Mortgage Loan” is, in general, a defaulted Mortgage Loan as to which the Servicer has determined that all amounts that it expects to recover in respect of that Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

To the extent that Realized Losses occur, those Realized Losses will reduce the Total Loan Balance, and thus may reduce the Overcollateralization Amount.  As described in this prospectus supplement, the Overcollateralization Amount is created, increased and maintained by application of Monthly Excess Cashflow to make distributions of principal on the Offered Certificates.

If on any Distribution Date after giving effect to all Realized Losses incurred during the related Due Period and distributions of principal on that Distribution Date, the total Certificate Principal Amount of the Certificates exceeds the Total Loan Balance for that Distribution Date (this excess, an “Applied Loss Amount”), the Class Principal Amount of the Class [   ] Certificates will be reduced by that amount, until the Class Principal Amount of the Class [   ] Certificates has been reduced to zero.  The Class Principal Amounts of the Senior Certificates will not be reduced by allocation of Applied Loss Amounts.

Holders of Class [   ] Certificates will not receive any distributions in respect of Applied Loss Amounts, except to the extent of available Monthly Excess Cashflow as described below.]

[Overcollateralization.  The weighted average Net Mortgage Rate of the Mortgage Loans is generally expected to be higher than the weighted average of the interest rates of the Certificates, thus generating excess interest collections.  To the extent described in this prospectus supplement, Monthly Excess Interest will be applied on any Distribution Date in reduction of the Certificate Principal Amounts of the Offered Certificates.  This application of interest collections as distributions of principal will cause the total Certificate Principal Amount of the Certificates to amortize more rapidly than the Total Loan Balance, creating, increasing and maintaining overcollateralization.  However, Realized Losses will reduce overcollateralization, and could result in an Overcollateralization Deficiency.

For each Distribution Date, the Monthly Excess Interest and any Excess Principal will be the “Monthly Excess Cashflow,” which will be in the following order of priority:

[To be provided as applicable.]]

[The Reserve Fund

The Reserve Fund will be an asset of the Trust Fund but not of the REMIC.  The holder of the Residual Certificate will be the owner of the Reserve Fund, and amounts on deposit in the Reserve Fund will be invested at the direction of the holder of the Residual Certificate as provided in the Pooling and Servicing Agreement.  The Reserve Fund will consist of [to be provided as applicable].

Withdrawals will be made from the Reserve Fund for the benefit of the Offered Certificates as described under “— Overcollateralization” above.

The only asset of the Reserve Fund on the Closing Date will be [to be provided as applicable.]

If on any Distribution Date the sum of the amount on deposit in the Reserve Fund and the Overcollateralization Amount exceeds the Targeted Overcollateralization Amount, the excess will be released to the Residual Certificateholder, provided that the amount remaining in the Reserve Fund equals or exceeds the reserve fund requirement specified in the Pooling and Servicing Agreement.]

Final Scheduled Distribution Date

It is expected that scheduled distributions on the Mortgage Loans, assuming no defaults or losses that are not covered by the limited credit support described in this prospectus supplement, will be sufficient to make timely distributions of interest on the Offered Certificates and to reduce the Class Principal Amount of each Class of the Senior Certificates to zero not later than [               ] and of the Class [   ] Certificates not later than [               ].  As to each Class, the actual final Distribution Date may be earlier or later, and could be substantially earlier, than the applicable Final Scheduled Distribution Date.

Reports to Certificateholders

On each Distribution Date the Trustee will make available to each Certificateholder a statement containing the following information:

•

the amount of principal distributed on that date to holders of each Class of Offered Certificates;

•

the amount of interest distributed on that date to holders of each Class of Offered Certificates;

•

the Interest Rate applicable to each Class of Offered Certificates;

•

the Class Principal Amount of each Class of Offered Certificates after distributions on that date;

•

the amount of the Servicing Fees and Trustee Fee paid with respect to that date;

•

the Total Loan Balance as of the related Distribution Date;

•

the amount of any Realized Losses on the Mortgage Loans during the immediately preceding calendar month and total Realized Losses since the Cut-off Date;

•

the number and aggregate Principal Balance of Mortgage Loans (1) remaining outstanding, (2) delinquent by one, two, three or four or more monthly payments, (3) in foreclosure, and (4) with respect to REO Property;

•

any amount distributed to the holder of the Residual Certificate; and

•

other information to the extent provided in the Pooling and Servicing Agreement.

Optional Purchase of Mortgage Loans; Termination of the Trust Fund

On any Distribution Date after the date on which the Total Loan Balance is less than [    ]% of the Cut-off Date Balance, the holder of the [                         ] will (subject to the terms of the Pooling and Servicing Agreement) have the option to purchase the Mortgage Loans, any REO Property and any other related property for a price equal to the sum of (1) 100% of the total outstanding principal balance of the Mortgage Loans plus accrued interest on the Mortgage Loans at the applicable Mortgage Rate, (2) the fair market value of all other property being purchased, (3) any unpaid Servicing Fees and other amounts payable to the Servicer and the Trustee and (4) [                                     ]; provided, that the purchase price will not be less than the total Certificate Principal Amount of the Offered Certificates, plus accrued interest on the Offered Certificates.  If the holder of the [                      ] does not exercise that option, the [          ] will then have the same purchase option.  If either purchase option is exercised, the Trust Fund will be terminated (this event, an “Optional Termination”).

If the [                  ] does not exercise its option as described above when it is first entitled to do so, [to be provided as applicable].

The Trustee

[                                           ], a [                             ] banking corporation, will be the Trustee under the Pooling and Servicing Agreement (the “Trustee”).  The Trustee will be paid a monthly fee (the “Trustee Fee”) calculated as a fixed percentage equal to [        ]% annually (the “Trustee Fee Rate”) on the Total Loan Balance.  As additional compensation, the Trustee will be entitled to [to be provided as applicable].  The Trustee’s “Corporate Trust Office” for purposes of presentment and surrender of the Offered Certificates for the final distribution on the Offered Certificates and for all other purposes is located at  [                                                  ], or any address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Servicer.

[The Insurance Policy

The following information has been supplied by [                                                    ] (the “Insurer”) for inclusion in this Prospectus Supplement.  Accordingly, the Depositor, the Servicer and the Underwriter do not make any representation as to the accuracy and completeness of this information.

The Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding the Certificate Guaranty Insurance Policy (the “Insurance Policy”) and the Insurer set forth below under this heading “The Insurance Policy.”  Additionally, the Insurer makes no representation regarding the Certificates or the advisability of investing in the Certificates.

The Insurer

[To be provided as applicable.]

Insurer Financial Information

[To be provided as applicable.]

Where You Can Obtain Additional Information About the Insurer

[To be provided as applicable.]

Financial Strength Ratings of the Insurer

[To be provided as applicable.]

The Insurance Policy

[To be provided as applicable.]]

Description of the Mortgage Pool

General

The Mortgage Pool will consist of approximately [              ] [description of Mortgage Loans] Mortgage Loans with original terms to maturity from the first due date of the scheduled monthly payment (a “Monthly Payment”) of not more than [30] years, having a total Principal Balance as of the Cut-off Date (after giving effect to Monthly Payments due on that date) of approximately $[                               ] (the “Cut-off Date Balance”).  The Mortgage Loans were originated or acquired by the originators described in this prospectus supplement generally in accordance with the underwriting guidelines described in this prospectus supplement.

Wherever reference is made in this prospectus supplement to a percentage of some or all of the Mortgage Loans, the percentage is determined (unless otherwise specified) on the basis of the total Principal Balance of the related Mortgage Loans as of the Cut-off Date.

All of the Mortgage Loans are secured by mortgages or deeds of trust or other similar security instruments creating [to be provided as applicable.]  The Mortgage Loans to be included in the Mortgage Pool will be acquired by the Depositor from [             ] (“[    ]”), which acquired the Mortgage Loans from [                    ].  See “[Originator/Servicer]” and “The Pooling and Servicing Agreement — Assignment of Mortgage Loans” in this prospectus supplement.

Pursuant to its terms, each Mortgage Loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount generally equal to the lower of the unpaid principal amount of the Mortgage Loan or the replacement value of the improvements on the Mortgaged Property.  Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.  See “Description of Mortgage and Other Insurance Hazard — Insurance on the Loans — Standard Hazard Insurance Policies” in the Prospectus.

[Approximately [    ]% of the Mortgage Loans have Loan-to-Value Ratios in excess of 80%.  None of those Mortgage Loans or any other Mortgage Loans are covered by primary mortgage insurance policies.  The “Loan-to-Value Ratio” of a Mortgage Loan at any time is the ratio of the principal balance of the Mortgage Loan at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale, or (b) in the case of a refinance or modification, the appraised value of the Mortgaged Property at the time of refinance or modification.]

[Approximately  [    ]% of the Mortgage Loans are fully amortizing.  Approximately [   ]% of the Mortgage Loans will have original terms to maturity that are shorter than their amortization schedules, leaving final payments (“Balloon Payments”)  due on their maturity dates that are significantly larger than other monthly payments (these loans, “Balloon Loans”).  The Balloon Loans are generally expected to have original terms to maturity of [15]  years.  The ability of the borrower to repay a Balloon Loan at maturity frequently will depend on the borrower’s ability to refinance the loan.  Any loss on a Balloon Loan as a result of the borrower’s inability to refinance the loan will be borne by Certificateholders, to the extent not covered by the applicable credit enhancement.  Neither the Servicer nor the Trustee will make any Advances with respect to delinquent Balloon Payments.]

Adjustable Rate Mortgage Loans

[Describe adjustment of adjustable rate Mortgage Loans, as applicable.]

[The Index

The Index applicable to the determination of the Mortgage Rates for the Adjustable Rate Mortgage Loans will be [described as applicable].]

The Mortgage Loans

The Mortgage Loans are expected to have the following approximate total characteristics as of the Cut-off Date.  Prior to the issuance of the Certificates, the Mortgage Loans may be removed from the Trust Fund as a result of incomplete documentation or otherwise, if the Depositor deems removal necessary or appropriate.  In addition, a limited number of other mortgage loans may be included in the Trust Fund prior to the issuance of the Offered Certificates.

Number of Mortgage Loans
Initial Pool Balance.	$
Mortgage Rates: Weighted Average	%
Range.	% to %
Weighted Average Remaining Term to Maturity (in months)

The Principal Balances of the Mortgage Loans range from approximately $[                 ] to approximately $[                                       ].  The Mortgage Loans have an average Principal Balance of approximately $[                                ].

The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans is approximately [   ]%.

No more than approximately [   ]% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

The following tables set forth as of the Cut-off Date the number, total Principal Balance and percentage of the Mortgage Loans having the stated characteristics shown in the tables in each range.  (The sum of the amounts of the percentages in the following tables may not equal the totals due to rounding.)

Cut-Off Date Principal Balances

Range of Principal Balances ($)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

The average Cut-off Date Principal Balance is approximately $                        .

Loan-to-Value Ratios

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

The weighted average original Loan-to-Value Ratio is approximately       %.

Mortgage Rates

Range of Mortgage Rates(%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

_________

*

Reflects current Mortgage Rates of Adjustable Rate Mortgage Loans.

The weighted average Mortgage Rate is approximately       % per annum.

Loan Types

Loan Type	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

Original Terms to Maturity

Range of Maturities (months)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

The weighted average original term to maturity is approximately        months.

Remaining Terms to Maturity

Remaining Term to Maturity (months)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

The weighted average remaining term to maturity of the fully amortizing Mortgage Loans is approximately        months.

Geographic Distribution

State	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

Property Types

Property Type	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

Loan Purposes

Loan Purpose	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

Occupancy Status

Occupancy Status	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

Documentation Types

Documentation Type	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

Credit Grades

Credit Grade	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

Prepayment Penalties

Prepayment Penalty	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

Maximum Rates of the Adjustable Rate Mortgage Loans

Range of Maximum Rates (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

The weighted average Maximum Rate of the Adjustable Rate Mortgage Loans is approximately        % per annum.

Minimum Rates of the Adjustable Rate Mortgage Loans

Range of Minimum Rates (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

The weighted average Minimum Rate of the Adjustable Rate Mortgage Loans is approximately       % per annum.

Gross Margins of the Adjustable Rate Mortgage Loans

Range of Gross Margins (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

The weighted average Gross Margin of the Adjustable Rate Mortgage Loans is approximately       % per annum.

Next Adjustment Date of the Adjustable Rate Mortgage Loans

Next Adjustment Date	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

Initial Fixed Term/Subsequent Adjustable Rate Term

of the Adjustable Rate Mortgage Loans

Initial Fixed Term/Subsequent Adjustable Rate Term	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans By Total Principal Balance
		$	%

Total			$100.00%

Periodic Caps of the Adjustable Rate Mortgage Loans

Periodic Cap (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans By Total Principal Balance
			$100.00%

Total			$100.00%

Initial Caps of the Adjustable Rate Mortgage Loans

Initial Cap (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans By Total Principal Balance
		$	%

Total			$100.00%

[Subsequent Mortgage Loans

The obligation of the Trust Fund to purchase additional Mortgage Loans (the “Subsequent Mortgage Loans”) on [any] date, as specified in the Pooling and Servicing Agreement (each, a “Subsequent Transfer Date”) will be subject to the Subsequent Mortgage Loans meeting the following criteria: [to be provided as applicable].  These criteria will be based on the characteristics of the Subsequent Mortgage Loans on the related Subsequent Transfer Date.

The characteristics of Subsequent Mortgage Loans may vary significantly from time to time subject to the requirements described above, and may bear no particular relationship to the characteristics of the initial Mortgage Loans at any time.  It is expected that a substantial portion of the Subsequent Mortgage Loans will be [to be provided as applicable.]]

Additional Information

The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for Monthly Payments due on or before that date.  A Current Report on Form 8-K will be available to purchasers of the Offered Certificates and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.  In the event that Mortgage Loans are removed from or added to the Mortgage Pool as set forth in this prospectus supplement under “Description of the Mortgage Pool,” the removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

[Originator/Servicer

The information in this section has been provided by [servicer].  None of the Depositor, [    ], the Trustee, the Insurer, the Underwriter or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information.

General

[Description of the Originator/Servicer.]

Lending Activities and Loan Sales

[                                ] originates real estate loans through its network of offices and loan origination centers. [                                ] also participates in secondary market activities by originating and selling mortgage loans while continuing to service the majority of the loans sold.  In other cases [                                ]’s whole loan sale agreements provide for the transfer of servicing rights.

[                                ]’s primary lending activity is funding loans to enable borrowers to purchase or refinance residential real property, which loans are secured by first or second liens on the related real property.  [                                ]’s single-family real estate loans are predominantly “conventional” mortgage loans, meaning that they are not insured by the Federal Housing Administration or partially guaranteed by the U.S.  Department of Veterans Affairs.

The following table summarizes [                                ]’s one- to four-family residential mortgage loan origination and sales activity for the periods shown below.  Sales activity may include sales of mortgage loans purchased by [                     ] from other loan originators.

	Year Ended December 31					Three Months Ended March 31,
	_______	_______	_______	_______	_______	_______	_______
	(Dollars in thousands)					(Dollars in thousands)
Originated and purchased	$	$	$	$	$	$	$
Sales	$	$	$	$	$	$	$

Loan Servicing

The Servicer services all of the mortgage loans it originates that are retained in its portfolio and continues to service at least a majority of the loans that have been sold to investors.  Servicing includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent borrowers, and supervising foreclosure in the event of unremedied defaults.  The Servicer’s servicing activities are audited periodically by applicable regulatory authorities.  Some financial records of the Servicer relating to its loan servicing activities are reviewed annually as part of the audit of the Servicer’s financial statements conducted by its independent accountants.

Underwriting Guidelines

The Mortgage Loans were originated generally in accordance with guidelines (the “Underwriting Guidelines”) established by [                                  ].  The Underwriting Guidelines are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral and are also intended to consider the borrower’s credit standing and repayment ability.  On a case-by-case basis and only with the approval of two or more senior lending officers, [                                  ] may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception.  Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment and time in residence at the applicant’s current address.  It is expected that a substantial number of the Mortgage Loans will have been originated under underwriting exceptions.

[Describe originator’s underwriting guidelines.]

Servicing Practices and Experience

In general, when a borrower fails to make a required payment on a residential mortgage loan, [                                ] attempts to cause the deficiency to be cured by corresponding with the borrower.  In most cases deficiencies are cured promptly.  Pursuant to [                          ]’s customary procedures for residential mortgage loans serviced by it for its own account, [         ] generally mails a notice of intent to foreclose to the borrower after the loan has become 31 days past due (two payments due but not received) and, within one month thereafter, if the loan remains delinquent, typically institutes appropriate legal action to foreclose on the property securing the loan.  If foreclosed, the property is sold at public or private sale and may be purchased by [                                ].  In California, real estate lenders are generally unable as a practical matter to obtain a deficiency judgment against the borrower on a loan secured by single-family real estate.

The following table sets forth the delinquency and loss experience at the dates indicated for residential (one- to four-family and multifamily) first lien mortgage loans serviced by the Servicer that were originated or purchased by the Servicer:

[To be provided as applicable.]

There can be no assurance that the delinquency and loss experience of the Mortgage Loans will correspond to the loss experience of the Servicer’s mortgage portfolio set forth in the table above.  The statistics shown above represent the delinquency and loss experience for the Servicer’s total servicing portfolio only for the periods presented, whereas the total delinquency and loss experience on the Mortgage Loans will depend on the results over the life of the Trust Fund.  The Servicer’s portfolio includes mortgage loans with payment and other characteristics that are not representative of the payment and other characteristics of the Mortgage Loans.  A substantial number of the Mortgage Loans may also have been originated based on Underwriting Guidelines that are less stringent than those generally applicable to the servicing portfolio reflected in the table.  If the residential real estate market experiences an overall decline in property values, the actual rates of delinquencies, foreclosures and losses could be higher than those previously experienced by the Servicer.  In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses on to the Mortgage Loans.]

The Pooling and Servicing Agreement

General

The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) dated as of [                              ] among the Depositor, the Servicer and the Trustee.  Reference is made to the Prospectus for important information in addition to that set forth in this Prospectus Supplement regarding the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates.  Offered Certificates in certificated form will be transferable and exchangeable at the Corporate Trust Office of the Trustee.  [                                               ] serve as Certificate Registrar and Paying Agent.

Assignment of Mortgage Loans

The Depositor will assign the Mortgage Loans to the Trustee, together with all principal and interest received with respect to the Mortgage Loans on and after the Cut-off Date, other than Monthly Payments due on or before that date.  Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement that will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Monthly Payment and the maturity date.

The Trustee will, concurrently with the assignment to it of the property constituting the Trust Fund, authenticate and deliver the Certificates.

[As to each Mortgage Loan, the following documents are generally required to be delivered to the Trustee or its custodian (the “Custodian”) in accordance with the Pooling and Servicing Agreement:

*

the related original Mortgage Note endorsed without recourse to the Trustee or in blank;

*

the original Mortgage with evidence of recording indicated on the original Mortgage (or, if the original recorded Mortgage has not yet been returned by the recording office, a copy certified to be a true and complete copy of the Mortgage sent for recording), the original security agreement and related documents;

*

an original assignment of the Mortgage to the Trustee or in blank in recordable form and originals of all intervening assignments, if any, showing a complete chain of title from origination to the Trustee;

*

the policies of title insurance issued with respect to each Mortgage Loan; and

*

the originals of any assumption, modification, extension or guaranty agreements.

Where necessary to protect the interest of the Trustee in the Mortgage Loans, the assignments of each Mortgage to the Trustee are required to be submitted for recording promptly after the Closing Date.]

Under the terms of the agreements (the “Mortgage Loan Purchase Agreements”) pursuant to which [    ] purchased the Mortgage Loans from [the Originator] and the Depositor purchased the Mortgage Loans from [    ], the Custodian [has conducted an initial review of the mortgage loan documents and has notified] the Depositor, [    ] and [the Originator] as to each mortgage loan document that either has not yet been delivered to the Depositor as required or appears to be not properly executed, not in conformity with the description of the Mortgage Loan on the Mortgage Loan schedule or otherwise defective.  If any Mortgage Loan document is not delivered or any material defect in a document is not cured within the time period specified in the Mortgage Loan Purchase Agreements, [the Originator] will be required to repurchase the affected Mortgage Loan for a price equal to the unpaid principal balance of the Mortgage Loan plus accrued interest on the Mortgage Loan (the “Repurchase Price”) or, in some circumstances, to substitute another mortgage loan.

[[The Originator] has made to [    ] and the Depositor under the Mortgage Loan Purchase Agreements representations and warranties that include representations and warranties similar to those summarized in the Prospectus under the heading “Description of the Agreements — Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements — Representations and Warranties; Repurchases.”  [    ]’s and the Depositor’s rights under these representations and warranties will be assigned to the Trustee for the benefit of Certificateholders.  In the event of a breach of any of these representations or warranties that materially and adversely affects the value of any Mortgage Loan or the interests of Certificateholders or the Insurer, [the Originator] will be obligated, within 60 days following its discovery of a breach or receipt of notice of a breach to cure the breach or purchase the affected Mortgage Loan from the Trust Fund for the Repurchase Price or, in some circumstances, to substitute another mortgage loan.]

To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased by [the Originator] and a Realized Loss occurs on the Mortgage Loan, holders of Offered Certificates, in particular the Class [   ]Certificates, may incur a loss if the applicable credit enhancement is not sufficient to cover that loss.

Voting Rights

Voting rights of Certificateholders under the Pooling and Servicing Agreement will be allocated among the Classes of Certificates and among the Certificates of each Class as provided in the Pooling and Servicing Agreement.

General Servicing Provisions

The Mortgage Loans will be serviced by the Servicer in accordance with the provisions of the Pooling and Servicing Agreement.

[The Servicer will be required to use reasonable efforts to collect all amounts due under each Mortgage Loan and to administer the Mortgage Loans in accordance with generally accepted servicing practices.  See “[Originator/Servicer] — Servicing Practices and Experience.”  The Servicer will be required to deposit all amounts collected and recovered with respect to the Mortgage Loans within three Business Days of receipt of those amounts in a separate account in the name of the Trustee (the “Collection Account”); on the [    ] day of each month, or if that date is not a Business Day, on the immediately following Business Day, the Servicer will be required to transfer the Interest Remittance Amount and the Principal Remittance Amount to a separate account maintained by the Trustee for the benefit of the Certificateholders (the “Certificate Account”).

The Servicer will be prohibited under the Pooling and Servicing Agreement from making any material modification to the terms of a Mortgage Loan, including a change in the Mortgage Rate other than as provided in the Mortgage Note, deferral or forgiveness of a Monthly Payment or extension of the maturity date, unless the Mortgage Loan is in default or default is, in the judgment of the Servicer, reasonably foreseeable.

The Servicer will also be prohibited from waiving any prepayment premium except in the case of a default or imminent default, and then may waive the prepayment premium only if the waiver would maximize amounts collected under the Mortgage Loan.]

Prepayment Interest Shortfalls

When a borrower prepays a Mortgage Loan in full or in part between Monthly Payment dates, the borrower pays interest on the amount prepaid only from the last Monthly Payment date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made.  [Any Prepayment Interest Shortfall resulting from a prepayment in full or in part is required to be paid by the Servicer, but only to the extent that the shortfall does not exceed the total of the Servicing Fees for the applicable Distribution Date.]

Advances

[The Servicer will be obligated to make advances (“Advances”) with respect to delinquent payments of principal of and interest on the Mortgage Loans (other than Balloon Payments), adjusted to the related Mortgage Rate less the Servicing Fee Rate, to the extent that those Advances, in its judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of a Mortgage Loan.  The Trustee will be obligated to make any required Advance if the Servicer fails in its obligation to do so, to the extent provided in the Pooling and Servicing Agreement.  The Servicer or the Trustee, as applicable, will be entitled to recover any Advances made by it with respect to a Mortgage Loan out of late payments on the Mortgage Loan or out of related liquidation proceeds and insurance proceeds or, if the Servicer determines that those Advances are not recoverable from those sources, then from collections on other Mortgage Loans.  These reimbursements may result in Realized Losses.

The purpose of making Advances is to maintain a regular cash flow to Certificateholders, rather than to guarantee or insure against losses.  No party will be required to make any Advances with respect to reductions in the amount of the Monthly Payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Monthly Payment owed by a borrower or a reduction of the applicable Mortgage Rate by application of the Relief Act.]

Servicing Advances

The Servicer will be required to advance its own funds for particular purposes, including preserving and restoring Mortgaged Properties, payment of delinquent taxes and insurance premiums, managing and disposing of REO Properties, and legal proceedings.  Advances for these and similar purposes are referred to as “Servicing Advances.”  The Servicer will be reimbursed for Servicing Advances made with respect to a Mortgage Loan out of late payments on the Mortgage Loan, to the extent provided in the Pooling and Servicing Agreement, or out of related liquidation proceeds and insurance proceeds, if the Servicer determines that Servicing Advances are not recoverable from those sources, then from collections and other recoveries on other Mortgage Loans.  The Pooling and Servicing Agreement will require that the Servicer not make a Servicing Advance that is not expected to be recoverable from proceeds of the related Mortgage Loan unless, in the Servicer’s judgment, making that Servicing Advance is in the best interests of the Certificateholders.

Collection of Taxes and Insurance Premiums

The Servicer will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums as well as real estate taxes and similar items with respect to the Mortgage Loans, and will make Servicing Advances with respect to delinquencies in required escrow payments by the related borrowers.

Insurance Coverage

The Servicer is required to obtain and thereafter maintain in effect a bond or similar form of insurance coverage (which may provide blanket coverage) insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Purchases of Defaulted Mortgage Loans

The Servicer may, but will not be obligated to, purchase any Mortgage Loan that becomes three months or more delinquent in payment or as to which the Servicer has started foreclosure proceedings, for a price equal to the unpaid principal balance plus interest accrued and unpaid.

Evidence as to Compliance

The Pooling and Servicing Agreement will provide that each year a firm of independent accountants will furnish a statement to the Trustee to the effect that the firm has examined the necessary documents and records relating to the servicing of mortgage loans by the Servicer and that, on the basis of that examination, the firm is of the opinion that the servicing has been conducted in accordance with applicable accounting standards, except for those exceptions as the firm believes to be immaterial and those exceptions set forth in the statement.

Servicing Compensation and Payment of Expenses

The Servicer will be paid a monthly fee (the “Servicing Fee”) with respect to each Mortgage Loan calculated as [    ]% annually (the “Servicing Fee Rate”) on the outstanding principal balance of each Mortgage Loan.  The Servicer will also be entitled to receive, to the extent provided in the Pooling and Servicing Agreement, additional compensation, in the form of any interest or other income earned on funds it has deposited in the Collection Account pending remittance to the Trustee, as well as customary fees and charges paid by borrowers (other than prepayment premiums).

[The Servicing Fee is subject to reduction as described above under “— Prepayment Interest Shortfalls.”]

Subservicing

The Servicer will be prohibited from assigning the responsibility for servicing the Mortgage Loans, except as permitted by the Pooling and Servicing Agreement, but it may employ one or more subservicers.  If the Servicer chooses to employ subservicers, the Servicer will remain liable for fulfillment of its obligations under the Pooling and Servicing Agreement, and will be considered to have itself received any payment received by a subservicer whether or not the subservicer actually remits that payment.

Resignation or Removal of the Servicer

The Servicer will agree in the Pooling and Servicing Agreement not to resign except with the consent of the Trustee, unless the Servicer delivers to the Trustee an opinion of legal counsel to the effect that the Servicer is no longer permitted under applicable law to perform the duties of the Servicer under the Pooling and Servicing Agreement.

If the Servicer is in default under the Pooling and Servicing Agreement, or the Trustee or Certificateholders having a majority of Voting Rights may remove the Servicer.  [Events of default include:

•

failure by the Servicer to remit any required payment, including any Advance, to the Trustee for one Business Day after receipt of written notice that the payment has not been made;

•

failure by the Servicer to make a required Servicing Advance for 60 days after receipt of written notice that the Servicing Advance has not been made;

•

failure by the Servicer to fulfill any other material requirement under the Pooling and Servicing Agreement within the applicable time period;

•

failure by the Servicer to be qualified to service mortgage loans for either Fannie Mae or Freddie Mac;

•

insolvency of the Servicer; and

•

other events specified in the Pooling and Servicing Agreement.]

[If the Servicer is removed, the Trustee will immediately assume the role of Servicer under the Pooling and Servicing Agreement unless another Servicer is appointed pursuant to the Pooling and Servicing Agreement.  The Trustee will solicit bids from prospective successor Servicers as provided in the Pooling and Servicing Agreement.  If a qualifying bid is not received, the Trustee will continue to service the Mortgage Loans if it is legally qualified to do so until the Trustee appoints a successor Servicer as provided in the Pooling and Servicing Agreement.  If the servicing rights are sold, any proceeds of the sale after deduction of expenses will be paid to the predecessor Servicer.]

Yield Considerations

General

The yields to maturity (or to early termination) on the Offered Certificates will be affected by the rate of principal payments on the Mortgage Loans (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans.  Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the application of Monthly Excess Cashflow, the purchase price paid for the Offered Certificates and other factors.

Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors.  In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans.  Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.  Other factors affecting prepayment of the Mortgage Loans include factors such as changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions.  The Mortgage Loans generally have due-on-sale clauses.

[Approximately [      ]% of the Mortgage Loans are subject to prepayment premiums during intervals ranging from one to five years following origination, as described under “Description of the Mortgage Pools” in this prospectus supplement.  The prepayment premiums may have the effect of reducing the amount or the likelihood of prepayment of these Mortgage Loans during intervals when a prepayment premium would be payable.]

The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments by the borrowers, liquidations of defaulted Mortgage Loans, repurchases of Mortgage Loans due to breaches of representations and warranties or defective documentation and exercise by the holder of the Residual Certificate of its right to purchase all of the Mortgage Loans as described in this prospectus supplement.  The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.  Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully in this prospectus supplement and in the Prospectus under “Yield Considerations”) no assurance can be given as to the rate or the timing of principal payments on the Offered Certificates.  In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor’s yield.  The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires or other natural disasters.  [The Originator] will represent and warrant that as of the Closing Date each Mortgaged Property was free of material damage.  In the event of an uncured breach of this representation and warranty that materially and adversely affects the value of a Mortgage Loan, [the Originator] will be required to repurchase the affected Mortgage Loan or, under some circumstances, substitute another mortgage loan.  If any damage caused by earthquakes, flooding, storms, wildfires, or landslides (or other cause) occurs after the Closing Date, [the Originator] will not have any repurchase obligation.  In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to the affected Mortgaged Properties.  As a consequence, Realized Losses could result.  To the extent that the insurance proceeds received with respect to any damaged Mortgage Properties are not applied to the restoration of those Mortgage Properties, the proceeds will be used to prepay the related Mortgage Loans in whole or in part.  Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Offered Certificates and will reduce the yields on the Offered Certificates to the extent they are purchased at a premium.

Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to holders of the related Certificates of principal amounts that would otherwise be distributed over the remaining terms of those Mortgage Loans.  The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans.  In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

The yields on the Class [   ] Certificates may be adversely affected by Net Prepayment Interest Shortfalls on the Mortgage Loans.

The yields to investors in the Offered Certificates may be affected by the purchase of defaulted Mortgage Loans by the Servicer and by the exercise by [                                ] of its right to purchase the Mortgage Loans, as described under “Description of the Certificates — Optional Purchase of Mortgage Loans; Termination of the Trust Fund” in this prospectus supplement, or the failure of [            ] to exercise that right.

If the purchaser of an Offered Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.  Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.

[The Interest Rates applicable to the Offered Certificates will be affected by the level of [       ] from time to time, and by the Mortgage Rates of the Mortgage Loans from time to time as described under “Risk Factors — Mortgage Loan Interest Rates May Limit Interest Rates on the Certificates.”]

Overcollateralization

[Describe as applicable.]

[Subordination of the Class [   ] Certificates

As described in this prospectus supplement, the Senior Certificates are senior to the Class [   ]Certificates, and the Senior Certificates will have a preferential right to receive amounts in respect of interest to the extent of the Interest Remittance Amount and amounts in respect of principal to the extent of the Principal Distribution Amount for the related Mortgage Pool.  As a result, the yield on the Class [   ]Certificates will be particularly sensitive to delinquencies and losses on the Mortgage Loans.]

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of the security (assuming no losses).  The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

Prepayments on mortgage loans are commonly measured relative to a [                    ] prepayment standard or model.  The model used in this Prospectus Supplement represents
[                                ]. [                                ] does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust Fund.

[The following tables were prepared based on the following assumptions, among other things (collectively, the “Modeling Assumptions”):

•

the initial Class Principal Amounts are as set forth on the cover of this Prospectus Supplement, and the Interest Rates are as described in this prospectus supplement;

•

each Monthly Payment of principal and interest is timely received on the first day of each month starting in [                ];

•

principal prepayments are received in full on the first day of each month starting in [                ] and there are no Net Prepayment Interest Shortfalls;

•

prepayments are received on the Mortgage Loans at the [                ] rate;

•

there are no defaults or delinquencies on the Mortgage Loans;

•

Distribution Dates occur on the [      ]th day of each month, starting in [                    ];

•

there are no re-purchases or substitutions of the Mortgage Loans;

•

[the Mortgage Rates of the Adjustable Rate Mortgage Loans adjust semi-annually;]

•

[the value of the Index is [      ]%;]

•

[the value of LIBOR is       %;]

•

the Certificates are issued on [                ];

•

the sum of the Trustee Fee Rate and the Servicing Fee Rate is [    ]%; and

•

the Mortgage Loans were aggregated into assumed mortgage loans having the following characteristics:]

Assumed Mortgage Loan Characteristics

Loan Type	Principal Balance($)	Gross Coupon Rate(%)	Original Term to Maturity (Months)	Remaining Term to Maturity (Months)	Loan Age (Months)	Gross Margin (%)

The actual characteristics of the Mortgage Loans may, and the performance of the Mortgage Loans will, differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans.  Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed.  Any difference between those assumptions and the actual characteristics and performance of the Mortgage Loans or actual prepayment or loss experience will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding [assumed prepayment rates].

Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Offered Certificates and set forth the percentages of the initial Class Principal Amounts of the Offered Certificates that would be outstanding after each of the Distribution Dates shown at the indicated [assumed prepayment rates].

The weighted average life of an Offered Certificate is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the total of the net reductions of Class Principal Amount described in (1) above.

Percentage of Initial Class Principal Amount of the

Class [   ] Certificates Outstanding under the Following [Prepayment Rates]

Distribution Date	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Initial Percentage	100	100	100	100	100	100

Weighted Average Life in Years With Optional Termination Without Optional Termination

_________

*

Based upon the assumption that [                          ] exercises its option to repurchase the Mortgage Loans as described under “Description of the Certificates — Optional Purchase of Mortgage Loans; Termination of the Trust Fund” in this prospectus supplement, except in the case of the “Weighted Average Life With Optional Termination.”

Material Federal Income Tax Considerations

For federal income tax purposes, one or more elections will be made to treat certain assets of the Trust Fund as a REMIC.  Upon the issuance of the Offered Certificates, McKee Nelson LLP (“Tax Counsel”) will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, each segregate pool of assets for which a REMIC election is made will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”), and that the Offered Certificates will represent the ownership of regular interests in the REMIC.  The Class [R] Certificates will represent ownership of the residual interest in each REMIC.  All prospectus purchasers of Offered Certificates should see “Material Federal Income Tax Considerations—REMICs” in the accompanying prospectus.

Because the Offered Certificates are considered REMIC regular interests, they generally are taxable as debt obligations under the Code, and interest paid or accrued on such certificates, including original issue discount with respect to any such certificate issued with original issue discount, will be taxable to holders of Offered Certificates in accordance with the accrual method of accounting.  See “Material Federal Income Tax Considerations—REMICs—Taxation of Owners of Regular Securities” in the accompanying prospectus.

The prepayment assumption that is used in determining the rate of accrual of original issue discount with respect to the Offered Certificates is [100% Prepayment Assumption], as defined below.  However, this rate does not represent the rate at which prepayments have actually occurred and no representation is made as to the rate at which prepayments actually will occur in the future.

The [“100% Prepayment Assumption] assumes a constant prepayment rate of ...]

[Alternatively, grantor trust, partnership or FASIT status to be described as applicable.]

State and Local Income Tax Considerations

In addition to the federal income tax matters described under “Material Federal Income Tax Considerations” above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the Offered Certificates.  State and local income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

Legal Investment Considerations

[The [Senior Certificates] will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”), for so long as they are rated in one of the two highest rating categories by one or more nationally recognized rating agencies, and, as such, are legal investments for some entities to the extent provided in SMMEA.]  These investments, however, will be subject to general regulatory considerations governing investment practices under state and federal laws.

Institutions whose investment activities are subject to review by regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in some mortgage related securities.  In addition, several states have adopted or may adopt regulations that prohibit some state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates may be purchased by them.

See “Legal Investment Considerations” in the Prospectus.

Use of Proceeds

The net proceeds from the sale of the Certificates will be applied by the Depositor, or an affiliate of the Depositor, toward the purchase of the Mortgage Loans.  The Mortgage Loans will be acquired by the Depositor from [    ] in a privately negotiated transaction.

Underwriting

[Subject to the terms and conditions provided in the underwriting agreement and in a terms agreement (collectively, the “Underwriting Agreement”) among the Depositor, [    ] and the Underwriter, the Depositor and [    ] have agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Offered Certificates.

The distribution of the Offered Certificates by the Underwriter will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale.  The Underwriter may effect these transactions by selling the Certificates to or through dealers, and dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions.  The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Act”).  The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against some civil liabilities, including liabilities under the Act.]

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $[                          ].

The Underwriter is an affiliate of the Depositor and [    ].

ERISA Considerations

Employee benefit plans and other retirement arrangements that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Code (“Plans”) and any person utilizing the assets of a Plan, may be eligible to purchase the Offered Certificates, pursuant to a prohibited transaction exemption which has been issued to the Underwriter by the Department of Labor as described in “ERISA Considerations” in the Prospectus, except that if the rating of the Offered Certificates is lower than “BBB-” at the time of its acquisition by a Plan in the secondary market it may only be acquired by an insurance company general account if the exemptive relief granted by the Department of Labor for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60, is available with respect to the investment.  The Pooling and Servicing Agreement will include restrictions on the transfer of the Offered Certificates. A fiduciary of a Plan must determine that the purchase of a [Note] is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code.

See “ERISA Considerations” in the accompanying Prospectus.

Experts

[Describe as applicable.]

Legal Matters

Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for the Underwriter by McKee Nelson LLP.

Ratings

It is a condition to the issuance of the [           ] Certificates that they be rated “[     ]” by [Rating Agency] and “[       ]” by [Rating Agency] (the “Rating Agencies “).  It is a condition to the issuance of the Class [   ] Certificates that they be rated “[         ]” by [Rating Agency] and “[         ]” by [Rating Agency].

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  A securities rating addresses the likelihood of the receipt by holders of Offered Certificates of distributions in the amount of scheduled payments on the Mortgage Loans.  The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Offered Certificates.  The ratings on the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments.  The ratings do not address the possibility that holders of Offered Certificates might suffer a lower than anticipated yield due to prepayments.

The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either Rating Agency.

The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by the other rating agency.  The rating assigned by the other rating agency to the Offered Certificates could be lower than the ratings assigned by the Rating Agencies.

Glossary of Defined Terms

[To be provided.]

Annex I

Global Clearance, Settlement and Tax Documentation Procedures

Except in some limited circumstances, the globally offered ACE Securities Corp. [                ] Pass-Through Certificates (the “Global Securities”) will be available only in book-entry form.  Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream Luxembourg or Euroclear.  The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co.  as nominee of DTC.  Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading between Clearstream Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Seller And Clearstream Luxembourg Or Euroclear Purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last interest payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (that would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear.  Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.  The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment.  Payment will include interest accrued on the Global Securities from and including the last interest payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period.  If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

•

borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

•

borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global securities holding securities through Clearstream, Luxembourg or Euroclear, or through DTC will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons or to 31% backup withholding, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. If the information shown on Form W-8 BEN changes, a new Form W-8 must be filed within 30 days of the change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners of securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN (including Part II thereof). If the treaty provides only for a reduced rate, the beneficial owner may still be entitled to complete exemption from withholding under item (1) above.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI are generally effective for three calendar years from the close of the calendar year in which it is collected.

The term “U.S. Person” means (1) a citizen or resident of the United States, (2) a corporation or partnership (or other entity properly classified as a corporation or partnership for U.S. Federal income tax purposes) organized in or under the laws of the United States or any state or the District of Columbia,  (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4)  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.  Notwithstanding the preceding sentence, to the extent provided in regulations, trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also will be considered U.S. Persons. Treasury regulations provide certain presumptions regarding the entity classification and foreign or U.S. status of a holder that a payor generally must apply in the absence of appropriate documentation from the holder, and provide detailed documentation and procedures for holders claiming withholding tax exemptions through intermediaries.  Prospective investors are urged to consult their tax advisors regarding the effect of these regulations on their ability to claim and the means for claiming exemptions from or reduced rates of U.S. withholding taxes.

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global securities. Investors are advised to consult their own tax  advisers for specific tax advice concerning their holding and disposing of the Global securities.

SUBJECT TO COMPLETION, DATED JUNE 24, 2005

PROSPECTUS SUPPLEMENT (to prospectus dated [           ])

$[                       ] (Approximate)

ACE SECURITIES CORP.

[                    ] Trust

[                         ] Pass-Through Certificates

[               ]

Originator and Servicer

Consider carefully the risk factors beginning on page S-[      ] of this prospectus supplement and on page [      ] of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the index of defined terms beginning on page S-[     ] of this prospectus supplement and on page [      ] of the prospectus.

The certificates will represent interests in the trust fund only and will not represent interests in or obligations of any other entity.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

The trust fund will issue certificates including the following:

Class

Interest

Class

Principal Amount(1)

Rate

[   ]

$[          ]

[   ]

[   ]

[          ]

[   ]

[   ]

[          ]

[   ]

___________________

(1)

These amounts are approximate, as described in this prospectus supplement.

(2)

Interest will accrue on the Class [       ] and [       ] Certificates at [described as applicable].

This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the table above and not to the other classes of certificates that will be issued by the trust fund as described in this prospectus supplement.

[Describe assets of trust fund.]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

[Describe underwriting arrangements.]

On or about [      ], delivery of the certificates offered by this prospectus supplement will be made through the book-entry facilities of [         ].

Underwriter:

Deutsche Bank Securities Inc.

The date of this prospectus supplement is [          ]

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted

Important Notice About Information Presented in this

Prospectus Supplement and the Accompanying Prospectus:

We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

______________________________________________

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

______________________________________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

Tables of Contents

Prospectus Supplement

Page

Summary of Terms

S-4

Risk Factors

S-8

Description of the Certificates

S-14

[The Insurance Policy

S-22

Description of the Mortgage Pool

S-23

Additional Information

S-32

[Originator/Servicer

S-33

The Pooling and Servicing Agreement

S-35

Yield Considerations

S-40

Material Federal Income Tax Considerations

S-45

State and Local Income Tax Considerations

S-45

Legal Investment Considerations

S-45

Use of Proceeds

S-46

Underwriting

S-46

ERISA Considerations

S-46

Experts

S-46

Legal Matters

S-47

Ratings

S-47

Glossary of Defined Terms

S-48

Annex I

S-49

Prospectus

Page

Description of the Trust Funds

Use of Proceeds

Yield Considerations

The Depositor

Description of the Securities

Description of the Agreements

Certain Legal Aspects of Mortgage Loans

Material Federal Income Tax Considerations

State and Other Tax Considerations

ERISA Considerations

Legal Investment

Methods of Distribution

Additional Information

Incorporation of Certain Documents by Reference

Legal Matters

Financial Information

Rating

Index of Defined Terms

Summary of Terms

•

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the certificates, it is necessary that you read carefully this entire prospectus supplement and accompanying prospectus.

•

While this summary contains an overview of certain calculations, cash flow priorities, and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•

[Whenever we refer to a percentage of some or all of the mortgage loans in the trust fund or in any pool, that percentage has been calculated on the basis of the total principal balance of those mortgage loans as of [        ], unless we specify otherwise.  We explain in this prospectus supplement under “Description of the Certificates — Distributions of Principal” how the principal balance of a mortgage loan is determined.  Whenever we refer in this Summary of Terms or in the Risk Factors section of this prospectus supplement to the total principal balance of any mortgage loans, we mean the total of their principal balances, unless we specify otherwise.]

The Offered Certificates

ACE Securities Corp.’s  [           ] Pass-Through Certificates consist of the following classes: [           ].  Only the [           ] Certificates are being offered by this prospectus supplement.  These certificates will be issued in book-entry form.

See “Description of the Certificates — General” in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of each class of certificates.

The certificates represent ownership interests in a trust fund, the assets of which consist primarily of [describe assets of trust fund.]

The certificates will have an approximate total initial principal amount of $[           ].  Any difference between the total principal amount of the certificates on the date they are issued and the approximate total principal amount of the certificates on the date of this prospectus supplement will not exceed 5%.

Payments on the Certificates

Principal and interest on the certificates will be payable on the [25th] day of each month, beginning in [           ].  However, if the [25th] day is not a business day, distributions will be made on the next business day after the [25th] day of the month.

Interest Payments

Interest will accrue on each class of certificates, [other than the Class [  ] Certificate], at the applicable annual rates described in this prospectus supplement.

See “Description of the Certificates — Distributions of Interest” in this prospectus supplement.

Principal Payments

The amount of principal payable on the certificates, [other than the Class [  ] Certificate], will be determined by (1) funds actually received on the mortgage loans in [each] pool that are available to make payments on the certificates, (2) the amount of interest received or advanced on the mortgage loans that is used to pay principal on the certificates, calculated as described in this prospectus supplement, (3) [formulas that allocate a portion of principal payments received on the mortgage loans to each class of certificates, as described in this prospectus supplement,] and (4) [                ].  Funds actually received on the mortgage loans may consist of expected, scheduled payments, and unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

We explain how principal is paid on the certificates under “Description of the Certificates — Distributions of Principal” in this prospectus supplement.

[Prepayment Penalties on the Mortgage Loans

The holder of the Class [  ] Certificate will be entitled to receive any prepayment penalties received on the mortgage loans.  These amounts will not be available to make payments on other classes of certificates.

See “Description of the Certificates” and “Description of the Mortgage Pools — General” in this prospectus supplement.]

Limited Recourse

The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust fund.  The trust fund will have no other source of cash and no entity other than the trust fund will be required or expected to make any payments on the certificates.

Enhancement of Likelihood of Payment on the Certificates

[Describe any applicable financial guaranty insurance policy or guarantee.]

[Subordination of Payments

The [       ] certificates will have a payment priority as a group over the Class [   ] Certificates both for payments of interest and payments of principal.  No amounts will be paid to the Holder of the Class [   ] Certificate on any distribution date until all amounts due to the senior certificates and the Class [   ] Certificates on that date have been paid and overcollateralization has reached the required level.]

[Overcollateralization

On the closing date, the total principal balance of the mortgage loans is expected to [approximately equal the total principal amount of the certificates].  Any interest received on the mortgage loans in excess of the amount needed to pay interest on the certificates and some of the expenses and fees of the trust fund will be used to reduce the total principal amount of the certificates to a level set by the rating agencies until the mortgage loans have a total principal balance that exceeds the total outstanding principal amount of the certificates by the amount required by the rating agencies.  This condition is referred to as “overcollateralization.”  We cannot assure you that sufficient interest will be generated by the mortgage loans to create overcollateralization, to increase overcollateralization to the level required by the rating agencies, or to maintain it at that level.

See “Risk Factors — Potential Inadequacy of Credit Enhancement for the Class [   ] Certificates” and “Description of the Certificates — Credit Enhancement — Subordination” and “— Overcollateralization” in this prospectus supplement.]

[Allocation of Losses

As described in this prospectus supplement, amounts representing losses on the mortgage loans in excess of overcollateralization will be applied to reduce the principal amount of the Class [   ] Certificates until their principal amount has been reduced to zero.

•

If a loss has been allocated to reduce the principal amount of your Class [   ] Certificate, you will receive no payment in respect of that reduction at that time.

•

After overcollateralization has been created and has been increased to the required level, you will receive the amount of that loss if there are sufficient funds to pay you, as described in this prospectus supplement, but you will not receive any interest on that amount.

After the principal amount of the Class [   ] Certificates has been reduced to zero, amounts representing losses on the mortgage loans will be paid to holders of the senior certificates by [                    ], to the extent funds available are insufficient to cover these losses.

See “Description of the Certificates — Credit Enhancement — Allocation of Losses”  and “The Insurance Policy” in this prospectus supplement.]

The Mortgage Loans

On the closing date, which is expected to be on or about [                    ], the assets of the trust fund will consist of [two] pools of mortgage loans with a total principal balance of approximately $[                    ].  The mortgage loans will be secured by mortgages, deeds of trust, or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

[Description of mortgage loans.]

[Description of pre-funding account and additional mortgage loans as applicable.]

[The mortgage loans in the trust fund will not be insured or guaranteed by any government agency.]

See “Description of the Mortgage Pools” in this prospectus supplement for a general description of the mortgage loans and “[Originator/Servicer]” in this prospectus supplement for a description of the underwriting guidelines applied in originating the mortgage loans.

[The Pre-Funding Account

On the closing date, approximately $[         ] will be deposited by [        ] in a pre-funding account maintained by [          ].  It is intended that additional mortgage loans will be sold to the trust fund by the depositor from time to time, from [       ] until [       ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional mortgage loans as applicable.]

See “Description of the Certificates —Pre-Funding Account” in this prospectus supplement.]

Servicing of the Mortgage Loans

The mortgage loans will be serviced by [                                         ].

See “[Originator/Servicer]” and “The Pooling and Servicing Agreement” in this prospectus supplement.

Optional Purchase of Mortgage Loans

[                    ] will have the option to purchase all of the mortgage loans and the other property of the trust fund, [other than the insurance policy], after the total principal balance of the mortgage loans declines to less than [   ]% of their initial total principal balance; if [                      ] does not exercise that option, [                      ] may purchase the Mortgage Loans and other property of the trust fund.

If the mortgage loans and other assets are purchased, the certificateholders will be paid accrued interest and principal equal to the outstanding principal amount of the certificates.

See “Description of the Certificates — Optional Purchase of Mortgage Loans; Termination of the Trust Fund” in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans.

Tax Status

[The Trust Fund will make one or more elections to treat certain assets of the trust as a real estate mortgage investment conduit (each, a “REMIC”) for federal income tax purposes.  The Class [  ] Certificates will represent regular interests in a REMIC and generally will be treated as debt instruments for federal income tax purposes.  The Class [R] Certificates will represent the residual interest in each REMIC.]

[Alternatively, grantor trust, partnership or FASIT status to be described as applicable.]

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA Considerations

The Offered Certificates may be acquired by employee benefit plans and other retirement arrangements, subject to certain conditions.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[Only the Class [     ] Certificates] will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

There are other restrictions on the ability of some types of investors to purchase the certificates that prospective investors should consider.

See “Legal Investment Considerations” in this prospectus supplement.

Ratings of the Certificates

The certificates will initially have the following ratings from [                    ]:

[Rating

[Rating

Class

Agency]

Agency]

[   ]

[   ]

[   ]

[   ]

[   ]

[   ]

[   ]

[   ]

[   ]

These ratings are not recommendations to buy, sell or hold these certificates.  A rating may be changed or withdrawn at any time by the assigning rating agency.

•

The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates may be lower than anticipated.

See “Ratings” in this prospectus supplement for a more complete discussion of the certificate ratings.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates.  You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

[Some of the loans in the mortgage pool are more likely to default than others, and higher than expected defaults on these loans could reduce the yield on your certificates

The payment schedules for most of the mortgage loans in the pool require the borrower to pay off the principal balance of the loan gradually over the life of the loan.  Some of the mortgage loans in the pool, however, have payment schedules under which the borrowers makes relatively small payments of principal over the life of the loan, and then must make a large final payment at maturity that pays off the entire principal balance outstanding.  This final payment is usually much larger than the previous monthly payments.  Because the borrower’s ability to make this final payment usually depends on the ability to refinance the loan or sell the underlying property, the risk of default is greater than on other types of loans.  High rates of default on these types of loans in the pool will result in greater losses on your certificates.

The ability of a borrower to refinance the type of loan described above or sell the mortgaged property will depend upon a number of factors, including:

·

the level of mortgage interest rates;

·

the borrower’s equity in the mortgage property;

·

general economic conditions; and

·

the availability of credit.

We cannot predict how these factors will affect the default rate of these mortgage loans in the pool.  You should refer to “Description of the Mortgage Pool” for information on the percentage of loans in the mortgage loan pool that consists of these loans.]

[Mortgage Loan Interest Rates May Limit Interest Rates on the Certificates	[LIBOR may increase or decrease at different times and in different amounts than the index applicable to the adjustable rate mortgage loans.]
[The trust fund will include a reserve fund whose primary asset will be [describe as applicable]].

See “Description of the Certificates — The Reserve Fund” in this prospectus supplement.  For detailed information on the interest rates of the mortgage loans, see “Description of the Mortgage Pools” in this prospectus supplement.]

[Potential Inadequacy of Credit Enhancement for the Class [ ] Certificates

The Class [   ] Certificates are not insured by any financial guaranty insurance policy.  The overcollateralization feature described in this prospectus supplement is intended to enhance the likelihood that holders of Class [   ] Certificates will receive regular payments of interest and principal, but is limited in nature and may be insufficient to cover all losses on the mortgage loans or shortfalls in interest payments on the mortgage loans.

In order to create, increase and maintain overcollateralization, it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the certificates as well as fees and expenses of the trust fund and other amounts that are described in this prospectus supplement.  We expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during some periods, because the weighted average of the interest rates on the mortgage loans will be higher, at the time the certificates are issued, than the weighted average of the interest rates on the certificates.  We cannot assure you, however, that enough excess interest will be generated to reach the overcollateralization levels required by the rating agencies.  The following factors will affect the amount of excess interest that the mortgage loans will generate:

·

Prepayments.  Every time a mortgage loan with an interest rate higher than the weighted average of the interest rates on the certificates is prepaid, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest.  The effect on your certificates of this reduction will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans.  Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

·

Defaults.  The rate of defaults on the mortgage  loans may turn out to be higher than expected.  Defaulted mortgage loans may be liquidated, and liquidated mortgage loans will no longer be outstanding and generating interest.

· Level of LIBOR. If LIBOR increases, more money will be needed to pay interest to certificateholders, so less money will be available as excess interest.]
[Special Risks for the Class [ ] Certificates

The rights of holders of Class [   ] Certificates to receive payments of interest are subordinate to the rights of holders of senior certificates to receive payments of interest, and the rights of holders of Class [   ] Certificates to receive payments of principal are subordinate to the rights of holders of senior certificates to receive payments of principal.

In addition, you should consider the following:

·

If you buy a Class [   ] Certificate and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class [   ] Certificates by the amount of that excess;

·

If, after overcollateralization is created in the required amount, the mortgage loans generate interest in excess of the amount needed to pay interest and principal on the certificates and fees and expenses of the trust fund, the excess interest will be used to pay you and other holders of Class [   ] Certificates the amount of any reduction in the principal balances of the Class [   ] Certificates caused by application of losses.

·

We cannot assure you, however, that any excess interest will be generated and, in any event, no interest will be paid to you on the amount by which your principal balance was reduced because of the application of losses.

See “Description of the Certificates — Credit Enhancement — Subordination” and “— Allocation of Losses” in this prospectus supplement.]
[Effect of Lack of Primary Mortgage Insurance on the Class [ ] Certificates

Approximately [    ]% of the mortgage loans have loan-to-value ratios greater than 80%.  None of the mortgage loans are covered by a primary mortgage insurance policy.  If borrowers default on their mortgage loans, there is a greater likelihood of losses than if the loans were insured.  We cannot assure you that the applicable credit enhancement will be adequate to cover those losses.

See “Description of the Certificates — Credit Enhancement — Subordination” and “— Allocation of Losses” in this prospectus supplement.]
Unpredictability and Effect of Prepayments

Borrowers may prepay their mortgage loans in whole or in part at any time; [however, approximately [    ]% of the mortgage loans require the payment of a prepayment penalty in connection with some voluntary prepayments, which may discourage these borrowers from prepaying their mortgage loans].  Prepayments of principal may also be caused by liquidations of or insurance payments on the mortgage loans.  A prepayment of a mortgage loan will usually result in a prepayment on the certificates.

The prepayment experience on the mortgage loans may affect the average life of the certificates.  The rate of principal payments on the mortgage loans is from time to time influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.  There can be no assurance as to the rate of prepayment on the mortgage loans or that the rate of payments will conform to the model described in this prospectus supplement.

If prevailing interest rates fall significantly below the interest rates on the mortgage loans, principal prepayments are likely to be higher than if prevailing rates remain at or above the interest rates on the mortgage loans.  As a result, the actual maturity of the certificates could occur significantly earlier than expected.  Conversely, if prevailing interest rates rise significantly above the interest rates on the mortgage loans, principal prepayments are likely to be lower than if prevailing rates remain at or below the interest rates on the mortgage loans and the maturity of the certificates could occur significantly later than expected.  In addition, some prepayments may result in the collection of less interest than would otherwise be the case in the month of prepayment.

· If you purchase your certificates at a discount and principal is repaid more slowly than you anticipate, then your yield may be lower than you anticipate.
· If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.
See “Yield Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.
Geographic Concentration of Mortgage Loans

Approximately [    ]% of the mortgage loans expected to be in the pool on the closing date are secured by properties in [California].  Delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in one state because the following conditions in [California] will have a disproportionate impact on the mortgage loans in general:

· Declines in the [California] residential real estate market may reduce the values of properties located in that state, which would result in an increase in the loan-to-value ratios.

·

Properties in [California] may be more susceptible than homes located in other parts of the country to some types of uninsured hazards, such as earthquakes, as well as floods, wildfires, mudslides and other natural disasters.

Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of those mortgage loans.

For additional information regarding the geographic distribution of the mortgage loans in each pool, see the applicable table under “Description of the Mortgage Pools” in this prospectus supplement.
Real Estate Market May Affect Performance of Mortgage Loans

A decline in the real estate values or in economic conditions generally could increase the rates of delinquencies, foreclosures and losses on the mortgage loans to a level that is significantly higher than those experienced currently; and no assurance can be given that values of the properties securing the mortgage loans will not decline since the date of origination of the mortgage loan.  If the credit enhancement described in this prospectus supplement is not enough to protect your certificates from these losses, the yield on your certificates may be reduced.

[Early Principal Payment From Cash Remaining in Pre-Funding Account

If the cash in the pre-funding account on the closing date is not used to acquire additional mortgage loans by [               ], then that cash will be [paid to you on a proportionate basis with the other certificateholders in reduction of the principal balance of your certificates.]  If the amount of that cash is substantial, you will receive a significant unexpected early payment of principal in (or before) [            ].  We cannot assure you that you will be able to reinvest that money in another investment with a comparable yield.]

You will not receive physical certificates, which can cause delays in distributions and hamper your ability to pledge or resell your certificates

Unless you are the purchaser of the residual certificates, your ownership of the certificates will be registered electronically with DTC.  The lack of physical certificates could:

·

result in payment delays on the certificates because the trustee will be sending distributions on the certificates to DTC instead of directly to you;

·

make it difficult for you to pledge your certificates if physical certificates are required by the party demanding the pledge; and

·

could hinder your ability to resell the certificates because some investors may be unwilling to buy certificates that are not in physical form.

See “Description of the Certificates — Book-Entry Registration” in this prospectus supplement.
Limited Ability to Resell Certificates

The underwriter is not required to assist in resales of the certificates, although it may do so.  A secondary market for any class of certificates may not develop.  If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates.  The certificates will not be listed on any securities exchange.

[Additional risk factors to be provided as applicable.]

Description of the Certificates

General

The [                        ] Pass-Through Certificates will consist of the following Classes: [                        ] (together, the “Certificates”).

The [     ] Certificates are referred to in this prospectus supplement as the “Senior Certificates.” Only the Class [    ] Certificates (the “Offered Certificates”) are offered by this prospectus supplement.  The Class [     ] Certificates are referred to in this prospectus supplement as the “LIBOR Certificates.” The Class [     ] Certificates are referred to in this prospectus supplement as the “Subordinate Certificates.”  The Class R Certificate is also referred to as the “Residual Certificate.”

The Class [    ] Certificate will be issued as a single Certificate in fully registered, certificated form.

The Certificates represent beneficial ownership interests in a trust fund (the “Trust Fund”), the assets of which consist primarily of (1) [describe mortgage loans] mortgage loans (the “Mortgage Loans”), (2) the assets that from time to time are identified as deposited in respect of the Mortgage Loans in the Collection Account and the Certificate Account (each as defined in this prospectus supplement), (3) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, (4) any applicable insurance policies and all proceeds of these insurance policies, and (5) [describe other assets, as applicable].

Each Class of Offered Certificates will be issued in the respective approximate initial total principal amount set forth or described on the cover page of this prospectus supplement.  The total principal amount of each Class of Offered Certificates is referred to in this prospectus supplement as the “Class Principal Amount” for that Class.  The Class [   ] Certificate will be issued without a principal amount or interest rate, and will be entitled only to the amounts that are described in this prospectus supplement.  The total Certificate Principal Amount (as defined in this prospectus supplement) of the Certificates and the initial Class Principal Amount of each Class of Offered Certificates may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined in this prospectus supplement) of the Mortgage Loans is increased or decreased as described under “Description of the Mortgage Pools” in this prospectus supplement.

Distributions on the Certificates will be made on the [25th] day of each month or, if the [25th] day is not a Business Day, on the next succeeding Business Day, commencing in [                        ] (each, a “Distribution Date”), to Certificateholders of record on the applicable Record Date.  The “Record Date” for each Distribution Date will be the close of business on the last Business Day of the calendar month immediately preceding the month in which that Distribution Date occurs.

•

A “Business Day” is generally any day other than a Saturday or Sunday or a day on which banks in New York or [California] are closed.

Distributions on the Offered Certificates will be made to each registered holder entitled to the distributions, either (1) by check mailed to the Certificateholder’s address as it appears on the books of the Trustee (as defined in this prospectus supplement), or (2) at the request, submitted to the Trustee in writing at least five Business Days prior to the related Record Date, of any holder of an Offered Certificate (at the holder’s expense) in immediately available funds; provided, that the final distribution in respect of any Certificate will be made only upon presentation and surrender of the Certificate at the Corporate Trust Office (as defined in this prospectus supplement) of the Trustee.  See “— The Trustee” in this prospectus supplement.

[Pre-Funding Account

On the Closing Date approximately $[                   ] (the “Pre-Funded Amount”) will be deposited in an account (the “Pre-Funding Account”) maintained by [               ], which account shall be part of the trust fund.  During the period (the “Pre-Funding Period”) from [          ] until [              ], the Pre-Funding Amount will be maintained in the Pre-Funding Account.  The Pre-Funded Amount will be reduced during the Pre-Funding Period by the amount of Subsequent Mortgage Loans (as defined in this prospectus supplement) deposited in the trust fund in accordance with the Pooling and Servicing Agreement.  During the Pre-Funding Period, the Pre-Funded Amount will be used only to purchase Subsequent Mortgage Loans.  Immediately following the Pre-Funding Period, any Pre-Funded Amount remaining will be distributed to [to be provided as applicable].

Amounts on deposit in the Pre-Funding Account will be invested in [to be provided as applicable] and all investment earnings on amounts on deposit in the Pre-Funding Account will be distributed to [to be provided as applicable] following the Pre-Funding Period.]

Book-Entry Registration

General.  The Offered Certificates (the “Book-Entry Certificates”)  will be issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) in the United States [, or through Clearstream Luxembourg, société anonyme (“Clearstream Luxembourg”) or the Euroclear System (“Euroclear”) in Europe] and through [its/their] participating organizations (each, a “Participant”).  The Book-Entry Certificates will be issued in minimum denominations in principal amount of $25,000 and integral multiples of $1 in excess of $25,000.

Each Class of Book-Entry Certificates will be represented by one or more certificates registered in the name of the nominee of DTC.  ACE Securities Corp. (the “Depositor”) has been informed by DTC that DTC’s nominee will be Cede & Co.  [Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.]  No person acquiring an interest in a Book-Entry Certificate (each, a “Beneficial Owner”) will be entitled to receive a certificate representing an interest (a “Definitive Certificate”), except as set forth below under “— Definitive Certificates” and in the Prospectus under “Description of the Securities — Book-Entry Registration and Definitive Securities — Definitive Securities.”

Unless and until Definitive Certificates are issued, it is anticipated that:

•

the only “Certificateholder” of the Offered Certificates will be Cede & Co., as nominee of DTC, and Beneficial Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement (as defined in this prospectus supplement).

•

Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the Trustee through DTC [, Clearstream Luxembourg or Euroclear, as applicable,] and [its/their] Participants.

•

while the Offered Certificates are outstanding, under the rules, regulations and procedures creating and affecting DTC [Clearstream Luxembourg and Euroclear] and [its/their] operations, DTC [Clearstream Luxembourg and Euroclear] [is/are] required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates.  Participants and indirect participants with whom Beneficial Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners.  Accordingly, although Beneficial Owners will not possess certificates, DTC [Clearstream Luxembourg and Euroclear] [has/have] in place a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

None of the Depositor, [    ], the Servicer or the Trustee [or additional parties] (as those terms are defined in this prospectus supplement) will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

For a more complete description of book-entry registration and clearance and the rules and regulations governing DTC [,Clearstream Luxembourg and Euroclear], see “Description of the Securities — Book-Entry Registration and Definitive Securities” in the Prospectus [and “Global Clearance, Settlement and Tax Documentation Procedures” in Annex I to this Prospectus Supplement].

Definitive Certificates.  Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under “ Description of the Securities — Book-Entry Registration and Definitive Securities — Definitive Securities.”  Upon the occurrence of an event described in that section, the Trustee is required to direct DTC to notify Participants who have ownership of Book-Entry Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their Book-Entry Certificates.  Upon surrender by DTC of the Definitive Certificates representing the Book-Entry Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will re-issue the Book-Entry Certificates as Definitive Certificates in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of the Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

Distributions of Interest

The amount of interest distributable on each Distribution Date in respect of each Class of Certificates (other than the Class [   ] Certificate) will equal the sum of [to be provided as applicable].  Interest will accrue on the Offered Certificates on the basis of a 360-day year and the actual number of days in each Accrual Period.

•

The “Interest Rate” for each Class of Certificates will be the applicable annual rate described below.

[If [                     ] does not exercise its option to purchase the Mortgage Loans when it is first entitled to do so, as described under “— Optional Purchase of Mortgage Loans; Termination of the Trust Fund” in this prospectus supplement, then with respect to each succeeding Distribution Date, the [           ] will be increased to       %].  Subject to the preceding proviso, the Interest Rates for the Class [           ] Certificates will be the applicable annual rate determined as follows:

•

[To be provided as applicable].

•

The “Net Mortgage Rate” for any Mortgage Loan equals the Mortgage Rate of the Mortgage Loan minus the Total Expense Rate (as defined in this prospectus supplement).

•

The “Total Expense Rate” for each Distribution Date is the sum of [the Servicing Fee Rate and the Trustee Fee Rate (each as defined in this prospectus supplement)].

The “Certificate Principal Amount” of any Offered Certificate for any date of determination will equal that Certificate Principal Amount on [         ] (the “Closing Date”) as reduced by all amounts previously distributed on that Certificate in respect of principal and, in the case of a Class [   ] Certificate, any Applied Loss Amount (as defined in this prospectus supplement) previously allocated to that Certificate.

For each Distribution Date, the “Accrual Period” applicable to each Class of Offered Certificates will be the period beginning on the immediately preceding Distribution Date (or on the Closing Date, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date.

•

The “Interest Remittance Amount” for any Distribution Date will equal the sum of [to be provided as applicable].

On each Distribution Date, the Interest Remittance Amount will be distributed in the following order of priority:

[To be provided as applicable.]

When a principal prepayment in full is made on a Mortgage Loan, the borrower is charged interest only to the date of the prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made.  Prepayments in part will be applied as of the date of receipt.  Full or partial prepayments (or proceeds of other liquidations) received in any Prepayment Period will be distributed to holders of Offered Certificates on the Distribution Date following that Prepayment Period.  To the extent that, as a result of a full or partial prepayment, a borrower is not required to pay a full month’s interest on the amount prepaid, a shortfall (a “Prepayment Interest Shortfall”) in the amount available to make distributions of interest on the Certificates could result.  A Prepayment Interest Shortfall will result from a prepayment in full only if that prepayment is received on or after the [16th] day of a calendar month.  If a prepayment in full is received on or prior to the [15th] day of a calendar month, there will be an excess of interest over one month’s interest for that Mortgage Loan (“Prepayment Interest Excess”) available for distribution to Certificateholders on the related Distribution Date.  The Servicer is obligated to fund Prepayment Interest Shortfalls that exceed Prepayment Interest Excess, but only in an amount up to the total of the Servicing Fees for the applicable Distribution Date.  See “The Pooling and Servicing Agreement — Prepayment Interest Shortfalls” in this prospectus supplement.  Any of these payments by the Servicer is referred to in this prospectus supplement as “Compensating Interest.”  Any Prepayment Interest Shortfalls not funded by the Servicer (“Net Prepayment Interest Shortfalls”) will reduce the Interest Remittance Amount available for distribution on the related Distribution Date.

[Determination of Index

On the second Business Day preceding the beginning of each Accrual Period (each date, an “Index Determination Date”), the Trustee will determine the Index for that Accrual Period.

On each Index Determination Date, the Index for the next succeeding Accrual Period will be established by the Trustee as follows:

[To be provided as applicable.]]

Distributions of Principal

Distributions of principal on the Class [           ] Certificates will be made primarily from [to be provided as applicable.]

•

The “Principal Distribution Amount” for [each Mortgage Pool for] any Distribution Date will be equal to the sum of [to be provided as applicable].

•

The “Principal Remittance Amount” for [each Mortgage Pool for] any Distribution Date will be equal to the sum of [to be provided as applicable.]

•

The “Due Period” for any Distribution Date is the one-month period beginning on [the second day of the calendar month immediately preceding the month in which that Distribution Date occurs and ending on the first day of the month in which that Distribution Date occurs.]

•

The “Prepayment Period” for each Distribution Date is the one-month period beginning on the Cut-off Date, in the case of [the first Distribution Date, and on the day immediately following the close of the immediately preceding Prepayment Period, in the case of each subsequent Distribution Date, and ending on the [    ]th day (or if that day is not a Business Day, the immediately preceding Business Day) of the month in which that Distribution Date occurs].

On each Distribution Date, the Principal Distribution Amount will be distributed in the following order of priority:

[To be provided as applicable].

Credit Enhancement

Credit enhancement for the Offered Certificates consists of [the Insurance Policy, the subordination of the Subordinate Certificates, the priority of application of Realized Losses (as defined in this prospectus supplement) and overcollateralization], in each case as described in this prospectus supplement.  [The Insurance Policy is described under “The Insurance Policy” below.]

[Subordination.  The rights of holders of the Class [   ] Certificates to receive distributions with respect to the Mortgage Loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates, as described under “— Distributions of Interest” and “— Distributions of Principal.” This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of interest and principal distributable on the Senior Certificates, and to afford holders of Senior Certificates limited protection against Realized Losses incurred on the Mortgage Loans.

No amounts will be distributed to the holder of the Class [   ] Certificate until all amounts due to the holders of the Class [   ] Certificates have been distributed.

The limited protection afforded to holders of Class [           ] Certificates by means of the subordination of Subordinate Certificates having a lower priority of distribution will be accomplished by the preferential right of holders of Offered Certificates to receive, prior to any distribution in respect of interest or principal, respectively, being made on any Distribution Date in respect of Certificates having a lower priority of distribution, the amounts of interest due them and principal available for distribution, respectively, on that Distribution Date.]

[Allocation of Losses.  If a Mortgage Loan becomes a Liquidated Mortgage Loan during any Prepayment Period, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding principal balance of the Mortgage Loan.  The amount of that insufficiency is a “Realized Loss.” Realized Losses on Mortgage Loans will have the effect of reducing amounts distributable in respect of, first, the Class [   ] Certificate (both through the application of Monthly Excess Interest to fund the deficiency and through a reduction in the Overcollateralization Amount for the related Distribution Date), and second, the Class [   ] Certificates, before reducing amounts distributable in respect of the Senior Certificates.

•

A “Liquidated Mortgage Loan” is, in general, a defaulted Mortgage Loan as to which the Servicer has determined that all amounts that it expects to recover in respect of that Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

To the extent that Realized Losses occur, those Realized Losses will reduce the Total Loan Balance, and thus may reduce the Overcollateralization Amount.  As described in this prospectus supplement, the Overcollateralization Amount is created, increased and maintained by application of Monthly Excess Cashflow to make distributions of principal on the Offered Certificates.

If on any Distribution Date after giving effect to all Realized Losses incurred during the related Due Period and distributions of principal on that Distribution Date, the total Certificate Principal Amount of the Certificates exceeds the Total Loan Balance for that Distribution Date (this excess, an “Applied Loss Amount”), the Class Principal Amount of the Class [   ] Certificates will be reduced by that amount, until the Class Principal Amount of the Class [   ] Certificates has been reduced to zero.  The Class Principal Amounts of the Senior Certificates will not be reduced by allocation of Applied Loss Amounts.

Holders of Class [   ] Certificates will not receive any distributions in respect of Applied Loss Amounts, except to the extent of available Monthly Excess Cashflow as described below.]

[Overcollateralization.  The weighted average Net Mortgage Rate of the Mortgage Loans is generally expected to be higher than the weighted average of the interest rates of the Certificates, thus generating excess interest collections.  To the extent described in this prospectus supplement, Monthly Excess Interest will be applied on any Distribution Date in reduction of the Certificate Principal Amounts of the Offered Certificates.  This application of interest collections as distributions of principal will cause the total Certificate Principal Amount of the Certificates to amortize more rapidly than the Total Loan Balance, creating, increasing and maintaining overcollateralization.  However, Realized Losses will reduce overcollateralization, and could result in an Overcollateralization Deficiency.

For each Distribution Date, the Monthly Excess Interest and any Excess Principal will be the “Monthly Excess Cashflow,” which will be in the following order of priority:

[To be provided as applicable.]]

[The Reserve Fund

The Reserve Fund will be an asset of the Trust Fund but not of the REMIC.  The holder of the Residual Certificate will be the owner of the Reserve Fund, and amounts on deposit in the Reserve Fund will be invested at the direction of the holder of the Residual Certificate as provided in the Pooling and Servicing Agreement.  The Reserve Fund will consist of [to be provided as applicable].

Withdrawals will be made from the Reserve Fund for the benefit of the Offered Certificates as described under “— Overcollateralization” above.

The only asset of the Reserve Fund on the Closing Date will be [to be provided as applicable.]

If on any Distribution Date the sum of the amount on deposit in the Reserve Fund and the Overcollateralization Amount exceeds the Targeted Overcollateralization Amount, the excess will be released to the Residual Certificateholder, provided that the amount remaining in the Reserve Fund equals or exceeds the reserve fund requirement specified in the Pooling and Servicing Agreement.]

Final Scheduled Distribution Date

It is expected that scheduled distributions on the Mortgage Loans, assuming no defaults or losses that are not covered by the limited credit support described in this prospectus supplement, will be sufficient to make timely distributions of interest on the Offered Certificates and to reduce the Class Principal Amount of each Class of the Senior Certificates to zero not later than [               ] and of the Class [   ] Certificates not later than [               ].  As to each Class, the actual final Distribution Date may be earlier or later, and could be substantially earlier, than the applicable Final Scheduled Distribution Date.

Reports to Certificateholders

On each Distribution Date the Trustee will make available to each Certificateholder a statement containing the following information:

•

the amount of principal distributed on that date to holders of each Class of Offered Certificates;

•

the amount of interest distributed on that date to holders of each Class of Offered Certificates;

•

the Interest Rate applicable to each Class of Offered Certificates;

•

the Class Principal Amount of each Class of Offered Certificates after distributions on that date;

•

the amount of the Servicing Fees and Trustee Fee paid with respect to that date;

•

the Total Loan Balance as of the related Distribution Date;

•

the amount of any Realized Losses on the Mortgage Loans during the immediately preceding calendar month and total Realized Losses since the Cut-off Date;

•

the number and aggregate Principal Balance of Mortgage Loans (1) remaining outstanding, (2) delinquent by one, two, three or four or more monthly payments, (3) in foreclosure, and (4) with respect to REO Property;

•

any amount distributed to the holder of the Residual Certificate; and

•

other information to the extent provided in the Pooling and Servicing Agreement.

Optional Purchase of Mortgage Loans; Termination of the Trust Fund

On any Distribution Date after the date on which the Total Loan Balance is less than [    ]% of the Cut-off Date Balance, the holder of the [                         ] will (subject to the terms of the Pooling and Servicing Agreement) have the option to purchase the Mortgage Loans, any REO Property and any other related property for a price equal to the sum of (1) 100% of the total outstanding principal balance of the Mortgage Loans plus accrued interest on the Mortgage Loans at the applicable Mortgage Rate, (2) the fair market value of all other property being purchased, (3) any unpaid Servicing Fees and other amounts payable to the Servicer and the Trustee and (4) [                                     ]; provided, that the purchase price will not be less than the total Certificate Principal Amount of the Offered Certificates, plus accrued interest on the Offered Certificates.  If the holder of the [                      ] does not exercise that option, the [          ] will then have the same purchase option.  If either purchase option is exercised, the Trust Fund will be terminated (this event, an “Optional Termination”).

If the [                  ] does not exercise its option as described above when it is first entitled to do so, [to be provided as applicable].

The Trustee

[                                           ], a [                             ] banking corporation, will be the Trustee under the Pooling and Servicing Agreement (the “Trustee”).  The Trustee will be paid a monthly fee (the “Trustee Fee”) calculated as a fixed percentage equal to [        ]% annually (the “Trustee Fee Rate”) on the Total Loan Balance.  As additional compensation, the Trustee will be entitled to [to be provided as applicable].  The Trustee’s “Corporate Trust Office” for purposes of presentment and surrender of the Offered Certificates for the final distribution on the Offered Certificates and for all other purposes is located at  [                                                  ], or any address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Servicer.

[The Insurance Policy

The following information has been supplied by [                                                    ] (the “Insurer”) for inclusion in this Prospectus Supplement.  Accordingly, the Depositor, the Servicer and the Underwriter do not make any representation as to the accuracy and completeness of this information.

The Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding the Certificate Guaranty Insurance Policy (the “Insurance Policy”) and the Insurer set forth below under this heading “The Insurance Policy.”  Additionally, the Insurer makes no representation regarding the Certificates or the advisability of investing in the Certificates.

The Insurer

[To be provided as applicable.]

Insurer Financial Information

[To be provided as applicable.]

Where You Can Obtain Additional Information About the Insurer

[To be provided as applicable.]

Financial Strength Ratings of the Insurer

[To be provided as applicable.]

The Insurance Policy

[To be provided as applicable.]]

Description of the Mortgage Pool

General

The Mortgage Pool will consist of approximately [              ] [description of Mortgage Loans] Mortgage Loans with original terms to maturity from the first due date of the scheduled monthly payment (a “Monthly Payment”) of not more than [30] years, having a total Principal Balance as of the Cut-off Date (after giving effect to Monthly Payments due on that date) of approximately $[                               ] (the “Cut-off Date Balance”).  The Mortgage Loans were originated or acquired by the originators described in this prospectus supplement generally in accordance with the underwriting guidelines described in this prospectus supplement.

Wherever reference is made in this prospectus supplement to a percentage of some or all of the Mortgage Loans, the percentage is determined (unless otherwise specified) on the basis of the total Principal Balance of the related Mortgage Loans as of the Cut-off Date.

All of the Mortgage Loans are secured by mortgages or deeds of trust or other similar security instruments creating [to be provided as applicable.]  The Mortgage Loans to be included in the Mortgage Pool will be acquired by the Depositor from [             ] (“[    ]”), which acquired the Mortgage Loans from [                    ].  See “[Originator/Servicer]” and “The Pooling and Servicing Agreement — Assignment of Mortgage Loans” in this prospectus supplement.

Pursuant to its terms, each Mortgage Loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount generally equal to the lower of the unpaid principal amount of the Mortgage Loan or the replacement value of the improvements on the Mortgaged Property.  Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.  See “Description of Mortgage and Other Insurance Hazard — Insurance on the Loans — Standard Hazard Insurance Policies” in the Prospectus.

[Approximately [    ]% of the Mortgage Loans have Loan-to-Value Ratios in excess of 80%.  None of those Mortgage Loans or any other Mortgage Loans are covered by primary mortgage insurance policies.  The “Loan-to-Value Ratio” of a Mortgage Loan at any time is the ratio of the principal balance of the Mortgage Loan at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale, or (b) in the case of a refinance or modification, the appraised value of the Mortgaged Property at the time of refinance or modification.]

[Approximately  [    ]% of the Mortgage Loans are fully amortizing.  Approximately [   ]% of the Mortgage Loans will have original terms to maturity that are shorter than their amortization schedules, leaving final payments (“Balloon Payments”)  due on their maturity dates that are significantly larger than other monthly payments (these loans, “Balloon Loans”).  The Balloon Loans are generally expected to have original terms to maturity of [15]  years.  The ability of the borrower to repay a Balloon Loan at maturity frequently will depend on the borrower’s ability to refinance the loan.  Any loss on a Balloon Loan as a result of the borrower’s inability to refinance the loan will be borne by Certificateholders, to the extent not covered by the applicable credit enhancement.  Neither the Servicer nor the Trustee will make any Advances with respect to delinquent Balloon Payments.]

Adjustable Rate Mortgage Loans

[Describe adjustment of adjustable rate Mortgage Loans, as applicable.]

[The Index

The Index applicable to the determination of the Mortgage Rates for the Adjustable Rate Mortgage Loans will be [described as applicable].]

The Mortgage Loans

The Mortgage Loans are expected to have the following approximate total characteristics as of the Cut-off Date.  Prior to the issuance of the Certificates, the Mortgage Loans may be removed from the Trust Fund as a result of incomplete documentation or otherwise, if the Depositor deems removal necessary or appropriate.  In addition, a limited number of other mortgage loans may be included in the Trust Fund prior to the issuance of the Offered Certificates.

Number of Mortgage Loans
Initial Pool Balance.	$
Mortgage Rates: Weighted Average	%
Range.	% to %
Weighted Average Remaining Term to Maturity (in months)

The Principal Balances of the Mortgage Loans range from approximately $[                 ] to approximately $[                                       ].  The Mortgage Loans have an average Principal Balance of approximately $[                                ].

The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans is approximately [   ]%.

No more than approximately [   ]% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

The following tables set forth as of the Cut-off Date the number, total Principal Balance and percentage of the Mortgage Loans having the stated characteristics shown in the tables in each range.  (The sum of the amounts of the percentages in the following tables may not equal the totals due to rounding.)

Cut-Off Date Principal Balances

Range of Principal Balances ($)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

The average Cut-off Date Principal Balance is approximately $                        .

Loan-to-Value Ratios

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

The weighted average original Loan-to-Value Ratio is approximately       %.

Mortgage Rates

Range of Mortgage Rates(%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

_________

*

Reflects current Mortgage Rates of Adjustable Rate Mortgage Loans.

The weighted average Mortgage Rate is approximately       % per annum.

Loan Types

Loan Type	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

Original Terms to Maturity

Range of Maturities (months)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

The weighted average original term to maturity is approximately        months.

Remaining Terms to Maturity

Remaining Term to Maturity (months)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

The weighted average remaining term to maturity of the fully amortizing Mortgage Loans is approximately        months.

Geographic Distribution

State	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

Property Types

Property Type	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

Loan Purposes

Loan Purpose	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

Occupancy Status

Occupancy Status	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

Documentation Types

Documentation Type	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

Credit Grades

Credit Grade	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

Prepayment Penalties

Prepayment Penalty	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

Maximum Rates of the Adjustable Rate Mortgage Loans

Range of Maximum Rates (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

The weighted average Maximum Rate of the Adjustable Rate Mortgage Loans is approximately        % per annum.

Minimum Rates of the Adjustable Rate Mortgage Loans

Range of Minimum Rates (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

The weighted average Minimum Rate of the Adjustable Rate Mortgage Loans is approximately       % per annum.

Gross Margins of the Adjustable Rate Mortgage Loans

Range of Gross Margins (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

The weighted average Gross Margin of the Adjustable Rate Mortgage Loans is approximately       % per annum.

Next Adjustment Date of the Adjustable Rate Mortgage Loans

Next Adjustment Date	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans by Total Principal Balance
		$	%

Total			$100.00%

Initial Fixed Term/Subsequent Adjustable Rate Term

of the Adjustable Rate Mortgage Loans

Initial Fixed Term/Subsequent Adjustable Rate Term	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans By Total Principal Balance
		$	%

Total			$100.00%

Periodic Caps of the Adjustable Rate Mortgage Loans

Periodic Cap (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans By Total Principal Balance
			$100.00%

Total			$100.00%

Initial Caps of the Adjustable Rate Mortgage Loans

Initial Cap (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Mortgage Loans By Total Principal Balance
		$	%

Total			$100.00%

[Subsequent Mortgage Loans

The obligation of the Trust Fund to purchase additional Mortgage Loans (the “Subsequent Mortgage Loans”) on [any] date, as specified in the Pooling and Servicing Agreement (each, a “Subsequent Transfer Date”) will be subject to the Subsequent Mortgage Loans meeting the following criteria: [to be provided as applicable].  These criteria will be based on the characteristics of the Subsequent Mortgage Loans on the related Subsequent Transfer Date.

The characteristics of Subsequent Mortgage Loans may vary significantly from time to time subject to the requirements described above, and may bear no particular relationship to the characteristics of the initial Mortgage Loans at any time.  It is expected that a substantial portion of the Subsequent Mortgage Loans will be [to be provided as applicable.]]

Additional Information

The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for Monthly Payments due on or before that date.  A Current Report on Form 8-K will be available to purchasers of the Offered Certificates and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.  In the event that Mortgage Loans are removed from or added to the Mortgage Pool as set forth in this prospectus supplement under “Description of the Mortgage Pool,” the removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

[Originator/Servicer

The information in this section has been provided by [servicer].  None of the Depositor, [    ], the Trustee, the Insurer, the Underwriter or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information.

General

[Description of the Originator/Servicer.]

Lending Activities and Loan Sales

[                                ] originates real estate loans through its network of offices and loan origination centers. [                                ] also participates in secondary market activities by originating and selling mortgage loans while continuing to service the majority of the loans sold.  In other cases [                                ]’s whole loan sale agreements provide for the transfer of servicing rights.

[                                ]’s primary lending activity is funding loans to enable borrowers to purchase or refinance residential real property, which loans are secured by first or second liens on the related real property.  [                                ]’s single-family real estate loans are predominantly “conventional” mortgage loans, meaning that they are not insured by the Federal Housing Administration or partially guaranteed by the U.S.  Department of Veterans Affairs.

The following table summarizes [                                ]’s one- to four-family residential mortgage loan origination and sales activity for the periods shown below.  Sales activity may include sales of mortgage loans purchased by [                     ] from other loan originators.

	Year Ended December 31					Three Months Ended March 31,
	_______	_______	_______	_______	_______	_______	_______
	(Dollars in thousands)					(Dollars in thousands)
Originated and purchased	$	$	$	$	$	$	$
Sales	$	$	$	$	$	$	$

Loan Servicing

The Servicer services all of the mortgage loans it originates that are retained in its portfolio and continues to service at least a majority of the loans that have been sold to investors.  Servicing includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent borrowers, and supervising foreclosure in the event of unremedied defaults.  The Servicer’s servicing activities are audited periodically by applicable regulatory authorities.  Some financial records of the Servicer relating to its loan servicing activities are reviewed annually as part of the audit of the Servicer’s financial statements conducted by its independent accountants.

Underwriting Guidelines

The Mortgage Loans were originated generally in accordance with guidelines (the “Underwriting Guidelines”) established by [                                  ].  The Underwriting Guidelines are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral and are also intended to consider the borrower’s credit standing and repayment ability.  On a case-by-case basis and only with the approval of two or more senior lending officers, [                                  ] may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception.  Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment and time in residence at the applicant’s current address.  It is expected that a substantial number of the Mortgage Loans will have been originated under underwriting exceptions.

[Describe originator’s underwriting guidelines.]

Servicing Practices and Experience

In general, when a borrower fails to make a required payment on a residential mortgage loan, [                                ] attempts to cause the deficiency to be cured by corresponding with the borrower.  In most cases deficiencies are cured promptly.  Pursuant to [                          ]’s customary procedures for residential mortgage loans serviced by it for its own account, [         ] generally mails a notice of intent to foreclose to the borrower after the loan has become 31 days past due (two payments due but not received) and, within one month thereafter, if the loan remains delinquent, typically institutes appropriate legal action to foreclose on the property securing the loan.  If foreclosed, the property is sold at public or private sale and may be purchased by [                                ].  In California, real estate lenders are generally unable as a practical matter to obtain a deficiency judgment against the borrower on a loan secured by single-family real estate.

The following table sets forth the delinquency and loss experience at the dates indicated for residential (one- to four-family and multifamily) first lien mortgage loans serviced by the Servicer that were originated or purchased by the Servicer:

[To be provided as applicable.]

There can be no assurance that the delinquency and loss experience of the Mortgage Loans will correspond to the loss experience of the Servicer’s mortgage portfolio set forth in the table above.  The statistics shown above represent the delinquency and loss experience for the Servicer’s total servicing portfolio only for the periods presented, whereas the total delinquency and loss experience on the Mortgage Loans will depend on the results over the life of the Trust Fund.  The Servicer’s portfolio includes mortgage loans with payment and other characteristics that are not representative of the payment and other characteristics of the Mortgage Loans.  A substantial number of the Mortgage Loans may also have been originated based on Underwriting Guidelines that are less stringent than those generally applicable to the servicing portfolio reflected in the table.  If the residential real estate market experiences an overall decline in property values, the actual rates of delinquencies, foreclosures and losses could be higher than those previously experienced by the Servicer.  In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses on to the Mortgage Loans.]

The Pooling and Servicing Agreement

General

The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) dated as of [                              ] among the Depositor, the Servicer and the Trustee.  Reference is made to the Prospectus for important information in addition to that set forth in this Prospectus Supplement regarding the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates.  Offered Certificates in certificated form will be transferable and exchangeable at the Corporate Trust Office of the Trustee.  [                                               ] serve as Certificate Registrar and Paying Agent.

Assignment of Mortgage Loans

The Depositor will assign the Mortgage Loans to the Trustee, together with all principal and interest received with respect to the Mortgage Loans on and after the Cut-off Date, other than Monthly Payments due on or before that date.  Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement that will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Monthly Payment and the maturity date.

The Trustee will, concurrently with the assignment to it of the property constituting the Trust Fund, authenticate and deliver the Certificates.

[As to each Mortgage Loan, the following documents are generally required to be delivered to the Trustee or its custodian (the “Custodian”) in accordance with the Pooling and Servicing Agreement:

*

the related original Mortgage Note endorsed without recourse to the Trustee or in blank;

*

the original Mortgage with evidence of recording indicated on the original Mortgage (or, if the original recorded Mortgage has not yet been returned by the recording office, a copy certified to be a true and complete copy of the Mortgage sent for recording), the original security agreement and related documents;

*

an original assignment of the Mortgage to the Trustee or in blank in recordable form and originals of all intervening assignments, if any, showing a complete chain of title from origination to the Trustee;

*

the policies of title insurance issued with respect to each Mortgage Loan; and

*

the originals of any assumption, modification, extension or guaranty agreements.

Where necessary to protect the interest of the Trustee in the Mortgage Loans, the assignments of each Mortgage to the Trustee are required to be submitted for recording promptly after the Closing Date.]

Under the terms of the agreements (the “Mortgage Loan Purchase Agreements”) pursuant to which [    ] purchased the Mortgage Loans from [the Originator] and the Depositor purchased the Mortgage Loans from [    ], the Custodian [has conducted an initial review of the mortgage loan documents and has notified] the Depositor, [    ] and [the Originator] as to each mortgage loan document that either has not yet been delivered to the Depositor as required or appears to be not properly executed, not in conformity with the description of the Mortgage Loan on the Mortgage Loan schedule or otherwise defective.  If any Mortgage Loan document is not delivered or any material defect in a document is not cured within the time period specified in the Mortgage Loan Purchase Agreements, [the Originator] will be required to repurchase the affected Mortgage Loan for a price equal to the unpaid principal balance of the Mortgage Loan plus accrued interest on the Mortgage Loan (the “Repurchase Price”) or, in some circumstances, to substitute another mortgage loan.

[[The Originator] has made to [    ] and the Depositor under the Mortgage Loan Purchase Agreements representations and warranties that include representations and warranties similar to those summarized in the Prospectus under the heading “Description of the Agreements — Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements — Representations and Warranties; Repurchases.”  [    ]’s and the Depositor’s rights under these representations and warranties will be assigned to the Trustee for the benefit of Certificateholders.  In the event of a breach of any of these representations or warranties that materially and adversely affects the value of any Mortgage Loan or the interests of Certificateholders or the Insurer, [the Originator] will be obligated, within 60 days following its discovery of a breach or receipt of notice of a breach to cure the breach or purchase the affected Mortgage Loan from the Trust Fund for the Repurchase Price or, in some circumstances, to substitute another mortgage loan.]

To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased by [the Originator] and a Realized Loss occurs on the Mortgage Loan, holders of Offered Certificates, in particular the Class [   ]Certificates, may incur a loss if the applicable credit enhancement is not sufficient to cover that loss.

Voting Rights

Voting rights of Certificateholders under the Pooling and Servicing Agreement will be allocated among the Classes of Certificates and among the Certificates of each Class as provided in the Pooling and Servicing Agreement.

General Servicing Provisions

The Mortgage Loans will be serviced by the Servicer in accordance with the provisions of the Pooling and Servicing Agreement.

[The Servicer will be required to use reasonable efforts to collect all amounts due under each Mortgage Loan and to administer the Mortgage Loans in accordance with generally accepted servicing practices.  See “[Originator/Servicer] — Servicing Practices and Experience.”  The Servicer will be required to deposit all amounts collected and recovered with respect to the Mortgage Loans within three Business Days of receipt of those amounts in a separate account in the name of the Trustee (the “Collection Account”); on the [    ] day of each month, or if that date is not a Business Day, on the immediately following Business Day, the Servicer will be required to transfer the Interest Remittance Amount and the Principal Remittance Amount to a separate account maintained by the Trustee for the benefit of the Certificateholders (the “Certificate Account”).

The Servicer will be prohibited under the Pooling and Servicing Agreement from making any material modification to the terms of a Mortgage Loan, including a change in the Mortgage Rate other than as provided in the Mortgage Note, deferral or forgiveness of a Monthly Payment or extension of the maturity date, unless the Mortgage Loan is in default or default is, in the judgment of the Servicer, reasonably foreseeable.

The Servicer will also be prohibited from waiving any prepayment premium except in the case of a default or imminent default, and then may waive the prepayment premium only if the waiver would maximize amounts collected under the Mortgage Loan.]

Prepayment Interest Shortfalls

When a borrower prepays a Mortgage Loan in full or in part between Monthly Payment dates, the borrower pays interest on the amount prepaid only from the last Monthly Payment date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made.  [Any Prepayment Interest Shortfall resulting from a prepayment in full or in part is required to be paid by the Servicer, but only to the extent that the shortfall does not exceed the total of the Servicing Fees for the applicable Distribution Date.]

Advances

[The Servicer will be obligated to make advances (“Advances”) with respect to delinquent payments of principal of and interest on the Mortgage Loans (other than Balloon Payments), adjusted to the related Mortgage Rate less the Servicing Fee Rate, to the extent that those Advances, in its judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of a Mortgage Loan.  The Trustee will be obligated to make any required Advance if the Servicer fails in its obligation to do so, to the extent provided in the Pooling and Servicing Agreement.  The Servicer or the Trustee, as applicable, will be entitled to recover any Advances made by it with respect to a Mortgage Loan out of late payments on the Mortgage Loan or out of related liquidation proceeds and insurance proceeds or, if the Servicer determines that those Advances are not recoverable from those sources, then from collections on other Mortgage Loans.  These reimbursements may result in Realized Losses.

The purpose of making Advances is to maintain a regular cash flow to Certificateholders, rather than to guarantee or insure against losses.  No party will be required to make any Advances with respect to reductions in the amount of the Monthly Payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Monthly Payment owed by a borrower or a reduction of the applicable Mortgage Rate by application of the Relief Act.]

Servicing Advances

The Servicer will be required to advance its own funds for particular purposes, including preserving and restoring Mortgaged Properties, payment of delinquent taxes and insurance premiums, managing and disposing of REO Properties, and legal proceedings.  Advances for these and similar purposes are referred to as “Servicing Advances.”  The Servicer will be reimbursed for Servicing Advances made with respect to a Mortgage Loan out of late payments on the Mortgage Loan, to the extent provided in the Pooling and Servicing Agreement, or out of related liquidation proceeds and insurance proceeds, if the Servicer determines that Servicing Advances are not recoverable from those sources, then from collections and other recoveries on other Mortgage Loans.  The Pooling and Servicing Agreement will require that the Servicer not make a Servicing Advance that is not expected to be recoverable from proceeds of the related Mortgage Loan unless, in the Servicer’s judgment, making that Servicing Advance is in the best interests of the Certificateholders.

Collection of Taxes and Insurance Premiums

The Servicer will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums as well as real estate taxes and similar items with respect to the Mortgage Loans, and will make Servicing Advances with respect to delinquencies in required escrow payments by the related borrowers.

Insurance Coverage

The Servicer is required to obtain and thereafter maintain in effect a bond or similar form of insurance coverage (which may provide blanket coverage) insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Purchases of Defaulted Mortgage Loans

The Servicer may, but will not be obligated to, purchase any Mortgage Loan that becomes three months or more delinquent in payment or as to which the Servicer has started foreclosure proceedings, for a price equal to the unpaid principal balance plus interest accrued and unpaid.

Evidence as to Compliance

The Pooling and Servicing Agreement will provide that each year a firm of independent accountants will furnish a statement to the Trustee to the effect that the firm has examined the necessary documents and records relating to the servicing of mortgage loans by the Servicer and that, on the basis of that examination, the firm is of the opinion that the servicing has been conducted in accordance with applicable accounting standards, except for those exceptions as the firm believes to be immaterial and those exceptions set forth in the statement.

Servicing Compensation and Payment of Expenses

The Servicer will be paid a monthly fee (the “Servicing Fee”) with respect to each Mortgage Loan calculated as [    ]% annually (the “Servicing Fee Rate”) on the outstanding principal balance of each Mortgage Loan.  The Servicer will also be entitled to receive, to the extent provided in the Pooling and Servicing Agreement, additional compensation, in the form of any interest or other income earned on funds it has deposited in the Collection Account pending remittance to the Trustee, as well as customary fees and charges paid by borrowers (other than prepayment premiums).

[The Servicing Fee is subject to reduction as described above under “— Prepayment Interest Shortfalls.”]

Subservicing

The Servicer will be prohibited from assigning the responsibility for servicing the Mortgage Loans, except as permitted by the Pooling and Servicing Agreement, but it may employ one or more subservicers.  If the Servicer chooses to employ subservicers, the Servicer will remain liable for fulfillment of its obligations under the Pooling and Servicing Agreement, and will be considered to have itself received any payment received by a subservicer whether or not the subservicer actually remits that payment.

Resignation or Removal of the Servicer

The Servicer will agree in the Pooling and Servicing Agreement not to resign except with the consent of the Trustee, unless the Servicer delivers to the Trustee an opinion of legal counsel to the effect that the Servicer is no longer permitted under applicable law to perform the duties of the Servicer under the Pooling and Servicing Agreement.

If the Servicer is in default under the Pooling and Servicing Agreement, or the Trustee or Certificateholders having a majority of Voting Rights may remove the Servicer.  [Events of default include:

•

failure by the Servicer to remit any required payment, including any Advance, to the Trustee for one Business Day after receipt of written notice that the payment has not been made;

•

failure by the Servicer to make a required Servicing Advance for 60 days after receipt of written notice that the Servicing Advance has not been made;

•

failure by the Servicer to fulfill any other material requirement under the Pooling and Servicing Agreement within the applicable time period;

•

failure by the Servicer to be qualified to service mortgage loans for either Fannie Mae or Freddie Mac;

•

insolvency of the Servicer; and

•

other events specified in the Pooling and Servicing Agreement.]

[If the Servicer is removed, the Trustee will immediately assume the role of Servicer under the Pooling and Servicing Agreement unless another Servicer is appointed pursuant to the Pooling and Servicing Agreement.  The Trustee will solicit bids from prospective successor Servicers as provided in the Pooling and Servicing Agreement.  If a qualifying bid is not received, the Trustee will continue to service the Mortgage Loans if it is legally qualified to do so until the Trustee appoints a successor Servicer as provided in the Pooling and Servicing Agreement.  If the servicing rights are sold, any proceeds of the sale after deduction of expenses will be paid to the predecessor Servicer.]

Yield Considerations

General

The yields to maturity (or to early termination) on the Offered Certificates will be affected by the rate of principal payments on the Mortgage Loans (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans.  Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the application of Monthly Excess Cashflow, the purchase price paid for the Offered Certificates and other factors.

Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors.  In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans.  Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.  Other factors affecting prepayment of the Mortgage Loans include factors such as changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions.  The Mortgage Loans generally have due-on-sale clauses.

[Approximately [      ]% of the Mortgage Loans are subject to prepayment premiums during intervals ranging from one to five years following origination, as described under “Description of the Mortgage Pools” in this prospectus supplement.  The prepayment premiums may have the effect of reducing the amount or the likelihood of prepayment of these Mortgage Loans during intervals when a prepayment premium would be payable.]

The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments by the borrowers, liquidations of defaulted Mortgage Loans, repurchases of Mortgage Loans due to breaches of representations and warranties or defective documentation and exercise by the holder of the Residual Certificate of its right to purchase all of the Mortgage Loans as described in this prospectus supplement.  The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.  Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully in this prospectus supplement and in the Prospectus under “Yield Considerations”) no assurance can be given as to the rate or the timing of principal payments on the Offered Certificates.  In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor’s yield.  The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires or other natural disasters.  [The Originator] will represent and warrant that as of the Closing Date each Mortgaged Property was free of material damage.  In the event of an uncured breach of this representation and warranty that materially and adversely affects the value of a Mortgage Loan, [the Originator] will be required to repurchase the affected Mortgage Loan or, under some circumstances, substitute another mortgage loan.  If any damage caused by earthquakes, flooding, storms, wildfires, or landslides (or other cause) occurs after the Closing Date, [the Originator] will not have any repurchase obligation.  In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to the affected Mortgaged Properties.  As a consequence, Realized Losses could result.  To the extent that the insurance proceeds received with respect to any damaged Mortgage Properties are not applied to the restoration of those Mortgage Properties, the proceeds will be used to prepay the related Mortgage Loans in whole or in part.  Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Offered Certificates and will reduce the yields on the Offered Certificates to the extent they are purchased at a premium.

Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to holders of the related Certificates of principal amounts that would otherwise be distributed over the remaining terms of those Mortgage Loans.  The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans.  In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

The yields on the Class [   ] Certificates may be adversely affected by Net Prepayment Interest Shortfalls on the Mortgage Loans.

The yields to investors in the Offered Certificates may be affected by the purchase of defaulted Mortgage Loans by the Servicer and by the exercise by [                                ] of its right to purchase the Mortgage Loans, as described under “Description of the Certificates — Optional Purchase of Mortgage Loans; Termination of the Trust Fund” in this prospectus supplement, or the failure of [            ] to exercise that right.

If the purchaser of an Offered Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.  Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.

[The Interest Rates applicable to the Offered Certificates will be affected by the level of [       ] from time to time, and by the Mortgage Rates of the Mortgage Loans from time to time as described under “Risk Factors — Mortgage Loan Interest Rates May Limit Interest Rates on the Certificates.”]

Overcollateralization

[Describe as applicable.]

[Subordination of the Class [   ] Certificates

As described in this prospectus supplement, the Senior Certificates are senior to the Class [   ]Certificates, and the Senior Certificates will have a preferential right to receive amounts in respect of interest to the extent of the Interest Remittance Amount and amounts in respect of principal to the extent of the Principal Distribution Amount for the related Mortgage Pool.  As a result, the yield on the Class [   ]Certificates will be particularly sensitive to delinquencies and losses on the Mortgage Loans.]

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of the security (assuming no losses).  The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

Prepayments on mortgage loans are commonly measured relative to a [                    ] prepayment standard or model.  The model used in this Prospectus Supplement represents
[                                ]. [                                ] does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust Fund.

[The following tables were prepared based on the following assumptions, among other things (collectively, the “Modeling Assumptions”):

•

the initial Class Principal Amounts are as set forth on the cover of this Prospectus Supplement, and the Interest Rates are as described in this prospectus supplement;

•

each Monthly Payment of principal and interest is timely received on the first day of each month starting in [                ];

•

principal prepayments are received in full on the first day of each month starting in [                ] and there are no Net Prepayment Interest Shortfalls;

•

prepayments are received on the Mortgage Loans at the [                ] rate;

•

there are no defaults or delinquencies on the Mortgage Loans;

•

Distribution Dates occur on the [      ]th day of each month, starting in [                    ];

•

there are no re-purchases or substitutions of the Mortgage Loans;

•

[the Mortgage Rates of the Adjustable Rate Mortgage Loans adjust semi-annually;]

•

[the value of the Index is [      ]%;]

•

[the value of LIBOR is       %;]

•

the Certificates are issued on [                ];

•

the sum of the Trustee Fee Rate and the Servicing Fee Rate is [    ]%; and

•

the Mortgage Loans were aggregated into assumed mortgage loans having the following characteristics:]

Assumed Mortgage Loan Characteristics

Loan Type	Principal Balance($)	Gross Coupon Rate(%)	Original Term to Maturity (Months)	Remaining Term to Maturity (Months)	Loan Age (Months)	Gross Margin (%)

The actual characteristics of the Mortgage Loans may, and the performance of the Mortgage Loans will, differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans.  Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed.  Any difference between those assumptions and the actual characteristics and performance of the Mortgage Loans or actual prepayment or loss experience will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding [assumed prepayment rates].

Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Offered Certificates and set forth the percentages of the initial Class Principal Amounts of the Offered Certificates that would be outstanding after each of the Distribution Dates shown at the indicated [assumed prepayment rates].

The weighted average life of an Offered Certificate is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the total of the net reductions of Class Principal Amount described in (1) above.

Percentage of Initial Class Principal Amount of the

Class [   ] Certificates Outstanding under the Following [Prepayment Rates]

Distribution Date	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Initial Percentage	100	100	100	100	100	100

Weighted Average Life in Years With Optional Termination Without Optional Termination

_________

*

Based upon the assumption that [                          ] exercises its option to repurchase the Mortgage Loans as described under “Description of the Certificates — Optional Purchase of Mortgage Loans; Termination of the Trust Fund” in this prospectus supplement, except in the case of the “Weighted Average Life With Optional Termination.”

Material Federal Income Tax Considerations

For federal income tax purposes, one or more elections will be made to treat certain assets of the Trust Fund as a REMIC.  Upon the issuance of the Offered Certificates, McKee Nelson LLP (“Tax Counsel”) will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, each segregate pool of assets for which a REMIC election is made will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”), and that the Offered Certificates will represent the ownership of regular interests in the REMIC.  The Class [R] Certificates will represent ownership of the residual interest in each REMIC.  All prospectus purchasers of Offered Certificates should see “Material Federal Income Tax Considerations—REMICs” in the accompanying prospectus.

Because the Offered Certificates are considered REMIC regular interests, they generally are taxable as debt obligations under the Code, and interest paid or accrued on such certificates, including original issue discount with respect to any such certificate issued with original issue discount, will be taxable to holders of Offered Certificates in accordance with the accrual method of accounting.  See “Material Federal Income Tax Considerations—REMICs—Taxation of Owners of Regular Securities” in the accompanying prospectus.

The prepayment assumption that is used in determining the rate of accrual of original issue discount with respect to the Offered Certificates is [100% Prepayment Assumption], as defined below.  However, this rate does not represent the rate at which prepayments have actually occurred and no representation is made as to the rate at which prepayments actually will occur in the future.

The [“100% Prepayment Assumption] assumes a constant prepayment rate of ...]

[Alternatively, grantor trust, partnership or FASIT status to be described as applicable.]

State and Local Income Tax Considerations

In addition to the federal income tax matters described under “Material Federal Income Tax Considerations” above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the Offered Certificates.  State and local income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

Legal Investment Considerations

[The [Senior Certificates] will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”), for so long as they are rated in one of the two highest rating categories by one or more nationally recognized rating agencies, and, as such, are legal investments for some entities to the extent provided in SMMEA.]  These investments, however, will be subject to general regulatory considerations governing investment practices under state and federal laws.

Institutions whose investment activities are subject to review by regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in some mortgage related securities.  In addition, several states have adopted or may adopt regulations that prohibit some state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates may be purchased by them.

See “Legal Investment Considerations” in the Prospectus.

Use of Proceeds

The net proceeds from the sale of the Certificates will be applied by the Depositor, or an affiliate of the Depositor, toward the purchase of the Mortgage Loans.  The Mortgage Loans will be acquired by the Depositor from [    ] in a privately negotiated transaction.

Underwriting

[Subject to the terms and conditions provided in the underwriting agreement and in a terms agreement (collectively, the “Underwriting Agreement”) among the Depositor, [    ] and the Underwriter, the Depositor and [    ] have agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Offered Certificates.

The distribution of the Offered Certificates by the Underwriter will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale.  The Underwriter may effect these transactions by selling the Certificates to or through dealers, and dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions.  The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Act”).  The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against some civil liabilities, including liabilities under the Act.]

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $[                          ].

The Underwriter is an affiliate of the Depositor and [    ].

ERISA Considerations

Employee benefit plans and other retirement arrangements that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Code (“Plans”) and any person utilizing the assets of a Plan, may be eligible to purchase the Offered Certificates, pursuant to a prohibited transaction exemption which has been issued to the Underwriter by the Department of Labor as described in “ERISA Considerations” in the Prospectus, except that if the rating of the Offered Certificates is lower than “BBB-” at the time of its acquisition by a Plan in the secondary market it may only be acquired by an insurance company general account if the exemptive relief granted by the Department of Labor for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60, is available with respect to the investment.  The Pooling and Servicing Agreement will include restrictions on the transfer of the Offered Certificates. A fiduciary of a Plan must determine that the purchase of a [Note] is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code.

See “ERISA Considerations” in the accompanying Prospectus.

Experts

[Describe as applicable.]

Legal Matters

Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for the Underwriter by McKee Nelson LLP.

Ratings

It is a condition to the issuance of the [           ] Certificates that they be rated “[     ]” by [Rating Agency] and “[       ]” by [Rating Agency] (the “Rating Agencies “).  It is a condition to the issuance of the Class [   ] Certificates that they be rated “[         ]” by [Rating Agency] and “[         ]” by [Rating Agency].

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  A securities rating addresses the likelihood of the receipt by holders of Offered Certificates of distributions in the amount of scheduled payments on the Mortgage Loans.  The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Offered Certificates.  The ratings on the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments.  The ratings do not address the possibility that holders of Offered Certificates might suffer a lower than anticipated yield due to prepayments.

The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either Rating Agency.

The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by the other rating agency.  The rating assigned by the other rating agency to the Offered Certificates could be lower than the ratings assigned by the Rating Agencies.

Glossary of Defined Terms

[To be provided.]

Annex I

Global Clearance, Settlement and Tax Documentation Procedures

Except in some limited circumstances, the globally offered ACE Securities Corp. [                ] Pass-Through Certificates (the “Global Securities”) will be available only in book-entry form.  Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream Luxembourg or Euroclear.  The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co.  as nominee of DTC.  Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading between Clearstream Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Seller And Clearstream Luxembourg Or Euroclear Purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last interest payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (that would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear.  Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.  The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment.  Payment will include interest accrued on the Global Securities from and including the last interest payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period.  If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

•

borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

•

borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global securities holding securities through Clearstream, Luxembourg or Euroclear, or through DTC will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons or to 31% backup withholding, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. If the information shown on Form W-8 BEN changes, a new Form W-8 must be filed within 30 days of the change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners of securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN (including Part II thereof). If the treaty provides only for a reduced rate, the beneficial owner may still be entitled to complete exemption from withholding under item (1) above.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI are generally effective for three calendar years from the close of the calendar year in which it is collected.

The term “U.S. Person” means (1) a citizen or resident of the United States, (2) a corporation or partnership (or other entity properly classified as a corporation or partnership for U.S. Federal income tax purposes) organized in or under the laws of the United States or any state or the District of Columbia,  (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4)  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.  Notwithstanding the preceding sentence, to the extent provided in regulations, trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also will be considered U.S. Persons. Treasury regulations provide certain presumptions regarding the entity classification and foreign or U.S. status of a holder that a payor generally must apply in the absence of appropriate documentation from the holder, and provide detailed documentation and procedures for holders claiming withholding tax exemptions through intermediaries.  Prospective investors are urged to consult their tax advisors regarding the effect of these regulations on their ability to claim and the means for claiming exemptions from or reduced rates of U.S. withholding taxes.

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global securities. Investors are advised to consult their own tax  advisers for specific tax advice concerning their holding and disposing of the Global securities.

PROSPECTUS

Asset Backed Certificates

Asset Backed Notes

(Issuable in Series)

ACE Securities Corp.,
Depositor

The Trust Funds:

Each trust fund will be established to hold assets transferred to it by ACE Securities Corp.  The assets in each trust fund will generally consist of one or more of the following:

•

mortgage loans secured by commercial properties, multifamily properties, mixed-use residential and commercial properties or unimproved land; or

•

previously issued asset-backed or mortgage-backed notes or certificates backed by mortgage loans secured by commercial properties, multifamily properties, mixed-use residential and commercial properties or unimproved land or participations in those types of loans.

The assets in your trust fund are specified in the prospectus supplement for that particular trust fund, while the types of assets that may be included in a trust fund, whether or not in your trust fund, are described in greater detail in this prospectus.

The Securities:

ACE Securities Corp. will sell the notes or certificates, as applicable, pursuant to a prospectus supplement.  The notes or certificates, as applicable, will be grouped into one or more series, each having is own distinct designation.  Each series will be issued in one or more classes and will evidence beneficial ownership of, or be secured by, the assets in the trust fund that the series relates to.  A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is June 24, 2005

Description of the Trust Funds

Use of Proceeds

Yield Considerations

The Depositor

Description of the Securities

Description of the Agreements

Description of Credit Support

Certain Legal Aspects of Mortgage Loans

Certain Legal Aspects of the Contracts

Material Federal Income Tax Considerations

State and Other Tax Considerations

ERISA Considerations

Legal Investment

Methods of Distribution

Additional Information

Incorporation of Certain Documents by Reference

Legal Matters

Financial Information

Rating

INDEX OF DEFINED TERMS

Description of the Trust Funds

Assets

The primary assets of each trust fund (the “Assets”) will include some or all of the following types of assets:

•

mortgage loans on multifamily residential properties, commercial properties, unimproved land and mixed-use residential and commercial properties;

•

previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates (each, and collectively, “Mortgage Securities”) evidencing interests in, or collateralized by mortgage loans on multifamily residential properties, commercial properties, unimproved land and mixed-use residential and commercial properties; or

•

a combination of mortgage loans and/or Mortgage Securities.

The mortgage loans will not be guaranteed or insured by ACE Securities Corp. or any of its affiliates.  The mortgage loans will be guaranteed or insured by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the prospectus supplement.  The depositor will select each Asset to include in a trust fund from among those it has purchased, either directly or indirectly, from a prior holder (an “Asset Seller”), which may be an affiliate of the depositor and which prior holder may or may not be the originator of that mortgage loan.

The Assets included in the trust fund for your series may be subject to various types of payment provisions:

•

“Level Payment Assets,” which may provide for the payment of interest, and full repayment of principal, in level monthly payments with a fixed rate of interest computed on their declining principal balances;

•

“Adjustable Rate Assets,” which may provide for periodic adjustments to their rates of interest to equal the sum of a fixed margin and an index;

•

“Buy Down Assets,” which are Assets for which funds have been provided by someone other than the related borrowers to reduce the borrowers’ monthly payments during the early period after origination of those Assets;

•

“Increasing Payment Assets,” as described below;

•

“Interest Reduction Assets,” which provide for the one-time reduction of the interest rate payable on these Assets;

•

“GEM Assets,” which provide for (1) monthly payments during the first year after origination that are at least sufficient to pay interest due on these Assets, and (2) an increase in those monthly payments in later years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization terms of those Assets;

•

“GPM Assets,” which allow for payments during a portion of their terms which are or may be less than the amount of interest due on their unpaid principal balances, and this unpaid interest will be added to the principal balances of those Assets and will be paid, together with interest on the unpaid interest, in later years;

•

“Step-up Rate Assets” which provide for interest rates that increase over time;

•

“Balloon Payment Assets;”

•

“Convertible Assets” which are Adjustable Rate Assets subject to provisions pursuant to which, subject to limitations, the related borrowers may exercise an option to convert the adjustable interest rate to a fixed interest rate; and

•

“Bi-weekly Assets,” which provide for payments to be made by borrowers on a bi-weekly basis.

An “Increasing Payment Asset” is an Asset that provides for monthly payments that are fixed for an initial period to be specified in the prospectus supplement and which increase thereafter (at a predetermined rate expressed as a percentage of the monthly payment during the preceding payment period, subject to any caps on the amount of any single monthly payment increase) for a period to be specified in the prospectus supplement from the date of origination, after which the monthly payment is fixed at a level-payment amount so as to fully amortize the Asset over its remaining term to maturity.  The scheduled monthly payment for an Increasing Payment Asset is the total amount required to be paid each month in accordance with its terms and equals the sum of (1) the borrower’s monthly payments referred to in the preceding sentence and (2) payments made by the respective servicers pursuant to buy-down or subsidy agreements.  The borrower’s initial monthly payments for each Increasing Payment Asset are set at the level-payment amount that would apply to an otherwise identical Level Payment Asset having an interest rate some number of percentage points below the Asset Rate of that Increasing Payment Asset.  The borrower’s monthly payments on each Increasing Payment Asset, together with any payments made on the Increasing Payment Asset by the related servicers pursuant to buy-down or subsidy agreements, will in all cases be sufficient to allow payment of accrued interest on the Increasing Payment Asset at the related interest rate, without negative amortization.  A borrower’s monthly payments on an Increasing Payment Asset may, however, not be sufficient to result in any reduction of the principal balance of that Asset until after the period when those payments may be increased.

The Notes or Certificates, as applicable (as defined in this prospectus), will be entitled to payment only from the assets of the related trust fund and will not be entitled to payments from the assets of any other trust fund established by the depositor.  The assets of a trust fund may consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets, if specified in the prospectus supplement.

Mortgage Loans

General

Each mortgage loan will generally be secured by a lien on (1) a primarily residential rental property that consists of five or more residential dwelling units (“Multifamily Property”), (2) a retail, office, agricultural or other commercial property, including but not limited to partially improved or unimproved (“Commercial Property”), or (3) a mixed residential/commercial property (“Mixed-Use Property” and together with Single Family Property, Multifamily Property and Commercial Property, the “Mortgaged Properties”).  The mortgage loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property.

The Mortgaged Properties may also include:

•

Apartment buildings owned by cooperative housing corporations (“Cooperatives”); and

•

Leasehold interests in properties, the title to which is held by third party lessors.  The term of these leaseholds will exceed the term of the related mortgage note by at least five years or some other time period specified in the prospectus supplement.

The originator of each mortgage loan will have been a person other than the depositor.  The prospectus supplement will indicate if any originator is an affiliate of the depositor.  The mortgage loans will be evidenced by mortgage notes secured by mortgages, deeds of trust or other security instruments (the “Mortgages”) creating a lien on the Mortgaged Properties.  The Mortgaged Properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

Loan-to-Value Ratio

The “Loan-to-Value Ratio” of a mortgage loan at any particular time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan to the Value of the related Mortgaged Property.  The “Value” of a Mortgaged Property, other than for Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of that loan and (b) the sales price for that property.  ”Refinance Loans” are loans made to refinance existing loans.  Unless otherwise specified in the prospectus supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value of the Mortgaged Property determined in an appraisal obtained at the time of origination of the Refinance Loan.  The value of a Mortgaged Property as of the date of initial issuance of the related series may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

Mortgage Loan Information in the Prospectus Supplements

Your prospectus supplement will contain information, as of the dates specified in that prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to the mortgage loans, including:

•

the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of, unless otherwise specified in that prospectus supplement, the close of business on the first day of the month of formation of the related trust fund (the “Cut-off Date”);

•

the type of property securing the mortgage loans;

•

the weighted average (by principal balance) of the original and remaining terms to maturity of the mortgage loans;

•

the range of maturity dates of the mortgage loans;

•

the range of the Loan-to-Value Ratios at origination of the mortgage loans;

•

the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

•

the state or states in which most of the Mortgaged Properties are located;

•

information regarding the prepayment provisions, if any, of the mortgage loans;

•

for mortgage loans with adjustable mortgage rates (“ARM Loans”), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum mortgage rate or monthly payment variation at the time of any adjustment of and over the life of the ARM Loan;

•

information regarding the payment characteristics of the mortgage loans, including balloon payment and other amortization provisions;

•

the number of mortgage loans that are delinquent and the number of days or ranges of the number of days those mortgage loans are delinquent; and

•

the material underwriting standards used for the mortgage loans.

If specific information respecting the mortgage loans is unknown to the depositor at the time the Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance of that Security and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission (the “Commission”) within fifteen days after that initial issuance.

Payment Provisions of the Mortgage Loans

All of the mortgage loans will provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at some other interval as is specified in the prospectus supplement or for payments in another manner described in the prospectus supplement.  Each mortgage loan may provide for no accrual of interest or for accrual of interest on the mortgage loan at a mortgage rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate or a different adjustable mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified in the related mortgage note, in each case as described in the prospectus supplement.  Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of particular events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the prospectus supplement.  Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the prospectus supplement.  Each mortgage loan may contain prohibitions on prepayment (a “Lock-out Period” and, the date of expiration thereof, a “Lock-out Date”) or require payment of a premium or a yield maintenance penalty (a “Prepayment Premium”) in connection with a prepayment, in each case as described in the prospectus supplement.  If the holders of any class or classes of Offered Notes or Offered Certificates, as applicable, are entitled to all or a portion of any Prepayment Premiums collected from the mortgage loans, the prospectus supplement will specify the method or methods by which any of these amounts will be allocated.  See “—Assets” above.

Commercial, Multifamily and Mixed-Use Mortgage Loans

The mortgage loans may include mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts for the sale of, fee simple or leasehold interests in commercial real property (“Commercial Mortgage Loans”), multifamily residential property (“Multifamily Mortgage Loans” ), and/or mixed residential and commercial property (“Mixed-Use Mortgage Loans” ), and related property and interests.

Certain of the Commercial, Multifamily and Mixed-Use Mortgage Loans may be simple interest loans, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

Commercial, Multifamily and Mixed-Use Mortgage Loans also may be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both, and/or other collateral.  Pursuant to an assignment of leases and rents, the related borrower assigns its right, title and interest as landlord under each related lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default.  If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower.  State law may limit the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed.  See “Certain Legal Aspects of the Mortgage Loans — Leases and Rents.”

Certain of the Commercial, Multifamily and Mixed-Use Mortgage Loans may require the borrower to make an initial escrow deposit and/or an ongoing monthly deposit to fund a reserve for any of a variety of purposes, including repairs to the Mortgaged Property or replacement of fixtures or equipment, tenant improvements, and payment in the event of certain lease contingencies.  In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit.  These amounts may be held in a custodial account by the applicable servicer or an agent.  The loan documents will generally provide for release of the reserve amounts to the borrowers from time to time upon the satisfaction of certain conditions.

Such amounts may not continue to be escrowed in the future.  In some instances, the borrower may be released from its obligation to fund a monthly reserve upon specified conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease.  Likewise, there may be cases where, although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events.  In the event of default by a borrower, amounts in a related reserve account may generally be applied to pay amounts owed on the mortgage loan.

Originators of Commercial, Multifamily and Mixed-Use Mortgage Loans may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers, which may apply varying underwriting criteria in connection with originating mortgage loans.

Commercial, multifamily and mixed-use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending.  Commercial, multifamily and mixed-use real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans.  Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project.  If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower’s ability to repay the loan may be impaired.  Commercial, multifamily and mixed-use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions.  Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, that affect the future cash flow of the property.  Corresponding to the greater lending risk is a generally higher interest rate applicable to commercial, multifamily and mixed-use real estate lending.

A borrower (or the borrowers) under a Commercial, Multifamily or Mixed-Use Mortgage Loan may be one or more individuals or may be a corporation or other registered organization.  In some cases a borrower, such as a special purpose entity, will have no material assets other than the mortgaged property.  In addition, in some cases the loans will have been made on a non-recourse basis — in the event of default by the borrower, the only source of repayment will be the proceeds of liquidation of the related property.

There are various risks associated with different types of commercial, multifamily and mixed-use loans.  For example, the performance of a multifamily loan and the value of the related mortgaged property may be affected by many factors, including:

•

local and regional economic conditions;

•

the physical condition of the property;

•

the types of services and amenities provided;

•

the tenant population — i.e., predominantly students or elderly persons, or workers in a particular industry;

•

availability of alternative rental properties;

•

changes in the surrounding neighborhood;

•

management;

•

the level of mortgage interest rates;

•

dependence upon government rent subsidies;

•

any applicable rent control laws; and

•

state and local regulations.

The performance of a commercial loan secured by one or more retail properties and the value of the related mortgaged property may be affected by many factors, including:

•

the quality and success of a retail property’s tenants;

•

closing of a major store in the shopping center where the related property is located;

•

changes in consumer preferences;

•

declines in consumer spending;

•

competition from local merchants and from catalog and internet retailers; and

•

product obsolescence.

The performance of a commercial loan secured by one or more office properties and the value of the related mortgaged property may be affected by many factors, including:

•

quality and nature of tenants;

•

tenant concentration — i.e., predominantly high tech firms, law firms, government agencies, etc.;

•

the physical condition of the property;

•

the types of services and amenities provided;

•

changes in the surrounding neighborhood; and

•

availability of alternative office space.

The performance of a commercial loan secured by one or more industrial properties and the value of the related mortgaged property may be affected by many factors, including:

•

the design and adaptability of the building;

•

success or failure of the business of the tenant, which is frequently the sole tenant of the property;

•

availability of alternative space; and

•

quality of the local and regional transportation system.

The value of a commercial, multifamily or mixed-use property may also be affected by a variety of other factors.  In general, such factors as location, changing demographics or traffic patterns, increases in operating expenses, competitive factors and economic conditions generally, among others, may affect the value of a commercial property.

Hospitals, nursing homes and other health care properties may receive a substantial portion of their revenues from government programs, which are subject to statutory and regulatory changes and funding limitations.  With respect to commercial, multifamily and mixed-use loans generally, such factors as the management skill, experience and financial resources of the operator (which may be other than the borrower), national and regional economic conditions and other factors may affect the ability of borrowers to make payments when due.

Unimproved land generates no current income to support payment of the related mortgage loan and other expenses, may prove to be unsuitable for its intended purpose and may be difficult to sell for an amount at least equal to the unpaid principal balance of the related loan.

Leasehold mortgages are subject to risks not associated with mortgage loans secured by a lien on the fee estate of a borrower.  If the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security.  However, such leases generally require the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, and permit the leasehold estate to be assigned to and by the leasehold mortgagee.

The risk that a mortgaged property may be, or become, contaminated with hazardous materials is greater with respect to commercial and mixed-use loans than with respect to residential mortgage loans.  Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup.  In several states, such a lien has priority over the lien of an existing mortgage against such property.  In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA“), a lender may be liable, as an “owner” or “operator,” for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner.  See “Certain Legal Aspects of the Mortgage Loans — Environmental Considerations.”  A lender also risks such liability on foreclosure of the mortgage.  Any such lien arising with respect to a mortgaged property would adversely affect the value of that mortgaged property and could make impracticable the foreclosure on that mortgaged property in the event of a default by the related borrower.  In addition, certain environmental laws impose liability for releases of asbestos into the air.  Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos, lead paint, radon or other hazardous substances.  Property owners in some areas have been subject to liability claims associated with mold.

Mortgage Securities

The Mortgage Securities will represent beneficial interests in loans of the type that would otherwise be eligible to be mortgage loans, or collateralized obligations secured by mortgage loans.  The Mortgage Securities will have been

(1)

issued by an entity other than the depositor or its affiliates;

(2)

acquired in bona fide secondary market transactions from persons other than the issuer of the Mortgage Securities or its affiliates; and

(3)

(a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of those securities at the time of sale (nor an affiliate of the issuer at any time during the preceding three months); provided a period of two years elapsed since the later of the date the securities were acquired from the issuer.

Although individual underlying loans may be insured or guaranteed by the United States or an agency or instrumentality of the United States, they need not be, and Mortgage Securities themselves will not be so insured or guaranteed.  Except as otherwise set forth in the prospectus supplement, Mortgage Securities will generally be similar to Notes or Certificates, as applicable, offered under this prospectus.

The prospectus supplement for the Notes or Certificates, as applicable, of each series evidencing interests in a trust fund including Mortgage Securities will include a description of the Mortgage Securities and any related credit enhancement, and the related mortgage loans, will be described together with any other mortgage loans included in the trust fund of that series.  As used in this prospectus, the term “mortgage loans,” includes the mortgage loans underlying the Mortgage Securities in your trust fund.  References in this prospectus to advances to be made and other actions to be taken by the master servicer in connection with the Assets may include any advances made and other actions taken pursuant to the terms of the applicable Mortgage Securities.

Pre-Funding Accounts

To the extent provided in a prospectus supplement, a portion of the proceeds of the issuance of Notes or Certificates, as applicable, may be deposited into an account maintained with the trustee (a “Pre-Funding Account”).  In that case, the depositor will be obligated to sell at a predetermined price – and the trust fund for the related series of Notes or Certificates, as applicable, will be obligated to purchase – additional Assets (the “Subsequent Assets”) from time to time, and as frequently as daily, within the period (not to exceed three months) specified in the prospectus supplement (the “Pre-Funding Period”) after the issuance of the Notes or Certificates, as applicable, having a total principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the “Pre-Funded Amount”) for that series on the date of its issuance.  The Pre-Funded Amount for a series will be specified in the prospectus supplement, and will not in any case exceed 50% of the total initial Security Balance of the related Notes or Certificates, as applicable.  Any Subsequent Assets will be required to satisfy specific eligibility criteria more fully set forth in the prospectus supplement, which criteria will be consistent with the eligibility criteria of the Assets initially included in the trust fund, subject to those exceptions that are expressly stated in the prospectus supplement.  In addition, specific conditions must be satisfied before the Subsequent Assets are transferred into the trust fund, for example, the delivery to the rating agencies and to the trustee of any required opinions of counsel.  See “ERISA Considerations—Pre-Funding Accounts” for additional information regarding Pre-Funding Accounts.

Except as set forth in the following sentence, the Pre-Funded Amount will be used only to purchase Subsequent Assets.  Any portion of the Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be used to prepay one or more classes of Notes or Certificates, as applicable, in the amounts and in the manner specified in the prospectus supplement.  In addition, if specified in the prospectus supplement, the depositor may be required to deposit cash into an account maintained by the trustee (the “Capitalized Interest Account”) for the purpose of assuring the availability of funds to pay interest on the Notes or Certificates, as applicable, during the Pre-Funding Period.  Any amount remaining in the Capitalized Interest Account at the end of the Pre-Funding Period will be remitted as specified in the prospectus supplement.

Amounts deposited in the Pre-Funding and Capitalized Interest Accounts will be permitted to be invested, pending application, only in eligible investments authorized by each applicable rating agency.

Accounts

Each trust fund will include one or more accounts, established and maintained on behalf of the securityholders into which the person or persons designated in the prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the trust fund.  This type of account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in some short-term, investment grade obligations, in each case as described in the prospectus supplement.  See “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Collection Account and Related Accounts.”

Credit Support

If so provided in the prospectus supplement, partial or full protection against some defaults and losses on the Assets in the related trust fund may be provided to one or more classes of Notes or Certificates, as applicable, in the related series in the form of subordination of one or more other classes of Notes or Certificates, as applicable, in that series or by one or more other types of credit support, for example, a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination of these (any of these types of coverage for the Notes or Certificates, as applicable, of any series, is referred to generally as “credit support”).  The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information for each type of credit support, if any, will be described in the prospectus supplement for a series of Notes or Certificates, as applicable.  See “Description of Credit Support.”

Cash Flow Agreements

If so provided in the prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate.  The trust fund may also include other agreements, for example, interest rate swap agreements, interest rate cap or floor agreements, currency swap agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Notes or Certificates, as applicable.  (Currency swap agreements might be included in the trust fund if some or all of the Assets were denominated in a non-United States currency.)  The principal terms of any related guaranteed investment contract or other agreement (any of these types of agreement, a “Cash Flow Agreement”), including provisions relating to the timing, manner and amount of payments under these documents and provisions relating to the termination of these documents, will be described in the prospectus supplement for the related series.  In addition, the prospectus supplement will provide information with respect to the borrower under any Cash Flow Agreement.

Use of Proceeds

The net proceeds to be received from the sale of the Notes or Certificates, as applicable, will be applied by the depositor to the purchase of Assets, or the repayment of the financing incurred in that purchase, and to pay for some of the expenses incurred in connection with that purchase of Assets and sale of Notes or Certificates, as applicable.  The depositor expects to sell the Notes or Certificates, as applicable, from time to time, but the timing and amount of offerings of Notes or Certificates, as applicable, will depend on a number of factors, including the volume of Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

Yield Considerations

General

The yield on any Offered Security will depend on the price paid by the securityholder, the Interest Rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related trust fund (which may be affected by prepayments, defaults, liquidations or repurchases).

Interest Rate

Notes or Certificates, as applicable, of any class within a series may have fixed, variable or adjustable Interest Rates, which may or may not be based upon the interest rates borne by the Assets in the related trust fund.  The prospectus supplement for any series will specify the Interest Rate for each class of Notes or Certificates, as applicable, or, in the case of a variable or adjustable Interest Rate, the method of determining the Interest Rate; the effect, if any, of the prepayment of any Asset on the Interest Rate of one or more classes of Notes or Certificates, as applicable; and whether the distributions of interest on the Notes or Certificates, as applicable, of any class will be dependent, in whole or in part, on the performance of any borrower under a Cash Flow Agreement.

If specified in the prospectus supplement, the effective yield to maturity to each holder of Notes or Certificates, as applicable, entitled to payments of interest will be below that otherwise produced by the applicable Interest Rate and purchase price of that Security because, while interest may accrue on each Asset during a period (each, an “Accrual Period”), the distribution of that interest will be made on a day that may be several days, weeks or months following the period of accrual.

Timing of Payment of Interest

Each payment of interest on the Notes or Certificates, as applicable, entitled to distributions of interest (or addition to the Security Balance of a class of Accrual Securities) will be made by or on behalf of the trustee each month on the date specified in the related prospectus supplement (each date, a “Distribution Date”), and will include interest accrued during the Accrual Period for that Distribution Date.  As indicated above under “—Interest Rate,” if the Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of those Notes or Certificates, as applicable, may be lower than the yield that would result if the Accrual Period ended on the day before the Distribution Date.

Payments of Principal; Prepayments

The yield to maturity on the Notes or Certificates, as applicable, will be affected by the rate of principal payments on the Assets (or, in the case of Mortgage Securities, the underlying assets related to the Mortgage Securities), including principal prepayments resulting from both voluntary prepayments by the borrowers and involuntary liquidations.  The rate at which principal prepayments occur will be affected by a variety of factors, including the terms of the Assets (or in the case of Mortgage Securities, the underlying assets related to the Mortgage Securities), the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors.

In general, however, if prevailing interest rates fall significantly below the interest rates on the Assets in a particular trust fund (or, in the case of Mortgage Securities, the underlying assets related to the Mortgage Securities), those assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by those assets.  However, you should note that some Assets (or, in the case of Mortgage Securities, the underlying assets related to the Mortgage Securities) may consist of loans with different interest rates.  The rate of principal payments on the Assets in the related trust fund is likely to be affected by the existence of any Lock-out Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising those Assets, and by the extent to which the servicer of any of these mortgage loans is able to enforce these provisions.  Mortgage loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without those provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets (or, in the case of Mortgage Securities, the underlying assets related to the Mortgage Securities), the actual yield to maturity will be lower than that so calculated.  Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets (or, in the case of Mortgage Securities, the underlying assets related to the Mortgage Securities), the actual yield to maturity will be lower than that so calculated.  In either case, if so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, the effect on yield on one or more classes of the Notes or Certificates, as applicable, of that series of prepayments of the Assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to those classes.

When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment or some other period specified in the prospectus supplement.  Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Notes or Certificates, as applicable, entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month.  A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of its due date in the month in which the partial prepayment is received or some other date as is specified in the prospectus supplement.

The timing of changes in the rate of principal payments on the Assets (or, in the case of Mortgage Securities, the underlying assets related to the Mortgage Securities), may significantly affect an investor’s actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor’s expectation.  In general, the earlier a principal payment is received on the mortgage loans and distributed on a Security, the greater the effect on that investor’s yield to maturity.  The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a particular period may not be offset by a similar decrease (or increase) in the rate of principal payments at a later time.

The securityholder will bear the risk of not being able to reinvest principal received from a Security at a yield at least equal to the yield on that Security.

Prepayments—Maturity and Weighted Average Life

The rates at which principal payments are received on the Assets included in or comprising a trust fund and the rate at which payments are made from any credit support or Cash Flow Agreement for the related series of Notes or Certificates, as applicable, may affect the ultimate maturity and the weighted average life of each class of that series.  Prepayments on the mortgage loans comprising or underlying the Assets in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Notes or Certificates, as applicable, of the related series.

If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, one or more classes of Notes or Certificates, as applicable, may have a final scheduled Distribution Date, which is the date on or before which the Security Balance of the class of Notes or Certificates, as applicable, is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series.  Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of that security will be repaid to the investor.  The weighted average life of a class of Notes or Certificates, as applicable, of a series will be influenced by the rate at which principal on the Assets is paid to that class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes prepayments, in whole or in part, and liquidations due to default).

In addition, the weighted average life of the Notes or Certificates, as applicable, may be affected by the varying maturities of the Assets in a trust fund.  If any Assets in a particular trust fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Notes or Certificates, as applicable, of the related series, one or more classes of these Notes or Certificates, as applicable, may be fully paid before their respective final scheduled Distribution Dates, even in the absence of prepayments.  Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying those Assets.  See “Description of the Trust Funds.”

Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model.  CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans.  SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans.  A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month.  Starting in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans or contracts underlying or comprising the Assets.

The prospectus supplement for each series of Notes or Certificates, as applicable, may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Notes or Certificates, as applicable, of that series and the percentage of the initial Security Balance of each class that would be outstanding on specified Distribution Dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or some other standard specified in the prospectus supplement.  These tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Notes or Certificates, as applicable, to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Notes or Certificates, as applicable.  It is unlikely that prepayment of any mortgage loans comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the prospectus supplement.

Other Factors Affecting Weighted Average Life

Type of Loan

Mortgage Loans secured by Multifamily Properties may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related mortgage loan.  There can be no assurance as to the respective rates of prepayment of these mortgage loans in either stable or changing interest rate environments.

Type of Asset

If specified in the prospectus supplement, a number of mortgage loans may have balloon payments due at maturity (which, based on the amortization schedule of those mortgage loans, may be a substantial amount), and because the ability of a borrower to make a balloon payment typically will depend on its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Balloon Payment Assets may default at maturity.  The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the borrower’s financial situation, prevailing mortgage loan interest rates, the borrower’s equity in the related Mortgaged Property, tax laws and prevailing general economic conditions.  Neither the depositor, the servicer, the master servicer, nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the Mortgaged Property except to the extent provided in the prospectus supplement.  In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located.  To minimize losses on defaulted mortgage loans, the servicer may modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable.  Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the Notes or Certificates, as applicable, and may thus lengthen the period of time elapsed from the date of issuance of a Security until it is retired.

For some mortgage loans, including ARM Loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating to the mortgage loan were applied at origination.  Under the applicable underwriting standards, the borrower under each mortgage loan generally will be qualified on the basis of the mortgage rate in effect at origination.  The repayment of any of these mortgage loans may therefore be dependent on the ability of the borrower to make larger level monthly payments following the adjustment of the mortgage rate.  In addition, some mortgage loans may be subject to temporary buydown plans (“Buydown Mortgage Loans”) pursuant to which the monthly payments made by the borrower during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan (the “Buydown Period”).  The periodic increase in the amount paid by the borrower of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default for the related mortgage loan.

The mortgage rates on some ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently.  During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the applicable index at origination and the related margin over that index at which interest accrues), the amount of interest accruing on the principal balance of those mortgage loans may exceed the amount of the minimum scheduled monthly payment on the mortgage loans.  As a result, a portion of the accrued interest on negatively amortizing mortgage loans may be added to the principal balance of those mortgage loans and will bear interest at the applicable mortgage rate.  The addition of any deferred interest to the principal balance of any related class or classes of Notes or Certificates, as applicable, will lengthen the weighted average life of those Notes or Certificates, as applicable, and may adversely affect yield to holders of those Notes or Certificates, as applicable, depending on the price at which those Notes or Certificates, as applicable, were purchased.  In addition, for some ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on this type of mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance of that mortgage loan, and since that excess will be applied to reduce the principal balance of the related class or classes of Notes or Certificates, as applicable, the weighted average life of those Notes or Certificates, as applicable, will be reduced and may adversely affect yield to holders of those Notes or Certificates, as applicable, depending on the price at which those Notes or Certificates, as applicable, were purchased.

In addition, and as may be described in the prospectus supplement, the related Agreement may provide that all or some of this collected principal may be retained by the trustee (and held in specific temporary investments, including mortgage loans) for a specified period before being used to fund payments of principal to securityholders.

The result of the retention and temporary investment by the trustee of this principal would be to slow the amortization rate of the related Notes or Certificates, as applicable, relative to the amortization rate of the related mortgage loans, or to attempt to match the amortization rate of the related Notes or Certificates, as applicable, to an amortization schedule established at the time the Notes or Certificates, as applicable, are issued.  Any similar feature applicable to any Notes or Certificates, as applicable, may end on the occurrence of events to be described in the prospectus supplement, resulting in the current funding of principal payments to the related securityholders and an acceleration of the amortization of these Notes or Certificates, as applicable.

Termination

If specified in the prospectus supplement, a series of Notes or Certificates, as applicable, may be subject to optional early termination through the repurchase of the Assets in the related trust fund by the party specified in the prospectus supplement, on any date on which the total Security Balance of the Notes or Certificates, as applicable, of that series declines to a percentage specified in the prospectus supplement (generally not to exceed 10%) of the Initial Security Balance, under the circumstances and in the manner set forth therein.  In addition, if so provided in the prospectus supplement, some classes of Notes or Certificates, as applicable, may be purchased or redeemed in the manner set forth therein.  See “Description of the Securities—Termination.”

Defaults

The rate of defaults on the Assets will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Notes or Certificates, as applicable.  In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.  The rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans.  Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located.  The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Foreclosures

The number of foreclosures or repossessions and the principal amount of the mortgage loans comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the Assets and that of the related series of Notes or Certificates, as applicable.

Refinancing

At the request of a borrower, the servicer may allow the refinancing of a mortgage loan in any trust fund by accepting prepayments on the mortgage loan and permitting a new loan secured by a mortgage on the same property.  In the event of that refinancing, the new loan would not be included in the related trust fund and, therefore, that refinancing would have the same effect as a prepayment in full of the related mortgage loan.  A servicer may, from time to time, implement programs designed to encourage refinancing.  These programs may include modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives.  In addition, servicers may encourage the refinancing of mortgage loans, including defaulted mortgage loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of those mortgage loans.

Due-on-Sale Clauses

Acceleration of mortgage payments as a result of transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement.  A number of the mortgage loans comprising or underlying the Assets, other than FHA loans and VA loans, may include “due-on-sale clauses” that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale, transfer or conveyance of the related Mortgaged Property.

For any mortgage loans, except as set forth in the prospectus supplement, the servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale provision that would adversely affect or jeopardize coverage under any applicable insurance policy.  See “Certain Legal Aspects of Mortgage Loans—Due-on-Sale Clauses” and “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Due-on-Sale Provisions.”

The Depositor

ACE Securities Corp., the depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998.  The principal executive offices of the depositor are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211.  Its telephone number is (704) 365-0569.  The depositor does not have, nor is it expected in the future to have, any significant assets.

The limited purposes of the depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

All of the shares of capital stock of the depositor are held by Altamont Holdings Corp., a Delaware corporation.

Description of the Securities

General

The Securities issued in each series will include either asset-backed certificates (the “Certificates”) or asset-backed notes (the “Notes”, and together with the Certificates, the “Securities”).  The Certificates of each series (including any class of Certificates not offered by this prospectus) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement.  The “Notes” of each series will represent indebtedness of the related trust fund and will be issued and secured pursuant to an indenture.  Each series of Notes or Certificates, as applicable, will consist of one or more classes of Notes or Certificates, as applicable, that may:

•

provide for the accrual of interest on the series of Notes or Certificates, as applicable, based on fixed, variable or adjustable rates;

•

be senior (collectively, “Senior Notes” or “Senior Certificates,” or subordinate (“collectively, Subordinate Notes” or “Subordinate Certificates,” and collectively, “Subordinate Securities”) to one or more other classes of Notes or Certificates, as applicable, in respect of distributions on the Notes or Certificates, as applicable,;

•

be entitled either to (A) principal distributions, with disproportionately low, nominal or no interest distributions or (B) interest distributions, with disproportionately low, nominal or no principal distributions (collectively, “Strip Securities”);

•

provide for distributions of accrued interest on the series of Notes or Certificates, as applicable, which begin only following the occurrence of specific events, that as the retirement of one or more other classes of Notes or Certificates, as applicable, of that series (collectively, “Accrual Securities”);

•

provide for payments of principal as described in the prospectus supplement, from all or only a portion of the Assets in that trust fund, to the extent of available funds, in each case as described in the prospectus supplement; and/or

•

provide for distributions based on a combination of two or more components of the Notes or Certificates, as applicable, with one or more of the characteristics described in this paragraph including a Strip Security component.

If specified in the prospectus supplement, distributions on one or more classes of a series of Notes or Certificates, as applicable, may be limited to collections from a designated portion of the Assets in the related trust fund (each portion of the Assets, an “Asset Group”).  Any of these classes may include classes of Offered Notes or Offered Certificates, as applicable.

Each class of Notes or Certificates, as applicable, offered by this prospectus and the related prospectus supplement (the “Offered Notes” and the “Offered Certificates,” respectively, and together, the “Offered Securities”) will be issued in minimum denominations corresponding to the Security Balances or, in the case of some classes of Strip Securities, notional amounts or percentage interests specified in the prospectus supplement.  The transfer of any Offered Notes or Offered Certificates, as applicable, may be registered and those Notes or Certificates, as applicable, may be exchanged without the payment of any service charge payable in connection with that registration of transfer or exchange, but the depositor or the trustee or any agent of the depositor or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.  One or more classes of Notes or Certificates, as applicable, of a series may be issued in fully registered, certificated form (“Definitive Notes” or “Definitive Certificates,” and collectively, “Definitive Securities”) or in book-entry form (“Book-Entry Notes” or “Book-Entry Certificates,” and collectively, “Book-Entry Securities”), as provided in the prospectus supplement.  See “Description of the Securities—Book-Entry Registration and Definitive Securities.”  Definitive Notes or Definitive Certificates, as applicable, will be exchangeable for other Notes or Certificates, as applicable, of the same class and series of a similar total Security Balance, notional amount or percentage interest but of different authorized denominations.

Distributions

Distributions on the Notes or Certificates, as applicable, of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the prospectus supplement from the Available Distribution Amount for that series and that Distribution Date.  Distributions (other than the final distribution) will be made to the persons in whose names the Notes or Certificates, as applicable, are registered at the close of business on, unless a different date is specified in the prospectus supplement, the last business day of the month preceding the month in which the Distribution Date occurs (the “Record Date”), and the amount of each distribution will be determined as of the close of business on the date specified in the prospectus supplement (the “Determination Date”).  All distributions for each class of Notes or Certificates, as applicable, on each Distribution Date will be allocated pro rata among the outstanding securityholders in that class or by random selection or as described in the prospectus supplement.  Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities for these payments, if that securityholder has so notified the trustee or other person required to make those payments no later than the date specified in the prospectus supplement (and, if so provided in the prospectus supplement, holds Notes or Certificates, as applicable, in the requisite amount specified in the prospectus supplement), or by check mailed to the address of the person entitled to the payment as it appears on the Security Register; provided, however, that the final distribution in retirement of the Notes or Certificates, as applicable, will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the location specified in the notice to securityholders of that final distribution.

Available Distribution Amount

All distributions on the Notes or Certificates, as applicable, of each series on each Distribution Date will be made from the Available Distribution Amount described below, subject to the terms described in the prospectus supplement.  Generally, the “Available Distribution Amount” for each Distribution Date equals the sum of the following amounts:

(1)

the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive, unless otherwise specified in the prospectus supplement, of:

(a)

all scheduled payments of principal and interest collected but due on a date after the related Due Period (unless a different period is specified in the prospectus supplement, a “Due Period “ for any Distribution Date will begin on the second day of the month in which the immediately preceding Distribution Date occurs, or the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

(b)

all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, all proceeds of any FHA insurance, VA Guaranty Policy or insurance policies to be maintained for each Asset (to the extent that proceeds are not applied to the restoration of the Asset or released in accordance with the normal servicing procedures of a servicer, subject to the terms and conditions applicable to the related Asset) (collectively, “Insurance Proceeds”), all other amounts received and retained in connection with the liquidation of Assets in default in the trust fund (“Liquidation Proceeds”), and other unscheduled recoveries received after the related Due Period, or other period specified in the prospectus supplement,

(c)

all amounts in the Collection Account that are due or reimbursable to the depositor, the trustee, an Asset Seller, a servicer, the master servicer or any other entity as specified in the prospectus supplement or that are payable in respect of particular expenses of the related trust fund, and

(d)

all amounts received for a repurchase of an Asset from the trust fund for defective documentation or a breach of representation or warranty received after the related Due Period, or other period specified in the prospectus supplement;

(2)

if the prospectus supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

(3)

all advances made by a servicer or the master servicer or any other entity as specified in the prospectus supplement for that Distribution Date;

(4)

if and to the extent the prospectus supplement so provides, amounts paid by a servicer or any other entity as specified in the prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

(5)

to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any credit support for that Distribution Date.

As described below, unless otherwise specified in the prospectus supplement, the entire Available Distribution Amount will be distributed among the related Notes or Certificates, as applicable (including any Notes or Certificates, as applicable, not offered by this prospectus) on each Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.

The prospectus supplement for a series of Notes or Certificates, as applicable, will describe any variation in the calculation or distribution of the Available Distribution Amount for that series.

Distributions of Interest on the Securities

Each class of Notes or Certificates, as applicable, (other than classes of Strip Securities which have no Interest Rate), may have a different Interest Rate, which will be a fixed, variable or adjustable rate at which interest will accrue on that class or a component of that class (the “Interest Rate” in the case of Certificates).  The prospectus supplement will specify the Interest Rate for each class or component or, in the case of a variable or adjustable Interest Rate, the method for determining the Interest Rate.  Interest on the Notes or Certificates, as applicable, will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless the prospectus supplement specifies a different basis.

Distributions of interest on the Notes or Certificates, as applicable, of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest starting only on the Distribution Date, or under the circumstances, specified in the prospectus supplement, and any class of Strip Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for that class and that Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that Distribution Date.  Before any interest is distributed on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on that class will instead be added to the Security Balance of that class on each Distribution Date.

For each class of Notes or Certificates, as applicable, and each Distribution Date (other than some classes of Strip Securities), “Accrued Security Interest” will be equal to interest accrued during the related Accrual Period on the outstanding Security Balance of the class of Notes or Certificates, as applicable, immediately before the Distribution Date, at the applicable Interest Rate, reduced as described below.  Accrued Security Interest on some classes of Strip Securities will be equal to interest accrued during the related Accrual Period on the outstanding notional amount of the Strip Security immediately before each Distribution Date, at the applicable Interest Rate, reduced as described below, or interest accrual in the manner described in the prospectus supplement.  The method of determining the notional amount for a particular class of Strip Securities will be described in the prospectus supplement.  Reference to notional amount is solely for convenience in some of the calculations and does not represent the right to receive any distributions of principal.  Unless otherwise provided in the prospectus supplement, the Accrued Security Interest on a series of Notes or Certificates, as applicable, will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments before the due date in that accrual period on the mortgage loans or contracts comprising or underlying the Assets in the trust fund for that series.  The particular manner in which these shortfalls are to be allocated among some or all of the classes of Notes or Certificates, as applicable, of that series will be specified in the prospectus supplement.  The prospectus supplement will also describe the extent to which the amount of Accrued Security Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Notes or Offered Certificates, as applicable, may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on the mortgage loans or contracts comprising or underlying the Assets in the related trust fund.  Unless otherwise provided in the prospectus supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Notes or Certificates, as applicable, by reason of the allocation to that class of a portion of any deferred interest on the mortgage loans or contracts comprising or underlying the Assets in the related trust fund will result in a corresponding increase in the Security Balance of that class.  See “Yield Considerations.”

Distributions of Principal of the Securities

The Notes or Certificates, as applicable, of each series, other than some classes of Strip Securities, will have a “Security Balance” which, at any time, will equal the then maximum amount that the holder will be entitled to receive on principal out of the future cash flow on the Assets and other assets included in the related trust fund.  The outstanding Security Balance of a Security will be reduced:

•

to the extent of distributions of principal on that Security from time to time and

•

if and to the extent provided in the prospectus supplement, by the amount of losses incurred on the related Assets.

The outstanding Security Balance of a Security:

•

may be increased in respect of deferred interest on the related mortgage loans, to the extent provided in the prospectus supplement and

•

in the case of Accrual Securities, will be increased by any related Accrued Security Interest up until the Distribution Date on which distributions of interest are required to begin.

If specified in the prospectus supplement, the initial total Security Balance of all classes of Notes or Certificates, as applicable, of a series will be greater than the outstanding total principal balance of the related Assets as of the applicable Cut-off Date.  The initial total Security Balance of a series and each class of the series will be specified in the prospectus supplement.  Distributions of principal will be made on each Distribution Date to the class or classes of Notes or Certificates, as applicable, in the amounts and in accordance with the priorities specified in the prospectus supplement.  Some classes of Strip Securities with no Security Balance are not entitled to any distributions of principal.

If specified in the related prospectus supplement, the trust fund may issue notes or certificates, as applicable, from time to time and use the proceeds of this issuance to make principal payments with respect to a series.

Components

To the extent specified in the prospectus supplement, distribution on a class of Notes or Certificates, as applicable, may be based on a combination of two or more different components as described under “—General” above.  To that extent, the descriptions set forth under “—Distributions of Interest on the Securities” and “—Distributions of Principal of the Securities” above also relate to components of the component class of Notes or Certificates, as applicable.  References in those sections to Security Balance may refer to the principal balance, if any, of these components and reference to the Interest Rate may refer to the Interest Rate, if any, on these components.

Distributions on the Securities of Prepayment Premiums

If so provided in the prospectus supplement, Prepayment Premiums that are collected on the mortgage loans in the related trust fund will be distributed on each Distribution Date to the class or classes of Notes or Certificates, as applicable, entitled to the distribution as described in the prospectus supplement.

Allocation of Losses and Shortfalls

If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, consisting of one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of those losses or shortfalls will be borne first by a class of Subordinate Notes or Subordinate Certificates, as applicable, in the priority and manner and subject to the limitations specified in the prospectus supplement.  See “Description of Credit Support” for a description of the types of protection that may be included in a trust fund against losses and shortfalls on Assets comprising that trust fund.  The prospectus supplement for a series of Notes or Certificates, as applicable, will describe the entitlement, if any, of a class of Notes or Certificates, as applicable, whose Security Balance has been reduced to zero as a result of distributions or the allocation of losses on the related Assets to recover any losses previously allocated to that class from amounts received on the Assets.  However, if the Security Balance of a class of Notes or Certificates, as applicable, has been reduced to zero as the result of principal distributions, the allocation of losses on the Assets, an optional termination or an optional purchase or redemption, that class will no longer be entitled to receive principal distributions from amounts received on the assets of the related trust fund, including distributions in respect of principal losses previously allocated to that class.

Advances in Respect of Delinquencies

If so provided in the prospectus supplement, the servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the related Collection Account that are not included in the Available Distribution Amount for that Distribution Date, in an amount equal to the total of payments of (1) principal (other than any balloon payments) and (2) interest (net of related servicing fees and Retained Interest) that were due on the Assets in that trust fund during the related Due Period and were delinquent on the related Determination Date, subject to a good faith determination that the advances will be reimbursable from Related Proceeds (as defined below).  In the case of a series of Notes or Certificates, as applicable, that includes one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, and if so provided in the prospectus supplement, the servicer’s (or another entity’s) advance obligation may be limited only to the portion of those delinquencies necessary to make the required distributions on one or more classes of Senior Notes or Senior Certificates, as applicable, and/or may be subject to a good faith determination that advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of those Subordinate Notes or Subordinate Certificates, as applicable.  See “Description of Credit Support.”

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Notes or Certificates, as applicable, entitled to the payments, rather than to guarantee or insure against losses.  Advances of the servicer’s (or another entity’s) funds will be reimbursable only out of related recoveries on the Assets (including amounts received under any form of credit support) respecting which those advances were made (as to any Assets, “Related Proceeds”) and from any other amounts specified in the prospectus supplement, including out of any amounts otherwise distributable on one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, of that series; provided, however, that any advance will be reimbursable from any amounts in the related Collection Account before any distributions being made on the Notes or Certificates, as applicable, to the extent that the servicer (or some other entity) determines in good faith that that advance (a “Nonrecoverable Advance”) is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on the Subordinate Notes or Subordinate Certificates, as applicable.  If advances have been made by the servicer from excess funds in the related Collection Account, the servicer is required to replace these funds in that Collection Account on any future Distribution Date to the extent that funds in that Collection Account on that Distribution Date are less than payments required to be made to securityholders on that date.  If specified in the prospectus supplement, the obligations of the servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty.  If applicable, information regarding the characteristics of and the identity of any borrower on any surety bond will be set forth in the prospectus supplement.

If and to the extent so provided in the prospectus supplement, the servicer (or another entity) will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself this interest periodically from general collections on the Assets before any payment to securityholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

If specified in the prospectus supplement, the master servicer or the trustee will be required to make advances, subject to specific conditions described in the prospectus supplement, in the event of a servicer default.

Reports to Securityholders

With each distribution to holders of any class of Notes or Certificates, as applicable, of a series, the servicer, the master servicer or the trustee, as provided in the prospectus supplement, will forward or cause to be forwarded to each holder, to the depositor and to any other parties as may be specified in the related Agreement, a statement containing the information specified in the prospectus supplement, or if no information is specified in the prospectus supplement, generally setting forth, in each case to the extent applicable and available:

(1)

the amount of that distribution to holders of Notes or Certificates, as applicable, of that class applied to reduce the Security Balance of the Notes or Certificates, as applicable,;

(2)

the amount of that distribution to holders of Notes or Certificates, as applicable, of that class allocable to Accrued Security Interest;

(3)

the amount of that distribution allocable to Prepayment Premiums;

(4)

the amount of related servicing compensation and any other customary information as is required to enable securityholders to prepare their tax returns;

(5)

the total amount of advances included in that distribution, and the total amount of unreimbursed advances at the close of business on that Distribution Date;

(6)

the total principal balance of the Assets at the close of business on that Distribution Date;

(7)

the number and total principal balance of mortgage loans in respect of which

(a)

one scheduled payment is delinquent,

(b)

two scheduled payments are delinquent,

(c)

three or more scheduled payments are delinquent and

(d)

foreclosure proceedings have begun;

(8)

for any mortgage loan or contract liquidated during the related Due Period, (a) the portion of the related liquidation proceeds payable or reimbursable to a servicer (or any other entity) in respect of that mortgage loan and (b) the amount of any loss to securityholders;

(9)

with respect to collateral acquired by the trust fund through foreclosure or otherwise (an “REO Property”) relating to a mortgage loan or contract and included in the trust fund as of the end of the related Due Period, the date of acquisition;

(10)

for each REO Property relating to a mortgage loan or contract and included in the trust fund as of the end of the related Due Period,

(a)

the book value,

(b)

the principal balance of the related mortgage loan or contract immediately following that Distribution Date (calculated as if that mortgage loan or contract were still outstanding taking into account limited modifications to the terms of the mortgage loan specified in the Agreement),

(c)

the total amount of unreimbursed servicing expenses and unreimbursed advances in respect of the REO Property and

(d)

if applicable, the total amount of interest accrued and payable on related servicing expenses and related advances;

(11)

for any REO Property sold during the related Due Period

(a)

the total amount of sale proceeds,

(b)

the portion of those sales proceeds payable or reimbursable to the master servicer in respect of that REO Property or the related mortgage loan or contract and

(c)

the amount of any loss to securityholders in respect of the related mortgage loan;

(12)

the total Security Balance or notional amount, as the case may be, of each class of Notes or Certificates, as applicable (including any class of Notes or Certificates, as applicable, not offered by this prospectus) at the close of business on that Distribution Date, separately identifying any reduction in that Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities if any Accrued Security Interest has been added to that balance;

(13)

the total amount of principal prepayments made during the related Due Period;

(14)

the amount deposited in the reserve fund, if any, on that Distribution Date;

(15)

the amount remaining in the reserve fund, if any, as of the close of business on that Distribution Date;

(16)

the total unpaid Accrued Security Interest, if any, on each class of Notes or Certificates, as applicable, at the close of business on that Distribution Date;

(17)

in the case of Notes or Certificates, as applicable, with a variable Interest Rate, the Interest Rate applicable to that Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the prospectus supplement;

(18)

in the case of Notes or Certificates, as applicable, with an adjustable Interest Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Interest Rate applicable to that Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the prospectus supplement;

(19)

as to any series that includes credit support, the amount of coverage of each instrument of credit support included as of the close of business on that Distribution Date;

(20)

during the Pre-Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire Subsequent Assets since the preceding Distribution Date;

(21)

during the Pre-Funding Period, the amount remaining in the Capitalized Interest Account; and

(22)

the total amount of payments by the borrowers of

(a)

default interest,

(b)

late charges and

(c)

assumption and modification fees collected during the related Due Period.

Within a reasonable period of time after the end of each calendar year, the servicer, the master servicer or the trustee, as provided in the prospectus supplement, will furnish to each securityholder of record at any time during the calendar year the information required by the Internal Revenue Code of 1986, as amended (the “Code”) and applicable regulations under the Code to enable securityholders to prepare their tax returns.  See “Description of the Securities—Book-Entry Registration and Definitive Securities.”

Termination

The obligations created by the related Agreement for each series of Notes or Certificates, as applicable, will terminate upon the payment to securityholders of that series of all amounts held in the Collection Accounts or by a servicer, the master servicer, if any, or the trustee and required to be paid to them pursuant to that Agreement following the earlier of (1) the final payment or other liquidation of the last Asset subject to the related Agreement or the disposition of all property acquired upon foreclosure of any mortgage loan subject to the Agreement and (2) the purchase of all of the assets of the trust fund by the party entitled to effect that termination, under the circumstances and in the manner set forth in the prospectus supplement.  In no event, however, will the trust fund continue beyond the date specified in the prospectus supplement. Written notice of termination of the Agreement will be given to each securityholder, and the final distribution will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the location to be specified in the notice of termination.

If specified in the prospectus supplement, a series of Notes or Certificates, as applicable, may be subject to optional early termination through the purchase of the Assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement.  If so provided in the prospectus supplement, upon the reduction of the Security Balance of a specified class or classes of Notes or Certificates, as applicable, by a specified percentage, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of those assets to retire that class or classes or purchase that class or classes at a price set forth in the prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.  That price will at least equal the outstanding Security Balances and any accrued and unpaid interest on the Security Balances (including any unpaid interest shortfalls for prior Distribution Dates).  Any sale of the Assets of the trust fund will be without recourse to the trust fund or the securityholders.  Any purchase or solicitation of bids may be made only when the total Security Balance of that class or classes declines to a percentage of the Initial Security Balance of those Notes or Certificates, as applicable (not to exceed 10%) specified in the prospectus supplement.  In addition, if so provided in the prospectus supplement, some classes of Notes or Certificates, as applicable, may be purchased or redeemed in the manner set forth in the prospectus supplement at a price at least equal to the outstanding Security Balance of each class so purchased or redeemed and any accrued and unpaid interest on the Security Balance (including any unpaid interest shortfalls for prior Distribution Dates).

Optional Purchases

Subject to the provisions of the applicable Agreement, the depositor, the servicer or any other party specified in the prospectus supplement may, at that party’s option, repurchase any mortgage loan that is in default or as to which default is reasonably foreseeable if, in the depositor’s, the servicer’s or any other party’s judgment, the related default is not likely to be cured by the borrower or default is not likely to be averted, at a price equal to the unpaid principal balance of the mortgage loan plus accrued interest on the mortgage loan and under the conditions set forth in the prospectus supplement.

Book-Entry Registration and Definitive Securities

General

If provided for in the prospectus supplement, one or more classes of the Offered Notes or Offered Certificates, as applicable, of any series will be issued as Book-Entry Notes or Book-Entry Certificates, as applicable, and each of these classes will be represented by one or more single Notes or Certificates, as applicable, registered in the name of a nominee for the depository, The Depository Trust Company (“DTC”) and, if provided in the prospectus supplement, additionally through Clearstream Luxembourg, société anonyme (“Clearstream Luxembourg”) or the Euroclear System (“Euroclear”).  Each class of Book-Entry Notes or Book-Entry Certificates, as applicable, will be issued in one or more certificates or notes, as the case may be, that equal the initial principal amount of the related class of Offered Notes or Offered Certificates, as applicable, and will initially be registered in the name of Cede & Co.

No person acquiring an interest in a Book-Entry Security (each, a “Beneficial Owner”) will be entitled to receive a Definitive Security, except as set forth below under “—Definitive Securities.”  Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued for the Book-Entry Notes or Book-Entry Certificates, as applicable, under the limited circumstances described in the applicable prospectus supplement or this prospectus, all references to actions by securityholders with respect to the Book-Entry Notes or Book-Entry Certificates, as applicable, will refer to actions taken by DTC, Clearstream Luxembourg or Euroclear upon instructions from their Participants (as defined below), and all references in this prospectus to distributions, notices, reports and statements to securityholders with respect to the Book-Entry Notes or Book-Entry Certificates, as applicable, will refer to distributions, notices, reports and statements to DTC, Clearstream Luxembourg or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream Luxembourg and Euroclear.

Beneficial Owners will hold their Book-Entry Notes or Book-Entry Certificates, as applicable, through DTC in the United States, or, if the Offered Notes or Offered Certificates, as applicable, are offered for sale globally, through Clearstream Luxembourg or Euroclear in Europe if they are participating organizations (“Participants”) of those systems.  Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations.  Indirect access to the DTC, Clearstream Luxembourg and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

DTC

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code (“UCC”) and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  DTC was created to hold securities for its Participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in their accounts, thus eliminating the need for physical movement of securities.  In accordance with its normal procedures, DTC is expected to record the positions held by each of its Participants in the Book-Entry Notes or Book-Entry Certificates, as applicable, whether held for its own account or as a nominee for another person.  In general, beneficial ownership of Book-Entry Notes or Book-Entry Certificates, as applicable, will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

Clearstream Luxembourg

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Cedel S.A.”, a company with limited liability under Luxembourg law (a société anonyme).  Cedel S.A. subsequently changed its name to Cedelbank.  On January 10, 2000, Cedelbank’s parent company, Cedel International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Börse Clearing AG (“DBC”).  The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Börse AG.  The shareholders of these two entities are banks, securities dealers and financial institutions.  Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries.  No single entity may own more than 5 percent of Cedel International’s stock.

Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name.  The new brand name that was chosen is “Clearstream”.  With effect from January 14, 2000 New CI has been renamed “Clearstream International, société anonyme”.  On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme”, and Cedel Global Services was renamed “Clearstream Services, société anonyme”.

On January 17, 2000 DBC was renamed “Clearstream Banking AG”.  This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking”, the entity previously named “Cedelbank” and the entity previously named “Deutsche Börse Clearing AG”.

Clearstream, Luxembourg holds securities for its customers (“Clearstream, Luxembourg Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates.  Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars.  Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships.  Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF”, which supervises Luxembourg banks.  Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks.  Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States.  Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.  Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

Euroclear

Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash.  Transactions may be settled in any of 32 currencies, including United States dollars.  Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative Corporation”).  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative Corporation.  The Cooperative Corporation establishes policy for Euroclear on behalf of its Participants.  Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.  Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Participant of Euroclear, either directly or indirectly.

The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System, and is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.  All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of its Participants, and has no record of or relationship with persons holding through Participants of Euroclear.

Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold positions in customers’ securities accounts in the depositaries names on the books of DTC.  Citibank will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (individually the “Relevant Depositary” and collectively, the “European Depositaries”).

Beneficial Ownership of Book–Entry Securities

Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate, or note representing a Note.  Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, it is anticipated that the only “securityholder” of the Offered Notes or Offered Certificates, as applicable, will be Cede & Co., as nominee of DTC.  Beneficial Owners will not be “Certificateholders” as that term is used in any Agreement, nor “Noteholders” as that term is used in any indenture.  Beneficial Owners are only permitted to exercise their rights indirectly through Participants, DTC, Clearstream Luxembourg or Euroclear, as applicable.

The Beneficial Owner’s ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the Beneficial Owner’s account for that purpose.  In turn, the Financial Intermediary’s ownership of a Book-Entry Security will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner’s Financial Intermediary is not a Participant of DTC and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Notes or Offered Certificates, as applicable, from the trustee through DTC and its Participants.  While the Offered Notes or Offered Certificates, as applicable, are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Notes or Offered Certificates, as applicable, and is required to receive and transmit distributions of principal of, and interest on, the Offered Notes or Offered Certificates, as applicable.  Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Offered Notes or Offered Certificates, as applicable, are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners.  Accordingly, although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

Beneficial Owners will not receive or be entitled to receive certificates or notes representing their respective interests in the Offered Notes or Offered Certificates, as applicable, except under the limited circumstances described below.  Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Notes or Offered Certificates, as applicable, only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Offered Notes or Offered Certificates, as applicable, by book-entry transfer, through DTC for the account of the purchasers of the Offered Notes or Offered Certificates, as applicable, which account is maintained with their respective Participants.  Under the Rules and in accordance with DTC’s normal procedures, transfer of ownership of Book-Entry Notes or Book-Entry Certificates, as applicable, will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.  Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

Because of time zone differences, any credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  These credits or any transactions in securities settled during this processing will be reported to the relevant Participants of Clearstream Luxembourg or Euroclear on that business day.  Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Participant of Clearstream Luxembourg or Euroclear to a Participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.  For information with respect to tax documentation procedures relating to the Notes or Certificates, as applicable, see “Material Federal Income Tax Considerations — Tax Treatment of Foreign Investors” in this prospectus and, if the Book-Entry Notes or Book-Entry Certificates, as applicable, are globally offered and the prospectus supplement so provides, see “Global Clearance, Settlement and Tax Documentation Procedures — Certain U.S. Federal Income Tax Documentation Requirements” in Annex I to the prospectus supplement.

Transfers between Participants of DTC will occur in accordance with DTC Rules.  Transfers between Participants of Clearstream Luxembourg or Euroclear will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Participants of Clearstream Luxembourg or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC.  Participants of Clearstream Luxembourg or Euroclear may not deliver instructions directly to the European Depositaries.

Distributions on the Book-Entry Notes or Book-Entry Certificates, as applicable, will be made on each Distribution Date by the Trustee to DTC.  DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable Participants of DTC in accordance with DTC’s normal procedures.  Each Participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, that it represents and to each Financial Intermediary for which it acts as agent.  Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, that it represents.

Under a book-entry format, Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, may experience some delay in their receipt of payments, because the distributions will be forwarded by the Trustee to Cede & Co.  Any distributions on Notes or Certificates, as applicable, held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Participants of Clearstream Luxembourg or Euroclear in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary.  These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  See “Material Federal Income Tax Considerations — REMICs — Taxation of Certain Foreign Investors” in this prospectus.  Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Notes or Book-Entry Certificates, as applicable, to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Notes or Book-Entry Certificates, as applicable, may be limited due to the lack of physical securities for the Book-Entry Notes or Book-Entry Certificates, as applicable.  In addition, issuance of the Book-Entry Notes or Book-Entry Certificates, as applicable, in book-entry form may reduce the liquidity of the securities in the secondary market since potential investors may be unwilling to purchase Notes or Certificates, as applicable, for which they cannot obtain physical securities.

Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes or Book-Entry Certificates, as applicable, of Beneficial Owners are credited.

Generally, DTC will advise the applicable trustee that unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes or Book-Entry Certificates, as applicable, under the Agreement or indenture, as applicable, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes or Book-Entry Certificates, as applicable, are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Notes or Book-Entry Certificates, as applicable.  If the Book-Entry Notes or Book-Entry Certificates, as applicable, are globally offered, Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the Agreement or indenture, as applicable, on behalf of a Participant of Clearstream Luxembourg or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC.  DTC may take actions, at the direction of the related Participants, with respect to some Offered Notes or Offered Certificates, as applicable, that conflict with actions taken with respect to other Offered Notes or Offered Certificates, as applicable.

Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Notes or Book-Entry Certificates, as applicable, among Participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes or Book-Entry Certificates, as applicable, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Securities

Notes or Certificates, as applicable, initially issued in book-entry form will be issued as Definitive Notes or Definitive Certificates, as applicable, to Beneficial Owners or their nominees, rather than to DTC or its nominee only

(1)

if the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Notes or Certificates, as applicable, and the depositor is unable to locate a qualified successor,

(2)

if the depositor, at its option, in writing, with the consent of the applicable Participants, elects to end the book-entry system through DTC or

(3)

in accordance with any other provisions described in the prospectus supplement.

Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Notes or Definitive Certificates, as applicable, for the Beneficial Owners.  Upon surrender by DTC of the security or securities representing the Book-Entry Notes or Book-Entry Certificates, as applicable, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the Definitive Notes or Definitive Certificates, as applicable, to which they are entitled, and thereafter the trustee will recognize the holders of those Definitive Notes or Definitive Certificates, as applicable, as securityholders under the Agreement.

Description of the Agreements

Agreements Applicable to a Series

REMIC Securities, and Grantor Trust Securities

Notes or Certificates, as applicable, representing interests in a trust fund, or a portion of a trust fund, that the trustee will elect to have treated as a real estate mortgage investment conduit (“REMIC”) under Sections 860A through 860G of the Code (“REMIC Securities”), or Grantor Trust Securities (as defined in this prospectus), will be issued, and the related trust fund will be created, pursuant to a pooling and servicing agreement or trust agreement (in either case, generally referred to in this prospectus as the “pooling and servicing agreement”) among the depositor, the trustee and the sole servicer or master servicer, as applicable.  The Assets of that trust fund will be transferred to the trust fund and thereafter serviced in accordance with the terms of the pooling and servicing agreement.  In the event there are multiple servicers of the Assets of that trust fund, or in the event the Securities consist of Notes, each servicer will perform its servicing functions pursuant to a related underlying servicing agreement.

Securities That Are Partnership Interests for Tax Purposes and Notes

Certificates, as applicable, that are intended to be treated as partnership interests for tax purposes will be issued, and the related trust fund will be created, pursuant to the pooling and servicing agreement or trust agreement.

A series of Notes issued by a trust fund that is intended to be treated as a partnership or disregarded entity for tax purposes will be issued pursuant to an indenture between the related trust fund and an indenture trustee named in the prospectus supplement.  The trust fund will be established either as a statutory business trust under the law of the State of Delaware or as a common law trust under the law of the State of New York pursuant to a trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes.  The Assets securing payment on the Notes will be serviced in accordance with a sale and servicing agreement or servicing agreement.

Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements

General

The following summaries describe the material provisions that may appear in each pooling and servicing agreement, sale and servicing agreement or servicing agreement (each an “Agreement”).  The prospectus supplement for a series of Notes or Certificates, as applicable, will describe any provision of the Agreement relating to that series that materially differs from the description of those provisions contained in this prospectus.  The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the Agreement for each trust fund and the description of those provisions in the prospectus supplement.  The provisions of each Agreement will vary depending on the nature of the Notes or Certificates, as applicable, to be issued under the Agreement and the nature of the related trust fund.  As used in this prospectus for any series, the term “Security” refers to all of the Notes or Certificates, as applicable, of that series, whether or not offered by this prospectus and by the prospectus supplement, unless the context otherwise requires.  A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part.  The depositor will provide a copy of the pooling and servicing agreement (without exhibits) relating to any series of Notes or Certificates, as applicable, without charge upon written request of a securityholder of that series addressed to ACE Securities Corp., 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211, Attention: Evelyn Echevarria.

The servicer or master servicer and the trustee for any series of Notes or Certificates, as applicable, will be named in the prospectus supplement.  In the event there are multiple servicers for the Assets in a trust fund, a master servicer will perform some of the administration, calculation and reporting functions for that trust fund and will supervise the related servicers pursuant to a pooling and servicing agreement.  For a series involving a master servicer, references in this prospectus to the servicer will apply to the master servicer where non-servicing obligations are described.  If specified in the prospectus supplement, a manager or administrator may be appointed pursuant to the pooling and servicing agreement for any trust fund to administer that trust fund.

Assignment of Assets; Repurchases

At the time of issuance of any series of Notes or Certificates, as applicable, the depositor will assign (or cause to be assigned) to the designated trustee the Assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to those Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest.  The trustee will, concurrently with that assignment, deliver the Notes or Certificates, as applicable, to the depositor in exchange for the Assets and the other assets comprising the trust fund for that series.  Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement.  That schedule will include detailed information to the extent available and relevant

(1)

in respect of each mortgage loan included in the related trust fund, including the city and state of the related Mortgaged Property and type of that property, the mortgage rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

(2)

in respect of each Mortgage Security, the original and outstanding principal amount, if any, and the interest rate on the Mortgage Security.

For each mortgage loan, except as otherwise specified in the prospectus supplement, the depositor will deliver or cause to be delivered to the trustee (or to the custodian hereinafter referred to) particular loan documents, which will generally include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original Mortgage (or a certified copy of the original Mortgage) with evidence of recording indicated on the original Mortgage and an assignment of the Mortgage to the trustee in recordable form.  However, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original of the mortgage note has been lost or destroyed.  For those mortgage loans, the trustee (or its nominee) may not be able to enforce the mortgage note against the related borrower.  The Asset Seller or other entity specified in the prospectus supplement will be required to agree to repurchase, or substitute for, each of these mortgage loans that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original mortgage note.  The related Agreement will generally require the depositor or another party specified in the prospectus supplement to promptly cause each of these assignments of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the related mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the servicer, the relevant Asset Seller or any other prior holder of the mortgage loan.

The trustee (or a custodian) will review the mortgage loan documents within a specified period of days after receipt of the mortgage loan documents, and the trustee (or a custodian) will hold those documents in trust for the benefit of the securityholders.  If any of these documents are found to be missing or defective in any material respect, the trustee (or that custodian) will immediately notify the servicer and the depositor, and the servicer will immediately notify the relevant Asset Seller or other entity specified in the prospectus supplement.  If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of that notice, then the Asset Seller or other entity specified in the prospectus supplement will be obligated, within a specified number of days of receipt of that notice, to either (1) repurchase the related mortgage loan from the trustee at a price equal to the sum of the unpaid principal balance of the mortgage loan, plus unpaid accrued interest at the interest rate for that Asset from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus servicing expenses that are payable to the servicer, or another price as specified in the prospectus supplement (the “Purchase Price”) or (2) substitute a new mortgage loan.  There can be no assurance that an Asset Seller or other named entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for that mortgage loan if the Asset Seller or other named entity defaults on its obligation.

This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.  To the extent specified in the prospectus supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for that Asset, the Asset Seller or other named entity may agree to cover any losses suffered by the trust fund as a result of that breach or defect.

Mortgage Securities will be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or, in the case of Mortgage Securities issued only in book-entry form, through the depository with respect to the Mortgage Securities, in accordance with the procedures established by the issuer or guarantor for registration of those certificates, and distributions on those securities to which the trust fund is entitled will be made directly to the trustee.

Representations and Warranties; Repurchases

To the extent provided in the prospectus supplement the depositor will, for each Asset, assign representations and warranties, as of a specified date (the person making those representations and warranties, the “Warranting Party”) covering, by way of example, the following types of matters:

•

the accuracy of the information set forth for that Asset on the schedule of Assets appearing as an exhibit to the related Agreement;

•

the existence of title insurance insuring the lien priority of each mortgage loan;

•

the authority of the Warranting Party to sell the Asset;

•

the payment status of the Asset;

•

for each mortgage loan, the existence of customary provisions in the related mortgage note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

•

the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

Any Warranting Party shall be an Asset Seller or an affiliate of the Asset Seller or any other person acceptable to the depositor and will be identified in the prospectus supplement.

Representations and warranties made in respect of an Asset may have been made as of a date before the applicable Cut-off Date.  A substantial period of time may have elapsed between that date and the date of initial issuance of the related series of Notes or Certificates, as applicable, evidencing an interest in that Asset.  In the event of a breach of any of these representations or warranties, the Warranting Party will be obligated to reimburse the trust fund for losses caused by that breach or either cure that breach or repurchase or replace the affected Asset as described below.  Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of that representation and warranty only if the relevant event that causes that breach occurs before that date.  That party would have no obligations if the relevant event that causes that breach occurs after that date.

Each Agreement will provide that the servicer and/or trustee or another entity identified in the prospectus supplement will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of an Asset that materially and adversely affects the value of that Asset or the interests in the prospectus supplement of the securityholders.  If the Warranting Party cannot cure that breach within a specified period following the date on which that party was notified of that breach, then the Warranting Party will be obligated to repurchase that Asset from the trustee within a specified period from the date on which the Warranting Party was notified of that breach, at the Purchase Price therefor.  If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase an Asset as to which a breach has occurred, will have the option, within a specified period after initial issuance of that series of Notes or Certificates, as applicable, to cause the removal of that Asset from the trust fund and substitute in its place one or more other Assets, as applicable, in accordance with the standards described in the prospectus supplement.  If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase or substitute an Asset as to which a breach has occurred, will have the option to reimburse the trust fund or the securityholders for any losses caused by that breach.  This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to securityholders or the trustee for a breach of representation by a Warranting Party.

Neither the depositor (except to the extent that it is the Warranting Party) nor the servicer will be obligated to purchase or substitute for an Asset if a Warranting Party defaults on its obligation to do so, and no assurance can be given that the Warranting Parties will carry out those obligations with respect to the Assets.

A servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement.  A breach of any representation of the servicer that materially and adversely affects the interests of the securityholders and which continues unremedied for the number of days specified in the Agreement after the discovery of the breach by the servicer or the receipt of written notice of that breach by the servicer from the trustee, the depositor or the holders of Notes or Certificates, as applicable, evidencing not less than 25% of the voting rights or other percentage specified in the related Agreement, will constitute an Event of Default under that Agreement.  See “Events of Default under the Agreement” and “Rights Upon Event of Default under the Agreements.”

Collection Account and Related Accounts

General.   The servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the “Collection Account”), which must be an account or accounts that either:

•

are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation (“FDIC”) (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured so that the securityholders have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained, or

•

are maintained with a bank or trust company, and in a manner satisfactory to the rating agency or agencies rating any class of Notes or Certificates, as applicable, of that series.

Investment of amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement (“Permitted Investments”).  A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the Collection Account may be invested pending each succeeding Distribution Date in short-term Permitted Investments.  Any interest or other income earned on funds in the Collection Account will, unless otherwise specified in the prospectus supplement, be paid to the servicer or its designee as additional servicing compensation.  The Collection Account may be maintained with an institution that is an affiliate of the servicer, if applicable, provided that that institution meets the standards imposed by the rating agency or agencies.  If permitted by the rating agency or agencies, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the servicer or serviced or master serviced by it on behalf of others.

Deposits.   A servicer or the trustee will deposit or cause to be deposited in the Collection Account for one or more trust funds on a daily basis, or any other period provided in the related Agreement, the following payments and collections received, or advances made, by the servicer or the trustee or on its behalf after the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest), except as otherwise provided in the Agreement:

(1)

all payments on account of principal, including principal prepayments, on the Assets;

(2)

all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion retained by a servicer as its servicing compensation and net of any Retained Interest;

(3)

Liquidation Proceeds and Insurance Proceeds, together with the net proceeds on a monthly basis with respect to any Assets acquired for the benefit of securityholders;

(4)

any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of Notes or Certificates, as applicable, as described under “Description of Credit Support;”

(5)

any advances made as described under “Description of the Securities—Advances in Respect of Delinquencies;”

(6)

any amounts paid under any Cash Flow Agreement, as described under “Description of the Trust Funds—Cash Flow Agreements;”

(7)

all proceeds of any Asset or, with respect to a mortgage loan, property acquired in respect of the mortgage loan purchased by the depositor, any Asset Seller or any other specified person as described above under “—Assignment of Assets; Repurchases” and “—Representations and Warranties; Repurchases,” all proceeds of any defaulted mortgage loan purchased as described below under “—Realization Upon Defaulted Assets,” and all proceeds of any Asset purchased as described under “Description of the Securities—Termination;”

(8)

any amounts paid by a servicer to cover interest shortfalls arising out of the prepayment of Assets in the trust fund as described below under “—Retained Interest; Servicing Compensation and Payment of Expenses;”

(9)

to the extent that any of these items do not constitute additional servicing compensation to a servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Assets;

(10)

all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described below under “—Hazard Insurance Policies;”

(11)

any amount required to be deposited by a servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the Collection Account; and

(12)

any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the prospectus supplement.

Withdrawals.   A servicer or the trustee may, from time to time as provided in the related Agreement, make withdrawals from the Collection Account for each trust fund for any of the following purposes, except as otherwise provided in the Agreement:

(1)

to make distributions to the securityholders on each Distribution Date;

(2)

to reimburse a servicer for unreimbursed amounts advanced as described under “Description of the Securities—Advances in Respect of Delinquencies,” which reimbursement is to be made out of amounts received that were identified and applied by the servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Assets for which the advances were made or out of amounts drawn under any form of credit support with respect to those Assets;

(3)

to reimburse a servicer for unpaid servicing fees earned and unreimbursed servicing expenses incurred with respect to Assets and properties acquired in respect of the Assets, which reimbursement is to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Assets and properties, and net income collected on the particular properties, which fees were earned or expenses were incurred or out of amounts drawn under any form of credit support for those Assets and properties;

(4)

to reimburse a servicer for any advances described in clause (2) above and any servicing expenses described in clause (3) above which, in the servicer’s good faith judgment, will not be recoverable from the amounts described in those clauses, which reimbursement is to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the prospectus supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, if any, remain outstanding, and otherwise any outstanding class of Notes or Certificates, as applicable, of the related series;

(5)

if and to the extent described in the prospectus supplement, to pay a servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while those advances and servicing expenses remain outstanding and unreimbursed;

(6)

to reimburse a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under “—Certain Matters Regarding Servicers, the Master Servicer and the Depositor;”

(7)

if and to the extent described in the prospectus supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the trustee’s fees;

(8)

to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under “—Certain Matters Regarding the Trustee;”

(9)

to pay a servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

(10)

to pay the person so entitled any amounts deposited in the Collection Account that were identified and applied by the servicer as recoveries of Retained Interest;

(11)

to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, which payments are to be made out of income received on that property;

(12)

if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Material Federal Income Tax Considerations—REMICs—Taxes That May Be Imposed on the REMIC Pool” or in the prospectus supplement, respectively;

(13)

to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect of a mortgage loan in connection with the liquidation of that mortgage loan or property;

(14)

to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of securityholders;

(15)

to pay for the costs of recording the related Agreement if that recordation materially and beneficially affects the interests of securityholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

(16)

to pay the person so entitled any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated above under “—Assignment of Assets; Repurchase” and “—Representations and Warranties; Repurchases” or otherwise;

(17)

to make any other withdrawals permitted by the related Agreement; and

(18)

to clear and terminate the Collection Account at the termination of the trust fund.

Other Collection Accounts.   If specified in the prospectus supplement, the Agreement for any series of Notes or Certificates, as applicable, may provide for the establishment and maintenance of a separate collection account into which the servicer will deposit on a daily basis, or any other period as provided in the related Agreement, the amounts described under “—Deposits” above for one or more series of Notes or Certificates, as applicable.  Any amounts on deposit in any of these collection accounts will be withdrawn from these collection accounts and deposited into the appropriate Collection Account by a time specified in the prospectus supplement.  To the extent specified in the prospectus supplement, any amounts that could be withdrawn from the Collection Account as described under “—Withdrawals” above may also be withdrawn from any of these collection accounts.  The prospectus supplement will set forth any restrictions for any of these collection accounts, including investment restrictions and any restrictions for financial institutions with which any of these collection accounts may be maintained.

The servicer will establish and maintain with the indenture trustee an account, in the name of the indenture trustee on behalf of the holders of Notes, into which amounts released from the Collection Account for distribution to the holders of Notes will be deposited and from which all distributions to the holders of Notes will be made.

Collection and Other Servicing Procedures.   The servicer is required to make reasonable efforts to collect all scheduled payments under the Assets and will follow or cause to be followed those collection procedures that it would follow with respect to assets that are comparable to the Assets and held for its own account, provided that those procedures are consistent with

(1)

the terms of the related Agreement and any related hazard insurance policy or instrument of credit support, if any, included in the related trust fund described in this prospectus or under “Description of Credit Support,”

(2)

applicable law and

(3)

the general servicing standard specified in the prospectus supplement or, if no standard is so specified, its normal servicing practices (in either case, the “Servicing Standard”).

In connection, the servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on an Asset.

Each servicer will also be required to perform other customary functions of a servicer of comparable assets, including maintaining hazard insurance policies as described in this prospectus and in any prospectus supplement, and filing and settling claims under these policies; maintaining, to the extent required by the Agreement, escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the terms of the Assets; processing assumptions or substitutions in those cases where the servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties under some circumstances; and maintaining accounting records relating to the Assets.  The servicer or any other entity specified in the prospectus supplement will be responsible for filing and settling claims in respect of particular Assets under any applicable instrument of credit support.  See “Description of Credit Support.”

The servicer may agree to modify, waive or amend any term of any Asset in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (1) affect the amount or timing of any scheduled payments of principal or interest on the Asset or (2) in its judgment, materially impair the security for the Asset or reduce the likelihood of timely payment of amounts due on the Asset.  The servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, an Asset if (1) in its judgment, a material default on the Asset has occurred or a payment default is reasonably foreseeable and (2) in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Asset on a present value basis than would liquidation.  In the event of any modification, waiver or amendment of any Asset, the servicer will furnish a copy of that modification, waiver or amendment to the trustee (or its custodian).

In the case of Multifamily, Commercial or Mixed-Use Mortgage Loans, a borrower’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage loan debt, or may reflect the diversion of that income from the servicing of the mortgage loan debt.  In addition, a borrower under a Multifamily, Commercial or Mixed-Use Mortgage Loan that is unable to make mortgage loan payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related Mortgaged Property.  In general, the servicer will be required to monitor any Multifamily, Commercial or Mixed-Use Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take those other actions as are consistent with the related Agreement.  A significant period of time may elapse before the servicer is able to assess the success of servicer, can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose may vary considerably depending on the particular Multifamily, Commercial or Mixed-Use Mortgage Loan, the related Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located.

Realization Upon Defaulted Assets

Generally, the servicer is required to monitor any Asset that is in default, initiate corrective action in cooperation with the borrower if cure is likely, inspect the Asset and take any other actions as are consistent with the Servicing Standard.  A significant period of time may elapse before the servicer is able to assess the success of that corrective action or the need for additional initiatives.

Any Agreement relating to a trust fund that includes mortgage loans may grant to the servicer and/or the holder or holders of some classes of Notes or Certificates, as applicable, a right of first refusal to purchase from the trust fund at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments under the Agreement are delinquent.  Any right of first refusal granted to the holder of an Offered Security will be described in the prospectus supplement.  The prospectus supplement will also describe any similar right granted to any person if the predetermined purchase price is less than the Purchase Price described above under “—Representations and Warranties; Repurchases.”

If specified in the prospectus supplement, the servicer may offer to sell any defaulted mortgage loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect to that defaulted mortgage loan, if and when the servicer determines, consistent with the Servicing Standard, so that a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings.  The related Agreement will provide that any offering be made in a commercially reasonable manner for a specified period and that the servicer accept the highest cash bid received from any person (including itself, an affiliate of the servicer or any securityholder) that constitutes a fair price for that defaulted mortgage loan.  If there is no bid that is determined to be fair, the servicer will proceed with respect to that defaulted mortgage loan or contract as described below.  Any bid in an amount at least equal to the Purchase Price described above under “—Representations and Warranties; Repurchases” will in all cases be deemed fair.

The servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a mortgage loan by operation of law or otherwise, if that action is consistent with the Servicing Standard and a default on that mortgage loan has occurred or, in the servicer’s judgment, is imminent.

If title to any Mortgaged Property is acquired by a trust fund as to which a REMIC election has been made, the servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property within three years from the close of the calendar year of acquisition, unless (1) the Internal Revenue Service grants an extension of time to sell that property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than three years after the close of the calendar year of its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any Notes or Certificates, as applicable, are outstanding.  Subject to the foregoing, the servicer will be required to (A) solicit bids for any Mortgaged Property so acquired in that manner as will be reasonably likely to realize a fair price for that property and (B) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made for the related trust fund) on the ownership and management of any Mortgaged Property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered.

If recovery on a defaulted Asset under any related instrument of credit support is not available, the servicer nevertheless will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Asset.  If the proceeds of any liquidation of the property securing the defaulted Asset are less than the outstanding principal balance of the defaulted Asset plus interest accrued on the defaulted Asset at the applicable interest rate, plus the total amount of expenses incurred by the servicer in connection with those proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference.  The servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Asset, before the distribution of those Liquidation Proceeds to securityholders, amounts representing its normal servicing compensation on the Security, unreimbursed servicing expenses incurred with respect to the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset.

With respect to a Multifamily Mortgage Loan, the market value of any property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained by renting the dwelling units. As a default on a Multifamily Mortgage Loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the mortgage loan, it can be anticipated that the market value of the property will be less than anticipated when the mortgage loan was originated. To the extent that equity does not cushion the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust fund.

If any property securing a defaulted Asset is damaged the servicer is not required to expend its own funds to restore the damaged property unless it determines (1) that restoration will increase the proceeds to securityholders on liquidation of the Asset after reimbursement of the servicer for its expenses and (2) that its expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

The pooling and servicing agreement will require the trustee, if it has not received a distribution for any Mortgage Security by the fifth business day after the date on which that distribution was due and payable, to request the issuer or guarantor, if any, of that Mortgage Security to make that payment as promptly as possible and legally permitted to take legal action against that issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith.  The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of this legal action will be reimbursable to the trustee out of the proceeds of that action and will be retained by the trustee before the deposit of any remaining proceeds in the Collection Account pending distribution of the Collection Account to securityholders of the related series.  If the proceeds of any legal action are insufficient to reimburse the trustee for its legal fees and expenses, the trustee will be entitled to withdraw from the Collection Account an amount equal to its expenses, and the trust fund may realize a loss in that amount.

As servicer of the Assets, a servicer, on behalf of itself, the trustee and the securityholders, will present claims to the borrower under each instrument of credit support, and will take those reasonable steps as are necessary to receive payment or to permit recovery under these instruments for defaulted Assets.

If a servicer or its designee recovers payments under any instrument of credit support for any defaulted Assets, the servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of those proceeds, before distribution of the Collection Account to securityholders, amounts representing its normal servicing compensation on that Asset, unreimbursed servicing expenses incurred for the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset.  See “Hazard Insurance Policies” and “Description of Credit Support.”

Hazard Insurance Policies

Mortgage Loans.   Generally, each Agreement for a trust fund composed of mortgage loans will require the servicer to cause the borrower on each mortgage loan to maintain a hazard insurance policy (including flood insurance coverage, if obtainable, to the extent the property is located in a federally designated flood area, in an amount as is required under applicable guidelines) providing for the level of coverage that is required under the related Mortgage or, if any Mortgage permits its holder to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, then the level of coverage that is consistent with the Servicing Standard.  That coverage will be in general in an amount equal to the lesser of the principal balance owing on that mortgage loan (but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy) and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis or any other amount specified in the prospectus supplement.  The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by borrowers.  All amounts collected by the servicer under any of these policies (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the servicer’s normal servicing procedures, subject to the terms and conditions of the related Mortgage and mortgage note) will be deposited in the Collection Account in accordance with the related Agreement.

The Agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the servicer’s maintaining a blanket policy insuring against hazard losses on the mortgage loans.  If the blanket policy contains a deductible clause, the servicer will be required to deposit in the Collection Account from its own funds all sums that would have been deposited in the Collection Account but for that clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms of the policies are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

The hazard insurance policies covering the Mortgaged Properties securing the mortgage loans will typically contain a coinsurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, the coinsurance clause generally provides that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Each Agreement for a trust fund composed of mortgage loans will require the servicer to cause the borrower on each mortgage loan to maintain all other insurance coverage for the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

Any cost incurred by the servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of that cost will not be taken into account for purposes of calculating the distribution to be made to securityholders.  Those costs may be recovered by the servicer from the Collection Account, with interest, as provided by the Agreement.

Under the terms of the mortgage loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties.  The servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the mortgage loans.  However, the ability of the servicer to present or cause to be presented those claims is dependent upon the extent to which information in this regard is furnished to the servicer by borrowers.

Other Hazard-Related Insurance; Liability Insurance

With respect to Multifamily Loans, certain additional insurance policies may be required with respect to the related Multifamily Property; for example, general liability insurance for bodily injury or death and property damage occurring on the property or the adjoining streets and sidewalks, steam boiler coverage where a steam boiler or other pressure vessel is in operation, interest coverage insurance, and rent loss insurance to cover operating income losses following damage or destruction of the mortgaged property. With respect to a series for which Multifamily Loans are included in the trust fund, the prospectus supplement will specify the required types and amounts of additional insurance and describe the general terms of the insurance and conditions to payment thereunder.

Environmental Insurance

If specified in the applicable prospectus supplement, the trust or trustee will be the beneficiary, for the benefit of the securityholders, of insurance policies (“Environmental Policies“) providing limited coverage against certain environmental risks with respect to the mortgaged properties securing certain Commercial, Multifamily and Mixed-Use Mortgage Loans.  Subject to various exceptions and exclusions (including asbestos and lead paint), Environmental Policies will generally cover losses, clean-up costs, third-party claims and legal expenses up to pre-determined limits.  Subject to the terms of the applicable policy, if a Mortgaged Property securing a covered loan is subject to environmental contamination, in the event of default by the borrower the outstanding principal balance of the loan, plus accrued interest, will be payable under the applicable Environmental Policy.

Fidelity Bonds and Errors and Omissions Insurance

Each Agreement will require that the servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination of these insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the servicer.  The related Agreement will allow the servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the servicer so long as the criteria set forth in the Agreement are met.

Due-on-Sale Clauses

The mortgage loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the mortgage loan upon any sale, transfer or conveyance of the related Mortgaged Property.  The servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale clause that would:

•

adversely affect or jeopardize coverage under any applicable insurance policy or

•

materially increase the risk of default or delinquency on, or materially impair the security for, that mortgage loan.

Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation.  See “Certain Legal Aspects of Mortgage Loans—Due-on-Sale Clauses.”

Retained Interest; Servicing Compensation and Payment of Expenses

The prospectus supplement for a series of Notes or Certificates, as applicable, will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner of this Retained Interest.  If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement.  A “Retained Interest” in an Asset represents a specified portion of the interest payable on the Asset.  The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

The servicer’s primary servicing compensation for a series of Notes or Certificates, as applicable, will come from the periodic payment to it of a portion of the interest payment on each Asset or any other amount specified in the prospectus supplement.  Since any Retained Interest and a servicer’s primary compensation are percentages of the principal balance of each Asset, those amounts will decrease in accordance with the amortization of the Assets.  The prospectus supplement for a series of Notes or Certificates, as applicable, evidencing interests in a trust fund that includes mortgage loans or contracts may provide that, as additional compensation, the servicer may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from borrowers and any interest or other income that may be earned on funds held in the Collection Account or any account established by a servicer pursuant to the Agreement.

The servicer may, to the extent provided in the prospectus supplement, pay from its servicing compensation expenses incurred in connection with its servicing and managing of the Assets, including payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of any other expenses described in the prospectus supplement.  Some other expenses, including expenses relating to defaults and liquidations on the Assets and, to the extent so provided in the prospectus supplement, interest on these expenses at the rate specified in the prospectus supplement may be borne by the trust fund.

If and to the extent provided in the prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to interest shortfalls resulting from the voluntary prepayment of any Assets in the related trust fund during that period before their due dates.

Evidence as to Compliance

Each Agreement relating to Assets that include mortgage loans or contracts, unless otherwise provided in the prospectus supplement, will provide that on or before a specified date in each year, beginning with the first of these dates at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or any other program used by the servicer, the servicing by or on behalf of the servicer of mortgage loans under agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of those agreements or that program except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for Freddie Mac, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, or any other program, requires it to report.

Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an officer’s certificate of the servicer to the effect that the servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

Certain Matters Regarding Servicers, the Master Servicer and the Depositor

The servicer or master servicer under each Agreement will be named in the prospectus supplement.  The entities serving as servicer or master servicer may be affiliates of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates.  If applicable, reference in this prospectus to the servicer will also be deemed to be to the master servicer.  Each Agreement will provide, in general, that:

•

The servicer may resign from its obligations and duties under the Agreement only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the servicer so causing that conflict being of a type and nature carried on by the servicer at the date of the Agreement.  No resignation will become effective until the trustee or a successor servicer has assumed the servicer’s obligations and duties under the Agreement.

•

Neither any servicer, the depositor nor any director, officer, employee, or agent of a servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a servicer, the depositor nor any other person will be protected against any breach of a representation, warranty or covenant made in the related Agreement, or against any liability specifically imposed by the Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement or by reason of reckless disregard of obligations and duties under the Agreement.

•

Any servicer, the depositor and any director, officer, employee or agent of a servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Notes or Certificates, as applicable; provided, however, that that indemnification will not extend to any loss, liability or expense

(1)

specifically imposed by that Agreement or otherwise incidental to the performance of obligations and duties under the Agreement, including, in the case of a servicer, the prosecution of an enforcement action in respect of any specific mortgage loan or mortgage loans or contract or contracts (except as any loss, liability or expense will be otherwise reimbursable pursuant to that Agreement);

(2)

incurred in connection with any breach of a representation, warranty or covenant made in that Agreement;

(3)

incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement, or by reason of reckless disregard of those obligations or duties;

(4)

incurred in connection with any violation of any state or federal securities law; or

(5)

imposed by any taxing authority if that loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

•

Neither any servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability.  Any servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties to the Agreement and the interests of the securityholders under the Agreement.  In that event, the legal expenses and costs of that action and any liability resulting will be expenses, costs and liabilities of the securityholders, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, may be the successor of the servicer or the depositor, as the case may be, under the terms of the related Agreement.

Special Servicers

If and to the extent specified in the prospectus supplement, a special servicer (a “Special servicer”) may be a party to the related Agreement or may be appointed by the servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the servicer (for example, the workout and/or foreclosure of defaulted mortgage loans).  The rights and obligations of any Special servicer will be specified in the prospectus supplement, and the servicer will be liable for the performance of a Special servicer only if, and to the extent, set forth in the prospectus supplement.

Events of Default under the Agreement

Events of default under the related Agreement will generally include:

•

any failure by the servicer to distribute or cause to be distributed to securityholders, or to remit to the trustee for distribution to securityholders, any required payment that continues after a grace period, if any;

•

any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement that continues unremedied for 30 days after written notice of that failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by securityholders evidencing not less than 25% of the voting rights for that series;

•

any breach of a representation or warranty made by the servicer under the Agreement that materially and adversely affects the interests of securityholders and which continues unremedied for 30 days after written notice of that breach has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by the holders of Notes or Certificates, as applicable, evidencing not less than 25% of the voting rights for that series; and

•

some events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the prospectus supplement.  The trustee will, not later than the later of 60 days or any other period specified in the prospectus supplement after the occurrence of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default and five days after specific officers of the trustee become aware of the occurrence of that event, transmit by mail to the depositor and all securityholders of the applicable series notice of that occurrence, unless that default has been cured or waived.

Rights Upon Event of Default under the Agreements

So long as an event of default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of Notes or Certificates, as applicable, evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights for that series, the trustee will terminate all of the rights and obligations of the servicer under the Agreement and in and to the mortgage loans (other than as a securityholder or as the owner of any Retained Interest), whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the Agreement (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Assets, or if the prospectus supplement so specifies, then the trustee will not be obligated to make those advances) and will be entitled to similar compensation arrangements.  If the trustee is unwilling or unable so to act, it may or, at the written request of the holders of Notes or Certificates, as applicable, entitled to at least 51% (or any other percentage specified in the Agreement) of the voting rights for that series, it must appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of that appointment of at least $15,000,000 (or any other amount specified in the Agreement) to act as successor to the servicer under the Agreement.  Pending that appointment, the trustee is obligated to act in that capacity.  The trustee and any successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the Agreement.

The holders of Notes or Certificates, as applicable, representing at least 66 2/3% (or any other percentage specified in the Agreement) of the voting rights allocated to the respective classes of Notes or Certificates, as applicable, affected by any event of default will be entitled to waive that event of default; provided, however, that an Event of Default involving a failure to distribute a required payment to securityholders described in clause (1) under “Events of Default under the Agreements” may be waived only by all of the securityholders.  Upon any waiver of an event of default, that event of default will cease to exist and will be deemed to have been remedied for every purpose under the Agreement.

No securityholders will have the right under any Agreement to institute any proceeding with respect to the Agreement unless that holder previously has given to the trustee written notice of default and unless the holders of Notes or Certificates, as applicable, evidencing not less than 25% (or any other percentage specified in the Agreement) of the voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the Agreement and have offered to the trustee reasonable indemnity, and the trustee for 60 days (or any other number of days specified in the Agreement) has neglected or refused to institute any proceeding.  The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising under the Agreement or to institute, conduct or defend any litigation under the Agreement or in relation to the Agreement at the request, order or direction of any of the securityholders covered by that Agreement, unless those securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred.

The manner of determining the voting rights of a Security or class or classes of Notes or Certificates, as applicable, will be specified in the Agreement.

Amendment

In general, each Agreement may be amended by the parties to it, without the consent of any securityholders covered by the Agreement, to

(1)

cure any ambiguity or mistake;

(2)

correct, modify or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement or with the prospectus supplement;

(3)

make any other provisions with respect to matters or questions arising under the Agreement that are not materially inconsistent with the provisions of the Agreement; or

(4)

comply with any requirements imposed by the Code; provided that, in the case of clause (3), that amendment will not adversely affect in any material respect the interests of any securityholders covered by the Agreement as evidenced either by an opinion of counsel to that effect or the delivery to the trustee of written notification from each rating agency that provides, at the request of the depositor, a rating for the Offered Notes or Offered Certificates, as applicable, of the related series to the effect that that amendment or supplement will not cause that rating agency to lower or withdraw the then current rating assigned to those Notes or Certificates, as applicable.

In general, each Agreement may also be amended by the depositor, the servicer, if any, and the trustee, with the consent of the securityholders affected by the amendment evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights, for any purpose; provided, however, no amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Assets that are required to be distributed on any Security without the consent of the securityholder or (2) reduce the consent percentages described in this paragraph without the consent of all the securityholders covered by the Agreement then outstanding. However, for any series of Notes or Certificates, as applicable, as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it has first have received an opinion of independent counsel to the effect that that amendment will not result in the imposition of a tax on the related trust fund or, if applicable, cause the related trust fund to fail to qualify as a REMIC, at any time that the related Notes or Certificates, as applicable, are outstanding.

The Trustee

The trustee under each Agreement will be named in the prospectus supplement.  The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with the depositor and its affiliates, with any servicer and its affiliates and with any master servicer and its affiliates.  To the extent consistent with its fiduciary obligations as trustee, the trustee may delegate its duties to one or more agents as provided in the Agreement.

Duties of the Trustee

The trustee will make no representations as to the validity or sufficiency of any Agreement, the Notes or Certificates, as applicable, or any Asset or related document and is not accountable for the use or application by or on behalf of any servicer of any funds paid to the master servicer or its designee in respect of the Notes or Certificates, as applicable, or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the servicer.  If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine those documents and to determine whether they conform to the requirements of the Agreement.

Certain Matters Regarding the Trustee

The trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the trustee’s

(1)

enforcing its rights and remedies and protecting the interests of the securityholders during the continuance of an Event of Default,

(2)

defending or prosecuting any legal action in respect of the related Agreement or series of Notes or Certificates, as applicable,

(3)

being the mortgagee of record for the mortgage loans in a trust fund and the owner of record for any Mortgaged Property acquired in respect thereof for the benefit of securityholders, or

(4)

acting or refraining from acting in good faith at the direction of the holders of the related series of Notes or Certificates, as applicable, entitled to not less than 25% (or any other percentage as is specified in the related Agreement for any particular matter) of the voting rights for that series;

provided, however, that this indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Agreement.

Resignation and Removal of the Trustee

The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice of its resignation to the depositor, the servicer, if any, each rating agency, and all securityholders.  Upon receiving that notice of resignation, the depositor is required promptly to appoint a successor trustee acceptable to the servicer, if any.  If no successor trustee has been so appointed and has accepted appointment within 30 days after the giving of that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the trustee ceases to be eligible to continue as a trustee under the related Agreement, or if at any time the trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the trustee has adversely affected or will adversely affect the rating on any class of the Notes or Certificates, as applicable, then the depositor and/or a party specified in the related Agreement may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any, according to the terms of the related Agreement.  Securityholders of any series entitled to at least 51% (or any other percentage specified in the prospectus supplement) of the voting rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

Material Terms of the Indenture

General

The following summary describes the material provisions that may appear in each indenture.  The prospectus supplement for a series of Notes will describe any provision of the indenture relating to that series that materially differs from the description of that provision contained in this prospectus.  The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the indenture for a series of Notes.  A form of an indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part.  The depositor will provide a copy of the indenture (without exhibits) relating to any series of Notes without charge upon written request of a securityholder of that series addressed to ACE Securities Corp., 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211, Attention: Evelyn Echevarria.

Events of Default

Events of default under the indenture for each series of Notes will generally include:

•

a default for thirty days (or any other number of days specified in the prospectus supplement) or more in the payment of any principal of or interest on a Note of that series, to the extent specified in the prospectus supplement;

•

failure to perform any other covenant of the depositor or the trust fund in the indenture that continues for a period of sixty days (or any other number of days specified in the prospectus supplement or the indenture) after notice of the failure is given in accordance with the procedures described in the prospectus supplement;

•

any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture with respect to or affecting that series having been incorrect in a material respect as of the time made, and that breach is not cured within sixty days (or any other number of days specified in the prospectus supplement) after notice of the breach is given in accordance with the procedures described in the prospectus supplement;

•

specified events of bankruptcy, insolvency, receivership or liquidation of the trust fund; or

•

any other event of default provided with respect to Notes of that series.

If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to and in accordance with the terms of the indenture, either the indenture trustee or the holders of a majority of the then total outstanding amount of the Notes of that series may declare the principal amount (or, if the Notes of that series are Accrual Securities, that portion of the principal amount as may be specified in the terms of that series, as provided in the indenture) of all the Notes of that series to be due and payable immediately.  That declaration may, under some circumstances, be rescinded and annulled by the securityholders of a majority in total outstanding amount of the Notes of that series.

If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the indenture trustee may, in its discretion, notwithstanding that acceleration, elect to maintain possession of the collateral securing the Notes of that series and to continue to apply distributions on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of that series as they would have become due if there had not been that declaration.  In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, other than a default in the payment of any principal or interest on any Note of that series for thirty days or more, unless

(1)

the holders of 100% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series consent to that sale;

(2)

the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of that series at the date of that sale; or

(3)

the indenture trustee determines that that collateral would not be sufficient on an ongoing basis to make all payments on the Notes as those payments would have become due if the Notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series.

If so specified in the prospectus supplement, only holders of particular classes of Notes will have the right to declare the Notes of that series to be immediately due and payable in the event of a payment default, as described above, and to exercise the remedies described above.

If the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty days (or any other number of days specified in the indenture) or more in the payment of principal of or interest on the Notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses.  As a result, upon the occurrence of that event of default, the amount available for distribution to the securityholders would be less than would otherwise be the case.  However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders after the occurrence of that event of default.

To the extent provided in the prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the Notes less the amount of the discount that is unamortized.

Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default occurs and continues for a series of Notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the securityholders of that series, unless those holders offer to the indenture trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with that request or direction.  Subject to those provisions for indemnification and some limitations contained in the indenture, the holders of a majority of the then total outstanding amount of the Notes of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to the Notes of that series, and the holders of a majority of the then total outstanding amount of the Notes of that series may, in some cases, waive any default with respect to the Notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected.

Discharge of Indenture

The indenture will be discharged, subject to the provisions of the indenture, for a series of Notes (except for continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the Notes of that series or, with some limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the Notes of that series.

With some limitations, the indenture will provide that, if specified for the Notes of any series, the related trust fund will be discharged from any and all obligations in respect of the Notes of that series (except for obligations specified in the indenture including obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of that series, to replace stolen, lost or mutilated Notes of that series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect of the Notes in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of that series on the maturity date for those Notes and any installment of interest on those Notes in accordance with the terms of the indenture and the Notes of that series.  In the event of any defeasance and discharge of Notes of that series, holders of Notes of that series would be able to look only to that money and/or those direct obligations for payment of principal and interest, if any, on their Notes until maturity.

Indenture Trustee’s Annual Report

The indenture trustee for each series of Notes will be required to mail each year to all related securityholders a brief report, as provided in the indenture, relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by that Trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee in its capacity as indenture trustee and any action taken by it that materially affects the Notes and that has not been previously reported.

The Indenture Trustee

The indenture trustee for a series of Notes will be specified in the prospectus supplement.  The indenture trustee for any series may resign at any time in accordance with the terms of the indenture, in which event the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for that series.  The depositor or the appropriate party designated in the indenture may also remove any indenture trustee if that indenture trustee ceases to be eligible to continue as the indenture trustee under the related indenture, if that indenture trustee becomes insolvent or for any other grounds specified in the indenture.  In those circumstances the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for the applicable series of Notes.  Any resignation or removal of the indenture trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for that series.

The bank or trust company serving as indenture trustee may have a banking relationship with the depositor or any of its affiliates, a servicer or any of its affiliates or the master servicer or any of its affiliates.  To the extent consistent with its fiduciary obligations as indenture trustee, the indenture trustee may delegate its duties to one or more agents as provided in the indenture and the Agreement.

Description of Credit Support

General

For any series of Notes or Certificates, as applicable, credit support may be provided for one or more classes of the series or the related Assets.  Credit support may be in the form of:

•

the subordination of one or more classes of Notes or Certificates, as applicable;

•

letters of credit;

•

insurance policies;

•

guarantees;

•

the establishment of one or more reserve funds; or

•

any other method of credit support described in the prospectus supplement, or any combination of the foregoing.

Any form of credit support may be structured so as to be drawn upon by more than one series to the extent described in the prospectus supplement.

The coverage provided by any credit support will be described in the prospectus supplement.  Generally, that coverage will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Notes or Certificates, as applicable, and interest on the Security Balance.  If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, securityholders will bear their allocable share of deficiencies.  Moreover, if a form of credit support covers more than one series of Notes or Certificates, as applicable (each, a “Covered Trust”), securityholders evidencing interests in any of those Covered Trusts will be subject to the risk that the credit support will be exhausted by the claims of other Covered Trusts before that Covered Trust receiving any of its intended share of that coverage.

If credit support is provided for one or more classes of Notes or Certificates, as applicable, of a series, or the related Assets, the prospectus supplement will include a description of

(a)

the nature and amount of coverage under that credit support,

(b)

any conditions to payment under the prospectus supplement not otherwise described in this prospectus,

(c)

the conditions (if any) under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced and

(d)

the material provisions relating to that credit support.

Additionally, the prospectus supplement will set forth information with respect to the obligor under any financial guaranty insurance policy, letter of credit, guarantee or similar instrument of credit support, including

(1)

a brief description of its principal business activities,

(2)

its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

(3)

if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

(4)

its total assets, and its stockholders’ or policyholders’ surplus, if applicable, as of the date specified in the prospectus supplement.

Subordinate Securities

One or more classes of Notes or Certificates, as applicable, of a series may be Subordinate Notes or Subordinate Certificates, as applicable, if specified in the prospectus supplement.  The rights of the holders of Subordinate Notes or Subordinate Certificates, as applicable, to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to those rights of the holders of Senior Notes or Senior Certificates, as applicable.  The subordination of a class may apply only in the event of (or may be limited to) particular types of losses or shortfalls.  The prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Notes or Subordinate Certificates, as applicable, in a series, the circumstances in which that subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Cross-Support Provisions

If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Notes or Certificates, as applicable, of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Notes or Senior Certificates, as applicable, evidencing interests in one group of mortgage loans before distributions on Subordinate Notes or Subordinate Certificates, as applicable, evidencing interests in a different group of mortgage loans within the trust fund.  The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

Limited Guarantee

If specified in the prospectus supplement for a series of Notes or Certificates, as applicable, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named in the prospectus supplement.

Financial Guaranty Insurance Policy or Surety Bond

Credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer named in the policy or surety bond, if specified in the prospectus supplement.

Letter of Credit

Alternative credit support for a series of Notes or Certificates, as applicable, may be provided by the issuance of a letter of credit by the bank or financial institution specified in the prospectus supplement.  The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued for a series of Notes or Certificates, as applicable, will be set forth in the prospectus supplement relating to that series.

Pool Insurance Policies

If specified in the prospectus supplement relating to a series of Notes or Certificates, as applicable, a pool insurance policy for the mortgage loans in the related trust fund will be obtained.  The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default to the extent a related mortgage loan is not covered by any primary mortgage insurance policy.  The amount and principal terms of any pool insurance coverage will be set forth in the prospectus supplement.

Special Hazard Insurance Policies

A special hazard insurance policy may also be obtained for the related trust fund, if specified in the prospectus supplement, in the amount set forth in the prospectus supplement.  The special hazard insurance policy will, subject to the limitations described in the prospectus supplement, protect against loss by reason of damage to Mortgaged Properties caused by hazards not insured against under the standard form of hazard insurance policy for the respective states, in which the Mortgaged Properties are located.  The amount and principal terms of any special hazard insurance coverage will be set forth in the prospectus supplement.

Borrower Bankruptcy Bond

Losses resulting from a bankruptcy proceeding relating to a borrower affecting the mortgage loans in a trust fund for a series of Notes or Certificates, as applicable, will, if specified in the prospectus supplement, be covered under a borrower bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Notes or Certificates, as applicable, of a series by the rating agency or agencies that rate that series).  Any borrower bankruptcy bond or any other instrument will provide for coverage in an amount meeting the criteria of the rating agency or agencies rating the Notes or Certificates, as applicable, of the related series, which amount will be set forth in the prospectus supplement.  The amount and principal terms of any borrower bankruptcy coverage will be set forth in the prospectus supplement.

Reserve Funds

If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, deficiencies in amounts otherwise payable on those Notes or Certificates, as applicable, or specific classes of Notes or Certificates, as applicable, will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination of these will be deposited, in the amounts so specified in the prospectus supplement.  The reserve funds for a series may also be funded over time by depositing a specified amount of the distributions received on the related Assets as specified in the prospectus supplement.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income on these amounts, if any, will be applied for the purposes, in the manner, and to the extent specified in the prospectus supplement.  A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Notes or Certificates, as applicable.  If specified in the prospectus supplement, reserve funds may be established to provide limited protection against only some types of losses and shortfalls.  Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application to the Notes or Certificates, as applicable.

Money deposited in any reserve funds will be invested in Permitted Investments, to the extent specified in the prospectus supplement.  To the extent specified in the prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to the reserve fund.  However, that income may be payable to any related servicer or another service provider or other entity.  To the extent specified in the prospectus supplement, the reserve fund, if any, for a series will not be a part of the trust fund.

Additional information concerning any reserve fund will be set forth in the prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to securityholders and use of investment earnings from the reserve fund, if any.

Overcollateralization

If specified in the prospectus supplement, subordination provisions of a trust fund may be used to accelerate to a limited extent the amortization of one or more classes of Notes or Certificates, as applicable, relative to the amortization of the related Assets.  The accelerated amortization is achieved by the application of excess interest to the payment of principal of one or more classes of Notes or Certificates, as applicable.  This acceleration feature creates, for the Assets or groups of Assets, overcollateralization, which is the excess of the total principal balance of the related Assets, or a group of related Assets, over the principal balance of the related class or classes of Notes or Certificates, as applicable.  This acceleration may continue for the life of the related Security, or may be limited.  In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to the provisions specified in the prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Primary Mortgage Insurance Policies

The servicer will maintain or cause to be maintained with respect to each mortgage loan, a primary mortgage insurance policy in accordance with the underwriting standards described in the related prospectus supplement. Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted mortgage loan, plus accrued and unpaid interest thereon and approved expenses, over a specified percentage of the value of the related mortgaged property.

As conditions to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the borrower, to:

•

advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the insurer, real estate taxes, property protection and preservation expenses and foreclosure and related costs,

•

in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, and

•

tender to the insurer good and merchantable title to, and possession of, the mortgaged property.

Certain Legal Aspects of Mortgage Loans

The following discussion contains summaries, which are general in nature, of legal aspects of loans secured by multi-family residential properties.  Because these legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage loans is situated.  The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.

General

All of the mortgage loans are evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending on the prevailing practice and law in the state in which the Mortgaged Property is located.  Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages.”  Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to that instrument as well as the order of recordation of the instrument in the appropriate public recording office.  However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

A mortgage either creates a lien against or constitutes a conveyance of real property between two parties—a borrower (usually the owner of the subject property) and a mortgagee (the lender).  In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made.  As used in this prospectus, unless the context otherwise requires, “borrower” includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note.  A deed to secure debt typically has two parties.  By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note.

In case the borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower.  At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note.  The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, some federal laws (including the Servicemembers’ Civil Relief Act) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

The mortgages that encumber multifamily properties may contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while retaining a revocable license to collect the rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect the rents.  Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

Interest in Real Property

The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements.  However, that instrument may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by that lease.  An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating that interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of that interest before the mortgage, deed of trust, security deed or deed to secure debt is paid.  The depositor, the Asset Seller or other entity specified in the prospectus supplement will make representations and warranties in the Agreement or representations and warranties will be assigned to the trustee for any mortgage loans secured by an interest in a leasehold estate.  Those representation and warranties, if applicable, will be set forth in the prospectus supplement.

Cooperative Loans

If specified in the prospectus supplement, the mortgage loans may also consist of cooperative apartment loans (“Cooperative Loans”) secured by security interests in shares issued by a cooperative housing corporation (a “Cooperative”) and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings.  The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office.  That lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the building.  The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance.  If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property borrower, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations.  A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the Cooperative’s apartment building or obtaining of capital by the Cooperative.  The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.

If the Cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.  Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity.  The inability of the Cooperative to refinance a mortgage and its consequent inability to make that final payment could lead to foreclosure by the mortgagee.  Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreement.  In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the Cooperative Loans.

The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements that confer exclusive rights to occupy specific units.  Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing that tenant-stockholder’s pro rata share of the Cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses.  An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative Loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares.  The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral.  Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.  See “—Foreclosure—Cooperative Loans” below.

Foreclosure

General

Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage.  If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

Foreclosure procedures for the enforcement of a mortgage vary from state to state.  Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument.  There are several other foreclosure procedures available in some states that are either infrequently used or available only in some limited circumstances, such as strict foreclosure.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property.  Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property.  Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming.  Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.  Those sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure.  These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair.  Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.

In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules to accommodate borrowers who are suffering from a temporary financial disability.  In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property.  The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it.  Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice.  For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

Non-Judicial Foreclosure/Power of Sale

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to the power of sale granted in the deed of trust.  A power of sale is typically granted in a deed of trust.  It may also be contained in any other type of mortgage instrument.  A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law.

In some states, before the sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale.  In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.  A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation.  In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale.  Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states.  Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights that may exist and the possibility of physical deterioration of the property during the foreclosure proceedings.  For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure.  Generally, state law controls the amount of foreclosure costs and expenses that may be recovered by a lender.  Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property.  For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale.  The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property.  Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.  Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings.  Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, that may be recovered by a lender.

A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure.  In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure.  Accordingly, for those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property the lender’s title will be subject to all senior mortgages, prior liens and specific governmental liens.

The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted.  Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default.  Any additional proceeds are generally payable to the borrower.  The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by those holders.

Rights of Redemption

The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the borrower, and all persons who have an interest in the property that is subordinate to the mortgage being foreclosed, from exercise of their “equity of redemption.” The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest that is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest.  In addition, in some states, when a foreclosure action has begun, the redeeming party must pay some of the costs of that action.  Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

The equity of redemption is a common-law (non-statutory) right that exists before completion of the foreclosure, is not waivable by the borrower, must be exercised before foreclosure sale and should be distinguished from the post-sale statutory rights of redemption.  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale.  In some states, statutory redemption may occur only upon payment of the foreclosure sale price.  In other states, redemption may be authorized if the former borrower pays only a portion of the sums due.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property.  The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust.  Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.  In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years from the close of the calendar year of its acquisition.  For a series of Notes or Certificates, as applicable, for which an election is made to qualify the trust fund or a part of the trust fund as a REMIC, the Agreement will permit foreclosed property to be held for more than such three year period if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for that additional period is permissible under the REMIC Provisions.

Cooperative Loans

The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative’s certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by that tenant-stockholder.  The proprietary lease or occupancy agreement generally permit the Cooperative to terminate the lease or agreement in the event a borrower fails to make payments or defaults in the performance of covenants required under the proprietary lease or occupancy agreement.  Typically, the lender and the Cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate that lease or agreement until the lender has been provided with an opportunity to cure the default.  The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative’s right to sums due under that proprietary lease or occupancy agreement.  The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on the Cooperative Loan.

Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.  Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares.  Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case.  In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.  Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.  Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building that was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to tenants who elected to remain in a building so converted.

Junior Mortgages

Some of the mortgage loans may be secured by junior mortgages or deeds of trust, that are subordinate to first or other senior mortgages or deeds of trust held by other lenders.  The rights of the trust fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the borrower, to cause a foreclosure on the property.  Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee’s or junior beneficiary’s lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings.  See “—Foreclosure” above.

Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern.  Upon a failure of the borrower or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself.  Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.  To the extent a first mortgagee expends these sums, these sums will generally have priority over all sums due under the junior mortgage.

Anti-Deficiency Legislation and Other Limitations on Lenders

Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.  A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.  In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security.  In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action.  Consequently, the practical effect of the election requirement, in those states permitting that election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.  Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale.  The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security.  For example, numerous statutory provisions under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the “Bankruptcy Code”), may interfere with or affect the ability of the secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment.  Under federal bankruptcy law, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and often no interest or principal payments are made during the course of the bankruptcy proceeding.  In a case under the Bankruptcy Code, the secured party is precluded from foreclosing without authorization from the bankruptcy court.  In addition, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 plan to cure a monetary default in respect of a mortgage loan by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no foreclosure sale had yet occurred) before the filing of the debtor’s petition.  Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the case, that affected the curing of a mortgage loan default by paying arrearages over a number of years.

If a mortgage loan is secured by property not consisting solely of the debtor’s principal residence, the Bankruptcy Code also permits that mortgage loan to be modified.  These modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender’s security interest to the value of the property, thus leaving the lender in the position of a general unsecured creditor for the difference between the value of the property and the outstanding balance of the mortgage loan.  Some courts have permitted these modifications when the mortgage loan is secured both by the debtor’s principal residence and by personal property.

Some tax liens arising under the Code may in some circumstances provide priority over the lien of a mortgage or deed of trust.  In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws.  These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes.  These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law.  In some cases this liability may affect assignees of the mortgage loans.

Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement.  Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Federal Bankruptcy Laws Relating to Mortgage Loans Secured by Multifamily Property

Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a bankruptcy or reorganization case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in- possession rejects an executory contract or an unexpired lease, rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, if the mortgagor is the other party or parties to the executory contract or unexpired lease, such as a lessor under a lease, the mortgagor would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for damages from the termination of a lease of real property will be limited to the sum of (1) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the lender repossessed, or the lessee surrendered, the leased property, and (2) any unpaid rent due under the lease, without acceleration, on the earlier of these dates.

Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor, or a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Under Section 365(f) of the Bankruptcy Code, if a trustee assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. In addition, no party to an executory contract or an unexpired lease may terminate or modify any rights or obligations under an executory contract or an unexpired lease at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the executory contract or unexpired lease or in applicable law conditioned upon the assignment of the executory contract or unexpired lease. Thus, an undetermined third party may assume the obligations of the lessee or a mortgagor under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee or a mortgagor, as applicable.

Under Sections  363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related mortgage loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of the sale.

Environmental Considerations

A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property.  Property subject to a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection.  These laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos-containing materials; and/or management of electrical or other equipment containing polychlorinated biphenyls (“PCBs”).  Failure to comply with these laws and regulations may result in significant penalties, including civil and criminal fines.  Under the laws of some states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs.  Generally all subsequent liens on that property are subordinated to the environmentally-related lien and, in some states, even prior recorded liens are subordinated to these liens (“Superliens”).  In the latter states, the security interest of the trustee in a property that is subject to a Superlien could be adversely affected.

Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended (“CERCLA”), and under state law in some states, a secured party that takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes particular types of activities that may constitute management of the mortgaged property may become liable in some circumstances for the cleanup costs of remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property.  These cleanup costs may be substantial.  CERCLA imposes strict, as well as joint and several, liability for environmental remediation and/or damage costs on several classes of “potentially responsible parties,” including current “owners and/or operators” of property, irrespective of whether those owners or operators caused or contributed to the contamination on the property.  In addition, owners and operators of properties that generate hazardous substances that are disposed of at other “off-site” locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations.  Many states also have laws that are similar to CERCLA.  Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the total assets of the property owner.

Although some provisions of the Asset Conservation Act (as defined in this prospectus) apply to trusts and fiduciaries, the law is somewhat unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender, such as the trust fund.  Under the laws of some states and under CERCLA, a lender may be liable as an “owner or operator” for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if that lender or its agents or employees have “participated in the management” of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party.  Excluded from CERCLA’s definition of “owner or operator” is a person “who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest” (the “secured-creditor exemption”).  This exemption for holders of a security interest such as a secured lender applies only to the extent that a lender seeks to protect its security interest in the contaminated facility or property.  Thus, if a lender’s activities begin to encroach on the actual management of that facility or property, the lender faces potential liability as an “owner or operator” under CERCLA.  Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

The Resource Conservation and Recovery Act, as amended (“RCRA”), contains a similar secured-creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank (“UST”) or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which a UST is located.  As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a UST owner or operator if that lender or its employees or agents participate in the management of the UST.  In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under some circumstances the secured-creditor exemption may be deemed to be unavailable.

A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA’s secured-creditor exemption.  The court’s opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower’s treatment of hazardous waste.  The court added that a lender’s capacity to influence these decisions could be inferred from the extent of its involvement in the facility’s financial management.  A subsequent decision by the United States Court of Appeals for the Ninth Circuit in re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent “some actual management of the facility” on the part of the lender.

Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability.  Until recently, these efforts have failed to provide substantial guidance.

On September 28, 1996, however, Congress enacted, and on September 30, 1996, the President signed into law the Asset Conservation Lender Liability and Deposit Insurance Protection Act of 1996 (the “Asset Conservation Act”).  The Asset Conservation Act was intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA.  The Asset Conservation Act more explicitly defined the kinds of “participation in management” that would trigger liability under CERCLA and specified activities that would not constitute “participation in management” or otherwise result in a forfeiture of the secured-creditor exemption before foreclosure or during a workout period.  The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized specific regulatory clarifications of the scope of the secured-creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined.  It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof.  It is therefore possible that cleanup or other environmental liability costs could become a liability of the trust fund and occasion a loss to the trust fund and to securityholders in some circumstances.  The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws that may impose liability on “owners or operators” but do not incorporate the secured-creditor exemption.

Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property before the origination of the mortgage loan or before foreclosure or accepting a deed-in-lieu of foreclosure.  Neither the depositor nor any servicer makes any representations or warranties or assumes any liability with respect to: environmental conditions of the Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on, near or emanating from the Mortgaged Property; the impact on securityholders of any environmental condition or presence of any substance on or near the Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws.  In addition, no agent, person or entity otherwise affiliated with the depositor is authorized or able to make any representation, warranty or assumption of liability relative to any Mortgaged Property.

Due-on-Sale Clauses

The mortgage loans may contain due-on-sale clauses.  These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells, transfers or conveys the related Mortgaged Property.  The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, for some loans the Garn-St. Germain Depository Institutions Act of 1982 (the “Garn-St. Germain Act”) preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions.  Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of those clauses.  Similarly, “due-on-sale” clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a “due-on-sale” clause, notwithstanding the fact that a transfer of the property may have occurred.  These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance.  Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.  The inability to enforce a “due-on-sale” clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Prepayment Charges and Late Fees; Debt-Acceleration Clauses

Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges.  Although the Alternative Mortgage Transaction Parity Act of 1982 (the “Parity Act”), permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act.  As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement.  The related servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the certificates.  The Office of Thrift Supervision (“OTS”), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003.  However, the OTS’s ruling does not retroactively affect loans originated before July 1, 2003.

Some of the Commercial, Multifamily and Mixed-Use Mortgage Loans included in a trust will include a “debt-acceleration“ clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower.  The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices.  The courts of any state, however, may refuse to permit foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.  Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys’ fees incurred by the lender in collecting such defaulted payments.

Subordinate Financing

Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks, such as:

•

The borrower may have difficulty repaying multiple loans.  In addition, if the junior loan permits recourse to the borrower (as junior loans often do) and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

•

Acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender.  For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.

•

If the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender.  Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations will not apply to some types of residential first mortgage loans originated by lenders after March 31, 1980.  A similar federal statute was in effect for mortgage loans made during the first three months of 1980.  The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.  The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.  In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.  Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

The depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980, are subject to federal preemption.  Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges before origination of those mortgage loans, any limitation under that state’s usury law would not apply to those mortgage loans.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of that state action will be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for the interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that its terms will be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan.  One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty.  Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest.  A second group of statutes is more severe.  A violation of this type of usury law results in the invalidation of the transaction, thus permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions.  Those restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law.  These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act (“Title VIII”).  Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.  Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, before October 15, 1985, a law or constitutional provision expressly rejecting the applicability of those provisions.  Some states have taken that action.

Servicemembers’ Civil Relief Act

Under the terms of the Servicemembers’ Civil Relief Act and similar state and local laws (the “Relief Act”), a borrower who enters military service after the origination of the borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender.  The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military.  Because the Relief Act applies to borrowers who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on some of the mortgage loans.  Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Notes or Certificates, as applicable, and would not be covered by advances.  These shortfalls will be covered by the credit support provided in connection with the Notes or Certificates, as applicable, only to the extent provided in the prospectus supplement.  In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under some circumstances, during an additional three month period thereafter.  Thus, if an affected mortgage loan goes into default, there may be delays and losses occasioned thereby.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations (“RICO”) statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes.  Under procedures contained in the Comprehensive Crime Control Act of 1984 (the “Crime Control Act”), the government may seize the property even before conviction.  The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, “reasonably without cause to believe” that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Commercial, Multifamily and Mixed Use Loans

The market value of any Commercial, Multifamily or Mixed-Use Mortgaged Property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the commercial or dwelling units, the sale price, the value of any alternative uses, or such other factors as are considered by the originator.  Because a default on a Commercial, Multifamily or Mixed-Use Mortgage Loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated.  To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit enhancement, a loss may be experienced.  With respect to any Multifamily Mortgaged Property consisting of an apartment building owned by a cooperative, the cooperative’s ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders.  Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders.  The cooperative’s ability to pay the principal balance of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan.  The depositor, the seller and the master servicer will have no obligation to provide refinancing for any such mortgage.

In most states, hotel and motel room rates are considered accounts receivable under the UCC.  Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel.  In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection.  Mortgage loans secured by hotels or motels may be included in the trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse.  A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates.  However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower without a hearing or the lender’s consent, or unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use.

Leases and Rents

Some of the Commercial, Multifamily and Mixed-Use Mortgage Loans are secured by an assignment of leases (each , a “lease“) and rents of one or more lessees (each, a “lessee“), either through a separate document of assignment or as incorporated in the mortgage.  Under such assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation.  The manner of perfecting the lender’s interest in rents may depend on whether the borrower’s assignment was absolute or one granted as security for the loan.  Failure to properly perfect the lender’s interest in rents may result in the loss of a substantial pool of funds that otherwise could serve as a source of repayment for the loan.  In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents.  Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents.  Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession.  Such risks include liability for environmental clean-up costs and other risks inherent to property ownership.  In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.  In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender’s security interest.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA“), owners of public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent “readily achievable.”  In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and useable by disabled individuals.  The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person.  In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord.  Furthermore, because the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing secured party who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Material Federal Income Tax Considerations

General

The following discussion represents the opinions of McKee Nelson LLP and Thacher Proffitt & Wood LLP as to the material federal income tax consequences of the purchase, ownership and disposition of the Notes or Certificates, as applicable, offered under this prospectus.  These opinions assume compliance with all provisions of the Agreements pursuant to which the Notes or Certificates, as applicable, are issued.  This discussion is directed solely to securityholders that hold the Notes or Certificates, as applicable, as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules.  Further, the authorities on which this discussion, and the opinions referred to below, are based are subject to change or differing interpretations, which could apply retroactively.

In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state, local and other tax consequences, if any, of the purchase, ownership and disposition of the Notes or Certificates, as applicable.  See “State and Other Tax Considerations.”  The depositor recommends that securityholders consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Notes or Certificates, as applicable, offered under this prospectus.

The following discussion addresses securities of four general types:

•

securities (“REMIC Securities”) representing interests in a trust fund, or a portion of a trust fund, that the trustee will elect to have treated as a real estate mortgage investment conduit (“REMIC”) under Sections 860A through 860G (the “REMIC Provisions”) of the Code;

•

securities (“Grantor Trust Securities”) representing interests in a trust fund (a “Grantor Trust Fund”) as to which no election will be made;

•

securities (“Partnership Certificates”) representing equity interests in a trust fund (a “Partnership Trust Fund”) which is treated as a partnership for federal income tax purposes; and

•

securities (“Debt Securities”) representing indebtedness of a Partnership Trust Fund or a trust fund which is disregarded as a separate entity for federal income tax purposes.

The prospectus supplement for each series of Notes or Certificates, as applicable, will indicate which of the foregoing treatments will apply to that series and, if a REMIC election (or elections) will be made for the related trust fund, will identify all “regular interests” and “residual interests” in the REMIC.  For purposes of this tax discussion,

(1)

references to a “securityholder” or a “holder” are to the beneficial owner of a Security,

(2)

references to “REMIC Pool” are to an entity or portion thereof as to which a REMIC election will be made and

(3)

to the extent specified in the prospectus supplement, references to “mortgage loans” include Contracts.

The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271 through 1275 of the Code and in the Treasury regulations promulgated thereunder (the “OID Regulations”), and in part upon the REMIC Provisions and the Treasury regulations promulgated thereunder (the “REMIC Regulations”).  In addition, the OID Regulations do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, prepayable securities such as the Notes or Certificates, as applicable.

Taxable Mortgage Pools

Corporate income tax can be imposed on the net income of some entities issuing non-REMIC debt obligations secured by real estate mortgages (“Taxable Mortgage Pools”).  Any entity other than a REMIC (as defined in this prospectus) will be considered a Taxable Mortgage Pool if

(1)

substantially all of the assets of the entity consist of debt obligations and more than 50% of those obligations (determined by adjusted tax basis) consist of “real estate mortgages,”

(2)

that entity is the borrower under debt obligations with two or more maturities, and

(3)

under the terms of the debt obligations on which the entity is the borrower, payments on those obligations bear a relationship to payments on the obligations held by the entity.

Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity’s issues of debt obligations.  The depositor generally will structure offerings of non-REMIC Securities to avoid the application of the Taxable Mortgage Pool rules.

REMICs

Classification of REMICs

For each series of REMIC Securities, McKee Nelson LLP or Thacher Proffitt & Wood LLP (as applicable, “Federal Tax Counsel”) will deliver an opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust fund (or each applicable portion of the trust fund) will qualify as a REMIC and the REMIC Securities offered with respect thereto will be considered to evidence ownership of “regular interests” (“Regular Securities”) or “residual interests” (“Residual Securities”) in the REMIC within the meaning of the REMIC Provisions.

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code.  The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day” (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments.”  The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the total adjusted basis of the nonqualified assets is less than 1% of the total adjusted basis of all the REMIC Pool’s assets.  An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets.  A REMIC Pool also must provide “reasonable arrangements” to prevent its residual interests from being held by “disqualified organizations” or agents of “disqualified organizations” and must furnish applicable tax information to transferors or agents that violate this requirement.  The pooling and servicing agreement for each series of REMIC Securities will contain provisions meeting these requirements.  See “—Taxation of Owners of Residual Securities—Tax-Related Restrictions on Transfer of Residual Securities—Disqualified Organizations” below.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day.  Qualified mortgages include whole mortgage loans and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC.  The REMIC Regulations specify that loans secured by timeshare interests, shares held by a tenant stockholder in a cooperative housing corporation, and manufactured housing that qualifies as a “single family residence” under Code Section 25(e)(10) can be qualified mortgages.  A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

(1)

in exchange for any qualified mortgage within a three-month period from the Startup Day; or

(2)

in exchange for a “defective obligation” within a two-year period from the Startup Day.

A “defective obligation” includes:

(1)

a mortgage in default or as to which default is reasonably foreseeable;

(2)

a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

(3)

a mortgage that was fraudulently procured by the borrower; and

(4)

a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

A mortgage loan that is “defective” as described in clause (4) above that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property.  A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool.  A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and other contingencies.  The reserve fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages.  A reserve fund must be reduced “promptly and appropriately” to the extent no longer reasonably required.  Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally may not be held for more than three taxable years after the taxable year of acquisition unless extensions are granted by the Secretary of the Treasury.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet specific requirements.  All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata.

•

A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages.  That specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages.  The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.

•

A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest.

An interest in a REMIC Pool may be treated as a regular interest even if payments of principal for that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls.  Accordingly, except as disclosed in a related prospectus supplement, in the opinion of Federal Tax Counsel, the Regular Securities of a series will constitute one or more classes of regular interests, and the Residual Securities for that series will constitute a single class of residual interests for each REMIC Pool.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter.  In that event, that entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below.  Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, none of these regulations have been issued.  Any relief provided, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund’s income for the period in which the requirements for that status are not satisfied.  The pooling and servicing agreement for each REMIC Pool will include provisions designed to maintain the trust fund’s status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be terminated.

Characterization of Investments in REMIC Securities

The REMIC Securities will be treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying these Notes or Certificates, as applicable, would be so treated.  Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year.

Interest (including original issue discount) on the Regular Securities and income allocated to the class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that the Notes or Certificates, as applicable, are treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code.  In addition, the Regular Securities generally will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests in the REMIC.

The assets of the REMIC Pool will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.  It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections.  The REMIC Regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code.  Furthermore, foreclosure property generally will qualify as “real estate assets” under Section 856(c)(4)(A) of the Code.

Tiered REMIC Structures

For some series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs (“Tiered REMICs”) for federal income tax purposes.  Upon the issuance of any of these series of REMIC Securities, Federal Tax Counsel will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the Tiered REMICs will each qualify as a REMIC and the respective interests issued by each Tiered REMIC will be considered to evidence ownership of regular interests or residual interests in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC Securities will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on those Notes or Certificates, as applicable, is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

Taxation of Owners of Regular Securities

(1)

General

Except as otherwise indicated herein, the Regular Securities will be treated for federal income tax purposes as debt instruments that are issued by the REMIC and not as beneficial interests in the REMIC or the REMIC’s assets.  In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a holder of the Regular Security (the “Regular Securityholder”), and principal payments on a Regular Security will be treated as a return of capital to the extent of the Regular Securityholder’s basis in the Regular Security allocable thereto.  Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by that Regular Securityholder.

Payments of interest on Regular Securities may be based on a fixed rate, a variable rate as permitted by the REMIC Regulations, or may consist of a specified portion of the interest payments on qualified mortgages where such portion does not vary during the period the Regular Security is outstanding. The definition of a variable rate for purposes of the REMIC Regulations is based on the definition of a qualified floating rate for purposes of the rules governing original issue discount set forth in the OID Regulations, with certain modifications and permissible variations.  See “—Variable Rate Regular Securities” below for a discussion of the definition of a qualified floating rate for purposes of the OID Regulations.  A qualified floating rate, as defined above for purposes of the REMIC Regulations (a “REMIC qualified floating rate”), qualifies as a variable rate for purposes of the REMIC Regulations if such REMIC qualified floating rate is set at a “current rate” as defined in the OID Regulations.  In addition, a rate equal to the highest, lowest or an average of two or more REMIC qualified floating rates qualifies as a variable rate for REMIC purposes.  A Regular Security may also have a variable rate based on a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC where each qualified mortgage taken into account has a fixed rate or a variable rate that is permissible under the REMIC Regulations.  Further, a Regular Security may have a rate that is the product of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier, is a constant number of basis points more or less than a REMIC qualified floating rate or a weighted average rate, or is the product, plus or minus a constant number of basis points, of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier. An otherwise permissible variable rate for a Regular Security, described above, will not lose its character as such because it is subject to a floor or a cap, including a “funds available cap” as that term is defined in the REMIC Regulations.  Lastly, a Regular Security will be considered as having a permissible variable rate if it has a fixed or otherwise permissible variable rate during one or more payment or accrual periods and different fixed or otherwise permissible variable rates during other payment or accrual periods.

(2)

Original Issue Discount

Accrual Securities will be, and other classes of Regular Securities may be, issued with “original issue discount” within the meaning of Code Section 1273(a).  Holders of any Class or Subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to that income.  The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the “1986 Act”).  Regular Securityholders should be aware, however, that the OID Regulations do not adequately address some of the issues relevant to, and in some instances provide that they are not applicable to, securities, such as the Regular Securities.  To the extent that those issues are not addressed in the regulations, the Seller intends to apply the methodology described in the Conference Committee Report to the 1986 Act.  No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations.  Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions.  A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability.  Investors are advised to consult their own tax advisors as to the discussion in the OID Regulations and the appropriate method for reporting interest and original issue discount for the Regular Securities.

Each Regular Security will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder’s income.  The total amount of original issue discount on a Regular Security is the excess of the “stated redemption price at maturity” of the Regular Security over its “issue price.” The issue price of a Class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of that Class is sold to the public (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of the Class as of the issue date.  The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period before the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first Distribution Date.

The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if those distributions constitute “qualified stated interest.” Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security.  Because there is no penalty or default remedy in the case of nonpayment of interest for a Regular Security, it is possible that no interest on any Class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default it is anticipated that the trustee will treat interest for the Regular Securities as qualified stated interest.  Distributions of interest on an Accrual Security, or on other Regular Securities for which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of those Regular Securities includes all distributions of interest as well as principal on the Regular Securities.  Likewise, it is anticipated that the trustee will treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Security is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security.  For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security.  The Conference Committee Report to the 1986 Act provides that the schedule of those distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Securities.  The Prepayment Assumption for a series of Regular Securities will be set forth in the prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will generally be capital gain if the Regular Security is held as a capital asset.  Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method.  See “–Election to Treat All Interest Under the Constant Yield Method” below.

A Regular Securityholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition.  The trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period.  For each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Security.  The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption.  The original issue discount accruing in a full accrual period would be the excess, if any, of:

(1)

the sum of:

(a)

the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period and

(b)

the distributions made on the Regular Security during the accrual period that are included in the Regular Security’s stated redemption price at maturity, over

(2)

the adjusted issue price of the Regular Security at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

(1)

the yield to maturity of the Regular Security at the issue date; and

(2)

the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the total amount of original issue discount for the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security’s stated redemption price at maturity that were made on the Regular Security in those prior periods.  The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.  For an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption.  An increase in prepayments on the mortgage loans for a series of Regular Securities can result in both a change in the priority of principal payments for some Classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount for those Regular Securities.

(3)

Acquisition Premium

A purchaser of a Regular Security having original issue discount at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.  Alternatively, a subsequent purchaser may elect to treat all that acquisition premium under the constant yield method, as described below under the heading “—Election to Treat All Interest Under the Constant Yield Method” below.
(4)

Variable Rate Regular Securities

Regular Securities may provide for interest based on a variable rate.  Under the OID Regulations, interest is treated as payable at a qualified variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount, (2) it does not provide for any principal payments that are contingent, within the meaning of the OID Regulations, except as provided in (1),  and (3) the interest compounds or is payable at least annually at current values of

(a)

one or more “qualified floating rates,”

(b)

a single fixed rate and one or more qualified floating rates,

(c)

a single “objective rate,” or

(d)

a single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds.  A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate.  That rate may also be subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly.  An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party.  However, an objective rate does not include a rate if it is reasonably expected that the average value of such rate during the first half of the Regular Security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Regular Security’s term.  A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the qualified floating rate; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate.  A Class of Regular Securities may be issued under this prospectus that does not have a qualified variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations.  It is possible that a Class may be considered to bear “contingent interest” within the meaning of the OID Regulations.  The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities.  However, if final regulations dealing with contingent interest for Regular Securities apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations.  Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income.  Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or qualified variable rate as described in this paragraph.

The amount of original issue discount for a Regular Security bearing a qualified variable rate of interest will accrue in the manner described above under “—Original Issue Discount,” with the yield to maturity and future payments on that Regular Security generally to be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class, if the Class bears interest at a qualified floating rate or qualified inverse floating rate, or based on a fixed rate which reflects the reasonably expected yield for the relevant Class, if the Class bears interest at an objective rate (other than a qualified inverse floating rate).  Unless required otherwise by applicable final regulations, it is anticipated that the trustee will treat interest, other than variable interest on an interest-only or super-premium Class, as qualified stated interest at the qualified variable rate.  However, the qualified stated interest allocable to an accrual period will be increased (or decreased) if the interest actually paid during the accrual period exceed (or is less than) the interest assumed to be paid under the rate just described.

(5)

Market Discount

A subsequent purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278.  Under these sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Security (1) is exceeded by the remaining outstanding principal payments and interest payments other than qualified stated interest payments due on a Regular Security, or (2) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of that Regular Security at the time of purchase.  The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on that Regular Security as distributions includible in the stated redemption price at maturity of the Regular Security are received, in an amount not exceeding that distribution.  The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption.  The Conference Committee Report to the 1986 Act provides that until these regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate, or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.  The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received.  The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable on the Regular Security.  The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for that year.  Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of.

As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.  See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which that election may be deemed to be made.  A person who purchases a Regular Security at a price lower than the remaining amounts includible in the stated redemption price at maturity of the security, but higher than its adjusted issue price, does not acquire the Regular Security with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price.

Market discount for a Regular Security will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Security (or, in the case of a Regular Security having original issue discount, the adjusted issue price of that Regular Security) multiplied by the weighted average maturity of the Regular Security (presumably determined as described above in the third paragraph under “—Original Issue Discount” above) remaining after the date of purchase.  It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount.  See “—Original Issue Discount” above.

Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules.  Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a particular Class of Regular Securities.  Prospective investors in Regular Securities should consult their own tax advisors regarding the application of the market discount rules to the Regular Securities and the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

(6)

Amortizable Premium

A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium.  If the Regular Securityholder holds that Regular Security as a “capital asset” within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize the premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Security.  The election will apply to all taxable debt obligations (including REMIC regular interests) acquired by the Regular Securityholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service.  The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations as the Regular Securities, although it is unclear whether the alternatives to the constant interest method described above under “Market Discount” are available.  Amortizable bond premium generally will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item.  See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

(7)

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.  For purposes of applying the constant yield method to a debt instrument subject to this election, (1) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.  It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply.  A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election for a debt instrument with amortizable bond premium, the holder is deemed to have made elections to amortize bond premium currently as it accrues under the constant yield method for all premium bonds held by the holder in the same taxable year or thereafter.  Alternatively, if the holder makes this election for a debt instrument with market discount, the holder is deemed to have made elections to report market discount income currently as it accrues under the constant yield method for all market discount bonds acquired by the holder in the same taxable year or thereafter.  The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service.  Investors should consult their own tax advisors regarding the advisability of making this election.

(8)

Treatment of Losses

Regular Securityholders will be required to report income for Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that the losses are uncollectible.  Accordingly, the holder of a Regular Security, particularly a Subordinate Security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year.  In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss that loss with respect to principal sustained during the taxable year on account of any Regular Securities becoming wholly or partially worthless, and that, in general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Securities becoming wholly worthless.  Although the matter is not free from doubt, non-corporate Regular Securityholders should be allowed a bad debt deduction at the time the principal balance of the Regular Securities is reduced to reflect losses resulting from any liquidated mortgage loans.  The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all the mortgage loans remaining in the trust fund have been liquidated or the applicable Class of Regular Securities has been otherwise retired.  The Internal Revenue Service could also assert that losses on the Regular Securities are deductible based on some other method that may defer those deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount.  This may have the effect of creating “negative” original issue discount that may be deductible only against future positive original issue discount or otherwise upon termination of the Class.

Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained for their Regular Securities.  While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business.  Special loss rules may be applicable to banks and thrift institutions.  These taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Securities.

(9)

Sale or Exchange of Regular Securities

If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security.  The adjusted basis of a Regular Security generally will equal the original cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income for the Regular Security and reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium, and by any recognized losses.

Except as described above regarding market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the long-term capital gain holding period (currently, more than one year).  That gain will be treated as ordinary income

(1)

if a Regular Security is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as part of that transaction;

(2)

in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or

(3)

to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on that Regular Security were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder for that Regular Security (the “110% yield rule”).

In addition, gain or loss recognized from the sale of a Regular Security by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).  Long-term capital gains of noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of those taxpayers for property held for more than one year, with further rate reductions for property held for more than five years.  Currently, the maximum tax rate for corporations is the same for both ordinary income and capital gains.

Taxation of Owners of Residual Securities

(1)

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities (“Residual Holders”), and will not be taxed separately to the REMIC Pool.  The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Holders in proportion to their respective holdings of Residual Securities in the REMIC Pool on that day.  REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that

(1)

the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

(2)

all bad loans will be deductible as business bad debts; and

(3)

the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Securities, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Securities.  The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans.   The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Notes or Certificates, as applicable, of any class of the related series outstanding.

The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Securities, on the other hand.  If an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of these mortgage loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities, and the discount on the mortgage loans that is includible in income may exceed the original issue discount deductions allowed with respect to the Regular Securities.  When there is more than one Class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier Classes of Regular Securities to the extent that those Classes are not issued with substantial discount or are issued at a premium.  If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Securities are made.

Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding Classes of Regular Securities, whereas, to the extent the REMIC Pool consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan.  Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of “excess inclusions” below under “—Limitations on Offset or Exemption of REMIC Income.”  The timing of mismatching of income and deductions described in this paragraph, if present for a series of Notes or Certificates, as applicable, may have a significant adverse effect upon a Residual Holder’s after-tax rate of return.

A portion of the income of a Residual Holder may be treated unfavorably in three contexts:

(1)

it may not be offset by current or net operating loss deductions;

(2)

it will be considered unrelated business taxable income to tax-exempt entities; and

(3)

it is ineligible for any statutory or treaty reduction in the 30% withholding tax otherwise available to a foreign Residual Holder.

See “—Limitations on Offset or Exemption of REMIC Income” below.  In addition, a Residual Holder’s taxable income during some periods may exceed the income reflected by those Residual Holders for those periods in accordance with generally accepted accounting principles.  Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Securities.

(2)

Basis and Losses

The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter.  The initial adjusted basis of a purchaser of a Residual Security is the amount paid for that Residual Security.  The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder.  Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom the loss was disallowed and may be used by the Residual Holder only to offset any income generated by the same REMIC Pool.

A Residual Holder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool.  However, if, in any year, cash distributions to a Residual Holder exceed its share of the REMIC’s taxable income, the excess will constitute a return of capital to the extent of the holder’s basis in its Residual Security.  A return of capital is not treated as income for federal income tax purposes, but will reduce the tax basis of the Residual Holder (but not below zero).  If a Residual Security’s basis is reduced to zero, any cash distributions with respect to that Residual Security in any taxable year in excess of its share of the REMIC’s income would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.

A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows.  The REMIC Regulations appear to treat the issue price of the residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool’s basis in its assets.  The preamble to the REMIC Regulations states that the Internal Revenue Service may provide future guidance on the proper tax treatment of payments made by a transferor of the residual interest to induce the transferee to acquire the interest, and Residual Holders should consult their own tax advisors in this regard.

Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Security is greater than the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Holder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder.  The REMIC Regulations currently in effect do not so provide.  See “—Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “—Sale or Exchange of a Residual Security” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

(3)

Treatment of Certain Items of REMIC Income and Expense

Although it is anticipated that the trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations.  The depositor makes no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses for the Regular Securities, and different methods could result in different timing or reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium.   Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of premium will be determined in the same manner as original issue discount income on Regular Securities as described above under “—Taxation of Owners of Regular Securities—Original Issue Discount” and “—Variable Rate Regular Securities,” without regard to the de minimis rule described therein, and “—Amortizable Premium.”

Market Discount.   The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool in those mortgage loans is exceeded by their unpaid principal balances.  The REMIC Pool’s basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool.  The REMIC Regulations provide that the basis is equal to the total of the issue prices of all regular and residual interests in the REMIC Pool.  The market discount must be recognized currently as an item of ordinary income as it accrues, rather than being included in income upon the sale of mortgage loans or as principal on the mortgage loans is paid.  Market discount income generally should accrue in the manner described above under “—Taxation of Owners of Regular Securities—Market Discount.”

Premium.   Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess.  As stated above, the REMIC Pool’s basis in mortgage loans is generally the fair market value of the mortgage loans and is based on the total of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool.  In a manner analogous to the discussion above under “—Taxation of Owners of Regular Securities—Amortizable Premium,” a person that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on mortgage loans originated after September 27, 1985, under the constant yield method.  Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item.  Because substantially all of the borrowers on the mortgage loans are expected to be individuals, Code Section 171 will not be available for premium on mortgage loans originated on or before September 27, 1985.  Premium for those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of those mortgage loans.  The allocation of that premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

(4)

Limitations on Offset or Exemption of REMIC Income

A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment.  That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for that quarterly period of (1) 120% of the long-term applicable federal rate that would have applied to the Residual Security (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of the Residual Security at the beginning of the quarterly period.  For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Security before the beginning of that quarterly period.

The portion of a Residual Holder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Holder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income.  Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder’s excess inclusions will be treated as unrelated business taxable income of the Residual Holder for purposes of Code Section 511.  In addition, REMIC taxable income is subject to 30% withholding tax for persons who are not U.S. Persons (as defined below under “—Tax-Related Restrictions on Transfer of Residual Securities—Foreign Investors”), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise).  See “—Taxation of Certain Foreign Investors—Residual Securities” below.  Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to persons who are not U.S. Persons.

Provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions, (ii) a Residual Holder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year, and (iii) the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

The Internal Revenue Service has authority to promulgate regulations providing that if the aggregate value of the Residual Securities is not considered to be “significant,” then the entire share of REMIC taxable income of a Residual Holder may be treated as excess inclusions subject to the foregoing limitations.  This authority has not been exercised to date.

(5)

Tax-Related Restrictions on Transfer of Residual Securities

Disqualified Organizations.  If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions for that Residual Security for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations.  The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption.  The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue.  That rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer.  That tax generally would be imposed on the transferor of the Residual Security, except that where the transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Security would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.  Under the REMIC Regulations, an affidavit will be sufficient if the transferee furnishes (A) a social security number, and states under penalties of perjury that the social security number is that of the transferee, or (B) a statement under penalties of perjury that it is not a disqualified organization.

“Disqualified Organization” means the United States, any state or political subdivision of the United States, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors in not selected by any governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 531) that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511.

In addition, if a “Pass-Through Entity” (as defined below) has excess inclusion income for a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period that interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate.  That tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year.  The Pass-Through Entity would not be liable for the tax if (1) it has received an affidavit from the record holder stating, under penalties of perjury, that it is not a Disqualified Organization, or providing the holder’s taxpayer identification number and stating, under penalties of perjury, that the social security number is that of the record owner, and (2) during the period that person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

“Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and corporations operating on a cooperative basis.  Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity.

If an “electing large partnership” holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Section 860E(c) of the Code.  The exception to this tax, otherwise available to a Pass-Through Entity that is furnished particular affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

The pooling and servicing agreement for a series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless (1) the proposed transferee furnished to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing the Residual Security on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman) and (2) the transferor provides a statement in writing to the trustee that it has no actual knowledge that the affidavit is false.  Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.  Each Residual Security for a series will bear a legend referring to those restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership of the Residual Security, to any amendments to the related pooling and servicing agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions.  Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Seller or the trustee may charge a fee for computing and providing that information.

Noneconomic Residual Interests.   The REMIC Regulations disregard transfers of Residual Securities under certain circumstances, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool.  Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person as defined below under “—Foreign Investors”) is disregarded to all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax.  A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion.  The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualified Organizations.” The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.  A safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, and (3) either the formula test or the asset test (each as described below) is satisfied.

The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the Residual Security does not exceed the sum of the present values of (1) any consideration given to the transferee to the acquire the Residual Security, (2) the expected future distributions on the Residual Security, and (3) the anticipated tax savings associated with holding the Residual Security as the REMIC generates losses.  For purposes of this calculation, the present values generally are calculated using a discount rate equal to the applicable federal rate, and the transferee is assumed to pay tax at the highest corporate rate of tax.

The asset test is satisfied if

1.

at the time of the transfer of the Residual Security, and at the close of each of the transferee’s two fiscal years preceding the year of transfer, the transferee’s gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million,

2.

the transferee is a taxable domestic C corporation, other than a RIC, REIT, REMIC or Subchapter T cooperative (an “Eligible Corporation”), that makes a written agreement that any subsequent transfer of the Residual Security will be to another Eligible Corporation in a transaction that satisfies the safe harbor described above, and the transferor does not know, or have reason to know, that the transferee will not honor such agreement, and

3.

the facts and circumstances known to the transferor on or before the date of transfer do not reasonably indicate that the taxes associated with the Residual Security will not be paid.

For purposes of requirement (1), the gross and net assets of a transferee do not include any obligations of a person related to the transferee or any other asset if a principal purpose for holding or acquiring the asset is to permit the transferee to satisfy the asset test.  Further, the formula test will not be treated as satisfied in the case of any transfer or assignment of the Residual Security to a foreign branch of an Eligible Corporation or any other arrangement by which the Residual Security is at any time subject to net tax by a foreign country or possession of the United States.

Foreign Investors.   The REMIC Regulations provide that the transfer of a Residual Security that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes.  This rule appears intended to apply to a transferee who is not a “U.S. Person” (as defined below), unless the transferee’s income is effectively connected with the conduct of a trade or business within the United States.  A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that (1) the future distributions on the Residual Security will equal at least 30% of the anticipated excess inclusions after the transfer, and (2) such amounts will be distributed at or after the time at which the excess inclusions accrue and before the end of the next succeeding taxable year.   A safe harbor in the REMIC Regulations provides that the reasonable expectation requirement will be satisfied if the above test would be met at all assumed prepayment rates for the mortgage loans from 50 percent to 200 percent of the Prepayment Assumption.  If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

The prospectus supplement relating to the Certificates of a series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made.  The term “U.S. Person” means a citizen or resident of the United States, a corporation or partnership (or other entity properly treated as a partnership or as a corporation for federal income tax purposes) created or organized in or under the laws of the United States or of any state (including, for this purpose, the District of Columbia), an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, trusts in existence on August 20, 1996, which are eligible to elect and do elect to be treated as U.S. Persons).

(6)

Sale or Exchange of a Residual Security

Upon the sale or exchange of a Residual Security, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “—Taxation of Owners of Residual Securities—Basis and Losses”) of the Residual Holder in the Residual Security at the time of the sale or exchange.

Further, as described above under “—Taxation of Owners of Residual Securities—Basis and Losses”, if a Residual Security’s basis is reduced to zero, any cash distributions with respect to that Residual Security in any taxable year in excess of its share of the REMIC’s income for that year would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.  If a Residual Holder has an adjusted basis in its Residual Security when its interest in the REMIC Pool terminates, then it will recognize a capital loss (assuming the Residual Security was held as a capital asset) at that time in an amount equal to the remaining adjusted basis.

Any gain on the sale of a Residual Security will be treated as ordinary income (1) if a Residual Security is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Holder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.  In addition, gain or loss recognized from the sale of a Residual Security by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

Except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Securities where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Security.

(7)

Mark to Market Regulations

Treasury regulations provide that a Residual Security acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market pursuant to Section 475 of the Code.

(8)

Inducement Fees

Regulations have been adopted regarding the federal income tax treatment of “inducement fees” received by transferees of non-economic REMIC residual interests. The regulations (i) provide tax accounting rules for the treatment of such fees as income over an appropriate period and (ii) specify that inducement fees constitute income from sources within the United States. Prospective purchasers of the Residual Certificates should consult their tax advisors regarding the effect of these regulations and the tax consequences of receiving any inducement fee.

Taxes That May Be Imposed on the REMIC Pool

(1)

Prohibited Transactions

Income from transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate.  Prohibited transactions generally include:

(1)

the disposition of a qualified mortgages other than for

(a)

substitution for a defective (including a defaulted) obligation within two years of the Startup Day (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day;

(b)

foreclosure, default, or imminent default of a qualified mortgage;

(c)

bankruptcy or insolvency of the REMIC Pool; or

(d)

a qualified (complete) liquidation;

(2)

the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

(3)

the receipt of compensation for services; or

(4)

the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Notwithstanding (1) and (4) above, it is not a prohibited transaction to sell a qualified mortgage or cash flow investment held by a REMIC Pool to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Notes or Certificates, as applicable, is outstanding).  The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition for this purpose if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

(2)

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.  Exceptions are provided for cash contributions to the REMIC Pool

(1)

during the three months following the Startup Day,

(2)

made to a qualified reserve fund by a Residual Holder,

(3)

in the nature of a guarantee,

(4)

made to facilitate a qualified liquidation or clean-up call, and

(5)

as otherwise permitted in Treasury regulations yet to be issued.

It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

(3)

Net Income from Foreclosure Property

The REMIC Pool will be subject of federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts.  Generally, property acquired by deed in lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year after the year in which the REMIC Pool acquired that property, with possible extensions.  Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.  It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

(4)

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Securities and Residual Holders within the 90-day period.

(5)

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership.  The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return.  The trustee will be required to sign the REMIC Pool’s returns.  Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding.  The master servicer will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, for the REMIC Pool as agent of the Residual Holders holding the largest percentage interest in the Residual Securities.  If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Holder, the Residual Holder or any other person specified pursuant to Treasury regulations will be required to act as tax matters person.  The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Holders of administrative and judicial proceedings regarding the REMIC Pool’s tax affairs, although other holders of the Residual Securities of the same series would be able to participate in those proceedings in appropriate circumstances.

(6)

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate, or trust will be subject to limitation with respect to some itemized deductions described in Code Section 67, to the extent that those itemized deductions, in total, do not exceed 2% of the investor’s adjusted gross income.  In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of that partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.  In addition, Code Section 68, subject to a phased elimination that is scheduled to expire after 2010, provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser or (1) 3% of the excess of adjusted gross income in excess of a specified threshold amount (which is adjusted annually for inflation), or (2) 80% of the amount of itemized deductions otherwise allowable for that year.  In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool for a regular interest it holds in another REMIC.  Those investors who hold REMIC Securities either directly or indirectly through pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to that limitation on deductions.  In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability.  Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election.  For a REMIC Pool that would be classified as an investment trust in the absence of a REMIC election or that is substantially similar to an investment trust, any holder of a Regular Security that is an individual, trust, estate, or pass-through entity also will be allocated its pro rata share of those expenses and a corresponding amount of income and will be subject to the limitations or deductions imposed by Code Sections 67 and 68, as described above.  The prospectus supplement will indicate if all those expenses will not be allocable to the Residual Securities.

Taxation of Certain Foreign Investors

(1)

Regular Securities

Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), generally will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that (1) the interest is not effectively connected with the conduct of a trade or business in the United States of the securityholder, (2) the Non-U.S. Person is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (3) that Non-U.S. Person complies to the extent necessary with certain certification requirements, which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is a Non-U.S. person.  Each Regular Securityholder should consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Regular Security by a Non-U.S. Person generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person and (ii) in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

If the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by that Non-U.S. Person, the Non-U.S. Person, although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected, will be subject to United States federal income tax at regular rates.  Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security.  The term “Non-U.S. Person” means any person who is not a U.S. Person.

(2)

Residual Securities

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax.  Treasury regulations provide that amount distributed to Residual Holders may qualify as “portfolio interest,” subject to the conditions described in “Regular Securities” above, but only to the extent that (1) the mortgage loans were issued after July 18, 1984, and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in “registered form” within the meaning of Code Section 163 (f) (1).  Generally, mortgage loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form.  Furthermore, Residual Holders will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “—Taxation of Owners of Residual Securities—Limitations on Offset or Exemption of REMIC Income” above.  If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by those Non-U.S. Persons, although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected, the amounts paid to those Non-U.S. Persons will be subject to United States federal income tax at regular rates.  See “—Tax-Related Restrictions on Transfer of Residual Securities—Foreign Investors” above concerning the disregard of transfers having “tax avoidance potential.”  Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

(3)

Backup Withholding

Distributions made on the REMIC Securities, and proceeds from the sale of the REMIC Securities to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount, and, under some circumstances, principal distributions) if the Holder fails to comply with certain identification procedures, unless the Holder is otherwise an exempt recipient under applicable provisions of the Code, and, if necessary, demonstrates such status.  Any amounts to be withheld from distribution on the REMIC Securities would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Holder’s federal income tax liability.

Grantor Trust Funds

Characterization.  For each series of Grantor Trust Securities, Federal Tax Counsel will deliver its opinion that the Grantor Trust Fund will not be classified as an association taxable as a corporation and that the Grantor Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of chapter 1 of subtitle A of the Code.  In this case, beneficial owners of Grantor Trust Securities (referred to in this Prospectus as “Grantor Trust Securityholders”) will be treated for federal income tax purposes as owners of a portion of the Grantor Trust Fund’s assets as described below.

Taxation of Grantor Trust Securityholders.  Subject to the discussion below under “Stripped Certificates” and “Subordinated Certificates,” each Grantor Trust Securityholder will be treated as the owner of a pro rata undivided interest in the assets of the Grantor Trust Fund.  Accordingly, and subject to the discussion below of the recharacterization of the servicing fee, each Grantor Trust Securityholder must include in income its pro rata share of the interest and other income from the assets of the Grantor Trust Fund, including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to the assets, and, subject to limitations discussed below, may deduct its pro rata share of the fees and other deductible expenses paid by the Grantor Trust Fund, at the same time and to the same extent as these items would be included or deducted by the Grantor Trust Securityholder if the Grantor Trust Securityholder held directly a pro rata interest in the assets of the Grantor Trust Fund and received and paid directly the amounts received and paid by the Grantor Trust Fund.  Any amounts received by a Grantor Trust Securityholder in lieu of amounts due with respect to any asset of the Grantor Trust Fund because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

Each Grantor Trust Securityholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that these amounts are reasonable compensation for services rendered to the Grantor Trust Fund.  Grantor Trust Securityholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other miscellaneous itemized deductions exceed two percent of the Grantor Trust Securityholder’s adjusted gross income, and will be allowed no deduction for these expenses in determining their liabilities for alternative minimum tax.  In addition, Section 68 of the Code, subject to a phased elimination that is scheduled to expire after 2010, provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount (adjusted annually for inflation) or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year.  In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of the partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

The servicing compensation to be received by the servicer may be questioned by the IRS as exceeding a reasonable fee for the services being performed in exchange for the servicing compensation, and a portion of the servicing compensation could be recharacterized as an ownership interest retained by the servicer or other party in a portion of the interest payments to be made with respect to the Grantor Trust Fund’s assets.  In this event, a certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code, and either the original issue discount or the market discount rules.  See the discussion below under “—Stripped Certificates”.  Except as discussed below under “Stripped Certificates” or “—Subordinated Certificates,” this discussion assumes that the servicing fees paid to the servicer do not exceed reasonable servicing compensation.

A purchaser of a Grantor Trust Security will be treated as purchasing an interest in each asset in the Grantor Trust Fund at a price determined by allocating the purchase price paid for the certificate among all asset of the Grantor Trust Fund in proportion to their fair market values at the time of the purchase of the certificate.  To the extent that the portion of the purchase price of a Grantor Trust Security allocated to an asset of the Grantor Trust Fund is less than or greater than the stated redemption price at maturity of the asset, the interest in the asset will have been acquired at a discount or premium.  See “—Market Discount” and “—Premium,” below.

The treatment of any discount on an asset of the Grantor Trust Fund will depend on whether the discount represents original issue discount or market discount.  Except as indicated otherwise in the applicable Prospectus Supplement, it is not expected that any asset of the Grantor Trust Fund (other than a Stripped Agency Security or other instrument evidencing ownership of specific interest and/or principal of a particular bond) will have original issue discount (except as discussed below under “Stripped Certificates” or “Subordinated Certificates”).  For the rules governing original issue discount, see “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” above.

The information provided to Grantor Trust Securityholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each asset of the Grantor Trust Fund is acquired.

Market Discount.  A Grantor Trust Securityholder that acquires an undivided interest in the Grantor Trust Fund’s assets may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in an asset of the Grantor Trust Fund is considered to have been purchased at a “market discount”.  For a discussion of the market discount rules under the Code, see “REMICs—Taxation of Owners of Regular Securities—Market Discount” above.  As discussed above, to the extent an asset of the Grantor Trust Fund is a Stripped Agency Security or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount (in lieu of the rules relating to market discount).  See “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” above.

Premium.  To the extent a Grantor Trust Securityholder is considered to have purchased an undivided interest in an asset of the Grantor Trust Fund for an amount that is greater than the stated redemption price at maturity of the interest, the Grantor Trust Securityholder will be considered to have purchased the interest in the asset with “amortizable bond premium” equal in amount to the excess.  For a discussion of the rules applicable to amortizable bond premium, see “REMICs—Taxation of Owners of Regular Securities—Amortizable Premium” above.

Status of the Grantor Trust Securities.  Except for that portion of a trust fund consisting of unsecured home improvement loans and except as qualified below, a Grantor Trust Security owned by a:

•

“domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans . . .  secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), to the extent assets of the Trust consist of mortgage loans and other assets of the type described in that section of the Code.

•

real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets, and interest income on those assets will be considered “interest on obligations secured by mortgages on real property” to that extent within the meaning of Code Section 856(c)(3)(B).

•

REMIC will be considered to represent an “obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

It is not clear whether Grantor Trust Certificates that are Stripped Certificates (as described below under “Stripped Certificates”) should be treated as qualifying under the Code provisions cited in the first two bullet points above to the same extent as Grantor Trust Certificates that are not Stripped Certificate.  Grantor Trust Securityholders are urged to consult their own tax advisors concerning the characterization of the securityholder’s investment for federal income tax purposes.

Stripped Certificates.  Some classes of certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as “Stripped Certificates.” In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a mortgage loan held by the Grantor Trust Fund from ownership of the right to receive some or all of the related interest payments.  Generally, where a separation has occurred, under the stripped bond rules of Section 1286 of the Code, the holder of a right to receive a principal or interest payment on the bond is required to accrue into income, on a constant yield basis under rules governing original issue discount (see “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount”), the difference between the holder’s initial purchase price for the right to receive principal or interest, and the principal or interest payment to be received with respect to that right.  However, a holder of a Stripped Certificate will account for any discount on the Stripped Certificate (other than an interest treated as a “stripped coupon”) as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the Stripped Certificate was treated as zero under the original issue discount de minimis rule when the Stripped Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped from the mortgage assets.

Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following:

•

if any servicing compensation is deemed to exceed a reasonable amount;

•

if the company or any other party retains a retained yield with respect to the assets held by the Grantor Trust Fund;

•

if two or more classes of certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Grantor Trust Fund’s assets; or

•

if certificates are issued which represent the right to interest-only payments or principal-only payments.

The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear.  However, the trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount.  Original issue discount with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest and this accrual of income may be in advance of the receipt of any cash attributable to that income.  See “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” above.  For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest.  The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above.

The precise tax treatment of Stripped Coupon Certificates is substantially uncertain.  The Code could read literally to require that OID computations be made for each payment from each mortgage loan.  However, based on IRS guidance, it appears that all payments from a mortgage loan underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan would be included in the mortgage loan’s stated redemption price at maturity for purposes of calculating income on the Stripped Coupon Certificate under the OID rules of the Code.

Based on current authority it is unclear under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate.  The Code provides that a prepayment assumption must be used to accrue income on any pool of debt instruments the yield on which can be affected by prepayments.  There is no guidance as to whether a Stripped Coupon Certificate or a Stripped Bond Certificate would represent an interest in a pool of debt instruments for purposes of this Code provision.  In addition, the manner in which to take prepayments into account is uncertain.  It is possible that no loss may be available as a result of any particular prepayment, except perhaps to the extent that even if no further prepayments were received a Certificateholder would be unable to recover its basis.  In addition, amounts received in redemption for debt instruments issued by natural persons purchased or issued after June 8, 1997 are treated as received in exchange therefor (that is treated the same as obligations issued by corporations).  This change could affect the character of any loss.

Holders of Stripped Bond Certificates and Stripped Coupon Certificates are encouraged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

Subordinated Certificates.  In the event the Grantor Trust Fund issues two classes of Grantor Trust Securities that are identical except that one class is a subordinate class, with a relatively high certificate pass-through rate, and the other is a senior class, with a relatively low certificate pass-through rate (referred to in this Prospectus as the “Subordinate Certificates” and “Senior Certificates”, respectively), the Grantor Trust Securityholders in the aggregate will be deemed to have acquired the following assets: (1) the principal portion of each mortgage loan plus a portion of the interest due on each mortgage loan (the “Grantor Trust Fund Stripped Bond”), and (2) a portion of the interest due on each mortgage loan equal to the difference between the Interest Rate on the Subordinate Certificates and the Interest Rate on the Senior Certificates, if any, which difference is then multiplied by the Subordinate Class Percentage (the “Grantor Trust Fund Stripped Coupon”).  The “Subordinate Class Percentage” equals the initial aggregate principal amount of the Subordinate Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.  The “Senior Class Percentage” equals the initial aggregate principal amount of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.

The Senior Certificateholders in the aggregate will own the Senior Class Percentage of the Grantor Trust Fund Stripped Bond and accordingly each Senior Certificateholder will be treated as owning its pro rata share of such asset.  The Senior Certificateholders will not own any portion of the Grantor Trust Fund Stripped Coupon.  The Subordinate Certificateholders in the aggregate own both the Subordinate Class Percentage of the Grantor Trust Fund Stripped Bond plus 100% of the Grantor Trust Fund Stripped Coupon, if any, and accordingly each Subordinate Certificateholder will be treated as owning its pro rata share in both assets.  The Grantor Trust Fund Stripped Bond will be treated as a “stripped bond” and the Grantor Trust Fund Stripped Coupon will be treated as “stripped coupons” within the meaning of Section 1286 of the Code.

Although not entirely clear, the interest income on the Subordinate Certificates and the portion of the servicing fee allocable to such certificates that does not constitute excess servicing will be treated by the Grantor Trust Fund as qualified stated interest, assuming the interest with respect to the mortgage loans held by the Grantor Trust Fund would otherwise qualify as qualified stated interest.  Accordingly, except to the extent modified below, the income of the Subordinate Certificates will be reported in the same manner as described generally above for holders of Senior Certificates.

If the Subordinate Certificateholders receive distribution of less than their share of the Grantor Trust Fund’s receipts of principal or interest (the “Shortfall Amount”) because of the subordination of the Subordinate Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had

•

received as distributions their full share of receipts;

•

paid over to the Senior Certificateholders an amount equal to the Shortfall Amount; and

•

retained the right to reimbursement of the relevant amounts to the extent these amounts are otherwise available as a result of collections on the mortgage loans or amounts available from a reserve account or other form of credit enhancement, if any.

Under this analysis,

•

Subordinate Certificateholders would be required to accrue as current income any interest income, original issue discount, or (to the extent paid on assets of the Grantor Trust Fund) accrued market discount of the Grantor Trust Fund that was a component of the Shortfall Amount, even though that amount was in fact paid to the Senior Certificateholders;

•

a loss would only be allowed to the Subordinate Certificateholders when their right to receive reimbursement of the Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse the loss); and

•

reimbursement of the Shortfall Amount prior to a claim of worthlessness would not be taxable income to Subordinate Certificateholders because the amount was previously included in income.

Those results should not significantly affect the inclusion of income for Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.  Moreover, the character and timing of loss deductions are unclear.  Subordinate Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate Certificates including any loss resulting from the failure to recover previously accrued interest or discount income.

Election to Treat All Interest as Original Issue Discount.  The Treasury Regulations relating to original issue discount permit a Grantor Trust Securityholder to elect to accrue all interest, discount, including de minimis market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method.  If an election were to be made with respect to an interest in a mortgage loan with market discount, the Grantor Trust Securityholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the Grantor Trust Securityholder acquires during the year of the election or afterward.  See “—Market Discount” above.  Similarly, a Grantor Trust Securityholder that makes this election for an interest in a mortgage loan that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the Grantor Trust Securityholder owns at the beginning of the first taxable year to which the election applies or acquires afterward.  See “—Premium” above.  The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Security is irrevocable.

Prepayments. The Taxpayer Relief Act of 1997 (the “1997 Act”) contains a provision requiring original issue discount on any pool of debt instruments the yield on which may be affected by reason of prepayments be calculated taking into account the Prepayment Assumption and requiring the discount to be taken into income on the basis of a constant yield to assumed maturity taking account of actual prepayments.

Sale or Exchange of a Grantor Trust Security.  Sale or exchange of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount realized, exclusive of amounts attributable to accrued and unpaid interest (which will be treated as ordinary income allocable to the related asset of the Grantor Trust Fund), and the owner’s adjusted basis in the Grantor Trust Security.  The adjusted basis generally will equal the seller’s cost for the Grantor Trust Security, increased by the original issue discount and any market discount included in the seller’s gross income with respect to the Grantor Trust Security, and reduced, but not below zero, by any premium amortized by the seller and by principal payments on the Grantor Trust Security previously received by the seller.  The gain or loss will, except as discussed below, be capital gain or loss to an owner for which the assets of the Grantor Trust Fund  represented by a Grantor Trust Security are “capital assets” within the meaning of Section 1221.  A capital gain or loss will be long-term or short-term depending on whether or not the Grantor Trust Security has been owned for the long-term capital gain holding period, currently more than one year.

Notwithstanding the foregoing, any gain realized on the sale or exchange of a Grantor Trust Security will be ordinary income to the extent of the seller’s interest in accrued market discount on Grantor Trust Fund assets not previously taken into income.  See “—Market Discount,” above.  Further, Grantor Trust Securities will be “evidences of indebtedness” within the meaning of Section 582(c)(1) to the extent the assets of the grantor trust would be so treated.  Accordingly, gain or loss recognized from the sale of a Grantor Trust Security by a bank or thrift institution to which such section applied will be treated as ordinary gain or loss to the extent selling the assets of the grantor trust directly would be so treated.

Foreign Investors in Grantor Trust Securities.  A holder of a Grantor Trust Security who is not a “U.S. person” (as defined above at “REMICs—Tax Related Restrictions on Transfer of Residual Securities—Foreign Investors”) and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Grantor Trust Security generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on its Grantor Trust Security to the extent attributable to debt obligations held by the Grantor Trust Fund that were originated after July 18, 1984, provided that the Grantor Trust Securityholder complies to the extent necessary with certain certification requirements which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a U.S. person.  Interest or original issue discount on a Grantor Trust Security attributable to debt obligations held by the Grantor Trust Fund that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty).  All holders of Grantor Trust Securities should consult their tax advisors regarding the tax documentation and certifications that must be provided to secure any applicable exemptions from United States withholding taxes.

Any capital gain realized on the sale or other taxable disposition of a Grantor Trust Security by a Non-U.S. Person (as defined above at “REMICs—Taxation of Certain Foreign Investors—Regular Securities”) generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person and (ii) in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income with respect to a Grantor Trust Security held by a Non-U.S. Person is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates.  In this regard, real estate acquired by a Grantor Trust as a result of foreclosure or in lieu of foreclosure could cause a foreign holder to have “effectively connected income” or a U.S. tax filing obligation even in the absence of such income.  In addition, if the Non-U.S. Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits,” within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

Backup Withholding.  Distributions made on the Grantor Trust Securities and proceeds from the sale of the Grantor Trust Securities will be subject to a “backup” withholding tax if, in general, the Grantor Trust Securityholder fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status.  Any amounts so withheld would be refunded by the IRS or allowable as a credit against the Grantor Trust Securityholder’s federal income tax.

Partnership Trust Funds and Disregarded Trust Funds

Classification of Trust Funds

For each series of Partnership Certificates or Debt Securities, Federal Tax Counsel will deliver its opinion that the trust fund will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.  This opinion will be based on the assumption that the parties to the related Agreement and related documents will comply with the terms of those documents.

Taxation of Debt Securityholders

The depositor will agree, and the securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes.  No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, for each series of Debt Securities, Federal Tax Counsel will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes.  The discussion below assumes this characterization of the Debt Securities is correct.

If, contrary to the opinion of counsel, the Internal Revenue Service successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the trust fund.  If so treated, the trust fund might be treated as a publicly traded partnership that would be taxable as a corporation unless it met particular qualifying income tests, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Debt Securities recharacterized as equity.  Treatment of the Debt Securities as equity interests in a partnership could have adverse tax consequences to some holders, even if the trust fund were not treated as a publicly traded partnership taxable as a corporation.  For example, income allocable to foreign holders might be subject to United States tax and United States tax return filing and withholding requirements, income allocable to tax-exempt holders might constitute “unrelated business taxable income” (if some, but not all, of the Debt Securities were recharacterized as equity in a partnership), individual holders might be subject to limitations on their ability to deduct their share of trust fund expenses, and income from the trust fund’s assets would be taxable to owners of Debt Securities without regard to whether cash distributions are made to such owners and without regard to the owners’ method of tax accounting.

Except for the treatment of the allocation of Realized Losses, Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that (1) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special 110% yield rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities.  See “—REMICs—Taxation of Owners of Regular Securities” and “—Sale or Exchange of Regular Securities.”

Allocations of Realized Losses.

The manner in which losses are claimed on the Notes as a result of defaults by the underlying obligors is complex and differs depending on the characterization of the person considered the issuer of the Notes for federal tax purposes.  Whether the Notes are governed by the loss rules for bad debts under Code Section 166 or for worthless securities under Code Section 165 depends on whether the Notes are considered issued by a corporation.  If there is a single corporate holder of the Certificates constituting all of the equity interests in the issuing Trust Fund, then the issuing Trust will be a disregarded entity and the Notes will be considered issued by a corporation subject to the loss rules of Code Section 165 (which affects  both timing and character of loss for corporate taxpayers, and character and possibly timing for other taxpayers).  If the Notes are considered issued by a grantor trust, then the notes may be treated as issued in proportion to the nature of the Certificateholders (e.g, if some Certificateholders are natural persons or partnerships and some are corporations, losses on the Notes would be governed in part by Code Section 166 and in part by Code Section 165).  If the Notes are considered issued by a partnership then they would be governed by the rules under Code Section 166 the same as a REMIC.  Investors should consult their tax advisors as to the character and timing of any loss that can be claimed with respect to a Note.

Further, for federal income tax purposes, (i) Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; (ii) interest on Debt Securities held by a real estate investment trust will not be treated as “interest on obligations secured by mortgages on real property or on interests in real property “within the meaning of Code Section 856(c)(3)(B); (iii) Debt Securities held by a real estate investment trust will not constitute “real estate assets” or “Government securities” within the meaning of Section 856(c)(4)(A) of the Code; (iv) Debt Securities held by a regulated investment company will not constitute “Government securities” within the meaning of Section 851(b)(3)(A)(i) of the Code; and (v) Debt Securities will not constitute “qualified mortgages” with in the meaning of Section 860G(a)(3) of the Code for REMICs.

Taxation of Owners of Partnership Certificates

(1)

Treatment of the Trust Fund as a Partnership

The correct characterization of a Trust Fund that has issued debt and is not otherwise taxed as a corporation is uncertain.  If the Trust Fund has only a single class of equity and the Trustee does not have the authority to accept any additional assets after the initial acquisition of receivables (except within a certain prescribed pre-funding period not exceeding three months) and has very limited powers of investment (for example does not hold any reserve fund that could ultimately flow to the Certificateholders if not needed to pay the Noteholders) the Trust Fund could qualify as a grantor trust with an interest expense.  As a consequence, each Certificateholder would be treated as owning a pro rata share of the Trust Fund’s assets, earning income thereon and incurring the expenses of the Trust Fund (including the interest expense on the Notes).  See “Grantor Trusts.”  If a Trust Fund that issues Notes intends to take the position that Certificateholders hold interests in a grantor trust it will be disclosed in the related prospectus supplement.  In addition, it is possible that a Trust Fund that issued Notes could qualify as a partnership eligible to make an election under Section 761 to not be taxed under the main partnership provisions of the Code (although certain ancillary provisions, including the rules relating to audits of partnerships, would continue to apply).  Such an election would cause Certificateholders to be treated as essentially the same as holding an interest in a grantor trust.  However, the IRS has recently taken a narrow interpretation of the type of entities that qualify for this election, which may not include a Trust Fund.  If a Trust Fund that is treated as a partnership has made an election under Section 761 to be excluded from the main partnership provisions of the Code this will be disclosed in the related prospectus supplement along with a description of the consequences of making such an election.  If there is only one Certificateholder in a Trust Fund that represents all of the equity of the Trust Fund for federal income tax purposes, the separate existence of the Trust Fund is disregarded, and the Certificateholder is treated as the owner of all of the assets of the Trust Fund and as the issuer of the Notes of the Trust Fund for federal income tax purposes.  For all other Trust Funds that issue Notes, the Partnership Trust Fund will agree, and the related owners of Partnership Certificates (“Partnership Certificate Owners”) will agree by their purchase of Partnership Certificates, if there is more than one Partnership Certificate Owner, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the Partnership Certificate Owners, including, to the extent relevant, the depositor in its capacity as recipient of distributions from any reserve fund, and the Debt Securities, if any, being debt of the partnership, and if there is one Partnership Certificate Owner, to treat the Partnership Certificate Owner as the owner of the assets of the Partnership Trust Fund and to treat the Partnership Trust Fund as a disregarded entity.  However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Certificates, the Debt Securities and the depositor is not certain because there is no authority on transactions closely comparable to that contemplated in this prospectus.

A variety of alternative characterizations are possible. For example, because the Partnership Certificates have certain features characteristic of debt, the Partnership Certificates might be considered debt of the Partnership Trust Fund. Generally, provided such Partnership Certificates are issued at or close to face value, any such characterization would not result in materially adverse tax consequences to holders of Partnership Certificates as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below. The following discussion assumes that the Partnership Certificates represent equity interests in a partnership. The following discussion also assumes that all payments on the Partnership Certificates are denominated in U.S. dollars, none of the Partnership Certificates have Interest Rates which would qualify as contingent interest under the Treasury regulations relating to original issue discount, and that a series of securities includes a single class of Partnership Certificates. If these conditions are not satisfied with respect to any given series of Partnership Certificates, additional tax considerations with respect to such Partnership Certificates will be disclosed in the applicable prospectus supplement.

(2)

Partnership Taxation

As a partnership, the Partnership Trust Fund will not be subject to federal income tax.  Rather, each Partnership Certificate Owner will be required to take into account separately the Partnership Certificate Owner’s allocable share of income, gains, losses, deductions and credits of the Partnership Trust Fund, whether or not there is a corresponding cash distribution.  The Trust will generally be required to use an accrual method of accounting and a tax year based on the tax year of its Certificateholders.  Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual basis and Partnership Certificate Owners may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay the taxes.  The Partnership Trust Fund’s income will consist primarily of interest and finance charges earned on the related mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of the mortgage loans.

The Partnership Trust Fund’s deductions will consist primarily of interest accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of mortgage loans.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Agreement and related documents).  To the extent that there is more than one class of equity (or potentially more than one class of equity) the related prospectus supplement will describe the manner in which income from the assets of the Trust Fund will be allocated.

Assuming Debt Securities are also issued, all or substantially all of the taxable income allocated to a Partnership Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to the holder under the Code.

An individual taxpayer’s share of expenses of the Partnership Trust Fund, including fees to the servicer, but not interest expense, would be miscellaneous itemized deductions and thus deductible only to the extent such expenses plus all other miscellaneous itemized deductions exceeds two percent of the individual’s adjusted gross income.  An individual taxpayer will be allowed no deduction for his share of expenses of the Partnership Trust Fund, other than interest, in determining his liability for alternative minimum tax.  In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount (adjusted annually for inflation) or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year.  Accordingly, deductions might be disallowed to the individual in whole or in part and might result in the Partnership Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Partnership Trust Fund.  In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of that partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

The Partnership Trust Fund intends to make all tax calculations relating to income and allocations to Partnership Certificate Owners on an aggregate basis to the extent relevant.  If the IRS were to require that the calculations be made separately for each mortgage loan, the calculations may result in some timing and character differences under some circumstances.

(3)

Discount and Premium

The purchase price paid by the Partnership Trust Fund for the related mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase.  If so, the mortgage loans will have been acquired at a premium or market discount, as the case may be.  See “REMICs—Taxation of Owners of Regular Securities—Acquisition Premium” and “— Market Discount” above.  As indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but it is possible that the IRS might require that it be recomputed on a mortgage loan-by-mortgage loan basis.  Further, with respect to any asset of the Partnership Trust Fund that is a Stripped Agency Security or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount with respect to such security or instrument (in lieu of the rules relating to market discount).  See “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” above.

If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include any market discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans.  As indicated above, a portion of the market discount income or premium deduction may be allocated to Partnership Certificate Owners.

(4)

Section 708 Termination

Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period.  If a termination occurs under Section 708 of the Code, the Partnership Trust Fund will be considered to contribute its assets to a new Partnership Trust Fund, which would be treated as a new partnership, in exchange for Partnership Certificates in the new Partnership Trust Fund.  The original Partnership Trust Fund will then be deemed to distribute the Partnership Certificates in the new Partnership Trust Fund to each of the owners of Partnership Certificates in the original Partnership Trust Fund in liquidation of the original Partnership Trust Fund.  The Partnership Trust Fund will not comply with particular technical requirements that might apply when a constructive termination occurs.  As a result, the Partnership Trust Fund may be subject to some tax penalties and may incur additional expenses if it is required to comply with those requirements.  Furthermore, the Partnership Trust Fund might not be able to comply with these requirements due to lack of data.

(5)

Disposition of Partnership Certificates

Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the Partnership Certificates sold.  Any gain or loss would be long-term capital gain or loss if the Partnership Certificate Owner’s holding period exceeded one year.  A Partnership Certificate Owner’s tax basis in a Partnership Certificate will generally equal its cost, increased by its share of Partnership Trust Fund income allocable to the Partnership Certificate Owner and decreased by any distributions received or losses allocated with respect to the Partnership Certificate.  In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the Partnership Certificate Owner’s share, determined under Treasury Regulations, of the Debt Securities and other liabilities of the Partnership Trust Fund.  A Partnership Certificate Owner acquiring Partnership Certificates at different prices will generally be required to maintain a single aggregate adjusted tax basis in the Partnership Certificates and, upon a sale or other disposition of some of the Partnership Certificates, allocate a portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.  A portion holding rule is applied, however, if a Certificateholder has held some of its interest in the Partnership Trust Fund for one year or less and some of its interest for more than one year and a “by lot” identification is not permitted.

If a Partnership Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Certificates that exceeds the aggregate cash distributions with respect to the Partnership Certificates, the excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

(6)

Allocations Between Transferors and Transferees

In general, the Partnership Trust Fund’s taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the Partnership Certificate Owners in proportion to the principal amount of Partnership Certificates owned by them as of the close of the last day of that Due Period.  As a result, a Partnership Certificate Owner purchasing Partnership Certificates may be allocated tax items, which will affect the purchaser’s tax liability and tax basis, attributable to periods before the actual transaction.

The use of a Due Period convention may not be permitted by existing Treasury regulations.  If a Due Period convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses of the Partnership Trust Fund might be reallocated among the Partnership Certificate Owners.  The Partnership Trust Fund’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future laws, regulations or other IRS guidance.

(7)

Section 731 Distributions

In the case of any distribution to a Partnership Certificate Owner, no gain will be recognized to that Partnership Certificate Owner to the extent that the amount of any money distributed for that Partnership Certificate exceeds the adjusted basis of that Partnership Certificate Owner’s interest in the Partnership Certificate.  To the extent that the amount of money distributed exceeds that Partnership Certificate Owner’s adjusted basis, gain will be currently recognized.  In the case of any distribution to a Partnership Certificate Owner, no loss will be recognized except upon a distribution in liquidation of a Partnership Certificate Owner’s interest.  Any gain or loss recognized by a Partnership Certificate Owner generally will be capital gain or loss.

(8)

Section 754 Election

In the event that a Partnership Certificate Owner sells its Partnership Certificates at a profit (or loss), the purchasing Partnership Certificate Owner will have a higher (or lower) basis in the Partnership Certificates than the selling Partnership Certificate Owner had.  The tax basis of the Partnership Trust Fund’s assets will not be adjusted to reflect that higher (or lower) basis unless there is a “substantial basis reduction” within the meaning of Section 734 of the Code or unless the trust were to file an election under Section 754 of the Code. Because the trust will most likely qualify as a “securitization partnership” within the meaning of Section 743(f) of the Code, there will not be a substantial basis reduction with respect to the sale of the certificates.  With respect to the election under Section 754 of the Code, in order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund current does not intend to make an election under Section 754 of the Code.  As a result, Partnership Certificate Owners might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Certificates.

(9)

Administrative Matters

The trustee is required to keep or cause to be kept complete and accurate books of the Partnership Trust Fund.  Except as disclosed in the related prospectus supplement, the trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust Fund and will report each Partnership Certificate Owner’s allocable share of items of Partnership Trust Fund income and expense to Partnership Certificate Owners and the IRS on Schedule K-1.  The Partnership Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the Partnership Certificates.  Generally, holders must timely file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all the inconsistencies.

Under Section 6031 of the Code, any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing specific information on the nominee, the beneficial owners and the Partnership Certificates so held.  The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner

•

the name, address and identification number of such person,

•

whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

•

particular information on Partnership Certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold Partnership Certificates through a nominee are required to furnish directly to the Partnership Trust Fund information as to themselves and their ownership of Partnership Certificates.  A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Partnership Trust Fund.  The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31.  Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

Unless another designation is made, the depositor will be designated as the tax matters partner for each Partnership Trust Fund in the pooling and servicing agreement and, as the tax matters partner, will be responsible for representing the Partnership Certificate Owners in some specific disputes with the IRS.  The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.  Generally, the statute of limitations for partnership items does not expire before the later of three years after the date on which the partnership information return is filed or the last day for filing the return for the applicable year, determined without regard to extensions.  Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Partnership Certificate Owners, and, under some circumstances, a Partnership Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund.  An adjustment could also result in an audit of a Partnership Certificate Owner’s returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

A special audit system exists for qualifying large partnerships that have elected to apply a simplified flow-through reporting system under Sections 771 through 777 of the Code.  Unless otherwise specified in the applicable prospectus supplement, a Partnership Trust Fund will not elect to apply the simplified flow-through reporting system.

(10)

Taxation of Certain Foreign Partnership Certificate Owners

As used below, the term “Non-United States Owner” means a Partnership Certificate Owner that is not a U.S. Person, as defined under “REMICs—Taxation of Owners of Residual Securities—Tax Related Restrictions on Transfer of Residual Securities—Foreign Investors,” above.

It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-United States Owners because there is no clear authority dealing with that issue under facts substantially similar to those described in this Prospectus.  Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for these purposes, the Partnership Trust Fund will withhold as if it were so engaged in order to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold.  The Partnership Trust Fund expects to withhold on the portion of its taxable income that is allocable to Non-United States Owners pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business, at a rate of 35% for Non-United States Owners that are taxable as corporations and 39.6% for all other Non-United States Owners.

Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures.

Each Non-United States Owner might be required to file a U.S. individual or corporate income tax return on its share of the income of the Partnership Trust Fund including, in the case of a corporation, a return in respect of the branch profits tax.  Assuming the Partnership Trust Fund is not engaged in a U.S. trade or business, a Non-United States Owner would be entitled to a refund with respect to all or a portion of taxes withheld by the Partnership Trust Fund if, in particular, the Owner’s allocable share of interest from the Partnership Trust Fund constituted “portfolio interest” under the Code.

The interest, however, may not constitute “portfolio interest” if, among other reasons, the underlying obligation is not in registered form or if the interest is determined without regard to the income of the Partnership Trust Fund, in the later case, the interest being properly characterized as a guaranteed payment under Section 707(c) of the Code.  If this were the case, Non-United States Owners would be subject to a United States federal income and withholding tax at a rate of 30 percent on the Partnership Trust Fund’s gross income, without any deductions or other allowances for costs and expenses incurred in producing the income, unless reduced or eliminated pursuant to an applicable treaty.  In this case, a Non-United States Owner would only be entitled to a refund for that portion of the taxes, if any, in excess of the taxes that should have been withheld with respect to the interest.

(11)

Backup Withholding

Distributions made on the Partnership Certificates and proceeds from the sale of the Partnership Certificates will be subject to a “backup” withholding tax if, in general, the Partnership Certificate Owner fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status.  Any amounts so withheld would be refunded by the IRS or allowable as a credit against the Non-United States Owner’s federal income tax.

(12)

Reportable Transactions

Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case in imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code).  The rules defining “reportable transactions” are complex, but generally include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer’s tax treatment of an item and book treatment of the same item.  Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

Consequences for Particular Investors

The federal tax discussions above may not be applicable depending on a securityholder’s particular tax situation.  The depositor recommends that prospective purchasers consult their tax advisors for the tax consequences to them of the purchase, ownership and disposition of REMIC Securities, Grantor Trust Securities, Partnership Certificates and Debt Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

State and Other Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Notes or Certificates, as applicable, offered under this prospectus.  State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.  Therefore, prospective investors should consult their own tax advisors for the various tax consequences of investments in the Notes or Certificates, as applicable, offered under this prospectus.  In particular, individuals should consider the deductability of the expenses (including interest expense) of a partnership.

ERISA Considerations

General

A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA should consider the fiduciary standards under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the Securities.  Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment.  Fiduciaries of plans also should consider ERISA’s prohibition on improper delegation of control over, or responsibility for, plan assets.

In addition, employee benefit plans or other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code, or any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a “Plan”) are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan (“parties in interest” and “disqualified persons”).  Such transactions are treated as “prohibited transactions” under Sections 406 of ERISA and excise taxes and/or other penalties are imposed upon such persons under ERISA and/or Section 4975 of the Code unless an exemption applies.  The depositor, underwriter, each master servicer or other servicer, any insurer, the trustee, the indenture trustee and certain of their affiliates might be considered “parties in interest” or “disqualified persons” with respect to a Plan.  If so, the acquisition, holding or disposition of Securities by or on behalf of such Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and the Code unless a statutory, regulatory or administrative exception or exemption is available.

ERISA Considerations Relating to Certificates

Plan Assets

In 29 C.R.F §2510.3-101 (the “Plan Asset Regulations”), the U.S. Department of Labor (“DOL”) has defined what constitutes “plan assets” for purposes of ERISA and Section 4975 of the Code.  The Plan Asset Regulations provide that if a Plan makes an investment in an “equity interest” in an entity, an undivided portion of the assets of the entity will be considered the assets of such Plan unless certain exceptions set forth in such Regulations apply.  The Certificates will be deemed an equity interest for purposes of the Plan Asset Regulations, and the depositor can give no assurance that the Certificates will qualify for any of the exceptions under the Plan Asset Regulations.  As a result, (i) a Plan may be deemed to have acquired an interest in the Assets of the trust fund and not merely an interest in the Certificates, (ii) the fiduciary investment standards of ERISA could apply to such Assets and (iii) transactions occurring in the course of managing, operating and servicing the trust fund and its Assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

Underwriter Exemption

The DOL has granted to Deutsche Bank Securities Inc. an individual exemption, Prohibited Transaction Exemption 94-84, and to Deutsche Morgan Grenfell/C.J. Lawrence Inc., similar approval (FAN 97-03E), which were both amended by Prohibited Transaction Exemption 97-34 (“PTE 97-34”), Prohibited Transaction Exemption 2000-58 (“PTE 2000-58”) and Prohibited Transaction Exemption 2002-41 (“PTE 2002-41”) (collectively, the “Exemption”) which is applicable to Certificates which meet its requirements whenever the underwriter or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent.  The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied.  These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving pools) of enumerated categories of assets which include:  multi-family, commercial, mixed-use residential and commercial properties and previously issued securities eligible under the Exemption and the purchase, sale and holding of Certificates which represent beneficial ownership interests in the assets of such trusts.

General Conditions of Exemption

The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Certificates to be eligible for exemptive relief thereunder.  First, the acquisition of Certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.  Second, the Assets held by the trust fund must be fully secured.  (Mortgage loans, loans, obligations and receivables will be collectively referred to herein as “loans.”).  Third, unless the Certificates are backed by fully-secured loans, they may not be subordinated.  Fourth, the Certificates at the time of acquisition by the Plan must generally be rated in one of the four highest generic rating categories by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Services, Inc. or Fitch, Inc. (each, a “Rating Agency”).  Fifth, the trustee and the indenture trustee generally cannot be affiliates of any member of the “Restricted Group” other than any underwriter as defined in the Exemption.  The “Restricted Group” consists of any (i) underwriter as defined in the Exemption, (ii) the depositor, (iii) the master servicer, (iv) each servicer, (v) the insurer, (vi) the counterparty of any “interest rate swap” (as described below) held as an Asset of the trust fund and (vii) any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the trust fund as of the date of initial issuance of the Certificates.  Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to, and retained by, the depositor pursuant to the assignment of the loans to the related trust fund must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the master servicer and any servicer must represent not more than reasonable compensation for such person’s services under the Agreement and reimbursement of such person’s reasonable expenses in connection therewith.  Seventh, (i) the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools; (ii) Certificates evidencing interests in such other investment pools must have been rated in one of the four highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan’s acquisition of Certificates; and (iii) Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan’s acquisition of Certificates.  Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.  If Securities are being sold under the Exemptions, the depositor assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.

Types of Trust Funds

The Exemption permits the issuer to be an owner-trust or a grantor trust.  Owner-trusts are subject to certain restrictions in their governing documents to ensure that their Assets may not be reached by the creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

Insurance Company General Accounts

In the event that Certificates do not meet the requirements of the Exemption solely because they are Subordinate Certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase Certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) which permits insurance company general accounts as defined in PTCE 95-60 to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

Permitted Assets

The Amendment permits an interest-rate swap agreement and a yield supplement agreement to be Assets of a trust fund which issues Certificates acquired by Plans in an initial offering or in the secondary market.  An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted trust fund Asset if it:  (a) is an “eligible Swap;” (b) is with an “eligible counterparty;” (c) is purchased by a “qualified plan investor;” (d) meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap” and (e) permits the trust fund to make termination payments to the Swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or depositor.

An “eligible Swap” is one which:  (a) is denominated in U.S. dollars; (b) pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”); (c) has a notional amount that does not exceed either:  (i) the principal balance of the class of Certificates to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“Allowable Notional Amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

A “qualified plan investor” is a Plan or Plans where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates and such fiduciary is either (a) a “qualified professional asset manager” (“QPAM”) under Prohibited Transaction Class Exemption 84-14 (“PTCE 84-14”) (see below), (b) an “in-house asset manager” under Prohibited Transaction Class Exemption 96-23 (“PTCE 96-23”) (see below) or (c) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the Pooling and Servicing Agreement:  (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year).  In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure.  Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund (“EYS Agreement”).  If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an Asset of the trust fund if it meets the following conditions:  (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust fund and an eligible counterparty and (f) it has an Allowable Notional Amount.

Pre-Funding Accounts

If Certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the Certificates are transferred to the trust fund within a specified period following the closing date (“DOL Pre-Funding Period”) (see below) instead of requiring that all such loans be either identified or transferred on or before the closing date.  Exemptive relief is available provided that the following conditions are met.  First, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered (“Pre-Funding Limit”) must not exceed twenty-five percent (25%).  Second, all loans transferred after the closing date (referred to here as “additional loans”) must meet the same terms and conditions for eligibility as the original loans used to create the trust fund, which terms and conditions have been approved by the Rating Agency.  Third, the transfer of such additional loans to the trust fund during the DOL Pre-Funding Period must not result in the Certificates receiving a lower credit rating from the Rating Agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the trust fund.  Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the “average interest rate”) for all of the loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the trust fund on the closing date.  Fifth, either: (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the depositor; or (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the Rating Agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the Prospectus, Prospectus Supplement, Private Placement Memorandum (“Offering Documents”) and/or the Agreement.  In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date.  Sixth, the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement.  Seventh, amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agency and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the Rating Agency (“Acceptable Investments”).  Eighth, certain disclosure requirements must be met.

Revolving Pool Features

The Exemption only covers Certificates backed by “fixed” pools of loans which require that all the loans must be transferred to the trust fund or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used).  Accordingly, Certificates issued by trust funds which feature revolving pools of Assets will not be eligible for a purchase by Plans.  However, Securities which are Notes backed by revolving pools of Assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions.  See discussion below in “ERISA Considerations Relating to Notes.”

Limitations on Scope of the Exemption

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the Certificates by Plans.  However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificates on behalf of an “Excluded Plan” by any person who is a fiduciary with respect to the assets of such Excluded Plan.  For those purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.  Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the Loans in the trust fund provided that:  (i) the Plan is not an Excluded Plan, (ii) each Plan’s investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan’s acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a trust containing assets which are sold or serviced by the same entity and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group.

ERISA Considerations Relating to Notes

Under the Plan Asset Regulations, the Assets of the trust fund would be treated as “plan assets” of a Plan for the purposes of ERISA and the Code only if the Plan acquires an “equity interest” in the trust fund and none of the exceptions contained in the Plan Asset Regulations is applicable.  An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.  Assuming that the Notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such Notes will be eligible for purchase by Plans.  However, without regard to whether the Notes are treated as an “equity interest” for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a Note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan.  There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires Notes.

The Amendment to the Exemption permits trust funds which are grantor trusts, owner-trusts or REMICs to issue Notes, as well as Certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund’s Assets.  The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its Assets would not be necessary with respect to Notes with no substantial equity features which are issued as obligations of the trust fund.  However, with respect to acquisition, holding or transfer of Notes between a Plan and a party in interest, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to Certificates are met with respect to the Notes.  The same limitations of such exemptive relief relating to acquisitions of Certificates by fiduciaries with respect to Excluded Plans would also be applicable to the Notes as described herein in “Limitations on Scope of the Exemption.”

In the event that the Exemption is not applicable to the Notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the Notes depending in part upon the type of Plan fiduciary making the decision to acquire the Notes and the circumstances under which such decision is made.  These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by “qualified professional asset managers”), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by “in-house asset managers”) (collectively, the “Investor-Based Exemptions”).  However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES.  BEFORE PURCHASING SECURITIES IN RELIANCE ON THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

ANY PLAN INVESTOR WHO PROPOSES TO USE “PLAN ASSETS” OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, although they may elect to be qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Code.  In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or a Code Section 4975 (“Similar Law”).  A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in Securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.

Legal Investment

The prospectus supplement will specify which classes of the Notes or Certificates, as applicable, if any, will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  Generally, only classes of Offered Notes or Offered Certificates, as applicable, that (1) are rated in one of the two highest rating categories by one or more rating agencies and (2) are part of a series representing interests in, or secured by, a trust fund consisting of loans secured by first liens on real property and originated by particular types of originators specified in SMMEA, will be “mortgage related securities” for purposes of SMMEA.

Those classes of Offered Notes or Offered Certificates, as applicable, qualifying as “mortgage related securities” will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for those entities.  Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of some entities (in particular, insurance companies) to invest in mortgage related securities secured by liens on residential, or mixed residential and commercial, properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. §24 (Seventh), subject in each case to regulations that the applicable federal regulatory authority may prescribe.  In this connection, the Office of the Comptroller of the Currency (the “OCC”) has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with general standards concerning “safety and soundness” and retention of credit information in 12 C.F.R. §1.5), some “Type IV securities,” defined in 12 C.F.R. §1.2(l) to include some “residential mortgage related securities.” As so defined, “residential mortgage-related security” means, in relevant part, “mortgage related security” within the meaning of SMMEA.  The National Credit Union Administration (“NCUA”) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in “mortgage related securities” under some limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the “investment pilot program” described in 12 C.F.R. §703.140.  Thrift institutions that are subject to the jurisdiction of the Office of Thrift Supervision (the “OTS”) should consider the OTS’ Thrift Bulletin 13a (December 1, 1998), “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,” before investing in any of the Offered Notes or Offered Certificates, as applicable.

All depository institutions considering an investment in the Certificates should review the “Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities” (the “1998 Policy Statement”) of the Federal Financial Institutions Examination Council (“FFIEC”), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998.  The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

If specified in the prospectus supplement, other classes of Offered Notes or Offered Certificates, as applicable, offered pursuant to this prospectus will not constitute “mortgage related securities” under SMMEA.  The appropriate characterization of those classes under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase these Offered Notes or Offered Certificates, as applicable, may be subject to significant interpretive uncertainties.

Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any Offered Notes or Offered Certificates, as applicable, as some classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in some instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits provisions that may restrict or prohibit investment in securities that are not “interest bearing” or “income paying,” and with regard to any Offered Notes or Offered Certificates, as applicable, issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

Except as to the status of some classes of Offered Notes or Offered Certificates, as applicable, as “mortgage related securities,” no representation is made as to the proper characterization of the Offered Notes or Offered Certificates, as applicable, for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Notes or Offered Certificates, as applicable, under applicable legal investment restrictions.  The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Notes or Offered Certificates, as applicable) may adversely affect the liquidity of the Offered Notes or Offered Certificates, as applicable.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Notes or Offered Certificates, as applicable, of any class constitute legal investments for them or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

Methods of Distribution

The Notes or Certificates, as applicable, offered by this prospectus and by the supplements to this prospectus will be offered in series.  The distribution of the Notes or Certificates, as applicable, may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor.  If specified in the prospectus supplement, the Notes or Certificates, as applicable, will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Deutsche Bank Securities Inc. (“DBS”) acting as underwriter with other underwriters, if any, named in the underwriting agreement.  In that event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any Notes or Certificates, as applicable, agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor.  In connection with the sale of the Notes or Certificates, as applicable, underwriters may receive compensation from the depositor or from purchasers of the Notes or Certificates, as applicable, in the form of discounts, concessions or commissions.  The prospectus supplement will describe any compensation paid by the depositor.

Alternatively, the prospectus supplement may specify that the Notes or Certificates, as applicable, will be distributed by DBS acting as agent or in some cases as principal with respect to Notes or Certificates, as applicable, that it has previously purchased or agreed to purchase.  If DBS acts as agent in the sale of Notes or Certificates, as applicable, DBS will receive a selling commission for each series of Notes or Certificates, as applicable, depending on market conditions, expressed as a percentage of the total principal balance of the related mortgage loans as of the Cut-off Date.  The exact percentage for each series of Notes or Certificates, as applicable, will be disclosed in the prospectus supplement.  To the extent that DBS elects to purchase Notes or Certificates, as applicable, as principal, DBS may realize losses or profits based upon the difference between its purchase price and the sales price.  The prospectus supplement for any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of Notes or Certificates, as applicable, of that series.

The depositor will indemnify DBS and any underwriters against particular civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments DBS and any underwriters may be required to make in respect of these civil liabilities.

In the ordinary course of business, DBS and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor’s mortgage loans pending the sale of those mortgage loans or interests in those mortgage loans, including the Notes or Certificates, as applicable.  DBS performs management services for the depositor.

The depositor anticipates that the Notes or Certificates, as applicable, will be sold primarily to institutional investors.  Purchasers of Notes or Certificates, as applicable, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Notes or Certificates, as applicable Securityholders should consult with their legal advisors in this regard before any reoffer or sale of Notes or Certificates, as applicable.

As to each series of Notes or Certificates, as applicable, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus.  Any lower rated or unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

Additional Information

The Depositor has filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the Notes or Certificates, as applicable (the “Registration Statement”).  This prospectus, which forms a part of the Registration Statement, omits some of the information contained in the Registration Statement pursuant to the rules and regulations of the Commission.  The Registration Statement and the exhibits to the Registration Statement can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at Regional Offices in the following locations:

•

Chicago Regional Office, 175 West Jackson Boulevard, Suite 900, Chicago, Illinois 60604; and

•

New York Regional Office, 233 Broadway, New York, New York 10279.

Copies of these materials can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

The Commission also maintains a site on the world wide web at “http://www.sec.gov” at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.  The Depositor has filed the Registration Statement, including all exhibits to the Registration Statement, through the EDGAR system and therefore these materials should be available by logging onto the Commission’s web site.  The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

Copies of the most recent Fannie Mae prospectus for Fannie Mae certificates and Fannie Mae’s annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7115). The Depositor did not participate in the preparation of Fannie Mae’s prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac’s most recent Information Statement and Information Statement supplement and any quarterly report made available by Freddie Mac may be obtained by writing or calling the Investor Inquiry Department of Freddie Mac at 8200 Jones Branch Drive, McLean, Virginia 22102 (outside Washington, D.C. metropolitan area, telephone 800-336-3672; within Washington, D.C. metropolitan area, telephone 703-759-8160). The Depositor did not participate in the preparation of Freddie Mac’s Offering Circular, Information Statement or any supplement to the Information Statement or any quarterly report of the Information Statement and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

Incorporation of Certain Documents by Reference

All documents subsequently filed by or on behalf of the trust fund referred to in the prospectus supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of any offering of the Notes or Certificates, as applicable, issued by that trust fund will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The Trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, upon request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates).  Requests for information should be directed to the corporate trust office of the Trustee specified in the prospectus supplement.

Legal Matters

Certain legal matters, including the federal income tax consequences to securityholders of an investment in the Notes or Certificates, as applicable, of a series, will be passed upon for the depositor by McKee Nelson LLP, Washington, D.C., Sidley Austin Brown & Wood LLP, New York, NY and Thacher Proffitt & Wood LLP, New York, NY.

Financial Information

A new trust fund will be formed for each series of Notes or Certificates, as applicable, and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of Notes or Certificates, as applicable.  Accordingly, financial statements for a trust fund will generally not be included in this prospectus or in the prospectus supplement.

Rating

As a condition to the issuance of any class of Offered Notes or Offered Certificates, as applicable, they must not be rated lower than investment grade; that is, they must be rated in one of the four highest rating categories, by a rating agency.

Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans.  These ratings address the structural, legal and issuer-related aspects associated with the Notes or Certificates, as applicable, the nature of the underlying assets and the credit quality of the guarantor, if any.  Ratings on mortgage pass-through certificates, mortgage-backed notes and other asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated.  As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  Each security rating should be evaluated independently of any other security rating.

INDEX OF DEFINED TERMS

1986 Act

1997 Act

90

1998 Policy Statement

118

Accrual Period

136

Accrual Securities

18

Accrued Security Interest

24

Adjustable Rate Assets

27

Agreement

3

ARM Loans

39

Asset Conservation Act

6

Asset Group

77

Asset Seller

25

Available Distribution Amount

3

Balloon Payment Assets

25

Bankruptcy Code

4

Beneficial Owner

74

Bi-weekly Assets

33

Book-Entry Securities

4

Buy Down Assets

25

Buydown Mortgage Loans

3

Buydown Period

21

Capitalized Interest Account

21

Cash Flow Agreement

16

CERCLA

17

Certificates

75

Charter Act

24

Code

12

Collection Account

84

Commission

43

Convertible Assets

69

Cooperative

4

Cooperative Corporation

68

Cooperative Loans

35

Cooperatives

68

Covered Trust

5

CPR

63

Crime Control Act

20

Cut-off Date

80

Definitive Securities

6

Determination Date

25

Distribution Date

25

DTC

18

ERISA

33

Euroclear

127

Euroclear Operator

33

European Depositaries

35

Exchange Act

36

Fannie Mae

34

FDIC

108

FHA

43

Freddie Mac

5

Freddie Mac Act

3

Freddie Mac Certificate Group

13

Garn-St. Germain Act

13

GEM Assets

77

Ginnie Mae

4

GPM Assets

3

Grantor Trust Fund Stripped Bond

4

Grantor Trust Fund Stripped Coupon

117

Housing Act

5

HUD

11

Increasing Payment Asset

52

Increasing Payment Assets

4

Indirect Participants

3

Insurance Proceeds

34

Interest Rate

26

Interest Reduction Assets

27

Level Payment Assets

5

Liquidation Proceeds

3

Lock-out Date

26

Mortgaged Properties

7

Mortgages

5

Nonrecoverable Advance

5

Notes

30

Offered Securities

24

OID Regulations

25

Participants

85

Partnership Certificate Owners

34

PCBs

121

Permitted Investments

75

Pre-Funded Amount

44

Pre-Funding Account

16

Pre-Funding Period

16

Prepayments Premium

16

Purchase Price

7

RCRA

41

Record Date

76

Regular Securities

25

Regular Securityholder

86

Relief Act

89

REMIC Regulations

80

REMIC Securities

85

REO Property

39

Residual Holders

31

Residual Securities

97

Retained Interest

86

RICO

8

Rules

80

Securities

36

Security Balance

24

Senior Securities

27

Servicemen’s Readjustment Act

24

Servicing Standard

16

Shortfall Amount

47

Single Family Property

117

SPA

5

Special servicer

20

Step-up Rate Assets

56

Strip Securities

4

Stripped Agency Securities

14

Subordinate Securities

24

Subsequent Assets

16

Superliens

75

Taxable Mortgage Pools

86

Terms and Conditions

35

Tiered REMICs

89

Title V

79

Title VIII

79

UCC

34

UST

76

Value

6

Warranting Party

42

Yield Considerations

27

SUBJECT TO COMPLETION, DATED JUNE 24, 2005

PROSPECTUS SUPPLEMENT (to prospectus date [      ])

$[      ] (Approximate)

ACE SECURITIES CORP.

SPONSOR

[        ] EQUIPMENT TRUST SECURITIES [      ]-[  ]

OWNER TRUST

RECEIVABLE-BACKED NOTES

[             ]

DEPOSITOR

[            ]

SERVICER

The owner trust will issue the following classes of notes:

Consider carefully the risk factors beginning on page S-[      ] of this prospectus supplement and on page [   ] of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the index of defined terms beginning on page S-[     ] of this prospectus supplement and on page [      ] of the prospectus.

The notes will represent interests in the trust fund only and will not represent interests in or obligations of any other entity.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

Class of Notes	Initial Aggregate Principal Amount	Interest Rate (per annum)	First Payment Date	Stated Maturity Date	Price to Public Per Note	Underwriting Discount Per Note
A-1	$ [ ]	[ ]%	[ ]	[ ]	[ ]%	[ ]%
A-2	$ [ ]	[ ]%	[ ]	[ ]	[ ]%	[ ]%
A-3	$ [ ]	Floating	[ ]	[ ]	[ ]%	[ ]%
A-4	$ [ ]	[ ]%	[ ]	[ ]	[ ]%	[ ]%
A-5	$ [ ]	[ ]%	[ ]	[ ]	[ ]%	[ ]%
B	$ [ ]	[ ]%	[ ]	[ ]	[ ]%	[ ]%
C	$ [ ]	[ ]%	[ ]	[ ]	[ ]%	[ ]%
D	$ [ ]	[ ]%	[ ]	[ ]	[ ]%	[ ]%

The total price to the public is $[       ].

The total underwriting discount is $[       ].

The total proceeds to the owner trust are $[       ].

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

Underwriter:

Deutsche Bank Securities Inc.

The date of this prospectus supplement is [      ]

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Important Notice About Information Presented in this

Prospectus Supplement and the Accompanying Prospectus:

We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes, and (2) this prospectus supplement, which describes the specific terms of your notes.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

___________________________________________

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

___________________________________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

Prospectus Supplement	Prospectus
Page	Page

Summary of Terms

Background Information

Risk Factors

The Owner Trust

The Originators, the Servicer, the Seller and the Depositor

The Contracts

Weighted Average Life Of The Notes

Description Of The Notes And Indenture

Ratings of the Notes

Use of Proceeds

Legal Proceedings

Plan of Distribution

Legal Matters

Index of Defined Terms

Risk Factors

The Sponsor

The Depositor

The Owner Trusts

The Originators, the Seller and the Servicer

The Contracts

Description of the Notes and Indenture

Description of the Pooling and Servicing

Agreement

Certain Legal Matters Affecting the

Contracts

Material Federal Income Tax

Consequences

ERISA Considerations

Ratings of the Notes

Use of Proceeds

Plan of Distribution

Legal Matters

Where You Can Find More Information

Index of Terms

Summary of Terms

•

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the notes, it is necessary that you read carefully this entire prospectus supplement and accompanying prospectus.

•

While this summary contains an overview of certain calculations, cash flow priorities, and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

Owner Trustee

The owner trustee is [         ], acting not in its individual capacity but solely as owner trustee under the trust agreement with the sponsor and the depositor, and its telephone number is [         ].  See “The Owner Trust” in this prospectus supplement.

Originators

[         ] and [         ].

The address of each originator is [         ].

Sponsor

ACE Securities Corp., an affiliate of Deutsche Bank Securities Inc.  Neither Deutsche Bank Securities Inc. nor any of its affiliates has guaranteed, will guarantee or is or will be otherwise obligated with respect to any notes.

Indenture and Indenture

Trustee

The notes will be issued under an indenture. [         ] will serve as indenture trustee.  See “Description of the Notes and Indenture — The Indenture Trustee,” in this prospectus supplement.

Terms of the Notes:

•  Payment Dates

The [20]th day of each month, beginning [         ], or if that day is not a business day, the next business day.

•  Interest

See the cover page for the rates as to all classes other than Class A-3.  The Class A-3 interest rate will be the one-month London interbank offered rate, plus [         ]%.  See “Description of the Notes and Indenture — Interest.”  The owner trust will calculate interest on the Class A-1 and Class A-3 Notes on the basis of the actual number of days elapsed and a 360-day year.  The owner trust will calculate interest on the Class A-2, Class A-4, Class A-5, Class B, Class C and Class D Notes on the basis of a 360-day year comprised of twelve 30-day months.

On each payment date and after the owner trust repays any outstanding servicer advances and pays the servicer’s monthly servicing fee, the owner trust will pay interest on the notes in the following order:

Class of Notes	Receives Interest Before Class
A-1, A-2, A-3, A-4 and A-5	B C and D
B	C and D
C	D
D	None

If the available funds are insufficient to pay interest on all classes of Class A Notes, the owner trust will apply the available funds pro rata to the classes of Class A Notes based on their respective principal balances.

See “Description of the Notes and Indenture — Distributions” in this prospectus supplement.

•  Principal

After paying interest on the notes, the owner trust will pay principal on the notes on each payment date.  The owner trust will pay principal in the following order:

Before an Event of Default:

1. (A)

Until the Class A-1 Note principal amount becomes zero, [         ]% of the total principal payment amount to the Class A-1 Notes and [         ]% of the total principal payment amount to the Class A-5 Notes;

(B)

on the payment date when the Class A-1 Note principal amount becomes zero, first, the remaining Class A-1 principal amount to the Class A-1 noteholders, second, [         ]% of the total principal payment amount, but not greater than the Class A principal payment amount, to the Class A-5 noteholders and third, the remaining Class A principal payment amount to the Class A-2, A-3, A-4 and A-5 Notes in that order, with each successive class not being entitled to principal until the prior class’ principal amount is reduced to zero;

(C)

after the Class A-1 Note principal amount is reduced to zero, [         ]% of the total principal payment amount, but not greater than the Class A principal payment amount to the Class A-5 Notes and then the remaining Class A principal payment amount to the Class A-2, A-3, A-4 and A-5 Notes in that order, with each successive class not being entitled to principal until the prior class’ principal amount is reduced to zero.

If the available amount is insufficient for the full payment of the amounts called for in (A), (B), or (C) above, the allocation of the available amount will be as provided in “Description of the Notes and Indenture — Principal” in  this prospectus supplement;

2.

after the Class A-1 Note principal amount is reduced to zero, the Class B principal payment amount to the Class B Notes;

3.

after the Class A-1 Note principal amount is reduced to zero, the Class C principal payment amount to the Class C Notes; and

4.

after the Class A-1 Note principal amount is reduced to zero, the Class D principal payment amount to the Class D Notes.

The principal payment amount on each class of the notes on each payment date will be based on the difference between the aggregate principal balance of that class of notes on that payment date and the target amount set for the class or in the case of Class B, C and D a floor amount set for the class, if greater than the target amount.

After an Event of Default:

Following an event of default with respect to the notes, the owner trust will pay principal in the following order:

Class Of Notes	Receives Principal Before Classes
A-1	A-2, A-3, A-4, A-5, B, C and D
A-2	A-3, A-4, A-5, B, C and D
A-3	A-4, A-5, B, C and D
A-4	A-5, B, C and D
A-5	B, C and D
B	C and D
C	D
D	None

See “Description of the Notes and Indenture —  Distributions” in this prospectus supplement.

• Class A-3 Swap

Agreement

The owner trust will enter into a swap agreement with a swap counterparty solely for the benefit of the Class A-3 noteholders.  Under the swap agreement, the swap counterparty’s payments will be calculated at the Class A-3 Note interest rate and the owner trust’s payments will be calculated at the assumed fixed rate of [         ]%.

To the extent that interest on any payment date at the Class A-3 Note interest rate exceeds interest calculated at the assumed fixed rate:

•

the swap counterparty will be obligated to pay an amount equal to the excess to the owner trust,

•

that payment will constitute a portion of the amount available but only in respect of the Class A-3 Notes and

•

the Class A-3 Notes will be dependent upon that payment for receipt of interest to the extent of the excess.

Likewise under the swap agreement, to the extent that interest calculated at the assumed fixed rate exceeds interest calculated at the Class A-3 Note interest rate

•

the owner trust will be obligated to pay an amount equal to the excess to the swap counterparty, and

•

the payment will have the same priority, in terms of application of the amount available, as payment of interest on the Class A-3 Notes.

Any shortfall in the payment of interest on the Class A-3 Notes due entirely to the failure of the swap counterparty to make a required payment under the swap agreement will not constitute an event of default under the indenture.  Except to the extent the amount available on any payment date exceeds the amount needed to pay:

•

the servicing fee and servicer advances,

•

all interest and principal payable on the notes, with Class A-3 Note interest being calculated at the assumed fixed rate for this purpose, and

•

all amounts payable in connection with the cash collateral account,

no amounts in addition to those available under the swap agreement will be available under the indenture to make up the shortfall.  The only remedies in these circumstances will be those available to the owner trust under the swap agreement.  See “Description of the Notes and Indenture — The Class A-3 Swap Agreement” in this prospectus supplement.

• Class A-3 Swap

Counterparty

[         ] will be the counterparty to the owner trust under the swap agreement. The swap counterparty currently has an “[        ]” long-term unsecured senior debt credit rating from [        ] and an “[         ]” long-term unsecured senior debt credit rating from [         ].  See “Description of the Notes and Indenture — The Class A-3 Swap Counterparty” in this prospectus supplement.

• Stated Maturity Dates

The notes will mature on the respective dates shown on the cover of this prospectus supplement.  However, if the stated maturity date is not a business day, then the stated maturity date will be the next business day.

• Optional Purchase of

Class A-5 Notes

The owner trust will have the right to  purchase all of the Class A-5 Notes, on any payment date, at a purchase price equal to the principal balance of the Class A-5 Notes plus  a premium.

Following any purchase, the Class A-5 Notes will not be retired, but will continue to be entitled to interest and principal payments. See “Description of the Notes and Indenture — Optional Purchase of Class A-5 Notes” in this prospectus supplement.

• Optional Redemption When

the Aggregate Note Principal

Amount is Less Than 10%

of Initial Contract Pool

Principal Balance

[         ], the seller of contracts to the depositor, has the option to purchase the owner trust’s assets when the outstanding note principal balance is less than 10% of the initial contract pool principal balance.  If the seller exercises this option, the indenture trustee will redeem all notes on the next payment date.  The redemption price for each note will be the note’s principal amount plus unpaid accrued interest to but excluding the redemption date.

The contract principal balance of any contract is the present value of the unpaid scheduled payments due on that contract discounted at the discount rate, called the “discount rate,” of [         ]%.  This prospectus supplement uses this discount rate to calculate principal balances of contracts throughout.  The “contract pool principal balance” is the aggregate of the individual discounted contract principal balances.

See “Description of the Notes and Indenture —  Optional Purchase of Contracts” in this prospectus supplement.

Cut-off Date

[         ].

Closing Date

On or about [         ].

Servicing; Servicing Fee

The servicer will be responsible for servicing, managing and administering the contracts and related interests, and enforcing and making collections on the contracts.  The servicer may make advances for delinquent scheduled payments, to the extent it determines that advances will be recoverable in future periods.  Servicer advances are reimbursable from contract payments.
See “Description of the Pooling and Servicing Agreement — Servicing” in the accompanying prospectus.

The servicer’s monthly fee will equal the product of

•

one twelfth of one percent and

•

the aggregate contract pool principal balance  as of the last day of the second preceding collection period.

The servicer fee is payable out of contract payments.

The servicer will pay any sub-servicer servicing fees from its monthly servicing fee.  See “Description of the Notes and Indenture— Servicing” in this prospectus supplement.

Ratings

The owner trust will not issue any class of notes unless [         ], and [         ]. assign at least the following ratings to each class of notes:

Class	[ ]	[ ]
A-1
A-2
A-3
A-4
A-5
B
C
D

See “Ratings of the Notes” in this prospectus supplement and the accompanying prospectus.

Owner Trust Assets

A. The Contracts

The contracts will consist of the following:

•

equipment lease contracts,

•

installment payment agreements,

•

conditional sales/financing agreements,

•

promissory notes, and

•

loan and security agreements.

As of [         ]the pool of contracts for the owner trust had the following characteristics.  Percentages are based on the contract pool principal balance:

•

Initial contract pool

principal balance

$[         ]

•

Number of contracts

[         ]

•

Average contract

principal balance

$[         ]

•

Leases as a percentage

of the contracts

[         ]%

•

Loans and other financing arrangements

as a percentage of the contracts

[         ]%;

•

Underlying equipment type concentration:

Principal Balance

Equipment Type

Concentration

[         ]

[         ]%

[         ]

[         ]%

[         ]

[         ]%

[         ]

[         ]%

[         ]

[         ]%

[         ]

[         ]%

[         ]

.

[         ]%

No other single type of equipment accounted for more than 5% of the initial contract pool principal balance.

•

Geographic concentration:

Principal Balance

State

Concentration

[         ]

[         ]%

[         ]

[         ]%

[         ]

[         ]%

[         ]

[         ]%

[         ]

[         ]

No other state represented more than 5% of the initial contract pool principal balance.

•

Remaining terms

of the contracts

[         ] month to

[         ] months

The weighted average

remaining term of the contracts

[         ] months

Weighted average

age of the contracts

[         ] months

See “The Contracts — Statistics Relating to the Cut-Off Date Contract Pool” in this prospectus supplement.

B. Cash Collateral

Account.

The indenture trustee will establish a cash collateral account having an initial balance of $[         ] ([         ]% of initial contract pool principal balance) for the benefit of the noteholders, which may include proceeds of loans from third party lenders to the owner trust under a cash collateral account loan agreement. The indenture trustee will use cash collateral account funds to pay the following amounts if payments on the contracts are insufficient:

•

interest due on the notes, with interest on the Class A-3 Notes being calculated for this purpose at the assumed fixed rate of [         ]% in connection with the swap agreement;

the lesser of

•

losses on liquidation of defaulted contracts during the relevant collection period, and

•

the excess of the aggregate note principal amount over the contract pool principal balance, including all scheduled payments for the relevant collection period and unpaid scheduled payments from prior periods; and

principal on the notes on the applicable  stated maturity date.

See “Description of the Notes and Indenture — Cash Collateral Account” in this prospectus supplement.

Use of Proceeds

After the deposit of funds from the note sale proceeds into the cash collateral account and payment of expenses, the indenture trustee will pay the remaining proceeds of the sale of notes to the depositor.  The depositor will pay the proceeds to a warehousing trustor to [         ]. in payment of the purchase price of contracts acquired from them, respectively.

See “Use of Proceeds” in this prospectus supplement.

Federal Income Tax

Considerations.................. McKee Nelson LLP, special federal tax counsel, will deliver an opinion of counsel that for federal income tax purposes, the notes will be treated as indebtedness and the trust will not be an association, or publicly traded partnership, taxable as a corporation.  See “Federal Income Tax Considerations” in this prospectus supplement and “Material Federal Income Tax Consequences” in the accompanying prospectus.

ERISA Considerations

Subject to particular considerations discussed in this prospectus supplement under “ERISA Considerations,” the notes are eligible for purchase by employee benefit plans.

Legal Investment

The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940.

Background Information

The information in this section will help you understand the information in this prospectus supplement and the accompanying prospectus.

The principal balance of any contract is the present value of the unpaid scheduled payments due on the contract after a cut-off date.  The principal balance of a contract excludes all scheduled payments due on or prior to, but not received as of, that date, as well as any scheduled payments due after but received before that date. The principal balance also excludes any prepayments received on or prior to that date.  The scheduled payments are discounted monthly at the rate of [         ]% per annum.

The aggregate principal balance of the contracts expected to be held by the owner trust as of any particular date is referred to as the contract pool principal balance. The contract pool principal balance, as of the initial cut-off date, is referred to as the initial cut-off date contract pool principal balance or the initial contract pool.  The initial cut-off date is [         ] for all contracts transferred to the owner trust on the closing date for the sale of the notes.  It will be the first day of the month of transfer to the owner trust for each substitute contract.

Contract balance percentages and amounts discussed below are based on the aggregate principal balance of the contracts being transferred to the owner trust as of the initial cut-off date, unless a different date is noted.  Changes in the characteristics of the contract pool between the initial cut-off date and the closing date will not affect more than 5% of the initial cut-off date contract pool principal balance.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the notes.

Future Contract Delinquency and Loss Experience of the Contract Pool May Vary Substantially from the Originators’ Historical Experience

The sponsor presents the historical contract delinquency and loss experience of the originators’ portfolios of contracts similar to those being transferred to the owner trust under “The Contracts — Statistics Relating to Delinquencies and Defaults.”  However, the actual results for the owner trust’s contracts could be substantially worse.  If so, you may not receive note interest and principal payments in the amounts and at the times you expect.

Some Note Classes Will be Entitled to Interest or Principal Payments Before Other Note Classes and the Swap Counterparty Will be Entitled to Payment Before Some Note Classes

The owner trust will pay interest, principal or both on some classes of notes prior to paying interest, principal or both on other classes of notes.  The subordination of some classes of notes to others means that the subordinated classes are more likely to suffer the consequences of delinquent payments and defaults on the contracts than the classes having prior payment rights. See “Description of the Notes and Indenture — Distributions,” “— Subordination of Subordinate Notes” and “— Cash Collateral Account” in this prospectus supplement.

Similarly, if the owner trust has to pay any amounts to the swap counterparty under the Class A-3 Notes swap agreement, that amount will have the same priority of payment as interest owed to the Class A-3 noteholders.  This means that the amount owed to the swap counterparty must be paid before the payment of interest to the Class B, C and D noteholders and before the payment of principal to any noteholders.  See “Description of the Notes and Indenture — Class A-3 Swap Agreement” in this prospectus supplement.

Moreover, the more senior classes of notes could lose the credit enhancement provided by the more subordinate classes and the cash collateral account if delinquencies and defaults on contracts increase and the collections on contracts and amounts in the cash collateral account are insufficient to pay even the more senior classes of notes.

Any Failure by the Swap Counterparty to Pay Amounts Owed Under the Swap Agreement Would Reduce the Funds Available to Pay Interest on the Class A-3 Notes

The Class A-3 Notes will be dependent upon payments to be made by the swap counterparty under the swap agreement for receipt of the full amount of interest on the Class A-3 Notes. This will be the case if the interest due on the Class A-3 Notes at their floating rate exceeds the amount available to the owner trust to pay the Class A-3 Note interest at the assumed fixed rate of [     ]%.  Any shortfall in the payment of interest on the Class A-3 Notes due entirely to the failure of the swap counterparty to make a required payment under the swap agreement will not constitute an event of default under the indenture. Except to the extent the amount available on any payment date exceeds the amount necessary to pay

•

the servicing fee and servicer advances,

•

all interest and principal payable on the notes, with Class A-3 Note interest being calculated at the assumed fixed rate for this purpose and

•

all amounts payable in connection with the cash collateral account, no amounts in addition to those available under the swap agreement will be available under the indenture to make up the shortfall.  The only remedies in these circumstances will be those available to the owner trust under the swap agreement.

As a general matter, the obligations of the swap counterparty under the swap agreement are unsecured.  However, in the event that the swap counterparty’s long-term unsecured senior debt ceases to be rated at a level acceptable to [     ] and [     ], the swap counterparty will be obligated either to (a) post collateral or establish other arrangements to secure its obligations under the swap agreement or (b) arrange for a substitute swap counterparty to assume the rights and obligations of the swap counterparty under the swap agreement, in either case so that the ratings of the notes are maintained or, if applicable, restored to their level immediately prior to the downgrading or withdrawal of the swap counterparty’s debt.  If the swap counterparty fails to take either of these actions, the owner trust will be entitled to terminate the swap agreement and to claim from the swap counterparty the cost of obtaining a replacement swap from a swap counterparty satisfactory to the note rating agencies.  The Class A-3 noteholders bear the risk of any failure by the swap counterparty to take the actions required of it and the risk of any inability of the owner trust to obtain a replacement swap agreement.

Adverse Events in [ ] High Concentration States May Cause Increased Defaults and Delinquencies

If adverse events or economic conditions were particularly severe in a geographic region where there is a substantial concentration of obligors, the amount of delinquent payments and defaults on the contracts may increase.  As a result, the overall timing and amount of collections on the contracts held by the owner trust may differ from what you expect, and you may experience delays or reductions in payments.

The following are the approximate percentages of the initial contract pool principal balance of the owner trust’s contracts whose obligors are located in the following states:

•

[     ]% in [     ],

•

[     ]% in [     ],

•

[     ]% in [     ],

•

[     ]% in [     ] and

•

[     ]% in [     ].

The remaining states accounted for [     ]% of the initial contract pool principal balance, and none of these remaining states accounted for more than 5% of the initial contract pool principal balance.

[Although the sponsor does not know of any matters likely to increase the rate of delinquencies or defaults in these states, an example of an adverse event specific to a geographic region is the possibility of a catastrophic earthquake in California.  An earthquake in California could have negative regional economic repercussions and potentially cause obligors in that region to delay or reduce their payments on contracts.  Additionally, a substantial downturn in the financial services industry, which is highly concentrated in the states of New York and New Jersey, or in the oil and gas industry, which is concentrated in the state of Texas could reduce revenues for obligors in those states and ultimately reduce the associated obligors’ ability to make timely payments on their related contracts].

Adverse Economic Conditions in High Concentration Industries May Cause Increased Defaults and Delinquencies

If the industries in which there is a substantial concentration of contracts experience adverse events or economic conditions, the timing and amount of collections on the contracts held by the owner trust may differ from what you expect.  This could result in delays or reduced payments to you. As of the initial cut-off date, of the contract pool principal balance, approximately

•

[     ]% related to the manufacturing industry,

•

[     ]% related to equipment used in the services industry, excluding medical and professional services,

•

[     ]% related to the retail and wholesale trade industry,

•

[     ]% related to equipment used in transportation,

•

[     ]% related to equipment used in professional services, and

•

[     ]% related to the financial services industry.

While the sponsor does not know of any industry conditions, practices or other matters likely to increase the rate of delinquencies or defaults on contracts with end-users in these industries, some of them may be adversely affected by various economic conditions.  For example, a rise in interest rates may weaken the demand for construction services.  Moreover, the retail trade industry is dependent upon the level of consumer confidence and spending.  Adverse developments concerning these conditions will tend to increase the rate of delinquencies and defaults by contract obligors in those industries.  This, in turn, could result in reductions of or delays in the collection of funds for payment of the notes.

The sponsor does not believe that any other industry accounts for more than 5.00% of the contract pool principal balance.  However, as shown in the table below under the heading “Types of Obligor,” the depositor’s records list [     ]% of the contract pool principal balance in the category of “Other” obligor.  The depositor has not analyzed this category to determine whether or not the contracts included in it could be grouped into some other more specific type of equipment category.  Any contracts in this “Other” category that relate to any particular industry would be subject to all economic and other risks associated with that industry.  Any adverse developments in that industry will tend to increase the rate of delinquencies and defaults by contract obligors in that industry.  This, in turn, could result in reductions or delays in collection of funds for payment of the notes.

Product Defects or Obsolescence or Adverse Economic Events for Two Vendors Accounting for High Proportions of the Contracts May Cause Increased Defaults and Delinquencies

[     ], a [     ]and [     ] a [     ] is the vendor of equipment for approximately [     ]% of the contract pool principal balance calculated as of the initial cut-off date.  Products of [     ], a leading producer of computer systems, accounted for approximately [     ]% of the contract pool balance calculated as of the initial cut-off date.  Although the sponsor is unaware of conditions likely to increase the rate of defaults or delinquencies on contracts pertaining to equipment produced by these two vendors, some events concerning these vendors or their products could have that effect.  For example, if either of these vendors were to experience financial difficulties, the obligors’ payment performance with respect to the related contracts may decline as the obligors may be less inclined to make payments on contracts with respect to a vendor which is suffering financial difficulties.  Additionally, the occurrence of a substantial number of defects in products produced by either of these vendors may result in decisions by the obligors on the contracts relating to equipment that proved defective not to pay the contract amounts, to pay late or to pay smaller amounts.  This could result in reductions of or delays in payments you expect on the notes.  Moreover, obsolescence of the products of either of these vendors could result in prepayments of contracts that would cause the notes to be paid earlier than you expect.  No other single vendor originated more than [     ]% of the contract pool principal balance as of the initial cut-off date.

Product Defects or Obsolescence of Types of Equipment Accounting for High Proportions of the Contracts May Cause Increased Defaults or Delinquencies

If the types of equipment in which contracts are concentrated suffer unexpectedly high rates of defects or become obsolete, the obligors on the contracts may default, pay late or pay less than the amounts owed on the contracts.  This could result in reductions of or delays in payments you expect on the notes.

As of the initial cut-off date, of the contract pool principal balance, approximately

•

[     ]% related to contracts involving telecommunications equipment,

•

[     ]% related to contracts involving transportation equipment,

•

[     ]% related to contracts involving computer and point-of-sale equipment,

•

[     ]% related to contracts involving computer software,

•

[     ]% related to contracts involving manufacturing,

•

[     ]% related to contracts involving construction equipment, and

•[     ]% related to contracts involving medical equipment.

The depositor does not believe that any other type of equipment accounts for more than [     ]% of the contract pool principal balance.  However, as shown in the table below under the heading “Types of Equipment,” the depositor’s records list [     ]% of the contract pool principal balance in the category of “Other” types of equipment.  The depositor has not analyzed this category to determine whether or not the contracts included in it could be grouped into some other more specific type of equipment category.  Any contracts in this “Other” category that relate to any particular type of equipment would be subject to all defect, obsolescence and other risks associated with that type of equipment.  Any adverse developments concerning that type of equipment will tend to increase the rate of delinquencies and defaults by obligors on contracts involving that type of equipment.  This, in turn, could result in reductions or delays in collection of funds for payment of the notes.

The Owner Trust’s Not Having Security Interests in Computer Software and Services and the Owner Trust’s Not Being Named as Secured Party in Motor Vehicle Title Certificates will Leave the Owner Trust Without Collateral For the Associated Contracts

The owner trust will have no security interest in computer software and computer services contracts, which accounted for [     ]% of the initial contract pool balance, and the owner trust will not be named as a secured party in the title certificates for motor vehicle contracts, which accounted for a substantial portion of the [     ]% of the initial contract pool principal balance attributable to the transportation industry.  If the obligor on this type of contract fails to pay or is late in paying, the owner trust will have no recourse to the software, services or motor vehicles, as the case may be, underlying the contracts.  This increases the risk that the owner trust will be unable to pay or will be late in paying the amounts you expect on the notes.

The Trust Assets are the Only Source of Payments on the Notes

All distributions on the notes will be made from payments by borrowers under the receivables.  The Trust has no other assets [other than[     ]] to make distributions on the notes.  The receivables are not insured or guaranteed by any person.  The Trust is the only person that is obligated to make distributions of the notes.

The Owner Trust

The Owner Trust

The sponsor created the owner trust on [     ] under a trust agreement, which the parties will amend and restate on the closing date for the sale of the notes, among the sponsor the depositor and the owner trustee.

Under a pooling and servicing agreement, dated as of [     ], among

•

the depositor,

•

the owner trust,

•

[     ], an originator and the seller of contracts to the depositor and

•

the servicer.

The depositor will transfer all of the contracts and the related security interests to the owner trust.  As noted in “The Originators, the Seller, the Servicer and the Depositor” in this prospectus supplement and “The Contracts — Software and Services” in the accompanying prospectus, some transferred contracts will not have associated security interests.

The owner trust will issue an equity certificate, representing the beneficial ownership interest in the owner trust, to the depositor.  The equity certificate will be entitled to any excess amount available on any payment date after reimbursement of servicer advances and payment of servicing fees, principal and interest on the notes, any amount owed to the swap counterparty and amounts payable in connection with the cash collateral account.  See “Description of the Notes and Indenture — Distributions” in this prospectus supplement.  The sponsor is not offering and selling the equity certificate under this prospectus supplement and the accompanying prospectus.

The Indenture

Under an indenture dated as of [     ] between the owner trust and [     ], as indenture trustee, the indenture trustee will authenticate and deliver the notes.

Capitalization of the Owner Trust

If the issuance and sale of the notes had taken place on the initial cut-off date, the capitalization of the owner trust on that date would have consisted of notes with an aggregate principal amount of $[     ] and an equity certificate.

The Owner Trustee

[     ] will be the owner trustee under the trust agreement.  The owner trustee is a [     ] and its principal offices are located at [     ].

The Originators, the Servicer, the Seller and the Depositor

[TO BE INSERTED]

Origination of the Contracts

[TO BE INSERTED]

The Contracts

Description of the Contracts

All of the contracts are commercial, rather than consumer, leases, loans or agreements.  See “The Contracts” in the accompanying prospectus.

Statistics Relating to the Initial Cut-Off Date Contract Pool

The initial contract pool principal balance is $[     ].  This amount is based upon the contract pool principal balance determined as of the initial cut-off date, but also includes an amount in respect of scheduled payments on the contracts due prior to, but not received as of, the cut-off date.  The following tables set forth the characteristics of the contracts as of the cut-off date.  Tables presented in this section may not total due to rounding.

Composition of the Initial Cut-Off Date Contract Pool

	Initial	Weighted	Weighted	Average
	Contract Pool	Average	Average	Contract
Number of	Principal	Original	Remaining	Principal
Contracts	Balance	Term (Range)	Term (Range)	Balance (Range)
[ ]	$[ ]	[ ] months ([ ] months to [ ] months)	[ ] months ([ ] month to [ ] months)	$[ ] ($[ ] to $[ ])

Type of Contracts

% of Initial
			Aggregate	Contract
	Aggregate	% of Total	Contract	Pool
	Number of	Number of	Principal	Principal
Type of Contract	Contracts	Contracts	Balance	Balance
True Lease
Finance Leases
Loans/Conditional Sales
Installment Payment
Agreements
Total		100.00%		$100.00%

Geographical Diversity

% of Initial
			Aggregate	Contract
	Aggregate	% of Total	Contract	Pool
	Number of	Number of	Principal	Principal
State	Contracts	Contracts	Balance	Balance
_________
__________
_________
_________
___________
__________
__________
__________
________
_________
________
_______
_____
_______
_________
_______
_________
________
________
________
_________
________
______
________
_______
Total	100.00%		$100.00%

Payment Status

% of Initial
			Aggregate	Contract
	Aggregate	% of Total	Contract	Pool
	Number of	Number of	Principal	Principal
Days Delinquent	Contracts	Contracts	Balance	Balance
Current, including 1 to 30
day delinquent contracts
31 - 60 days delinquent
	Total	100.00%		100.00%

Types of Equipment

% of Initial
			Aggregate	Contract
	Aggregate	% of Total	Contract	Pool
	Number of	Number of	Principal	Principal
Type of Equipment	Contracts	Contracts	Balance	Balance
Telecommunications
Transportation
Computer
Computer Software
Manufacturing
Construction
Medical
Automotive Diagnostic
Equipment
Printing
Resources
Office Equipment
Commercial Retail Fixtures
Industrial
Other, including $[ ]
as the largest and $[ ]
as the average contract
principal balance

	Total	100.00%		$100.00%

The depositor does not believe that any other type of equipment accounts for more than 5% of the contract pool principal balance.  However, the depositor has not analyzed the contracts included in the category “Other” in the above table to determine whether or not the contracts included in it could be grouped into some other more specific type of equipment category.

Contract Principal Balances

% of Initial
			Aggregate	Contract
	Aggregate	% of Total	Contract	Pool
	Number of	Number of	Principal	Principal
Contract Principal Balance	Contracts	Contracts	Balance	Balance
$ 0.01 to $ 5,000.00
$ 5,000.01 to $ 25,000.00
$ 25,000.01 to $ 50,000.00
$ 50,000.01 to $ 100,000.00
$ 100,000.01 to $ 500,000.00
$ 500,000.01 to $1,000,000.00
$ 1,000,000.01 to $2,000,000.00
$ 2,000,000.01 to $3,000,000.00
$3,000,000.01 to $4,000,000.00
$ 4,000,000.01 to $5,000,000.00
Over $5,000,000, the largest
single contract principal
balance being $[ ]
	Total	100.00%		$100.00%

Remaining Terms of Contracts

% of Initial
			Aggregate	Contract
Remaining Terms	Aggregate	% of Total	Contract	Pool
of Contracts	Number of	Number of	Principal	Principal
(months)	Contracts	Contracts	Balance	Balance
0 - 12
13 - 24
25 - 36
37 - 48
49 - 60
61 - 72
73 - 84
85 - 96
97 - 108
Over 108

Total		100.00		$100.00

Types of Obligor

% of Initial
			Aggregate	Contract
	Aggregate	% of Total	Contract	Pool
	Number of	Number of	Principal	Principal
Type of Obligor	Contracts	Contracts	Balance	Balance
Manufacturing
Service Organizations
Retail & Wholesale
Transportation
Professional
Financial Services
Manufacturing &
Construction
Machine tools
Medical
Resources
Government
Print Center
Other, including $[ ]
as the largest and $[ ]
as the average principal
balance

	Total	100.00%		$100.00%

The sponsor does not believe that any other industry accounts for more than 5.00% of the contract pool principal balance.  However, the depositor has not analyzed the contracts included in the category “Other” in the above table to determine whether or not the contracts could be grouped into some other more specific industry category.

Obligor Concentration

% of Initial
		Aggregate	Contract
Obligors (including	Aggregate	Contract	Pool
Contracts securing	Number of	Principal	Principal
vendor loans)	Contracts	Balance	Balance
Top 5	[ ]	[ ]%	[ ]%

Statistics Relating to Delinquencies and Defaults

The following table shows contract delinquency statistics for the originators’ portfolios of receivables similar to the contracts, on an aggregate basis, as of December 31 in each of the past five years and as of [     ] and [     ].  The applicable originators used the underwriting standards described in the prospectus under the section titled “The Originators, the Servicer, the Seller and the Depositor — Underwriting —” for all of these receivables.  For these purposes, a “delinquency” means that the obligor on the contract has failed to make a required scheduled payment in an amount equal to at least 90% of the required scheduled payment within 60 days of the due date.  For these purposes, any payment made by the obligor on a contract subsequent to the required payment date is applied to the earliest payment which was unpaid.  These statistics are not necessarily indicative of the future performance of the contracts.  The following table is based on the net investment for all contracts originated by [     ].  and the gross receivable for contracts originated by the other originators.  Net investment is the sum of all payments plus any expected equipment residual value under a contract discounted to present value using the contract’s implicit interest rate.  The gross receivable is the undiscounted sum of all payments under a contract.

Contract Delinquencies

Percent of Contract Balances Which Were Delinquent
As of	Contract Balance (In Thousands)	31 to 60 Days	61 to 90 Days	Over 90 Days	Total
12/31/[ ]	$[ ]	[ ]%	[ ]%	[ ]%	[ ]%
12/31/[ ]	$[ ]	[ ]%	[ ]%	[ ]%	[ ]%
12/31/[ ]	$[ ]	[ ]%	[ ]%	[ ]%	[ ]%
12/31/[ ]	[ ]	[ ]%	[ ]%	[ ]%	[ ]%
12/31/[ ]	$[ ]	[ ]%	[ ]%	[ ]%	[ ]%
03/31/[ ]	$[ ]	[ ]%	[ ]%	[ ]%	[ ]%
03/31/[ ]	$[ ]	[ ]%	[ ]%	[ ]%	[ ]%

Losses and Recoveries

The following table shows statistics for gross losses and losses net of recoveries on defaulted contracts within the originators’ portfolios of receivables similar to the contracts during the twelve-month period ending December 31 in each of the past five years and the three-month periods ended March 31, [     ] and [     ].  Gross losses means total losses before recoveries measured against the net investment of the contracts, gross of any allowance for losses.  Losses net of recoveries means losses after recoveries measured against the net investment of the contracts, gross of any allowance for losses.  These statistics are not necessarily indicative of the future performance of the contracts.

Twelve Months Ended	Aggregate Net Investment of Contracts (In Thousands)	Gross Losses as a Percentage of Net Investment	Net Losses as a Percentage of Net Investment
12/31/[ ]	$[ ]	[ ]%	[ ]%
12/31/[ ]	$[ ]	[ ]%	[ ]%
12/31/[ ]	$[ ]	[ ]%	[ ]%
12/31/[ ]	$[ ]	[ ]%	[ ]%
12/31/[ ]	$[ ]	[ ]%	[ ]%

Three Months Ended

03/31/[ ]	$[ ]	[ ]%	[ ]%
03/31/[ ]	$[ ]	[ ]%	[ ]%

Weighted Average Life of the Notes

The rate of payments on contracts will directly affect

•

the rate of note principal payments;

•

the aggregate amount of each note interest payment; and

•

the yield to maturity of the notes.

The payments on the contracts may be in the form of payments scheduled to be made under the terms of the contracts, prepayments or liquidations due to default, casualty and other events which cannot be predicted. [     ] may purchase contracts from the owner trust if the contracts were ineligible for transfer at the time of transfer to the owner trust.  Any payments for these reasons, other than scheduled payments may result in distributions to you of amounts which would otherwise have been distributed over the remaining term of the contracts.  Each prepayment, liquidation or repurchase of a contract, if the contract is not replaced by the depositor with a comparable substitute contract as described under “The Contracts — Substitution of Contracts” in the accompanying prospectus, will shorten the weighted average remaining term of the contracts and the weighted average life of the notes.  See “Risk Factors — Contract Prepayment, Ineligibility or Default May Cause Earlier Repayment of the Notes Than You Expect and You May Not be Able to Find Investments with the Same Yield as the Notes at the Time of Repayment” in the accompanying prospectus.

The following chart sets forth the percentage of the initial principal amount of each class of notes which would be outstanding on the distribution dates set forth below assuming the conditional prepayment rates (“CPR”) indicated in the chart.  This information is hypothetical.  The conditional prepayment rate assumes that a fraction of the outstanding contracts is prepaid on each payment date, which implies that each contract in the pool of contracts is equally likely to prepay.  This fraction, expressed as a percentage, is annualized to arrive at the conditional prepayment rate for the contracts.  The conditional prepayment rate measures prepayments based on the contract pool principal balance, after the payment of all payments scheduled to be made under the terms of the contracts during each collection period.  The conditional prepayment rate further assumes that all contracts are the same size and amortize at the same rate.  The conditional prepayment rate also assumes that each contract will be either paid as scheduled or prepaid in full.  The amounts set forth below are based upon the timely receipt of scheduled monthly contract payments, and assume that:

•

the seller exercises its option to cause a redemption of the notes when the aggregate note principal balance is less than 10% of the initial aggregate discounted contract balance of the contracts, and

•

the closing date for the sale of the contracts to the owner trust is [     ].

These tables are based upon the contract pool principal balance determined using the discount rate of [     ]%.  In addition, it is assumed for the purposes of these tables only, that the owner trust issues the notes in the following initial principal amounts and at the following fixed interest rates:

Class	Initial Principal Amount	Interest Rate
A-1	$[ ]	[ ]%
A-2	[ ]	[ ]
A-3	[ ]	[ ]
A-4	[ ]	[ ]
A-5	[ ]	[ ]
B	[ ]	[ ]
C	[ ]	[ ]
D	[ ]	[ ]

Percentage of the Initial Principal

of the Class A-1 Notes

CPR
Payment Date	0%	6%	9%	12%	18%
Closing Date
_____________
_____________
_____________
____________
_____________
____________
____________
____________
____________
____________
____________
____________
____________
____________
____________
____________
____________
____________
____________
____________
____________
_____________
_____________
_____________
_____________
_____________
_____________
_____________
_____________
_____________
_____________
_____________
_____________
_____________
_____________
_____________
_____________
_____________
_____________
_____________
_____________
_____________
_____________
_____________
______________
_______________
_____________
______________
_______________
__________
Weighted Average Life To Call (in years
Weighted Average Life To Maturity (in years)

Percentage of the Initial Principal

of the Class A-2 Notes

CPR
Payment Date	0%	6%	9%	12%	18%

Closing Date
________________
_________________
___________________
___________________
_______________
__________________
___________________
_________________
___________________
__________________
_____________________
_______________
___________________
_________________
____________
_________________
_____________________
__________________
________________
___________________
________________
______________
_________________
______________
________________
_____________
_________________
_________________
_____________________
_______________________
____________________
_________________
______________
_________________
______________
_________________
______________
_________________
______________
______________
____________
______________
_________________
_____________
________________
_____________
____________
_________________
_____________
__________
Weighted Average Life To Call (in years)
Weighted Average Life To Maturity (in years)

Percentage of the Initial Principal

of the Class A-3 Notes

CPR
Payment Date	0%	6%	9%	12%	18%
Closing Date
_________________
________________
______________
______________
____________
____________
_______________
____________
____________
______________
______________
____________
_______________
_________________
_______________
_____________
________________
________________
_________________
___________________
________________
______________
____________
_______________
_________________
_______________
___________________
________________
__________________
______________
________________
______________
_________________
______________
______________
_____________
________________
______________
________________
_________________
____________________
________________
_______________
_________________
__________________
_______________
________________
______________
__________________
_________
Weighted Average Life To Call (in years)
Weighted Average Life To Maturity (in years)

Percentage of the Initial Principal

of the Class A-4 Notes

CPR
Payment Date	0%	6%	9%	12%	18%
Closing Date
_________________
________________
______________
______________
____________
____________
_______________
____________
____________
______________
______________
____________
_______________
_________________
_______________
_____________
________________
________________
_________________
___________________
________________
______________
____________
_______________
_________________
_______________
___________________
________________
__________________
______________
________________
______________
_________________
______________
______________
_____________
________________
______________
________________
_________________
____________________
________________
_______________
_________________
__________________
_______________
________________
______________
__________________
_________
Weighted Average Life To Call (in years)
Weighted Average Life To Maturity (in years)

Percentage of the Initial Principal

of the Class A-5 Notes

CPR
Payment Date	0%	6%	9%	12%	18%
Closing Date
_________________
________________
______________
______________
____________
____________
_______________
____________
____________
______________
______________
____________
_______________
_________________
_______________
_____________
________________
________________
_________________
___________________
________________
______________
____________
_______________
_________________
_______________
___________________
________________
__________________
______________
________________
______________
_________________
______________
______________
_____________
________________
______________
________________
_________________
____________________
________________
_______________
_________________
__________________
_______________
________________
______________
__________________
_________
Weighted Average Life To Call (in years)
Weighted Average Life To Maturity (in years)

Percentage of the Initial Principal

of the Class B Notes

CPR
Payment Date	0%	6%	9%	12%	18%
Closing Date
_________________
________________
______________
______________
____________
____________
_______________
____________
____________
______________
______________
____________
_______________
_________________
_______________
_____________
________________
________________
_________________
___________________
________________
______________
____________
_______________
_________________
_______________
___________________
________________
__________________
______________
________________
______________
_________________
______________
______________
_____________
________________
______________
________________
_________________
____________________
________________
_______________
_________________
__________________
_______________
________________
______________
__________________
_________
Weighted Average Life To Call (in years)
Weighted Average Life To Maturity (in years)

Percentage of the Initial Principal

of the Class C Notes

CPR
Payment Date	0%	6%	9%	12%	18%
Closing Date
_________________
________________
______________
______________
____________
____________
_______________
____________
____________
______________
______________
____________
_______________
_________________
_______________
_____________
________________
________________
_________________
___________________
________________
______________
____________
_______________
_________________
_______________
___________________
________________
__________________
______________
________________
______________
_________________
______________
______________
_____________
________________
______________
________________
_________________
____________________
________________
_______________
_________________
__________________
_______________
________________
______________
__________________
_________
Weighted Average Life To Call (in years)
Weighted Average Life To Maturity (in years)

Description of the Notes and Indenture

This section adds to the information in the accompanying prospectus under the caption “Description of the Notes and Indenture.”  However, as these statements are only summaries, you should read the pooling and servicing agreement and the indenture.  The sponsor filed the forms of these documents as exhibits to the registration statement it filed with the Securities and Exchange Commission for the notes.

The notes will be issued under an indenture between the owner trust and the indenture trustee.

The owner trust will issue eight classes of notes, consisting of five classes of senior notes, designated as the

•

Class A-1 Notes,

•

Class A-2 Notes,

•

Class A-3 Notes,

•

Class A-4 Notes and

•

Class A-5 Notes.

These are referred to in this document as “Class A Notes.” The owner trust will also issue three classes of subordinate notes, designated as the Class B Notes, the Class C Notes and the Class D Notes.  The Class B, Class C and Class D Notes are the “Subordinate Classes.”

Investors may purchase the notes in book-entry form in minimum denominations of $1,000 and in integral multiples of $1 in excess of $1,000.  Each class will initially be represented by one or more notes registered in the name of the nominee of The Depository Trust Company.  The owner trustee will pay note interest and principal on the 20th day of each month, or, if not a business day, the next succeeding business day, commencing in [     ], to registered noteholders as of the related record date.  So long as the notes remain in book-entry form, the record date for any payment date will be the business day immediately preceding the payment date.  If the notes are no longer in book-entry form, the record date will be the last business day of the month immediately preceding the payment date.  However, the owner trust will make the final payment on the notes only upon presentation and surrender of the notes to the indenture trustee.  The owner trust will make all payments on the notes in immediately available funds.  See “Description of the Notes and Indenture — Book-Entry Registration” in the accompanying prospectus.

Distributions

The owner trust will pay note principal and interest on each payment date from the “Available Pledged Revenues” for the payment date, as well as amounts permitted to be withdrawn from the cash collateral account.  See “—Cash Collateral Account” below.  The “Available Pledged Revenues” as of any payment date are the sum of

(a)

the following amounts on deposit in the collection account which the owner trust received during the related collection period

(1)

scheduled contract payments, except payments in respect of

•

taxes,

•

insurance premium reimbursements,

•

security deposits,

•

late charges,

•

documentation fees,

•

extension fees,

•

administrative charges or,

•

maintenance premiums,

(2

prepayments of contracts, and

(3)

proceeds of liquidating defaulted contracts,

(b)

the purchase price paid by the seller in repurchasing ineligible contracts from the owner trust,

(c)

the amounts that the seller paid to purchase the contracts in exercise of its option to do so when the aggregate note principal amount is reduced to less than 10% of the initial contract pool principal balance and that were on deposit in the collection account as of the business day before the payment date,

(d)

investment earnings on amounts held in the collection or note distribution account and

(e)

to the extent necessary to pay interest, amounts of the type described in (a) above that the owner trust received after the end of the related collection period.

However, Available Pledged Revenues do not include any amount allocable to the depositor as representing the residual value of equipment subject to a lease, except to the extent that the end-user or a vendor guaranteed the equipment residual value.

On each payment date, the servicer will direct the indenture trustee to apply Available Pledged Revenues to the following payments in the following order of priority:

(1)

reimbursement of servicer advances;

(2)

the servicing fee;

(3)

interest on the notes in the following order of priority:

(a)

interest on the Class A-1, A-2, A-3, A-4, and A-5 Notes, including any overdue interest, allocated pro rata based on the respective principal amounts of the Class A-1, A-2, A-3, A-4 and A-5 Notes,

(b)

interest on the Class B Notes, including any overdue interest,

(c)

interest on the Class C Notes, including any overdue interest,

(d)

interest on the Class D Notes, including any overdue interest,

(4)

principal on the notes in the amounts and priority described under “Principal” below;

(5)

any amount necessary to increase the cash collateral account balance to its required level;

(6)

amounts payable in connection with the cash collateral account;

(7)

any shortfall in the payment of interest on the Class A-3 Notes due to the failure of the swap counterparty to pay amounts owed to the owner trust under the swap agreement, together with interest on the shortfall; and

(8)

any remainder to the holder of the equity certificate.

The owner trust is to make payments first from the Available Pledged Revenues, and second, but only as to amounts described in clauses (3) and (4) immediately above, from amounts permitted to be withdrawn from the cash collateral account as described under “Cash Collateral Account” below.  For purposes of the above allocation of Available Pledged Revenues in respect of interest, the Class A-3 interest rate will be assumed to be the assumed fixed rate of [     ]% determined in connection with the swap agreement.

Interest

The priorities of interest payments are set forth under “Distributions” above.

The owner trust will pay interest on each class of notes from and including the closing date to but excluding [     ], and after that date for each successive interest period.  Interest on the Class A-1 and A-3 Notes will be computed on the basis of the actual number of days elapsed and a 360-day year.  Interest on the other classes of notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The rates for classes other than Class A-3 are set forth on the cover page of this prospectus supplement.  The Class A-3 interest rate shall be the one-month London interbank offered rate, referred to as One-Month LIBOR, plus [     ]%.

One-Month LIBOR means as of any LIBOR Determination Date and with respect to the related interest period, the rate of interest per annum equal to the London interbank offered rate for deposits in U.S.  dollars having a maturity of one month which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the LIBOR Determination Date.  If the rate does not appear on Telerate Page 3750, One-Month LIBOR for the LIBOR Determination Date will be determined on the basis of the rates at which deposits in U.S.  dollars having a maturity of one month and in a principal amount of not less than U.S.  $1,000,000, are offered at approximately 11:00 a.m., London time, on the LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks.  The servicer will request the principal London office of each of the Reference Banks to provide a quotation of its rate to the indenture trustee.  If at least two quotations are provided, One-Month LIBOR will be the arithmetic mean, rounded upwards, if necessary, to the nearest .01%, of the offered rates.  If fewer than two quotations are provided, One-Month LIBOR will be the arithmetic mean, rounded upwards, if necessary to the nearest .01%, of the rates quoted at approximately 11:00 a.m., New York City time, on the LIBOR Determination Date to the indenture trustee by three major banks in New York, New York, selected by the servicer, for loans in United States dollars to leading European banks having a maturity of one month and in a principal amount of not less than U.S.  $1,000,000.  However, if those banks do not quote a rate to the indenture trustee as described in this sentence, One-Month LIBOR will be the One-Month LIBOR in effect for the immediately preceding interest period.

LIBOR Determination Date means for the interest period from and including the closing date to but excluding [     ] the second business day preceding the closing date for the sale of the notes, and for each subsequent interest period the second business day preceding the interest period.  For purposes of computing One-Month LIBOR, a business day is any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

Telerate Page 3750 means the display page so designated on the Dow Jones Telerate Service, or another page replacing that page on that service for the purpose of displaying comparable rates or prices.

Reference Banks means four leading banks, selected by the servicer, engaged in transactions in Eurodollar deposits in the international Eurocurrency market and having an established place of business in London.

If on any payment date, the owner trust does not have sufficient funds, after payment of servicer advances and the servicing fee, to make a full payment of interest on any class of notes, the amount of the shortfall will be carried forward and, together with interest on the shortfall amount at the applicable interest rate for that class, added to the amount of interest the affected class of noteholders will be entitled to receive on the next payment date.

Principal

This section gives only an overview of how the owner trust will pay principal.  The sponsor recommends that you read this section in connection with the more detailed terms set forth in the pooling and servicing agreement included as an exhibit to the registration statement filed with the Securities and Exchange Commission for the notes.

Overview of Principal Distributions

The principal required to be paid on the notes on each payment date will be the amount necessary to pay the notes down so that their aggregate principal balance equals the contract pool principal balance as of the last day of the prior month.  This amount will be allocated among the various classes of notes according to the priorities described in this section.

For so long as the Class A-1 Notes are outstanding, 100% of the principal will be allocated between the Class A-1 Notes and the Class A-5 Notes.  After the Class A-1 note principal balance has been paid to zero, the principal will be allocated:

first, among the Class A Notes as a group, between the Class A-5 Notes on one hand and the Class A-2, Class A-3 and Class A-4 Notes, on the

other hand, sequentially in that order, then again to the Class A-5

Notes;

second, to the Class B Notes;

third, to the Class C Notes; and

fourth, to the Class D Notes

Subject to the operation of the floors for each of the Subordinate Classes, after the payment date on which the Class A-1 note principal amount has been paid to zero, the owner trust will pay principal proportionately, among the Class A Notes as a group, the Class B Notes, the Class C Notes and the Class D Notes, in the priorities listed above.  However, the principal paydown rules incorporate a concept of a floor on each class of the Subordinate Classes, which means that the Subordinate Classes, for so long as any notes senior to that class are outstanding, cannot be paid an amount of principal which would reduce that Subordinate Class below its floor principal amount.  If a Subordinate Class is at its floor level, that Subordinate Class is “locked out” from receiving further principal payments, with the additional effect of reallocating the principal that would otherwise have been paid to that Subordinate Class to the most senior class then outstanding.  The levels of the floors are not static, but are subject to increase if the owner trust experiences contract pool losses that cannot be funded from the current period’s Available Pledged Revenues or the cash collateral account.  This increase in the level of the floors tends to “lock out” the Subordinate Classes earlier, which accelerates the payment of the reallocated principal to the senior classes.  If unfunded losses become severe and the cash collateral account is depleted, the unfunded loss amount could be so large that the principal paydown rules result in a sequential-pay senior subordinated structure among the various note classes, with no principal being paid to a Subordinate Class unless the note principal amount of each class senior to it has been paid in full.  The floors operate both before and after an event of default.

Before an Event of Default

This chart summarizes how principal will be paid on the notes before any event of default.  The section headed “Definitions Concerning Principal Payments” below defines various terms relating to the payment of principal.

Class	Principal Payments
Class A-1	• Begins receiving principal on first payment date

•

Receives [     ]% of Total Principal Payment Amount until paid in full, but will receive 100% of the Total Principal Payment Amount if any of its principal is outstanding after its stated maturity date until paid in full

Class A-2	• Begins receiving principal once Class A-1 is paid in full

•

Receives the Class A Principal Payment Amount reduced by any amount paid to Class A-5, until Class A-2 is paid in full, but will receive 100% of the Class A Principal Payment Amount if any of its principal is outstanding after its stated maturity date, until paid in full

• May also receive principal payments reallocated away from the Subordinate Classes through the operation of the floors
Class A-3	• Begins receiving principal once Class A-2 is paid in full

•

Receives the Class A Principal Payment Amount reduced by any amount paid to Class A-5, until Class A-3 is paid in full, but will receive 100% of the Class A Principal Payment Amount if any of its principal is outstanding after its stated maturity date, until paid in full

• May also receive principal payments reallocated away from the Subordinate Classes through the operation of the floors
Class A-4	• Begins receiving principal once Class A-3 is paid in full

•

Receives the Class A Principal Payment Amount reduced by any amount paid to Class A-5, until Class A-4 is paid in full, but will receive 100% of the Class A Principal Payment Amount if any of its principal is outstanding after its stated maturity date, until paid in full

• May also receive principal payments reallocated away from the Subordinate Classes through the operation of the floors
Class A-5	• Begins receiving principal on first payment date

•

Receives [     ]% of the Total Principal Payment Amount until Class A-1 is paid in full and the same percentage after Class A-1 is paid in full until Class A-4 is paid in full but only to the extent of the Class A Principal Payment Amount

• Once Class A-4 is paid in full, Class A-5 receives 100% of the Class A Principal Payment Amount until paid in full
• May also receive principal payments reallocated away from the Subordinate Classes through the operation of the floors
Class B	• Begins receiving principal once Class A-1 is paid in full
• Receives the Class B Principal Payment Amount until paid in full
• Through the operation of its floor, Class B’s principal payments are subject to reallocation for the benefit of Class A
• May also receive principal payments reallocated away from Class C and Class D through the operation of the floors
Class C	• Begins receiving principal once Class A-1 is paid in full
• Receives the Class C Principal Payment Amount until paid in full
• Through the operation of its floor, Class C’s principal payments are subject to reallocation for the benefit of Class A and Class B
• May also receive principal payments reallocated away from Class D through the operation of the floors
Class D	• Begins receiving principal once Class A-1 is paid in full
• Receives the Class D Principal Payment Amount until paid in full
• Through the operation of its floor, Class D’s principal payments are subject to re-allocation for the benefit of Class A, Class B and Class C

Detailed Principal Distribution Rules

The priority of principal payments will be in the following order:

(1)

prior to the payment date on which the Class A-1 Note principal amount has been reduced to zero, the Class A Principal Payment Amount will be equal to the Total Principal Payment Amount and will be allocated [     ]% to the Class A-1 Notes and [     ]% to the Class A-5 Notes.  However, if the Class A-1 Notes have not been paid to zero by their stated maturity date, 100% of the Class A Principal Payment Amount will be paid to the Class A-1 Notes on their stated maturity date and on each subsequent payment date until their note principal amount is zero;

(2)

on and after the payment date on which the Class A-1 principal amount has been reduced to zero, and disregarding the amount that must first be applied to reduce the Class A-1 principal amount to zero, the Total Principal Payment Amount will be allocated among the various classes in the following order of priority:

(a)

the Class A Principal Payment Amount to the Class A noteholders, allocated as follows:

(1)

[     ]% of the Total Principal Payment Amount, but in no event greater than the Class A Principal Payment Amount, to the Class A-5 noteholders, and

(2)

the Class A Principal Payment Amount reduced by any payments to the Class A-5 noteholders under clause (2)(a)(1) to the Class A-2 noteholders until the Class A-2 principal amount equals zero, then to the Class A-3 noteholders until the Class A-3 principal amount equals zero, then to the Class A-4 noteholders until the Class A-4 principal amount equals zero and then to the Class A-5 noteholders until the Class A-5 principal amount equals zero;

However, if the Class A-2, Class A-3 or Class A-4 Notes have not been paid to zero by their respective stated maturity dates, 100% of the Class A Principal Payment Amount will be paid to that class on its stated maturity date and on each subsequent payment date until its note principal amount is zero;

(b)

the Class B Principal Payment Amount to the Class B noteholders;

(c)

the Class C Principal Payment Amount to the Class C noteholders;

(d)

the Class D Principal Payment Amount to the Class D noteholders; and

(e)

any Reallocated Principal, sequentially to the Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C and Class D Notes.

Principal Distributions After an Event of Default

After an event of default occurs, all principal distributions among the classes will be made as follows:

Class	Principal Payments
Class A-1	100% of the Class A Principal Payment Amount until paid in full
Class A-2	100% of the Class A Principal Payment Amount until paid in full
Class A-3	100% of the Class A Principal Payment Amount until paid in full
Class A-4	100% of the Class A Principal Payment Amount until paid in full
Class A-5	100% of the Class A Principal Payment Amount until paid in full
Class B	100% of the Class B Principal Payment Amount until paid in full
Class C	100% of the Class C Principal Payment Amount until paid in full
Class D	100% of the Class D Principal Payment Amount until paid in full

The principles described above in the sections labeled “Principal—Overview of Principal Distributions,” “—Before an Event of Default” and “Detailed Principal Distribution Rules” will also apply after an event of default except that the allocations between Class A-5, on the one hand, and the other classes of Class A Notes, on the other hand, as described in those sections, will not apply after an event of default.

Also, any Reallocated Principal will be allocated sequentially to the Class A-1, A-2, A-3, A-4, A-5, B, C and D noteholders in that order.

Definitions Concerning Principal Payments

The Class A Base Principal Payment Amount is:

(1)

as to any payment date until the payment date on which the Class A-1 principal amount equals zero, 100% of the Total Principal Payment Amount; and

(2)

for any subsequent payment date, and disregarding any amount first used on the payment date on which the Class A-1 principal amount is paid to zero, the excess of:

(x) the sum of the Class A-2, A-3, A-4 and A-5 notes principal amounts over

(y) the Class A Target Principal Amount;

However, the Class A Principal Payment Amount may not exceed the Class A principal balance.

The Class A Percentage will be approximately [     ]%.

The Class A Target Principal Amount for any payment date will be the product of (a) the Class A Percentage and (b) the contract pool principal balance as of the last day of the collection period immediately preceding the payment date.

The Class A Principal Payment Amount is the sum of the Class A Base Principal Payment Amount plus the Class A Principal Shortfall Amount.

The Class A Principal Shortfall Amount means, for any payment date that is the stated maturity date for a class of Class A Notes and any subsequent payment date until that class’ principal amount is zero, the excess of (a) sum of the principal amount of that class, plus, until the Class A-4 principal amount has been reduced to zero, [     ]% of the Total Principal Payment Amount, over (b) the Total Principal Payment Amount.

The Class B Floor for any payment date will equal:

(1) [     ]% of the initial contract pool principal balance, plus

(2) the Unfunded Loss Amount, if any, for that payment date, minus,

(3) the sum of the Class C principal amount, and the Class D principal amount, prior to giving effect to any payments of principal on the Class C or D Notes on that payment date, and the amount on deposit in the cash collateral account after giving effect to withdrawals to be made on the payment date.

However, the Class B Floor may not be greater than the Class B principal amount or less than zero.

The Class B Percentage will be approximately [     ]%.

The Class B Principal Payment Amount will equal

(1)

zero until the payment date on which the Class A-1 principal amount equals zero; and

(2)

for any subsequent payment date the excess, if any, of:

(a) the Class B principal amount over

(b) the greater of

(x) the Class B Target Principal Amount and

(y) the Class B Floor.

However, the Class B Principal Payment Amount may not exceed the Class B principal amount.

The Class B Target Principal Amount for any payment date will be the product of (a) the Class B Percentage and (b) the contract pool principal balance as of the last day of the collection period immediately preceding the payment date.

The Class C Floor for any payment date will equal:

(1) [     ]% of the initial contract pool principal balance, plus

(2) the Unfunded Loss Amount, if any, for the payment date, minus

(3) the sum of the Class D principal amount, prior to giving effect to any payments of principal on the Class D Notes on the payment date, and the amount on deposit in the cash collateral account after giving effect to withdrawals to be made on the payment date.

However, the Class C Floor may not be greater than the Class C principal amount or less than zero.  Furthermore, if the Class B principal amount immediately prior to any payment date is less than or equal to the Class B Floor for that payment date, the Class C Floor for that payment date will equal the Class C principal amount immediately prior to that payment date.

The Class C Percentage will be approximately [     ]%.

The Class C Principal Payment Amount will equal

(1)

zero until the payment date on which the Class A-1 principal amount equals zero; and

(2)

for any subsequent payment date, the excess, if any, of:

(a) the Class C principal amount over

(b) the greater of

(x) the Class C Target Principal Amount and

(y) the Class C Floor.

However, the Class C Principal Payment Amount may not exceed the Class C principal amount.

The Class C Target Principal Amount for any payment date will be the product of (a) the Class C Percentage and (b) the contract pool principal balance as of the last day of the collection period immediately preceding the payment date.

The Class D Floor for any payment date will equal:

(1) [     ]% of the initial contract pool principal balance, plus

(2) the Unfunded Loss Amount, if any, for the payment date, minus,

(3) the amount on deposit in the cash collateral account after giving effect to withdrawals to be made on the payment date.

However, the Class D Floor may not be greater than the Class D principal amount or less than zero.  Furthermore, if the Class C principal amount on any payment date is less than or equal to the Class C Floor on that payment date, the Class D Floor for that payment date will equal the Class D principal amount immediately prior to that payment date.

The Class D Percentage will be approximately [     ]%.

The Class D Principal Payment Amount will equal:

(1)

zero until the payment date on which the Class A-1 principal amount equals zero; and

(2)

for any subsequent payment date, the excess, if any, of:

(a) the Class D principal amount minus

(b) the greater of

(x) the Class D Target Principal Amount and

(y) the Class D Floor.

However, Class D Principal Payment Amount may not exceed the Class D principal balance.

The Class D Target Principal Amount for any payment date will be the product of (a) the Class D Percentage and (b) the contract pool principal balance as of the last day of the collection period immediately preceding the payment date.

The collection period for any payment date is the calendar month preceding the month in which the payment date occurs.

A Defaulted Contract as to any collection period is any contract:

(a) which the servicer has determined is uncollectible in accordance with its credit and collection policies and procedures,

(b) as to which during the collection period 10% or more of a scheduled payment shall have become delinquent 180 days or more, or

(c) as to which the end-user has suffered an insolvency event.

Pledged Revenues means the sum of

•

all scheduled payments on the contracts received on or after the cut-off date;

•

any prepayment received on the contracts on or after the cut-off date;

•

the purchase amount of any contracts purchased by the seller;

•

the amount paid by the depositor to purchase the contracts under its option to purchase all contracts when the aggregate principal amount of the notes is less than 10% of the initial contract pool principal balance;

•

the liquidation proceeds received in respect of any contracts; and

•

any earnings on the investment of amounts credited to the collection account or the note distribution account.

However, Pledged Revenues shall not include any amounts received with respect to any residual value of leased equipment except to the extent guaranteed by a vendor or end-user.

Principal amount means, when used with respect to a class of notes, the initial principal balance of the class set forth on the cover page of this prospectus supplement, less the sum of all distributions previously made to the class and all amounts held on deposit for payment to that class in respect of principal.

The Reallocated Principal for any payment date will equal the excess, if any, of (1) the Total Principal Payment Amount, over (2) the sum of the Class A Principal Payment Amount, the Class B Principal Payment Amount, the Class C Principal Payment Amount and the Class D Principal Payment Amount.

The Related Collection Period Pledged Revenue means as to any payment date, the amount of Pledged Revenues in the collection account as of the business day preceding the payment date which were received by the depositor during the related collection period, including all liquidation proceeds as to Defaulted Contracts, but not including the residual value of leased equipment except to the extent guaranteed by a vendor or end-user.

The Required Payoff Amount as to a collection period for any contract is the sum of

(1)

the scheduled payment due in that collection period plus any scheduled payments not received that were due in prior collection periods and

(2)

the contract principal balance determined as if the scheduled payment due in that collection period had been received.

The Total Principal Payment Amount for any payment date is the excess of (x) the aggregate note principal amount immediately prior to that payment date over (y) the contract pool principal balance as of the last day of the collection period immediately preceding the payment date.  For this purpose, the contract pool principal balance will be deemed to be zero on any payment date on which the contract pool principal balance is less than $10,000,000.  The contract principal balance of any contract which became a defaulted contract during a given collection period or which was a contract subject to a warranty claim which the depositor was obligated to purchase as of the end of a given collection period will, for purposes of computing the Total Principal Payment Amount and the requisite amount for the cash collateral account, be deemed to be zero on and after the last day of the collection period.

The Unfunded Loss Amount for any payment date will equal any excess of:

(a)

the remainder of

(1)

the aggregate note principal amount, prior to giving effect to the payment of principal on the notes on the payment date, minus

(2)

the lesser of

(A)

the contract pool principal balance as of the last day of the collection period immediately preceding the preceding payment date, minus the contract pool principal balance as of the last day of the collection period immediately preceding the payment date, or

(B)

the Related Collection Period Pledged Revenue remaining after payment of amounts owing to the servicer and note interest on the payment date plus any withdrawal from the cash collateral account for payment of note principal on the payment date, over

(b)

the Required Payoff Amount for all contracts as of the end of the related collection period.

Class A-3 Swap Agreement

The owner trust will enter into a swap agreement with [     ] as swap counterparty for the sole benefit of the Class A-3 Notes.  Under the swap agreement, the swap counterparty’s payments will be calculated at the Class A-3 Note interest rate and the owner trust’s payments will be calculated at an assumed fixed rate of [     ]%.  To the extent that on any payment date interest calculated at the Class A-3 Note interest rate exceeds interest calculated at the assumed fixed rate:

•

the swap counterparty will be obligated to pay an amount equal to the excess to the owner trust,

•

the payment will constitute a portion of the Available Pledged Revenues, but only in respect of the Class A-3 Notes, and

•

the Class A-3 Notes will be dependent upon the payment for receipt of the interest to the extent of the excess.

Likewise, under the swap agreement to the extent that interest calculated at the assumed fixed rate exceeds interest calculated at the Class A-3 Note interest rate,

•

the owner trust will be obligated to pay an amount equal to the excess to the swap counterparty, and

•

the payment will have the same priority, in terms of application of the Available Pledged Revenues, as payment of interest on the Class A-3 Notes.

Any shortfall in the payment of interest on the Class A-3 Notes due entirely to the failure of the swap counterparty to make a required payment under the swap agreement will not constitute an event of default under the indenture.  Except to the extent the amount available on any payment date exceeds the amount necessary to pay the servicing fee, all interest and principal payable on the notes, with Class A-3 Note interest being calculated at the assumed fixed rate for this purpose, and all amounts payable in connection with the cash collateral account, no amounts in addition to those available under the swap agreement will be available under the indenture to make up the shortfall.  The only remedies in these circumstances will be those available to the owner trust under the swap agreement.

As a general matter, the obligations of the swap counterparty under the swap agreement are unsecured.  However, if the swap counterparty’s long-term unsecured senior debt ceases to be rated at a level acceptable to [     ] and [     ], the swap counterparty will be obligated either to (a) post collateral or establish other arrangements to secure its obligations under the swap agreement or (b) arrange for a substitute swap counterparty to assume the rights and obligations of the swap counterparty under the swap agreement, in either case so that the ratings of the notes are maintained or, if applicable, restored to their level immediately prior to the downgrading or withdrawal of the swap counterparty’s debt.  If the swap counterparty fails to take either of these actions, the owner trust will be entitled to terminate the swap agreement and to claim from the swap counterparty the cost of obtaining a replacement swap agreement from a swap counterparty satisfactory to the note rating agencies.  The Class A-3 noteholders bear the risk of any failure by the swap counterparty to take the actions required of it and the risk of any inability of the owner trust to obtain a replacement swap agreement.

The swap counterparty currently has an “[     ]” long-term unsecured senior debt credit rating from [     ] and an “[     ]” long-term unsecured senior debt credit rating from [     ].

Optional Purchase of Class A-5 Notes

The depositor may purchase all of the Class A-5 Notes, on any payment date.  The purchase price shall be equal to the Class A-5 principal amount plus a premium equal to the excess, discounted as described below, of (1) the scheduled future interest payments on the Class A-5 Notes, over (2) the interest that would have accrued on the Class A-5 Notes over the same period at a per annum rate of interest equal to [     ]% plus the bond equivalent yield to maturity on the fifth business day preceding that payment date on a United States Treasury security maturing on a date closest to the end of the remaining weighted average life of the Class A-5 Notes.  That excess shall be discounted to present value to the payment date at the yield described in clause (2) above.  For purposes of this paragraph only, the depositor will determine (1) the Class A-5 principal amount upon which interest will be deemed to accrue, and (2) the weighted average remaining life of the Class A-5 Notes, based upon the amortization of the contract pool principal balance remaining at the payment date at a conditional prepayment rate of [     ]%.  The depositor will pay the holders of record on the related record date interest payable on the Class A-5 Notes on the payment date in the ordinary manner.  Following purchase, the owner trust will not retire the Class A-5 Notes, but will, after the authentication and issuance of replacement notes to the depositor, continue to treat them as being entitled to interest and principal payments on each payment date in the manner described above.  Following the giving of proper notice of purchase, all holders of Class A-5 Notes must surrender them for purchase on the relevant purchase date.  Effective on the purchase date, the owner trust will not treat the former holders of the Class A-5 Notes as the holders of the notes except for purposes of their right to be paid the purchase price.

Cash Collateral Account

The indenture trustee will establish the cash collateral account on or prior to the closing date.  It will be available to the indenture trustee for the benefit of the noteholders.  The depositor will initially fund the cash collateral account in the amount of $[     ] ([     ]% of initial contract pool principal balance), which may include proceeds of loans from third party lenders to the owner trust under a cash collateral account loan agreement.  Available amounts on deposit from time to time in the cash collateral account shall be used to fund the amounts specified below in the following order of priority to the extent that amounts on deposit in the collection account, after payment of servicer fees and advances, as of any deposit date are insufficient:

(1)

to pay interest on the notes in the order of priority described under “Distributions” above;

(2)

to pay any principal deficiency amount, which is equal to the lesser of:

(a)

the aggregate Liquidation Losses on all contracts that became Defaulted Contracts during the related collection period, or

(b)

the excess, if any, of

(A)

the aggregate principal amount of the notes, after giving effect to all distributions of principal from Available Pledged Revenues on the payment date, over

(B)

the aggregate of the Required Payoff Amounts for all contracts as of the last day of the related collection period; and

(3)

to pay principal on the notes at the applicable stated maturity dates and on the first payment date on which the contract pool principal balance is less than $10,000,000.

Liquidation Loss means, as to any Defaulted Contract, the excess, if any, of

(1)

the required payoff amount of the contract for the collection period during which the contract became a Defaulted Contract, over

(2)

that portion of the liquidation proceeds for the Defaulted Contract allocated to the owner trust, as described under “Description of the Notes and Indenture—Liquidation Proceeds” in the accompanying prospectus.

To the extent that the amount on deposit in the cash collateral account as of any payment date is less than the required amount, the servicer is to restore this deficiency from the remaining amount available in the collection account, after payment of any servicer advances, the servicing fee, interest and principal on the notes and amounts due to the swap counterparty under the swap agreement, as described under “Distributions” above.

The required amount of the cash collateral account will be

(1)

for any payment date on or prior to the payment date occurring in [     ], $[     ] ([     ]% of the initial contract pool principal balance), and

(2)

for any payment date after that, the greater of

(a)

the sum of

(1)

[     ]% of the contract pool principal balance for the payment date, plus

(2)

the excess, if any, of

(A)

the sum of the principal amounts of the notes, after giving effect to all distributions of principal on the payment date, over

(B)

the contract pool principal balance for the payment date, and

(b)

$[     ] ([     ]% of the initial contract pool principal balance).

However, in no event will the requisite amount exceed the sum of the principal amounts of the notes.

The servicer or the indenture trustee acting at the direction of the servicer will release any amount on deposit in the cash collateral account in excess of the required amount and all investment earnings on funds in the cash collateral account.  The indenture trustee will pay these amounts to or upon the servicer’s order, and they will not be available to make payments on the notes.

The cash collateral account must be maintained with a qualified institution.  Funds on deposit in the cash collateral account will be invested in eligible investments, as defined under “Description of the Notes and Indenture—Trust Accounts” in the accompanying prospectus.

Optional Purchase of Contracts and Redemption of Notes

The seller may purchase all of the contracts on any payment date following the date on which the aggregate note principal amount at the time is less than 10% of the initial contract pool principal balance.  The purchase price that the seller would pay in connection with a purchase shall be the sum of the

•

unpaid servicer fees and advances,

•

remaining principal amount of the notes, together with accrued interest calculated at the swap agreement assumed fixed rate in the case of the Class A-3 Notes,

•

unreimbursed servicer advances and unpaid servicer fees, and

•

any other amounts payable at the time from Available Pledged Revenues, minus

•

available amounts on deposit in the collection account.

If the seller does purchase the contracts, the notes shall be redeemed on the payment date on which the purchase occurs.  The redemption price will be the principal amount of the notes redeemed plus accrued and unpaid interest on the principal amount of each class of notes to but excluding the redemption date.

Reports to Noteholders

The servicer will furnish to the indenture trustee, and the indenture trustee will include with each distribution, a statement in respect of the related payment date.  The statement shall set forth, among other things, all information necessary to enable the indenture trustee to make the distribution required for the notes and to reconcile all deposits to and withdrawals from accounts.  See “Description of the Notes and Indenture—Reports to Noteholders” in the accompanying prospectus.  You will not receive reports directly from the indenture trustee.  The servicer will file the reports with the Securities and Exchange Commission.  However, in accordance with the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission, the owner trust expects that its obligation to file these reports will be terminated at the end of [     ].

Servicing

The servicer will be responsible for

•

managing,

•

administering,

•

servicing and

•

making collections

on the contracts.  Compensation to the servicer will include

(1)

a monthly servicing fee, which will be payable to the servicer from the amount available on each payment date, in an amount equal to the product of one-twelfth of one percent per annum multiplied by the contract pool principal balance determined as of the first day of the related collection period;

(2)

any late fees, late payment interest, documentation fees, insurance administration charges, extension fees and other administrative charges, collectively, the administrative fees, collected with respect to the contracts during the related collection period; and

(3)

any investment earnings on collections prior to their deposit in the collection account.

The indenture trustee may terminate the servicer as servicer under some circumstances, in which event the indenture trustee would appoint a successor servicer to service the contracts.  See “Description of the Pooling and Servicing Agreement—Servicing—Events of Termination” in the accompanying prospectus.

The Indenture Trustee

[     ] will serve as the indenture trustee.  The indenture trustee may resign at any time, in which event the owner trust will be obligated to appoint a successor trustee.  The owner trust may also remove the indenture trustee if

(1)

the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture,

(2)

a bankruptcy proceeding results in the event of relief or appointment of a receiver as to the indenture trustee,

(3)

the indenture trustee commences bankruptcy or similar proceedings or

(4)

the indenture trustee becomes incapable of acting.

Any resignation or removal of the indenture trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by a successor trustee.

Representation and Warranties

The seller will make representations and warranties with respect to the contracts as described in the accompanying prospectus under “The Contracts—Representations and Warranties Made by the Seller.”

On the date that the depositor adds a substitute contract to the contract pool, the seller and the depositor will make the same representations and warranties as if the transfer occurred on the closing date.  However, for these purposes (a) the contract pool on the closing date shall be deemed to include the substitute contract in lieu of the contract being replaced or substituted and (b) the contract principal balance of the substitute contract shall be equal to or greater than the contract principal balance of the contract being replaced or substituted as of the related cut-off date.

The owner trust shall reassign to the depositor, and the seller will be obligated to purchase from the depositor, any contract transferred by the owner trust at any time there is a breach of any of these representations or warranties.  However, the cure of the breach in all material respects, or the waiver of the breach, will be an adequate remedy.  This purchase shall occur no later than the second deposit date after the servicer becomes aware, or receives written notice, of the breach.  The “deposit date” means the business day preceding a payment date.  This purchase obligation will constitute the sole remedy against the depositor and the seller available to the owner trust, the indenture trustee and the noteholders or equity certificateholder for a breach of these representations or warranties.

Under the pooling and servicing agreement, a contract transferred by the owner trust shall be reassigned to the seller and the seller shall make a deposit in the collection account in immediately available funds in an amount equal to the contract principal balance of the contract.  Any amount the seller deposits into the collection account in connection with the reassignment of a contract transferred by the owner trust shall be considered payment in full of the ineligible contract.  This amount shall be treated as Available Pledged Revenues.  In the alternative, the seller may cause the depositor to convey to the owner trust a substitute contract satisfying the terms and conditions applicable to substitute contracts in replacement for the affected contract.  The affected contract shall be deemed released by the owner trust and indenture trustee and reconveyed to the depositor and by the depositor to the seller.

Indemnification

The pooling and servicing agreement provides that the servicer will indemnify

•

the depositor,

•

the sponsor,

•

the owner trust,

•

the owner trustee,

•

the indenture trustee,

•

the holder of the equity certificate and

•

the noteholders

from and against any loss or injury sustained from third party claims resulting from acts or omissions of the servicer with respect to trust assets or any duty or obligations of the servicer under the agreement, except where the claims result from willful misconduct, gross negligence or bad faith of the indemnified person.

Amendments

When the pooling and servicing agreement and the indenture may be amended only with the consent of the required majority of the noteholders, see “Description of the Notes and Indenture—Modification of Indenture with Noteholder Consent” and “Description of the Pooling and Servicing Agreements—Amendment,” the required majority means 66 2/3% of the principal amount of the Class A Notes until paid in full, then of the Class B Notes until paid in full, then of the Class C Notes until paid in full and then of the Class D Notes.

The parties may amend the cash collateral account loan agreement without noteholder consent to cure any ambiguity or inconsistency or to address any other matter but only if the amendment will not adversely affect the noteholders.  The parties may also amend the cash collateral account loan agreement in any other manner with the consent of the required majority of noteholders determined as provided above.  However, without the consent of all noteholders, no amendment may reduce the amount available in the cash collateral account for the payment of interest or principal on notes or reduce the noteholder consent required for any amendment.

The parties may amend the swap agreement without noteholder consent to cure any ambiguity or inconsistency or to address any other matter but only if the amendment will not adversely affect the Class A-3 noteholders.  The parties may also amend the swap agreement in any other manner with the consent of at least 66 2/3% of the principal amount of the Class A-3 Notes.  However, without the consent of all Class A-3 noteholders, no amendment may reduce the amount available under the swap agreement for paying Class A-3 Note interest or reduce the Class A-3 noteholder consent required for any amendment.  Also, without the consent of the swap counterparty, the parties may not amend the pooling and servicing agreement so as to adversely affect the priority of payments from the owner trust to the swap counterparty under the swap agreement.

Also, any amendment of the cash collateral account loan agreement or the swap agreement requiring noteholder approval will not be effective unless each rating agency confirms that the amendment will not result in a reduction, qualification or withdrawal of the ratings on the relevant notes.

Ratings of the Notes

It is a condition of issuance that each of [     ] and [     ].

•

rate the Class A-1 Notes [in its highest short-term rating category],

•

rate the Class A-2, Class A-3, Class A-4 and Class A-5 Notes in its highest long-term rating category,

•

rate the Class B Notes at least [     ] and [     ], respectively,

•

rate the Class C Notes at least [     ], [     ] and [     ], respectively, and

•

rate the Class D Notes at least [     ], [     ] and [     ], respectively.

The ratings address the likelihood of the timely receipt of interest and payment of principal on each class of notes on or before the stated maturity date for the class.  The ratings will be based primarily upon the Available Pledged Revenues, the cash collateral account and the subordination provided by

•

the Subordinate Classes, in the case of the Class A Notes,

•

the Class C and Class D Notes, in the case of the Class B Notes and

•

the Class D Notes, in the case of the Class C Notes.

There is no assurance that any rating will not be lowered or withdrawn by the assigning rating agency.  In the event that ratings with respect to the notes are qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the notes.

The ratings should be evaluated independently from similar ratings on other types of securities.  A rating is not a recommendation to buy, sell or hold notes, inasmuch as these ratings do not comment as to market price or suitability for a particular investor.  The ratings do not address the likelihood of payment of principal on any class of notes prior to the stated maturity date or the possibility of the imposition of United States withholding tax with respect to non-United States Persons.

The term “United States Person” means

(1)

a citizen or resident of the United States,

(2)

a corporation or partnership organized in or under the laws of the United States or any political subdivision of the United States,

(3)

an estate the income of which is includable in gross income for United States federal income tax purposes, regardless of its source, or

(4)

a trust, (A) with respect to which a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions.

Federal Income Tax Considerations

Upon the issuance of the notes, McKee Nelson LLP, special federal tax counsel, will deliver an opinion of counsel that for federal income tax purposes, the notes will be treated as indebtedness and the trust will not be an association, or publicly traded partnership, taxable as a corporation.  All prospective purchasers of the notes should see “Material Federal Income Tax Consequences” in the accompanying prospectus for a summary of the anticipated federal income tax consequences of the purchase, ownership and disposition of the notes.

[The trust does not anticipate treating the Class [  ] Notes as having been issued with original issue discount.] [It is anticipated that the Class [  ] Notes will be treated as issued with original issue discount.  The prepayment assumption that is used in determining the accrual of original issue discount, market discount or premium with respect to the notes is [100% Prepayment Assumption], as defined below.  However, no representation is made that the contracts will prepay in accordance with this assumption or in accordance with any other assumption.  The [100% Prepayment Assumption] assumes a [constant prepayment rate of ___%].  See “Material Federal Income Tax Consequences—Tax Consequences to Note Owners—Interest Income on the Notes—Original Issue Discount” in the accompanying prospectus.]

ERISA Considerations

Subject to particular considerations discussed in this prospectus supplement under “ERISA Considerations,” the notes are eligible for purchase by employee benefit plans.

Use of Proceeds

The owner trust will use the proceeds from the sale of notes, after paying funds into the cash collateral account and paying expenses, to pay the purchase price for the contracts to the depositor.  The depositor will use the proceeds to pay amounts owed to another trust for the acquisition of contracts from the trust.  The trust from which the owner trust acquired contracts will use the proceeds it receives to pay down a warehouse receivables securitization facility.

Legal Proceedings

None of

•

the depositor,

•

the sponsor,

•

the servicer,

•

the originators,

•

the seller or

•

the owner trust

are parties to any legal proceedings which could have a material adverse impact on noteholders’ interests in notes or the owner trust’s assets.

Plan of Distribution

Under the terms of an underwriting agreement dated [     ], the underwriters have severally agreed to purchase the following respective initial principal amounts of notes at the respective public offering prices less the respective underwriting discounts shown on the cover page of this prospectus supplement:

	Initial	Initial	Initial	Initial	Initial	Initial	Initial	Initial
	Principal	Principal	Principal	Principal	Principal	Principal	Principal	Principal
	Amount of	Amount of	Amount of	Amount of	Amount of	Amount of	Amount of	Amount of
UNDERWRITER	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes	Class A-5 Notes	Class B Notes	Class C Notes	Class D Notes

Deutsche Bank Securities Inc.

[ ]

In the underwriting agreement, the underwriters have agreed to purchase all of the notes being offered, if any of the notes are purchased.  The underwriters have advised the sponsor that they propose initially to offer the notes to the public at the respective public offering prices shown on the cover page of this prospectus supplement, and to dealers at that price, less a concession not in excess of the amount noted in the table below.  The underwriters may allow and the dealers may reallow to other dealers a discount not in excess of the amount noted in the table below.

	Dealer	Dealer
	Concession	Discount
Class of Note	Not to Exceed	Not to Exceed

A-1
A-2
A-3
A-4
A-5
B
C
D

After the notes are released for sale to the public, the offering prices and other selling terms may be varied by the underwriters.

In connection with the offering of the notes, Deutsche Bank Securities Inc., on behalf of the underwriters, may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934.  Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters.  Stabilizing transactions involve bids to purchase the notes in the open markets for the purpose of pegging, fixing or maintaining the price of the notes.  Syndicate covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover short positions.  Stabilizing and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions.  If Deutsche Bank Securities Inc., on behalf of the Underwriters, engages in stabilizing or syndicate covering transactions, it may discontinue them at any time.

The sponsor, the depositor and some of its affiliates have agreed to indemnify the underwriters against some liabilities in connection with the sale of notes, including liabilities under the Securities Act of 1933, as amended.

The notes are new issues of securities with no established trading market.  The underwriters have advised the sponsor that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice.  No assurance can be given as to the liquidity of the trading market for the notes.

The sponsor has estimated that it will spend approximately $[     ] for printing, rating agency, trustee and legal fees and other expenses related to the offering.

Legal Matters

McKee Nelson LLP, has provided a legal opinion relating to the notes in its capacity as special counsel to the owner trust, the Underwriters and the sponsor.  Other legal matters for the underwriters will be passed upon by [     ].  The indenture, the pooling and servicing agreement, the trust agreement and the notes will be governed by the laws of the State of New York.

Index of Defined Terms

Available Pledged Revenues

S-36

Class A Base Principal Payment Amount

S-43

Class A Percentage

S-44

Class A Principal Payment Amount

S-44

Class A Principal Shortfall Amount

S-44

Class B Floor

S-44

Class B Percentage

S-44

Class B Principal Payment Amount

S-44

Class B Target Principal Amount

S-45

Class C Floor

S-45

Class C Percentage

S-45

Class C Principal Payment Amount

S-45

Class C Target Principal Amount

S-46

Class D Floor

S-46

Class D Percentage

S-46

Class D Principal Payment Amount

S-46

Class D Target Principal Amount

S-46

collection period

S-10

contract pool principal balance

S-10

contract principal balance

S-10

CPR

S-26

Defaulted Contract

S-47

delinquency

S-14

deposit date

S-51

LIBOR Determination Date

S-38

Liquidation Loss

S-51

One-Month LIBOR

S-38

Pledged Revenues

S-47

principal amount

S-47

principal deficiency amount

S-51

Reallocated Principal

S-47

Reference Banks

S-38

Related Collection Period Pledged Revenue

S-48

Required Payoff Amount

S-48

Subordinate Classes

S-35

Telerate Page 3750

S-38

Total Principal Payment Amount

S-48

Unfunded Loss Amount

United States Person

PROSPECTUS

Equipment Receivable-Backed Notes

(Issuable In Series)

ACE SECURITIES CORP.

Sponsor

The Owner Trust:

The sponsor will form an owner trust for each series of notes. Each owner trust will offer equipment receivable-backed notes under this prospectus and a prospectus supplement. The prospectus supplement will be prepared separately for each series of notes. Each series may include one or more classes of notes.

Each owner trust will use the note sale proceeds to acquire a pool of contracts from the depositor specified in your prospectus supplement.

The assets in your owner trust are specified in the prospectus supplement for that particular owner trust, while the types of assets that may be included in a owner trust, whether or not in your owner trust, are described in greater detail in this prospectus.

The Securities:

ACE Securities Corp. will sell the securities pursuant to a prospectus supplement.  The securities will be grouped into one or more series, each having its own distinct designation.  Each series will be issued in one or more classes and will evidence beneficial ownership of, or be secured by, the assets in the owner trust that the series relates to.  A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Neither the SEC nor any state securities commission has approved or disapproved the offered securities or determined if this prospectus is accurate or complete. Making any contrary representation is a criminal offense.

The date of this prospectus is June 24, 2005.

Risk Factors

2

The Sponsor

16

The Depositor

16

The Owner Trusts

16

The Originators, the Seller and the Servicer

18

The Contracts

18

Description of the Notes and Indenture

39

Description of the Pooling and Servicing Agreements

55

Certain Legal Matters Affecting the Contracts

62

Material Federal Income Tax Consequences

64

State and Local Tax Considerations

75

Ratings of the Notes

82

Use of Proceeds

83

Plan of Distribution

83

Legal Matters

84

Where You Can Find More Information

84

Index of Terms

85

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the notes.  You should also carefully consider the information set forth under “Risk Factors” in the prospectus supplement.

The Absence of an Existing Market for the Notes May Limit Your Ability to Resell the Notes

There is currently no public market for the notes and the sponsor cannot assure you that one will develop. Thus, you may not be able to resell your notes at all, or may be able to do so only at a substantial discount.  The underwriters may assist in resales of the notes but they are not obligated to do so.  The sponsor does not intend to apply for listing of the notes on any securities exchange or for the inclusion of the notes on any automated quotation system.  Even if a secondary market does develop, it may not continue.

Contract Prepayment, Ineligibility or Default May Cause Earlier Repayment of the Notes than You Expect and You May Not Be Able To Find Investments with the Same Yield as the Notes at the Time of Repayment

A higher than anticipated level of prepayments or liquidation of contracts that become defaulted may cause an owner trust to pay principal on the notes sooner than you expected.  Also, an owner trust may pay principal sooner than you expected if the depositor or a seller repurchases ineligible contracts.  Similarly, upon the occurrence of an event of default under the indenture, you may receive principal of the notes sooner than you expected.  See “Description of the Notes and Indenture — Events of Default; Rights Upon Event of Default.”  You may not be able to reinvest those distributions of principal at yields equivalent to the yield on the notes; therefore, the ultimate return you receive on your investment in the notes may be less than the return you expected on the notes.

The rate of early terminations or repurchases of contracts due to prepayments ineligibility, or defaults is influenced by various factors including:

•

technological change;

•

changes in customer requirements;

•

the level of interest rates;

•

the level of casualty losses; and

•

the overall economic environment.

Unless otherwise set forth in your prospectus supplement, under the pooling and servicing agreement, the servicer may allow an obligor to prepay a contract at any time if the payment, alone, or together with the contract’s remaining contract principal balance and any scheduled payment owed and not yet received, is equal to the entire contract principal balance of the contract.  The principal balance of a contract is the present value of the future scheduled payments under the contract, discounted at a discount rate that will be specified in the prospectus supplement for your notes.

The sponsor cannot predict the actual rate of prepayments which will be experienced on the contracts.  However, your prospectus supplement will present information as to the principal balances of the notes remaining at various times under several hypothetical prepayment rates.  See “Weighted Average Life of the Notes” in your prospectus supplement.

The Price at Which You Can Resell Your Notes May Decrease if the Ratings of Your Notes Change

At any time, the rating agencies may lower their respective ratings of the notes or withdraw their ratings entirely.  In the event that a rating assigned to any note is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes or to resell them without a substantial discount.  For more detailed information regarding the ratings assigned to any class of the notes, see “Ratings of the Notes” in this prospectus and the prospectus supplement.

The Subordination of Some Classes of Notes is Only a Limited Form of Credit Enhancement and Does Not Ensure Payment of the More Senior Classes

An owner trust will pay interest and principal on some classes of notes prior to paying interest and principal on other classes of notes.  The subordination of some classes of notes to others means that the subordinated classes of notes are more likely to suffer the consequences of delinquent payments and defaults on the contracts than the more senior classes of notes.

The more senior classes of notes could lose the credit enhancement provided by the more subordinate classes if delinquencies and defaults on the contracts increase and if the collections on the contracts and any credit enhancement described in your prospectus supplement are insufficient to pay even the more senior classes of notes.

Your prospectus supplement will describe any subordination provisions applicable to your notes.

Limited Assets are Available for Payment of the Notes; Noteholders Will Have No Recourse to the Originators, Sponsor, Depositor, Servicer or their Affiliates in the Event Delinquencies and Losses Reduce the Trust’s Assets

Each owner trust will be a limited purpose trust with limited assets.  Moreover, you have no recourse to the general credit of the servicer, sponsor, depositor, originator or their affiliates.  Therefore, you must rely solely upon the contracts and any credit enhancement described in your prospectus supplement for payment of principal and interest on the notes.

An increase in delinquent or defaulted payments on contracts could result in your being paid less than you expect on the notes or in delays in payment.

If a contract is a vendor loan, you must rely solely upon the end-user contracts securing the vendor loan for payments in respect of that contract.  Most vendor loans are non-recourse to the vendors.  In non-recourse loans you are limited to recovering amounts due solely from the end-user contracts and related security.

Even if an Owner Trust Repossesses and Sells the Equipment Relating to a Contract After an Obligor Defaults, Shortfalls in Amounts Available To Pay the Notes May Occur if the Market Value of the Equipment Has Declined

If a contract held by the trust becomes a defaulted contract, the only sources of payment for amounts owed on that contract will be the income and proceeds from the sale of any related equipment and a deficiency judgment, if any, against the obligor under the defaulted contract.  Since the market value of the equipment may decline faster than the discounted contract balance, the owner trust may not recover the entire amount due on the contract and might not receive any recoveries on the equipment.  The prospectus supplement for your notes may describe some forms of credit enhancement which are intended to make up for deficiencies in the proceeds and recoveries on the contracts.  However, this protection is limited and could be depleted if those deficiencies are larger than the sponsor anticipates.

Not Having Possession of Contract Files May Hinder an Owner Trust’s Ability to Realize the Value of Equipment Securing the Contracts

To facilitate servicing and reduce administrative costs, the servicer or a sub-servicer, unless otherwise specified in your prospectus supplement, will retain possession of the documents evidencing the contracts held by the owner trust.  As a result, a subsequent purchaser of contracts could take physical possession of the documents without knowledge of their assignment.  That subsequent purchaser could then have a security interest in the contracts senior to the owner trust’s security interest. In the event that the owner trust must rely upon repossession and sale of the equipment securing defaulted contracts to recover amounts due on the defaulted contracts, the owner trust’s ability to realize upon the equipment would be limited by the existence of the third party’s senior security interest in those contracts.  In this event, there may be a delay or reduction in distributions to you.

Similarly, with respect to contracts securing vendor loans, the vendor will retain the original documents associated with some contracts.  The applicable originator will file Uniform Commercial Code financing statements reflecting the pledge of those contracts to the applicable originator as security for the vendor loans.  However, the related documents will remain in the vendor’s possession.  If a subsequent purchaser were able to take physical possession of the related documents without knowledge of the pledge to the originator, the owner trust’s security interest in those contracts could be defeated. In this event, there may be a delay or reduction in distributions to you.

Failure to Take all Steps Necessary to Perfect Security Interests in Equipment, to Record Assignment of Security Interests to the Owner Trust or to Record Security Interests in Titled Equipment May Hinder the Owner Trust’s Ability to Realize the Value of Equipment Securing the Contracts

The depositor will receive security interests in financed equipment securing contracts from the seller of such financed equipment, which will obtain security interests in financed equipment from other originator or through its own origination activities.  The depositor will assign the security interests to the owner trust.  However, in some instances, the originators may not file financing statements for equipment relating to a single obligor in a single jurisdiction when the value of the equipment is less than a minimum amount which will be specified in the related prospectus supplement.  As a result, the originator will not acquire, and the depositor and owner trust will not have, a perfected security interest in the equipment.  As a result, creditors of the end-user may acquire superior interests in the equipment.

Additionally, regardless of equipment value, the sponsor will require the originators to annotate their records to note the depositor’s security interest but may not require the filing of assignments of financing statements for the equipment to reflect the depositor’s, the owner trust’s or the indenture trustee’s interests.  Because of this, an originator or the servicer could inadvertently release the security interest in the equipment securing a contract.  The owner trust would then not have a security interest in the equipment.

Also, any transfer to the depositor of an originator’s security interest in motor vehicles securing the contracts is subject to state vehicle registration laws.  The depositor’s transfer of a security interest in motor vehicles to the owner trust is also subject to these registration laws.  These registration laws require that the secured party’s name appear on the certificate of title or similar registration of title to a motor vehicle in order for the secured party’s security interest to be perfected.  The applicable originator will be identified on the certificates or similar registrations of title.  However, the certificates of title or similar registrations of title will not identify the depositor or owner trust as secured party.  In addition, some equipment related to the contracts may constitute fixtures under the real estate or Uniform Commercial Code provisions of the state in which the equipment is located.  The relevant originator will not file assignments of fixture filings in favor of the depositor or owner trusts.  Therefore, a third party could acquire an interest in the motor vehicles or real estate fixtures superior to that of the owner trusts.

Repurchase Obligation of the Seller Provides You Only Limited Protection Against Prior Liens on the Contracts or Equipment

Federal or state law may grant liens on contracts or equipment that have priority over the owner trust’s interest. If the creditor associated with any prior lien exercises its remedies it is unlikely that sufficient cash proceeds from the contract and related equipment will be available to pay the contract balance to the trust.  In that event, there may be a delay or reduction in distributions to you.  An example of a lien arising under federal or state law is a tax lien on property of the originator or the depositor arising prior to the time a contract is conveyed to the owner trust.  The tax lien has priority over the interest of the owner trust in the contracts.

In most cases where vendors have assigned contracts to originators, the vendors have warranted to the originators that there are no prior liens on the contracts.  Additionally, where vendors have assigned contracts to originators, the vendors have agreed not to grant any lien on any contracts transferred to the originators.  In all cases, the seller will warrant to the depositor and the owner trust that there are no prior liens on the contracts.  The seller also will warrant to the depositor and the owner trust that it will not grant any lien on the contracts. In the event that those warranties are not true as to any contract, the seller will be required under the pooling and servicing agreement to repurchase the contract.  There can be no assurance that the seller will be able to repurchase a contract at the time when it is asked to do so.

If a Bankruptcy Court Rules that the Transfer of Contracts from a Vendor to an Originator was not a True Sale then Payments on the Contracts may be Reduced or Delayed

Vendors sell contracts to the originators, which contracts will be transferred directly or indirectly to the depositor and then the owner trust.  If a bankruptcy court decides that the acquisition of a contract by an originator is not a sale of the contract from the vendor to the originator, the contract would be part of the vendor’s bankruptcy estate.  Accordingly, the contract would be available to the vendor’s creditors.  In that case, it is unlikely the trust will receive all of the scheduled payments on the contracts, and there may be a delay or reduction in distributions to you.  In order to treat the transfer of contracts to the trust as not being a true sale, the bankruptcy court would recharacterize the transfer as a pledge of the contracts to secure borrowings by the vendor.  Additionally, if the transfer of contracts to an originator from a vendor is recharacterized as a pledge, then a tax or government lien on the property of the pledging vendor arising before the contracts came into existence may have priority over the owner trust’s interest in the contracts.

A Bankruptcy Court Determination that the Transfer of Contracts from Originators to the Seller, from the Seller to the Depositor or from the Depositor to the Owner Trust was not a True Sale then Payments on the Contracts Could be Reduced or Delayed

If an originator, the seller or the depositor became a debtor in a bankruptcy case, creditors of that party, or that party acting as a debtor-in-possession, may assert that the transfer of the contracts was ineffective to remove the contracts from that party’s estate.  In that case, the distribution of contract payments to the trust might be subject to the automatic stay provisions of the United States Bankruptcy Code.  This would delay the distribution of those payments to the noteholders for an uncertain period of time.  Furthermore, if the bankruptcy court rules in favor of the creditors or the debtor in possession, the result may be reductions in payments under the contracts to the trust. In either case, you may experience delays or reduction in distributions to you.  In addition, a bankruptcy trustee would have the power to sell the contracts if the proceeds of the sale could satisfy the amount of the debt deemed owed by the originator, the seller or the depositor, as the case may be.  The bankruptcy trustee could also substitute other collateral in lieu of the contracts to secure the debt.  Additionally, the bankruptcy court could adjust the debt if the originator, the seller or the depositor were to file for reorganization under Chapter 11 of the Bankruptcy Code.  Each of these parties will represent and warrant that the conveyance of the contracts by it is in each case a valid sale and transfer of the contracts.  In addition, in agreements conveying the contracts, the originators, the seller and the depositor have agreed that they will each treat the transactions described in this prospectus as a sale of the contracts.

Insolvency of the Vendors Could Delay or Reduce Payments to You

In the event a vendor under a vendor loan becomes subject to insolvency proceedings, the end-user contracts and equipment securing the vendor loan as well as the vendor’s obligation to make payments would also become subject to the insolvency proceedings.  In that event, payments to the owner trust in respect of those vendor contracts may be reduced or delayed.  Payments to you may be reduced if collections from the remaining unaffected contracts are insufficient to cover losses to the owner trust.  In those cases in which transfers of end-user contracts by vendors to originator provide that the originator have recourse to the vendor for all or a portion of the losses the originator may incur as a result of a default under those end-user contracts, the vendor’s bankruptcy, may similarly result in reductions or payment delays in amounts due from the vendor.

End-User Bankruptcy May Reduce or Delay Collections on the Contracts, and Disposition of Equipment Relating to These or Other Defaulting End-Users May be Delayed or May not Result in Complete Recovery of Amounts Due

Bankruptcy and insolvency laws could affect your interests in contracts with end-user obligors who become subject to bankruptcy proceedings.  Those laws could result in contracts of a bankrupt end-user being written off as uncollectible or result in delay in payments due on the contracts.  As a result, you may be subject to delays in receiving payments, and you may also suffer losses if collections from the remaining unaffected contracts are insufficient to cover losses to the trust.  Foreclosure sales of equipment and obtaining deficiency judgments following foreclosure sales may not yield sufficient proceeds to pay off the balance owed on a contract.  If you must rely on repossession and disposition of equipment to recover amounts due on defaulted contracts, those amounts may be insufficient.  Factors that may affect whether you receive the full amount due on a contract include the failure to file financing statements to perfect the originator’s or owner trust’s security interest in the equipment securing the contract.  The depreciation, obsolescence, damage, or loss of any item of equipment will also affect whether you receive the full amount due on a contract.

Commingling of Collections Could Result in Reduced Payments to You

Cash held by the servicer may be commingled and used for the benefit of the servicer prior to the date on which the collections are required to be deposited in a collection account as described under “Description of the Pooling and Servicing Agreement — Collections on Contracts.”  In the event of the insolvency or receivership of the servicer, an owner trust may not have a perfected ownership or security interest in these collections.  In that case, you may suffer losses on your investment as a result.

Bankruptcy of Depositor or the Owner Trust May Cause Delays in or Reduce Collections Under the Contracts

If an owner trust or the depositor becomes insolvent under any federal bankruptcy or similar state laws, the right of an indenture trustee to foreclose upon and sell the assets of an owner trust is likely to be significantly impaired by applicable bankruptcy laws.  This would be the case before or possibly even after an indenture trustee has foreclosed upon and sold the assets of an owner trust.  Under the bankruptcy laws, payments on debts are not made, and secured creditors are prohibited from repossessing their security from a debtor in a bankruptcy case or from disposing of security repossessed from the debtor, without bankruptcy court approval.  Moreover, the bankruptcy laws may permit the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, if the secured creditor is provided adequate protection.  The meaning of the term adequate protection may vary according to circumstances, but it is intended in general to protect the value of the security from any diminution in the value of the collateral as a result of its use by the debtor during the pendency of the bankruptcy case.  Because there is no precise definition of the term adequate protection and because the bankruptcy court has broad discretionary powers, it is impossible to predict if or how you would be compensated for any diminution in value of the owner trust assets.

The Seller’s Obligation to Repurchase Contacts Could be Impaired by Bankruptcy

The seller of contracts to the depositor, will make representations and warranties regarding the contracts, the equipment and other matters.  See “The Contracts — Representations and Warranties Made by the Seller.”  If any representation or warranty with regard to a specific contract is breached, is not cured within a specified period of time, and the value of the contract is materially and adversely affected by the breach, the seller must purchase the contract from the applicable owner trust at a price equal to the amount required to pay off the contract.  If the seller becomes bankrupt or insolvent, each indenture trustee’s right to compel a purchase would both be impaired and have to be satisfied out of any available “assets” of the seller’s bankruptcy estate.  In that case, you may suffer a loss on your investment in a note as a result.

Contracts Relating to Software or Related Support and Consulting Services are not Secured by the Software or Related Services

Some of the contracts held by the owner trust may relate to software that is not owned by an originator or related support and consulting services.  In these cases, the vendor or a licensor traditionally owns the software, and the software and related support and consulting services do not serve as collateral for the contracts.  Thus, the owner trust will not have an interest in the software or related support and consulting services.  The owner trust will own solely the associated contracts’ cash flow.  Accordingly, if any of these contracts becomes a defaulted contract, the owner trust will not be able to foreclose on the software or related support and consulting services.  Because there will be no proceeds from the software or related support and consulting services which could be used to make payments to you, the owner trust must look solely to the obligor to collect amounts due on the contract.  There can be no assurance that the obligor will be able to pay in full amounts due under the contract.

Limitations on Enforceability of Security Interests in the Equipment May Hinder the Owner Trust’s Ability to Realize the Value of Equipment Securing the Contracts

State law limitations on the enforceability of security interests and the manner in which a secured party may dispose of collateral may limit the owner trust’s ability to obtain or dispose of collateral in a timely fashion.  This could reduce or delay the availability of funds to pay the notes.  Under these state law limitations:

•

if the obligor becomes bankrupt or insolvent, the owner trust may need the permission of a bankruptcy court to obtain and sell its collateral;

•

some jurisdictions require that the obligor be notified of the default and be given a time period within which it may cure the default prior to repossession; and

•

the obligor may have the right to redeem collateral for its obligations prior to actual sale by paying the lessor or secured party the unpaid balance of the obligation plus the secured party’s expenses for repossessing, holding and preparing the collateral for disposition.

Bankruptcy Court Rejection of “True Leases” May Reduce Funds Available to Pay Notes

A bankruptcy trustee or debtor-in-possession under federal bankruptcy or similar state laws has the right to assume or reject any executory contract or unexpired lease which is considered to be a “true lease” under applicable law.  A “true lease” is a contract under which the applicable originator or vendor holds a residual interest in equipment of more than a nominal amount.  Some contracts will be true leases and thus subject to rejection by the lessor under federal bankruptcy or similar state laws.  For this reason, the originator, as debtor-in-possession or the originator’s bankruptcy trustee may reject the leases of which that originator is the lessor.  Upon any rejection, payments to the applicable originator under the rejected contract may terminate and your investment may be subject to losses.  In addition, any contract which is a true lease that a vendor originated and transferred to an originator in a transaction in which the vendor continues to be the lessor, will be subject to rejection by the vendor, as debtor in possession, or by the vendor’s bankruptcy trustee.  An example of this transaction is a transfer by a vendor to an originator of a security interest in the lease contract or a transfer by a vendor to an originator of an interest in the right to payments only under the lease contract.  Upon any rejection, payments to the applicable originator under the rejected contract may terminate and your investment may be subject to losses.

The Sponsor

ACE Securities Corp., the sponsor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998.  The principal executive offices of the depositor are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211.  Its telephone number is (704) 365-0569.  The sponsor does not have, nor is it expected in the future to have, any significant assets.

The limited purposes of the depositor are, in general, to acquire, own and sell loans, leases and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in loans, leases and other financial assets, collections on the loans, leases and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

The Depositor

The depositor will be a special purpose entity specified in your prospectus supplement.  The depositor will not be responsible for payment of any principal, interest or any other amount in respect of any series of notes.

The Owner Trusts

The sponsor will form each owner trust under a trust agreement among the sponsor, the depositor and the owner trustee, as described in your prospectus supplement.  Each owner trust may issue one or more classes of securities, representing debt of or beneficial ownership interests in the owner trust.  The trust will not offer the beneficial ownership interests under this prospectus.

The assets of each owner trust, as further specified in your prospectus supplement, will consist of:

(1)

a pool including some or all of the following types of contracts:

•

equipment lease contracts,

•

conditional sale/financing agreements,

•

installment payment agreements,

•

promissory notes, and

•

loan and security agreements;

(2)

amounts on deposit in, and any eligible investments allocated to, accounts established under the related indenture and the pooling and servicing agreement;

(3)

the depositor’s rights under the related purchase and sale agreement or other instrument by which it acquired contracts, if any; and

(4)

the depositor’s rights with respect to any cash collateral account or other form of credit enhancement for the notes.

The owner trust will have the right, as set forth in your prospectus supplement, to:

•

all funds payable under the contracts after the cut-off date, the date on which the owner trust’s right to contract payments commences.  This includes all scheduled but unpaid amounts due prior to the cut-off date, but excludes any scheduled payments due on or after, but received prior to, the date the depositor transfers the contracts to an owner trust.  This does not include contract payments in respect of taxes, insurance premiums, security deposits, late charges, administrative fees or charges;

•

prepayments, except for any portion allocated to the depositor in respect of equipment leases;

•

liquidation proceeds received with respect to defaulted contracts, except for any portion allocable to the depositor under an equipment lease;

•

earnings from the investment of funds in the collection account and note distribution account maintained by the servicer; and

•

security interests in the equipment related to the contracts, but excluding ownership rights.

No owner trust will engage in any business activity unless otherwise specified in your prospectus supplement, other than

•

issuing notes and ownership interests in the owner trust;

•

purchasing contracts and related assets;

•

holding and dealing with the assets of the owner trust;

•

making payments on the notes and other securities it issued;

•

entering into and performing the duties, responsibilities and functions required under any of the related pooling and servicing agreement, indenture, contracts, and related documents; and

•

matters incidental to the above.

The assets of an owner trust will be separate from the assets of all other owner trusts the sponsor or depositor creates.  Accordingly, the assets of one owner trust will not be available to make payments on the securities issued by any other owner trust.

The sponsor will specify the owner trustee of the owner trust for notes being offered to you in your prospectus supplement.  The owner trustee’s liability in connection with the sale of notes will be limited to the express obligations of the owner trustee in the related trust agreement and indenture.  An owner trustee may resign at any time, in which event the depositor or the sponsor, as specified in your prospectus supplement or any designee must appoint a successor owner trustee.  The depositor or the sponsor, as specified in your prospectus supplement or any designee may also remove an owner trustee if the owner trustee ceases to be eligible to continue as such under the related trust agreement or if the owner trustee becomes insolvent.  Any resignation or removal of an owner trustee will not become effective until acceptance of the appointment of a successor owner trustee.

The Originators, the Seller and the Servicer

Your prospectus supplement will provide information on the originators, the seller and the servicer.

The Contracts

With respect to any series of notes, this prospectus and any prospectus supplement refer to the aggregate of the contracts in an owner trust, as of any particular date, as the contract pool.  This prospectus and any prospectus supplement refer to the contract pool, as of the cut-off date specified in the prospectus supplement for your notes, as the cut-off date or initial contract pool.  This prospectus and any prospectus supplement refer to equipment, software and services collectively as financed items.

Description of the Contracts

The following description of the contracts describes the material terms of the contracts to be included in each contract pool, although an immaterial number of contracts in a contract pool may differ in one or more provisions from the description below.

End-User Contracts

Each owner trust will include contracts to which the end-user of the equipment is a party.  The sponsor lists the types of contracts under “The Owner Trusts” above.

There will be no limit on the number of contracts in a particular contract pool which may consist of any of those types.  Each contract is required, however, to be an “eligible contract,” as of the date the depositor transfers the contracts to the respective owner trusts.  An eligible contract is a contract as to which the representations and warranties listed below under “—Representations and Warranties Made by the Seller” are true as of the transfer date.

Conditional Sale Agreements

Each originator may offer financing for equipment under conditional sale agreements assigned to the applicable originator by the vendor of the equipment.  Each originator will either use its standard pre-printed form or a vendor’s standard, pre-printed form to document the conditional sale agreements in a contract pool.  The conditional sale agreement sets forth the description of each financed item and the schedule of installment payments.  Typically, loans under conditional sale agreements are fixed rate and are for a term of one to seven years.  Payments under conditional sale agreements typically are due monthly.  Conditional sale agreements typically:

•

provide for a grant by the end-user of the equipment of a security interest in the equipment, which security interest is assigned by the vendor to the originator;

•

may allow prepayment of the obligation upon payment, where allowed by applicable state law, of an additional prepayment fee;

•

require the end-user to maintain the equipment, keep it free and clear of liens and encumbrances and pay all taxes related to the equipment;

•

restrict the modification or disposal of the equipment without the vendor’s, or its assignee’s, consent;

•

include a disclaimer of warranties;

•

include the end-user’s indemnity against liabilities arising from the use, possession or ownership of the equipment;

•

include the end-user’s absolute and unconditional obligation to pay the installment payments on the loan; and

•

include specific events of default and remedies for default.

A conditional sale agreement typically requires each end-user to maintain insurance, the terms of which may vary.  The terms of a conditional sale agreement often may be modified at its inception at the end-user’s request.

Leases

The originators, either directly or by assignment from vendors, may offer financing of equipment, software and services under leases.  Leases may consist of individual lease agreements relating to a single, separate transaction and financed item.  Alternatively, the individual leases may be governed by a master lease agreement which contains the general terms and conditions of the transaction.  Specific terms and conditions, such as descriptions of the specific equipment, software and services being leased or financed and the schedule of related rental payments, are typically contained in a supplement or schedule to the master lease agreement, which is signed by the end-user as lessee, and either the vendor or the originator, as lessor.  The supplement to the master lease agreement incorporates the master lease agreement by reference, and is treated by the originator as a separate lease.  The originator or the vendor originates each lease in the ordinary course of business.  Vendors who originate leases assign them to the originator.  An originator also may purchase leases on a portfolio basis.

The initial terms of the leases in the contract pool typically range from one to seven years.  Each lease provides for the periodic payment by the end-user of rent in advance or arrears, generally monthly or quarterly.  The periodic payments represent the amortization, generally on a level basis, of the total amount that an end-user is required to pay throughout the term of a lease.

A contract pool will include “net leases” under which the end-user assumes responsibility for

•

the financed items, including operation, maintenance, repair, and insurance or self-insurance,

•

return of the equipment at the expiration or termination of the lease, and

•

the payment of all sales, use and property taxes relating to the financed items during the lease term.

The end-user further agrees to indemnify the lessor for any liabilities arising out of the use or operation of the financed items.  In most cases, the end-user also authorized the lessor to perform the end-user’s obligations under the lease at the end-user’s expense, if it so elects, in cases where the end-user has failed to perform.  In addition, the leases often contain “hell or high water” clauses unconditionally obligating the end-user to make periodic payments, without setoff, at the times and in the amounts specified in the lease.  If an originator is the lessor, the lease will often contain no express or implied warranties with respect to the financed items other than a warranty of quiet enjoyment.  If a vendor is the lessor, the lease or a related agreement may contain representations and warranties with respect to the financed items in addition to a warranty of quiet enjoyment.  However, the end-user typically agrees not to assert any warranty claims against any assignee, including the originator, of the vendor by way of setoff, counterclaim or otherwise, and further agrees that it may only bring that type of claim against the vendor.  Leases of equipment often require the end-user to maintain, at its expense, casualty insurance covering damage to or loss of the equipment during the lease term or to self-insure against these risks, if approved in advance by the originator or vendor, as applicable.

The leases may include both “true leases” and leases intended for security as defined in Section 1-201(37) of the Uniform Commercial Code.  Under a “true lease”, the lessor bears the risk of ownership, except for the risk of loss of the equipment, which is passed to the end-user under the leases.  The lessor also takes any tax benefits associated with the ownership of depreciable property under applicable law.  No title is conferred upon the lessee.  The lessee under a “true lease” has the right to the temporary use of property for a term shorter than the economic life of the property in exchange for payments at scheduled intervals during the lease term.  Additionally, the lessor retains a significant “residual” economic interest in the leased property.  End of lease options for “true leases” include purchase or renewal at fair market value.

Under leases intended for security, the lessor in effect finances the “purchase” of the leased property by the lessee and retains a security interest in the leased property.  The lessee retains the leased property for substantially all its economic life and the lessor retains no significant residual interest.  Such leases are considered conditional sales type leases for federal income tax purposes and, accordingly, the lessor does not take any federal tax benefits associated with the ownership of depreciable property.  End of lease options for these leases depend on the terms of the related individual lease agreement or master lease agreement supplement, but often these terms provide for the purchase of the equipment at a prestated price, which may be nominal.  The inclusion of “true leases” in a contract pool should have no federal income tax impact on holders of notes since the notes are treated as debt for federal income tax purposes.  However, the inclusion of “true leases” may result in the imposition of state and local taxes which would reduce cash available for payment on the notes.

A lease will either prohibit the end-user from altering or modifying the equipment or permit the end-user to alter or modify the equipment only to the extent the alterations or modifications are readily removable without damage to the equipment.  Under some master lease agreements, the end-user may assign its rights and obligations under the lease, but only upon receiving the prior written consent of the lessor.  Under some leases, the lessee may relocate the equipment upon giving the lessor prompt written notice of the relocation.  The right to grant or deny consent or to receive written notice will be exercised by the servicer under the authority delegated to it in the related pooling and servicing agreement.  Some leases will permit the end-user to substitute substantially identical leased equipment for leased equipment scheduled to be returned to the lessor under the lease.

While the terms and conditions of the leases will not usually permit cancellation by the end-user, the lessor and the end-user may modify or terminate some leases before the end of the lease term.  The originator, or a vendor, with the consent of the originator, may permit the modifications to a lease term or early lease terminations.  The modifications typically arise in connection with additional financing opportunities from the same end-user.  End-users may also negotiate with the originator, at the originator’s discretion, an early termination arrangement allowing the end-user to purchase the equipment during the term of a lease.  The early-termination purchase price is often equal to or in excess of the present value of the remaining rental payments under the lease plus the anticipated market value of the related equipment as of the end of the lease term.  The originator may permit early termination of a lease in connection with the acquisition of new technology requiring replacement of the equipment.  In these cases, the end-user returns the related equipment to the vendor or originator and pays an amount generally equal to the present value of the remaining rental payments under the lease plus an early termination fee to the originator.  Modifications usually involve repricing a lease or modification of the lease term.  Occasionally the lessor and the end-user may modify a lease in connection with an increase in the capacity or performance of equipment by adding additional equipment that includes new technology.  Coincident with the financing of an upgrade to the equipment, the originator may reprice and extend the related base lease term to be coterminous with the desired term of the lease relating to the upgrade.  In some cases, subject to conditions described under “Description of the Pooling and Servicing Agreements — Servicing,” base lease extensions may remain in a contract pool.  The sponsor expects that the servicer will continue to permit these modifications and terminations with respect to leases included in a contract pool under the authority delegated to it in the related pooling and servicing agreement.  The servicer’s ability to modify leases is limited by the conditions and covenants of the servicer described under “Description of the Pooling and Servicing Agreements — Servicing.”

The originator may modify the standard terms and conditions of the lease agreement at the inception of a lease at the request of the end-user.  Common permitted modifications include, but are not limited to:

•

prearranged mid-lease purchase options, early termination options and lease extension options as described above;

•

modifications to the lessor’s equipment inspection rights;

•

modifications to the end-user’s insurance requirements permitting the end-user to self-insure against casualty to the equipment;

•

the end-user’s right to assign the lease or sub-lease the financed items to an affiliated entity, so long as the end-user remains liable under the lease and promptly notifies the lessor or its assignee of the assignment or sublease; and

•

extended grace periods for late payments of rent.

In some cases, after a lease term expires the originator may permit the end-user to continue to use the related equipment for so long as the end-user continues to make lease payments.  After the expiration of the term of a lease, any continued lease payments will belong to the depositor, not the owner trust.

Secured Notes

Each originator may also provide direct initial financing or refinancing of equipment and software under secured promissory notes, which consist of an installment note and a separate security agreement.  In an initial financing transaction, the originator pays to the vendor the purchase price for the equipment or software.  In a refinancing transaction, the originator pays off an end-user’s existing financing source, and the initial financing or refinancing is documented as a direct loan by the originator to the end-user of the equipment or software using a secured note.  In the case of a refinancing transaction, upon payment to the existing financing source, the originator obtains a release of the original financing party’s lien on the financed equipment.  In either case, the originator records its own lien against the financed equipment or software and takes possession of the secured note.  Except for the lack of references to “sale” or “purchase” of equipment, a secured note contains terms and conditions substantially similar to those contained in conditional sale agreements.

Installment Payment/Financing Agreements

Each originator may provide financing for software license fees and related support and consulting services under

•

installment payment supplements to software license agreements,

•

separate installment payment agreements, and

•

other forms of financing agreements assigned to the originator by vendors of software.

Each financing agreement of this type:

•

generally is an unsecured obligation of the end-user;

•

generally provides for a fixed schedule of payments with no end-user right of prepayment;

•

generally is noncancellable for its term;

•

generally contains a “hell or high water” clause unconditionally obligating the end-user to make periodic payments, without setoff, at the times and in the amounts specified.  If a financing agreement does not provide for noncancellability or a “hell or high water” clause, the financing agreement will typically have the benefit of a vendor guarantee;

•

generally permits the assignment of the payment agreement to a third party, including the originator, and includes the end-user’s agreement not to assert against assignee any claims or defenses the end-user may have against the vendor; and

•

generally contains default and remedy provisions that usually include acceleration of amounts due and to become due and, in some cases, the right of the vendor, or the originator by assignment, to terminate the underlying software license and all related support and consulting activities.

Equipment

The end-user contracts may consist of some or all of the following types of new and used equipment:

1) information technology equipment, including:

•

computer work stations,

•

mainframe, mid-range and personal computers,

•

data storage devices,

•

media and video production/post production equipment,

•

servers and

•

computer related peripheral equipment,

2) communications equipment, such as telephone switching and networking systems,

3) commercial business and industrial equipment, such as:

•

printing presses,

•

machine tools and other manufacturing equipment,

•

photocopiers, facsimile machines and other office equipment,

•

energy savings and control equipment,

•

corrugated boards,

•

plastic injections,

•

folding cartons

•

silk screening equipment,

•

automotive diagnostic and

•

automated testing equipment,

4) retail equipment, such as

•

petroleum retail equipment,

•

fuel dispensers,

•

ATM units,

•

convenience store operating equipment,

•

embroidery machines,

•

coin operated, vending, amusement and coffee service equipment and

•

restaurant equipment,

5) medical and dental equipment, such as diagnostic and therapeutic examination equipment for radiology, nuclear medicine and ultrasound and laboratory analysis equipment,

6) resources equipment, such as feller-bunchers and grapplers,

7) transportation and construction equipment, such as:

•

heavy and medium duty trucks, highway trailers and other title vehicles,

•

school buses,

•

bulldozers,

•

loaders,

•

graders,

•

excavators,

•

machine tools,

•

forklifts,

•

other materials handling equipment,

•

golf carts,

•

aircraft engines,

•

other road and off-road machinery and

•

electronics manufacturing and testing equipment,

8) other equipment

•

forestry,

•

pollution control,

•

mining and steel mill equipment,

•

laundry, janitorial, and cleaning equipment,

•

photographic equipment,

•

refuse equipment and

•

furniture and fixtures equipment.

In each case, the depositor will transfer the security interests of the originator in the equipment subject to each related end-user contract, but not ownership interests in the case of leased equipment, to the relevant owner trust.

Software and Services

Some end-user contracts may cover license fees and other fees owed by the end-user under either perpetual or term software license agreements and other related agreements in connection with the end-user’s use of computer software programs.  The end-user contracts may also cover related support and consulting services which are provided by the vendor, an affiliate of the vendor or a third party contract party and which facilitate the obligor’s use of the software.  Neither the vendors or licensors of the software nor the end-users under the related end-user contracts will convey to the originator any interest in the software or the software license agreement, other than the right to collect the payment of software license fees.  However, in some cases, the vendors may convey to the originator the right to exercise rights and remedies under the relevant software license agreement or related agreements.  Consequently, unless otherwise specified in your prospectus supplement, an owner trust will not have title to or a security interest in the software, nor will it own the related services, and would not be able to realize any value from the software or related servicer under a related end-user contract upon a default by the end-user.

Vendor Loans

The contracts may include limited recourse loan or repayment obligations of a vendor.  These may take the form of promissory notes with related security interests documented by security agreements or specific provisions in related program agreements.  Each of the obligations is secured by all of the vendor’s interest in an individual end-user contract originated by the vendor and by the equipment related to the end-user contract.

The originator may originate vendor loans through, and the vendor loans may incorporate terms and conditions of, a program agreement.  See “Program Agreements with Vendors.” Vendor loans generally are non-recourse to the vendor, meaning that the originator may obtain repayment solely from the proceeds of the end-user contracts and related equipment securing the vendor loan.  However, the originator may have recourse to a vendor for nonpayment of a vendor loan through a limited recourse arrangement in the related program agreement or other related agreement.  The repayment terms under a vendor loan, including periodic amounts payable and schedule of payments, will correspond to the payment terms of the end-user under the end-user contract collaterally assigned under the vendor loan.  Each vendor loan will either include most, if not all, of the representations and warranties regarding the end-user contract and related equipment typically included in a vendor agreement, or incorporate these representations and warranties included in any related program agreement by reference.

Program Agreements With Vendors

An originator’s program agreement is typically an agreement with equipment manufacturers, dealers and distributors, or software licensors or distributors, located in the United States.  The program agreement provides an originator with the opportunity to finance transactions relating to the acquisition or use by an end-user of a vendor’s equipment, software, services or other products.  Vendor program arrangements provide an originator with a steady, sustainable flow of new business, often with lower costs of origination than asset-based financings marketed directly to end-users.  Some of the program agreements take the form of a referral relationship, which is less formal, and may or may not include credit or remarketing support to the originator from the vendor.

Each program agreement under which vendors or another party originate and document contracts and assign them to the originator typically includes vendor representations, warranties and covenants regarding each contract assigned to an originator, including that:

•

the obligations of the end-user under the assigned contract are absolute, unconditional, noncancellable, enforceable in accordance with their terms and free from any rights of offset, counterclaim or defense;

•

the originator holds the sole original of the contract and has either title to or a first priority perfected security interest in the equipment, except with respect to situations where no financing statement is filed due to the minimum value involved;

•

the equipment and the contract are free and clear of all liens, claims or encumbrances except for permitted liens;

•

the end-user has irrevocably accepted the equipment or the software; and

•

the end-user duly authorized and signed the assigned contract;

Each program agreement under which the originators document and originate contracts typically include vendor representations, warranties and covenants regarding each contract, including that

•

the equipment has been delivered to and accepted by the end-user;

•

the vendor has not received any advance payments;

•

the vendor has good title to the equipment; and

•

the vendor has not made any misrepresentations to the end-user.

In each of the two above described program structures, relevant agreements also typically provide for

•

remedies for misrepresentations or breaches of warranties or covenants by the vendor regarding an assigned contract.  These remedies usually require the vendor to repurchase the affected end-user contract for the originator’s investment balance in the contract plus costs incurred by the originator in breaking any underlying funding arrangement; and

•

the right of an originator to further assign its interests in assigned contracts, all related payments and any related interest in equipment.

In addition, the originators may enter into profit sharing arrangements with some vendors.  These arrangements typically will provide for sharing of revenues generated under the program and for joint participation in management.  Under the terms of these arrangements, the originators typically maintain direct or indirect control over all credit decision-making activities.

Also, a program agreement or profit sharing arrangement may include recourse against a vendor with respect to end-user defaults under some end-user contracts,

•

by specifying that the assignment of the contract from the vendor to the originator is with full recourse against the vendor;

•

by specifying that the vendor will absorb a limited fixed dollar or percentage amount of “first losses” on the contract;

•

by inclusion of the contract in an ultimate net loss pool created under the program agreement as well as guarantees by the applicable vendor with respect to certain contracts which are cancelable or which do not contain “hell or high water” provisions; or

•

by providing for vendor repurchase of the contract or vendor indemnification payments for breaches of certain representations and warranties made by the vendor with respect to the contract.

If an end-user defaults under a contract subject to a net loss pool, the originator may be permitted to draw against the net loss pool up to the amount of the originator’s remaining unpaid investment balance in the defaulted contract.  The originator may also be permitted to draw against the net loss pool with respect to contracts that are not included in the pool of contracts in a particular owner trust and, accordingly, there can be no assurance that any amounts contributed by a vendor to a net loss pool will be available with respect to a defaulted contract included in the pool of contracts owned by a particular owner trust.

The manner in which the vendor assigns contracts to the originator varies from one program agreement to another, depending upon

•

the nature of the items financed,

•

the form of the contract,

•

the accounting treatment sought by the vendor and the end-user, and

•

tax considerations.

For example, an originator might:

•

accept a vendor loan and collateral assignment of the contract and related equipment or security interest in the equipment from the vendor; or

•

accept a full assignment of the contract and a collateral assignment of the related equipment or security interest from the vendor, which collateral assignment secures the end-user’s obligations under the contract or lease.

The originator also may receive, from a vendor with respect to software, a full assignment of leases, installment payment agreements, installment payment supplements to license agreements, and other types of financing agreements used in financing software license payments and related support and consulting services.  These assignments may include an assignment of the software vendor’s or licensor’s right, or the agreement of the vendor or licensor, at the originator’s instructions, to terminate the software license covered by the contract and suspend related support in the event of an end-user default under the contract.  In some cases, the software vendor also agrees not to relicense the same or similar software to a defaulted end-user for some period of time, e.g., one year, unless the end-user cures its default.

Some portion of the contracts included in the pool of contracts, especially in the case of conditional sale agreements, may consist of contracts originated by vendors and assigned to the originator in vendor assignments, each of which relates to an individual contract, rather than under a program agreement.  Each vendor assignment will either be with or without recourse against the vendor for end-user defaults.  Each vendor assignment will typically contain many, if not all, of the representations, warranties and covenants typically contained in program agreements, as well as a vendor repurchase requirement in the event of a breach by the vendor of the representations, warranties or covenants.  Vendor assignments may or may not provide for any vendor remarketing support in the event of an end-user default.

Residual Investments

Any of the originators may finance all or a portion of the residual interest in the equipment under program agreements and under direct transactions between an obligor and the applicable originator.  Any investment by the originator in a residual interest shall be referred to as a residual investment.  Program agreements may provide that the originator may, at its sole discretion and in connection with the funding of a lease of equipment, make a residual investment in that equipment by advancing additional funds against a portion of the anticipated residual value of the equipment, and not just against the discounted present value of the rental payments due under the contract.  Residual investments may take the form of an advance of the present value of some specified percentage of the anticipated residual value of the equipment or a specified percentage, typically not greater than 10%, of the amount to be paid by the originator in funding the present value of the rental payments due under the contract.

With respect to vendor assignments, the originator may advance the entire purchase price of the equipment subject to a true lease, take title to the equipment, and accept an assignment of the true lease contract from a vendor.  With respect to the leases originated by the originator the originator may advance the entire purchase price of the equipment to the vendor, take title to the equipment from the vendor, and enter into a true lease contract with an obligor.  In either of the two foregoing types of transactions, the originator will have advanced more than the discounted present value of the rents payable under the true lease contracts by paying the purchase price for the equipment, and so will have made a residual investment in the equipment.

In some program agreements, the originator may make the residual investment in the form of a full recourse loan of additional funds to the vendor.  That loan is repayable by the vendor at the expiration or termination of the contract with interest and is secured by a security interest in the financed equipment.  In some transactions involving vendor assignments or direct transactions with obligors under true lease contracts, the originator may obtain the obligation of either the vendor or the obligor to purchase the equipment at the end of the lease term for the full amount of the originator’s residual investment in the equipment with accrued interest.  Any transaction in which the originator may look to either the vendor or the obligor, and not just the value of equipment itself, to recover its residual investment with interest shall be referred to as a “guaranteed residual investment”.  Other than guaranteed residual investments, a residual investment will not be included in the discounted contract balance of any contract and, therefore, would not be financed with the proceeds of the notes.  This type residual investment is referred to in this prospectus as the “excluded residual investment.”

The seller or an affiliate of the seller will transfer the excluded residual investment associated with any contract included in a pool of contracts to the depositor or another affiliate under the terms of a purchase and sale agreement or other transfer agreement.  Unless otherwise specified in your prospectus supplement, the depositor will not transfer the excluded residual investment to an owner trust under the related pooling and servicing agreement.  The related owner trust’s interest in contracts with associated residual investments, other than with guaranteed residual investments, will typically be limited to the discounted present value of the rental payments due under the contract and a security interest in the related equipment.  The originator may assign its excluded residual investment to a third party, including the security interest in the equipment in respect of the residual investment.

Contract Files

Each originator will indicate in the appropriate computer files relating to the contracts being transferred to an owner trust that the originator has transferred the contracts for the benefit of the holders of the notes.  Each originator will also deliver to the indenture trustee a computer file, microfiche or written list containing a true and complete list of all contracts which it has transferred, identified by account number and by the discounted contract balance of the contracts as of the transfer date.

Collection on Contracts

Your prospectus supplement will describe how all collections received with respect to the contracts will be allocated.

Payments Generally

The contracts usually require that an obligor make periodic payments on a monthly basis.  Some contracts, however, provide for quarterly, semi-annual or annual payments.  Obligors typically must make the payments under all of the contracts in United States dollars.  Payment requirements usually are fixed and specified, rather than being tied to a formula or are otherwise at a floating rate.  Payments under the contracts are ordinarily payable in advance, although a small percentage provide for payments in arrears.

Expenses Relating to Equipment

The contracts require the obligors to assume the responsibility for payment of all expenses of the related equipment including, without limitation,

•

any expenses in connection with the maintenance and repair of the related equipment,

•

the payment of any and all premiums for casualty and liability insurance, and

•

the payment of all taxes relating to the equipment.

Insurance; Repair and Replacement

Unless otherwise set forth in your prospectus supplement, lease contracts require that the obligors will maintain liability insurance and which must name the lessor as additional insured.

•

leases, or

•

loan and security agreements

An originator may waive this requirement from time to time.  For some lease contracts, the obligor’s already existing self-insurance program permits the obligor to self-insure the equipment.  The originators may not track or verify insurance coverage as to the equipment related to a contract after the commencement of the contract.

Often, the failure to maintain this insurance constitutes an event of default under the applicable contract.  Usually, the obligor also agrees to indemnify the originator for all liability and expenses arising from the use, condition or ownership of the equipment.

If the equipment is damaged or destroyed, each lease contract, unless otherwise set forth in your prospectus supplement, requires that the obligor:

•

repair the equipment;

•

make a termination payment to the lessor in an amount not less than the amount required to pay off the contract; or

•

in some cases, replace the damaged or destroyed equipment with other equipment of comparable use and value.

The related pooling and servicing agreement, unless otherwise set forth in your prospectus supplement, permits the servicer, in the case of the destruction of the equipment related to a particular lease contract, either to:

•

allow the lessee to replace this equipment, provided that the replacement equipment is, in the judgment of the servicer, of comparable use and at least equivalent value to the value of the equipment which was destroyed, or

•

accept the termination payment referred to above.

Assignment of Contracts

Typically the contracts will permit the assignment of the contract by the lessor or secured party without the consent of the obligor.  However, occasionally, contracts require notification of the assignment to, or the consent of, the obligor.  The seller will represent and warrant in the purchase and sale agreement that these notices have been given, or approvals will have been received, not more than ten days following the date of the transfer of the contract to the depositor.  Typically, the contracts do not permit assignment of the contracts, or the related equipment, by the obligor without the prior consent of the lessor or secured party, except the contracts often may permit:

•

assignments to a parent, subsidiary or affiliate;

•

the assignment to a third party, provided the obligor remains liable under the contract; or

•

assignment to a third party with a credit standing, which the originator determines in accordance with its underwriting policy and practice at the time for an equivalent contract type, term and amount, to be equal to or better than the original obligor.

Under the related pooling and servicing agreement, the servicer may permit an assignment of a particular contract from an obligor to a third party only if the servicer, utilizing the current underwriting criteria for its contract origination activities, determines that the third party is of sufficient credit quality that the servicer would permit the third party to become an obligor with respect to a contract that the servicer originates.

Events of Default and Remedies

Events of default under the contracts ordinarily include:

•

the failure to pay all amounts required by the contract when due;

•

the failure of the obligor to perform its agreements and covenants under the applicable contract;

•

material misrepresentations made by the obligor;

•

the bankruptcy or insolvency of the obligor or the appointment of a receiver for the obligor; and

•

in some cases, default by the obligor under other contracts or agreements.

Some of these default provisions are, in some instances, subject to notice provisions and cure periods.  Remedies available to the lessor or secured party upon the occurrence of an event of default by the obligor typically include the right

•

to cancel or terminate in the case of a contract subject to a true lease,

•

to accelerate payments in the case of a contract subject to financing,

•

to recover possession of the related equipment and

•

to receive an amount intended to make the lessor or secured party, as the case may be, whole plus costs and expenses, including legal fees, which the lessor or secured party incurs as a result of the default.

Notwithstanding these events of default and remedies, unless otherwise set forth in your prospectus supplement, the pooling and servicing agreement, permits the servicer to take the actions, with respect to delinquent and defaulted contracts, a reasonably prudent creditor would take under similar circumstances.  See “Description of the Pooling and Servicing Agreement — Servicing”.  The originators may occasionally provide payment extensions, typically of three months or less.  Longer extensions are occasionally granted to customers experiencing delays in payment due to cash flow shortages or other reasons.  However, originators do not intend extensions to be used to provide a temporary solution for a delinquent account.  Rather, extensions are intended to be used when, in the judgment of the relevant credit authority, the extension is necessary to avoid a termination and liquidation of the contract and will maximize the amount to be received by the related owner trust with respect to the contract.

Prepayments and Early Termination

Any contract may either:

•

not permit the obligor to prepay the amounts due under the contract or otherwise terminate the contract prior to its scheduled expiration date;

•

allow for a prepayment or early termination upon payment of an amount that is at least equal to the contract principal balance, determined using a discount rate specified in your prospectus supplement; or

•

allow for a prepayment or early termination without the payment of the contract principal balance.

Some contracts, often written as installment sales contracts, promissory notes or loan and security agreements, permit the obligor to prepay the contract, in whole or in part, at any time at par plus accrued interest.

Under each pooling and servicing agreement, the servicer may allow the prepayment of any contract, but only if the amount paid, or, in the case of a partial prepayment, the sum of that amount and the remaining principal balance of the contract after application of that amount, is at least equal to the amount required to pay off the contract.  The required payoff amount, with respect to any collection period for any contract, is equal to the sum of:

•

the scheduled payment due in that collection period and not yet received, together with any scheduled payments due in prior collection periods and not yet received; plus

•

the discounted contract principal balance of the contract as of the last day of that collection period, after taking into account the scheduled payment due in that collection period.

In no event will revenues pledged for a series of notes include, nor will the notes otherwise be payable from, any portion of a prepayment on a contract that exceeds the required payoff amount for that contract.

Under the pooling and servicing agreement, the depositor may replace any prepaid contract with a substitute contract.  See “ — Substitution of Contracts” below.

Disclaimer of Warranties

The contracts which are subject to a true lease contain provisions by which the lessor, or the originator, as assignee of the lessor, disclaims all warranties with respect to the equipment. The lessor often assigns the manufacturer’s warranties to the obligor for the term of the lease.  Under true leases, the obligor accepts the equipment under the applicable contract following delivery and an opportunity to inspect the related equipment.

Additional Equipment

If specified in your prospectus supplement, some of the contracts which are subject to a true lease constitute leases of additional equipment, generally costing $25,000 or less, with existing obligors.  Pursuant to the terms of the original contract between the lessor and the obligor, the parties document leases for additional equipment on a written form that the lessor prepares and delivers to the obligor, but the obligor does not execute, which written form describes all of the terms of the lease.  Under the terms of the contract, the obligor agrees that unless it objects in writing within a specified period of time, it is deemed to have accepted the lease of this additional equipment.

Representations and Warranties Made by the Seller

Unless otherwise set forth in your prospectus supplement, the seller of contracts to the depositor, will make the representations and warranties set forth below regarding the contracts and the related equipment included in each pool of contracts transferred to an owner trust as of the related transfer date.  The representations and warranties will also apply to contracts that the depositor reacquires from a trust to which the depositor previously transferred the contracts in connection with a warehouse receivables securitization facility.

(1)

the information with respect to the contracts is true and correct in all material respects;

(2)

immediately prior to the transfer of a contract, the contract was owned by the transferring party free and clear of any adverse claim except for permitted claims;

(3)

the contract is not a defaulted or delinquent contract;

(4)

no provision of the contract has been waived, altered or modified in any material respect, except by instruments or documents contained in the files relating to the contract;

(5)

the contract is a valid and binding payment obligation of the obligor and its terms are enforceable, except as may be limited by insolvency, bankruptcy, moratorium, reorganization, or other similar laws affecting enforceability of creditors’ rights and the availability of equitable remedies;

(6)

the contract is not and will not be subject to rights of rescission, setoff, counterclaim or defense;

(7)

the contract, at the time it was made, did not violate the laws of the United States or any state in any material respect;

(8)  (A)

the contract and any related equipment have not been sold, transferred, assigned or pledged by the originator to any person other than the end-user, the seller, the depositor or any related financing trust; and

(B)

either

(x)

the contract is secured by a perfected lien, subject to permitted liens and subject to minimum filing value exceptions, on the related equipment or, in the case of any vendor loan, related end-user contract or equipment or

(y)

in the case of a contract secured by a vehicle, within 90 calendar days of the origination or a acquisition of the contract by the originator all required state registration or recording procedures were initiated, and the originator’s interest will be so noted or recorded within 180 days of the acquisition or origination;

(9)

if the contract constitutes either an “instrument” or “chattel paper” for purposes of the Uniform Commercial Code, there is not more than one “secured party’s original” counterpart of the contract;

(10)

all filings necessary to evidence the conveyance or transfer of the contract to the depositor have been made or provided for in all appropriate jurisdictions, except that the parties have not made filings to note the seller;

(11)

the obligor is not, to the seller’s knowledge, subject to bankruptcy or other insolvency proceedings;

(12)

the contract is a U.S.  dollar-denominated obligation and the obligor’s billing address is located in the United States or Puerto Rico;

(13)

the contract does not require the prior written notifications to a consent of an obligor or contain any other restriction on the transfer or assignment of the contract other than notifications that will have been given and consents or waivers of restrictions that will have been obtained within ten days after the date the contract was sold to the trust;

(14)

the obligations of the related obligor under the contract are irrevocable and unconditional and non-cancelable or, if not irrevocable and unconditional, are guaranteed by the vendor; or in the case of leases with governments, upon a cancellation of the lease, either the vendor is obligated to repurchase the lease or the seller will indemnify the depositor in respect of the cancellation;

(15)

no adverse selection procedure was used in selecting the contract for transfer;

(16)

the obligor under the contract is required to maintain casualty insurance with respect to the related equipment or to self-insure against casualty with respect to the related equipment in an amount that is consistent with servicer’s normal servicing requirements;

(17)

the contract constitutes chattel paper, an account, an instrument or a general intangible as defined under the Uniform Commercial Code;

(18)

no lease is a “consumer lease” as defined in Section 2A-103(1)(e) of the Uniform Commercial Code;

(19)

to the best knowledge of the relevant originator each lessee has accepted the related equipment and has had a reasonable opportunity to inspect the equipment;

(20)

except as provided in (14) above, the contract is not guaranteed by any originator nor has the originator established any specific credit reserve with respect to the related obligor;

(21)

each lease is a “triple net lease” under which the obligor is responsible for the maintenance of the related equipment in a manner that conforms with general industry standards;

(22)

each vendor loan is secured by an eligible end-user contract(s) having an aggregate contract principal balance(s) equal to the outstanding principal amount of the vendor loan.  In this context, an eligible end-user contract is one that

A.  satisfies all of these representations and warranties except number (2) above and number (8) above, in respect of ownership by the applicable originator;

B.  in which the relevant originator or financing trust has a perfected lien; and

C.  in which the transfer of the relevant originator’s or financing trust’s security interest in the contract to the owner trust creates a duly perfected lien;

(23)

the obligor is not the United States of America or any agency, department, subdivision or instrumentality of the United States of America;

(24)

the contract contains customary provisions for this type of financing, and the provisions are sufficient and enforceable, except as listed as noted in (5) above, to enable the relevant originator or its assignees to realize against the financed items securing the contract; and

(25)

if the obligor is a state or local government entity, the transfer of the contract does not violate any applicable state or local laws restricting or prohibiting transfer.

The owner trust may modify the above representations and warranties and will describe any modification in the relevant prospectus supplement.

In the event of a breach of any representation or warranty with respect to a contract that materially and adversely affects the owner trust’s or any noteholder’s or equity certificateholder’s interest in the contract or the collectibility of the contract, the owner trust will have a warranty claim against the seller.  The seller will then be obligated to repurchase the contract.  However, the seller need not do so if the seller cures the breach by the second deposit date after the date on which the servicer becomes aware and gives notice to the seller of the breach.  Any purchase shall be made on the deposit date immediately following the end of the second collection period at a price equal to the required payoff amount of the contract.  The purchase price will be allocated to the related owner trust plus, if applicable, the book value of the related equipment which will be allocated to the depositor.  The related indenture trustee may enforce this purchase obligation on your behalf, and this will constitute your sole remedy available against the seller, the depositor, the trust or the originators for any uncured breach, except that the seller will indemnify

•

the related indenture trustee,

•

the related owner trustee, and

•

the related owner trust

against losses, damages, liabilities and claims which may be asserted against any of them as a result of third-party claims arising out of the facts giving rise to that breach.  The seller may, in lieu of repurchasing the contract, cause the depositor to deliver a substitute contract as provided in the next-following section of this prospectus.

Upon the purchase by the seller of a contract, the depositor will release the contract and related equipment to the seller.

Substitution of Contracts

The depositor will have the option to substitute one or more contracts having similar characteristics for contracts which are in default or have been prepaid or which have undergone material modification.  In addition, in the case of a contract subject to a warranty claim, as described in “ — Representations and Warranties Made by the Seller” above, the seller may choose to replace the contract with a substitute contract.

Some contracts may permit the obligor to prepay the amounts due under the contract or otherwise to terminate the contract prior to its scheduled expiration date.  The depositor may replace any prepaid contract with a substitute contract in lieu of applying the proceeds of the prepaid contract to the pledged revenues as described in this section.

Material modification of a contract means a termination, release, amendment, modification or waiver of a contract that is not otherwise permitted under the pooling and servicing agreement.  The depositor may provide substitute contracts for any that have been so materially modified.  The depositor may also replace any defaulted contract with a substitute contract.  The aggregate contract principal balances of the defaulted contracts for which the depositor may cause substitution is limited to 10% of the cut-off contract pool principal balance.  The depositor may replace a prepaid contract with a substitute contract and the seller may choose to replace contracts subject to a warranty claim or a material modification with substitute contracts, in either case without regard to the 10% limitation described above.

The same credit criteria and eligibility standards for the contracts in the contract pool on the closing date will also apply to substitute contracts added to the assets of the owner trust.  The servicer will include information with respect to these substitute contracts, to the extent the servicer deems them material, in required periodic reports under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission on behalf of the owner trust.  The substitute contracts will have contract principal balances equal to or greater than the contracts being replaced. The representations and warranties the seller makes with respect to the contracts in “ — Representations and Warranties Made by the Seller” above will be equally applicable to substitute contracts.

Delinquency and Net Loss Experience

Your prospectus supplement will set forth statistics relating to the delinquency and net loss experience on contracts within the originators’ owned and managed portfolios of receivables similar to the contracts in a contract pool.

Description of the Notes and Indenture

The issuance of each series of notes will be under an indenture, a form of which was filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus is a part.  In addition, a copy of the indenture for a series of notes will be filed with the Securities and Exchange Commission following the issuance of each series.  The following summary describes certain material terms which may be common to each indenture and the related notes, but does not purport to be complete and is subject to all of the provisions of the indenture, the related notes and the description set forth in your prospectus supplement.

The notes of each series will be issued in fully registered form only and will represent the obligations of a separate owner trust.

Payments on the notes will be made by the indenture trustee on each payment date to persons in whose names the notes are registered as of the related record date.  Unless otherwise specified in your prospectus supplement, the payment date for the notes will be the 20th day of each month, or if the 20th is not a business day, the next succeeding business day.  Unless otherwise specified in your prospectus supplement, for so long as the notes are in book-entry form, the record date for any payment date will be the business day immediately preceding the payment date.  Unless otherwise specified in your prospectus supplement, if the owner trust issues certificated notes, the record date will be the last business day of the month immediately preceding the payment date.

A business day is any day other than a Saturday, Sunday or legal holiday on which commercial banks in New York City or such other jurisdictions specified in your prospectus supplement are open for regular business.

Distributions

Your prospectus supplement will describe as to your series of notes

•

the timing and priority of distributions,

•

the amount or method of determining distributions,

•

allocations of loss and

•

the interest rates.

If specified in the related prospectus supplement, the trust may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to the notes of your series.

Credit Enhancement

As further specified in the your prospectus supplement,

•

a cash collateral account,

•

a financial guaranty insurance policy,

•

subordination of one or more classes of notes,

•

overcollateralization,

•

letters of credit or liquidity facilities,

•

repurchase obligations,

•

third party payments or other support,

•

cash deposits,

•

a reserve fund or

•

other form of credit enhancement which may become suitable in light of credit enhancement practices or developments in the future may be established on or prior to the date the contracts are transferred.  The credit enhancement would be available to the related indenture trustee to pay interest and principal on the notes in the manner and to the extent specified in your prospectus supplement.

Liquidation and Insurance Proceeds

The allocation of liquidation proceeds which will consist generally of all amounts the servicer receives in connection with the liquidation of a contract and disposition of the related equipment, net of any related out-of-pocket liquidation expenses, and the allocation of insurance proceeds for physical damage to or loss of equipment covered by contracts, will be as follows unless otherwise specified in your prospectus supplement:

1)  with respect to any contract subject to financing, the proceeds will be allocated to the owner trust; and

2)  with respect to any contract subject to a lease, the proceeds will, unless otherwise specified in your prospectus supplement, be allocated on a pro rata basis between the depositor, on the one hand, and the owner trust, on the other, based respectively on

(a)

the book value of the related equipment and

(b)

the required payoff amount for the contract.

However, if the proceeds in respect of any contract subject to a lease and the related equipment exceed the sum of the required payoff amount for the contract and the book value of the equipment, the excess shall be allocated solely to the depositor.  For example, if the servicer, in connection with a defaulted contract subject to a lease, derived liquidation proceeds in the amount of $100 from the liquidation of the contract and disposition of the related equipment, and if the required payoff amount of the contract was, as of the collection period during which the contract became a liquidated contract, $120 and the book value of the equipment was $30, the liquidation proceeds would be allocated to the owner trust in the amount of $80 and to the depositor in the amount of $20.  All liquidation proceeds which are so allocable to the owner trust will be deposited in a collection account and constitute pledged revenues to be applied to the payment of interest and principal on the notes in accordance with the priorities described under “ — Distributions” above.

Optional Purchase of Contracts and Redemption of Notes

The seller or other entity specified in your prospectus supplement may purchase all of the contracts owned by an owner trust on any payment date following the date on which the unpaid principal balance of the related notes is less than 10%, or such other percentage specified in your prospectus supplement, of the initial contract pool principal balance.  Except as otherwise described in the prospectus supplement for your notes, the purchase price to be paid in connection with the purchase shall be at least equal to the sum of

•

the unpaid principal balance of the related notes as of that payment date,

•

accrued but unpaid interest,

•

unreimbursed servicer advances, and

•

accrued but unpaid servicer fees.

If the seller or another entity does purchase the contracts, the related notes shall be redeemed on the payment date on which the purchase occurs.  The redemption price will be the principal amount of the notes plus accrued and unpaid interest to but excluding the redemption date.

Trust Accounts

Except as otherwise specified in your prospectus supplement, the applicable indenture trustee will establish and maintain under each indenture segregated trust accounts which need not be deposit accounts, but which must be with a qualified institution.  These accounts will include, among others, the “Collection Account” and the “Distribution Account.”  The accounts may, as described in the prospectus supplement for your notes, also include a cash collateral or reserve fund account as credit enhancement.  All of these accounts are referred to collectively as the “Trust Accounts.”

“Qualified institution” means the corporate trust department of the indenture trustee or any other depository institution

•

organized under the laws of the United States or any state or any domestic branch of a foreign bank,

•

the deposits of which are insured by the Federal Deposit Insurance Corporation and

•

which has, or whose parent corporation has, short-term or long-term debt ratings acceptable to Moody’s Investors Service, Inc., and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

The servicer, as agent for the indenture trustee of any series, may designate, or otherwise arrange for the purchase by the indenture trustee of, investments to be made with funds in the trust accounts.  All investments shall be eligible investments as defined in the related indenture that will mature not later than the business day preceding the applicable monthly payment date or any other date approved by the rating agencies.  Eligible investments include, among other investments:

•

obligations of the United States or of any agency of the United States backed by the full faith and credit of the United States;

•

demand deposits, certificates of deposit, time deposits demand notes or bankers acceptance of eligible financial institutions;

•

highly rated commercial paper or money market funds;

•

repurchase agreements in respect of United States government securities or securities guaranteed or otherwise backed by the full faith and credit of the United States Government with eligible institutions; and

•

other investments which have been approved by each rating agency.

Reports to Noteholders

With respect to each series of notes, the servicer will furnish to the applicable indenture trustee, and the indenture trustee will include with each distribution to you, a statement, as specified in your prospectus supplement, in respect of the related payment date.

If you purchase a note, you may receive these reports by making a written request to The Depository Trust Company.  These reports do not constitute financial statements prepared in accordance with generally accepted accounting principles.  None of the depositor, the sponsor, nor the servicer intends to send any of their respective financial reports to owners of notes.  The servicer, on behalf of an owner trust, will file with the Securities and Exchange Commission legally required periodic reports concerning the owner trust.

With respect to any series, the notes will be registered in the name of a nominee of The Depository Trust Company and will not be registered in the names of the beneficial owners or their nominees.  As a result, unless and until definitive notes are issued in the limited circumstances described under “ — Issuance of Certificated Notes at a Later Date” below, the indenture trustee will not recognize you as a noteholder, as that term is used in the related indenture.  Hence, until that time, you will receive reports and other information provided for under the related indenture only if, when and to the extent The Depository Trust Company and its participating organizations provide this information.  The servicer will file a copy of each report with the Securities and Exchange Commission on Form 8-K to the extent the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission under the Exchange Act require it.

Book-Entry Registration

Unless your prospectus supplement states otherwise, you may hold your notes through The Depository Trust Company, referred to as “DTC,” in the United States, or Clearstream, Luxembourg or Euroclear System in Europe, if you are a participant of those systems, or indirectly through organizations that are participants in those systems.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under to Section 17A of the Exchange Act.  DTC was created to hold securities for its direct participants and to facilitate the clearance and settlement of securities transactions between its direct participants through electronic book-entries, thus eliminating the need for physical movement of certificates.  DTC’s direct participants include

•

the underwriters offering the notes to you,

•

securities brokers and dealers,

•

banks,

•

trust companies and

•

clearing corporations, and may include other organizations.

Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

To facilitate subsequent transfers, DTC will register all deposited notes in the name of DTC’s nominee, Cede & Co.  You will maintain beneficial ownership of the notes despite the deposit of notes with DTC and their registration in the name of Cede.  DTC has no knowledge of the actual noteholders; DTC’s records reflect only the identity of its direct participants to whose accounts the notes are credited, which may or may not be the noteholders.  DTC’s direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

You have no entitlement to receive a certificate representing your interest in a class of notes.  As long as the notes are registered in the name of Cede & Co., any action to be taken by you or any other noteholders will be taken by DTC upon instructions from DTC’s participants.  All distributions, notices, reports and statements to noteholders will be delivered to Cede, as the registered holder of the notes, for distribution to noteholders in compliance with DTC procedures.

You will receive all payments of principal and interest on the notes through direct participants or indirect participants.  DTC will forward the payments to its direct participants which will forward them to indirect participants or noteholders.  Under a book-entry format, you may experience some delay in their receipt of payments, since payments will be forwarded to Cede as nominee of DTC.  The indenture trustee will not recognize you as a noteholder, as that term is used in the indenture.  You may exercise the rights of noteholders only indirectly through DTC and its direct participants and indirect participants.  Because DTC can act only on behalf of direct participants, who in turn act on behalf of indirect participants, and on behalf of banks, trust companies and other persons approved by it, there may be limits on your ability to pledge the notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to notes, due to the absence of physical notes for the notes.

Arrangements among the various parties govern conveyance of notices and other communications by

•

DTC to direct participants,

•

by direct participants to indirect participants and

•

by direct participants and indirect participants to noteholders, subject to any statutory or regulatory requirements as may be in effect from time to time.

Standing instructions and customary practices govern payments by DTC participants to noteholders, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of the DTC participant and not of DTC, the indenture trustee, the owner trustee, the originators or the originator, subject to any statutory or regulatory requirements as may be in effect from time to time.  Payment of principal and interest to DTC is the responsibility of the indenture trustee, disbursement of the payments to direct participants shall be the responsibility of DTC and disbursement of payments to noteholders shall be the responsibility of direct participants and indirect participants.

Purchases of notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records.  The ownership interest of each actual noteholder is in turn to be recorded on the direct participants’ and indirect participants’ records.  Noteholders will not receive written confirmation from DTC of their purchase, but noteholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holders, from the direct participant or indirect participant through which the noteholder entered into the transaction.  Entries made on the books of DTC’s participants acting on behalf of noteholders evidence transfers of ownership interests in the notes.

DTC will not comment or vote with respect to the notes.  DTC has advised that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more direct participants to whose accounts with DTC the notes are credited.  Additionally, DTC has advised that to the extent that the indenture requires that any action may be taken only by noteholders representing a specified percentage of the aggregate outstanding principal amount of the notes, DTC will take the action only at the direction of and on behalf of direct participants, whose holdings include undivided interests that satisfy the specified percentage.

DTC may discontinue providing its services as securities depositary with respect to the notes at any time by giving reasonable notice to the indenture trustee.  Under these circumstances, in the event that a successor securities depositary is not obtained, fully registered, certificated notes are required to be printed and delivered.  The originator may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depositary.  In that event, fully registered, certificated notes will be delivered to noteholders.  See “ — Issuance of Definitive Notes at a Later Date.”

The information in this section concerning DTC and DTC’s book-entry system are from sources that the sponsor believes to be reliable, but neither the sponsor nor the owner trustee take any responsibility for the accuracy of this information.

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Cedel S.A.”, a company with limited liability under Luxembourg law (a société anonyme).  Cedel S.A. subsequently changed its name to Cedelbank.  On January 10, 2000, Cedelbank’s parent company, Cedel International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Börse Clearing AG (“DBC”).  The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Börse AG.  The shareholders of these two entities are banks, securities dealers and financial institutions.  Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries.  No single entity may own more than 5 percent of Cedel International’s stock.

Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name.  The new brand name that was chosen is “Clearstream”.  With effect from January 14, 2000 New CI has been renamed “Clearstream International, société anonyme”.  On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme”, and Cedel Global Services was renamed “Clearstream Services, société anonyme”.

On January 17, 2000 DBC was renamed “Clearstream Banking AG”.  This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking”, the entity previously named “Cedelbank” and the entity previously named “Deutsche Borse Clearing AG”.

Clearstream, Luxembourg holds securities for its customers (“Clearstream, Luxembourg Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates.  Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars.  Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships.  Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF”, which supervises Luxembourg banks.  Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks.  Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States.  Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.  Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of the participants in the Clearstream, Luxembourg and Euroclear systems, respectively, through customers’ securities accounts in Clearstream, Luxembourg ‘s and Euroclear’s names on the books of their respective depositaries which in turn will hold these positions in customers’ securities accounts in the depositaries’ names on the books of DTC.

Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thus eliminating the need for physical movement of certificates.

Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear’s participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  The Brussels, Belgium office of Morgan Guaranty Trust Company of New York operates Euroclear, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation.  Euroclear’s operator conducts all operations and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear’s operator.  Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear’s participants, including banks, securities brokers and dealers, and other professional financial intermediaries.

Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Morgan Guaranty Trust Company of New York is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System.  As such, the Board of Governors of the Federal Reserve System and the New York Banking Department, as well as the Belgian Banking Commission, regulates and examines it.

Euroclear holds all securities on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear operator acts under the Euroclear Terms and Conditions only on behalf of Euroclear’s participants, and has no record of or relationship with persons holding through Euroclear’s participants.

Transfers between direct participants will comply with DTC rules.  Transfers between Clearstream, Luxembourg ‘s participants and Euroclear’s participants will comply with their rules and operating procedures.

DTC will effect, under DTC rules, cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Clearstream, Luxembourg or Euroclear, on the other, through the relevant European international clearing system through its Depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in this system as required by its rules and procedures and within its established deadlines, European time.  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment using its normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the depositaries.

Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing day, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during the processing day will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day.  Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Except as required by law, none of the seller, the company, any originator, the owner trustee, the depositor or the indenture trustee will have any liability for any aspect of the records relating to, actions taken or implemented by, or payments made on account of, beneficial ownership interests in the notes held through DTC, or for maintaining, supervising or reviewing any records or actions relating to beneficial ownership interests.

Issuance of Certified Notes at a Later Date

The owner trust will issue notes in fully registered, certificated form to beneficial owners or their nominees rather than to DTC or its nominee, only if:

(1)

the owner trustee advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the notes, and the owner trustee or the indenture trustee is unable to locate a qualified successor,

(2)

the owner trustee elects to terminate the book-entry system, or

(3)

after the occurrence of an event of default under the indenture, the holder of at least 66 2/3% of the principal amount of its outstanding notes advises the indenture trustee that the continuation of the book-entry system is met in their best interests.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the indenture trustee must notify all beneficial owners for each class of notes held through DTC of the availability of notes in fully registered, certificated form.  Upon surrender by DTC of the global note representing the notes and instructions for reregistration, the indenture trustee will issue these fully registered, certificated notes, and the indenture trustee will recognize the holders of fully registered, certificated notes as noteholders under the indenture.

Additionally, upon the occurrence of any event described above, the indenture trustee will distribute principal of and interest on the notes directly to you as required by the indenture.  Distributions will be made by check, mailed to your address as it appears on the note register.  Upon at least five days’ notice to noteholders for the class, however, the indenture trustee will make the final payment on any note only upon presentation and surrender of the note at the office or agency specified in the notice of final distribution to noteholders.  The indenture trustee will make the final payment in this manner whether the notes are fully registered, certificated notes or the note for the class registered in the name of Cede & Co.  representing the notes of the class.

You may transfer any fully registered, certificated notes of any class at the offices of the indenture trustee or its agent in New York, New York, which the indenture trustee shall designate on or prior to the issuance of any fully registered, certificated notes with respect to that class.  There is no service charge for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Modification of Indenture Without Noteholder Consent

Unless your prospectus supplement states otherwise, the owner trust and the indenture trustee for a note series may, without your consent, enter into one or more supplemental indentures for any of the following purposes:

•

to change the collateral description;

•

to provide for a successor to the owner trust to assume the notes and the indenture obligations;

•

to add additional covenants for your benefit, or to surrender any rights or power of the owner trust;

•

to transfer or pledge any property to the indenture trustee;

•

if not adverse to the interests of noteholders, to correct or supplement any provision in the indenture that is ambiguous or inconsistent with any other provision of the indenture or to make any other provision in respect of matters under the indenture;

•

to accept a successor indenture trustee or to change the provisions of the indenture to facilitate the administration by more than one trustee; or

•

to comply with the Trust Indenture Act of 1939, as amended.

Modification of Indenture With Noteholder Consent

Unless your prospectus supplement states otherwise, with the consent of the required majority of the noteholders determined as described in the prospectus supplement for your notes, prior notice to each rating agency and an opinion of counsel, the owner trustee and the indenture trustee may modify the indenture and your rights under it.

Without the consent of the holder of each outstanding note affected, however, no modification of the indenture may:

•

reduce the note principal amount, interest rate or redemption price or change the timing of payments;

•

modify the manner of application of payments in respect to contracts to the notes;

•

impair your right to sue to enforce payment provisions of the indenture;

•

reduce the percentage needed for consents of noteholders;

•

permit the creation of any lien on collateral under the indenture ranking prior to or on a parity with the lien of the indenture;

•

adversely affect the manner of determining notes outstanding or the requisite note for liquidating the trust estate; or

•

modify the provisions of the indenture relating to these types of indenture modification without the consent of all noteholders.

Events of Default; Rights Upon Event of Default

Except as otherwise provided in the prospectus supplement for your notes, events of default under each indenture will consist of:

•

a default for five calendar days or more in the payment of interest due on any note;

•

failure to pay the unpaid principal amount of any class of notes on the maturity date for the notes;

•

failure of the owner trust or the depositor to observe any provisions set forth in the pooling and servicing agreement or the indenture, which failure has a material adverse effect on the noteholders and continues for 60 calendar days after written notice;

•

any representation or warranty made by the owner trust or the depositor in the pooling and servicing agreement or indenture was incorrect as of the time made, and continues to be incorrect for a period of 60 calendar days after notice is given and as a result of which the noteholders are materially and adversely affected.  A breach of a representation or warranty as to a contract will be considered not to have occurred if the seller purchases the contract or effects a substitution for it, as provided in “The Contracts — Representations and Warranties Made by the Seller” and “ — Substitution of Contracts” above;

•

events of bankruptcy, insolvency, receivership or liquidation of the owner trust or the depositor; or

•

the owner trust becomes an investment company.

If an event of default should occur and be continuing with respect to the notes of a series, the required holders may, except as to a bankruptcy or insolvency event of default, deem the event not to have occurred.

If the indenture trustee declares the notes of a series due and payable following an event of default, the indenture trustee may:

•

institute proceedings to collect amounts due or foreclose on the indenture collateral,

•

exercise remedies as a secured party, or

•

sell the indenture collateral, or elect to have the owner trust maintain possession of the pledged revenues.

Unless otherwise provided in your prospectus supplement, the indenture trustee, however, may not sell the indenture collateral following an event of default, except an event arising from the owner trust’s failure to pay interest or principal, unless:

•

the holders of all the outstanding notes consent to the sale;

•

the proceeds of the sale distributable to holders of the notes are sufficient to pay in full the principal and accrued interest on all the outstanding notes at the date of the sale; or

•

the indenture trustee determines, in complete reliance on investment banking or accounting firm certifications, that the trust estate would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the required holders.

Following a declaration upon an event of default that the notes are immediately due and payable, the application of any proceeds of liquidation of the pledged revenues will be in the order of priority described in the prospectus supplement for your class of notes.

If an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which it may incur in complying with that request.  A majority of the noteholders will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee.  Additionally, a majority of the noteholders may, in some cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding notes.

Unless otherwise provided in your prospectus supplement, no holder of a note will have the right to institute any proceeding with respect to the indenture, unless:

•

the holder previously has given to the indenture trustee written notice of a continuing event of default;

•

the holders of not less than 25% in principal amount of the outstanding notes make written request of the indenture trustee to institute the proceeding in its own name as indenture trustee;

•

the holder or holders offer the indenture trustee reasonable indemnity;

•

the indenture trustee has for 60 days failed to institute the proceeding; and

•

no direction inconsistent with that written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the outstanding notes.

In addition, the indenture trustee and you, by accepting the notes, will covenant that they will not at any time institute against the sponsor, the seller, the depositor or the owner trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Neither the indenture trustee nor the owner trustee in its individual capacity, nor the sponsor, the seller, the depositor, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the notes or for any agreement or covenant of the owner trust contained in the indenture.

Owner Trust Covenants

Each indenture will provide that the related owner trust may not consolidate with or merge into any other entity, unless:

•

the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;

•

the entity expressly assumes the owner trust’s obligation to make due and punctual payments upon the notes and the performance or observance of every agreement and covenant of the owner trust under the indenture;

•

no event of default shall have occurred and be continuing immediately after the merger or consolidation;

•

the rating agencies advise the owner trustee that the rating of the notes then in effect would not be reduced or withdrawn as a result of the merger or consolidation;

•

the owner trustee has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the owner trust or to any noteholder or equity certificate holder; and

•

the owner trust or the person, if other than the owner trust, formed by or surviving the consolidation or merger has a net worth, immediately after the consolidation or merger, that is (a) greater than zero and (b) not less than the net worth of the owner trust immediately prior to giving effect to the consolidation or merger.

Each owner trust will not, among other things:

•

except as expressly permitted by the related indenture or trust agreement, transfer any of the assets of the owner trust;

•

claim any credit on or make any deduction from, the principal and interest payable in respect of the related notes, other than amounts withheld under the bankruptcy code or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the owner trust;

•

dissolve or liquidate in whole or in part;

•

permit the validity or effectiveness of the indenture to be impaired or permit the release of any person from any covenants or obligations relating to the notes under the indenture except as expressly permitted in the indenture; or

•

except as expressly permitted in the indenture, the pooling and servicing agreement or the trust agreement, permit any lien or claim to burden any assets of the owner trust.

No owner trust may engage in any activity other than as specified above under “The Owner Trusts.”  Each owner trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes and the related indenture or otherwise in accordance with the related indenture, trust agreement and pooling and servicing agreement.

Annual Compliance Statement

Each owner trust will be required to file annually with the applicable indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

Indenture Trustee’s Annual Report

Each indenture trustee will be required to mail each year to all noteholders of the related series a brief report relating to:

•

its eligibility and qualification to continue as indenture trustee under the related indenture,

•

any amounts advanced by it under the indenture,

•

the amount, interest rate and maturity date of certain indebtedness owing by the owner trust to the indenture trustee in its individual capacity,

•

the property and funds physically held by the indenture trustee and

•

any action taken by it that materially affects the notes and that has not been previously reported.

Satisfaction and Discharge of Indenture

The discharge of an indenture will occur with respect to the collateral securing the notes of a series upon the delivery to the related indenture trustee for cancellation of all the notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes.

The Indenture Trustee

The indenture trustee for any series will be specified in your prospectus supplement.  An indenture trustee may resign at any time, in which event the depositor or the sponsor will be obligated to appoint a successor trustee.  The owner trust may also remove an indenture trustee

•

if the indenture trustee ceases to be eligible to continue to serve under the indenture,

•

if the indenture trustee becomes subject to bankruptcy proceedings, or

•

if the indenture trustee becomes incapable of acting.

In these circumstances, the owner trust will be obligated to appoint a successor trustee.  Any resignation or removal of an indenture trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by a successor trustee.

Description of the Pooling and Servicing Agreement

The following summarizes the material terms of each pooling and servicing agreement, a form of which was filed with the registration statement of which this prospectus is a part.  In addition, a copy of the pooling and servicing agreement relating to a series of notes will be filed with the Securities and Exchange Commission following the sale of those notes.  This summary describes terms expected to be common to each pooling and servicing agreement, but the sponsor does not intend this summary to be complete.  This summary is subject to the provisions of the pooling and servicing agreement relating to a particular series and the description set forth in your prospectus supplement.  You should read the form of the pooling and servicing agreement filed as noted above.

Transfer of Contracts and Equipment

Prior to the offering of a series of notes, the seller may have sold contracts to the depositor for deposit into a trust used in connection with temporary financing arrangements.  The depositor may reacquire some or all of these contracts for deposit into the owner trust in connection with the offering and sale of a particular series of notes.  On or before the applicable closing date, the seller will transfer to the depositor under one or more purchase agreements all of its interest in the following:

•

the contracts, its security interest in the related equipment and the related equipment,

•

the right to receive all scheduled payments and prepayments received on the contracts on or after the date of transfer, but excluding any scheduled payments due on or after, but received prior to, the transfer date,

•

all rights under insurance policies maintained on the equipment under the contracts,

•

all documents contained in the files and

•

all proceeds derived from any of the above.

Under the pooling and servicing agreement, on the applicable closing date, the depositor will transfer to the owner trust:

•

all of its rights in the contracts and rights in the equipment and other rights listed above, except that in the case of leased equipment, the depositor will typically retain ownership of the equipment, any rights to payments made or attributable to the leased equipment upon expiration of the related lease contract, of contract prepayments and liquidation proceeds allocable to the depositor under the pooling and servicing agreement and of any portion of the purchase amount attributable to the book value of the leased equipment, other than any guaranteed residual investment;

•

all funds on deposit from time to time in the trust accounts; and

•

all its rights under the purchase and sale agreement.

Each pooling and servicing agreement will designate the servicer as custodian to maintain possession, as the owner trust’s agent, of the contracts and all related documents.  To facilitate servicing and save administrative costs, the documents often will not be physically segregated from other similar documents that are in the servicer’s possession.  Financing statements will be filed on the transfer date in the applicable jurisdictions reflecting:

•

the transfer of the contracts and the equipment by the originators, other than the seller, to the seller,

•

the transfer of the contracts and the equipment by the seller to the depositor and, as applicable by any temporary financing trust to the depositor,

•

the transfer by the depositor to the owner trust, and

•

the pledge by the owner trust to the indenture trustee.

The originators’ accounting records and computer systems will also reflect these assignments and this pledge.

Collections on Contracts

The applicable indenture trustee will maintain a collection account, into which the servicer will deposit the following amounts no later than, unless otherwise set forth in your prospectus supplement, the second business day after their processing:

•

all scheduled payments made under the contracts;

•

all prepayments, excluding any portion which your prospectus supplement states is allocable to the depositor;

•

amounts constituting liquidation proceeds on liquidated contracts, to the extent specified in your prospectus supplement;

•

all payments made by the seller under the pooling and servicing agreement to repurchase any contract as a result of a breach of a representation or warranty, as described under “The Contracts — Representations and Warranties Made by the Seller,” excluding, in the case of a lease contract, any portion which your prospectus supplement states is allocable to the depositor; and

•

the amount paid by the depositor to purchase the contracts, as described under “Description of the Notes and Indenture.”

So long as no event of termination shall have occurred and be continuing with respect to the servicer, the servicer may make the required remittances to the collection account net of its servicing fees.

The servicer may withdraw from the collection account any amounts deposited in error or required to be repaid to an obligor, based on the servicer’s good-faith determination that the amount was deposited in error or must be returned to the obligor.

The servicer will pay to the depositor all proceeds from the disposition of equipment subject to a true lease, to the extent allocable to the depositor.

Servicing

Your prospectus supplement will identify the servicer for your trust.  The servicer will be obligated under each pooling and servicing agreement to service the contracts typically with reasonable care, using that degree of skill and attention that the servicer generally exercises with respect to all comparable contracts and related assets that it services for itself or others in accordance with its credit and collections policy and applicable law.  The servicer may delegate servicing responsibilities to third parties or affiliates, provided that the servicer will remain obligated to the related owner trust and the depositor for the proper performance of the servicing responsibilities.

The servicer is obligated to act in a commercially reasonable manner with respect to the repossession and disposition of equipment following a contract default with a view to realizing proceeds at least equal to the equipment’s fair market value.  The servicer may choose to dispose of equipment through a new lease or in some other manner which provides for payment for the equipment over time.  In these cases, the servicer will be required to pay from its own funds an amount which, in its reasonable judgment, is equal to the fair market value of the equipment, less liquidation expenses, and the servicer will be entitled to all subsequent payments in respect of the equipment.  Any amounts the servicer pays will constitute additional liquidation proceeds with respect to the related contract and equipment and will be allocated as described under “Description of the Notes and Indenture — Liquidation and Insurance Proceeds.”

The servicer is, unless otherwise set forth in your prospectus supplement, responsible for:

•

reviewing and certifying that the contract files are complete;

•

monitoring and tracking any property and sales taxes to be paid by obligors;

•

billing, collecting, and recording payments from obligors;

•

communicating with and providing billing records to obligors;

•

depositing funds into the collection account;

•

receiving payments as the owner trust’s agent on the insurance policies maintained by the obligors and communicating with insurers;

•

issuing reports to the indenture trustee specified in the indenture and in the pooling and servicing agreement;

•

repossessing and remarketing of equipment following obligor defaults; and

•

paying the fees and ordinary expenses of the indenture trustee and the owner trustee.

The servicer shall be entitled to recover all reasonable out-of-pocket expenses incurred by it in liquidating a contract and disposing of the related equipment.  The servicer is entitled to retain, from liquidation proceeds, a reserve for out-of-pocket liquidation expenses in an amount equal to the expenses, in addition to those previously incurred, as it reasonably estimates will be incurred.  The servicer is permitted to grant payment extensions on a contract in accordance with its credit and collection policies and procedures if the servicer believes in good faith that an extension is necessary to avoid a termination and liquidation of the contract and will maximize the amount to be received by the owner trust under the contract.  The servicer is permitted to agree to modifications or amendments to a contract in accordance with its credit and collection policies and procedures.

Prepayments

The servicer may allow a prepayment of any lease contract, but only if the amount paid or, in the case of a partial prepayment, the sum of its prepayment and the remaining contract principal balance, is at least equal to the required payoff amount of the contract.

Evidence as to Compliance

Annually, the servicer must deliver to the indenture trustee a report from a nationally recognized accounting firm stating that the accounting firm has audited the financial statements of the servicer or its parent and issued an opinion on those financial statements and that the accounting firm has examined and provided a report as to statements of the servicer concerning the servicer’s controls over the servicing of:

•

equipment contracts,

•

installment sales contracts,

•

promissory notes,

•

loan and security agreements and

•

other similar types of receivables under servicing agreements substantially similar one to another.

Matters Regarding the Servicer

The servicer may not resign from its obligations under a pooling and servicing agreement except if its duties are no longer permissible under applicable law.  No resignation will become effective until a successor servicer has assumed the servicer’s obligations and duties under the pooling and servicing agreement.  Removal of the servicer is permissible only upon the occurrence of an event of termination as discussed below.

The servicer typically must maintain an insurance policy or financial guarantee bond in customary form covering errors and omissions by the servicer.

Servicing Compensation and Payment of Expenses

Compensation to the servicer will include a monthly fee equal:

•

to the product of one-twelfth of a percentage per annum specified in your prospectus supplement multiplied by the contract pool principal balance as of the last day of the second preceding collection period, or

•

in the case of the servicing fee with respect to the collection period commencing on the date of transfer of the contracts, the contract pool principal balance as of the cut-off date,

plus any

•

late fees,

•

late payment interest,

•

documentation fees,

•

insurance administration charges, other administrative fees and any extension fees collected with respect to the contracts during the prior collection period and investment earnings on collections prior to deposit of these amounts in the collection account.

The servicer will pay all expenses incurred by it in connection with its activities under the pooling and servicing agreement and, unless otherwise set forth in your prospectus supplement, the annual fees and expenses of the owner trustee as indenture trustee in connection with the notes.  The servicer is authorized to waive any administrative fees or extension fees that may be collected in the ordinary course of servicing any contract.

Events of Termination

An event of termination under a pooling and servicing agreement will occur if:

•

the servicer fails to make any required payment or deposit and the failure continues for five business days after notice from the indenture trustee or discovery by the servicer;

•

the servicer fails to observe in any material respect any agreements of the servicer set forth in the pooling and servicing agreement and the failure (1) materially and adversely affects the rights of the owner trust, the equity certificate holder or you, and (2) continues unremedied for 30 days after written notice to the servicer;

•

events of bankruptcy or insolvency occur with respect to the servicer; or

•

any representation, warranty or statement of the servicer made under the pooling and servicing agreement is incorrect in any material respect, and (1) has a material adverse effect on the owner trust or holders of the notes, and (2) continues uncured for 30 days after the acquiring of written notice.

Rights upon Event of Termination

If an event of termination remains unremedied, the indenture trustee may, and at the written direction of the required majority of the noteholders, which shall be the same as that required for amendment of the pooling and servicing agreement, See “Amendment” below, shall, terminate all of the rights and obligations of the servicer under the pooling and servicing agreement.  A successor servicer will succeed to all the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement.  The successor servicer will be entitled to similar compensation arrangements, except that any successor servicer will not be liable for any acts or omissions of the prior servicer occurring prior to a transfer of the servicer’s servicing and related functions or for any breach by the prior servicer of any of its obligations.  A majority of the noteholders may waive any default by the servicer under the pooling and servicing agreement and its consequences.

Amendment

The parties may amend any pooling and servicing agreement:

•

to cure any ambiguity,

•

to correct or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision, or

•

to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement but only if the amendment will not adversely affect in any material respect the interests of the noteholders.

Any pooling and servicing agreement may also be amended in any respect by the parties with the consent of the required majority of the noteholders determined as described in the prospectus supplement for your notes, except that no amendment

•

that reduces the amount or changes the timing of any contract collections on any contracts or payments required to be distributed on any note,

•

that changes the interest rate on any note, that adversely affects the priority of payment of principal or interest to noteholders or

•

that reduces the noteholder percentage required to consent to these amendments or any waiver under the pooling and servicing agreement,

may be effective without the consent of the holder of each note.  Also, an amendment under the foregoing sentence will not be effective unless each rating agency confirms that the amendment will not result in a reduction, qualification or withdrawal of the ratings on the notes.

Certain Legal Matters Affecting the Contracts

To the extent provided in your prospectus supplement, certain of the contracts are “chattel paper”, “general intangibles” and “accounts” as defined in the Uniform Commercial Code, or the UCC, in effect in the applicable state. Pursuant to the UCC for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. To the extent provided in your prospectus supplement, the depositor will cause the filing of appropriate UCC-1 financing statements to be made with the appropriate governmental authorities.  The servicer will be obligated from time to time to take such actions as are necessary to protect and perfect the trust’s interests in such contracts and their proceeds.

The Security Interest in the Equipment

The seller will convey the seller’s interest in the equipment to the depositor. The depositor will convey such security interest in the equipment to the trust. UCC financing statements will not be filed to perfect any security interest in the equipment unless otherwise specified in your prospectus supplement. Moreover, in the event of the repossession and resale of equipment, it may be subject to a superior lien. In such case, the senior lienholder may be entitled to be paid the full amount of the indebtedness owed to it out of the sale proceeds before such proceeds could be applied to the payment of claims of the servicer on behalf of the trust.

In the event of a default by the lessee, the servicer on behalf of the trust may take action to enforce such defaulted contract by repossession and resale of the leased equipment. Under the UCC in most states, a creditor can, without prior notice to the debtor, repossess assets securing a defaulted contract by the lessee’s voluntary surrender of such assets or by “self-help” repossession that does not involve a breach of the peace and by judicial process.

In the event of a default by the lessee, some jurisdictions require that the lessee be notified of the default and be given a time period within which it may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

The UCC and other state laws place restrictions on repossession sales, including requirements that the secured party provide the lessee with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and that any such sale be conducted in a commercially reasonable manner. Each pooling and servicing agreement may require the servicer to sell promptly any repossessed item of equipment, reacquire such equipment, re-lease such equipment for the benefit of the noteholders or take such other action as specified in your prospectus supplement.

Under most state laws, a lessee has the right to redeem collateral for its obligations prior to actual sale by paying the secured party the unpaid balance of the obligation plus reasonable expenses for repossession, holding and preparing the collateral for disposition and arranging for its sale, plus, to the extent provided for in the written agreement of the parties, reasonable attorneys’ fees.

In addition, because the market value of the equipment of the type financed pursuant to the contracts generally declines with age and because of obsolescence, the net disposition proceeds of leased equipment at any time during the term of the lease may be less than the outstanding balance on the contract principal balance which it secures. Because of this, and because other creditors may have rights in the related leased equipment superior to those of the trust, the servicer may not be able to recover the entire amount due on a defaulted contract in the event that the servicer elects to repossess and sell such leased equipment at any time.

Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a lessee for any deficiency on repossession and resale of the asset securing the unpaid balance of such lessee’s contract. However, some states impose prohibitions or limitations on deficiency judgments. In most jurisdictions the courts, in interpreting the UCC, would impose upon a creditor an obligation to repossess the equipment in a commercially reasonable manner and to “mitigate damages” in the event of a lessee’s failure to cure a default. The creditor would be required to exercise reasonable judgment and follow acceptable commercial practice in seizing and disposing of the equipment and to offset the net proceeds of such disposition against its claim. In addition, a lessee may successfully invoke an election of remedies defense to a deficiency claim in the event that the servicer’s repossession and sale of the leased equipment is found to be a retention discharging the lessee from all further obligations under UCC Section 9-505(2). If a deficiency judgment were granted, the judgment would be a personal judgment against the lessee for the shortfall, but a defaulting lessee may have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

Certain statutory provisions, including federal and state bankruptcy and insolvency laws, may also limit the ability of the servicer to repossess and resell collateral or obtain a deficiency judgment. In the event of the bankruptcy or reorganization of a lessee, various provisions of the Bankruptcy Code of 1978 and related laws may interfere with or eliminate the ability of the servicer or the trustee to enforce its rights under the contracts. If bankruptcy proceedings were instituted in respect of a lessee, the trustee could be prevented from continuing to collect payments due from or on behalf of such lessee or exercising any remedies assigned to such trustee without the approval of the bankruptcy court, and the bankruptcy court could permit the lessee to use or dispose of the leased equipment and provide the trustee with a lien on substitute collateral, so long as such substitute collateral constituted “adequate protection” as defined under the Bankruptcy Code.

In addition, certain of the contracts may be leased by the seller to governmental entities. Payment by governmental authorities of amounts due under such contracts may be contingent upon legislative approval.  Accordingly, payment delays and collection difficulties as described in your prospectus supplement may limit collections with respect to certain governmental contracts.

These UCC and bankruptcy provisions, in addition to the possible decrease in value of a repossessed item of equipment, may limit the amount realized on the sale of the collateral to less than the amount due on the related contract.

Material Federal Income Tax Consequences

The following is a general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of the notes.  The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules.  For example, it does not discuss the tax treatment of beneficial owners of notes (“Note Owners”) that are insurance companies, regulated investment companies or dealers in securities.  Moreover, there are no cases or Internal Revenue Service (“IRS”) rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes.  As a result, the IRS might disagree with all or part of the discussion below.  Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes.

The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive.  Each trust will be provided with an opinion of tax counsel specified in the related prospectus supplement (“Federal Tax Counsel”) regarding some related federal income tax matters discussed below.  An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts.  No ruling on any of the issues discussed below will be sought from the IRS.  The opinion of Federal Tax Counsel specifically addresses only those issues specifically identified below as being covered by that opinion; however, the opinion also states that the additional discussion set forth below accurately sets forth the advice of Federal Tax Counsel with respect to material federal income tax issues.  For purposes of the following summary, references to the trust, the notes, and related terms, parties and documents shall be deemed to refer, unless otherwise specified in this prospectus, to each trust and the notes, and related terms, parties and documents applicable to the trust.

Tax Characterization of the Trusts

In the case of a trust that issues one or more classes of notes, Federal Tax Counsel will deliver its opinion that the trust will not be an association, or publicly traded partnership taxable as a corporation for federal income tax purposes.  The opinion of Federal Tax Counsel will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with and restrictions on transfers of the equity interests in the trust will exempt the trust from the rule that some publicly traded partnerships are taxable as corporations.

If a trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income.  The trust’s taxable income would include all of its income on the contracts and other assets held by the trust, which might be reduced by its interest expense on the notes.  Any corporate income tax could materially reduce cash available to make payments on the notes and Note Owners could be liable for any resulting corporate income tax that is unpaid by the trust.

Tax Consequences to Note Owners

Treatment of the Notes as Indebtedness.  The trust will agree, and the Note Owners will agree by their purchase of notes, to treat the notes as debt for federal tax purposes.  Federal Tax Counsel will, subject to exceptions which, if applicable, will be specified in the related prospectus supplement, advise the owner trust that the notes will be classified as debt for federal income tax purposes, or classified in any other manner as shall be provided in the related prospectus supplement.  If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the classes of notes did not represent debt for federal income tax purposes, the notes would be treated as equity interests in the trust.  If so treated, the trust might be treated as a publicly traded partnership that would be taxable as a corporation unless it met particular qualifying income tests, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity.  Treatment of the notes as equity interests in a partnership could have adverse tax consequences to some holders, even if the trust were not treated as a publicly traded partnership taxable as a corporation.  For example, income allocable to foreign holders on such recharacterized notes might be subject to United States tax and United States tax return filing and withholding requirements, income allocable to tax-exempt holders on a recharacterized note would constitute “unrelated business taxable income” if some, but not all, of the notes were recharacterized as equity in a partnership, individual holders might be subject to limitations on their ability to deduct their share of trust expenses, and income from the trust’s assets would be taxable to Note Owners without regard to whether cash distributions are made to such Note Owners and without regard to the Note Owners’ method of tax accounting.  The discussion below assumes that the notes will be characterized as debt for federal income tax purposes.

Interest Income on the Notes-General.  Except as discussed below, interest on a note generally is includable in a Note Owner’s income as ordinary interest income when actually or constructively received, if the Note Owner uses the cash method of accounting for federal income tax purposes, or when accrued, if the Note Owner uses an accrual method of accounting for federal income tax purposes.

Original Issue Discount.  Notes of certain series may be issued with “original issue discount” within the meaning of Section 1273(a) of the Code.  Holders of notes issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income, under a method that takes account of the compounding of interest.  The Code requires that information with respect to the original issue discount accruing on any note be reported periodically to the IRS and to certain categories of Note Owners.

Each trust will report original issue discount, if any, to the Note Owners based on the Treasury regulations relating to original issue discount (the “OID Regulations”).  The OID Regulations concerning contingent payment debt instruments and other provisions of the OID Regulations either do not apply to prepayable securities such as the notes or do not address the unique issues presented by prepayable securities.

The OID Regulations provide that, in the case of debt instruments such as the notes, (i) the amount and rate of accrual of original issue discount will be calculated based on a reasonable assumed prepayment rate (the “Prepayment Assumption”), and (ii) adjustments will be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption.  The method for determining the appropriate assumed prepayment rate will eventually be set forth in Treasury regulations, but those regulations have not yet been issued.  The applicable legislative history indicates, however, that such regulations will provide that the assumed prepayment rate for securities such as the notes will be the rate used in pricing the initial offering of those securities.  If the notes of a series are issued with original issue discount, the Prospectus Supplement for that series of notes will specify the Prepayment Assumption.  However, no representation is made that the notes of that series will, in fact, prepay at a rate based on the Prepayment Assumption or at any other rate.

In general, a note will be considered to be issued with original issue discount if its stated redemption price at maturity exceeds its issue price.  Except as discussed below under”—Payment Lag Notes; Initial Period Considerations,” and “—Qualified Stated Interest,” and in the case of certain Variable Rate Notes (as defined below) and accrual notes, the stated redemption price at maturity of a note is its principal amount.  The issue price of a note is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the class of notes is sold.  Notwithstanding the general definition of original issue discount, such discount will be considered to be zero for any note on which such discount is less than 0.25% of its stated redemption price at maturity multiplied by its weighted average life.  For purposes of this rule, we will compute the weighted average life of a note as the sum, for all distributions included in the stated redemption price at maturity of the note (that is, all payments except payments of qualified stated interest), of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the applicable closing date to the date on which each such distribution is expected to be made, determined under the Prepayment Assumption, by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the note’s stated redemption price at maturity.  The OID Regulations provide that holders will include any de minimis original issue discount ratably as payments of stated principal are made on the notes.

The Note Owner of a note issued with original issue discount must include in gross income the sum of the “daily portions” of such original issue discount for each day during its taxable year on which it held such note.  In the case of an original Note Owner, the daily portions of original issue discount are determined first by calculating the portion of the original issue discount that accrued during each period (an “accrual period”) that begins on the day following a payment date (or in the case of the first such period, begins on the applicable closing date) and ends on the next succeeding payment date.  The original issue discount accruing during each accrual period is then allocated ratably to each day during such period to determine the daily portion of original issue discount for that day.

The portion of the original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions to be made on the note, if any, in future periods (taking into account events that have occurred during the accrual period such as prepayments or actual losses) and (B) the distributions made on the note during the accrual period that are included in such note’s stated redemption price at maturity, over (ii) the adjusted issue price of such note at the beginning of the accrual period.  The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that the notes will be prepaid in future periods at a rate computed in accordance with the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the notes.  For these purposes, the original yield to maturity of the notes will be calculated based on their issue price and assuming that the notes will be prepaid in accordance with the Prepayment Assumption.  The adjusted issue price of a note at the beginning of any accrual period will equal the issue price of such note, increased by the portion of the original issue discount that has accrued during prior accrual periods, and reduced by the amount of any distributions made on such note in prior accrual periods that were included in such note’s stated redemption price at maturity.

The daily portions of original issue discount may increase or decrease depending on the extent to which the actual rate of prepayments diverges from the Prepayment Assumption.  If original issue discount accruing during any accrual period computed as described above is negative, a Note Owner may only be entitled to offset such amount against positive original issue discount accruing on such note in future accrual periods.

A subsequent Note Owner that purchases a note issued with original issue discount at a cost that is less than its remaining stated redemption price at maturity will also generally be required to include in gross income, for each day on which it holds such note, the daily portions of original issue discount with respect to the note, calculated as described above.  However, if (i) the excess of the remaining stated redemption price at maturity over such cost is less than (ii) the aggregate amount of such daily portions for all days after the date of purchase until final retirement of such note, then such daily portions will be reduced proportionately in determining the income of such Note Owner.

Qualified Stated Interest.  Interest payable on a note which qualifies as “qualified stated interest” for purposes of the OID Regulations will not be includable in the stated redemption price at maturity of the note.  Conversely, if the interest on a note does not constitute “qualified stated interest,” such interest will be includable in the stated redemption price at maturity of the note and the note, consequently, will have original issue discount.  Interest payments will not qualify as qualified stated interest unless the interest payments are “unconditionally payable.” The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Regulations.  Subordinate classes of notes may lack the right to enforce payment until they are the Senior Class.  However, absent guidance to the contrary and unless disclosed in the related prospectus supplement, the Trustee will, for information reporting purposes, treat all stated interest on all classes of notes as qualified stated interest.  Any terms or conditions that do not reflect arm’s length dealing or that the Note Owner does not intend to enforce are not considered.

Premium.  A purchaser of a note that purchases such note at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such note at a premium, and may, under Section 171 of the Code, elect to amortize such premium under a constant yield method over the life of the note.  The Prepayment Assumption is probably taken into account in determining the life of the note for this purpose.  Except as provided in regulations, amortizable premium will be treated as an offset to interest income on the note.

Payment Lag Notes; Initial Period Considerations.  Certain notes may provide for distributions of interest based on a period that is the same length as the interval between payment dates but ends prior to each payment date.  Any interest that accrues prior to the applicable closing date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the notes or (ii) as not included in the issue price or the stated redemption price.  The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods.  In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument’s issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument’s stated principal amount over its issue price.

Variable Rate Notes.  Under the OID Regulations, notes paying interest at a variable rate (each, a “Variable Rate Note”) are subject to special rules.  A Variable Rate Note will qualify as a “variable rate debt instrument” if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate Note by more than a specified de minimis amount; (ii) it provides for stated interest, paid or compounded at least annually, at a current value of (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and (iii) it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in (i), above.  The OID Regulations relating to contingent payment debt instruments do not apply to prepayable debt instruments, such as the notes.  In general, the regulations addressing the treatment of contingent payment obligations require accruing income as a yield comparable to what the issuer would pay on non-contingent debt and then making appropriate adjustments as the contingencies become fixed.  In addition, losses on sale are ordinary to the extent of prior accruals and all gains on sale are ordinary.  As similar approach may ultimately be applied to prepayable obligations such as the notes.

A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate Note is denominated.  A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations.  However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations.  In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate Note will be treated as a single qualified floating rate (a “Presumed Single Qualified Floating Rate”).  Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate Note’s issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate.  Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate, but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate Note or the restriction is not reasonably expected as of the issue date to significantly affect the yield of the Variable Rate Note.

An “objective rate” is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information.  The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the IRS in the future.  Despite the foregoing, a variable rate of interest on a Variable Rate Note will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate Note’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate Note’s term.  Further, an objective rate does not include a rate that is based on information that is within the control of the issuer (or a party related to the issuer) or that is unique to the circumstances of the issuer (or a party related to the issuer).  An objective rate will qualify as a “qualified inverse floating rate” if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.  The OID Regulations also provide that if a Variable Rate Note provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate Note’s issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a “Presumed Single Variable Rate”).  If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate Note’s issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

For Variable Rate Notes that qualify as “variable rate debt instruments” under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a “Single Variable Rate Note”), original issue discount is computed as described above in”—Interest Income on the Notes—Original Issue Discount” based on the following: (i) stated interest on the Single Variable Rate Note which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest; (ii) by assuming that the variable rate on the Single Variable Rate Note is a fixed rate equal to: (a) in the case of a Single Variable Rate Note with a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate Note with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Rate Note; and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii), above.

In general, any Variable Rate Note other than a Single Variable Rate Note (a “Multiple Variable Rate Note”) that qualifies as a “variable rate debt instrument” will be converted into an “equivalent” fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate Note.  The OID Regulations generally require that such a Multiple Variable Rate Note be converted into an “equivalent” fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate Note’s issue date.  Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate Note.  (A Multiple Variable Rate Note may not bear more than one objective rate.) In the case of a Multiple Variable Rate Note that qualifies as a “variable rate debt instrument” and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate Note provides for a qualified inverse floating rate).  Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate Note as of the Multiple Variable Rate Note’s issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate.  Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate Note is then converted into an “equivalent” fixed rate debt instrument in the manner described above.

Once the Multiple Variable Rate Note is converted into an “equivalent” fixed rate debt instrument pursuant to the foregoing rules, the amounts of original issue discount and qualified stated interest, if any, are determined for the “equivalent” fixed rate debt instrument by applying the original issue discount rules to the “equivalent” fixed rate debt instrument in the manner described above in”—Interest Income on the Notes—Original Issue Discount.” A holder of the Multiple Variable Rate Note will account for such original issue discount and qualified stated interest as if the holder held the “equivalent” fixed rate debt instrument.  In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Multiple Variable Rate Note during the accrual period.

If a Variable Rate Note does not qualify as a “variable rate debt instrument” under the OID Regulations, then the Variable Rate Note would be treated as a contingent payment debt obligation.  The manner in which a Variable Rate Note would be taxed if such note were treated as a contingent payment debt obligation is not governed by the OID Regulations relating to contingent payment debt obligations which do not apply to prepayable debt instruments, such as the notes, and Treasury regulations do not otherwise address this point and it is unclear how such instruments should be treated.

Market Discount.  A Note Owner that acquires a note at a market discount (that is, a discount that exceeds any unaccrued original issue discount) will recognize gain upon receipt of a principal distribution, regardless of whether the distribution is scheduled or is a prepayment.  In particular, the Note Owner will be required to allocate that principal distribution first to the portion of the market discount on such note that has accrued but has not previously been includable in income, and will recognize ordinary income to that extent.  In general terms, unless Treasury regulations when issued provide otherwise, market discount on a note may be treated, at the election of the holder of the note, as accruing either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to stated interest on the note).

In addition, a Note Owner may be required to defer deductions for a portion of the Note Owner’s interest expense on any debt incurred or continued to purchase or carry a note purchased with market discount.  The deferred portion of any interest deduction would not exceed the portion of the market discount on the note that accrues during the taxable year in which such interest would otherwise be deductible and, in general, would be deductible when such market discount is included in income upon receipt of a principal distribution on, or upon the sale of, the note.  The Code requires that information necessary to compute accruals of market discount be reported periodically to the IRS and to certain categories of Note Owners.

Notwithstanding the above rules, market discount on a note will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such note multiplied by its weighted average remaining life.  Weighted average remaining life presumably is calculated in a manner similar to weighted average life (described above under”—Interest Income on the Notes—Original Issue Discount”), taking into account distributions (including prepayments) prior to the date of acquisition of such note by the subsequent purchaser.  If market discount on a note is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on such note in proportion to the amounts of such principal distributions, and when each such distribution is made, gain equal to the discount, if any, allocated to the distribution will be recognized.

Election to Treat All Interest Under the Constant Yield Rules.  The OID Regulations provide that the holder of a debt instrument issued after April 4, 1994 may elect to include in gross income all interest that accrues on such debt instrument using the constant yield method.  For purposes of this election, interest includes stated interest, original issue discount, and market discount, as adjusted to account for any premium.  Note Owners should consult their own tax advisors regarding the availability or advisability of such an election.

Sales of Notes.  If a note is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the note.  A holder’s adjusted basis in a note generally equals the cost of the note to the holder, increased by income reported by the holder with respect to the note and reduced (but not below zero) by distributions on the note (other than qualified stated interest) received by the holder and by amortized premium.  Subject to the discussion of the rules applicable to contingent payment debt obligations above, any such gain or loss generally will be capital gain or loss provided the note is held as a capital asset, except for gain recognized on the sale of a note by a seller who purchased the note at a market discount would be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the note was held by such seller, reduced by any market discount includable in income under the rules described above under”—Interest Income on the Notes—Market Discount.”  Further, the notes will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of a note by a bank or other financial institution to which such section applies would be ordinary income or loss.

Allocations of Realized Losses.  The manner losses are claimed on the notes as a result of defaults by the underlying obligors is complex and differs depending on the characterization of the person considered the issuer of the notes for federal tax purposes.  Whether the notes are governed by the loss rules for bad debts under Code Section 166 or for worthless securities under Code Section 165 depends on whether the notes are considered issued by a corporation.  If there is a single corporate holder of the certificates constituting all of the equity interests in the issuing Trust Fund, then the issuing trust will be a disregarded entity and the notes will be considered issued by a corporation subject to the loss rules of Code Section 165 (which affects both timing and character of loss for corporate taxpayers, and character and possibly timing for other taxpayers).  If the notes are considered issued by a grantor trust, then the notes may be treated as issued in proportion to the nature of the certificateholders (e.g, if some certificateholders are natural persons or partnerships and some are corporations, losses on the notes would be governed in part by Code Section 166 and in part by Code Section 165).  If the notes are considered issued by a partnership then they would be governed by the rules under Code Section 166.  Investors should consult their tax advisors as to the character and timing of any loss that can be claimed with respect to a note.

Short-Term Notes.  In the case of a note with a maturity of one year or less from its issue date (a “Short-Term Note”), no interest is treated as qualified stated interest, and therefore all interest is included in original issue discount.  Note Owners that report income for federal income tax purposes on an accrual method and some other Note Owners, including banks and certain dealers in securities, (collectively, “Short-Term Accruers”) are required to include original issue discount in income on Short-Term Notes on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield method based on daily compounding.

Any other Note Owner of a Short-Term Note is not required to accrue original issue discount for federal income tax purposes, unless it elects to do so.  In the case of a Note Owner that is not required, and does not elect, to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of a Short-Term Note is ordinary income to the extent of the original issue discount accrued on a straight-line basis, or, if elected, according to a constant yield method based on daily compounding, through the date of sale, exchange or retirement.  In addition, Note Owners that are not required, and do not elect, to include original issue discount in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a Short-Term Note in an amount not exceeding the deferred interest income with respect to the Short-Term Note, which includes both the accrued original issue discount and accrued interest that are payable but that have not been included in gross income, until the deferred interest income is realized.  A Note Owner may elect to apply the foregoing rules, except for the rule characterizing gain on sale, exchange or retirement as ordinary, with respect to “acquisition discount” rather than original issue discount.  Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the Note Owner’s basis in the Short-Term Note.  This election applies to all obligations acquired by the taxpayer on or after the first day of the first taxable year to which the election applies, unless revoked with the consent of the IRS.  A Note Owner’s tax basis in a Short-Term Note is increased by the amount included in the Note Owner’s income with respect to the note.

Foreign Investors in Notes.  Except as discussed below, a Note Owner that is not a “United States person” (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a note provided that (i) the holder complies to the extent necessary with certain certification requirements, which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a United States person (as defined below), (ii) the holder is not a “10-percent shareholder” within the meaning of Section 871(h)(3)(B) of the Code, which could be interpreted to include a person that directly or indirectly owns 10% or more of the equity interests in the trust, (iii) the holder is not a “controlled foreign corporation” (as defined in the Code) related to the trust or related to a 10 percent holder of equity interests in the trust, and (iv) the holder is not engaged in a United States trade or business, or otherwise subject to federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a note.  For these purposes, the term “United States person” means (i) a citizen or resident of the United States, (ii) a corporation or partnership (or other entity properly treated as a corporation or partnership for federal income tax purposes) created or organized in or under the laws of the United States or any State thereof or the District of Columbia, (iii) an estate whose income is includable in gross income for United States federal income taxation regardless of its source, and (iv) a trust for which one or more United States persons have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust’s administration and certain eligible trusts that have elected to be treated as United States persons.  A “Foreign Person” is any person that is not a United States person.  Each Note Owner should consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates.  In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits,” within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

Backup Withholding on Notes.  Distributions made on the notes and proceeds from the sale of notes to or through certain brokers may be subject to a “backup” withholding tax on “reportable payments” (including interest accruals, original issue discount, and, under certain circumstances, distributions in reduction of principal amount) if the holder of the notes fails to comply with certain identification procedures, unless the Note Owner is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status.  Any amounts so withheld from distributions on the notes would be refunded by the IRS or allowable as a credit against the Note Owner’s federal income tax.

Reportable Transactions. Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex, but generally include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer’s tax treatment of an item and book treatment of the same item. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

State and Local Tax Considerations

The discussion above does not address the tax consequences of purchase, ownership or disposition of notes under any state or local tax laws.  We recommend that investors consult their own tax advisors regarding state and local tax consequences.  In particular, individuals should consider the deductibility of the expenses (including interest expense) of the partnership.

* * *

THE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTE OWNER’S PARTICULAR TAX SITUATION.  PROSPECTIVE PURCHASERS OF NOTES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

ERISA CONSIDERATIONS

General

A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA should consider the fiduciary standards under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the notes.  Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment.  Fiduciaries of plans also should consider ERISA’s prohibition on improper delegation of control over, or responsibility for, plan assets.

In addition, employee benefit plans or other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code, or any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a “Plan”) are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan (“parties in interest” and “disqualified persons”).  Such transactions are treated as “prohibited transactions” under Sections 406 of ERISA and excise taxes and/or other penalties are imposed upon such persons under ERISA and/or Section 4975 of the Code unless an exemption applies.  The depositor, underwriter of the notes, the servicer, the trustee, the indenture trustee and certain of their affiliates might be considered “parties in interest” or “disqualified persons” with respect to a Plan.  If so, the acquisition, holding or disposition of notes by or on behalf of such Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and the Code unless a statutory, regulatory or administrative exception or exemption is available.

ERISA Considerations Relating to Plan Assets

Plan Assets.  In 29 C.R.F §2510.3-101 (the “Plan Asset Regulations”), the U.S. Department of Labor (“DOL”) has defined what constitutes “plan assets” for purposes of ERISA and Section 4975 of the Code.  The Plan Asset Regulations provide that if a Plan makes an investment in an “equity interest” in an entity, an undivided portion of the assets of the entity will be considered the assets of such Plan unless certain exceptions set forth in such Regulations apply.  As a result, (i) if a Plan is deemed to have acquired an interest in the assets of the owner trust and not merely an interest in the notes, (ii) the fiduciary investment standards of ERISA could apply to such assets and (iii) transactions occurring in the course of managing, operating and servicing the owner trust and its assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

Under the Plan Asset Regulations, the assets of the owner trust would be treated as “plan assets” of a Plan for the purposes of ERISA and the Code only if the Plan acquires an “equity interest” in the owner trust and none of the exceptions contained in the Plan Asset Regulations is applicable.  An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.  Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such notes will be eligible for purchase by Plans.  However, without regard to whether the notes are treated as an “equity interest” for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the owner trust or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan.  There can be no assurance that the owner trust or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

Underwriter Exemption

General Discussion.  The DOL has granted to Deutsche Bank Securities Inc. (f/k/a Deutsche Banc Alex. Brown Inc.) an individual exemption, Prohibited Transaction Exemption 94-84, and to Deutsche Morgan Grenfell/C.J. Lawrence Inc., similar approval (FAN 97-03E), which were both amended and restated pursuant to Prohibited Transaction Exemption 2002-41 (“PTE 2002-41”) (collectively, the “Exemption”) which is applicable to asset-backed securities which meet its requirements whenever the Deutsche Bank Securities Inc. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent.  The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied.  These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving pools) of enumerated categories of assets which include those Contracts which are installment obligations and the purchase, sale and holding of securities which represent beneficial ownership interests in the assets of, or obligations of, such trusts.  The Exemption does not apply to investment trusts whose assets include contracts which are leases, as opposed to installment obligations, although the rights to receive the lease payments may serve as collateral in addition to the equipment.

General Conditions of Exemption.  The Exemption sets forth general conditions which must be satisfied for a transaction relating to assets such as the contracts involving the purchase, sale and holding of asset-backed securities to be eligible for exemptive relief thereunder.  First, the acquisition of such securities by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.  Second, the assets held by the investment trust must be secured.  Third, the securities may not be subordinated.  Fourth, the securities at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Services, Inc. or Fitch, Inc. (each, a “Rating Agency”).  Fifth, the owner trustee and the indenture trustee generally cannot be affiliates of any member of the “Restricted Group” other than the underwriter.  The “Restricted Group” consists of any (i) underwriter as defined in the Exemption, (ii) the depositor, (iii) the servicer, (iv) the counterparty of any “interest swap” (as described below) held as an asset of the investment trust and (v) any obligor with respect to contracts constituting more than 5% of the aggregate unamortized principal balance of the contracts held in the investment trust as of the date of initial issuance of the securities.  Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to, and retained by, the depositor pursuant to the assignment of the contracts to the related investment trust must represent not more than the fair market value of such contracts; and the sum of all payments made to, and retained by, the servicer must represent not more than reasonable compensation for such person’s services under the Agreement and reimbursement of such person’s reasonable expenses in connection therewith.  Seventh, (i) the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools; (ii) securities evidencing interests in such other investment pools must have been rated in one of the three highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan’s acquisition of securities; and (iii) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan’s acquisition of securities.  Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.  The depositor assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the securities.

Types of Trusts.  The types of Trusts, permitted under the Exemption include owner-trusts and grantor trusts.  Owner trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by the creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

Permitted Assets.  The Exemption permits an interest-rate swap agreement and a yield supplement agreement to be assets of an investment trust which issues securities acquired by Plans in an initial offering or in the secondary market.  An interest-rate swap (or if purchased by or on behalf of the investment trust) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted trust asset if it:  (a) is an “eligible Swap;” (b) is with an “eligible counterparty;” (c) is purchased by a “qualified plan investor;” (d) meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap” and (e) permits the investment trust to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or depositor.

An “eligible Swap” is one which:  (a) is denominated in U.S. dollars; (b) pursuant to which the investment trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the investment trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”); (c) has a notional amount that does not exceed either:  (i) the principal balance of the class of securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“Allowable Notional Amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) to (d) above.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

A “qualified plan investor” is a Plan or Plans where the decision to buy such class of securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the securities and such fiduciary is either (a) a “qualified professional asset manager” (“QPAM”) under Prohibited Transaction Class Exemption 84-14 (“PTCE 84-14”) (see below), (b) an “in-house asset manager” under Prohibited Transaction Class Exemption 96-23 (“PTCE 96-23”) (see below) or (c) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the securities are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the Pooling and Servicing Agreement:  (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year).  In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure.  Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by a Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the investment trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the investment trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the investment trust (“EYS Agreement”).  If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the investment trust if it meets the following conditions:  (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the owner and indenture trustee; (e) it is entered into between the investment trust and an eligible counterparty and (f) it has an Allowable Notional Amount.

Limitations on Scope of the Exemption.  If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the notes by Plans.  However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a note on behalf of an “Excluded Plan” by any person who is a fiduciary with respect to the assets of such Excluded Plan.  For those purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.  Exemptive relief may also be provided for the acquisition, holding and disposition of notes by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the contracts in the owner trust provided that:  (i) the Plan is not an Excluded Plan, (ii) each Plan’s investment in each class of notes does not exceed 25% of the outstanding notes in the class, (iii) after the Plan’s acquisition of the notes, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of a trust containing assets which are sold or serviced by the same entity and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of securities issued by the owner trust and at least 50% of the aggregate interests in the owner trust are acquired by persons independent of the Restricted Group.

In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made.  These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by “qualified professional asset managers”), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by “in-house asset managers”) (collectively, the “Investor-Based Exemptions”).  However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED NOTES.  BEFORE PURCHASING NOTES IN RELIANCE ON THE EXEMPTION, THE INVESTOR-BASED EMEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

ANY PLAN INVESTOR WHO PROPOSES TO USE “PLAN ASSETS” OF ANY PLAN TO PURCHASE NOTES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH NOTES.

Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, although they may elect to be qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Code.  In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or a Code Section 4975 (“Similar Law”).  A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in notes under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.

Ratings of the Notes

The owner trust will not sell notes of a series unless one or more nationally recognized rating agencies rate the notes of that series in a rating category that signifies investment grade.  Any rating that is made may be lowered or withdrawn by the assigning rating agency at any time if, in its judgment, circumstances so warrant.  If a rating or ratings of notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the notes so qualified, reduced or withdrawn.

The rating of the notes should be evaluated independently from similar ratings on other types of securities.  A rating is not a recommendation to buy, sell or hold notes, inasmuch as a rating does not comment as to market price or suitability for a particular investor.  The ratings of the notes do not address the likelihood of payment of principal on any class of notes prior to the stated maturity date of the notes, or the possibility of the imposition of United States withholding tax with respect to non-United States persons.

Use of Proceeds

The proceeds from the sale of the notes of each series, after funding a portion of the cash collateral account or other form of credit enhancement for the series and paying the expenses of the sponsor, will be used to pay the purchase price due to the depositor.

Plan of Distribution

The sponsor or the owner trust may sell notes to or through underwriters at the prices set forth in your prospectus supplement or in negotiated transactions at varying prices, and also may sell notes directly to other purchasers or through agents.  The sponsor intends to offer the notes through these various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of notes may be made through a combination of these methods.

The underwriters will be obligated to purchase all of the notes described in your prospectus supplement if any such notes are purchased.  The place and time of delivery for your notes will be set forth in your prospectus supplement.

The sponsor, the originators, the depositor and certain of its affiliates may agree to indemnify the underwriters and agents who participate in the distribution of the notes against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwritten may be required to make.

Funds in cash collateral accounts and the trust accounts may, from time to time, be invested in certain investments acquired from the underwriters.

If and to the extent required by applicable law or regulation, this prospectus and your prospectus supplement will also be used by the underwriters after the completion of the offering for market-making transactions in the notes.  Sales will be made at negotiated prices determined at the time of sales.

If and to the extent required by applicable law or regulation, this prospectus and the prospectus supplement will also be used by the underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the notes in which the underwriter acts as principal. The underwriter may also act as agent in these transactions. Sales will be made at negotiated prices determined at the time of sale.

Legal Matters

McKee Nelson LLP or other counsel specified in your prospectus supplement, will provide a legal opinion relating to the notes in its capacity as special counsel to the sponsor and the underwriters.  Other legal matters for underwriters will be passed upon by counsel to underwriters.

Where You Can Find More Information

Federal securities law requires the filing of certain information with the Securities and Exchange Commission, including annual, quarterly and special reports, proxy statements and other information.  You can read and copy these documents at the public reference facility maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C.  20549.  You can also read and copy the reports, proxy statements and other information at the following regional offices of the Securities and Exchange Commission:

New York Regional Office 233 Broadway New York, NY 10279	Chicago Regional Office Citicorp Center 500 West Madison Street Suite 1400 Chicago, Illinois 60661-2511

Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information about the public reference rooms or visit the Securities and Exchange Commission’s web site at http://www.sec.gov to access available filings.

The Securities and Exchange Commission allows offerors of securities to incorporate by reference some of the information they file with it.  This means that offerors can disclose important information to you by referring you to those documents.  The information that the sponsor incorporates by reference is considered to be part of this prospectus, and later information that the sponsor files with the Securities and Exchange Commission will automatically update and supersede this information.

All documents filed by the servicer, on behalf of a respective owner trust, under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and prior to the termination of the offering of the notes will be incorporated by reference into this prospectus.

If you are a beneficial owner of the notes to whom a prospectus has been delivered, the sponsor will, on request, send you a copy of the information that has been incorporated by reference in this prospectus.  The sponsor will provide this information at no cost to you.  Please address requests to: ACE Securities Corp., 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211, Telephone No. (704) 365-0569.

Index of Terms

Collection Account

35

Distribution Account

35

DTC

36

ERISA

64

excluded residual investment

24

guaranteed residual investment

24

Material modification

32

PTCE

65

Qualified institution

35

true lease

9

Trust Account

35

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The estimated expenses expected to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as follows:

SEC Registration Fee	$ 117.70
Trustee’s Fees and Expenses (including counsel fees)	90,000
Printing and Engraving Costs	250,000
Rating Agency Fees	400,000
Legal Fees and Expenses	350,000
Blue Sky Fees and Expenses	60,000
Accounting Fees and Expenses	200,000
Miscellaneous	40,000
Total	$ 1,390,117.70

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are made, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

The By-laws of the Registrant provide for indemnification of officers and directors to the full extent permitted by the Delaware General Corporation Law.

The transaction documents for each series of Securities will provide either that the Registrant and the partners, directors, officers, employees and agents of the Registrant, or that the Servicer or Master Servicer and the partners, directors, officers, employees and agents of the Servicer or Master Servicer, will be entitled to indemnification by the applicable Trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the transaction documents, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties thereunder or by reason of reckless disregard of his or its obligations and duties thereunder.

The Underwriting Agreement for each series of Securities will generally provide that each underwriter will indemnify the Registrant, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Registrant within the meaning of either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, against claims, damages, or liability, to which the Registrant may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of material fact furnished by the underwriter for the preparation of a prospectus, or included in any computational materials, term sheets or similar documents delivered to prospective investors by the underwriter (other than any such untrue statement that is based on materials previously provided to the underwriter by the Registrant).

Item 16. Exhibits.

1.1

Form of Underwriting Agreement.†

3.1.1

Certificate of Incorporation of ACE Securities Corp. **

3.1.2

By-Laws of ACE Securities Corp. **

4.1.1

Form of Indenture (Owner Trust, Auto Receivables, Boat Receivables and Auto/Boat

Receivables).*

4.1.2

Form of Indenture between the Trust and the Indenture Trustee (Owner Trust,

Equipment Securities).*

4.2.1

Form of Pooling and Servicing Agreement (Mortgage).†

4.2.2

Form of Pooling and Servicing Agreement (Equipment).*

4.3.1

Form of Trust Agreement (Owner Trust, Auto Receivables, Boat Receivables and Auto/Boat Receivables).*

4.3.2

Form of Trust Agreement among the Depositor, the Seller and the Trustee (Owner

Trust, Equipment Securities).*

5.1.1

Opinion of McKee Nelson LLP as to securities offered. ††

5.1.2

Opinion of Thacher Proffitt & Wood LLP as to securities offered. ††

8.1.1

Opinion of McKee Nelson LLP with respect to tax matters. ††

8.1.2

Opinion of Thacher Proffitt & Wood LLP with respect to tax matters (included in Exhibit 5.1.2).

10.1.1

Form of Loan Contribution Agreement (Auto Receivables, Boat Receivables and Auto/Boat Receivables).*

10.1.2

Form of Sale and Servicing Agreement (Owner Trust, Auto Receivables, Boat

Receivables and Auto/Boat Receivables).*

23.1.1

Consent of McKee Nelson LLP (included in Exhibits 5.1.1 and 8.1.1).

23.1.2

Consent of Thacher Proffitt & Wood LLP (included in Exhibits 5.1.2 and 8.1.2)

24.1

Powers of Attorney of directors and officers of ACE Securities Corp. (included in the signature pages to this Registration Statement).

25.1

Statement of Eligibility and Qualification of Indenture Trustee.***

________________________

†

Incorporated herein by reference to the Registrant’s Registration Statement on Form S-3 (Reg. No. 333-56213).

††

To be filed by amendment.

*

Incorporated herein by reference to the Registrant’s Registration Statement on Form S-3 (Reg. No. 333-45458).

**

Incorporated herein by reference to the Registrant’s Registration Statement on Form S-3 (Reg. No. 333-100164).

***

To be filed following the effectiveness of the Registration Statement.

Item 17. Undertakings

A.  Undertaking in respect of Rule 415 offering.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement;

provided further, however, that that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  Undertaking in respect of filings incorporating subsequent Exchange Act documents by reference.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreements Notes and Certificates in the denominations and registered in the names as required by the Underwriter to permit prompt delivery to each purchaser.

C.  Undertaking in respect of indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

D.  Undertakings for registration statement permitted by Rule 430A.

The undersigned Registrant hereby undertakes that:

(1)  For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

(2)  For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

E.  Undertaking in respect of qualification of Indentures under the Trust Indenture Act of 1939.

The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

F.  Undertaking in respect of filings regarding asset-backed securities incorporating by reference subsequent Exchange Act documents by third parties.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

G.  Undertaking in respect of filings regarding asset-backed securities that provide certain information through an Internet web site.

The Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement.  In addition, the Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this Registration Statement if a subsequent update or change is made to the information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Charlotte, North Carolina on the 24th day of June 2005.

ACE SECURITIES CORP.

By: /s/ Douglas K. Johnson

Name:  Douglas K. Johnson

Title:  President

POWER OF ATTORNEY

KNOW ALL PERSON BY THESE PRESENTS, that each of the undersigned does hereby constitute and appoint Douglas K. Johnson, Evelyn Echevarria and Juliana C. Johnson or any of them (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and on his or her behalf to sign, execute and file this Registration Statement and any and all amendments (including, without limitation, post-effective amendments and any amendments increasing the amount of securities for which registration is being sought) to this Registration Statement, with all exhibits and any and all documents to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or each of them, or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Douglas K. Johnson Douglas K. Johnson	President and Director (Principal Executive Officer)	June 24, 2005
/s/ Evelyn Echevarria Evelyn Echevarria	Director and Secretary	June 24, 2005
/s/ Juliana C. Johnson___________ Juliana C. Johnson	Treasurer and Director (Principal Financial and Accounting Officer)	June 24, 2005

EXHIBIT INDEX

1.1

Form of Underwriting Agreement.†

3.1.1

Certificate of Incorporation of ACE Securities Corp. **

3.1.2

By-Laws of ACE Securities Corp. **

4.1.1

Form of Indenture (Owner Trust, Auto Receivables, Boat Receivables and Auto/Boat

Receivables).*

4.1.2

Form of Indenture between the Trust and the Indenture Trustee (Owner Trust,

Equipment Securities).*

4.2.1

Form of Pooling and Servicing Agreement (Mortgage).†

4.2.2

Form of Pooling and Servicing Agreement (Equipment).*

4.3.1

Form of Trust Agreement (Owner Trust, Auto Receivables, Boat Receivables and Auto/Boat Receivables).*

4.3.2

Form of Trust Agreement among the Depositor, the Seller and the Trustee (Owner Trust, Equipment Securities).*

5.1.1

Opinion of McKee Nelson LLP as to securities offered. ††

5.1.2

Opinion of Thacher Proffitt & Wood LLP as to securities offered. ††

8.1.1

Opinion of McKee Nelson LLP with respect to tax matters. ††

8.1.2

Opinion of Thacher Proffitt & Wood LLP with respect to tax matters (included in Exhibit 5.1.2).

10.1.1

Form of Loan Contribution Agreement (Auto Receivables, Boat Receivables and Auto/Boat Receivables).*

10.1.2

Form of Sale and Servicing Agreement (Owner Trust, Auto Receivables, Boat

Receivables and Auto/Boat Receivables).*

23.1.1

Consent of McKee Nelson LLP (included in Exhibits 5.1.1 and 8.1.1).

23.1.2

Consent of Thacher Proffitt & Wood LLP (included in Exhibits 5.1.2 and 8.1.2)

24.1

Powers of Attorney of directors and officers of ACE Securities Corp. (included in the signature pages to this Registration Statement).

25.1

Statement of Eligibility and Qualification of Indenture Trustee.***

________________________

†

Incorporated herein by reference to the Registrant’s Registration Statement on Form S-3 (Reg. No. 333-56213).

††

To be filed by amendment.

*

Incorporated herein by reference to the Registrant’s Registration Statement on Form S-3 (Reg. No. 333-45458).

**

Incorporated herein by reference to the Registrant’s Registration Statement on Form S-3 (Reg. No. 333-100164).

***

To be filed following the effectiveness of the Registration Statement.